UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Crescent Acquisition Corp

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies: Class A common stock, $0.0001 par value per share
	(2)	Aggregate number of securities to which transaction applies: 56,952,604
(3)

Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

$10.24 (based on the average of the high and low prices for shares of Class A common stock as reported by the Nasdaq Stock Market on July 14, 2020)

	(4)	Proposed maximum aggregate value of transaction: $742,460,835.69(1)
	(5)	Total fee paid: $96,371.42(2)

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

(1)	Includes cash consideration and stock consideration.
(2)	The amount is the product of $742,460,835.69 multiplied by the SEC’s filing fee of $129.80 per $1,000,000.

CRESCENT ACQUISITION CORP

11100 Santa Monica Blvd., Suite 2000

Los Angeles, CA 90025

Dear Crescent Acquisition Corp Stockholder:

We cordially invite you to attend a special meeting in lieu of the 2020 annual meeting of the stockholders of Crescent Acquisition Corp, a Delaware corporation (“we,” “us,” “our” or the “Company”), which will be held on                at                Pacific Time virtually via the Internet (the “Special Meeting”). You can participate in the meeting, vote and submit questions via live webcast by visiting www.virtualshareholdermeeting.com/CRSA2020 and entering the voter control number included on your proxy card. The meeting is being held virtually via the Internet and you will not be able to attend the meeting in person.

On June 24, 2020, the Company, Function Acquisition I Corp, a Delaware corporation and a direct, wholly owned subsidiary of the Company (“First Merger Sub”), Function Acquisition II LLC, a Delaware limited liability company and a direct, wholly owned subsidiary of the Company (“Second Merger Sub”), F45 Training Holdings Inc., a Delaware corporation (“F45”), and Shareholder Representative Services LLC, a Colorado limited liability company, solely in its capacity as the representative, agent and attorney-in-fact of the stockholders of F45 (in such capacity, the “Stockholder Representative”), entered into an Agreement and Plan of Merger (as it may be amended from time to time, the “Merger Agreement”), a copy of which is attached to the accompanying proxy statement as Annex A. The Merger Agreement provides for, among other things, (i) the merger of First Merger Sub with and into F45, with F45 continuing as the surviving corporation (the “Surviving Corporation”) and becoming a direct, wholly owned subsidiary of the Company as a consequence (the “First Merger”) and (ii) immediately following the First Merger and as part of the same overall transaction as the First Merger, the merger of the Surviving Corporation with and into Second Merger Sub with Second Merger Sub continuing as the surviving entity, which will be renamed such name as F45 shall designate no later than five business days prior to the closing of the transaction (the “Second Merger” and, together with the First Merger, the “Mergers” and, together with the other transactions contemplated by the Merger Agreement, the “Business Combination”), in each case, in accordance with the terms and subject to the conditions of the Merger Agreement as more fully described in the accompanying proxy statement. Following the closing of the Business Combination, the Company will own, directly or indirectly, all the stock of F45 and its direct and indirect subsidiaries and holders of F45 stock and restricted stock units as of immediately prior to the effective time of the First Merger (the “F45 Stockholders”) will hold a portion of the Company’s stock.

You are being asked to vote on the Business Combination between us and F45. At the Special Meeting, our stockholders will be asked to consider and vote upon a proposal (the “Business Combination Proposal” or “Proposal No. 1”) to approve and adopt the Merger Agreement and approve the Business Combination.

In accordance with and subject to the terms of the Merger Agreement and customary adjustments set forth therein, the base aggregate merger consideration to be paid in connection with the Business Combination is $795 million, which amount will be: (i) increased by the amount of cash and cash equivalents held by F45 and its direct and indirect subsidiaries as of 12:01 a.m., Eastern Time, on the date of the closing of the Business Combination; (ii) decreased by the amount of F45’s outstanding indebtedness as of 12:01 a.m., Eastern Time, on the date of the closing of the Business Combination; (iii) decreased by the aggregate amount of up to $15,000,000 in transaction expenses incurred by the Company prior to the closing of the Business Combination; (iv) decreased by the aggregate amount of certain transaction expenses incurred by F45 and its direct or indirect subsidiaries, to the extent incurred but not paid by F45 prior to the closing of the Business Combination, which amount shall also include transaction-related bonuses and other amounts payable in connection with or anticipation of the consummation of the Business Combination but shall not include expenses incurred by F45 in connection with F45’s prior exploration of an initial public offering; (v) increased by the amount of interest accrued on deposits in the trust account (the “Trust Account”) established at the consummation of our initial public offering (our “IPO”), after giving effect to taxes paid or payable and any redemptions that may be elected by any of our public stockholders for their pro rata share of the aggregate amount of funds in the Trust Account as of two business days prior to the closing of the Business Combination (which instructions to redeem such public shares are further discussed in the accompanying proxy statement); (vi) decreased by the $2,000,000 to be placed into an escrow account at the closing of the Business Combination, to be drawn upon by the Company in case of any downward purchase price adjustment and otherwise released to the F45 Stockholders as merger consideration (the “Adjustment Escrow Account”); and (vii) decreased by $100,000 to be deposited at the closing of the Business Combination with the Stockholder Representative to pay for third party expenses of the Stockholder Representative and to otherwise be released to the F45 Stockholders as merger consideration (the “Stockholder Representative Expense Holdback Amount”).

The consideration to be paid to the F45 Stockholders will be a combination of cash and stock (including earn-out shares). The amount of cash consideration payable to F45 Stockholders is a minimum of $159,266,170.73 and a maximum of $201,900,000, excluding, in each case, the $2,000,000 that will be placed into the Adjustment Escrow Account and the Stockholder Representative Expense Holdback Amount. The exact amount of cash consideration payable to the F45 Stockholders is to be determined as follows: (a) $159,266,170.73; plus (b) an amount no less than $0 and no greater than $42,633,829.27 to be calculated as follows: (i) the aggregate amount of cash contained in the Trust Account immediately prior to the closing of the Business Combination after making payments in connection with redemptions that may be elected by our public stockholders; plus (ii) all cash and cash equivalents held by the Company outside of the Trust Account immediately prior to the closing of the Business Combination; less (iii) $2,000,000 to be placed into the Adjustment Escrow Account; less (iv) the Stockholder Representative Expense Holdback Amount; plus (v) $50,000,000 of Company proceeds pursuant to the Amended and Restated Forward Purchase Agreement, dated as of June 24, 2020 (the “Amended and Restated Forward Purchase Agreement”), by and between the Company and Crescent Capital Group LP, a Delaware limited partnership (“Crescent”) and an affiliate of the Company’s sponsor, CFI Sponsor LLC, a Delaware limited liability company (our “Sponsor”), pursuant to which Crescent has committed to purchase, subject to the terms and conditions set forth in the Amended and Restated Forward Purchase Agreement, including a lock-up period that restricts the transfer of securities issued pursuant to the Amended and Restated Forward Purchase Agreement, an aggregate of 5,000,000 shares of Class A common stock of the Company, par value $0.0001 per share (“Class A Stock”), plus 1,666,666 2⁄3 redeemable warrants of the Company (“Warrants”), each whole Warrant entitling the holder thereof to purchase one share of Class A Stock at an exercise price of $11.50 per share (subject to adjustment for stock splits, stock dividends, reorganizations, recapitalizations and the like and for certain issuances of equity or equity-linked securities), for an aggregate purchase price of $50,000,000 in cash in a private placement that will close immediately prior to the Business Combination (which such commitment Crescent may assign, in whole or in part, to certain transferees including, but not limited to, its current or prospective limited partners); plus (vi) any additional Company proceeds pursuant to the right but not the obligation of Crescent, either alone or with our Sponsor, to purchase additional shares of Class A Stock immediately prior to the closing of the Business Combination at a purchase price of $10.00 per share, subject to reasonably acceptable terms to be provided in a separate agreement, to the extent the sum of (i) through (v) is less than $225,000,000 (we refer to the sum of (i) through this (vi) as our “total cash proceeds”); less (vii) $159,266,170.73; less (viii) certain transaction expenses of the Company (to the extent incurred prior to the closing of the Business Combination) and F45 (to the extent incurred and not paid prior to the closing of the Business Combination) (such expenses collectively, the “Aggregate Transaction Expenses”); and less (ix) cash to be retained by the Company in the amount of $100,000,000 less the Aggregate Transaction Expenses.

The remainder of the consideration paid to the F45 Stockholders will be stock consideration, consisting of at least approximately 53 million newly-issued shares of Class A Stock, which shares will be valued at $10.00 per share for purposes of determining the aggregate number of shares payable to the F45 Stockholders for their ownership interests in F45. The number of shares of Class A Stock to be issued to the F45 Stockholders as consideration is subject to adjustment, depending on, among other things, the level of redemptions of shares of our Class A Stock by our public stockholders or in certain cases to preserve the intended tax-free treatment of the Business Combination. To the extent the stock consideration is increased, there will be a corresponding reduction to the cash consideration paid to the F45 Stockholders. Following the closing of the Business Combination, each of the F45 Stockholders may receive cash consideration or, in some cases, share consideration as a result of any adjustment of the purchase price.

The F45 Stockholders will also receive at the closing of the Business Combination, as additional consideration, earn-out shares in the form of 5,000,000 shares of Class B common stock of the Company (“Class B Stock”), consisting of shares of Class B-1 common stock of the Company, par value $0.0001 per share, and shares of Class B-2 common stock of the Company, par value $0.0001 per share, and 5,000,000 shares of Class C common stock of the Company (“Class C Stock”), consisting of shares of Class C-1 common stock of the Company, par value $0.0001 per share, and shares of Class C-2 common stock of the Company, par value $0.0001 per share, such shares of Class B Stock and Class C Stock to become convertible initially on a one-for-one basis into shares of Class A Stock if the price of Class A Stock trading on the Nasdaq Stock Market (“Nasdaq”) or another national securities exchange exceeds certain thresholds during the five-year period following the closing of the Business Combination. Such conversion is subject to adjustment in the event that any individual holder of Class B Stock or Class C Stock sells shares of Class A Stock in the first year following the Business Combination. In such event, the aggregate number of shares of Class A Stock issuable upon conversion of the Class B Stock or the Class C Stock, as applicable, will be reallocated on a pro forma basis based on the holders’ Class A Stock ownership on the earlier of the conversion date and the first anniversary of the closing of the Business Combination. Such conversion is also subject to acceleration in connection with a change of control transaction where the price threshold would otherwise be met. Following such five-year period, any shares of Class B Stock and Class C Stock that have not become convertible will be deemed cancelled and retired.

The Class F common stock of the Company, par value $0.0001 per share (our “Class F Stock” and, together with the Class A Stock and, in the post-Business Combination Company, the Class B Stock and Class C Stock, our “Common Stock”), will automatically convert into shares of Class A Stock on a one-for-one basis at the closing of the Business Combination and will continue to be subject to the transfer restrictions applicable to the Class F Stock. As an incentive for F45 to enter into the Merger Agreement, our Sponsor has agreed that 1,250,000 shares of Class A Stock held by it immediately following the closing of the Business Combination (and following the automatic conversion of such shares upon the closing of the Business Combination from shares of Class F Stock into shares of Class A Stock) will be subject to an additional lock-up period with the release of restrictions on transfer occurring only if the price of Class A Stock trading on Nasdaq or another national securities exchange exceeds the same thresholds necessary for the conversion of the Class B Stock and Class C Stock into Class A Stock during the five-year period following the closing of the Business Combination. The shares held by our Sponsor that are subject to these additional restrictions but not released during the five-year lock-up period will be forfeited.

As described further in the accompanying proxy statement, certain agreements in connection with the Business Combination have been or will be entered into on or prior to the date the Business Combination is consummated. Such agreements include the Sponsor Support Agreement, the Amended and Restated Forward Purchase Agreement, the Amended and Restated Registration Rights Agreement, the Escrow Agreement, a stockholders agreement and certain stockholder support agreements. For additional information, please see “Proposal No. 1—Approval of the Business Combination—Related Agreements” in the accompanying proxy statement.

In addition to voting on the Business Combination, at the Special Meeting, Company stockholders will be asked to consider and vote upon: (i) a proposal to approve, for purposes of complying with applicable Nasdaq Listing Rules, the issuance of more than 20% of the Company’s issued and outstanding common stock pursuant to the Business Combination (the “Nasdaq Proposal” or “Proposal No. 2”); (ii) five separate proposals relating to adopting the Second Amended and Restated Certificate of Incorporation (collectively, the “Charter Proposals” or “Proposal No. 3”); (iii) a proposal to elect eleven directors to serve staggered terms on our Board of Directors (our “Board”) until the 2021, 2022 and 2023 annual meetings of the stockholders, as applicable, and until their respective successors are duly elected and qualified (the “Director Election Proposal” or “Proposal No. 4”); (iv) a proposal to approve the F45 2020 Equity Incentive Plan (the “Incentive Plan”), including the authorization of the initial share reserve under the Incentive Plan (the “Incentive Plan Proposal” or “Proposal No. 5”); and (v) a proposal to adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal, the Nasdaq Proposal, the Charter Proposals, the Director Election Proposal or the Incentive Plan Proposal (the “Adjournment Proposal” or “Proposal No. 6”). Each of the Business

Combination Proposal, the Nasdaq Proposal, the Charter Proposals, the Director Election Proposal and the Incentive Plan Proposal is cross-conditioned on the approval of each other.

Each of these proposals is more fully described in the accompanying proxy statement, which each of our stockholders is encouraged to read carefully and in its entirety.

Our publicly traded Class A Stock, units and warrants are currently listed on Nasdaq under the symbols “CRSA,” “CRSAU” and “CRSAW,” respectively. We intend to apply to continue the listing of our publicly traded Class A Stock, units and warrants on Nasdaq under the symbols “                ,” “                ” and “                ,” respectively, upon the closing of the Business Combination.

Pursuant to our amended and restated certificate of incorporation, we are providing our public stockholders with the opportunity to redeem, upon the closing of the Business Combination, shares of our Class A Stock then held by them for cash equal to their pro rata share of the aggregate amount on deposit (as of two business days prior to the closing of the Business Combination) in our Trust Account that holds the proceeds (including interest not previously released to the Company to pay its franchise and income taxes) of our IPO. The per-share amount we will distribute to investors who properly redeem their shares will not be reduced by the deferred underwriting commission totaling $8,750,000 that we will pay to the underwriters of our IPO or transaction expenses incurred in connection with the Business Combination. For illustrative purposes, based on the fair value of investment securities held in our Trust Account of approximately $253,760,110.55 as of July 15, 2020, the estimated per share redemption price would have been approximately $10.15. Public stockholders may elect to redeem their shares even if they vote in favor of the Business Combination. A public stockholder, together with any of his, her or its affiliates or any other person with whom it is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended), will be restricted from redeeming in the aggregate his, her or its shares or, if part of such a group, the group’s shares, in excess of 15% of the shares of Class A Stock included in the units sold in our IPO. We refer to this as the “15% threshold.” We have no specified maximum redemption threshold under our amended and restated certificate of incorporation, other than the aforementioned 15% threshold. Each redemption of shares of Class A Stock by our public stockholders will reduce the amount in our Trust Account, which held investment securities with a fair value of approximately $253,760,110.55 as of July 15, 2020. The Merger Agreement provides that our obligation and F45’s obligation to consummate the Business Combination is conditioned on the Company’s total cash proceeds equaling or exceeding $225,000,000. This condition to closing in the Merger Agreement is for the sole benefit of the parties thereto and may be waived by such parties. If, as a result of redemptions of our Class A Stock by our public stockholders this condition is not met (or waived), then we or F45 may elect not to consummate the Business Combination. In addition, in no event will we redeem shares of our Class A Stock in an amount that would result in the Company’s net tangible assets equaling less than $5,000,001. Public holders of our outstanding Warrants do not have redemption rights in connection with the Business Combination. Unless otherwise specified, the information in the accompanying proxy statement assumes that none of our public stockholders exercise their redemption rights with respect to their shares of Class A Stock.

Our Sponsor, officers (other than our officer who was appointed subsequent to our IPO, who does not own any shares of our Common Stock) and directors (including our independent directors) have agreed to waive their redemption rights with respect to any shares of our Common Stock they may hold in connection with the consummation of the Business Combination and to vote any shares of Common Stock owned by them in favor of the Business Combination. Our Sponsor, officers (other than our officer who was appointed subsequent to our IPO, who does not own any shares of our Common Stock) and directors (not including our independent directors, who own a total of 75,000 shares of Class F Stock, which represent 0.24% of our issued and outstanding shares of Common Stock) have agreed to, (i) in their capacity as holders of a majority of our Class F Stock, waive the right to a conversion price adjustment with respect to all shares of our Class F Stock in connection with the consummation of the Business Combination, such authority granted to the majority holders of our Class F Stock in our amended and restated certificate of incorporation, and (ii) vote any shares of Common Stock owned by them in favor of the Business Combination and each of the proposals to be considered at the Special Meeting. Currently, our Sponsor and independent directors, in the aggregate, own approximately 20% of our issued and outstanding shares of Common Stock, including all shares of Class F Stock. Our Class F Stock will be excluded from the pro rata calculation used to determine the per-share redemption price and, along with the Class A Stock it is convertible into, is subject to transfer restrictions.

We are providing the accompanying proxy statement and accompanying proxy card to our stockholders in connection with the solicitation of proxies to be voted at the Special Meeting and at any adjournments or postponements of the Special Meeting. Information about the Special Meeting, the Business Combination and other related business to be considered by the Company’s stockholders at the Special Meeting is included in the accompanying proxy statement. Whether or not you plan to attend the Special Meeting, we urge all Company stockholders to read the accompanying proxy statement, including the Annexes and the accompanying financial statements of the Company and F45, carefully and in their entirety.

In particular, we urge you to read carefully the section entitled “Risk Factors” beginning on page 58 of the accompanying proxy statement.

After careful consideration, our Board has unanimously approved the Merger Agreement and the Business Combination, and unanimously recommends that our stockholders vote “FOR” adoption of the Merger Agreement and approval of the Business Combination, and “FOR” all other proposals presented to our stockholders in the accompanying proxy statement. When you consider the Board’s recommendation of these proposals, you should keep in mind that our directors and officers have interests in the Business Combination that may conflict with your interests as a stockholder. Please see the section entitled “Proposal No. 1—Approval of the Business Combination—Interests of Certain Persons in the Business Combination” for additional information.

Approval of the Business Combination Proposal, the Nasdaq Proposal, the Incentive Plan Proposal and the Adjournment Proposal require the affirmative vote of the holders of a majority of the shares of Common Stock that are voted at the Special Meeting (whether represented by attending the virtual meeting or by proxy). Approval of each of the Charter Proposals requires the affirmative vote of holders of a majority of our outstanding shares of Common Stock entitled to vote thereon at the Special Meeting. Directors are elected by a plurality of the votes cast in the Director Election Proposal; this means that the eleven individuals nominated for election to the Board who receive the most “FOR” votes (among the shares of our Common Stock represented virtually or by proxy and entitled to vote thereon at the Special Meeting) will be elected.

Your vote is very important. Whether or not you plan to attend the Special Meeting, please vote as soon as possible by following the instructions in the accompanying proxy statement to make sure that your shares are represented at the Special Meeting. If you hold your shares in “street name” through a bank, broker or other nominee, you will need to follow the instructions provided to you by your bank, broker or other nominee to ensure that your shares are represented and voted at the Special Meeting. Unless waived by the parties to the Merger Agreement, each of the Business Combination Proposal, the Nasdaq Proposal, the Charter Proposals, the Director Election Proposal and the Incentive Plan Proposal is cross-conditioned on the approval of each other. The Adjournment Proposal is not conditioned upon the approval of any other proposal. Each of these proposals is more fully described in the accompanying proxy statement, which each stockholder is encouraged to read carefully and in its entirety.

If you sign, date and return your proxy card without indicating how you wish to vote, your proxy will be voted “FOR” each of the proposals presented at the Special Meeting. If you fail to return your proxy card or fail to instruct your bank, broker or other nominee how to vote, and do not attend the Special Meeting virtually, the effect will be that your shares will not be counted for purposes of determining whether a quorum is present at the Special Meeting. If you are a stockholder of record and you virtually attend and vote at the Special Meeting, you may withdraw your proxy and vote at the live webcast.

TO EXERCISE YOUR REDEMPTION RIGHTS, YOU MUST DEMAND THAT THE COMPANY REDEEM YOUR SHARES FOR A PRO RATA PORTION OF THE FUNDS HELD IN THE TRUST ACCOUNT AND TENDER YOUR SHARES TO THE COMPANY’S TRANSFER AGENT AT LEAST TWO BUSINESS DAYS PRIOR TO THE SCHEDULED DATE OF THE SPECIAL MEETING. YOU MAY

TENDER YOUR SHARES BY EITHER DELIVERING YOUR SHARE CERTIFICATE TO THE TRANSFER AGENT OR BY DELIVERING YOUR SHARES ELECTRONICALLY USING DEPOSITORY TRUST COMPANY’S DWAC (DEPOSIT WITHDRAWAL AT CUSTODIAN) SYSTEM. IF THE BUSINESS COMBINATION IS NOT COMPLETED, THEN THESE SHARES WILL NOT BE REDEEMED FOR CASH. IF YOU HOLD THE SHARES IN STREET NAME, YOU WILL NEED TO INSTRUCT THE ACCOUNT EXECUTIVE AT YOUR BANK OR BROKER TO WITHDRAW THE SHARES FROM YOUR ACCOUNT IN ORDER TO EXERCISE YOUR REDEMPTION RIGHTS.

On behalf of our Board, I would like to thank you for your support of Crescent Acquisition Corp and look forward to a successful completion of the Business Combination.

Sincerely,

                , 2020

Robert D. Beyer

Executive Chairman of the Board of Directors

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATORY AGENCY HAS APPROVED OR DISAPPROVED THE TRANSACTIONS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT, PASSED UPON THE MERITS OR FAIRNESS OF THE BUSINESS COMBINATION OR RELATED TRANSACTIONS OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THE ACCOMPANYING PROXY STATEMENT. ANY REPRESENTATION TO THE CONTRARY CONSTITUTES A CRIMINAL OFFENSE.

The accompanying proxy statement is dated                , 2020 and is expected to be first mailed to Company stockholders on or about                , 2020.

NOTICE OF SPECIAL MEETING

IN LIEU OF 2020 ANNUAL MEETING OF

STOCKHOLDERS OF CRESCENT ACQUISITION CORP

TO BE HELD                , 2020

To the Stockholders of Crescent Acquisition Corp:

NOTICE IS HEREBY GIVEN that a special meeting in lieu of the 2020 annual meeting of the stockholders of Crescent Acquisition Corp, a Delaware corporation (the “Company”), will be held on                at                 Pacific time virtually via the Internet (the “Special Meeting”). You can participate in the meeting, vote and submit questions via live webcast by visiting www.virtualshareholdermeeting.com/CRSA2020 and entering the voter control number included on your proxy card. The meeting is being held virtually via the Internet and you will not be able to attend the meeting in person. You are cordially invited to attend the Special Meeting to conduct the following items of business:

1.

Business Combination Proposal—To consider and vote upon a proposal to adopt the Agreement and Plan of Merger, dated as of June 24, 2020 (as it may be amended from time to time, the “Merger Agreement”) by and among the Company, Function Acquisition I Corp, a Delaware corporation and a direct, wholly owned subsidiary of the Company (“First Merger Sub”), Function Acquisition II LLC, a Delaware limited liability company and a direct, wholly owned subsidiary of the Company (“Second Merger Sub”), F45 Training Holdings Inc., a Delaware corporation (“F45”) and Shareholder Representative Services LLC, a Colorado limited liability company, solely in its capacity as the representative, agent and attorney-in-fact of the stockholders of F45 (in such capacity, the “the Stockholder Representative”), a copy of which is attached to this proxy statement as Annex A, and approve the transactions contemplated thereby, including, among other things: (i) the merger of First Merger Sub with and into F45, with F45 continuing as the surviving corporation (the “Surviving Corporation”) and becoming a direct, wholly owned subsidiary of the Company as a consequence (the “First Merger”) and (ii) immediately following the First Merger and as part of the same overall transaction as the First Merger, the merger of the Surviving Corporation with and into Second Merger Sub with Second Merger Sub continuing as the surviving entity (the “Second Merger” and, together with the First Merger, the “Mergers” and, together with the other transactions contemplated by the Merger Agreement, the “Business Combination”) (the “Business Combination Proposal” or “Proposal No. 1”);

2.

Nasdaq Proposal—To consider and vote upon a proposal to approve, for purposes of complying with applicable Nasdaq Stock Market (“Nasdaq”) listing rules, the issuance of more than 20% of the Company’s issued and outstanding common stock in connection with the Business Combination (as defined below) (the “Nasdaq Proposal” or “Proposal No. 2”);

3.

Charter Proposals—To consider and act upon five separate proposals to adopt the Second Amended and Restated Certificate of Incorporation in the form attached hereto as Annex C (the “Charter Proposals” or “Proposal No. 3”);

4.

Director Election Proposal—To consider and vote upon a proposal to elect eleven directors to serve staggered terms on our Board until the 2021, 2022 and 2023 annual meetings of stockholders, as applicable, and until their respective successors are duly elected and qualified (the “Director Election Proposal” or “Proposal No. 4”);

5.

Incentive Plan Proposal—To consider and vote upon a proposal to approve the Incentive Plan, including the authorization of the initial share reserve under the Incentive Plan (the “Incentive Plan Proposal” or “Proposal No. 5”); and

6.

Adjournment Proposal—To consider and vote upon a proposal to approve the adjournment of the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of one or more of the other proposals at the Special Meeting. This proposal will only be presented at the Special Meeting if there are not sufficient votes to approve one or more of the other proposals (the “Adjournment Proposal” or “Proposal No. 6”).

The above matters are more fully described in this proxy statement, which also includes, as Annex A, a copy of the Merger Agreement. We urge you to read carefully this proxy statement in its entirety, including the Annexes and accompanying financial statements of the Company and F45.

The record date for the Special Meeting is                , 2020. Only stockholders of record at the close of business on that date may vote at the Special Meeting or any adjournment thereof. A complete list of our stockholders of record entitled to vote at the Special Meeting will be available for ten days before the Special Meeting at our principal executive offices for inspection by stockholders during ordinary business hours for any purpose germane to the Special Meeting.

Pursuant to our amended and restated certificate of incorporation, we are providing our public stockholders with the opportunity to redeem, upon the closing of the Business Combination, shares of our Class A common stock, par value $0.0001 per share (our “Class A Stock”) then held by them for cash equal to their pro rata share of the aggregate amount on deposit (as of two business days prior to the closing of the Business Combination) in our trust account (the “Trust Account”) that holds the proceeds (including interest not previously released to the Company to pay its franchise and income taxes) of our initial public offering (our “IPO”). The per-share amount we will distribute to investors who properly redeem their shares will not be reduced by the deferred underwriting commission totaling $8,750,000 that we will pay to the underwriters of our IPO or transaction expenses incurred in connection with the Business Combination. For illustrative purposes, based on the fair value of investment securities held in our Trust Account of approximately $253,760,110.55 as of July 15, 2020, the estimated per share redemption price would have been approximately $10.15. Public stockholders may elect to redeem their shares even if they vote for the Business Combination. A public stockholder, together with any of his, her or its affiliates or any other person with whom it is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended), will be restricted from redeeming in the aggregate his, her or its shares or, if part of such a group, the group’s shares, in excess of 15% of the shares of Class A Stock included in the units sold in our IPO. We refer to this as the “15% threshold.” We have no specified maximum redemption threshold under our amended and restated certificate of incorporation, other than the aforementioned 15% threshold. Each redemption of shares of Class A Stock by our public stockholders will reduce the amount in our Trust Account, which held investment securities with a fair value of approximately $253,760,110.55 as of July 15, 2020. The Merger Agreement provides that our obligation and F45’s obligation to consummate the Business Combination is conditioned on the Company’s total cash proceeds (which we describe how to calculate in the accompanying proxy statement) equaling or exceeding $225,000,000. This condition to closing in the Merger Agreement is for the sole benefit of the parties thereto and may be waived by such parties. If, as a result of redemptions of our Class A Stock by our public stockholders this condition is not met (or waived), then we or F45 may elect not to consummate the Business Combination. In addition, in no event will we redeem shares of our Class A Stock in an amount that would result in the Company’s net tangible assets equaling less than $5,000,001. Public holders of our outstanding Warrants do not have redemption rights in connection with the Business Combination. Unless otherwise specified, the information in the accompanying proxy statement assumes that none of our public stockholders exercise their redemption rights with respect to their shares of Class A Stock.

Our sponsor, CFI Sponsor LLC, a Delaware limited liability company (our “Sponsor”), officers (other than our officer who was appointed subsequent to our IPO, who does not own any shares of our common stock) and directors (including our independent directors) have agreed to waive their redemption rights with respect to any shares of our common stock they may hold in connection with the consummation of the Business Combination and to vote any shares of common stock owned by them in favor of the Business Combination. Our Sponsor, officers (other than our officer who was appointed subsequent to our IPO, who does not own any shares of our common stock) and directors (not including our independent directors, who own a total of 75,000 shares of Class F common stock, par value $0.0001 per share (our “Class F Stock”), which represent 0.24% of our issued and outstanding shares of Common Stock) have agreed to, (i) in their capacity as holders of a majority of our Class F Stock, waive the right to a conversion price adjustment with respect to all shares of our Class F Stock in connection with the consummation of the Business Combination, such authority granted to the majority holders of our Class F Stock in our amended and restated certificate of incorporation, and (ii) vote any shares of common stock owned by them in favor of the Business Combination and each of the proposals to be considered at the

Special Meeting. Currently, our Sponsor and independent directors, in the aggregate, own approximately 20% of our issued and outstanding shares of common stock, including all shares of Class F Stock. Our Class F Stock will be excluded from the pro rata calculation used to determine the per-share redemption price and, along with the Class A Stock it is convertible into, is subject to transfer restrictions.

Each of the Business Combination Proposal, the Nasdaq Proposal, the Charter Proposals, the Director Election Proposal and the Incentive Plan Proposal is cross-conditioned on the approval of each other. The Adjournment Proposal is not conditioned upon the approval of any other proposal. Each of these proposals is more fully described in the proxy statement, which each stockholder is encouraged to read carefully and in its entirety.

Approval of the Business Combination Proposal, the Nasdaq Proposal, the Incentive Plan Proposal and the Adjournment Proposal require the affirmative vote of the holders of a majority of the shares of Common Stock that are voted at the Special Meeting (whether represented by attending the virtual meeting or by proxy). Approval of each of the Charter Proposals requires the affirmative vote of holders of a majority of our outstanding shares of common stock entitled to vote thereon at the Special Meeting. Directors are elected by a plurality of the votes cast in the Director Election Proposal; this means that the eleven individuals nominated for election to the Board who receive the most “FOR” votes (among the shares of our common stock represented virtually or by proxy and entitled to vote thereon at the Special Meeting) will be elected. The Board unanimously recommends that you vote “FOR” each of these proposals.

Your vote is very important. Whether or not you plan to attend the Special Meeting, please vote as soon as possible by following the instructions in this proxy statement to make sure that your shares are represented at the Special Meeting. If you hold your shares in “street name” through a broker, bank or other nominee, you will need to follow the instructions provided to you by your broker, bank or other nominee to ensure that your shares are represented and voted at the Special Meeting. Each of the proposals is more fully described in this proxy statement, which each stockholder is encouraged to read carefully and in its entirety.

If you sign and return your proxy card without indicating how you wish to vote, your proxy will be voted “FOR” each of the proposals presented at the Special Meeting. If you fail to return your proxy card or fail to instruct your broker, bank or other nominee how to vote, and do not attend the Special Meeting, the effect will be, among other things, that your shares will not be counted for purposes of determining whether a quorum is present at the Special Meeting and will not be voted. An abstention will be counted towards the quorum requirement for each of the proposals presented at the Special Meeting but a broker non-vote will not. In connection with (i) the Business Combination Proposal, the Incentive Plan Proposal, the Director Election Proposal and the Adjournment Proposal, abstentions and broker non-votes will have no effect, (ii) the Nasdaq Proposal, abstentions will be counted as a vote cast at the Special Meeting and will have the same effect as a vote “AGAINST” the proposal but broker non-votes will have no effect and (iii) the Charter Proposal, abstentions and broker non-votes will have the same effect as voting “AGAINST” the proposal. If you are a stockholder of record and you virtually attend and vote at the Special Meeting, you may withdraw your proxy at the live webcast.

Your attention is directed to the remainder of this proxy statement following this notice (including the Annexes and other documents referred to herein) for a more complete description of the proposed Business Combination and each of the proposals to be considered at the Special Meeting. You are encouraged to read this proxy statement carefully and in its entirety, including the Annexes and other documents referred to herein. If you have any questions or need assistance voting your shares, please contact Morrow Sodali LLC, our proxy solicitor, by calling (800) 662-5200 (banks and brokers can call collect at (203) 658-9400) or by emailing CRSA.info@investor.morrowsodali.com.

By Order of the Board of Directors

Robert D. Beyer Executive Chairman of the Board of Directors
Los Angeles, California , 2020

FREQUENTLY USED TERMS	1

MARKET, RANKING AND OTHER INDUSTRY DATA	6

TRADEMARKS, SERVICE MARKS AND TRADE NAMES	7

NON GAAP FINANCIAL MEASURES	8

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	10

SUMMARY TERM SHEET	12

QUESTIONS AND ANSWERS ABOUT THE PROPOSALS FOR STOCKHOLDERS	21

SUMMARY OF THE PROXY STATEMENT	39

RISK FACTORS	58

SELECTED HISTORICAL FINANCIAL INFORMATION OF THE COMPANY	111

SELECTED HISTORICAL CONSOLIDATED FINANCIAL AND OTHER DATA OF F45	113

SELECTED UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION	117

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION	119

COMPARATIVE SHARE INFORMATION	131

SPECIAL MEETING OF COMPANY STOCKHOLDERS	134

PROPOSAL NO. 1—APPROVAL OF THE BUSINESS COMBINATION	142

PROPOSAL NO. 2—APPROVAL OF THE ISSUANCE OF MORE THAN 20% OF THE COMPANY’S ISSUED AND OUTSTANDING COMMON STOCK IN CONNECTION WITH THE BUSINESS COMBINATION	185

PROPOSAL NO. 3—APPROVAL OF THE SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION	187

PROPOSAL NO. 4—ELECTION OF DIRECTORS TO THE BOARD OF DIRECTORS	191

PROPOSAL NO. 5—APPROVAL OF THE INCENTIVE PLAN, INCLUDING THE AUTHORIZATION OF THE INITIAL SHARE RESERVE UNDER THE INCENTIVE PLAN	192

PROPOSAL NO. 6—THE ADJOURNMENT PROPOSAL	199

INFORMATION ABOUT THE COMPANY	200

THE COMPANY’S MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	214

INFORMATION ABOUT F45	219

F45 MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	239

MANAGEMENT AFTER THE BUSINESS COMBINATION	265

EXECUTIVE COMPENSATION	272

DESCRIPTION OF SECURITIES	278

BENEFICIAL OWNERSHIP OF SECURITIES	292

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	301

MARKET PRICE INFORMATION	310

INDEPENDENT REGISTERED ACCOUNTING FIRM	311

APPRAISAL RIGHTS	311

i

DELIVERY OF DOCUMENTS TO STOCKHOLDERS	311

TRANSFER AGENT AND REGISTRAR	311

SUBMISSION OF STOCKHOLDER PROPOSALS	311

FUTURE STOCKHOLDER PROPOSALS	311

WHERE YOU CAN FIND MORE INFORMATION	312

ANNEXES

Annex A—Merger Agreement
Annex B—Sponsor Support Agreement
Annex C—Form of Amended and Restated Charter
Annex D—Form of Amended and Restated Bylaws
Annex E—Amended and Restated Forward Purchase Agreement
Annex F—Form of Amended and Restated Registration Rights Agreement
Annex G—Form of 2020 Equity Incentive Plan

ii

FREQUENTLY USED TERMS

Unless otherwise stated or unless the context otherwise requires, in this proxy statement:

“ABL” means Arnold Bloch Leibler, Australian counsel to the Company.

“Adjustment Escrow Account” means an escrow account in which $2,000,000 of Company proceeds will be placed at the closing of the Business Combination, to be drawn upon by the Company in case of any downward purchase price adjustment and otherwise released to the F45 Stockholders as merger consideration.

“Aggregate Transaction Expenses” means certain transaction expenses of the Company (to the extent incurred prior to the closing of the Business Combination) and F45 (to the extent incurred and not paid prior to the closing of the Business Combination).

“Amended and Restated Bylaws” means the Amended and Restated Bylaws, a form of which is attached hereto as Annex D, which will become the post-Business Combination Company’s bylaws upon the consummation of the Business Combination.

“Amended and Restated Forward Purchase Agreement” means the Amended and Restated Forward Purchase Agreement, dated as of June 24, 2020, by and between the Company and Crescent, pursuant to which Crescent has committed to purchase, subject to the terms and conditions set forth in the Amended and Restated Forward Purchase Agreement, including a lock-up period that restricts the transfer of securities issued pursuant to the Amended and Restated Forward Purchase Agreement, an aggregate of 5,000,000 shares of Class A Stock plus 1,666,666 2⁄3 Warrants for an aggregate purchase price of $50,000,000 in cash in a private placement that will close immediately prior to the Business Combination, which such commitment Crescent may assign, in whole or in part, to certain transferees, including, but not limited to, its current or prospective limited partners.

“Amended and Restated Registration Rights Agreement” means the Amended and Restated Registration Rights Agreement to be entered into at the closing of the Business Combination by the Company, our Sponsor, Crescent and the F45 Stockholders, the form of which is attached to this proxy statement as Annex F.

“Board” or “Board of Directors” means the board of directors of the Company.

“Business Combination” means the transactions contemplated by the Merger Agreement, including: (i) the merger of First Merger Sub with and into F45, with F45 continuing as the surviving corporation and becoming a direct, wholly owned subsidiary of the Company as a consequence; and (ii) immediately following the First Merger and as part of the same overall transaction as the First Merger, the merger of the Surviving Corporation with and into Second Merger Sub with Second Merger Sub continuing as the surviving entity.

“Class A Stock” means the shares of Class A common stock, par value $0.0001 per share, of the Company.

“Class B Stock” means the shares of Class B-1 Stock and Class B-2 Stock.

“Class B-1 Stock” means the shares of Class B-1 common stock, par value $0.0001 per share, of the Company.

“Class B-2 Stock” means the shares of Class B-2 common stock, par value $0.0001 per share, of the Company.

“Class C Stock” means the shares of Class C-1 Stock and Class C-2 Stock.

“Class C-1 Stock” means the shares of Class C-1 common stock, par value $0.0001 per share, of the Company.

“Class C-2 Stock” means the shares of Class C-2 common stock, par value $0.0001 per share, of the Company.

“Class F Stock” means the shares of Class F common stock, par value $0.0001 per share, of the Company.

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Stock” means the shares of common stock, par value $0.0001 per share, of the Company, consisting of: (i) prior to the Business Combination, the Class A Stock and Class F Stock; and (ii) following the closing of the Business Combination, the Class A Stock, Class B Stock and Class C Stock.

“Company,” “we,” “us” and “our” mean Crescent Acquisition Corp, a Delaware corporation.

“Credit Agreement” means the Senior Secured Credit Agreement, dated as of September 18, 2019 and amended as of June 23, 2020, by and among F45, certain of its subsidiaries, as guarantors, and JPMorgan Chase Bank, N.A., as Administrative Agent, Australian Security Trustee, Lender, Swingline Lender and Issuing Bank.

“Credit Suisse” means Credit Suisse Securities (USA) LLC, financial advisor to the Company for the Business Combination.

“Crescent” means Crescent Capital Group LP, an affiliate of our Sponsor.

“Deloitte” means Deloitte & Touche LLP, independent registered public accounting firm to F45.

“DGCL” means the General Corporation Law of the State of Delaware.

“Earn-Out Shares” means the Class B Stock and Class C Stock.

“Escrow Agent” means Goldman Sachs Bank USA.

“Escrow Agreement” means the Escrow Agreement, in form and substance reasonably acceptable to the parties thereto, that the Stockholder Representative, the Company and Goldman Sachs Bank USA, as Escrow Agent, will enter into at the closing of the Business Combination.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“EY” means Ernst & Young LLP, tax advisor to the Company.

“F45” means F45 Training Holdings Inc., a Delaware corporation.

“F45 Stockholders” means holders of F45 common stock, preferred stock and F45 RSUs as of immediately prior to the effective time of the First Merger.

“FATA” means the Australian Foreign Acquisitions and Takeovers Act 1975 (Cth).

“FIRB” means the Australian Foreign Investment Review Board.

“First Merger” means the merger of First Merger Sub with and into F45, with F45 continuing as the surviving corporation and becoming a direct, wholly owned subsidiary of the Company as a consequence as part of the Business Combination.

“First Merger Sub” means Function Acquisition I Corp, a Delaware corporation and a direct, wholly owned subsidiary of the Company.

“Forward Purchasers” means Crescent and any third party transferees to which Crescent may assign, in whole or in part, its commitment under the Amended and Restated Forward Purchase Agreement to purchase 5,000,000 shares of Class A Stock plus 1,666,666 2⁄3 Warrants for an aggregate purchase price of $50,000,000 in cash in a private placement that will close immediately prior to the Business Combination, such possible transferees, including, but not limited to, Crescent’s current or prospective limited partners.

“Founder Shares” means the 6,250,000 shares of Class F Stock that are currently owned by our Initial Stockholders, of which 6,175,000 shares are held by our Sponsor and 25,000 shares are held by each of Ms. Briscoe and Messrs. Gauthier and Turner, which shares shall automatically convert to shares of Class A Stock on a one-for-one basis upon the closing of the Business Combination.

“FTC” means the U.S. Federal Trade Commission.

“GAAP” means U.S. generally accepted accounting principles.

“Gibson Dunn” means Gibson, Dunn & Crutcher LLP, counsel to F45.

“Goldman Sachs” means Goldman Sachs & Co. LLC, financial advisor to F45 for the Business Combination.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“Incentive Plan” means the F45 Training Holdings Inc. 2020 Equity Incentive Plan in the form attached hereto as Annex G.

“Initial Stockholders” means our Sponsor and the following three of our four independent directors (who were our independent directors at the time we consummated our IPO): Ms. Briscoe and Messrs. Gauthier and Turner.

“Investment Company Act” means the Investment Company Act of 1940, as amended.

“IPO” means the Company’s initial public offering, consummated on March 7, 2019, through the sale of 25,000,000 Units at $10.00 per Unit.

“Lock-Up Shares” means the 1,250,000 shares of Class A Stock held by our Sponsor immediately following the closing of the Business Combination upon the automatic conversion of shares of Class F Stock, which will be subject to an additional lock-up period, with the release of restrictions on transfer of (i) 625,000 of such shares occurring only if the price of our Class A Stock trading on Nasdaq exceeds the same threshold necessary for the conversion of the Class B Stock into Class A Stock and (ii) the remaining 625,000 of such shares occurring only if the price of our Class A Stock trading on Nasdaq exceeds the same threshold necessary for the conversion of the Class C Stock into Class A Stock, in each case during the five-year period following the closing of the Business Combination, which such shares will be forfeited if such thresholds are not met during such five-year period.

“Max Redemption Scenario” means a scenario in which, in connection with the Business Combination, 7,629,113 shares of Class A Stock, or 30.5% of the outstanding shares of Class A Stock, are redeemed, resulting in an aggregate payment of approximately $77,402,610 out of the Trust Account, such that the fair value of the cash and investments held in the Trust Account following such redemption along with the proceeds from the Amended and Restated Forward Purchase Agreement are sufficient to satisfy the minimum closing cash condition pursuant to the terms of the Merger Agreement, i.e., so that our total cash proceeds are at least $225,000,000. This is our estimate of the maximum number of shares that could be redeemed in connection with the Business Combination in order to satisfy such condition.

“Merger Agreement” means that certain Agreement and Plan of Merger, dated as of June 24, 2020, by and among the Company, First Merger Sub, Second Merger Sub, F45 and the Stockholder Representative, solely in its capacity as the representative, agent and attorney-in-fact of the stockholders of F45 thereunder.

“Mergers” means the First Merger and the Second Merger, together.

“Morrow” means Morrow Sodali, proxy solicitor to the Company.

“Nasdaq” means the Nasdaq Stock Market.

“No Redemption Scenario” means a scenario in which, in connection with the Business Combination, no shares of Class A Stock are redeemed.

“Private Placement Warrants” means the Warrants held by our Sponsor that were issued to our Sponsor on the IPO closing date, each of which is exercisable for one share of Class A Stock, in accordance with its terms.

“Public Warrants” means the Warrants that were issued as part of our Units in our IPO.

“Revolving Facility” means the $20 million revolving credit facility under the Credit Agreement.

“RSUs” means restricted stock units.

“SEC” means the United States Securities and Exchange Commission.

“Second Amended and Restated Certificate of Incorporation” means the proposed Second Amended and Restated Certificate of Incorporation of the Company, a form of which is attached hereto as Annex C, which will become the post-Business Combination Company’s certificate of incorporation upon the approval of each of the Charter Proposals, assuming the consummation of the Business Combination.

“Second Merger” means the merger of the Surviving Corporation with and into Second Merger Sub with Second Merger Sub continuing as the surviving entity as part of the Business Combination.

“Second Merger Sub” means Function Acquisition II LLC, a Delaware limited liability company and a direct, wholly owned subsidiary of the Company.

“Securities Act” means the Securities Act of 1933, as amended.

“Skadden” means Skadden, Arps, Slate, Meagher & Flom LLP, counsel to the Company.

“Special Meeting” means the special meeting in lieu of the 2020 annual meeting of the stockholders of the Company that is the subject of this proxy statement.

“Sponsor” means CFI Sponsor LLC, a Delaware limited liability company.

“Sponsor Support Agreement” means the Sponsor Support Agreement, dated as of June 24, 2020 and attached hereto as Annex B, by and among F45, the Company, our Sponsor and certain record and beneficial owners of our Founder Shares, pursuant to which, among other things, such holders and our Sponsor agree to restrictions on their Company securities and to vote in favor of the proposals set forth herein.

“Stockholder Representative” means Shareholder Representative Services LLC, a Colorado limited liability company, in its capacity as the representative, agent and attorney-in-fact of the F45 Stockholders under the Merger Agreement.

“Stockholder Representative Expense Holdback Amount” means $100,000 of Company proceeds to be deposited at the closing of the Business Combination with the Stockholder Representative to pay for third party expenses of the Stockholder Representative and to otherwise be released to the F45 Stockholders as merger consideration.

“Surviving Corporation” means the surviving corporation resulting from the First Merger.

“Term Facility” means the $30 million term loan facility under the Credit Agreement.

“Transfer Agent” means Continental Stock Transfer & Trust Company.

“Trust Account” means the trust account of the Company that holds the proceeds from the Company’s IPO.

“Trustee” means Continental Stock Transfer & Trust Company.

“Units” mean units of the Company, each consisting of one share of Class A Stock and one-half of one Warrant.

“Warrant Agent” means Continental Stock Transfer & Trust Company.

“Warrants” mean redeemable warrants of the Company, each whole warrant entitling the holder thereof to purchase one share of Class A Stock at a price of $11.50 per share (subject to adjustment for stock splits, stock dividends, reorganizations, recapitalizations and the like and for certain issuances of equity or equity-linked securities).

“Withum” means WithumSmith+Brown, PC, independent registered public accounting firm to the Company.

MARKET, RANKING AND OTHER INDUSTRY DATA

This proxy statement contains estimates, projections and other information concerning F45’s industry, its business, its franchises and the markets for its products and services, which, in each case, we and F45 believe are reliable. Some data and statistical information are based on independent reports from third parties, including the International Health, Racquet & Sportsclub Association and a member survey with 4,184 respondents that F45 conducted in October 2017.

Some data and other information related to F45’s franchisees, including estimated initial investment, EBITDA margins and average unit volumes, are based on F45’s internal estimates and calculations that are derived from research F45 conducted. In order to determine certain franchise and studio-level information, F45 conducted a survey of its franchisees in July 2019, or the Franchise Survey. This survey was provided to the franchisees of all open studios at the time that the survey was conducted and generated responses from franchisees representing approximately 57% of open studios across F45’s global network of studios. In generating the data, estimates and calculations derived from the information provided by these respondents, F45 excluded certain responses that were incomplete or that it determined to be significant outliers. As a result, while we and F45 believe that the data and other information related to its franchisees presented in this proxy statement are accurate and reliable, such data and other information are based on responses provided by a limited respondent pool, which may not represent the broader network of F45’s franchisees, and that have not been independently verified by us, F45 or any independent sources.

We are responsible for all of the disclosure in this proxy statement and while we believe the data from the sources described in the paragraphs above to be accurate and complete, neither we nor F45 have independently verified data from these sources or obtained third party verification of market share data and this information may not be reliable. This information generally involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such information, projections or estimates. In addition, customer preferences can and do change. Industry publications and other reports F45 has obtained from independent parties generally state that the data contained in these publications or other reports have been obtained in good faith or from sources considered to be reliable, but they do not guarantee the accuracy or completeness of such data. References herein to F45 being a leader in a market or product category refers to F45’s belief that it has a leading market share position in each specified market, unless the context otherwise requires. In addition, the discussion herein regarding F45’s various markets is based on how F45 defines the markets for its products, which products may be either part of larger overall markets or markets that include other types of products and services.

Assumptions and estimates of our and F45’s future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors—Risks Related to F45’s Business.” These and other factors could cause our future performance to differ materially from our assumptions and estimates. See “Cautionary Note Regarding Forward-Looking Statements.”

TRADEMARKS, SERVICE MARKS AND TRADE NAMES

This proxy statement contains some of F45’s trademarks, service marks and trade names, including, among others, F45, F45 Training and the names of certain of F45’s workouts and products. Each one of these trademarks, service marks or trade names is either (1) F45’s registered trademark, (2) a trademark for which F45 has a pending application, or (3) a trade name or service mark for which F45 claims common law rights. All other trademarks, trade names or service marks of any other company appearing in this proxy statement belong to their respective owners. Solely for convenience, the trademarks, service marks and trade names referred to in this proxy statement are presented without the TM, SM and ® symbols, but such references are not intended to indicate, in any way, that we, F45 or the applicable licensors will not assert, to the fullest extent under applicable law, our, F45’s or the applicable licensors’ respective rights to these trademarks, service marks and trade names.

NON-GAAP FINANCIAL MEASURES

Financial statements included in this proxy statement have been prepared in accordance with GAAP. Certain financial measures presented in this proxy statement, such as EBITDA, Adjusted EBITDA and Adjusted EBITDA margin, are not recognized under GAAP. We define these terms as follows:

•	“EBITDA” means, for any reporting period, net income before interest, taxes, depreciation and amortization.

•

“Adjusted EBITDA” means, for any reporting period, net income before interest, taxes, depreciation and amortization and adjusted to exclude the impact of sales tax liability, transaction expenses, certain legal costs and settlements, forgiveness of loans to directors and relocation costs as well as certain other items identified as affecting comparability, when applicable.

•	“Adjusted EBITDA margin” means, for any reporting period, Adjusted EBITDA, divided by revenue.

EBITDA, Adjusted EBITDA and Adjusted EBITDA margin have been included in this proxy statement because they are important metrics used by F45’s management as one of the means by which it assesses financial performance. EBITDA, Adjusted EBITDA and Adjusted EBITDA margin are also frequently used by analysts, investors and other interested parties to evaluate companies in F45’s industry. These measures, when used in conjunction with related GAAP financial measures, provide investors with an additional financial analytical framework that may be useful in assessing F45 and its results of operations.

EBITDA, Adjusted EBITDA and Adjusted EBITDA margin are supplemental measures of financial performance that are not required by, or presented in accordance with, GAAP. These non-GAAP metrics have certain limitations and should not be considered as alternatives to financial measures prepared in accordance with GAAP, such as net income, or as measures of financial performance or any other performance measure derived in accordance with GAAP or as measures of liquidity. These measures also should not be construed as an inference that F45’s future results will be unaffected by unusual or nonrecurring items for which these non-GAAP measures make adjustments. Management compensates for these limitations by using EBITDA, Adjusted EBITDA and Adjusted EBITDA margin as supplemental financial metrics and in conjunction with F45’s results prepared in accordance with GAAP. Other companies, including other companies in F45’s industry, may not use such measures or may calculate one or more of the measures differently than as presented in this proxy statement, limiting their usefulness as a comparative measure.

The non-GAAP information in this proxy statement should be read in conjunction with F45’s audited annual financial statements and the related notes included elsewhere in this proxy statement. For a reconciliation of the most directly comparable GAAP measures, see “Selected Historical Consolidated Financial and Other Data of F45 Training Holdings Inc.”

Additional Financial Metrics and Other Data

•

“Average Unit Volume,” or “AUV,” means aggregate annual studio-level revenue generated by open studios divided by the average number of open studios during a specific period. Due to the relatively young age of F45’s studio base, F45 believes it is appropriate to assess AUV on a cohort-level basis. F45 defines a cohort as a group of studios that opened during the same year and have been opened for at least 12 months. F45 believes AUV to be a useful measure because it allows it to assess changes in studio traffic and general levels of demand across F45’s global network of studios.

•	“Cash-on-cash returns” means studio-level EBITDA over initial investment.

•

“Franchises sold” represents, as of any specified date, the total number of signed franchise agreements in place as of such date that have not been terminated. Each new franchise is included in the number of franchises sold from the date on which F45 enters into a signed franchise agreement related to each such new franchise. Franchises sold includes franchise arrangements in all stages of development after signing a franchise agreement, and includes franchises with open studios. Franchises are removed from franchises sold upon termination of the franchise agreement.

•	“New franchises sold” means, for any specific period, the number of franchises sold during such period using the methodology set forth above for “franchises sold.”

•	“New studio openings” means, for any specific period, the number of studios that were determined to be open studios during such period using the methodology set forth below for “open studios.”

•

“Open studios” means, as of any specified date, the total number of studios that F45 has determined to be open as of such date. F45 classifies a studio as open as of the month in which the studio first generates monthly revenue of at least $4,500.

•

“Same store sales” means, for any reporting period, studio-level revenue generated by a comparable base of franchise studios, which F45 defines as open studios that have been operating for more than 16 months. As of March 31, 2020 and 2019, there were 752 and 491 franchises, respectively, in F45’s comparable base of franchise studios. As of December 31, 2019 and 2018, there were 705 and 426 franchises, respectively, in F45’s comparable base of franchise studios. F45 views same store sales as a helpful measure to assess performance of its franchise studios.

•	“Studio-level churn” means, for any specific period, the number of discontinued active memberships divided by total active memberships per month for a particular studio.

•	“Visits” means the number of registered individual workouts for any specified period. A workout is registered when the consumer checks into a class.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Forward-looking statements may relate to the Business Combination and any other statements relating to future results, strategy and plans of the Company and F45 (including certain projections and business trends, and statements which may be identified by the use of the words “plans”, “expects” or “does not expect”, “estimated”, “is expected”, “budget”, “scheduled”, “estimates”, “forecasts”, “intends”, “anticipates” or “does not anticipate”, “targets”, “projects”, “contemplates”, “predicts”, “potential”, “continue”, or “believes”, or variations of such words and phrases or state that certain actions, events or results “may”, “could”, “would”, “should”, “might”, “will” or “will be taken”, “occur” or “be achieved”).

Forward-looking statements are based on the opinions and estimates of management of the Company or F45, as the case may be, as of the date such statements are made, and they are subject to known and unknown risks, uncertainties, assumptions and other factors that may cause the actual results, level of activity, performance or achievements to be materially different from those expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to:

•	the occurrence of any event, change or other circumstances that could give rise to a delay in or the failure to close the Business Combination;

•	the amount of redemptions by our public stockholders;

•

the ability to retain key personnel and the ability to achieve stockholder and regulatory approvals, industry trends, legislation or regulatory requirements and developments in the global economy as well as the public health crisis related to the coronavirus (COVID-19) pandemic and resulting significant negative effects to the global economy;

•	disrupted global supply chains and significant volatility and disruption of financial markets;

•	increased operating costs;

•	decreased ability to operate gyms and the impact of government shutdowns associated with the COVID-19 pandemic;

•	the impact of the COVID-19 pandemic on the operations of the post-Business Combination Company;

•	dependence on the operational and financial results of, and relationships with, F45’s franchisees and the success of their new and existing studios;

•	the ability to protect F45’s brand and reputation;

•	the ability to identify, recruit and contract with a sufficient number of qualified franchisees;

•	the ability to execute F45’s growth strategy, including through development of new studios by new and existing franchisees;

•	the ability to manage the growth of the post-Business Combination Company and the associated strain on resources;

•	the ability to successfully identify and secure appropriate franchisees and sites, and timely develop and expand operations;

•	the high level of competition in the health and fitness industry;

•	economic, political and other risks associated with international operations;

•	changes to the industry in which F45 operates;

•	reliance on information systems and the ability to properly maintain the confidentiality and integrity of data;

•	the occurrence of cyber incidents or a deficiency in cybersecurity protocols;

•	the ability of the post-Business Combination Company and its franchisees to attract and retain members;

•	the ability of the post-Business Combination Company and its franchisees to identify and secure suitable sites for new franchise studios;

•	risks related to franchisees generally;

•	the ability to obtain third-party licenses for the use of music to supplement F45’s workouts;

•	certain health and safety risks to members that arise while at F45’s studios;

•	the ability to adequately protect intellectual property;

•	risks associated with the use of social media platforms in marketing;

•	the ability to obtain and retain high-profile strategic partnership arrangements;

•	the ability to comply with existing or future franchise laws and regulations;

•	the ability to anticipate and satisfy consumer preferences and shifting views of health and fitness;

•	the post-Business Combination Company’s business model being susceptible to litigation;

•	increased expenses associated with being a public company; and

•	the other factors identified under the heading “Risk Factors” beginning on page 58 of this proxy statement.

Additional information on these and other factors that may cause actual results and the Company’s performance to differ materially is included in the Company’s periodic reports filed with the Securities and Exchange Commission, including but not limited to the Company’s annual report on Form 10-K for the year ended December 31, 2019 and subsequent quarterly reports on Form 10-Q.

Copies of the Company’s filings with the SEC are available publicly on the SEC’s website at www.sec.gov or may be obtained by contacting the Company. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. These forward-looking statements are made only as of the date hereof, and the Company undertakes no obligations to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Before any of our stockholders grant their proxies or instruct how their votes should be cast or vote on the proposals to be put to the Special Meeting, such stockholders should be aware that the occurrence of the events described in the “Risk Factors” section starting on page 58 and elsewhere in this proxy statement may adversely affect us.

SUMMARY TERM SHEET

This summary term sheet, together with the sections entitled “Questions and Answers About the Proposals for Stockholders” and “Summary of the Proxy Statement,” summarizes certain information contained in this proxy statement, but does not contain all of the information that is important to you. You should read carefully this entire proxy statement, including the attached Annexes, for a more complete understanding of the matters to be considered at the Special Meeting. In addition, for definitions used commonly throughout this proxy statement, including this summary term sheet, please see the section entitled “Frequently Used Terms.”

•

The Company is a special purpose acquisition company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses.

•

There are currently 31,250,000 shares of Common Stock issued and outstanding, consisting of (i) 25,000,000 shares of Class A Stock originally sold as part of the IPO, and (ii) 6,250,000 shares of Class F Stock that were initially issued to our Sponsor, prior to our IPO. There are currently no shares of Company preferred stock issued and outstanding. In addition, we issued 12,500,000 Public Warrants (originally sold as part of the Units issued in our IPO) as part of our IPO along with 7,000,000 Private Placement Warrants issued to our Sponsor in a private placement on the IPO closing date. Each whole Warrant entitles its holder to purchase one share of our Class A Stock at an exercise price of $11.50 per share (subject to adjustment for stock splits, stock dividends, reorganizations, recapitalizations and the like and for certain issuances of equity or equity-linked securities). The Warrants will become exercisable 30 days after the completion of the Business Combination, and will expire five years after the completion of the Business Combination or earlier upon redemption or liquidation. Once the Warrants become exercisable, the Company may redeem the outstanding Warrants at a price of $0.01 per warrant if the last sale price of Class A Stock on Nasdaq equals or exceeds $18.00 per share for any 20 trading days within a 30 trading day period ending on the third business day before the Company sends the notice of redemption to the Warrant holders. The Private Placement Warrants, however, are non-redeemable and exercisable on a cashless basis so long as they are held by our Sponsor or its permitted transferees. For more information regarding the warrants, please see the section entitled “Description of Securities.”

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F45 is one of the fastest growing fitness franchisors in the United States (based on number of franchises sold in the United States), focused on creating a leading global fitness training and lifestyle brand. F45 offers consumers functional 45-minute workouts that are effective, fun and community-driven. Its workouts combine elements of high-intensity interval, circuit and functional training to offer consumers what F45 believes is the world’s best functional training workout. F45 delivers its workouts through its digitally-connected global network of studios, and F45 has built a differentiated, technology-enabled platform that allows it to create and distribute workouts to its global franchisee base. F45’s platform enables the rapid scalability of its model and helps to promote the success of its franchisees. F45 offers consumers a continuously evolving fitness program in which virtually no two workouts are ever the same. Its vast and growing library of functional training movements allows F45 to vary workout programs to keep consumers engaged with fresh content, stay at the forefront of consumer trends and drive maximum individual results, while helping F45 members achieve their fitness goals. For more information about F45, please see the sections entitled “Information About F45,” “F45 Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Management after the Business Combination.”

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In accordance with and subject to the terms of the Merger Agreement and customary adjustments set forth therein, the base aggregate merger consideration to be paid in connection with the Business Combination is $795 million, which amount will be: (i) increased by the amount of cash and cash equivalents held by F45 and its direct and indirect subsidiaries as of 12:01 a.m., Eastern Time, on the date of the closing of the Business Combination; (ii) decreased by the amount of F45’s outstanding indebtedness as of 12:01 a.m., Eastern Time, on the date of the closing of the Business Combination;

(iii) decreased by the aggregate amount of up to $15,000,000 in transaction expenses incurred by the Company prior to the closing of the Business Combination; (iv) decreased by the aggregate amount of certain transaction expenses incurred by F45 and its direct or indirect subsidiaries, to the extent incurred but not paid by F45 prior to the closing of the Business Combination, which amount shall also include transaction-related bonuses and other amounts payable in connection with or anticipation of the consummation of the Business Combination but shall not include expenses incurred by F45 in connection with F45’s prior exploration of an initial public offering; (v) increased by the amount of interest accrued on deposits in the Trust Account, after giving effect to taxes paid or payable and any redemptions that may be elected by any of our public stockholders for their pro rata share of the aggregate amount of funds in the Trust Account as of two business days prior to the closing of the Business Combination; (vi) decreased by the $2,000,000 to be placed into the Adjustment Escrow Account; and (vi) decreased by the Stockholder Representative Expense Holdback Amount.

•

The consideration to be paid to the F45 Stockholders will be a combination of cash and stock (including Earn-Out Shares). The amount of cash consideration payable to F45 Stockholders is a minimum of $159,266,170.73 and a maximum of $201,900,000, excluding, in each case, the $2,000,000 that will be placed into the Adjustment Escrow Account and the Stockholder Representative Expense Holdback Amount. The exact amount of cash consideration payable to the F45 Stockholders is to be determined as follows: the sum of: (a) $159,266,170.73; plus (b) an amount no less than $0 and no greater than $42,633,829.27 to be calculated as follows: (i) the aggregate amount of cash contained in the Trust Account immediately prior to the closing of the Business Combination after making payments in connection with redemptions that may be elected by our public stockholders; plus (ii) all cash and cash equivalents held by the Company outside of the Trust Account immediately prior to the closing of the Business Combination; less (iii) $2,000,000 to be placed into the Adjustment Escrow Account; less (iv) the Stockholder Representative Expense Holdback Amount; plus (v) $50,000,000 of Company proceeds pursuant to the Amended and Restated Forward Purchase Agreement; plus (vi) any additional Company proceeds pursuant to the right but not the obligation of Crescent, either alone or with our Sponsor, to purchase additional shares of Class A Stock immediately prior to the closing of the Business Combination at a purchase price of $10.00 per share, subject to reasonably acceptable terms to be provided in a separate agreement, to the extent the sum of (i) through (v) is less than $225,000,000 (we refer to the sum of (i) through this (vi) as our “total cash proceeds”); less (vii) $159,266,170.73; less (viii) the Aggregate Transaction Expenses; and less (ix) cash to be retained by the Company in the amount of $100,000,000 less the Aggregate Transaction Expenses. The remainder of the consideration paid to the F45 Stockholders will be stock consideration, consisting of at least approximately 53 million newly-issued shares of Class A Stock, which shares will be valued at $10.00 per share for purposes of determining the aggregate number of shares payable to the F45 Stockholders for their ownership interests in F45. The number of shares of Class A Stock to be issued to the F45 Stockholders as consideration is subject to adjustment, depending on, among other things, the level of redemptions of shares of our Class A Stock by our public stockholders or in certain cases to preserve the intended tax-free treatment of the Business Combination. To the extent the stock consideration is increased, there will be a corresponding reduction to the cash consideration paid to the F45 Stockholders. Following the closing of the Business Combination, each of the F45 Stockholders may receive cash consideration or, in some cases, share consideration as a result of any adjustment of the purchase price. The F45 Stockholders will also receive at the closing of the Business Combination, as additional consideration, Earn-Out Shares in the form of 5,000,000 shares of Class B Stock and 5,000,000 shares of Class C Stock, such shares of Class B Stock and Class C Stock to become convertible initially on a one-for-one basis into shares of Class A Stock if the price of Class A Stock trading on Nasdaq or another national securities exchange exceeds certain thresholds during the five-year period following the closing of the Business Combination. Such conversion is subject to adjustment in the event that any individual holder of Class B Stock or Class C Stock sells shares of Class A Stock in the first year following the Business Combination. In such event, the aggregate number of shares of Class A Stock issuable upon conversion of the Class B Stock or the Class C Stock, as applicable, will be reallocated on a pro forma basis based on the holders’ Class A Stock ownership on the earlier of the conversion date and the first anniversary of the closing of the Business Combination. Such conversion is also subject to acceleration in connection with a change of control transaction where the price threshold would otherwise be met. Following such five-year period, any shares of Class B Stock and Class C Stock that have not become convertible will be deemed cancelled and retired. For more information about the Merger Agreement, please see the section entitled “Proposal No. 1—Approval of the Business Combination—The Merger Agreement.”

•

Prior to the closing of the Business Combination, F45 is owned on an as-converted to common stock basis and assuming full vesting of all F45 RSUs as follows: (i) 28.59% by Adam Gilchrist, its co-founder and CEO; (ii) 28.59% by Robert Deutsch, its co-founder; (iii) 6.35% by 2M Properties Pty Ltd ATF The 2M Trust; (iv) 33.47% by MWIG LLC, a special purpose private investment fund vehicle led by FOD Capital LLC, a family office investment fund, and Mark Wahlberg; and (v) 3.0% by Mark Wahlberg.

•	The following diagram illustrates the ownership of F45 and its subsidiaries as of the date of this proxy statement on an as-converted to common stock basis and assumes full vesting of all F45 RSUs:

Adam Gilchrist 28.59% Robert Deutsch 28.59% 2M Properties Pty Ltd ATF The 2M Trust (Australia) 6.35% MWIG LLC (1) (Delaware) 33.47% Mark Wahlberg (2) 3.00% F45 Training Holdings Inc. (Delaware) Flyhalf Australia Holding Company Pty Ltd CAN 632 249 Flyhalf Acquisition Company Pty Ltd CAN 632 252 110 (Australia) F45 Aus Hold Co Pty Ltd ACN 620 135 426 (Australia) F45 ROW Hold Co Pty Ltd ACN 620 135 480 (Australia) F45 Holdings Pty Ltd ACN 616 570 506 (Australia) Rollex Health Pty Ltd ACN 154 520 117 (Australia) 2M Hold Co Pty Ltd ACN 621 504 416 (Australia) F45 Training Pty Ltd ACN 162 731 900 (Australia) F45 Operations (Australia) Pty Ltd ACN 633 677 808 (Australia) F45 United, LLC (Delaware) F45 U, LLC (Delaware) F45 Training Incorporated (Delaware) Functional 45 Training Limited (Ireland) F45 Training Canada Limited (Canada) F45 Training Asia Private Ltd. (Singapore) F45 India Private Limited (India) 15% 85%

(1)	Only holds convertible preferred stock; assumes the conversion of such convertible preferred stock into 15,274,808 shares of common stock of F45.
(2)	Only holds restricted stock units; assumes all restricted stock units are fully vested.

•

It is anticipated that, upon completion of the Business Combination: (i) the Company’s public stockholders will retain an ownership interest of approximately 28.5% in the post-Business Combination Company; (ii) our Initial Stockholders will own approximately 5.7% of the post-Business Combination Company; (iii) the Forward Purchasers will own approximately 5.7% of the post-Business Combination Company; and (iv) the F45 Stockholders will own approximately 60.1% of the post-Business Combination Company. The ownership percentages with respect to the post-Business Combination Company (a) do not take into account (1) any redemption by our public stockholders (and the percentages therefore assume our total cash proceeds exceed $225,000,000 without the purchase of additional shares of Class A Stock by Crescent and our Sponsor), (2) Warrants that will remain outstanding immediately following the Business Combination, (3) the issuance of any shares upon completion of the Business Combination under the Incentive Plan, (4) the Earn-Out Shares and (5) the Lock-Up Shares, but (b) do include (1) the issuance of Class A Stock pursuant to the Amended and Restated Forward Purchase Agreement and (2) the remaining Founder Shares, all of which will be converted into shares of Class A Stock at the closing of the Business Combination on a one-for-one basis. If the actual facts are different than these assumptions (which they are likely to be), the percentage ownership retained by the Company’s existing stockholders and the ownership percentage of the F45 Stockholders in the post-Business Combination Company will be different. For more information, please see the sections entitled “Summary of the Proxy Statement—Impact of the Business Combination on the Company’s Public Float” and “Unaudited Pro Forma Condensed Combined Financial Information.”

•

The following diagram illustrates the anticipated ownership structure, pursuant to the assumptions described in the bullet point above, of the post-Business Combination Company and its expected subsidiaries immediately following the consummation of the Business Combination:

Initial Stockholders Forward Purchasers Public Shareholders Adam Gilchrist Robert Deutsch 2M Properties Pty Ltd ATF The 2M Trust (Australia) MWIG LLC (Delaware) Mark Wahlberg 5.7% 5.7% 28.5% 22.8% 7.9% 3.0% 23.9% 2.5% F45 Training Holdings Inc.(1) (f/k/a Crescent Acquisition Corp) (Delaware) F45 Training Companies, LLC(2) (surviving entity of the Mergers) (Delaware) Flyhalf Australia Holding Company Pty Ltd CAN 632 249 131 (Australia) Flyhalf Acquisition Company Pty Ltd CAN 632 252 110 (Australia) F45 Aus Hold Co Pty Ltd ACN 620 135 426 (Australia) F45 ROW Hold Co Pty Ltd ACN 620 135 480 (Australia) F45 Holdings Pty Ltd ACN 616 570 506 (Australia) Rollex Health Pty Ltd ACN 154 520 117 (Australia) 2M Hold Co Pty Ltd ACN 621 504 416 (Australia) F45 Training Pty Ltd ACN 162 731 900 (Australia) F45 Operations (Australia) Pty Ltd ACN 633 677 808 (Australia) F45 United, LLC (Delaware) F45 U, LLC (Delaware) F45 Training Incorporated (Delaware) Functional 45 Training Limited (Ireland) F45 Training Canada Limited (Canada) F45 Training Asia Private Ltd. (Singapore) F45 India Private Limited (India) 15% 85%

(1)	The Company will change its name to F45 Training Holdings Inc. in connection with the closing of the Business Combination.
(2)	F45 will change its name to F45 Training Companies, LLC in connection with the closing of the Business Combination.

•

Our management and Board considered various factors in determining whether to approve the Merger Agreement and the Business Combination, including F45’s attractive business model with strong free cash flows, F45’s low operating costs, repeatable franchise model, F45’s proven and experienced management team, significant whitespace opportunity, F45’s attractive valuation, F45’s strong balance sheet and other alternatives. For more information about our decision-making process, see the section entitled “Proposal No. 1—Approval of the Business Combination—The Company’s Board of Directors’ Reasons for the Approval of the Business Combination.”

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Pursuant to our amended and restated certificate of incorporation, in connection with the Business Combination, holders of our public shares may elect to have their Class A Stock redeemed for cash at the applicable redemption price per share calculated in accordance with our amended and restated

certificate of incorporation. As of July 15, 2020, the redemption price would have been approximately $10.15 per share. If a holder exercises its, his or her redemption rights, then such holder will be exchanging its shares of our Class A Stock for cash and will no longer own shares of the post-Business Combination Company and will not participate in the future growth of the post-Business Combination Company, if any. Such a holder will be entitled to receive cash for its public shares only if it properly demands redemption and delivers its shares (either physically or electronically) to our transfer agent at least two business days prior to the Special Meeting. Please see the section entitled “Special Meeting of Company Stockholders—Redemption Rights.”

•

In addition to voting on the proposal to adopt the Merger Agreement and approve the transactions contemplated thereunder, including the Business Combination, at the Special Meeting, the stockholders of the Company will be asked to vote on:

•

a proposal to approve, for purposes of complying with applicable Nasdaq Listing Rules, the issuance of more than 20% of the Company’s issued and outstanding Common Stock in connection with the Business Combination (the “Nasdaq Proposal” or “Proposal No. 2”);

•	five separate proposals relating to adopting the Second Amended and Restated Certificate of Incorporation (collectively, the “Charter Proposals” or “Proposal No. 3”);

•

a proposal to elect eleven directors to serve staggered terms on our Board until the 2021, 2022 and 2023 annual meetings of stockholders, as applicable, and until their respective successors are duly elected and qualified (the “Director Election Proposal” or “Proposal No. 4”);

•	a proposal to approve the Incentive Plan, including the authorization of the initial share reserve under the Incentive Plan (the “Incentive Plan Proposal” or “Proposal No. 5”); and

•

a proposal to adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of any of the other proposals (the “Adjournment Proposal” or “Proposal No. 6”).

Please see the sections entitled “Proposal No. 1—Approval of the Business Combination,” “Proposal No. 2—Approval of the Issuance of More than 20% of the Company’s Issued and Outstanding Common Stock in Connection with the Business Combination,” “Proposal No. 3—Approval of the Second Amended and Restated Certificate of Incorporation,” “Proposal No. 4—Election of Directors to the Board of Directors,” “Proposal No. 5—Approval of the Incentive Plan, Including the Authorization of the Initial Share Reserve under the Incentive Plan,” and “Proposal No. 6—The Adjournment Proposal.” Each of the Business Combination Proposal, the Nasdaq Proposal, the Charter Proposals, the Director Election Proposal and the Incentive Plan Proposal is cross-conditioned on the approval of each other.

•

Upon consummation of the Business Combination, our Board anticipates increasing its size from seven directors to eleven directors and providing for three classes of directors (Class I, Class II and Class III), with each Class I director having a term that expires at the post-Business Combination Company’s annual meeting of stockholders in 2021, each Class II director having a term that expires at the post-Business Combination Company’s annual meeting of stockholders in 2022 and each Class III director having a term that expires at the post-Business Combination Company’s annual meeting of stockholders in 2023, or in each case until their respective successors are duly elected and qualified, or until their earlier resignation, removal or death. We anticipate having 4 Class I directors, 4 Class II directors and 3 Class III directors. Please see the sections entitled “Proposal No. 4—Election of Directors to the Board of Directors” and “Management After the Business Combination” for additional information.

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Unless waived by the applicable parties to the Merger Agreement, and subject to applicable law, the closing of the Business Combination is subject to a number of conditions set forth in the Merger Agreement including, among others, expiration of the waiting period under the HSR Act, no objections from the Australian Treasurer following review by FIRB in connection with the FIRB filing, receipt of the stockholder approvals contemplated by this proxy statement and the total cash proceeds of the Company equaling or exceeding $225,000,000. For more information about the closing conditions to the Business Combination, please see the section entitled “Proposal No. 1—Approval of the Business Combination—The Merger Agreement—Conditions to Closing of the Business Combination.”

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The Merger Agreement may be terminated at any time prior to the consummation of the Business Combination upon agreement of the parties thereto, or by the Company or the Stockholder Representative in specified circumstances. For more information about the termination rights under the Merger Agreement, please see the section entitled “Proposal No. 1—Approval of the Business Combination—The Merger Agreement—Termination.”

•	The proposed Business Combination involves numerous risks. For more information about these risks, please see the section entitled “Risk Factors.”

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In considering the recommendation of our Board to vote for the proposals presented at the Special Meeting, including the Business Combination Proposal, you should be aware that aside from their interests as stockholders, certain members of our Board and officers, as well as our Sponsor, have interests in the Business Combination that are different from, or in addition to, the interests of our stockholders generally. Our Board was aware of and considered these interests, among other matters, in evaluating and negotiating the Business Combination and transaction agreements and in recommending to our stockholders that they vote in favor of the proposals presented at the Special Meeting, including the Business Combination Proposal. Stockholders should take these interests into account in deciding whether to approve the proposals presented at the Special Meeting, including the Business Combination Proposal. These interests include, among other things:

•

the fact that our Sponsor, officers (other than our officer who was appointed subsequent to our IPO, who does not own any shares of our Common Stock) and directors (including our independent directors) have agreed to waive their redemption rights with respect to any shares of our Common Stock they may hold in connection with the consummation of the Business Combination, including all of the Founder Shares;

•

the fact that our Sponsor has agreed to, in its capacity as the holder of a majority of our Class F Stock, waive the right to a conversion price adjustment with respect to all shares of our Class F Stock in connection with the consummation of the Business Combination, such authority granted to the majority holders of our Class F Stock in our amended and restated certificate of incorporation;

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the fact that our Sponsor paid an aggregate of $25,000 for 6,250,000 shares of Class F Stock (75,000 of which have been transferred to our independent directors, after giving effect to the (i) surrender of 1,437,500 shares on November 29, 2017 and (ii) forfeiture of 937,500 shares in April 2019) which will be converted into Class A Stock upon the closing of the Business Combination, including the Lock-Up Shares whose restrictions on transfer are subject to release only if the price of Class A Stock trading on Nasdaq or another national securities exchange exceeds certain thresholds and are otherwise forfeited, but which will have no value if a business combination is not consummated by March 12, 2021;

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the fact that our Initial Stockholders have agreed to waive their rights to liquidating distributions from the Trust Account with respect to their Founder Shares if we fail to complete an initial business combination by March 12, 2021;

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the fact that our Sponsor paid an aggregate of approximately $7,000,000 for its 7,000,000 Private Placement Warrants to purchase shares of Class A Stock and that such Private Placement Warrants will expire with no value if a business combination is not consummated by March 12, 2021, but which our Sponsor will have a right to exercise following the Business Combination, subject to certain lock-up periods;

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if the Trust Account is liquidated, including in the event we are unable to complete an initial business combination within the required time period, our Sponsor has agreed to indemnify us to ensure that the proceeds in the Trust Account are not reduced below $10.00 per public share, or such lesser per public share amount as is in the Trust Account on the liquidation date, by the claims of prospective target businesses with which we have entered into an acquisition agreement or claims of any third party (other than our independent public accountants) for services rendered or products sold to us, but only if such a third party or target business has not executed a waiver of any and all rights to seek access to the Trust Account;

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the fact that our Sponsor will have the right to nominate two independent directors of the post-Business Combination Company pursuant to a stockholders agreement to be entered into upon closing of the Business Combination;

•	the anticipated continuation of two of our existing directors, Robert D. Beyer and Todd M. Purdy, as directors of the post-Business Combination Company;

•	the continued indemnification of our existing directors and officers and the continuation of our directors’ and officers’ liability insurance after the Business Combination;

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the fact that our Sponsor, officers and directors will lose their entire investment in us and will not be reimbursed for any out-of-pocket expenses if an initial business combination is not consummated by March 12, 2021;

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that, as described in the Charter Proposals and reflected in Annex C, our proposed Second Amended and Restated Certificate of Incorporation will be amended to expressly elect not to be bound or governed by, or otherwise subject to, Section 203 of the DGCL, thereby removing certain restrictions on business combinations with interested stockholders (which amendment will become effective 12 months after the Second Amended and Restated Certificate of Incorporation is filed and becomes effective);

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that, at the closing of the Business Combination we will enter into the Amended and Restated Registration Rights Agreement, which provides for registration rights to, among others, our Sponsor, Crescent and their permitted transferees;

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that Crescent has entered into the Amended and Restated Forward Purchase Agreement with the Company, pursuant to which Crescent has committed to purchase, subject to the terms and conditions set forth in the Amended and Restated Forward Purchase Agreement, including a lock-up period that restricts the transfer of securities issued pursuant to the Amended and Restated Forward Purchase Agreement, an aggregate of 5,000,000 shares of Class A Stock plus 1,666,666 2⁄3 Warrants for an aggregate purchase price of $50,000,000 in cash in a private placement that will close immediately prior to the Business Combination, which such commitment Crescent may assign, in whole or in part, to certain transferees, including, but not limited to, its current or prospective limited partners (Crescent and such possible transferees together comprising the Forward Purchasers); and

•

that Crescent, either alone or with our Sponsor, has the right but not the obligation to purchase immediately prior to the closing of the Business Combination additional shares of Class A Stock at a purchase price of $10.00 per share, subject to reasonably acceptable terms to be provided in a separate agreement, to the extent our total cash proceeds are less than $225,000,000.

QUESTIONS AND ANSWERS ABOUT THE PROPOSALS FOR STOCKHOLDERS

The questions and answers below highlight only selected information from this proxy statement and only briefly address some commonly asked questions about the proposals to be presented at the Special Meeting, including with respect to the proposed Business Combination. The following questions and answers do not include all the information that is important to our stockholders. We urge stockholders to read carefully this entire proxy statement, including the Annexes and the other documents referred to herein, to fully understand the proposed Business Combination and the voting procedures for the Special Meeting, which will be held on                at                 Pacific Time virtually via the Internet. You can participate in the meeting, vote and submit questions via live webcast by visiting www.virtualshareholdermeeting.com/CRSA2020 and entering the voter control number included on your proxy card. You will not be able to attend the meeting in person.

Q:     Why am I receiving this proxy statement?

A:     Our stockholders are being asked to consider and vote upon a proposal to adopt the Merger Agreement and approve the transactions contemplated thereby, including the Business Combination, among other proposals. We have entered into the Merger Agreement providing for, among other things: (i) the merger of First Merger Sub with and into F45, with F45 continuing as the surviving corporation and becoming a direct, wholly owned subsidiary of the Company as a consequence and (ii) immediately following the First Merger and as part of the same overall transaction as the First Merger, the merger of the Surviving Corporation with and into Second Merger Sub with Second Merger Sub continuing as the surviving entity, which, together with the First Merger and the other transactions contemplated by the Merger Agreement, we refer to herein as the “Business Combination.” You are being asked to vote on the Business Combination between us and F45. Subject to the terms of the Merger Agreement, the base aggregate merger consideration to be paid in connection with the Business Combination is $795 million, subject to the adjustments described elsewhere in this proxy statement. A copy of the Merger Agreement is attached to this proxy statement as Annex A.

This proxy statement and its Annexes contain important information about the proposed Business Combination and the other matters to be acted upon at the Special Meeting. You should read this proxy statement and its Annexes carefully and in their entirety.

Your vote is important. You are encouraged to submit your proxy as soon as possible after carefully reviewing this proxy statement and its Annexes.

Q:     When and where is the Special Meeting?

A:     The Special Meeting will be held on                at                Pacific Time virtually via the Internet. You can participate in the meeting, vote and submit questions via live webcast by visiting www.virtualshareholdermeeting.com/CRSA2020 and entering the voter control number included on your proxy card.

Q:     Can I attend the Special Meeting?

A:     We will be hosting the Special Meeting virtually via the Internet. You will not be able to attend the Special Meeting in person. You can participate in the meeting, vote and submit questions via live webcast by visiting                and entering the voter control number included on your proxy card. Our Board considers this to be the appropriate format of the Special Meeting. The meeting will comply with the meeting rules of conduct; the rules of conduct will be posted on the virtual meeting web portal. The Special Meeting live webcast will begin promptly on                at                Pacific Time. We encourage you to access the Special Meeting webcast prior to the start time. Online check-in will begin at                Pacific Time, and you should allow ample time for the check-in procedures.

Q:     What do I need in order to be able to participate in the Special Meeting?

A:     You will need the voter control number included on your proxy card in order to be able to vote your shares or submit questions during the Special Meeting. If you do not have a voter control number, you will be able to listen to the meeting only and you will not be able to vote or submit questions during the Special Meeting.

Q:     What are the specific proposals on which I am being asked to vote at the Special Meeting?

A:     The Company’s stockholders are being asked to approve the following proposals:

1.	Business Combination Proposal—To adopt the Merger Agreement and approve the transactions contemplated thereby, including the Business Combination;

2.

Nasdaq Proposal—To approve, for purposes of complying with applicable Nasdaq Listing Rules, the issuance of more than 20% of the Company’s issued and outstanding Common Stock in connection with the Business Combination;

3.	Charter Proposals—The following five separate proposals relating to adopting the Second Amended and Restated Certificate of Incorporation:

a)	To authorize shares and provide for the relative conversion voting, dividend and liquidation rights of all classes of Common Stock;

b)	To provide that the number of directors will be determined exclusively by the Board pursuant to a resolution adopted by a majority of the Board as will be provided in our Amended and Restated Bylaws;

c)

To provide that the post-Business Combination Company will not be governed by Section 203 of the DGCL (which amendment will become effective 12 months after the Second Amended and Restated Certificate of Incorporation is filed and becomes effective);

d)

To require the approval by affirmative vote of the holders of at least two-thirds of the Common Stock of the post-Business Combination Company entitled to vote to make amendments to the Second Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws; and

e)	To make other general changes.

4.

Director Election Proposal—To elect eleven directors to serve staggered terms on our Board until the 2021, 2022 and 2023 annual meetings of stockholders, as applicable, and until their respective successors are duly elected and qualified;

5.	Incentive Plan Proposal—To consider and vote upon a proposal to approve the Incentive Plan, including the authorization of the initial share reserve under the Incentive Plan; and

6.

Adjournment Proposal—To consider and vote upon a proposal to approve the adjournment of the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal, the Nasdaq Proposal, the Charter Proposals, the Director Election Proposal or the Incentive Plan Proposal. This proposal will only be presented at the Special Meeting if there are not sufficient votes to approve the Business Combination Proposal, the Nasdaq Proposal, the Charter Proposals, the Director Election Proposal or the Incentive Plan Proposal.

Q:     Are the proposals conditioned on one another?

A:     Yes. Each of the Business Combination Proposal, the Nasdaq Proposal, the Charter Proposals, the Director Election Proposal and the Incentive Plan Proposal is cross-conditioned on the approval of each other. Therefore, unless waived by the parties to the Merger Agreement, if any of these proposals do not receive the requisite vote for approval, then we will not consummate the Business Combination. If we do not consummate the Business Combination and fail to complete an initial business combination by March 12, 2021, we will be required to dissolve and liquidate our Trust Account by returning the then remaining funds in the Trust Account to the public stockholders.

Q:     Why is the Company providing stockholders with the opportunity to vote on the Business Combination?

A:     Under our amended and restated certificate of incorporation, we must provide all holders of public shares with the opportunity to have their public shares redeemed upon the consummation of our initial business combination either in conjunction with a tender offer or in conjunction with a stockholder vote. For business and other reasons, we have elected to provide our stockholders with the opportunity to have their public shares redeemed in connection with a stockholder vote rather than a tender offer. Therefore, we are seeking to obtain the approval of our stockholders of the Business Combination Proposal in order to allow our public stockholders to effectuate redemptions of their public shares in connection with the closing of our Business Combination. The adoption of the Merger Agreement is required under Delaware law and the approval of the Business Combination is required under our amended and restated certificate of incorporation. In addition, such approval is also a condition to the closing of the Business Combination under the Merger Agreement.

Q:     What revenues and profits/losses has F45 generated in the last three years?

A:     For the years ended December 31, 2017, 2018 and 2019, F45 had total revenue of $25,500,000, $57,800,000 and $92,700,000, respectively, and net (loss) income of $58,000, $12,800,000 and $(12,600,000), respectively. For additional information, please see the sections entitled “Selected Consolidated Historical Financial and Other Information of F45” and “F45 Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Q:     What will happen in the Business Combination?

A:     Pursuant to the Merger Agreement, and upon the terms and subject to the conditions set forth therein, the Company will acquire F45 in a series of transactions we collectively refer to as the “Business Combination”. At the closing of the Business Combination contemplated by the Merger Agreement, the parties will undertake the following transactions: (i) the merger of First Merger Sub with and into F45, with F45 continuing as the surviving corporation and becoming a direct, wholly owned subsidiary of the Company as a consequence; and (ii) immediately following the First Merger and as part of the same overall transaction as the First Merger, the merger of the Surviving Corporation with and into Second Merger Sub with Second Merger Sub continuing as the surviving entity. As a result of the First Merger, at the closing of the Business Combination and in connection with the First Merger, the Company will own 100% of the outstanding common stock of F45 and each share of common stock of F45 will be cancelled and converted into the right to receive a portion of the consideration. As a result of the Second Merger, the Company will own 100% of the outstanding interests in the Second Merger Sub. After the Business Combination, the Company will own, directly or indirectly, all of the stock of F45 and its direct and indirect subsidiaries.

Q:     Following the Business Combination, will the Company’s securities continue to trade on a stock exchange?

A:     Yes. We intend to apply to continue the listing of the post-Business Combination Company’s Class A Stock, Units and Public Warrants on Nasdaq under the symbols “                ,” “                ” and “                ,” respectively, upon the closing of the Business Combination.

Q:     How has the announcement of the Business Combination affected the trading price of the Company’s Class A Stock?

A:     On June 19, 2020, the trading date before unofficial rumors of the Business Combination were published, the Company’s Class A Stock, Units and Public Warrants closed at $10.16, $10.40 and $1.21, respectively. On June 23, 2020, the trading date before the public announcement of the Business Combination, the Company’s Class A Stock, Units and Warrants closed at $11.37, $12.75 and $2.49, respectively. On July 15, 2020, the trading date immediately prior to the date of this proxy statement, the Company’s Class A Stock, Units and Public Warrants closed at $10.28, $10.60 and $1.01, respectively.

Q:     How will the Business Combination impact the shares of the Company outstanding after the Business Combination?

A:     As a result of the Business Combination and the consummation of the transactions contemplated thereby, the amount of Common Stock outstanding will increase by approximately 218% to approximately 99 million shares of Common Stock (assuming that no shares of Class A Stock are redeemed and that no additional shares of Class A Stock are purchased pursuant to the right of Crescent and the Sponsor to purchase, immediately prior to the closing of the Business Combination, additional shares of Class A Stock to the extent our total cash proceeds are less than $225,000,000). Additional shares of Common Stock may be issuable in the future as a result of the issuance of additional shares that are not currently outstanding, including issuance of shares of Class A Stock upon exercise of the Warrants after the Business Combination. The issuance and sale of such shares in the public market could adversely impact the market price of our Common Stock, even if our business is doing well. Additionally, pursuant to the Incentive Plan, a copy of which is attached to this proxy statement as Annex G, immediately following the closing of the Business Combination, the Company will grant a number of RSUs covering 1,032,298 shares of its Common Stock to each of Chris Payne, F45’s Chief Financial Officer, and Luke Armstrong, F45’s Chief Revenue Officer.

Q:     Is the Business Combination the first step in a “going private” transaction?

A:     No. The Company does not intend for the Business Combination to be the first step in a “going private” transaction. One of the primary purposes of the Business Combination is to provide a platform for F45 to access the U.S. public markets.

Q:     Will the management of F45 change in the Business Combination?

A:     We anticipate that all of the executive officers of F45 will remain with the post-Business Combination Company. In addition, Adam Gilchrist, F45’s Chief Executive Officer, and Chris Payne, F45’s Chief Financial Officer, have each been nominated to serve as directors of the post-Business Combination Company upon completion of the Business Combination. Please see the sections entitled “Proposal No. 4—Election of Directors to the Board of Directors” and “Management After the Business Combination” for additional information.

Q:     What equity stake will current stockholders of the Company and the F45 Stockholders hold in the post-Business Combination Company after the closing?

A:     It is anticipated that, upon completion of the Business Combination: (i) the Company’s public stockholders will retain an ownership interest of approximately 28.5% in the post-Business Combination Company; (ii) our Initial Stockholders will own approximately 5.7% of the post-Business Combination Company; (iii) the Forward Purchasers will own approximately 5.7% of the post-Business Combination Company; and (iv) the F45 Stockholders will own approximately 60.1% of the post-Business Combination Company. The ownership percentages with respect to the post-Business Combination Company (a) do not take into account (1) any redemption by our public stockholders (and the percentages therefore assume our total cash proceeds exceed $225,000,000 without the purchase of additional shares of Class A Stock by Crescent and our Sponsor), (2) Warrants that will remain outstanding immediately following the Business Combination, (3) the issuance of any shares upon completion of the Business Combination under the Incentive Plan, (4) the Earn-Out Shares, and (5) the Lock-Up Shares, but (b) do include (1) the issuance of Class A Stock pursuant to the Amended and Restated Forward Purchase Agreement and (2) the remaining Founder Shares, all of which will be converted into shares of Class A Stock at the closing of the Business Combination on a one-for-one basis. If the actual facts are different than these assumptions (which they are likely to be), the percentage ownership retained by the Company’s existing stockholders and the ownership percentage of the F45 Stockholders in the post-Business Combination Company will be different. For more information, please see the sections entitled “Summary of the Proxy Statement—Impact of the Business Combination on the Company’s Public Float” and “Unaudited Pro Forma Condensed Combined Financial Information.”

Q:     Will the Company assume any of F45’s outstanding financing obligations or obtain new financing in connection with the Business Combination?

A:     The Company will use the proceeds from the Amended and Restated Forward Purchase Agreement, together with the funds in the Trust Account, and, to the extent the Company’s total cash proceeds are otherwise less than $225,000,000, any proceeds from the sale of additional securities of the Company to Crescent and our Sponsor to fund the cash consideration payable to F45 Stockholders in the Business Combination, certain transaction fees and expenses relating to the Business Combination and the repayment of $20 million of the revolver that is outstanding under the Credit Agreement. In addition, the Company will be assuming approximately $27.75 million of the existing net indebtedness of F45. However, the Company does not anticipate obtaining any new debt financing to fund the Business Combination.

Q:     What conditions must be satisfied to complete the Business Combination?

A:     Unless waived by the applicable parties to the Merger Agreement, and subject to applicable law, the closing of the Business Combination is subject to a number of conditions set forth in the Merger Agreement including, among others, expiration of the waiting period under the HSR Act, no objections from the Australian Treasurer following review by FIRB in connection with the FIRB filing, receipt of the stockholder approvals contemplated by this proxy statement and the total cash proceeds of the Company equaling or exceeding $225,000,000. For a summary of the conditions that must be satisfied or waived prior to completion of the Business Combination, please see the section entitled “Proposal No. 1—Approval of the Business Combination—The Merger Agreement.”

Q:     Are there any arrangements to help ensure that the Company will have sufficient funds to fund the aggregate purchase price?

A:     Unless waived by the Company or F45, as applicable, the Merger Agreement provides that our obligation and the obligation of F45 to consummate the Business Combination is conditioned on the total cash proceeds of the Company equaling or exceeding $225,000,000.

Under the Amended and Restated Forward Purchase Agreement, Crescent or parties designated by Crescent will purchase 5,000,000 shares of Class A Stock and 1,666,666 2⁄3 Warrants for an aggregate purchase price of $50,000,000 in a private placement that will close immediately prior to the Business Combination. In addition, Crescent, either alone or with the Sponsor, has the right to purchase additional shares of our Class A Stock at $10.00 per share to the extent the total cash proceeds of the Company are otherwise less than $225,000,000.

The Company will use the proceeds from the Amended and Restated Forward Purchase Agreement, together with the funds in the Trust Account, and, to the extent the Company’s total cash proceeds are otherwise less than $225,000,000, any proceeds from the sale of additional shares of our Class A Stock to Crescent and our Sponsor (i) to fund the cash consideration payable to the F45 Stockholders in the Business Combination, certain transaction fees and expenses relating to the Business Combination and the repayment of approximately $20 million of the revolver that is outstanding under the Credit Agreement, and (ii) to provide the Company with additional liquidity.

Q:     Why is the Company proposing the Nasdaq Proposal?

A:     We are proposing the Nasdaq Proposal in order to comply with Nasdaq Listing Rules 5635(a), (b) and (d), which require stockholder approval of certain transactions that result in the issuance of 20% or more of the outstanding voting power or shares of common stock outstanding before the issuance of such stock or an issuance or potential issuance of stock that would result in a change of control.

In connection with the Business Combination, we expect to issue approximately 58 million shares of Class A Stock in the Business Combination, not taking into consideration any shares issued to Crescent and our Sponsor pursuant to their right to purchase shares to the extent our total cash proceeds are otherwise less than $225,000,000. Because we may issue 20% or more of our outstanding Common Stock when considering together the stock consideration to be issued in the Business Combination and the Amended and Restated Forward Purchase Agreement, we are required to obtain stockholder approval of such issuance pursuant to Nasdaq Listing Rules 5635(a) and (d). Because certain of the F45 Stockholders are expected to receive more than 20% of the Common Stock as part of the stock consideration issued in the Business Combination, we are required to obtain stockholder approval of such issuance pursuant to Nasdaq Listing Rule 5635(b). For more information, please see the section entitled “Proposal No. 2—Approval of the Issuance of More than 20% of the Company’s Issued and Outstanding Common Stock in Connection with the Business Combination.”

Q:     Why is the Company proposing the Charter Proposals?

A:     The Second Amended and Restated Certificate of Incorporation that we are asking our stockholders to adopt in five separate proposals in connection with the Business Combination (collectively, the “Charter Proposals” or “Proposal No. 3”) provides for certain amendments to our existing certificate of incorporation. Pursuant to Delaware law and the Merger Agreement, we are required to submit the Charter Proposals to the Company’s stockholders for adoption. For additional information please see the section entitled “Proposal No. 3—Approval of the Second Amended and Restated Certificate of Incorporation.”

Q:     Why is the Company proposing the Director Election Proposal?

A:     Upon consummation of the Business Combination, our Board anticipates increasing its size from seven directors to eleven directors and providing for three classes of directors (Class I, Class II and Class III), with each Class I director having a term that expires at the post-Business Combination Company’s annual meeting of stockholders in 2021, each Class II director having a term that expires at the post-Business Combination Company’s annual meeting of stockholders in 2022 and each Class III director having a term that expires at the post-Business Combination Company’s annual meeting of stockholders in 2023, or in each case until their respective successors are duly elected and qualified, or until their earlier resignation, removal or death. We anticipate having 4 Class I directors, 4 Class II directors and 3 Class III directors. The Company believes it is in the best interests of stockholders to allow stockholders to vote upon the election of newly appointed directors. Please see the section entitled “Proposal No. 4—Election of Directors to the Board of Directors” for additional information.

Q:     Why is the Company proposing the Incentive Plan Proposal?

A:     The purpose of the Incentive Plan Proposal is to further align the interests of the eligible participants with those of stockholders by providing long-term incentive compensation opportunities tied to the performance of the Company. Please see the section entitled “Proposal No. 5—Approval of the Incentive Plan, Including the Authorization of the Initial Share Reserve under the Incentive Plan” for additional information.

Q:     Why is the Company proposing the Adjournment Proposal?

A:     We are proposing the Adjournment Proposal to allow our Board to adjourn the Special Meeting to a later date or dates to permit further solicitation of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal, the Nasdaq Proposal, the Charter Proposals, the Director Election Proposal or the Incentive Plan Proposal. In no event will our Board adjourn the Special Meeting or consummate the Business Combination beyond March 12, 2021. Please see the section entitled “Proposal No. 6—The Adjournment Proposal” for additional information.

Q:     What happens if I sell my shares of Class A Stock before the Special Meeting?

A:     The record date for the Special Meeting is earlier than the date that the Business Combination is expected to be completed. If you transfer your shares of Class A Stock after the record date, but before the Special

Meeting, unless the transferee obtains from you a proxy to vote those shares, you will retain your right to vote at the Special Meeting. However, you will not be able to seek redemption of your shares of Class A Stock because you will no longer be able to deliver them for cancellation upon consummation of the Business Combination. If you transfer your shares of Class A Stock prior to the record date, you will have no right to vote those shares at the Special Meeting or redeem those shares for a pro rata portion of the proceeds held in our Trust Account.

Q:     What constitutes a quorum at the Special Meeting?

A:     A majority of the issued and outstanding shares of the Company’s Common Stock entitled to vote as of the record date at the Special Meeting must be present virtually or represented by proxy, at the Special Meeting to constitute a quorum and in order to conduct business at the Special Meeting. Abstentions will be counted as present for the purpose of determining a quorum. Our Initial Stockholders, who currently own approximately 20% of our issued and outstanding shares of Common Stock, will count towards this quorum. In the absence of a quorum, the chairman of the Special Meeting has power to adjourn the Special Meeting. As of the record date for the Special Meeting,                shares of our Common Stock would be required to achieve a quorum.

Q:     What vote is required to approve the proposals presented at the Special Meeting?

A:     The following votes are required for each proposal at the Special Meeting:

•

Business Combination Proposal: The approval of the Business Combination Proposal requires the affirmative vote of the holders of a majority of the shares of Common Stock that are voted at the Special Meeting (whether represented by attending the virtual meeting or by proxy). Generally, only votes “FOR” or “AGAINST” are considered to be votes cast. Accordingly, a Company stockholder’s failure to vote by proxy or to vote virtually at the Special Meeting, as well as an abstention from voting and a broker non-vote with regard to the Business Combination Proposal, will have no effect on the Business Combination Proposal. Abstentions will be counted in connection with the determination of whether a valid quorum is established but will have no effect on the Business Combination Proposal. Our Sponsor, officers (other than our officer who was appointed subsequent to our IPO, who does not own any shares of our Common Stock) and directors (including our independent directors) have agreed to vote any shares of Common Stock owned by them in favor of the Business Combination.

•

Nasdaq Proposal: The approval of the Nasdaq Proposal requires the affirmative vote of the holders of a majority of the shares of Common Stock that are voted at the Special Meeting (whether represented by attending the virtual meeting or by proxy). A Company stockholder’s failure to vote by proxy or to vote virtually at the Special Meeting and a broker non-vote with regard to the Nasdaq Proposal will have no effect on the Nasdaq Proposal. The Nasdaq considers abstentions to be votes cast and included in the number of shares of which a majority is required to vote in favor. Accordingly, abstentions will have the same effect as a vote “AGAINST” the Nasdaq Proposal. Our Sponsor, officers (other than our officer who was appointed subsequent to our IPO, who does not own any shares of our Common Stock) and directors (not including our independent directors, who own a total of 75,000 Founder Shares, which represent 0.24% of our issued and outstanding shares of Common Stock) have agreed to vote any shares of Common Stock owned by them in favor of the Nasdaq Proposal.

•

Charter Proposals: The separate approval of each of the Charter Proposals requires the affirmative vote of holders of a majority of our outstanding shares of Common Stock entitled to vote thereon at the Special Meeting. Accordingly, a Company stockholder’s failure to vote by proxy or to vote virtually at the Special Meeting, as well as an abstention from voting and a broker non-vote with regard to any of the Charter Proposals will have the same effect as a vote “AGAINST” such Charter Proposal. Our Sponsor, officers (other than our officer who was appointed subsequent to our IPO, who does not own any shares of our Common Stock) and directors (not including our independent directors, who own a total of 75,000 Founder Shares, which represent 0.24% of our issued and outstanding shares of

Common Stock) have agreed to vote any shares of Common Stock owned by them in favor of the Charter Proposals.

•

Director Election Proposal: Directors are elected by a plurality of all of the votes cast by holders of shares of our Common Stock represented virtually or by proxy and entitled to vote thereon at the Special Meeting. This means that the eleven director nominees who receive the most affirmative votes will be elected. Stockholders may not cumulate their votes with respect to the election of directors. Assuming a valid quorum is established, abstentions and broker non-votes will have no effect on the election of directors. Our Sponsor, officers (other than our officer who was appointed subsequent to our IPO, who does not own any shares of our Common Stock) and directors (not including our independent directors, who own a total of 75,000 Founder Shares, which represent 0.24% of our issued and outstanding shares of Common Stock) have agreed to vote any shares of Common Stock owned by them in favor of the election of each of the director nominees named in the Director Election Proposal.

•

Incentive Plan Proposal: The approval of the Incentive Plan Proposal requires the affirmative vote of the holders of a majority of the shares of Common Stock that are voted at the Special Meeting (whether represented by attending the virtual meeting or by proxy). Generally, only votes “FOR” or “AGAINST” are considered to be votes cast. Accordingly, a Company stockholder’s failure to vote by proxy or to vote virtually at the Special Meeting, as well as an abstention from voting and a broker non-vote will have no effect on the Incentive Plan Proposal. Abstentions will be counted in connection with the determination of whether a valid quorum is established but will have no effect on the Incentive Plan Proposal. Our Sponsor, officers (other than our officer who was appointed subsequent to our IPO, who does not own any shares of our Common Stock) and directors (not including our independent directors, who own a total of 75,000 Founder Shares, which represent 0.24% of our issued and outstanding shares of Common Stock) have agreed to vote any shares of Common Stock owned by them in favor of the Incentive Plan Proposal.

•

Adjournment Proposal: The approval of the Adjournment Proposal requires the affirmative vote of the holders of a majority of the shares of Common Stock that are voted at the Special Meeting (whether represented by attending the virtual meeting or by proxy). Generally, only votes “FOR” or “AGAINST” are considered to be votes cast. Accordingly, a Company stockholder’s failure to vote by proxy or to vote virtually at the Special Meeting, as well as an abstention from voting and a broker non-vote will have no effect on the Adjournment Proposal. Abstentions will be counted in connection with the determination of whether a valid quorum is established but will have no effect on the Adjournment Proposal. Our Sponsor, officers (other than our officer who was appointed subsequent to our IPO, who does not own any shares of our Common Stock) and directors (not including our independent directors, who own a total of 75,000 Founder Shares, which represent 0.24% of our issued and outstanding shares of Common Stock) have agreed to vote any shares of Common Stock owned by them in favor of the Adjournment Proposal.

Q:     What happens if the Business Combination Proposal is not approved?

A:     If the Business Combination Proposal is not approved and we do not consummate a business combination by March 12, 2021, we will be required to dissolve and liquidate our Trust Account.

Q:     May the Company, its Sponsor or the Company’s directors or officers or their affiliates purchase shares in connection with the Business Combination?

A:     In connection with the stockholder vote to approve the proposed Business Combination, our Sponsor, directors or officers or their respective affiliates may privately negotiate transactions to purchase shares from stockholders who would have otherwise elected to have their shares redeemed in conjunction with a proxy solicitation pursuant to the proxy rules for a per-share pro rata portion of the Trust Account. None of our directors or officers or their respective affiliates will make any such purchases when they are in possession of any material non-public information not disclosed to the seller or during a restricted period under Regulation M under the Exchange Act. Such a purchase may include a contractual acknowledgement that such selling stockholder, although still the record holder of our shares, is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights, and could include a contractual provision that directs such selling stockholder to vote such shares in a manner directed by the purchaser. In the event that our Sponsor, directors or officers or their affiliates purchase shares in privately negotiated transactions from public stockholders who have already elected to exercise their redemption rights, such selling stockholders would be required to revoke their prior elections to redeem their shares. Any such privately negotiated purchases may be effected at purchase prices that are below or in excess of the per-share pro rata portion of the Trust Account.

Q:     How many votes do I have at the Special Meeting?

A:     Our stockholders are entitled to one vote on each proposal presented at the Special Meeting for each share of Common Stock held of record as of                , 2020, the record date for the Special Meeting. As of the close of business on the record date, there were                outstanding shares of our Common Stock.

Q:     How do I vote?

A:     If you were a holder of record of our Common Stock on                , 2020, the record date for the Special Meeting, you may vote with respect to the proposals at the Special Meeting, or by completing, signing, dating and returning the enclosed proxy card in the postage-paid envelope provided.

Voting by Mail. By signing the proxy card and returning it in the enclosed prepaid and addressed envelope, you are authorizing the individuals named on the proxy card to vote your shares at the Special Meeting in the manner you indicate. We encourage you to sign and return the proxy card even if you plan to attend the Special Meeting so that your shares will be voted if you are unable to attend the Special Meeting. If you receive more than one proxy card, it is an indication that your shares are held in multiple accounts. Please sign and return all proxy cards to ensure that all of your shares are voted. Votes submitted by mail must be received by                on                 , 2020.

Voting at the Meeting. If you virtually attend and plan to vote at the Special Meeting, we will provide instructions for doing so during the live webcast. If your shares are registered directly in your name, you are considered the stockholder of record and you have the right to vote virtually at the Special Meeting. If you hold your shares in “street name,” which means your shares are held of record by a broker, bank or other nominee, you should follow the instructions provided by your broker, bank or nominee to ensure that votes related to the shares you beneficially own are properly counted. In this regard, you must provide the record holder of your shares with instructions on how to vote your shares or, if you wish to attend the Special Meeting and vote virtually, you will need to bring to the Special Meeting a legal proxy from your broker, bank or nominee authorizing you to vote these shares. For additional information, please see the section entitled “Special Meeting of Company Stockholders.”

Q:     What will happen if I abstain from voting or fail to vote at the Special Meeting?

A:     At the Special Meeting, we will count a properly executed proxy marked “ABSTAIN” with respect to a particular proposal as present for purposes of determining whether a quorum is present. For purposes of approval, a failure to vote or an abstention will have no effect on the Business Combination Proposal, the Director Election Proposal, the Incentive Plan Proposal and the Adjournment Proposal. A failure to vote or abstention will have the same effect as a vote “AGAINST” each of the Charter Proposals. An abstention will have the same effect as a vote “AGAINST” the Nasdaq Proposal, while a failure to vote will have no effect on the Nasdaq Proposal.

Q:     What will happen if I sign and return my proxy card without indicating how I wish to vote?

A:     Signed and dated proxies received by us without an indication of how the stockholder intends to vote on a proposal will be voted “FOR” each proposal presented to the stockholders. The proxyholders may use their discretion to vote on any other matters which properly come before the Special Meeting.

Q:     If I am not going to attend the Special Meeting virtually, should I return my proxy card instead?

A:     Yes. Whether you plan to attend the Special Meeting or not, please read the enclosed proxy statement carefully, and vote your shares by completing, signing, dating and returning the enclosed proxy card in the postage-paid envelope provided.

Q:     If my shares are held in “street name,” will my broker, bank or nominee automatically vote my shares for me?

A:     No. Under the rules of various national and regional securities exchanges, your broker, bank, or nominee cannot vote your shares with respect to non-routine matters unless you provide instructions on how to vote in accordance with the information and procedures provided to you by your broker, bank, or nominee. We believe the proposals presented to the stockholders at this Special Meeting will be considered non-routine and, therefore, your broker, bank, or nominee cannot vote your shares without your instruction on any of the proposals presented at the Special Meeting. If you do not provide instructions with your proxy, your broker, bank, or other nominee may deliver a proxy card expressly indicating that it is NOT voting your shares; this indication that a broker, bank, or nominee is not voting your shares is referred to as a “broker non-vote.” Broker non-votes will not be counted for the purposes of determining the existence of a quorum or for purposes of determining the number of votes cast at the Special Meeting. Your bank, broker, or other nominee can vote your shares only if you provide instructions on how to vote. You should instruct your broker to vote your shares in accordance with directions you provide.

Q:     How will a broker non-vote impact the results of each proposal?

Broker non-votes will count as a vote “AGAINST” each of the Charter Proposals but will not have any effect on the outcome of any other proposals.

Q:     May I change my vote after I have mailed my signed proxy card?

A:     Yes. You may change your vote by sending a later-dated, signed proxy card to our Secretary at the address listed below so that it is received by our Secretary prior to the Special Meeting or attend the Special Meeting virtually and vote. You also may revoke your proxy by sending a notice of revocation to our Secretary, which must be received by our Secretary prior to the Special Meeting.

Q:     What should I do if I receive more than one set of voting materials?

A:     You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a holder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive in order to cast your vote with respect to all of your shares.

Q:     How will the Company’s Sponsor, directors and officers vote?

A:     Prior to our IPO, we entered into a letter agreement with our Sponsor and each of our directors and officers at the time (which includes our Initial Stockholders). We also entered into a letter agreement with our director who was appointed after our IPO, and we have entered into the Sponsor Support Agreement with our Sponsor and certain of our directors and officers. Pursuant to these agreements: (i) our Sponsor, officers (other than our officer who was appointed subsequent to our IPO, who does not own any shares of our Common Stock) and directors (including our independent directors) have agreed to vote any shares of Common Stock owned by them in favor of the Business Combination; and (ii) our Sponsor, officers (other than our officer who was appointed subsequent to our IPO, who does not own any shares of our Common Stock) and directors (not including our independent directors, who own a total of 75,000 Founder Shares, which represent 0.24% of our issued and outstanding shares of Common Stock) have agreed to vote any shares of Common Stock owned by them in favor of the Business Combination and each of the proposals to be considered at the Special Meeting. None of our Sponsor, directors or officers has purchased any shares of our Common Stock during or after our IPO and, as of the date of this proxy statement, neither we nor our Sponsor, directors or officers have entered into agreements, and are not currently in negotiations, to purchase shares prior to the consummation of the Business Combination. Currently, our Initial Stockholders own approximately 20% of our issued and outstanding shares of Common Stock, including all of the Founder Shares, and will vote all such shares at the Special Meeting.

Q:     What interests do the Sponsor and the Company’s current officers and directors have in the Business Combination?

A:     Our Sponsor and certain members of our Board and officers have interests in the Business Combination that are different from or in addition to (and which may conflict with) your interests. You should take these interests into account in deciding whether to approve the Business Combination. These interests include:

•

the fact that our Sponsor, officers (other than our officer who was appointed subsequent to our IPO, who does not own any shares of our Common Stock) and directors (including our independent directors) have agreed to waive their redemption rights with respect to any shares of our Common Stock they may hold in connection with the consummation of the Business Combination, including all of the Founder Shares;

•

the fact that our Sponsor has agreed to, in its capacity as the holder of a majority of our Class F Stock, waive the right to a conversion price adjustment with respect to all shares of our Class F Stock in connection with the consummation of the Business Combination, such authority granted to the majority holders of our Class F Stock in our amended and restated certificate of incorporation;

•

the fact that our Sponsor paid an aggregate of $25,000 for 6,250,000 shares of Class F Stock (75,000 of which have been transferred to our independent directors, after giving effect to the (i) surrender of 1,437,500 shares on November 29, 2017 and (ii) forfeiture of 937,500 shares in April 2019) which will be converted into Class A Stock upon the closing of the Business Combination, including the Lock-Up Shares whose restrictions on transfer are subject to release only if the price of Class A Stock trading on Nasdaq or another national securities exchange exceeds certain thresholds and are otherwise forfeited, but which will have no value if a business combination is not consummated by March 12, 2021;

•

the fact that our Initial Stockholders have agreed to waive their rights to liquidating distributions from the Trust Account with respect to their Founder Shares if we fail to complete an initial business combination by March 12, 2021;

•

the fact that our Sponsor paid an aggregate of approximately $7,000,000 for its 7,000,000 Private Placement Warrants to purchase shares of Class A Stock and that such Private Placement Warrants will expire with no value if a business combination is not consummated by March 12, 2021, but which our Sponsor will have a right to exercise following the Business Combination, subject to certain lock-up periods;

•

if the Trust Account is liquidated, including in the event we are unable to complete an initial business combination within the required time period, our Sponsor has agreed to indemnify us to ensure that the proceeds in the Trust Account are not reduced below $10.00 per public share, or such lesser per public share amount as is in the Trust Account on the liquidation date, by the claims of prospective target businesses with which we have entered into an acquisition agreement or claims of any third party (other than our independent public accountants) for services rendered or products sold to us, but only if such a third party or target business has not executed a waiver of any and all rights to seek access to the Trust Account;

•

the fact that our Sponsor will have the right to nominate two independent directors of the post-Business Combination Company pursuant to a stockholders agreement to be entered into upon closing of the Business Combination;

•	the anticipated continuation of two of our existing directors, Robert D. Beyer and Todd M. Purdy, as directors of the post-Business Combination Company;

•	the continued indemnification of our existing directors and officers and the continuation of our directors’ and officers’ liability insurance after the Business Combination;

•

the fact that our Sponsor, officers and directors will lose their entire investment in us and will not be reimbursed for any out-of-pocket expenses if an initial business combination is not consummated by March 12, 2021;

•

that, as described in the Charter Proposals and reflected in Annex C, our proposed Second Amended and Restated Certificate of Incorporation will be amended to expressly elect not to be bound or governed by, or otherwise subject to, Section 203 of the DGCL, thereby removing certain restrictions on business combinations with interested stockholders (which amendment will become effective 12 months after the Second Amended and Restated Certificate of Incorporation is filed and becomes effective);

•

that, at the closing of the Business Combination we will enter into the Amended and Restated Registration Rights Agreement, which provides for registration rights to, among others, our Sponsor, Crescent and their permitted transferees;

•

that Crescent has entered into the Amended and Restated Forward Purchase Agreement with the Company, pursuant to which Crescent has committed to purchase, subject to the terms and conditions set forth in the Amended and Restated Forward Purchase Agreement, including a lock-up period that restricts the transfer of securities issued pursuant to the Amended and Restated Forward Purchase Agreement, an aggregate of 5,000,000 shares of Class A Stock plus 1,666,666 2⁄3 Warrants for an aggregate purchase price of $50,000,000 in cash in a private placement that will close immediately prior to the Business Combination, which such commitment Crescent may assign, in whole or in part, to certain transferees, including, but not limited to, its current or prospective limited partners (Crescent and such possible transferees together comprising the Forward Purchasers); and

•

that Crescent, either alone or with our Sponsor, has the right but not the obligation to purchase immediately prior to the closing of the Business Combination additional shares of Class A Stock at a purchase price of $10.00 per share, subject to reasonably acceptable terms to be provided in a separate agreement, to the extent our total cash proceeds are less than $225,000,000.

These interests may influence our directors in making their recommendation that you vote in favor of the approval of the Business Combination.

Q:     Did the Company’s Board obtain a third party valuation or fairness opinion in determining whether or not to proceed with the Business Combination?

A:     No. Neither our Board nor any committee thereof is required to obtain an opinion from an independent investment banking or accounting firm that the price that we are paying for F45 is fair to us from a financial point of view. Neither our Board nor any committee thereof obtained a third party valuation in connection with the Business Combination. In analyzing the Business Combination, our Board conducted due diligence on F45 and reviewed comparisons of selected financial data of F45 with certain of its peers in the industry and the financial terms set forth in the Merger Agreement. Based on the foregoing, our Board concluded that the Business Combination was in the best interest of the Company’s stockholders.

Q:     What happens if I vote against the Business Combination Proposal?

A:     If you vote against the Business Combination Proposal but the Business Combination Proposal still obtains the affirmative vote of the holders of a majority of the shares of Common Stock that are voted at the Special Meeting, then the Business Combination Proposal will be approved and, assuming the approval of the Incentive Plan Proposal, the Director Election Proposal, the Nasdaq Proposal and each of the Charter Proposals and the satisfaction or waiver of the other conditions to closing, the Business Combination will be consummated in accordance with the terms of the Merger Agreement.

If you vote against the Business Combination Proposal and the Business Combination Proposal does not obtain the affirmative vote of the holders of a majority of the shares of Common Stock that are voted at the Special Meeting, then the Business Combination Proposal will fail and we will not consummate the Business Combination. If we do not consummate the Business Combination, we may continue to try to complete a business combination with a different target business until March 12, 2021. If we fail to complete an initial business combination by March 12, 2021, then we will be required to dissolve and liquidate the Trust Account by returning the then-remaining funds in such account to our public stockholders.

Q:     Do I have redemption rights?

A:     If you are a holder of public shares, you may redeem your public shares for cash at the applicable redemption price per share equal to the quotient obtained by dividing (i) the aggregate amount on deposit in the Trust Account as of two business days prior to the consummation of the Business Combination, including interest not previously released to the Company to pay its franchise and income taxes, by (ii) the total number of then outstanding public shares; provided that the Company will not redeem any shares of Class A Stock issued in the IPO to the extent that such redemption would result in the Company’s net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Exchange Act) equaling less than $5,000,001. A public stockholder, together with any of his, her or its affiliates or any other person with whom it is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming in the aggregate his, her or its shares or, if part of such a group, the group’s shares, in excess of 15% of the shares of Class A Stock included in the units sold in our IPO. Holders of our outstanding Public Warrants do not have redemption rights in connection with the Business Combination. Our Sponsor, directors and officers have agreed to waive their redemption rights with respect to any shares of our Common Stock they may hold in connection with the consummation of the Business Combination, and the Founder Shares will be excluded from the pro rata calculation used to determine the per-share redemption price. Our Sponsor has also agreed to, in its capacity as the holder of a majority of our Class F Stock, waive the right to a conversion price adjustment with respect to all shares of our Class F Stock in connection with the consummation of the Business Combination, such authority granted to the majority holders of our Class F Stock in our amended and restated certificate of incorporation. For illustrative purposes, based on the fair value of investment securities held in the Trust Account of approximately $253,760,110.55 as of July 15, 2020, the estimated per share redemption price would have been approximately $10.15. Additionally, shares properly tendered for redemption will only be redeemed if the Business Combination is consummated; otherwise holders of such shares will only be entitled to a pro rata portion of the Trust Account (including interest not previously released to the Company to pay its franchise and income taxes) in connection with the liquidation of the Trust Account, unless we complete an alternative business combination prior to March 12, 2021.

Q:     Can the Company’s Initial Stockholders redeem their Founder Shares in connection with consummation of the Business Combination?

A:     No. Our Initial Stockholders have agreed to waive their redemption rights with respect to their Founder Shares and any public shares they may hold in connection with the consummation of our Business Combination. Our Sponsor has also agreed to, in its capacity as the holder of a majority of our Class F Stock, waive the right to a conversion price adjustment with respect to all shares of our Class F Stock in connection with the consummation of the Business Combination, such authority granted to the majority holders of our Class F Stock in our amended and restated certificate of incorporation.

Q:     Is there a limit on the number of shares I may redeem?

A:     Yes. A public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), is restricted from exercising redemption rights with respect to more than an aggregate of 15% of the shares sold in our IPO. Accordingly, all shares in excess of 15% owned by a holder or “group” of holders will not be redeemed for cash. On the other hand, a public stockholder who holds less than 15% of the public shares of Class A Stock and is not a member of a “group” may redeem all of the public shares held by such stockholder for cash.

In no event is your ability to vote all of your shares (including those shares held by you or by a “group” in excess of 15% of the shares sold in our IPO) for or against our Business Combination restricted.

We have no specified maximum redemption threshold under our amended and restated certificate of incorporation, other than the aforementioned 15% threshold. Each redemption of shares of Class A Stock by our public stockholders will reduce the amount in our Trust Account, which held cash and investment securities with a fair value of approximately $253,760,110.55 as of July 15, 2020. The Merger Agreement provides that our obligation and the obligation of F45 to consummate the Business Combination is conditioned on total cash proceeds of the Company equaling or exceeding $225,000,000. This condition to closing in the Merger Agreement is for the sole benefit of the parties thereto and may be waived by such parties. If, as a result of redemptions of Class A Stock by our public stockholders, this condition is not met (or waived), then we or F45 may elect not to consummate the Business Combination. In addition, in no event will we redeem shares of our Class A Stock in an amount that would result in the Company’s net tangible assets equaling less than $5,000,001.

Q:     Is there a limit on the total number of shares that may be redeemed?

A:     Yes. Our amended and restated certificate of incorporation provides that we may not redeem our public shares in an amount that would result in the Company’s net tangible assets equaling less than $5,000,001 (such that we are not subject to the SEC’s “penny stock” rules) or any greater net tangible asset or cash requirement which may be contained in the Merger Agreement. Other than this limitation, our amended and restated certificate of incorporation does not provide a specified maximum redemption threshold. In addition, the Merger Agreement provides that our obligation and the obligation of F45 to consummate the Business Combination is conditioned on total cash proceeds of the Company equaling or exceeding $225,000,000. In the event the aggregate cash consideration we would be required to pay for all shares of Class A Stock that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the Merger Agreement exceeds the aggregate amount of cash available to us, we may not complete the Business Combination or redeem any shares, all shares of Class A Stock submitted for redemption will be returned to the holders thereof, and we instead may search for an alternate business combination.

Q:     Will how I vote affect my ability to exercise redemption rights?

A:     No. You may exercise your redemption rights whether you vote your shares of Common Stock for or against, or whether you abstain from voting on the Business Combination Proposal or any other proposal described by this proxy statement. As a result, the Merger Agreement can be approved by stockholders who will redeem their shares and no longer remain stockholders, leaving stockholders who choose not to redeem their shares holding shares in a company with a potentially less-liquid trading market, fewer stockholders, potentially less cash and the potential inability to meet the listing standards of Nasdaq.

Q:     How do I exercise my redemption rights?

A:     In order to exercise your redemption rights, you must, (i) if you hold Units, separate the underlying shares of Class A Stock and Warrants, and (ii) prior to                on                , 2020 (two business days before the

Special Meeting), tender your shares physically or electronically and submit a request in writing that we redeem your public shares for cash to Continental Stock Transfer & Trust Company, our Transfer Agent, at the following address:

Continental Stock Transfer & Trust Company

1 State Street 30th Floor

New York, New York 10004

Attention: Mark Zimkind

Email: mzimkind@continentalstock.com

Stockholders seeking to exercise their redemption rights and opting to deliver physical certificates should allot sufficient time to obtain physical certificates from the Transfer Agent and time to effect delivery. It is our understanding that stockholders should generally allot at least two weeks to obtain physical certificates from the Transfer Agent. However, we do not have any control over this process and it may take longer than two weeks. Stockholders who hold their shares in street name will have to coordinate with their bank, broker or other nominee to have the shares certificated or delivered electronically.

Stockholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name” are required to either tender their certificates to our Transfer Agent prior to the date set forth in these proxy materials, or up to two business days prior to the vote on the proposal to approve the Business Combination at the Special Meeting, or to deliver their shares to the Transfer Agent electronically using Depository Trust Company’s (“DTC”) Deposit/Withdrawal At Custodian (“DWAC”) system, at such stockholder’s option. The requirement for physical or electronic delivery prior to the Special Meeting ensures that a redeeming stockholder’s election to redeem is irrevocable once the Business Combination is approved.

There is a nominal cost associated with the above-referenced tendering process and the act of certificating the shares or delivering them through the DWAC system. The Transfer Agent will typically charge a tendering broker a fee and it is in the broker’s discretion whether or not to pass this cost on to the redeeming stockholder. However, this fee would be incurred regardless of whether or not we require stockholders seeking to exercise redemption rights to tender their shares, as the need to deliver shares is a requirement to exercising redemption rights, regardless of the timing of when such delivery must be effectuated.

Q:     What are the U.S. federal income tax consequences of exercising my redemption rights?

A:     Whether the redemption is subject to U.S. federal income tax depends on the particular facts and circumstances. Please see the section entitled “Proposal No. 1—Approval of the Business Combination—United States Federal Income Tax Considerations for Stockholders Exercising Redemption Rights.” We urge you to consult your tax advisors regarding the tax consequences of exercising your redemption rights.

Q:     If I am a Company warrant holder, can I exercise redemption rights with respect to my Public Warrants?

A:     No. The holders of our Public Warrants have no redemption rights with respect to our Public Warrants.

Q:     Do I have appraisal rights if I object to the proposed Business Combination?

A:     No. Appraisal rights are not available to holders of our Common Stock in connection with the Business Combination.

Q:     What happens to the funds held in the Trust Account upon consummation of the Business Combination?

A:     The Company will use the proceeds from the Amended and Restated Forward Purchase Agreement, together with the funds in the Trust Account, and, to the extent the Company’s total cash proceeds are otherwise less than $225,000,000, any proceeds from the sale of additional shares of Class A Stock to Crescent and our Sponsor to fund the cash consideration payable to F45 Stockholders in the Business Combination, certain transaction fees and expenses relating to the Business Combination and the repayment of approximately $20 million of the revolver that is outstanding under the Credit Agreement, and to provide the Company with additional liquidity.

Q:     What happens if the Business Combination is not consummated?

A:     There are certain circumstances under which the Merger Agreement may be terminated. Please see the section entitled “Proposal No. 1—Approval of the Business Combination—The Merger Agreement” for information regarding the parties’ specific termination rights.

If we do not consummate the Business Combination, we may try to complete a business combination with a different target business until March 12, 2021. If we fail to complete an initial business combination by March 12, 2021, then we will: (i) cease all operations except for the purpose of winding up; (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem our public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest not previously released to the Company to pay its franchise and income taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish our public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law; and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our Board, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the initial public offering price per unit in the IPO. Please see the section entitled “Risk Factors—Risks Related to the Company and the Business Combination.”

Holders of our Founder Shares have waived any right to any liquidation distribution with respect to such shares. In addition, if we fail to complete a business combination by March 12, 2021, there will be no redemption rights or liquidating distributions with respect to our outstanding warrants, which will expire worthless.

Q:     When is the Business Combination expected to be completed?

A:     The closing of the Business Combination is expected to take place on or prior to the third business day following the satisfaction or waiver of the conditions described below in the subsection entitled “Proposal No. 1—Approval of the Business Combination—Conditions to Closing of the Business Combination.” The closing is expected to occur in                . The Merger Agreement may be terminated by the Company or F45 if the closing of the Business Combination has not occurred by December 24, 2020; provided, however, that the right to terminate the Merger Agreement by such date will not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Business Combination to occur on or before such date and such action or failure to act constitutes a breach of the Merger Agreement; provided, further, that either the Company or F45 may extend such date to February 24, 2021 if all of the conditions to closing of the Business Combination have been satisfied or waived other than certain regulatory approvals; provided, further, that such date shall be automatically extended day-for-day for each business day a government shutdown is in effect that prevents the consummation of the Business Combination for a maximum of 60 days unless otherwise mutually agreed in writing by the parties to the Merger Agreement.

For a description of the conditions to the completion of the Business Combination, see the section entitled “Proposal No. 1—Approval of the Business Combination—Conditions to Closing of the Business Combination.”

Q:     What do I need to do now?

A:     You are urged to read carefully and consider the information contained in this proxy statement, including the Annexes, and to consider how the Business Combination will affect you as a stockholder. You should then vote as soon as possible in accordance with the instructions provided in this proxy statement and on the enclosed proxy card or, if you hold your shares through a brokerage firm, bank or other nominee, on the voting instruction form provided by the broker, bank or nominee.

Q:     Who will solicit and pay the cost of soliciting proxies for the Special Meeting?

A:     The Company is soliciting proxies on behalf of its Board. The Company will pay the cost of soliciting proxies for the Special Meeting. The Company has engaged Morrow to assist in the solicitation of proxies for the Special Meeting. The Company has agreed to pay Morrow a fee of $25,000, plus disbursements, and will reimburse Morrow for its reasonable out-of-pocket expenses and indemnify Morrow and its affiliates against certain claims, liabilities, losses, damages and expenses. The Company will also reimburse banks, brokers and other custodians, nominees and fiduciaries representing beneficial owners of shares of the Company’s Common Stock for their expenses in forwarding soliciting materials to beneficial owners of the Company’s Common Stock and in obtaining voting instructions from those owners. Our directors, officers and employees may also solicit proxies by telephone, by facsimile, by mail, on the Internet or in person. They will not be paid any additional amounts for soliciting proxies.

Q:     Who can help answer my questions?

A:     If you have questions about the proposals or if you need additional copies of this proxy statement or the enclosed proxy card you should contact:

Crescent Acquisition Corp

11100 Santa Monica Boulevard, Suite 2000

Los Angeles, CA 90025

(310) 235-5900

Attention: George P. Hawley

Email: spacir@crescentcap.com

You may also contact our proxy solicitor at:

Morrow Sodali LLC

470 West Avenue

Stamford, CT 06902

Individuals, please call toll-free: (800) 662-5200

Banks and brokerage, please call: (203) 658-9400

Email: CRSA.info@investor.morrowsodali.com

To obtain timely delivery, our stockholders must request the materials no later than five business days prior to the Special Meeting.

You may also obtain additional information about us from documents filed with the SEC by following the instructions in the section entitled “Where You Can Find More Information.”

If you intend to seek redemption of your public shares, you will need to send a letter demanding redemption and deliver your stock (either physically or electronically) to our Transfer Agent prior to the Special Meeting in accordance with the procedures detailed under the question “How do I exercise my redemption rights?” If you have questions regarding the certification of your position or delivery of your stock, please contact our Transfer Agent:

Continental Stock Transfer & Trust Company

One State Street Plaza, 30th Floor

New York, New York 10004

Attention: Mark Zimkind

Email: mzimkind@continentalstock.com

SUMMARY OF THE PROXY STATEMENT

This summary highlights selected information contained in this proxy statement and does not contain all of the information that may be important to you. You should read carefully this entire proxy statement, including the Annexes and accompanying financial statements of the Company and F45, to fully understand the proposed Business Combination (as described below) before voting on the proposals to be considered at the Special Meeting (as described below). Please see the section entitled “Where You Can Find More Information” beginning on page 312 of this proxy statement.

Unless otherwise specified, all share calculations assume (i) no exercise of redemption rights by the Company’s public stockholders; (ii) no inclusion of any shares of Class A Stock issuable upon the exercise of the Warrants or any shares to be issued pursuant to the Incentive Plan at or following the closing of the Business Combination; and (iii) no additional shares of Class A Stock are issued pursuant to the right of Crescent and the Sponsor to purchase immediately prior to the closing of the Business Combination additional shares of Class A Stock to the extent our total cash proceeds are less than $225,000,000.

Parties to the Business Combination

The Company

The Company is a blank check company incorporated on November 17, 2017 as a Delaware corporation and formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses.

The Company’s securities are traded on Nasdaq under the ticker symbols “CRSA,” “CRSAU” and “CRSAW.” The Company intends to apply to continue the listing of its Class A Stock, Units and Public Warrants on Nasdaq under the symbols “                ,” “                ” and “                ,” respectively, upon the closing of the Business Combination.

The mailing address of the Company’s principal executive office is 11100 Santa Monica Blvd., Suite 2000, Los Angeles, CA 90025 and its phone number is (310) 235-5900.

First Merger Sub

First Merger Sub, a Delaware corporation, is a wholly owned subsidiary of the Company, formed by the Company on June 18, 2020 to consummate the Business Combination. In the Business Combination, First Merger Sub will merge with and into F45, with F45 continuing as the surviving corporation.

The mailing address of First Merger Sub’s principal executive office is 11100 Santa Monica Blvd., Suite 2000, Los Angeles, CA 90025 and its phone number is (310) 235-5900.

Second Merger Sub

Second Merger Sub, a Delaware limited liability company, is a wholly owned subsidiary of the Company, formed by the Company on June 18, 2020 to consummate the Business Combination. In the Business Combination, the Surviving Corporation will merge with and into Second Merger Sub, with Second Merger Sub continuing as the surviving entity.

The mailing address of Second Merger Sub’s principal executive office is 11100 Santa Monica Blvd., Suite 2000, Los Angeles, CA 90025 and its phone number is (310) 235-5900.

F45

F45 is a Delaware corporation that was formed in March 2019 under the name “Flyhalf Holdings Inc.” F45 was formed by MWIG LLC in connection with its acquisition of a minority interest in F45 and, on March 15, 2019, in connection with the consummation of that transaction, F45 changed its name to “F45 Training Holdings Inc.” In the Business Combination, First Merger Sub will merge with and into F45, with F45 continuing as the Surviving Corporation, and immediately thereafter the Surviving Corporation will merge with and into Second Merger Sub, with Second Merger Sub continuing as the surviving entity.

The mailing address of F45’s principal executive office is 236 California Street, El Segundo, CA 90245 and its phone number is (818) 962-8791.

Stockholder Representative

The Stockholder Representative, a Colorado limited liability company, was formed on March 14, 2007. In connection with the Business Combination, the Stockholder Representative is acting as the representative, agent and attorney-in-fact of the F45 Stockholders.

The mailing address of the Stockholder Representative’s principal executive office is 950 17th Street, Suite 1400, Denver, CO 80202 and its phone number is (303) 222-2080.

F45’s Business

F45 was founded in 2013 by Adam Gilchrist and Rob Deutsch in Sydney, Australia. F45 is one of the fastest growing fitness franchisors in the United States (based on number of franchises sold in the United States), focused on creating a leading global fitness training and lifestyle brand. F45 offers consumers functional 45-minute workouts that are effective, fun and community-driven. In just seven years, F45 has scaled its global footprint to 1,959 franchises sold in 53 countries, including 1,240 open studios, as of March 31, 2020. Its workouts combine elements of high-intensity interval, circuit and functional training to offer consumers what F45 believes is the world’s best functional training workout. F45 delivers its workouts through its digitally-connected global network of studios, and F45 has built a differentiated, technology-enabled platform that allows it to create and distribute workouts to its global franchisee base. F45’s platform enables the rapid scalability of its model and helps to promote the success of its franchisees. The in-studio experience utilizes F45’s proprietary technologies: its fitness programming algorithm and its patented technology-enabled delivery platform. F45’s fitness programming algorithm leverages a rich content database of over 2,900 unique functional training movements to offer new workouts each day. F45 operates an almost 100% franchise model that offers compelling economics to F45 and its franchisees. For more information about F45, please see the sections entitled “Information About F45,” “F45 Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Management after the Business Combination.”

The Business Combination Proposal

On June 24, 2020, the Company entered into the Merger Agreement, by and among the Company, First Merger Sub, Second Merger Sub, F45 and the Stockholder Representative. The Merger Agreement provides for, among other things: (i) the merger of First Merger Sub with and into F45, with F45 continuing as the surviving corporation and becoming a direct, wholly owned subsidiary of the Company as a consequence; and (ii) immediately following the First Merger and as part of the same overall transaction as the First Merger, the merger of the Surviving Corporation with and into Second Merger Sub with Second Merger Sub continuing as the surviving entity. For more information about the transactions contemplated by the Merger Agreement, please see the section entitled “Proposal No. 1—Approval of the Business Combination.” A copy of the Merger Agreement is attached to this proxy statement as Annex A.

Consideration to the F45 Stockholders in the Business Combination

In accordance with and subject to the terms of the Merger Agreement and customary adjustments set forth therein, the base aggregate merger consideration to be paid in connection with the Business Combination is $795 million, which amount will be: (i) increased by the amount of cash and cash equivalents held by F45 and its direct and indirect subsidiaries as of 12:01 a.m., Eastern Time, on the date of the closing of the Business Combination; (ii) decreased by the amount of F45’s outstanding indebtedness as of 12:01 a.m., Eastern Time, on the date of the closing of the Business Combination; (iii) decreased by the aggregate amount of up to $15,000,000 in transaction expenses incurred by the Company prior to the closing of the Business Combination; (iv) decreased by the aggregate amount of certain transaction expenses incurred by F45 and its direct or indirect subsidiaries, to the extent incurred but not paid by F45 prior to the closing of the Business Combination, which amount shall also include transaction-related bonuses and other amounts payable in connection with or in anticipation of the consummation of the Business Combination but shall not include expenses incurred by F45 in connection with F45’s prior exploration of an initial public offering; (v) increased by the amount of interest accrued on deposits in the Trust Account, after giving effect to taxes paid or payable and any redemptions that may be elected by any of our public stockholders for their pro rata share of the aggregate amount of funds in the Trust Account as of two business days prior to the closing of the Business Combination (which instructions to redeem such public shares are further discussed in the accompanying proxy statement); (vi) decreased by the $2,000,000 to be placed into the Adjustment Escrow Account; and (vii) decreased by the Stockholder Representative Expense Holdback Amount.

The consideration to be paid to the F45 Stockholders will be a combination of cash and stock (including Earn-Out Shares). The amount of cash consideration payable to F45 Stockholders is a minimum of $159,266,170.73 and a maximum of $201,900,000, excluding, in each case, the $2,000,000 that will be placed into the Adjustment Escrow Account and the Stockholder Representative Expense Holdback Amount. The exact amount of cash consideration payable to the F45 Stockholders is to be determined as follows: the sum of: (a) $159,266,170.73; plus (b) an amount no less than $0 and no greater than $42,633,829.27 to be calculated as follows: (i) the aggregate amount of cash contained in the Trust Account immediately prior to the closing of the Business Combination after making payments in connection with redemptions that may be elected by our public stockholders; plus (ii) all cash and cash equivalents held by the Company outside of the Trust Account immediately prior to the closing of the Business Combination; less (iii) $2,000,000 to be placed into the Adjustment Escrow Account; less (iv) the Stockholder Representative Expense Holdback Amount; plus (v) $50,000,000 of Company proceeds pursuant to the Amended and Restated Forward Purchase Agreement; plus (vi) any additional Company proceeds pursuant to the right but not the obligation of Crescent, either alone or with our Sponsor, to purchase additional shares of Class A Stock immediately prior to the closing of the Business Combination at a purchase price of $10.00 per share, subject to reasonably acceptable terms to be provided in a separate agreement, to the extent the sum of (i) through (v) is less than $225,000,000 (we refer to the sum of (i) through this (vi) as our “total cash proceeds”); less (vii) $159,266,170.73; less (viii) the Aggregate Transaction Expenses; and less (ix) cash to be retained by the Company in the amount of $100,000,000 less the Aggregate Transaction Expenses.

The remainder of the consideration paid to the F45 Stockholders will be stock consideration, consisting of at least approximately 53 million newly-issued shares of Class A Stock, which shares will be valued at $10.00 per share for purposes of determining the aggregate number of shares payable to the F45 Stockholders for their ownership interests in F45. The number of shares of Class A Stock to be issued to the F45 Stockholders as consideration is subject to adjustment, depending on, among other things, the level of redemptions of shares of our Class A Stock by our public stockholders or in certain cases to preserve the intended tax-free treatment of the Business Combination. To the extent the stock consideration is increased, there will be a corresponding reduction to the cash consideration paid to the F45 Stockholders. Following the closing of the Business Combination, each of the F45 Stockholders may receive cash consideration or, in some cases, share consideration as a result of any adjustment of the purchase price.

The F45 Stockholders will also receive at the closing of the Business Combination, as additional consideration, Earn-Out Shares in the form of 5,000,000 shares of Class B Stock and 5,000,000 shares of Class C Stock, such shares of Class B Stock and Class C Stock to become convertible initially on a one-for-one basis into shares of Class A Stock if the price of Class A Stock trading on Nasdaq or another national securities exchange exceeds certain thresholds during the five-year period following the closing of the Business Combination. Such conversion is subject to adjustment in the event that any individual holder of Class B Stock or Class C Stock sells shares of Class A Stock in the first year following the Business Combination. In such event, the aggregate number of shares of Class A Stock issuable upon conversion of the Class B Stock or the Class C Stock, as applicable, will be reallocated on a pro forma basis based on the holders’ Class A Stock ownership on the earlier of the conversion date and the first anniversary of the closing of the Business Combination. Such conversion is also subject to acceleration in connection with a change of control transaction where the price threshold would otherwise be met. Following such five-year period, any shares of Class B Stock and Class C Stock that have not become convertible will be deemed cancelled and retired.

For more information about the Merger Agreement, please see the section entitled “Proposal No. 1—Approval of the Business Combination—The Merger Agreement.”

Related Agreements

Sponsor Support Agreement

On June 24, 2020, the Company entered into a Sponsor Support Agreement, attached hereto as Annex B, with F45, the Sponsor and certain of our directors and officers. Pursuant to the Sponsor Support Agreement, each of the parties signatory thereto (besides the Company and F45) agreed to, among other things, certain restrictions on the transfer of Company securities owned or beneficially owned by such party or acquired thereafter, vote Company securities owned or beneficially owned by such party in favor of the approval of the Business Combination and the other proposals set forth in this proxy statement, refrain from redeeming Company securities owned or beneficially owned by such party and waive certain other rights associated with the ownership or beneficial ownership of Company securities by such party. As an incentive for F45 to enter into the Merger Agreement, our Sponsor also agreed that 1,250,000 shares of Class A Stock held by it immediately following the closing of the Business Combination (and following the automatic conversion of such shares upon the closing of the Business Combination from shares of Class F Stock into shares of Class A Stock) will be subject to certain restrictions. For more information about the Sponsor Support Agreement, please see the section entitled “Proposal No. 1—Approval of the Business Combination—Related Agreements—Sponsor Support Agreement.”

Amended and Restated Forward Purchase Agreement

On June 24, 2020, Crescent and the Company entered into the Amended and Restated Forward Purchase Agreement, attached hereto as Annex E, pursuant to which Crescent has committed to purchase from the Company, subject to the terms and conditions set forth therein, 5,000,000 shares of Class A Stock plus 1,666,666 2⁄3 Warrants for an aggregate purchase price of $50 million in a private placement that will close immediately prior to the Business Combination, which such commitment Crescent may assign, in whole or in part, to certain transferees, including, but not limited to, its current or prospective limited partners (Crescent and such possible transferees together comprising the Forward Purchasers). The securities issued pursuant to the Amended and Restated Forward Purchase Agreement will be subject to certain restrictions. For more information about the Amended and Restated Forward Purchase Agreement, please see the section entitled “Proposal No. 1—Approval of the Business Combination—Related Agreements—Amended and Restated Forward Purchase Agreement.”

Amended and Restated Registration Rights Agreement

At the closing of the Business Combination, the Company will enter into the Amended and Restated Registration Rights Agreement, substantially in the form attached as Annex F to this proxy statement, with our Sponsor and certain other stockholders of the post-Business Combination Company, including the F45 Stockholders. Pursuant to the terms of the Amended and Restated Registration Rights Agreement, (a) any outstanding share of Class A Stock or any other equity security (including the Private Placement Warrants) of the Company held by a signatory thereto (besides the Company) as of the date of the Amended and Restated Registration Rights Agreement or thereafter acquired by a such holder (including the shares of Class A Stock issued upon conversion of the Class F Stock, Class B Stock or Class C Stock and upon exercise of any Private Placement Warrants or any other equity security of the Company) and (b) any other equity security of the Company issued or issuable with respect to any such share of Common Stock held by such holder by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise, will be entitled to registration rights. In the Amended and Restated Registration Rights Agreement, the F45 Stockholders have also agreed to be bound by certain restrictions on the transfer of their Class A Stock acquired pursuant to the Merger Agreement.

For more information about the Amended and Restated Registration Rights Agreement, please see the section entitled “Proposal No. 1—Approval of the Business Combination—Related Agreements—Amended and Restated Registration Rights Agreement.”

Escrow Agreement

At the closing of the Business Combination, the Company, the Stockholder Representative and Goldman Sachs Bank USA, as Escrow Agent, will enter into the Escrow Agreement, in form and substance reasonably acceptable to the parties thereto. Pursuant to the Escrow Agreement, at the closing of the Business Combination, the Company will deposit $2,000,000 into the Adjustment Escrow Account as partial security for the obligations of the F45 Stockholders in connection with any downward post-closing adjustment to the merger consideration pursuant to the terms of the Merger Agreement. The Escrow Agent will hold such amount until the final merger consideration is finally determined in accordance with the Merger Agreement, at which point the Escrow Agent will release the funds in accordance with joint written instructions duly executed and delivered by the Company and the Stockholder Representative to the Escrow Agent.

For more information about the Escrow Agreement, please see the section entitled “Proposal No. 1—Approval of the Business Combination—Related Agreements—Escrow Agreement.”

Incentive Plan

As contemplated by the Incentive Plan Proposal, we intend to reserve 15,484,472 shares for grants of awards under the Incentive Plan. For more information about the Incentive Plan, please see the section entitled “Proposal No. 5—Approval of the Incentive Plan, including the Authorization of the Initial Share Reserve under the Incentive Plan—Summary of the Incentive Plan.”

Organizational Structure

The following diagram illustrates the ownership of F45 and its subsidiaries as of the date of this proxy statement on an as-converted to common stock basis and assuming full vesting of all F45 RSUs:

Adam Gilchrist Robert Deutsch 2M Properties Pty Ltd ATF The 2M Trust (Australia) MWIG LLC (1) (Delaware) Mark Wahlberg (2) 28.59% 28.59% 6.35% 33.47% 3.00% F45 Training Holdings Inc. (Delaware) Flyhalf Australia Holding Company Pty Ltd CAN 632 249 131 (Australia) Flyhalf Acquisition Company Pty Ltd CAN 632 252 110 (Australia) F45 Aus Hold Co Pty Ltd ACN 620 135 426 (Australia) F45 ROW Hold Co Pty Ltd ACN 620 135 480 (Australia) F45 Holdings Pty Ltd ACN 616 570 506 (Australia) Rollex Health Pty Ltd ACN 154 520 117 (Australia) 2M Hold Co Pty Ltd ACN 621 504 416 (Australia) F45 Training Pty Ltd ACN 162 731 900 (Australia) F45 Operations (Australia) Pty Ltd ACN 633 677 808 (Australia) F45 United, LLC (Delaware) F45 U, LLC (Delaware) F45 Training Incorporated (Delaware) Functional 45 Training Limited (Ireland) F45 Training Canada Limited (Canada) F45 Training Asia Private Ltd. (Singapore) F45 India Private Limited (India) 85% 15%

(1)	Only holds convertible preferred stock; assumes the conversion of such convertible preferred stock into 15,274,808 shares of common stock of F45.
(2)	Only holds restricted stock units; assumes all restricted stock units are fully vested.

The following diagram illustrates the anticipated ownership structure, pursuant to the assumptions described below under “—Impact of the Business Combination on the Company’s Public Float,” of the post-Business Combination Company and its expected subsidiaries immediately following the consummation of the Business Combination:

Initial Stockholders Forward Purchasers Public Shareholders Adam Gilchrist Robert Deutsch 2M Properties Pty Ltd ATF The 2M Trust (Australia) MWIG LLC (Delaware) Mark Wahlberg 5.7% 5.7% 28.5% 22.8% 7.9% 3.0% 23.9% 2.5% F45 Training Holdings Inc.(1) (f/k/a Crescent Acquisition Corp) (Delaware) F45 Training Companies, LLC(2) (surviving entity of the Mergers) (Delaware) Flyhalf Australia Holding Company Pty Ltd CAN 632 249 131 (Australia) Flyhalf Acquisition Company Pty Ltd CAN 632 252 110 (Australia) F45 Aus Hold Co Pty Ltd ACN 620 135 426 (Australia) F45 ROW Hold Co Pty Ltd ACN 620 135 480 (Australia) F45 Holdings Pty Ltd ACN 616 570 506 (Australia) Rollex Health Pty Ltd ACN 154 520 117 (Australia) 2M Hold Co Pty Ltd ACN 621 504 416 (Australia) F45 Training Pty Ltd ACN 162 731 900 (Australia) F45 Operations (Australia) Pty Ltd ACN 633 677 808 (Australia) F45 United, LLC (Delaware) F45 U, LLC (Delaware) F45 Training Incorporated (Delaware) Functional 45 Training Limited (Ireland) F45 Training Canada Limited (Canada) F45 Training Asia Private Ltd. (Singapore) F45 India Private Limited (India) 15% 85%

(1)	The Company will change its name to F45 Training Holdings Inc. in connection with the closing of the Business Combination.
(2)	F45 will change its name to F45 Training Companies, LLC in connection with the closing of the Business Combination.

Redemption Rights

Pursuant to our amended and restated certificate of incorporation, holders of public shares may elect to have their shares redeemed for cash at the applicable redemption price per share equal to the quotient obtained by dividing (i) the aggregate amount on deposit in the Trust Account as of two business days prior to the consummation of the Business Combination, including interest not previously released to the Company to pay its franchise and income taxes, by (ii) the total number of then outstanding public shares; provided that the Company will not redeem any shares of Class A Stock issued in the IPO to the extent that such redemption would result in the Company’s net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Exchange Act) equaling less than $5,000,001. As of July 15, 2020, the redemption price would have been approximately $10.15 per share. Notwithstanding the foregoing, a holder of the public shares, together with any affiliate of his or her or any other person with whom he or she is acting in concert or as a “group” (as defined in Section 13(d)-(3) of the Exchange Act) will be restricted from exercising redemption rights with respect to more than an aggregate of 15% of the shares of Class A Stock included in the units sold in our IPO.

If a holder exercises its, his or her redemption rights, then such holder will be exchanging its shares of our Class A Stock for cash and will no longer own shares of the post-Business Combination Company. Such a holder will be entitled to receive cash for its public shares only if it properly demands redemption and delivers its shares (either physically or electronically) to our Transfer Agent in accordance with the procedures described herein. Please see the section entitled “Special Meeting of Company Stockholders—Redemption Rights” for the procedures to be followed if you wish to redeem your shares for cash.

Impact of the Business Combination on the Company’s Public Float

Crescent has agreed to purchase 5,000,000 shares of our Class A Stock and 1,666,666 2⁄3 Warrants for an aggregate purchase price of $50,000,000 in a private placement that will close immediately prior to the Business Combination, which such commitment Crescent may assign, in whole or in part, to certain transferees, including, but not limited to, its current or prospective limited partners (Crescent and such possible transferees together comprising the Forward Purchasers). In this proxy statement, we assume that the proceeds from the Amended and Restated Forward Purchase Agreement, together with the funds in the Trust Account, and, to the extent the Company’s total cash proceeds are otherwise less than $225,000,000, any proceeds from the sale of additional shares of Class A Stock to Crescent and our Sponsor will be used to fund the cash consideration payable to F45 Stockholders in the Business Combination, certain transaction fees and expenses relating to the Business Combination and the repayment of approximately $20 million of the revolver that is outstanding under the Credit Agreement, and to provide the Company with additional liquidity.

It is anticipated that, upon completion of the Business Combination: (i) the Company’s public stockholders will retain an ownership interest of approximately 28.5% in the post-Business Combination Company; (ii) our Initial Stockholders will own approximately 5.7% of the post-Business Combination Company; (iii) the Forward Purchasers will own approximately 5.7% of the post-Business Combination Company; and (iv) the F45 Stockholders will own approximately 60.1% of the post-Business Combination Company. The ownership percentages with respect to the post-Business Combination Company (a) do not take into account (1) any redemption by our public stockholders (and the percentages therefore assume our total cash proceeds exceed $225,000,000 without the purchase of additional shares of Class A Stock by Crescent and our Sponsor), (2) Warrants that will remain outstanding immediately following the Business Combination, (3) the issuance of any shares upon completion of the Business Combination under the Incentive Plan, (4) the Earn-Out Shares, and (5) the Lock-Up Shares, but (b) do include (1) the issuance of Class A Stock pursuant to the Amended and Restated Forward Purchase Agreement and (2) the remaining Founder Shares, all of which will be converted into shares of Class A Stock at the closing of the Business Combination on a one-for-one basis.

If the actual facts are different than these assumptions (which they are likely to be), the percentage ownership retained by the Company’s existing stockholders and the ownership percentage of the F45 Stockholders in the post-Business Combination Company will be different. For more information, please see the sections entitled “Unaudited Pro Forma Condensed Combined Financial Information.”

The following table illustrates varying ownership levels in the Company, assuming varying levels of redemptions by the Company’s public stockholders:

	Shares Held					% of the Total Company
	Shares of Class A Stock					No Redemption Scenario		Max Redemption Scenario
	No Redemption Scenario	Max Redemption Scenario	Shares of Class B Stock(1)	Shares of Class C Stock(2)	Lock-Up Shares(3)	At Close	Post- Earn- outs(4)	At Close	Post- Earn- outs(4)
Initial Stockholders	5,000,000	5,000,000	0	0	1,250,000	5.7%	6.3%	5.9%	6.5%
Forward Purchasers	5,000,000	5,000,000	0	0	0	5.7%	5.1%	5.9%	5.2%
Public Shareholders	25,000,000	17,370,887	0	0	0	28.5%	25.3%	20.7%	18.2%
F45 Stockholders	52,689,222	56,952,604	5,000,000	5,000,000	0	60.1%	63.3%	67.5%	70.0%
Total	87,689,222	84,323,491	5,000,000	5,000,000	1,250,000	100.0%	100.0%	100.0%	100.0%

(1)

Earn-Out Shares; such shares convert to Class A Stock if the Class A Stock volume-weighted average share price on Nasdaq or another national securities exchange equals or exceeds $12.50 for any 20 days in a 30-day trading period in the 5 years following closing of the Business Combination. Such shares will be cancelled and retired if not converted within 5 years of the closing of the Business Combination.

(2)

Earn-Out Shares; such shares convert to Class A Stock if the Class A Stock volume-weighted average share price on Nasdaq or another national securities exchange equals or exceeds $15.00 for any 20 days in a 30-day trading period in the 5 years following closing of the Business Combination. Such shares will be cancelled and retired if not converted within 5 years of the closing of the Business Combination.

(3)

Lock-Up Shares; 625,000 released if the Class A Stock volume-weighted average share price on Nasdaq or another national securities exchange equals or exceeds $12.50 for any 20 days in a 30-day trading period in the 5 years following closing of the Business Combination and 625,000 released if the Class A stock volume-weighted average share price on Nasdaq or another national securities exchange equals or exceeds $15.00 for any 20 days in a 30-day trading period in the 5 years following closing of the Business Combination.

(4)

After meeting thresholds necessary for Class B Stock and Class C Stock to convert to Class A Stock and for restrictions on the 1,250,000 Founder Shares held by our Sponsor to released pursuant to the Sponsor Support Agreement.

Board of Directors of the Company Following the Business Combination

Messrs. Robert Beyer, Tim Brown, Ben Coates, Adam Gilchrist, Jeremy Letts, John Minty, Mark Wahlberg, Chris Payne, Todd Purdy, Michael Raymond and Ms. Kerry Mcguinness have each been nominated to serve as directors of the post-Business Combination Company upon completion of the “Business Combination.” Please see the sections entitled “Proposal No. 4—Election of Directors to the Board of Directors” and “Management after the Business Combination” for additional information.

The Charter Proposals

Upon the closing of the Business Combination, our amended and restated certificate of incorporation will be amended and restated to the Second Amended and Restated Certificate of Incorporation promptly to reflect the Charter Proposals to:

•

Amend the number of authorized shares of each class of our Common Stock as follows: (i) increase the authorized shares of Class A Stock from 500,000,000 shares to 511,000,000 shares, (ii) authorize 5,000,000 shares of Class B-1 Stock, (iii) authorize 2,000,000 shares of Class B-2 Stock, (iv) authorize 5,000,000 shares of Class C-1 Stock, (v) authorize 2,000,000 shares of Class C-2 Stock, and (vi) decrease the authorized shares of Class F Stock from 25,000,000 shares to 6,250,000 shares;

•

Provide for the conversion of our outstanding shares of Class F Stock into Class A Stock immediately upon consummation of the Business Combination, and certain related changes in connection with such conversion;

•

Provide for the conversion of the Class B-1 Stock, Class B-2 Stock, Class C-1 Stock and Class C-2 Stock into Class A Stock upon the achievement of specified performance-based triggering events over a five-year period;

•	Provide for the relative voting, dividend and liquidation rights of all classes of Common Stock;

•	Provide that the number of directors will be determined exclusively by the Board pursuant to a resolution adopted by a majority of our Board as will be provided in our Amended and Restated Bylaws;

•

Provide that the post-Business Combination Company will not be governed by Section 203 of the DGCL (which amendment will become effective 12 months after the Second Amended and Restated Certificate of Incorporation is filed and becomes effective);

•

Require the approval by affirmative vote of the holders of at least two-thirds of the Common Stock of the post-Business Combination Company entitled to vote to make amendments to the Second Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws;

•	Change the Company’s name to F45 Training Holdings Inc.;

•	Change the purpose of the post-Business Combination Company to “to engage in any lawful act or activity for which a corporation may be organized under the DGCL”;

•	Remove the prior provisions relating to our status as a blank check company that will be no longer applicable following the Business Combination.;

•	Allow for stockholder action by written consent;

•	Provide that special meetings of stockholders may only be called by the Board; and

•	Remove waivers regarding the doctrine of corporate opportunity.

Please see the section entitled “Proposal No. 3—Approval of the Second Amended and Restated Certificate of Incorporation” for more information.

Other Proposals

In addition, the stockholders of the Company will be asked to vote on:

•

a proposal to approve, for purposes of complying with applicable Nasdaq Listing Rules, the issuance of more than 20% of the Company’s issued and outstanding Common Stock pursuant to the Business Combination (Proposal No. 2);

•

a proposal to approve and adopt the Incentive Plan, a copy of which is attached to this proxy statement as Annex G, including the authorization of the initial share reserve under the Incentive Plan (Proposal No. 5); and

•

a proposal to adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal, the Incentive Plan Proposal, the Director Election Proposal, the Nasdaq Proposal or the Charter Proposals (Proposal No. 6).

Please see the sections entitled “Proposal No. 2—Approval of the Issuance of More than 20% of the Company’s Issued and Outstanding Common Stock in Connection with the Business Combination,” “Proposal No. 5—Approval of the Incentive Plan, Including the Authorization of the Initial Share Reserve under the Incentive Plan,” and “Proposal No. 6—The Adjournment Proposal” for more information.

Date, Time and Place of Special Meeting

The Special Meeting will be held on                at                Pacific Time virtually via the Internet. You can participate in the meeting, vote and submit questions via live webcast by visiting www.virtualshareholdermeeting.com/CRSA2020 and entering the voter control number included on your proxy card. You will not be able to attend the meeting in person.

Voting Power; Record Date

Only Company stockholders of record at the close of business on                 , 2020, the record date for the Special Meeting, will be entitled to vote at the Special Meeting. You are entitled to one vote for each share of Company Common Stock that you owned as of the close of business on the record date. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker, bank or other nominee to ensure that votes related to the shares you beneficially own are properly counted. On the record date, there were                  shares of Company Common Stock outstanding and entitled to vote, of which                  are shares of Class A Stock and                  are Founder Shares held by our Initial Stockholders.

Accounting Treatment

The Business Combination will be accounted for as a reverse merger under the scope of the Financial Accounting Standards Board’s Accounting Standards Codification 805, Business Combinations, or “ASC 805”, in accordance with GAAP. Under this method of accounting, the Company will be treated as the “acquired” company for financial reporting purposes and F45 will be treated as the accounting acquirer. The Business Combination will be treated as the equivalent of F45 issuing stock for the net assets of the Company, accompanied by a recapitalization. The net assets of the Company will be stated at historical cost, with no goodwill or intangible assets recorded. Operations prior to the Business Combination will be those of F45. F45 has been determined to be the accounting acquirer under both the No Redemption Scenario and Max Redemption Scenario based on the evaluation of the following facts and circumstances:

•

Not including the Class B Stock and Class C Stock, the F45 Stockholders will retain between 60.1% (in the No Redemption Scenario) and 67.5% (in the Max Redemption Scenario) of the post-Business Combination Company’s voting rights;

•	Members of F45 management will comprise all key management positions of the post-Business Combination Company;

•	F45 comprises all the operations of the post-Business Combination Company; and

•	F45 Stockholders will have the right to nominate a majority of the post-Business Combination Company’s Board of Directors.

Appraisal Rights

Appraisal rights are not available to our stockholders in connection with the Business Combination.

Proxy Solicitation

The Company is soliciting proxies on behalf of its Board. Proxies may be solicited by mail. The Company has engaged Morrow to assist in the solicitation of proxies.

If a stockholder grants a proxy, it may still vote its shares virtually at the live webcast if it revokes its proxy before the Special Meeting. A stockholder may also change its vote by submitting a later-dated proxy, as described in the section entitled “Special Meeting of Company Stockholders—Revoking Your Proxy.”

Interests of Certain Persons in the Business Combination

In considering the recommendation of our Board to vote in favor of the Business Combination, stockholders should be aware that aside from their interests as stockholders, certain members of our Board and officers, as well as our Sponsor, have interests in the Business Combination that are different from, or in addition to, those of other stockholders generally. Our Board was aware of and considered these interests, among other matters, in evaluating and negotiating the Business Combination, and in recommending to stockholders that they approve the Business Combination. Stockholders should take these interests into account in deciding whether to approve the Business Combination.

These interests include, among other things:

•

the fact that our Sponsor, officers (other than our officer who was appointed subsequent to our IPO, who does not own any shares of our Common Stock) and directors (including our independent directors) have agreed to waive their redemption rights with respect to any shares of our Common Stock they may hold in connection with the consummation of the Business Combination, including all of the Founder Shares;

•

the fact that our Sponsor has agreed to, in its capacity as the holder of a majority of our Class F Stock, waive the right to a conversion price adjustment with respect to all shares of our Class F Stock in connection with the consummation of the Business Combination, such authority granted to the majority holders of our Class F Stock in our amended and restated certificate of incorporation;

•

the fact that our Sponsor paid an aggregate of $25,000 for 6,250,000 shares of Class F Stock (75,000 of which have been transferred to our independent directors, after giving effect to the (i) surrender of 1,437,500 shares on November 29, 2017 and (ii) forfeiture of 937,500 shares in April 2019) which will be converted into Class A Stock upon the closing of the Business Combination, including the Lock-Up Shares whose restrictions on transfer are subject to release only if the price of Class A Stock trading on Nasdaq or another national securities exchange exceeds certain thresholds and are otherwise forfeited, but which will have no value if a business combination is not consummated by March 12, 2021;

•

the fact that our Initial Stockholders have agreed to waive their rights to liquidating distributions from the Trust Account with respect to their Founder Shares if we fail to complete an initial business combination by March 12, 2021;

•

the fact that our Sponsor paid an aggregate of approximately $7,000,000 for its 7,000,000 Private Placement Warrants to purchase shares of Class A Stock and that such Private Placement Warrants will expire with no value if a business combination is not consummated by March 12, 2021, but which our Sponsor will have a right to exercise following the Business Combination, subject to certain lock-up periods;

•

if the Trust Account is liquidated, including in the event we are unable to complete an initial business combination within the required time period, our Sponsor has agreed to indemnify us to ensure that the proceeds in the Trust Account are not reduced below $10.00 per public share, or such lesser per public share amount as is in the Trust Account on the liquidation date, by the claims of prospective target businesses with which we have entered into an acquisition agreement or claims of any third party (other than our independent public accountants) for services rendered or products sold to us, but only if such a third party or target business has not executed a waiver of any and all rights to seek access to the Trust Account;

•

the fact that our Sponsor will have the right to nominate two independent directors of the post-Business Combination Company pursuant to a stockholders agreement to be entered into upon closing of the Business Combination;

•	the anticipated continuation of two of our existing directors, Robert D. Beyer and Todd M. Purdy, as directors of the post-Business Combination Company;

•	the continued indemnification of our existing directors and officers and the continuation of our directors’ and officers’ liability insurance after the Business Combination;

•

the fact that our Sponsor, officers and directors will lose their entire investment in us and will not be reimbursed for any out-of-pocket expenses if an initial business combination is not consummated by March 12, 2021;

•

that, as described in the Charter Proposals and reflected in Annex C, our proposed Second Amended and Restated Certificate of Incorporation will be amended to expressly elect not to be bound or governed by, or otherwise subject to, Section 203 of the DGCL, thereby removing certain restrictions on business combinations with interested stockholders (which amendment will become effective 12 months after the Second Amended and Restated Certificate of Incorporation is filed and becomes effective);

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that, at the closing of the Business Combination we will enter into the Amended and Restated Registration Rights Agreement, which provides for registration rights to, among others, our Sponsor, Crescent and their permitted transferees;

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that Crescent has entered into the Amended and Restated Forward Purchase Agreement with the Company, pursuant to which Crescent has committed to purchase, subject to the terms and conditions set forth in the Amended and Restated Forward Purchase Agreement, including a lock-up period that restricts the transfer of securities issued pursuant to the Amended and Restated Forward Purchase Agreement, an aggregate of 5,000,000 shares of Class A Stock plus 1,666,666 2⁄3 Warrants for an aggregate purchase price of $50,000,000 in cash in a private placement that will close immediately prior to the Business Combination, which such commitment Crescent may assign, in whole or in part, to certain transferees, including, but not limited to, its current or prospective limited partners (Crescent and such possible transferees together comprising the Forward Purchasers); and

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that Crescent, either alone or with our Sponsor, has the right but not the obligation to purchase immediately prior to the closing of the Business Combination additional shares of Class A Stock at a purchase price of $10.00 per share, subject to reasonably acceptable terms to be provided in a separate agreement, to the extent our total cash proceeds are less than $225,000,000.

Reasons for the Approval of the Business Combination

The Board, in evaluating the transaction with F45, consulted with the Company’s management and its legal counsel, financial advisor and other advisors. In reaching its unanimous resolution (i) that the terms and conditions of the Merger Agreement and the transactions contemplated thereby, including the Business Combination, are advisable, fair to and in the best interests of the Company and its stockholders and (ii) to recommend that the Company’s stockholders adopt the Merger Agreement and approve the transactions contemplated thereby, including the Business Combination, the Board considered and evaluated a number of factors, including, but not limited to, the factors discussed below. In light of the number and wide variety of factors considered in connection with its evaluation of the Business Combination, the Board did not consider it practicable to, and did not attempt to, quantify or otherwise assign relative weights to the specific factors that it considered in reaching its determination and supporting its decision. The Board viewed its decision as being based on all of the information available and the factors presented to and considered by it. In addition, individual directors may have given different weight to different factors.

Our management and Board considered various factors in determining whether to approve the Merger Agreement and the Business Combination, including F45’s attractive business model with strong free cash flows,

F45’s low operating costs, repeatable franchise model, F45’s proven and experienced management team, significant whitespace opportunity, F45’s attractive valuation, F45’s strong balance sheet and other alternatives

For more information about our decision-making process, please see the section entitled “Proposal No. 1—Approval of the Business Combination—The Company’s Board of Directors’ Reasons for the Approval of the Business Combination.”

Conditions to Closing of the Business Combination

The respective obligations of the Company and F45 to consummate and effect the Mergers and the other transactions contemplated by the Merger Agreement are subject to the satisfaction, at or prior to the closing of the Business Combination, of each of the following conditions:

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the required vote of the Company’s stockholders to approve the Business Combination Proposal, the Nasdaq Proposal, the Charter Proposals, the Incentive Plan Proposal and the Director Election Proposal shall have been duly obtained in accordance with the DGCL, the Company’s organizational documents and the rules and regulations of Nasdaq;

•

the Company shall have at least $5,000,001 of net tangible assets following the exercise of any redemption rights by the Company’s holders of Class A Stock in accordance with the Company’s current amended and restated certificate of incorporation;

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all applicable waiting periods (and any extensions thereof) under the HSR Act will have expired or otherwise been terminated, the Australian Treasurer (acting following the review by FIRB) having advised the Company that he has no objections to the Business Combination under the FATA with or without conditions, and the parties to the Merger Agreement will have received or have been deemed to have received all other necessary pre-closing authorizations, consents, clearances, waivers and approvals of the governmental entities in connection with the execution, delivery and performance of the Merger Agreement and the Business Combination (or any applicable waiting period thereunder shall have expired or been terminated);

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there must not be in effect any law or regulation prohibiting, enjoining, restricting or making illegal the consummation of the Business Combination and no temporary, preliminary or permanent restraining order by a court of competent jurisdiction enjoining, restricting or making illegal the consummation of the Business Combination shall be in effect or will be threatened in writing by a governmental entity;

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the shares of Class A Stock to be issued in connection with the closing of the Business Combination shall have been conditionally approved for listing upon the closing of the Business Combination on Nasdaq subject to the requirement to have a sufficient number of round lot holders; and

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the total cash proceeds of the Company, including the $50,000,000 to be invested pursuant to the Amended and Restated Forward Purchase Agreement, shall, after giving effect to redemptions, equal or exceed $225,000,000.

The obligations of the Company, First Merger Sub and Second Merger Sub to consummate and effect the Business Combination are subject to the satisfaction, at or prior to the closing of the Business Combination, of certain conditions, any of which may be waived, in writing, exclusively by the Company, including, among others, that F45 must have performed and complied in all material respects with all obligations required to be performed or complied with by it under the Merger Agreement at or prior to closing.

The obligations of F45 to consummate and effect the Business Combination are subject to the satisfaction, at or prior to the closing of the Business Combination, of certain conditions, any of which may be waived, in writing, exclusively by F45, including, among others, that the Company, First Merger Sub and Second Merger Sub must have performed and complied in all material respects with all obligations required to be performed or complied with by them under the Merger Agreement at or prior to closing.

Please see the section entitled “Proposal No. 1—Approval of the Business Combination—Conditions to Closing of the Business Combination” for additional information.

Regulatory Matters

Under the HSR Act and the rules that have been promulgated thereunder by the FTC, certain transactions may not be consummated until notification has been made to the Antitrust Division of the Department of Justice and the FTC and certain waiting period requirements have been satisfied or terminated. The Business Combination is subject to HSR notification and may not be completed until the expiration of a 30-day waiting period following the filing of the required Premerger Notification and Report Forms with the Antitrust Division of the Department of Justice and the FTC or until early termination of the waiting period is granted. Prior to the expiration of the waiting period, the FTC or the Antitrust Division of the Department of Justice has the ability to issue a Request for Additional Information and Documentary Materials (also referred to as a “Second Request”). If the FTC or the Antitrust Division of the Department of Justice issues a Second Request, the waiting period with respect to the Business Combination would be extended for an additional period of 30 calendar days, to begin once both the Company and F45 have certified substantial compliance with the Second Request. In practice, complying with a Second Request can take a significant period of time. On July 8, 2020, the Company and F45 filed the required notifications under the HSR Act with the FTC and Antitrust Division of the Department of Justice. The 30-day waiting period with respect to the Business Combination, which cannot expire on a Saturday, Sunday or a U.S. federal holiday, is expected to expire at 11:59 p.m. Eastern Time on August 7, 2020, unless the FTC and the Antitrust Division of the Department of Justice earlier terminate the waiting period or issues a Second Request.

The Business Combination is subject to Australia’s foreign investment laws, given that the Company, an entity incorporated in Delaware, is acquiring an interest in F45 and its direct and indirect Australian subsidiaries. Accordingly, the Business Combination cannot be consummated until and unless the Treasurer of the Commonwealth of Australia, acting on the advice of the FIRB, either confirms that he has no objection to the Business Combination, or is precluded from making an order under the FATA. On 1 July 2020, the Company notified FIRB of the Business Combination pursuant to a detailed submission. The Company believes that the Business Combination is not contrary to the Australian national interest and expects the Treasurer of the Commonwealth of Australia to confirm that he has no objection to the Business Combination. The FATA provides for an initial examination period of 30 days, which may be extended. As a result of the novel coronavirus (COVID-19) outbreak, the Treasurer of the Commonwealth of Australia has announced that FIRB is experiencing delays processing transactions, and has announced a policy of seeking six-month extensions on some applications. The parties are cooperating with FIRB with a view to obtaining approval as soon as possible.

Before or after consummation of the Business Combination, notwithstanding termination of the waiting period under the HSR Act, the applicable competition authorities could take such action under applicable antitrust laws as each deems necessary or desirable in the public interest, including seeking to enjoin the consummation of the Business Combination. Private parties may also seek to take legal action under the antitrust laws under certain circumstances. We cannot assure you that the Antitrust Division, the FTC, any state attorney general, or any other government authority will not attempt to challenge the Business Combination on antitrust grounds, and, if such a challenge is made, we cannot assure you as to its result. Neither the Company nor F45 is aware of any material regulatory approvals or actions that are required for completion of the Business Combination other than the expiration or early termination of the waiting period under the HSR Act and approval by the Australian Treasurer. It is presently contemplated that if any such additional regulatory approvals or actions are required, those approvals or actions will be sought. There can be no assurance, however, that any additional approvals or actions will be obtained.

Quorum and Required Vote for Proposals for the Special Meeting

A quorum of Company stockholders is necessary to hold a valid meeting. A quorum will be present at the Special Meeting if a majority of the Company’s Common Stock outstanding on the record date and entitled to vote at the Special Meeting is represented virtually or by proxy. Abstentions will count as present for the purposes of establishing a quorum.

The approval of the Business Combination Proposal, the Incentive Plan Proposal and the Adjournment Proposal requires the affirmative vote of the holders of a majority of the shares of Common Stock that are voted at the Special Meeting (whether represented by attending the virtual meeting or by proxy). A Company stockholder’s failure to vote by proxy or to vote virtually at the Special Meeting, as well as an abstention from voting and a broker non-vote will have no effect on the Business Combination Proposal, the Incentive Plan Proposal or the Adjournment Proposal.

The approval of the Nasdaq Proposal requires the affirmative vote of the holders of a majority of the shares of Common Stock that are voted at the Special Meeting (whether represented by attending the virtual meeting or by proxy). A Company stockholder’s failure to vote by proxy or to vote virtually at the Special Meeting and broker non-votes will not be counted towards the number of shares of Common Stock required to validly establish a quorum, and if a valid quorum is otherwise established, such failure to vote and broker non-votes will have no effect on the outcome of any vote on the Nasdaq Proposal. Abstentions will be counted in connection with the determination of whether a valid quorum is established and will have the same effect as a vote “AGAINST” the Nasdaq Proposal.

The approval of the Charter Proposals requires the affirmative vote of holders of a majority of our outstanding shares of Common Stock entitled to vote thereon at the Special Meeting. Accordingly, a Company stockholder’s failure to vote by proxy or to vote virtually at the Special Meeting, as well as an abstention from voting and a broker non-vote with regard to the Charter Proposals will have the same effect as a vote “AGAINST” such Charter Proposals.

Directors are elected by a plurality of all of the votes cast by holders of shares of our Common Stock represented virtually or by proxy and entitled to vote thereon at the Special Meeting. This means that the eleven director nominees who receive the most affirmative votes will be elected. Stockholders may not cumulate their votes with respect to the election of directors. Assuming a valid quorum is established, abstentions and broker non-votes will have no effect on the election of directors.

Our Sponsor, officers (other than our officer who was appointed subsequent to our IPO, who does not own any shares of our Common Stock) and directors (including our independent directors) have agreed to vote any shares of Common Stock owned by them in favor of the Business Combination. Our Sponsor, officers (other than our officer who was appointed subsequent to our IPO, who does not own any shares of our Common Stock) and directors (not including our independent directors, who own a total of 75,000 Founder Shares, which represent 0.24% of our issued and outstanding shares of Common Stock) have agreed to vote any shares of Common Stock owned by them in favor of the Business Combination and each of the proposals to be considered at the Special Meeting.

Each of the Business Combination Proposal, the Nasdaq Proposal, the Charter Proposals, the Director Election Proposal and the Incentive Plan Proposal is cross-conditioned on the approval of each other. The Adjournment Proposal is not conditioned on the approval of any other proposal set forth in this proxy statement. It is important for you to note that in the event that the Business Combination Proposal, the Nasdaq Proposal, the Charter Proposals, the Director Election Proposal or the Incentive Plan Proposal do not receive the requisite vote for approval, we will not consummate the Business Combination. If we do not consummate the Business Combination and fail to complete an initial business combination by March 12, 2021, we will be required to dissolve and liquidate our Trust Account by returning the then remaining funds in such account to our public stockholders.

Independent Director Oversight

Our Board is comprised of a majority of independent directors who are not affiliated with our Sponsor and its affiliates, including Crescent. In connection with the Business Combination, our independent directors, Mss. Briscoe and Naftzger and Messrs. Gauthier and Turner, took an active role in evaluating and negotiating the proposed terms of the Business Combination, including the Merger Agreement, the Related Agreements and the amendments to our amended and restated certificate of incorporation to take effect upon the completion of the Business Combination. As part of their evaluation of the Business Combination, our independent directors were aware of the potential conflicts of interest with our Sponsor and its affiliates, including Crescent, that could arise with regard to the proposed terms of the Merger Agreement and amendments to our amended and restated certificate of incorporation to take effect upon the completion of the Business Combination (including the election not to be bound or governed by, or otherwise subject to, Section 203 of the DGCL, thereby removing certain restrictions on business combinations with interested stockholders, which amendment will become effective 12 months after the Second Amended and Restated Certificate of Incorporation is filed and becomes effective). Our independent directors reviewed and considered these interests during the negotiation of the Business Combination and in evaluating and unanimously approving, as members of the Board, the Merger Agreement and the transactions contemplated therein, including the Business Combination. Please see the section entitled “Proposal No. 1—Approval of the Business Combination—Independent Director Oversight.”

Recommendation to Company Stockholders

Our Board believes that each of the Business Combination Proposal, the Nasdaq Proposal, the Charter Proposals, the Director Election Proposal, the Incentive Plan Proposal and the Adjournment Proposal to be presented at the Special Meeting is in the best interests of the Company and our stockholders and unanimously recommends that its stockholders vote “FOR” each of the proposals.

When you consider the recommendation of our Board in favor of approval of the Business Combination Proposal, you should keep in mind that certain members of our Board and officers, as well as our Sponsor, have interests in the Business Combination that are different from or in addition to (or which may conflict with) your interests as a stockholder. Stockholders should take these interests into account in deciding whether to approve the Business Combination. These interests include, among other things:

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the fact that our Sponsor, officers (other than our officer who was appointed subsequent to our IPO, who does not own any shares of our Common Stock) and directors (including our independent directors) have agreed to waive their redemption rights with respect to any shares of our Common Stock they may hold in connection with the consummation of the Business Combination, including all of the Founder Shares;

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the fact that our Sponsor has agreed to, in its capacity as the holder of a majority of our Class F Stock, waive the right to a conversion price adjustment with respect to all shares of our Class F Stock in connection with the consummation of the Business Combination, such authority granted to the majority holders of our Class F Stock in our amended and restated certificate of incorporation;

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the fact that our Sponsor paid an aggregate of $25,000 for 6,250,000 shares of Class F Stock (75,000 of which have been transferred to our independent directors, after giving effect to the (i) surrender of 1,437,500 shares on November 29, 2017 and (ii) forfeiture of 937,500 shares in April 2019) which will be converted into Class A Stock upon the closing of the Business Combination, including the Lock-Up

Shares whose restrictions on transfer are subject to release only if the price of Class A Stock trading on Nasdaq or another national securities exchange exceeds certain thresholds and are otherwise forfeited, but which will have no value if a business combination is not consummated by March 12, 2021;

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the fact that our Initial Stockholders have agreed to waive their rights to liquidating distributions from the Trust Account with respect to their Founder Shares if we fail to complete an initial business combination by March 12, 2021;

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the fact that our Sponsor paid an aggregate of approximately $7,000,000 for its 7,000,000 Private Placement Warrants to purchase shares of Class A Stock and that such Private Placement Warrants will expire with no value if a business combination is not consummated by March 12, 2021, but which our Sponsor will have a right to exercise following the Business Combination, subject to certain lock-up periods;

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if the Trust Account is liquidated, including in the event we are unable to complete an initial business combination within the required time period, our Sponsor has agreed to indemnify us to ensure that the proceeds in the Trust Account are not reduced below $10.00 per public share, or such lesser per public share amount as is in the Trust Account on the liquidation date, by the claims of prospective target businesses with which we have entered into an acquisition agreement or claims of any third party (other than our independent public accountants) for services rendered or products sold to us, but only if such a third party or target business has not executed a waiver of any and all rights to seek access to the Trust Account;

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the fact that our Sponsor will have the right to nominate two independent directors of the post-Business Combination Company pursuant to a stockholders agreement to be entered into upon closing of the Business Combination;

•	the anticipated continuation of two of our existing directors, Robert D. Beyer and Todd M. Purdy, as directors of the post-Business Combination Company;

•	the continued indemnification of our existing directors and officers and the continuation of our directors’ and officers’ liability insurance after the Business Combination;

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the fact that our Sponsor, officers and directors will lose their entire investment in us and will not be reimbursed for any out-of-pocket expenses if an initial business combination is not consummated by March 12, 2021;

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that, as described in the Charter Proposals and reflected in Annex C, our proposed Second Amended and Restated Certificate of Incorporation will be amended to expressly elect not to be bound or governed by, or otherwise subject to, Section 203 of the DGCL, thereby removing certain restrictions on business combinations with interested stockholders (which amendment will become effective 12 months after the Second Amended and Restated Certificate of Incorporation is filed and becomes effective);

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that, at the closing of the Business Combination we will enter into the Amended and Restated Registration Rights Agreement, which provides for registration rights to, among others, our Sponsor, Crescent and their permitted transferees;

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that Crescent has entered into the Amended and Restated Forward Purchase Agreement with the Company, pursuant to which Crescent has committed to purchase, subject to the terms and conditions set forth in the Amended and Restated Forward Purchase Agreement, including a lock-up period that restricts the transfer of securities issued pursuant to the Amended and Restated Forward Purchase Agreement, an aggregate of 5,000,000 shares of Class A Stock plus 1,666,666 2⁄3 Warrants for an aggregate purchase price of $50,000,000 in cash in a private placement that will close immediately prior to the Business Combination, which such commitment Crescent may assign, in whole or in part, to certain transferees, including, but not limited to, its current or prospective limited partners (Crescent and such possible transferees together comprising the Forward Purchasers); and

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that Crescent, either alone or with our Sponsor, has the right but not the obligation to purchase immediately prior to the closing of the Business Combination additional shares of Class A Stock at a purchase price of $10.00 per share, subject to reasonably acceptable terms to be provided in a separate agreement, to the extent our total cash proceeds are less than $225,000,000.

Risk Factors

In evaluating the Business Combination and the proposals to be considered and voted on at the Special Meeting, you should carefully review and consider the risk factors set forth under the section entitled “Risk Factors” beginning on page 58 of this proxy statement. The occurrence of one or more of the events or circumstances described in that section, alone or in combination with other events or circumstances, may have a material adverse effect on (i) the ability of the Company and F45 to complete the Business Combination, and (ii) the business, cash flows, financial condition and results of operations of F45 prior to the consummation of the Business Combination and the post-Business Combination Company.

RISK FACTORS

You should carefully review and consider the following risk factors and the other information contained in this proxy statement, including the financial statements and notes to the financial statements included herein, in evaluating the Business Combination and the proposals to be voted on at the Special Meeting. The following risk factors apply to the business and operations of F45 and its consolidated subsidiaries and will also apply to the business and operations of the post-Business Combination Company. The occurrence of one or more of the events or circumstances described in these risk factors, alone or in combination with other events or circumstances, may adversely affect the ability to complete or realize the anticipated benefits of the Business Combination, and may have a material adverse effect on the business, cash flows, financial condition and results of operations of the post-Business Combination Company. In reviewing these risk factors, you should also consider the ongoing COVID-19 pandemic and its consequences, which implicate, and may amplify, the risks and uncertainties facing F45, and their potential impact on F45’s business, financial position and results of operations. You should carefully consider the following risk factors in addition to the other information included in this proxy statement, including matters addressed in the section entitled “Cautionary Note Regarding Forward-Looking Statements.” We or F45 may face additional risks and uncertainties that are not presently known to us or F45, or that we or F45 currently deems immaterial, which may also impair our or F45’s business or financial condition. The following discussion should be read in conjunction with the financial statements and notes to the financial statements included herein.

Risks Related to F45’s Business

Risks Related to Operating in the Health Club and Fitness Industry

If F45 is unable to anticipate and satisfy consumer preferences and shifting views of health and fitness and successfully develop and introduce new, innovative and updated fitness services, its business may be adversely affected.

The fitness industry is highly susceptible to changes in consumer preferences. F45’s success depends on its ability to identify and originate trends as well as to anticipate and react to changing consumer demands in a timely manner. If F45 is unable to introduce new services and products in a timely manner, or before its competitors do, or its new services and products are not accepted by its customers, F45’s growth and profitability could be negatively affected. Failure to anticipate and respond in a timely manner to changing consumer preferences could lead to, among other things, lower membership and utilization rates. Even if F45 is successful in anticipating consumer preferences, its ability to adequately react to and address those preferences will in part depend upon its continued ability to develop and introduce innovative, high-quality health and fitness services. F45’s failure to effectively introduce new health and fitness services that are accepted by consumers could result in a decrease in revenue. In addition, developments or shifts in research or public opinion on the types of workouts and products F45 provides could negatively impact its business. Failure to predict and respond to changes in public opinion, public research and consumer preferences could materially and adversely impact F45’s business.

The high level of competition in the health club and fitness industry could materially and adversely affect F45’s business.

F45 operates in a highly competitive market, with multiple industry segments competing for consumers’ share of the wallet allocated to fitness spend. While F45 operates specifically within the studio fitness category, it considers companies in the following key industry segments as potential competition: other studio fitness concepts; full-service health clubs; racquet, tennis, country and other athletic clubs; value-focused health clubs; and at-home fitness offerings, including digital fitness content. F45 also competes for qualified franchisees, management, fitness training professionals and other personnel. F45’s franchisees also compete for qualified fitness trainers. F45 may not be able to compete effectively in the regions in which it currently operates or those in which it may operate in the future. Competitors may attempt to copy F45’s business model, or portions thereof, which could erode its market share and brand recognition and impair F45’s growth rate and profitability. Competitors, including companies that are larger and have greater resources than us, may compete with F45 to attract members and qualified fitness trainers in its regions. Other studio fitness concepts may lower their prices or create lower-priced brand alternatives within F45’s markets. Furthermore, due to the increased number of low-cost studio fitness alternatives, F45 may face increased competition if its membership pricing increases or if discretionary spending declines. In addition, as F45 expands into new markets, it may face competitive challenges penetrating those markets due to, among other factors, competitors who may already have a significant presence in those markets, consumer unfamiliarity with F45’s brand and its own unfamiliarity with the health and fitness market in such regions. Current and future competition may limit F45’s and its franchisees’ ability to attract new members and retain existing members, may limit its ability to attract and retain new and existing franchisees and may hinder F45’s franchisees’ ability to attract and retain qualified fitness trainers, which in each case could materially and adversely affect F45’s business, results of operations and financial condition.

The continued growth of on-demand fitness classes could adversely affect F45’s business, results of operations and financial condition.

At home on-demand fitness classes offer the benefit of a user-selected workout at home where users have the ability to vary the types of workouts they do on a daily basis, if desired. Many on-demand fitness classes can also be live streamed, allowing real-time interactions, including coaching cues from the class instructor. As the availability and variety of on-demand fitness classes (including live streaming classes) continue to grow, F45’s members’ preferences may shift away from the in-studio experience, which is central to its business model, to at-home on-demand classes. Millennials, who represent one of the largest, most active demographic groups, in particular, may exhibit a shift in preference to on-demand fitness classes as they enter new life phases, such as parenthood, and, as a result, find new constraints placed on their free time. As such, on-demand workouts may become better suited for their lifestyles. If F45 fails to timely identify and effectively respond to any such shift in consumer preference, its business, results of operations and financial condition could be adversely affected.

Risks Related to F45’s Business Model and Strategy

F45’s financial results are affected by the number of franchises sold and studios it opens and by the operating and financial results of such studios, which impact will become more significant as it continues to implement a variable franchise fee structure.

Under the terms of F45’s franchise agreements, each of its franchisees is required to pay it an establishment fee upon signing a new franchise agreement, and monthly franchise and related fees throughout the term of the franchise agreement. A substantial portion of F45’s revenue comes from such fees. For the year ended December 31, 2019 and the quarter ended March 31, 2020, F45 derived 46.3%% and 54.9% of its revenue, respectively, from franchise revenue. As a result, F45’s financial results depend on the number of franchises sold and number of open studios. If F45 is unable to sell new franchises that eventually open studios, or renew existing franchise agreements, its financial results would be adversely affected.

While historically F45’s monthly franchise fees have generally been a flat monthly fee, commencing in July 2019, it has transitioned its model in the United States for new franchisees to a franchise fee based on the greater of a fixed monthly franchise fee or a percentage of gross monthly studio revenue. In select markets outside of the United States, and for renewals of existing franchisees in the United States, F45 is in the process of developing a strategy for transitioning to a similar model. There can be no assurance that F45 will be successful in implementing this model with new franchisees or in transitioning existing franchisees to this model in its markets. F45 anticipates that monthly franchise fee payments by its franchisees, whether in the form of a flat fee or variable fee, will continue to represent a substantial portion of its revenue in the future. Accordingly, F45 is reliant on the performance of its franchisees in successfully operating their studios and generating sufficient revenue to enable them to pay monthly franchise fees and other fees to it on a timely basis. If F45’s franchisees are not successful in operating their studios, they may not be able to pay required monthly franchise fees to F45, which could harm F45’s operating results through reduced franchise fee revenue. As F45 continues to implement the variable franchise fee structure, its financial results will become even more dependent on the operational and financial results of its franchisees. Further, such shift in franchise fee structure will likely result in greater variability in its results from year to year and from quarter to quarter because a portion of its franchise fee revenue will be directly impacted by the sales performance of its franchisees. As a result, as this structure continues to be implemented, F45 expects period-to-period comparisons of its operating results to be less reliable as an indication of its performance for any future period.

If F45 fails to identify, recruit and contract with qualified franchisees, its ability to open new franchised studios and increase its revenue could be materially and adversely affected.

The opening of additional franchised studios depends, in part, upon the availability of prospective franchisees who meet F45’s criteria. F45 may not be able to identify, recruit or contract with suitable franchisees in its target markets on a timely basis or at all. Although F45 has developed criteria to evaluate and screen prospective franchisees, its franchisees may not ultimately have the business acumen or be able to access the financial or management resources that they need to open and successfully operate the studios contemplated by their franchise agreements with F45. Franchisees may elect to cease studio development for other reasons and applicable franchise laws may limit F45’s ability to terminate or modify these franchise agreements. If F45 is unable to recruit suitable franchisees or if franchisees are unable or unwilling to open new studios as planned, its growth may be slower than anticipated, which could materially and adversely affect its ability to increase its revenue and materially and adversely affect its business, results of operations and financial condition.

If F45 is unable to renew its franchise agreements with its existing franchisees, its business, results of operations and financial condition would be materially and adversely affected.

F45’s business and results of operations depend on maintaining franchise agreements with its existing franchisees. F45’s typical franchise agreement has an initial five-year term. Upon the expiration of the initial term, F45 or the franchisee may, or may not, elect to renew the franchise agreement.

Whether or not a franchise agreement is renewed is contingent on:

•	the franchisee’s execution of the then-current form of franchise agreement, which may include increased or different franchise fee revenue, marketing fees and other fees and costs;

•	the satisfaction of certain conditions, including re-equipment and remodeling of the studio and other requirements;

•	the payment of a renewal fee; and

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other conditions which are outside F45’s control, including those that impact its franchisees, such as economic conditions, their financial situation, the success of their studio, their other commitments and their ability to renew their studio lease on acceptable terms or to find a suitable alternative location.

F45’s franchisees’ ability to negotiate favorable terms on an expiring lease or to negotiate favorable terms on leases with renewal options, or conversely for a suitable alternative location, could depend on conditions in the real estate market, competition for desirable properties and its franchisees’ relationships with current and prospective landlords or may depend on other factors that are not within its or its franchisees’ control. As of March 31, 2020, the initial franchise term in respect of 27 and 136 franchise studios will expire during the remainder of 2020 and 2021, respectively. If F45 is unable to renew its franchise agreements in respect of such studios or a significant portion thereof, its business, results of operations and financial condition would be materially and adversely affected.

The timing of the opening of franchises sold may differ materially from historical experience, and the number of new franchised studios that actually open in the future may differ materially from the number of signed commitments F45 currently has or anticipates from existing and new franchisees.

Generally, each new studio will open approximately nine months after F45 has signed the franchise agreement with the franchisee. The timing of the opening of each new studio, however, is subject to many factors outside of its control, including those discussed below in “F45 has grown rapidly in recent years and has limited operating experience at F45’s current scale of operations. If F45 fails to successfully implement F45’s growth strategy, which includes new studio development by existing and new franchisees, F45’s brand and ability to increase F45’s revenue and operating profits could be materially and adversely affected,” and accordingly the timing of the opening of new studios may differ materially from historical experience. Further, as F45 continues to expand its business into new international markets, the risks its franchisees may face in such markets, such as political and economic instability, local laws and regulations and inadequate brand infrastructure, may result in longer periods for opening new studios.

A portion of F45’s franchises sold may not ultimately open as new franchised studios. Less than 1.5% and approximately 13% of franchises sold in the year ended December 31, 2019 and the quarter ended March 31, 2020, respectively, were terminated prior to opening. The historic conversion rate of signed commitments to new franchised studios may not be indicative of the conversion rates F45 will experience in the future and the total number of new studios actually opened in the future may differ materially from the number of signed commitments disclosed at any point in time. To the extent F45’s franchisees are unable to open new studios as it anticipates, F45 will not realize the revenue growth that it expects. F45’s failure to add a significant number of new studios would adversely affect its ability to increase its revenue and income from operations.

F45 has limited control with respect to the operations of its franchisees, which could have a negative impact on its business, and its franchisees are impacted by factors that are beyond its control.

Franchisees are independent business operators and are not F45’s employees, and F45 does not exercise control over the day-to-day operations of their studios. F45 provides training and support to franchisees, and set and monitor operational standards, but the quality of franchised studios may be diminished by any number of factors beyond F45’s control. Franchisees may not successfully operate studios in a manner consistent with F45’s standards and requirements, including those relating to its marketing strategy, applicable laws or regulations, or may not hire and train qualified trainers and other personnel. Further, F45 cannot be certain that its franchisees will have the business acumen or financial resources necessary to operate successful franchises in their approved locations. Applicable state franchise laws may limit F45’s ability to terminate or modify franchise agreements with non-complying or unsuccessful franchisees. If franchisees do not operate to F45’s expectations or if consumers have negative perceptions or experiences with its franchised studios, its image and reputation, and the image and reputation of other franchisees, may suffer materially and system-wide membership could decline significantly, which could reduce F45’s franchise fees and other revenue.

As small business owners, some of F45’s franchisees may be negatively and disproportionately impacted by strategic initiatives, capital requirements, negative economic conditions, including recession, inflation and increased unemployment levels, or other issues. Furthermore, franchisees’ business obligations may not be limited to the operation of F45’s studios, making them subject to business and financial risks unrelated to the operation of its studios. These unrelated risks, and the effect of decreased consumer confidence or changes in consumer behavior, could materially harm F45’s franchisees’ financial condition, which would cause its franchise fees and other revenue to decline and materially and adversely affect its business, results of operations and financial condition as a result.

Moreover, although F45 believes it generally maintains positive working relationships with its franchisees, disputes with franchisees could damage F45’s brand image and reputation and its relationships with its franchisees, generally.

The success of F45’s business strategy depends on its ability to effectively manage and support its franchise system.

F45 operates under a nearly 100% franchise model. As such, the success of F45’s business strategy depends on its franchise network, which requires ongoing support and oversight from F45, including comprehensive training on membership marketing and day-to-day operations, business support systems, marketing support, management information systems and support with other systems and procedures. Failure to provide F45’s franchisees with adequate training, support and resources could materially and adversely affect both its new and existing franchisees, as well as cause disputes between F45 and its franchisees. Any of the foregoing could materially and adversely affect F45’s business, results of operations and financial condition.

F45 has grown rapidly in recent years and has limited operating experience at its current scale of operations. If F45 fails to successfully implement its growth strategy, which includes new studio development by existing and new franchisees, its brand and ability to increase its revenue and operating profits could be materially and adversely affected.

F45 has expanded its operations rapidly and has limited operating experience at its current size. For example, F45 sold some of its first franchises to members of its original studio, and opened nearly 200 studios over the following 30 months. In just over seven years, F45 has expanded to 1,959 franchises sold in 53 countries, including 1,240 open studios, as of March 31, 2020. In addition, F45 has increased its employee headcount as its operations have expanded, and it expects headcount growth to continue for the foreseeable future. F45’s growth strategy relies substantially upon new studio openings by existing and new franchisees, and it is continuously seeking to identify target markets where it can enter or expand, taking into account numerous factors such as the location of F45’s current studios, demographics and traffic patterns. F45’s franchisees face many challenges in opening new studios, including:

•	availability and cost of financing;

•	selection and availability of suitable studio locations;

•	competition for studio sites;

•	negotiation of acceptable lease and financing terms;

•	securing required domestic or foreign governmental permits and approvals, including zoning approvals;

•	health and fitness trends in new geographic regions and acceptance of F45’s offerings;

•	employment, training and retention of qualified personnel in local markets;

•	ability to open new studios during the timeframes F45 and its franchisees expect;

•	the general legal and regulatory landscape in which their studios operate;

•	actual or perceived threats to public health due to the recent outbreak of COVID-19;

•	determining and setting appropriate membership fees to ensure the success of their studios; and

•	general economic and business conditions.

In particular, because new studio development is funded entirely by franchisee investment, F45’s growth strategy is dependent on its franchisees’ (or prospective franchisees’) ability to access funds to finance such development. Franchisees of new studios may have difficulty securing adequate financing, particularly in new markets, where there may be a lack of adequate history and brand familiarity. If F45’s franchisees or prospective franchisees are not able to obtain financing at commercially reasonable rates, or at all, they may be unwilling or unable to invest in the development of new studios, and F45’s future growth could be materially and adversely affected.

In addition, F45’s franchisees’ ability to successfully open and operate new studios in new or existing markets may be adversely affected by a lack of awareness or acceptance of F45’s brand, as well as a lack of existing marketing efforts and operational execution in these new markets. To the extent that F45 is unable to implement effective marketing and promotional programs and foster recognition and affinity for its brand in new markets, its franchisees’ new studios may not perform as expected, and its growth may be significantly delayed or impaired. In addition, new studios may not be successful or F45’s average studio membership sales may not increase at historical rates, which could materially and adversely affect its business, results of operations and financial condition.

If F45 and its franchisees are unable to identify and secure suitable sites for new franchise studios, its revenue growth rate and operating profits may be negatively impacted.

To successfully expand F45’s business, F45, along with its franchisees, must identify and secure sites for new franchise studios that meet F45’s established criteria. In addition to finding sites with the right demographic and other measures F45 employs in its selection process, F45 also evaluates the penetration of its competitors in the market. F45 and its franchisees face significant competition for sites that meet F45’s criteria, and as a result F45 and its franchisees may lose those sites, its competitors could copy its format or its franchisees could be forced to pay significantly higher lease payments for those sites. If F45 and its franchisees are unable to identify and secure sites for new studios in suitable locations, F45’s revenue growth rate and operating profits may be negatively impacted. Additionally, if F45’s or its franchisees’ analysis of the suitability of a studio site is incorrect, its franchisees may not be able to recover the capital investment in developing and building the new studio and in turn may not be able to pay required royalties to F45.

As F45 increases its number of studios, its franchisees may also open studios in higher-cost geographies, which could entail greater lease payments and construction costs, among others. The higher level of invested capital at these studios may require higher operating margins and higher net income per studio to produce the level of return F45’s franchisees and potential franchisees expect. Failure to provide this level of return could materially and adversely affect F45’s business, results of operations and financial condition.

Opening new studios in close proximity may negatively impact F45’s existing studios’ revenue and profitability.

As of March 31, 2020, F45 had 1,959 franchises sold in 53 countries, and it plans to open many new studios in the future, some of which will be in existing markets. F45 intends to continue opening new franchise studios in its existing markets as part of its growth strategy, some of which may be located in close proximity to studios already in those markets. Opening new studios in close proximity to existing studios may attract some memberships away from those existing studios, which may lead to diminished revenue and profitability for F45 and its franchisees rather than increased market share, especially as it continues to move to a percentage of gross monthly studio revenue based franchise fee model. In addition, as a result of new studios opening in existing markets and because older studios will represent an increasing proportion of its studio base over time, its same store sales increases may be lower in future periods than they have been historically.

F45’s franchisees may incur rising costs related to construction of new studios and maintenance of existing studios, which could materially and adversely affect the attractiveness of its franchise model, and in turn its business, results of operations and financial condition.

F45’s studios require both upfront and ongoing investments, including periodic remodeling and equipment replacement. If F45’s franchisees’ costs are greater than expected, franchisees may not achieve their expected targeted return. In addition, increased costs may result in lower profits to the franchisees, which may cause them to terminate their franchise agreement or make it harder for F45 to attract new franchisees, which in turn could materially and adversely affect its business, results of operations and financial condition.

In addition, if a franchisee is unwilling or unable to acquire the necessary financing to invest in the maintenance and upkeep of its studios, including periodic remodeling and replacement of equipment, the quality of its studios could deteriorate, which may have a negative impact on F45’s brand image and its ability to attract and maintain members, which in turn may have a negative impact on its business, results of operations and financial condition.

If F45 is unable to sustain pricing levels for its establishment fees, World Pack and franchise fees, its business could be adversely affected.

If F45 is unable to sustain pricing levels for its establishment fees, World Pack and franchise fees, whether due to competitive pressure or otherwise, its revenue and operating profit could be significantly reduced. Further, F45’s decisions around the development of new ancillary products and services are grounded in assumptions about eventual pricing levels. If there is price compression in the market after these decisions are made, it could have a negative effect on F45’s business.

If F45’s relations with existing or potential franchisees deteriorate, its business could be adversely affected.

F45’s growth depends on maintaining good relations with its franchisees. Franchisees, as independent business operators, may from time to time disagree with F45 and its strategies regarding the business or its interpretation of its respective rights and obligations under its franchise agreements, including with respect to alleged breaches of contract or wrongful termination under the franchise arrangements. Disagreement may lead to disputes with F45’s franchisees, and it expects such disputes to occur from time to time. Disputes between F45 and its franchisees, whether in court or otherwise, could relate to either party’s violation of its contractual obligations. F45 may also engage in litigation with franchisees to enforce the terms of its franchise agreements and compliance with its brand standards as it determines necessary to protect its brand, the consistency of its studios and the customer experience or to enforce its contractual indemnification rights if it is brought into a matter involving a third-party due to the franchisee’s alleged acts or omissions. In addition, F45 may be subject to claims by its franchisees relating to its franchise disclosure document, or FDD, including claims based on financial information contained in its FDD. Furthermore, existing and future franchise- related legislation could subject F45 to additional litigation risk in the event F45 terminates or fails to renew a franchise relationship. Unfavorable judgments or settlements relating to franchisee disputes could result in monetary or injunctive relief against F45, including the voiding of non-compete, territorial exclusivity or other development-related provisions upon which F45 relies. Any negative outcome in such disputes could materially and adversely affect F45’s results of operations as well as its ability to expand its franchise system and may damage its reputation and brand. To the extent that F45 has disputes with its franchisees, the attention, time and financial resources of its management and its franchisees will be diverted from the operation of its business, which could have a material adverse effect on its business, results of operations, financial condition and cash flows. Even F45’s success in franchisee disputes could damage its franchisees’ finances or operations, or its relationships with them or its ability to attract new franchisees.

F45’s business is subject to various franchise laws and regulations, and changes in such laws and regulations, or failure to comply with existing or future laws and regulations, and other legal developments that impact franchising could materially and adversely affect its business.

As a franchised business, F45 is subject to the FTC Franchise Rule, which is a trade regulation imposed on franchising promulgated by the FTC that regulates the offer and sale of franchises in the United States and that requires it to provide to all prospective franchisees certain mandatory disclosure in an FDD. In addition, F45 is subject to state franchise registration and disclosure laws in a number of states that regulate the offer and sale of franchises by requiring F45, unless otherwise exempt, to register F45’s franchise offering in those states prior to its making any offer or sale of a franchise in those states and to provide an FDD to prospective franchisees in accordance with such laws. F45 is also subject to franchise registration and disclosure laws in other countries in which it operates, including Australia, Canada, China, France, French Polynesia, Indonesia, Malaysia, Mexico,

New Caledonia, Russia, South Africa, South Korea, Spain, Taiwan and the United States, that regulate the offer and sale of franchises by requiring F45, unless otherwise exempt, to register a franchise disclosure document in a prescribed format and to provide that franchise disclosure document to prospective franchisees, in accordance with such laws, and that regulate certain aspects of the franchise relationship. F45 is currently subject to similar laws in other countries in which it currently offers franchises, and it may also become subject to laws in additional countries in the future. F45 is not currently, and in the past has not been, in compliance with certain applicable franchise registration and disclosure laws in certain jurisdictions. Further, as F45 expands into new markets outside of its more significant markets of Australia, New Zealand, Canada, the United States, the United Kingdom and Singapore, it may have limited knowledge of local franchise laws and regulations and may take time to apprise themselves of such laws and regulations. Failure to comply with applicable franchise registration and disclosure laws may result in a franchisee’s right to rescind its franchise agreement and damages pursuant to the terms of its franchise agreement, and may result in investigations or actions from federal, state or local franchise authorities, civil fines or penalties and stop orders, among other remedies.

F45 is also subject to franchise relationship laws in a number of jurisdictions that regulate many aspects of the franchise relationship including, depending upon the jurisdiction, renewals and terminations of franchise agreements, franchise transfers, the applicable law and venue in which franchise disputes may be resolved, discrimination and franchisees’ right to associate, among others. F45’s failure to comply with such franchise relationship laws could result in fines, damages and its inability to enforce franchise agreements where it have violated such laws. Any non-compliance on F45’s part could result in liability to franchisees and regulatory authorities, inability to enforce its franchise agreements and a reduction in its anticipated franchise fee revenue, which in turn may materially and adversely affect its business and results of operations.

F45 and its franchisees are also subject to the U.S. Fair Labor Standards Act of 1938, as amended, and various other laws in the United States, Canada, Australia and other foreign jurisdictions governing such matters as minimum-wage requirements, overtime and other working conditions. A number of F45’s franchisees’ employees may be paid at rates related to the U.S. federal or state minimum wage, and the U.S. federal and/or state minimum wage may increase. Any increases in labor costs might result in F45’s franchisees inadequately staffing studios. In addition, such increases in labor costs and other changes in labor laws could affect studio performance and quality of service, decrease franchise fee revenue and adversely affect F45’s brand.

F45 and its franchisees’ operations and properties are subject to extensive federal, international, state, provincial and local laws and regulations, including those relating to environmental, building and zoning requirements. Failure to comply with these legal requirements could result in, among other things, revocation of required licenses, administrative enforcement actions, fines and civil and criminal liability, which could materially and adversely affect F45’s business.

F45 and its franchisees are responsible for compliance with applicable laws that regulate the relationship between studios and their members. Many jurisdictions have consumer protection regulations that may limit the collection of membership dues or fees prior to opening, require certain disclosures of pricing information, mandate the maximum length of contracts and “cooling off” periods for members (after the purchase of a membership), set escrow and bond requirements for studios, govern member rights in the event of a member relocation or disability, provide for specific member rights when a studio closes or relocates, or preclude automatic membership renewals. F45’s franchisees’ failure to comply fully with these rules or requirements may subject F45 or its franchisees to fines, penalties, damages and civil liability, or result in membership contracts being void or voidable. In addition, any changes to such laws or in their interpretation could individually or in the aggregate cause F45 to change or limit its business practices, which may make its business model less attractive to its franchisees or its members.

Uncertainty in the law with respect to the assignment of liabilities in the franchise business model could adversely impact F45’s profitability.

One of the legal foundations fundamental to the franchise business model has been that, absent special circumstances, a franchisor is generally not responsible for the acts, omissions, or liabilities of its franchisees, whether with respect to the franchisees’ employees or otherwise. In the last several years, this principle has been the subject of differing and inconsistent interpretations at the National Labor Relations Board and in the courts, and the question of whether a franchisor can be held liable for the actions or liabilities of a franchisee under a vicarious liability theory, sometimes called “joint employer,” has become highly fact dependent and generally uncertain. A determination that F45 is a “joint employer” with its franchisees or that its franchisees are part of one unified system subject to joint and several liability could subject it and/or its franchisees to liability for employment-related and other liabilities of its franchisees and could cause it to incur other costs that have a material adverse effect on its results of operations. Additionally, in certain jurisdictions, including Australia, F45 may be liable if its franchisees fail to comply with employment and work health safety legislation. Any finding that F45 is liable for such non-compliance could adversely affect its business, results of operations and financial condition.

F45 is subject to a variety of additional risks associated with its franchisees.

F45’s franchise business model subjects it to all of the risks described above and a number of other risks, any one of which may impact its franchise fee revenue collected from its franchisees, may harm the goodwill associated with its brand and may materially and adversely impact its business and results of operations. Additional risks include the following:

Franchisee litigation; effects of regulatory efforts. F45 and its franchisees are subject to a variety of litigation risks, including, but not limited to, member claims, personal injury or wrongful death claims, vicarious liability claims, litigation with or involving its relationship with franchisees, litigation alleging that the franchisees are its employees or that F45 is the co-employer of its franchisees’ employees, employee allegations against the franchisee or it of improper termination, sexual harassment or hostile work environment allegations, discrimination or employee classification, landlord/tenant disputes and intellectual property claims, among others. Each of these claims may increase costs, reduce the execution of new franchise agreements and affect the scope and terms of insurance or indemnifications F45 and its franchisees may have. In addition, F45 and its franchisees are subject to various regulatory efforts to enforce employment laws, such as efforts to categorize franchisors as the co-employers of their franchisees’ employees, legislation to categorize individual franchised businesses as large employers for the purposes of various employment benefits, and other legislation or regulations that may have a disproportionate impact on franchisors and/or franchised businesses. Any of these changes could impose greater costs and regulatory burdens on franchising and negatively affect F45’s ability to sell new franchises.

Franchisee insurance. F45’s franchise agreements require each franchisee to maintain certain insurance types and levels of coverage. Losses arising from certain extraordinary hazards, however, may not be covered, and insurance may not be available (or may be available only at prohibitively expensive rates) with respect to many other risks, or franchisees may fail to procure the required insurance. Moreover, any loss incurred could exceed policy limits and policy payments made to franchisees may not be made on a timely basis. Any such loss or delay in payment could have a material adverse effect on a franchisee’s ability to satisfy its obligations under its franchise agreement or other contractual obligations, which could cause a franchisee to terminate its franchise agreement and, in turn, negatively affect F45’s operating and financial results.

Franchise agreements and franchisee relationships. F45’s franchisees develop and operate their studios under terms set forth in its franchise agreements. These agreements give rise to long-term relationships that involve a complex set of mutual obligations and mutual cooperation. F45 has a standard agreement that it typically uses with its franchisees, but various franchisees have negotiated specific terms in these agreements. Furthermore, F45 may from time to time negotiate terms of its franchise agreements with individual franchisees or groups of franchisees. F45 seeks to have positive relationships with its franchisees, based in part on its common understanding of its mutual rights and obligations under its agreements, to enable both the franchisees’ business and its business to be successful. However, F45 and its franchisees may not always maintain a positive relationship or always interpret F45’s agreements in the same way. F45’s failure to have positive relationships with its franchisees could individually or in the aggregate (including as a result of franchisees forming an independent association of franchisees) cause it to change or limit its business practices, which may make F45’s business model less attractive to its franchisees or its members.

While revenue from franchisees are not concentrated among one party or a small number of parties, the success of F45’s business does depend in large part on its ability to maintain contractual relationships with franchisees in profitable studios. A typical franchise agreement has a five-year term. As of March 31, 2020. F45’s largest franchisee group accounted for less than 2% of its franchisees sold. If F45 fails to maintain or renew its contractual relationships on acceptable terms, or if one or more of these significant franchisees were to become insolvent or otherwise were unwilling to pay amounts due to F45, F45’s business, reputation, results of operations and financial condition could be materially and adversely affected.

Franchise agreement termination. Each franchise agreement is subject to termination by F45, as the franchisor, in the event of a default, generally after expiration of applicable cure periods, although, under certain circumstances, a franchise agreement may be terminated by F45 upon notice without an opportunity to cure. The default provisions under the franchise agreements are drafted broadly to provide that F45 may terminate the agreement in the event of a breach. Such breach may include, among other things, any failure by the franchisee to meet operating standards and franchisee actions that may threaten the licensed intellectual property. In some regions in which F45 operates, a franchisee may have a right to terminate its franchise agreement under certain circumstances.

Franchisee turnover. There can be no guarantee of the retention in the future of any franchisees, including the top performing franchisees, or that F45 will maintain the ability to attract, retain and motivate sufficient numbers of franchisees of the same caliber. The quality of existing franchisee operations may be diminished by factors beyond F45’s control, including franchisees’ failure or inability to hire or retain qualified managers and other personnel. Training of managers and other personnel may be inadequate. These and other such negative factors could materially and adversely affect F45’s business.

Bankruptcy of franchisees. A franchisee bankruptcy could have a substantial negative impact on F45’s ability to collect payments due under such franchisee’s franchise agreement(s). In a franchisee bankruptcy, the bankruptcy trustee may reject its franchise agreement(s), development area(s) and/or franchisee lease/sublease pursuant to Section 365 under the U.S. bankruptcy code or similar laws in other countries, in which case there would be no further franchise fee payments from such franchisee, and F45 may not ultimately recover those payments in a bankruptcy proceeding of such franchisee in connection with a damage claim resulting from such rejection.

Franchisee changes in control. F45’s franchises are operated by independent business owners. Although F45 has the right to approve franchise owners, and any transferees, it can be difficult to predict in advance whether a particular franchise owner will be successful. If an individual franchise owner is unable to successfully establish, manage and operate its studio, the performance and quality of service of that studio could be adversely affected, which could reduce memberships and negatively affect F45’s franchise fee revenue and brand image. Although F45’s agreements prohibit “changes in control” of a franchisee without its prior consent as the franchisor, a franchise owner may desire to transfer a studio to a transferee. In addition, F45’s franchise agreements in several regions, including the United States, provide that in the event of the death or disability of a franchisee (if a natural person) or a principal of a franchisee entity, the executors and representatives of the franchisee are required to transfer the relevant franchise agreements to a successor franchisee approved by the franchisor. In any transfer situation, the transferee may not be able to perform the former franchisee’s obligations under the franchise agreement and successfully operate the applicable studio. In such a case, the performance and quality of service of such studio could be adversely affected, which could also reduce memberships and negatively affect F45’s franchise fee revenue and brand image.

Some of F45’s franchisees are operating entities. Franchisees may be natural persons or legal entities. F45’s franchisees that are operating companies (as opposed to limited purpose entities) are subject to business, credit, financial and other risks, which may be unrelated to the operation of their studios. These unrelated risks could materially and adversely affect a franchisee that is an operating company and its ability to service its members and maintain studio operations while making franchise fee payments, which in turn may materially and adversely affect F45’s business and results of operations.

General Business Risks

The ongoing novel coronavirus COVID-19 pandemic and governmental restrictions intended to prevent its spread have had, and are expected to continue to have, an adverse effect on F45’s business, financial condition and results of operations, and the nature and extent of such impact is highly uncertain and unpredictable.

On March 11, 2020, the World Health Organization designated the global outbreak of a new strain of coronavirus, COVID-19, a pandemic. The global and domestic response to the COVID-19 pandemic by both governments and businesses has been unprecedented and continues to rapidly evolve. Many countries, including the United States and Australia, have declared national emergencies and implemented preventive measures. These responsive measures have included mandates from federal, state, provincial and/or local authorities that restrict movement and travel, such as quarantines and shelter in place requirements, and restrict or require closure of some or all commercial and business activity. These measures, though currently temporary in nature and in some cases being lessened or lifted entirely in some geographies, may become more severe and may continue indefinitely depending on the evolution of the outbreak. F45 or F45’s employees, franchisees, members, suppliers and other partners may be prevented from conducting business and other activities in normal course for an indefinite period of time, including due to shutdowns, travel restrictions, social distancing requirements, stay at home orders and advisories and other restrictions that may be suggested or mandated by governmental authorities.

F45’s business has been materially adversely affected by the COVID-19 pandemic and the global response. At the initial peak of the pandemic, nearly all F45 studios closed due to COVID-19. F45 has begun to reopen its studios in some locations, but an easing of COVID-19 related restrictions has caused, and may continue to cause, an increase in the spread of COVID-19 in a number of localities, particularly those in the United States. In response, some state and local governments have returned, and may increasingly return, to more strict regulations on businesses and even studios that reopened may again be closed. A return to such restrictions may have a material adverse effect on the number of studios open as well as pending and future sales to franchisees. Certain governments require, and more may begin to require, stringent guidelines with respect to the operation of fitness studios, including a reduced number of class participants, increased spacing requirements between participants and restrictions on sharing gym equipment. These requirements and any associated compliance costs may have an adverse impact on F45’s operations, including its franchisees’ ability to retain members.

Considerable uncertainty still surrounds the COVID-19 virus, as well as the extent and effectiveness of any potential treatments or vaccines and the responses taken on a local, national and global level. The pandemic may become more widespread and that could accelerate or magnify one or more of the risks described above or elsewhere in this proxy statement. While F45 expects the pandemic and related events will have a negative effect on F45’s business, the full extent and scope of the impact on F45’s business and industry as well as on national, regional and global markets and economies is highly uncertain and cannot be predicted. Any future developments concerning COVID-19 are outside F45’s control and cannot be accurately predicted at this time, such as the duration and spread of the pandemic, the extent and effectiveness of governmental action to contain the disease, and the impact of these and other factors on F45’s franchisees, employees, members and suppliers. A prolonged economic disruption due to COVID-19 could have a material negative impact on F45’s business, financial condition, and results of operations. For additional information on the impact of COVID-19 on F45’s business, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations—COVID-19 Impact.”

F45’s success depends substantially on the value of its brand.

F45’s success is dependent in large part upon its ability to maintain and enhance the value of its brand, including its studio members’ connection to its brand. Brand value can be severely damaged even by isolated incidents, particularly if the incidents receive considerable negative publicity or result in litigation. F45’s reliance on social media as a marketing strategy makes it particularly susceptible to widespread negative publicity.

Incidents which could damage F45’s brand may relate to its policies, the way it manages its relationships with its franchisees, its growth strategies, its development efforts or the ordinary course of its or its franchisees’ businesses. Other incidents that could be damaging to its brand may arise from events that are or may be beyond its control, such as:

•	actions taken (or not taken) by one or more franchisees or their employees relating to health, safety, welfare or otherwise;

•	data security breaches or fraudulent activities associated with F45’s and its franchisees’ electronic payment systems;

•	litigation and legal claims;

•	third-party misappropriation, dilution or infringement or other violation of F45’s intellectual property;

•	illegal activity targeted at F45 or others; or

•	conduct by individuals affiliated with F45 which could violate ethical standards or otherwise harm the reputation of its brand.

Consumer demand for F45’s studios and its brand’s value could diminish significantly if any such incidents or other matters erode consumer confidence in it or its studios, which would likely result in fewer memberships sold or renewed. If studio memberships decline, prospective franchisees may not open new studios, existing franchisees may not renew their franchise agreements and studio sales may decline, all of which could lower franchise fee revenue, which in turn could materially and adversely affect F45’s business, results of operations and financial condition.

F45’s marketing strategy relies on the use of social media platforms and any negative publicity on such social media platforms may adversely affect the public perception of its brand which in turn could have a material and adverse effect on its business, results of operations and financial condition. In addition, F45’s use of social media could subject it to fines or other penalties.

F45 relies on social media marketing, through Instagram, YouTube and Facebook, as a means to engage with its existing members as well as attract new members. Existing and new members alike interact with the brand both organically, through posts by the F45 community, as well as through dedicated F45 social media accounts. While the use of social media platforms allows it access to a broad audience of consumers and other interested persons, F45’s use of, and reliance on, social media as a key marketing tool exposes it to significant risk of widespread negatively publicity. Social media users generally have the ability to post information to social media platforms without filters or checks on accuracy of the content posted. Information concerning F45 or its brand may be posted on such platforms at any time. Such information may be adverse to its interests or may be inaccurate, each of which can harm its reputation and value of its brand. The harm may be immediate without affording it an opportunity for redress or correction. In addition, social media platforms provide users with access to such a broad audience that collective action against F45’s studios, such as boycotts, can be more easily organized. If such actions were organized, F45 could suffer reputational damage as well as physical damage to its studios. Social media platforms may be used to attack F45, its information security systems and its reputation, including through use of spam, spyware, ransomware, phishing and social engineering, viruses, worms, malware, distributed denial of service attacks, password attacks, “Man in the Middle” attacks, cybersquatting, impersonation of employees or officers, abuse of comments and message boards, fake reviews, doxing and swatting.

As such, the dissemination of information on social media platforms and other online platforms could materially and adversely affect F45’s business, results of operations and financial condition, regardless of the information’s accuracy.

In addition, F45’s use of social media platforms as a marketing tool could also subject it to fines or other penalties. As laws and regulations, including those from the Federal Trade Commission, or FTC, and enforcement rapidly evolve to govern the use of these platforms, the failure by F45, its employees, its franchisees or third parties acting at its direction to abide by applicable laws and regulations in the use of these platforms could materially and adversely impact its and its franchisees’ business, results of operations and financial condition or subject it to fines or other penalties.

If F45 fails to obtain and retain high-profile strategic partnership arrangements, or if the reputation of any of its partners is impaired, its business may suffer.

A principal component of F45’s marketing program has been to collaborate with high-profile marketing partners, such as Mark Wahlberg, to help F45 extend the reach of its brand. F45 currently intends to enter into partnerships with several additional high profile individuals, all of whom are expected to receive significant equity grants of Company stock in exchange for performance of promotional services. Although F45 has collaborated with several well-known partners in the past, F45 may not be able to attract and collaborate with new marketing partners in the future, including those who it is in current discussions with. In addition, if the actions of F45’s partners were to damage their or its reputation, its partnerships may be less attractive to its current or prospective members. These relationships are also dependent on a positive working relationship between F45 and its partners. If a dispute arises between F45 and any of its partners, or if the relationship becomes damaged, the partnership may not be successful and could threaten F45’s ability to continue entering into successful high-profile collaborations in the future. Further, F45 invests part of its marketing spend to attract these high-profile partners, and F45 anticipates that securing such partnerships will require significant equity grants, as is contemplated by partnerships that F45 is currently pursuing. As such, in order to secure such partnerships or future partnerships, the Company may need to allocate a large portion of the Incentive Plan to equity grants to its partners and/or adopt a special equity incentive plan for such partners. The grant of such equity would dilute the ownership percentage of the stockholders of the Company. Even after such significant investment, these partnerships may prove ineffective and fail to extend the reach of the F45 brand. They may also have varying effects, if any, on the perception of the brand. Any of these failures concerning F45’s strategic partnerships could materially and adversely affect its business and revenue.

F45 relies on consumer discretionary spending, which may be adversely affected by economic downturns and other macroeconomic conditions or trends.

F45’s business and results of operations are subject to global economic conditions and their impact on consumer discretionary spending. Some of the factors that may negatively influence consumer spending include high levels of unemployment, higher consumer debt levels, reductions in net worth, declines in asset values and related market uncertainty, home foreclosures and reductions in home values, fluctuating interest rates and credit availability, fluctuating fuel and other energy costs, fluctuating commodity prices, and general uncertainty regarding the overall future of the political and economic environment. Consumer purchases of discretionary items, such as memberships and workout packs at F45’s studios, generally decline during periods of economic uncertainty, when disposable income is reduced or when there is a reduction in consumer confidence. If consumer purchases of memberships and workout packs at F45’s studios decline, its franchise fee revenue may be adversely affected. In addition, during an economic downturn, existing franchisees may elect not to renew their franchise agreements with F45, and prospective franchisees may opt not to enter into a franchise agreement with F45, each of which could have a material and adverse effect on its business, results of operations and financial condition.

F45 and its franchisees may be unable to attract and retain members, which would materially and adversely affect its business, results of operations and financial condition.

The success of F45’s business depends on its and its franchisees’ ability to attract and retain members. F45’s and its franchisees’ marketing efforts may not be successful in attracting members to studios, and membership levels may materially decline over time, especially at studios in operation for an extended period of time. Members may cancel their memberships at any time after giving proper advance written notice, subject to an initial minimum term applicable to certain memberships. F45’s franchisees may also cancel or suspend memberships if a member fails to provide payment for an extended period of time. In addition, F45 experiences attrition and it and its franchisees must continually engage existing members and attract new members in order to maintain membership levels. It is possible that a portion of F45’s member base may not regularly use its studios and may cancel their memberships. Some of the factors that could lead to a decline in membership levels include, among other factors:

•	changing desires and behaviors of consumers or their perception of F45’s brand;

•	changes in discretionary spending trends;

•	market maturity or saturation;

•	a decline in F45’s ability to deliver quality service at a competitive price;

•	a failure to introduce new features, products or services that members find engaging;

•	the introduction of new products or services, or changes to existing products and services, that are not favorably received;

•	technical or other problems that affect the member experience;

•	an increase in monthly membership dues due to inflation;

•	direct and indirect competition in F45’s industry;

•	a decline in the public’s interest in health and fitness; and

•	a general deterioration of economic conditions or a change in consumer spending preferences or buying trends.

In order to increase membership levels, F45’s franchisees may from time to time offer promotions or lower monthly dues or annual fees. If F45’s franchisees are not successful in optimizing pricing or finding other ways to add memberships in new and existing studios, its membership levels may decrease, and in turn growth in monthly membership dues or annual fees may suffer, which will have an increasing impact on its financial results as it continues to move to a percentage of gross monthly studio revenue based franchise fee model. Any decrease in its average dues or fees or higher membership costs may materially and adversely impact its results of operations and financial condition. Additionally, further expansion into international markets may create new challenges in attracting and retaining members that F45 may not successfully address, as these markets carry unique risks as discussed below. As a result of these factors, F45 cannot be certain that its membership levels will be adequate to maintain or permit the expansion of its operations. A decline in membership levels would have an adverse effect on F45’s business, results of operations and financial condition.

F45 has identified three material weaknesses in its internal control over financial reporting and if its remediation of such material weaknesses is not effective, or if it fails to develop and maintain an effective system of disclosure controls and internal control over financial reporting, its ability to produce timely and accurate financial statements or comply with applicable laws and regulations could be impaired.

In the course of preparing F45’s financial statements that are included in this proxy statement, F45 and its independent registered public accountants identified material weaknesses in F45’s internal control over financial reporting. A material weakness is a deficiency, or combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the annual or interim financial statements will not be prevented or detected on a timely basis. The material weaknesses related to a failure to properly design F45’s financial closing and reporting process to record, review and monitor compliance with generally accepted accounting principles for transactions on a timely basis. This includes an inadequate level of precision in management’s reviews of accounting documentation and journal entries, including a lack of evidence to support that a review had been performed. In addition, a lack of segregation of duties existed in certain key financial reporting processes, including a lack of separation between the preparer and reviewer of journal entries; individual users with administrative access to the general ledger, billing and payroll systems also having access to post journal entries; and insufficient implementation of the automated approval hierarchy for invoices in F45’s billing system to ensure reviews were being performed by the appropriate personnel. Lastly, a lack of formal documentation of policies and internal controls being followed by it existed, including, but not limited to, entity-level controls involving risk assessment procedures and conclusions, tools to prevent a cybersecurity breach and controls designed to prevent or detect fraud. F45 has concluded that these material weaknesses in its internal control over financial reporting occurred because, prior to the Business Combination, F45 was a private company and did not have the necessary business processes, systems, personnel and related internal controls necessary to satisfy the accounting and financial reporting requirements of a public company.

F45 believes it has taken the necessary actions to substantially address each of the material weaknesses discussed above and plans to take additional steps to improve its accounting function. However, F45 may not be able to fully remediate these material weaknesses until it can be confirmed that such remedial measures have been operating effectively for a sufficient period of time. Further, F45 cannot assure you that any such actions will be sufficient to remediate the control deficiencies that led to its material weaknesses in its internal control over financial reporting or that they will prevent or avoid potential future material weaknesses. F45’s current controls and the new controls that it has developed may become inadequate because of changes in conditions in its business. Further, weaknesses in its disclosure controls and internal control over financial reporting may be discovered in the future. Any failure to develop or maintain effective controls or any difficulties encountered in their implementation or improvement could harm its operating results or cause it to fail to meet its reporting obligations and may result in a restatement of its financial statements for prior periods.

F45’s independent registered public accounting firm is not required to formally attest to the effectiveness of its internal control over financial reporting until after the combined company following the Business Combination is no longer an “emerging growth company” as defined in the JOBS Act. At such time, F45’s independent registered public accounting firm may issue a report that is adverse in the event it is not satisfied with the level at which its internal control over financial reporting is documented, designed or operating. Any failure to implement and maintain effective internal control over financial reporting also could adversely affect the results of periodic management evaluations and annual independent registered public accounting firm attestation reports regarding the effectiveness of F45’s internal control over financial reporting that it will eventually be required to include in F45’s periodic reports that are filed with the SEC. Ineffective disclosure controls and procedures and internal control over financial reporting could also cause investors to lose confidence in F45’s reported financial and other information, which would likely have a negative effect on the trading price of its common stock. In addition, if F45 are unable to continue to meet these requirements, it may not be able to remain listed on the Nasdaq Capital Market.

Economic, political and other risks associated with F45’s international operations could adversely affect its profitability and international growth prospects.

As of March 31, 2020, F45 had 1,959 franchises sold in 53 countries around the world.

F45’s international operations are subject to a number of risks inherent to operating in foreign countries, and any expansion of its international operations may increase the impact of these risks. These risks include, among others:

•	inadequate brand infrastructure within foreign countries to support F45’s international activities;

•	inconsistent regulation or sudden policy changes by foreign agencies or governments;

•	the collection of royalties from foreign franchisees;

•	difficulty of enforcing contractual obligations of foreign franchisees;

•	increased costs in maintaining international franchise and marketing efforts;

•	problems entering international markets with different cultural bases and consumer preferences;

•	political and economic instability of foreign markets;

•	compliance with laws and regulations applicable to international operations, such as the Foreign Corrupt Practices Act and regulations promulgated by the Office of Foreign Assets Control;

•	actual or perceived threats to public health due to the recent outbreak of COVID-19;

•	fluctuations in foreign currency exchange rates; and

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operating in new, developing or other markets in which there are significant uncertainties regarding the interpretation, application and enforceability of laws and regulations relating to contract and intellectual property rights.

As a result, new studios facing these risks in international markets may be less successful than studios in F45’s existing markets. Further, effectively managing growth can be challenging, particularly as F45 continues to expand into new international markets where it must balance the need for flexibility and a degree of autonomy for local management against the need for consistency with its mission and standards.

Fluctuations in currency exchange rates could negatively impact F45’s business.

F45 transacts business in various currencies other than the U.S. dollar and have significant royalties and expenses denominated in currencies other than the U.S. dollar, subjecting it to currency exchange rate risks. A substantial portion of F45’s international royalties and expenses are denominated in local currencies, including Australian dollars, euros, British pounds, Canadian dollar and Singaporean dollar, which fluctuate against the U.S. dollar. Since F45 derives significant royalties from its international operations, but incurs the majority of its costs in the United States, the impact of foreign currency fluctuations, particularly the strengthening of the U.S. dollar, may have an asymmetric and disproportional impact on its business.

F45’s planned growth could place strains on its management, employees, information systems and internal controls, which may materially and adversely impact its business.

Over the past several years, F45 has experienced significant growth in its business activities and operations, including an increase in the number of system-wide studios. F45’s past expansion has placed, and its planned future expansion may place, significant demands on its administrative, operational, financial and other resources. Any failure to manage growth effectively could seriously harm its business. To be successful, F45 will need to continue to implement and improve its management information systems and its operating, administrative, financial and accounting systems and controls. F45 will also need to train new employees and maintain close coordination among its executive, accounting, finance, legal, human resources, risk management, marketing, technology, sales and operations functions. These processes are time-consuming and expensive, increase management responsibilities and divert management attention, and F45 may not realize a return on its investment. In addition, F45 believes the culture it fosters at its studios is an important contributor to its success. However, as F45 expands, it may have difficulty maintaining its culture or adapting it sufficiently to meet the needs of its expanded operations. These risks may be heightened as F45’s business continues to scale. In 2019, F45 had 345 new studio openings, compared to 279 in 2018, 234 in 2017 and 172 in 2016. F45’s failure to successfully keep pace with its planned expansion of studios could materially and adversely impact its business.

F45 depends upon third-party licenses for the use of music to supplement its workouts and workout tutorials. An adverse change to, loss of, or claim that F45 or its franchisees do not hold necessary licenses may have an adverse effect on its business, results of operations and financial condition.

F45 uses music to supplement its workouts. To secure the rights to use music to supplement its workouts and workout tutorials, F45 or its franchisees generally must obtain licenses from rights holders such as record labels, music publishers, performing rights organizations, collecting societies, artists and other copyright owners or their agents.

The process of obtaining licenses involves identifying and negotiating with many rights holders, some of whom are unknown or difficult to identify, and implicates a myriad of complex and evolving legal issues across many jurisdictions, including open questions of law as to when and whether particular licenses are needed and by whom. Rights holders also may attempt to take advantage of their market power to seek onerous financial terms from F45. F45’s relationship with certain rights holders may deteriorate. Artists and/or artist groups may object and may exert public or private pressure on rights holders to discontinue or to modify license terms. Additionally, there is a risk that aspiring rights holders, their agents, or legislative or regulatory bodies will create or attempt to create new rights that could require F45 to enter into new license agreements with, and pay royalties to, newly defined groups of rights holders, some of which may be difficult or impossible to identify.

F45 requires its franchisees to secure certain music licenses to use music in its studios and to supplement its workouts. Any failure to secure such licenses or to comply with the terms and conditions of such licenses may lead to third-party claims or lawsuits and/or have an adverse effect on its business.

F45 or its franchisees generally need to obtain public performance licenses for the use of musical compositions in its studios and to supplement its workouts. In the United States, public performance rights for musical compositions are secured from music publishers, individual artists, or, more typically, through intermediaries known as performing rights organizations, or PROs, which (a) issue blanket licenses to copyright users for the public performance of compositions in their repertory, (b) collect royalties under those licenses, and (c) distribute such royalties to copyright owners. F45 requires its franchisees to enter into and maintain requisite licenses for their use of musical compositions with its workouts from the appropriate PROs. F45 currently does not maintain such licenses. The royalty rates available from PROs today may not be available in the future. Licenses provided by two PROs, ASCAP and BMI, currently are governed by consent decrees, which were agreements between each of the two PROs, on the one hand, and by the U.S. Department of Justice, on the other hand, in an effort to curb anti-competitive conduct. Removal of or changes to the terms or interpretation of these agreements, which are currently under consideration by the U.S. Department of Justice, could affect F45’s franchisees’ ability to obtain licenses from these PROs on current and/or otherwise favorable terms, which could harm its business, results of operations and financial condition.

Additionally, licenses with PROs and collecting societies may not provide full coverage for the performance of all of the musical compositions which F45 uses in its studios in the countries in which it operates or which it may operate in the future. Some publishers, songwriters and other rights holders choose not to be represented by PROs or collecting societies, adversely affecting its ability to secure licensing arrangements for musical compositions that such rights holders own or control.

In addition to public performance licenses, F45 generally may need to obtain additional music licenses in connection with the musical ‘daily mixes’ that it shares with its franchisees. Any failure to obtain such licenses or to comply with the terms and conditions of such licenses may lead to third-party claims or lawsuits and/or have an adverse effect on its business.

In addition to the licenses secured by F45’s franchisees, it generally may need to obtain additional licenses from rights holders of musical compositions and sound recordings, which may include individual artists, record labels, PROs and/or music publishers and administrators. F45 notes that it cannot compel any such rights holders to license their music to F45, and the licenses F45 are able to obtain may not cover every right that it needs. F45 also notes that identifying all rights holders for a given musical work can be challenging and, given the high level of content concentration in the music industry, the market power of a few licensors and the lack of transparent ownership information for compositions and sound recordings, it may be unable to license a large amount of music or the music of certain popular artists, which could harm its business, results of operations and financial condition.

F45 received a demand letter alleging possible infringement of certain compositions and recordings from Universal Music Group, with whom it has entered into a tolling agreement and is having ongoing discussions. F45 has also received demand letters from the Australasian Performing Right Association and the Australian Mechanical Copyright Owners-Society, or APRA AMCOS, and the Phonographic Performance Company of Australia Ltd., or the PPCA. F45 is in discussions with APRA AMCOS and the PPCA with respect to licensing arrangements. There can be no assurance that F45 will not have to go through a similar process with other rights holders. Further, there can be no assurance that any licensing arrangements entered into with APPRA AMCOS, PPCA or any other rights holder will address or eliminate potential liability for prior infringements or violations of rights.

Although F45 seeks to comply with the statutory, regulatory and judicial frameworks with respect to the use of music in its studios and to supplement its workouts and workout tutorials, F45 cannot guarantee that it or its franchisees currently hold, or will always hold, every necessary right to use all of the music that is used in connection with its workouts and workout tutorials, and it cannot assure you that neither F45 nor its franchisees are infringing or violating any third-party intellectual property rights or that it or its franchisees will not do so in the future.

These challenges, and others concerning the use of music in connection with F45’s workouts and workout tutorials, may subject it to significant music royalty payments and significant liability for copyright infringement, breach of contract or other claims, which may materially and adversely affect F45’s business.

F45’s intellectual property rights, including trademarks and trade names, may be infringed, misappropriated or challenged by others.

F45’s brand and related intellectual property are important to its continued success. F45 seeks to protect its trademarks, trade names, copyrights and other intellectual property by exercising F45’s rights under applicable state, provincial, federal and international laws. Policing unauthorized use and other violations of its intellectual property rights is difficult and the steps it takes may not prevent misappropriation, infringement or other violations of its intellectual property. If F45 were to fail to successfully protect its intellectual property rights for any reason, or if any third-party misappropriates, dilutes or infringes its intellectual property, the value of its brand may be harmed, which could have an adverse effect on its business, results of operations and financial condition. Any damage to F45’s reputation could cause membership levels to decline or make it more difficult to attract new members.

F45 may also from time to time be required to initiate litigation to enforce its trademarks, service marks and other intellectual property. Third parties may also assert that F45 has infringed, misappropriated or otherwise violated their intellectual property rights, which could lead to litigation against F45. Litigation is inherently uncertain and could divert the attention of management, result in substantial costs and diversion of resources and negatively affect F45’s membership sales and profitability regardless of whether it is able to successfully enforce or defend its rights.

F45 faces risks, such as unforeseen costs and potential liability in connection with content it produces, licenses and distributes through its content delivery platform.

As a producer and distributor of content, F45 faces potential liability for negligence, copyright and trademark infringement, or other claims based on the nature and content of materials that it produces, licenses and distributes. F45 also may face potential liability for content used in promoting its studios and workouts, including marketing materials. F45 may decide to remove content from its workouts, not to place certain content in its studios, or to discontinue or alter its production of certain types of content if it believes such content might not be well received by its members or could be damaging to its brand and business.

To the extent F45 does not accurately anticipate costs or mitigate risks, including for content that it obtains but ultimately does not appear on or is removed from its studios, or if it becomes liable for content it produces, licenses or distributes, its business may suffer. Litigation to defend these claims could be costly and the expenses and damages arising from any liability could harm F45’s results of operations. F45 may not be indemnified against claims or costs of these types and it may not have insurance coverage for these types of claims.

F45 and its franchisees rely heavily on information systems, and any material failure, interruption or weakness may prevent it from effectively operating its business and damage its reputation.

F45 and its franchisees increasingly rely on information systems, including its technology-enabled platform through which it distributes workouts to its global franchisee base, point-of-sale processing systems and other information systems managed by third parties, to interact with its franchisees and members, book workouts and collect, maintain and store member information, billing information and other personally identifiable information, including for the operation of studios, collection of cash, legal and regulatory compliance, management of its supply chain, accounting, staffing, payment of obligations, ACH transactions, credit and debit card transactions and other processes and procedures. F45’s and its franchisees’ ability to efficiently and effectively manage its respective businesses depends significantly on the reliability and capacity of these systems, and any potential failure of third parties to provide quality uninterrupted service is beyond its control.

F45’s and its franchisees’ operations depend upon its ability, and the ability of its franchisees and third-party service providers (as well as their third-party service providers), to protect its computer equipment and systems against damage from physical theft, fire, power loss, telecommunications failure or other catastrophic events, as well as from internal and external security breaches, viruses, denial-of-service attacks and other disruptions. The failure of these systems to operate effectively, stemming from maintenance problems, upgrading or transitioning to new platforms, expanding F45’s systems as it grows, a breach in security or other unanticipated problems, could result in interruptions to or delays in its business and member service and reduce efficiency in its operations. In addition, the implementation of technology changes and upgrades to maintain current and integrate new systems may also cause service interruptions, operational delays due to the learning curve associated with using a new system, transaction processing errors and system conversion delays and may cause it to fail to comply with applicable laws. If F45’s information systems, or those of its franchisees and third-party service providers (as well as their third-party service providers), fail and F45’s or its partners’ third-party back-up or disaster recovery plans are not adequate to address such failures, its revenue and profits could be reduced and the reputation of its brand and its business could be materially and adversely affected.

The failure to successfully implement F45’s new enterprise resource planning, or ERP, system could adversely impact its business and results of operations.

F45 is currently in the process of implementing a new ERP system to handle the business and financial processes within its operations and corporate functions. The ERP system is a system of integrated applications used to manage F45’s business and automate many functions related to financial reporting, human resources and other services. F45 expects the implementation to be completed in 2020. ERP implementations are complex and time-consuming projects that require transformations of business and finance processes, and any such transformations involve risks inherent in conversion to a new system. These risks include loss of information, the compromise of data integrity and control systems and the potential disruption to F45’s normal business operations and financial reporting processes. The implementation process may be disruptive if the ERP system does not work as planned or if F45 experiences issues relating to the implementation. F45 also may need to hire consultants or additional personnel for the implementation and post-implementation activities, which can continue for multiple years.

Following implementation of the ERP system, F45 may experience periodic or prolonged disruption to its financial functions arising out of the system conversion, general use of the system, other periodic upgrades or updates, or other external factors that are outside of F45’s control. Additionally, if the ERP system does not operate as intended, the effectiveness of F45’s internal control over financial reporting could be adversely affected and its ability to assess those controls adequately could be delayed. If F45 experiences interruptions in service or operational difficulties as a result of the implementation, and are unable to effectively manage its business during or following the implementation of the ERP system, F45’s business, financial condition and results of operations could be harmed.

If F45 or its franchisees fail to properly maintain the confidentiality and integrity of its data, its reputation and business could be materially and adversely affected.

In the ordinary course of business, F45 and its franchisees transmit and collect studio member and employee data, including home address, gender, dates of birth and other highly sensitive personally identifiable information in information systems that it maintains and in those maintained by franchisees and third parties with whom it contracts to provide services. F45 also collects personal member information through the use of its LionHeart heart rate monitors. Some of these data are sensitive and could be an attractive target of a criminal attack by malicious third parties with a wide range of motives and expertise, including lone wolves, organized criminal groups, “hacktivists,” disgruntled current or former employees and others. The integrity and protection of member and employee data are critical to F45.

Despite the security measures F45 has in place to comply with applicable laws and rules, its facilities and systems, and those of its franchisees and third-party service providers (as well as their third-party service providers), may be vulnerable to security breaches, acts of cyber terrorism or sabotage, vandalism or theft, computer viruses, loss or corruption of data or programming or human errors or other similar events. Furthermore, the size and complexity of F45’s information systems, and those of its franchisees and its third-party vendors (as well as their third-party service providers), make such systems potentially vulnerable to security breaches from inadvertent or intentional actions by F45’s employees, franchisees or vendors, or from attacks by malicious third parties. Because such attacks are increasing in sophistication and change frequently in nature, F45, its franchisees and its third-party service providers may be unable to anticipate these attacks or implement adequate preventative measures, and any compromise of its systems, or those of its franchisees and third- party vendors (as well as their third-party service providers), may not be discovered and remediated promptly. Changes in consumer behavior following a security breach or perceived security breach, act of cyber terrorism or sabotage, vandalism or theft, computer virus, loss or corruption of data or programming or human error or other similar event affecting a competitor, large retailer or financial institution may materially and adversely affect its business.

Additionally, the handling of personally identifiable information by F45’s or its franchisees’ businesses is regulated at the federal, state and international levels. Federal, state and international agencies may also consider and implement from time to time new privacy and security requirements that apply to F45’s businesses. Compliance with contractual obligations and evolving privacy and security laws, requirements and regulations may result in cost increases due to necessary systems changes, new limitations or constraints on F45’s business models and the development of new administrative processes. They also may impose further restrictions on F45’s handling of personally identifiable information that are housed in one or more of its or its franchisees’ databases, or those of its third-party service providers. Actual or perceived noncompliance with privacy laws or an actual or perceived security breach involving the misappropriation, loss or other unauthorized disclosure of personal, sensitive or confidential information, whether by F45 or by one of its franchisees or vendors, could have material adverse effects on its and its franchisees’ business, operations, brand, reputation and financial condition, including decreased revenue, material fines and penalties, litigation, increased financial processing fees, compensatory, statutory, punitive or other damages, adverse actions against its licenses to do business and injunctive relief by court or consent order. Despite F45’s efforts, the handling of personally identifiable information may not be in compliance with applicable law, or this information could be disclosed or lost due to a hacking event or unauthorized access to its information system, or through publication or improper disclosure, any of which could affect the value of its brand.

The occurrence of cyber incidents, or a deficiency in cybersecurity, could negatively impact F45’s business by causing a disruption to its operations, a compromise or corruption of confidential information, and/or damage to its employee and business relationships and reputation, all of which could harm its brand and its business.

F45 could be subject to a cyber-incident or other adverse event that threatens the confidentiality, integrity or availability of information resources, including intentional attacks or unintentional events where parties gain unauthorized access to systems to disrupt operations, corrupt data or steal confidential information about customers, franchisees, vendors and employees. A number of retailers and other companies have recently experienced serious cyber incidents and breaches of their information technology systems. As F45’s reliance on technology has increased, so have the risks posed to its systems, both internal and those it has outsourced. The three primary risks that could directly result from the occurrence of a cyber-incident include operational interruption, damage to the relationship with members and franchisees and private data exposure, which each in turn could create additional risks and exposure.

In the ordinary course of business, F45 and its franchisees transmit and collect personally identifiable data regarding its members. F45 also maintains important internal company data, such as personally identifiable information about its employees and franchisees and information relating to its operations. F45’s use of personally identifiable information is regulated by foreign, federal and state laws, as well as by certain third-party agreements. As privacy and information security laws and regulations and contractual obligations with third parties evolve, F45 may incur additional costs to ensure that it remains in compliance with those laws and regulations and contractual obligations. If F45’s security and information systems are compromised or if its employees or franchisees fail to comply with these laws, regulations, or contract terms, and this information is obtained by unauthorized persons or used inappropriately, it could materially and adversely affect its reputation and could disrupt its operations and result in costly litigation, judgments, or penalties arising from violations of federal and state laws and payment card industry regulations.

Under certain laws, regulations and contractual obligations, a cyber-incident could also require it to notify customers, employees or other groups of the incident or could result in adverse publicity, loss of sales and profits, or an increase in fees payable to third parties. F45 could also incur penalties or remediation and other costs that could materially and adversely affect the operation of its business and results of operations.

F45 is subject to payment processing risk.

F45 and its franchisees use third parties to process payments from its members for its products and services. In addition, F45 uses third parties to process payments from its franchisees. To the extent there are disruptions in the payment processing systems that F45 and its franchisees use, such as delays in receiving payments from payment processors, or changes to rules or regulations concerning payment processing, its revenue and results of operations could be adversely impacted. Further, if the third-party processors F45 and its franchisees use become unwilling or unable to continue processing payments on its or their behalf, F45 and its franchisees would have to find alternative methods of collecting payments, which could adversely impact member retention. In addition, from time to time, F45 encounters fraudulent use of payment methods, which could impact its results of operation and, if not adequately controlled and managed, could create negative consumer perceptions of its service.

F45’s dependence on a limited number of suppliers for equipment and certain products and services could result in disruptions to its business and could materially and adversely affect its revenue and gross profit.

Equipment and certain products and services used in F45’s studios, including its exercise equipment, components of its tech packs and point-of-sale software and hardware, are sourced from third-party suppliers. F45 purchases substantially all of its gym equipment from a single supplier in China. See “The recent outbreak of COVID-19 could continue to harm F45’s business.” In addition, F45 relies on third-party suppliers to manage and maintain its websites and online membership processes. Although F45 believes that adequate substitutes are currently available, it depends on these third-party suppliers to operate its business efficiently and consistently meet its business requirements. The ability of these third-party suppliers to successfully provide reliable and high-quality supplies and services is subject to technical and operational uncertainties that are beyond F45’s control, including, for its overseas suppliers, vessel availability and port delays or congestion. Any disruption to F45’s suppliers’ operations could impact its supply chain and its ability to service its existing studios and open new studios on time or at all and thereby generate revenue. If F45 loses such suppliers or its suppliers encounter financial hardships unrelated to the demand for its equipment or other products or services, it may not be able to identify or enter into agreements with alternative suppliers on a timely basis on acceptable terms, if at all. Transitioning to new suppliers would be time consuming and expensive and may result in interruptions in F45’s operations. If F45 should encounter delays or difficulties in securing the quantity of equipment it or its franchisees require to open new and refurbish existing studios, its suppliers encounter difficulties meeting its and its franchisees’ demands for products or services, its websites experience delays or become impaired due to errors in the third-party technology or there is a deficiency, lack or poor quality of products or services provided, or there is damage to the value of one or more of its vendors’ brands, its ability to serve its members and grow its brand would be interrupted. If any of these events occurs, it could have a material adverse effect on F45’s business and operating results.

Increases in tariffs and trade restrictions on equipment F45 sources from China could have an adverse impact on its business, results of operations and financial condition.

F45 purchases substantially all of its gym equipment from a single supplier in China. Since the beginning of 2018, there has been increasing rhetoric, in some cases coupled with legislative or executive action, from several U.S. and foreign leaders regarding tariffs against foreign imports of certain goods and materials. For example, the United States has imposed tariffs on specified products imported from China following the U.S. Trade Representative Section 301 Investigation. These tariffs have had and may have an even greater impact on the cost of F45’s gym equipment depending on the outcome of the current trade negotiations, which have been protracted and recently resulted in increases in U.S. tariff rates on specified products from China, including its gym equipment and equipment included in its World Packs. Increases in the cost of F45’s gym equipment, including that included in its World Packs, could have a material effect on its gross margins as it may not be able to pass such costs onto its franchisees. In addition, if trade tensions between the United States and China continue to escalate, F45 may experience delays or disruptions in the delivery of its gym equipment to its franchisees, which could adversely impact its business, results of operations and financial condition.

F45 has limited control over its suppliers, manufacturers and logistics partners, which may subject it to significant risks, including the potential inability to produce or obtain quality products on a timely basis or in sufficient quantity.

F45 has limited control over its suppliers, manufacturers and logistics partners, which subjects it to risks, such as the following:

•	inability to satisfy demand for F45’s World Pack products or other products or services that it currently offers in studios or may offer in the future;

•	reduced control over delivery timing and product reliability;

•	reduced ability to monitor the manufacturing process and components used in F45’s World Pack products and other products;

•	limited ability to develop comprehensive manufacturing specifications that take into account any materials shortages or substitutions;

•	variance in the manufacturing capability of F45’s third-party manufacturers;

•	price increases;

•	failure of a significant supplier, manufacturer, or logistics partner to perform its obligations to F45 for technical, market or other reasons;

•	difficulties in establishing additional supplier, manufacturer, or logistics partner relationships if F45 experiences difficulties with its existing suppliers, manufacturers or logistics partners;

•	shortages of materials or components;

•	misappropriation of F45’s intellectual property;

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exposure to natural catastrophes, political unrest, terrorism, labor disputes and economic instability resulting in the disruption of trade from foreign countries in which F45’s World Pack products and other products are manufactured or the components thereof are sourced;

•	changes in local economic conditions in the jurisdictions where F45’s suppliers, manufacturers and logistics partners are located;

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the imposition of new laws and regulations, including those relating to labor conditions, quality and safety standards, imports, duties, tariffs, taxes and other charges on imports, as well as trade restrictions and restrictions on currency exchange or the transfer of funds; and

•	insufficient warranties and indemnities on components supplied to F45’s manufacturers or performance by its partners.

F45 is subject to governmental export and import controls and economic sanctions laws that could subject it to liability and impair its ability to compete in international markets.

The United States and various foreign governments have imposed controls, export license requirements and restrictions on the import or export of certain technologies. F45’s products may be subject to U.S. export controls, which may require submission of a product classification and annual or semi-annual reports. Compliance with applicable regulatory requirements regarding the export of F45’s products and services may create delays in the introduction of its products and services in international markets, prevent its international members from accessing its products and services, and, in some cases, prevent the export of its products and services to some countries altogether.

Furthermore, U.S. export control laws and economic sanctions prohibit the provision of products and services to countries, governments and persons targeted by U.S. sanctions. Even though F45 takes precautions to prevent its products from being provided to targets of U.S. sanctions, F45’s products and services, including its firmware updates, could be provided to those targets or provided by its members. Any such provision could have negative consequences, including government investigations, penalties, reputational harm. F45’s failure to obtain required import or export approval for its products could harm its international and domestic sales and adversely affect its revenue.

F45 could be subject to future enforcement action with respect to compliance with governmental export and import controls and economic sanctions laws that result in penalties, costs and restrictions on export privileges that could have an adverse effect on its business, results of operations and financial condition.

Failure to comply with anti-corruption and anti-money laundering laws, including the Foreign Corrupt Practices Act and similar laws associated with F45’s activities outside of the United States, could subject it to penalties and other adverse consequences.

F45 operates a global business and may have direct or indirect interactions with officials and employees of government agencies or state-owned or affiliated entities. F45 is subject to the Foreign Corrupt Practices Act, or the FCPA, the U.S. domestic bribery statute contained in 18 U.S.C. § 201, the U.S. Travel Act, the USA PATRIOT Act, the U.K. Bribery Act and possibly other anti-bribery and anti-money laundering laws in countries in which F45 conducts activities. These laws that prohibit companies and their employees and third-party intermediaries from corruptly promising, authorizing, offering, or providing, directly or indirectly, improper payments or anything of value to foreign government officials, political parties and private-sector recipients for the purpose of obtaining or retaining business, directing business to any person, or securing any advantage. In addition, U.S. public companies are required to maintain records that accurately and fairly represent their transactions and have an adequate system of internal accounting controls. In many foreign countries, including countries in which F45 may conduct business, it may be a local custom that businesses engage in practices that are prohibited by the FCPA or other applicable laws and regulations. F45 faces significant risks if it or any of its directors, officers, employees, agents or other partners or representatives fail to comply with these laws and governmental authorities in the United States and elsewhere could seek to impose substantial civil and/or criminal fines and penalties which could have a material adverse effect on its business, reputation, results of operations and financial condition.

F45 has begun to implement an anti-corruption compliance program and policies, procedures and training designed to foster compliance with these laws; however, its employees, contractors and agents, and companies to which it outsources certain of its business operations, may take actions in violation of its policies or applicable law. Any such violation could have an adverse effect on its reputation, business, operating results and prospects.

Any violation of the FCPA, other applicable anti-corruption laws, or anti-money laundering laws could result in whistleblower complaints, adverse media coverage, investigations, loss of export privileges, severe criminal or civil sanctions and, in the case of the FCPA, suspension or debarment from U.S. government contracts, any of which could have a materially adverse effect on F45’s reputation, business, results of operations and prospects. In addition, responding to any enforcement action may result in a significant diversion of management’s attention and resources and significant defense costs and other professional fees.

F45 and its franchisees could be subject to claims related to health and safety risks to members that arise at its studios.

Use of F45’s studios poses potential health and safety risks to members or guests through physical exertion and use of its services and facilities, including exercise equipment. Claims have been and in the future might be asserted against F45 and its franchisees for injuries suffered by or death of members or guests while exercising and using the facilities at a studio. F45 may not be able to successfully defend such claims, and any such claims could materially damage its brand and the public perception of its brand. F45 also may not be able to maintain its general liability insurance on acceptable terms in the future or maintain a level of insurance that would provide adequate coverage against such potential claims. In the past, F45 may not have maintained the level of general liability insurance coverage appropriate for a business of its scale, and historical claims may be brought against F45. Depending upon the outcome of any such claims, whether historical or not, these matters may have a material adverse effect on F45’s business, results of operations and financial condition.

F45 depends on its senior management team and other key employees, and the loss of one or more key personnel or an inability to attract, hire, integrate and retain highly skilled personnel could have an adverse effect on its business, results of operations and financial condition.

F45’s success depends largely upon the continued services of its senior management team and other key employees. F45 relies on its executives in setting its strategic direction, operating its business, identifying, recruiting and training key personnel, identifying growth opportunities and leading general and administrative functions. From time to time, there may be changes in its executive management team resulting from the hiring or departure of executives, which could disrupt its business. F45’s training professionals and sports scientists in its F45 Athletics Department are also imperative to its success, and it relies on them to develop safe, effective and fun workouts for its members based on its algorithm. If F45 is unable to attract or retain creative and experienced training professionals and sports scientists, it may not be able to generate workout content on a scale or of a quality sufficient to retain or grow its membership base. The loss of one or more of F45’s executive officers or other key employees, including any of its training professionals or scientists, could have a serious adverse effect on its business. The replacement of one or more of F45’s executive officers or other key employees would involve significant time and expense and may significantly delay or prevent the achievement of its business objectives.

To continue to execute F45’s growth strategy, it also must identify, hire and retain highly skilled personnel. F45 might not be successful in maintaining its corporate culture and continuing to attract and retain qualified personnel. Failure to identify, hire and retain necessary key personnel could have a material adverse effect on F45’s business, results of operations and financial condition.

F45 has a limited operating history with which to evaluate and predict membership retention rates.

The majority of F45’s members may cancel their subscriptions at any time. F45 has limited historical data with respect to rates of member membership renewals, so it may be unable to accurately predict customer renewal rates. Additionally, prior renewal rates may not accurately predict future member renewal rates for a variety of reasons, such as members’ dissatisfaction with its offerings and the cost of its subscriptions, macroeconomic conditions, or new offering introductions by F45 or its competitors. If F45’s members do not renew their memberships, its revenue may decline and its business will suffer.

Furthermore, in the future, F45 may replace or modify current membership models, which could result in additional costs. It is unknown how F45’s members will react to new membership models and whether the costs or logistics of implementing these models will adversely impact its business. If the adoption of new membership models adversely impacts F45’s member relationships, then member retention, member growth, F45’s business, results of operations and financial condition could be harmed.

F45’s ability to continue to expand its ancillary product offerings is uncertain, and these new business lines are subject to risks.

F45 currently plans to continue the long-term growth of its business by, in part, capitalizing on member engagement by enhancing its offering of health and fitness related-related products, such as footwear and apparel, prepared meal plans, nutrition and supplements, and wearables, such as its patented LionHeart heart rate monitor, across its global network of studios. Because all of these offerings are currently in the planning stages or relatively new, it is difficult for F45 to anticipate the level of sales they may generate. Further, the market for such products is highly saturated and subject to consumer preferences, which may change from time to time.

Certain product offerings, like prepared meals, nutrition and supplements, are also subject to unique risks like contamination and food-borne illnesses, and require certain food safety programs and compliance with food and health regulatory regimes. Such risks and added compliance could have a material impact on F45’s business. There is no guarantee that its members will embrace its expanded ancillary product offerings or that it will be able to execute this growth strategy.

Some of F45’s products and services contain open source software, which may pose particular risks to its proprietary software, technologies, products and services in a manner that could harm its business.

F45 uses open source software in its products and services and anticipate using open source software in the future. Some open source software licenses require those who distribute open source software as part of their own software product to publicly disclose all or part of the source code to such software product or to make available any derivative works of the open source code on unfavorable terms or at no cost. The terms of many open source licenses to which F45 is subject have not been interpreted by U.S. or foreign courts, and there is a risk that open source software licenses could be construed in a manner that imposes unanticipated conditions or restrictions on F45’s ability to provide or distribute its products or services. Additionally, F45 could face claims from third parties claiming ownership of, or demanding release of, the open source software or derivative works that F45 developed using such software, which could include its proprietary source code, or otherwise seeking to enforce the terms of the applicable open source license. These claims could result in litigation and could require F45 to make its software source code freely available, purchase a costly license, or cease offering the implicated products or services unless and until F45 can re-engineer them to avoid infringement. This re-engineering process could require it to expend significant additional research and development resources, and F45 cannot guarantee that it will be successful.

Additionally, the use of certain open source software can lead to greater risks than use of third-party commercial software, as open source licensors generally do not provide warranties or controls on the origin of software. There is typically no support available for open source software, and F45 cannot ensure that the authors of such open source software will implement or push updates to address security risks or will not abandon further development and maintenance. Many of the risks associated with the use of open source software, such as the lack of warranties or assurances of title or performance, cannot be eliminated, and could, if not properly addressed, negatively affect F45’s business. F45 has processes to help alleviate these risks, including a review process for screening requests from its developers for the use of open source software, but it cannot be sure that all open source software is identified or submitted for approval prior to use in its products and services. Any of these risks could be difficult to eliminate or manage, and, if not addressed, could have an adverse effect on F45’s business, results of operations and financial condition.

Changes in legislation in U.S. and foreign taxation of international business activities or the adoption of other tax reform policies, as well as the application of such laws, could adversely impact F45’s business, results of operations and financial condition.

Recent or future changes to U.S., UK, Australian and other foreign tax laws could impact the tax treatment of F45’s foreign earnings. F45 generally conducts its international operations through wholly owned subsidiaries, branches, or representative offices and report its taxable income in various jurisdictions worldwide based upon its business operations in those jurisdictions. Further, F45 is in the process of implementing an international structure that aligns with its financial and operational objectives as evaluated based on its international markets, expansion plans and operational needs for headcount and physical infrastructure outside the United States. The intercompany relationships between F45’s legal entities are subject to complex transfer pricing regulations administered by taxing authorities in various jurisdictions. Although F45 believes it is compliant with applicable transfer pricing and other tax laws in the United States, the United Kingdom and other relevant countries, due to changes in such laws and rules, F45 may have to modify its international structure in the future, which will incur costs, may increase its worldwide effective tax rate, and may adversely affect its results of operations and financial condition. In addition, significant judgment is required in evaluating F45’s tax positions and determining its provision for income taxes.

During the ordinary course of business, there are many transactions and calculations for which the ultimate tax determination is uncertain. For example, F45’s effective tax rates could be adversely affected by earnings being lower than anticipated in countries where it has lower statutory rates and higher than anticipated in countries where F45 has higher statutory rates, by changes in foreign currency exchange rates, or by changes in the relevant tax, accounting and other laws, regulations, principles and interpretations. As F45 operates in numerous taxing jurisdictions, the application of tax laws can be subject to diverging and sometimes conflicting interpretations by tax authorities of these jurisdictions. It is not uncommon for taxing authorities in different countries to have conflicting views with respect to, among other things, the manner in which the arm’s-length standard is applied for transfer pricing purposes, or with respect to the valuation of intellectual property.

If U.S., UK or other foreign tax laws further change, if F45’s current or future structures and arrangements are challenged by a taxing authority, or if it is unable to appropriately adapt the manner in which it operates its business, F45 may have to undertake further costly modifications to its international structure and its tax liabilities and operating results may be adversely affected.

F45 is subject to obligations to collect and remit sales tax and other taxes, and it may be subject to additional obligations in other jurisdictions or to tax liability for past sales, which could adversely harm its business.

State and local jurisdictions have differing rules and regulations governing sales, use, value added and other taxes, and these rules and regulations are subject to varying interpretations that may change over time. In particular, the applicability of such taxes to F45 in various jurisdictions is unclear. While F45 does not believe it is currently required to collect and remit sales or similar taxes on its equipment in any jurisdiction in which it is not already collecting such tax, it could face the possibility of tax assessments and audits. A successful assertion that F45 should be collecting sales, use, value added or other taxes on its equipment in those jurisdictions where it does not do so or have not historically done so, or that it has not collected the correct amount with respect to past taxes, could result in substantial tax liabilities and related penalties for past sales, discourage customers from purchasing its services or otherwise harm its business, results of operations and financial condition.

F45’s business is subject to the risk of earthquakes, fire, power outages, floods and other catastrophic events, and to interruption by manmade problems such as terrorism.

F45’s headquarters are in El Segundo, California, a city in Los Angeles County, and it has two additional global offices in Paddington, Australia and London, England. F45’s business is vulnerable to damage or interruption from earthquakes, fires, floods, power losses, telecommunications failures, terrorist attacks, acts of war, human errors, break-ins and similar events. The third-party systems and operations and manufacturers F45 relies on are subject to similar risks. For example, a significant natural disaster, such as an earthquake (particularly in Southern California), fire, or flood, could have an adverse effect on its business, results of operations and financial condition, and its insurance coverage may be insufficient to compensate F45 for losses that may occur. Acts of terrorism, which may be targeted at metropolitan areas (such as Los Angeles County, Sydney or London) that have higher population density than rural areas, could also cause disruptions in F45’s or its suppliers’ and manufacturers’ businesses or the economy as a whole. F45 may not have sufficient protection or recovery plans in some circumstances, such as natural disasters affecting locations that store significant inventory for F45, including equipment and World Pack offerings, that house its servers, or from which it generates content. These disruptions could negatively impact F45’s ability to run its business and either directly or indirectly disrupt suppliers’ and manufacturers’ businesses, which could have an adverse effect on its business, results of operations and financial condition.

Risks Related to F45’s Indebtedness

F45 may be unable to generate sufficient cash flow to satisfy its debt service obligations, which would adversely affect its results of operations and financial condition.

F45’s ability to make scheduled payments on, or to refinance its obligations under, its indebtedness will depend on F45’s subsidiaries’ and its franchisees’ future operating performance and on economic, financial, competitive, legislative, regulatory and other factors. Many of these factors are beyond F45’s control. F45 can provide no assurance that its business will generate sufficient cash flow from operations or that future borrowings will be available to F45 in an amount sufficient to enable it to satisfy its obligations under its indebtedness or to fund its other needs. In order for F45 to satisfy its obligations under its indebtedness, F45 must continue to execute its business strategy. If F45 is unable to do so, it may need to refinance all or a portion of its indebtedness on or before maturity. F45 can provide no assurance that it will be able to refinance any of its indebtedness on commercially reasonable terms or at all.

The terms of F45’s indebtedness could adversely affect its business.

The Credit Agreement contains restrictive covenants that, among others, limit F45’s ability to:

•	pay dividends and make distributions and repurchase stock;

•	engage in transactions with affiliates;

•	create liens;

•	incur indebtedness not under the Credit Agreement;

•	engage in sale-leaseback transactions;

•	make investments;

•	make loans and guarantee obligations of other persons;

•	enter into swap agreements;

•	amend material agreements and organizational documents and enter into agreement affecting ability to pay dividends;

•	maintain or contribute to a defined employee benefit plan or arrangement that is not subject to the laws of the U.S.; and

•	sell or dispose of all or substantially all of F45’s assets and engage in specified mergers or consolidations.

In addition, the Credit Agreement contains certain financial covenants, including the maintenance of a consolidated total leverage ratio and a consolidated fixed charge coverage ratio. F45’s ability to borrow under the Revolving Facility depends on its compliance with these financial covenants. Events beyond F45’s control, including changes in general economic and business conditions, may affect its ability to meet these financial covenants. F45 cannot assure you that it will meet these financial covenants in the future, or that the lenders will waive any failure to meet these financial covenants.

Risks Related to the Company and the Business Combination

Our Initial Stockholders have agreed to vote in favor of the Business Combination Proposal and the other proposals described in this proxy statement, regardless of how our public stockholders vote.

Unlike many other blank check companies in which the founders agree to vote their Founder Shares in accordance with the majority of the votes cast by the public stockholders in connection with an initial business combination, our Initial Stockholders have agreed to vote any shares of our Common Stock owned by them in favor of the Business Combination Proposal and the other proposals described in this proxy statement. As of the date hereof, our Initial Stockholders own shares equal to approximately 20% of our issued and outstanding shares of Common Stock. Accordingly, it is more likely that the necessary stockholder approval will be received for the Business Combination than would be the case if our Initial Stockholders agreed to vote any shares of Common Stock owned by them in accordance with the majority of the votes cast by our public stockholders.

We did not obtain a third party valuation in determining whether or not to pursue the Business Combination.

We are not required to obtain an opinion from an independent investment banking or accounting firm that the price that we are paying in connection with the Business Combination with F45 is fair to us from a financial point of view. Our Board did not obtain a third party valuation in connection with the Business Combination. In analyzing the Business Combination, our Board conducted due diligence on F45. Our Board also consulted with F45’s management and its legal counsel, financial advisor and other advisors and considered a number of factors, uncertainty and risks, including, but not limited to, those discussed under “Proposal No. 1—Approval of the Business Combination—The Merger Agreement,” and concluded that the Business Combination was in the best interest of the Company and our stockholders. Accordingly, investors will be relying solely on the judgment of our Board in valuing F45, and our Board may not have properly valued such businesses. The lack of a third party valuation may lead an increased number of stockholders to vote against the Business Combination Proposal or demand redemption of their shares, which could potentially impact our ability to consummate the Business Combination.

Our Sponsor, certain members of our Board and our officers have interests in the Business Combination that are different from or are in addition to other stockholders in recommending that stockholders vote in favor of approval of the Business Combination Proposal and approval of the other proposals described in this proxy statement.

When considering our Board’s recommendation that our stockholders vote in favor of the approval of the Business Combination Proposal, our stockholders should be aware that our directors and officers have interests in the Business Combination that may be different from, or in addition to, the interests of our stockholders. These interests include:

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the fact that our Sponsor, officers (other than our officer who was appointed subsequent to our IPO, who does not own any shares of our Common Stock) and directors (including our independent directors) have agreed to waive their redemption rights with respect to any shares of our Common Stock they may hold in connection with the consummation of the Business Combination, including all of the Founder Shares;

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the fact that our Sponsor has agreed to, in its capacity as the holder of a majority of our Class F Stock, waive the right to a conversion price adjustment with respect to all shares of our Class F Stock in connection with the consummation of the Business Combination, such authority granted to the majority holders of our Class F Stock in our amended and restated certificate of incorporation;

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the fact that our Sponsor paid an aggregate of $25,000 for 6,250,000 shares of Class F Stock (75,000 of which have been transferred to our independent directors, after giving effect to the (i) surrender of 1,437,500 shares on November 29, 2017 and (ii) forfeiture of 937,500 shares in April 2019) which will be converted into Class A Stock upon the closing of the Business Combination, including the Lock-Up Shares whose restrictions on transfer are subject to release only if the price of Class A Stock trading on Nasdaq or another national securities exchange exceeds certain thresholds and are otherwise forfeited, but which will have no value if a business combination is not consummated by March 12, 2021;

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the fact that our Initial Stockholders have agreed to waive their rights to liquidating distributions from the Trust Account with respect to their Founder Shares if we fail to consummate an initial business combination by March 12, 2021;

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the fact that our Sponsor paid an aggregate of approximately $7,000,000 for its 7,000,000 Private Placement Warrants to purchase shares of Class A Stock and that such Private Placement Warrants will expire with no value if we are unable to consummate an initial business combination by March 12, 2021, but which our Sponsor will have a right to exercise following the Business Combination, subject to certain lock-up periods;

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if the Trust Account is liquidated, including in the event we are unable to complete an initial business combination within the required time period, our Sponsor has agreed to indemnify us to ensure that the proceeds in the Trust Account are not reduced below $10.00 per public share, or such lesser per public share amount as is in the Trust Account on the liquidation date, by the claims of prospective target businesses with which we have entered into an acquisition agreement or claims of any third party (other than our independent public accountants) for services rendered or products sold to us, but only if such a third party or target business has not executed a waiver of any and all rights to seek access to the Trust Account;

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the fact that our Sponsor will have the right to nominate two independent directors of the post-Business Combination Company pursuant to a stockholders agreement to be entered into upon closing of the Business Combination;

•	the anticipated continuation of two of our existing directors, Robert D. Beyer and Todd M. Purdy, as directors of the post-Business Combination Company;

•	the continued indemnification of our existing directors and officers and the continuation of our directors’ and officers’ liability insurance after the Business Combination;

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the fact that our Sponsor, officers and directors will lose their entire investment in us and will not be reimbursed for any out-of-pocket expenses if we are unable to consummate an initial business combination by March 12, 2021;

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that, as described in the Charter Proposals and reflected in Annex C, our proposed Second Amended and Restated Certificate of Incorporation will be amended to expressly elect not to be bound or governed by, or otherwise subject to, Section 203 of the DGCL, thereby removing certain restrictions on business combinations with interested stockholders (which amendment will become effective 12 months after the Second Amended and Restated Certificate of Incorporation is filed and becomes effective);

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that, at the closing of the Business Combination we will enter into the Amended and Restated Registration Rights Agreement, which provides for registration rights to, among others, our Sponsor, Crescent and their permitted transferees;

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that Crescent has entered into the Amended and Restated Forward Purchase Agreement with the Company, pursuant to which Crescent has committed to purchase, subject to the terms and conditions set forth in the Amended and Restated Forward Purchase Agreement, including a lock-up period that restricts the transfer of securities issued pursuant to the Amended and Restated Forward Purchase Agreement, an aggregate of 5,000,000 shares of Class A Stock plus 1,666,666 2⁄3 Warrants for an aggregate purchase price of $50,000,000 in cash in a private placement that will close immediately prior to the Business Combination, which such commitment Crescent may assign, in whole or in part, to certain transferees, including, but not limited to, its current or prospective limited partners (Crescent and such possible transferees together comprising the Forward Purchasers); and

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that Crescent, either alone or with our Sponsor, has the right but not the obligation to purchase immediately prior to the closing of the Business Combination additional shares of Class A Stock at a purchase price of $10.00 per share, subject to reasonably acceptable terms to be provided in a separate agreement, to the extent our total cash proceeds are less than $225,000,000.

Our Initial Stockholders, including our Sponsor and certain of our independent directors, hold a significant number of shares of our Common Stock. They will lose their entire investment in us if we do not consummate an initial business combination.

Our Initial Stockholders hold in the aggregate 6,250,000 Founder Shares, representing approximately 20% of the total outstanding shares of our Common Stock. The Founder Shares will be worthless if we do not consummate an initial business combination by March 12, 2021. In addition, our Sponsor holds an aggregate of 7,000,000 Private Placement Warrants that will also be worthless if we do not consummate an initial business combination by March 12, 2021.

The Founder Shares are identical to the shares of Class A Stock, except that: (i) our Sponsor and each of our officers and directors at the time of our IPO entered into a letter agreement with us, pursuant to which they have agreed to (a) waive their redemption rights with respect to any shares of our Common Stock they may hold (which includes all of the Founder Shares) in connection with the consummation of an initial business combination, (b) waive their rights to liquidating distributions from the Trust Account with respect to their Founder Shares if we fail to consummate an initial business combination by March 12, 2021 (although they will be entitled to liquidating distributions from the Trust Account with respect to any shares of Class A Stock they hold if we fail to consummate an initial business combination by March 12, 2021) and (c) certain transfer restrictions on securities of the Company they may hold (which include all of the Founder Shares); and (ii) our Sponsor entered into the Sponsor Support Agreement with us, certain of our officers and directors (not including our independent directors) and F45, pursuant to which it agreed to, in its capacity as the holder of a majority of our Class F Stock, waive the right to a conversion price adjustment with respect to all shares of our Class F Stock in connection with the consummation of the Business Combination, such authority granted to the majority holders of our Class F Stock in our amended and restated certificate of incorporation, and (iii) the Founder Shares are automatically convertible into shares of Class A Stock at the time of the Business Combination, as described herein.

The personal and financial interests of our officers and directors may have influenced their motivation in identifying and selecting F45 and consummating the Business Combination and may influence their operation of the post-Business Combination Company. This risk may become more acute as the deadline of March 12, 2021, for consummating an initial business combination nears.

Our Sponsor, directors or officers or their affiliates may elect to purchase shares from public stockholders, which may influence a vote on the Business Combination Proposal and the other proposals described in this proxy statement and reduce the public “float” of our Class A Stock.

Our Sponsor, directors or officers or their affiliates may purchase shares in privately negotiated transactions or in the open market either prior to or following the consummation of the Business Combination, although they are under no obligation to do so. Such a purchase may include a contractual acknowledgement that such stockholder, although still the record holder of our shares is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights. In the event that our Sponsor, directors, officers or their affiliates purchase shares in privately negotiated transactions from public stockholders who have already elected to exercise their redemption rights, such selling stockholders would be required to revoke their prior elections to redeem their shares. The purpose of such purchases could be to vote such shares in favor of the Business Combination Proposal and thereby increase the likelihood of obtaining stockholder approval of the Business Combination Proposal or to satisfy closing conditions in the Merger Agreement regarding required amounts in the Trust Account and the proceeds from the Amended and Restated Forward Purchase Agreement equaling or exceeding certain thresholds where it appears that such requirements would otherwise not be met. This may result in the consummation of the Business Combination that may not otherwise have been possible.

In addition, if such purchases are made, the public “float” of our Class A Stock and the number of beneficial holders of our securities may be reduced, possibly making it difficult to obtain or maintain the quotation, listing or trading of our securities on the Nasdaq or another national securities exchange or reducing the liquidity of the trading market for our Class A Stock.

Our public stockholders will experience dilution as a consequence of, among other transactions, the issuance of Common Stock as consideration in the Business Combination. Having a minority share position may reduce the influence that our current stockholders have on the management of the post-Business Combination Company. We cannot provide assurance that, upon loss of control of the post-Business Combination Company, new management will possess the skills, qualifications or abilities necessary to profitably operate such business.

The issuance of Common Stock in the Business Combination and pursuant to the Amended and Restated Forward Purchase Agreement will dilute the equity interest of our existing stockholders and may adversely affect prevailing market prices for shares of our Class A Stock, Units and/or Warrants.

It is anticipated that, upon completion of the Business Combination: (i) the Company’s public stockholders will retain an ownership interest of approximately 28.5% in the post-Business Combination Company; (ii) our Initial Stockholders will own approximately 5.7% of the post-Business Combination Company; (iii) the Forward Purchasers will own approximately 5.7% of the post-Business Combination Company; and (iv) the F45 Stockholders will own approximately 60.1% of the post-Business Combination Company. The ownership percentages with respect to the post-Business Combination Company (a) do not take into account (1) any redemption by our public stockholders (and the percentages therefore assume our total cash proceeds exceed $225,000,000 without the purchase of additional shares of Class A Stock by Crescent and our Sponsor), (2) Warrants that will remain outstanding immediately following the Business Combination, (3) the issuance of any shares upon completion of the Business Combination under the Incentive Plan, (4) the Earn-Out Shares, and (5) the Lock-Up Shares, but (b) do include (1) the issuance of Class A Stock pursuant to the Amended and Restated Forward Purchase Agreement and (2) the remaining Founder Shares, all of which will be converted into shares of Class A Stock at the closing of the Business Combination on a one-for-one basis. If the actual facts are different than these assumptions (which they are likely to be), the percentage ownership retained by the Company’s existing stockholders and the ownership percentage of the F45 Stockholders in the post-Business Combination Company will be different. For more information, please see the sections entitled “Summary of the Proxy Statement—Impact of the Business Combination on the Company’s Public Float” and “Unaudited Pro Forma Condensed Combined Financial Information.”

F45 Stockholders will have significant influence over us after consummation of the Business Combination.

Upon consummation of the Business Combination, the F45 Stockholders will beneficially own approximately 60.1% of the post-Business Combination Company, which estimate (a) does not take into account (1) any redemption by our public stockholders (and therefore assumes our total cash proceeds exceed $225,000,000 without the purchase of additional shares of Class A Stock by Crescent and our Sponsor), (2) Warrants that will remain outstanding immediately following the Business Combination, (3) the issuance of any shares upon completion of the Business Combination under the Incentive Plan, (4) the Earn-Out Shares, and (5) the Lock-Up Shares, but (b) does take into account (1) the issuance of Class A Stock pursuant to the Amended and Restated Forward Purchase Agreement and (2) the remaining Founder Shares, all of which will be converted into shares of Class A Stock at the closing of the Business Combination on a one-for-one basis.

As long as F45 Stockholders own or control a significant percentage of our outstanding voting power, they will have the ability to significantly influence all corporate actions requiring stockholder approval, including the election and removal of directors and the size of our Board, any amendment to our Second Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws, or the approval of any merger or other significant corporate transaction, including a sale of substantially all of our assets. F45 Stockholders’ influence over the post-Business Combination Company’s management could have the effect of delaying or preventing a change in control or otherwise discouraging a potential acquirer from attempting to obtain control of the post-Business Combination Company, which could cause the market price of our Class A Stock to decline or prevent stockholders from realizing a premium over the market price for Class A Stock.

Because the second amended and restated certificate of incorporation of the post-Business Combination Company will opt out of Section 203 of the DGCL regulating certain business combinations with interested stockholders (which amendment will become effective 12 months after the Second Amended and Restated Certificate of Incorporation is filed and becomes effective), F45 Stockholders may transfer shares to a third party by transferring their shares of Common Stock without the approval of our Board or other stockholders, which may limit the price that investors are willing to pay in the future for shares of our Common Stock.

Upon consummation of the Business Combination, our Board anticipates increasing its size from seven directors to eleven directors and providing for three classes of directors (Class I, Class II and Class III), with each Class I director having a term that expires at the post-Business Combination Company’s annual meeting of stockholders in 2021, each Class II director having a term that expires at the post-Business Combination Company’s annual meeting of stockholders in 2022 and each Class III director having a term that expires at the post-Business Combination Company’s annual meeting of stockholders in 2023, or in each case until their respective successors are duly elected and qualified, or until their earlier resignation, removal or death. We anticipate having 4 Class I directors, 4 Class II directors and 3 Class III directors. As discussed above, in connection with the Business Combination, Messrs. Robert Beyer, Tim Brown, Ben Coates, Adam Gilchrist, Jeremy Letts, John Minty, Mark Wahlberg, Chris Payne, Todd Purdy, Michael Raymond and Ms. Kerry Mcguinness have each been nominated to serve as directors of the post-Business Combination Company upon consummation of the Business Combination.

The F45 Stockholders’ interests may not align with our interests as a company or the interests of our other stockholders. Accordingly, the F45 Stockholders could cause us to enter into transactions or agreements of which you would not approve or make decisions with which you would disagree.

We currently intend to only consummate one initial business combination with the proceeds of our IPO and the sale of the Private Placement Warrants, which will cause us to be solely dependent on F45’s business. This lack of diversification may negatively impact our operations and profitability.

We currently intend to only consummate one initial business combination with the proceeds of our IPO and the sale of the Private Placement Warrants. By consummating an initial business combination with only a single entity, our lack of diversification may subject us to numerous economic, competitive and regulatory risks, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate following the consummation of the Business Combination. Further, we would not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities which may have the resources to consummate several business combinations in different industries or different areas of a single industry. Accordingly, the prospects for our success will be solely dependent upon the business and financial performance of F45. Please see the section entitled “—Risks Related to F45’s Business” for risks we may face as a result of consummating the Business Combination with F45.

There can be no assurance that our Class A Stock that will be issued in connection with the Business Combination will be approved for listing on Nasdaq or, if approved, will continue to be so listed following the closing of the Business Combination, or that we will be able to comply with the continued listing standards of Nasdaq.

Our Class A Stock, Units and Public Warrants are currently listed on Nasdaq. Our continued eligibility for listing may depend on, among other things, the number of our shares that are redeemed. We intend to apply to continue the listing of our Class A Stock, Units and Public Warrants on Nasdaq. If, after the Business Combination, Nasdaq delists our Class A Stock, Units and Public Warrants from trading on its exchange for failure to meet the listing standards, we and our stockholders could face significant material adverse consequences including:

•	a limited availability of market quotations for our securities;

•	reduced liquidity for our securities;

•

a determination that our Class A Stock is a “penny stock” which will require brokers trading in our Class A Stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities;

•	a limited amount of news and analyst coverage; and

•	a decreased ability to issue additional securities or obtain additional financing in the future.

The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities.” Because our Class A Stock, Units and Public Warrants are listed on Nasdaq, they are covered securities. Although the states are preempted from regulating the sale of our securities, the federal statute does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case. While we are not aware of a state, other than the State of Idaho, having used these powers to prohibit or restrict the sale of securities issued by blank check companies, certain state securities regulators view blank check companies unfavorably and might use these powers, or threaten to use these powers, to hinder the sale of securities of blank check companies in their states. Further, if we were no longer listed on Nasdaq, our securities would not be covered securities and we would be subject to regulation in each state in which we offer our securities.

Resales of the shares of Common Stock included in the Business Combination Stock Consideration could depress the market price of our Class A Stock, Units and/or Public Warrants.

There may be a large number of shares of Class A Stock, Units and/or Public Warrants sold in the market following the consummation of the Business Combination or shortly thereafter. The shares held by our public stockholders will be freely tradeable, while certain securities held by our Sponsor, the Initial Stockholders, Crescent and certain other stockholders of the post-Business Combination Company, including the F45 Stockholders, will be subject to certain restrictions described below prior to becoming freely tradeable. Please see the section entitled “—A significant portion of our total outstanding shares are restricted from immediate resale but may be sold into the market in the near future. This could cause the market price of our Class A Stock, Units and/or Public Warrants to drop significantly, even if our business is doing well” for additional risks related to restrictions on certain securities of the Company.”

We have no operating history and are subject to a mandatory liquidation and subsequent dissolution requirement. As such, there is a risk that we will be unable to continue as a going concern if we do not consummate an initial business combination by March 12, 2021. If we are unable to effect an initial business combination by March 12, 2021, we will be forced to liquidate and our Warrants will expire worthless.

We are a blank check company, and as we have no operating history and are subject to a mandatory liquidation and subsequent dissolution requirement, there is a risk that we will be unable to continue as a going concern if we do not consummate an initial business combination by March 12, 2021. Unless we amend our amended and restated certificate of incorporation to extend the life of the Company and certain other agreements into which we have entered, if we do not consummate an initial business combination by March 12, 2021, we will: (i) cease all operations except for the purpose of winding up; (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the shares of Class A Stock, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest not previously released to the Company to pay its franchise and income taxes (less up to $100,000 of interest to pay dissolution expenses) divided by the number of then outstanding shares of Class A Stock, which redemption will completely extinguish our public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law; and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our Board, dissolve and liquidate, subject in each case to our obligations under the DGCL to provide for claims of creditors and the requirements of other applicable law. In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the initial public offering price per Unit in the IPO. In such case, our public stockholders may receive only $10.00 per share, or less than $10.00 per share, on the redemption of their shares, and our Warrants will expire worthless. In addition, if we fail to consummate an initial business combination by March 12, 2021, there will be no redemption rights or liquidating distributions with respect to the Public Warrants or the Private Placement Warrants, which will expire worthless, unless we amend our amended and restated certificate of incorporation to extend the life of the Company and certain other agreements into which we have entered.

The funds available to us outside of the Trust Account may not be sufficient to allow us to operate until March 12, 2021, assuming that no initial business combination is consummated during that time. We expect to incur significant costs in pursuit of our acquisition plans. However, our affiliates are not obligated to make loans to us or invest in us in the future, and we may not be able to raise additional financing from unaffiliated parties necessary to fund our expenses. Any such event in the future may negatively impact the analysis regarding our ability to continue as a going concern at such time.

Of the funds available to us, we could use a portion of the funds available to us to pay fees to consultants to assist us with our search for a target business. We could also use a portion of the funds as a down payment or to fund a “no-shop” provision (a provision in letters of intent or merger agreements designed to keep target businesses from “shopping” around for transactions with other companies or investors on terms more favorable to such target businesses) with respect to a particular proposed initial business combination, although we do not have any current intention to do so. If we entered into a letter of intent or merger agreement where we paid for the right to receive exclusivity from a target business and were subsequently required to forfeit such funds (whether as a result of our breach or otherwise), we might not have sufficient funds to continue searching for, or conduct due diligence with respect to, a target business. If we are unable to consummate an initial business combination, our public stockholders may receive only approximately $10.00 per share, or less in certain circumstances, on the liquidation of our trust account and our warrants will expire worthless. See “—If third parties bring claims against us, the proceeds held in the Trust Account could be reduced and the per-share redemption amount received by stockholders may be less than $10.00 per share” and other risk factors herein.

Even if we consummate the Business Combination, there is no guarantee that the Public Warrants will ever be in the money, and they may expire worthless and the terms of our Warrants may be amended.

The exercise price for our Warrants is $11.50 per share of Class A Stock. There is no guarantee that the Public Warrants will ever be in the money prior to their expiration, and as such, the Warrants may expire worthless.

Our ability to successfully effect the Business Combination and to be successful thereafter will be dependent upon the efforts of key personnel of the Company and of F45. The loss of key personnel could negatively impact the operations and profitability of the post-Business Combination and the Company’s financial condition could suffer as a result.

Our ability to successfully effect the Business Combination is dependent upon the efforts of key personnel of the Company and F45. Although some of our key personnel may remain with the Company in senior management or advisory positions following the Business Combination, it is possible that we will lose some key personnel, the loss of which could negatively impact the operations and profitability of the post-Business Combination Company’s business. We anticipate that some or all of the management of F45 will remain in place.

The continued success of the business of F45 depends to a significant degree upon the continued contributions of senior management, certain of whom would be difficult to replace. Departure by certain of F45’s officers could have a material adverse effect on the post-Business Combination Company’s business, financial condition, or operating results. F45 does not maintain key-man life insurance on any of its officers. The services of such personnel may not continue to be available after the Business Combination.

We and F45 will be subject to business uncertainties and contractual restrictions while the Business Combination is pending.

Uncertainty about the effect of the Business Combination on employees and third parties may have an adverse effect on us and F45. These uncertainties may impair our or F45’s ability to retain and motivate key personnel and could cause third parties that deal with any of us or them to defer entering into contracts or making other decisions or to seek to change existing business relationships. If key employees depart because of uncertainty about their future roles and the potential complexities of the Business Combination, our or F45’s business could be harmed.

F45 is a private company about which limited information is available, which may result in a post-Business Combination Company that is not as profitable as we suspected, if at all.

F45 is a privately held company. Very little public information generally exists about private companies, and our decision on whether to pursue the Business Combination has been made on the basis of limited information, which may result in a post-Business Combination Company that is not as profitable as we suspected, if at all.

We may waive one or more of the conditions to the Business Combination.

We may agree to waive, in whole or in part, one or more of the conditions to our obligations to consummate the Business Combination, to the extent permitted by our amended and restated certificate of incorporation and bylaws and applicable laws. For example, it is a condition to our obligations to close the Business Combination that total cash proceeds of the Company equal or exceed $225,000,000. However, if our Board determines that a failure to satisfy the condition is not material, then the Board may elect to waive that condition and close the Business Combination. We may not waive the condition that our stockholders approve the Business Combination. Please see the section entitled “Proposal No. 1—Approval of the Business Combination—Conditions to Closing of the Business Combination” for additional information.

The exercise of discretion by our directors and officers in agreeing to changes to the terms of or waivers of closing conditions in the Merger Agreement may result in a conflict of interest when determining whether such changes to the terms of the Merger Agreement or waivers of conditions are appropriate and in the best interests of our stockholders.

In the period leading up to the closing of the Business Combination, other events may occur that, pursuant to the Merger Agreement, would require us to agree to amend the Merger Agreement, to consent to certain actions or to waive rights that we are entitled to under those agreements. Such events could arise because of changes in the course of F45’s business, a request by F45 to undertake actions that would otherwise be prohibited by the terms of the Merger Agreement or the occurrence of other events that would have a material adverse effect on F45’s business and would entitle us to terminate the Merger Agreement. In any of such circumstances, it would be in our discretion, acting through our Board, to grant our consent or waive our rights. The existence of the financial and personal interests of the directors described elsewhere in this proxy statement may result in a conflict of interest on the part of one or more of the directors between what he or she may believe is best for the Company and our stockholders and what he or she may believe is best for himself or herself or his or her affiliates in determining whether or not to take the requested action. As of the date of this proxy statement, we do not believe there will be any changes or waivers that our directors and officers would be likely to make after stockholder approval of the Business Combination Proposal has been obtained. While certain changes could be made without further stockholder approval, if there is a change to the terms of the Business Combination that would have a material impact on the stockholders, we will be required to circulate a new or amended proxy statement or supplement thereto and resolicit the vote of our stockholders with respect to the Business Combination Proposal.

We and F45 will incur significant transaction and transition costs in connection with the Business Combination.

We and F45 have both incurred and expect to incur significant, non-recurring costs in connection with consummating the Business Combination and operating as a public company following the consummation of the Business Combination. We and F45 may also incur additional costs to retain key employees. All expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby (including the Business Combination), including all legal, accounting, consulting, investment banking and other fees, expenses and costs, will be for the account of the party incurring such fees, expenses and costs, though up to $15,000,000 of such fees incurred by us will reduce the aggregate consideration to be received by F45 Stockholders if the Business Combination is consummated, or paid by us following the closing of the Business Combination.

Our transaction expenses as a result of the Business Combination are currently estimated at approximately $15,000,000, including $8,750,000 in deferred underwriting commissions to the underwriter of our IPO. The amount of the deferred underwriting commissions will not be adjusted for any shares of Class A Stock that are redeemed in connection with the Business Combination. The per-share amount we will distribute to stockholders who properly exercise their redemption rights will not be reduced by the deferred underwriting commissions and after such redemptions, the per-share value of shares held by non-redeeming stockholders will reflect our obligation to pay the deferred underwriting commissions.

If third parties bring claims against us, the proceeds held in the Trust Account could be reduced and the per-share redemption amount received by stockholders may be less than $10.00 per share.

Our placing of funds in the Trust Account may not protect those funds from third party claims against us. Although we will seek to have all vendors, service providers (other than our independent registered public accounting firm), prospective target businesses or other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account for the benefit of our public stockholders, such parties may not execute such agreements, or even if they execute such agreements they may not be prevented from bringing claims against the Trust Account, including, but not limited to, fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain advantage with respect to a claim against our assets, including the funds held in the Trust Account. If any third party refuses to execute an agreement waiving such claims to the monies held in the Trust Account, our management will perform an analysis of the alternatives available to it and will only enter into an agreement with a third party that has not executed a waiver if management believes that such third party’s engagement would be significantly more beneficial to us than any alternative. Our independent registered public accounting firm and the underwriters of our IPO will not execute agreements with us waiving such claims to the monies held in the Trust Account.

Examples of possible instances where we may engage a third party that refuses to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where we are unable to find a service provider willing to execute a waiver. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. Upon redemption of our public shares, if we are unable to consummate the Business Combination within the prescribed timeframe, or upon the exercise of a redemption right in connection with the Business Combination, we will be required to provide for payment of claims of creditors that were not waived that may be brought against us within the ten years following redemption. Accordingly, the per share redemption amount received by public stockholders could be less than the $10.00 per share initially held in the Trust Account, due to claims of such creditors.

Our Sponsor has agreed that it will be liable to us if and to the extent any claims by a third party (other than our independent registered public accounting firm) for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below (1) $10.00 per public share or (2) such lesser amount per public share held in the Trust Account as of the date of the liquidation of the Trust Account due to reductions in the value of the trust assets, in each case net of the interest which may be withdrawn to pay our franchise and income taxes (less up to $100,000 of interest to pay dissolution expenses), except as to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account and except as to any claims under our indemnity of the underwriters of our IPO against certain liabilities, including liabilities under the Securities Act. Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, our Sponsor will not be responsible to the extent of any liability for such third party claims. We have not independently verified whether the Sponsor has sufficient funds to satisfy its indemnity obligations and believe that the Sponsor’s only assets are securities of our company and, therefore, the Sponsor may not be able to satisfy those obligations. We have not asked the Sponsor to reserve for such obligations. As a result, if any such claims were successfully made against the Trust Account, the funds available for the Business Combination and redemptions could be reduced to less than $10.00 per public share. In such event, we may not be able to consummate the Business Combination, and our public stockholders would receive such lesser amount per share in connection with any redemptions of public shares. None of our officers or directors will indemnify us for claims by third parties, including, without limitation, claims by vendors and prospective target businesses.

Our directors may decide not to enforce the indemnification obligations of our Sponsor, resulting in a reduction in the amount of funds in the Trust Account available for distribution to our public stockholders.

In the event that the proceeds in the Trust Account are reduced below the lesser of: (1) $10.00 per public share; or (2) such lesser amount per share held in the Trust Account as of the date of the liquidation of the Trust Account due to reductions in the value of the trust assets, in each case net of the interest which may be withdrawn to pay our franchise and income taxes, and the Sponsor asserts that it is unable to satisfy its obligations or that it has no indemnification obligations related to a particular claim, our independent directors would determine whether to take legal action against our Sponsor to enforce its indemnification obligations. While we currently expect that our independent directors would take legal action on our behalf against the Sponsor to enforce its indemnification obligations to us, it is possible that our independent directors in exercising their business judgment and subject to their fiduciary duties may choose not to do so in certain instances. If our independent directors choose not to enforce these indemnification obligations, the amount of funds in the Trust Account available for distribution to our public stockholders may be reduced below $10.00 per share.

If, before distributing the proceeds in the Trust Account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, the claims of creditors in such proceeding may have priority over the claims of our stockholders and the per-share amount that would otherwise be received by our stockholders in connection with our liquidation may be reduced.

If, before distributing the proceeds in the Trust Account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, the proceeds held in the Trust Account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the Trust Account, the per-share amount that would otherwise be received by our stockholders in connection with our liquidation may be reduced.

Following the consummation of the Business Combination, our only significant asset will be our ownership interest in the business of F45 and such ownership may not be sufficient to pay dividends or make distributions or loans to enable us to pay any dividends on our Common Stock or satisfy our other financial obligations.

Following the consummation of the Business Combination, we will have no direct operations and no significant assets other than our ownership of the business of the post-Business Combination Company. We and certain investors, F45 Stockholders, and directors and officers of F45 and its affiliates will become stockholders of the post-Business Combination Company at that time. We will depend on the business of F45 for distributions, loans and other payments to generate the funds necessary to meet our financial obligations, including our expenses as a publicly traded company and to pay any dividends with respect to our Common Stock. The financial condition and operating requirements of F45’s business may limit our ability to obtain cash from F45’s business. The earnings from, or other available assets of, F45’s business may not be sufficient to pay dividends or make distributions or loans to enable us to pay any dividends on our Common Stock or satisfy our other financial obligations.

The ability of F45 and its subsidiaries to make distributions, loans and other payments to us for the purposes described above and for any other purpose will be governed by the terms of the Credit Agreement, and will be subject to the negative covenants set forth therein. Any distributions, loans or other extensions of credit to us from F45 and its subsidiaries will be permitted only to the extent there is an applicable exception to the negative covenants set forth in the Credit Agreement. The exceptions include, among others, (i) dividends with respect to F45’s common stock payable solely in additional shares of its common stock and (ii) so long as no event of default has occurred and is continuing or would result therefrom and F45 is in pro forma compliance with its covenant to maintain its fixed charge coverage ratio, after giving effect to such payment(s): (a) dividends of up to 100% of net profit after taxes in any fiscal year or (b) a capital return or share buyback of up to 15% of the equity interests held by the F45 Stockholders.

We have a minimum cash requirement. This requirement may make it more difficult for us to consummate the Business Combination as contemplated.

The Merger Agreement provides that F45’s obligation to consummate the Business Combination is conditioned on, among other things, a requirement that the total cash proceeds available in the transaction equal or exceed $225,000,000.

In addition, pursuant to our amended and restated certificate of incorporation, in no event will we redeem shares of Class A Stock in an amount that would cause our net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Exchange Act) to be less than $5,000,001. If such conditions are not met, and such conditions are not or cannot be waived under the terms of the Merger Agreement, then the Merger Agreement could terminate and the proposed Business Combination may not be consummated.

If such conditions are waived and the Business Combination is consummated, the cash held by us and our subsidiaries (including F45 and its subsidiaries) in the aggregate, after the closing of the Business Combination may not be sufficient to allow us to operate and pay our bills as they become due. Furthermore, our affiliates are not obligated to make loans to us or invest in us in the future after the Business Combination. The additional exercise of redemption rights with respect to a large number of our public stockholders may make us unable to take such actions as may be desirable in order to optimize our capital structure after consummation of the Business Combination and we may not be able to raise additional financing from unaffiliated parties necessary to fund our expenses and liabilities after the closing of the Business Combination. Any such event in the future may negatively impact the analysis regarding our ability to continue as a going concern at such time.

Following the consummation of the Business Combination, we may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on our financial condition, results of operations and our stock price, which could cause you to lose some or all of your investment.

Although we have conducted due diligence on F45, we cannot assure you that this diligence will surface all material issues that may be present in F45’s business, that it would be possible to uncover all material issues through a customary amount of due diligence, or that factors outside of F45’s business and outside of our and F45’s control will not later arise. As a result of these factors, we may be forced to later write down or write off assets, restructure operations, or incur impairment or other charges that could result in losses. Even if our due diligence successfully identifies certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with our preliminary risk analysis. Even though these charges may be non-cash items and not have an immediate impact on our liquidity, the fact that we report charges of this nature could contribute to negative market perceptions about the post-Business Combination Company or its securities. Accordingly, any of our stockholders who choose to remain stockholders following the Business Combination could suffer a reduction in the value of their shares. Such stockholders are unlikely to have a remedy for such reduction in value.

We have no operating or financial history and our results of operations and those of the post-Business Combination Company may differ significantly from the unaudited pro forma financial data included in this proxy statement.

We are a blank check company and we have no operating history and no revenues. This proxy statement includes unaudited pro forma condensed combined financial statements for the post-Business Combination Company. The unaudited pro forma condensed combined statement of operations of the post-Business Combination Company combines our historical audited results of operations for the period ended December 31, 2019 and the unaudited results of the Company for the three months ended March 31, 2020, with the historical audited results of operations of F45 for the year ended December 31, 2019 and the unaudited results of F45 for the three months ended March 31, 2020, respectively, and gives pro forma effect to the Business Combination as if it had been consummated on January 1, 2019. The unaudited pro forma condensed combined balance sheet of the post-Business Combination Company combines our historical balance sheets as of March 31, 2020, and of F45 as of March 31, 2020, and gives pro forma effect to the Business Combination as if it had been consummated on March 31, 2020.

The unaudited pro forma condensed combined financial statements are presented for illustrative purposes only, are based on certain assumptions, address a hypothetical situation and reflect limited historical financial data. Therefore, the unaudited pro forma condensed combined financial statements are not necessarily indicative of the results of operations and financial position that would have been achieved had the Business Combination been consummated on the dates indicated above, or the future consolidated results of operations or financial position of the post-Business Combination Company. Accordingly, the post-Business Combination Company’s business, assets, cash flows, results of operations and financial condition may differ significantly from those indicated by the unaudited pro forma condensed combined financial statements included in this proxy statement. For more information, please see the sections entitled “Unaudited Pro Forma Condensed Combined Financial Information.”

Unanticipated changes in effective tax rates or adverse outcomes resulting from examination of our income or other tax returns could adversely affect our financial condition and results of operations.

We will be subject to income taxes in the United States, and our domestic tax liabilities will be subject to the allocation of expenses in differing jurisdictions. Our future effective tax rates could be subject to volatility or adversely affected by a number of factors, including:

•	changes in the valuation of our deferred tax assets and liabilities;

•	expected timing and amount of the release of any tax valuation allowances;

•	tax effects of stock-based compensation;

•	costs related to intercompany restructurings;

•	changes in tax laws, regulations or interpretations thereof; or

•	lower than anticipated future earnings in jurisdictions where we have lower statutory tax rates and higher than anticipated future earnings in jurisdictions where we have higher statutory tax rates.

In addition, we may be subject to audits of our income, sales and other transaction taxes by U.S. federal and state authorities. Outcomes from these audits could have an adverse effect on our financial condition and results of operations.

A market for our securities may not continue, which would adversely affect the liquidity and price of our securities.

Following the Business Combination, the price of our securities may fluctuate significantly due to the market’s reaction to the Business Combination and general market and economic conditions. An active trading market for our securities following the Business Combination may never develop or, if developed, it may not be sustained. In addition, the price of our securities after the Business Combination can vary due to general economic conditions and forecasts, our general business condition and the release of our financial reports. Additionally, if our securities are not listed on, or become delisted from, Nasdaq for any reason, and are quoted on the OTC Bulletin Board, an inter-dealer automated quotation system for equity securities that is not a national securities exchange, the liquidity and price of our securities may be more limited than if we were quoted or listed on Nasdaq or another national securities exchange. You may be unable to sell your securities unless a market can be established or sustained.

If the Business Combination’s benefits do not meet the expectations of investors, stockholders or financial analysts, the market price of our securities may decline.

If the benefits of the Business Combination do not meet the expectations of investors or securities analysts, the market price of our securities prior to the closing of the Business Combination may decline. The market values of our securities at the time of the Business Combination may vary significantly from their prices on the date the Merger Agreement was executed, the date of this proxy statement, or the date on which our stockholders vote on the Business Combination Proposal.

In addition, following the Business Combination, fluctuations in the price of our securities could contribute to the loss of all or part of your investment. Immediately prior to the Business Combination, there has not been a public market for F45’s stock and trading in the shares of our Class A Stock has not been active. Accordingly, the valuation ascribed to F45 and our Class A Stock in the Business Combination may not be indicative of the price of the post-Business Combination Company that will prevail in the trading market following the Business Combination. If an active market for our securities develops and continues, the trading price of our securities following the Business Combination could be volatile and subject to wide fluctuations in response to various factors, some of which are beyond our control. Any of the factors listed below could have a material adverse effect on your investment in our securities and our securities may trade at prices significantly below the price you paid for them. In such circumstances, the trading price of our securities may not recover and may experience a further decline, regardless of our actual operating performance.

Factors affecting the trading price of the post-Business Combination Company’s securities following the Business Combination may include those listed in “—Risks Related to F45’s Business” and the following, some of which will be beyond our control:

•	actual or anticipated fluctuations in our quarterly financial results or the quarterly financial results of companies perceived to be similar to us;

•	changes in the market’s expectations about our operating results;

•	the public’s reaction to our press releases, our other public announcements and our filings with the SEC;

•	speculation in the press or investment community;

•	success of competitors;

•	our ability to accurately project future results and our ability to achieve those and other industry and analyst forecasts;

•	our operating results failing to meet the expectation of securities analysts or investors in a particular period;

•

changes in expectations as to our future financial performance, including financial estimates and recommendations by securities analysts concerning the post-Business Combination Company or the market in general;

•	operating and stock price performance, or changes in market valuations of other companies that investors deem comparable to the post-Business Combination Company;

•	our ability to market new and enhanced products on a timely basis;

•	changes in consumer preferences and competitive conditions;

•	expansion to new markets;

•	negative publicity relating to our services;

•	changes in laws and regulations affecting our business, including changes in franchising laws in any jurisdiction in which we operate;

•	commencement of, or involvement in, litigation involving the post-Business Combination Company or announcements by third parties of significant claims or proceedings against us;

•	actions by F45 Stockholders;

•	changes in the post-Business Combination Company’s capital structure, such as future issuances of securities or the incurrence of additional debt;

•	announcements by us, our competitors or our vendors of significant contracts, acquisitions, joint marketing relationships, joint ventures or capital commitments;

•	the volume of shares of our Class A Stock, Units and/or Public Warrants available for public sale;

•	any major change in our Board or management;

•	sales of substantial amounts of Common Stock by our directors, officers or significant stockholders or the perception that such sales could occur;

•	the realization of any of the risk factors presented in this proxy statement;

•	labor availability and costs for hourly and management personnel;

•	additions or departures of key personnel;

•	failure to comply with the requirements of Nasdaq;

•	failure to comply with the Sarbanes-Oxley Act of 2002 or other laws or regulations;

•	actual, potential or perceived control, accounting or reporting problems;

•	changes in accounting principles, policies and guidelines;

•	uncertainty regarding global economic events, including the impact of global health pandemics such as the COVID-19 outbreak; and

•	general market, economic and political conditions, on the local, national and international scale, such as recessions, interest rates, international currency fluctuations and acts of war or terrorism.

Broad market and industry factors may materially harm the market price of our securities irrespective of our operating performance. The stock market in general and Nasdaq have experienced price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of the particular companies affected, including companies in F45’s industry. The trading prices and valuations of these stocks, and of our securities, may not be predictable. A loss of investor confidence in the market for the stocks of other companies which investors perceive to be similar to the post-Business Combination Company could depress our stock price regardless of our business, prospects, financial conditions or results of operations. A decline in the market price of our securities also could adversely affect our ability to issue additional securities and our ability to obtain additional financing in the future.

In the past, securities class action litigation has often been initiated against companies following periods of volatility in their stock price. This type of litigation could result in substantial costs and divert our management’s attention and resources, and could also require us to make substantial payments to satisfy judgments or to settle litigation.

Past performance by Crescent, including our management team, may not be indicative of future performance of an investment in us.

Information regarding performance by, or businesses associated with, Crescent and its affiliates is presented for informational purposes only. Past performance by Crescent and by our management team is not a guarantee of success with respect to the Business Combination, especially in light of the fact that the F45 Stockholders will hold a majority of the outstanding equity of the Company following the consummation of the Business Combination and will have the ability to appoint the majority of the directors on the Board and that the post-Business Combination Company will be managed by the F45 management team. You should not rely on the historical record of Crescent or our management team’s performance as indicative of the future performance of the post-Business Combination Company or its returns going forward.

A significant portion of our total outstanding shares are restricted from immediate resale but may be sold into the market in the near future. This could cause the market price of our Class A Stock, Units and/or Public Warrants to drop significantly, even if our business is doing well.

Sales of a substantial number of shares of Class A Stock, Units and/or Public Warrants in the public market could occur at any time. These sales, or the perception in the market that the holders of a large number of shares intend to sell shares, could reduce the market price of our Class A Stock, Units and/or Public Warrants. After the Business Combination, our Initial Stockholders, including our Sponsor, will hold approximately 5.7% of our Common Stock. In addition, at the closing of the Business Combination, we will enter into the Amended and Restated Registration Rights Agreement, substantially in the form attached as Annex F to this proxy statement, with certain other stockholders of the post-Business Combination Company, including the F45 Stockholders. Pursuant to the terms of the Amended and Restated Registration Rights Agreement, (a) any outstanding share of Class A Stock or any other equity security (including the Private Placement Warrants) of the Company held by a signatory thereto (besides the Company) as of the date of the Amended and Restated Registration Rights Agreement or thereafter acquired by such holder (including the shares of Class A Stock issued upon conversion of the Founder Shares, shares of Class B Stock or shares of Class C Stock and upon exercise of any Private Placement Warrants or any other equity security of the Company) and (b) any other equity security of the Company issued or issuable with respect to any such share of Common Stock held by such a holder by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise will be entitled to registration rights. Please see the section entitled “Summary of the Proxy Statement—Related Agreements—Amended and Restated Registration Rights Agreement” for additional details.

The Amended and Restated Registration Rights Agreement also subjects the F45 Stockholders, subject to certain exceptions, to be bound by restrictions on the transfer of their Class A Stock acquired pursuant to the Merger Agreement for the earlier of (x) 180 days after the consummation of the Business Combination or (y) the date on which the Company completes a liquidation or similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of Common Stock for cash, securities or other property.

In addition, our Initial Stockholders entered into a letter agreement pursuant to which they agreed to restrictions on the transfer of their securities issued in our IPO, which (i) in the case of the Class F Stock, which will be converted into shares of Class A Stock at the consummation of the Business Combination, is the earlier of (x) one year after the completion of the Business Combination, (y) the last sale price of the Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Business Combination, or (z) the date on which we complete a liquidation or similar transaction that results in all of our stockholders having the right to exchange their shares of Common Stock for cash, securities or other property, and (ii) in the case of the Private Placement Warrants and the respective Class A Stock underlying the Private Placement Warrants, is 30 days after the completion of the Business Combination.

Our Sponsor has also agreed, pursuant to the Sponsor Support Agreement, to subject 1,250,000 of its Founder Shares to up to an additional five year lock-up in which, subject to limited exceptions, it may not transfer, assign or sell such Founder Shares until, following the closing of the Business Combination: (A) the volume weighted average share price of Class A Stock trading on Nasdaq or another national securities exchange equals or exceeds $12.50 per share for any 20 trading days within any 30-trading day period or any shares of Class B Stock shall be converted or become eligible for conversion into shares of Class A Stock or any other form of consideration, in which case 50% of such Lock-Up Shares will be released; and (B) the volume weighted average share price of Class A Stock trading on Nasdaq or another national securities exchange equals or exceeds $15.00 per share for any 20 trading days within any 30-trading day period or any shares of Class C Stock shall be converted or become eligible for conversion into shares of Class A Stock or any other form of consideration, in which case the remaining 50% of such Lock-Up Shares will be released. Any of such Lock-Up Shares that are not released are forfeited.

Pursuant to the Amended and Restated Forward Purchase Agreement, Crescent has also agreed to restrictions on the transfer of (i) the shares of Class A Stock purchased by Crescent pursuant to the Amended and Restated Forward Purchase Agreement until the earlier of (x) one year after the consummation of the Business Combination, (y) the last sale price of the Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Business Combination, or (z) the date on which we complete a liquidation or similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of Common Stock for cash, securities or other property and (ii) the warrants purchased by it pursuant to the Amended and Restated Forward Purchase Agreement (and the respective Class A Stock underlying such warrants) until 30 days after the consummation of the Business Combination.

If, following the Business Combination, securities or industry analysts do not publish or cease publishing research or reports about the post-Business Combination Company, its business, or its market, or if they change their recommendations regarding our Class A Stock adversely, then the price and trading volume of our Class A Stock could decline.

The trading market for our Class A Stock will be influenced by the research and reports that industry or securities analysts may publish about us, our business, our market, or our competitors. Securities and industry analysts do not currently, and may never, publish research on us or the post-Business Combination Company. If no securities or industry analysts commence coverage of the post-Business Combination Company, our stock price and trading volume would likely be negatively impacted. If any of the analysts who may cover the post-Business Combination Company change their recommendation regarding our stock adversely, or provide more favorable relative recommendations about our competitors, the price of our Class A Stock would likely decline. If any analyst who may cover us were to cease coverage of the post-Business Combination Company or fail to regularly publish reports on it, we could lose visibility in the financial markets, which could cause our stock price or trading volume to decline.

We may be unable to obtain additional financing to fund the operations and growth of the post-Business Combination Company.

We may require additional financing to fund the operations or growth of the post-Business Combination Company. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the post-Business Combination Company. None of our officers, directors or stockholders is required to provide any financing to us in connection with or after the Business Combination.

Changes in laws, regulations or rules, or a failure to comply with any laws, regulations or rules, may adversely affect our business, investments and results of operations.

We are subject to laws, regulations and rules enacted by national, regional and local governments and Nasdaq. In particular, we are required to comply with certain SEC, Nasdaq and other legal or regulatory requirements and following the Business Combination will be required to comply with various franchise laws in the various jurisdictions where F45 operates. Compliance with, and monitoring of, applicable laws, regulations and rules may be difficult, time consuming and costly. Those laws, regulations or rules and their interpretation and application may also change from time to time and those changes could have a material adverse effect on our business, investments and results of operations. In addition, a failure to comply with applicable laws, regulations or rules, as interpreted and applied, could have a material adverse effect on our business and results of operations.

The announcement of the proposed Business Combination could disrupt F45’s relationships with its customers, suppliers, franchisees, business partners and others, as well as its operating results and business generally.

Whether or not the Business Combination and related transactions are ultimately consummated, as a result of uncertainty related to the proposed transactions, risks relating to the impact of the announcement of the Business Combination on F45’s business include the following:

•	its employees may experience uncertainty about their future roles, which might adversely affect F45’s ability to retain and hire key personnel and other employees;

•

customers, suppliers, franchisees, business partners, and other parties with which F45 maintains business relationships may experience uncertainty about F45’s future and rescind their deposits, seek alternative relationships with third parties, seek to alter their business relationships with F45 or fail to extend an existing relationship with F45; and

•

F45 has expended and will continue to expend significant costs, fees and expenses for professional services and transaction costs in connection with the proposed Business Combination which may negatively impact its ongoing operations.

If any of the aforementioned risks were to materialize, they could lead to significant costs which may impact F45’s results of operations and cash available to fund its businesses.

We have not registered the shares of Class A Stock issuable upon exercise of the Warrants under the Securities Act or any state securities laws at this time, and such registration may not be in place when an investor desires to exercise warrants, thus precluding such investor from being able to exercise its Warrants except on a cashless basis and potentially causing such Warrants to expire worthless.

We have not registered the shares of Class A Stock issuable upon exercise of the Warrants under the Securities Act or any state securities laws at this time. However, under the terms of the Warrant Agreement, dated March 7, 2019, by and between the Company and Continental Stock Transfer & Trust Company, we have agreed to use our best efforts to file a registration statement under the Securities Act covering such shares and maintain a current prospectus relating to the Class A Stock issuable upon exercise of the Warrants, until the expiration of the Warrants in accordance with the provisions of such Warrant Agreement. We cannot assure you that we will be able to do so if, for example, any facts or events arise which represent a fundamental change in the information set forth in such registration statement or prospectus, the financial statements contained or incorporated by reference therein are not current or correct or the SEC issues a stop order. If the shares issuable upon exercise of the Warrants are not registered under the Securities Act, we will be required to permit holders to exercise their Warrants on a cashless basis. However, no Warrant will be exercisable for cash or on a cashless basis, and we will not be obligated to issue any shares to holders seeking to exercise their Warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of the exercising holder or an exemption from registration is available. Notwithstanding the above, if our Class A Stock is at the time of any exercise of a Warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of Warrants who exercise their Warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement, but we will be required to use our best efforts to register the shares under applicable blue sky laws to the extent an exemption is not available. In no event will we be required to net cash settle any Warrant, or issue securities or other compensation in exchange for the Warrants in the event that we are unable to register or qualify the shares underlying the Warrants under applicable state securities laws and there is no exemption available. If the issuance of the shares upon exercise of the Warrants is not so registered or qualified or exempt from registration or qualification, the holder of such Warrant shall not be entitled to exercise such Warrant and such Warrant may have no value and expire worthless. In such event, holders who acquired their Warrants as part of a purchase of Units will have paid the full Unit purchase price solely for the shares of Class A Stock included in such Units. If and when the Warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying shares of Class A Stock for sale under all applicable state securities laws.

The exercise price for our Warrants is higher than in many similar blank check company offerings in the past, and, accordingly, the Warrants are more likely to expire worthless.

The exercise price of our Warrants is higher than is typical with many similar blank check companies in the past. Historically, with regard to units offered by blank check companies, the exercise price of a Warrant was generally a fraction of the purchase price of the units in the initial public offering. The exercise price for our Warrants is $11.50 per share, subject to adjustment as provided herein. As a result, the Warrants are less likely to ever be in the money and more likely to expire worthless.

We may amend the terms of the Warrants in a manner that may be adverse to holders of Public Warrants with the approval by the holders of at least 65% of the then outstanding Public Warrants. As a result, the exercise price of your Warrants could be increased, the Warrants could be converted into cash or stock, the exercise period could be shortened and the number of shares of our Class A Stock purchasable upon exercise of a Warrant could be decreased, all without your approval.

Our Warrants were issued in registered form under a Warrant Agreement between Continental Stock Transfer & Trust Company, as Warrant Agent, and us. Such Warrant Agreement provides that the terms of the Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 65% of the then outstanding Public Warrants to make any change that adversely affects the interests of the registered holders of Public Warrants. Accordingly, we may amend the terms of the Public Warrants in a manner adverse to a holder if holders of at least 65% of the then outstanding Public Warrants approve of such amendment. Although our ability to amend the terms of the Public Warrants with the consent of at least 65% of the then outstanding Public Warrants is unlimited, examples of such amendments could be amendments to, among other things, increase the exercise price of the Warrants, convert the Warrants into cash or stock, shorten the exercise period or decrease the number of shares of our Class A Stock purchasable upon exercise of a Warrant.

We may redeem your unexpired Warrants prior to their exercise at a time that is disadvantageous to you, thereby making your Warrants worthless.

We have the ability to redeem outstanding Warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per Warrant; provided that the last reported sales price of our Class A Stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like and for certain issuances of Class A Stock and equity-linked securities as described above) for any 20 trading days within a 30 trading-day period ending on the third trading day prior to the date we send the notice of redemption to the Warrant holders. If and when the Warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws. Redemption of the outstanding Warrants could force you to: (1) exercise your Warrants and pay the exercise price therefor at a time when it may be disadvantageous for you to do so (2) sell your Warrants at the then-current market price when you might otherwise wish to hold your Warrants; or (3) accept the nominal redemption price which, at the time the outstanding Warrants are called for redemption, is likely to be substantially less than the market value of your Warrants. None of the Private Placement Warrants will be redeemable by us so long as they are held by our Sponsor or its permitted transferees.

Because each Unit contains one-half of one Warrant and only a whole Warrant may be exercised, the Units may be worth less than Units of other blank check companies.

Each Unit contains one-half of one Warrant. Because, pursuant to the Warrant Agreement that governs such Warrants, the Warrants may only be exercised for a whole number of shares, only a whole Warrant may be exercised at any given time. This is different from other offerings similar to ours whose Units include one share of common stock and one warrant to purchase one whole share. We have established the components of the Units in this way in order to reduce the dilutive effect of the Warrants upon consummation of a Business Combination since the Warrants will be exercisable in the aggregate for one-half of the number of shares compared to Units that each contain a Warrant to purchase one whole share, thus making us, we believe, a more attractive merger partner for target businesses. Nevertheless, this Unit structure may cause our Units to be worth less than if they included a Warrant to purchase one whole share.

Warrants will become exercisable for our Class A Stock, which would increase the number of shares eligible for future resale in the public market and result in dilution to our stockholders.

We issued Warrants to purchase 12,500,000 shares of Class A Stock as part of our IPO and, on the IPO closing date, we issued Private Placement Warrants to our Sponsor to purchase 7,000,000 shares of our Class A Stock, in each case at $11.50 per share. In addition, prior to consummating an initial business combination, nothing prevents us from issuing additional securities in a private placement so long as they do not participate in any manner in the Trust Account or vote as a class with the Common Stock on an initial business combination. We expect to issue 5,000,000 shares of Class A Stock plus 1,666,666 2⁄3 Warrants to the Forward Purchasers pursuant to the Amended and Restated Forward Purchase Agreement immediately prior to the Business Combination. The shares of Class A Stock issued pursuant to the Amended and Restated Forward Purchase Agreement and additional shares of our Class A Stock issued upon exercise of our Warrants will result in dilution to the then existing holders of our Class A Stock and increase the number of shares eligible for resale in the public market. Sales of substantial numbers of such shares in the public market could adversely affect the market price of our Class A Stock.

The Private Placement Warrants are identical to the Warrants sold as part of the Units issued in our IPO except that, so long as they are held by our Sponsor or its permitted transferees, (i) they will not be redeemable by us, (ii) they (including the Class A Stock issuable upon exercise of these Warrants) may not, subject to certain limited exceptions, be transferred, assigned or sold by our Sponsor until 30 days after the consummation of the Business Combination, (iii) they may be exercised by the holders on a cashless basis and (iv) they are subject to registration rights.

Our stockholders may be held liable for claims by third parties against us to the extent of distributions received by them upon redemption of their shares.

Under the DGCL, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. The pro rata portion of the Trust Account distributed to our public stockholders upon the redemption of our public shares in the event we do not consummate an initial business combination by March 12, 2021, may be considered a liquidating distribution under Delaware law. If a corporation complies with certain procedures set forth in Section 280 of the DGCL intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. However, it is our intention to redeem our public shares as soon as reasonably possible following March 12, 2021, in the event we do not consummate an initial business combination and, therefore, we do not intend to comply with the foregoing procedures.

Because we will not be complying with Section 280 of the DGCL, Section 281(b) of the DGCL requires us to adopt a plan, based on facts known to us at such time that will provide for our payment of all existing and pending claims or claims that may be potentially brought against us within the ten years following our dissolution. However, because we are a blank check company, rather than an operating company, and our operations are limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors (such as lawyers, investment bankers, etc.) or prospective target businesses. If our plan of distribution complies with Section 281(b) of the DGCL, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would likely be barred after the third anniversary of the dissolution. We cannot assure you that we will properly assess all claims that may be potentially brought against us. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of our stockholders may extend beyond the third anniversary of such date. Furthermore, if the pro rata portion of our Trust Account distributed to our public stockholders upon the redemption of our public shares in the event we do not consummate an initial business combination by March 12, 2021, is not considered a liquidating distribution under Delaware law and such redemption distribution is deemed to be unlawful, then pursuant to Section 174 of the DGCL, the statute of limitations for claims of creditors could then be six years after the unlawful redemption distribution, instead of three years, as in the case of a liquidating distribution.

If, after we distribute the proceeds in the Trust Account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, a bankruptcy court may seek to recover such proceeds, and we and our Board may be exposed to claims of punitive damages.

If, after we distribute the proceeds in the Trust Account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by our stockholders. In addition, our Board may be viewed as having breached its fiduciary duty to our creditors and/or having acted in bad faith, thereby exposing itself and us to claims of punitive damages, by paying public stockholders from the Trust Account prior to addressing the claims of creditors.

Compliance obligations under the Sarbanes-Oxley Act may make it more difficult for us to effectuate the Business Combination, require substantial financial and management resources and increase the time and costs of consummating an initial business combination.

The fact that we are a blank check company will make compliance with the requirements of the Sarbanes-Oxley Act particularly burdensome on us as compared to other public companies because F45 is not currently subject to Section 404 of the Sarbanes-Oxley Act of 2002 (“SOX”). The standards required for a public company under Section 404 of SOX are significantly more stringent than those required of F45 as a privately held company. Management may not be able to effectively and timely implement controls and procedures that adequately respond to the increased regulatory compliance and reporting requirements that will be applicable to us after the Business Combination. If we are not able to implement the requirements of Section 404, including any additional requirements once we are no longer an emerging growth company, in a timely manner or with adequate compliance, we may not be able to assess whether our internal controls over financial reporting are effective, which may subject us to adverse regulatory consequences and could harm investor confidence and the market price of our securities. Additionally, once we are no longer an emerging growth company, we will be required to comply with the independent registered public accounting firm attestation requirement on our internal control over financial reporting.

Anti-takeover provisions contained in our Second Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, as well as provisions of Delaware law, could impair a takeover attempt.

Assuming the passage of Proposal Nos. 1 through 5 of this proxy statement, the post-Business Combination Company’s Second Amended and Restated Certificate of Incorporation will contain provisions that may discourage unsolicited takeover proposals that stockholders may consider to be in their best interests. We are also subject to anti-takeover provisions under Delaware law, which could delay or prevent a change of control. Together, these provisions may make more difficult the removal of management and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities. These provisions will include:

•	no cumulative voting in the election of directors, which limits the ability of minority stockholders to elect director candidates;

•	a classified board of directors with three-year staggered terms, which could delay the ability of stockholders to change the membership of a majority of the Board;

•	the requirement that directors may only be removed from the Board for cause;

•

the right of our Board to elect a director to fill a vacancy created by the expansion of our Board or the resignation, death or removal of a director in certain circumstances, which prevents stockholders from being able to fill vacancies on our Board;

•	a prohibition on stockholder action by written consent, which forces stockholder action to be taken at an annual or special meeting of our stockholders;

•

a prohibition on stockholders calling a special meeting and the requirement that a meeting of stockholders may only be called by members of our Board, which may delay the ability of our stockholders to force consideration of a proposal or to take action, including the removal of directors;

•

the requirement that changes or amendments to certain provisions of our Second Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws must be approved by holders of at least two-thirds of the Common Stock of the post-Business Combination Company entitled to vote; and

•

advance notice procedures that stockholders must comply with in order to nominate candidates to our Board or to propose matters to be acted upon at a meeting of stockholders, which may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of the Company.

Our amended and restated certificate of incorporation includes a forum selection clause.

Subject to certain limitations, our amended and restated certificate of incorporation provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery in the State of Delaware shall be the sole and exclusive forum for any stockholder (including a beneficial owner) to bring: (a) any derivative action or proceeding brought on our behalf, (b) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or other employees to us or our stockholders, (c) any action asserting a claim against us, our directors, officers or employees arising pursuant to any provision of the DGCL or our amended and restated certificate of incorporation or our bylaws, or (d) any action asserting a claim against us, our directors, officers or employees governed by the internal affairs doctrine, except for, as to each of (a) through (d) above, any claim as to which the Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, or for which the Court of Chancery does not have subject matter jurisdiction.

The JOBS Act permits “emerging growth companies” like us to take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies.

We qualify as an “emerging growth company” as defined in Section 2(a)(19) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012, which we refer to as the “JOBS Act.” As such, we take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies for as long as we continue to be an emerging growth company, including (i) the exemption from the auditor attestation requirements with respect to internal control over financial reporting under SOX, (ii) the exemptions from say-on-pay, say-on-frequency and say-on-golden parachute voting requirements and (iii) reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements. As a result, our stockholders may not have access to certain information they deem important. We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year (a) following March 12, 2024, the fifth anniversary of our IPO, (b) in which we have total annual gross revenue of at least $1.07 billion or (c) in which we are deemed to be a large accelerated filer, which means the market value of our Class A Stock that is held by non-affiliates exceeds $700,000,000 as of the last business day of our prior second fiscal quarter, and (ii) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period. We cannot predict if investors will find our Common Stock less attractive if we choose to rely on these exemptions. If some investors find our Common Stock less attractive as a result of any choices to reduce future disclosure, there may be a less active trading market for our Common Stock and the price of our Common Stock may be more volatile. F45 had net revenues during calendar year 2019 of $92,700,000. If the post-Business Combination Company expands its business through acquisitions and/or continues to grow revenues organically post-Business Combination, we may cease to be an emerging growth company prior to March 12, 2024.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the exemption from complying with new or revised accounting standards provided in Section 7(a)(2)(B) of the Securities Act as long as we are an emerging growth company. An emerging growth company can therefore delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies, but any such election to opt out is irrevocable. We have elected to avail ourselves of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company that is neither an emerging growth company nor an emerging growth company that has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

We cannot predict if investors will find our Class A Stock less attractive because we will rely on these exemptions. If some investors find our Class A Stock less attractive as a result, there may be a less active trading market for our Class A Stock and our stock price may be more volatile.

Our internal controls over financial reporting may not be effective and our independent registered public accounting firm may not be able to certify as to their effectiveness, which could have a significant and adverse effect on our business and reputation.

As a public company, we are required to comply with the SEC’s rules implementing Sections 302 and 404 of SOX, which require management to certify financial and other information in our quarterly and annual reports and provide an annual management report on the effectiveness of internal control over financial reporting. To comply with the requirements of being a public company, the post-Business Combination Company will be required to provide attestation on internal controls commencing with the annual report for fiscal year ended December 31, 2020, and we may need to undertake various actions, such as implementing additional internal controls and procedures and hiring additional accounting or internal audit staff. The standards required for a public company under Section 404 of SOX are significantly more stringent than those required of F45 as a privately-held company. Further, as an emerging growth company, our independent registered public accounting firm is not required to formally attest to the effectiveness of our internal controls over financial reporting pursuant to Section 404 until the date we are no longer an emerging growth company. At such time, our independent registered public accounting firm may issue a report that is adverse in the event that it is not satisfied with the level at which the controls of the post-Business Combination Company are documented, designed or operating.

Testing and maintaining these controls can divert our management’s attention from other matters that are important to the operation of our business. If we identify material weaknesses in the internal control over financial reporting of the post-Business Combination Company or are unable to comply with the requirements of Section 404 or assert that our internal control over financial reporting is effective, or if our independent registered public accounting firm is unable to express an opinion as to the effectiveness of our internal controls over financial reporting when we no longer qualify as an emerging growth company, investors may lose confidence in the accuracy and completeness of our financial reports and the market price of our Common Stock could be negatively affected, and we could become subject to investigations by the SEC or other regulatory authorities, which could require additional financial and management resources.

In the course of preparing F45’s financial statements that are included in this proxy statement, F45’s independent registered public accountants identified material weaknesses in F45’s internal control over financial reporting. For more information, please see “—F45 has identified three material weaknesses in its internal control over financial reporting and if its remediation of such material weaknesses is not effective, or if it fails to develop and maintain an effective system of disclosure controls and internal control over financial reporting, its ability to produce timely and accurate financial statements or comply with applicable laws and regulations could be impaired.”

Events outside of our control, including the COVID-19 pandemic, may increase the uncertainty that the Business Combination will be consummated or negatively affect the results of our operations following the Business Combination.

Periods of market volatility may continue to occur in response to pandemics or other events outside of our control. These types of events could adversely affect our operating results. For example, in December 2019, a novel strain of coronavirus, which first surfaced in Wuhan, China, has resulted in the temporary closure of many corporate offices, retail stores, and manufacturing facilities and factories around the world, and led to the temporary closure of nearly all F45 franchises during the period of March and/or April 2020. As the potential impact on global markets from the coronavirus is difficult to predict, the extent to which the coronavirus may negatively affect the consummation of the Business Combination is uncertain. Any potential impact will depend to a large extent on future developments and new information that may emerge regarding the duration and severity of the coronavirus and the actions taken by authorities and other entities to contain the coronavirus or treat its impact, all of which are beyond our control. These potential impacts, while uncertain, could adversely affect our ability to consummate the Business Combination or the operations of the Company following the Business Combination.

Risks Related to the Redemption

We do not have a specified maximum redemption threshold. The absence of such a redemption threshold may make it possible for us to consummate a Business Combination with which a substantial majority of our stockholders do not agree.

Our amended and restated certificate of incorporation does not provide a specified maximum redemption threshold, except that we will not redeem our public shares in an amount that would result in our failure to have net tangible assets of at least $5,000,001 (such that we are not subject to the SEC’s “penny stock” rules). However, the Merger Agreement provides that our obligation and the obligation of F45 to consummate the Business Combination is conditioned on the total cash proceeds equaling or exceeding $225,000,000. As a result, we may be able to consummate the Business Combination even though a substantial portion of our public stockholders do not agree with the Business Combination and have redeemed their shares or have entered into privately negotiated agreements to sell their shares to our Sponsor, directors or officers or their affiliates. As of the date of this proxy statement, no agreements with respect to the private purchase of public shares by us or the persons described above have been entered into with any such investor or holder. We will file a Current Report on Form 8-K with the SEC to disclose private arrangements entered into or significant private purchases made by any of the aforementioned persons that would affect the vote on the Business Combination Proposal or other proposals (as described in this proxy statement) at the Special Meeting.

In the event the aggregate cash consideration we would be required to pay for all shares of Class A Stock that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the Merger Agreement exceeds the aggregate amount of cash available to us, we may not consummate the Business Combination or redeem any shares, all shares of Class A Stock submitted for redemption will be returned to the holders thereof, and we instead may search for an alternate initial business combination.

If you or a “group” of stockholders of which you are a part are deemed to hold an aggregate of more than fifteen percent (15%) of our Class A Stock issued in the IPO, you (or, if a member of such a group, all of the members of such group in the aggregate) will lose the ability to redeem all such shares in excess of 15% of our Class A Stock issued in the IPO.

A public stockholder, together with any of his, her or its affiliates or any other person with whom it is acting in concert or as a group (as deemed a “person” under Section 13 of the Exchange Act), will be restricted from redeeming in the aggregate his, her or its shares or, if part of such a group, the group’s shares, in excess of 15% of the shares of Class A Stock included in the Units sold in our IPO. In order to determine whether a stockholder is acting in concert or as a group with another stockholder, we will require each public stockholder seeking to exercise redemption rights to certify to us whether such stockholder is acting in concert or as a group with any other stockholder. Such certifications, together with other public information relating to stock ownership available to us at that time, such as Section 13D, Section 13G and Section 16 filings under the Exchange Act, will be the sole basis on which we make the above-referenced determination. Your inability to redeem any such excess shares will reduce your influence over our ability to consummate the Business Combination and you could suffer a material loss on your investment in us if you sell such excess shares in open market transactions. Additionally, you will not receive redemption distributions with respect to such excess shares if we consummate the Business Combination. As a result, you will continue to hold that number of shares aggregating to more than 15% of the shares sold in our IPO and, in order to dispose of such excess shares, would be required to sell your stock in open market transactions, potentially at a loss. We cannot assure you that the value of such excess shares will appreciate over time following the Business Combination or that the market price of our Class A Stock will exceed the per-share redemption price. Notwithstanding the foregoing, stockholders may challenge our determination as to whether a stockholder is acting in concert or as a group with another stockholder in a court of competent jurisdiction.

However, our stockholders’ ability to vote all of their shares (including such excess shares) for or against the Business Combination is not restricted by this limitation on redemption.

There is no guarantee that a stockholder’s decision whether to redeem its shares for a pro rata portion of the Trust Account will put the stockholder in a better future economic position.

We can give no assurance as to the price at which a stockholder may be able to sell its public shares in the future following the consummation of the Business Combination or any alternative Business Combination. Certain events following the consummation of any initial business combination, including the Business Combination, may cause an increase in our share price, and may result in a lower value realized now than a stockholder of the Company might realize in the future had the stockholder not redeemed its shares. Similarly, if a stockholder does not redeem its shares, the stockholder will bear the risk of ownership of the public shares after the consummation of any initial business combination, and there can be no assurance that a stockholder can sell its shares in the future for a greater amount than the redemption price set forth in this proxy statement. A stockholder should consult the stockholder’s own tax and/or financial advisor for assistance on how this may affect his, her or its individual situation.

Our stockholders who wish to redeem their shares for a pro rata portion of the Trust Account must comply with specific requirements for redemption that may make it more difficult for them to exercise their redemption rights prior to the deadline. If stockholders fail to comply with the redemption requirements specified in this proxy statement, they will not be entitled to redeem their shares of our Class A Stock for a pro rata portion of the funds held in our Trust Account.

Our public stockholders who wish to redeem their shares for a pro rata portion of the Trust Account must, among other things (i) submit a request in writing and (ii) tender their certificates to our Transfer Agent or deliver their shares to the Transfer Agent electronically through the DWAC system at least two business days prior to the Special Meeting. In order to obtain a physical stock certificate, a stockholder’s broker and/or clearing broker, DTC and our Transfer Agent will need to act to facilitate this request. It is our understanding that stockholders should generally allot at least two weeks to obtain physical certificates from the Transfer Agent. However, because we do not have any control over this process or over the brokers, which we refer to as “DTC,” it may take significantly longer than two weeks to obtain a physical stock certificate. If it takes longer than anticipated to obtain a physical certificate, stockholders who wish to redeem their shares may be unable to obtain physical certificates by the deadline for exercising their redemption rights and thus will be unable to redeem their shares.

Stockholders electing to redeem their shares will receive their pro rata portion of the Trust Account less franchise and income taxes payable, calculated as of two business days prior to the anticipated consummation of the Business Combination. Please see the section entitled “Summary of the Proxy—Redemption Rights” for additional information on how to exercise your redemption rights.

If a stockholder fails to receive notice of our offer to redeem our public shares in connection with the Business Combination, or fails to comply with the procedures for tendering its shares, such shares may not be redeemed.

If, despite our compliance with the proxy rules, a stockholder fails to receive our proxy materials, such stockholder may not become aware of the opportunity to redeem its shares. In addition, the proxy materials that we are furnishing to holders of our public shares in connection with the Business Combination describes the various procedures that must be complied with in order to validly redeem public shares. In the event that a stockholder fails to comply with these procedures, its shares may not be redeemed.

SELECTED HISTORICAL FINANCIAL INFORMATION OF THE COMPANY

The Company is providing the following selected historical financial information to assist you in your analysis of the financial aspects of the Business Combination. The Company’s balance sheet data as of March 31, 2020 (unaudited), and December 31, 2019, and statement of operations data for the three months ended March 31, 2020 (unaudited) and the years ended December 31, 2019 and 2018 are derived from the Company’s unaudited interim financial statements and audited financial statements included elsewhere in this proxy statement. The information is only a summary and should be read in conjunction with the Company’s consolidated financial statements and related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained elsewhere in this proxy statement. Our historical results are not necessarily indicative of future results, and the results for any interim period are not necessarily indicative of the results that may be expected for a full fiscal year.

	For the Three Months Ended March 31,	For the Year Ended December 31,
	2020	2019	2018
Statement of Operations Data:
Revenues	$—	$—	$—
Formation costs	—	—	(6,621)
Professional fees and other expenses	(129,118)	(526,625)	—

Loss from operations	(129,118)	(526,625)	(6,621)
Interest income on Trust Account	833,931	4,472,458	—

Income (loss) before income taxes	704,813	3,945,833	(6,621)
Provision for income tax	(219,391)	(1,195,607)	—

Net Income (loss)	$485,422	$2,750,226	$(6,621)

Net income (loss) per share information:
Weighted average Class A common stock outstanding (basic & diluted)	25,000,000	25,000,000	—
Net income/(loss) per Class A common stock (basic & diluted)	$0.02	$0.12	$—
Weighted average Class F common stock outstanding (basic & diluted)(1)	6,250,000	6,250,000	6,250,000
Net income/(loss) per Class F common stock (basic & diluted)	$(0.01)	$(0.05)	$(0.00)

(1)	This number excludes 937,500 shares forfeited as the over-allotment option was not exercised in full or in part by the underwriter.

	As of
	March 31, 2020 (unaudited)	December 31, 2019
Condensed Balance Sheet Data:
ASSETS:
Current assets:
Cash	$860,395	$1,126,200
Prepaid expenses	136,103	108,675

Total current assets	996,498	1,234,875
Cash and investments held in Trust Account	254,203,389	253,569,459

Total assets	$255,199,887	$254,804,334

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$240,876	$326,401
Accrued franchise and income taxes	561,174	491,781
Advance from related party	47,957	121,694

Total current liabilities	850,007	939,876
Deferred underwriting fee payable	8,750,000	8,750,000

Total liabilities	9,600,007	9,689,876

Commitments and Contingencies
Class A common stock subject to possible redemption, 24,059,987 and 24,011,445 shares at redemption value of approximately $10.00 per share as of March 31, 2020, and December 31, 2019, respectively	240,599,870	240,114,450
Stockholders’ equity:
Preferred stock, $0.0001 par value; 5,000,000 shares authorized, none issued or outstanding	—	—
Class A common stock, $0.0001 par value; 500,000,000 shares authorized; 940,013 and 988,555 shares issued and outstanding (excluding 24,059,987 and 24,011,445 shares subject to possible redemption) as of March 31, 2020, and December 31, 2019, respectively	94	99
Class F common stock, $0.0001 par value; 25,000,000 shares authorized; 6,250,000 shares issued and outstanding as of March 31, 2020, and December 31, 2019	625	625
Additional paid-in-capital	1,771,264	2,256,679
Retained earnings	3,228,027	2,742,605

Total stockholders’ equity	5,000,010	5,000,008

Total liabilities and stockholders’ equity	$255,199,887	$254,804,334

SELECTED HISTORICAL CONSOLIDATED FINANCIAL AND OTHER DATA OF

F45

The following tables present the selected historical interim condensed consolidated financial and other data for F45 as of and for the three months ended March 31, 2020 and 2019, and the consolidated financial and other data as of and for the years ended December 31, 2019 and 2018. You should read the selected historical consolidated financial data below in conjunction with “F45 Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the interim unaudited condensed consolidated financial statements as of and for the three months ended March 31, 2020 and 2019, the audited annual consolidated financial statements as of and for the years ended December 31, 2019 and 2018, related notes, and other financial information for F45 included elsewhere in this proxy statement. The selected historical consolidated financial and other data in this section are not intended to replace consolidated financial statements and are qualified in their entirety by the consolidated financial statements and related notes included elsewhere in this proxy statement. The summary condensed consolidated financial and other data as of March 31, 2020 and for the three months ended March 31, 2020 and 2019 has been derived from the interim unaudited condensed consolidated financial statements of F45 included elsewhere in this proxy statement. The selected historical consolidated financial and other data for the years ended December 31, 2019 and 2018 and as of December 31, 2019 and 2018 has been derived from the audited consolidated financial statements of F45 included elsewhere in this proxy statement. The interim unaudited condensed consolidated financial statements have been prepared on the same basis as the audited annual consolidated financial statements and reflect, in the opinion of management, all adjustments of a normal, recurring nature that are necessary for a fair statement of the interim unaudited condensed consolidated financial statements of F45. The results of operations for the periods presented below are not necessarily indicative of the results to be expected in the future.

	Three Months Ended March 31,		Year Ended December 31,
	2020	2019	2019	2018
	(dollars in thousands)
Consolidated Statement of Operations Data:
Revenues:
Franchise (Related party: $97 and $95 for three months ended March 31, 2020 and 2019, and $883 and $241 for 2019 and 2018)	$13,638	$8,277	$42,897	$24,354
Equipment and merchandise (Related party: $0 and $101 for three months ended March 31, 2020 and 2019, and $122 and $177 for 2019 and 2018)	11,204	7,427	49,793	33,401

Total revenue	24,842	15,704	92,690	57,755
Operating expenses:
Cost of franchise revenue (Related party: $12 and $46 for three months ended March 31, 2020 and 2019, and $140 and $2,223 for 2019 and 2018)	3,184	1,662	11,310	4,554
Cost of equipment and merchandise (Related party: $1,051 and $566 for three months ended March 31, 2020 and 2019, and $2,702 and $2,841 for 2019 and 2018)	6,331	4,866	26,678	18,522
Selling, general and administrative expenses (Related party: $0 and $12 for 2019 and 2018)	13,991	10,398	41,126	15,428
Forgiveness of loans to directors	—	22,263	22,263	—

Total costs and operating expenses	23,506	39,189	101,377	38,504

Income (loss) from operations	1,336	(23,485)	(8,687)	19,251
Interest expense (income), net	378	(5)	414	—
Other expense (income), net	1,681	(133)	384	221

(Loss) income before income taxes	(723)	(23,347)	(9,485)	19,030
Provision (benefit) for income taxes	10	(89)	3,117	6,238

Net (loss) income	$(733)	$(23,258)	$(12,602)	$12,792

Other comprehensive (loss) income
Unrealized (loss) on interest rate swap	(850)	—	(127)	—
Foreign currency translation adjustment, net of tax	1,281	(580)	(682)	438

Comprehensive (loss) income	$(302)	$(23,838)	$(13,411)	$13,230

	As of March 31,	As of December 31,
	2020	2019	2018
	(dollars in thousands)
Consolidated Balance Sheet Data:
Cash and cash equivalents	$11,288	$8,267	$4,965
Total assets	55,623	49,960	19,122
Deferred revenue	23,185	23,941	17,539
Convertible preferred stock	110,000	110,000	—
Total stockholders’ deficit	(151,397)	(151,095)	(8,490)

	Three Months Ended March 31,		Year Ended December 31,
	2020	2019	2019	2018
	(dollars in thousands)
Other data:
EBITDA(1)	$209	$(23,022)	$(7,529)	$19,866
Adjusted EBITDA(1)	2,614	3,655	30,678	21,241
Adjusted EBITDA margin(1)	10.5%	23.3%	33.1%	36.8%
Same store sales growth(2)	3.0%	15.0%	13.3%	21.6%
Franchises sold (as of period end)(3)	1,959	1,403	1,892	1,274
Open studios (as of period end)(4)	1,240	901	1,140	800

	Three Months Ended March 31,		Year Ended December 31,
	2020	2019	2019	2018
	(dollars in thousands)
Consolidated Statement of Cash Flows Data:
Net cash provided by (used in) operating activities	$(2,863)	$2,607	$8,328	$9,446
Net cash used in investing activites	(680)	(267)	(1,143)	(943)
Net cash provided by (used in) financing activities	6,912	(795)	(4,198)	(12,543)

(1)

F45 management believes that EBITDA, Adjusted EBITDA, and Adjusted EBITDA margin are useful to investors as they eliminate certain items identified as affecting the period-over-period comparability of F45’s operating results. EBITDA, Adjusted EBITDA, and Adjusted EBITDA margin eliminate, among other items, non-cash depreciation and amortization expense that results from F45’s capital investments and intangible assets, as well as income taxes, which may not be comparable with other companies based on F45’s tax structure.

Other companies may define Adjusted EBITDA, and Adjusted EBITDA margin differently, and as a result F45’s measures of Adjusted EBITDA, and Adjusted EBITDA margin may not be directly comparable to those of other companies. Although F45 uses EBITDA, Adjusted EBITDA, and Adjusted EBITDA margin as financial measures to assess the performance of F45’s business, such use is limited because these measures do not include certain material costs necessary to operate F45’s business. EBITDA, Adjusted EBITDA, and Adjusted EBITDA margin should be considered in addition to, and not as a substitute for, net income in accordance with GAAP as a measure of performance. F45’s presentation of EBITDA, Adjusted EBITDA, and Adjusted EBITDA margin should not be construed as an indication that F45’s future results will be unaffected by unusual or nonrecurring items. EBITDA, Adjusted EBITDA, and Adjusted EBITDA margin have limitations as analytical tools, and you should not consider them in isolation or as a substitute for analysis of F45’s results as reported under GAAP. Some of these limitations are:

•	they do not reflect every cash expenditure, future requirements for capital expenditures or contractual commitments;

•	although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced or require improvements in the future, and EBITDA, Adjusted

EBITDA, and Adjusted EBITDA margin do not reflect any cash requirement for such replacements or improvements; and

•	they are not adjusted for all non-cash income or expense items that are reflected in F45’s statements of cash flows.

Because of these limitations, EBITDA, Adjusted EBITDA, and Adjusted EBITDA margin are not intended as alternatives to net income or as indicators of F45’s operating performance and should not be considered as measures of discretionary cash available to F45 to invest in the growth of F45’s business or as measures of cash that will be available to it to meet its obligations. F45 compensates for these limitations by using EBITDA, Adjusted EBITDA and Adjusted EBITDA margin along with other comparative tools, together with GAAP measurements, to assist in the evaluation of operating performance. F45’s GAAP-based measures can be found in its combined and consolidated financial statements and related notes included elsewhere in this proxy statement.

The following table reconciles net income to EBITDA and Adjusted EBITDA:

	Three Months Ended March 31,		Year Ended December 31,
	2020	2019	2019	2018
Net (loss) income	$(733)	$(23,258)	$(12,602)	$12,792
Net interest expense	378	—	414	—
Provision for income taxes	10	(89)	3,117	6,238
Depreciation and amortization	228	141	623	309
Amortization of deferred costs	326	184	919	527

EBITDA	$209	$(23,022)	$(7,529)	$19,866

Sales tax reserve(a)	503	43	322	266
Transaction fees(b)	1,442	4,303	10,960	534
Certain legal costs and settlements(c)	430	68	4,440	540
Relocation(d)	30	—	91	35
Forgiveness of loans to directors(e)	—	22,263	22,263	—
Recruitment(f)	—	—	131	—

Adjusted EBITDA	$2,614	$3,655	$30,678	$21,241

(a)	Represents the impact of one-time sales tax liability arising from a change in timing of enforceability of certain contractual terms in arrangements with franchisees.
(b)	Represents transaction costs incurred as a part of a reorganization and the issuance of preferred shares, including legal, tax, accounting and other professional services.
(c)	Represents legal costs related to non-recurring litigation activities and legal settlements.
(d)	Represents costs incurred as a part of the relocation of F45’s corporate headquarters from Australia to the United States.
(e)	Represents the one-time forgiveness of loans to directors of F45.
(f)	Represents one-time recruitment expense of department leaders.

(2)

“Same store sales” means, for any reporting period, studio-level revenue generated by a comparable base of franchise studios, which F45 defines as open studios that have been operating for more than 16 months. As of March 31, 2020 and 2019, there were 752 and 491 franchises, respectively, in F45’s comparable base of franchise studios. As of December 31, 2019, and 2018, there were 705 and 426 franchises, respectively, in F45’s comparable base of franchise studios. F45 views same store sales as a helpful measure to assess performance of its franchise studios.

(3)

Franchises sold is defined as the total number of signed franchise agreements in place as of any specified date that have not been terminated, as of such date. Each new franchise is included in the number of franchises sold from the date on which F45 enters into a signed franchise agreement related to each such new franchise. Franchises sold includes franchise arrangements in all stages of development after signing a franchise agreement, and includes franchises with open studios. Franchises are removed from franchises sold upon termination of the franchise agreement.

(4)

Open studios is defined, as of any specified date, as the total number of studios that F45 has determined to be open as of such date. F45 classifies a studio as open as of the month in which the studio first generates monthly revenue of at least $4,500. A studio is considered open unless it has permanently closed.

SELECTED UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The selected unaudited pro forma condensed combined financial information for the period ended December 31, 2019 and the three months ended March 31, 2020 combines the historical consolidated statement of operations of the Company and F45, giving effect to the Business Combination as if it had been consummated on January 1, 2019. The selected unaudited pro forma condensed combined balance sheet information as of March 31, 2020 combines the historical consolidated balance sheet of the Company and F45, giving effect to the Business Combination as if it had been consummated on March 31, 2020. The selected unaudited pro forma condensed combined financial information has been derived from and should be read in conjunction with the unaudited pro forma condensed combined financial information, including the notes thereto, which is included in this proxy statement under the section entitled “Unaudited Pro Forma Condensed Combined Financial Information.”

The selected unaudited pro forma condensed combined financial information is presented for informational purposes only. The selected unaudited pro forma condensed combined financial information does not purport to represent what the post-business combination company’s results of operations or financial condition would have been had the Business Combination actually occurred on the dates indicated, and does not purport to project the post-business combination company’s results of operations or financial condition for any future period or as of any future date. The selected unaudited pro forma condensed combined financial information does not reflect any potential divestitures that may occur prior to, or subsequent to, the completion of the Business Combination, cost savings that may be realized as a result of the Business Combination, or any potential changes in compensation plans. Additionally, the unaudited pro forma adjustments made in the selected unaudited condensed combined pro forma financial information, which are described in those notes, are preliminary and may be revised.

	Historical		Pro Forma Combined
	F45 Training Holdings, Inc.	Crescent Acquisition Corp	No Redemption Scenario	Max Redemption Scenario
	(in thousands, except per share data)
Statement of Operations Data—For the Three Months Ended March 31, 2020
Total revenue	$24,842	$—	$24,842	$24,842
Total costs and operating expenses	23,506	129	23,843	23,843
Income (loss) from operations	1,336	(129)	999	999
Net (loss) income	(733)	486	(986)	(986)
Net (loss) per common share—basic and diluted			(0.01)	(0.01)

	Historical		Pro Forma Combined
	F45 Training Holdings, Inc.	Crescent Acquisition Corp	No Redemption Scenario	Max Redemption Scenario
	(in thousands, except per share data)
Statement of Operations Data—For the year ended December 31, 2019
Total revenue	$92,690	$—	$92,690	$92,690
Total costs and operating expenses	101,377	527	102,737	102,737
Loss from operations	(8,687)	(527)	(10,047)	(10,047)
Net (loss) income	(12,602)	2,749	(13,764)	(13,764)
Net (loss) per common share—basic and diluted			(0.16)	(0.16)

	Historical		Pro Forma Combined
	F45 Training Holdings, Inc.	Crescent Acquisition Corp	No Redemption Scenario	Max Redemption Scenario
	(in thousands)
Balance Sheet Data—As of March 31, 2020
Total current assets	$39,896	$997	$89,056	$54,287
Total assets	55,623	255,200	106,450	71,681
Total current liabilities	32,907	850	33,196	33,196
Total liabilities	97,020	9,600	77,309	77,309
Total convertible preferred stock	110,000	—	—	—
Total redeemable Class A common stock	—	240,600	—	—
Total stockholder’s (deficit) equity	(151,397)	5,000	29,141	(5,628)

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined balance sheet as of March 31, 2020 and the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2019 and the three months ended March 31, 2020 present the historical financial statements of the “Company, and F45, adjusted to reflect the Business Combination. The Company and F45 shall collectively be referred to herein as the “Companies.” The Companies, subsequent to the Business Combination, shall be referred to herein as the “post-Business Combination Company.”

The unaudited pro forma condensed combined balance sheet as of March 31, 2020 assumes that the Business Combination was completed on March 31, 2020. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2019 and for the three months ended March 31, 2020 give pro forma effect to the Business Combination as if it had occurred on January 1, 2019.

The unaudited pro forma condensed combined financial statements were derived as described below and should be read in conjunction with the financial statements of the Companies and related notes thereto, which are included elsewhere in this proxy statement.

•

The unaudited pro forma condensed combined balance sheet and statement of operations as of and for the three months ended March 31, 2020 were derived from F45’s unaudited condensed consolidated financial statements as of and for the three months ended March 31, 2020, and the Company’s unaudited financial statements as of and for the three months ended March 31, 2020.

•

The unaudited pro forma combined statement of operations for the year ended December 31, 2019 was derived from F45’s audited consolidated statement of operations and comprehensive loss for the year ended December 31, 2019 and the Company’s audited statement of operations for the year ended December 31, 2019.

On June 24, 2020, the Company entered into the Merger Agreement with F45. The Merger Agreement provides for, among other things, (a) the merger of Function Acquisition I Corp. with and into F45, with F45 being the surviving corporation of the merger and a direct, wholly owned subsidiary of the Company as a consequence of the merger; and (b) immediately following the First Merger and as part of the same overall transaction as the First Merger, the merger of F45 with and into Function Acquisition II LLC, with Function Acquisition II LLC being the surviving entity of the merger.

After giving effect to the Business Combination, the Company will own, directly or indirectly, all of the assets of F45 and its subsidiaries and the F45 Stockholders will hold a portion of the Class A Stock. The F45 Stockholders will also receive at the closing of the Business Combination, as additional consideration, Earn-Out Shares in the form of 5,000,000 shares of Class B Stock, consisting of shares of Class B-1 Stock and Class B-2 Stock, and 5,000,000 shares of Class C Stock, consisting of shares of Class C-1 Stock, and shares of Class C-2 Stock, such Class B Stock and Class C Stock to become convertible into Class A Stock if the price of Class A Stock trading on the Nasdaq or another national securities exchange exceeds certain thresholds during the five-year period following the closing of the Business Combination. The unaudited pro forma condensed combined financial information contained herein assumes that the Company’s stockholders approve the proposed Business Combination. The Company’s stockholders may elect to redeem their shares of Class A Stock for cash even if they approve the proposed Business Combination. The Company cannot predict how many of its public stockholders will exercise their right to have their Class A Stock redeemed for cash. As a result, the Company has elected to provide unaudited pro forma condensed combined financial information under both the No Redemption Scenario and Max Redemption Scenario. The actual results will likely be within the parameters described by the two scenarios, however, there can be no assurance regarding which scenario will be closest to the actual results. Under both scenarios, F45 is considered the accounting acquirer, as further discussed in Note 2 of the “Notes to the Unaudited Pro Forma Condensed Combined Financial Information.”

Unaudited Pro Forma Condensed Combined Balance Sheet

As of March 31, 2020

All amounts in thousands of U.S. Dollars, except share amounts

	Historical		No Redemption Scenario			Max Redemption Scenario
	F45 Training Holdings, Inc.	Crescent Acquisition Corp	Pro Forma Adjustments for Business Combination	Note	Pro Forma Combined	Pro Forma Adjustments for Business Combination	Note	Pro Forma Combined
Assets
Current Assets:
Cash and cash equivalents	$11,288	$861	$52,142	(a)	$64,291	$17,373	(a)	$29,522
Accounts receivable, net	9,293	—	—		9,293	—		9,293
Accounts receivable, related parties	1,021	—	—		1,021	—		1,021
Inventories	8,955	—	—		8,955	—		8,955
Deferred costs	1,256	—	—		1,256	—		1,256
Prepaid expenses	2,668	136	833	(b)	3,637	833	(b)	3,637
Other assets	5,415	—	(4,812)	(c)	603	(4,812)	(c)	603

Total current assets	39,896	997	48,163		89,056	13,394		54,287
Property and equipment, net	871	—	—		871	—		871
Deferred tax assets, net	3,963	—	—		3,963	—		3,963
Intangible assets, net	1,394	—	—		1,394	—		1,394
Deferred costs, net of current	9,279	—	—		9,279	—		9,279
Cash and investments held in Trust Account	—	254,203	(254,203)	(d)	—	(254,203)	(d)	—
Other long-term assets	220	—	1,667	(b)	1,887	1,667	(b)	1,887

Total assets	$55,623	$255,200	$(204,373)		$106,450	$(239,142)		$71,681

Liabilities
Current liabilities:
Accounts payable and accrued expenses	$17,967	$241	$48	(e)	$18,256	$48	(e)	$18,256
Accrued franchise and income taxes	—	561	(561)	(f)	—	(561)	(f)	—
Deferred revenue	6,783	—	—		6,783	—		6,783
Advance from related party	—	48	(48)	(e)	—	(48)	(e)	—
Current portion of long-term debt	2,927	—	—		2,927	—		2,927
Income taxes payable	5,230	—	—		5,230	—		5,230

Total current liabilities	32,907	850	(561)		33,196	(561)		33,196
Deferred underwriting fee payable	—	8,750	(8,750)	(g)	—	(8,750)	(g)	—
Other long-term liabilities	2,320	—	—		2,320	—		2,320
Deferred revenue, net of current	16,402	—	—		16,402	—		16,402
Long-term debt, net of current	45,391	—	(20,000)	(h)	25,391	(20,000)	(h)	25,391

Total liabilities	97,020	9,600	(29,311)		77,309	(29,311)		77,309
Convertible preferred stock	110,000	—	(110,000)	(i)	—	(110,000)	(i)	—
Redeemable Class A common stock	—	240,600	(240,600)	(i)	—	(240,600)	(i)	—
Stockholders’ deficit
Class A common stock	—	—	9	(i)	9	9	(i)	9
Class B common stock	—	—	—	(i)	—	—	(i)	—
Class C common stock	—	—	—	(i)	—	—	(i)	—
Class F common stock	—	1	(1)	(i)	—	(1)	(i)	—
Common stock	3	—	(3)	(i)	—	(3)	(i)	—
Additional paid-in capital	—	1,771	184,595	(i)	186,366	149,826	(i)	151,597
Accumulated other comprehensive loss	(110)	—	—		(110)	—		(110)
Retained earnings (accumulated deficit)	(151,290)	3,228	(9,062)	(j)	(157,124)	(9,062)	(j)	(157,124)

Total stockholder’s equity (deficit)	(151,397)	5,000	175,538		29,141	140,769		(5,628)

Total liabilities and stockholders’ equity	$55,623	$255,200	$(204,373)		$106,450	$(239,142)		$71,681

See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Information.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Three Months Ended March 31, 2020

All amounts in thousands of U.S. Dollars, except share and per share amounts

	Historical		No Redemption Scenario			Max Redemption Scenario
	F45 Training Holdings, Inc.	Crescent Acquisition Corp	Pro Forma Adjustments for Business Combination	Note	Pro Forma Combined	Pro Forma Adjustments for Business Combination	Note	Pro Forma Combined
Revenues:
Franchise revenue	$13,638	$—	$—		$13,638	$—		$13,638
Equipment and merchandise revenue	11,204	—	—		11,204	—		11,204

Total revenue	24,842	—	—		24,842	—		24,842
Costs and operating expenses:
Cost of franchise revenue	3,184	—	—		3,184	—		3,184
Cost of equipment and merchandise revenue	6,331	—	—		6,331	—		6,331
Selling, general and administrative expenses	13,991	129	208	(k)	14,328	208	(k)	14,328

Total costs and operating expenses	23,506	129	208		23,843	208		23,843

Income (loss) from operations	1,336	(129)	(208)		999	(208)		999
Interest income on Trust Account	—	(834)	834	(l)	—	834	(l)	—
Interest expense (income), net	378	—	(64)	(m)	314	(64)	(m)	314
Other expense (income), net	1,681	—	—		1,681	—		1,681

(Loss) income before income taxes	(723)	705	(978)		(996)	(978)		(996)
Provision for income taxes	10	219	(239)	(n)	(10)	(239)	(n)	(10)

Net (loss) income	$(733)	$486	$(739)		$(986)	$(739)		$(986)

Other comprehensive (loss) income:
Unrealized loss on interest rate swap	(850)	—	—		(850)	—		(850)
Foreign currency translation adjustment, net of tax	1,281	—	—		1,281	—		1,281

Comprehensive (loss) income	$(302)	$486	$(739)		$(555)	$(739)		$(555)

Pro forma weighted average common shares outstanding—basic and diluted (note o)					87,689,222			84,323,491
Pro forma net loss per share—basic and diluted					$(0.01)			$(0.01)

See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Information.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2019

All amounts in thousands of U.S. Dollars, except share and per share amounts

	Historical		No Redemption Scenario			Max Redemption Scenario
	F45 Training Holdings, Inc.	Crescent Acquisition Corp	Pro Forma Adjustments for Business Combination	Note	Pro Forma Combined	Pro Forma Adjustments for Business Combination	Note	Pro Forma Combined
Revenues:
Franchise revenue	$42,897	$—	$—		$42,897	$—		$42,897
Equipment and merchandise revenue	49,793	—	—		49,793	—		49,793

Total revenue	92,690	—	—		92,690	—		92,690
Costs and operating expenses:
Cost of franchise revenue	11,310	—	—		11,310	—		11,310
Cost of equipment and merchandise revenue	26,678	—	—		26,678	—		26,678
Selling, general and administrative expenses	41,126	527	833	(k)	42,486	833	(k)	42,486
Forgiveness of loans to directors	22,263	—	—		22,263	—		22,263

Total costs and operating expenses	101,377	527	833		102,737	833		102,737

Income (loss) from operations	(8,687)	(527)	(833)		(10,047)	(833)		(10,047)
Interest income on Trust Account	—	(4,472)	4,472	(l)	—	4,472	(l)	—
Interest expense (income), net	414	—	(115)	(m)	299	(115)	(m)	299
Other expense (income), net	384	—	—		384	—		384

(Loss) income before income taxes	(9,485)	3,945	(5,190)		(10,730)	(5,190)		(10,730)
Provision for income taxes	3,117	1,196	(1,279)	(n)	3,034	(1,279)	(n)	3,034

Net (loss) income	$(12,602)	$2,749	$(3,911)		$(13,764)	$(3,911)		$(13,764)

Other comprehensive (loss) income:
Unrealized loss on interest rate swap	(127)	—	—		(127)	—		(127)
Foreign currency translation adjustment, net of tax	(682)	—	—		(682)	—		(682)

Comprehensive (loss) income	$(13,411)	$2,749	$(3,911)		$(14,573)	$(3,911)		$(14,573)

Pro forma weighted average common shares outstanding—basic and diluted (note o)					87,689,222			84,323,491
Pro forma net loss per share—basic and diluted					$(0.16)			$(0.16)

See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Information.

NOTE 1—DESCRIPTION OF THE BUSINESS COMBINATION

The Merger Agreement. On June 24, 2020, the Company and F45 entered into the Merger Agreement. Under the No Redemption Scenario, the aggregate consideration payable to the F45 Stockholders will consist of : (a) an amount in cash which is expected to be approximately $204 million, of which $2.1 million will be placed into escrow or subject to hold back under the Merger Agreement; and (b) a number of shares of newly-issued Class A Stock, which is expected to be 52,689,222 and which shares are expected to have a value of approximately $527 million based on a price of $10 per share. Under the Max Redemption Scenario, the aggregate consideration payable to F45 Stockholders will consist of: (a) an amount in cash, which is expected to be approximately $161 million, of which $2.1 million will be placed into escrow or subject to hold back under the Merger Agreement; and (b) a number of shares of Class A Stock, which is expected to be 56,952,604 and which shares are expected to have a value of approximately $570 million based on a price of $10 per share.

The F45 Stockholders will also receive at the closing of the Business Combination, as additional consideration, Earn-Out Shares in the form of 5,000,000 shares of Class B Stock, consisting of shares of Class B-1 Stock, and shares of Class B-2 Stock, and 5,000,000 shares of Class C Stock, consisting of shares of Class C-1 Stock, and shares of Class C-2 Stock, such Class B Stock and Class C Stock to become convertible into Class A Stock if the price of Class A Stock trading on the Nasdaq or another national securities exchange exceeds certain thresholds during the five-year period following the closing of the Business Combination, as outlined in the Second Amended and Restated Certificate of Incorporation. Under the No Redemption Scenario, (a) the Class B Stock would consist of an aggregate of 4,792,521 shares of Class B-1 Stock and 207,479 shares of Class B-2 Stock, and (b) the Class C Stock would consist of an aggregate of 4,792,521 shares of Class C-1 Stock and 207,479 shares of Class C-2 Stock. Under the Max Redemption Scenario, (a) the Class B Stock would consist of an aggregate of 4,808,053 shares of Class B-1 Stock and 191,947 shares of Class B-2 Stock, and (b) the Class C Stock would consist of an aggregate of 4,808,053 shares of Class C-1 Stock and 191,947 shares of Class C-2 Stock. The holders of the Class B-2 Stock and Class C-2 Stock are not entitled to any voting rights or dividends. If, however, there is a stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, or any similar event affecting the Class A Stock, Class B Stock or Class C Stock after the closing of the Business Combination, then the volume-weighted average share price targets for conversion (including with respect to the Class B-2 Stock and Class C-2 Stock) will be equitably adjusted. Any Earn-Out Shares that have not become convertible in the five years following closing of the Business Combination will be deemed cancelled and retired. Sponsor has agreed at the closing of the Business Combination to subject 1,250,000 shares of the Class A Stock held by it immediately following the closing of the Business Combination (which such shares will have automatically converted from Class F Stock to Class A Stock at the closing of the Business Combination) to a five year lock-up period with the release of restrictions on transfer occurring only if the price of Class A Stock trading on Nasdaq or other national securities exchange exceeds the same thresholds necessary for the conversion of the Class B Stock and Class C Stock into Class A Stock during the five-year period following the closing of the Business Combination. The shares held by Sponsor that are subject to these additional restrictions but not released during the five-year lock-up period will be forfeited. The Earn-Out Shares immediately convert into shares of outstanding Class A Stock in connection with a change of control transaction where the price threshold would otherwise be met.

The Forward Purchase Agreement. On February 26, 2019, the Company entered into an initial forward purchase agreement pursuant to which Crescent, in Crescent’s capacity as investment advisor to one or more investment funds or accounts managed by Crescent and its affiliates, committed to purchase an aggregate of 5,000,000 shares of Class A Stock and 1,666,666 2⁄3 Warrants for an aggregate purchase price of $50,000,000, in a private placement that will close simultaneously with the closing of a business combination.

On June 24, 2020, in connection with the entry into the Merger Agreement, Crescent and the Company entered into the Amended and Restated Forward Purchase Agreement, which replaced and superseded the original forward purchase agreement, pursuant to which Crescent (or any assignee(s) thereof) would purchase from the Company 5,000,000 shares of Class A Stock plus 1,666,666 2⁄3 Warrants for an aggregate purchase price of $50,000,000 in a private placement that will close immediately prior to the closing of the Business Combination. The securities issued pursuant to the Forward Purchase Agreement will be subject to a lock-up period during which the transfer of such securities will be restricted.

NOTE 2—BASIS OF PRESENTATION

The unaudited pro forma condensed combined financial information was prepared in accordance with GAAP and pursuant to Article 11 of Regulation S-X.

The unaudited pro forma condensed combined balance sheet as of March 31, 2020 assumes that the Business Combination was completed on March 31, 2020. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2019 and the three months ended March 31, 2020 give pro forma effect to the Business Combination as if it had occurred on January 1, 2019.

The historical financial information has been adjusted in the unaudited pro forma condensed combined financial information to give effect to pro forma events that are: (1) directly attributable to the Business Combination described herein; (2) factually supportable; and (3) with respect to the pro forma statement of operations, expected to have continuing impact on the results of the post-Business Combination Company. As such, the impacts of non-recurring expenses related to the Business Combination are not included in the pro forma statement of operations. However, the impacts of such expenses are reflected in the pro forma balance sheet.

The pro forma adjustments are based on the information currently available. The assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes. The unaudited pro forma combined financial information has been presented for informational purposes only. The unaudited pro forma combined financial information does not purport to represent the actual results of operations that the Company would have achieved had the Companies been combined during the periods presented in the unaudited pro forma combined financial statements and is not intended to project the future results of operations that the post-Business Combination Company may achieve after the Business Combination. The unaudited pro forma combined financial information does not reflect any cost savings that may be realized as a result of the Business Combination and also does not reflect any restructuring or integration-related costs to achieve those potential cost savings.

The Business Combination will be accounted for as a reverse merger under the scope of the Financial Accounting Standards Board’s Accounting Standards Codification 805, Business Combinations, or “ASC 805”, in accordance with U.S. GAAP. Under this method of accounting, the Company will be treated as the “acquired” company for financial reporting purposes and F45 will be treated as the accounting acquirer. The Business Combination will be treated as the equivalent of F45 issuing stock for the net assets of the Company, accompanied by a recapitalization. The net assets of the Company will be stated at historical cost, with no goodwill or intangible assets recorded. Operations prior to the Business Combination will be those of F45. F45 has been determined to be the accounting acquirer under both the No Redemption Scenario and Max Redemption Scenarios based on the evaluation of the following facts and circumstances:

•

Not including the Class B Stock and Class C Stock, the F45 Stockholders will retain between 60.1% (in the No Redemption Scenario) and 67.5% (in the Max Redemption Scenario) of the post-Business Combination Company’s voting rights;

•	Members of F45 management will comprise all key management positions of the post-Business Combination Company;

•	F45 comprises all the operations of the post-Business Combination Company; and

•	F45 Stockholders will have the right to nominate a majority of the post-Business Combination Company’s Board of Directors.

The unaudited pro forma condensed combined financial information contained herein assumes the Company’s stockholders approve the proposed Business Combination. The Company’s stockholders may elect to redeem their shares of Class A Stock even if they approve the Business Combination.

The actual results will be within the range defined by the No Redemption Scenario and the Max Redemption Scenario described elsewhere in this filing, however, there can be no assurance regarding which scenario will be closest to the actual results.

Because the Business Combination is treated as the equivalent of F45 issuing stock for the net assets of the Company, accompanied by a recapitalization, shares contingently issuable to the stockholders of the accounting acquirer or the Company (Sponsor) are a reduction to the overall equity contribution. Accordingly, since the triggering event has not been met as of March 31, 2020, there is no impact reflected in the unaudited pro forma balance sheet or the weighted average common shares outstanding for the Earn-Out Shares or Lock-Up Shares.

Upon consummation of the Business Combination, the Company will adopt F45’s accounting policies. We have not identified any significant differences that would impact the financial statements of the post-Business Combination Company.

There were no significant intercompany balances or transactions between the Companies as of the dates and for the periods of this unaudited pro forma condensed combined financial information.

The pro forma condensed combined provision for income taxes does not necessarily reflect the amounts that would have resulted had the Companies filed consolidated income tax returns during the periods presented.

In addition to the consideration transferred as discussed above, the Company will assume F45’s existing debt as of the Business Combination date, except for the amounts drawn on the F45 revolving credit facility, which will be repaid concurrently with the consummation of the Business Combination.

NOTE 3—PRO FORMA ADJUSTMENTS

Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

(a) Reflects the net adjustment to cash and cash equivalents of the post-Business Combination Company after giving effect to the Business Combination:

		No Redemption Scenario	Max Redemption Scenario
Cash inflow from the Company’s Trust Account	(1)	$254,203	$254,203
Cash inflow from Forward Purchase Agreement	(2)	50,000	50,000
Payment to F45’s stockholders	(3)	(201,900)	(159,266)
Payment to escrow and holdback	(4)	(2,100)	(2,100)
Payment to the Company’s redeeming stockholders	(5)	—	(77,403)
Payment of F45’s revolving credit facility	(6)	(20,000)	(20,000)
Payment of the Company’s transaction costs	(7)	(15,000)	(15,000)
Payment of F45’s transaction costs	(7)	(10,000)	(10,000)
Payment of transaction bonus	(8)	(2,500)	(2,500)
Payment of the Company’s accrued franchise and income taxes	(9)	(561)	(561)

Net pro forma cash in-flow		$52,142	$17,373

(1)

Represents the reclassification of cash and investments held in the Company’s Trust Account to reflect that the cash equivalents are available to effectuate the Business Combination or to pay redeeming Company stockholders.

(2)

Represents cash received by the Company from the purchase of 5,000,000 shares of Class A Stock and 1,666,666 2⁄3 warrants by Crescent (or its assignee(s)) pursuant to the Amended and Restated Forward Purchase Agreement.

(3)

Reflects the cash consideration paid to F45 Stockholders under the No Redemption Scenario and the Max Redemption Scenario. Under the terms of the Merger Agreement, this amount will be contingent upon, amongst other items, the amount of funds from the Trust Account that will be used to pay redeeming Company stockholders.

(4)	Represents cash consideration amounts paid into escrow and/or held back under the terms of the Merger Agreement.
(5)	Reflects redemptions by Company Class A stockholders and associated cash payments to redeeming Company stockholders.
(6)	Represents funds used to repay amounts borrowed by F45 under its Revolving Credit Facility.
(7)

Represents the payment of the Company and F45’s estimated acquisition-related transaction costs. The Company’s estimated transaction costs include the payment of underwriting costs incurred as part of the Company’s IPO committed to be paid upon the consummation of a business combination. As the payment of the Company and F45’s transaction expenses is non-recurring and has no continuing impact on the post-Business Combination Company, no pro forma adjustment has been included in the unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2020 and the year ended December 31, 2019.

(8)

Represents the payment of a transaction bonus to one of F45’s founders, which is payable upon the earlier of the closing of the Business Combination and September 30, 2020, in exchange for agreeing not to compete with F45 for a three-year period.

(9)	Represents the payment of the Company’s accrued franchise and income taxes prior to the closing of the Business Combination pursuant to the terms of the Merger Agreement.

(b) Represents the prepayment of a transaction bonus to one of F45’s founders included in prepaid expenses and other long-term assets, which is subject to amortization over the three-year period to not compete with F45.

(c) Represents the elimination of historical deferred IPO costs recognized by F45.

(d) Represents the relief of restrictions on the cash and investments held in the Company’s Trust Account upon consummation of the Business Combination.

(e) Represents reclassification of historical amounts presented by the Company as advance from related party to accounts payable and accrued expenses to align with the post-Business Combination Company’s balance sheet presentation.

(f) Represents the payment of the Company’s accrued franchise and income taxes prior to the closing of the Business Combination pursuant to the terms of the Merger Agreement.

(g) Represents the payment of underwriting costs incurred as part of the Company’s IPO committed to be paid by the Company upon the consummation of the Business Combination included in the Company’s estimated transaction costs.

(h) Represents use of funds from the close of the Business Combination used to repay amounts borrowed by F45 under its Revolving Credit Facility.

(i) Reflects the following adjustments to the post-Business Combination Company’s capital accounts:

		No Redemption Scenario
		Class A		Class B		Class C		Class F		Additional paid-in capital(1)
		Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
Pre-Business Combination		940,013	$—	—	$—	—	$—	6,250,000	$1	$1,771
Reclassification of redeemable Class A common stock		24,059,987	2	—	—	—	—	—	—	240,598
Class A common stock issued to F45’s stockholders as consideration	(2)	52,689,222	5	—	—	—	—	—	—	(5)
Class A common stock issued under the Forward Purchase Agreement	(3)	5,000,000	1	—	—	—	—	—	—	49,999
Conversion of Class F common stock to Class A common stock		6,250,000	1	—	—	—	—	(6,250,000)	(1)	—
Earn-Out of Class B and Class C common stock		—	—	5,000,000	1	5,000,000	1	—	—	(2)

Balances after share transactions of the Company		88,939,222	$9	5,000,000	$1	5,000,000	$1	—	$—	$292,361
Cash consideration paid to F45’s stockholders		—	—	—	—	—	—	—	—	(201,900)
Payment to escrow and holdback amount		—	—	—	—	—	—	—	—	(2,100)
Payment to the Company’s redeeming stockholders		—	—	—	—	—	—	—	—	—
Payment of the Company’s transaction costs		—	—	—	—	—	—	—	—	(6,250)
Payment of F45’s transaction costs		—	—	—	—	—	—	—	—	(10,000)
Lock-Up shares issued to the Sponsor		(1,250,000)	—	—	—	—	—	—	—	—
Reclassification of Earn-Out Class B and Class C common stock		—	—	(5,000,000)	(1)	(5,000,000)	(1)	—	—	2
Elimination of the Company’s historical retained earnings		—	—	—	—	—	—	—	—	3,228
Conversion of F45’s convertible preferred stock	(4)	—	—	—	—	—	—	—	—	109,998
Cancellation of F45’s restricted stock units	(4)	—	—	—	—	—	—	—	—	1,022
Reclassification of F45 common stock	(4)	—	—	—	—	—	—	—	—	5

Post-Business Combination		87,689,222	$9	—	$—	—	$—	—	$—	$186,366

		Max Redemption Scenario
		Class A		Class B		Class C		Class F		Additional paid-in capital(1)
		Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
Pre-Business Combination		940,013	$—	—	$—	—	$—	6,250,000	$1	$1,771
Reclassification of redeemable Class A common stock		24,059,987	2	—	—	—	—	—	—	240,598
Redemption of redeemable Class A common stock by the Company’s stockholders		(7,629,113)	(1)	—	—	—	—	—	—	1
Class A common stock issued to F45’s stockholders as consideration	(2)	56,952,604	6	—	—	—	—	—	—	(6)
Class A common stock issued under the Forward Purchase Agreement	(3)	5,000,000	1	—	—	—	—	—	—	49,999
Conversion of Class F common stock to Class A common stock		6,250,000	1	—	—	—	—	(6,250,000)	(1)	—
Earn-Out of Class B and Class C common stock		—	—	5,000,000	1	5,000,000	1	—	—	(2)

Balances after share transactions of the Company		85,573,491	$9	5,000,000	$1	5,000,000	$1	—	$—	$292,361
Cash consideration paid to F45’s stockholders		—	—	—	—	—	—	—	—	(159,266)
Payment to escrow and holdback amount		—	—	—	—	—	—	—	—	(2,100)
Payment to the Company’s redeeming stockholders		—	—	—	—	—	—	—	—	(77,403)
Payment of the Company’s transaction costs		—	—	—	—	—	—	—	—	(6,250)
Payment of F45’s transaction costs		—	—	—	—	—	—	—	—	(10,000)
Lock-Up shares issued to the Sponsor		(1,250,000)	—	—	—	—	—	—	—	—
Reclassification of Earn-Out Class B and Class C common stock		—	—	(5,000,000)	(1)	(5,000,000)	(1)	—	—	2
Elimination of the Company’s historical retained earnings		—	—	—	—	—	—	—	—	3,228
Conversion of F45’s convertible preferred stock	(4)	—	—	—	—	—	—	—	—	109,998
Cancellation of F45’s restricted stock units	(4)	—	—	—	—	—	—	—	—	1,022
Reclassification of F45 common stock	(4)	—	—	—	—	—	—	—	—	5

Post-Business Combination		84,323,491	$9	—	$—	—	$—	—	$—	$151,597

(1)	Additional paid-in capital includes the combined amounts for the Company and F45.

(2)

For accounting purposes, the Earn-Out shares issued to F45 stockholders and the Lock-Up Shares held by the Sponsor are treated as contingently issuable Class A Stock, which is classified in Additional paid-in capital, and thus such shares do not result in an adjustment. The Class B Stock convert to Class A Stock and 50% of the Lock-Up Shares are released upon the post-Business Combination Company achieving during the five-year period following the closing of the Business Combination a volume weighted average share price equal to or exceeding $12.50 per share for twenty (20) of any thirty (30) consecutive trading days commencing after the closing of the Business Combination on the Nasdaq or any other national securities exchange. The Class C stock convert to Class A stock and 50% of the Lock-Up Shares are released upon the post-Business Combination Company achieving during the five-year period following the closing of the Business Combination a volume weighted average share price equal to or exceeding $15.00 per share for twenty (20) of any thirty (30) consecutive trading days commencing after the closing of the Business Combination on the Nasdaq or any other national securities exchange. Following such five-year period, any shares of Class B Stock and Class C Stock that have not become convertible will be deemed cancelled and retired. Any Lock-Up Shares not released during the five-year period will be forfeited. The Earn-Out shares and Lock-Up Shares are not dilutive on a pro forma basis and have been excluded from the diluted number of the post-Business Combination Company’s shares outstanding at the time of closing of the Business Combination.

(3)

The transactions assume that the Amended and Restated Forward Purchase Agreement was executed on January 1, 2019. The Warrants have an exercise price of $11.50 per share will become exercisable for one share of the post-Business Combination Company’s Class A Stock. The Warrants are not dilutive on a pro forma basis and have been excluded from the diluted number of the post-Business Combination Company’s shares outstanding at the time of closing; however, the potential dilutive impact will ultimately be recognized based on the actual market price on the date of measurement.

(4)

Represents the conversion of F45’s convertible preferred stock, cancellation of outstanding F45 RSUs and cancellation of the historical capital stock of F45, which were converted to rights to receive cash and/or stock consideration.

(j) The following summarizes the pro forma adjustments to retained earnings:

		No Redemption Scenario	Max Redemption Scenario
Elimination of the Company’s historical retained earnings	(1)	$(3,228)	$(3,228)
Elimination of F45’s deferred offering costs	(2)	(4,812)	(4,812)
Cancellation of F45’s restricted stock units	(3)	(1,022)	(1,022)

		$(9,062)	$(9,062)

(1)	Represents the elimination the Company’s historical retained earnings balance.
(2)

Represents the elimination of historical costs incurred by F45 in the pursuit of an IPO, which were presented within Other assets. No tax impact of the elimination of historical costs has been recorded in the unaudited pro forma condensed balance sheet as the tax benefit analysis has not been completed. As the elimination of these historical IPO costs is non-recurring and has no continuing impact on the post-Business Combination Company, no pro forma adjustment has been included in the unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2020 and the year ended December 31, 2019.

(3)

Represents the recognition of compensation expense associated with the cancellation of outstanding F45 RSUs. As this compensation expense is non-recurring and has no continuing impact on the post-Business Combination Company, no pro forma adjustment has been recorded in the unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2020 and the year ended December 31, 2019.

Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

The pro forma adjustments included in the unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2020 and for the year ended December 31, 2019 are as follows:

(k) Represents the amortization expense of a transaction bonus to one of F45’s founders over the three-year period to not compete with F45.

(l) Represents the elimination of historical interest income recognized on the assets held within the Company’s Trust Account.

(m) Represents the elimination of historical interest expense recognized by F45 on amounts drawn under the Revolving Credit Facility. Refer to note (g) above for the adjustment recording the pro forma elimination from the balance sheet of the $20 million drawn on this facility.

(n) This adjustment reflects the impact of the Business Combination on the provision for income taxes which was estimated using the Company’s federal and state blended statutory tax rate of 28.6% for the three months ended March 31, 2020 and for the year ended December 31, 2019.

(o) The pro forma basic and diluted net loss per share amounts presented in the unaudited pro forma condensed combined statements of operations are based upon the number of the post-Business Combination Company’s shares outstanding, assuming the Business Combination occurred on January 1, 2019. The Earn-Out shares and Lock-Up Shares are not deemed to participate in losses, and thus are not included in the earnings per share calculations as participating securities. The Warrants are not in-the-money at the closing of the Business Combination and the Earn-Out shares and Lock-Up Shares have conversion and restriction release conditions, respectively, that are not met as of closing of the Business Combination. Therefore, basic and diluted net loss per share are equivalent under both redemption scenarios.

COMPARATIVE SHARE INFORMATION

The following tables set forth:

•	historical per share information of the Company for the year ended December 31, 2019 and for the three months ended March 31, 2020;

•	historical per share information of F45 for the year ended December 31, 2019 and the three months ended March 31, 2020; and

•

unaudited pro forma per share information of the post-Business Combination Company for the fiscal year ended December 31, 2019 and the three months ended March 31, 2020, after giving effect to the Business Combination, assuming two redemption scenarios as follows:

•	No Redemption Scenario: This scenario assumes that no shares of Company Class A Stock are redeemed; and

•

Max Redemption Scenario: This scenario assumes that 7,629,113 shares of Class A Stock, or 30.5% of the outstanding shares of Class A Stock, are redeemed, resulting in an aggregate payment of approximately $77,402,610 out of the Trust Account, and that the fair value of the cash and investments held in the Trust Account following such redemption along with the proceeds from the Amended and Restated Forward Purchase Agreement are sufficient to satisfy the closing cash condition pursuant to the terms of the Merger Agreement. This is our estimate of the maximum number of shares that could be redeemed in connection with the Business Combination in order to satisfy such condition. If, as a result of redemptions of Class A Stock by our public stockholders, the closing cash condition is not met (or waived), then the Company or F45 (as applicable) may elect not to consummate the Business Combination or redeem any shares and all shares of Class A Stock submitted for redemption will be returned to the holders thereof.

The pro forma book value, net (loss) income and cash dividends per share information reflect the Business Combination contemplated by the Merger Agreement as if it had occurred on March 31, 2020.

This information is based on, and should be read together with, the selected historical consolidated financial information, the unaudited pro forma condensed combined financial information and the historical consolidated financial information of the Company and F45, and the accompanying notes to such financial statements, that has been presented in its filings with the SEC that are included or incorporated herein by reference in this proxy statement. The unaudited pro forma condensed combined per share data are presented for illustrative purposes only and are not necessarily indicative of actual or future financial position or results of operations that would have been realized if the Business Combination had been completed as of the dates indicated or will be realized upon the completion of the Business Combination. Please see the section entitled “Where You Can Find More Information” beginning on page 312 of this proxy statement. Uncertainties that could impact our financial condition include risks that effect F45’s operations and outlook such as economic recessions, inflation, fluctuations in interest and currency exchange rates, and changes in the fiscal or monetary policies of the United States government. For more information on the risks, please see the section entitled “Risk Factors.” You are also urged to read the section entitled “Unaudited Pro Forma Condensed Combined Financial Information” beginning on page 119 of this proxy statement.

	Historical		Pro Forma Combined
	F45 Training Holdings Inc.	Crescent Acquisition Corp	No Redemption Scenario	Max Redemption Scenario
	(in thousands, except per share data)
Weighted average number of shares outstanding
Basic and diluted Common stock	29,000	n/a	n/a	n/a
Basic and diluted Class A common stock	n/a	25,000	87,689	84,323
Basic and diluted Class F common stock	n/a	6,250	n/a	n/a

As of and for the three months ended March 31, 2020
Book value per share—basic and diluted(1) Common stock	$(5.22)	n/a	n/a	n/a
Book value per share—basic and diluted(1) Class A common stock	n/a	0.13	0.33	(0.07)
Book value per share—basic and diluted(1) Class F common stock	n/a	0.03	n/a	n/a
Net (loss) per share—basic and diluted Common stock	(0.03)	n/a	n/a	n/a
Net income (loss) per share—basic and diluted Class A common stock	n/a	0.02	(0.01)	(0.01)
Net (loss) per share—basic and diluted Class F common stock	n/a	(0.01)	n/a	n/a
Cash dividends per share	—	n/a	n/a	n/a
For the year ended December 31, 2019
Net (loss) per share—basic and diluted Common stock	(0.43)	n/a	n/a	n/a
Net income (loss) per share—basic and diluted Class A common stock	n/a	0.12	(0.16)	(0.16)
Net (loss) per share—basic and diluted Class F common stock	n/a	(0.05)	n/a	n/a
Cash dividends per share	5.24	n/a	n/a	n/a

(1)	Book value per share = (Total equity)/shares outstanding.

Sources and Uses for the Business Combination

The following tables summarize the sources and uses for funding the Business Combination (all numbers in millions):

Sources & Uses

(No Redemption Scenario (assuming no redemptions of the outstanding shares of Class A Stock by the Company’s stockholders))

Sources		Uses
Company Cash(1)	$255	Cash Consideration(2)	$204
Forward Purchase Investment	$50	Debt Repayment(3)	$20
F45 Rollover Shares	$527	Cash to Balance Sheet	$55
		F45 Rollover Shares	$527
		Transaction Costs	$25

Total Sources	$831	Total Uses	$831

(1)	Assumes no Company stockholder has exercised its redemption rights to receive cash from the Trust Account. This amount will be reduced by the amount of cash used to satisfy any redemptions.
(2)	Cash consideration excludes F45’s additional rollover contribution and includes $2,000,000 to be placed into the Adjustment Escrow Account and the Stockholder Representative Expense Holdback Amount.
(3)	Assumes a full repayment of F45’s current revolver.

Sources & Uses

(Max Redemption Scenario (assuming 30.5% redemption of the outstanding shares of Class A Stock by the Company’s stockholders))

Sources		Uses
Company Cash(1)	$176	Cash Consideration(2)	$161
Forward Purchase Investment	$50	Debt Repayment(3)	$20
F45 Rollover Shares	$570	Cash to Balance Sheet	$21
		F45 Rollover Shares	$570
		Transaction Costs	$25

Total Sources	$796	Total Uses	$796

(1)	Assumes 30.5% of the outstanding shares of Class A Stock have been redeemed by the Company’s stockholders to receive cash from the Trust Account, reducing the amount of Company cash by $77.
(2)	Cash consideration excludes F45’s additional rollover contribution and includes $2,000,000 to be placed into the Adjustment Escrow Account and the Stockholder Representative Expense Holdback Amount.
(3)	Assumes a full repayment of F45’s current revolver.

SPECIAL MEETING OF COMPANY STOCKHOLDERS

This proxy statement is being provided to Company stockholders as part of a solicitation of proxies by the Board for use at the Special Meeting, which will be held on                    at                     Pacific Time virtually via the Internet. This proxy statement contains important information regarding the Special Meeting, the proposals on which you are being asked to vote and information you may find useful in determining how to vote and voting procedures.

This proxy statement is being first mailed on or about                    , 2020 to all stockholders of record of the Company as of                    , 2020, the record date for the Special Meeting. Stockholders of record who owned Company Common Stock at the close of business on the record date are entitled to receive notice of, attend and vote at the Special Meeting. On the record date, there were                    shares of Company Common Stock outstanding.

The Special Meeting is being held in lieu of the 2020 annual meeting of our stockholders.

Date, Time and Place of Special Meeting

The Special Meeting will be held on                    at                     Pacific Time virtually via the Internet, or such other date, time and place to which such meeting may be adjourned or postponed, to consider and vote upon the proposals. You can participate in the meeting, vote and submit questions via live webcast by visiting www.virtualshareholdermeeting.com/CRSA2020 and entering the voter control number included on your proxy card. You will not be able to attend the meeting in person.

Voting Power; Record Date

As a stockholder of the Company, you have a right to vote on certain matters affecting the Company. The proposals that will be presented at the Special Meeting and upon which you are being asked to vote are summarized below and fully set forth in this proxy statement. You will be entitled to vote or direct votes to be cast at the Special Meeting if you owned shares of our Common Stock at the close of business on                    , 2020, which is the record date for the Special Meeting. You are entitled to one vote for each share of our Common Stock that you owned as of the close of business on the record date. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker, bank or other nominee to ensure that votes related to the shares you beneficially own are properly counted. On the record date, there were                  shares of Common Stock outstanding, of which                are public shares and                are Founder Shares held by our Initial Stockholders.

Proposals at the Special Meeting

At the Special Meeting, Company stockholders will vote on the following proposals:

•	Business Combination Proposal—To adopt the Merger Agreement and approve the transactions contemplated thereby, including the Business Combination (Proposal No. 1);

•

Nasdaq Proposal—To approve, for purposes of complying with applicable Nasdaq Listing Rules, the issuance of more than 20% of the Company’s issued and outstanding Common Stock in connection with the Business Combination (Proposal No. 2);

•

Charter Proposals—five separate proposals relating to adopting the Second Amended and Restated Certificate of Incorporation, the form of which is attached hereto as Annex C (collectively, Proposal No. 3);

•

Director Election Proposal—To elect eleven directors to serve staggered terms on our Board until the 2021, 2022 and 2023 annual meetings of stockholders, as applicable, and until their respective successors are duly elected and qualified (Proposal No. 4);

•	Incentive Plan Proposal—To approve the Incentive Plan, including the authorization of the initial share reserve under the Incentive Plan (Proposal No. 5); and

•

Adjournment Proposal—To adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal, the Nasdaq Proposal, each of the Charter Proposals, the Director Election Proposal or the Incentive Plan Proposal (Proposal No. 6).

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” EACH OF THESE PROPOSALS.

Vote of the Company’s Sponsor, Directors and Officers

Prior to our IPO, we entered into a letter agreement with our Sponsor and each of our directors and officers at the time (which includes our Initial Stockholders). We also entered into a letter agreement with our director who was appointed after our IPO, and we have entered into the Sponsor Support Agreement with our Sponsor and certain of our directors and officers. Pursuant to these agreements: (i) our Sponsor, officers (other than our officer who was appointed subsequent to our IPO, who does not own any shares of our Common Stock) and directors (including our independent directors) have agreed to vote any shares of Common Stock owned by them in favor of the Business Combination; and (ii) our Sponsor, officers (other than our officer who was appointed subsequent to our IPO, who does not own any shares of our Common Stock) and directors (not including our independent directors, who own a total of 75,000 Founder Shares, which represent 0.24% of our issued and outstanding shares of Common Stock) have agreed to vote any shares of Common Stock owned by them in favor of the Business Combination and each of the proposals to be considered at the Special Meeting.

Our Sponsor, officers (other than our officer who was appointed subsequent to our IPO, who does not own any shares of our Common Stock) and directors (including our independent directors) have also waived any redemption rights, including with respect to shares of Class A Stock purchased in our IPO or in the aftermarket, in connection with Business Combination. The Founder Shares held by our Initial Stockholders have no redemption rights upon our liquidation and will be worthless if no business combination is effected by us by March 12, 2021. However, our Initial Stockholders are entitled to redemption rights upon our liquidation with respect to any public shares they may own.

Quorum and Required Vote for Proposals for the Special Meeting

A quorum of Company stockholders is necessary to hold a valid meeting. A quorum will be present at the Special Meeting if a majority of the Company’s Common Stock outstanding on the record date and entitled to vote at the Special Meeting is represented virtually or by proxy. Abstentions will count as present for the purposes of establishing a quorum.

The approval of the Business Combination Proposal, the Incentive Plan Proposal and the Adjournment Proposal requires the affirmative vote of the holders of a majority of the shares of Common Stock that are voted at the Special Meeting (whether represented by attending the virtual meeting or by proxy). A Company stockholder’s failure to vote by proxy or to vote virtually at the Special Meeting, as well as an abstention from voting and a broker non-vote will have no effect on the Business Combination Proposal, the Incentive Plan Proposal or the Adjournment Proposal.

The approval of the Nasdaq Proposal requires the affirmative vote of the holders of a majority of the shares of Common Stock that are voted at the Special Meeting (whether represented by attending the virtual meeting or by proxy). A Company stockholder’s failure to vote by proxy or to vote virtually at the Special Meeting and broker non-votes will not be counted towards the number of shares of Common Stock required to validly establish a quorum, and if a valid quorum is otherwise established, such failure to vote and broker non-votes will have no effect on the outcome of any vote on the Nasdaq Proposal. Abstentions will be counted in connection with the determination of whether a valid quorum is established and will have the same effect as a vote “AGAINST” the Nasdaq Proposal.

The approval of the Charter Proposals requires the affirmative vote of holders of a majority of our outstanding shares of Common Stock entitled to vote thereon at the Special Meeting. Accordingly, a Company stockholder’s failure to vote by proxy or to vote virtually at the Special Meeting, as well as an abstention from voting and a broker non-vote with regard to the Charter Proposals will have the same effect as a vote “AGAINST” such Charter Proposals.

Directors are elected by a plurality of all of the votes cast by holders of shares of our Common Stock represented virtually or by proxy and entitled to vote thereon at the Special Meeting. This means that the eleven director nominees who receive the most affirmative votes will be elected. Stockholders may not cumulate their votes with respect to the election of directors. Assuming a valid quorum is established, abstentions and broker non-votes will have no effect on the election of directors.

Each of the Business Combination Proposal, the Nasdaq Proposal, the Charter Proposals, the Director Election Proposal and the Incentive Plan Proposal is cross-conditioned on the approval of each other. The Adjournment Proposal is not conditioned on the approval of any other proposal set forth in this proxy statement. It is important for you to note that in the event that the Business Combination Proposal, the Nasdaq Proposal, the Charter Proposals, the Director Election Proposal or the Incentive Plan Proposal do not receive the requisite vote for approval, we will not consummate the Business Combination. If we do not consummate the Business Combination and fail to complete an initial business combination by March 12, 2021, we will be required to dissolve and liquidate our Trust Account by returning the then remaining funds in such account to our public stockholders.

Recommendation to Company Stockholders

Our Board believes that each of the Business Combination Proposal, the Nasdaq Proposal, the Charter Proposals, the Director Election Proposal, the Incentive Plan Proposal and the Adjournment Proposal to be presented at the Special Meeting is in the best interests of the Company and our stockholders and unanimously recommends that its stockholders vote “FOR” each of the proposals.

When you consider the recommendation of our Board in favor of approval of the Business Combination Proposal, you should keep in mind that certain members of our Board and officers, as well as our Sponsor, have interests in the Business Combination that are different from or in addition to (or which may conflict with) your interests as a stockholder. Stockholders should take these interests into account in deciding whether to approve the proposals presented at the Special Meeting, including the Business Combination Proposal. These interests include, among other things:

•

the fact that our Sponsor, officers (other than our officer who was appointed subsequent to our IPO, who does not own any shares of our Common Stock) and directors (including our independent directors) have agreed to waive their redemption rights with respect to any shares of our Common Stock they may hold in connection with the consummation of the Business Combination, including all of the Founder Shares;

•

the fact that our Sponsor has agreed to, in its capacity as the holder of a majority of our Class F Stock, waive the right to a conversion price adjustment with respect to all shares of our Class F Stock in connection with the consummation of the Business Combination, such authority granted to the majority holders of our Class F Stock in our amended and restated certificate of incorporation;

•

the fact that our Sponsor paid an aggregate of $25,000 for 6,250,000 shares of Class F Stock (75,000 of which have been transferred to our independent directors, after giving effect to the (i) surrender of 1,437,500 shares on November 29, 2017 and (ii) forfeiture of 937,500 shares in April 2019) which will be converted into Class A Stock upon the closing of the Business Combination, including the Lock-Up Shares whose restrictions on transfer are subject to release only if the price of Class A Stock trading on Nasdaq exceeds certain thresholds and are otherwise forfeited, but which will have no value if a business combination is not consummated by March 12, 2021;

•

the fact that our Initial Stockholders have agreed to waive their rights to liquidating distributions from the Trust Account with respect to their Founder Shares if we fail to complete an initial business combination by March 12, 2021;

•

the fact that our Sponsor paid an aggregate of approximately $7,000,000 for its 7,000,000 Private Placement Warrants to purchase shares of Class A Stock and that such Private Placement Warrants will expire with no value if a business combination is not consummated by March 12, 2021, but which our Sponsor will have a right to exercise following the Business Combination, subject to certain lock-up periods;

•

if the Trust Account is liquidated, including in the event we are unable to complete an initial business combination within the required time period, our Sponsor has agreed to indemnify us to ensure that the proceeds in the Trust Account are not reduced below $10.00 per public share, or such lesser per public share amount as is in the Trust Account on the liquidation date, by the claims of prospective target businesses with which we have entered into an acquisition agreement or claims of any third party (other than our independent public accountants) for services rendered or products sold to us, but only if such a third party or target business has not executed a waiver of any and all rights to seek access to the Trust Account;

•

the fact that our Sponsor will have the right to nominate two independent directors of the post-Business Combination Company pursuant to a stockholders agreement to be entered into upon closing of the Business Combination;

•	the anticipated continuation of two of our existing directors, Robert D. Beyer and Todd M. Purdy, as directors of the post-Business Combination Company;

•	the continued indemnification of our existing directors and officers and the continuation of our directors’ and officers’ liability insurance after the Business Combination;

•

the fact that our Sponsor, officers and directors will lose their entire investment in us and will not be reimbursed for any out-of-pocket expenses if an initial business combination is not consummated by March 12, 2021;

•

that, as described in the Charter Proposals and reflected in Annex C, our proposed Second Amended and Restated Certificate of Incorporation will be amended to expressly elect not to be bound or governed by, or otherwise subject to, Section 203 of the DGCL, thereby removing certain restrictions on business combinations with interested stockholders (which amendment will become effective 12 months after the Second Amended and Restated Certificate of Incorporation is filed and becomes effective);

•

that, at the closing of the Business Combination we will enter into the Amended and Restated Registration Rights Agreement, which provides for registration rights to, among others, our Sponsor, Crescent and their permitted transferees;

•

that Crescent has entered into the Amended and Restated Forward Purchase Agreement with the Company, pursuant to which Crescent has committed to purchase, subject to the terms and conditions set forth in the Amended and Restated Forward Purchase Agreement, including a lock-up period that restricts the transfer of securities issued pursuant to the Amended and Restated Forward Purchase Agreement, an aggregate of 5,000,000 shares of Class A Stock plus 1,666,666 2⁄3 Warrants for an aggregate purchase price of $50,000,000 in cash in a private placement that will close immediately prior to the Business Combination, which such commitment Crescent may assign, in whole or in part, to certain transferees, including, but not limited to, its current or prospective limited partners (Crescent and such possible transferees together comprising the Forward Purchasers); and

•

that Crescent, either alone or with our Sponsor, has the right but not the obligation to purchase immediately prior to the closing of the Business Combination additional shares of Class A Stock at a purchase price of $10.00 per share, subject to reasonably acceptable terms to be provided in a separate agreement, to the extent our total cash proceeds are less than $225,000,000.

Abstentions and Broker Non-Votes

Abstentions are considered present for the purposes of establishing a quorum. Abstentions will have the same effect as a vote “AGAINST” the Nasdaq Proposal and each of the Charter Proposals, but will have no effect on the Business Combination Proposal, the Director Election Proposal, the Incentive Plan Proposal and the Adjournment Proposal.

In general, if your shares are held in “street” name and you do not instruct your broker, bank or other nominee on a timely basis on how to vote your shares, your broker, bank or other nominee, in its sole discretion, may either leave your shares unvoted or vote your shares on routine matters, but not on any non-routine matters. None of the proposals at the Special Meeting are routine matters. As such, without your voting instructions, your brokerage firm cannot vote your shares on any proposal to be voted on at the Special Meeting.

Voting Your Shares—Stockholders of Record

If you are a Company stockholder of record, you may vote by mail or virtually at the Special Meeting. Each share of our Common Stock that you own in your name entitles you to one vote on each of the proposals for the Special Meeting. Your one or more proxy cards show the number of shares of our Common Stock that you own.

Voting by Mail. You can vote your shares by completing, signing, dating and returning the enclosed proxy card in the postage-paid envelope provided. By signing the proxy card and returning it in the enclosed prepaid and addressed envelope, you are authorizing the individuals named on the proxy card to vote your shares at the Special Meeting in the manner you indicate. We encourage you to sign and return the proxy card even if you plan to attend the Special Meeting so that your shares will be voted if you are unable to attend the Special Meeting. If you receive more than one proxy card, it is an indication that your shares are held in multiple accounts. Please sign and return all proxy cards to ensure that all of your shares are voted. If you sign and return the proxy card but do not give instructions on how to vote your shares, your shares of our Common Stock will be voted as recommended by our Board. Our Board recommends voting “FOR” the Business Combination Proposal, “FOR” the Nasdaq Proposal, “FOR” each of the Charter Proposals, “FOR” each nominee in the Director Election Proposal, “FOR” the Incentive Plan Proposal and “FOR” the Adjournment Proposal. Votes submitted by mail must be received by                  on                .

Voting Virtually at the Meeting. If you attend the Special Meeting and plan to vote virtually, we will provide you with instructions on the live webcast. If your shares are registered directly in your name, you are considered the stockholder of record and you have the right to vote virtually at the Special Meeting.

Voting Your Shares—Beneficial Owners

If your shares are held in an account at a brokerage firm, bank or other nominee, then you are the beneficial owner of shares held in “street name” and this proxy statement is being sent to you by that broker, bank or other nominee. The broker, bank or other nominee holding your account is considered to be the stockholder of record for purposes of voting at the Special Meeting. As a beneficial owner, you have the right to direct your broker, bank or other nominee regarding how to vote the shares in your account by following the instructions that the broker, bank or other nominee provides you along with this proxy statement. As a beneficial owner, if you wish to vote at the Special Meeting, you will need to bring to the Special Meeting a legal proxy from your broker, bank or other nominee authorizing you to vote those shares. That is the only way we can be sure that the broker, bank or other nominee has not already voted your shares of our Common Stock. Please see “Attending the Special Meeting” below for more details.

Attending the Special Meeting

Only Company stockholders on the record date or their legal proxy holders may attend the Special Meeting. To be admitted to the Special Meeting, you will need a form of photo identification and valid proof of ownership of Common Stock or a valid legal proxy. If you have a legal proxy from a stockholder of record, you must bring a form of photo identification and the legal proxy to the Special Meeting. If you have a legal proxy from a “street name” stockholder, you must bring a form of photo identification, a legal proxy from the record holder (that is, the bank, broker or other holder of record) to the “street name” stockholder that is assignable, and the legal proxy from the “street name” stockholder to you. Stockholders may appoint only one proxy holder to attend on their behalf.

Revoking Your Proxy

If you give a proxy, you may revoke it at any time before the Special Meeting or at the Special Meeting by doing any one of the following:

•	you may send another proxy card with a later date;

•	you may notify the Company’s Secretary in writing to 11100 Santa Monica Boulevard, Suite 2000, Los Angeles, CA 90025, before the Special Meeting that you have revoked your proxy; or

•	you may virtually attend the Special Meeting, revoke your proxy, and vote virtually, as indicated above.

No Additional Matters

The Special Meeting has been called only to consider the approval of the Business Combination Proposal, the Nasdaq Proposal, the Charter Proposals, the Director Election Proposal, the Incentive Plan Proposal and the Adjournment Proposal. Under our bylaws, other than procedural matters incident to the conduct of the Special Meeting, no other matters may be considered at the Special Meeting if they are not included in this proxy statement, which serves as the notice of the Special Meeting.

Who Can Answer Your Questions About Voting

If you have any questions about how to vote or direct a vote in respect of your shares of our Common Stock, you may call Morrow, our proxy solicitor, at (800) 662-5200 (toll free), or banks and brokerage firms, please call collect at (203) 658-9400.

Redemption Rights

Pursuant to our amended and restated certificate of incorporation, any holders of our public shares may demand that such shares be redeemed in exchange for a pro rata share of the aggregate amount on deposit in the Trust Account, less franchise and income taxes payable, calculated as of two business days prior to the consummation of the Business Combination. If demand is properly made and the Business Combination is consummated, these shares, immediately prior to the Business Combination, will cease to be outstanding and will represent only the right to receive a pro rata share of the aggregate amount on deposit in the Trust Account which holds the proceeds of our IPO (calculated as of two business days prior to the consummation of the Business Combination, less franchise and income taxes payable). For illustrative purposes, based on the fair value of investment securities held in the Trust Account of approximately $253,760,110.55 as of July 15, 2020, the estimated per share redemption price would have been approximately $10.15.

In order to exercise your redemption rights, you must:

•	if you hold Units, separate the underlying shares of Class A Stock and Warrants;

•

prior to                on                , 2020 (two business days before the Special Meeting), tender your shares physically or electronically and submit a request in writing that we redeem your public shares for cash to Continental Stock Transfer & Trust Company, our Transfer Agent, at the following address:

Continental Stock Transfer & Trust Company

One State Street Plaza, 30th Floor

New York, New York 10004

Attention: Mark Zimkind

Email: mzimkind@continentalstock.com

and

•

deliver your public shares either physically or electronically through DTC’s DWAC system to our Transfer Agent at least two business days before the Special Meeting. Stockholders seeking to exercise their redemption rights and opting to deliver physical certificates should allot sufficient time to obtain physical certificates from the Transfer Agent and time to effect delivery. It is our understanding that stockholders should generally allot at least two weeks to obtain physical certificates from the Transfer Agent. However, we do not have any control over this process and it may take longer than two weeks. Stockholders who hold their shares in street name will have to coordinate with their bank, broker or other nominee to have the shares certificated or delivered electronically. If you do not submit a written request and deliver your public shares as described above, your shares will not be redeemed.

Stockholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” are required to either tender their certificates to our Transfer Agent prior to the date set forth in these proxy materials, or up to two business days prior to the vote on the proposal to approve the Business Combination at the Special Meeting, or to deliver their shares to the Transfer Agent electronically using DTC’s DWAC system, at such stockholder’s option. The requirement for physical or electronic delivery prior to the Special Meeting ensures that a redeeming stockholder’s election to redeem is irrevocable once the Business Combination is approved.

Holders of Units must separate the underlying shares of Class A Stock and Warrants prior to exercising redemption rights with respect to the public shares.

If you hold public units registered in your own name, you must deliver the certificate for such public units to Continental Stock Transfer & Trust Company, our Transfer Agent, with written instructions to separate such Units into shares of Class A Stock and Warrants. This must be completed far enough in advance to permit the mailing of the public share certificates back to you so that you may then exercise your redemption rights upon the separation of the shares of Class A Stock from the Units.

If a broker, dealer, commercial bank, trust company or other nominee holds your public units, you must instruct such nominee to separate your public units. Your nominee must send written instructions by facsimile to Continental Stock Transfer & Trust Company, our Transfer Agent. Such written instructions must include the number of public units to be split and the nominee holding such public units. Your nominee must also initiate electronically, using DTC’s DWAC system, a withdrawal of the relevant units and a deposit of an equal number of shares of Class A Stock and Warrants. This must be completed far enough in advance to permit your nominee to exercise your redemption rights upon the separation of the public shares from the public units. While this is typically done electronically on the same business day, you should allow at least one full business day to accomplish the separation. If you fail to cause your public shares to be separated in a timely manner, you will likely not be able to exercise your redemption rights.

Each redemption of shares of Class A Stock by our public stockholders will reduce the amount in our Trust Account, which held investment securities with a fair value of approximately $253,760,110.55 as of July 15,

2020. The Merger Agreement provides that our obligation and the obligation of F45 to consummate the Business Combination are conditioned on total cash proceeds of the Company equaling or exceeding $225,000,000. This condition to closing in the Merger Agreement is for the sole benefit of the parties thereto and may be waived by such parties. If, as a result of redemptions of Class A Stock by our public stockholders, this condition is not met (or waived), then we or F45 may elect not to consummate the Business Combination. In addition, in no event will we redeem shares of our Class A Stock in an amount that would result in the Company’s failure to have net tangible assets equal to or in excess of $5,000,001.

Prior to exercising redemption rights, stockholders should verify the market price of our Class A Stock as they may receive higher proceeds from the sale of their Class A Stock in the public market than from exercising their redemption rights if the market price per share is higher than the redemption price. We cannot assure you that you will be able to sell your shares of our Class A Stock in the open market, even if the market price per share is higher than the redemption price stated above, as there may not be sufficient liquidity in our Class A Stock when you wish to sell your shares.

If you exercise your redemption rights, your shares of our Class A Stock will cease to be outstanding immediately prior to the Business Combination and will only represent the right to receive a pro rata share of the aggregate amount on deposit in the Trust Account. You will no longer own those shares and will have no right to participate in, or have any interest in, the future growth of the post-Business Combination Company, if any. You will be entitled to receive cash for these shares only if you properly and timely demand redemption.

If the Business Combination is not approved and we do not consummate an initial business combination by March 12, 2021, we will be required to dissolve and liquidate our Trust Account by returning the then remaining funds in such account to the public stockholders and our warrants will expire worthless.

Appraisal Rights

Appraisal rights are not available to holders of shares of our Common Stock in connection with the Business Combination.

Proxy Solicitation Costs

The Company is soliciting proxies on behalf of its Board. This proxy solicitation is being made by mail, but also may be made by telephone or in person. The Company has engaged Morrow to assist in the solicitation of proxies for the Special Meeting. The Company and its directors, officers and employees may also solicit proxies by telephone, by facsimile, by mail, on the Internet or in person. The Company will ask banks, brokers and other institutions, nominees and fiduciaries to forward the proxy materials to their principals and to obtain their authority to execute proxies and voting instructions.

The Company will bear the entire cost of the proxy solicitation, including the preparation, assembly, printing, mailing and distribution of the proxy materials. The Company will pay Morrow a fee of $25,000, plus disbursements, reimburse Morrow for its reasonable out-of-pocket expenses and indemnify Morrow and its affiliates against certain claims, liabilities, losses, damages and expenses for their services as our proxy solicitor. We will reimburse brokerage firms and other custodians for their reasonable out-of-pocket expenses for forwarding the proxy materials to our stockholders. Directors, officers and employees of the Company who solicit proxies will not be paid any additional compensation for soliciting proxies.

PROPOSAL NO. 1—APPROVAL OF THE BUSINESS COMBINATION

We are asking our stockholders to adopt the Merger Agreement and approve the transactions contemplated thereby, including the Business Combination. Our stockholders should read carefully this proxy statement in its entirety for more detailed information concerning the Merger Agreement, which is attached as Annex A to this proxy statement. Please see the subsection entitled “The Merger Agreement” below, for additional information and a summary of certain terms of the Merger Agreement. You are urged to read carefully the Merger Agreement in its entirety before voting on this proposal.

We may consummate the Business Combination only if it is approved by the affirmative vote of the holders of a majority of the shares of Common Stock that are voted at the Special Meeting (whether represented by attending the virtual meeting or by proxy).

The Merger Agreement

This subsection of the proxy statement describes the material provisions of the Merger Agreement, but does not purport to describe all of the terms of the Merger Agreement. The following summary is qualified in its entirety by reference to the complete text of the Merger Agreement, a copy of which is attached as Annex A to this proxy statement. You are urged to read the Merger Agreement in its entirety because it is the primary legal document that governs the Business Combination.

The Merger Agreement contains representations, warranties and covenants that the respective parties made to each other as of the date of the Merger Agreement or other specific dates. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating the Merger Agreement. The representations, warranties and covenants in the Merger Agreement are also modified in part by the underlying disclosure letters (the “disclosure letters”), which are not filed publicly and which are subject to a contractual standard of materiality different from that generally applicable to stockholders and were used for the purpose of allocating risk among the parties rather than establishing matters as facts. We do not believe that the disclosure letters contain information that is material to an investment decision. Additionally, the representations and warranties of the parties to the Merger Agreement may or may not have been accurate as of any specific date and do not purport to be accurate as of the date of this proxy statement. Accordingly, no person should rely on the representations and warranties in the Merger Agreement or the summaries thereof in this proxy statement as characterizations of the actual state of facts about the Company, F45 or any other matter.

General Description of the Merger Agreement

On June 24, 2020, the Company entered into the Merger Agreement with First Merger Sub, Second Merger Sub, F45 and the Stockholder Representative, pursuant to which, among other things and subject to the terms and conditions contained in the Merger Agreement, the Company will acquire F45. After giving effect to the Business Combination, the F45 Stockholders will hold a portion of the Company’s Common Stock.

The Merger Agreement provides for, among other things, (i) the merger of First Merger Sub with and into F45, with F45 continuing as the surviving corporation and becoming a direct, wholly owned subsidiary of the Company as a consequence; and (ii) immediately thereafter and as part of the same overall transaction, the merger of the Surviving Corporation with and into Second Merger Sub, with Second Merger Sub continuing as the surviving entity. As a result of the first merger, the Company will own 100% of the outstanding interests of F45 and each such interest of F45 will be cancelled and converted into the right to receive its pro rata share of the merger consideration. After the closing of the Business Combination, the Company will own, directly or indirectly, all of the assets of F45 and its subsidiaries. It is intended that the mergers, taken together, will qualify as a “reorganization” within the meaning of Section 368(a) of the Code and the regulations promulgated by the U.S. Department of the Treasury pursuant to and in respect of provisions of the Code.

The Company has agreed to provide its stockholders with the opportunity to redeem shares of Class A Stock in conjunction with a stockholder vote on the transactions contemplated by the Merger Agreement, including the Business Combination.

In accordance with and subject to the terms of the Merger Agreement and customary adjustments set forth therein, the base aggregate merger consideration to be paid in connection with the Business Combination is $795 million, which amount will be: (i) increased by the amount of cash and cash equivalents held by F45 and its direct and indirect subsidiaries as of 12:01 a.m., Eastern Time, on the date of the closing of the Business Combination; (ii) decreased by the amount of F45’s outstanding indebtedness as of 12:01 a.m., Eastern Time, on the date of the closing of the Business Combination; (iii) decreased by the aggregate amount of up to $15,000,000 in transaction expenses incurred by the Company prior to the closing of the Business Combination; (iv) decreased by the aggregate amount of certain transaction expenses incurred by F45 and its direct or indirect subsidiaries, to the extent incurred but not paid by F45 prior to the closing of the Business Combination, which amount shall also include transaction-related bonuses and other amounts payable in connection with or anticipation of the consummation of the Business Combination but shall not include expenses incurred by F45 in connection with F45’s prior exploration of an initial public offering; (v) increased by the amount of interest accrued on deposits in the Trust Account, after giving effect to taxes paid or payable and any redemptions that may be elected by any of our public stockholders for their pro rata share of the aggregate amount of funds in the Trust Account as of two business days prior to the closing of the Business Combination (for instructions to redeem such public shares please see the section entitled “Questions and Answers About the Proposals for Stockholders—How do I exercise my redemption rights”); (vi) decreased by the $2,000,000 to be placed into the Adjustment Escrow Account; and (vii) decreased by the Stockholder Representative Expense Holdback Amount.

Consideration to F45 Stockholders in the Business Combination

The consideration to be paid to the F45 Stockholders will be a combination of cash and stock (including Earn-Out Shares). The amount of cash consideration payable to F45 Stockholders is a minimum of $159,266,170.73 and a maximum of $201,900,000, excluding, in each case, the $2,000,000 that will be placed into the Adjustment Escrow Account and the Stockholder Representative Expense Holdback Amount. The exact amount of cash consideration payable to the F45 Stockholders is to be determined as follows: the sum of: (a) $159,266,170.73; plus (b) an amount no less than $0 and no greater than $42,633,829.27 to be calculated as follows: (i) the aggregate amount of cash contained in the Trust Account immediately prior to the closing of the Business Combination after making payments in connection with redemptions that may be elected by our public stockholders; plus (ii) all cash and cash equivalents held by the Company outside of the Trust Account immediately prior to the closing of the Business Combination; less (iii) $2,000,000 to be placed into the Adjustment Escrow Account; less (iv) the Stockholder Representative Expense Holdback Amount; plus (v) $50,000,000 of Company proceeds pursuant to the Amended and Restated Forward Purchase Agreement; plus (vi) any additional Company proceeds pursuant to the right but not the obligation of Crescent, either alone or with our Sponsor, to purchase additional shares of Class A Stock immediately prior to the closing of the Business Combination at a purchase price of $10.00 per share, subject to reasonably acceptable terms to be provided in a separate agreement, to the extent the sum of (i) through (v) is less than $225,000,000 (we refer to the sum of (i) through this (vi) as our “total cash proceeds”); less (vii) $159,266,170.73; less (viii) the Aggregate Transaction Expenses; and less (ix) cash to be retained by the Company in the amount of $100,000,000 less the Aggregate Transaction Expenses.

The remainder of the consideration paid to the F45 Stockholders will be stock consideration, consisting of at least approximately 53 million newly-issued shares of Class A Stock, which shares will be valued at $10.00 per share for purposes of determining the aggregate number of shares payable to the F45 Stockholders for their ownership interests in F45. The number of shares of Class A Stock to be issued to the F45 Stockholders as consideration is subject to adjustment, depending on, among other things, the level of redemptions of shares of our Class A Stock by our public stockholders or in certain cases to preserve the intended tax-free treatment of the Business Combination. To the extent the stock consideration is increased, there will be a corresponding reduction to the cash consideration paid to the F45 Stockholders. Following the closing of the Business Combination, each of the F45 Stockholders may receive cash consideration or, in some cases, share consideration as a result of any adjustment of the purchase price.

Earn-Out

The F45 Stockholders will also receive at the closing of the Business Combination, as additional consideration, Earn-Out Shares in the form of 5,000,000 shares of Class B Stock and 5,000,000 shares of Class C Stock, such shares of Class B Stock and Class C Stock to become convertible initially on a one-for-one basis into shares of Class A Stock if the price of Class A Stock trading on Nasdaq exceeds certain thresholds during the five-year period following the closing of the Business Combination. Such conversion is subject to adjustment in the event that any individual holder of Class B Stock or Class C Stock sells shares of Class A Stock in the first year following the Business Combination. In such event, the aggregate number of shares of Class A Stock issuable upon conversion of the Class B Stock or the Class C Stock, as applicable, will be reallocated on a pro forma basis based on the holders’ Class A Stock ownership on the earlier of the conversion date and the first anniversary of the closing of the Business Combination. Such conversion is also subject to acceleration in connection with a change of control transaction where the price threshold would otherwise be met. Following such five-year period, any shares of Class B Stock and Class C Stock that have not become convertible will be deemed cancelled and retired.

Conversion of Class F Stock

The Class F Stock will automatically convert into shares of Class A Stock on a one-for-one basis at the closing of the Business Combination and will continue to be subject to the transfer restrictions applicable to the Class F Stock. As an incentive for F45 to enter into the Merger Agreement, our Sponsor has agreed that 1,250,000 shares of Class A Stock held by it immediately following the closing of the Business Combination (and following the automatic conversion of such shares upon the closing of the Business Combination from shares of Class F Stock into shares of Class A Stock) will be subject to an additional lock-up period with the release of restrictions on transfer occurring only if the price of Class A Stock trading on Nasdaq exceeds the same thresholds necessary for the conversion of the Class B Stock and Class C Stock into Class A Stock during the five-year period following the closing of the Business Combination. The shares held by our Sponsor that are subject to these additional restrictions but not released during the five-year lock-up period will be forfeited.

F45 Material Adverse Effect

Under the Merger Agreement, certain representations and warranties of F45 are qualified in whole or in part by a material adverse effect standard for purposes of determining whether a breach of such representations and warranties has occurred. Pursuant to the Merger Agreement, a material adverse effect with respect to F45 means any state of facts, development, change, circumstance, occurrence, event or effect, that, individually or in the aggregate: (a) has had, or would reasonably be expected to have, a materially adverse effect on the business, assets, financial condition or results of operations of F45 and its subsidiaries, taken as a whole; or (b) has prevented or materially delayed or materially impaired, or is reasonably likely to prevent or materially delay or materially impair, the ability of F45 to consummate the Business Combination; provided, however, that in no event would any of the following (or the effect of any of the following), alone or in combination, be taken into account in determining whether a material adverse effect with respect to F45 on or in respect of F45 and its subsidiaries pursuant to clause (a) or (b) has occurred: (i) acts of war, sabotage, civil unrest or terrorism, or any escalation or worsening of any such acts of war, sabotage, civil unrest or terrorism, or changes in global, national, regional, state or local political or social conditions; (ii) earthquakes, hurricanes, tornados, pandemics (including COVID-19) or other natural disasters; (iii) changes attributable to the public announcement or pendency of the Business Combination (including the impact thereof on relationships with customers, suppliers or employees); (iv) changes or proposed changes in applicable legal requirements, regulations or interpretations thereof or decisions by courts or any governmental entity after the date of the Merger Agreement; (v) changes or proposed changes in U.S. GAAP (or any interpretation thereof) after the date of the Merger Agreement; (vi) any downturn in general economic conditions, including changes in the credit, debt, securities, financial, capital or reinsurance markets (including changes in interest or exchange rates, prices of any security or market index or commodity or any disruption of such markets); (vii) events or conditions generally affecting the industries and markets in which F45 operates; (viii) any failure to meet any projections, forecasts, guidance, estimates, milestones, budgets or financial or operating predictions of revenue, earnings, cash flow or cash position; provided that this clause (viii) shall not prevent a determination that the underlying facts and circumstances resulting in such failure has resulted in a material adverse effect with respect to F45; or (ix) any actions required to be taken, or required not to be taken, pursuant to the terms of the Merger Agreement; provided, however, that if any state of facts, developments, changes, circumstances, occurrences, events or effects related to clauses (i), (ii), (iv), (v), (vi) or (vii) above disproportionately and adversely affect the business, assets, financial condition or results of operations of F45 and its subsidiaries, taken as a whole, relative to similarly situated companies in the industries in which F45 and its subsidiaries conduct their respective operations, then such impact may be taken into account in determining whether a material adverse effect with respect to F45 has occurred.

Company Material Adverse Effect

Under the Merger Agreement, certain representations and warranties of the Company are qualified in whole or in part by a material adverse effect standard for purposes of determining whether a breach of such representations and warranties has occurred. Pursuant to the Merger Agreement, a material adverse effect with respect to the Company means any state of facts, development, change, circumstance, occurrence, event or effect that, individually or in the aggregate: (a) has had, or would reasonably be expected to have, a materially adverse effect on the business, assets, financial condition or results of operations of the Company, First Merger Sub and Second Merger Sub, taken as a whole; or (b) does, or would reasonably be expected to, individually or in the aggregate, prevent or materially delay or impair the ability of the Company, First Merger Sub or Second Merger Sub to perform their respective obligations under the Merger Agreement or to consummate the Business Combination or the transaction contemplated by the Amended and Restated Forward Purchase Agreement.

Closing and Effective Time of the Business Combination

The closing of the Business Combination is expected to occur by electronic exchange of documents at a time and date to be specified in writing by the parties to the Merger Agreement, which will not be later than the third business day after the satisfaction or waiver of the conditions described below under the subsection “—Conditions to Closing of the Business Combination” (other than those conditions that by their nature are to be satisfied at the closing of the Business Combination, but subject to the satisfaction or waiver of those conditions) unless another time, date and location are mutually agreed upon in writing by the parties to the Merger Agreement.

Conditions to Closing of the Business Combination

Conditions to Each Party’s Obligations

The respective obligations of F45 and the Company (and the other parties to the Merger Agreement) to effect the Business Combination shall be subject to the satisfaction at or prior to the closing of the Business Combination of the following conditions:

•

At the Special Meeting (including any adjournments thereof), the Business Combination Proposal, the Nasdaq Proposal, each of the Charter Proposals, the Director Election Proposal and the Incentive Plan Proposal shall have been duly adopted by the stockholders of the Company in accordance with the DGCL, the Company’s organizational documents and the Nasdaq rules and regulations, as applicable.

•	The Company shall have at least $5,000,001 of net tangible assets following redemptions by our public stockholders.

•

All applicable waiting periods (and any extensions thereof) under the HSR Act will have expired or otherwise been terminated, the Australian Treasurer (acting following the review by FIRB) having advised the Company that he has no objections to the Business Combination under the FATA with or without conditions, and the parties to the Merger Agreement will have received or have been deemed to have received all other necessary pre-closing authorizations, consents, clearances, waivers and approvals of certain specified governmental entities in connection with the execution, delivery and performance of the Merger Agreement and the Business Combination (or any applicable waiting period thereunder shall have expired or been terminated).

•

No provision of any applicable legal requirement prohibiting, enjoining, restricting or making illegal the consummation of the Business Combination shall be in effect and no temporary, preliminary or permanent restraining order enjoining, restricting or making illegal the consummation of the Business Combination will be in effect or shall be threatened in writing by a governmental entity.

•

The shares of Class A Stock to be issued in connection with the closing of the Business Combination shall be conditionally approved for listing on Nasdaq subject to any requirement to have a sufficient number of round lot holders of Class A Stock.

•

Our total cash proceeds, including the $50,000,000 to be invested pursuant to the Amended and Restated Forward Purchase Agreement, shall, after giving effect to redemptions, equal or exceed $225,000,000.

Conditions to F45’s Obligations

The obligations of F45 to consummate and effect the Business Combination shall be subject to the satisfaction at or prior to the closing of the Business Combination of each of the following conditions, any of which may be waived, in writing, exclusively by F45:

•

The fundamental representations of the Company under the Merger Agreement shall be true and correct in all material respects (without giving effect to materiality limitations therein), and, with respect to such representations regarding the capitalization of the Company and its subsidiaries, shall be true and correct without a materiality limitation but subject to de minimis failures, and the Company’s remaining representations shall be true and correct except where failure of such representations constitutes a material adverse effect with respect to the Company, in each case on and as of the date of the Merger Agreement and on and as of the date of the closing of the Business Combination as though made on and as of the date of the closing of the Business Combination (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date).

•

The Company, First Merger Sub and Second Merger Sub shall have performed or complied with all agreements and covenants required by the Merger Agreement to be performed or complied with by them on or prior to the date of the closing of the Business Combination, in each case, in all material respects.

•	No material adverse effect with respect to the Company shall have occurred since the date of the Merger Agreement.

•

The Company shall have delivered to F45 a certificate, signed by an executive officer of the Company and dated as of the date of the closing of the Business Combination, certifying as to the matters set forth in the preceding three bullet points.

•

Unless such person is nominated as a director by our Sponsor pursuant to the terms of an agreed upon stockholders agreement, certain persons listed on F45’s disclosure letter shall have resigned from all of their positions and offices with the Company, First Merger Sub and Second Merger Sub, in each case, to be effective as of the closing of the Business Combination.

•	The Company shall have delivered or shall stand ready to deliver all of the certificates, instruments, contracts and other documents specified to be delivered by it under the Merger Agreement.

•

The Company’s charter shall be amended and restated substantially in the form of the Second Amended and Restated Certificate of Incorporation, as will be done pursuant to the Charter Proposals, and the Company’s bylaws shall be amended and restated substantially in the form of the Amended and Restated Bylaws, in each case, to be effective as of the closing of the Business Combination.

•

All conditions to the funding of the Amended and Restated Forward Purchase Agreement and, if exercised, the right of Crescent and the Sponsor to purchase immediately prior to the closing of the Business Combination additional shares of Class A Stock to the extent the total cash proceeds are less than $225,000,000 shall have been satisfied, and such funding shall have been delivered to the Company at least one business day prior to the date of the closing of the Business Combination and immediately prior to the closing of the Business Combination, respectively.

•

The Company shall have made appropriate arrangements to have the Trust Account, less amounts paid and to be paid in accordance with and pursuant to the Trust Agreement between the Company and the Trustee, available to the Company for payment of the cash consideration and certain transaction costs at the closing of the Business Combination.

Conditions to the Company’s Obligations

The obligations of the Company, First Merger Sub, and Second Merger Sub to consummate and effect the Business Combination shall be subject to the satisfaction at or prior to the date of the closing of the Business Combination of each of the following conditions, any of which may be waived, in writing, exclusively by the Company:

•

The fundamental representations of F45 under the Merger Agreement shall be true and correct in all material respects (without giving effect to materiality limitations therein), and, with respect to such representations regarding the capitalization of F45, shall be true and correct without a materiality limitation but subject to de minimis failures, and F45’s remaining representations shall be true and correct except where failure of such representations constitutes a material adverse effect with respect to F45, in each case on and as of the date of the Merger Agreement and on and as of the date of the closing of the Business Combination as though made on and as of the date of the closing of the Business Combination (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date).

•

F45 shall have performed or complied with all agreements and covenants required by the Merger Agreement to be performed or complied with by it at or prior to the date of the closing of the Business Combination, in each case, in all material respects.

•	No material adverse effect with respect to F45 shall have occurred since the date of the Merger Agreement.

•

F45 shall have delivered to the Company a certificate, signed by an executive officer of F45 and dated as of the date of the closing of the Business Combination, certifying as to the matters set forth in the preceding three bullet points.

•

F45 shall have delivered, or caused to be delivered, or shall stand ready to deliver all of the certificates, instruments, contracts and other documents specified to be delivered by it under the Merger Agreement.

Representations and Warranties

Under the Merger Agreement, F45 made customary representations and warranties about it and its subsidiaries, except as disclosed in the disclosure letters, relating to, among others: organization and qualification; subsidiaries; capitalization; authority, no conflict; compliance with laws; government contracts; financial statements; absence of undisclosed liabilities; absence of certain changes or events; litigation; employee benefits; labor and employment matters; real property; taxes; environmental matters; brokers; intellectual property; privacy; material contracts; franchise matters; insurance; interested party transactions; information supplied; indebtedness; anti-corruption; international trade and sanctions; suppliers; and product liabilities. F45 has disclaimed, and the Company has acknowledged the disclaimer of, warranties other than the foregoing warranties and any others expressly provided in any agreements relating to the Business Combination.

Under the Merger Agreement, the Company, First Merger Sub and Second Merger Sub made customary representations and warranties, except as disclosed in the disclosure letters and the Company’s public filings, relating to, among others: organization and qualification; subsidiaries; capitalization; authority; no conflict; compliance with laws; SEC reports and financial statements; absence of certain changes or events; litigation; business activities; material contracts; listing status; the Trust Account; taxes; accuracy of information supplied; employees and benefit plans; Board approval and the Company stockholder vote; title to assets; affiliate transactions; the Amended and Restated Forward Purchase Agreement; the Investment Company Act; absence of undisclosed liabilities; and brokers. The Company has disclaimed, and F45 has acknowledged the disclaimer of, warranties other than the foregoing warranties and any others expressly provided in any agreements relating to the Business Combination.

Covenants of the Parties

Covenants of F45

F45 made certain covenants under the Merger Agreement, including, among others, the covenants set forth below:

•

F45 has agreed to, and to cause its subsidiaries to, prior to the effective time of the First Merger, carry on their respective businesses in the ordinary course consistent with past practice in accordance with applicable legal requirements, subject to certain exceptions, including certain actions that may need to be taken in response to the coronavirus (COVID-19) pandemic.

•

Subject to certain exceptions, including certain actions that may need to be taken in response to the coronavirus (COVID-19) pandemic or as provided in the disclosure letters, prior to the effective time of the First Merger, F45 will not, and will not permit its subsidiaries to, without the approval of the Company:

•

except as otherwise required by any existing employee benefit plan or applicable legal requirements: (i) increase or grant any increase in the compensation, bonus, fringe or other benefits of, or pay, grant or promise any bonus to, any current or former employee, director or independent contractor except for any increases in the rate of base salary or wage that does not exceed 3% of such person’s current base salary or wage: (A) pursuant to annual adjustments in the ordinary course of business; or (B) in connection with any promotion or material increase in responsibility of any officer or employee in the ordinary course of business; (ii) grant or pay any severance or change in control pay or benefits to, or otherwise increase the severance or change in control pay or benefits of, any current or former employee, director or independent contractor; (iii) enter into, amend (other than immaterial amendments) or terminate any employee benefit plan or any employee benefit plan, policy, program, agreement, trust or arrangement that would have constituted an employee benefit plan if it had been in effect on the date of the Merger Agreement; (iv) take any action to accelerate the vesting or payment of, or otherwise fund or secure the payment of, any compensation or benefits under any employee benefit plan; (v) grant any equity or equity-based compensation awards; or (vi) hire any employee or independent contractor, unless such hiring is in the ordinary course of business with respect to employees and independent contractors, in each case, with individual annual remuneration not to exceed $200,000, or terminate any employee (other than for cause) with an individual annual base salary in excess of $200,000;

•

(i) transfer, sell, assign, license, sublicense, encumber, impair, abandon, fail to diligently maintain, transfer or otherwise dispose of any right, title or interest of F45 in any material intellectual property owned by or licensed to F45 or its subsidiaries; (ii) extend, amend, waive, cancel or modify any material rights in or to any intellectual property owned by or licensed to F45 or its subsidiaries, in each case, that is material to any business of F45 or its subsidiaries; (iii) fail to diligently prosecute the patent or trademark applications owned by F45 other than applications F45, in the exercise of its good faith business judgment, has determined to abandon; or (iv) divulge, furnish or make accessible or subject to any obligation to divulge, furnish or make accessible, any trade secrets owned by F45 or its subsidiaries (including the source code for any software currently used in the business of F45 or its subsidiaries that is intellectual property owned by any of F45 or its subsidiaries) to any third party who is not subject to an enforceable written agreement to maintain the confidentiality of such trade secrets, other than, in the case of each of clauses (i) through (iii), in the ordinary course of business; provided that in no event shall F45 license on an exclusive basis or sell, assign or otherwise transfer any material intellectual property owned by F45;

•

modify in any material respect any of F45 or its subsidiaries’ privacy policies, or any administrative, technical or physical safeguards related to privacy or cybersecurity, except (A) to remediate any security issue, (B) to enhance data security or integrity, (C) to comply with applicable legal requirements, or (D) as otherwise directed or required by a governmental entity;

•

except for transactions solely among F45 and its subsidiaries: (i) declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock, equity securities or property) in respect of any capital stock or split, combine or reclassify any capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock; (ii) repurchase, redeem or otherwise acquire, or offer to repurchase, redeem or otherwise acquire, any membership interests, capital stock or any other equity interests, as applicable, in any of F45 or its subsidiaries; (iii) grant, issue, sell or otherwise dispose of, or authorize to issue, sell or otherwise dispose of any membership interests, capital stock or any other equity interests (such as stock options, stock units, restricted stock or other contracts for the purchase or acquisition of such capital stock), as applicable, in any of F45 or its subsidiaries; (iv) declare, set aside or pay any dividend or make any other distribution; or (v) issue, deliver, sell, authorize, pledge or otherwise encumber, or agree to any of the foregoing with respect to, any shares of capital stock or other equity securities or ownership interests or any securities convertible into or exchangeable for shares of capital stock or other equity securities or ownership interests, or subscriptions, rights, warrants or options to acquire any shares of capital stock or other equity securities or ownership interests or any securities convertible into or exchangeable for shares of capital stock or other equity securities or other ownership interests, or enter into other agreements or commitments of any character obligating it to issue any such shares, equity securities or other ownership interests or convertible or exchangeable securities;

•	amend its governing documents, or form or establish any subsidiary;

•

(i) merge, consolidate or combine with any person; or (ii) acquire or agree to acquire by merging or consolidating with, purchasing any equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof;

•

terminate, amend or modify in any material respect any of its existing real property leases (other than any termination, amendment or modification of a real property lease that will take place automatically by its terms);

•

other than with respect to its existing real property leases, sell, lease, license, sublicense, abandon, divest, transfer, assign, cancel, or permit to lapse or expire, dedicate to the public, or otherwise dispose of, or agree to do any of the foregoing, or otherwise dispose of material assets, properties or franchise agreements, other than certain specified agreements;

•

(i) issue or sell any debt securities or rights to acquire any debt securities of any of F45 or its subsidiaries or guarantee any debt securities of another person; (ii) make or create any loans, advances or capital contributions to, or investments in, any person other than any of F45 or its subsidiaries; (iii) create, incur, assume, guarantee or otherwise become liable for, any indebtedness other than guarantees of any indebtedness of any of its subsidiaries or guarantees by F45’s subsidiaries of the indebtedness of F45; (iv) except in the ordinary course of business, create any liens on any material property or material assets of any of F45 or its subsidiaries in connection with any indebtedness thereof (other than certain permitted liens); (v) fail to comply with the terms of the Credit Agreement or take any action, or omit to take any action, that would constitute or result in a default or event of default under the Credit Agreement; or (vi) cancel or forgive any indebtedness owed to any of F45 or its subsidiaries, including any debts or claims related to F45’s franchisees;

•

(i) fail to manage the working capital of F45 or its subsidiaries in the ordinary course of business; (ii) accelerate or delay in any respect material to F45 or its subsidiaries (A) the collection of any accounts receivable or (B) payment of any accounts payable or accrued expenses, in the case of each of subclauses (A) and (B), in advance or beyond the date of the closing of the Business Combination (as calculated in accordance with the past practice of F45 and its subsidiaries) except as consistent with the ordinary course of business; (iii) fail to pay any material taxes that are required to be paid by F45 or its subsidiaries after the date of the Merger Agreement and prior to the date of the closing of the Business Combination (as calculated in accordance with the past practice of F45 and its subsidiaries (including reporting positions, elections and accounting methods) in preparing tax returns and calculating taxes due or payable) except where such failure is consistent with the ordinary course of business; and (iv) fail to maintain and manage inventory levels in the ordinary course of business;

•	release, assign, compromise, settle or agree to settle any legal proceeding that is material to F45 or its subsidiaries or their respective properties or assets;

•

(i) except in the ordinary course of business: (A) modify, amend in a manner that is adverse to F45 or its applicable subsidiary or terminate any material contract; (B) enter into any contract that would have been a material contract had it been entered into prior to the date of the Merger Agreement (excluding franchise agreements); (C) waive, delay the exercise of, release or assign any material rights or claims under any material contract; or (D) incur or enter into a contract requiring F45 to pay in excess of $250,000 in any 12-month period; (ii) accelerate any payments receivable or delay any payments owed under any franchise agreement, or otherwise modify or amend any franchise agreement, in each case, outside of the ordinary course of business in a manner which would have the effect of increasing F45’s cash at the closing of the Business Combination; (iii) modify or amend any material term under the Credit Agreement (other than obtaining consents under the Credit Agreement in connection with the Business Combination) or terminate or allow the termination of the Credit Agreement or any commitments thereunder; or (iv) amend, replace, modify or supplement, or agree to any consent or waiver under, the Credit Agreement in connection with the Business Combination or other documentation related thereto;

•	except as required by U.S. GAAP (or any interpretation thereof) or applicable legal requirements, make any change in accounting methods, principles or practices;

•

(i) make, change or revoke any material tax election; (ii) settle or compromise any material tax claim; (iii) change (or request to change) any method of accounting for tax purposes; (iv) file any material amended tax return; (v) waive or extend any statute of limitations in respect of a period within which an assessment or reassessment of material taxes may be issued (other than any extension pursuant to an extension to file any tax return); (vi) knowingly surrender any claim for a refund of taxes; or (vii) enter into any “closing agreement” as described in Section 7121 of the Code (or any similar legal requirement) with any governmental entity;

•	authorize, recommend, propose or announce an intention to adopt a plan of complete or partial liquidation, restructuring, recapitalization, dissolution or winding-up;

•

enter into or amend any agreement with, or pay, distribute or advance any assets or property to, any of its officers, directors, employees, partners, stockholders or other affiliates, other than payments or distributions relating to obligations in respect of arm’s-length commercial transactions pursuant to certain specified agreements;

•	engage in any material new line of business;

•

take any action or fail to take any action that would reasonably be expected to prevent the First Merger and the Second Merger, taken together, from constituting an integrated transaction described in Rev. Rul. 2001-46, 2001-2 C.B. 321 that qualifies as a “reorganization” within the meaning of Section 368(a) of the Code and the regulations promulgated by the U.S. Department of the Treasury pursuant to the Code;

•

(i) limit the rights of any of F45 or its subsidiaries: (A) to engage in any line of business or in any geographic area; (B) to develop, market or sell products or services; or (C) to compete with any person; or (ii) grant any exclusive or similar rights to any person (except, in the case of each of the foregoing clauses (i) and (ii), as may be specified in franchise agreements entered into in the ordinary course of business);

•	terminate or amend, in a manner materially detrimental to any of F45 or its subsidiaries, any material insurance policy insuring the business of any of F45 or its subsidiaries;

•

amend in a manner materially detrimental to any of F45 or its subsidiaries, terminate, permit to lapse or fail to use reasonable best efforts to maintain any approval from governmental entities necessary to carry on the business of F45 or its subsidiaries as it is now being conducted; or

•	agree in writing or otherwise agree, commit or resolve to take any of the actions described above.

•

If, at any time prior to the closing of the Business Combination, F45 discovers any information, event or circumstance relating to F45, its business or any of its affiliates, officers, directors or employees that should be set forth in an amendment or a supplement to this proxy statement so that this proxy statement would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements herein, in light of the circumstances under which they are made, not misleading, then F45 shall promptly inform the Company of such information, event or circumstance. F45 will cause the officers and employees of F45 and its subsidiaries to be reasonably available to the Company and its counsel, auditors and other advisors in connection with the drafting of this proxy statement and to respond in a timely manner to comments on this proxy statement from the SEC.

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Neither F45 nor any of its controlled affiliates, directly or indirectly, will engage in any transactions involving the securities of the Company prior to the time of the making of a public announcement regarding all of the material terms of the business and operations of F45 and the Business Combination. F45 will instruct its directors, officers and employees to comply with the foregoing requirements.

•

F45 and the Stockholder Representative each waived any right, title, interest or claim of any kind it had or may have in the future in or to the Trust Account and agreed not to seek recourse against the Trust Account or any funds distributed therefrom as a result of, or arising out of, the Merger Agreement and any negotiations, contracts or agreements with the Company, except in the event of intentional fraud in the making of the representations and warranties in the Merger Agreement by the Company; provided, that F45 and the Stockholder Representative did not waive any right to pursue a claim against the Company pursuant to the Merger Agreement for legal relief against monies or other assets of the Company held outside the Trust Account or for specific performance or other equitable relief in connection with the Business Combination (so long as such claim would not affect the Company’s ability to fulfill its obligation to effectuate any stockholder redemptions), or any claims that F45 or the Stockholder Representative may have in the future pursuant to the Merger Agreement against the Company’s assets or funds that are not held in the Trust Account.

•

During the period from the date of the Merger Agreement and continuing until the earlier of the termination of the Merger Agreement pursuant to its terms and the time of filing the certificate of merger pursuant to the First Merger, F45 will not, and will cause its subsidiaries, and will direct its employees, agents, officers, directors, representatives and advisors not to, directly or indirectly: (i) solicit, initiate, enter into or continue discussions, negotiations or transactions with, or encourage or respond to any inquiries or proposals by, or provide any information to, any person (other than the Company, its affiliates and their respective representatives) concerning any merger, sale of ownership interests and/or assets (other than asset sales in the ordinary course of business) of F45, recapitalization or similar transaction, in each case other than the Business Combination; (ii) enter into any agreement regarding, continue or otherwise participate in any discussions or negotiations regarding, or cooperate in any way that would otherwise reasonably be expected to lead to such a transaction; or (iii) commence, continue or renew any due diligence investigation regarding such a transaction.

•

F45 will, at least five business days prior to the date of the closing of the Business Combination, provide to the Company a payoff letter in customary form containing the amount of the revolving loans that are outstanding under the Credit Agreement and the name and account number of each person to which such amounts are due and payable. F45 shall provide evidence that it has complied with prepayment notice procedures under the Credit Agreement.

Covenants of the Company, First Merger Sub and Second Merger Sub

The Company, First Merger Sub and Second Merger Sub made certain covenants under the Merger Agreement, including, among others, the covenants set forth below.

•	The Company has agreed to, and to cause its subsidiaries to, prior to the effective time of the First Merger, carry on their respective businesses in the ordinary course consistent with past practice.

•	Subject to certain exceptions, prior to the effective time of the First Merger, the Company will not, and will not permit its subsidiaries to, without the approval of F45:

•

declare, set aside or pay dividends on or make any other distributions (whether in cash, stock, equity securities or property) in respect of any capital stock (or warrant) or split, combine or reclassify any capital stock (or warrant), effect a recapitalization or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock or warrant, or effect any like change in capitalization;

•	purchase, redeem or otherwise acquire, directly or indirectly, any equity securities of the Company or any of its subsidiaries;

•

other than in connection with the Class A Stock issued pursuant to the Amended and Restated Forward Purchase Agreement or right of Crescent and our Sponsor to purchase additional shares of Class A Stock immediately prior to the closing of the Business Combination to the extent our total cash proceeds are less than $225,000,000, grant, issue, deliver, sell, authorize, pledge or otherwise encumber, or agree to any of the foregoing with respect to, any shares of capital stock or other equity securities or any securities convertible into or exchangeable for shares of capital stock or other equity securities, or subscriptions, rights, warrants or options to acquire any shares of capital stock or other equity securities or any securities convertible into or exchangeable for shares of capital stock or other equity securities, or enter into other agreements or commitments of any character obligating it to issue any such shares of capital stock or equity securities or convertible or exchangeable securities;

•	amend its governing documents or form or establish any subsidiary;

•

(i) merge, consolidate or combine with any person; or (ii) acquire or agree to acquire by merging or consolidating with, or by purchasing any equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets, or enter into any joint ventures, strategic partnerships or alliances;

•

incur any indebtedness or guarantee any such indebtedness of another person or persons, issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of the Company, as applicable, enter into any “keep well” or other agreement to maintain any financial statement condition or enter into any arrangement having the economic effect of any of the foregoing, in each case, except in the ordinary course of business consistent with past practice; provided, however, that the Company will be permitted to incur indebtedness (which will constitute transaction costs of the Company) from its affiliates and stockholders in order to meet its reasonable capital requirements, with any such loans to be made only as reasonably required by the operation of the Company in due course on a non-interest basis and otherwise on terms and conditions no less favorable than arm’s length and repayable at the closing of the Business Combination;

•	except as required by GAAP (or any interpretation thereof) or applicable legal requirements, make any change in accounting methods, principles or practices;

•

(i) settle or compromise any material tax claim; (ii) change (or request to change) any method of accounting for tax purposes; (iii) file any material amended tax return; (iv) waive or extend any statute of limitations in respect of a period within which an assessment or reassessment of material taxes may be issued (other than any extension pursuant to an extension to file any tax return); (v) knowingly surrender any claim for a refund of taxes; (vi) enter into any “closing agreement” as described in Section 7121 of the Code (or any similar legal requirement) with any governmental entity; or (vii) make, change or revoke any material tax election;

•

take any action or fail to take any action that would reasonably be expected to prevent the First Merger and the Second Merger, taken together, from constituting an integrated transaction described in Rev. Rul. 2001-46, 2001-2 C.B. 321 that qualifies as a “reorganization” within the meaning of Section 368(a) of the Code and the regulations promulgated by the U.S. Department of Treasury pursuant to the Code;

•

except in the ordinary course of business, create any liens on any material property or material assets of the Company, First Merger Sub or Second Merger Sub in connection with any indebtedness, other than certain permitted liens;

•	liquidate, dissolve, reorganize or otherwise wind up the business or operations of the Company, First Merger Sub or Second Merger Sub;

•	commence, settle or compromise any legal proceeding material to the Company, First Merger Sub or Second Merger Sub or their respective properties or assets;

•	engage in any material new line of business;

•	amend the Trust Agreement between the Company and the Trustee or any other agreement related to the Trust Account; or

•	agree in writing or otherwise agree, commit or resolve to take any of the actions described above.

•

The Company agreed to obtain a “tail” or “runoff” directors’ and officers’ liability insurance policy in respect of acts or omissions occurring prior to the effective time of the First Merger covering each such person that is a director or officer of the Company that, as of the date of the Merger Agreement, was covered by the Company’s directors’ and officers’ liability insurance policies on terms with respect to coverage, deductibles and amounts no less favorable than those of such policy in effect on the date of the Merger Agreement for the six-year period following the closing of the Business Combination. The Company agreed to, and agreed to cause the surviving company from the Second Merger to, maintain such “tail” insurance policy in full force and effect for its full term and cause all obligations thereunder to be honored by the Company and no other party shall have any further obligation to purchase or pay for such insurance pursuant to the Merger Agreement.

•

The Company agreed to, prior to the closing of the Business Combination, enter into indemnification agreements reasonably agreed upon between F45 and the persons who will serve as a director or officer of the Company immediately following the closing of the Business Combination, with such agreements to become effective as of, and subject to the occurrence of, the closing of the Business Combination; provided, however, that failure of a director nominee or officer to enter into such an indemnification agreement will not be considered a breach of the Merger Agreement.

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The Company agreed to, as promptly as practicable, prepare and file with the SEC this proxy statement and cause the proxy statement to be mailed to its stockholders of record as promptly as practicable. Prior to filing this proxy statement with the SEC, the Company has made drafts of the proxy statement and other documents to be filed with the SEC related to the Business Combination available to F45, provided F45 with a reasonable opportunity to comment on such documents and considered such comments in good faith. The Company has agreed not to file any documents with the SEC without the prior written consent of F45.

•	The Company will make all necessary filings with respect to the Business Combination under the Securities Act, the Exchange Act and applicable “blue sky” laws, and any rules or regulations thereunder.

•

The Company agreed to, as promptly as practicable, establish a record date and hold a meeting of the Company’s stockholders for the purpose of obtaining the required vote of the Company’s stockholders to approve the Business Combination Proposal, the Nasdaq Proposal, the Charter Proposals, the Incentive Plan Proposal and any other proposals the parties deem necessary or desirable for the consummation of the Business Combination and will use its reasonable best efforts to obtain such required stockholder vote. The Company has agreed that its Board would recommend to its stockholders that they vote in favor of the foregoing proposals and will not change, withdraw, withhold, qualify or modify such recommendation, other than in certain limited circumstances.

•

The Company will prepare a draft Current Report on Form 8-K announcing the closing of the Business Combination, the form and substance of which will be approved in advance in writing by F45. Prior to the closing of the Business Combination, the Company and F45 will prepare a joint press release announcing the consummation of the Business Combination. Concurrently with the closing of the Business Combination, the Company will issue such joint press release and file such Form 8-K with the SEC.

•

The Company will use its reasonable best efforts to cause the shares of Class A Stock to be issued in connection with the Business Combination, including the Class A Stock issuable upon conversion of the Class B Stock and Class C Stock, to be approved for listing on Nasdaq at the closing of the Business Combination. From the date of the Merger Agreement through the closing of the Business Combination, the Company will use its reasonable best efforts to keep the Class A Stock and Warrants listed for trading on Nasdaq. Following the closing of the Business Combination, the Company will use commercially reasonable efforts to continue the listing for trading of the Class A Stock and the Warrants on Nasdaq. The Company agreed to take all necessary actions and use commercially reasonable efforts to remain listed as a public company on Nasdaq.

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During the period from the date of the Merger Agreement and continuing until the earlier of the termination of the Merger Agreement pursuant to its terms and the effective time of the First Merger, the Company, First Merger Sub and Second Merger Sub will not, and will direct their respective employees, agents, officers, directors, representatives and advisors not to, directly or indirectly: (i) solicit, initiate, enter into or continue discussions, negotiations or transactions with, or encourage or respond to any inquiries or proposals by, or provide any information to, any person (other than F45, its affiliates and their respective representative) concerning any merger, sale of ownership interests and/or assets of the Company, recapitalization or similar transaction or any other business combination involving the Company and one or more businesses; (ii) enter into any agreement regarding, continue or otherwise participate in any discussions or negotiations regarding, or cooperate in any way that would otherwise reasonably be expected to lead to any such transaction; or (iii) commence, continue or renew any due diligence investigation regarding any such transaction. In addition, the Company, its subsidiaries and their respective representatives are required to immediately cease any and all existing discussions or negotiations with any person with respect to any such transaction.

•

Upon satisfaction or waiver of the conditions to the closing of the Business Combination and upon notice to the Trustee, the Company will, in accordance with and pursuant to the Trust Agreement between the Company and the Trustee, at the closing of the Business Combination: (i) cause the documents, opinions and notices required to be delivered to the Trustee pursuant to the Trust Agreement to be so delivered, including providing the Trustee with the trust termination letter; and (ii) use its reasonable best efforts to cause the Trustee to distribute the Trust Account as directed in the trust termination letter in accordance with the Trust Agreement. Following the events described in this paragraph, the Trust Account will terminate.

•

Prior to the closing of the Business Combination, the Company will take all reasonable steps as may be required or permitted to cause any acquisition or disposition of the Class A Stock that occurs or is deemed to occur by reason of or pursuant to the Business Combination by each individual who is or will be subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act, including by taking steps in accordance with the No-Action Letter, dated January 12, 1999, issued by the SEC regarding such matters.

•

From the date of the Merger Agreement through the closing of the Business Combination, the Company will take all actions necessary to continue to qualify as an “emerging growth company” within the meaning of the JOBS Act and not take any action that would cause the Company to not qualify as an “emerging growth company” within the meaning of the JOBS Act.

•

The Company shall use commercially reasonable efforts to, prior to the closing of the Business Combination, obtain a buyer-side representations and warranties insurance policy for the benefit of the Company on terms and conditions reasonably acceptable to the Company; provided that, if F45 and the Company shall agree in writing, no such insurance policy shall be obtained. If and to the extent the parties determine that the Company shall obtain such an insurance policy, the Company shall take all commercially reasonable actions necessary to complete the conditions in the conditional binder to such insurance policy within the times set forth therein. In addition, the Company agrees that, if and to the extent that the parties determine that the Company shall obtain such insurance, the policy will include a waiver of subrogation claims against F45, the F45 Stockholders and the Stockholder Representative, other than in the event of intentional fraud in the making of the representations and warranties in the Merger Agreement by such person.

•

The Company will use commercially reasonable efforts to ensure that certain designated persons are appointed as directors of the Company effective upon or immediately after the closing of the Business Combination.

•

In the event that at the closing of the Business Combination our total cash proceeds are less than $225,000,000, the Company shall promptly provide notice to F45 and Crescent and Crescent shall have the right, but not the obligation, either alone or with our Sponsor, to purchase immediately prior to the closing of the Business Combination additional shares of Class A Stock for $10.00 per share up to the amount of such deficiency.

•

The Company shall not permit any termination, amendment or modification to be made to, or any waiver of any provision or remedy under, or any replacements of, the Amended and Restated Forward Purchase Agreement or any other agreement required for the consummation of the transactions contemplated by the Amended and Restated Forward Purchase Agreement. The Company will use its commercially reasonable efforts to take, or cause to be taken, all actions and do, or cause to be done, all things necessary, proper or advisable to consummate the transactions contemplated by the Amended and Restated Forward Purchase Agreement, on or prior to the closing of the Business Combination, on the terms and conditions described therein.

•

Prior to the date of the closing of the Business Combination, the Company shall approve and adopt an incentive equity plan in substantially the form attached hereto as Annex G, as will be done pursuant to the Incentive Plan Proposal.

•

The Company shall instruct its transfer agent to, effective as of the effective time of the First Merger, affix a restrictive legend to 1,250,000 shares of Class A Stock (which such shares automatically converted from Class F Stock at the closing of the Business Combination) held by our Sponsor.

Mutual Covenants

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The Company and F45 agreed to, as promptly as practicable and in any event within 10 business days of the date of the Merger Agreement, prepare and file the notifications required under the HSR Act and a filing with the FIRB in connection with the Business Combination and any other required filings under other applicable antitrust laws and each of them shall promptly and in good faith respond to all information requested of it by the FTC, the U.S. Department of Justice and the FIRB in connection with such notification and filings and otherwise cooperate in good faith with each other and such governmental entities. The Company and F45 agreed to promptly furnish to the other such information and assistance as the other may reasonably request in connection with its preparation of any filing or submission that is necessary under the HSR Act, the FIRB filing or other applicable antitrust laws and will take all other actions necessary or desirable to cause the expiration or termination of the applicable waiting periods as soon as practicable.

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The parties to the Merger Agreement have agreed to maintain in confidence any non-public information received from the other parties, and to use such non-public information only for purposes of consummating the Business Combination.

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The parties to the Merger Agreement (other than the Stockholder Representative) will use their reasonable best efforts to obtain all necessary actions, waivers, consents, approvals, orders and authorizations from governmental entities and make all necessary registrations, declarations and filings (including registrations, declarations and filings with governmental entities, if any).

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The parties to the Merger Agreement (other than the Stockholder Representative) will use their reasonable best efforts to defend any suits, claims, actions, investigations or proceedings, whether judicial or administrative, challenging the Merger Agreement or the consummation of the Business Combination, including by seeking to have any stay or temporary restraining order entered by any court or other governmental entity vacated or reversed.

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The Company on one hand, and F45 and the F45 Stockholders on the other hand, along with their respective affiliates and representatives, will release the other parties from any disputes, claims, losses, controversies, demands, rights, liabilities, actions and causes of action of every kind and nature, whether known or unknown, arising from any matter concerning the Company or F45 or its subsidiaries occurring prior to the closing of the Business Combination, except as otherwise contemplated by the Merger Agreement.

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The parties to the Merger Agreement (other than the Stockholder Representative) will use reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Business Combination.

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F45 and the Company shall use their respective commercially reasonable efforts to cause the Company to enter into a noncompetition agreement with Adam Gilchrist on terms that are mutually acceptable to

Adam Gilchrist and F45 and that are consented to by the Company. F45 or its subsidiaries may but are not obligated to enter into employment agreements with such officers of F45 or its subsidiaries, and on such terms, as shall be determined by F45.

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F45 and the Company shall cooperate in good faith with the applicable F45 Stockholders, Crescent and Sponsor to negotiate and execute a stockholders agreement, which shall provide for, among other things, board composition rights (including the right of Sponsor to initially nominate two directors, each of whom shall be independent as of the closing of the Business Combination), and shall contain such other customary terms and conditions as may be agreed to among the parties, with such agreement to become effective as of, and subject to the occurrence of, the closing of the Business Combination.

Survival of Representations, Warranties and Covenants

No Survival

None of the representations, warranties, covenants or agreements in the Merger Agreement or in any instrument delivered pursuant to the Merger Agreement will survive the closing of the Business Combination and all rights, claims and causes of action (whether in contract or in tort or otherwise, or whether at law or in equity) with respect thereto shall terminate at the closing of the Business Combination, except (i) in the case of intentional fraud in making the representations and warranties set forth in the Merger Agreement and (ii) in the case of any covenant or agreement of the parties which by its terms is required to be performed or complied with in whole or in part after the closing of the Business Combination, which covenants and agreements shall survive the closing of the Business Combination in accordance with their respective terms.

Termination

The Merger Agreement may be terminated and the Business Combination may be abandoned any time prior to closing of the Business Combination, whether before or after stockholder approval of the Merger Agreement, as follows:

•	by mutual written agreement of the Company and F45 at any time;

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by either the Company or F45 if the Business Combination has not been consummated by December 24, 2020; provided, however, that the right to terminate the Merger Agreement by such date will not be available to any party whose action or failure to act (or, in the case of the Company, of First Merger Sub or Second Merger Sub’s action or failure to act) has been a principal cause of or resulted in the failure of the Business Combination to occur on or before such date and such action or failure to act constitutes a breach of the Merger Agreement; provided, further, that either the Company or F45 may extend such date to February 24, 2021, if all of the conditions to closing the Business Combination have been satisfied or waived other than certain regulatory approvals; and provided, further, that such date shall be automatically extended day-for-day for each business day a government shutdown is in effect that prevents the consummation of the Business Combination for a maximum of 60 days unless otherwise mutually agreed in writing by the parties to the Merger Agreement;

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by either F45 or the Company if a governmental entity has issued an order or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Business Combination, which order or other action is final and nonappealable;

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by F45, upon a breach of any representation, warranty, covenant or agreement set forth in the Merger Agreement on the part of the Company, First Merger Sub or Second Merger Sub, or if any representation or warranty of the Company, First Merger Sub or Second Merger Sub has become untrue, in either case such that the closing conditions for F45’s benefit would not be satisfied as of the time of such breach or as of the time such representation or warranty has become untrue; provided, that if such breach by the Company, First Merger Sub or Second Merger Sub is curable by the Company, First Merger Sub or Second Merger Sub prior to the closing of the Business Combination, then F45 will first provide written notice of such breach and may not terminate the Merger Agreement until the earlier of: (i) 30 days after delivery of written notice from F45 to the Company of such breach; and (ii) December 24, 2020 (or such date as may be extended pursuant to the terms of the Merger Agreement); provided, further, that each of the Company, First Merger Sub and Second Merger Sub continues to exercise commercially reasonable efforts to cure such breach (it being understood that F45 may not terminate the Merger Agreement if: (A) it has materially breached the Merger Agreement and such breach has not been cured; or (B) such breach by the Company, First Merger Sub or Second Merger Sub is cured during such 30-day period);

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by the Company, upon a breach of any representation, warranty, covenant or agreement set forth in the Merger Agreement on the part of F45 or if any representation or warranty of F45 has become untrue, in either case such that the closing conditions for the benefit of the Company, First Merger Sub and Second Merger Sub would not be satisfied as of the time of such breach or as of the time such representation or warranty has become untrue; provided, that if such breach is curable by F45 prior to the closing of the Business Combination, then the Company must first provide written notice of such breach and may not terminate the Merger Agreement until the earlier of: (i) 30 days after delivery of written notice from the Company to F45 of such breach; and (ii) December 24, 2020 (or such date as may be extended pursuant to the terms of the Merger Agreement); provided, further, that F45 continues to exercise commercially reasonable efforts to cure such breach (it being understood that the Company may not terminate the Merger Agreement if: (A) it has materially breached the Merger Agreement and such breach has not been cured; or (B) such breach by F45 is cured during such 30-day period);

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by either the Company or F45, if, at the Special Meeting (including any adjournments thereof), the Business Combination Proposal, the Nasdaq Proposal, the Charter Proposals, the Incentive Plan Proposal and any other proposals the parties deem necessary or desirable for the consummation of the Business Combination are not duly adopted by the stockholders of the Company by the requisite vote under the DGCL, Nasdaq and the Company organizational documents; provided, that the Company shall not be permitted to terminate the Merger Agreement if the failure to obtain such approval of the foregoing proposals is proximately caused by any action or failure to act of the Company that constitutes a breach of the Merger Agreement;

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by F45, if (i) a change in recommendation of the Board shall have occurred, (ii) the Company shall have failed to publicly reaffirm its recommendation of the Business Combination within 10 business days after the date any acquisition proposal or any material modification thereto is first commenced, publicly announced, distributed or disseminated to the Company’s stockholders upon a request to do so by F45, (iii) the Company or its Board shall have breached or failed to perform certain of its obligations set forth in the Merger Agreement or (iv) the Company or its Board (or any committee thereof) shall have formally resolved or publicly authorized or proposed to take any of the foregoing actions; or

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by either F45 or the Company, if (i) the redemptions by public stockholders have resulted in our total cash proceeds being less than $225,000,000 at the closing of the Business Combination and (ii) within 7 business days after delivery of written notice thereof by the Company to Crescent, Crescent has not increased our total cash proceeds by exercising Crescent’s right but not obligation, either alone or with our Sponsor, to purchase additional shares of Class A Stock for $10.00 per share to the amount of such deficiency.

In the event of termination of the Merger Agreement, the Merger Agreement will become void and there will be no liability or obligation on the part of any party thereto, except for obligations relating to: (i) publicity and confidentiality, (ii) claims against the Trust Account; (iii) certain miscellaneous provisions of the Merger Agreement, including those related to governing law and forum, and (iv) the confidentiality agreement between the Company and F45. However, no such termination will relieve any party to the Merger Agreement from any liability resulting from any intentional breach of the Merger Agreement or intentional and actual fraud in the making of the representations and warranties in the Merger Agreement.

Amendments

The Merger Agreement may be amended by the parties to the Merger Agreement at any time by execution of an instrument in writing signed on behalf of each of the parties to the Merger Agreement.

Related Agreements

Sponsor Support Agreement

On June 24, 2020, the Company entered into a Sponsor Support Agreement, attached hereto as Annex B, with F45, the Sponsor and certain record and beneficial owners of our Founder Shares. Pursuant to the Sponsor Support Agreement, each of the parties signatory thereto (besides the Company and F45) agreed to, among other things: certain restrictions on the transfer of Company securities owned or beneficially owned by such party or acquired thereafter; vote Company securities owned or beneficially owned by such party in favor of the approval of the Business Combination and other proposals set forth in this proxy statement; refrain from redeeming Company securities owned or beneficially owned by such party; and waive certain other rights associated with the ownership or beneficial ownership of Company securities by such party. As an incentive for F45 to enter into the Merger Agreement, our Sponsor also agreed that 1,250,000 shares of Class A Stock held by it immediately following the closing of the Business Combination (and following the automatic conversion of such shares upon the closing of the Business Combination from shares of Class F Stock into shares of Class A Stock) will be subject to a five-year lock-up in which, subject to limited exceptions, it may not transfer, assign or sell such Founder Shares until, following the closing of the Business Combination: (A) the volume weighted average share price of Class A Stock trading on Nasdaq equals or exceeds $12.50 per share for any 20 trading days within any 30-trading day period or any shares of Class B Stock shall be converted or become eligible for conversion into shares of Class A Stock or any other form of consideration, in which case 50% of such Lock-Up Shares will be released; and (B) the volume weighted average share price of Class A Stock trading on Nasdaq equals or exceeds $15.00 per share for any 20 trading days within any 30-trading day period or any shares of Class C Stock shall be converted or become eligible for conversion into shares of Class A Stock or any other form of consideration, in which case the remaining 50% of such Lock-Up Shares will be released. Any of such Lock-Up Shares that are not released are forfeited.

Amended and Restated Forward Purchase Agreement

On June 24, 2020, Crescent and the Company entered into the Amended and Restated Forward Purchase Agreement, pursuant to which Crescent has committed to purchase from the Company, subject to the terms and conditions set forth therein, 5,000,000 shares of Class A Stock plus 1,666,666 2/3 Warrants for an aggregate purchase price of $50 million in a private placement that will close immediately prior to the Business Combination, which such commitment Crescent may assign, in whole or in part, to certain transferees, including, but not limited to, its current or prospective limited partners (Crescent and such possible transferees together comprising the Forward Purchasers). The securities issued pursuant to the Amended and Restated Forward Purchase Agreement, subject to limited exceptions, cannot be transferred, assigned or sold until the earlier to occur of: (A) one year after the completion of the Business Combination or (B) subsequent to the Business Combination, (x) if the last sale price of the Company’s Class A Stock on Nasdaq equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Business Combination, or (y) the date on which the Company completes a liquidation, merger, stock exchange, reorganization or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of Common Stock for cash, securities or other property.

Amended and Restated Registration Rights Agreement

At the closing of the Business Combination, the Company will enter into the Amended and Restated Registration Rights Agreement, substantially in the form attached as Annex F to this proxy statement, with our

Sponsor and certain other stockholders of the post-Business Combination Company, including the F45 Stockholders. Pursuant to the terms of the Amended and Restated Registration Rights Agreement, (a) any outstanding share of Class A Stock or any other equity security (including the Private Placement Warrants) of the Company held by a signatory thereto (besides the Company) as of the date of the Amended and Restated Registration Rights Agreement or thereafter acquired by a such holder (including the shares of Class A Stock issued upon conversion of the Class F Stock, Class B Stock or Class C Stock and upon exercise of any Private Placement Warrants or any other equity security of the Company) and (b) any other equity security of the Company issued or issuable with respect to any such share of Common Stock held by such holder by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise, will be entitled to registration rights.

The Amended and Restated Registration Rights Agreement provides that the Company will, as soon as practicable, but in any event within 30 days after the consummation of the Business Combination, file with the SEC a shelf registration statement. Such shelf registration statement shall register the resale of all securities registrable pursuant to the Amended and Restated Registration Rights Agreement held by the signatories thereto (besides the Company) from time to time, and the Company will use commercially reasonable efforts to have such registration statement declared effective as soon as practicable after the filing thereof, but in no event later than 60 days following the initial filing deadline. A majority of the signatories to the Amended and Restated Registration Rights Agreement associated with the Sponsor, as a group, and a majority of the F45 Stockholders, as a group, are each entitled to make up to three demands for registration, excluding short form demands, that the Company register shares of Common Stock held by these parties. In addition, the Amended and Restated Registration Rights Agreement provides certain “piggy-back” registration rights. The Company will bear the expenses incurred in connection with the filing of any registration statements pursuant to the terms of the Amended and Restated Registration Rights Agreement. The Company and the other signatories to the Amended and Restated Registration Rights Agreement will provide customary indemnification in connection with offerings of Common Stock effected pursuant to the terms of the Amended and Restated Registration Rights Agreement.

In the Amended and Restated Registration Rights Agreement, the F45 Stockholders will also agree, subject to certain exceptions, to be bound by restrictions on the transfer of their Class A Stock acquired pursuant to the Merger Agreement for the earlier of (x) 180 days after the completion of the Business Combination or (y) the date on which the Company completes a liquidation or similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of Common Stock for cash, securities or other property.

Separately, on March 7, 2019, we entered into a letter agreement with our Sponsor and our directors and officers at the time (which includes our Initial Stockholders), and, on February 14, 2020, we entered into a letter agreement with our subsequently appointed director, pursuant to which they agreed to restrictions on the transfer of any securities of the Company owned by them (including all of the Founder Shares and Private Placement Warrants), which (i) in the case of the Class F Stock, which will be converted into shares of Class A Stock at the consummation of the Business Combination on a one-for-one basis, is the earlier of (x) one year after the completion of the Business Combination, (y) the last sale price of shares of our Class A Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Business Combination, or (z) the date on which Company completes a liquidation or similar transaction that results in all of the Company’s stockholders have the right to exchange their shares of Common Stock for cash, securities or other property, and (ii) in the case of the Private Placement Warrants and the respective Class A Stock underlying the Private Placement Warrants, is 30 days after the completion of the Business Combination.

F45 Stockholder Support Agreements

The F45 Stockholders and certain beneficial owners of F45 stock have entered into support agreements with F45, the Company and the Stockholder Representative, pursuant to which, among other things, they have agreed to (i) vote any shares of F45 stock they own in favor of the Business Combination and the adoption and approval of the Merger Agreement and the terms thereof, and any action reasonably in furtherance of any of the foregoing as contemplated by the terms of the Merger Agreement, and (ii) at the closing of the Business Combination, execute and deliver a stockholders agreement and the Amended and Restated Registration Rights Agreement. In addition, pursuant to these agreements, the F45 Stockholders waived any appraisal rights in connection with the Business Combination.

Escrow Agreement

At the closing of the Business Combination, the Company, the Stockholder Representative and Goldman Sachs Bank USA, as Escrow Agent, will enter into the Escrow Agreement, in form and substance reasonably acceptable to the parties thereto. Pursuant to the Escrow Agreement, at the closing of the Business Combination, the Company will deposit $2,000,000 into the Adjustment Escrow Account as partial security for the obligations of the F45 Stockholders in connection with any downward post-closing adjustment to the merger consideration pursuant to the terms of the Merger Agreement. The Escrow Agent will hold such amount until the final merger consideration is finally determined in accordance with the Merger Agreement, at which point the Escrow Agent will release the funds in accordance with joint written instructions duly executed and delivered by the Company and the Stockholder Representative to the Escrow Agent.

Stockholders Agreement

Pursuant to the Merger Agreement, the Company and F45 have agreed to cooperate in good faith with the applicable F45 Stockholders and our Sponsor to negotiate and execute a stockholders agreement, which shall provide for, among other things, board composition rights (including the right of our Sponsor to initially nominate two directors, each of whom shall be independent as of the closing of the Business Combination), and shall contain such other customary terms and conditions as may be agreed among the parties, with such agreement to become effective as of, and subject to the occurrence of, the closing of the Business Combination. The stockholders agreement will also prohibit issuance of Class B Stock and Class C Stock (beyond what is issued pursuant to the Merger Agreement (other than in the case of any stock split, split-up, reverse stock split, stock dividend, distribution or similar transaction) without the approval of a majority of stockholders that do not then beneficially own any Class B Stock or Class C Stock for so long as any shares of Class B Stock and Class C Stock are outstanding or until a certificate of retirement has been filed with respect thereto.

Background of the Business Combination

We are a blank check company incorporated on November 17, 2017 as a Delaware corporation and formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. The Business Combination was the result of an extensive search for a potential transaction utilizing the extensive sourcing platform and investing and operating experience of our management team, our Sponsor and the Board. The terms of the Business Combination were the result of extensive negotiations between our management team, our Sponsor, our independent directors, representatives of F45 and representatives of MWIG LLC, a Delaware limited liability company and an F45 Stockholder. The following is a brief description of the background of these negotiations, the Business Combination and related transactions.

Prior to the consummation of our IPO on March 7, 2019, neither the Company, nor anyone on its behalf, contacted any prospective target business or had any substantive discussions, formal or otherwise, with respect to a transaction with the Company.

After our IPO, the Company commenced an active search for prospective businesses and assets to acquire. Representatives of our management team and Crescent contacted and were contacted by a number of individuals and entities with respect to acquisition opportunities.

In evaluating potential businesses and assets to acquire, the Company, together with our management team and Crescent, considered acquisition candidates across various industry categories, utilizing our Sponsor’s vast network of contacts for introductions to potential targets as well as Crescent’s intimate knowledge of the private company marketplace. The Company generally focused on targets that: (i) are of sufficient size to be a public company, which the Company generally views as an enterprise value of at least $750 million or more; (ii) would benefit from access to public markets to fund strategic initiatives; (iii) exhibit attractive growth characteristics; (iv) are led by exceptional management teams; and (v) have a track record of generating free cash flow. When evaluating potential targets, the Company generally judged opportunities against these criteria, in addition to others.

Since our IPO, our management team, our Sponsor and Crescent:

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have considered and analyzed approximately 150 potential acquisition targets other than F45 (the “Other Potential Targets”), including having and conducting over 50 meetings and calls with the owners of the Other Potential Targets; and

•	ultimately engaged in detailed discussions and negotiations and due diligence with eight Other Potential Targets or their representatives.

The eight Other Potential Target businesses that we considered in greater detail consisted of: (i) a company in the business services industry (“Company A”); (ii) a company in the leisure and entertainment industry (“Company B”); (iii) a company in the distribution industry (“Company C”); (iv) a company in the media and entertainment industry (“Company D”); (v) a company in the technology industry (“Company E”); (vi) a company in the consumer retail industry (“Company F”); (vii) a company in the advertising technology industry (“Company G”); and (viii) a company in the financial services industry (“Company H”).

The Company engaged in discussions with Company A from March 2019 through April 2019, but Company A ultimately decided to enter into a transaction with another acquirer. The Company engaged in discussions with Company B from May 2019 through July 2019, but Company B ultimately decided to focus on its previously planned initial public offering. The Company engaged in discussions with Company C from August 2019 to February 2020, but Company C ultimately decided to enter into a transaction with another acquirer. The Company engaged in discussions with Company D from October 2019 to February 2020, but the Company and Company D determined that the timing was not right for Company D to enter into a transaction with the Company. The Company engaged in discussions with Company E from November 2019 to December 2019, but Company E ultimately decided to enter into a transaction with another acquirer. The Company separately engaged in discussions with Company F from December 2019 to April 2020, Company G from February 2020 to April 2020, and Company H from February 2020 to April 2020, but halted discussions with each of the foregoing parties to focus on the Business Combination.

On April 10, 2020, Mark Wahlberg, investor and a board member of F45, was in a discussion with Mark Attanasio, Co-Managing Partner of Crescent, and Mark DeVincentis, Managing Director of Crescent, about a variety of unrelated topics and brought up a fitness franchise chain he was involved with that had been planning to go public before the COVID-19 pandemic disrupted its initial public offering. Mr. Attanasio brought up the SPAC that Crescent had recently raised with the other members of the Sponsor and, after hearing a brief overview of the business, thought it would be a good fit. After Mr. Attanasio expressed his interest in engaging, Mr. Wahlberg offered to arrange an introductory telephonic meeting with Michael Raymond, sole manager of FOD Capital, LLC, a Florida limited liability company, which recently invested in F45 with Mr. Wahlberg through MWIG LLC.

On April 13, 2020, Mr. Raymond had an introductory telephonic meeting with Messrs. Attanasio and DeVincentis and Robert Beyer, Executive Chairman of the Company, during which Mr. Raymond provided an overview of F45 and its previously planned initial public offering. Mr. Beyer provided an overview of the Company, including the members of our management team as well as the investment process. Mr. Beyer conveyed the desire of the Company to engage with F45 and perform due diligence in order to be able to provide a broad framework for a potential business combination between the parties. Subsequent to the discussion, Mr. Beyer sent Mr. Raymond some additional information on the Company.

On April 14, 2020, Adam Gilchrist, Chief Executive Officer of F45, Chris Payne, Chief Financial Officer of F45, and Mr. Raymond had a telephonic introductory meeting with Messrs. Attanasio, Beyer and DeVincentis and Todd Purdy, our Chief Executive Officer. During the meeting, Mr. Gilchrist provided a detailed overview of F45, including the historical performance and growth of the business, F45’s key competitive advantages and an overview of the strategic initiatives that were put in place at the beginning of the COVID-19 pandemic to help F45’s franchisees continue to engage with their member community even while their studios were shut down. Mr. Gilchrist also discussed the long-term vision of the F45 team, as well as the reasons that F45 would like to be a public company. Following this call, also on April 14, 2020, the Company entered into a Mutual Confidentiality and Non-Disclosure Agreement with F45. Subsequent to the call and execution of the Non-Disclosure Agreement, the Company was granted access to confidential information regarding F45 via an online data room that had been established in connection with F45’s previously planned initial public offering to begin to conduct due diligence.

The Company then commenced extensive business due diligence on F45, including calls with Mr. Payne as well as Fisher Pressman, F45’s Vice President of Finance. The discussion topics included, among others, franchisee performance and economics, new franchise sales and openings, F45’s regional growth strategy, the competitive landscape, the member community and F45’s response to the global shutdown of F45 studios as a result of the COVID-19 pandemic. In addition, due diligence was performed on F45’s historical financials and projection model. The Company’s diligence review process continued up through the date the Merger Agreement was executed on June 24, 2020.

On April 22, 2020, Mr. Purdy spoke to representatives of Credit Suisse, the Company’s financial advisor in connection with the Business Combination, to discuss F45. The Company provided additional information to Credit Suisse based on due diligence performed up to that date.

On April 23, 2020, during a diligence call between Messrs. Gilchrist, Payne, Purdy and other members of the Company’s investment team, Mr. Gilchrist asked Mr. Purdy about the Company’s timeline and when they should expect feedback on the potential Business Combination. Mr. Purdy communicated that the due diligence process was going well and that the Company expected to be in a position to provide feedback within the next few days.

On April 24, 2020, the Company engaged Skadden as legal counsel to assist with the preparation of a non-binding letter of intent (“LOI”).

On April 25, 2020, Mr. Beyer sent overview materials on F45, including the Company’s preliminary investment memo, to the Board, and asked to schedule a meeting for April 27, 2020, to discuss potentially submitting the LOI.

On April 27, 2020, the Company held a special meeting of the Board. Representatives of Crescent and members of Company management were in attendance by invitation of the Board. Messrs. Beyer and Purdy provided the other members of the Board with an overview of F45 and rationale for the transaction, went through the business due diligence performed to date and reviewed a draft LOI for the potential Business Combination with F45. Representatives of Crescent also reviewed the terms of the Amended and Restated Forward Purchase Agreement with the Board and expressed support for further exploring the potential Business Combination with F45. After a robust discussion, including with respect to F45’s plans for addressing the COVID-19 pandemic and other aspects of F45’s business, the Board approved submitting the draft LOI to F45.

Subsequently, later on April 27, 2020, Mr. Beyer submitted the draft LOI to F45, which detailed the proposed transaction, including valuation, structuring considerations for the transaction, use of proceeds, proposed governance terms and an illustrative timeline from executing the draft LOI, through the execution of a definitive acquisition agreement and up to the stockholder vote and transaction close.

On April 28, 2020, the Company held a call with Messrs. Gilchrist, Payne and Raymond, representatives of Goldman Sachs, F45’s financial advisor in connection with the Business Combination and representatives of Credit Suisse, to discuss the key points of the LOI and to permit the Company to answer any questions that F45 or its advisors had in relation to the proposed terms of the Business Combination. After a discussion around the salient proposed terms, F45 told the Company that they would provide a response after discussing internally and with their financial advisor.

On April 30, 2020, F45 and Goldman Sachs sent the Company a revised draft of the LOI, and F45 and Goldman Sachs subsequently held a call with the Company and Credit Suisse to discuss certain terms of the Company’s previously submitted draft LOI, including F45’s proposed revisions. After discussion, the Company proposed to provide a revised draft of the LOI that would address key concerns raised by F45.

On May 1, 2020, Mr. Gilchrist and Mr. Beyer had a phone call to discuss a proposed revised LOI that the pair hoped would address any remaining high-level open items to be resolved prior to moving forward with further discussions regarding the potential Business Combination.

On May 1, 2020, Mr. Beyer sent a follow-up email to the Board with the proposed revisions to the previously approved LOI, and the Board approved the revised terms.

On May 2, 2020, the Company sent a revised LOI to F45, which both parties subsequently executed.

On May 3, 2020, Messrs. Payne and Purdy had a call to discuss the multiple work streams needed to allow the Company and F45 to execute a Merger Agreement.

In early May 2020, the Company engaged EY to advise on tax diligence and structuring matters and ABL as Australian local counsel. Throughout May 2020 and June 2020, representatives of Skadden, ABL and EY held several telephonic conferences with F45’s advisors along with Patrick Grosso, Chief Legal Officer of F45, and other members of his legal staff to discuss the proposed transaction structure and terms of the Merger Agreement as well as the diligence process and due diligence matters. On May 4, 2020, representatives of Skadden and ABL were granted access to the online data room and proceeded to conduct legal diligence up through the date the Merger Agreement was executed on June 24, 2020.

On May 12, 2020, the Company held due diligence calls with a number of members from the F45 senior management team, including Mitchell Raisch, Chief Marketing Officer, Luke Armstrong, Chief Revenue Officer, and Heather Christie, Chief Operating Officer. The main diligence topics discussed included lead generation for the franchisee sales pipeline, a detailed overview of the sales funnel and on-boarding process for newly signed franchisees, and corporate support to new studios once they are open.

On May 12, 2020, the Company also held a diligence call with Messrs. Payne and Pressman to discuss a number of diligence topics related to data room files. The majority of the discussion revolved around the performance of studios during the COVID-19 pandemic shutdown as well as the various virtual offerings provided by F45 to their franchisees to help them with revenue generation.

On May 12, 2020, Mr. Eric Hall, a member of the Company’s investment team, had an initial conversation with representatives of Marsh regarding insurance due diligence and procurement of representations and warranties insurance (“R&W Insurance”). After an overview of the proposed Business Combination, Marsh agreed to perform required due diligence and gather quotes for R&W Insurance.

On May 18, 2020, after speaking with individual Board members earlier in the month, George P. Hawley, our General Counsel, spoke to the Board regarding fiduciary duties owed by the Board.

On May 19, 2020, Messrs. Gilchrist, Raymond, Beyer and Purdy had a discussion about the general timeline and structure for the potential Business Combination.

On May 20, 2020, Skadden, on behalf of the Company, provided an initial draft of the Merger Agreement to Gibson Dunn, on behalf of F45.

On May 29, 2020, the Company held a special meeting with the Board to update them on business due diligence to date, transaction status and to seek approval to proceed with F45 to speak to selected Company stockholders in the “testing-the-waters” phase. Representatives of Crescent and Skadden and members of Company management were in attendance by invitation of the Board. Messrs. Beyer and Purdy reviewed the draft “testing-the waters” presentation that had been distributed to the Board in advance of meeting and provided an update on business diligence. Representatives of Skadden then gave the Board a presentation describing their fiduciary duties in connection with evaluating a transaction. After a robust discussion, the Board approved moving forward with exploration of the Business Combination, including discussing the Business Combination with selected Company stockholders.

On June 1, 2020, in advance of potential investor meetings and in light of current market conditions and a desire to position the Business Combination at an attractive discount relative to F45’s public peer set, Mr. Beyer reached out to Mr. Gilchrist and Mr. Raymond to discuss revising the valuation. After discussing internally, Mr. Gilchrist and Mr. Raymond agreed to the new valuation.

On June 3, 2020, Messrs. Beyer and Purdy and representatives of Credit Suisse discussed via telephone the potential business combination with F45 in preparation for scheduled meetings with certain of the Company’s stockholders on June 8, 2020.

Also on June 3, 2020, Gibson Dunn, on F45’s behalf, provided a revised draft of the Merger Agreement to Skadden, on the Company’s behalf. This draft reflected the following key changes to the draft Merger Agreement provided by Skadden at the Company’s request: (i) a request that our Sponsor or the Company reimburse F45’s expenses in the event of a termination of the Merger Agreement under certain circumstances; (ii) a reduction of the purchase price adjustment escrow from $2,000,000 to $1,000,000 and a limit on the maximum amount of any adjustments to the amount of the escrow; (iii) a request that the parties amend and restate the previously entered into forward purchase agreement by and between the Company and Crescent prior to signing the Merger Agreement to solidify Crescent’s obligations to provide the $50,000,000 in financing thereunder for the Business Combination; and (iv) a request that our Sponsor enter into a support agreement.

In addition, during the period from June 6, 2020, through June 24, 2020, representatives of F45, the Company, Gibson Dunn and Skadden conducted various telephonic conferences to discuss and resolve the issues related to the potential Business Combination, including relating to structuring considerations and ancillary documents.

During the week of June 8, 2020, Mr. Beyer and Mr. Gilchrist spoke a number of times on the phone to discuss the upcoming investor meetings as well as discuss timing of the transaction.

During the week of June 8, 2020, Messrs. Gilchrist, Payne, Wahlberg, Beyer and Purdy met with certain stockholders of the Company to discuss their perspectives and to solicit feedback on a potential Business Combination between the Company and F45. Each stockholder was informed in advance that the information that would be shared may constitute material non-public information, and each stockholder agreed to be bound by certain confidentiality obligations as well as a prohibition on trading the securities of the Company and using the information gleaned from these meetings for purposes other than such stockholder’s evaluation of the potential Business Combination. During the meetings, Messrs. Gilchrist, Payne, Wahlberg, Beyer and Purdy reviewed with the stockholders certain information regarding F45 and the post-Business Combination Company, including certain projected financial information regarding F45’s business. The feedback and responses received from the Company’s stockholders regarding the potential Business Combination between the Company and F45 were generally positive.

On June 8, 2020, Skadden, on behalf of the Company, provided a revised draft of the Merger Agreement to Gibson Dunn, on behalf of F45. Skadden and Gibson Dunn continued to exchange several more drafts of the Merger Agreement on behalf of the Company and F45, respectively, through the morning of June 24, 2020, including to resolve differences around potential reimbursement of expenses, treatment of transaction costs and other purchase price adjustment mechanics and structuring of earn-out shares.

On June 10, 2020, after receiving quotes from a number of insurance carriers and subsequent negotiations, the Company formally engaged Euclid Transactional, LLC to explore the possibility of its providing R&W Insurance on satisfactory terms.

On June 12, 2020, Gibson Dunn, on behalf of F45, provided a set of F45’s disclosure schedules with respect to the Merger Agreement to Skadden, on behalf of the Company. On June 17, 2020, Skadden, on behalf of the Company, provided a set of the Company’s disclosure schedules with respect to the Merger Agreement to Gibson Dunn, on behalf of F45. Gibson Dunn and Skadden continued to exchange drafts of the disclosure schedules on behalf of the Company and F45, respectively, up through the time the Merger Agreement was executed on June 24, 2020.

On June 15, 2020, Gibson Dunn, on behalf of F45, e-mailed to Skadden, on behalf of the Company, an initial draft of the Sponsor Support Agreement. Skadden and Gibson Dunn exchanged multiple drafts of this and various other ancillary agreements and documentation to be entered into in connection with the Business Combination on behalf of the Company and F45, respectively, including the Amended and Restated Forward Purchase Agreement which was also executed on June 24, 2020. See “—Related Agreements—Amended and Restated Forward Purchase Agreement” and “—Related Agreements—Sponsor Support Agreement” above for additional information.

On June 16, 2020, the Company held a special meeting with the Board to discuss the current status of negotiations surrounding the terms of the Business Combination. Representatives of Crescent and Skadden and members of Company management were in attendance by invitation of the Board. Our Chairman Jean-Marc Chapus provided the other Board members with an update on business due diligence. Mr. Beyer then provided an update regarding the “testing-the-waters” discussions with selected Company stockholders and an overview of the status of negotiations with F45. Mr. Purdy along with representatives of Skadden next reviewed with the Board open points of negotiation in the terms of the Business Combination, including the Merger Agreement and the other definitive agreements, copies of which were provided to the Board in advance of the meeting, along with an update on legal due diligence and valuation. A robust discussion ensued regarding the Merger Agreement, related processes and diligence updates.

On June 19, 2020, the Company, along with representatives from Skadden, EY and Marsh, held an underwriting diligence call with Marsh and Euclid Transactional LLC for the Company’s exploration of R&W Insurance.

On June 20, 2020, the Company held a special meeting with the Board to discuss anticipated final transaction terms and evaluate the Business Combination. Representatives of Crescent and Skadden and members of Company management were in attendance by invitation of the Board. Messrs. Beyer and Purdy along with representatives of Skadden reviewed the terms of the Business Combination, including the Merger Agreement and the other definitive agreements, copies of which were provided to the Board in advance of the meeting. Following discussion and consideration, the Board concluded, taking into account the criteria utilized by the Company to evaluate acquisition opportunities and based upon its evaluation of F45, that the Merger Agreement, the other agreements contemplated thereby and the Business Combination were fair to, advisable and in the best interests of the Company and its stockholders and that it was advisable for the Company to enter into the Merger Agreement and consummate the transactions contemplated thereby. Upon a motion duly made and seconded, the Board unanimously resolved that the Merger Agreement and each of the related agreements and the Business Combination be approved.

On June 22, 2020, representatives from F45, the Company, Gibson Dunn and Skadden held a telephonic meeting to discuss and finalize all outstanding issues in advance of signing the Merger Agreement.

On June 23, 2020, Mr. Beyer sent an email to the Board updating them on the final Merger Agreement and requested confirmation of their support and approval for the Business Combination, and the Board unanimously consented.

On June 24, 2020, the parties executed the Merger Agreement and other documentation related thereto. See “—The Merger Agreement” beginning on page 142 of this proxy statement for a discussion of the terms of the Merger Agreement. On the morning of June 24, 2020, before the stock market opened, the Company announced the execution of the Merger Agreement and the Business Combination.

Independent Director Oversight

Our Board is comprised of a majority of independent directors who are not affiliated with our Sponsor and its affiliates, including Crescent. In connection with the Business Combination, our independent directors, Mss. Briscoe and Naftzger and Messrs. Gauthier and Turner, took an active role in evaluating and negotiating the proposed terms of the Business Combination, including the Merger Agreement, the Related Agreements and the amendments to our amended and restated certificate of incorporation to take effect upon the completion of the Business Combination. As part of their evaluation of the Business Combination, our independent directors were aware of the potential conflicts of interest with our Sponsor and its affiliates, including Crescent, that could arise with regard to the proposed terms of the Merger Agreement and amendments to our amended and restated certificate of incorporation to take effect upon the completion of the Business Combination (including the election not to be bound or governed by, or otherwise subject to, Section 203 of the DGCL, thereby removing certain restrictions on business combinations with interested stockholders, which amendment will become effective 12 months after the Second Amended and Restated Certificate of Incorporation is filed and becomes effective). Our independent directors reviewed and considered these interests during the negotiation of the Business Combination and in evaluating and unanimously approving, as members of the Board, the Merger Agreement and the transactions contemplated therein, including the Business Combination.

The Company’s Board of Directors’ Reasons for the Approval of the Business Combination

The Board, in evaluating the transaction with F45, consulted with the Company’s management and its legal counsel, financial advisor and other advisors. In reaching its unanimous resolution (i) that the terms and conditions of the Merger Agreement and the transactions contemplated thereby, including the Business Combination, are advisable, fair to and in the best interests of the Company and its stockholders and (ii) to recommend that the Company’s stockholders adopt the Merger Agreement and approve the transactions contemplated thereby, including the Business Combination, the Board considered and evaluated a number of factors, including, but not limited to, the factors discussed below. In light of the number and wide variety of factors considered in connection with its evaluation of the Business Combination, the Board did not consider it practicable to, and did not attempt to, quantify or otherwise assign relative weights to the specific factors that it considered in reaching its determination and supporting its decision. The Board viewed its decision as being based on all of the information available and the factors presented to and considered by it. In addition, individual directors may have given different weight to different factors. This explanation of the Company’s reasons for the Business Combination and all other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed under “Cautionary Note Regarding Forward-Looking Statements” beginning on page 10 of this proxy statement.

The Board considered a number of factors pertaining to the Business Combination as generally supporting its decision to enter into the Merger Agreement and the transactions contemplated thereby, including, but not limited to, the following material factors:

•

Attractive Business Model with Strong Free Cash Flow. F45 has built a fast-growing and profitable business since its founding in 2013, with a franchise model that leads to attractive profit margins and a healthy free cash flow profile. Due to a unique workout routine that drives strong member loyalty and community, F45 has been able to rapidly scale first in its home market of Australia and more recently throughout the U.S. and across various countries around the world. With an asset-light business model and historically strong profit margins, F45 has been able to consistently generate free cash flow.

•

Low-Cost, Repeatable Franchise Model. F45 has created a low-cost and repeatable franchise business model that requires a low up-front investment by franchisees and, with F45 providing all the equipment and materials needed to open a studio in one convenient package known as a “World Pack,” a quick setup. The ease of opening a studio combined with low overhead operating expenses, primarily consisting of rent and trainer wages, allows franchisees to efficiently ramp up their studios to break-even, with the average studio profitable within six months of opening.

•

F45’s Proven and Experienced Management Team. The Board considered the fact that the post-Business Combination Company will be led by the senior management team of F45, including co-founder and Chief Executive Officer Adam Gilchrist, who has a proven track record of innovation, operational excellence and strategic direction. Mr. Gilchrist is supported by a superb management team that has proven their ability to not only scale F45’s business but also maintain a tight cost structure that has led to strong profit margins over the historical period.

•

Significant Whitespace Opportunity. F45 has grown rapidly since its inception in 2013, with a large presence in Australia, its home market. The number of F45 studios in Australia, on a per capita basis, implies a very large new studio growth opportunity in the U.S. and globally.

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F45’s Attractive Valuation. The proposed valuation of F45 represents a significant discount relative to its public peer set based on a comparison of enterprise value to 2021E EBITDA multiples. F45 also compares favorably to its peer set based on projected growth rates in revenue and EBITDA and free cash flow conversion.

•

F45’s Strong Balance Sheet. Assuming limited or no redemptions, F45’s balance sheet will have a net cash position at close. This is expected to permit F45 to opportunistically invest in strategic initiatives, including the build-out of a corporate-owned and operated studio network, by capitalizing on a favorable real estate environment to secure attractive studio locations.

•

Other Alternatives. The Board’s belief, after a thorough review of other business combination opportunities reasonably available to the Company, that the proposed Business Combination represents the best potential business combination for the Company and its stockholders based upon the process utilized to evaluate and assess other potential acquisition targets, and the Board’s and Company management’s belief that such processes had not presented a better alternative.

•	Terms of the Merger Agreement. The Board considered the terms and conditions of the Merger Agreement and the transactions contemplated thereby, including the Business Combination.

•

Continued Ownership By Sellers. The Board considered that the F45 Stockholders would receive a significant amount of our Common Stock as part of its consideration and would collectively be the largest stockholders of the Company following the Business Combination. The Board considered this a strong sign of the F45 Stockholders’ confidence in F45 and the benefits to be realized as a result of the Business Combination.

•

Independent Director Role. The Board is comprised of a majority of independent directors who are not affiliated with our Sponsor and its affiliates, including Crescent. In connection with the Business Combination, our independent directors, Messrs. John Gauthier and Jason Turner and Mss. Kathleen

Briscoe and Sandra Naftzger took an active role in evaluating the proposed terms of the Business Combination, including the Merger Agreement. Our independent directors evaluated and unanimously approved, as members of the Board, the Merger Agreement and the transactions contemplated therein, including the Business Combination.

The Board also considered a variety of uncertainties and risks and other potentially negative factors concerning the Business Combination, including, but not limited to, the following:

•	Benefits Not Achieved. The risk that the potential benefits of the Business Combination may not be fully achieved, or may not be achieved within the expected timeframe.

•	COVID-19. Uncertainties regarding the potential impacts of the COVID-19 pandemic and related economic disruptions on F45’s and its franchisees’ operations and demand for new franchises.

•

Liquidation of the Company. The risks and costs to the Company if the Business Combination is not completed, including the risk of diverting management focus and resources from other business combination opportunities, which could result in the Company being unable to effect a business combination by March 12, 2021, and force the Company to liquidate and the Warrants to expire worthless.

•

Exclusivity. The fact that the Merger Agreement includes an exclusivity provision that prohibits the Company from soliciting other business combination proposals, which restricts the Company’s ability to consider other potential business combinations to complete prior to March 12, 2021.

•

No Survival of Remedies for Breach of Representations, Warranties or Covenants of F45. The risk that the Company will not have any surviving remedies against the F45 Stockholders after the closing of the Business Combination to recover for losses as a result of any inaccuracies or breaches of F45’s representations, warranties or covenants set forth in the Merger Agreement. To partially mitigate against this, the Company is exploring acquiring R&W Insurance on satisfactory terms prior to the closing of the Business Combination with respect to certain of the representations and warranties of F45 contained in the Merger Agreement. However, such R&W Insurance will have certain exclusions and deductibles. As a result, the Company’s stockholders could be adversely affected by, among other things, a decrease in the financial performance or worsening of financial condition of F45 prior to the closing of the Business Combination without any ability to reduce the number of shares to be issued in the Business Combination or recover for the amount of any damages. The Board determined that this structure was appropriate and customary in light of the fact that several similar transactions include similar terms and the Company is exploring obtaining R&W Insurance on satisfactory terms.

•	Stockholder Vote. The risk that the Company’s stockholders may fail to provide the respective votes necessary to effect the Business Combination.

•

Redemptions. The risk that the Company’s current public stockholders may redeem their public shares for cash in connection with consummation of the Business Combination, thereby reducing the amount of cash available to the Company and potentially resulting in an inability to consummate the Business Combination if our total cash proceeds, after giving effect to the Amended and Restated Forward Purchase Agreement, does not equal or exceed $225,000,000.

•	Closing Conditions. The fact that completion of the Business Combination is conditioned on the satisfaction of certain closing conditions that are not within the Company’s control.

•

Litigation. The possibility of litigation challenging the Business Combination or that an adverse judgment granting permanent injunctive relief could indefinitely enjoin consummation of the Business Combination.

•	Fees and Expenses. The fees and expenses associated with completing the Business Combination.

•

Other Risks. Various other risks associated with the Business Combination, the business of the Company and the business of F45 described under “Risk Factors” beginning on page 58 of this proxy statement.

In addition to considering the factors described above, the Board also considered:

•

Interests of Certain Persons. Some officers and directors of the Company may have interests in the Business Combination as individuals that are in addition to, and that may be different from, the interests of the Company’s stockholders (see “—Interests of Certain Persons in the Business Combination”). Our independent directors reviewed and considered these interests during the negotiation of the Business Combination and in evaluating and unanimously approving, as members of the Board, the Merger Agreement and the transactions contemplated therein, including the Business Combination.

The Board concluded that the potential benefits that it expected the Company and its stockholders to achieve as a result of the Business Combination outweighed the potentially negative factors associated with the Business Combination. Accordingly, the Board unanimously determined that the Merger Agreement and the transactions contemplated thereby, including the Business Combination, were advisable, fair to, and in the best interests of, the Company and its stockholders.

Satisfaction of 80% Test

It is a requirement under our amended and restated certificate of incorporation and Nasdaq listing requirements that the business or assets acquired in our initial business combination have a fair market value equal to at least 80% of the balance of the funds in the Trust Account (excluding the deferred underwriting commissions and taxes payable on the income earned on the Trust Account) at the time of the execution of a definitive agreement for our initial business combination. Based on the financial analysis of F45 generally used to approve the transaction, our Board determined that this requirement was met. Our Board determined that the consideration being paid in the Business Combination, which amount was negotiated at arm’s-length, was fair to and in the best interests of the Company and its stockholders and appropriately reflected F45’s value. In reaching this determination, our Board concluded that it was appropriate to base such valuation in part on qualitative factors such as management strength and depth, competitive positioning, customer relationships, and technical skills, as well as quantitative factors such as its potential for future growth in revenue and profits. Our Board believes that the financial skills and background of its members qualify it to conclude that the acquisition of F45 met this requirement.

Certain Projected Financial Information

In April 2020, the Company received F45’s internally prepared financial forecast for the fiscal years ending December 31, 2020 and December 31, 2021. The prospective financial information was not prepared with a view towards compliance with the published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. There were adjustments made to the financial forecast (the “Projections”) to reflect additional levels of conservatism in F45’s operating model in the context of the Business Combination and to address investor sensitivity due to the COVID-19 pandemic. The Projections reflect a gradual restart of F45’s operations commencing in the fourth quarter of 2020, as compared to F45’s internal financial forecast contemplating a gradual restart of F45’s operations commencing in the third quarter of 2020. The Projections are subjective in many respects and therefore susceptible to varying interpretations and the need for periodic revision based on actual experience and business developments, and were not intended for third-party use, including by investors or holders. You are cautioned not to rely on the Projections in making a decision regarding the transaction, as the Projections may be materially different than actual results.

The Projections reflect numerous assumptions including assumptions with respect to general business, economic, market, regulatory and financial conditions and various other factors in existence at the time of preparation, all of which are difficult to predict and many of which are beyond F45’s or the Company’s control, such as the risks and uncertainties contained in the section entitled “Risk Factors.” The Projections reflect the consistent application of the accounting policies of F45 and should be read in conjunction with the accounting policies included in Note 2 to the accompanying the historical audited consolidated financial statements of F45 included in this proxy statement under the Section “Selected Consolidated Historical Financial and Other Information of F45.”

The Projections for revenue and costs are forward-looking statements that are based on growth assumptions that are inherently subject to significant uncertainties and contingencies, many of which are beyond F45’s or the Company’s control. While all Projections are necessarily speculative, the Company believes that the prospective financial information covering periods beyond 12 months from its date of preparation carries increasingly higher levels of uncertainty and should be read in that context. There will be differences between actual and projected results, and actual results may be materially greater or materially less than those contained in the Projections. The Projections may suggest that F45 would not be in compliance with certain covenants under its Secured Credit Facility during some portion of the 2020 fiscal year. Although a significant number of F45’s franchise studios globally were closed for a time beginning in March 2020, a material number of franchise studios in Asia, United States and Australia began to reopen or were planning to reopen and resume operations during June 2020, consistent with F45’s internal financial forecast. Additionally, the proposed Business Combination has been structured to provide enough liquidity to the post-Business Combination Company so that it should remain in compliance with such covenants. The inclusion of the Projections in this proxy statement should not be regarded as an indication that F45 or its representatives considered or currently consider the Projections to be a reliable prediction of future events, and reliance should not be placed on the Projections.

The Projections are a component of our overall evaluation of F45 and are included in this proxy statement because they were provided to the Crescent Acquisition Corp Board for its evaluation of the Business Combination. F45 has not warranted the accuracy, reliability, appropriateness or completeness of the Projections to anyone, including us. Neither F45’s management nor any of its representatives has made or makes any representation to any person regarding the ultimate performance of F45 compared to the information contained in the Projections, and none of them intends to or undertakes any obligation to update or otherwise revise the Projections to reflect circumstances existing after the date when made or to reflect the occurrence of future events in the event that any or all of the assumptions underlying the Projections are shown to be in error. Accordingly, they should not be looked upon as “guidance” of any sort. The Company will not refer back to the Projections in future periodic reports filed under the Exchange Act following the Business Combination.

Deloitte, F45’s independent auditor, has not examined, compiled or otherwise applied procedures with respect to the accompanying prospective financial information presented herein and, accordingly, expresses no opinion or any other form of assurance on it and assume no responsibility for, and disclaim any association with, the prospective financial information. The Deloitte report included in this proxy statement relates to historical financial information of F45. The Deloitte report does not extend to the Projections included herein and should not be read as if it does.

The key elements of the Projections provided to us are summarized below (in millions of dollars). The COVID-19 pandemic materially impacted F45’s operations in 2020, as nearly 100% of the franchise network had to shut their studios due to federal and local guidelines and regulations. Therefore, we believe the projected results for 2020 are not indicative of F45’s normalized operations and believe it is more instructive to look at results using a two-year cumulative average growth rate (“CAGR”). Revenue is projected to grow at a 40% two-year CAGR from 2019 to 2021, driven by the continued growth in franchisee sales (cumulative sales projected to grow at a 21% two-year CAGR from 2019 to 2021) and new studio openings, with the overall studio base projected to grow at a two-year CAGR of 32% during the same period. Adjusted EBITDA is projected to increase at a 52% two-year CAGR from 2019 to 2021, driven by growth in the studio network as noted above as well as the benefit of operating leverage, among other factors.

	Fiscal Year Ending December 31,
($ in millions)	2020E	2021E
Revenue	$60	$182
Adjusted EBITDA(1)	$8	$71
% margin	13%	39%
Unlevered Free Cash Flow(2)	$6	$69
% conversion(3)	75%	98%

(1)

Adjusted EBITDA is calculated as EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization) adjusted to exclude certain unusual or non-recurring items, certain non-cash items and other items that are not indicative of ongoing operations. For a historical reconciliation of EBITDA and Adjusted EBITDA to the most directly comparable GAAP measure of Net earnings (loss), please see the section entitled “Non-GAAP Financial Measures.”

(2)

Calculated as Adjusted EBITDA less capital expenditures. See the section entitled “Non GAAP Financial Measures” for information about Unlevered Free Cash Flow and a reconciliation of net cash (used in) provided by operating activities to Unlevered Free Cash Flow.

(3)	% conversion is calculated as (i) Adjusted EBITDA minus capital expenditures, divided by (ii) Adjusted EBITDA.

Interests of Certain Persons in the Business Combination

In considering the recommendation of our Board to vote in favor of the Business Combination, stockholders should be aware that aside from their interests as stockholders, certain members of our Board and officers, as well as our Sponsor, have interests in the Business Combination that are different from, or in addition to, those of other stockholders generally. Our Board was aware of and considered these interests, among other matters, in evaluating and negotiating the Business Combination, and in recommending to stockholders that they approve the Business Combination. Stockholders should take these interests into account in deciding whether to approve the Business Combination.

These interests include, among other things:

•

the fact that our Sponsor, officers (other than our officer who was appointed subsequent to our IPO, who does not own any shares of our Common Stock) and directors (including our independent directors) have agreed to waive their redemption rights with respect to any shares of our Common Stock they may hold in connection with the consummation of the Business Combination, including all of the Founder Shares;

•

the fact that our Sponsor has agreed to, in its capacity as the holder of a majority of our Class F Stock, waive the right to a conversion price adjustment with respect to all shares of our Class F Stock in connection with the consummation of the Business Combination, such authority granted to the majority holders of our Class F Stock in our amended and restated certificate of incorporation;

•

the fact that our Sponsor paid an aggregate of $25,000 for 6,250,000 shares of Class F Stock (75,000 of which have been transferred to our independent directors, after giving effect to the (i) surrender of 1,437,500 shares on November 29, 2017 and (ii) forfeiture of 937,500 shares in April 2019) which will be converted into Class A Stock upon the closing of the Business Combination, including the Lock-Up Shares whose restrictions on transfer are subject to release only if the price of Class A Stock trading on Nasdaq exceeds certain thresholds and are otherwise forfeited, but which will have no value if a business combination is not consummated by March 12, 2021;

•

the fact that our Initial Stockholders have agreed to waive their rights to liquidating distributions from the Trust Account with respect to their Founder Shares if we fail to complete an initial business combination by March 12, 2021;

•

the fact that our Sponsor paid an aggregate of approximately $7,000,000 for its 7,000,000 Private Placement Warrants to purchase shares of Class A Stock and that such Private Placement Warrants will expire with no value if a business combination is not consummated by March 12, 2021, but which our Sponsor will have a right to exercise following the Business Combination, subject to certain lock-up periods;

•

if the Trust Account is liquidated, including in the event we are unable to complete an initial business combination within the required time period, our Sponsor has agreed to indemnify us to ensure that the proceeds in the Trust Account are not reduced below $10.00 per public share, or such lesser per public share amount as is in the Trust Account on the liquidation date, by the claims of prospective target businesses with which we have entered into an acquisition agreement or claims of any third party (other than our independent public accountants) for services rendered or products sold to us, but only if such a third party or target business has not executed a waiver of any and all rights to seek access to the Trust Account;

•

the fact that our Sponsor will have the right to nominate two independent directors of the post-Business Combination Company pursuant to a stockholders agreement to be entered into upon closing of the Business Combination;

•	the anticipated continuation of two of our existing directors, Robert D. Beyer and Todd M. Purdy, as directors of the post-Business Combination Company;

•	the continued indemnification of our existing directors and officers and the continuation of our directors’ and officers’ liability insurance after the Business Combination;

•

the fact that our Sponsor, officers and directors will lose their entire investment in us and will not be reimbursed for any out-of-pocket expenses if an initial business combination is not consummated by March 12, 2021;

•

that, as described in the Charter Proposals and reflected in Annex C, our proposed Second Amended and Restated Certificate of Incorporation will be amended to expressly elect not to be bound or governed by, or otherwise subject to, Section 203 of the DGCL, thereby removing certain restrictions on business combinations with interested stockholders (which amendment will become effective 12 months after the Second Amended and Restated Certificate of Incorporation is filed and becomes effective);

•

that, at the closing of the Business Combination we will enter into the Amended and Restated Registration Rights Agreement, which provides for registration rights to, among others, our Sponsor, Crescent and their permitted transferees;

•

that Crescent has entered into the Amended and Restated Forward Purchase Agreement with the Company, pursuant to which Crescent has committed to purchase, subject to the terms and conditions set forth in the Amended and Restated Forward Purchase Agreement, including a lock-up period that restricts the transfer of securities issued pursuant to the Amended and Restated Forward Purchase Agreement, an aggregate of 5,000,000 shares of Class A Stock plus 1,666,666 2⁄3 Warrants for an aggregate purchase price of $50,000,000 in cash in a private placement that will close immediately prior to the Business Combination, which such commitment Crescent may assign, in whole or in part, to certain transferees, including, but not limited to, its current or prospective limited partners (Crescent and such possible transferees together comprising the Forward Purchasers); and

•

that Crescent, either alone or with our Sponsor, has the right but not the obligation to purchase immediately prior to the closing of the Business Combination additional shares of Class A Stock at a purchase price of $10.00 per share, subject to reasonably acceptable terms to be provided in a separate agreement, to the extent our total cash proceeds are less than $225,000,000.

These interests may influence our directors in making their recommendation that you vote in favor of the approval of the Business Combination.

Potential Purchases of Public Shares

In connection with the stockholder vote to approve the proposed Business Combination, our Sponsor, directors or officers or their respective affiliates may privately negotiate transactions to purchase shares from stockholders who would have otherwise elected to have their shares redeemed in conjunction with a proxy solicitation pursuant to the proxy rules for a per-share pro rata portion of the Trust Account. None of our directors or officers or their respective affiliates will make any such purchases when they are in possession of any material non-public information not disclosed to the seller or during a restricted period under Regulation M under the Exchange Act. Such a purchase would include a contractual acknowledgement that such stockholder, although still the record holder of our shares, is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights, and would include a contractual provision that directs such stockholder to vote such shares in a manner directed by the purchaser. In the event that our Sponsor, directors or officers or their affiliates purchase shares in privately negotiated transactions from public stockholders who have already elected to exercise their redemption rights, such selling stockholders would be required to revoke their prior elections to redeem their shares. Any such privately negotiated purchases may be effected at purchase prices that are in excess of the per-share pro rata portion of the Trust Account. The purpose of such purchases would be to increase the likelihood of obtaining stockholder approval of the Business Combination.

Total Company Shares to be Issued in the Business Combination

Crescent has agreed to purchase 5,000,000 shares of our Class A Stock and 1,666,666 2⁄3 Warrants for an aggregate purchase price of $50,000,000 in a private placement that will close immediately prior to the Business Combination, which such commitment Crescent may assign, in whole or in part, to certain transferees, including, but not limited to, its current or prospective limited partners (Crescent and such possible transferees together comprising the Forward Purchasers). In this proxy statement, we assume that the proceeds from the Amended and Restated Forward Purchase Agreement, together with the funds in the Trust Account, and, to the extent the Company’s total cash proceeds are otherwise less than $225,000,000, any proceeds from the sale of additional shares of Class A Stock to Crescent and our Sponsor will be used to fund the cash consideration payable to F45 Stockholders in the Business Combination, certain transaction fees and expenses relating to the Business Combination and the repayment of approximately $20 million of the revolver that is outstanding under the Credit Agreement.

It is anticipated that, upon completion of the Business Combination: (i) the Company’s public stockholders will retain an ownership interest of approximately 28.5% in the post-Business Combination Company; (ii) our Initial Stockholders will own approximately 5.7% of the post-Business Combination Company; (iii) the Forward Purchasers will own approximately 5.7% of the post-Business Combination Company; and (iv) the F45 Stockholders will own approximately 60.1% of the post-Business Combination Company. The ownership percentages with respect to the post-Business Combination Company (a) do not take into account (1) any redemption by our public stockholders (and the percentages therefore assume our total cash proceeds exceed $225,000,000 without the purchase of additional shares of Class A Stock by Crescent and our Sponsor), (2) Warrants that will remain outstanding immediately following the Business Combination, (3) the issuance of any shares upon completion of the Business Combination under the Incentive Plan, and (4) the Lock-Up Shares, but (b) do include (1) the issuance of Class A Stock pursuant to the Amended and Restated Forward Purchase Agreement and (2) the remaining Founder Shares, all of which will be converted into shares of Class A Stock at the closing of the Business Combination on a one-for-one basis.

If the actual facts are different than these assumptions (which they are likely to be), the percentage ownership retained by the Company’s existing stockholders and the ownership percentage of the F45 Stockholders in the post-Business Combination Company will be different. For more information, please see the sections entitled “Summary of the Proxy Statement—Impact of the Business Combination on the Company’s Public Float” and “Unaudited Pro Forma Condensed Combined Financial Information.”

Sources and Uses for the Business Combination

The following tables summarize the sources and uses for funding the Business Combination (all numbers in millions):

Sources & Uses

(No Redemption Scenario (assuming no redemptions of the outstanding shares of Class A Stock by the Company’s stockholders))

Sources		Uses
Company Cash(1)	$255	Cash Consideration(2)	$204
Forward Purchase Investment	$50	Debt Repayment(3)	$20
F45 Rollover Shares	$527	Cash to Balance Sheet	$55
		F45 Rollover Shares	$527
		Transaction Costs	$25

Total Sources	$831	Total Uses	$831

(1)	Assumes no Company stockholder has exercised its redemption rights to receive cash from the Trust Account. This amount will be reduced by the amount of cash used to satisfy any redemptions.
(2)	Cash consideration excludes F45’s additional rollover contribution and includes $2,000,000 to be placed into the Adjustment Escrow Account and the Stockholder Representative Expense Holdback Amount.
(3)	Assumes a full repayment of F45’s current revolver.

Sources & Uses

(Max Redemption Scenario (assuming 30.5% redemption of the outstanding shares of Class A Stock by the Company’s stockholders))

Sources		Uses
Company Cash(1)	$176	Cash Consideration(2)	$161
Forward Purchase Investment	$50	Debt Repayment(3)	$20
F45 Rollover Shares	$570	Cash to Balance Sheet	$21
		F45 Rollover Shares	$570
		Transaction Costs	$25

Total Sources	$796	Total Uses	$796

(1)	Assumes 30.5% of the outstanding shares of Class A Stock have been redeemed by the Company’s stockholders to receive cash from the Trust Account, reducing the amount of Company cash by $77.
(2)	Cash consideration excludes F45’s additional rollover contribution and includes $2,000,000 to be placed into the Adjustment Escrow Account and the Stockholder Representative Expense Holdback Amount.
(3)	Assumes a full repayment of F45’s current revolver.

Board of Directors of the Company Following the Business Combination

Upon consummation of the Business Combination, our Board anticipates increasing its size from seven directors to eleven directors and providing for three classes of directors (Class I, Class II and Class III), with each Class I director having a term that expires at the post-Business Combination Company’s annual meeting of stockholders in 2021, each Class II director having a term that expires at the post-Business Combination Company’s annual meeting of stockholders in 2022 and each Class III director having a term that expires at the post-Business Combination Company’s annual meeting of stockholders in 2023, or in each case until their respective successors are duly elected and qualified, or until their earlier resignation, removal or death. We anticipate having 4 Class I directors, 4 Class II directors and 3 Class III directors. As discussed above, in connection with the Business Combination, Messrs. Robert Beyer, Tim Brown, Ben Coates, Adam Gilchrist, Jeremy Letts, John Minty, Mark Wahlberg, Chris Payne, Todd Purdy, Michael Raymond and Ms. Kerry Mcguinness have each been nominated to serve as directors of the post-Business Combination Company upon completion of the Business Combination. Please see the sections entitled “Proposal No. 4—Election of Directors to the Board of Directors” and “Management after the Business Combination” for additional information.

Certificate of Incorporation; Bylaws

Pursuant to the terms of the Merger Agreement, upon the closing of the Business Combination, our amended and restated certificate of incorporation will be amended promptly to:

•

Amend the number of authorized shares of each class of our Common Stock as follows: (i) increase the authorized shares of Class A Stock from 500,000,000 shares to 511,000,000 shares, (ii) authorize 5,000,000 shares of Class B-1 Stock, (iii) authorize 2,000,000 shares of Class B-2 Stock, (iv) authorize 5,000,000 shares of Class C-1 Stock, (v) authorize 2,000,000 shares of Class C-2 Stock, and (vi) decrease the authorized shares of Class F Stock from 25,000,000 shares to 6,250,000 shares;

•

Provide for the conversion of our outstanding shares of Class F Stock into Class A Stock immediately upon consummation of the Business Combination, and certain related changes in connection with such conversion;

•

Provide for the conversion of the Class B-1 Stock, Class B-2 Stock, Class C-1 Stock and Class C-2 Stock into Class A Stock upon the achievement of specified performance-based triggering events over a five-year period;

•	Provide for the relative voting, dividend and liquidation rights of all classes of Common Stock;

•	Provide that the number of directors will be determined exclusively by our Board pursuant to a resolution adopted by a majority of the Board as will be provided in our Amended and Restated Bylaws;

•

Provide that the post-Business Combination Company will not be governed by Section 203 of the DGCL (which amendment will become effective 12 months after the Second Amended and Restated Certificate of Incorporation is filed and becomes effective);

•

Require the approval by affirmative vote of the holders of at least two-thirds of the Common Stock of the post-Business Combination Company entitled to vote to make amendments to the Second Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws of the Company;

•	Change the Company’s name to F45 Training Holdings Inc.;

•	Change the purpose of the post-Business Combination Company to “to engage in any lawful act or activity for which a corporation may be organized under the DGCL”;

•	Remove the prior provisions relating to our status as a blank check company that will be no longer applicable following the Business Combination;

•	Allow for stockholder action by written consent;

•	Provide that special meetings of stockholders may only be called by the Board; and

•	Remove waivers regarding the doctrine of corporate opportunity.

For additional information, please see the section entitled “Proposal No. 3—Approval of the Second Amended and Restated Certificate of Incorporation.”

Name; Headquarters

The name of the post-Business Combination Company will be                  and our headquarters will be located at 236 California Street, El Segundo, CA 90245.

Redemption Rights

Pursuant to our amended and restated certificate of incorporation, holders of public shares may elect to have their shares redeemed for cash at the applicable redemption price per share calculated in accordance with our amended and restated certificate of incorporation. As of July 15, 2020, the redemption price would have been approximately $10.15 per share. If a holder exercises its, his or her redemption rights, then such holder will be exchanging its shares of our Class A Stock for cash and will no longer own shares of the post-Business Combination Company. Such a holder will be entitled to receive cash for its public shares only if it properly demands redemption and delivers its shares (either physically or electronically) to our Transfer Agent in accordance with the procedures described herein. Notwithstanding the foregoing, a holder of the public shares, together with any affiliate of his or her or any other person with whom he or she is acting in concert or as a “group” (as defined in Section 13d-3 of the Exchange Act) will be restricted from exercising redemption rights with respect to more than fifteen percent (15%) of the shares of Class A Stock included in the units sold in our IPO. Accordingly, all public shares in excess of the 15% threshold beneficially owned by a public stockholder or group will not be redeemed for cash.

We have no specified maximum redemption threshold under our amended and restated certificate of incorporation, other than the aforementioned 15% threshold. Each redemption of shares of Class A Stock by our public stockholders will reduce the amount in our Trust Account, which held cash and investment securities with a fair value of approximately $253,760,110.55 as of July 15, 2020. The Merger Agreement provides that our obligation and the obligation of F45 to consummate the Business Combination is conditioned on total cash proceeds of the Company equaling or exceeding $225,000,000. This condition to closing in the Merger Agreement is for the sole benefit of the parties thereto and may be waived by such parties. If, as a result of redemptions of Class A Stock by our public stockholders, this condition is not met (or waived), then we or F45 may elect not to consummate the Business Combination. In addition, in no event will we redeem shares of our Class A Stock in an amount that would result in the Company’s net tangible assets equaling less than $5,000,001. Please see the section entitled “Special Meeting of Company Stockholders—Redemption Rights” for the procedures to be followed if you wish to redeem your shares for cash.

Appraisal Rights

Appraisal rights are not available to our stockholders in connection with the Business Combination.

Accounting Treatment

The Business Combination will be accounted for as a reverse merger under the scope of the Financial Accounting Standards Board’s Accounting Standards Codification 805, Business Combinations, or “ASC 805”, in accordance with GAAP. Under this method of accounting, the Company will be treated as the “acquired” company for financial reporting purposes and F45 will be treated as the accounting acquirer. The Business Combination will be treated as the equivalent of F45 issuing stock for the net assets of the Company, accompanied by a recapitalization. The net assets of the Company will be stated at historical cost, with no goodwill or intangible assets recorded. Operations prior to the Business Combination will be those of F45. F45 has been determined to be the accounting acquirer under both the No Redemption Scenario and Max Redemption Scenario based on the evaluation of the following facts and circumstances:

•

Not including the Class B Stock and Class C Stock, the F45 Stockholders will retain between 60.1% (in the No Redemption Scenario) and 67.5% (in the Max Redemption Scenario) of the post-Business Combination Company’s voting rights;

•	Members of F45 management will comprise all key management positions of the post-Business Combination Company;

•	F45 comprises all the operations of the post-Business Combination Company; and

•	F45 Stockholders will have the right to nominate a majority of the post-Business Combination Company’s Board of Directors.

United States Federal Income Tax Considerations for Stockholders Exercising Redemption Rights

The following is a discussion of U.S. federal income tax considerations for holders of our shares of Class A Stock that elect to have their Class A Stock redeemed for cash if the Business Combination is completed. This discussion applies only to Class A Stock that is held as a capital asset for U.S. federal income tax purposes (generally, property held for investment). This discussion does not describe all of the U.S. federal income tax consequences that may be relevant to you in light of your particular circumstances, including the alternative minimum tax, the Medicare tax on certain investment income and the different consequences that may apply if you are subject to special rules that apply to certain types of investors, such as:

•	banks and financial institutions;

•	insurance companies;

•	brokers and dealers in securities, currencies or commodities;

•	dealers or traders in securities subject to a mark-to-market method of accounting with respect to shares of Class A Stock;

•	regulated investment companies and real estate investment trusts;

•	governmental organizations and qualified foreign pension funds;

•	persons holding Class A Stock as part of a “straddle,” hedge, integrated transaction or similar transaction;

•	U.S. holders (as defined below) whose functional currency is not the U.S. dollar;

•	partnerships or other pass-through entities for U.S. federal income tax purposes (and investors in such entities);

•	certain former citizens or long-term residents of the United States;

•	controlled foreign corporations and passive foreign investment companies; and

•	tax-exempt entities.

If a partnership for U.S. federal income tax purposes holds shares of Class A Stock, the U.S. federal income tax treatment of the partners in the partnership will generally depend on the status of the partners and the activities of the partnership. Partners in partnerships holding shares of Class A Stock should consult their tax advisors.

This discussion is based on the Code and administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations as of the date hereof, changes to any of which subsequent to the date of this proxy statement may affect the tax consequences described herein. No assurance can be given that the U.S. Internal Revenue Service (the “IRS”) would not assert, or that a court would not sustain, a position contrary to any of the tax considerations described below. No advance ruling has been or will be sought from the IRS regarding any matter discussed in this summary. This discussion does not address any aspect of state, local or non-U.S. taxation, or any U.S. federal taxes other than income taxes (such as gift and estate taxes).

You are urged to consult your tax advisor with respect to the application of U.S. federal tax laws to your particular situation, as well as any tax consequences arising under the laws of any state, local or foreign jurisdiction.

Redemption of Class A Stock

In the event that a holder’s shares of Class A Stock are redeemed pursuant to the redemption provisions described in this proxy statement under the section entitled “Special Meeting of Company Stockholders—Redemption Rights,” the treatment of the redemption for U.S. federal income tax purposes will depend on whether the redemption qualifies as a sale or other exchange of shares of Class A Stock under Section 302 of the Code. If the redemption qualifies as a sale of shares of Class A Stock, a U.S. holder (as defined below) will be treated as described below under the section entitled “—U.S. holders—Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Class A Stock,” and a Non-U.S. holder (as defined below) will be treated as described below under the section entitled “—Non-U.S. holders—Gain on Sale, Taxable Exchange or Other Taxable Disposition of Class A Stock.” If the redemption does not qualify as a sale of shares of Class A Stock, a holder will be treated as receiving a corporate distribution with the tax consequences to a U.S. holder described below under the section entitled “—U.S. holders—Taxation of Distributions,” and the tax consequences to a Non-U.S. holder described below under the section entitled “—Non-U.S. holders—Taxation of Distributions.”

Whether a redemption of shares of Class A Stock qualifies for sale treatment will depend largely on the total number of shares of our stock treated as held by the redeemed holder before and after the redemption (including any stock constructively owned by the holder as a result of owning warrants and any of our stock that a holder would directly or indirectly acquire pursuant to the Business Combination) relative to all of our shares outstanding both before and after the redemption. The redemption of Class A Stock will generally be treated as a sale of Class A Stock (rather than as a corporate distribution) if the redemption (i) is “substantially disproportionate” with respect to the holder, (ii) results in a “complete termination” of the holder’s interest in us or (iii) is “not essentially equivalent to a dividend” with respect to the holder. These tests are explained more fully below.

In determining whether any of the foregoing tests result in a redemption qualifying for sale treatment, a holder takes into account not only shares of our stock actually owned by the holder, but also shares of our stock that are constructively owned by it under certain attribution rules set forth in the Code. A holder may constructively own, in addition to stock owned directly, stock owned by certain related individuals and entities in which the holder has an interest or that have an interest in such holder, as well as any stock that the holder has a right to acquire by exercise of an option, which would generally include Class A Stock which could be acquired pursuant to the exercise of the warrants. Moreover, any of our stock that a holder directly or constructively acquires pursuant to the Business Combination should be included in determining the U.S. federal income tax treatment of the redemption.

In order to meet the substantially disproportionate test, the percentage of our outstanding voting stock actually and constructively owned by the holder immediately following the redemption of shares of Class A Stock must, among other requirements, be less than eighty percent (80%) of the percentage of our outstanding voting stock actually and constructively owned by the holder immediately before the redemption (taking into account both redemptions by other holders of Class A Stock and the Class A Stock to be issued pursuant to the Business Combination). There will be a complete termination of a holder’s interest if either (i) all of the shares of our stock actually and constructively owned by the holder are redeemed or (ii) all of the shares of our stock actually owned by the holder are redeemed and the holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of stock owned by certain family members and the holder does not constructively own any other stock. The redemption of Class A Stock will not be essentially equivalent to a dividend if the redemption results in a “meaningful reduction” of the holder’s proportionate interest in us. Whether the redemption will result in a meaningful reduction in a holder’s proportionate interest in us will depend on the particular facts and circumstances.

The IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority stockholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.”

If none of the foregoing tests is satisfied, then the redemption of shares of Class A Stock will be treated as a corporate distribution to the redeemed holder and the tax effects to such U.S. holder will be as described below under the section entitled “—U.S. holders—Taxation of Distributions,” and the tax effects to such Non-U.S. holder will be as described below under the section entitled “—Non-U.S. holders—Taxation of Distributions.” After the application of those rules, any remaining tax basis of the holder in the redeemed Class A Stock will be added to the holder’s adjusted tax basis in its remaining stock, or, if it has none, to the holder’s adjusted tax basis in its warrants or possibly in other stock constructively owned by it.

A holder should consult its tax advisors as to the tax consequences of a redemption.

U.S. Holders

This section applies to you if you are a “U.S. holder.” A U.S. holder is a beneficial owner of our shares of Class A Stock who or that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income tax purposes regardless of its source; or

•

a trust, if (A) a court within the United States is able to exercise primary supervision over the administration of such trust and one or more “United States persons” (within the meaning of the Code) have the authority to control all substantial decisions of the trust or (B) the trust validly elected to be treated as a United States person for U.S. federal income tax purposes.

Taxation of Distributions. If our redemption of a U.S. holder’s shares of Class A Stock is treated as a distribution, as discussed above under the section entitled “—Redemption of Class A Stock,” such distributions will generally constitute a dividend for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. holder’s adjusted tax basis in our Class A Stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the Class A Stock and will be treated as described below under the section entitled “—U.S. holders—Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Class A Stock.”

Dividends received by a U.S. holder that is a taxable corporation will generally qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, dividends received by a non-corporate U.S. holder will generally constitute “qualified dividends” that will be subject to tax at the maximum tax rate applicable to long-term capital gains. It is unclear whether the redemption rights with respect to the Class A Stock described in this proxy statement may prevent a U.S. holder from satisfying the applicable holding period requirements with respect to the dividends received deduction or the preferential tax rate on qualified dividend income, as the case may be.

Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Class A Stock. If our redemption of a U.S. holder’s shares of Class A Stock is treated as a sale or other taxable disposition, as discussed above under the section entitled “—Redemption of Class A Stock,” a U.S. holder will generally recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. holder’s adjusted tax basis in the shares of Class A Stock redeemed. Any such capital gain or loss will generally be long-term capital gain or loss if the U.S. holder’s holding period for the Class A Stock so disposed of exceeds one year. It is unclear, however, whether the redemption rights with respect to the Class A Stock described in this proxy statement may suspend the running of the applicable holding period for this purpose. Long-term capital gains recognized by non-corporate U.S. holders will be eligible to be taxed at reduced rates. The deductibility of capital losses is subject to limitations. U.S. holders who hold different blocks of Class A Stock (shares of Class A Stock purchased or acquired on different dates or at different prices) should consult their tax advisor to determine how the above rules apply to them.

Generally, the amount of gain or loss recognized by a U.S. holder is an amount equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition and (ii) the U.S. holder’s adjusted tax basis in its Class A Stock so disposed of. A U.S. holder’s adjusted tax basis in its Class A Stock will generally equal the U.S. holder’s acquisition cost less any prior distributions paid to such U.S. holder with respect to its shares of Class A Stock treated as a return of capital.

Non-U.S. Holders

This section applies to you if you are a “Non-U.S. holder.” A Non-U.S. holder is a beneficial owner of our Class A Stock who or that is, for U.S. federal income tax purposes:

•	a non-resident alien individual, other than certain former citizens and residents of the United States subject to U.S. tax as expatriates;

•	a foreign corporation; or

•	an estate or trust that is not a U.S. holder;

but does not include an individual who is present in the United States for 183 days or more in the taxable year of disposition. If you are such an individual, you should consult your tax advisor regarding the U.S. federal income tax consequences of a redemption.

Taxation of Distributions. If our redemption of a Non-U.S. holder’s shares of Class A Stock is treated as a distribution, as discussed above under the section entitled “—Redemption of Class A Stock,” to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), such distribution will constitute a dividend for U.S. federal income tax purposes and, provided such dividend is not effectively connected with the Non-U.S. holder’s conduct of a trade or business within the United States, we will be required to withhold tax from the gross amount of the dividend at a rate of thirty percent (30%), unless such Non-U.S. holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and timely provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN or W-8BEN-E). Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the Non-U.S. holder’s adjusted tax basis in its shares of our Class A Stock and, to the extent such distribution exceeds the Non-U.S. holder’s adjusted tax basis, as gain realized from the sale or other disposition of the Class A Stock, which will be treated as described below under the section entitled “—Non-U.S. holders—Gain on Sale, Taxable Exchange or Other Taxable Disposition of Class A Stock.”

The withholding tax described above does not apply to a dividend paid to a Non-U.S. holder who provides an IRS Form W-8ECI, certifying that such dividend is effectively connected with the Non-U.S. holder’s conduct of a trade or business within the United States. Instead, the effectively connected dividend will be subject to regular U.S. federal income tax as if the Non-U.S. holder were a U.S. holder, subject to an applicable income tax treaty providing otherwise. A Non-U.S. holder that is a corporation for U.S. federal income tax purposes and is receiving effectively connected dividends may also be subject to an additional “branch profits tax” imposed at a rate of thirty percent (30%) (or a lower applicable treaty rate).

Gain on Sale, Taxable Exchange or Other Taxable Disposition of Class A Stock. If our redemption of a Non-U.S. holder’s shares of Class A Stock is treated as a sale or other taxable disposition as discussed above under the section entitled “—Redemption of Class A Stock,” subject to the discussions of FATCA and backup withholding, below a Non-U.S. holder will generally not be subject to U.S. federal income or withholding tax in respect of gain recognized on a sale, taxable exchange or other taxable disposition of our Class A Stock, unless:

•

the gain is effectively connected with the conduct of a trade or business by the Non-U.S. holder within the United States (and, under certain income tax treaties, is attributable to a United States permanent establishment or fixed base maintained by the Non-U.S. holder); or

•

we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the Non-U.S. holder held our Class A Stock, and, in the case where shares of our Class A Stock are regularly traded on an established securities market, the Non-U.S. holder has owned, directly or constructively, more than 5% of our Class A Stock at any time within the shorter of the five-year period preceding the disposition or such Non-U.S. holder’s holding period for the shares of our Class A Stock.

Unless an applicable treaty provides otherwise, gain described in the first bullet point above will be subject to tax at generally applicable U.S. federal income tax rates as if the Non-U.S. holder were a U.S. resident. In the event the Non-U.S. holder is a corporation for U.S. federal income tax purposes, such gain may also be subject to an additional “branch profits tax” at a thirty percent (30%) rate (or lower treaty rate).

If the second bullet point above applies to a Non-U.S. holder, gain recognized by such holder on the sale, exchange or other taxable disposition of shares of our Class A Stock will be subject to tax at generally applicable U.S. federal income tax rates. In addition, unless our Class A Stock is regularly traded on an established securities market, a buyer of our Class A Stock (we would be treated as a buyer with respect to a redemption of Class A Stock) may be required to withhold U.S. federal income tax at a rate of fifteen percent (15%) of the amount realized upon such disposition. There can be no assurance that our Class A Stock will be treated as regularly traded on an established securities market. We believe that we are not and have not been at any time since our formation a United States real property holding company and we do not expect to be a United States real property holding corporation immediately after the Business Combination is completed.

FATCA Withholding Taxes. Provisions commonly referred to as “FATCA” impose withholding of thirty percent (30%) on payments of dividends (including constructive dividends received pursuant to a redemption of stock) on our Class A Stock to “foreign financial institutions” (which is broadly defined for this purpose and in general includes investment vehicles) and certain other non-U.S. entities unless various U.S. information reporting and due diligence requirements (generally relating to ownership by U.S. persons of interests in or accounts with those entities) have been satisfied, or an exemption applies (typically certified as to by the delivery of a properly completed IRS Form W-8BEN or W-8BEN-E). Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. Non-U.S. holders should consult their tax advisors regarding the effects of FATCA on a redemption of Class A Stock.

Information Reporting and Backup Withholding

Generally, information returns will be filed with the IRS in connection with payments resulting from our redemption of shares of Class A Stock.

Backup withholding of tax may apply to cash payments to which a Non-U.S. holder is entitled in connection with our redemption of shares of Class A Stock, unless the Non-U.S. holder submits an IRS Form W-8BEN (or other applicable IRS Form W-8), signed under penalties of perjury, attesting to such Non-U.S. holder’s status as non-U.S. person.

The amount of any backup withholding from a payment to a Non-U.S. holder will be allowed as a credit against such holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.

Regulatory Matters

Under the HSR Act and the rules that have been promulgated thereunder by the FTC, certain transactions may not be consummated until notification has been made to the Antitrust Division of the Department of Justice and the FTC and certain waiting period requirements have been satisfied or terminated. The Business Combination is subject to HSR notification and may not be completed until the expiration of a 30-day waiting period following the filing of the required Premerger Notification and Report Forms with the Antitrust Division of the Department of Justice and the FTC or until early termination of the waiting period is granted. Prior to the expiration of the waiting period, the FTC or the Antitrust Division of the Department of Justice has the ability to issue a Request for Additional Information and Documentary Materials (also referred to as a “Second Request”). If the FTC or the Antitrust Division of the Department of Justice issues a Second Request, the waiting period with respect to the Business Combination would be extended for an additional period of 30 calendar days, to begin once both the Company and F45 have certified substantial compliance with the Second Request. In practice, complying with a Second Request can take a significant period of time. On July 8, 2020, the Company and F45 filed the required notifications under the HSR Act with the FTC and the Antitrust Division of the Department of Justice. The 30-day waiting period with respect to the Business Combination, which cannot expire on a Saturday, Sunday or a U.S. federal holiday, is expected to expire at 11:59 p.m. Eastern Time on August 7, 2020, unless the FTC or the Antitrust Division of the Department of Justice earlier terminates the waiting period or issues a Second Request.

The Business Combination is subject to Australia’s foreign investment laws, given that the Company, an entity incorporated in Delaware, is acquiring an interest in F45 and its direct and indirect Australian subsidiaries. Accordingly, the Business Combination cannot be consummated until and unless the Treasurer of the Commonwealth of Australia, acting on the advice of the FIRB, either confirms that he has no objection to the Business Combination, or is precluded from making an order under the FATA. On 1 July 2020, the Company notified the FIRB of the Business Combination pursuant to a detailed submission. The Company believes that the Business Combination is not contrary to the Australian national interest and expects the Treasurer of the Commonwealth of Australia to confirm that he has no objection to the Business Combination. The FATA provides for an initial examination period of 30 days, which may be extended. As a result of the novel coronavirus (COVID-19) outbreak, the Treasurer of the Commonwealth of Australia has announced (i) that the FIRB is experiencing delays in processing transactions, and (ii) a policy of seeking six-month extensions on some applications. The parties are cooperating with the FIRB with a view to obtaining approval as soon as possible.

Before or after consummation of the Business Combination, notwithstanding termination of the waiting period under the HSR Act, the applicable competition authorities could take such action under applicable antitrust laws as each deems necessary or desirable in the public interest, including seeking to enjoin the consummation of the Business Combination. Private parties may also seek to take legal action under the antitrust laws under certain circumstances. We cannot assure you that the Antitrust Division, the FTC, any state attorney general, or any other government authority will not attempt to challenge the Business Combination on antitrust grounds, and, if such a challenge is made, we cannot assure you as to its result. Neither the Company nor F45 is aware of any material regulatory approvals or actions that are required for completion of the Business Combination other than the expiration or early termination of the waiting period under the HSR Act and approval by the Australian Treasurer. It is presently contemplated that if any such additional regulatory approvals or actions are required, those approvals or actions will be sought. There can be no assurance, however, that any additional approvals or actions will be obtained.

Vote Required for Approval

Each of the Business Combination Proposal, the Nasdaq Proposal, the Charter Proposals, the Director Election Proposal and the Incentive Plan Proposal is cross-conditioned on the approval of each other.

This Business Combination Proposal (and consequently, the Merger Agreement and the transactions contemplated thereby, including the Business Combination) will be adopted and approved only if at least a majority of the votes cast by holders of outstanding shares of our Common Stock represented virtually or by proxy and entitled to vote thereon at the Special Meeting vote “FOR” the Business Combination Proposal. Failure to vote by proxy or to vote virtually at the Special Meeting, abstentions and broker non-votes will have no effect on the Business Combination Proposal.

As of the date of this proxy statement, our Sponsor, officers (other than our officer who was appointed subsequent to our IPO, who does not own any shares of our Common Stock) and directors (including our independent directors) have agreed to vote any shares of Common Stock owned by them (including all of the Founder Shares) in favor of the Business Combination. As of the date hereof, such persons own approximately 20% of our issued and outstanding shares of Common Stock and have not purchased any public shares, but may do so at any time.

Recommendation of the Board of Directors

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS

THAT OUR STOCKHOLDERS VOTE “FOR”

THE BUSINESS COMBINATION PROPOSAL.

PROPOSAL NO. 2—APPROVAL OF THE ISSUANCE OF

MORE THAN 20% OF THE COMPANY’S ISSUED AND OUTSTANDING COMMON STOCK

IN CONNECTION WITH THE BUSINESS COMBINATION

Overview

Assuming the Business Combination Proposal is approved, a portion of the consideration to be paid to the F45 Stockholders in connection with the Business Combination will consist of stock consideration, consisting of at least approximately 53 million newly-issued shares of Class A Stock to be issued to as set forth in and pursuant to the terms of the Merger Agreement. The F45 Stockholders will also receive at the closing of the Business Combination, as additional consideration, Earn-Out Shares in the form of 5,000,000 shares of Class B Stock and 5,000,000 shares of Class C Stock, such shares of Class B Stock and Class C Stock to become convertible initially on a one-for-one basis into shares of Class A Stock if the price of Class A Stock trading on Nasdaq exceeds certain thresholds during the five-year period following the closing of the Business Combination. For more information about the Merger Agreement, please see the section entitled “Proposal No. 1—Approval of the Business Combination—The Merger Agreement.”

On June 24, 2020, Crescent and the Company entered into the Amended and Restated Forward Purchase Agreement, pursuant to which Crescent has committed to purchase from the Company, subject to the terms and conditions set forth therein, 5,000,000 shares of Class A Stock plus 1,666,666 2/3 Warrants for an aggregate purchase price of $50,000,000 in a private placement that will close immediately prior to the Business Combination. The securities issued pursuant to the Amended and Restated Forward Purchase Agreement will be subject to a lock-up period during which the transfer of such securities will be restricted. For more information on the Amended and Restated Forward Purchase Agreement, please see the section entitled “Proposal No. 1—Approval of the Business Combination—Related Agreements—Amended and Restated Forward Purchase Agreement.”

As contemplated by the Incentive Plan Proposal, we intend to reserve 15,484,472 shares for grants of awards under the Incentive Plan. For more information on the Incentive Plan Proposal, please see the section entitled “Proposal No. 5—Approval of the Incentive Plan, Including the Authorization of the Initial Share Reserve Under the Incentive Plan.”

The terms of the stock consideration payable pursuant to the Merger Agreement, the Amended and Restated Forward Purchase Agreement and the Incentive Plan are complex and only briefly summarized above. For further information, please see the full text of the Merger Agreement, which is attached as Annex A hereto, the Amended and Restated Forward Purchase Agreement, which is attached as Annex E hereto, and the form of the Incentive Plan, which is attached as Annex G hereto. The discussion herein is qualified in its entirety by reference to such documents.

Why the Company Needs Stockholder Approval

We are seeking stockholder approval in order to comply with Nasdaq Listing Rules 5635(a), (b) and (d).

Under Nasdaq Listing Rule 5635(a), stockholder approval is required prior to the issuance of securities in connection with the acquisition of another company if such securities are not issued in a public offering and (A) have, or will have upon issuance, voting power equal to or in excess of 20% of the voting power outstanding before the issuance of Common Stock (or securities convertible into or exercisable for Common Stock); or (B) the number of shares of Common Stock to be issued is or will be equal to or in excess of 20% of the number of shares of Common Stock outstanding before the issuance of the stock or securities. Collectively, the Company may issue 20% or more of our outstanding Common Stock or 20% or more of the voting power, in each case outstanding before the issuance, pursuant to the issuance of Common Stock in connection with the Business Combination. In addition, the Company intends to reserve for issuance shares of Class A Stock for potential future issuances of Class A Stock under the Incentive Plan.

Under Nasdaq Listing Rule 5635(b), stockholder approval is required when any issuance or potential issuance will result in a “change of control” of the issuer. Although Nasdaq has not adopted any rule on what constitutes a “change of control” for purposes of Rule 5635(b), Nasdaq has previously indicated that the acquisition of, or right to acquire, by a single investor or affiliated investor group, as little as 20% of the common stock (or securities convertible into or exercisable for common stock) or voting power of an issuer could constitute a change of control. Certain of the F45 Stockholders are expected to receive more than 20% of the Common Stock as part of the stock consideration issued in the Business Combination.

Under Nasdaq Listing Rule 5635(d), stockholder approval is required for a transaction other than a public offering involving the sale, issuance or potential issuance by an issuer of Common Stock (or securities convertible into or exercisable for Common Stock) at a price that is less than the greater of book or market value of the stock if the number of shares of Common Stock to be issued is or may be equal to 20% or more of the Common Stock, or 20% or more of the voting power, outstanding before the issuance.

Effect of Proposal on Current Stockholders

If the Nasdaq Proposal is adopted, and assuming the Business Combination Proposal, each of the Charter Proposals, the Director Election Proposal and the Incentive Plan Proposal are also approved, (i) 5,000,000 shares of Class A Stock plus 1,666,666 2/3 Warrants will be issued in connection with the Amended and Restated Forward Purchase Agreement and (ii) at least approximately 53 million shares of Class A Stock plus 5,000,000 shares of Class B Stock and 5,000,000 shares of Class C Stock will be issued as stock consideration pursuant to the terms of the Merger Agreement. The issuance of such shares would result in significant dilution to our stockholders, and would afford our stockholders a smaller percentage interest in the voting power, liquidation value and aggregate book value of the Company.

Vote Required for Approval

The approval of the Nasdaq Proposal requires the affirmative vote of the holders of a majority of the shares of Common Stock that are voted at the Special Meeting (whether represented by attending the virtual meeting or by proxy). A Company stockholder’s failure to vote by proxy or to vote virtually at the Special Meeting and broker non-votes will not be counted towards the number of shares of Common Stock required to validly establish a quorum, and if a valid quorum is otherwise established, such failure to vote and broker non-votes will have no effect on the outcome of any vote on the Nasdaq Proposal. Abstentions will be counted in connection with the determination of whether a valid quorum is established and will have the same effect as a vote “AGAINST” the Nasdaq Proposal.

This Proposal No. 2 is conditioned upon the approval of the Business Combination Proposal, each of the Charter Proposals, the Director Election Proposal and the Incentive Plan Proposal. If such proposals are not approved, this Proposal No. 2 will have no effect, even if approved by our stockholders.

As of the date of this proxy statement, our Sponsor, officers (other than our officer who was appointed subsequent to our IPO, who does not own any shares of our Common Stock) and directors (not including our independent directors, who own a total of 75,000 shares of Class F Stock, which represent 0.24% of our issued and outstanding shares of Common Stock) have agreed to vote any shares of Common Stock owned by them in favor of this proposal. As of the date hereof, such persons own approximately 20% of our issued and outstanding shares of Common Stock and have not purchased any public shares, but may do so at any time.

Recommendation of the Board of Directors

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” THE NASDAQ PROPOSAL.

PROPOSAL NO. 3—APPROVAL OF THE SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

Overview

Assuming the Business Combination Proposal and the Nasdaq Proposal are approved, our stockholders are also being asked to act upon five separate proposals related to adopting the Second Amended and Restated Certificate of Incorporation in the form attached hereto as Annex C, which, in the judgment of our Board, is necessary to adequately address the needs of the post-Business Combination Company.

The following is a summary of the key changes effected by the Second Amended and Restated Certificate of Incorporation. Each of these amendments was negotiated as part of the Business Combination. The Board’s reasons for proposing each of these amendments to the amended and restated certificate of incorporation are also set forth below.

This summary is qualified in its entirety by reference to the full text of the Second Amended and Restated Certificate of Incorporation, a copy of which is included as Annex C. All stockholders are encouraged to read the Second Amended and Restated Certificate of Incorporation in its entirety for a more complete description of its terms.

Proposal 3A: Authorized Shares and Conversion

Description of Amendments

•

Amend the number of authorized shares of each class of our Common Stock as follows: (i) increase the authorized shares of Class A Stock from 500,000,000 shares to 511,000,000 shares, (ii) authorize 5,000,000 shares of Class B-1 Stock, (iii) authorize 2,000,000 shares of Class B-2 Stock, (iv) authorize 5,000,000 shares of Class C-1 Stock, (v) authorize 2,000,000 shares of Class C-2 Stock, and (vi) decrease the authorized shares of Class F Stock from 25,000,000 shares to 6,250,000 shares.

•

Provide for the conversion of our outstanding shares of Class F Stock into Class A Stock immediately upon consummation of the Business Combination, and certain related changes in connection with such conversion.

•

Provide for the conversion of the Class B-1 Stock, Class B-2 Stock, Class C-1 Stock and Class C-2 Stock into Class A Stock upon the achievement of the following specified performance-based triggering events over a five-year period:

•

the volume weighted average share price of Class A Stock trading on Nasdaq or another national securities exchange equals or exceeds $12.50 per share for any 20 trading days within any 30-trading day period, in which case the Class B Stock will convert to Class A Stock; and

•

the volume weighted average share price of Class A Stock trading on Nasdaq or another national securities exchange equals or exceeds $15.00 per share for any 20 trading days within any 30-trading day period, in which case the Class C Stock will convert to Class A Stock.

•	Provide for the relative voting, dividend and liquidation rights of all classes of Common Stock.

Reasons for Amendments

•

In connection with the Business Combination, a substantial amount of Class A Stock will be issued. Our Board believes that it is important for us to have available for issuance a number of authorized shares of Class A Stock sufficient to support our growth and to provide flexibility for future corporate needs (including, if needed, as part of financing for future growth acquisitions). Our Board believes that these additional shares will provide us with needed flexibility to issue shares in the future in a timely manner and under circumstances we consider favorable without incurring the risk, delay or the potential expense incident to obtaining stockholder approval for a particular issuance. Authorized but unissued shares of our Common Stock may be used by the Company for any purpose permitted under Delaware law, including, but not limited to, paying stock dividends to stockholders, raising capital, providing equity incentives to employees, officers and directors to the extent authorized under our equity plans, and entering into transactions that the Board believes provide the potential for growth and profit.

•

As part of the Business Combination, our Board believes that a portion of the consideration should be paid as shares of Class B Stock and Class C Stock that would, if specific performance measures are met in the future, provide shares of Class A Stock as additional consideration. Provisions to create the Class B Stock and the Class C Stock as separate classes of Common Stock are therefore required in the Second Amended and Restated Certificate of Incorporation.

•

Given the conversion of the Class F Stock and the elimination of the blank check provisions, our Board determined that there was no longer a need for our Class F Stock. Therefore, Proposal 3A reduces the authorized Class F Stock to 6,250,000, or the amount currently issued and outstanding. Following the consummation of the Business Combination, the Company will file a certificate of retirement to retire and cancel all converted Class F Stock and eliminate all references to Class F Stock from the Second Amended and Restated Certificate of Incorporation.

Proposal 3B: Number of Directors

Description of Amendment

•

Provide that the number of directors will be determined exclusively by the Board pursuant to a resolution adopted by a majority of the members of the Board as will be provided in our Amended and Restated Bylaws.

Reasons for Amendment

•

The Board believes this change should be included in the Second Amended and Restated Certificate of Incorporation to clarify how the number of directors on our Board is determined. In addition, this change would reduce the vulnerability of the Company to a hostile change of control and enhance the ability of our Board to maximize stockholder value in connection with any unsolicited offer to acquire the Company.

Proposal 3C: DGCL Section 203 and Business Combinations

Description of Amendment

•

Provide that the post-Business Combination Company will not be governed by Section 203 of the DGCL (which amendment will become effective 12 months after the Second Amended and Restated Certificate of Incorporation is filed and becomes effective).

Reasons for Amendment

•

The post-Business Combination Company will not be subject to Section 203 of the DGCL, an anti-takeover law. Section 203 is a default provision of the DGCL that prohibits a publicly held Delaware corporation from engaging in a business combination, such as a merger, with “interested stockholders” (a person or group owning fifteen percent (15%) or more of the corporation’s voting stock) for three years following the date that a person becomes an interested stockholder, unless (i) before such stockholder becomes an “interested stockholder,” the Board approves the business combination or the transaction that resulted in the stockholder becoming an interested stockholder, (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least eighty-five percent (85%) of the outstanding stock of the corporation at the time of the transaction (excluding stock owned by certain persons), or (iii) at the time or after the stockholder became an interested stockholder, the Board and at least two-thirds (66 2⁄3%) of the disinterested outstanding voting stock of the corporation approves the transaction. While Section 203 is the default provision under the DGCL, the DGCL allows companies to opt out of Section 203 of the DGCL by including a provision in the certificate of incorporation expressly electing not to be governed by Section 203 of the DGCL.

•

The Board has elected to opt out of Section 203 because the Board believes that the overall package of provisions in its governance documents provides adequate protections that are in the best interests of stockholders.

•

Section 203(b)(3) of the DGCL provides that this amendment will become effective 12 months after the date and time at which the Second Amended and Restated Certificate of Incorporation is filed and becomes effective.

Proposal 3D: Required Vote to Amend Certain Charter and Bylaws Provisions

Description of Amendment

•

Require the approval by affirmative vote of the holders of at least two-thirds (66 2⁄3%) of the common stock of the post-Business Combination Company entitled to vote to make amendments to the Second Amended and Restated Certificate of Incorporation or bylaws of the Company.

Reasons for Amendment

•

The Board believes this amendment protects the provisions of the Second Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws from arbitrary amendment and prevents a simple majority of stockholders from taking actions that may be harmful to other stockholders or making changes to provisions that are intended to protect all stockholders. A supermajority voting requirement encourages any person seeking control of the Company to negotiate with our Board to reach terms that are appropriate for all stockholders.

Proposal 3E: Approval of Other General Changes

Description of Amendments

•	Change the Company’s name to F45 Training Holdings Inc.

•	Change the purpose of the post-Business Combination Company to “to engage in any lawful act or activity for which a corporation may be organized under the DGCL.”

•	Remove the prior provisions relating to our status as a blank check company that will be no longer applicable following the Business Combination.

•	Allow for stockholder action by written consent.

•	Provide that special meetings of stockholders may only be called by the Board.

•	Remove waivers regarding the doctrine of corporate opportunity.

Reasons for Amendments

•

The Board believes the name of the post-Business Combination Company should more closely align with the name of the post-Business Combination operating business and therefore has proposed the name change.

•	The Board believes the change in the purpose of the Company is appropriate to remove language applicable to a blank check company.

•

Our amended and restated certificate of incorporation includes various provisions applicable to blank check companies. The elimination of such provisions is desirable because these provisions will no longer be applicable to the Company following the Business Combination, and many of these provisions terminate upon the consummation of the Company’s initial business combination.

•

The Board believes that, given the anticipated stockholder base of the post-Business Combination Company, the flexibility provided by allowing stockholder action by written consent outweighs any additional protection afforded against acquisition proposals if such written consent were to be restricted.

•	The Board believes that part of the package of provisions designed to discourage hostile takeover or acquisition proposals should include that special meetings may only be called by the Board.

•

The Second Amended and Restated Certificate of Incorporation will no longer contain language providing that certain transactions are not “corporate opportunities” and exempting certain persons from the doctrine of corporate opportunity because these provisions are solely for the benefit of those specific individuals, and such individuals did not request such language in negotiating the Business Combination.

In addition, the amendments correct typographical errors and reflect that the certificate of incorporation of the post-Business Combination Company will be the Second Amended and Restated Certificate of Incorporation.

Vote Required for Approval

The approval of the Charter Proposals requires the affirmative vote of holders of a majority of our outstanding shares of Common Stock entitled to vote thereon at the Special Meeting. Accordingly, a Company stockholder’s failure to vote by proxy or to vote virtually at the Special Meeting, as well as an abstention from voting and a broker non-vote with regard to any of these Charter Proposals will have the same effect as a vote “AGAINST” such Charter Proposal.

Each of the Charter Proposals is conditioned upon the approval of the Business Combination Proposal, the Nasdaq Proposal, the Director Election Proposal and the Incentive Plan Proposal. If such proposals are not approved, these Charter Proposals will have no effect, even if approved by our stockholders, and our amended and restated certificate of incorporation will remain in effect.

As of the date of this proxy statement, our Sponsor, officers (other than our officer who was appointed subsequent to our IPO, who does not own any shares of our Common Stock) and directors (not including our independent directors, who own a total of 75,000 shares of Class F Stock, which represent 0.24% of our issued and outstanding shares of Common Stock) have agreed to vote any shares of Common Stock owned by them in favor of this proposal. As of the date hereof, such persons own approximately 20% of our issued and outstanding shares of Common Stock and have not purchased any public shares, but may do so at any time.

Recommendation of the Board of Directors

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” ALL PROPOSALS WITHIN PROPOSAL NO. 3.

PROPOSAL NO. 4—ELECTION OF DIRECTORS TO THE BOARD OF DIRECTORS

Overview

Assuming the Business Combination Proposal, the Nasdaq Proposal, the Incentive Plan Proposal and the Charter Proposals are approved at the Special Meeting, stockholders are being asked to elect eleven directors to our Board, effective upon the closing of the Business Combination, with each Class I director having a term that expires at the post-Business Combination Company’s annual meeting of stockholders in 2021, each Class II director having a term that expires at the post-Business Combination Company’s annual meeting of stockholders in 2022 and each Class III director having a term that expires at the post-Business Combination Company’s annual meeting of stockholders in 2023, or in each case until their respective successors are duly elected and qualified, or until their earlier resignation, removal or death. The election of these directors is contingent upon approval of the Business Combination, the Nasdaq Proposal, the Incentive Plan Proposal and the Charter Proposals.

Our Board has nominated each of Messrs. Robert Beyer, Tim Brown, Ben Coates, Adam Gilchrist, Jeremy Letts, John Minty, Mark Wahlberg, Chris Payne, Todd Purdy, Michael Raymond and Ms. Kerry Mcguinness to serve as directors of the post-Business Combination Company, with Messrs. Letts, Minty, and Purdy and Ms. Mcguinness to serve as Class I directors, Messrs. Wahlberg, Coates, Brown, and Beyer to serve as Class II directors and Messrs. Gilchrist, Payne, and Raymond to serve as Class III directors. For more information on the experience of each of these director nominees, see the section titled “Management After the Business Combination” of this proxy statement.

Vote Required for Approval

If a quorum is present, directors are elected by a plurality of the votes cast, virtually or by proxy. This means that the eleven director nominees who receive the most affirmative votes will be elected. Votes marked “FOR” a nominee will be counted in favor of that nominee. Proxies will have full discretion to cast votes for other persons in the event any nominee is unable to serve. Failure to vote by proxy or to vote virtually at the Special Meeting, abstentions and broker non-votes will have no effect on the vote.

This Proposal No. 4 is conditioned upon the approval of the Business Combination Proposal, the Nasdaq Proposal, the Incentive Plan Proposal and the Charter Proposals. If each of the Business Combination Proposal, the Nasdaq Proposal, the Incentive Plan Proposal and the Charter Proposals is not approved, this Proposal No. 4 will have no effect, even if approved by our stockholders.

As of the date of this proxy statement, our Sponsor, officers (other than our officer who was appointed subsequent to our IPO, who does not own any shares of our Common Stock) and directors (not including our independent directors, who own a total of 75,000 shares of Class F Stock, which represent 0.24% of our issued and outstanding shares of Common Stock) have agreed to vote any shares of Common Stock owned by them in favor of each director nominee. As of the date hereof, such persons own approximately 20% of our issued and outstanding shares of Common Stock and have not purchased any public shares, but may do so at any time.

Recommendation of the Board of Directors

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” THE ELECTION OF EACH OF THE ELEVEN DIRECTOR NOMINEES TO THE BOARD OF DIRECTORS IN THE DIRECTOR ELECTION PROPOSAL

PROPOSAL NO. 5—APPROVAL OF THE INCENTIVE PLAN, INCLUDING THE AUTHORIZATION OF THE INITIAL SHARE RESERVE UNDER THE INCENTIVE PLAN

Assuming the Business Combination Proposal, the Nasdaq Proposal, each of the Charter Proposals and the Director Election Proposal are approved, at the Special Meeting, stockholders will be asked to approve the Incentive Plan. The Board of Directors adopted the Incentive Plan on                , subject to its approval by our stockholders. If the stockholders approve the Incentive Plan, it will become effective upon the closing of the Business Combination. The Board of Directors unanimously recommends that the stockholders vote “FOR” approval of the Incentive Plan.

Equity Incentive Plan

We operate in a challenging marketplace in which our success depends to a great extent on our ability to attract and retain employees, directors and other service providers of the highest caliber. One of the tools our Board of Directors regards as essential in addressing these human resource challenges is a competitive equity incentive program. Our employee equity incentive program provides a range of incentives with sufficient flexibility to permit the Board of Director’s Compensation Committee to implement strategies that will make the most effective use of the shares our stockholders authorize pursuant to the Incentive Plan. We intend to use these incentives to attract new key employees and to continue to retain existing key employees, directors and other service providers for the long-term benefit of the Company and its stockholders. Approval of our Incentive Plan by our stockholders will allow us to continue to grant equity incentive awards at levels determined by our Board of Directors and Compensation Committee. The Incentive Plan will also allow us to utilize a broad array of equity incentives in order to secure and retain the services of our employees, directors and other service providers, and to provide long-term incentives that align the interests of our employees, directors and other service providers with the interests of our stockholders.

Requested Share Authorization

The Incentive Plan authorizes our Board of Directors to provide incentive compensation in the form of stock options, stock appreciation rights, restricted stock and RSUs. Under the Incentive Plan, we will be authorized to issue up to 15,484,472 shares. For more information about this initial grant of stock options, please see the section entitled “Executive Compensation—Post-Business Combination Company—Equity-Based Awards.”

Summary of the Incentive Plan

The following summary of the Incentive Plan is qualified in its entirety by the specific language of the Incentive Plan, a copy of which is attached to this proxy statement as Annex G.

General. The purpose of the Incentive Plan is to assist the Company in securing and retaining the services of eligible award recipients to provide incentives to employees, directors and consultants and promote the long-term financial success of the Company and thereby increase stockholder value. The Incentive Plan permits the grant of stock options, stock appreciation rights, restricted stock and RSUs.

Authorized Shares. Subject to adjustment provisions in the Incentive Plan, the maximum aggregate number of shares authorized for issuance under the Incentive Plan is 15,484,472 shares (the “Share Reserve”) which is approximately equal to 15% of the outstanding shares of our Common Stock on a fully-diluted basis as of the closing of the Business Combination. Such shares shall consist of authorized but unissued or reacquired shares or any combination thereof. The Share Reserve will automatically increase on January 1st of each year beginning in 2021 and ending with a final increase on January 1, 2030, in an amount equal to five percent of the total number of shares of Common Stock outstanding on December 31st of the preceding calendar year.

Share Counting. If an award granted under the Incentive Plan expires or becomes unexercisable without having been exercised in full, or, with respect to restricted stock or RSUs, is forfeited to or repurchased by us due to the failure to vest, the unpurchased shares (or for awards other than options or stock appreciation rights the forfeited or repurchased shares) which were subject thereto will become available for future grant or sale under the Incentive Plan (unless the Incentive Plan has been terminated). With respect to stock appreciation rights, only shares actually issued pursuant thereto will cease to be available under the Incentive Plan; all remaining shares under stock appreciation rights will remain available for future grant or sale under the Incentive Plan (unless the Incentive Plan has been terminated). Shares that have actually been issued under the Incentive Plan under any award will not be returned to the Incentive Plan and will not become available for future distribution under the Incentive Plan; provided, however, that if shares issued pursuant to awards of restricted stock or RSUs are repurchased by us or are forfeited to us due to the failure to vest, such shares will become available for future grant under the Incentive Plan. Shares used to pay the exercise price of an award or to satisfy the tax withholding obligations related to an award will become available for future grant or sale under the Incentive Plan. To the extent an award under the Incentive Plan is paid out in cash rather than shares, such cash payment will not result in reducing the number of shares available for issuance under the Incentive Plan.

Certain Adjustments. In the event that any dividend or other distribution (whether in the form of cash, shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of shares of common stock or our other securities, or other change in our corporate structure affecting the common stock occurs, the administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Incentive Plan, will adjust the number and class of shares that may be delivered under the Incentive Plan and/or the number, class, and price of shares covered by each outstanding award. In the event of our proposed dissolution or liquidation, the administrator will notify each participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised, an award will terminate immediately prior to the consummation of such proposed action.

Other Award Limits. To comply with applicable tax rules, the Incentive Plan limits the number of shares that may be issued upon the exercise of incentive stock options granted under the Incentive Plan to 15,484,472.

Administration. The Board or a committee thereof has the authority to administer the Incentive Plan, provided that different committees may administer the Incentive Plan with respect to different groups of participants. The administrator has the authority to, in its discretion: (i) determine the fair market value of the Company’s common stock; (ii) engage consultants and obtain market studies and reports to assist in the administration of the Incentive Plan; (iii) select the employees, directors and consultants to whom awards may be granted; (iv) determine the number of shares to be covered by each award granted under the Incentive Plan; (v) approve forms of award agreements for use under the Incentive Plan; (vi) determine the terms and conditions, not inconsistent with the terms of the Incentive Plan, of awards, including, but not limited to, the exercise price, the time or times when awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions and any restriction or limitation regarding any award or the shares relating thereto, based in each case on such factors as the administrator determines; (vii) construe and interpret the terms of the Incentive Plan and awards granted thereunder; (viii) prescribe, amend and rescind rules and regulations relating to the Incentive Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws or for qualifying for favorable tax treatment under applicable foreign laws; (ix) modify or amend each award, subject to the terms of the Incentive Plan, including, but not limited to, discretionary authority to extend the post-termination exercise period of awards, to extend the maximum term of an option, subject to the provisions of the Incentive Plan, and to accelerate, in whole or in part, the vesting of an award; (x) allow participants to satisfy withholding tax obligations in a manner prescribed in the Incentive Plan; (xi) authorize any person to execute on our behalf any instrument required to effect the grant of an award previously granted by the administrator; and (xii) make all other determinations deemed necessary or advisable for administration of the Incentive Plan. The administrator’s decisions, determinations and interpretations are final and binding on all participants and any other holders of awards under the Incentive Plan.

Eligibility. Awards may be granted to employees, directors and consultants of the Company or any present or future parent or subsidiary corporation or other affiliated entity of the Company. Incentive stock options may be granted only to employees who, as of the time of grant, are employees of the Company or any parent or subsidiary corporation of the Company. As of June 30, 2020, giving pro forma effect to the Business Combination, we had approximately 139 employees including 6 executive officers, 9 non-employee directors and 8 consultants who would be eligible under the Incentive Plan.

Stock Options. A stock option may be granted as an incentive stock option or a nonqualified stock option. The option exercise price will be determined by the administrator, but may not be less than the fair market value of the Company’s common stock subject to the option on the date the option is granted (or, with respect to incentive stock options, less than 110% of the fair market value if the recipient owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any affiliate, a “Ten Percent Stockholder”), unless the option was granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Sections 409A and 424(a) of the Code. Options will not be exercisable after the expiration of ten years from the date of grant (or five years, in the case of an incentive stock option issued to a Ten Percent Stockholder). Each award agreement will set forth the number of shares subject to each option, the vesting terms and the acceptable form of consideration for exercising an option, including the method of payment. As the administrator determines, such consideration may consist entirely of cash, check, promissory note, to the extent permitted by applicable laws, shares of common stock, cashless exercise, net exercise, such other consideration and method of payment to the extent permitted by applicable laws or any combination of the foregoing.

Stock Appreciation Rights. A stock appreciation right, or SAR, is a right that entitles the participant to receive, in cash or shares of common stock or a combination thereof, as determined by the administrator, value equal to or otherwise based on the excess of (i) the fair market value of a specified number of shares at the time of exercise over (ii) the exercise price of the right, as established by the administrator on the date of grant. Upon exercising a SAR, a participant is entitled to receive the amount by which the fair market value of the common stock at the time of exercise exceeds the exercise price of the SAR. The exercise price of each SAR may not be less than the fair market value of the stock subject to the award on the date the SAR is granted. SARs will not be exercisable after the expiration of ten years from the date of grant. Each award agreement will set forth the number of shares subject to the SAR. The vesting schedule applicable to any SAR, including any performance conditions, and other terms and conditions of any SAR will be as set forth in the award agreement.

Termination of Service. Except as otherwise provided in an applicable award document, upon a termination for any reason other than for cause or due to death or disability, a participant may exercise his or her option or SAR (to the extent such award was exercisable as of the date of termination) for a period of three months following the termination date or, if earlier, until the expiration of the term of such award. Upon a termination due to a participant’s death or disability, unless otherwise provided in an applicable award or other agreement, a participant (or a participant’s beneficiary, personal representative or estate, as applicable) may exercise his or her option or SAR (to the extent that such award was exercisable as of the date of termination) for a period of 12 months following the termination date or, if earlier, until the expiration of the term of such award. Unless provided otherwise in an award or other agreement, an option or SAR will terminate on the date that a participant is terminated for cause and the participant will not be permitted to exercise such award.

Restricted Stock and RSUs. Restricted shares are awards of shares, the grant, issuance, retention, vesting and/or transferability of which is subject, during specified periods of time, to such conditions (including continued employment) and terms as the administrator deems appropriate. RSUs are an award denominated in units under which the issuance of shares (or cash payment in lieu thereof) is subject to such conditions (including continued employment) and terms as the administrator deems appropriate. Each award document evidencing a grant of restricted stock or RSUs will set forth the terms and conditions of each award, including vesting and forfeiture provisions, transferability and, if applicable, right to receive dividends or dividend equivalents. Generally, unless the administrator provides otherwise, holders of restricted stock will be entitled to receive all dividends and other distributions paid with respect to such shares, provided that if any such dividends or distributions are paid in shares, the shares will be subject to the same restrictions on transferability and forfeitability as the shares of restricted stock with respect to which they were paid.

Transferability of Awards. Unless determined otherwise by the administrator, awards may not be sold, pledged, assigned, hypothecated, or otherwise transferred in any manner other than by will or by the laws of descent and distribution, and may be exercised, during the lifetime of the participant only by the participant.

Change in Control. Unless provided otherwise in an award agreement or other written agreement between a participant and us or an affiliate or by the Board at the time of grant of an award, in the event of a Change in Control (as defined in the Incentive Plan), the Board may take one or more of the following actions with respect to awards, contingent upon the closing or completion of the Change in Control:

(i) arrange for the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) to assume or continue the award or to substitute a similar stock award for the award (including, but not limited to, an award to acquire the same consideration per share paid to the stockholders of the company pursuant to the Change in Control);

(ii) arrange for the assignment of any reacquisition or repurchase rights held by us in respect of common stock issued pursuant to the award to the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company);

(iii) accelerate the vesting, in whole or in part, of the award (and, if applicable, the time at which the award may be exercised) to a date prior to the effective time of such Change in Control as determined by the Board (or, if no such determination is made, to the date that is five days prior to the effective date of the Change in Control), with such award terminating if not exercised (if applicable) at or prior to the effective time of the Change in Control;

(iv) arrange for the lapse, in whole or in part, of any reacquisition or repurchase rights held by us with respect to the award;

(v) cancel or arrange for the cancellation of the award, to the extent not vested or not exercised prior to the effective time of the Change in Control, in exchange for such cash consideration, if any, as the Board, in its sole discretion, may consider appropriate; and

(vi) make a payment, in such form as may be determined by the Board equal to the excess, if any, of (A) the value of the property a participant would have received upon the exercise of the award over (B) any exercise price payable by such holder in connection with such exercise. For clarity, this payment may be zero if the value of the property is equal to or less than the exercise price.

The Board need not take the same action or actions with respect to all awards or portions thereof or with respect to all participants and may take different actions with respect to the vested and unvested portions of an award.

Withholding. Prior to the delivery of any shares or cash pursuant to an award, the Board will have the power and right to deduct or withhold from any and all payments made under the Incentive Plan, or to require the participant to remit to the Board an amount sufficient to satisfy federal, state, local, foreign or other taxes (including the participant’s FICA obligations), if any, required by law to be withheld by the Company with respect to an award or the shares acquired pursuant thereto.

The administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a participant to satisfy such tax withholding obligation, in whole or in part by (without limitation): (i) paying cash, (ii) electing to have the Company withhold otherwise deliverable shares having a fair market value equal to the minimum statutory amount required to be withheld, (iii) delivering to the Company already-owned shares having a fair market value equal to the statutory amount required to be withheld, provided the delivery of such shares will not result in any adverse accounting consequences, as the administrator determines in its sole discretion, or (iv) selling a sufficient number of shares otherwise deliverable to the participant through such means as the administrator may determine in its sole discretion (whether through a broker or otherwise) equal to the amount required to be withheld. The amount of the withholding requirement will be deemed to include any amount which the administrator agrees may be withheld at the time the election is made, not to exceed the amount determined by using the maximum federal, state or local marginal income tax rates applicable to the participant with respect to the award on the date that the amount of tax to be withheld is to be determined. The fair market value of the shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.

Termination and Amendment, Term. The Board may at any time amend, alter, suspend or terminate the Incentive Plan, provided that stockholder approval will be obtained for any Incentive Plan amendment to the extent necessary and desirable to comply with applicable laws. No amendment, alteration, suspension or termination of the Incentive Plan will impair the rights of any participant, unless mutually agreed otherwise between the participant and the administrator, which agreement must be in writing and signed by the participant and the Company. Termination of the Incentive Plan will not affect the administrator’s ability to exercise the powers granted to it under the Incentive Plan with respect to awards granted under the Incentive Plan prior to the date of such termination. The Incentive Plan became effective upon its adoption by the Board and, unless sooner terminated, will continue in effect for a term of ten years from the later of (a) the effective date of the Incentive Plan or (b) the earlier of the most recent board of directors or stockholder approval of an increase in the number of shares reserved for issuance under the Incentive Plan.

Clawback. All awards granted under the Incentive Plan will be subject to recoupment in accordance with any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. In addition, the Administrator may impose such other clawback, recovery or recoupment provisions in an award agreement as the Administrator determines necessary or appropriate, including, but not limited to, a reacquisition right in respect of previously acquired shares of the Company’s common stock or other cash or property upon the occurrence of cause, as defined in the Incentive Plan. No recovery of compensation under such a clawback policy will be an event giving rise to a right to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company or an affiliate.

Summary of U.S. Federal Income Tax Consequences

The following summary is intended only as a general guide to the U.S. federal income tax consequences of participation in the Incentive Plan and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances.

Incentive Stock Options. A participant recognizes no taxable income for regular income tax purposes as a result of the grant or exercise of an incentive stock option qualifying under Section 422 of the Code. Participants who neither dispose of their shares within two years following the date the option was granted nor within one year following the exercise of the option will normally recognize a capital gain or loss upon the sale of the shares equal to the difference, if any, between the sale price and the purchase price of the shares. If a participant satisfies such holding periods upon a sale of the shares, we will not be entitled to any deduction for federal income tax purposes. If a participant disposes of shares within two years after the date of grant or within one year after the date of exercise (a “disqualifying disposition”), the difference between the fair market value of the shares on the option exercise date and the exercise price (not to exceed the gain realized on the sale if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) will be taxed as ordinary income at the time of disposition. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. Any ordinary income recognized by the participant upon the disqualifying disposition of the shares generally should be deductible by us for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Code.

In general, the difference between the option exercise price and the fair market value of the shares on the date of exercise of an incentive stock option is treated as an adjustment in computing the participant’s alternative minimum taxable income and may be subject to an alternative minimum tax which is paid if such tax exceeds the regular tax for the year. Special rules may apply with respect to certain subsequent sales of the shares in a disqualifying disposition, certain basis adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the shares and certain tax credits which may arise with respect to participants subject to the alternative minimum tax.

Nonstatutory Stock Options. Options not designated or qualifying as incentive stock options are nonstatutory stock options having no special tax status. A participant generally recognizes no taxable income upon receipt of such an option. Upon exercising a nonstatutory stock option, the participant normally recognizes ordinary income equal to the difference between the exercise price paid and the fair market value of the shares on the date when the option is exercised. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of stock acquired by the exercise of a nonstatutory stock option, any gain or loss, based on the difference between the sale price and the fair market value of the shares on the exercise date, will be taxed as capital gain or loss. We generally should be entitled to a tax deduction equal to the amount of ordinary income recognized by the participant as a result of the exercise of a nonstatutory stock option, except to the extent such deduction is limited by applicable provisions of the Code.

Restricted Stock. A participant acquiring restricted stock generally will recognize ordinary income equal to the excess of the fair market value of the shares on the “determination date” over the price paid, if any, for such shares. The “determination date” is the date on which the participant acquires the shares unless the shares are subject to a substantial risk of forfeiture and are not transferable, in which case the determination date is the earlier of (i) the date on which the shares become transferable or (ii) the date on which the shares are no longer subject to a substantial risk of forfeiture (e.g., when they become vested). If the determination date follows the date on which the participant acquires the shares, the participant may elect, pursuant to Section 83(b) of the Code, to designate the date of acquisition as the determination date by filing an election with the Internal Revenue Service no later than 30 days after the date on which the shares are acquired. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of shares acquired pursuant to a restricted stock award, any gain or loss, based on the difference between the sale price and the fair market value of the shares on the determination date, will be taxed as capital gain or loss. We generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant on the determination date, except to the extent such deduction is limited by applicable provisions of the Code.

RSUs. A participant generally will recognize no income upon the receipt of a restricted stock unit. Upon the settlement of a restricted stock unit, participants normally will recognize ordinary income in the year of settlement in an amount equal to the cash received and the fair market value of any substantially vested shares of stock received. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. If the participant receives shares of restricted stock, the participant generally will be taxed in the same manner as described above under “Restricted Stock.” Upon the sale of any shares received, any gain or loss, based on the difference between the sale price and the fair market value of the shares on the determination date (as defined above under “Restricted Stock”), will be taxed as capital gain or loss. We generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant on the determination date, except to the extent such deduction is limited by applicable provisions of the Code.

New Incentive Plan Benefits

No awards will be granted under the Incentive Plan prior to its approval by the stockholders of the Company. Chris Payne and Luke Armstrong will each receive initial one-time awards of RSUs covering 1,032,298 shares, each, as part of the Business Combination. In addition, certain other individuals will receive an initial one-time awards of stock options and/or RSUs following the Business Combination. The individual allocation of such grants has not been made as of the filing of this Proxy Statement. All other awards will be granted at the discretion of the committee, and, accordingly, are not yet determinable.

Vote Required for Approval

The approval of the Incentive Plan Proposal requires the affirmative vote of the holders of a majority of the shares of Common Stock that are voted at the Special Meeting (whether represented by attending the virtual meeting or by proxy). If you hold your shares in your own name and abstain from voting on this matter, your abstention will have the same effect as a negative vote. If you hold your shares through a broker and you do not instruct the broker on how to vote on this proposal, your broker will not have authority to vote your shares. Broker non-votes will have no effect on the outcome of this vote. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum.

The Incentive Plan Proposal is conditioned upon the approval of the Business Combination Proposal, the Nasdaq Proposal, each of the Charter Proposals and the Director Election Proposal. If such proposals are not approved, the Incentive Plan Proposal will have no effect, even if approved by our stockholders.

As of the date of this proxy statement, our Sponsor, officers (other than our officer who was appointed subsequent to our IPO, who does not own any shares of our Common Stock) and directors (not including our independent directors, who own a total of 75,000 shares of Class F Stock, which represent 0.24% of our issued and outstanding shares of Common Stock) have agreed to vote any shares of Common Stock owned by them in favor of this proposal. As of the date hereof, such persons own approximately 20% of our issued and outstanding shares of Common Stock and have not purchased any public shares, but may do so at any time.

Recommendation of the Board of Directors

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE ADOPTION OF THE INCENTIVE PLAN.

PROPOSAL NO. 6—THE ADJOURNMENT PROPOSAL

Overview

The Adjournment Proposal, if adopted, will allow our Board to adjourn the Special Meeting to a later date or dates to permit further solicitation of proxies. The Adjournment Proposal will only be presented to our stockholders in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal, the Nasdaq Proposal, the Charter Proposals, the Director Election Proposal or the Incentive Plan Proposal. In no event will our Board adjourn the Special Meeting or consummate the Business Combination beyond March 12, 2021.

Consequences if the Adjournment Proposal is Not Approved

If the Adjournment Proposal is not approved by our stockholders, our Board may not be able to adjourn the Special Meeting to a later date in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal, the Nasdaq Proposal, the Charter Proposals, the Director Election Proposal or the Incentive Plan Proposal.

Vote Required for Approval

The approval of the Adjournment Proposal requires the affirmative vote of the holders of a majority of the shares of Common Stock that are voted at the Special Meeting (whether represented by attending the virtual meeting or by proxy). A Company stockholder’s failure to vote by proxy or to vote virtually at the Special Meeting, as well as an abstention from voting and a broker non-vote with regard to the Adjournment Proposal will have no effect on the Adjournment Proposal. Abstentions will be counted in connection with the determination of whether a valid quorum is established but will have no effect on the Adjournment Proposal.

As of the date of this proxy statement, our Sponsor, officers (other than our officer who was appointed subsequent to our IPO, who does not own any shares of our Common Stock) and directors (not including our independent directors, who own a total of 75,000 shares of Class F Stock, which represent 0.24% of our issued and outstanding shares of Common Stock) have agreed to vote any shares of Common Stock owned by them in favor of this proposal. As of the date hereof, such persons own approximately 20% of our issued and outstanding shares of Common Stock and have not purchased any public shares, but may do so at any time.

Recommendation of the Board of Directors

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” THE ADJOURNMENT PROPOSAL.

INFORMATION ABOUT THE COMPANY

Unless the context otherwise requires, all references in this section to the “Company,” “we,” “us” or “our” refer to Crescent Acquisition Corp prior to the consummation of the Business Combination.

General

We are a blank check company incorporated on November 17, 2017 as a Delaware corporation and formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. Our Sponsor was established by Crescent and Robert D. Beyer, our Executive Chairman.

On March 7, 2019, we consummated our IPO of 25,000,000 Units of the Company. Each Unit consists of one share of Class A Stock and one-half of one Warrant, each whole Warrant entitling the holder thereof to purchase one share of Class A Stock at an exercise price of $11.50 per share (subject to adjustment for stock splits, stock dividends, reorganizations, recapitalizations and the like and for certain issuances of equity or equity-linked securities) of Class A Stock. The Units were sold at a price of $10.00 per Unit, generating gross proceeds to us of $250,000,000. Simultaneously with the IPO, we completed the private sale of an aggregate of 7,000,000 Private Placement Warrants to the Sponsor at a price of $1.00 per Private Placement Warrant, each exercisable to purchase one share of Class A Stock at $11.50 per share, generating gross proceeds to us of $7,000,000. The Private Placement Warrants have terms and provisions that are identical to those of the Warrants sold as part of the Units in the IPO, except that the Private Placement Warrants may be net share (cashless) settled and are not redeemable so long as they are held by the Sponsor or its permitted transferees. The sale of the Private Placement Warrants was made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act.

On the IPO closing date, $250,000,000 of the gross proceeds from the IPO and the sale of the Private Placement Warrants was deposited in the Trust Account. Of the $7,000,000 held outside of the Trust Account, $5,000,000 was used to pay underwriting discounts and commissions, $300,000 was used to repay notes payable to our Sponsor and the balance was available to pay accrued offering and formation costs, business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses. Funds held in the Trust Account have been invested only in U.S. government treasury bills with a maturity of one hundred and eighty (180) days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act, that invest only in direct U.S. government obligations. Funds will remain in the Trust Account until the earliest of (i) the completion of the Business Combination; (ii) the redemption of any shares of Class A Stock properly tendered in connection with a stockholder vote to amend our amended and restated certificate of incorporation to modify the substance or timing of our obligation to redeem 100% of such shares of Class A Stock if we do not complete the Business Combination or any other initial business combination by March 12, 2021, and (iii) the redemption of 100% of the shares of Class A Stock if we are unable to complete the Business Combination or any other initial business combination by March 12, 2021 (subject to applicable law).

On April 15, 2019, we announced that the holders of our Units may elect to separately trade the Class A Stock and Warrants included in the Units commencing on April 16, 2019, on Nasdaq under the symbols “CRSA” and “CRSAW,” respectively. Those Units not separated continued to trade on Nasdaq under the symbol “CRSAU.”

We believe our ability to consummate the Business Combination is enhanced by the Amended and Restated Forward Purchase Agreement, pursuant to which Crescent has committed to purchase, subject to the terms and conditions set forth in the Amended and Restated Forward Purchase Agreement, including a lock-up period that restricts the transfer of securities issued pursuant to the Amended and Restated Forward Purchase Agreement, an aggregate of 5,000,000 shares of Class A Stock plus 1,666,666 2⁄3 Warrants for an aggregate purchase price of

$50,000,000 in cash in a private placement that will close immediately prior to the Business Combination. The proceeds from the Amended and Restated Forward Purchase Agreement will be used as part of the consideration to the F45 Stockholders in the Business Combination and expenses in connection therewith. These purchases will be made regardless of whether any shares of Class A Stock are redeemed by our public stockholders in connection with the Business Combination and are intended to provide us with a minimum funding level for our initial business combination.

With respect to the above, past performance of our senior management team or Crescent is not a guarantee of the ability to successfully consummate the Business Combination. You should not rely on the historical record of management or Crescent as indicative of future performance. Neither management nor Crescent has past experience with a blank check company or special purpose acquisition company.

Initial Business Combination

Nasdaq rules require that an initial business combination must be with one or more target businesses that together have a fair market value equal to at least 80% of the balance in our Trust Account (less any deferred underwriting commissions and taxes payable on interest earned) at the time of our signing a definitive agreement in connection with an initial business combination. Our Board has determined that the Business Combination meets the 80% test.

Redemption Rights for Holders of Public Shares

We are providing our public stockholders with the opportunity to redeem their public shares for cash equal to a pro rata share of the aggregate amount on deposit in the Trust Account as of two business days prior to the closing of the Business Combination, including interest not previously released to the Company to pay its franchise and income taxes, divided by the number of then outstanding public shares, upon the consummation of the Business Combination, subject to the limitations described herein. As of July 15, 2020, the fair value of the investment securities held in the Trust Account, net of taxes payable and any interest that we may withdraw for working capital purposes, is approximately $10.15 per public share. Our Initial Stockholders, including our Sponsor, and our other current directors and officers have agreed to waive their redemption rights with respect to the Founder Shares and any public shares they may hold in connection with the consummation of the Business Combination. The Founder Shares will be excluded from the pro rata calculation used to determine the per-share redemption price. Our Sponsor has also agreed to, in its capacity as holder of a majority of our Class F Stock, waive the right to a conversion price adjustment with respect to all shares of our Class F Stock in connection with the consummation of the Business Combination, such authority granted to the majority holders of our Class F Stock in our amended and restated certificate of incorporation.

Submission of Our Initial Business Combination to a Stockholder Vote

The Special Meeting of our stockholders to which this proxy statement relates is to solicit your approval of the Business Combination. Unlike many other blank check companies, our public stockholders are not required to vote against the Business Combination in order to exercise their redemption rights. If the Business Combination is not completed, then public stockholders electing to exercise their redemption rights will not be entitled to receive such payments.

Our Sponsor, officers (other than our officer who was appointed subsequent to our IPO, who does not own any shares of our Common Stock) and directors (including our independent directors) have agreed to vote any shares of Common Stock owned by them in favor of the Business Combination. Our Sponsor, officers (other than our officer who was appointed subsequent to our IPO, who does not own any shares of our Common Stock) and directors (not including our independent directors, who own a total of 75,000 shares of Class F Stock, which represent 0.24% of our issued and outstanding shares of Common Stock) have agreed to vote any shares of Common Stock owned by them in favor of the Business Combination and each of the proposals to be considered at the Special Meeting. Currently, our Sponsor and independent directors, in the aggregate, own approximately 20% of our issued and outstanding shares of Common Stock, including all shares of Class F Stock.

Limitations on Redemption Rights

Notwithstanding the foregoing our amended and restated certificate of incorporation provides that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from exercising redemptions with respect to more than an aggregate of 15% of the shares of Class A Stock included in the units sold in our IPO.

Employees

We currently have six officers and do not intend to have any full-time employees prior to the completion of the Business Combination. Members of our management team are not obligated to devote any specific number of hours to our matters but they intend to devote as much of their time as they deem necessary to our affairs until we have completed the Business Combination. We presently expect our officers to devote such amount of time as they reasonably believe is necessary to complete the Business Combination.

Competition

If we succeed in effecting the Business Combination, in all likelihood, we will face significant competition from F45’s competitors. We cannot assure you that, subsequent to the Business Combination, we will have the resources or ability to compete effectively. Information regarding F45’s competition is set forth in the sections entitled “Information about F45—Competition.”

Legal Proceedings

There is no material litigation, arbitration or governmental proceeding currently pending or to our knowledge, threatened against us or any members of our management team in their capacity as such.

Management

Directors and Officers

The directors and officers of the Company are as follows as of the date of this proxy statement:

Name	Age	Position
Robert D. Beyer	60	Executive Chairman
Jean-Marc Chapus	61	Chairman of the Board
Todd M. Purdy	45	Chief Executive Officer and Director
Christopher G. Wright	47	President
Al Hassanein	40	Chief Financial Officer and Treasurer
George P. Hawley	52	General Counsel and Secretary
Kathleen S. Briscoe	60	Director
John J. Gauthier	58	Director
Jason D. Turner	52	Director
Sandra V. Naftzger	59	Director

Robert D. Beyer has served as our Chief Executive Officer from November 2017 to November 2018 and as our Executive Chairman, acting as Co-Chairman of the Board, since November 2018. Mr. Beyer is Chairman of Chaparal Investments LLC, a private investment firm and holding company which he founded in 2009. From

2005 to 2009, Mr. Beyer served as Chief Executive Officer of The TCW Group, Inc., a global investment management firm. Mr. Beyer previously served as Chief Investment Officer from 2000 to 2005. Mr. Beyer has been a director of Jefferies Financial Group Inc. since 2013. Mr. Beyer is also the Chairman of the Board of Councilors of USC Dornsife School of Letters, Arts and Sciences, a member of the Harvard-Westlake School Board of Trustees and a member of the Advisory Board of Milwaukee Brewers Baseball Club. Mr. Beyer was formerly a director of Société Générale Asset Management, S.A. and The TCW Group, Inc. Mr. Beyer was a director of The Allstate Corporation, an NYSE listed company, from 2006 through 2016. Mr. Beyer was a director at The Kroger Co., a NYSE listed company, from 1999 to 2019. Mr. Beyer received an MBA from the UCLA Anderson School of Management and a BS from the University of Southern California.

Jean-Marc Chapus has served as our Chairman of the Board, acting as Co-Chairman of the Board, since November 2017. Mr. Chapus is a Co-Founder and has been Managing Partner of Crescent and a member of Crescent’s Management Committee since 2011. Prior to 2011, Mr. Chapus was Group Managing Director of TCW, co-managing TCW’s Leveraged Finance Group. Mr. Chapus is also a member of the board of several non-profit organizations, including the Harvard-Westlake School Board of Trustees, and the Advisory Board of the Milwaukee Brewers Baseball Club. Mr. Chapus received his MBA and AB from Harvard University.

Todd M. Purdy has served as our Chief Executive Officer since November 2018. Mr. Purdy is a seasoned private equity investor with 23 years of investment industry experience. Previously, Mr. Purdy was a Partner at Leonard Green & Partners, or LGP, a leading private equity investment firm based in Los Angeles, California, where he focused on investments in the consumer, retail and services sectors. During Mr. Purdy’s tenure with the firm from 2000 to 2018, LGP grew significantly from investing its third fund, a $1.2 billion pool of committed capital, to investing its seventh fund, a $9.6 billion pool of committed capital. During this time, Mr. Purdy was involved in the acquisitions of 12 portfolio companies, representing more than $15 billion of transaction enterprise value, which collectively completed more than 40 follow-on acquisitions. Prior to LGP, Mr. Purdy was an investment banker with Donaldson, Lufkin & Jenrette in Los Angeles and London. Mr. Purdy graduated from the Honors Business Administration Program at the Ivey Business School at Western University in Canada.

Christopher G. Wright has served as our President since November 2017. Mr. Wright is a Managing Director, a member of Crescent Capital’s Management Committee and a member of the Board of Directors of Crescent Capital BDC, Inc. Prior to joining Crescent in 2001, Mr. Wright completed the Financial Management Program with the General Electric Company and upon completion, worked in various finance roles within GE Industrial Systems. Mr. Wright is a current and former member or observer of the Board of numerous private companies, including the lead Director of Savers, Inc. In addition, Mr. Wright is a member of the Board of other non-profit organizations including St. Raphael School Development Board. Mr. Wright received his MBA from Harvard Business School and his BA from Michigan State University.

Al Hassanein has served as our Chief Financial Officer and Treasurer since October 2019. Mr. Hassanein is also the Controller of Crescent Capital Group LP, an affiliate of CFI Sponsor, LLC, the Company’s Sponsor since September 2017. Prior to joining Crescent, Mr. Hassanein served as Vice President and Assistant Controller at American Capital, Ltd., a position he held from August 2008 until June 2017. He started his career at Deloitte after receiving his BS in Accounting and Finance from the University of Maryland at College Park and is an active Certified Public Accountant.

George P. Hawley has served as our General Counsel and Secretary since November 2017. Mr. Hawley is Secretary of Crescent Capital BDC, Inc. In addition, Mr. Hawley serves as the general counsel for Crescent. Prior to joining Crescent in 2012, Mr. Hawley was senior vice president and associate general counsel at Trust Company of the West where he supported Crescent on certain funds and accounts sub-advised by TCW to Crescent. From 2000 to 2008, Mr. Hawley was an associate at Paul, Hastings, Janofsky & Walker LLP specializing in asset management, securities, finance and restructuring, and general corporate. Prior to joining Paul Hastings, Mr. Hawley began his legal career at Baker, Keener & Nahra LLP where he practiced litigation. Mr. Hawley received a JD from Loyola Law School and a BA from the University of Notre Dame.

Kathleen S. Briscoe serves as a member of our board of directors. Ms. Briscoe has been a private investor continually since 2004. In addition, Ms. Briscoe has served as Partner, Chief Capital Officer for Dermody Partners since March 2018 and as a consultant to Arixa Capital since November 2017. Ms. Briscoe was the Chief Investment Officer and Chief Operating Officer Real Estate of Cordia Capital Management from November 2013 to February 2017, served as a real estate consultant to Institutional Real Estate, Inc. and Crosswater Realty Advisors from November 2011 to November 2013, and was the Chief Investment Officer of IDS Real Estate Group from March 2009 to October 2011. Prior to that, Ms. Briscoe was a managing director at Buchanan Street Partners and an Executive Vice President at Lowe Enterprises Investors. Ms. Briscoe is a current member of the board of private companies and is a member of NACD. Ms. Briscoe received her MBA from Harvard Business School and her BA from Dartmouth College.

John J. Gauthier, CFA serves as a member of our board of directors. Mr. Gauthier runs his own investment consulting company, SSG Advisors, LLC. Mr. Gauthier served as EVP and Chief Investment Officer from February 2010 to February 2017 and SVP and Chief Investment Officer from October 2008 to February 2010 at Allied World Assurance Company Holdings, AG. Additionally, Mr. Gauthier was President of Allied World Financial Services from September 2012 to February 2017 and remained an employee of Allied World Financial Services through January 2018. Prior to his time at Allied, Mr. Gauthier was a Managing Director at Goldman, Sachs & Co. He was also a Managing Director at Conning Asset Management. Mr. Gauthier is a member of the board of directors of Reinsurance Group of America and was a member of the board of directors of MatlinPatterson Asset Management, L.P. from November 2012 to February 2017 and of Blue Vista Capital Management from October 2014 to February 2017. He is also a board member of various private companies. Mr. Gauthier received his MBA from The Wharton School, University of Pennsylvania and his BS from Quinnipiac University.

Jason D. Turner serves as a member of our board of directors. Mr. Turner has been the founder, president and Chief Executive Officer of Venbrook Group, LLC since July 2002. Mr. Turner was a board member of various private organizations, including Los Angeles Conservation Corps, American Red Cross (Los Angeles) and Young Presidents Organization. Mr. Turner received his BS from St. Mary’s College of Maryland.

Sandra V. Naftzger serves as a member of our board of directors. Ms. Naftzger runs family-owned businesses in California, concentrating in oil and gas production and cattle ranching. Ms. Naftzger’s previous work experience includes positions as Director of Business Development at The Times Mirror Company and Vice President of Corporate Finance at Drexel Burnham Lambert. Ms. Naftzger previously served on the Board of Directors of Water.org, a global nonprofit organization focused on providing access to safe water and sanitation solutions to those in need, as well as Children’s Bureau of Southern California, an agency focused on early childhood abuse prevention and treatment. Ms. Naftzger has also served on the Board of Trustees of the Diocesan Investment Trust of the Episcopal Diocese of Los Angeles, which is responsible for investing the collective funds of 150 church institutions in Southern California. Ms. Naftzger received her MBA from Harvard Business School and her BA from Stanford University.

Stockholder Communications

Our Board has established a process for stockholders to send communications to our Board. Stockholders may communicate with our Board generally or a specific director at any time by writing to the Company’s Secretary, Crescent Acquisition Corp, 11100 Santa Monica Boulevard, Suite 2000 Los Angeles, CA 90025. We review all messages received, and forward any message that reasonably appears to be a communication from a stockholder about a matter of stockholder interest that is intended for communication to our Board. Communications are sent as soon as practicable to the director to whom they are addressed, or if addressed to our Board generally, to the Chairman of our Board. Because other appropriate avenues of communication exist for matters that are not of stockholder interest, such as general business complaints or employee grievances, communications that do not relate to matters of stockholder interest are not forwarded to our Board.

Director Independence

Nasdaq listing rules require that a majority of our board of directors be independent. An “independent director” is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship, which, in the opinion of the company’s board of directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. We currently have four “independent directors” as defined in the Nasdaq listing standards and applicable SEC rules: Mss. Briscoe and Naftzger and Messrs. Gauthier and Turner. The majority of our board of directors were comprised of independent directors within 12 months from the date of listing to comply with the majority independent board requirement in Rule 5605(b) of the NASDAQ listing rules. Our independent directors have regularly scheduled meetings at which only independent directors are present.

Board Leadership Structure and Role in Risk Oversight

Our Board recognizes that the leadership structure and combination or separation of the Chief Executive Officer and Chairman roles is driven by the needs of the Company at any point in time. As a result, no policy exists requiring combination or separation of leadership roles and our governing documents do not mandate a particular structure. Our governing documents also allow for two or more Co-Chairman, each with the power and authority to act as the Chairman of the Board. This has allowed our Board the flexibility to establish the most appropriate structure for the Company at any given time. Currently, our Chief Executive Officer and Chairman roles are separately held. Mr. Todd M. Purdy is our Chief Executive Officer. Messrs. Robert D. Beyer and Jean-Marc Chapus are our Executive Chairman and Chairman of the Board, respectively, both of whom act as Co-Chairmen of the Board.

Our Board is actively involved in overseeing our risk management process. Our Board focuses on our general risk management strategy and ensures that appropriate risk mitigation strategies are implemented by management. Further, operational and strategic presentations by management to our Board include consideration of the challenges and risks of our businesses, and our Board and management actively engage in discussion on these topics. In addition, each of our Board’s committees considers risk within its area of responsibility. For example, our Audit Committee provides oversight to legal and compliance matters and assesses the adequacy of our risk-related internal controls. In addition, our Compensation Committee considers risk and structures our executive compensation programs, if any, to provide incentives to appropriately reward executives for growth without undue risk taking.

Compensation Committee Interlocks and Insider Participation

None of our officers currently serves, and in the past year has not served, as a member of the board of directors or compensation committee of any entity that has one or more officers serving on our Board.

Number and Terms of Office of Officers and Directors

Our board of directors consists of seven members. Our board of directors are divided into three classes with only one class of directors being elected in each year and each class (except for those directors appointed prior to our first annual meeting of stockholders) serving a three-year term. In accordance with Nasdaq corporate governance requirements, we were not required to hold an annual meeting until one year after our first fiscal year end following our listing on Nasdaq. The term of office of the first class of directors, consisting of Ms. Briscoe and Mr. Gauthier, will expire at our first annual meeting of stockholders. The term of office of the second class of directors, consisting of Mr. Turner, will expire at the second annual meeting of stockholders. The term of office of the third class of directors, consisting of Messrs. Chapus, Beyer and Purdy, will expire at the third annual meeting of stockholders.

Our officers are elected by the Board and serve at the discretion of the Board, rather than for specific terms of office. Our Board is authorized to appoint persons to the offices set forth in our bylaws as it deems appropriate. Our bylaws provide that our officers may consist of a Co-Chairman of the Board, Executive Chairman, a Chief Executive Officer, a President, a Chief Financial Officer, Vice Presidents, a Secretary, Assistant Secretaries, a Treasurer and such other offices as may be determined by the board of directors.

Committees of Our Board

Our Board has two standing committees: an Audit Committee and a Compensation Committee. Each of our Audit Committee and our Compensation Committee is composed solely of independent directors.

Audit Committee

The members of our audit committee are Mss. Briscoe and Naftzger and Messrs. Gauthier and Turner. Ms. Briscoe serves as chairman of the audit committee.

Each member of the audit committee is financially literate and our board of directors has determined that Ms. Briscoe qualifies as an “audit committee financial expert” as defined in applicable SEC rules.

We have adopted an audit committee charter, which details the principal functions of the audit committee, including:

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the appointment, compensation, retention, replacement, and oversight of the work of the independent registered public accounting firm and any other independent registered public accounting firm engaged by us;

•

pre-approving all audit and permitted non-audit services to be provided by the independent registered public accounting firm or any other registered public accounting firm engaged by us, and establishing pre-approval policies and procedures;

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reviewing and discussing with the independent registered public accounting firm all relationships the independent registered public accounting firm have with us in order to evaluate their continued independence;

•	setting clear hiring policies for employees or former employees of the independent registered public accounting firm;

•	setting clear policies for audit partner rotation in compliance with applicable laws and regulations;

•

obtaining and reviewing a report, at least annually, from the independent registered public accounting firm describing (i) the independent registered public accounting firm’s internal quality-control procedures and (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the audit firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm and any steps taken to deal with such issues;

•	reviewing and approving any related party transaction required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC prior to us entering into such transaction; and

•

reviewing with management, the independent registered public accounting firm, and our legal advisors, as appropriate, any legal, regulatory or compliance matters, including any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues regarding our financial statements or accounting policies and any significant changes in accounting standards or rules promulgated by the Financial Accounting Standards Board, the SEC or other regulatory authorities.

Our audit committee charter is available on the Company’s corporate website under the heading “Investor Relations” at http://www.crescentspac.com. The Company’s website and the information contained on, or that can be accessed through, the website is not deemed to be incorporated by reference in, and is not considered part of, this proxy statement.

Compensation Committee

The members of our Compensation Committee are Mss. Briscoe and Naftzger and Messrs. Gauthier and Turner. Mr. Gauthier serves as chairman of the compensation committee.

We have adopted a compensation committee charter, which details the principal functions of the compensation committee, including:

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reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer’s compensation, evaluating our Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of our Chief Executive Officer based on such evaluation;

•	reviewing and approving the compensation of all of our other officers;

•	reviewing our executive compensation policies and plans;

•	implementing and administering our incentive compensation equity-based remuneration plans;

•	assisting management in complying with our proxy statement and annual report disclosure requirements;

•	approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our officers and employees;

•	producing a report on executive compensation to be included in our annual proxy statement; and

•	reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

The charter also provides that the compensation committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other adviser and will be directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the compensation committee will consider the independence of each such adviser, including the factors required by Nasdaq and the SEC.

Our compensation committee charter is available on the Company’s corporate website under the heading “Investor Relations” at http://www.crescentspac.com. The Company’s website and the information contained on, or that can be accessed through, the website is not deemed to be incorporated by reference in, and is not considered part of, this proxy statement.

Committee Membership, Meetings and Attendance

Each of the Audit Committee and Compensation Committee of our Board is comprised entirely of independent directors.

During the year ended December 31, 2019:

•	our Board held 3 meetings;

•	our Audit Committee held 4 meetings; and

•	our Compensation Committee held no meetings.

Each of our incumbent directors attended or participated in at least 75% of the meetings of our Board and the respective committees of which she or he is a member held during the period such incumbent director was a director during the year ended December.

While we have not previously held an annual meeting of stockholders, we will encourage all of our directors to attend our annual meetings of stockholders in the future.

Director Nominations

We do not have a standing nominating committee, though we intend to form a corporate governance and nominating committee in connection with the Business Combination. In accordance with Rule 5605(e)(2) of the Nasdaq rules, a majority of the independent directors may recommend a director nominee for selection by the Board. The Board believes that the independent directors can satisfactorily carry out the responsibility of properly selecting or approving director nominees without the formation of a standing nominating committee. In accordance with Rule 5605(e)(1)(A) of the Nasdaq rules, all such directors are independent. As there is no standing nominating committee, we do not have a nominating committee charter in place.

The Board will also consider director candidates recommended for nomination by our stockholders during such times as they are seeking proposed nominees to stand for election at the next annual meeting of stockholders (or, if applicable, a special meeting of stockholders). Our stockholders that wish to nominate a director for election to the Board should follow the procedures set forth in our bylaws.

We have not formally established any specific, minimum qualifications that must be met or skills that are necessary for directors to possess. In general, in identifying and evaluating nominees for director, the Board considers educational background, diversity of professional experience, knowledge of our business, integrity, professional reputation, independence, wisdom, and the ability to represent the best interests of our stockholders.

Audit Committee Report

Our audit committee has reviewed and discussed our audited financial statements with management, and has discussed with our independent auditors the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board, which we refer to as “PCAOB.” Additionally, our audit committee has received the written disclosures and the letter from our independent accountant, as required by the applicable requirements of the PCAOB, and has discussed with the independent accountant the independent accountant’s independence. Based upon such review and discussion, our audit committee recommended to our Board that the audited financial statements for the year ended December 31, 2019 be included in our annual report on Form 10-K for the last fiscal year for filing with the SEC.

Submitted by:

Audit Committee of the Board of Directors,

Kathleen S. Briscoe

Sandra V. Naftzger

John J. Gauthier

Jason D. Turner

Principal Accountant Fees and Services and Pre-Approval Policy

Withum, our independent registered public accounting firm, has audited our financial statements for the fiscal years ended December 31, 2019 and 2018. Fees for professional services provided by our independent registered public accounting firm are as follows:

	For the year ended December 31,
	2019	2018
Audit fees(1)	$52,530	$36,585
Audit-related fees(2)	—	—
Tax fees(3)	4,635	4,635
All other fees(4)	—	—

Total	$57,165	$41,220

(1)

Audit Fees. Audit fees consist of fees for professional services rendered for the audit of our year-end financial statements and services that are normally provided by our independent register public accounting firm in connection with statutory and regulatory filings.

(2)

Audit-Related Fees. Audit-related fees consist of fees billed for assurance and related services that are reasonably related to performance of the audit or review of our financial statements and are not reported under “Audit Fees.” These services include attest services that are not required by statute or regulation and consultations concerning financial accounting and reporting standards.

(3)	Tax Fees. Tax fees consist of fees billed for professional services relating to tax compliance, tax planning and tax advice.
(4)	All Other Fees. All other fees consist of fees billed for all other services.

Our audit committee was formed upon the consummation of our IPO. As a result, the audit committee did not pre-approve all of the foregoing services, although any services rendered prior to the formation of our audit committee were approved by our board of directors. Since the formation of our audit committee, and on a going-forward basis, the audit committee has and will pre-approve all auditing services and permitted non-audit services to be performed for us by our independent registered public accounting firm, including the fees and terms thereof (subject to the de minimis exceptions for non-audit services described in the Exchange Act which are approved by the audit committee prior to the completion of the audit).

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our officers, directors and persons who beneficially own more than ten percent of our Common Stock to file reports of ownership and changes in ownership with the SEC. These reporting persons are also required to furnish us with copies of all Section 16(a) forms they file. Based solely upon a review of such forms, we believe that during the year ended December 31, 2019 there were no delinquent filers.

Code of Ethics

We have adopted a code of ethics applicable to our directors, officers and employees. Our code of ethics is available on the Company’s corporate website under the heading “Investor Relations” at http://www.crescentspac.com. The Company’s website and the information contained on, or that can be accessed through, the website is not deemed to be incorporated by reference in, and is not considered part of, this proxy statement.

Conflicts of Interest

Certain of our directors and officers and affiliates of our Sponsor manage several investment vehicles. These entities may compete with us for acquisition opportunities in the same industries and sectors as we may target for our Initial Business Combination. If these entities decide to pursue any such opportunity, we may be precluded from procuring such opportunities.

In addition, investment ideas generated within our Sponsor and other persons who may make decisions for the company, may be suitable for both us and for current or future entities managed by our directors, officers or affiliates of our Sponsor and may be directed to such investment vehicle rather than to us. As employees of Crescent or its affiliates, certain members of the management team are and in the future will be involved in the formation of and offerings by these companies as well as the identification, acquisition and management of investments by such companies. The letter agreement entered into with certain of our officers will not restrict them from undertaking any such activities. As a result, conflicts of interest may arise between our officers’ fiduciary and contractual obligations to these companies and our officers’ obligations to us. None of the members of our management team who are also employed by our Sponsor or its affiliates have any obligation to present us with any opportunity for a potential business combination of which they become aware. Our management team, in their capacities as directors, officers or employees of our Sponsor or its affiliates in their other endeavors, may choose to present potential business combinations to the related entities described above, current or future investment vehicles of our Sponsor or its affiliates, or third parties, before they present such opportunities to us, subject to applicable fiduciary duties.

Each of our officers and directors presently has, and any of them in the future may have additional, fiduciary or contractual obligations to one or more other entities pursuant to which such officer or director is or will be required to present a business combination opportunity to such entity. Accordingly, if any of our officers or directors becomes aware of a business combination opportunity which is suitable for an entity to which he or she has then-current fiduciary or contractual obligations, he or she will honor these obligations to present such business combination opportunity to such entity, subject to his or her fiduciary duties to us under Delaware law. We do not believe, however, that the fiduciary duties or contractual obligations of our officers or directors will materially affect our ability to complete the Business Combination.

Potential investors should also be aware of the following other potential conflicts of interest:

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the fact that our Sponsor, officers (other than our officer who was appointed subsequent to our IPO, who does not own any shares of our Common Stock) and directors (including our independent directors) have agreed to waive their redemption rights with respect to any shares of our Common Stock they may hold in connection with the consummation of the Business Combination, including all of the Founder Shares;

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the fact that our Sponsor has agreed to, in its capacity as the holder of a majority of our Class F Stock, waive the right to a conversion price adjustment with respect to all shares of our Class F Stock in connection with the consummation of the Business Combination, such authority granted to the majority holders of our Class F Stock in our amended and restated certificate of incorporation;

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the fact that our Sponsor paid an aggregate of $25,000 for 6,250,000 shares of Class F Stock (75,000 of which have been transferred to our independent directors, after giving effect to the (i) surrender of 1,437,500 shares on November 29, 2017 and (ii) forfeiture of 937,500 shares in April 2019) which will be converted into Class A Stock upon the closing of the Business Combination, including the Lock-Up Shares whose restrictions on transfer are subject to release only if the price of Class A Stock trading on Nasdaq exceeds certain thresholds and are otherwise forfeited, but which will have no value if a business combination is not consummated by March 12, 2021;

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the fact that our Initial Stockholders have agreed to waive their rights to liquidating distributions from the Trust Account with respect to their Founder Shares if we fail to complete an initial business combination by March 12, 2021;

•	the fact that our Sponsor paid an aggregate of approximately $7,000,000 for its 7,000,000 Private Placement Warrants to purchase shares of Class A Stock and that such Private Placement Warrants will expire with no value if a business combination is not consummated by March 12, 2021, but which our Sponsor will have a right to exercise following the Business Combination, subject to certain lock-up periods;

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if the Trust Account is liquidated, including in the event we are unable to complete an initial business combination within the required time period, our Sponsor has agreed to indemnify us to ensure that the proceeds in the Trust Account are not reduced below $10.00 per public share, or such lesser per public share amount as is in the Trust Account on the liquidation date, by the claims of prospective target businesses with which we have entered into an acquisition agreement or claims of any third party (other than our independent public accountants) for services rendered or products sold to us, but only if such a third party or target business has not executed a waiver of any and all rights to seek access to the Trust Account;

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the fact that our Sponsor will have the right to nominate two independent directors of the post-Business Combination Company pursuant to a stockholders agreement to be entered into upon closing of the Business Combination;

•	the anticipated continuation of two of our existing directors, Robert D. Beyer and Todd M. Purdy, as directors of the post-Business Combination Company;

•	the continued indemnification of our existing directors and officers and the continuation of our directors’ and officers’ liability insurance after the Business Combination;

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the fact that our Sponsor, officers and directors will lose their entire investment in us and will not be reimbursed for any out-of-pocket expenses if an initial business combination is not consummated by March 12, 2021;

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that, as described in the Charter Proposals and reflected in Annex C, our proposed Second Amended and Restated Certificate of Incorporation will be amended to expressly elect not to be bound or governed by, or otherwise subject to, Section 203 of the DGCL, thereby removing certain restrictions on business combinations with interested stockholders (which amendment will become effective 12 months after the Second Amended and Restated Certificate of Incorporation is filed and becomes effective);

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that, at the closing of the Business Combination we will enter into the Amended and Restated Registration Rights Agreement, which provides for registration rights to, among others, our Sponsor, Crescent and their permitted transferees;

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that Crescent has entered into the Amended and Restated Forward Purchase Agreement with the Company, pursuant to which Crescent has committed to purchase, subject to the terms and conditions set forth in the Amended and Restated Forward Purchase Agreement, including a lock-up period that restricts the transfer of securities issued pursuant to the Amended and Restated Forward Purchase Agreement, an aggregate of 5,000,000 shares of Class A Stock plus 1,666,666 2⁄3 Warrants for an aggregate purchase price of $50,000,000 in cash in a private placement that will close immediately prior to the Business Combination, which such commitment Crescent may assign, in whole or in part, to certain transferees, including, but not limited to, its current or prospective limited partners (Crescent and such possible transferees together comprising the Forward Purchasers); and

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that Crescent, either alone or with our Sponsor, has the right but not the obligation to purchase immediately prior to the closing of the Business Combination additional shares of Class A Stock at a purchase price of $10.00 per share, subject to reasonably acceptable terms to be provided in a separate agreement, to the extent our total cash proceeds are less than $225,000,000.

The conflicts described above may not be resolved in our favor.

In general, officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present business opportunities to a corporation if:

•	the corporation could financially undertake the opportunity;

•	the opportunity is within the corporation’s line of business; and

•	it would not be fair to the corporation and its stockholders for the opportunity not to be brought to the attention of the corporation.

Accordingly, as a result of multiple business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities. Furthermore, our amended and restated certificate of incorporation provides that the doctrine of corporate opportunity will not apply with respect to any of our officers or directors in circumstances where the application of the doctrine would conflict with any fiduciary duties or contractual obligations they may have. Below is a table summarizing the entities to which our officers and directors currently have fiduciary duties or contractual obligations that may present a conflict of interest:

Name of Individual	Entity Name	Entity’s Business	Affiliation
Robert D. Beyer	Chaparal Investments LLC Jefferies Financial Group	Private investments Financial services	Chairman Director
Jean-Marc Chapus	Crescent Capital Group LP	Alternative credit investments	Managing Partner
Todd M. Purdy	N/A
Christopher G. Wright	Crescent Capital Group LP	Alternative credit investments	Managing Partner
Al Hassanein	Crescent Capital Group LP	Alternative credit investments	Controller
George P. Hawley	Crescent Capital Group LP	Alternative credit investments	General Counsel
Kathleen S. Briscoe	Dermody Properties Griffin Capital Resmark Equity Partners, LLC Crescent Capital BDC, Inc.	Real estate Asset management Real estate investments Business development	Partner, Chief Capital Officer Director Director Director
John J. Gauthier	JJG Advisory, LLC Reinsurance Group of America, Incorporated	Investment consulting Reinsurance	Principal Owner Director
Jason D. Turner	Venbrook Group, LLC	Insurance	Chief Executive Officer
Sandra V. Naftzger	N/A

Accordingly, if any of the above officers or directors become aware of a business combination opportunity which is suitable for any of the above entities to which he or she has then current fiduciary or contractual obligations, he or she will honor these obligations to present such business combination opportunity to such entity, and only present it to us if such entity rejects the opportunity. We do not believe, however, that any of the foregoing fiduciary duties or contractual obligations will materially affect our ability to complete the Business Combination. Our amended and restated certificate of incorporation provides that we renounce our interest in any corporate opportunity offered to any director or officer unless such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of our Company and such opportunity is one we are legally and contractually permitted to undertake and would otherwise be reasonable for us to pursue.

We are not prohibited from pursuing a business combination with a company that is affiliated with our Sponsor, officers or directors. In the event we seek to complete our business combination with such a company, we, or a committee of independent directors, would obtain an opinion from an independent investment banking firm which is a member of FINRA, or from an independent accounting firm, that such a business combination is fair to our Company from a financial point of view.

Our Initial Stockholders have agreed to vote their Founder Shares and their public shares, if any, in favor of the Business Combination.

Limitation on Liability and Indemnification of Officers and Directors

Our amended and restated certificate of incorporation provides that our officers and directors will be indemnified by us to the fullest extent authorized by Delaware law, as it now exists or may in the future be amended. In addition, our amended and restated certificate of incorporation provides that our directors will not be personally liable for monetary damages to us for breaches of their fiduciary duty as directors, except to the extent such exemption from liability or limitation thereof is not permitted by the DGCL unless they violated their duty of loyalty to the Company or its stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or derived improper personal benefit from their actions as directors.

We have entered into agreements with our officers and directors to provide contractual indemnification in addition to the indemnification provided for in our amended and restated certificate of incorporation. Our bylaws also permit us to maintain insurance on behalf of any officer, director or employee for any liability arising out of his or her actions, regardless of whether Delaware law would permit such indemnification. We have obtained a policy of directors’ and officers’ liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors.

These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against officers and directors, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against officers and directors pursuant to these indemnification provisions.

We believe that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced officers and directors.

Executive and Director Compensation

None of our officers or directors have received any cash compensation for services rendered to us. Commencing on March 12, 2019, we agreed to pay monthly recurring expenses of $10,000 to Crescent for office space, utilities, and administrative and secretarial support. Upon completion of a business combination or our liquidation, we will cease paying these monthly fees. In addition, we may pay our Sponsor or any of our existing officers or directors, or any entity with which they are affiliated, a finder’s fee, consulting fee or other compensation in connection with identifying, investigating and completing a business combination. Our Sponsor, officers, directors, or any of their respective affiliates, may be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Our audit committee will review on a quarterly basis all payments that were made to our Sponsor, officers, directors and our or their affiliates and will determine which fees and expenses and the amount of expenses that will be reimbursed. We note that some named executive officers have economic interests in our Sponsor. For more information about the interests of our Sponsor in the Business Combination, please see the section entitled “Proposal No. 1—Approval of the Business Combination—Interests of Certain Persons in the Business Combination.”

After the completion of our Business Combination, our two existing directors who are anticipated to continue as directors of the post-Business Combination Company, Robert D. Beyer and Todd M. Purdy, may be entitled to director compensation. For a discussion of our executive compensation arrangements after the closing of the Business Combination, please see the section entitled “Management After the Business Combination.”

THE COMPANY’S MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis should be read in conjunction with the financial statements and related notes of the Company included elsewhere in this proxy statement. This discussion contains forward-looking statements reflecting our current expectations, estimates and assumptions concerning events and financial trends that may affect our future operating results or financial position. Actual results and timing of events may differ materially from those contained in these forward-looking statements due to a number of factors, including those discussed in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements.”

Overview

We are a blank check company incorporated as a Delaware corporation and formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. We intend to effectuate the Business Combination using a combination of cash and stock. Such cash is derived from the proceeds of our IPO, the sale of the Private Placement Warrants and the proceeds from the Amended and Restated Forward Purchase Agreement, along with the right of Crescent and our Sponsor to purchase additional shares of Class A Stock to the extent our total cash proceeds are less than $225,000,000.

As of March 31, 2020, we had cash and cash equivalents of $860,395, current liabilities of $850,007 and deferred underwriting compensation of $8,750,000. Further, we expect to continue to incur significant costs in the pursuit of our acquisition plans, including the Business Combination. We cannot assure you that our plans to complete the Business Combination will be successful.

Results of Operations and Known Trends or Future Events

We have neither engaged in any operations nor generated any revenues to date. Our primary activities since inception have been organizational activities and those necessary to prepare for our IPO which was consummated on March 12, 2019. Since March 12, 2019, our activities have included activities associated with our search for a business combination candidate and our costs have included the professional, insurance and other costs associated with operating a public company.

On March 11, 2020, the World Health Organization officially declared the outbreak of the novel coronavirus (“COVID-19”) a “pandemic.” A significant outbreak of COVID-19 and other infectious diseases could result in a widespread health crisis that could adversely affect the economies and financial markets worldwide, and the business of F45 or any other potential target business with which we consummate a business combination could be materially and adversely affected. Furthermore, we may be unable to complete the Business Combination or any other business combination if continued concerns relating to COVID-19 restrict travel, limit the ability to have meetings with potential investors or F45 or other target company’s personnel, vendors and services providers are unavailable to negotiate and consummate a transaction in a timely manner. The extent to which COVID-19 impacts the Business Combination or our search for an alternate business combination will depend on future developments, which are highly uncertain and cannot be predicted, including new information which may emerge concerning the severity of COVID-19 and the actions to contain COVID-19 or treat its impact, among others. If the disruptions posed by COVID-19 or other matters of global concern continue for an extensive period of time, our ability to consummate the Business Combination, or the operations of F45 or another target business with which we ultimately consummate a business combination, may be materially adversely affected. For additional information on how COVID-19 has impacted F45’s business, please see the section entitled “F45 Management’s Discussion and Analysis of Financial Condition and Results Of Operations—COVID-19 Impact.”

Included in general and administrative expenses in our statements of operations included elsewhere in this proxy statement, during the three months ended March 31, 2020 and 2019 and the years ended December 31,

2019 and 2018, our principal operating expenses included $36,177, $23,530, $189,670 and $3,965, respectively, for the professional, insurance and listing costs associated with our public reporting, $50,000, $50,000, $200,000 and $0, respectively, in franchise taxes, $12,941, $4,149, $38,890 and $2,656, respectively, in consulting and travel costs associated with our search for a business combination candidate and $30,000, $8,064, $98,065 and $0, respectively, in administrative fees to our Sponsor. Further, during the three months ended March 31, 2020 and 2019 and the years ended December 31, 2019 and 2018, the Company generated $749,420, $302,661, $4,472,458 and $0, respectively, of interest income on the U.S. Treasury bills in the Trust Account. During the three months ended March 31, 2020, the Company generated $84,511 of interest income in the money market funds, meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government obligations, in the Trust Account. Such interest income is currently taxable and results in a provision for income taxes of $219,391 and $45,552 during the three months ended March 31, 2020 and 2019, respectively, and $1,195,607 and $0 during the years ended December 31, 2019 and 2018, respectively, since the majority of our operating expenses are considered start-up costs and are not currently deductible. The Company will periodically withdraw funds from the Trust Account to fund the payment of income and franchise taxes.

Following the closing of our IPO in March 2019, we have not generated, and will not generate, any operating revenues until after completion of the Business Combination. As discussed above, we currently generate non-operating income in the form of interest income on cash and cash equivalents after our IPO and such income generates a currently payable provision for income taxes on such income since our operating expenses are considered start-up expenses and are not currently deductible. In addition to our taxes, administrative fees to our Sponsor and costs associated with our public reporting, we have increased and will increase expenses for our due diligence and other costs of identifying, documenting and closing the Business Combination and such costs are expected to be very significant and will vary with the stage of development of a business combination. We intend to pay our income and franchise taxes from the income of the Trust Account.

Liquidity and Capital Resources

Prior to the completion of our IPO, our liquidity needs were satisfied through receipt of $25,000 from the sale of the Founder Shares to our Sponsor, $300,000 in note payable and $118,323 in advances from an affiliate of the Sponsor.

The net proceeds from (i) the sale of the Units in our IPO, after deducting offering expenses of approximately $900,000 and underwriting commissions of $5,000,000 (excluding deferred underwriting fees of $8,750,000), and (ii) the sale of the Private Placement Warrants for a purchase price of $7,000,000, were approximately $251,100,000. Of this amount, $250,000,000 was placed in the Trust Account, which includes up to $8,750,000 of deferred underwriting fees. The remaining approximately $1,100,000 was available to us for working capital and is not held in the Trust Account.

We intend to use the proceeds from the Amended and Restated Forward Purchase Agreement, together with the funds in the Trust Account, and, to the extent the Company’s total cash proceeds are otherwise less than $225,000,000, any proceeds from the sale of additional shares of Class A Stock to Crescent and our Sponsor to fund the cash consideration payable to F45 Stockholders in the Business Combination, certain transaction fees and expenses relating to the Business Combination and the repayment of approximately $20 million of the revolver that is outstanding under the Credit Agreement, and to provide the Company with additional liquidity. We may withdraw interest from the Trust Account to pay taxes. Delaware franchise tax is based on our authorized shares or on our assumed par and non-par capital, whichever yields a lower result. Our annual franchise tax obligation is expected to be capped at the maximum amount of annual franchise taxes payable by us as a Delaware corporation of $200,000. Our annual income tax obligations will depend on the amount of interest and other income earned on the amounts held in the Trust Account. We plan to retain some cash to provide the post-Business Combination Company with additional liquidity.

As of March 31, 2020 and December 31, 2019, we had available to us $860,395 and $1,126,200, respectively, of cash held outside the Trust Account as well as certain amounts we may draw from the Trust

Account to fund our taxes (as described above). We believe that such sources of liquidity are adequate to fund our operations for at least the next 12 months. We will use these funds primarily to complete the Business Combination, and we will use these funds to pay our professional and other costs of being a public company and pay taxes to the extent the interest earned on the Trust Account is not sufficient to pay our taxes. We do not expect to have any capital expenditures during 2020, except as may be incurred in connection with the Business Combination.

In order to fund working capital deficiencies or finance transaction costs in connection with the Business Combination, our Sponsor or an affiliate of our Sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. If we complete the Business Combination, we would repay such loaned amounts. In the event that the Business Combination does not close, we may use a portion of the working capital held outside the Trust Account to repay such loaned amounts but no proceeds from our Trust Account would be used for such repayment. The terms of such loans by our officers and directors, if any, have not been determined and no written agreements exist with respect to such loans. We do not expect to seek loans from parties other than our Sponsor or an affiliate of our Sponsor as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our Trust Account.

Unless and until we complete the Business Combination, we expect our primary liquidity requirements during the 24-month period subsequent to our IPO to include legal, accounting, due diligence, travel and other expenses associated with structuring, negotiating and documenting successful business combinations; legal and accounting fees related to regulatory reporting requirements; Nasdaq and other regulatory fees; office space, administrative, consulting and support services provided under an agreement with our Sponsor and other working capital needs.

Off-balance Sheet Financing Arrangements

We have no obligations, assets or liabilities which would be considered off-balance sheet arrangements. We do not participate in transactions that create relationships with unconsolidated entities or financial partnerships, often referred to as variable interest entities, which would have been established for the purpose of facilitating off-balance sheet arrangements.

We have not entered into any off-balance sheet financing arrangements, established any special purpose entities, guaranteed any debt or commitments of other entities, or entered into any non-financial agreements involving assets.

Contractual Obligations

As of the date of this proxy statement, we did not have any long-term debt, capital lease obligations, operating lease obligations or long-term liabilities. On March 7, 2019, we entered into an administrative support agreement pursuant to which we have agreed to pay Crescent a total of $10,000 per month for office space, utilities, and administrative and support services. Upon the earlier of the completion of the Business Combination and our liquidation, we will cease paying these monthly fees. For the three months ended March 31, 2020, we incurred expenses of $30,000 for such services.

The underwriters of the IPO are entitled to underwriting discounts and commissions of 5.5%, of which 2.0% ($5,000,000) was paid at the closing of the IPO and 3.5% ($8,750,000) was deferred. The deferred underwriting discount will be paid to the underwriters upon the completion of the Business Combination.

Critical Accounting Policies

Our discussion and analysis of our financial condition and results of operations are based upon our financial statements, which have been prepared in accordance with GAAP. The preparation of these financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses. Changes in the economic environment, financial markets and any other parameters used in determining such estimates could cause actual results to differ materially.

Offering Costs

We comply with the requirements of Financial Accounting Standards Board Accounting Standards Codification (“FASB ASC”) 340-10-S99-1 and SEC Staff Accounting Bulletin Topic 5A—“Expenses of Offering.” We incurred offering costs in connection with our IPO of $903,147. These costs, together with the upfront underwriter discount and deferred discount of $13,750,000 (of which $8,750,000 was deferred), were charged to the shares of our Class A Stock and warrants upon the closing of our IPO.

Class A Stock Subject to Possible Redemption

The Company accounts for its Class A Stock subject to possible redemption in accordance with the guidance in FASB ASC 480, “Distinguishing Liabilities from Equity.” Shares of Class A Stock subject to mandatory redemption are classified as liability instruments and are measured at fair value. Conditionally redeemable Class A Stock (including shares of Class A Stock that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) is classified as temporary equity. At all other times, shares of Class A Stock are classified as stockholders’ equity. The Company’s Class A Stock features certain redemption rights that are considered to be outside of the Company’s control and subject to the occurrence of uncertain future events. The Company recognizes changes in redemption value immediately as they occur and will adjust the carrying value of the security to equal the redemption value at the end of each reporting period. Increases or decreases in the carrying amount of redeemable Class A Stock will be affected by charges against additional paid-in capital. Accordingly, as of March 31, 2020 and December 31, 2019 and 2018, 24,059,987, 24,011,445 and 0, respectively, of the 25,000,000 public shares were classified outside of permanent equity.

Emerging Growth Company

Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a

Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies, but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised, and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible, because of the potential differences in accounting standards used.

New Accounting Standards

We do not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have an effect on the Company’s financial statements.

Off-Balance Sheet Arrangements; Commitments and Contractual Obligations

As of December 31, 2019, we did not have any “off-balance sheet arrangements” as defined in Item 303(a)(4)(ii) of Regulation S-K, and did not have any commitments or contractual obligations other than obligations disclosed herein. No unaudited quarterly operating data is included in this proxy statement, as we have conducted no operations to date.

JOBS Act

On April 5, 2012, the JOBS Act was signed into law. The JOBS Act contains provisions that, among other things, relax certain reporting requirements for qualifying public companies. We qualify as an “emerging growth company” under the JOBS Act, and are allowed to comply with new or revised accounting pronouncements based on the effective date for private (not publicly traded) companies. We have elected to delay the adoption of new or revised accounting standards, and, as a result, we may not comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. As a result, our financial statements may not be comparable to companies that comply with new or revised accounting pronouncements as of public company effective dates.

As an “emerging growth company,” we are not required to, among other things, (i) provide an auditor’s attestation report on our system of internal controls over financial reporting pursuant to Section 404, (ii) provide all of the compensation disclosure that may be required of non-emerging growth public companies under the Dodd-Frank Wall Street Reform and Consumer Protection Act, (iii) comply with any requirement that may be adopted by the PCAOB regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (auditor discussion and analysis), and (iv) disclose certain executive compensation related items, such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation. These exemptions will apply for a period of five years following the completion of the IPO or until we are no longer an “emerging growth company,” whichever is earlier.

INFORMATION ABOUT F45

Overview

F45 is one of the fastest growing fitness franchisors in the United States (based on number of franchises sold in the United States), focused on creating a leading global fitness training and lifestyle brand. F45 offers consumers functional 45-minute workouts that are effective, fun and community-driven. Its workouts combine elements of high-intensity interval, circuit and functional training to offer consumers what F45 believes is the world’s best functional training workout. F45 delivers its workouts through its digitally-connected global network of studios, and F45 has built a differentiated, technology-enabled platform that allows it to create and distribute workouts to its global franchisee base. F45’s platform enables the rapid scalability of its model and helps to promote the success of its franchisees. F45 offers consumers a continuously evolving fitness program in which virtually no two workouts are ever the same. Its vast and growing library of functional training movements allows F45 to vary workout programs to keep consumers engaged with fresh content, stay at the forefront of consumer trends and drive maximum individual results, while helping F45 members achieve their fitness goals.

F45 was founded in 2013 by Adam Gilchrist and Rob Deutsch in Sydney, Australia. As lifelong health and fitness enthusiasts and entrepreneurs, Adam and Rob recognized an opportunity to leverage technology to offer consumers an effective, multi-disciplinary and community-driven workout that serves as an affordable alternative to one-on-one personal training and repetitive, single-discipline studio classes. Soon after the first F45 studio opened in Paddington, Australia, the founders focused on using technology to streamline and standardize the F45 Training experience in order to franchise the business. F45 quickly expanded, initially selling franchises to members of the original studio, after which viral word-of-mouth marketing led to rapid growth, and F45 opened nearly 200 studios over the following 30 months. In just seven years, F45 has scaled its global footprint to 1,959 franchises sold in 53 countries, including 1,240 open studios, as of March 31, 2020.

The in-studio experience utilizes F45’s proprietary technologies: its fitness programming algorithm and its patented technology-enabled delivery platform. F45’s fitness programming algorithm leverages a rich content database of over 2,900 unique functional training movements to offer new workouts each day. F45’s content delivery platform allows it to standardize the F45 experience across its global footprint and broadcast content, including workout instructions and timing, directly to its in-studio F45TVs and speaker systems. F45’s in-studio experience is further enhanced by trainers who provide guidance on proper form and movement, as well as motivate members and foster a positive sense of community. F45 believes its approach helps to provide a consistent and high-quality fitness experience across its network of studios, keeping members highly engaged and helping them to achieve and sustain their fitness goals.

F45 operates an almost 100% franchise model that offers compelling economics to F45 and its franchisees. F45 believes its franchisees generally benefit from a relatively low initial investment and low four-wall operating expenses, which in turn can generate strong returns on franchisee investments. The optimized box layout of F45 studios, which requires as little as approximately 1,600 square feet of training area, contributes to the relatively low initial investment and operating costs of franchisees, and allows F45 studios to be located in a wide array of attractive prospective retail locations. F45 believes this flexibility will enable it to capitalize on its estimated long-term global opportunity of over 23,000 studios. Such long-term global opportunity, and F45’s long-term growth opportunities for other regions as described in this proxy statement, are based on franchises sold in Australia per capita as of March 31, 2020 assuming an estimated population of approximately 26 million in Australia and an estimated population of approximately 336 million in the United States. Based on the Franchise Survey, F45 estimates that a typical F45 Training franchise requires an aggregate initial investment of approximately $315,000 and, in its third year of operation, can produce average EBITDA margins in excess of 30% and average cash-on-cash returns in excess of 35%.

F45 believes its franchise model is attractive due to its potential for asset-light growth, strong profitability and robust cash flow generation, and has helped to facilitate F45’s rapid growth and strong financial performance to date.

For the year ended December 31, 2019 compared to the year ended December 31, 2018, F45:

•	increased franchises sold by 48.5% from 1,274 to 1,892;

•	increased open studios by 42.5% from 800 to 1,140;

•	achieved same store sales growth of 13.3% in 2019;

•	increased revenue by 60.4% from $57.8 million to $92.7 million; and

•	experienced a decline in net income by 198.4% from $12.8 million to a net loss of $12.6 million (including non-recurring and offering-related costs).

For the three months ended March 31, 2020 compared to the three months ended March 31, 2019, F45:

•	increased franchises sold by 39.6% from 1,403 to 1,959;

•	increased open studios by 37.6% from 901 to 1,240;

•	achieved same store sales growth of 3.0% in the three months ended March 31, 2020;

•	increased revenue by 58.2% from $15.7 million to $24.8 million; and

•	experienced a decrease in net loss by 96.8% from $23.3 million to a net loss of $0.7 million (including non-recurring and offering-related costs).

Total Franchises Sold (as of period end)

84 255 549907 1,274 1,892 1,403 1,959 2014 2015 2016 2017 2018 2019 1Q 2019 1Q2020 24 116 288 522 800 1,140 901 1,240 2014 2015 2016 2017 2018 2019 1Q 2019 1Q2020

Total Open Studios (as of period end)

Same Store Sales Growth

41% 38% 37% 35% 35% 34% 32% 30% 25% 22% 21% 19% 15% 14% 14% 11% 3% 1Q16 2Q16 3Q16 4Q16 1Q17 2Q17 3Q17 4Q17 1Q18 2Q18 3Q18 4Q18 1Q19 2Q19 3Q19 4Q19 1Q20

The Three Pillars of F45 Training

F45’s differentiated approach to fitness is firmly rooted in its three pillars: Innovation, Motivation and Results.

Innovation: at the core of everything F45 does. F45 is dedicated to driving new innovations that will continue to elevate the F45 Training experience and further F45’s position as a global fitness training and lifestyle brand. F45 is able to distinguish itself from competitors through such innovations as:

•

Technology-Enabled Centralized Delivery Platform: F45’s technology-enabled centralized delivery platform distributes daily workout content via in-studio F45TVs that display proper exercise form, timing and sequencing, driving consistency and efficiency across F45’s global network of studios. In-studio trainers coach members throughout their workout and adjust movements to suit individual levels of experience, strength and flexibility;

•

Proprietary Fitness Programming Algorithm: F45’s fitness programming algorithm configures movements from its vast content library into new workout plans based on various criteria, including duration, target muscle group, equipment type and aerobic versus anaerobic focus, among others, ensuring that virtually no two workouts are ever the same; and

•

Curated High-Quality Workout Plans: F45’s curated workout plans are subject to a rigorous in-house quality control process and are designed to sequence movements in what it believes to be a safe, effective manner. This quality control process is led by F45’s centralized F45 Athletics Department, which consists of training professionals, athletes and sports scientists.

Motivation: the key to creating a community and sanctuary. F45 believes the foundation for any effective fitness program is motivation. F45 motivates its members through a combination of positivity, inclusivity and teamwork, which encourages members to view each studio as a sanctuary and is driven by:

•

Positive Trainers: F45’s in-studio trainers are responsible for fostering a positive environment for all members before, during and after workouts, and F45 specifically instructs them to drive positivity, inclusivity and teamwork;

•

“No Mirrors, No Microphones, No Egos”: F45 studios are deliberately free of mirrors and microphones, which mitigates the appearance-related pressures and trainer intimidation that are associated with many fitness alternatives. F45’s goal is to emphasize members’ achievements in completing the workouts; and

•	Community: F45’s positive, inclusive philosophy permeates the studio and creates a genuine sense of camaraderie, team-building and community amongst members.

Results: supported by the sustainability of F45’s workouts over time. F45 strives to help its members achieve and maintain results by focusing on creating a sustainable fitness program. F45’s fitness programming algorithm offers new workouts each day and is specifically designed to encourage members to visit studios multiple times per week over the course of their long-term fitness journey. F45 believes it offers members a winning formula to achieve long-term results, driven by:

•	Total Body Workout: F45’s fitness programming algorithm offers a total body workout that combines cardiovascular and strength modalities to deliver comprehensive results;

•

Safety: F45 believes its emphasis on functional training movements and relatively low weight resistance helps to mitigate the risk of injury, thereby enabling members to push themselves and maximize individual performance without compromising their safety; and

•

Frequency: The curation, style and cadence of workouts, combined with the use of low weight resistance, allows for members to visit as frequently as their schedules permit. Workouts alternate between cardiovascular and strength modalities from day to day, which alternates the impact on the body.

F45’s Competitive Strengths

F45 believes there are several competitive strengths that form the foundation of its strategy and are key differentiating factors of its business.

The Next Generation Global Fitness Training and Lifestyle Brand Striving to Deliver the Best Functional Training Workout

Over the last seven years, F45 has focused on leveraging its approach to fitness to develop a global brand that is viewed as the gold standard in functional fitness. F45 strives to offer its members the best functional training workout in each F45 Training studio on a daily basis. F45’s differentiated, technology-driven approach, including its proprietary fitness programming algorithm and a database of over 2,900 unique functional training movements, helps F45 to design workouts that are fun, challenging, safe, dynamic and sustainable for members to attend day after day and week after week. The versatility of F45’s workouts resonates with both women and men and across a broad range of fitness levels.

Innovative and Differentiated Technology-Enabled Delivery Platform Driving Quality and Consistency within Each Studio

A critical component to the success of F45’s business is its patented technology that provides it with the ability to remotely manage each in-studio experience across F45’s global network of 1,240 open studios (as of

March 31, 2020) from a centralized hub at F45 Training headquarters. F45 has built an automated, centralized delivery platform that gives it the ability to control the delivery and timing of F45’s workout content through its F45TVs in each of its studios. Its centralized delivery platform enables a seamless F45 Training experience on a consistent basis, at scale, across a broad geographic footprint.

Highly Scalable Commercial Delivery and Franchise Development Model

F45’s differentiated approach, including its fitness programming algorithm and its proprietary technology-enabled delivery platform, plays an integral role in the scalability of F45’s business. By integrating technology into the workout experience, F45 has been able to develop a franchise model that is highly replicable for both new and existing franchisees across multiple geographies. In addition, F45’s purpose-built studio design, which utilizes an open floor plan and modest physical footprint (as little as 1,600 square feet of training area), can be built within a wide array of attractive prospective retail locations. F45 has also substantially simplified the pre-opening process by providing franchisees with a comprehensive studio opening pack, which it calls a World Pack, that includes the key items needed to operate the studio, including fitness equipment, technology, AV equipment and more.

Compelling Franchisee Studio Economics

F45 believes it offers a compelling business opportunity for franchisees to generate strong returns driven, by a relatively low initial investment combined with healthy AUV and low four-wall operating expenses. Based on data collected through F45’s booking systems and the Franchise Survey, F45 estimates that a typical F45 Training franchise requires an aggregate initial investment of approximately $315,000 and, in its third year of operation, can produce an AUV of approximately $359,000, average EBITDA margins in excess of 30% and average cash-on-cash returns in excess of 35%.

Predictable, Asset-Light Model Driving Rapid Growth

As a franchisor, F45 has enjoyed an economic model that has been predictable, asset light and cash flow generative and has enabled F45 to open new studios at an accelerated pace versus the owner-operator model that is common in the studio fitness landscape. For each franchise that it sells, F45 receives an upfront payment from the franchisee, which varies by geography. Once a new studio has opened, F45 receives contractual, recurring franchise fee revenue streams that provide it with a high degree of revenue visibility. As F45’s network of open studios grows, it expects recurring revenue as a percentage of total revenue to increase.

Given F45’s model is nearly 100% franchised, it has also been able to maintain a strong margin profile. For the year ended December 31, 2019, F45 reported operating margin and Adjusted EBITDA margin of (9.4%) and 33.1%, respectively. For the three months ended March 31, 2020, F45 reported operating margin and Adjusted EBITDA margin of 5.4% and 10.5%, respectively.

Proven Management Team with Value-Added Investors and Partnerships

F45 is led by an experienced and passionate team dedicated to driving the continued growth of the business. F45’s co-founder, Adam Gilchrist, who will continue to lead the company following this business combination, developed and fostered F45’s strategic vision and culture of excellence from the very beginning. F45’s broader management team consists of a deep bench of experienced professionals with expertise in finance, operations, marketing and other critical areas, which F45 believes helps to position it to execute on it long-term strategy.

In March 2019, a group led by Mark Wahlberg and FOD Capital LLC, or FOD Capital, a family office investment fund, made a strategic minority investment in F45, providing critical branding and marketing capabilities to supplement the strengths of its management team. F45 expects that Mr. Wahlberg’s involvement, leveraging his broad celebrity reach (with over 15 million Instagram followers) and well-known affinity for fitness, will continue to be a key differentiator in helping F45 to continue to drive growth.

F45’s Growth Strategies

F45 believes there are several attractive opportunities to continue to drive the long-term growth of its business.

Expand Studio Footprint in the United States

F45 believes there is a significant opportunity to meaningfully expand its franchise studio footprint in the United States. As of March 31, 2020, F45 has 826 franchises sold in the United States, including 376 open studios. Prior to the COVID-19 pandemic, F45 had seen the pace of its U.S. growth accelerate with average net franchises sold per month increasing from 18 in 2018 to 32 in 2019. The average net franchises sold per month decreased from 26 in the three months ended March 31, 2019 to 4 in the three months ended March 31, 2020 due to the impact of the COVID-19 pandemic. Based on current franchises sold in Australia per capita as of March 31, 2020, F45 believes there is long-term studio potential for F45 to open approximately 7,000 studios in the United States.

Expand Studio Footprint Throughout the Rest of the World

F45 believes in the proven portability of the F45 brand and franchise model, as evidenced by its strong growth outside of F45’s core U.S. and Australian markets. F45 has designed its studios to be deployed successfully in both developed and emerging markets, and to drive continued growth in both underpenetrated and new markets. As of March 31, 2020, F45 had 480 franchises sold outside of F45’s core markets of the United States and Australia. Based on current franchises sold in Australia per capita as of March 31, 2020, F45 believes there is a long-term global opportunity for over 23,000 studios, with a potential for over 16,000 studios outside of the U.S. market. F45 believes it can continue to grow its international presence through its existing franchising strategy and by opportunistically pursuing master franchising agreements to sell select territories to experienced, local partners.

Grow Same Store Sales and Transition to a Revenue-Based Franchise Fee Model

F45 has been able to consistently deliver positive system-wide same store sales growth by driving increased brand awareness to acquire new members and increased existing member spend. F45 sees continued opportunity to drive same store sales growth by leveraging its organic, word-of-mouth marketing and network effect as F45 continues to open new studios.

Additionally, F45 believes there is an opportunity to transition to a franchise fee system based on a percentage of gross monthly studio revenue. Historically, F45 franchise agreements have generally included a fixed monthly franchise fee per studio. Since July 2019, F45 has transitioned its model in the United States for new franchisees to a franchise fee based on the greater of a fixed monthly franchise fee or a percentage of gross monthly studio revenue, which it believes will help to further align F45’s interests with those of its franchisees while also providing F45 with the opportunity to increase revenue. In select markets outside of the United States and for renewals of existing franchisees in the United States, F45 is in the process of developing a strategy for transitioning to a similar model.

Expand Into New Channels

F45 believes there is a significant opportunity to expand into new channels, and it is currently exploring potential opportunities to partner with major universities, hospitality operators, corporations and military facilities. In 2016, F45 believes it became the first external studio fitness provider to open a studio on a major U.S. university campus through its collaboration with the University of Southern California. As of March 31, 2020, F45 had 24 studios located on major university campuses in the United States, including the University of Southern California, Stanford University and the University of Texas at Austin.

Develop Workout Programs to Access New Target Demographics

F45 believes there is a significant opportunity to create workout programs that enable F45 to target a broader range of consumer demographic groups. In 2018, F45 successfully launched “Prodigy,” a training program designed to target children and young adults between the ages of 11 and 18 years. Prodigy is currently offered in a limited number of studios in Australia. Following an initial development period, franchisees will have the opportunity to incorporate the Prodigy program into existing studios for additional fees. F45 believes the creation and deployment of such workout programs can expand its addressable market over time.

Drive Increased Member Spend Through Ancillary Product Offerings

F45 believes there are several opportunities to capitalize on member engagement and grow same store sales by enhancing its offering of health and fitness-related products across F45’s global network of studios. Examples of product categories include footwear and apparel, prepared meal plans, nutrition and supplements and wearables, such as the LionHeart heart rate monitor designed exclusively for F45 Training.

F45’s Workouts

Functional Training Experience

F45 believes it offers the world’s best functional training workout. F45 combines elements of high intensity interval, circuit and functional training to offer its members an intense 45-minute workout consisting of natural real-world movements, such as lifting, squatting, jumping, twisting, kicking, rowing, cycling and other high intensity exercises. F45’s workouts utilize its proprietary, in-studio technology to allow members to walk through a series of exercise stations. In-studio F45TVs provide video instructions for each exercise, and F45 in-studio trainers help guide members on proper form and movement. F45 believes that by designing highly innovative and effective total body workouts that minimize injury risk and allow for increased visit frequency, F45 provides its members with a fitness program that is well positioned to serve as the basis for achieving their long-term fitness goals.

Dynamic Fitness Programming

F45’s fitness program consists of strength, cardio and hybrid branded workouts. F45’s branded workouts are mapped on a seasonal basis with four 10-week cycles and one 12-week cycle, with each cycle focusing on specific disciplines, such as boxing, American football training, partner workouts and more. This structure helps to ensure that each member experiences a differentiated and engaging workout. As new fitness trends arise, F45 is able to adapt its programming and cater to changing consumer preferences through the continuous evolution of F45’s workouts, utilizing both new and existing content in its branded workout and functional training movement library. Once the branded workout cycle is set, F45 employs an automated workout programming algorithm that scans its database of over 2,900 unique functional training movements to select exercises based on each of the branded workout’s defined key characteristics and configure a series of exercises within each workout. F45’s workout programming algorithm accounts for the following criteria, ensuring every routine is dynamic, sustainable and new:

•	movement and exercise types;

•	muscle groups;

•	type of equipment;

•	exercise frequency (avoiding repetition); and

•	number of stations and sequencing.

After the algorithm builds a workout cycle, these workouts are then vetted by head trainers in the F45 Athletics Department to confirm quality, avoid duplication of targeted muscle groups or movements and provide for efficient transitions between stations. The new cycle is finalized approximately three weeks ahead of its system-wide release after testing the new program across several test studios for quality and ease of use by trainers and members.

F45 Studios

Studio Layout and Design

F45 has designed its studios around the principles of functionality, simplicity and purpose. Each studio has an optimized footprint, with a minimum training area of as little as approximately 1,600 square feet, which enables F45 studios to be located in a wide array of attractive prospective retail locations. F45 believes the flexible design and open floor plan layout of its studios positions it to be responsive to potential shifts in consumer preferences as new fitness trends emerge with different setup requirements. Each studio has standardized F45 Training-branded fitness equipment and related technology, which includes F45TVs, spin bikes, dumbbells, kettlebells, sleds and more, all of which are included in F45’s World Pack. The wall-mounted F45TVs are positioned throughout the studio to provide an illustrative, station-by-station guide for each workout and to serve as a reference point for members to visualize proper form and progress through each workout station. In-studio trainers provide additional support by helping members execute exercises with appropriate form and resistance level, while offering encouragement and motivation. To drive a welcoming, intimidation-free environment, F45 purposely excludes mirrors on the walls of its studios. F45’s standardized studio design helps ensure the consistency of the F45 Training experience across its global network of studios.

Studio Membership and Member Pricing

F45 provides franchisees with suggested pricing for workouts and membership options based on relevant market dynamics, but pricing is ultimately managed at the discretion of F45’s franchisees. Franchisees typically offer multiple membership options, such as weekly memberships with unlimited workouts, monthly memberships with a limited number of workouts, workout packs that include a fixed number of workouts that can be used at any time, as well as single workout options. Franchisees may also offer other membership options, including longer-term memberships for a discounted rate and specific promotional membership plans. Many franchisees offer a limited free trial period to attract prospective new members. F45 does not offer multi-studio membership plans and memberships are not transferrable across F45 studios.

F45 believes it offers a differentiated fitness experience that encourages members to return to F45’s studios on a regular basis, which has resulted in a relatively low level of churn in membership. Studio-level churn, calculated as the number of discontinued active memberships divided by total active membership per month for a particular studio, has averaged less than 1.0% across F45’s global network from January 1, 2018 through December 31, 2019. For purposes of calculating churn, F45 considers a member to be active once (i) they have been a paid member for at least three consecutive months, and (ii) they have made a visit to one of F45’s studios at least once in the previous 90 days. F45 considers an active member to become inactive once (i) they have ceased being a paid member, or (ii) they have not made a visit to one of F45’s studios in the last 90 days.

Franchise Model

Franchising Strategy

F45 utilizes an attractive franchise model that has allowed it to scale its business rapidly. As of March 31, 2020, F45 had a global network of 1,959 franchises sold, including 1,240 open studios, with approximately 58% of franchises sold owned by single-unit franchisee owners, and approximately 42% of franchises sold owned by multi-unit franchisees. As of March 31, 2020, F45’s largest franchisee owns 23 franchises sold, representing less than 2% of F45’s total franchises sold as of March 31, 2020.

Highly Engaged Franchise Community

F45 believes that its franchisees are highly motivated business owners who are financially, and often personally, invested in improving the wellbeing of their members. Franchisees typically fall into two categories: “owner-operators” and “investors.” Owner-operator franchisees are individuals who usually serve as the lead in-studio trainer and handle day-to-day management of the studio. These franchisees include former personal trainers or fitness enthusiasts who previously developed a strong connection with F45 as members before becoming franchisees. Investor franchisees generally hire outside staff to lead workouts and handle day-to-day management of the studio. While the majority of F45’s franchisees today consist of owner-operators that manage single locations, in the coming years it expects the number of investor franchisees to accelerate. As of March 31, 2020, approximately 42% of F45’s franchises sold were owned by multi-unit franchisees, up from approximately 36% as of March 31, 2019, which highlights the strong market demand for multi-unit franchise opportunities.

Franchisee Selection Process

F45 has created a highly efficient franchisee development platform that leverages strong consumer demand for F45’s fitness concept and the potential for attractive returns for new franchisees. F45 has been able to significantly accelerate the growth of its franchisee network while minimizing marketing spend per franchise sold, which was less than $10,000 per studio in 2019. When evaluating potential new franchisee partners, F45 generally looks for the following criteria:

•	strong commitment to health and fitness;

•	personal accountability for the success of a business;

•	ability to work in a standardized operational environment;

•	passion for delivering high quality service;

•	ability to attract and develop talented people; and

•	willingness to make a minimum commitment of five years.

F45 divides the franchisee selection process into four distinct phases:

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Prospects phase: F45’s sales team identifies and contacts “marketing qualified leads” to discuss fit and interest, as well as to determine suitability and optimal territory for a potential studio. In 2019, F45’s sales team reviewed approximately 32,586 “marketing qualified leads.”

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Reservations phase: A potential franchisee reserves a territory, after which they complete an online interview, file disclosure documents, review the business model and review the terms of F45’s franchise agreement.

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Contract sent phase: A contract is sent to potential franchisees. During this time, the sales team further educates the potential franchisee about the opportunity to become a franchisee. The majority of deals that reach this phase become F45 Training franchisees.

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Contract sold phase: The closing of the franchise sale typically occurs within six months of initial contact. Approximately 1.92% of “marketing qualified leads” were ultimately converted into F45 Training franchisees in 2019.

Support for F45’s Franchisee Network

F45 believes the upfront and ongoing support that it offers to its franchisees is a key differentiator in F45’s value proposition and has been a critical contributor to its success. F45’s new franchisees undergo a comprehensive and multi-day training program that covers membership marketing and day-to-day operations prior to opening the studio to ensure the F45 Training experience is standardized across its global footprint. All head trainers must pass a standardized fitness test and undergo a two-day training program to better understand F45’s functional training programs, so that they are able to correct members’ movements and foster a collaborative and welcoming environment.

F45 maintains a robust ongoing support program for its franchisees, with dedicated performance managers overseeing the health of the franchisee network within their designated geographies. Performance managers are directly focused on driving strategies to support the performance of studios in their portfolio. F45’s studio support program is vital to maintaining the overall health and quality of its franchisee network.

Franchise Agreement

For each franchise license, F45 enters into an agreement with the franchisee covering standard terms and conditions. F45 grants its franchisees an exclusive area or territory under the franchise agreement, and territories are determined as agreed with F45 using its internal analysis, after taking into account population density and demographics. The proposed location must be approved by F45, and each franchisee is responsible for the acquisition or lease of the premises from which to operate the business within their respective territory. The franchise agreement requires that the franchisee operate the studio at a specific location.

The typical franchise agreement has an initial five-year term. F45 may refuse to extend the term of the agreement if the franchisee is in default under the franchise agreement or has failed to achieve minimum performance targets. More specifically, within 12 months of opening, each franchisee must achieve an annual gross revenue of at least 70% of the average gross revenue of all franchisees who have been operating for at least 12 months. Within six months of the expiration of the initial five-year term, franchisees have the opportunity to renew for an additional five-year term, subject to the terms and conditions prevailing at the time of renewal.

The franchise agreement requires franchisees to comply with F45’s standard methods of operation, which govern the provision of services, use of vendors and sale of merchandise. These provisions require that franchisees must generally purchase equipment from F45 and may only buy products, goods and materials approved by F45. F45 may terminate the franchise agreement upon an event of default by the franchisee, and the franchisee may terminate only with F45’s mutual consent.

Historically, franchisees have paid a fixed monthly franchise fee. Since July 2019, F45 has transitioned its model in the United States for new franchisees to a franchise fee based on the greater of a fixed monthly franchise fee or a percentage of gross monthly studio revenue. In select markets outside of the United States, and for renewals of existing franchisees in the United States, F45 is in the process of developing a strategy for transitioning to a similar model.

Attractive Franchisee Return Profile

F45’s franchise model has the potential to generate strong returns for franchisees as a result of a relatively low initial investment and favorable operating cost structure driven by F45’s purpose-built studio design and proprietary technology-enabled ecosystem. Based on the Franchise Survey, F45 estimates that a typical F45 Training franchise requires an aggregate initial investment of approximately $315,000, which includes all of the required studio equipment contained in the World Pack. F45 believes that its scale provides it with cost advantages that allow F45 to offer its equipment to franchisees for a significantly lower cost than if they were to acquire it on their own. F45 recommends that its franchisees typically staff one lead trainer and at least one assistant trainer during business hours. F45 also provides ongoing back-office support through its customer relationship management capabilities to assist with day-to-day booking and operation of the business. F45 believes the modest initial investment, combined with limited staffing needs, creates the potential for strong financial performance and expands the universe of potential franchisees.

Based on data collected through F45’s internal booking systems and the Franchise Survey, F45 estimates that a typical F45 franchise in its third year of operation can produce an AUV of approximately $359,000, average EBITDA margins in excess of 30% and average cash-on-cash returns in excess of 35%.

Industry Dynamics

Favorable Industry Fundamentals

The fitness industry represents a large market that has historically exhibited attractive growth characteristics due to various secular consumer trends. According to IHRSA, the global health club market size is estimated to be $94 billion in 2018, with the U.S. segment of this market representing $32 billion. From 2013 to 2018, the global health club industry grew at a CAGR of 3.6%, with the U.S. health club industry growing at a CAGR of 7.6%. F45 believes that the following have been, and will continue to be, key drivers of industry growth:

•	increased consumer focus on health and wellness, driven by education on the health benefits of exercise;

•	changes in consumer spending in favor of experiences, including group fitness; and

•	cultural shifts promoting fitness as an aspirational lifestyle and form of community, supporting the studio fitness model.

With only 62.5 million Americans ages six and older having health club memberships according to

IHRSA, F45 believes there is significant opportunity for further growth in fitness engagement and membership in the United States.

Resilience Under Macroeconomic Pressure

The health club industry demonstrated resilience during the last recession from 2007 to 2009, with a global revenue CAGR of 4.4% during this period and a U.S. revenue CAGR of 2.1%, according to IHRSA. F45 believes that the studio fitness category will be resilient under macroeconomic pressure due to a number of factors, including its high quality community-oriented experience, its value proposition as a lower cost alternative to personal training and the heightened consumer focus on health and wellness as compared to the last recession. However, F45 is unable to assess the full impact of the COVID-19 impact on the health club industry given the fluidity of the pandemic’s effects and the industry’s response to the pandemic. See “Risk Factors—The ongoing novel coronavirus, COVID-19, pandemic and governmental restrictions intended to prevent its spread has had, and is expected to continue to have, and adverse effect on F45’s business, financial condition and results of operations, the nature and extent of which is highly uncertain and unpredictable.”

Competition

F45 operates in a competitive and highly fragmented market, with multiple industry segments competing for the consumers’ share of wallet that is allocated to fitness and health. While F45 operates specifically in the studio fitness category, F45 considers the following key industry categories as competition:

•	other studio fitness concepts;

•	full-service health clubs;

•	racquet, tennis, country and other athletic clubs;

•	value-focused health clubs; and

•	at-home fitness offerings, including digital fitness content.

The number, size and strength of F45’s competitors vary by region. Some of F45’s competitors have national name recognition or an established presence in local markets, and some are established in markets in which F45 has existing studios or intend to locate new studios.

F45 believes that it successfully competes on the basis of its flexible functional training workout, the F45 Training experience, innovative and proprietary technology platform, compelling franchisee studio economics and F45’s franchise development model. F45 believes it offers an attractive and flexible price point relative to personal training, while maintaining a competitive rate as compared to other studio fitness offerings.

Marketing Strategy

F45’s marketing strategy is focused on delivering the highest quality F45 Training experience to franchisees and members of F45’s studios and raising awareness of its brand through a broad range of channels. These channels include influencer, experiential, social media, online search, digital media, TV and print marketing. Marketing activity is conducted both by F45 and by its franchisees. F45 utilizes a multi-prong marketing strategy focused on attracting and educating prospective franchisees, driving demand with new and existing members and increasing general awareness and affinity for the F45 brand.

Brand Marketing

F45 seeks to drive brand awareness through marketing initiatives that highlight the differentiated F45 Training experience and community. F45 has created a curated training experience that is driven by technology and supported by community, which drives a powerful brand with broad demographic appeal and a highly passionate member base. Below are representative examples of F45’s marketing efforts:

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Social Media Marketing: F45 leverages social media marketing—through Instagram, YouTube and Facebook—as a means to engage with existing members and attract new members. Across these platforms, existing and new members interact with F45, its franchisees and each other by consuming content posted by F45 on its social media accounts and by sharing their own original content.

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Influencer Marketing: Influencer marketing is a key method through which F45 embeds F45 Training in popular culture. F45’s partnership with actor and entrepreneur Mark Wahlberg has accelerated its path to becoming a household name in the U.S. market. Further, F45 has benefited from organic and paid social media promotion of the F45 Training brand by celebrities and professional athletes that visit F45’s studios.

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Earned Media: F45 works with multiple public relations agencies in its key territories who are responsible for driving F45 Training placements across media outlets. F45 has benefited from significant media enthusiasm around its brand.

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F45 Challenge: F45 is able to utilize supplemental health and wellness programming, such as challenges and competitions, as a means to drive new member acquisition and member retention. For example, the F45 Challenge is a 45-day weight loss, fitness and nutrition competition held throughout the year. In 2019, F45 generated an average of approximately 20,000 monthly registrations for its challenges.

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Local Events: F45 aims to boost brand awareness and foster a sense of community by producing and sponsoring local events in its key territories, with event categories spanning F45 Track (outdoor bootcamps), F45 Playoffs (individual and team competitions) and F45 partnership events with a range of hospitality and likeminded health and wellness brands.

•	Marketing Partnerships: F45 maintains marketing partnerships with leading brands, such as Athletic Propulsion Labs, through which F45’s members gain access to exclusive shoe and apparel releases.

Additional brand marketing strategies include television, outdoor billboard and posting campaigns in key markets.

Franchisee Sales Marketing

F45’s primary methods for marketing to prospective franchisees include a mix of social, digital, search, referral and experiential marketing. F45 has created a scalable and sustainable marketing model through which it identifies potential franchisees and pursues qualified leads utilizing F45’s sales team. In addition to F45’s performance marketing initiatives, it continues to experience the power of word-of-mouth marketing as it opens more studios around the world. This network effect is exemplified by the rapid growth of F45 Training in its first market, Australia. The first F45 Training franchisees included members of its first studio, who had a strong community experience and connection with F45’s brand.

Membership Marketing

F45’s membership marketing efforts, which are conducted both prior to studio opening and on an ongoing basis, focus on targeting the acquisition of new members and the retention of F45’s existing members through local social, search and experiential marketing. F45’s membership marketing program consists of the following:

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Pre-Opening Membership Marketing Campaigns: Such campaigns are funded by franchisees, and focus on building the studio membership base prior to opening. In these campaigns, F45’s local studio, trainers, owners and marketing teams drive awareness of, and excitement about, the brand through grassroots marketing outreach to influencers, businesses, charitable organizations and schools in the respective community.

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Ongoing Membership Marketing Programming: Such programing is designed by F45, available for a monthly fee and designed to generate and convert leads to new members. F45 seeks to reach and engage with new target audiences using geographic and demographic targeting across social and digital media platforms.

•

One-on-One Marketing Support: In addition to the paid membership marketing programming, F45 provides significant value to studio managers by offering one-on-one marketing support that is specifically tailored to each studio’s needs.

Recent Developments

Overview of the Impact of the COVID-19 Pandemic

The COVID-19 pandemic and related shelter in place restrictions and other containment efforts have had a significant impact on the gym and fitness industry generally, and as a result, on F45’s business, financial condition and results of operations. Following the outbreak of the pandemic and at its initial peak, nearly all of F45’s studios closed pursuant to local, state and federal mandates and guidelines. These mandates have led F45 to develop new programs for their business and franchisee network. In order to support franchisees, F45 created several programs for franchisees, including training seminars on government assistance, promotional offerings, support with rent deferrals, franchise fee relief and assistance with reopening plans. Since the closure of F45 studios worldwide, certain existing franchisees have purchased and/or contracted for an additional studio as part of a limited time offer made by F45 to existing franchisees to stimulate sales in response to the COVID-19 pandemic. During the pandemic, F45 franchisees have continued to engage with their members through live-streaming workouts and the F45 At-Home Challenge, launched by F45 to continue member engagement. F45 also released a digital platform in response to studio closures called F45 AtHome Workouts. This platform provides users with the ability to access part of F45’s library of fitness and wellness offerings, and allows users to maintain their engagement with F45 at home during studio closures.

As the COVID-19 restrictions have loosened in recent weeks and businesses have been allowed to open pursuant to local and state mandates, F45 franchisees have begun the process of reopening their studios, subject to certain indoor capacity or other restrictions, including company-implemented health and safety policies. As franchisees have re-opened their studios, in addition to F45’s ongoing support in the areas of safety, F45 has been providing additional guidance to its franchisees by assisting with modifications to workouts and layouts of studios for social distancing.

We expect that there will be frequent changes and variation in local and state regulation of the health club industry, and already several local and state jurisdictions have returned to shelter in place restrictions after allowing for health club reopenings. As of July 1, 2020, F45 had approximately 960 reopened studios, representing greater than 70% of F45’s global franchise network which were open prior to COVID-19. F45 is unable to predict the full impact of the COVID-19 pandemic in light of the inherent uncertainties, and will continue to monitor and assess the impact of COVID-19 on F45’s business, financial condition and results of operations. For additional information on the impact of COVID-19 on F45’s business, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations—COVID-19 Impact.”

Intellectual Property

The protection of F45’s technology and intellectual property is an important aspect of its business.

F45 relies upon a combination of patents, trademarks, trade secrets, copyrights, confidentiality procedures, contractual commitments and other legal rights to establish and protect F45’s intellectual property. F45’s standard form of employment agreement includes confidentiality provisions and invention or work product assignment provisions with F45’s employees to control access to, and clarify ownership of, its proprietary information.

F45 has a number of patents protecting its workout creation process and screen-based workout technology.

As of March 31, 2020, F45 held two issued U.S. patents. F45 also holds four patents issued in Australia and has four patent applications pending in Australia. F45’s patents issued in the United States expire between August 2035 and September 2036, and its foreign issued patents expire between May 2022 and June 2024. As of March 31, 2020, F45 held 48 registered trademarks in the United States, including its logo / logo components and had seventeen U.S. trademark applications pending. F45 also held 126 registered trademarks in foreign jurisdictions and had 61 trademark applications pending in foreign jurisdictions. F45 continually reviews its development efforts to assess the existence and patentability of new intellectual property. F45 intends to continue to file additional patent applications with respect to its technology.

F45 licenses the use of its marks to franchisees, third-party vendors and others through franchise agreements, vendor agreements and licensing agreements. These agreements generally restrict third parties’ activities with respect to use of the marks and impose brand standards requirements. F45 generally requires licensees to inform F45 of any potential infringement of the marks. F45 registers some of its copyrighted material and otherwise relies on legal and contractual protections of its copyrighted works that have been fixed in a tangible medium or otherwise qualify for copyright protection. Such copyrighted materials are not material to F45’s business.

Information Technology & Systems

All studios use a computerized, third-party hosted store management system to process new in-store memberships, bill members, update member information, check-in members and process point of sale transactions. F45’s websites are hosted by third parties, and it also relies on third-party vendors for related functions such as F45’s system for processing and integrating new online memberships, updating member information and making online payments. F45 uses these third-party vendors to gather data from its franchisees, including information on franchisee performance and operations. F45 believes these systems are scalable to support F45’s growth plans.

F45’s back-office computer systems are comprised of a variety of software designed to assist in the management and analysis of franchisee revenue and key operational metrics as well as support the daily operations of F45’s headquarters. These include third-party hosted systems that assist with onboarding franchisees in accordance with F45 standards, a third-party hosted financial system for reporting, advanced analysis and which helps to facilitate financial analysis and forecasting and a third-party hosted payroll system.

F45 also provides its franchisees access to a web-based, third-party hosted custom franchise management system to receive informational notices, operational resources and updates, training materials and other franchisee communications.

In relation to F45’s workouts, it utilizes a fitness programming algorithm that intelligently selects exercises from a database of over 2,900 unique functional training movements. This algorithm produces potential workout plans which are then centrally reviewed and staged by F45’s head trainers before ultimately being distributed to studios.

F45 recognizes the value of enhancing and extending the uses of information technology in virtually every area of its business. F45’s information technology strategy is aligned to support its business strategy and operating plans. F45 is committed on an ongoing basis to replace or upgrade key systems, enhance security and optimize their performance.

Government Regulation

F45 and its franchisees are subject to various federal, state, provincial and local laws and regulations affecting its business including those that concern franchise operations, payment processing, consumer protection, information and data privacy and other laws regarding unfair or deceptive trade practices.

F45 is subject to the FTC Franchise Rule promulgated by the FTC that regulates the offer and sale of franchises in the United States and its territories (including Puerto Rico, the U.S. Virgin Islands and Guam) and requires F45 to provide to all prospective franchisees certain mandatory disclosures in a franchise disclosure document, or FDD. In addition, F45 is subject to state franchise sales laws in approximately 15 states that regulate the offer and sale of franchises by requiring F45 to make filings and obtain franchise registration prior to F45 making any offer or sale of a franchise in those states and to provide an FDD to prospective franchisees in accordance with applicable franchise laws and regulations. F45 is also subject to franchise relationship laws in approximately 21 states that regulate several aspects of the franchisor-franchisee relationship, including renewals and terminations of franchise agreements, franchise transfers, the applicable law and venue in which franchise disputes must be resolved, discrimination, franchisees’ right to associate and sourcing, among others.

F45 is subject to franchise disclosure laws in six provinces in Canada (Alberta, British Columbia, Manitoba, New Brunswick, Ontario and Prince Edward Island) that regulate the offer and sale of franchises by requiring F45 to provide an FDD in a format prescribed by such laws to prospective franchisees in accordance with such laws, and that may regulate certain aspects of the franchise relationship.

F45 is subject to franchise disclosure and relationship laws in Australia that regulate the offer and sale of franchises by requiring F45 to provide an FDD in a format prescribed by such laws to prospective franchisees and that regulate certain aspects of the franchisor-franchisee relationship, including renewals and terminations of franchise agreements, franchise transfers, the venue in which franchise disputes must be resolved, franchisees’ right to associate and the use of marketing funds.

In addition, F45 and its franchisees may also be subject to laws in other foreign countries where F45 or they do business, including franchise disclosure, registration and relationship (and similar) laws and regulations. For example, F45 is also subject to franchise registration and disclosure laws in other countries in which it operates, including Australia, Canada, China, France, French Polynesia, Indonesia, Malaysia, Mexico, New Caledonia, Russia, South Africa, South Korea, Spain, Taiwan and the United States, that regulate the offer and sale of franchises by requiring F45, unless otherwise exempt, to register an FDD in a prescribed format and to provide that FDD to prospective franchisees, in accordance with such laws, and that regulate certain aspects of the franchise relationship.

F45 and its franchisees are also subject to the U.S. Fair Labor Standards Act of 1938, as amended, similar state laws in certain jurisdictions, and various other laws in the United States, Canada, Australia and other foreign jurisdictions governing such matters as minimum-wage requirements, overtime and other working conditions.

F45’s and its franchisees’ operations and properties are subject to extensive federal, international, state, provincial and local laws and regulations, including those relating to environmental, building and zoning requirements. F45’s and its franchisees’ development of properties depends to a significant extent on the selection and acquisition of suitable sites, which are subject to zoning, land use, environmental, traffic and other regulations and requirements.

F45 and its franchisees are responsible at the studios they each operate for compliance with state laws that regulate the relationship between health clubs and their members. Nearly all states have consumer protection regulations that limit the collection of monthly membership dues prior to opening, require certain disclosures of pricing information, mandate the maximum length of contracts and “cooling off” periods for members (after the purchase of a membership), set escrow and bond requirements for health clubs, govern member rights in the event of a member relocation or disability, provide for specific member rights when a health club closes or relocates, or preclude automatic membership renewals. F45 and its franchisees primarily accept payments for memberships through electronic fund transfers from members’ bank accounts, and, therefore, F45 and its franchisees are subject to both federal and state legislation and certification requirements, including the Electronic Funds Transfer Act. Some states, such as New York, Massachusetts and Tennessee, and countries, such as Australia, have passed or have considered legislation requiring health clubs to offer a prepaid membership option at all times and/or limit the duration for which health club memberships can auto-renew through EFT payments, if at all. F45’s business relies heavily on the fact that its memberships continue on a month to month basis after the completion of any initial term requirements, and compliance with these laws, regulations and similar requirements may be onerous and expensive, and variances and inconsistencies from jurisdiction to jurisdiction may further increase the cost of compliance and doing business. States that have such health club statutes provide harsh penalties for violations, including membership contracts being void or voidable.

Additionally, the collection, maintenance, use, disclosure and disposal of individually identifiable data by F45, or F45’s franchisees’, businesses are regulated at the federal, state and provincial levels as well as by certain financial industry groups, such as the Payment Card Industry, Security Standards Council, the NACHA and the Canadian Payments Association. Federal, state and financial industry groups may also consider from time to time new privacy and security requirements that may apply to F45’s businesses and may impose further restrictions on its collection, disclosure and use of individually identifiable information that are housed in one or more of F45’s databases.

Employees

As of March 31, 2020, F45 employed 28 employees in Australia, 105 employees in the United States and 6 employees in the United Kingdom. F45 also leverages external service providers to support U.S. operations. None of F45’s employees are represented by labor unions, and F45 believes it has an excellent relationship with its employees.

F45 franchises are independently owned and operated businesses. As such, employees of F45’s franchisees are not its employees.

Facilities

F45 does not own any real property. F45 is headquartered in El Segundo, CA and maintains an additional global office in Paddington, Australia. F45’s headquarter facilities in El Segundo provide an aggregate of approximately 7,500 square feet of warehouse and office space, pursuant to a lease that expires on October 31, 2020. F45’s Australian office provides approximately 1,800 square feet of office space, pursuant to a lease that expires on June 30, 2020. As of March 31, 2020, franchisees operated 1,240 open studios, with the real estate of each studio being either leased or owned by the respective franchisee. F45 believes that its facilities are sufficient to meet its current needs.

Suppliers

F45 sources substantially all of the equipment provided in its World Pack from a single supplier in China who manufactures products in its own facilities. F45’s vendor manufactures and holds the inventory until franchisees’ orders are fulfilled. F45 also sources additional equipment and products from suppliers in the United States and Canada and uses local distributors for certain gym equipment. Franchisees generally purchase equipment through F45-approved suppliers or must seek written approval for non-approved suppliers. Approved suppliers are those who demonstrate the ability to meet F45’s standards, who possess adequate quality controls and the capacity to supply franchisees’ needs promptly and reliably, whom F45 has approved in writing and whom it has not later disapproved. F45 may change the number of approved suppliers at any time and may designate ourselves, an affiliate, or a third party as the exclusive source for any particular item.

Corporate

F45’s corporate headquarters address is 236 California Street, El Segundo, CA 90245. For further information please view F45’s official company website at www.f45training.com. Information included or referred to on, or otherwise accessible through, F45’s website is not deemed to form a part of, or be incorporated by reference into, this proxy statement.

Legal Proceedings

F45 is currently, and from time to time may become, involved in legal or regulatory proceedings arising in the ordinary course of its business, including personal injury claims, employment disputes and commercial contract disputes. Although the outcome of these and other claims cannot be predicted with certainty and except for those matters discussed below, F45 is not currently a party to any litigation or regulatory proceeding that would reasonably be expected to be material to F45’s business, results of operations, financial condition or cash flows.

F45 has received demand letters from a number of performance rights organizations in the United States and Australia with respect to its and its franchisees’ use of music in studios. On July 1, 2019, F45 received a letter from Universal Music Group, or UMG alleging copyright infringement and licensing violations in connection with F45’s distribution of music to its franchisees. F45 has entered into an ongoing tolling agreement with UMG and is having ongoing discussions regarding resolution of the matter. In response to the allegations, F45 has contracted with Soundtrack Your Brand, a streaming service for businesses, which provides a global database of licensed music that is made available directly to F45’s franchisees. F45 believes its relationship with Soundtrack Your Brand and the services provided by Soundtrack Your Brand will mitigate the risk of future copyright infringement allegations regarding its use of music in F45 studios and during F45 classes.

Management

Executive Officers and Senior Management Team

The following table sets forth certain information regarding F45’s executive officers. F45 expects that these executive officers will continue as executive officers following the Business Combination.

Name	Age	Position Held
Adam Gilchrist	42	Chief Executive Officer
Chris Payne	40	Chief Financial Officer
Luke Armstrong	41	Chief Revenue Officer
Heather Christie	30	Chief Operating Officer
Patrick Grosso	48	Chief Legal Officer
Mitchell Raisch	31	Chief Marketing Officer

Adam Gilchrist co-founded F45 and has served as its Co-Chief Executive Officer since 2014 and a member of F45’s board of directors since 2017. In 2019, he was appointed as sole Chief Executive Officer. Mr. Gilchrist is a serial entrepreneur with 20 years’ experience in franchising, marketing and product development. The first business he founded was an e-payment service in Australia, which he sold to a public company. The second business he founded was Zippy Shell, a successful mobile self-storage company in the United States. Mr. Gilchrist also represented Australia in the Australian Schoolboy and U19 Rugby Teams and attended the Australian Institute of Sport on scholarship. Prior to founding F45 Training, as a result of the global recession in 2008, two major banks went into liquidation, following which Mr. Gilchrist’s corporation also went into liquidation, and he later had a personal insolvency event that was annulled related to his passive property investments.

Chris Payne has served as F45’s Chief Financial Officer since June 2018. He has also served as F45’s Treasurer and as a Director since March 2019. From April 2008 to April 2018, Mr. Payne served as the Chief Financial Officer of the World Surf League, the governing body for professional surfing and the organization responsible for professional surf competitions and surf-event broadcasting. Prior to joining the World Surf

League, Mr. Payne served as Group Management Accountant for the Leisure Asset Acquisition Division of the Macquarie Group, Macquarie Leisure Operations (ASX: MLO now Ardent Leisure ALG). Mr. Payne, a qualified Chartered Accountant, began his career working in public practice specializing in M&A and Advisory Services. He received his Bachelor of Commerce with a major in Banking, Accounting and Finance from Griffith University and subsequently received a Graduate Diploma of Chartered Accounting (GradDipCA) from The Institute of Chartered Accountants.

Luke Armstrong has served as F45’s Chief Revenue Officer since January 2019 and is responsible for driving revenue growth and aligning franchise sales with marketing, customer support and franchise performance teams. From November 2013 until assuming his position as F45’s Chief Revenue Officer, Mr. Armstrong served as Global Head of Franchise Sales. Mr. Armstrong earned a Bachelor of Commerce from the University of Sydney in 2003. He then started his career with UBS Investment Bank, where he was stationed in London (2004), Zurich (2006), Singapore (2010) and New York (2011). From August 2006 to March 2010, Mr. Armstrong was responsible for managing the bank’s Global Spot Foreign Exchange Trading business before relocating to New York, where he helped establish UBS’s Foreign Exchange Algorithmic Trading Desk. Upon his subsequent return to Australia, Mr. Armstrong was part of the inaugural F45 Training community in Paddington, Sydney. When he joined F45 Co-Founders Rob Deutsch and Adam Gilchrist in their quest to franchise their concept in November 2013, Mr. Armstrong was instrumental in building out the Australian franchise network before turning his focus to F45’s international expansion in 2016, specifically focusing on Asia, the United Kingdom and Europe. In addition to his role as F45’s Chief Revenue Officer, Mr. Armstrong has also been an F45 franchisee since 2015.

Heather Christie joined F45 in October 2017 as Head of Support, overseeing Global Franchise Network Support for F45, including Franchise Onboarding, Franchise Compliance, and General Franchise Support. In December 2018, Ms. Christie transitioned to a new role as Director of Operations, primarily focused on franchise onboarding and experience, brand consistency, and compliance. In January 2020, Ms. Christie was appointed as Chief Operating Officer of F45. Prior to joining F45, from July 2015 to October 2017, Ms. Christie worked in various Operations roles at Uber Technologies, with a focus on West Coast New Supply and more recently People Operations for Onboarding Agents across the US and Canada. Heather worked with Uber Technologies as a contractor from February 2014 to July 2015. Ms. Christie received a Bachelor of Arts in New Media Design, with a concentration in Communications, from State University of New York, College at Cortland.

Patrick Grosso has been F45’s Chief Legal Officer since October 2019. He oversees all legal affairs for F45. Mr. Grosso has over 20 years of legal experience, and he has advised on strategic efforts to grow national and global brands. From March 2018 to April 2019, Mr. Grosso served as Chief Financial Officer, Chief Administrative Officer and Chief Legal Officer for Upwell Health, LLC, a branded national pharmacy concept focused on helping individuals with chronic conditions. From 2016 until March 2018, he was self-employed as an attorney. From 2013 to 2016, Mr. Grosso served as Vice President, Strategic Initiatives and Corporate Affairs and Chief Legal Officer for Skullcandy, Inc., a global consumer electronics brand sold in over 80 countries. From 2008 to 2012, Mr. Grosso served as Vice President and General Counsel for Tilly’s, Inc., a branded national clothing retailer. From 2001 to 2008, Mr. Grosso served in various leadership roles for national mortgage lenders. Mr. Grosso was also an associate with the international law firm of Latham & Watkins LLP and an attorney with the U.S. Securities and Exchange Commission, Division of Corporation Finance. Mr. Grosso holds a Juris Doctor from Pepperdine University and a Bachelor of Science in Economics from California State Polytechnic University, Pomona. Mr. Grosso is licensed to practice law in California, with inactive licenses in Texas and Washington, D.C. and is a Certified Public Accountant (inactive).

Mitchell Raisch has been F45’s Chief Marketing Officer since January 2019. He began working with F45 in August 2017 as an independent contractor consulting on marketing strategy and campaigns. Prior to joining F45, Mr. Raisch was a beverage entrepreneur and the Co-Founder of The Chill Group Inc., a beverage company in Los Angeles, California, where he worked from June 2011 until April 2017. At The Chill Group Inc., Mr. Raisch was responsible for defining its marketing vision and strategies, including its creative, social and digital marketing platforms while working with a network of national retailers. The Chill Group Inc. was acquired in August 2018. Mr. Raisch received a Bachelor of Arts in Environmental Studies from the University of California, Santa Barbara.

F45 MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Throughout this section, unless otherwise noted, “F45” refers to F45 Training Holdings Inc., and its subsidiaries, collectively. You should read the following discussion and analysis of F45’s financial condition and consolidated results of operations in conjunction with the section entitled “Selected Historical Consolidated Financial and Other Data of F45 Training Holdings Inc.” and F45’s consolidated financial statements and the related notes appearing elsewhere in this proxy statement. In addition to historical information, this discussion and analysis contains forward-looking statements that involve risks, uncertainties and assumptions. F45’s actual results may differ materially from those anticipated in these forward-looking statements as a result of certain factors, including, but not limited to, those set forth in the section entitled “Risk factors-Risks Related to F45’s Business” and elsewhere in this proxy statement.

Overview

F45 Training is one of the fastest growing fitness franchisors in the United States based on the number of franchises sold in the United States, focused on creating a leading global fitness training and lifestyle brand. F45 offers consumers functional 45-minute workouts that are effective, fun, and community-driven. F45’s workouts combine elements of high-intensity interval, circuit, and functional training to offer consumers what F45 believes is the world’s best functional training workout. F45 delivers its workouts through its digitally-connected global network of studios, and it has built a differentiated, technology-enabled platform that allows F45 to create and distribute workouts to its global franchisee base. F45’s platform enables the rapid scalability of its model and helps to promote the success of its franchisees. F45 offers its members a continuously evolving fitness program in which virtually no two workouts are ever the same. Its vast and growing library of functional training content allows F45 to vary workout programs to keep consumers engaged with fresh content, stay at the forefront of consumer trends, and drive maximum individual results, while helping F45’s members achieve their fitness goals.

COVID-19 Impact

F45 delivered strong global results in 2019 and for the three months ended March 31, 2020.

On March 11, 2020, the World Health Organization declared the global outbreak of the novel coronavirus, COVID-19, a pandemic. Over the course of March and April 2020, many countries, including the United Stated and Australia, declared a national emergency. Federal, state and local governments of many countries, including the United States and Australia implemented preventive measures, including shelter in place requirements and restrictions of certain commercial and business activity. Many localities instituted full closures of some businesses, including gyms, fitness studios and health clubs. Such orders, together with the safety and health concerns presented by the pandemic, significantly impacted F45’s business and that of its franchisees. At the initial peak of the pandemic, nearly all of F45’s studios closed for in-person classes. Many F45 studios continued to offer remote classes to their members through various live streaming services and other technology platforms which complied with local regulations and restrictions related to COVID-19. The pandemic has also resulted in the delay of some planned studio openings. While restrictive mandates are currently being lessened or lifted in some geographies, the pandemic continues to impact F45’s business with some of F45’s studios still closed or operating within restrictions implemented by governments regarding limited class participants. Further, many jurisdictions are experiencing a resurgence in COVID-19 infections, which has led and may continue to lead certain governments to reinstitute closures of certain business, such as gyms, fitness studios and health clubs.

During the course of the pandemic, F45 has taken several steps focused on the safety and well-being of, franchisees, employees, and members. As studios begin to reopen throughout the global franchise network, F45 has implemented company health and safety policies with respect to studio cleanliness, sanitizing and social distancing. These health and safety policies include, among other things, updated insurance requirements, touchless entry, additional time between workouts for members and studio staff to wipe down equipment, nightly deep cleanings of the studio and equipment, modified workouts that accommodate the limited class sizes, additional safety signage requirements, protocols for sick members or staff, and no or reduced sharing of equipment during classes. In addition, F45 is working with franchisees around the world in order to evaluate operational feasibility and support financial liquidity during this period of uncertainty. In response to the pandemic and studio closures, F45 implemented a limited-time sales promotion for existing franchisees who contracted for a new studio. The offer provided for a reduced dollar establishment fee and no franchise fee payments until the earlier of the studio opening and January 1, 2022, as well as deferred equipment purchasing until November 2021. F45 has also provided franchise fee payment relief for franchisees throughout its global network during the pandemic. This franchise fee relief began on April 1, 2020 for most franchisees but began as early as January 2020 for F45 franchisees located in Asia. Pursuant to the terms of the franchise fee relief, F45 will begin collecting franchise fee payments 30 days after a franchisee’s respective studio reopening. F45 has also evaluated its increased risk in collectability of accounts receivable and increased its provision for bad debts to the extent of information available. F45 will continue to monitor its accounts receivable reserves. F45 has also released a digital platform on the F45 Challenge app or website called F45 AtHome Workouts, which assists users in maintaining their physical and mental well-being through access to part of F45’s library of fitness and wellness offerings. F45 also entered into a partnership with a leading video conferencing platform which gave all open F45 studios the ability to run live-streamed workouts at no cost to franchisees.

F45 also implemented certain salary reductions in connection with COVID-19 and eliminated several employee positions throughout its global operations.

F45 is unable to accurately predict the full impact that COVID-19 will have on its revenues, profitability, and financial position in light of the uncertainty as to the severity and duration of the pandemic, actions that may be taken by government authorities, and the impact to F45’s customers and business partners. F45 will continue to evaluate the nature and extent of the impact of COVID-19 to its business, consolidated results of operations, and financial condition.

F45’s Segments

F45 operates and manages its business based on geographic regions and its strategy is to become a leading global fitness and lifestyle brand. F45 has three reportable segments: United States (which for segment reporting purposes includes its operations in the United States and studios in Central and South America), Australia and Rest of World. F45 refers to “Australia” as its operations in Australia, New Zealand and the immediately surrounding island nations. F45 refers to “Rest of World” or “ROW” as its operations in locations other than the United States and Australia. F45 evaluates the performance of its segments and allocate resources to them based on revenue and gross profit. Revenue and gross profit for all operating segments include only transactions with external customers and do not include intersegment transactions. The tables on the following pages summarize the financial information for F45’s segments for the three months ended March 31, 2020 and 2019 and the years ended December 31, 2019 and 2018. In all other sections of this proxy statement when F45 presents geographic data, it is presenting such data for the named region on a stand-alone basis.

F45’s Rapid Growth

Since F45’s founding in 2013, it has experienced rapid growth. Over the last seven years, F45 has grown from a single open studio located in Paddington, Australia to 1,240 open studios in 53 countries as of March 31, 2020.

F45’s Franchise Model

F45 operates an almost 100% franchise model. F45 believes this asset-light model has facilitated its rapid growth and strong financial performance to date. For the three months ended March 31, 2020, as compared with the same period in 2019, F45 grew its revenue by 58%. For the year ended December 31, 2019, as compared to the same period in 2018, F45 grew its revenue by 60%.

F45 believes it is well positioned to drive continued growth in the future. F45’s opportunities to drive the long-term growth of its business include:

•	expanding its studio footprint in the United States;

•	expanding its studio footprint throughout the Rest of World;

•	growing same store sales and transitioning to a franchise fee based on the greater of a fixed monthly franchise fee or percentage of gross monthly studio revenue model;

•	expanding into new channels;

•	developing new workout programs to access new target demographics; and

•	driving increased member spend through ancillary product offerings.

Key Factors Affecting F45’s Business

F45’s financial condition and results of operation have been, and will continue to be, affected by a number of important factors, including new franchises sold, new studio openings and number of visits. F45 expects these metrics to become increasingly directly linked to its financial performance as it transitions to a greater of fixed franchise fee or percentage of gross monthly studio revenue model.

New Franchises Sold

New franchises sold refers to new franchises sold during any specific period. F45 classifies franchises sold, as of any specified date, as the total number of signed franchise agreements in place as of such date that have not been terminated. Each new franchise is included in the number of franchises sold from the date on which F45 enters into a signed franchise agreement related to each such new franchise. Franchises sold includes franchise arrangements in all stages of development after signing a franchise agreement and includes franchises with open studios. Franchises are removed from franchises sold upon termination of the franchise agreement.

F45’s long-term growth will depend in part on its continued ability to sell new franchises. F45 is still in the early stages of growth and expansion, particularly in the United States and ROW, and it believes it can significantly grow its franchisee base. If F45 cannot sell new franchises as quickly as it would like in these geographies, its operating results may be adversely affected.

	Three Months Ended March 31, 2020				Three Months Ended March 31, 2019
	USA	Australia	ROW	Total	USA	Australia	ROW	Total
Franchises, beginning of period	814	643	435	1,892	430	595	249	1,274
New franchises sold	22	10	45	77	80	10	41	131
Franchises terminated	(10)	—	—	(10)	(2)	—	—	(2)
Franchises, end of period	826	653	480	1,959	508	605	290	1,403

	Year Ended December 31, 2019				Year Ended December 31, 2018
	USA	Australia	ROW	Total	USA	Australia	ROW	Total
Franchises, beginning of period	430	595	249	1,274	208	533	166	907
New franchises sold	386	48	187	621	229	62	86	377
Franchises terminated	(2)	—	(1)	(3)	(7)	—	(3)	(10)
Franchises, end of period	814	643	435	1,892	430	595	249	1,274

Total Franchises Sold (as of period end)

907 1,274 1,892 1,403 1,959 2017 2018 2019 1Q 2019 1Q2020 United States Australia RoW

During the three months ended March 31, 2020, F45 sold a net average of 22 new franchises per month. During the year ended December 31, 2019, F45 sold a net average of 52 new franchises per month.

New Studio Openings

New studio openings refer to the number of studios that were determined to be open studios during such period. F45 classifies a studio as open as of the month in which the studio first generates monthly revenue of at least $4,500.

F45’s long-term growth will depend in part on its continued ability to drive new studio openings. F45 believes that it will experience rapid expansion of new studio openings in the United States and ROW. However, if delays or difficulties are encountered and new studio openings do not occur as quickly as F45 would like, its operating results may be adversely affected.

	Three Months Ended March 31, 2020				Three Months Ended March 31, 2019
	USA	Australia	ROW	Total	USA	Australia	ROW	Total
Studios open, beginning of period	320	581	239	1,140	157	512	131	800
New studios opened	56	12	32	100	44	22	36	102
Studios closed	—	—	—	—	(1)	—	—	(1)
Studios open, end of period	376	593	271	1,240	200	534	167	901

	Year Ended December 31, 2019				Year Ended December 31, 2018
	USA	Australia	ROW	Total	USA	Australia	ROW	Total
Studios open, beginning of period	157	512	131	800	56	418	48	522
New studios opened	167	70	108	345	102	94	83	279
Studios closed	(4)	(1)	—	(5)	(1)	—	—	(1)
Studios open, end of period	320	581	239	1,140	157	512	131	800

Total Open Studios (as of period end)

522 800 1,140 901 1,240 2017 2018 2019 1Q 2019 1Q2020 United States Australia RoW

Number of Visits

F45 defines number of visits as the number of registered individual workouts for any specified period. A workout is registered when the consumer checks into a class.

F45’s long-term growth will depend in part on its continued ability to attract and retain consumers to visit its studios for individual workouts. F45’s franchisees must continue to provide an experience that attracts existing and new customers. F45 cannot be sure that it and its franchisees will be successful in attracting and retaining consumers for individual workouts or that visits will not materially decline due to any number of factors, such as harm to the F45 brand or F45’s inability to anticipate and meet consumer preferences and successfully introduce new workout programs to meet those demands. In addition, consumer preferences may be impacted as a result of health and safety concerns related to COVID-19.

	Three Months Ended March 31,		Years Ended December 31,
	2020	2019	2019	2018	2017
	(in thousands)
United States	1,869	1,060	5,571	2,227	611
Australia	3,890	3,810	15,463	12,641	8,252
ROW	1,400	957	4,663	2,089	532
Total	7,159	5,827	25,697	16,957	9,395

Number of Visits(1)

9,395 16,957 25,697 5,827 7,159 5,000 10,000 15,000 20,000 25,000 30,000 2017 2018 2019 Q1 2018 Q1 2019 Australia United States RoW Total

(1)	Table reflects number of visits from January 1 of the referenced year through the end of such year or referenced period.

Key Financial and Operating Metrics

F45 considers a variety of non-GAAP information, including EBITDA, Adjusted EBITDA and Adjusted EBITDA margin, as well as additional financial measures and other data, such as same store sales and average unit volume.

	Three Months Ended March 31,		Years Ended December 31,
	2020	2019	2019	2018
EBITDA(1)	$209	$(23,022)	$(7,529)	$19,866
Adjusted EBITDA(1)	2,614	3,655	30,678	21,241
Adjusted EBITDA margin(1)	10.5%	23.3%	33.1%	36.8%
Same store sales growth(2)	3.0%	15.0%	13.3%	21.6%

(1)

For a reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measure and why F45 considers it useful, and a discussion of material risks and limitations of these measures, see the section entitled “Selected Historical Consolidated Financial and Other Data of F45 Training Holdings Inc.”

(2)

“Same store sales” means, for any reporting period, studio-level revenue generated by a comparable base of franchise studios, which F45 defines as open studios that have been operating for more than 16 months. As of March 31, 2020 and 2019, there were 752 and 491 franchises, respectively, in F45’s comparable base of franchise studios. As of December 31, 2019, and 2018, there were 705 and 426 franchises, respectively, in F45’s comparable base of franchise studios. F45 views same store sales as a helpful measure to assess performance of its franchise studios.

Non-GAAP Financial Information

EBITDA, Adjusted EBITDA and Adjusted EBITDA margin

EBITDA is defined as net income before interest, taxes, depreciation and amortization. F45 defines Adjusted EBITDA as net income before interest, taxes, depreciation and amortization and adjusted to exclude the impact of sales tax liability, transaction expenses, certain legal costs and settlements, forgiveness of loans to directors and relocation costs as well as certain other items identified as affecting comparability, when applicable. Adjusted EBITDA margin means Adjusted EBITDA divided by total revenue.

EBITDA, Adjusted EBITDA and Adjusted EBITDA margin have been included in this proxy statement because they are important metrics used by management as one of the means by which it assesses F45’s financial performance. EBITDA, Adjusted EBITDA and Adjusted EBITDA margin are also frequently used by analysts, investors and other interested parties to evaluate companies in F45’s industry. These measures, when used in conjunction with related GAAP financial measures, provide investors with an additional financial analytical framework that may be useful in assessing F45 and its results of operations.

The non-GAAP information in this proxy statement should be read in conjunction with F45’s audited annual consolidated financial statements and the related notes included elsewhere in this proxy statement. For a reconciliation to the most directly comparable GAAP measures, and a discussion of material risks and limitations of these measures see the section entitled “Selected Historical Consolidated Financial and Other Data of F45 Training Holdings Inc..”

Key Operating Metrics

Same Store Sales

Same store sales means, for any reporting period, studio-level revenue generated by a comparable base of franchise studios, which F45 defines as open studios that have been operating for more than 16 months. As of March 31, 2020 and 2019, there were 752 and 491 franchises, respectively, in F45’s comparable base of franchise studios. As of December 31, 2019 and 2018, there were 705 and 426 franchises, respectively, in F45’s comparable base of franchise studios.

Several factors impact F45’s same store sales in any given period, including the following:

•	the number of studios that have been in operation for more than 16 months;

•	the mix of recurring membership and workout pack revenue per studio;

•	growth in total memberships and workout pack visits per studio;

•	consumer recognition of the F45 brand and F45’s ability to respond to changing consumer preferences;

•	F45’s and its franchisees’ ability to operate studios effectively and efficiently to meet consumer expectations;

•	marketing and promotional efforts;

•	local competition;

•	trade area dynamics;

•	opening of new studios in the vicinity of existing locations; and

•	overall economic trends, particularly those related to consumer spending.

Same store sales of F45’s international studios are calculated on a constant currency basis on a studio level, meaning that it translates the current year’s same store sales of F45’s international studios at the same exchange rates used in the prior year. F45 views same store sales as a helpful measure to assess performance of its franchise studios.

Average Unit Volume and Cohort Performance

Average unit volume, or AUV, refers to aggregate annual revenue generated by open studios divided by the number of open studios during a specific period. Due to the relatively young age of F45’s studio base, it believe it is appropriate to assess AUV on a cohort-level basis, as reflected in the graph below. F45 defines a cohort as a group of studios that opened during the same year and have been opened for at least 12 months. F45 currently have five cohorts which have studios opened for at least 12 months. These cohorts are broken into years in which the studios opened. F45 believes AUVs and the cohort segmentation to be a useful measure because it allows F45 to assess changes in studio traffic and general levels of demand across its global network of studios.

2014 (n=24) 2015 (n=92) 2016 (n=171) 2017 (n=226) 2018 (n=270) Year 1 Year 2 Year 3 Year 4 Year 5 $600 $500 $400 $300 $100 $195 $182 $224 $248 $272 $302 $293 $335 $345 $378 $357 $379 $443 $409 $512

The first cohort includes the studios which opened at any point during 2014. Of this 2014 cohort, 24 studios have been open for five full years and three of those 24 studios have been open for a full six years. The AUVs from this cohort have increased from $195,000 in the first year to $512,000 in the fifth year.

The second cohort includes the studios which opened at any point during 2015. Of this 2015 cohort, 92 studios have been open for four full years and 22 of those 92 studios have been open for a full five years. The AUVs from this cohort have increased from $182,000 in the first year to $409,000 in the fourth year.

The third cohort includes the studios which opened at any point during 2016. Of this 2016 cohort, 171 studios have been open for three full years and 43 of those 171 studios have been open for a full four years. The AUVs from this cohort have increased from $224,000 in the first year to $379,000 in the third year.

The fourth cohort includes the studios which opened at any point during 2017. Of this 2017 cohort, 226 studios have been open for two full years and 79 of those 226 studios have been open for a full three years. The AUVs from this cohort have increased from $248,000 in the first year to $345,000 in the second year.

The fifth and final cohort includes the studios which opened at any point during 2018. Of this 2018 cohort, 270 studios have been open for a full year and 99 of those 270 studios have been open for a full two years. The AUVs from this cohort were $272,000 in the first year.

Components of F45’s Results of Operations

Revenue

F45 generates revenue from the following sources:

•

Franchise Revenue: Consists primarily of upfront establishment fees, monthly franchise fees, and other franchise-related fees, including fees related to marketing and other recurring fixed fees paid by franchisees on a monthly basis for various services F45 provides, such as the use of intranet, email and the studio’s website. Franchise agreements generally consist of an obligation to grant exclusive rights over a defined territory and may include options to renew the agreement, generally for two additional five year terms, as well as the license for certain trademarks and systems to operate that studio.

Monthly franchise fees generally become payable six to nine months after F45 and a franchisee execute a franchise agreement, irrespective of whether the franchise has opened their studio. Historically, monthly franchise fees were structured as fixed payments of $1,000-$3,000 per month per studio. In

July 2019, F45 transitioned its model in the United States for new franchisees to a franchise fee based on the greater of a fixed monthly franchise fee or a percentage of gross monthly studio revenue, which it believes will help to further align F45’s interests with those of its franchisees while also providing it with the opportunity to increase franchise revenue. In select markets outside the United States, and for renewals of existing franchisees in the United States, F45 is in the process of developing a strategy for transitioning to a similar model.

•

Equipment and Merchandise: Consists of fees paid to F45 in exchange for (i) World Packs for new F45 Training studios, which are comprehensive opening packs containing the standardized set of F45-branded fitness equipment and related technology required to operate an F45 Training studio and (ii) subsequent additional and/or replacement equipment and merchandise sales to franchisees including technology, apparel and other fitness-related products. Typically, a portion of the World Pack fee is required to be paid upon the execution of a franchise agreement, with the balance due upon the earlier of: (i) the date the franchisee orders the World Pack; or (ii) eight months from the effective date of the franchise agreement. The franchise agreement mandates all franchisees to order and update new equipment on an annual basis.

Expenses

F45 primarily incurs the following expenses directly related to its cost of revenues:

•

Cost of Franchise Revenue: Consists of direct costs associated with franchise sales, lead generation, and the provision of marketing services to F45’s franchisees. F45’s cost of franchise revenue changes primarily based on the number of franchises sold and total open studios.

•

Cost of Equipment and Merchandise Revenue: Primarily includes the direct costs associated with World Pack equipment as well as additional replacement equipment and merchandise sales to new and existing franchisees. World Pack costs consist of the cost of the components included in opening packs sold to franchisees, including: (i) gym equipment; (ii) F45’s tech pack (e.g., TVs, F45TV adapters / dongles, heart monitors); and (iii) uniforms and merchandise. F45’s cost of equipment and merchandise changes primarily based on the World Pack equipment sales, which is driven by the number of franchises sold.

•

Selling, General, and Administrative Expenses: Consists of costs associated with wages and salaries and ongoing administrative and franchisee support functions related to F45’s existing franchisees. These costs primarily consist of brand marketing, fitness programming development and testing, technology costs related to development and maintenance of F45’s technology-enabled centralized delivery platform, marketing and promotional activities for the F45 brand, and legal and accounting expenses.

•

Forgiveness of Loans to Directors: As described within “Note 2—Summary of Significant Accounting Policies” to the audited consolidated financial statements of F45 Training Holdings Inc. as of and for the year ended December 31, 2019, included elsewhere in this proxy statement, in connection with the MWIG Transaction that closed on March 15, 2019, F45 forgave loans that were previously extended to certain of its existing stockholders who are executive officers and directors.

•

Interest Expense, Net: Interest expense, net represents periodic interest charges on F45’s outstanding term and revolving credit facilities in addition to realized gains or losses on its interest rate swap instrument.

•	Other Expense, Net: F45’s other expense, net primarily relates to realized and unrealized gains and losses on foreign currency transactions.

Provision (benefit) for Income Taxes

F45’s effective income tax rate differed from the U.S. statutory tax rate of 21% primarily due to the effect of operating loss, certain nondeductible expenses, permanent differences, foreign jurisdictions earnings taxed at different rates, reserves for uncertain tax positions and a valuation allowance against certain domestic deferred tax assets that are not more likely than not to be realized.

Recent Transactions

On April 10, 2020, F45 received loan proceeds of approximately $2.1 million under the Paycheck Protection Program (“PPP”). The PPP, established as part of the Coronavirus Aid, Relief and Economic Security Act (“CARES Act”), provides for loans to qualifying businesses to help sustain its employee payroll costs, rent, and utilities due to the impact of the recent COVID-19 pandemic. F45 plans to apply for loan forgiveness, which is subject to it meeting certain requirements for eligible employees, as defined by the CARES Act. While F45 intends to use the proceeds for purposes consistent with the requirements, there can be no assurance that it will obtain full forgiveness of the PPP Loan. The unforgiven portion of the PPP loan is payable over two years at an interest rate of 1%, with a deferral of payments for the first seven months.

Results of Operations

The following tables summarize key components of F45’s results of operations for the periods indicated:

	Three Months Ended March 31,		Year Ended December 31,
	2020	2019	2019	2018
	(dollars in thousands)
Revenues:
Franchise (Related party: $97 and $95 for three months ended March 31, 2020 and 2019, and $883 and $241 for 2019 and 2018)	$13,638	$8,277	$42,897	$24,354
Equipment and merchandise (Related party: $0 and $101 for three months ended March 31, 2020 and 2019, and $122 and $177 for 2019 and 2018)	11,204	7,427	49,793	33,401

Total revenue	24,842	15,704	92,690	57,755
Costs and operating expenses:
Cost of franchise revenue (Related party: $12 and $46 for three months ended March 31, 2020 and 2019, and $140 and $2,223 for 2019 and 2018)	3,184	1,662	11,310	4,554
Cost of equipment and merchandise (Related party: $1,051 and $566 for three months ended March 31, 2020 and 2019, and $2,702 and $2,841 for 2019 and 2018)	6,331	4,866	26,678	18,522
Selling, general and administrative expenses (Related party: $0 and $12 for 2019 and 2018)	13,991	10,398	41,126	15,428
Forgiveness of loans to directors	—	22,263	22,263	—

Total costs and operating expenses	23,506	39,189	101,377	38,504

Income (loss) from operations	1,336	(23,485)	(8,687)	19,251
Interest expense (income), net	378	(5)	414	—
Other expense (income), net	1,681	(133)	384	221

(Loss) income before income taxes	(723)	(23,347)	(9,485)	19,030
Provision (benefit) for income taxes	10	(89)	3,117	6,238

Net (loss) income	$(733)	$(23,258)	$(12,602)	$12,792

Comparison of the Three Months Ended March 31, 2020 and 2019

Revenue

Franchise Revenue

	Three Months Ended March 31,		Change
	2020	2019	$	%
	(dollars in thousands)
Franchise
USA	$8,248	$4,432	$3,816	86%
Australia	2,751	2,598	153	6%
ROW	2,639	1,247	1,392	112%

Total franchise revenue	$13,638	$8,277	$5,361	65%

	Three Months Ended March 31,		Change
	2020	2019	Studios	%
	(in units)
Number of stores open
USA	376	200	176	88%
Australia	593	534	59	11%
ROW	271	167	104	62%

Total stores open, end of period	1,240	901	339	38%

The $3.8 million, or 86%, increase in franchise revenue for the three months ended March 31, 2020 compared to the three months ended March 31, 2019 in the United States was primarily attributable to F45’s growth in new studio openings in the United States. Open studios increased from 200 as of March 31, 2019 to 376 as of March 31, 2020, an increase of 88% compared to the equivalent period in 2019. Due to the studio growth experienced in the three months ended March 31, 2020, establishment, monthly franchise fees and other franchise-related fees increased by $2.8 million during the period. The remaining increase of $1.0 million was due to marketing and other recurring fixed fees paid by franchisees.

The $0.2 million, or 6%, increase in franchise revenue for the three months ended March 31, 2020 compared to the three months ended March 31, 2019 in Australia was primarily attributable to marketing and other fees paid by franchisees. Open studios increased from 534 as of March 31, 2019 to 593 as of March 31, 2020, an increase of 11% compared to the equivalent period in 2019. The more moderate growth rate in new studio openings and average franchise fee price increases in Australia is a function of F45’s mature presence in this market.

The $1.4 million, or 112%, increase in franchise revenue for the three months ended March 31, 2020 compared to the three months ended March 31, 2019 in ROW was primarily attributable to F45’s growth in new studio openings in ROW. Open studios increased from 167 as of March 31, 2019 to 271 as of March 31, 2020, an increase of 62% compared to the equivalent period in 2019. Due to studio growth, establishment, monthly franchise fees, and other franchise-related fees increased by $1.1 million during the period. The remaining increase of $0.3 million was due to marketing and other recurring fixed fees paid by franchisees.

Equipment and Merchandise Revenue

	Three Months Ended March 31,		Change
	2020	2019	$	%
	(dollars in thousands)
Equipment and merchandise
USA	$6,079	$3,956	$2,123	54%
Australia	1,518	1,507	11	1%
ROW	3,607	1,964	1,643	84%

Total equipment and merchandise revenue	$11,204	$7,427	$3,777	51%

The $2.1 million, or 54%, increase in equipment and merchandise revenue for the three months ended March 31, 2020 compared to the three months ended March 31, 2019 in the United States was primarily attributable to F45’s efforts to continue to expand its franchisee footprint. The increase is attributable to World Pack sales to 50 studios during the three months ended March 31, 2020, compared to World Pack sales to 39 studios during the equivalent period in 2019, as well as favorable changes in World Pack pricing.

The less than $0.1 million, or 1%, increase in equipment and merchandise revenue for the three months ended March 31, 2020 compared to the three months ended March 31, 2019 in Australia was primarily attributable to a decrease in World Pack sales to 6 studios during the three months ended March 31, 2020, compared to World Pack sales to 13 studios during the equivalent period in 2019. This reduction in World Pack sales is a function of F45’s franchisee footprint maturing in this market, offset by an increase of $0.2 million in merchandise sales.

The $1.6 million, or 84%, increase in equipment and merchandise revenue for the three months ended March 31, 2020 compared to the three months ended March 31, 2019 in ROW was primarily attributable to the expansion of F45’s franchisee footprint in Asia, Canada and the United Kingdom. The increase was primarily attributable to favorable changes in World Pack pricing and World Pack sales to 34 studios during the three months ended March 31, 2020 compared to World Pack sales to 18 studios during the equivalent period in 2019.

Cost of revenue

Cost of franchise revenue

	Three Months Ended March 31,
	2020	2019	$	%
	(dollars in thousands)
Franchise
USA	$2,931	$1,489	$1,442	97%
Australia	159	39	120	308%
ROW	94	134	(40)	(30%)

Total cost of franchise revenue	$3,184	$1,662	$1,522	92%

Percentage of franchise revenue	23%	20%

The $1.4 million, or 97%, increase in cost of franchise revenue in the United States was primarily attributable to $0.7 million of direct costs related to new franchise sales programs implemented in the second half of 2019, and $0.7 million related to the membership marketing programs, wherein F45 provides marketing services to franchisees in order to increase membership take-up.

The $0.1 million increase in cost of franchise revenue in Australia during the three months ended March 31, 2020 as compared to the same period in the prior year was attributable to the membership marketing programs.

The cost of franchise revenue in ROW was mostly consistent period over period, with the slight decrease in cost of franchise revenue due to a change in marketing vendors during the three months ended March 31, 2020.

Cost of equipment and merchandise

	Three Months Ended March 31,		Change
	2020	2019	$	%
	(dollars in thousands)
Equipment and merchandise
USA	$3,026	$3,030	$(4)	0%
Australia	1,282	967	315	33%
ROW	2,023	869	1,154	133%

Total equipment and merchandise cost of revenue	$6,331	$4,866	$1,465	30%

Percentage of equipment and merchandise revenue	57%	66%

The flat cost of equipment and merchandise in the United States year over year is primarily attributable to a $0.3 million increase in freight and storage costs. This was offset by a $0.3 million decrease in merchandise costs included in World Packs due to favorable pricing with a new vendor during the three months ended March 31, 2020.

The $0.3 million increase in cost of equipment and merchandise in Australia relates to an increase in merchandise costs of $0.4 million. This was offset by a $0.1 million decrease in merchandise costs included in World Packs due to favorable pricing with a new vendor during the three months ended March 31, 2020.

The $1.2 million increase in cost of equipment and merchandise in ROW is primarily attributable to an increase in World Packs and merchandise for additional studio openings as F45’s franchisee footprint expanded in countries within ROW.

Selling, general, and administrative expenses

	Three Months Ended March 31,		Change
	2020	2019	$	%
	(dollars in thousands)
Selling, general and administrative expenses	$13,991	$10,398	$3,593	35%
Percentage of revenue	56%	66%

The $3.6 million, or 35%, increase in selling, general, and administrative expenses was due to a $4.4 million increase in salaries and marketing expenses from the continued expansion of F45’s business, its ongoing brand awareness campaigns and overhead incidental to day-to-day operations across its expanding global footprint. This increase was offset by a decrease of $0.8 million in non-recurring professional services.

Forgiveness of loans to directors

	Three Months Ended March 31,		Change
	2020	2019	$	%
	(dollars in thousands)
Forgiveness of loans to directors	$—	$22,263	$(22,263)	(100)%

On March 15, 2019, in connection with the consummation of the MWIG Transaction that closed on March 15, 2019, F45 forgave loans that were previously extended to certain of its existing stockholders who are executive officers and directors of F45. No such expense was recorded for the three months ended March 31, 2020.

Interest expense (income), net

	Three Months Ended March 31,		Change
	2020	2019	$	%
	(dollars in thousands)
Interest expense (income), net	$378	$(5)	$383	NM

Interest expense (income), net for the three months ended March 31, 2020 related to interest charges on F45’s outstanding term and revolving credit facilities entered into in September 2019 and realized losses on F45’s interest rate swap instrument entered into in October 2019. No borrowings were outstanding for the three months ended March 31, 2019.

Other expense (income), net

	Three Months Ended March 31,		Change
	2020	2019	$	%
	(dollars in thousands)
Other expense (income), net	$1,681	$(133)	$1,814	(1,364)%

The $1.8 million increase in other expense (income), net represents realized and unrealized gains and losses on foreign currency transactions. This increase during the three months ended March 31, 2020, as compared with the same period in the prior year, was substantially driven by strengthening of the U.S. dollar relative to the Australian dollar.

Provision (benefit) for income taxes

	Three Months Ended March 31,		Change
	2020	2019	$	%
	(dollars in thousands)
Provision (benefit) for income taxes	$10	$(89)	$99	(111)%

The $0.1 million increase in the provision for income taxes was primarily due to the effective tax rate of (1.4)% for the three months ended March 31, 2020 differing from the U.S. statutory tax rate of 21% primarily due to state taxes, foreign jurisdiction earnings taxes at different rates, and interest and penalties for uncertain tax positions.

Comparison of the years ended December 31, 2019 and 2018

Revenue

Franchise Revenue

	Year Ended December 31,		Change
	2019	2018	$	%
	(dollars in thousands)
Franchise
USA	$24,783	$11,442	$13,341	117%
Australia	10,763	9,475	1,288	14%
ROW	7,351	3,437	3,914	114%

Total franchise revenue	$42,897	$24,354	$18,543	76%

	Year Ended December 31,		Change
	2019	2018	Studios	%
	(in units)
Number of studios open
USA	320	157	163	104%
Australia	581	512	69	13%
ROW	239	131	108	82%

Total studios open, end of period	1,140	800	340	43%

The $13.3 million, or 117%, increase in franchise revenue for the year ended December 31, 2019 compared to the year ended December 31, 2018 in the United States was primarily attributable to F45’s growth in new studio openings in the United States. Open studios in the United States increased from 157 as of December 31, 2018 to 320 as of December 31, 2019, representing an increase of 104%. Due to the studio growth experienced in 2019 as compared to 2018, establishment, monthly franchise fees and other franchise-related fees increased by $8.9 million during the period. The remaining increase of $4.4 million was due to marketing and other services sold to F45’s franchisees.

The $1.3 million, or 14%, increase in franchise revenue for the year ended December 31, 2019 compared to the year ended December 31, 2018 in Australia was attributable to F45’s open studios increasing from 512 as of December 31, 2018 to 581 as of December 31, 2019, representing an increase of 13%. New studio openings declined from 94 in 2018 to 70 during 2019, which is a function of F45’s franchisee footprint maturing in this market.

The $3.9 million, or 114%, increase in franchise revenue for the year ended December 31, 2019 compared to the year ended December 31, 2018 in ROW was primarily attributable to F45’s growth in new studio openings in ROW. Open studios in ROW increased from 131 as of December 31, 2018 to 239 as of December 31, 2019, an increase of 82%. Due to the studio growth experienced in 2019 as compared to the equivalent period in 2018, establishment, monthly franchise fees and other franchise-related fees increased by $2.8 million during the period. The remaining increase of $1.1 million was due to marketing and other recurring fixed fees paid by franchisees. The average revenue per studio in ROW is lower compared to the United States and Australia, which is primarily due to the economic environment in Asian markets and its impact on F45’s studio pricing.

Equipment and Merchandise Revenue

	Year Ended December 31,		Change
	2019	2018	$	%
	(dollars in thousands)
Equipment and merchandise
USA	$28,081	$14,798	$13,283	90%
Australia	9,591	9,736	(145)	(1%)
ROW	12,121	8,867	3,254	37%

Total equipment and merchandise revenue	$49,793	$33,401	$16,392	49%

The $13.3 million, or 90%, increase in equipment and merchandise revenue for the year ended December 31, 2019 compared to the year ended December 31, 2018 in the United States was primarily attributable to F45’s efforts to continue to expand its franchisee footprint. An increase of $13.5 million is attributable to the growth of World Pack sales from 142 studios in 2018 to 239 studios in 2019, representing an increase of 68%, as well as favorable changes in World Pack pricing. This increase is offset by a $0.2 million decrease attributable to a decline in other equipment and merchandise sales compared with the prior period.

The $0.1 million decrease in equipment and merchandise revenue for the year ended December 31, 2019 compared to the year ended December 31, 2018 in Australia was primarily attributable to a $1.6 million decrease in World Pack sales from 99 studios in 2018 to 70 studios during 2019. This decrease in World Pack sales was partially offset by a $1.5 million increase in merchandise and apparel sales. The overall reduction in equipment and merchandise sales is a function of F45’s franchisee footprint maturing in this market.

The $3.3 million, or 37%, increase in equipment and merchandise revenue for the year ended December 31, 2019 compared to the year ended December 31, 2018 in ROW was primarily attributable to the expansion in F45’s franchisee footprint in Asia, Canada and the United Kingdom. The $3.3 million increase was primarily attributable to favorable changes in World Pack pricing and an increase in World Pack sales from 93 studios in 2018 to 115 studios during the year ended December 31, 2019, representing an increase of 24%.

Cost of revenue

Cost of franchise revenue

	Year Ended December 31,		Change
	2019	2018	$	%
	(dollars in thousands)
Franchise
USA	$9,971	$4,079	$5,892	144%
Australia	534	240	294	123%
ROW	805	235	570	243%

Total cost of franchise revenue	$11,310	$4,554	$6,756	148%

Percentage of franchise revenue	26%	19%

The $5.9 million, or 144%, increase in cost of franchise revenue for the United States during the year ended December 31, 2019 as compared to the year ended December 31, 2018 was primarily attributable to $4.1 million related to the membership marketing programs implemented during the latter part of 2018 and $1.8 million of direct costs related to new franchise sales programs.

The $0.3 million increase in cost of franchise revenue for Australia during the year ended December 31, 2019 as compared with the same period in prior year was attributable to new franchise sales programs.

The $0.6 million increase in cost of franchise revenue for ROW for the year ended December 31, 2019 as compared with the same period in 2018 was due to the membership marketing programs implemented during 2019.

Cost of equipment and merchandise

	Year Ended December 31,		Change
	2019	2018	$	%
	(dollars in thousands)
Equipment and merchandise
USA	$14,273	$7,362	$6,911	94%
Australia	7,465	7,253	212	3%
ROW	4,940	3,907	1,033	26%

Total equipment and merchandise cost of revenue	$26,678	$18,522	$8,156	44%

Percentage of equipment and merchandise revenue	54%	55%

The $6.9 million, or 94%, increase in cost of equipment and merchandise for the United States for the year ended December 31, 2019 as compared to the same period in 2018 was primarily attributable to a $5.3 million increase in World Pack costs driven primarily by increases in new studio openings during 2019, a $0.9 million increase in apparel costs, in addition to a $0.7 million increase in freight and storage costs.

The $0.2 million increase in cost of equipment and merchandise for Australia for the year ended December 31, 2019 as compared to the same period in 2018 was due to a $1.9 million increase in cost of merchandise offset by a decrease of $1.7 million in equipment deliveries. As a more mature market, F45 sees fewer new franchise sales and resulting cost of equipment revenue overall in this geographic segment.

The $1.0 million increase in cost of equipment and merchandise for ROW for the year ended December 31, 2019 compared with the same period in 2018 was primarily attributable to increases in World Pack deliveries.

Selling, general and administrative expenses

	Year Ended December 31,		Change
	2019	2018	$	%
	(dollars in thousands)
Selling, general and administrative expenses	$41,126	$15,428	$25,698	167%
Percentage of revenue	44%	27%

The $25.7 million, or 167%, increase in selling, general and administrative expenses during the year ended December 31, 2019 as compared with the same period in 2018 was primarily attributable to $14.4 million for professional services, legal, tax, accounting, and consulting incurred in preparation for an anticipated initial public offering, a corporate reorganization, and the issuance of preferred shares. An additional $11.3 million of the increase was attributable to growth in salaries and marketing expenses from the continued expansion of F45’s business, its ongoing brand awareness campaigns and overhead incidental to day-to-day operations across its expanding global footprint.

Forgiveness of loans to directors

	Year Ended December 31,		Change
	2019	2018	$	%
	(dollars in thousands)
Forgiveness of loans to directors	$22,263	$—	$22,263	N/A

On March 15, 2019, in connection with the consummation of the MWIG Transaction on March 15, 2019, F45 forgave loans that were previously extended to certain of its existing stockholders who are executive officers and directors of F45. No such expense was recorded for the year ended December 31, 2018.

Interest expense, net

	Year Ended December 31,		Change
	2019	2018	$	%
	(dollars in thousands)
Interest expense, net	$414	$—	$414	N/A

Interest expense, net for the year ended December 31, 2019 related to the new borrowings taken out on September 18, 2019. No borrowings were outstanding for the year ended December 31, 2018.

Other expense, net

	Year Ended December 31,		Change
	2019	2018	$	%
	(dollars in thousands)
Other expense, net	$384	$221	$163	74%

Other expense, net for the year ended December 31, 2019 related to realized and unrealized gains and losses on foreign currency transactions and was mainly consistent with 2018.

Provision for income taxes

	Year Ended December 31,		Change
	2019	2018	$	%
	(dollars in thousands)
Provision for income taxes	$3,117	$6,238	$(3,121)	(50)%

The decrease in the provision for income taxes was primarily driven by the change from the income before income taxes for the year ended December 31, 2018 to the loss before income taxes in the year ended December 31, 2019. The income tax provision for the year ended December 31, 2019 was further impacted by significant non-deductible items such as the forgiveness of loans to directors.

Liquidity and Capital Resources

Overview

As of March 31, 2020, F45 held $11.3 million of cash and cash equivalents, of which $2.2 million was held by F45’s foreign subsidiaries outside of the United States. In the event that F45 repatriates these funds from its foreign subsidiaries, it would need to accrue and pay applicable United Sates taxes and withholding taxes payable to various countries. As of March 31, 2020, F45’s intent was to permanently reinvest these funds outside of the United States. Accordingly, no deferred taxes have been provided for withholding taxes or other taxes that would result upon repatriation of approximately $18.0 million of undistributed earnings from these foreign subsidiaries as those earnings continue to be permanently reinvested. It is not practicable to estimate income tax liabilities that might be incurred if such earnings were remitted to the United States due to the complexity of the underlying calculation. Although F45 has no intention to repatriate the undistributed earnings of its foreign subsidiaries for the foreseeable future, if such funds are needed for operations in the United States, to the extent applicable and material, F45 will revise future filings to address the potential tax implications. F45’s primary cash needs are for the funding of day-to-day operations, financing capital investments and to address its working capital needs.

F45 believes that its operating cash flow and cash on hand will be adequate to meet its operating, investing and financing needs for the next 12 months. If necessary, F45 may borrow funds under the Revolving Facility to finance its liquidity requirements, subject to customary borrowing conditions. The outstanding balance of the Revolving Facility as of March 31, 2020 was $20.0 million. To the extent additional funds are necessary to meet F45’s long-term liquidity needs as it continues to execute its business strategy, F45 anticipates that they will be obtained through the incurrence of additional indebtedness, additional equity financings or a combination of these potential sources of funds; however, such financing may not be available on favorable terms, or at all. F45’s ability to meet its operating, investing and financing needs depends to a significant extent on F45’s future financial performance, which will be subject in part to general economic, competitive, financial, regulatory and other factors that are beyond its control, including the COVID-19 pandemic and those described elsewhere in this proxy statement under the heading “Risk Factors.” In addition to these general economic and industry factors, the principal factors in determining whether F45’s cash flows will be sufficient to meet its liquidity requirements will be its ability to globally expand its franchisee footprint.

Cash flow

	Three Months Ended March 31,		Year Ended December 31,
	2020	2019	2019	2018
	(dollars in thousands)		(dollars in thousands)
Net cash (used) provided by operating activities	$(2,863)	$2,607	$8,328	$9,446
Net cash used in investing activities	(680)	(267)	(1,143)	(943)
Net cash provided (used) in financing activities	6,912	(795)	(4,198)	(12,543)

Net change in cash and cash equivalents	$3,369	$1,545	$2,987	$(4,040)

Net cash provided by operating activities

In all periods presented, F45’s largest source of cash inflow stemmed from its collections of establishment and World Pack fees from franchisees. The most significant cash outflow is F45’s equipment/merchandise costs and employee costs. Historically, F45 has produced positive net cash flow. F45 has seen some decrease in operating cash flows as it continues to explore new business opportunities consistent with its long-term growth strategies.

For the three months ended March 31, 2020, net cash used by operating activities amounted to $2.9 million compared to net cash provided by operating activities of $2.6 million for the three months ended March 31, 2019. This $5.5 million decrease in net cash provided by operating activities was primarily attributable to a $22.5 million decrease in net loss being offset by a net decrease of $18.7 million in non-cash adjustments to net income including a $22.3 million compensation charge for the forgiveness of loans to directors, which was included in the three months ended March 31, 2019 and not in the same period in the current year. The remaining $3.6 million increase in various non-cash expense items is attributable to changes in depreciation and amortization, bad debt, and unrealized foreign currency gains and losses. The change in net cash provided by operating activities of $5.5 million was further impacted by a $9.3 million net decrease in operating assets and liabilities, which was primarily attributable to the change in accounts receivable, inventories, prepaid expenses, accounts payable, and income taxes payable.

Net cash provided by operating activities of $8.3 million in 2019 was primarily related to the continued growth of F45’s business and ability to maintain its contractual billing and collection terms. The $1.1 million decrease in net cash provided by operating activities from $9.4 million in 2018 was primarily due to a $25.4 million decrease in net income which was most significantly caused by the $22.3 million non-cash forgiveness of loans to F45’s directors that was added back. The change in operating cash flows was further impacted by a net increase of $5.3 million in operating assets and liabilities, in addition to a total $3.3 million decrease in various non-cash expense items, including depreciation and amortization, bad debt, deferred income taxes and unrealized foreign currency gains.

Net cash used in investing activities

For the three months ended March 31, 2020, F45’s cash used in investing activities increased by $0.4 million from the cash used in investing activities for the three months ended March 31, 2019, as its investing activities included an increase of $0.3 million of purchases of intangibles and $0.1 million of purchases of property and equipment.

For the year ended December 31, 2019, F45’s cash used in investing activities was substantially similar to the cash used in investing activities for the year ended December 31, 2018, as its investing activities continued to center around purchases of equipment and leasehold improvements and investment in the development of internal-use software. Net cash used in investing activities of $1.1 million in 2019 was primarily related to the purchase of leasehold improvements of $0.5 million and development of intangible assets of $0.6 million. The $0.2 million increase in cash use in 2019 compared to 2018 related to the expansion of F45’s technology infrastructure as well as the improvement in its franchisees’ ability to deliver an enhanced workout experience.

Net cash provided by financing activities

For the three months ended March 31, 2020, net cash provided by financing activities was $6.9 million compared to net cash used in financing activities of $0.8 million during the three months ended March 31, 2019, a net increase in cash provided by financing activities of $7.7 million. This change was due to an increase of borrowings under F45’s Revolving Facility of $8.1 million, the remaining availability under this facility, to provide cash to fund F45’s decrease in operating cash flows during the three months ended March 31, 2020 as a result of COVID-19. The net increase in cash provided by financing activities was further impacted by a decrease in issuance of loans to directors of $0.8 million, offset by repayments under F45’s Term Facility of $0.7 million and a decrease of $0.5 million in deferred offering costs.

For the year ended December 31, 2019, net cash used in financing activities was $4.2 million compared to $12.5 million during the year ended December 31, 2018, a decrease of $8.3 million. This decrease was due to the $110 million in proceeds from issuance of F45’s convertible preferred common stock to MWIG in the MWIG Transaction and $41.9 million in borrowings under F45’s Term and Revolving Facilities, being offset by the payment of a $101.9 million dividend to existing stockholders, a $50 million dividend repayment on the Initial Stockholder Notes, $11.7 million decrease in loans issued to directors, $0.8 million in principal repayments on F45’s Term Facility, and a $2.6 million increase in deferred offering costs and debt issuance costs.

Contractual Obligations and Commitments

Contractual obligations and commitments as of March 31, 2020 consisted of $0.5 million in operating leases, all of which are due within the next four years. Please see “Note 6—Debt” to the interim unaudited condensed consolidated financial statements of F45 Training Holdings Inc. included elsewhere in this proxy statement for discussion of the contractual obligations under F45’s Term Facility and Revolving Facility.

Off-Balance Sheet Arrangements

As of March 31, 2020, F45’s off-balance sheet arrangements consisted of operating leases for office space. See “Note 11—Commitments and Contingencies” to the interim unaudited condensed consolidated financial statements of F45 Training Holdings Inc. included elsewhere in this proxy statement for more information regarding these operating leases.

Critical Accounting Policies and Use of Estimates

F45’s consolidated financial statements included elsewhere in this proxy statement have been prepared in accordance with GAAP. The preparation of F45’s financial statements requires F45 to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses. F45 bases its estimates on historical experience and on various other assumptions that it believes are reasonable under the circumstances. Actual results may differ from these estimates under different assumptions or conditions. While F45’s significant accounting policies are more fully described in the notes to its consolidated financial statements included elsewhere in this proxy statement, F45 believes that the following accounting policies and estimates are critical to its business operations and understanding of its financial results.

Revenue from contracts with customers

F45’s contracts with customers are typically comprised of multiple performance obligations including exclusive franchise rights to access its intellectual property to operate an F45 Training-branded fitness facility in a specific territory (franchise agreements), a material right related to discounted renewals of the franchise agreements (both reflected in franchise revenue in the consolidated statements of operations and comprehensive (loss) income), and equipment and merchandise. Taxes collected from customers and remitted to government authorities are recorded on a net basis.

Franchise revenue

F45’s primary performance obligation under the franchise agreement is granting certain exclusive rights to access its intellectual property to operate an F45 Training-branded fitness facility in a defined territory. This performance obligation is a right to access F45’s intellectual property, which is satisfied ratably over the term of the franchise agreement. Renewal fees are generally recognized over the renewal term for the respective agreement from the start of the renewal period. Transfer fees are recognized over the remaining term of the franchise agreement beginning at the time of transfer.

Franchise agreements generally consist of an obligation to grant exclusive rights over a defined territory and may include options to renew the agreement. Earlier franchise agreements had an initial term of three years while more recent agreements have an initial term of five years. With F45’s approval, a franchisee may transfer a franchise agreement to a new or existing franchisee, at which point a transfer fee is paid. F45’s arrangements have no financing elements as there is no difference between the promised consideration and the cash selling price. Additionally, F45 has assessed that a significant amount of the costs incurred under the contract to perform are incurred up-front.

Franchise revenue consists primarily of upfront establishment fees, monthly franchise fees and other franchise-related fees. The upfront establishment fee is payable by the franchisee upon signing a new franchise agreement and monthly franchise and related fees are payable throughout the term of the franchise license.

Discounted franchise agreement renewal fees

F45’s franchise agreements may include discounted renewal options allowing franchisees to renew at no cost or at a reduction of the initial upfront establishment fee. The resulting discount in fees at renewal provides a material right to franchisees. F45’s obligation to provide future discounted renewals to franchisees are accounted for as separate performance obligations. The value of these material rights related to the future discount was determined by reference to the estimated franchise agreement term, which has been estimated to be 10 years, and related estimated transaction price. The estimated transaction price allocated to the franchise agreements is recognized as revenue over the estimated contract term of 10 years, which gives recognition to the renewal option containing a material right. At the end of the initial contract term, any unrecognized transaction price would be recognized during the renewal term, if exercised, or when renewal option expires, if unexercised.

Equipment and merchandise revenue

F45 requires its franchisees to purchase fitness and technology equipment directly from F45 and payment is required to be made prior to the placement of the franchisees’ orders. Revenue is recognized upon transfer of control of ordered items, generally upon delivery to the franchisee, which is when the franchisee obtains physical possession of the goods, legal title has transferred, and the franchisee has all risks and rewards of ownership. The franchisees are charged for all freight costs incurred for the delivery of equipment. Freight revenue is recorded within equipment and merchandise revenue and freight costs are recorded within cost of equipment and merchandise revenue.

F45 is the principal in a majority of its equipment revenue transactions as F45 controls the proprietary equipment prior to delivery to the franchisee, have pricing discretion over the goods, and have primary responsibility to fulfill the franchisee order through its direct third-party vendor.

F45 is the agent in a limited number of equipment and merchandise revenue transactions where the franchisee interacts directly with third-party vendors for which F45 receives a rebate on sales directly from the vendor.

Allocation of transaction price

F45’s contracts include multiple performance obligations—typically the franchise license, equipment and material rights for discounted renewal fees. Judgment is required to determine the standalone selling price for these performance obligations. F45 does not sell the franchise license or World Pack equipment on a stand-alone basis (its contracts with customers almost always include both performance obligations); as such, the standalone selling prices of the performance obligations are not directly observable on a stand-alone basis. Accordingly, F45 estimates the standalone selling prices using available information including the prices charged for each performance obligation within F45’s contracts with customers in the relevant geographies and market conditions. Individual standalone selling prices are estimated for each geographic location, primarily the United States and Australia, due to the unique market conditions of those performance obligations in each region.

Deferred costs

Deferred costs consist of incremental costs to obtain (e.g., commissions) and fulfill (e.g., payroll costs) a contract with a franchisee. Both the incremental costs to obtain and fulfill a contract with a franchisee are capitalized and amortized on a straight-line basis over the expected period if F45 expects to recover those costs. As of March 31, 2020, F45 had $10.5 million of deferred costs to obtain and fulfill contracts with franchisees. During the three months ended March 31, 2020 and 2019, F45 recognized $0.3 million and $0.2 million in amortization of these deferred costs, respectively. As of December 31, 2019, and 2018, F45 had $10.0 million and $5.7 million of deferred costs to obtain and fulfill contracts with franchisees, respectively. During the years ended December 31, 2019 and 2018, F45 recognized $0.9 million and $0.5 million in amortization of these deferred costs, respectively. The amortization of these costs is included in selling, general and administrative expenses for costs to obtain a contract and cost of franchise revenue for costs to fulfill a contract in the consolidated statements of operations and comprehensive (loss) income.

Impairment of long-lived assets, including intangible assets

F45 assesses potential impairments to its long-lived assets, which include property and equipment, whenever events or circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of an asset is measured by a comparison of the carrying amount of an asset group to the estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of the asset group exceeds its estimated undiscounted future cash flows, an impairment charge is recognized as the amount by which the carrying amount of the asset exceeds the fair value of the asset. There were no impairment charges recorded on long-lived assets during the years ended December 31, 2019 and 2018 or during the three months ended March 31, 2020 and 2019.

F45 evaluates its indefinite-lived intangible asset (trademark) to determine whether current events and circumstances continue to support an indefinite useful life. In addition, F45’s indefinite-lived intangible asset is tested for impairment annually. The indefinite-lived intangible asset impairment test consists of a comparison of the fair value of each asset with its carrying value, with any excess of carrying value over fair value being recognized as an impairment loss. F45 is also permitted to make a qualitative assessment of whether it is more likely than not an indefinite-lived intangible asset’s fair value is less than its carrying value prior to applying the quantitative assessment. If, based on F45’s qualitative assessment, it is more likely than not that the carrying value of the asset is less than its fair value, then a quantitative assessment may be required.

F45 performs its annual impairment test for its indefinite-lived intangible asset during the fourth quarter of the calendar year. F45 also tests for impairment whenever events or circumstances indicate that the fair value of such indefinite-lived intangible asset has been impaired. No impairment of its indefinite-lived intangible asset was recorded during the years ended December 31, 2019 and 2018. Additionally, no impairment triggers were observed during the three months ended March 31, 2020 and 2019.

Income taxes

F45 accounts for income taxes using an asset and liability approach, which requires the recognition of taxes payable or refundable for the current year and deferred tax liabilities and assets for the future tax consequences of events that have been recognized in F45’s financial statements or tax returns. The measurement of current and deferred tax assets and liabilities is based on provisions of enacted tax laws at the end of the reporting period; the effect of future changes in tax laws or rates are not anticipated. If necessary, the measurement of deferred tax assets is reduced by the amount of any tax benefits that are not expected to be realized based on available evidence.

F45 accounts for uncertain tax positions by reporting a liability for unrecognized tax benefits resulting from uncertain tax positions taken or expected to be taken in a tax return. F45 recognizes interest and penalties, if any, related to unrecognized tax benefits in the provision for income tax.

Stock-based Compensation Expense

On March 15, 2019 F45 issued 1,369,324 RSUs, which are also referred to herein as the F45 RSUs, to Mr. Wahlberg pursuant to a Promotional Agreement executed between him and F45. The Promotional Agreement specifies the terms and conditions under which the F45 RSUs will vest. Specifically, the F45 RSUs vest only if F45 completes a liquidity event as specified within the Promotional Agreement, which was considered to be a performance-based vesting condition. In addition, the F45 RSUs vest only if F45 achieves certain target equity values at the liquidity event or thereafter, which was considered to be a market-based vesting condition. In connection with entry into the Merger Agreement, the parties to the Merger Agreement agreed that Mr. Wahlberg’s F45 RSUs would be cancelled in full in exchange for a combination of the Company’s stock and Earn-Out Shares. See the section entitled “Proposal No. 1—Approval of the Business Combination—The Merger Agreement.”

For stock-based compensation with both performance and market-condition vesting, such as the F45 RSUs, cost is measured at the grant date, based on the fair value of the award considering the market conditions, and then recorded over the requisite service period if the performance condition is probable. F45 estimated the fair value of stock-based payment awards considering the market conditions on the date of grant using a Monte Carlo simulation model.

Vesting for the F45 RSUs was not considered probable, since the performance condition was not expected to be met prior to the consummation of a liquidity event as specified within the Promotional Agreement. Therefore, F45 did not record the expense. Upon completion of a liquidity event, F45 will record the expense based on the percentage of the requisite service period completed through that date.

Because there was no public market for F45’s common stock, the board of directors determined the fair value of common stock at the time of grant by considering a number of objective and subjective factors including independent third-party valuations of its common stock, operating and financial performance, the lack of liquidity of its capital stock and general and industry specific economic outlook, among other factors.

The expected stock price volatility for the common stock was estimated by taking the historic price volatility for industry peers and comparable companies based on daily price observations over a period equivalent to the expected term of the F45 RSUs. Industry peers consist of several public companies in F45’s industry. Given F45’s size and stage of development relative to the peer group, F45 selected the third quartile volatility of the peers. The risk-free interest rate for the term of the F45 RSUs is based on the U.S. Treasury implied yield at the date of grant.

Internal-use Software

F45 capitalizes certain development costs incurred in connection with its internal-use software and website. These capitalized costs are primarily related to F45’s software tools that are hosted by F45 and accessed by its customers on a subscription basis. Costs incurred in the preliminary stages of development are expensed as incurred. Once an application has reached the development stage, internal and external costs, if direct and incremental, are capitalized until the software is substantially complete and ready for its intended use. Capitalization ceases upon completion of all substantial testing. F45 also capitalizes costs related to specific upgrades and enhancements when it is probable the expenditures will result in additional features and functionality. Maintenance costs are expensed as incurred. Internal use software is amortized on a straight-line basis over its estimated useful life, generally three years.

Recent Accounting Pronouncements

See “Note 2—Summary of Significant Accounting Policies” to the consolidated financial statements of F45 Training Holdings Inc. included elsewhere in this proxy statement for recently adopted accounting pronouncements and recently issued accounting pronouncements not yet adopted as of the dates of the statement of financial position included in this proxy statement.

Internal Control Over Financial Reporting

In the course of preparing the financial statements that are included in this proxy statement, F45 identified certain material weaknesses in F45’s internal control over financial reporting. A “material weakness” is a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of F45’s annual or interim financial statements will not be prevented or detected on a timely basis.

The material weaknesses related to the administrative access authority and segregation of duties, insufficient review of controls in the financial close and reporting process, and the existence of internal controls over fraud prevention and detection. For more information, see “Risk Factors—F45 has identified three material weaknesses in its internal control over financial reporting and if its remediation of such material weaknesses is not effective, or if it fails to develop and maintain an effective system of disclosure controls and internal control over financial reporting, its ability to produce timely and accurate financial statements or comply with applicable laws and regulations could be impaired.”

In order to remediate these material weaknesses, F45 has taken and plan to take the following actions:

•

F45 has hired additional accounting personnel to implement more robust internal controls and enhanced reporting, including a CFO in June 2018, a Group Financial Controller in July 2018, a Financial Analyst in December 2018, a Senior Accountant in May 2019, a Financial Controller Aus/

ROW in June 2019, VP FP&A in June 2019, two internal accountants in August 2019 and a Senior Director of Accounting in December 2019. As F45 builds out its team, it will continue to supplement its internal resources with third-party consultants; and

•

F45 is maintaining sufficient accounting personnel so that journal entries and account reconciliations are reviewed by someone other than the preparer, including retaining evidence of the reviews performed by management.

F45 also plans to take additional steps to remediate the identified material weaknesses and improve its accounting function, including:

•

adopting formal internal control processes and documentation related to controls that address the elements of the Committee of Sponsoring Organizations of the Treadway Commission (COSO) Internal Control Framework;

•	restricting access to F45’s financial systems to appropriate personnel and implementing proper segregation of duties within its finance and accounting processes; and

•	implementing a more robust enterprise resource planning, or ERP, system than the one F45 presently uses, which it currently anticipates will be completed in the second half of 2020.

F45 and its independent registered public accounting firm were not required to, and did not, perform an evaluation of F45’s internal control over financial reporting as of December 31, 2019, nor any period subsequent in accordance with the provisions of the Sarbanes-Oxley Act. Accordingly, F45 cannot assure you that it has identified all, or that it will not in the future have additional, material weaknesses. Material weaknesses may still exist when F45 reports on the effectiveness of its internal control over financial reporting as required under Section 404 of the Sarbanes-Oxley Act after the completion of this business combination.

Jumpstart Our Business Startups Act of 2012

F45 has chosen to apply the provision of the JOBS Act that permits it, as an “emerging growth company,” to take advantage of an extended transition period to comply with new or revised accounting standards applicable to public companies.

Quantitative and Qualitative Disclosures about Market Risk

Interest rate risk

As of March 31, 2020, F45 had cash and cash equivalents of $11.3 million deposited with major financial institutions, which consisted of bank deposits. Due to the short-term nature of these instruments, F45’s exposure to interest rate risk is limited to changes in its bank interest rates for which an immediate one percent change would not have had a material effect on its financial condition or operating results.

F45 is, however, subject to interest rate risk with respect to its borrowings under the Term Facility and Revolving Facility. Borrowings under the Revolving Facility currently bear interest at a floating rate of LIBOR plus 1.5 percent. As of March 31, 2020, F45 had outstanding borrowings of $20.0 million under the Revolving Facility. The Term Facility also currently bears interest at a floating rate of LIBOR plus 1.5 percent. As of March 31, 2020, F45 had outstanding borrowings of $28.5 million under the Term Facility. On October 25, 2019, F45 entered into the Swap Agreement to fix the interest rate on the Term Facility over the life of the loan. Under the terms of the Swap Agreement, effective October 30, 2019, the Term Facility will accrue interest at a fixed rate of 1.741% on an annualized basis.

Foreign exchange risk

F45 reports its results in U.S. dollars, which is its reporting currency. The operations of Australia and ROW that are denominated in currencies other than the U.S. dollar are impacted by fluctuations in currency exchange rates and changes in currency regulations. The majority of Australia’s operations, income, revenues, expenses and cash flows are denominated in Australian dollars, which F45 translates to U.S. dollars for financial reporting purposes. ROW revenues and expenses in their respective local currencies are translated using the average rates during the period in which they are recognized and are impacted by changes in currency exchange rates.

During the three months ended March 31, 2020, income from operations would have decreased or increased approximately $2.3 million if all foreign currencies uniformly weakened or strengthened 10% relative to the U.S. dollar, holding other variables constant, including sales volumes. The effect of a uniform movement of all currencies by 10% is provided to illustrate a hypothetical scenario and related effect on operating income. Actual results will differ as foreign currencies may move in uniform or different directions and in different magnitudes.

MANAGEMENT AFTER THE BUSINESS COMBINATION

Management and Board of Directors

The following sets forth certain information, as of the date of this proxy statement, concerning the persons who are expected to serve as directors and executive officers of the Company following the consummation of the Business Combination and assuming the election of the nominees at the Special Meeting as set forth in “Director Election Proposal.”

Name	Age	Position(s) Held
Adam Gilchrist	42	Chief Executive Officer Chairman and Director
Todd M. Purdy	45	Director
Robert D. Beyer	60	Director
Michael Raymond	65	Director
Mark Wahlberg	49	Director
Tim Brown	59	Director
Ben Coates	50	Director
Jeremy Letts	44	Director
John Minty	47	Director
Kerry Mcguinness	39	Director
Chris Payne	40	Chief Financial Officer and Director
Luke Armstrong	41	Chief Revenue Officer
Heather Christie	30	Chief Operating Officer
Patrick Grosso	48	Chief Legal Officer
Mitchell Raisch	31	Chief Marketing Officer

The directors have been nominated pursuant to the director nomination rights that will be set forth in a stockholders agreement that we plan to enter into with the Sponsor and the F45 Stockholders at the closing of the Business Combination, which terms regarding director nomination rights were agreed to in advance pursuant to the Merger Agreement. See “Proposal No. 1—Approval of Business Combination—Related Agreements—Stockholders Agreement.”

Directors

Upon the consummation of the Business Combination, we anticipate increasing the initial size of the Board to eleven directors, each of whom will be voted upon by our stockholders at the Special Meeting. If all director nominees are elected and the Business Combination is consummated, the Board will initially consist of eleven directors.

Adam Gilchrist will serve as Chairman of our board of directors, Chief Executive Officer and one of our directors upon consummation of the Business Combination. Adam Gilchrist is a serial entrepreneur with 20 years’ experience in franchising, marketing and product development. Mr. Gilchrist co-founded F45 and has served as Co-Chief Executive Officer since 2014 and a member of F45’s board of directors since 2017. In 2019, he was appointed as sole Chief Executive Officer. The first business he founded was an e-payment service in Australia, which he sold to a public company. The second business he founded was Zippy Shell, a successful mobile self-storage company in the United States. Mr. Gilchrist also represented Australia in the Australian Schoolboy and U19 Rugby Teams and attended the Australian Institute of Sport on scholarship. Prior to founding F45 Training, as a result of the global recession in 2008, two major banks went into liquidation, following which Mr. Gilchrist’s corporation also went into liquidation, and he later had a personal insolvency event that was annulled related to his passive property investments.

We believe that, as F45’s co-founder and Chief Executive Officer, Mr. Gilchrist brings a wealth of experience with F45’s business and industry to our board of directors, and his demonstrated business acumen and skills in entrepreneurship and business strategy make him qualified to serve on our board of directors. Mr. Gilchrist’s board service also provides a direct and open channel of communication between the board of directors and management.

Todd M. Purdy will serve as one of our directors upon consummation of the Business Combination. Mr. Purdy has served as our Chief Executive Officer since November 2018. Mr. Purdy is a seasoned private equity investor with 23 years of investment industry experience. Previously, Mr. Purdy was a Partner at Leonard Green & Partners, or LGP, a leading private equity investment firm based in Los Angeles, California, where he focused on investments in the consumer, retail and services sectors. During Mr. Purdy’s tenure with the firm from 2000 to 2018, LGP grew significantly from investing its third fund, a $1.2 billion pool of committed capital, to investing its seventh fund, a $9.6 billion pool of committed capital. During this time, Mr. Purdy was involved in the acquisitions of 12 portfolio companies, representing more than $15 billion of transaction enterprise value, which collectively completed more than 40 follow-on acquisitions. Prior to LGP, Mr. Purdy was an investment banker with Donaldson, Lufkin & Jenrette in Los Angeles and London. Mr. Purdy graduated from the Honors Business Administration Program at the Ivey Business School at Western University in Canada.

We believe Mr. Purdy’s significant investment and financial expertise make him well qualified to serve as a member of our board of directors.

Robert D. Beyer will serve as one of our directors upon consummation of the Business Combination. Mr. Beyer has served as our Chief Executive Officer from November 2017 to November 2018 and as our Executive Chairman, acting as Co-Chairman of the Board, since November 2018. Mr. Beyer is Chairman of Chaparal Investments LLC, a private investment firm and holding company which he founded in 2009. From 2005 to 2009, Mr. Beyer served as Chief Executive Officer of The TCW Group, Inc., a global investment management firm. Mr. Beyer previously served as Chief Investment Officer from 2000 to 2005. Mr. Beyer has been a director of Jefferies Financial Group Inc. since 2013. Mr. Beyer is also the Chairman of the Board of Councilors of USC Dornsife School of Letters, Arts and Sciences, a member of the Harvard-Westlake School Board of Trustees and a member of the Advisory Board of Milwaukee Brewers Baseball Club. Mr. Beyer was formerly a director of Société Générale Asset Management, S.A. and The TCW Group, Inc. Mr. Beyer was a director of The Allstate Corporation, an NYSE listed company, from 2006 through 2016. Mr. Beyer was a director at The Kroger Co., a NYSE listed company, from 1999 to 2019. Mr. Beyer received an MBA from the UCLA Anderson School of Management and a BS from the University of Southern California.

We believe Mr. Beyer’s extensive leadership and business experience, together with his strong background in capital markets and public company governance, make him well qualified to serve as a member of our board of directors.

Michael Raymond will serve as one of our directors upon consummation of the Business Combination. Mr. Raymond joined F45’s board of directors in March of 2019. He was appointed to F45’s board of directors by MWIG LLC, a special purpose private investment vehicle led by FOD Capital and Mark Wahlberg. Mr. Raymond has served as Manager of FOD Capital since December 2017. Mr. Raymond has practiced law for over 37 years in the areas of securities regulation, corporate finance, mergers & acquisitions and general corporate matters. Since January 2004, he has been a senior partner in the Corporate, M&A, Private Equity, Securities and Tax Group of Dickinson Wright PLLC, a national full-service law firm, and from 2008 to 2017, served as the Practice Department Manager. Mr. Raymond received his B.A. and M.S.A. (Accountancy) degrees from DePaul University, his J.D. degree from John Marshall Law School and an L.L.M. (Securities Regulation) degree from Georgetown University Law Center.

We believe Mr. Raymond is qualified to serve on our board of directors due to his legal background, especially with regard to his extensive knowledge of corporate governance matters from his over 37 years of advising clients on the topic, as well as his business acumen which he has gained from both his legal representation of a vast number of public and private companies and from his business and investment experience in serving as Manager of FOD Capital.

Mark Wahlberg will serve as one of our directors upon consummation of the Business Combination. Mr. Wahlberg joined F45’s board of directors in March of 2019. He was appointed to F45’s board of directors by MWIG LLC, a special purpose private investment vehicle he leads with FOD Capital. Mr. Wahlberg is a well-known actor, producer, investor and entrepreneur. He is a co-founder and manager of numerous businesses, including Wahlburgers, a restaurant chain that has expanded to 43 locations in North America and Europe; Performance Inspired Nutrition, a sports supplement line which now includes over 50 products; and Unrealistic Ideas LLC, a production company specializing in reality and non-scripted productions. Mr. Wahlberg is also a co-owner of the Columbus, Ohio Mark Wahlberg Chevrolet and Mark Wahlberg Buick GMC car dealerships, as well as Mark Wahlberg Airstream & RV of Columbus, Ohio. In addition, Mr. Wahlberg served on the board of directors of AQUAhydrate, Inc. from January 2011 to February 2019. A committed philanthropist, Mr. Wahlberg started the Mark Wahlberg Youth Foundation in 2001 to benefit inner-city children and teens.

We believe Mr. Wahlberg is qualified to serve on our board of directors due to his entrepreneurial experience as well as his knowledge of the fitness and wellness industries.

Tim Brown will serve as one of our directors upon consummation of the Business Combination. Mr. Brown is the Head of Financial Services at Ezi Financial Services, a venture formed by the Lakeba Group, a technology company based in Australia, and has been with Ezi Financial Services since August 2018. In his role as Head of Financial Services, Mr. Brown works with the Lakeba Group to develop technology solutions for the financial services sector. Prior to joining Ezi Financial Services, Mr. Brown worked at Opica Group, a technology company focused on lending solutions for financial institutions, that he co-founded in January 2017. From January 2011 to December 2016, Mr. Brown was Chief Executive Officer of Vow Financial (Vow), one of the largest aggregators in Australia with a network of over 1,500 mortgage and finance brokers. In his role as Chief Executive Officer, Mr. Brown, among other things, oversaw the strategic direction of Vow and managed its network of mortgage brokering businesses. Mr. Brown was responsible for P&L and reported directly to the Board. Mr. Brown also brings a wealth of knowledge in Franchising, owning and operating two franchise businesses in Australia. Mr. Brown received his MBA from Queensland University of Technology, and holds Diplomas in Securities Lending and Financial Planning.

We believe Mr. Brown is qualified to serve on our board of directors because of his significant leadership experience, including as Chief Executive Officer of Vow, and his experience in developing technology-based solutions to propel growth in the financial services sector.

Ben Coates will serve as one of our directors upon consummation of the Business Combination. Mr. Coates has been Director of Coolgardie Investments, a private investment vehicle that he founded, since 2014. Coolgardie Investments makes direct investments in a small portfolio of private businesses across a mix of sectors. Mr. Coates has held management, directorship and advisory roles at such businesses, including Prime Production, a global translation company in the United Kingdom, National Civil Group, a civil contracting business at which he previously served as Director, and Glen Eden Pastoral, a rural operation company at which he currently serves as Director. During the period from 2007 to 2012, Mr. Coates held various roles at National Australia Bank (NAB) at both the Australia and United Kingdom offices. From 2010 to 2012, Mr. Coates served as Director of Strategy for NAB Europe Ltd. where he was responsible for strategy and implementation of programs designed to ensure NAB Europe operated in accordance with the new financial regime mandated by the U.K. Financial Services Authorities. From 2007 to 2010, he served as a Director at NAB Private Wealth, where he managed a national team developing and distributing structured investments across NAB clients. Prior to joining NAB, Mr. Coates spent a number of years as General Manager, Funds Management at Hanover Group, where, among other things, he was responsible for compliance and risk management. Prior to this he held several roles across Australia and New Zealand Banking Group (ANZ) and Westpac Banking Group (WBC) specializing in corporate superannuation and financial planning. Mr. Coates received his Master of Applied Finance degree from Macquarie University and his DipFP from Deakin University.

We believe Mr. Coates is qualified to serve on our board of directors due to his breadth of financial experience, including as an investor and founder of Coolgardie Investments and from prior roles with NAB.

Jeremy Letts will serve as one of our directors upon consummation of the Business Combination. Since July 2018, Mr. Letts has held the position of a Director of Digital Accelerator with Insurance Australia Group (IAG), a publicly traded international Property and Casualty (P&C) insurance group with operations in Australia, New Zealand and Asia. Focusing on the strategic intent of the organization, Mr. Letts is responsible for directing IAG’s digital investments and strategic delivery across all brands. From 2015 to July 2018, Mr. Letts directed the Multi Channel Program at IAG. Mr. Letts was responsible for strategy, delivery and product management, including overseeing and managing all the digital and colleague servicing interface platforms (CRM). Prior to his time at IAG, Mr. Letts served from March 2010 to May 2015 as a Program Director for the Online Transformation Program at Westpac Banking Corporation and was responsible for the bank’s new Online Banking platform. Mr. Letts held several positions at Wells Fargo Bank between March 2001 to March 2010, including Vice President of the Business Internet Services and Senior Project Manager. Mr. Letts received his Bachelor of Land Economics from the University of Technology, Sydney.

We believe Mr. Letts’ broad experience in the digital and technology markets, as well as his experience in leadership and management positions, qualifies him for our board of directors.

John Minty will serve as one of our directors upon consummation of the Business Combination. Since August 2017, Mr. Minty has served as Chief Financial Officer of TBWA/Chiat/Day, a wholly-owned subsidiary of Omnicom Group, Inc. From April 2016 to August 2017, Mr. Minty served as Chief Financial Officer/Chief Operating Officer of 180, an international creative agency and wholly-owned subsidiary of Omnicom Group, Inc., where he was responsible for strategic development, operations and accounting functions. From April 2013 to April 2016, Mr. Minty held the role of Chief Financial Officer/Chief Operating Officer at DDB California, a division of DDB Worldwide advertising company and another wholly-owned subsidiary of Omnicom Group, Inc., where he was a member of the Senior Management Team and handled planning, directing and coordinating activities related to accounting, U.S. GAAP compliance and cash management. Prior to his tenure at DDB California, Mr. Minty served as Chief Financial Officer/Chief Operating Officer of Venables Bell & Partners, an independent San Francisco advertising agency. Mr. Minty is a Certified Practicing Accountant in Australia and received his Bachelor of Commerce degree in Finance and Accounting from Macquarie University in December 1996.

We believe Mr. Minty is qualified to serve on our board of directors due to his significant experience as chief financial officer of a number of companies and his proven financial expertise.

Kerry Mcguinness will serve as one of our directors upon consummation of the Business Combination. Since January 2019, Ms. Mcguinness has served as Head of Group—Executive Talent Management and a member of the People & Culture management team at The Woolworths Group, where she supports 240,000 team members across The Woolworths Group and leads the executive talent management function across The Woolworths Group’s group of companies. Prior to this role, Ms. Mcguinness served as Group Commercial Talent Acquisition Manager at The Woolworth’s Group from September 2016 to December 2018, in which role she led a team of talent acquisition partners responsible for recruiting for over 2,000 vacancies a year and implemented internal training programs focused on retention. Ms. Mcguinness also served as a consultant in Executive Search at The Woolworths Group from February 2016 to August 2016. From August 2011 to December 2015, Ms. Mcguinness served as Product Development Manager at Pacific Brands, where she was responsible for leading the Research and Development and Product Development Team for Sheridan Factory Outlet and Sheridan. Prior to this, she served in various roles at Hays Plc UK & Australia, including Team Manager for the Retail Division and Senior Recruitment Consultant. Ms. Mcguinness received a Bachelor’s of Science with honors in Textile Design from the University of Huddersfield.

We believe Ms. Mcguinness’s breadth of experience in human resources executive roles and her experience in management and strategic development qualifies her for our board of directors.

Chris Payne will serve as our Chief Financial Officer and one of our directors upon consummation of the Business Combination. Mr. Payne was appointed F45’s Chief Financial Officer in June 2018. He has also served as F45’s Treasurer and as a director since March 2019. From April 2008 to April 2018, Mr. Payne served as the Chief Financial Officer of the World Surf League, the governing body for professional surfing and the organization responsible for professional surf competitions and surf-event broadcasting. Prior to joining the World Surf League, Mr. Payne served as Group Management Accountant for the Leisure Asset Acquisition Division of the Macquarie Group, Macquarie Leisure Operations (ASX: MLO now Ardent Leisure ALG). Mr. Payne, a qualified Chartered Accountant, began his career working in public practice specializing in M&A and Advisory Services. He received his Bachelor of Commerce with a major in Banking, Accounting and Finance from Griffith University and subsequently received a Graduate Diploma of Chartered Accounting (GradDipCA) from The Institute of Chartered Accountants.

We believe Mr. Payne’s experience in helping to build F45 and his expertise in accounting and business operations make him qualified to serve on our board of directors.

Executive Officers

Adam Gilchrist will serve as Chairman of our board of directors, Chief Executive Officer and one of our directors upon consummation of the Business Combination. Biographical information for Mr. Gilchrist is set forth under “Management After the Business Combination—Directors.”

Chris Payne will serve as Chief Financial Officer and one of our directors upon consummation of the Business Combination. Biographical information for Mr. Payne is set forth under “Management After the Business Combination—Directors.”

Luke Armstrong will serve as our Chief Revenue Officer upon consummation of the Business Combination. Mr. Armstrong was appointed F45’s Chief Revenue Officer in January 2019 and is responsible for driving revenue growth and aligning franchise sales with marketing, customer support and franchise performance teams. From November 2013 until assuming his position as F45’s Chief Revenue Officer, Mr. Armstrong served as Global Head of Franchise Sales. Mr. Armstrong earned a Bachelor of Commerce from the University of Sydney in 2003. He then started his career with UBS Investment Bank, where he was stationed in London (2004), Zurich (2006), Singapore (2010) and New York (2011). From August 2006 to March 2010, Mr. Armstrong was responsible for managing the bank’s Global Spot Foreign Exchange Trading business before relocating to New York, where he helped establish UBS’s Foreign Exchange Algorithmic Trading Desk. Upon his subsequent return to Australia, Mr. Armstrong was part of the inaugural F45 Training community in Paddington, Sydney. When he joined F45 Co-Founders Rob Deutsch and Adam Gilchrist in their quest to franchise their concept in November 2013, Mr. Armstrong was instrumental in building out the Australian franchise network before turning his focus to F45’s international expansion in 2016, specifically focusing on Asia, the United Kingdom and Europe. In addition to his role as F45’s Chief Revenue Officer, Mr. Armstrong has also been an F45 franchisee since 2015.

Heather Christie will serve as our Chief Operating Officer upon consummation of the Business Combination. Ms. Christie joined F45 in October 2017 as Head of Support, overseeing Global Franchise Network Support for F45, including Franchise Onboarding, Franchise Compliance, and General Franchise Support. In December 2018, Heather transitioned to a new role as Director of Operations, primarily focused on franchise onboarding and experience, brand consistency, and compliance. In January 2020, Heather was appointed as Chief Operating Officer of F45. Prior to joining F45, from July 2015 to October 2017, Ms. Christie worked in various Operations roles at Uber Technologies, with a focus on West Coast New Supply and more recently People Operations for Onboarding Agents across the US and Canada. Heather worked with Uber Technologies as a contractor from February 2014 to July 2015. Ms. Christie received a Bachelor of Arts in New Media Design, with a concentration in Communications, from State University of New York, College at Cortland.

Patrick Grosso will serve as our Chief Legal Officer upon consummation of the Business Combination. Mr. Grosso was appointed F45’s Chief Legal Officer in October 2019 and oversees all legal affairs for F45.

Mr. Grosso has over 20 years of legal experience, and he has advised on strategic efforts to grow national and global brands. From March 2018 to April 2019, Mr. Grosso served as Chief Financial Officer, Chief Administrative Officer and Chief Legal Officer for Upwell Health, LLC, a branded national pharmacy concept focused on helping individuals with chronic conditions. From 2016 until March 2018, he was self-employed as an attorney. From 2013 to 2016, Mr. Grosso served as Vice President, Strategic Initiatives and Corporate Affairs and Chief Legal Officer for Skullcandy, Inc., a global consumer electronics brand sold in over 80 countries. From 2008 to 2012, Mr. Grosso served as Vice President and General Counsel for Tilly’s, Inc., a branded national clothing retailer. From 2001 to 2008, Mr. Grosso served in various leadership roles for national mortgage lenders. Mr. Grosso was also an associate with the international law firm of Latham & Watkins LLP and an attorney with the U.S. Securities and Exchange Commission, Division of Corporation Finance. Mr. Grosso holds a Juris Doctor from Pepperdine University and a Bachelor of Science in Economics from California State Polytechnic University, Pomona. Mr. Grosso is licensed to practice law in California, with inactive licenses in Texas and Washington, D.C. and is a Certified Public Accountant (inactive).

Mitchell Raisch will serve as our Chief Marketing Officer upon consummation of the Business Combination. Mr. Raisch was appointed Chief Marketing Officer in January 2019. He began working with F45 in August 2017 as an independent contractor consulting on marketing strategy and campaigns. Prior to joining F45, Mr. Raisch was a beverage entrepreneur and the Co-Founder of The Chill Group Inc., a beverage company in Los Angeles, California, where he worked from June 2011 until April 2017. At The Chill Group Inc., Mr. Raisch was responsible for defining its marketing vision and strategies, including its creative, social and digital marketing platforms while working with a network of national retailers. The Chill Group Inc. was acquired in August 2018. Mr. Raisch received a Bachelor of Arts in Environmental Studies from the University of California, Santa Barbara.

Classified Board of Directors

In accordance with the proposed Second Amended and Restated Certificate of Incorporation, the board of directors of the post-Business Combination Company will be divided into three classes with only one class of directors being elected each year and each class (except for those directors appointed prior to our first annual meeting of stockholders) serving a three-year term.

As discussed above, in connection with the Business Combination, Messrs. Gilchrist, Purdy, Beyer, Raymond, Wahlberg, Brown, Coates, Letts, Minty, and Payne and Ms. Mcguinness have each been nominated to serve as directors of the post-Business Combination Company upon completion of the Business Combination.

Committees of the Board of Directors

It is anticipated that the board of directors of the post-Business Combination Company will maintain the committees currently constituted by the Board of the Company, the audit committee and the compensation committee, and will readopt their respective charters in substantially the same form. We anticipate that the board of directors of the post-Business Combination Company will also form a corporate governance and nominating committee and adopt a charter for such committee. Upon consummation of the Business Combination, we anticipate that the composition of the committees of our Board will be as follows.

Audit Committee

Upon consummation of the Business Combination, it is anticipated that the audit committee will consist of                 ,                 , and                 .                  is expected to serve as the chair of the audit committee.

Each member of the audit committee is financially literate and our Board has determined that                  qualifies as an “audit committee financial expert” as defined in the applicable SEC rules.

Compensation Committee

Upon consummation of the Business Combination, it is anticipated that the compensation committee will consist of                 ,                 , and                 .                  is expected to serve as the chair of the compensation committee.

Corporate Governance and Nominating Committee

Upon consummation of the Business Combination, it is anticipated that our corporate governance and nominating committee will consist of                 ,                 , and                 .                  is expected to serve as chair of the corporate governance and nominating committee.

Director Independence

Nasdaq listing rules require that a majority of our board of directors be independent. An “independent director” is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship, which, in the opinion of the company’s board of directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. We expect to have                  “independent directors” as defined in the Nasdaq listing rules and applicable SEC rules. Our Board has determined that each of                  would be independent directors under applicable SEC and Nasdaq rules.

Code of Ethics

The post-Business Combination Company will have a code of ethics that applies to all of its executive officers, directors and employees, including its principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions. The code of ethics will be available on the post-Business Combination Company’s website, www.f45training.com. We intend to make any legally required disclosures regarding amendments to, or waivers of, provisions of our code of ethics on our website rather than by filing a Current Report on Form 8-K.

EXECUTIVE COMPENSATION

The Company

The following disclosure concerns the compensation of the Company’s officers and directors for the fiscal year ended December 31, 2019 (i.e., pre-Business Combination).

None of our officers or directors has received any cash compensation for services rendered to us. There are no agreements or understandings, whether written or unwritten, with our named executive officers concerning the information specified in Item 402(t)(2) or (3) (i.e., any type of compensation, whether present, deferred or contingent, that is based on or otherwise relates to the Business Combination). Since our formation, we have not granted any stock options or stock appreciation rights or any other awards under long-term incentive plans to any of our officers or directors. Commencing on March 12, 2019, we have agreed to pay monthly recurring expenses of $10,000 to Crescent for office space, utilities, and secretarial and administrative support. Upon completion of a Business Combination or our liquidation, we will cease paying these monthly fees. In addition, we may pay our Sponsor or any of our existing officers or directors, or any entity with which they are affiliated, a finder’s fee, consulting fee or other compensation in connection with identifying, investigating and completing a business combination. The individuals will also be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf, such as identifying potential target businesses and performing due diligence on suitable business combinations. Our audit committee, on a quarterly basis, will review all payments that were made to our Sponsor, executive officers or directors and our or their affiliates, and will determine which fees and expenses and the amount of expenses that will be reimbursed. For more information about the interests of our Sponsor in the Business Combination, please see the section entitled “Proposal No. 1—Approval of the Business Combination—Interests of Certain Persons in the Business Combination.”

After the completion of our Business Combination, directors or members of our management team who remain with us may be paid consulting or management fees from the combined company. For a discussion of our executive compensation arrangements after the closing of the Business Combination, please see the section entitled “Management After the Business Combination” beginning on page 265 of this proxy statement.

F45

The following discussion and analysis of compensation arrangements of the named executive officers of F45 for the fiscal year ended December 31, 2019 (i.e., pre-Business Combination) should be read together with the compensation tables and related disclosures provided below and in conjunction with F45’s financial statements and related notes appearing elsewhere in this proxy statement. Compensation information included in the following discussion is presented in actual dollar amounts.

As an emerging growth company, F45 has opted to comply with the executive compensation rules applicable to “smaller reporting companies,” as such term is defined under the Securities Exchange Act. This section discusses the material elements of compensation awarded to, earned by or paid to the principal executive officer of F45 and the two next most highly compensated executive officers of F45. These individuals are referred to as F45’s “named executive officers.”

Summary Compensation Table

The following table presents information regarding the compensation of F45’s named executive officers for services rendered during the year ended December 31, 2019:

Name and Principal Position	Year	Salary ($)		Bonus ($)(1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(2)	Total ($)
Adam Gilchrist Chief Executive Officer	2019	1,066,926		—	—	101,358	1,168,284

Robert Deutsch Former Executive Chairman(3)	2019	1,066,926		—	—	101,358	1,168,284

Chris Payne Chief Financial Officer	2019	371,440		195,775	100,000	64,156	731,371

Luke Armstrong Chief Revenue Officer	2019	515,734	(4)	139,000	—	43,873	698,607

(1)	Represents bonuses awarded to Messrs. Payne and Armstrong for their efforts in connection with the closing of the MWIG Transaction.
(2)

Name	Employer Contributions(a)	Medical Insurance Premiums(b)	Relocation Benefits(c)	Total ($)
Adam Gilchrist	101,358	—	—	101,358
Robert Deutsch	101,358	—	—	101,358
Chris Payne	26,852	27,554	9,750	64,156
Luke Armstrong	17,028	—	26,845	43,873

(a)	Represents employer contributions to a superannuation fund equal in an amount equal to 9.5% of the named executive officer’s base salary, as required by Australian law.
(b)	Represents the cost of medical insurance premiums provided to Mr. Payne.
(c)	Represents relocation benefits provided to Messrs. Payne and Armstrong in connection with their assignment in the United States.

(3)	Mr. Deutsch resigned as Executive Chairman on February 17, 2020.
(4)

Mr. Armstrong’s base salary for the 2019 fiscal year consisted of an annual base salary of $112,127 (paid in a combination of U.S. dollars and Australian dollars) and commission payments equal to $403,607.

Narrative Disclosure to the Summary Compensation Table

The following is a brief description of the compensation arrangements F45 has with each of its named executive officers and other compensation.

Base Salaries

Base salary is a fixed element within a total compensation package intended to attract and retain the talent necessary to successfully manage the business of F45 and execute its business strategies. Base salaries for F45’s named executive officers are established based on the scope of their responsibilities, taking into account relevant experience, internal pay equity, tenure, and other factors deemed relevant.

Bonus Plan

F45 does not sponsor a company-wide bonus plan for its employees. Mr. Payne was entitled to an annual bonus up to 50% of base salary based on the achievement of company and employee performance goals. The annual bonus was calculated in accordance with the following: (i) an amount, not to exceed 25% of Mr. Payne’s base salary, based upon Mr. Payne satisfying key performance indicators agreed to between F45 and Mr. Payne and (ii) an amount, not to exceed 25% of Mr. Payne’s base salary, based upon F45 satisfying key performance indicators agreed to between F45 and Mr. Payne. For fiscal year 2019, none of the other named executive officers were eligible to receive a cash incentive bonus payment.

Outstanding Equity Awards at Fiscal Year End

None of F45’s named executive officers held any equity awards as of December 31, 2019.

Employment Arrangements with the Named Executive Officers of F45

Each of F45’s named executive officers is an at-will employee. Except as set forth below, F45 was not party to any employment agreements or offer letters with its named executive officers during 2019. F45 intends to enter into new employment agreements with certain of its current executive officers prior to the completion of the Business Combination.

Chris Payne

During 2019, F45 Training Pty Ltd entered into a letter agreement with Mr. Payne pursuant to which he serves as Chief Financial Officer and was entitled to receive a base salary of $300,000, which was increased to $400,000 effective as of May 2019. The letter agreement also provides that Mr. Payne is entitled to an annual bonus up to 50% of base salary based on the achievement of company and employee performance goals. The letter agreement contains customary restrictions regarding confidential information and intellectual property and restrictions on competition and solicitation. Under the letter agreement, Mr. Payne may terminate the employment relationship by providing 8 weeks’ prior written notice and F45 Training Pty Ltd can terminate Mr. Payne’s employment by providing 12 weeks’ prior written notice or immediately for serious misconduct. However, F45 Training Pty Ltd may, after giving the notice provided above, terminate Mr. Payne’s employment immediately and provide him with a sum equal to the amount of the base salary he would have received during the remainder of such notice period.

Luke Armstrong

During 2019, F45 Training Pty Ltd entered into a letter agreement with Mr. Armstrong pursuant to which he serves as Chief Revenue Officer and was entitled to receive a base salary of $150,000 as well as commission equal to a percentage of the franchise fees received by F45 pursuant to the entry into certain franchise agreements. On December 16, 2019, Mr. Armstrong’s base salary was increased from AUD$150,000 to $150,000. The letter agreement contains customary restrictions regarding confidential information and intellectual property and restrictions on competition and solicitation. Mr. Armstrong can terminate the employment relationship by providing 12 weeks’ prior written notice and F45 Training Pty Ltd can terminate Mr. Armstrong’s employment by providing 4 weeks’ prior written notice or immediately for serious misconduct. However, F45 Training Pty Ltd may, after giving the notice provided above, terminate Mr. Armstrong’s employment immediately and provide him with a sum equal to the amount of the base salary he would have received during the remainder of such notice period.

Retirement Benefits

F45 has not provided the named executive officers with any retirement benefits.

Termination Benefits

In connection with his separation from employment with F45, Mr. Deutsch entered into a transaction bonus agreement pursuant to which he will be entitled to a bonus in the amount of $2,500,000, payable upon the earlier of the closing of the Business Combination and September 30, 2020, in exchange for agreeing not to compete with F45 during the period of time commencing upon his separation from F45 and ending on June 24, 2023. None of F45’s other named executive officers are, nor were they as of December 31, 2019, entitled to any potential payments upon a termination of employment for any reason. Messrs. Payne and Armstrong are entitled to 12 weeks and 4 weeks prior written notice, respectively, prior to any termination by F45 other than a termination for serious misconduct. Following such notice, however, F45 can choose to terminate the executive’s employment immediately and pay an amount equal to the executive’s base salary that would have been paid over the remainder of such notice period.

Quantification of Potential Payments and Benefits to the Named Executive Officers of F45 in Connection with the Merger

The information set forth in the table below is intended to comply with Item 402(t) of the SEC’s Regulation S-K, which requires disclosure of information about certain compensation for each named executive officer of F45 that is based on, or otherwise relates to, the transactions contemplated by the Merger Agreement.

As a result of the foregoing assumptions, the actual amounts, if any, to be received by a named executive officer may materially differ from the amounts set forth below.

Name	Transaction Bonus(1)	Total
Robert Deutsch	$2,500,000	$2,500,000

(1)

In addition to the transaction bonus payable to Mr. Deutsch described above, F45 intends to pay certain employees, including its named executive officers, cash bonuses in connection with the closing of the Business Combination. The bonuses will be paid in a single lump sum cash payment upon the closing of the Business Combination. The amount of such bonuses has not yet been determined as of the date of this filing.

Post-Business Combination Company

The following disclosure concerns the compensation of individuals who will serve as the Company’s executive officers and directors following the completion of the Business Combination.

The following discussion is based on the present expectations as to the executive compensation program to be adopted by the Compensation Committee. The executive compensation program actually adopted will depend on the judgment of the members of the Compensation Committee and may differ from that set forth in the following discussion.

Decisions regarding executive compensation program will support the following general compensation philosophy:

•	The executive compensation program will be competitive with relevant comparison companies in order to attract and retain executive officers and qualified directors to the Company;

•	The program will provide a significant portion of executive and director compensation through equity grants to support the creation of long-term value for our stockholders; and

•

The executive officer compensation program will create a strong pay-for-performance alignment by tying a substantial portion of compensation to performance objectives that support the Company’s business plan.

We anticipate that compensation for our executive officers will have three primary components: base salary, an annual cash incentive bonus, and long-term compensation in the form of equity grants.

Salaries

The primary purpose of base salaries is to reflect job responsibilities and to provide competitive fixed pay to balance performance-based pay. It is expected that certain of the Company’s executive officer’s salaries will have their base salaries adjusted as detailed below. Base salaries will be reviewed annually by the Compensation Committee of the Board of Directors and any subsequent changes to salaries will reflect external pay benchmarking from appropriate sources of compensation data.

Name	Base Salary
Adam Gilchrist	$1,200,000
Chris Payne	$500,000
Luke Armstrong	$500,000
Patrick Grosso	$400,000

Annual Incentives

In order to directly tie a portion of each executive officer’s compensation to the Company’s financial and operational objectives of the applicable fiscal year, it is anticipated that annual cash incentives will be employed in the Company’s executive compensation plan. It is expected that the Compensation Committee of the Board of Directors will select the performance metrics, applicable performance targets for the metrics, target payout opportunities, and other terms and conditions of the annual cash incentives for the executive officers after the closing of the Business Combination. Following the end of each year, the Compensation Committee of the Board of Directors will review Company performance against the performance targets to recommend the final amount of the award that is payable to the executive officers.

Equity-Based Awards

The largest portion of executive officer compensation is intended to be provided in the form of long-term equity, to both encourage retention and align the officers’ incentives with the long-term success of the company and the interests of the stockholders.

In connection with the closing of the Business Combination, we expect to grant under the Incentive Plan RSUs covering 1,032,298 shares of our Common Stock to each of Messrs. Payne and Armstrong. In addition, following the closing of the Business Combination, we expect to grant an award of RSUs to Mr. Grosso covering a number of shares having a fair market value of $1 million on the date of grant. The RSUs awarded to Messrs. Payne and Armstrong will be fully vested at grant, but settlement of the shares subject to the awards will be deferred until the date that is six months following the closing of the Business Combination. The RSUs awarded to Mr. Grosso will be vested with respect to 25% of the total number of shares subject to the award as of the date of grant, with the remainder of the award vesting in three equal annual installments following the date of grant.

Other Compensation

The Compensation Committee of the Board of Directors expects to continue the Company’s current benefit plans, including health insurance, disability insurance, life insurance and 401(k) plans, in which all of the executive officers participate. In addition, Mr. Gilchrist may be eligible to receive other compensation, including superannuation (retirement) contributions as required by Australia law.

Separation Benefits

Prior to the closing of the Business Combination, certain of F45’s named executive officers will enter into a new employment agreement with F45 or a subsidiary thereof, which agreements will be effective as of the closing of the Business Combination. These employment agreements will provide for severance compensation in the event of a termination of employment by the Company without cause. The severance compensation for the executives other than Mr. Gilchrist will include cash payments equal to one times the executive’s base salary, one times the executive’s target bonus, and a pro-rated bonus for the year of termination, plus 18 months of benefits continuation, full equity vesting acceleration and relocation benefits to cover the executive’s relocation from Los Angeles to the executive’s prior home. The applicable terms of Mr. Gilchrist’s employment agreement have not yet been agreed.

Recoupment Policy

The Compensation Committee will administer the Company’s policies in a manner consistent with the Sarbanes-Oxley Act, which would recover CEO and CFO incentive bonuses or equity awards in the event of a financial restatement that would trigger recoupment under the Sarbanes-Oxley Act.

Additional Executive Compensation Policies and Plans Supporting Strong Corporate Governance

Subsequent to the Business Combination, the Compensation Committee of the Company will review for implementation policies and plans that support strong corporate governance in accordance with the recommendations provided by its advisors.

Deductibility of Executive Compensation

As a result of Section 162(m) of the Internal Revenue Code, compensation paid to certain executive officers in excess of $1 million will generally be nondeductible, whether or not it is performance-based. The executive officers subject to Section 162(m) (the “Covered Employees”) will include any individual who served as the Chief Executive Officer (“CEO”) or Chief Financial Officer (“CFO”) at any time during the taxable year and the three other most highly compensated officers (other than the CEO and CFO) for the taxable year, and once an individual becomes a Covered Employee for any subsequent taxable year, that individual will remain a Covered Employee for all future years, including following any termination of employment. While the Compensation Committee may consider the deductibility of payments as one factor in determining executive compensation, it will also look at other factors in making its decisions and will retain the flexibility to award compensation that it determines to be consistent with the goals of the executive compensation program and in the interests of the Company’s stockholders, even if the payments are not deductible by the Company for tax purposes.

Director Compensation Following this Business Combination

Following the completion of the Business Combination, the Compensation Committee will determine the annual compensation of outside directors. We anticipate that the Director Compensation Plan will include both equity and cash components, be competitive with relevant comparison companies, and support best practices in director compensation plan design.

DESCRIPTION OF SECURITIES

The following summary of the material terms of the post-Business Combination Company’s securities following the Business Combination is not intended to be a complete summary of the rights and preferences of such securities. The full text of the proposed Second Amended and Restated Certificate of Incorporation is attached as Annex C to this proxy statement. We urge you to read our Second Amended and Restated Certificate of Incorporation in its entirety for a complete description of the rights and preferences of the post-Business Combination Company’s securities following the Business Combination.

Authorized and Outstanding Stock

The Second Amended and Restated Certificate of Incorporation authorizes the issuance of: (a) 525,000,000 shares of Common Stock, including (i) 511,000,000 shares of Class A Stock, (ii) 5,000,000 shares of Class B-1 Stock, (iii) 2,000,000 shares of Class B-2 Stock, (iv) 5,000,000 shares of Class C-1 Stock, (v) 2,000,000 shares of Class C-2 Stock and (vi) 6,250,000 shares of Class F Stock; and (b) 5,000,000 shares of preferred stock, par value $0.0001 per share. The outstanding shares of our Common Stock are, and the shares of Common Stock issuable in connection with the Business Combination pursuant to the Merger Agreement will be, duly authorized, validly issued, fully paid and non-assessable. Following the consummation of the Business Combination, the Company will file a certificate of retirement to retire and cancel all converted Class F Stock and eliminate all references to Class F Stock from the Second Amended and Restated Certificate of Incorporation.

As of the record date for the Special Meeting, there were                  shares of Common Stock outstanding, held of record by approximately                  holders of Common Stock, no shares of preferred stock outstanding, and                  warrants outstanding, held of record by approximately                  holders of warrants. Such numbers do not include DTC participants or beneficial owners holding shares through nominee names.

Common Stock

Class A Stock

The Second Amended and Restated Certificate of Incorporation provides that the Class A Stock will have identical rights, powers, preferences and privileges to current Class A Stock, as set forth in more detail below.

Class B Stock

The Second Amended and Restated Certificate of Incorporation provides that the Class B Stock will have the rights, powers, preferences and privileges set forth below and under the captions “—Voting Power,” “—Dividends” and “—Liquidation, Dissolution and Winding Up.”

Conversion: Each share of Class B Stock will be converted initially on a one-for-one basis into a share of Class A Stock at the close of business on the fifth day after the date the volume-weighted average share price of the Class A Stock equals or exceeds $12.50 per share for 20 of any 30 consecutive trading days during the five years following the closing of the Business Combination on Nasdaq or another national securities exchange. Such conversion is subject to adjustment in the event that any individual holder of Class B Stock sells shares of Class A Stock in the first year following the Business Combination. In such event, the aggregate number of shares of Class A Stock issuable upon conversion of the Class B Stock will be reallocated on a pro forma basis based on the holders’ Class A Stock ownership on the earlier of the conversion date and the first anniversary of the date of the closing of the Business Combination. Such conversion is also subject to acceleration in connection with a change of control transaction where the price threshold would otherwise be met.

Transfer: No person holding shares of Class B Stock can transfer shares of Class B Stock so long as shares of Class B Stock remain outstanding.

Retirement of Stock: In the event that the Class B Stock does not convert to Class A Stock in the five years following the closing of the Business Combination, all shares of Class B Stock will be cancelled and retired, and no former holder of such shares will have any rights with respect thereto.

Class C Stock

The Second Amended and Restated Certificate of Incorporation provides that the Class C Stock will have the rights, powers, preferences and privileges set forth below and under the captions “—Voting Power,” “—Dividends” and “—Liquidation, Dissolution and Winding Up.”

Conversion: Each share of Class C Stock will be converted initially on a one-for-one basis into a share of Class A Stock at the close of business on the fifth day after the date the volume-weighted average share price of the Class A Stock equals or exceeds $15.00 per share for 20 of any 30 consecutive trading days during the five years following the closing of the Business Combination on Nasdaq or another national securities exchange. Such conversion is subject to adjustment in the event that any individual holder of Class C Stock sells shares of Class A Stock in the first year following the Business Combination. In such event, the aggregate number of shares of Class A Stock issuable upon conversion of the Class C Stock will be reallocated on a pro forma basis based on the holders’ Class A Stock ownership on the earlier of the conversion date and the first anniversary of the date of the closing of the Business Combination. Such conversion is also subject to acceleration in connection with a change of control transaction where the price threshold would otherwise be met.

Transfer: No person holding shares of Class C Stock can transfer shares of Class C Stock so long as shares of Class C Stock remain outstanding.

Retirement of Stock: In the event that the Class C Stock does not convert to Class A Stock in the five years following the closing of the Business Combination, all shares of Class C Stock will be cancelled and retired, and no former holder of such shares will have any rights with respect thereto.

Class F Stock

The Second Amended and Restated Certificate of Incorporation provides that each share of Class F Stock outstanding immediately prior to the filing of the Second Amended and Restated Certificate of Incorporation will automatically convert into one share of Class A Stock. Following the consummation of the Business Combination, the Company will file a certificate of retirement to retire and cancel all converted Class F Stock and eliminate all references to Class F Stock from the Second Amended and Restated Certificate of Incorporation.

Voting Power

Except as otherwise required by law or as otherwise provided in any certificate of designation for any series of preferred stock, under the current amended and restated certificate of incorporation, the holders of Common Stock possess, or will possess, as applicable, all voting power for the election of our directors and all other matters requiring stockholder action and are entitled, or will be entitled, as applicable, to one vote per share on matters to be voted on by stockholders. The holders of Class A Stock shall at all times vote together as one class on all matters submitted to a vote of the holders of Common Stock under both the current amended and restated certificate of incorporation and the Second Amended and Restated Certificate of Incorporation.

Except as otherwise required by law or as otherwise provided in any certificate of designation for any series of preferred stock, under the Second Amended and Restated Certificate of Incorporation, the holders of Class A Stock, Class B-1 Stock and Class C-1 Stock possess, or will possess, as applicable, all voting power for the election of our directors and all other matters requiring stockholder action and are entitled, or will be entitled, as applicable, to one vote per share on matters to be voted on by stockholders. The holders of Class A Stock, Class B-1 Stock and Class C-1 Stock shall at all times vote together as one class on all matters submitted to a vote of the holders of Common Stock under the Second Amended and Restated Certificate of Incorporation. Except in circumstances where the law would not permit the voting rights of the Class B-2 Stock and the Class C-2 Stock to be eliminated, the holders of Class B-2 Stock and Class C-2 Stock will not be entitled to any voting rights with respect to any matters to be voted upon or consented to by stockholders of the Company.

Dividends

Subject to the rights, if any, of the holders of any outstanding shares of preferred stock, under the current amended and restated certificate of incorporation, holders of Common Stock will be entitled to receive such dividends and other distributions, if any, as may be declared from time to time by our Board in its discretion out of funds legally available therefor and shall share equally on a per share basis in such dividends and distributions.

Subject to the rights, if any of the holders of any outstanding shares of preferred stock, under the Second Amended and Restated Certificate of Incorporation, holders of Class A Stock, Class B-1 Stock and Class C-1 Stock will be entitled to receive such dividends and other distributions, if any, as may be declared from time to time by our Board in its discretion out of funds legally available therefor, and shall share equally on a per share basis in such dividends and distributions. Shares of Class A Stock, Class B-1 Stock and Class C-1 Stock will be treated equally, identically and ratably, on a per share basis, with respect to any dividends or distributions as may be declared and paid from time to time by the Board, except any stock dividends will be paid in shares of the applicable class of Common Stock. The holders of shares of Class B-2 Stock and Class C-2 Stock will not be entitled to receive dividends, except in the case of a stock dividend.

Liquidation, Dissolution and Winding Up

In the event of the voluntary or involuntary liquidation, dissolution or winding-up of the post-Business Combination Company under both the current amended and restated certificate of incorporation and the Second Amended and Restated Certificate of Incorporation, the holders of Class A Stock will be entitled to receive all the remaining assets of the post-Business Combination Company available for distribution to stockholders, ratably in proportion to the number of shares of Class A Stock held by them, after the rights of the holders of the preferred stock have been satisfied. Holders of shares of Class B Stock or Class C Stock will not be entitled to participate in any such distribution.

Preemptive or Other Rights

Under both the current amended and restated certificate of incorporation and the Second Amended and Restated Certificate of Incorporation, our stockholders have no preemptive or other subscription rights, and there are no sinking fund or redemption provisions applicable to our Common Stock.

Election of Directors

Our Board is currently divided into three classes, Class I, Class II and Class III, with only one class of directors being elected in each year and each class (except for those directors appointed prior to our first annual meeting of stockholders) serving a three-year term.

As discussed in greater detail in “Proposal No. 4—Election of Directors To The Board Of Directors,” under the terms of the Second Amended and Restated Certificate of Incorporation, upon the effectiveness thereof, the term of the Class I directors in place at such time will expire at the first annual meeting of the stockholders of the post-Business Combination Company following the effectiveness of the Second Amended and Restated Certificate of Incorporation; the term of the Class II directors in place at such time will expire at the second annual meeting of the stockholders of the post-Business Combination Company following the effectiveness of the Second Amended and Restated Certificate of Incorporation; and the term of the Class III directors in place at such time will expire at the third annual meeting of the stockholders of the post-Business Combination Company following the effectiveness of the Second Amended and Restated Certificate of Incorporation.

Under both the current amended and restated certificate of incorporation and the Second Amended and Restated Certificate of Incorporation, there is no cumulative voting with respect to the election of directors, with the result that directors will be elected by a plurality of the votes cast at a meeting of stockholders by holders of our Common Stock.

Capital Stock Prior to the Business Combination

We are providing stockholders with the opportunity to redeem their shares of Class A Stock upon the consummation of the Business Combination at a per-share price, payable in cash, equal to the aggregate amount on deposit in the Trust Account as of two business days prior to the closing of the Business Combination, including interest not previously released to the Company to pay its franchise and income taxes, divided by the number of then outstanding public shares, subject to the limitations described herein. Our Initial Stockholders, directors and officers have agreed to waive their redemption rights with respect to the Founder Shares and any public shares they may hold in connection with the consummation of the Business Combination. Our Sponsor has also agreed to, in its capacity as the holder of a majority of our Class F Stock, waive the right to a conversion price adjustment with respect to all shares of our Class F Stock in connection with the consummation of the Business Combination, such authority granted to the majority holders of our Class F Stock in our amended and restated certificate of incorporation.

We will consummate the Business Combination only if a majority of our outstanding shares of Common Stock entitled to vote and actually cast thereon at the Special Meeting are voted in favor of the Business Combination Proposal at the Special Meeting.

Our Initial Stockholders have agreed to vote their Founder Shares and any public shares purchased during or after our IPO in favor of the Business Combination. As of the date of filing this proxy statement, our Initial Stockholders, directors and officers do not currently hold any public shares. Public stockholders may elect to redeem their public shares whether they vote for or against the Business Combination.

Pursuant to our amended and restated certificate of incorporation, if we are unable to consummate a business combination by March 12, 2021, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem our public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest not previously released to the Company to pay its franchise and income taxes (less up to $100,000 of such net interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish our public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our Board, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. Our Initial Stockholders, officers and directors have agreed to waive their redemption rights with respect to the Founder Shares (i) in connection with the consummation of a business combination, (ii) if we fail to consummate our initial business combination by March 12, 2021, (iii) in connection with an expired or unwithdrawn tender offer, and (iv) otherwise upon our liquidation or in the event our Board resolves to liquidate the Trust Account and ceases to pursue the consummation of a business combination prior to March 12, 2021. Our Sponsor has also agreed to, in its capacity as the holder of a majority of our Class F Stock, waive the right to a conversion price adjustment with respect to all shares of our Class F Stock in connection with the consummation of the Business Combination, such authority granted to the majority holders of our Class F Stock in our amended and restated certificate of incorporation. However, if our Initial Stockholders or any of our officers, directors or affiliates acquire public shares, they will be entitled to redemption rights with respect to such public shares if we fail to consummate our initial business combination within the required time period.

In the event of a liquidation, dissolution or winding up of the Company after our initial business combination, holders of our Common Stock are entitled to share ratably, in proportion to the number of shares of Class A Stock (on an as converted basis with respect to the Class F Stock), in all assets remaining available for distribution to them after payment of the debts and other liabilities and after provision is made for each class of stock, if any, having preference over the Common Stock.

Our stockholders have no preemptive or other subscription rights. There are no sinking fund provisions applicable to our Common Stock, except that upon the consummation of our initial business combination, subject to the limitations described herein, we will provide our stockholders with the opportunity to redeem their shares of our Class A Stock for cash equal to their pro rata share of the aggregate amount on deposit in the Trust Account as of two business days prior to the closing of the Business Combination, including any amounts representing interest earned on the Trust Account, less any interest released to the Company to pay its franchise and income taxes.

Founder Shares

The Founder Shares are identical to the shares of Class A Stock, except that: (i) our Sponsor and each of our officers and directors at the time of our IPO entered into a letter agreement with us, pursuant to which they have agreed to (a) waive their redemption rights with respect to any shares of our Common Stock they may hold (which includes all of the Founder Shares) in connection with the consummation of an initial business combination, (b) waive their rights to liquidating distributions from the Trust Account with respect to their Founder Shares if we fail to consummate an initial business combination by March 12, 2021 (although they will be entitled to liquidating distributions from the Trust Account with respect to any shares of Class A Stock they hold if we fail to consummate an initial business combination by March 12, 2021) and (c) certain transfer restrictions on securities of the Company they may hold (which include all of the Founder Shares, such transfer restrictions described below); and (ii) our Sponsor entered into the Sponsor Support Agreement with us, certain of our officers and directors (not including our independent directors) and F45, pursuant to which it agreed to, in its capacity as the holder of a majority of our Class F Stock, waive the right to a conversion price adjustment with respect to all shares of our Class F Stock in connection with the consummation of the Business Combination, such authority granted to the majority holders of our Class F Stock in our amended and restated certificate of incorporation, and (iii) the Founder Shares are automatically convertible into shares of Class A Stock at the time of the Business Combination, as described herein.

The holders of the Founder Shares have agreed, subject to limited exceptions, not to transfer, assign or sell any of their Founder Shares until the earlier to occur of: (A) one year after the completion of the Business Combination or (B) subsequent to the Business Combination, (x) if the last sale price of the Company’s Class A Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Business Combination, or (y) the date on which the Company completes a liquidation, merger, stock exchange, reorganization or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of Common Stock for cash, securities or other property.

Our Sponsor has also agreed, pursuant to the Sponsor Support Agreement, to subject 1,250,000 of its Founder Shares to up to an additional five-year lock-up in which, subject to limited exceptions, it may not transfer, assign or sell such Founder Shares until, following the closing of the Business Combination: (A) the volume weighted average share price of Class A Stock trading on Nasdaq or another national securities exchange equals or exceeds $12.50 per share for any 20 trading days within any 30-trading day period or any shares of Class B Stock shall be converted or become eligible for conversion into shares of Class A Stock or any other form of consideration, in which case 50% of such Lock-Up Shares will be released; and (B) the volume weighted average share price of Class A Stock trading on Nasdaq or another national securities exchange equals or exceeds $15.00 per share for any 20 trading days within any 30-trading day period or any shares of Class C Stock shall be converted or become eligible for conversion into shares of Class A Stock or any other form of consideration, in which case the remaining 50% of such Lock-Up Shares will be released. Any of such Lock-Up Shares that are not released are forfeited.

Preferred Stock

Our Second Amended and Restated Certificate of Incorporation provides that shares of preferred stock may be issued from time to time in one or more series. Our Board is authorized to fix the voting rights, if any, designations, powers, preferences and relative, participating, optional, special and other rights, if any, and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. Our Board is able, without stockholder approval, to issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the Common Stock and could have anti-takeover effects. The ability of our Board to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management. We have no preferred stock outstanding at the date hereof. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.

Warrants

Public Warrants

Each Warrant entitles the registered holder to purchase one share of our Class A Stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing on the later of 12 months from the closing of our IPO or 30 days after the completion of an initial business combination. For example, if a Warrant holder holds one Warrant, such Warrant will be exercisable for one share of the company’s Class A Stock. Warrants must be exercised for a whole share. The Warrants will expire five years after the completion of our initial business combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

We are not obligated to deliver any shares of Class A Stock pursuant to the exercise of a Warrant and will have no obligation to settle such Warrant’s exercise unless a registration statement under the Securities Act with respect to the shares of Class A Stock underlying the Warrants is then effective and a prospectus relating thereto is current, subject to our satisfying our obligations described below with respect to registration. No Warrant will be exercisable for cash or on a cashless basis, and we will not be obligated to issue any shares to holders seeking to exercise their Warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of the exercising holder, or an exemption is available. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a Warrant, the holder of such Warrant will not be entitled to exercise such Warrant and such Warrant may have no value and expire worthless. In the event that a registration statement is not effective for the exercised Warrants, the purchaser of a Unit containing such Warrant will have paid the full purchase price for the Unit solely for the share of Class A Stock underlying such Unit.

We have agreed that as soon as practicable, but in no event later than 15 business days after the closing of our initial business combination, we will use our best efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the shares of Class A Stock issuable upon exercise of the Warrants. We will use our best efforts to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the Warrants in accordance with the provisions of the Warrant Agreement between Continental Stock Transfer & Trust Company, as Warrant Agent, and us. Notwithstanding the above, if our Class A Stock is at the time of any exercise of a Warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of public warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act (or any successor rule) and, in the event we so elect, we will not be required to file or maintain in effect a registration statement, but will use our best efforts to register the shares under applicable blue sky laws to the extent an exemption is not available.

Once the Warrants become exercisable, we may call the Warrants for redemption:

•	in whole and not in part;

•	at a price of $0.01 per Warrant;

•	upon not less than 30 days’ prior written notice of redemption to each Warrant holder; and

•

if, and only if, the last reported sale price of the Class A Stock equals or exceeds $18.00 per share for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date we send the notice of redemption to the Warrant holders.

If and when the Warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.

We have established the last criterion of the redemption criteria discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the Warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the Warrants, each Warrant holder will be entitled to exercise his, her or its Warrant prior to the scheduled redemption date. However, the price of the Class A Stock may fall below the $18.00 redemption trigger price as well as the $11.50 Warrant exercise price after the redemption notice is issued.

If we call the Warrants for redemption as described above, our management will have the option to require any holder that wishes to exercise his, her or its Warrant to do so on a “cashless basis.” In determining whether to require all holders to exercise their warrants on a “cashless basis,” our management will consider, among other factors, our cash position, the number of warrants that are outstanding and the dilutive effect on our stockholders of issuing the maximum number of shares of Class A Stock issuable upon the exercise of our warrants. If our management takes advantage of this option, all holders of warrants would pay the exercise price by surrendering their warrants for that number of shares of Class A Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A Stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the fair market value (defined below) by (y) the fair market value. The fair market value shall mean the average reported last sale price of the Class A Stock for the ten trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. If our management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of Class A Stock to be received upon exercise of the warrants, including the fair market value in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a Warrant redemption. We believe this feature is an attractive option to us if we do not need the cash from the exercise of the warrants after our initial business combination. If we call our warrants for redemption and our management does not take advantage of this option, our Sponsor and its permitted transferees would still be entitled to exercise their Private Placement Warrants for cash or on a cashless basis using the same formula described above that other Warrant holders would have been required to use had all Warrant holders been required to exercise their warrants on a cashless basis, as described in more detail below.

A holder of a Warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such Warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the Warrant Agent’s actual knowledge, would beneficially own in excess of 9.8% (or such other amount as a holder may specify) of the shares of Class A Stock outstanding immediately after giving effect to such exercise.

If the number of outstanding shares of Class A Stock is increased by a stock dividend payable in shares of Class A Stock, or by a split-up of shares of Class A Stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of Class A Stock issuable on exercise of each Warrant will be increased in proportion to such increase in the outstanding shares of Class A Stock. A rights offering to holders of Class A Stock entitling holders to purchase shares of Class A Stock at a price less than the fair market value will be deemed a stock dividend of a number of shares of Class A Stock equal to the product of (i) the number of shares of Class A Stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Class A Stock) multiplied by (ii) one minus the quotient of (x) the price per share of Class A Stock paid in such rights offering divided by (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for Class A Stock, in determining the price payable for Class A Stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of Class A Stock as reported during the ten trading day period ending on the trading day prior to the first date on which the shares of Class A Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if we, at any time while the warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of Class A Stock on account of such shares of Class A Stock (or other shares of our capital stock into which the warrants are convertible), other than (a) as described above, (b) certain ordinary cash dividends, (c) to satisfy the redemption rights of the holders of Class A Stock in connection with a proposed initial business combination, (d) to satisfy the redemption rights of the holders of Class A Stock in connection with a stockholder vote to amend the Company’s amended and restated certificate of incorporation to modify the substance or timing of the Company’s obligation to redeem 100% of Class A Stock if the Company does not complete a business combination within 24 months from the closing of the IPO, or (e) in connection with the redemption of our public shares upon our failure to complete our initial business combination, then the Warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of Class A Stock in respect of such event.

If the number of outstanding shares of our Class A Stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of Class A Stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of Class A Stock issuable on exercise of each Warrant will be decreased in proportion to such decrease in outstanding shares of Class A Stock.

Whenever the number of shares of Class A Stock purchasable upon the exercise of the warrants is adjusted, as described above, the Warrant exercise price will be adjusted by multiplying the Warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of Class A Stock purchasable upon the exercise of the warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of Class A Stock so purchasable immediately thereafter.

In case of any reclassification or reorganization of the outstanding shares of Class A Stock (other than those described above or that solely affects the par value of such shares of Class A Stock), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding shares of Class A Stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the warrants will thereafter have the right to purchase and receive, upon the basis of and upon the terms and conditions specified in the warrants and in lieu of the shares of our Class A Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their warrants immediately prior to such event. However, if such holders were entitled to exercise a right of election as to the kind or amount of securities, cash or other assets receivable upon such consolidation or merger, then the kind and amount of securities, cash or other assets for which each Warrant will become exercisable will be deemed to be the weighted average of the kind and amount received per share by such holders in such consolidation or merger that affirmatively make such election, and if a tender, exchange or redemption offer has been made to and accepted by such holders (other than a tender, exchange or redemption offer made by the Company in connection with redemption rights held by stockholders of the Company as provided for in the Company’s current amended and restated certificate of incorporation or as a result of the repurchase of shares of Class A Stock by the Company if a proposed initial business combination is presented to the stockholders of the Company for approval) under circumstances in which, upon completion of such tender or exchange offer, the maker thereof, together with members of any group (within the meaning of Rule 13d-5(b)(1) under the Exchange Act (or any successor rule)) of which such maker is a part, and together with any affiliate or associate of such maker (within the meaning of Rule 12b-2 under the Exchange Act (or any successor rule)) and any members of any such group of which any such affiliate or associate is a part, own beneficially (within the meaning of Rule 13d-3 under the Exchange Act (or any successor rule)) more than 50% of the outstanding shares of Class A Stock, the holder of a Warrant will be entitled to receive the highest amount of cash, securities or other property to which such holder would actually have been entitled as a stockholder if such Warrant holder had exercised the Warrant prior to the expiration of such tender or exchange offer, accepted such offer and all of the Class A Stock held by such holder had been purchased pursuant to such tender or exchange offer, subject to adjustments (from and after the consummation of such tender or exchange offer) as nearly equivalent as possible to the adjustments provided for in the Warrant Agreement. Additionally, if less than 70% of the consideration receivable by the holders of Class A Stock in such a transaction is payable in the form of Class A Stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the Warrant properly exercises the Warrant within 30 days following public disclosure of such transaction, the Warrant exercise price will be reduced as specified in the Warrant Agreement based on the per share consideration minus the Black-Scholes Warrant Value (as defined in the Warrant Agreement) of the Warrant.

The warrants have been issued in registered form under a Warrant Agreement between Continental Stock Transfer & Trust Company, as Warrant Agent, and us. You should review a copy of the Warrant Agreement, which is filed as an exhibit to the registration statement pertaining to our IPO, for a complete description of the terms and conditions applicable to the Warrants. The Warrant Agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 50% of the then outstanding Public Warrants to make any change that adversely affects the interests of the registered holders of Public Warrants.

The Warrants may be exercised upon surrender of the Warrant certificate on or prior to the expiration date at the offices of the Warrant Agent, with the exercise form on the reverse side of the Warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of Warrants being exercised. The Warrant holders do not have the rights or privileges of holders of Class A Stock and any voting rights until they exercise their Warrants and receive shares of Class A Stock. After the issuance of shares of Class A Stock upon exercise of the Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

Warrants may be exercised only for a whole number of shares of Class A Stock. No fractional shares will be issued upon exercise of the Warrants. If, upon exercise of the Warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number the number of shares of Class A Stock to be issued to the Warrant holder.

Private Placement Warrants

Our Sponsor purchased an aggregate of 7,000,000 Private Placement Warrants at a price of $1.00 per warrant for an aggregate purchase price of $7,000,000 in a private placement that occurred simultaneously with the closing of the IPO. $5,000,000 of the proceeds of the Private Placement Warrants were added to the proceeds from the IPO to be held in the Trust Account such that, at the closing of the IPO, $250,000,000 was held in the Trust Account. If the Initial Business Combination is not completed within 24 months from the closing of the IPO (by March 12, 2021), the proceeds from the sale of the Private Placement Warrants held in the Trust Account will be used to fund the redemption of the public shares (subject to the requirements of applicable law) and the Private Placement Warrants will expire worthless. The Private Placement Warrants will be non-redeemable and exercisable on a cashless basis so long as they are held by the Sponsor or its permitted transferees. In April 2019, the underwriters’ over-allotment option expired and as a result the Sponsor’s agreement to purchase up to an additional 750,000 Private Placement Warrants also expired. The Private Placement Warrants (including the shares of Class A Stock issuable upon exercise of the Private Placement Warrants) will not be transferable, assignable or salable until 30 days after the completion of the Business Combination. Otherwise, the Private Placement Warrants have terms and provisions that are identical to those of the Public Warrants. If the Private Placement Warrants are held by holders other than the Sponsor or its permitted transferees, the Private Placement Warrants will be redeemable by us and exercisable by the holders on the same basis as the Public Warrants.

If holders of the Private Placement Warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering their Warrants for that number of shares of Class A Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A Stock underlying the Warrants, multiplied by the difference between the exercise price of the Warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the Class A Stock for the ten trading days ending on the third trading day prior to the date on which the notice of Warrant exercise is sent to the Warrant Agent. The reason that we have agreed that these Warrants will be exercisable on a cashless basis so long as they are held by our Sponsor and permitted transferees is because it is not known at this time whether they will be affiliated with us following a business combination. If they remain affiliated with us, their ability to sell our securities in the open market will be significantly limited. We have policies in place that prohibit insiders from selling our securities except during specific periods of time. Even during such periods of time when insiders are permitted to sell our securities, an insider cannot trade in our securities if he or she is in possession of material non-public information. Accordingly, unlike public stockholders who could exercise their Warrants and sell the shares of Class A Stock received upon such exercise freely in the open market in order to recoup the cost of such exercise, insiders could be significantly restricted from selling such securities. As a result, we believe that allowing the holders to exercise such Warrants on a cashless basis is appropriate.

Dividends

We have not paid any cash dividends on our Common Stock to date and do not intend to pay cash dividends prior to the completion of a business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and our general financial condition subsequent to completion of a business combination. The payment of any cash dividends subsequent to a business combination will be within the discretion of our Board at such time. In addition, our Board is not currently contemplating and does not anticipate declaring any stock dividends in the foreseeable future. Further, if we incur any indebtedness, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith.

Transfer Agent and Warrant Agent

The Transfer Agent for our Common Stock and Warrant Agent for our Warrants is Continental Stock Transfer & Trust Company. We have agreed to indemnify Continental Stock Transfer & Trust Company in its roles as Transfer Agent and Warrant Agent, its agents and each of its stockholders, directors, officers and employees against all liabilities, including judgments, costs and reasonable counsel fees that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence, willful misconduct or bad faith of the indemnified person or entity.

Certain Anti-Takeover Provisions of Delaware Law, the Company’s Certificate of Incorporation and Bylaws

Provisions of the DGCL and our amended and restated certificate of incorporation and bylaws as well as provisions of the Second Amended and Restated Certificate of Incorporation could make it more difficult to acquire the post-Business Combination Company by means of a tender offer, a proxy contest or otherwise, or to remove incumbent officers and directors. These provisions, summarized below, are intended to discourage coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of the post-Business Combination Company to first negotiate with the board of directors. We believe that the benefits of these provisions outweigh the disadvantages of discouraging certain takeover or acquisition proposals because, among other things, negotiation of these proposals could result in an improvement of their terms and enhance the ability of our board of directors to maximize stockholder value. However, these provisions may delay, deter or prevent a merger or acquisition of us that a stockholder might consider is in its best interest, including those attempts that might result in a premium over the prevailing market price of the Common Stock.

Both our amended and restated certificate of incorporation and our Second Amended and Restated Certificate of Incorporation provide for certain other provisions that may have an anti-takeover effect:

•	There is no cumulative voting with respect to the election of directors.

•	Our Board is empowered to elect a director to fill a vacancy created by the expansion of the Board or the resignation, death, or removal of a director in certain circumstances.

•	Directors may only be removed from the Board for cause.

•

There is a prohibition on stockholders calling a special meeting and a requirement that a meeting of stockholders may only be called by members of our Board, which may delay the ability of our stockholders to force consideration of a proposal or to take action, including the removal of directors.

•

Our authorized but unissued Common Stock and preferred stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved Common Stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

We are currently subject to the provisions of Section 203 of the DGCL, which we refer to as “Section 203,” regulating corporate takeovers. However, assuming the approval of Proposal No. 3 at the Special Meeting, we will “opt out” of Section 203 (which amendment will become effective 12 months after the Second Amended and Restated Certificate of Incorporation is filed and becomes effective). Section 203 prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with:

•	a stockholder who owns 15% or more of our outstanding voting stock (otherwise known as an “interested stockholder”);

•	an affiliate of an interested stockholder; or

•	an associate of an interested stockholder.

Such restriction lasts for three years following the date that the stockholder became an interested stockholder.

A “business combination” includes a merger or sale of more than 10% of our assets. However, the above provisions of Section 203 do not apply if:

•	our Board approves the transaction that made the stockholder an “interested stockholder,” prior to the date of the transaction;

•

after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of common stock; or

•

on or subsequent to the date of the transaction, such business combination is approved by our Board and authorized at a meeting of our stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

Forum Selection Clause

Subject to certain limitations, our bylaws provide that unless we consent in writing to the selection of an alternative forum, the Court of Chancery in the State of Delaware shall be the sole and exclusive forum for any stockholder (including a beneficial owner) to bring: (a) any derivative action or proceeding brought on our behalf; (b) any action asserting a claim of breach of fiduciary duty owed by any of our directors, officers or other employees or our stockholders; (c) any action asserting a claim arising pursuant to any provision of the DGCL or our amended and restated certificate of incorporation or bylaws; or (d) any action asserting a claim governed by the internal affairs doctrine. In addition, our bylaws provide that unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States will be the exclusive forum for resolving any complaint asserting a cause of action arising under the federal securities laws of the United States against us, our officers, directors, employees and/or underwriters.

Rule 144

Pursuant to Rule 144 of the Securities Act, which we refer to as “Rule 144,” a person who has beneficially owned restricted shares of our Common Stock or Warrants for at least six months would be entitled to sell their securities, provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act’s periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period during which we were required to file reports) preceding the sale.

Persons who have beneficially owned restricted shares of our Common Stock or Warrants for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, pursuant to which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

•	1% of the total number of shares of Common Stock then outstanding; or

•	the average weekly reported trading volume of the Common Stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and the availability of current public information about us.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is generally not available for the resale of securities initially issued by shell companies or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•

the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period during which the issuer was required to file such reports and materials), other than Form 8-K reports; and

•	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As a result, our Sponsor will be able to sell its Founder Shares and Private Placement Warrants, as applicable, pursuant to Rule 144 without registration one year after we complete the Business Combination.

As of the date of this proxy statement, we have 31,250,000 shares of Common Stock outstanding. Of these shares, 25,000,000 shares sold in our IPO are freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the 6,250,000 Founder Shares owned by our Initial Stockholders are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering.

As of the date of this proxy statement, there are 19,500,000 Warrants outstanding, consisting of 12,500,000 Public Warrants originally sold as part of the Units issued in the Company’s IPO and 7,000,000 Private Placement Warrants that were sold by the Company to our Sponsor in a private sale prior to the Company’s IPO. Each whole Warrant is exercisable for one share of our Class A Stock, in accordance with the terms of the Warrant agreement governing the Warrants. 12,500,000 of these Warrants are Public Warrants and are freely tradable. In addition, we will be obligated to file no later than 15 business days after the closing of the Business Combination a registration statement under the Securities Act covering the 12,500,000 shares of our Class A Stock that may be issued upon the exercise of the Public Warrants, and cause such registration statement to become effective and maintain the effectiveness of such registration statement until the expiration of the Warrants.

We anticipate that following the consummation of the Business Combination, we will no longer be a shell company, and so, once the conditions set forth in the exceptions listed above are satisfied, Rule 144 will become available for the resale of the above noted restricted securities.

Registration Rights

At the closing of the Business Combination, the Company will enter into the Amended and Restated Registration Rights Agreement, substantially in the form attached as Annex F to this proxy statement, with certain stockholders of the post-Business Combination Company, including the Initial Stockholders and the F45 Stockholders. Pursuant to the terms of the Amended and Restated Registration Rights Agreement, (a) any outstanding share of Class A Stock or any other equity security (including the Private Placement Warrants) of the Company held by a signatory thereto (besides the Company) as of the date of the Amended and Restated Registration Rights Agreement or thereafter acquired by a such holder (including the shares of Class A Stock issued upon conversion of the Class F Stock, Class B Stock or Class C Stock and upon exercise of any Private Placement Warrants or any other equity security of the Company) and (b) any other equity security of the Company issued or issuable with respect to any such share of Common Stock held by such holder by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise, will be entitled to registration rights.

The Amended and Restated Registration Rights Agreement provides that the Company will, as soon as practicable, but in any event within 30 days after the consummation of the Business Combination, file with the SEC a shelf registration statement. Such shelf registration statement shall register the resale of all securities registrable pursuant to the Amended and Restated Registration Rights Agreement held by the signatories thereto (besides the Company) from time to time, and the Company will use commercially reasonable efforts to have such registration statement declared effective as soon as practicable after the filing thereof, but in no event later than 60 days following the initial filing deadline. A majority of the signatories to the Amended and Restated Registration Rights Agreement associated with the Sponsor, as a group, and a majority of the F45 Stockholders, as a group, are each entitled to make up to three demands for registration, excluding short form demands, that the Company register shares of Common Stock held by these parties. In addition, the Amended and Restated

Registration Rights Agreement provides certain “piggy-back” registration rights. The Company will bear the expenses incurred in connection with the filing of any registration statements filed pursuant to the terms of the Amended and Restated Registration Rights Agreement. The Company and the other signatories to the Amended and Restated Registration Rights Agreement will provide customary indemnification in connection with offerings of Common Stock effected pursuant to the terms of the Amended and Restated Registration Rights Agreement.

Under the Amended and Restated Registration Rights Agreement, the F45 Stockholders will also be bound by restrictions, subject to certain exceptions, on the transfer of their Class A Stock acquired pursuant to the Merger Agreement until the earlier of (x) 180 days after the completion of the Business Combination or (y) the date on which the Company completes a liquidation or similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of Common Stock for cash, securities or other property.

Separately, on March 7, 2019, we entered into a letter agreement with our Sponsor and our directors and officers at the time (which includes our Initial Stockholders), and, on February 14, 2020, we entered into a letter agreement with our subsequently appointed director, pursuant to which they agreed to restrictions on the transfer of any securities of the Company owned by them (including all of the Founder Shares and Private Placement Warrants), which (i) in the case of the Class F Stock, which will be converted into shares of Class A Stock at the consummation of the Business Combination on a one-for-one basis, is the earlier of (x) one year after the completion of the Business Combination, (y) the last sale price of shares of our Class A Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Business Combination, or (z) the date on which Company completes a liquidation or similar transaction that results in all of the Company’s stockholders have the right to exchange their shares of Common Stock for cash, securities or other property, and (ii) in the case of the Private Placement Warrants and the respective Class A Stock underlying the Private Placement Warrants, is 30 days after the completion of the Business Combination.

Listing of Securities

We intend to apply to continue the listing of our Class A Stock, Units and Public Warrants on Nasdaq under the symbols “                ,” “                ” and “                ,” respectively, upon the closing of the Business Combination.

BENEFICIAL OWNERSHIP OF SECURITIES

The following table sets forth information known to the Company regarding (i) the actual beneficial ownership of our Common Stock as of the record date (pre-Business Combination) and (ii) expected beneficial ownership of our Common Stock immediately following consummation of the Business Combination (post-Business Combination) in the No Redemption Scenario and the Max Redemption Scenario by:

•	each person who is, or is expected to be, the beneficial owner of more than five percent (5%) of the outstanding shares of our Common Stock;

•	each of our current officers and directors;

•	each person who will become a named officer or director of the post-Business Combination Company; and

•	all officers and directors of the Company, as a group, and of the post-Business Combination Company, as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or will become exercisable within 60 days. Except as described in the footnotes below and subject to applicable community property laws and similar laws, we believe that each person listed below has sole voting and investment power with respect to such shares.

The beneficial ownership of our Class A Stock set forth in the table below in the pre-Business Combination period is based on 25,000,000 shares of Class A Stock issued and outstanding as of the date of this proxy statement. The beneficial ownership of our Class F Stock pre-Business Combination is based on 6,250,000 shares of Class F Stock issued and outstanding as of the date of this proxy statement. The combined voting power set forth in the table below in the pre-Business Combination period reflects the aggregate number of shares of our Class A Stock and Class F Stock, or 31,250,000 shares of Common Stock issued and outstanding as of the date of this proxy statement, because, pursuant to our amended and restated certificate of incorporation, holders of both classes of Common Stock are entitled to vote as a single class on all matters to be voted upon by our stockholders pre-Business Combination.

The expected beneficial ownership of our Class A Stock set forth in the period below in the post-Business Combination period in the No Redemption Scenario assumes that no shares of Class A Stock are redeemed in connection with the Business Combination and that an aggregate of 52,689,222 shares of Class A Stock are issued to the F45 Stockholders as stock consideration pursuant to the Merger Agreement. The expected beneficial ownership of our Class A Stock set forth in the table below in the post-Business Combination period in the Max Redemption Scenario assumes that 7,629,113 shares of Class A Stock are redeemed in connection with the Business Combination, being our estimate of the maximum number of shares that could be redeemed in connection with the Business Combination such that the minimum closing cash condition of our total cash proceeds being at least $225,000,000 pursuant to the terms of the Merger Agreement is still satisfied, and that an aggregate of 56,952,604 shares of Class A Stock are issued to the F45 Stockholders as stock consideration pursuant to the Merger Agreement. The expected beneficial ownership of our Class A Stock set forth in the table below in the post-Business Combination period in both the No Redemption Scenario and the Max Redemption Scenario are further based upon the following: (i) all shares of Class F Stock convert to shares of Class A Stock on a one-for-one basis upon the consummation of the Business Combination; (ii) 5,000,000 shares of Class A Stock and 1,666,666 2⁄3 Warrants are issued pursuant to the Amended and Restated Forward Purchase Agreement; and (iii) none of the persons set forth in the table below purchase additional shares of Class A Stock, shares of Class F Stock or Warrants prior to the closing of the Business Combination, except for such securities purchased pursuant to the Amended and Restated Forward Purchase Agreement. As a result of the foregoing assumptions, the calculations of beneficial ownership of our Class A Stock in the post-Business Combination period in the No Redemption Scenario and the Max Redemption Scenario are based on 88,939,222 and 85,573,491 shares of Class A Stock, respectively, issued and outstanding immediately following the consummation of the Business Combination. In accordance with the SEC rules, such expected beneficial ownership excludes Common Stock underlying any equity awards to be granted under the Incentive Plan in connection with the consummation of the Business Combination because there will be no right to acquire beneficial ownership of such Common Stock within 60 days of the closing of the Business Combination.

The expected beneficial ownership of our Class B Stock and Class C Stock set forth in the table below in the post-Business Combination period in the No Redemption Scenario is based on 5,000,000 shares of Class B Stock being issued and outstanding at the closing of the Business Combination (of which 4,792,521 would be designated Class B-1 Stock and 207,479 Class B-2 Stock) and 5,000,000 shares of Class C Stock being issued and outstanding at the closing of the Business Combination (of which 4,792,521 would be designated Class C-1 Stock and 207,479 Class C-2 Stock), all of which shares are to be issued to the F45 Stockholders at the closing of the Business Combination pursuant to the Merger Agreement. The expected beneficial ownership of our Class B Stock and Class C Stock set forth in the table below in the post-Business Combination period in the Max Redemption Scenario is based on 5,000,000 shares of Class B Stock being issued and outstanding at the closing of the Business Combination (of which 4,808,053 would be designated Class B-1 Stock and 191,947 Class B-2 Stock) and 5,000,000 shares of Class C Stock being issued and outstanding at the closing of the Business Combination (of which 4,808,053 would be designated Class C-1 Stock and 191,947 Class C-2 Stock), all of which shares are to be issued to the F45 Stockholders at the closing of the Business Combination pursuant to the Merger Agreement.

The combined voting power set forth in the table below in the post-Business Combination period reflects the aggregate number of shares of our Class A Stock, Class B-1 Stock and Class C-1 Stock that will be issued and outstanding as described above (in the No Redemption Scenario, an aggregate of 98,524,264 shares and in the Max Redemption Scenario, an aggregate of 95,189,597 shares) because, pursuant to the Second Amended and Restated Certificate of Incorporation, the holders of Class A Stock, Class B-1 Stock and Class C-1 Stock will be entitled to vote as a single class on all matters to be voted upon by our stockholders post-Business Combination, except as may otherwise be required by law or the Second Amended and Restated Certificate of Incorporation. Such combined voting power does not reflect the Class B-2 Stock and Class C-2 Stock because holders of such stock will not be entitled vote on any matters, except as may otherwise be required by law or the Second Amended and Restated Certificate of Incorporation.

For more information about the rights associated with our securities, both before and after the Business Combination, including with respect to conversion and exercise, please see the section entitled “Description of Securities.”

Name and Address(1)	Before the Business Combination				No Redemption Scenario				Max Redemption Scenario
	Class	Beneficial Ownership	% of Class Owned	Combined Voting Power of All Classes of Stock Beneficially Owned	Class(22)	Beneficial Ownership(22)	% of Class Owned(22)	Combined Voting Power of All Classes of Stock Beneficially Owned(22)	Class(22)	Beneficial Ownership(22)	% of Class Owned(22)	Combined Voting Power of All Classes of Stock Beneficially Owned(22)
CFI Sponsor LLC (our sponsor)(2)(3)(22)	Class A Stock	—	—		Class A Stock	13,175,000	13.7%		Class A Stock	13,175,000	14.2%
	Class F Stock	6,175,000	98.8%	19.8%	Class B Stock	—	—	12.5%	Class B Stock	—	—	12.9%
					Class C Stock	—	—		Class C Stock	—	—

Crescent Capital Group LP(4)(22)	Class A Stock	—	—		Class A Stock	19,841,666	20.3%		Class A Stock	19,841,666	21.1%
	Class F Stock	6,175,000	98.8%	19.8%	Class B Stock	—	—	18.5%	Class B Stock	—	—	19.1%
					Class C Stock	—	—		Class C Stock	—	—

Mark Attanasio(4)	Class A Stock	—	—		Class A Stock	19,841,666	20.3%		Class A Stock	19,841,666	21.1%
	Class F Stock	6,175,000	98.8%	19.8%	Class B Stock	—	—	18.5%	Class B Stock	—	—	19.1%
					Class C Stock	—	—		Class C Stock	—	—

Robert D. Beyer(3)(5)(14)	Class A Stock	—	—		Class A Stock	13,175,000	13.7%		Class A Stock	13,175,000	14.2%
	Class F Stock	6,175,000	98.8%	19.8%	Class B Stock	—	—	12.5%	Class B Stock	—	—	12.9%
					Class C Stock	—	—		Class C Stock	—	—

Jean-Marc Chapus(4)(5)	Class A Stock	—	—		Class A Stock	19,841,666	20.3%		Class A Stock	19,841,666	21.1%
	Class F Stock	6,175,000	98.8%	19.8%	Class B Stock	—	—	18.5%	Class B Stock	—	—	19.1%
					Class C Stock	—	—		Class C Stock	—	—

Todd M. Purdy(3)(5)(14)	Class A Stock	—	—		Class A Stock	13,175,000	13.7%		Class A Stock	13,175,000	14.2%
	Class F Stock	6,175,000	98.8%	19.8%	Class B Stock	—	—	12.5%	Class B Stock	—	—	12.9%
					Class C Stock	—	—		Class C Stock	—	—

Christopher G. Wright(5)	Class A Stock	—	—		Class A Stock	—	—		Class A Stock	—	—
	Class F Stock	—	—	—	Class B Stock	—	—	—	Class B Stock	—	—	—
					Class C Stock	—	—		Class C Stock	—	—

Al Hassanein(5)	Class A Stock	—	—		Class A Stock	—	—		Class A Stock	—	—
	Class F Stock	—	—	—	Class B Stock	—	—	—	Class B Stock	—	—	—
					Class C Stock	—	—		Class C Stock	—	—

Name and Address(1)	Before the Business Combination				No Redemption Scenario				Max Redemption Scenario
	Class	Beneficial Ownership	% of Class Owned	Combined Voting Power of All Classes of Stock Beneficially Owned	Class(22)	Beneficial Ownership(22)	% of Class Owned(22)	Combined Voting Power of All Classes of Stock Beneficially Owned(22)	Class(22)	Beneficial Ownership(22)	% of Class Owned(22)	Combined Voting Power of All Classes of Stock Beneficially Owned(22)

George P. Hawley(5)	Class A Stock	—	—		Class A Stock	—	—		Class A Stock	—	—
	Class F Stock	—	—	—	Class B Stock	—	—	—	Class B Stock	—	—	—
					Class C Stock	—	—		Class C Stock	—	—

Sandra V. Naftzger(5)	Class A Stock	—	—		Class A Stock	—	—		Class A Stock	—	—
	Class F Stock	—	—	—	Class B Stock	—	—	—	Class B Stock	—	—	—
					Class C Stock	—	—		Class C Stock	—	—

Kathleen S. Briscoe(5)(6)	Class A Stock	—	—		Class A Stock	25,000	0.0%		Class A Stock	25,000	0.0%
	Class F Stock	25,000	0.4%	0.1%	Class B Stock	—	—	0.0%	Class B Stock	—	—	0.0%
					Class C Stock	—	—		Class C Stock	—	—

John J. Gauthier(5)(6)	Class A Stock	—	—		Class A Stock	25,000	0.0%		Class A Stock	25,000	0.0%
	Class F Stock	25,000	0.4%	0.1%	Class B Stock	—	—	0.0%	Class B Stock	—	—	0.0%
					Class C Stock	—	—		Class C Stock	—	—

Jason D. Turner(5)(6)	Class A Stock	—	—		Class A Stock	25,000	0.0%		Class A Stock	25,000	0.0%
	Class F Stock	25,000	0.4%	0.1%	Class B Stock	—	—	0.0%	Class B Stock	—	—	0.0%
					Class C Stock	—	—		Class C Stock	—	—

HGC Investment Management Inc.(7)	Class A Stock	2,004,504	8.0%		Class A Stock	2,004,504	2.3%		Class A Stock	2,004,504	2.3%
	Class F Stock	—	—	6.4%	Class B Stock	—	—	2.0%	Class B Stock	—	—	2.1%
					Class C Stock	—	—		Class C Stock	—	—

Polar Asset Management Partners Inc.(8)	Class A Stock	2,000,000	8.0%		Class A Stock	2,000,000	2.2%		Class A Stock	2,000,000	2.3%
	Class F Stock	—	—	6.4%	Class B Stock	—	—	2.0%	Class B Stock	—	—	2.1%
					Class C Stock	—	—		Class C Stock	—	—

Magnetar Financial LLC(9)	Class A Stock	1,750,000	7.0%		Class A Stock	1,750,000	2.0%		Class A Stock	1,750,000	2.0%
	Class F Stock	—	—	5.6%	Class B Stock	—	—	1.8%	Class B Stock	—	—	1.8%
					Class C Stock	—	—		Class C Stock	—	—

Name and Address(1)	Before the Business Combination				No Redemption Scenario				Max Redemption Scenario
	Class	Beneficial Ownership	% of Class Owned	Combined Voting Power of All Classes of Stock Beneficially Owned	Class(22)	Beneficial Ownership(22)	% of Class Owned(22)	Combined Voting Power of All Classes of Stock Beneficially Owned(22)	Class(22)	Beneficial Ownership(22)	% of Class Owned(22)	Combined Voting Power of All Classes of Stock Beneficially Owned(22)

Karpus Investment Management(10)	Class A Stock	1,269,325	5.1%		Class A Stock	1,269,325	1.4%		Class A Stock	1,269,325	1.5%
	Class F Stock	—	—	4.1%	Class B Stock	—	—	1.3%	Class B Stock	—	—	1.3%
					Class C Stock	—	—		Class C Stock	—	—

All directors and executive officers of the pre-Business Combination Company as a group (10 individuals)(11)	Class A Stock	—	—		Class A Stock	19,916,666	20.4%		Class A Stock	19,916,666	21.1%
	Class F Stock	6,250,000	100%	20%	Class B Stock	—	—	18.6%	Class B Stock	—	—	19.2%
					Class C Stock	—	—		Class C Stock	—	—

Adam J. Gilchrist(12)(13)(14)(15)(21)	Class A Stock	—	—		Class A Stock	19,984,040	22.5%		Class A Stock	20,836,716	24.3%
	Class F Stock	—	—	—	Class B Stock	1,896,407	37.9%	24.1%	Class B Stock	1,829,303	36.6%	25.7%
					Class C Stock	1,896,407	37.9%		Class C Stock	1,829,303	36.6%

MWIG LLC(14)(15)(16)(21)	Class A Stock	—	—		Class A Stock	20,978,324	23.6%		Class A Stock	24,389,030	28.5%
	Class F Stock	—	—	—	Class B Stock	1,990,760	39.8%	25.3%	Class B Stock	2,141,169	42.8%	30.1%
					Class C Stock	1,990,760	39.8%		Class C Stock	2,141,169	42.8%

Mark Wahlberg(13)(14)(17)(21)	Class A Stock	—	—		Class A Stock	2,186,377	2.5%		Class A Stock	2,186,377	2.6%
	Class F Stock	—	—	—	Class B Stock	—	*	2.2%	Class B Stock	—	*	2.3%
					Class C Stock	—	*		Class C Stock	—	*

Robert B. Deutsch(14)(15)(18)(21)	Class A Stock	—	—		Class A Stock	6,900,927	7.8%		Class A Stock	6,900,927	8.1%
	Class F Stock	—	—	—	Class B Stock	654,871	13.1%	8.3%	Class B Stock	605,848	12.1%	8.5%
					Class C Stock	654,871	13.1%		Class C Stock	605,848	12.1%

Tim Brown(12)(13)	Class A Stock	—	—		Class A Stock	—	—		Class A Stock
	Class F Stock	—	—	—	Class B Stock	—	—	—	Class B Stock	—	—
					Class C Stock	—	—		Class C Stock	—	—

Ben Coates(12)(13)	Class A Stock	—	—		Class A Stock	—	—		Class A Stock
	Class F Stock	—	—	—	Class B Stock	—	—	—	Class B Stock	—	—
					Class C Stock	—	—		Class C Stock	—	—

Name and Address(1)	Before the Business Combination				No Redemption Scenario				Max Redemption Scenario
	Class	Beneficial Ownership	% of Class Owned	Combined Voting Power of All Classes of Stock Beneficially Owned	Class(22)	Beneficial Ownership(22)	% of Class Owned(22)	Combined Voting Power of All Classes of Stock Beneficially Owned(22)	Class(22)	Beneficial Ownership(22)	% of Class Owned(22)	Combined Voting Power of All Classes of Stock Beneficially Owned(22)

Jeremy Lett(12)(13)	Class A Stock	—	—		Class A Stock	—	—		Class A Stock
	Class F Stock	—	—	—	Class B Stock	—	—	—	Class B Stock	—	—
					Class C Stock	—	—		Class C Stock	—	—

John Minty(12)(13)	Class A Stock	—	—		Class A Stock	—	—		Class A Stock
	Class F Stock	—	—	—	Class B Stock	—	—	—	Class B Stock	—	—
					Class C Stock	—	—		Class C Stock	—	—

Chris Payne(12)(13)	Class A Stock	—	—		Class A Stock	—	—		Class A Stock
	Class F Stock	—	—	—	Class B Stock	—	—	—	Class B Stock	—	—
					Class C Stock	—	—		Class C Stock	—	—

Michael Raymond (13)(14)(15)(16)(19)(21)	Class A Stock	—	—		Class A Stock	20,978,324	23.6%		Class A Stock	24,389,030	28.5%
	Class F Stock	—	—	—	Class B Stock	1,990,760	39.8%	25.3%	Class B Stock	2,141,169	42.8%	30.1%
					Class C Stock	1,990,760	39.8%		Class C Stock	2,141,169	42.8%

Kerry McGuinness(12)(13)	Class A Stock	—	—		Class A Stock	—	—		Class A Stock
	Class F Stock	—	—	—	Class B Stock	—	—	—	Class B Stock	—	—
					Class C Stock	—	—		Class C Stock	—	—

Luke Armstrong(12)(13)	Class A Stock	—	—		Class A Stock	—	—		Class A Stock
	Class F Stock	—	—	—	Class B Stock	—	—	—	Class B Stock	—	—
					Class C Stock	—	—		Class C Stock	—	—

Heather Christie(12)(13)	Class A Stock	—	—		Class A Stock	—	—		Class A Stock
	Class F Stock	—	—	—	Class B Stock	—	—	—	Class B Stock	—	—
					Class C Stock	—	—		Class C Stock	—	—

Patrick Grosso(12)(13)	Class A Stock	—	—		Class A Stock	—	—		Class A Stock
	Class F Stock	—	—	—	Class B Stock	—	—	—	Class B Stock	—	—
					Class C Stock	—	—		Class C Stock	—	—

Name and Address(1)	Before the Business Combination				No Redemption Scenario				Max Redemption Scenario
	Class	Beneficial Ownership	% of Class Owned	Combined Voting Power of All Classes of Stock Beneficially Owned	Class(22)	Beneficial Ownership(22)	% of Class Owned(22)	Combined Voting Power of All Classes of Stock Beneficially Owned(22)	Class(22)	Beneficial Ownership(22)	% of Class Owned(22)	Combined Voting Power of All Classes of Stock Beneficially Owned(22)

Mitchell Raisch(12)(13)	Class A Stock	—	—		Class A Stock	—	—		Class A Stock
	Class F Stock	—	—	—	Class B Stock	—	—	—	Class B Stock	—	—
					Class C Stock	—	—		Class C Stock	—	—

All directors and executive officers of the post-Business Combination Company as a group (15 individuals)(11)(21)	Class A Stock	—	—		Class A Stock	56,323,741	58.7%		Class A Stock	60,587,122	65.4%
	Class F Stock	6,175,000	100%	20%	Class B Stock	3,887,167	77.7%	60.7%	Class B Stock	3,970,472	79.4%	67.1%
					Class C Stock	3,887,167	77.7%		Class C Stock	3,970,472	79.4%

2M Properties Pty Ltd ATF The 2M Trust(14)(15)(20)(21)	Class A Stock	—	—		Class A Stock	2,639,554	3.0%		Class A Stock	2,639,554	3.1%
	Class F Stock	—	—	—	Class B Stock	250,483	5.0%	3.2%	Class B Stock	231,733	4.6%	3.3%
	Class A Stock	—	—		Class C Stock	250,483	5.0%		Class C Stock	231,733	4.6%

(1)	Unless otherwise noted, the business address of each of the following entities or individuals is 11100 Santa Monica Boulevard, Suite 2000, Los Angeles, CA 90025.
(2)

Interests shown before the Business Combination consist solely of Founder Shares owned of record by CFI Sponsor LLC. Such shares will automatically convert into Class A Stock at the closing of the Business Combination on a one-for-one basis. Interests shown following the Business Combination consist of (i) the 6,175,000 shares of Class A Stock into which the Founder Shares will convert at closing of the Business Combination, which such shares will be owned of record by CFI Sponsor LLC and of which 1,250,000 shares comprise Lock-Up Shares, and (ii) 7,000,000 Shares of Class A Stock into which the Private Placement Warrants owned of record by CFI Sponsor LLC are exercisable, as such Warrants are exercisable 30 days following the consummation of the Business Combination on a one-for-one basis for shares of Class A Stock at an exercise price of $11.50 per share. The Founder Shares and shares of Class A Stock to which they convert are subject to restrictions on transfer as described in the section entitled “Certain Relationships and Related Transactions—The Company’s Related Party Transactions—Founder Shares.”

(3)

Crescent Capital Group LP, Beyer Family Interests LLC and TSJD Family LLC are managing members of CFI Sponsor LLC. Messrs. Attanasio and Chapus are the managing members of Crescent Capital Group LP. Mr. Beyer is a managing member of Beyer Family Interests LLC. Mr. Purdy is a managing member of TSJD Family LLC. As such, they may be deemed to have or share beneficial ownership of the Common Stock and Private Placement Warrants owned of record by CFI Sponsor LLC. Each such person disclaims any beneficial ownership of the reported shares and Private Placement Warrants other than to the extent of any pecuniary interest they may have therein, directly or indirectly.

(4)

Interests shown before the Business Combination consist of the interests described in footnote (2) above. Interests shown following the Business Combination consist of (i) the shares of Class A Stock and the shares of Class A Stock into which the Private Placement Warrants are exercisable that are described in footnote (2); and (ii) assuming the purchase right under the Amended and Restated Forward Purchase Agreement is not assigned, the 5,000,000 shares of Class A Stock and 1,666,666 shares of Class A Stock into which the 1,666,666 2⁄3 Warrants to be purchased by Crescent Capital Group LP are exercisable to be purchased by Crescent Capital Group LP pursuant to the Amended and Restated Forward Purchase Agreement immediately prior to the closing of the Business Combination. The Founder Shares and shares of Class A Stock into which they convert are subject to restrictions on transfer as described in the section entitled “Certain Relationships and Related Transactions—The Company’s Related Party Transactions—Founder Shares” and the shares of Class A Stock and Warrants to be purchased pursuant to the Amended and Restated Forward Purchase Agreement are subject to the restrictions on transfer as described in the section entitled “Certain Relationships and Related Transactions—The Company’s Related Party Transactions—Amended and Restated Forward Purchase Agreement.” Crescent Capital Group LP, Beyer Family Interests LLC and TSJD Family LLC are managing members of CFI Sponsor LLC. Messrs. Attanasio and Chapus are the managing members of Crescent Capital Group LP. As such, they may be deemed to have or share beneficial ownership of the Class A Stock and Warrants owned of record by CFI Sponsor LLC and Crescent Capital Group LP. Each such person disclaims any beneficial ownership of the reported securities other than to the extent of any pecuniary interest they may have therein, directly or indirectly.

(5)	Current officer and/or director.
(6)

Interests shown before the Business Combination consist solely of Founder Shares. Such shares will automatically convert into Class A Stock at the closing of the Business Combination on a one-for-one basis. Interests shown following the Business Combination consist of the shares of Class A Stock into which the Founder

Shares will convert at the closing of the Business Combination. The Founder Shares and shares of Class A Stock into which they convert are subject to restrictions on transfer as described in the section entitled “Certain Relationships and Related Transactions—The Company’s Related Party Transactions—Founder Shares.”
(7)

According to a Schedule 13G filed with the SEC on February 14, 2020, HGC Investment Management Inc. serves as the investment manager to HGC Arbitrage Fund LP. HGC Investment Management Inc. has voting and dispositive power with regard to the 2,004,504 shares of the Company and their business address is 366 Adelaide, Suite 601, Toronto, Ontario M5V 1R9, Canada.

(8)

According to a Schedule 13G filed with the SEC on February 10, 2020, Polar Asset Management Partners Inc. serves as the investment manager to Polar Multi-Strategy Master Fund, a Cayman Islands exempted company, and certain managed accounts. Polar Asset Management Partners Inc. has voting and dispositive power with regard to the 2,000,000 shares of the Company and their business address is 401 Bay Street, Suite 1900, PO Box 19, Toronto, Ontario M5H 2Y4, Canada.

(9)

According to a Schedule 13G filed with the SEC on February 13, 2020, Magnetar Financial LLC, a Delaware limited liability company (“Magnetar Financial”) shares voting and dispositive power with Magnetar Capital Partners LP, Supernova Management LLC and Alec N. Litowitz with regard to the 1,750,000 shares of the Company. These shares are held for Magnetar Constellation Master Fund, Ltd, Magnetar Constellation Fund II, Ltd, Magnetar Xing He Master Fund Ltd, Magnetar SC Fund Ltd, and Magnetar Capital Master Fund Ltd, all Cayman Islands exempted companies, collectively (the “Magnetar Funds”). Magnetar Financial serves as the investment adviser to the Magnetar Funds, and as such, Magnetar Financial exercises voting and investment power over the common shares held for the Magnetar Funds’ accounts. Magnetar Capital Partners LP serves as the sole member and parent holding company of Magnetar Financial. Supernova Management LLC is the general partner of Magnetar Capital Partners LP. The manager of Supernova Management LLC is Alec N. Litowitz. The address of the principal business office of each of Magnetar Financial, Magnetar Capital Partners LP, Supernova Management LLC and Alec N. Litowitz is 1603 Orrington Avenue, 13th Floor, Evanston, Illinois 60201.

(10)

According to a Schedule 13G filed with the SEC on February 14, 2020, Karpus Investment Management serves as an investment manager and has voting and dispositive power with regard to the 1,269,325 shares of the Company and their business address is 183 Sully’s Trail, Pittsford, New York 14534.

(11)

Pre-Business Combination includes the following 10 individuals: Robert D. Beyer (officer and director), Jean-Marc Chapus (director), Todd M. Purdy (officer and director), Christopher G. Wright (officer), Al Hassanein (officer), George P. Hawley (officer), Sandra V. Naftzger (director), Kathleen S. Briscoe (director), John J. Gauthier (director) and Jason D. Turner (director). Post-Business Combination includes the following 15 individuals: Robert D. Beyer (director), Todd M. Purdy (director), Adam J. Gilchrist (officer and director), Mark Wahlberg (director), Tim Brown (director), Ben Coates (director), Jeremy Lett (director), John Minty (director), Chris Payne (officer and director), Michael Raymond (director), Kerry Mcguinness (director), Luke Armstrong (officer), Heather Christie (officer), Patrick Grosso (officer) and Mitchell Raisch (officer).

(12)	The business address for this person is c/o F45 Training Holdings Inc., 236 California Street, El Segundo, California 90245.
(13)	Named officer and/or director of the post-Business Combination Company.
(14)

As discussed in the section entitled “Certain Relationships and Related Transactions—The Company’s Related Party Transactions—Registration Rights Agreement,” it is contemplated that effective upon the closing of the Business Combination, such person will be party to the Amended and Restated Registration Rights Agreement, and as such the shares of Class A Stock owned by such person will be subject to the restrictions on transfer provided for therein. As such, such person may be deemed not to have investment power over any of the shares of Class A Stock reflected as beneficially owned by such person.

(15)

Such person does not have investment power over any of the shares of Class B Stock or Class C Stock reflected as beneficially owned by such person as such stock is subject to transfer restrictions provided for in the Second Amended and Restated Certificate of Incorporation (see section entitled “Description of Securities—Authorized and Outstanding Stock—Common Stock”).

(16)

FOD Capital LLC owns over 90% of Class A membership interests in MWIG LLC and is the sole manager of MWIG LLC. Mr. Raymond, one of the proposed post-Business Combination Company directors, is the sole manager of FOD Capital LLC and as such may be deemed to beneficially own the shares of our common stock beneficially owned by MWIG LLC. The business address of each of MWIG LLC and Mr. Raymond is 7009 Shrimp Road, Suite 4 Key West, FL 33040.

(17)

The business address for Mr. Wahlberg is Mark Wahlberg c/o Cortina Business Management 233 Needham Street, Suite 300 Newton, MA 02464-1502. Excludes (i) under the no redemption scenario, 207,479 shares of Class B-2 Stock and 207,479 shares of Class C-2 Stock, and (ii) under maximum redemption scenario 191,947 shares of Class B-2 Stock and 191,947 shares of Class C-2 Stock, in each case to be issued to Mr. Wahlberg pursuant to the Merger Agreement as Mr. Wahlberg will not have beneficial ownership over such shares as they are subject to restrictions on transfer and are not entitled to vote on any matters, except as may be otherwise required by law or the Second Amended and Restated Certificate of Incorporation.

(18)	The business address for Mr. Deutsch is 2 Bronte Marine Drive Bronte NSW 2024 Sydney, Australia.
(19)

As disclosed in footnote (17), Mr. Raymond is the sole manager of FOD Capital LLC, which is the sole manager of MWIG LLC. As such, Mr. Raymond may be deemed to beneficially own the shares of Common Stock beneficially owned by MWIG LLC.

(20)

The sole trustee of The 2M Trust is 2M Properties Pty Ltd, of which Joseph Marano is the sole director. As such Joseph Marano may be deemed to beneficially own the shares of our common stock beneficially owned by The 2M Trust. The business address for The 2M Trust is 2M Properties Pty Ltd ATF The 2M Trust c/o Deloitte Legal Pty Ltd Level 25, 123 Eagle Street Brisbane Qld 4000.

(21)

As discussed in the section entitled “Proposal No. 1—Approval of the Business Combination—Related Agreements—Stockholders’ Agreement,” it is contemplated that, effective upon the closing of the Business Combination, such person will be party to the Stockholders’ Agreement, and that such Stockholders’ Agreement will include a voting agreement with respect to certain director nominee designation rights. As a result of such voting agreement, such person may be deemed to beneficially own the shares of our Class A Stock beneficially owned by the other parties to the Stockholders’ Agreement. Such person disclaims beneficial ownership of any shares of our Class A Stock held by any of the other parties to the Stockholders’ Agreement.

(22)

Class B Stock references include both Class B-1 Stock and Class B-2 Stock. Class C Stock references include both Class C-1 Stock and Class C-2 Stock. The Class B-1 Stock and Class C-1 Stock will entitle the holders thereof to vote on all matters that holders of Class A Stock are entitled to vote on, with the Class B-1 Stock, Class C-1 Stock and Class A Stock being treated as single class. The Class B-2 Stock and Class C-2 Stock, which will only be held by Mr. Wahlberg, are non-voting shares and, as such, have been excluded from all calculations of combined voting power and all presentations of Class B Stock and Class C Stock in this table.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company’s Related Party Transactions

Founder Shares

On November 29, 2017, our Sponsor purchased 8,625,000 Founder Shares for $25,000. In January 2018, the Sponsor surrendered 1,437,500 Founder Shares to the Company for no consideration, resulting in an aggregate of 7,187,500 Founder Shares outstanding. Up to 937,500 Founder Shares were subject to forfeiture to the extent that the over-allotment option was not exercised by the underwriters within 45 days from the effective date of the registration statement, March 7, 2019. In April 2019, the underwriters’ over-allotment option expired and as a result the Sponsor forfeited 937,500 shares of Class F Stock, resulting in an aggregate of 6,250,000 Founder Shares outstanding.

The holders of the Founder Shares have agreed, subject to limited exceptions, not to transfer, assign or sell any of their Founder Shares until the earlier to occur of: (A) one year after the completion of the Business Combination or (B) subsequent to the Business Combination, (x) if the last sale price of the Company’s Class A Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Business Combination, or (y) the date on which the Company completes a liquidation, merger, stock exchange, reorganization or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of Common Stock for cash, securities or other property.

Our Sponsor has also agreed, pursuant to the Sponsor Support Agreement, to subject 1,250,000 of its Founder Shares to up to an additional five-year lock-up in which, subject to limited exceptions, it may not transfer, assign or sell such Founder Shares until, following the closing of the Business Combination: (A) the volume weighted average share price of Class A Stock trading on Nasdaq or another national securities exchange equals or exceeds $12.50 per share for any 20 trading days within any 30-trading day period or any shares of Class B Stock shall be converted or become eligible for conversion into shares of Class A Stock or any other form of consideration, in which case 50% of such Lock-Up Shares will be released; and (B) the volume weighted average share price of Class A Stock trading on Nasdaq or another national securities exchange equals or exceeds $15.00 per share for any 20 trading days within any 30-trading day period or any shares of Class C Stock shall be converted or become eligible for conversion into shares of Class A Stock or any other form of consideration, in which case the remaining 50% of such Lock-Up Shares will be released. Any of such Lock-Up Shares that are not release are forfeited.

Private Placement Warrants

Our Sponsor purchased an aggregate of 7,000,000 Private Placement Warrants at a price of $1.00 per warrant for an aggregate purchase price of $7,000,000 in a private placement that occurred simultaneously with the closing of the IPO. Each Private Placement Warrant is exercisable for one whole share of Class A Stock at a price of $11.50 per share (subject to adjustment for stock splits, stock dividends, reorganizations, recapitalizations and the like and for certain issuances of equity or equity-linked securities). $5,000,000 of the proceeds of the Private Placement Warrants were added to the proceeds from the IPO to be held in the Trust Account such that, at the closing of the IPO, $250,000,000 was held in the Trust Account. If the Initial Business Combination is not completed within 24 months (by March 12, 2021) from the closing of the IPO, the proceeds from the sale of the Private Placement Warrants held in the Trust Account will be used to fund the redemption of the public shares (subject to the requirements of applicable law) and the Private Placement Warrants will expire worthless. The Private Placement Warrants will be non-redeemable and exercisable on a cashless basis so long as they are held by the Sponsor or its permitted transferees. In April 2019, the underwriters’ over-allotment option expired and as a result the Sponsor’s agreement to purchase up to an additional 750,000 Private Placement Warrants also expired.

Amended and Restated Forward Purchase Agreement

On February 26, 2019, the Company entered into a forward purchase agreement with Crescent, in Crescent’s capacity as investment advisor to one or more investment funds or accounts managed by Crescent and its affiliates. On June 24, 2020, Crescent and the Company entered into the Amended and Restated Forward Purchase Agreement, pursuant to which Crescent has committed to purchase from the Company, subject to the terms and conditions set forth therein, 5,000,000 shares of Class A Stock plus 1,666,666 2⁄3 Warrants for an aggregate purchase price of $50 million in a private placement that will close immediately prior to the Business Combination, which such commitment Crescent may assign, in whole or in part, to certain transferees, including, but not limited to, its current or prospective limited partners (Crescent and such possible transferees together comprising the Forward Purchasers). The securities issued pursuant to the Amended and Restated Forward Purchase Agreement, subject to limited exceptions, cannot be transferred, assigned or sold until the earlier to occur of: (A) one year after the completion of the Business Combination or (B) subsequent to the Business Combination, (x) if the last sale price of the Company’s Class A Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Business Combination, or (y) the date on which the Company completes a liquidation, merger, stock exchange, reorganization or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of Common Stock for cash, securities or other property.

Registration Rights

On March 7, 2019, the Company entered into a registration rights agreement with the Initial Stockholders. At the closing of the Business Combination, the Company will enter into the Amended and Restated Registration Rights Agreement, substantially in the form attached as Annex F to this proxy statement, with certain stockholders of the post-Business Combination Company, including the Initial Stockholders and the F45 Stockholders. Pursuant to the terms of the Amended and Restated Registration Rights Agreement, (a) any outstanding share of Class A Stock or any other equity security (including the Private Placement Warrants) of the Company held by a signatory thereto (besides the Company) as of the date of the Amended and Restated Registration Rights Agreement or thereafter acquired by a such holder (including the shares of Class A Stock issued upon conversion of the Class F Stock, Class B Stock or Class C Stock and upon exercise of any Private Placement Warrants or any other equity security of the Company) and (b) any other equity security of the Company issued or issuable with respect to any such share of Common Stock held by such holder by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise, will be entitled to registration rights.

The Amended and Restated Registration Rights Agreement provides that the Company will, as soon as practicable, but in any event within 30 days after the consummation of the Business Combination, file with the SEC a shelf registration statement. Such shelf registration statement shall register the resale of all securities registrable pursuant to the Amended and Restated Registration Rights Agreement held by the signatories thereto (besides the Company) from time to time, and the Company will use commercially reasonable efforts to have such registration statement declared effective as soon as practicable after the filing thereof, but in no event later than 60 days following the initial filing deadline. A majority of the signatories to the Amended and Restated Registration Rights Agreement associated with the Sponsor, as a group, and a majority of the F45 Stockholders, as a group, are each entitled to make up to three demands for registration, excluding short form demands, that the Company register shares of Common Stock held by these parties. In addition, the Amended and Restated Registration Rights Agreement provides certain “piggy-back” registration rights. The Company will bear the expenses incurred in connection with the filing of any registration statements filed pursuant to the terms of the Amended and Restated Registration Rights Agreement. The Company and the other signatories to the Amended and Restated Registration Rights Agreement will provide customary indemnification in connection with offerings of Common Stock effected pursuant to the terms of the Amended and Restated Registration Rights Agreement.

Under the Amended and Restated Registration Rights Agreement, the F45 Stockholders will also be bound by restrictions, subject to certain exceptions, on the transfer of their Class A Stock acquired pursuant to the Merger Agreement until the earlier of (x) 180 days after the completion of the Business Combination or (y) the date on which the Company completes a liquidation or similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of Common Stock for cash, securities or other property.

Separately, on March 7, 2019, we entered into a letter agreement with our Sponsor and our directors and officers at the time (which includes our Initial Stockholders), and, on February 14, 2020, we entered into a letter agreement with our subsequently appointed director, pursuant to which they agreed to restrictions on the transfer of any securities of the Company owned by them (including all of the Founder Shares and Private Placement Warrants), which (i) in the case of the Class F Stock, which will be converted into shares of Class A Stock at the consummation of the Business Combination on a one-for-one basis, is the earlier of (x) one year after the completion of the Business Combination, (y) the last sale price of shares of our Class A Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Business Combination, or (z) the date on which Company completes a liquidation or similar transaction that results in all of the Company’s stockholders have the right to exchange their shares of Common Stock for cash, securities or other property, and (ii) in the case of the Private Placement Warrants and the respective Class A Stock underlying the Private Placement Warrants, is 30 days after the completion of the Business Combination.

Related Party Loans and Advances

On November 21, 2017, the Sponsor agreed to loan the Company an aggregate of up to $300,000 to cover expenses related to the IPO pursuant to an unsecured promissory note. This note was amended and restated on November 6, 2018. This note was non-interest bearing and payable on the earlier of December 31, 2019, or the closing of the IPO. On March 13, 2019, the note balance of $300,000 was repaid in full.

Crescent advanced the Company an aggregate of $118,323 to cover expenses related to the IPO. The advances were non-interest bearing and due on demand. On March 13, 2019, these advances were repaid in full.

As of December 31, 2019, an affiliate of the Company paid administrative expenses of $454,757, of which $333,063 was repaid, for a net of $121,694, which is reflected in the accompanying balance sheets. These amounts are due on demand and are non-interest bearing.

Administrative Support Agreement

On March 7, 2019, the Company entered into an agreement to pay $10,000 a month to Crescent for office space, utilities, and administrative and support services and will terminate the agreement upon the earlier of the Business Combination or the liquidation of the Company. For the year ended December 31, 2019, the Company incurred expenses of $98,065, which are included in general and administrative expenses on the statements of operations, of which $60,000 was payable as of December 31, 2019, and included in accounts payable and accrued expenses on the accompanying balance sheets.

Related Party Policy

Our Sponsor, officers and directors or any of their respective affiliates will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on the Business Combination. Our Audit Committee will review on a quarterly basis all payments that were made to our Sponsor, officers, directors or our or any of their affiliates and will determine which expenses and the amount of expenses that will be reimbursed. There is no cap or ceiling on the reimbursement of out-of-pocket expenses incurred by such persons in connection with activities on our behalf.

On November 21, 2017, the Sponsor agreed to loan the Company an aggregate of up to $300,000 to cover expenses related to our IPO pursuant to a Note. This Note was amended and restated on November 6, 2018. This Note was non-interest-bearing and payable on the earlier of December 31, 2019, or the closing of the Initial Public Offering. On March 13, 2019, the Note balance of $300,000 was repaid in full.

In addition, in order to finance transaction costs in connection with the Business Combination, our Sponsor or an affiliate of our Sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. If we complete the Business Combination, we would repay such loaned amounts out of the proceeds of the Trust Account released to us. Otherwise, such loans would be repaid only out of funds held outside the Trust Account. The terms of such loans, if any, have not been determined and no written agreements exist with respect to such loans. We do not expect to seek loans from parties other than our Sponsor or an affiliate of our Sponsor as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our Trust Account.

F45 Related Party Transactions

The following is a description of each transaction since January 1, 2017 and each currently proposed transaction in which:

•	F45 has been or is to be a participant;

•	the amount involved exceeded or exceeds $120,000; and

•

any of F45’s directors, executive officers or holders of more than 5% of F45’s outstanding capital stock, or any immediate family member of, or person sharing the household with, any of these individuals or entities, had or will have a direct or indirect material interest.

LIIT Licensing Transaction

On June 23, 2020, F45 entered into an Asset Transfer and Licensing Agreement with LIIT LLC (“LIIT”) an entity wholly-owned by Adam Gilchrist (F45’s Co-Founder and Chief Executive Officer). Pursuant to this agreement, F45 will sell to LIIT certain at-home exercise equipment packages (including the intellectual property rights thereto) for $1.0 million payable on or before December 31, 2020. LIIT will also assume all outstanding rights and obligations related to these exercise equipment packages from F45. In addition, pursuant to this agreement, LIIT will license from F45 certain intellectual property rights necessary for LIIT to sell such exercise equipment packages. In exchange for this license, LIIT will pay F45 an annual license fee equal to the greater of (a) $1.0 million and (b) 6% of the annual gross revenue of LIIT, less any payments made by LIIT to third parties in connection with the sale of such exercise equipment packages. This agreement will expire on July 1, 2030, unless otherwise terminated upon mutual agreement of F45 and LIIT. Upon termination or expiration of this agreement, LIIT must: (i) immediately cease all use and application of the licensed intellectual property; (ii) promptly return to F45, or otherwise dispose of as F45 may instruct, all documents, databases, lists and materials (whether hard copy or electronic form) including any advertising and promotion material, labels, tags, packaging material, advertising and promotional matter and all other material relating to the licensed intellectual property in the possession or control of LIIT; and (iii) immediately cease to hold itself out as having any rights in relation to the licensed intellectual property from the date of termination.

MWIG Transaction

As discussed in “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Recent Transactions,” on March 15, 2019, MWIG acquired a minority investment in F45. Such investment was effectuated through the following transactions between F45 and/or F45 Aus, F45’s predecessor, on the one hand, and, MWIG and F45’s initial stockholders, on the other hand. Immediately following such transactions, F45 held, through its direct and indirect subsidiaries, all of the outstanding shares of F45 Aus and became owned, on an as-converted basis (assuming the conversion of its convertible preferred stock into 15,274,808 shares of common stock and assuming that all of the F45 RSUs issued to Mark Wahlberg fully vest (see “—Promotional Agreement” for more details regarding the F45 RSUs held by Mr. Wahlberg)), 28.59% by Mr. Gilchrist, 28.59% by Rob Deutsch (F45’s Co-Founder and former Executive Chairman), 6.35% by The 2M Trust, 33.47% by MWIG and 3.00% by Mark Wahlberg (a member of F45’s board of directors):

•	On March 12, 2019, F45 was incorporated in the State of Delaware as an ultimate holding company.

•

On March 15, 2019, F45 and two newly formed acquisition vehicle subsidiaries, including Flyhalf Acquisition Company Pty Ltd (“Flyhalf Acquisition”) entered into a Master Subscription and Contribution Agreement with MWIG (the “Master Subscription and Contribution Agreement”) pursuant to which, among other things, MWIG purchased 10,000,000 shares of F45’s convertible preferred stock for $100,000,000 in cash.

•

On March 15, 2019, concurrent with the entry into the Master Subscription and Contribution Agreement, F45, Flyhalf Acquisition, MWIG, Mr. Gilchrist and The 2M Trust entered into a Share Purchase Agreement (the “Share Purchase Agreement”) pursuant to which, among other things, (i) on March 15, 2019, immediately following the consummation of the MWIG investment described above, each of Messrs. Gilchrist and Deutsch and The 2M Trust sold to Flyhalf Acquisition all of their existing capital stock in F45 Aus in exchange for (a) an aggregate of $100,000,000 in cash (of which $45,000,000 was paid to Mr. Gilchrist, $45,000,000 was paid to Mr. Deutsch and $10,000,000 was paid to The 2M Trust), (b) the Initial Stockholder Notes, as discussed below, and (c) the issuance of an aggregate of 29,000,000 shares of F45’s common stock (of which 13,050,000 shares were issued to Mr. Gilchrist, 13,050,000 shares were issued to Mr. Deutsch and 2,900,000 shares were issued to The 2M Trust); and (ii) F45 was permitted to sell up to 1,000,000 additional shares of F45’s convertible preferred stock to MWIG for a price per share of $10.00, subject to the proceeds from such sale being contributed to Flyhalf Acquisition and being used solely to prepay in an equal amount the then outstanding principal balance under the Initial Stockholder Notes on a pro rata basis.

•

On April 26, 2019, pursuant to the Share Purchase Agreement, F45 issued and sold to MWIG an additional 1,000,000 shares of its convertible preferred stock at $10.00 per share, for an aggregate purchase price of $10,000,000 in cash. Such subsequent investment by MWIG is referred to in this proxy statement as the subsequent MWIG investment.

Stockholders’ Agreement

In connection with the MWIG transaction described above, on March 15, 2019, F45, MWIG, Messrs. Gilchrist and Deutsch and The 2M Trust entered into a stockholders’ agreement (the “F45 Stockholders’ Agreement”), which was subsequently amended on May 6, 2019. The F45 Stockholders’ Agreement entitles the then existing stockholders of F45 and MWIG to certain rights, including designation of directors, registration rights, preemptive rights, co-sale rights, rights of first refusal, drag along rights and, in the case of MWIG, certain information and protective rights. Pursuant to the F45 Stockholders’ Agreement, each of the stockholders party thereto has also granted a proxy and power of attorney to F45’s chief executive officer with respect to certain matters, as described below. The F45 Stockholders’ Agreement will be terminated in connection with the consummation of the Business Combination.

Promotional Agreement

In connection with the MWIG transaction described above, on March 15, 2019, F45 entered into the Promotional Agreement with Mark Wahlberg, a member of its board of directors and an investor in MWIG, pursuant to which Mr. Wahlberg has agreed to provide certain promotional services to F45. Under the Promotional Agreement, Mr. Wahlberg has agreed to devote a reasonable amount of time to promotion of the F45 brand and participation in certain marketing opportunities, which include, but are not limited to, public appearances, product placement, publicity shoots and social media posts about F45 and its brand. In exchange for the agreed upon services provided for in the Promotional Agreement, F45 issued to Mr. Wahlberg 1,369,324 F45 RSUs which are described below under “—F45 RSUs”. Pursuant to the Promotional Agreement, F45 has also agreed to pay Mr. Wahlberg’s out-of-pocket expenses and certain travel expenses (including, in some cases, the cost of private jet transportation) in connection with his performance of services thereunder. In connection with the consummation of the Business Combination, the vesting of Mr. Wahlberg’s F45 RSUs will be cancelled in full in exchange for a combination of the Company’s stock and Earn-Out Shares. See the section entitled “Proposal No. 1—Approval of the Business Combination—The Merger Agreement.”

Initial Stockholder Notes

As discussed above under “MWIG Transaction,” in connection with such transactions, on March 15, 2019, Flyhalf Acquisition, issued (i) a $22,500,000 secured promissory note to Mr. Gilchrist, (ii) a $22,500,000 secured promissory note to Mr. Deutsch and (iii) a $5,000,000 secured promissory note to The 2M Trust, for an aggregate principal amount of $50,000,000 (collectively, the “Initial Stockholder Notes”). Each Initial Stockholder Note accrues interest at a rate equal to (a) for the period from issuance until March 14, 2020, 8.00% per annum and (b) from and after March 15, 2020, 10.00% per annum, in each case on the unpaid principal amount, on the basis of a 360 day year.

F45 also entered into a Guaranty with each of Messrs. Gilchrist and Deutsch and The 2M Trust pursuant to which it guaranteed the obligations of Flyhalf Acquisition under the Initial Stockholder Notes.

On April 26, 2019, in connection with the subsequent MWIG investment, F45 contributed the $10,000,000 in cash proceeds received therefrom to Flyhalf Acquisition, which in turn used such funds to prepay an aggregate of $9,533,333 in outstanding principal balance under the Initial Stockholder Notes and to repay $466,667 of accrued interest. Of such amount, $4,500,000 was paid to Mr. Gilchrist, $4,500,000 was paid to Mr. Deutsch and $1,000,000 was paid to The 2M Trust. Immediately following such payments, there remained as of April 26, 2019 an aggregate outstanding principal balance under the Initial Stockholder Notes of $40,466,667, of which $18,210,000 principal amount remained outstanding under Mr. Gilchrist’s Initial Stockholder Note, $18,210,000 principal amount remained outstanding under Mr. Deutsch’s Initial Stockholder Note and a $4,046,667 principal amount remained outstanding under The 2M Trust’s Initial Stockholder Note.

As described in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” on September 18, 2019, F45 entered into the Credit Agreement with JPMorgan Chase Bank, N.A. F45 used a portion of the proceeds of that Credit Agreement to repay in full the aggregate outstanding principal amount and accrued and unpaid interest on the Initial Stockholder Notes. Accordingly, on September 18, 2019, Flyhalf Acquisition paid to (a) Mr. Gilchrist, $18,800,813 in respect of the outstanding principal amount and accrued and unpaid interest under his Initial Stockholder Note, (b) Mr. Deutsch, $18,800,813 in respect of the outstanding principal amount and accrued and unpaid interest under his Initial Stockholder Note and (c) The 2M Trust, $4,177,959 in respect of the outstanding principal amount and accrued and unpaid interest under its Initial Stockholder Note.

Loans

Historically, F45’s subsidiary, F45 Training Pty Ltd, had an informal and ongoing arrangement to extend non-interest bearing loans, from time to time, to Messrs. Gilchrist and Deutsch, for various purposes. As of December 31, 2016, 2017 and 2018 and as of March 15, 2019, immediately prior to the consummation of the MWIG Transaction, there were:

•	$1,585,110, $4,868,533, $11,087,125 and $11,609,711, respectively, in outstanding loans to Mr. Gilchrist; and

•	$1,786,125, $5,250,340, $11,573,797 and $11,845,779, respectively, in outstanding loans to Mr. Deutsch.

The loans were expected to be repaid in full or netted against future distributions that Messrs. Gilchrist and Deutsch would otherwise realize through an exit event or ordinary distributions from the business in the future. In conjunction with the MWIG Transaction, F45’s board of directors passed a resolution on March 15, 2019, to forgive in full the outstanding loans that were extended to Messrs. Gilchrist and Deutsch. Accordingly, on March 15, 2019, the $11,609,711 and $11,845,779 in outstanding loans to Messrs. Gilchrist and Deutsch, respectively, were forgiven. The forgiveness of such loans resulted in the outstanding balance being written off and recognized as compensation expense during the three months ended March 31, 2019.

In addition, F45 Training Pty Ltd. had an informal and ongoing arrangement to extend non-interest bearing loans, from time to time, to Fitness Engineers Pty Ltd, which at such time was jointly owned by Messrs. Gilchrist and Deutsch. During the year ended December 31, 2016, the largest amount outstanding under such loans was $132,000. During the year ended December 31, 2017, F45 Training Pty Ltd. forgave such loans in full and no such loans were extended in the year ended December 31, 2018 or 2019 or are expected to be extended in the future.

Franchise Relationships

Messrs. Gilchrist and Deutsch are also franchisees. Messrs. Gilchrist and Deutsch, through their respective ownership interest in the following entities, have opened 10 F45 studios as of March 31, 2020. Each of Messrs. Gilchrist and Deutsch hold the following ownership interests in the respective entities:

•

50% ownership interest in Group Training, LLC (during the relevant period, Mr. Deutsch sold his interest in Group Training, LLC to Mr. Gilchrist who, as of the date of this proxy statement, holds a 100% interest in Group Training, LLC);

•	50% ownership interest in F45 Westside, LLC;

•	25% ownership interest in Balance Gym U Street, LLC;

•	25% ownership interest in Balance Gym Columbia Heights, LLC; and

•	25% ownership interest in Balance Gym Penrose, LLC.

In accordance with the terms of the franchise agreements between F45 or its applicable subsidiary, on the one hand, and the above entities or their wholly-owned subsidiaries, as applicable, on the other hand, such entities and their respective subsidiaries, as applicable, have collectively paid to F45 royalties and other fees, which totaled approximately $0.4 million, $0.4 million, $0.2 million and $35,000, in the years ended 2017, 2018 and 2019 and the quarter ended March 31, 2020, respectively. The franchise agreements with such entities and their subsidiaries, as applicable, are commensurate with other franchise agreements executed during the same time period.

Mr. Deutsch, through his 10% ownership interest in CDKS Fitness Ltd, has also opened two studios as of March 31, 2020. In accordance with the terms of the franchise agreements between F45 and CDKS Fitness Ltd, CDKS Fitness Ltd has paid to F45 royalties and other fees, which have been less than $120,000 in each of the last three fiscal years. The franchise agreement with CDKS Fitness Ltd is commensurate with other franchise agreements executed during the same time period.

Messrs. Wahlberg and Raymond, both of whom are members of F45’s board of directors, as well as Mr. Raymond’s wife, Dannielle Raymond, are also franchisees. Mr. Wahlberg and Mr. and Mrs. Raymond, through his 10% and their 60%, respective ownership interests in MADE Fitness LLC and FOD 2 Fitness LLC, are in the process of opening three studios as of March 31, 2020. In accordance with the terms of the franchise agreements between F45, on the one hand, and each of MADE Fitness LLC and FOD 2 Fitness LLC, on the other hand, MADE Fitness LLC and FOD 2 Fitness LLC have collectively paid to F45 franchise fees, which totaled $0.3 million and $0.1 million in the year ended December 31, 2019 and the quarter ended March 31, 2020, respectively. No such fees were paid in 2017 or 2018 as F45 was not party to a franchise agreement with MADE Fitness LLC or FOD 2 Fitness LLC during such periods. The franchise agreements with MADE Fitness LLC and FOD 2 Fitness LLC are commensurate with other franchise agreements executed during the same time period.

F45 believes the franchise relationships described above will continue on the same or similar terms as those currently in place during fiscal year 2020.

Other Commercial Relationships

F45 utilizes RAW Global (Aus) Pty Ltd, or RAW Global, for certain shipping and logistic services. RAW Global is owned by Brook Capner, the brother of Elliot Capner, F45’s Chief Commercial Officer. RAW Global provides the shipping and logistical services to F45 pursuant to its standard terms and conditions and on arms’ length terms. In the years ended 2017, 2018 and 2019 and the quarter ended March 31, 2020 F45 paid approximately $11,000, $2.2 million, $2.1 million and $1.1 million, respectively, in connection with RAW Global.

F45 and Group Training, LLC also entered into a services agreement, dated January 1, 2019 (the “Services Agreement”). Pursuant to the Services Agreement, which was negotiated and entered into on arms’ length terms, F45 have agreed to make available to Group Training, LLC certain of F45’s employees, or the designated employees, for operational and administrative support services in exchange for a service fee based on the aggregate of each designated employees allocated wages, plus a premium, pro rated based on actual days elapsed during the period of service. Prior to the entry into this Services Agreement, F45 Aus and its subsidiaries provided similar services to Group Training, LLC and its subsidiaries as requested by Group Training, LLC without a formal agreement.

During the years ended December 31, 2018 and 2019 and the quarter ended March 31, 2020, Group Training, LLC incurred fees of $0.2 million and $0.4 million and $0, respectively, in respect of services provided by F45 pursuant to this arrangement.

F45 Training Pty Ltd, Hakaoh Club Limited, or the licensor, and Messrs. Gilchrist and Deutsch, entered into a license agreement, or the License Agreement, dated as of September 1, 2019, for the use of certain property in Paddington, Australia for F45’s Australian franchise operations. Pursuant to the License Agreement, Messrs. Gilchrist and Deutsch have guaranteed the payment of the license fee and the obligations of F45 Training Pty Ltd under the License Agreement, including, among other things, its obligations to pay damage to the licensor for breach of the License Agreement covenants, for the licensor’s loss or damage due to abandonment or vacating the property site and for the loss or damage as a consequence of disclaimer of the License Agreement on F45 Training Pty Ltd’s insolvency. Mr. Gilchrist’s and Mr. Deutsch’s obligations as guarantors under the License Agreement are joint and several. The License Agreement replaced a similar license agreement among the parties that expired on August 31, 2019. During the years ended December 31, 2018 and 2019 and the quarter ended March 31, 2020, neither Mr. Gilchrist nor Mr. Deutsch were required to make any payments under the License Agreement or the predecessor agreement.

F45 Training Incorporated is a party to a guaranty of lease (the “Guaranty of Lease”), dated as of October 1, 2017. Pursuant to the Guaranty of Lease, F45 Training Incorporated has guaranteed $167,000 in aggregate total lease payments over approximately two years for a studio in Pacific Palisades, California, owned by Westside, LLC, which is 50% owned by each of Messrs. Gilchrist and Deutsch. During the years ended December 31, 2017, 2018 and 2019 and the quarter ended March 31, 2020, F45 Training Incorporated was not required to make any payments under the Guaranty of Lease.

F45 Training Incorporated and Whelpy LLC, which is owned 50% by each of Messrs. Gilchrist and Deutsch, entered into a marketing and design agreement, or the Marketing & Design Agreement, dated as of

March 1, 2018. Pursuant to the Marketing & Design Agreement, Whelpy LLC agreed to provide marketing and design services, including lead generation and development of marketing collateral and assets for franchise openings and corporate campaigns, to F45 and its franchisees, from March 1, 2018 to December 31, 2018, in exchange for a service fee. For the year ended December 31, 2018, F45 incurred expenses of $2.2 million under the Marketing & Design Agreement, which expired in accordance with its terms on December 31, 2018 and was not renewed or extended.

F45 is party to an oral arrangement with Christine and Thomas Deutsch Pty Ltd., which is owned by Christine Deutsch and Thomas Deutsch, who are immediate family members of Mr. Deutsch, pursuant to which F45 purchases in the ordinary course of business apparel and merchandise. During the years ended 2017, 2018 and 2019 and the quarter ended March 31, 2020, F45 purchased $0.5 million, $0.7 million and $0.1 million and $0, respectively, of apparel and merchandise from Christine & Thomas Deutsch Pty Ltd.

Legal Settlement

On November 29, 2017, a franchisee filed a suit against F45 alleging violation of the Franchise Disclosure Act and similar state laws. On September 4, 2018, F45 reached a settlement with the franchisee whereby Group Training, LLC, which is co-owned by Messrs. Gilchrist and Deutsch, acquired the franchise from the franchisee in exchange for $232,000.

Transaction Bonuses

F45 intends to pay certain employees, including certain of its executive officers, cash bonuses in connection with a successful completion of the Business Combination. The bonuses will be paid in a single lump sum cash payment upon the completion of the Business Combination. F45 expects that the cash payment will be in an aggregate amount of up to $2.0 million for all employees.

F45 RSUs

On March 15, 2019, F45 issued 1,369,324 RSUs, which are also referred to herein as the F45 RSUs, to Mr. Wahlberg pursuant to a Promotional Agreement executed between him and F45. The Promotional Agreement specifies the terms and conditions under which the F45 RSUs will vest.

For stock-based compensation with both performance and market-condition vesting, such as the F45 RSUs, cost is measured at the grant date, based on the fair value of the award considering the market conditions, and then recorded over the requisite service period if the performance condition is probable.

The weighted-average grant date fair value of the F45 RSUs was $0.75 per unit during each of the year ended December 31, 2019 and the quarter ended March 31, 2020. As of March 31, 2020, there was $1.0 million of unrecognized stock-based compensation expense related to the unvested F45 RSUs.

MARKET PRICE INFORMATION

The Company

Our Units, each of which consists of one share of our Class A Stock and one-half of one Warrant, began trading on Nasdaq under the symbol “CRSAU” on March 12, 2019. On April 15, 2019, we announced that holders of our Units could elect to separately trade the Class A Stock and the Warrants included in the Units, or to continue to trade the Units without separating them. On April 16, 2019, the Class A Stock and Warrants began trading on Nasdaq under the symbols “CRSA” and “CRSAW,” respectively. Each Warrant entitles the holder to purchase one share of our Class A Stock at a price of $11.50 per share, subject to adjustments as described in our final prospectus dated March 11, 2019, which was filed with the SEC. Warrants may only be exercised for a whole number of shares of Class A Stock and will become exercisable 30 days after the completion of the Business Combination. Our Warrants will expire five years after the completion of the Business Combination or earlier upon redemption or liquidation as described in our prospectus.

We intend to apply to continue the listing of our Class A Stock, Units and Warrants on Nasdaq under the symbols “                ,” “                ” and “                ,” respectively, upon the closing of the Business Combination, though such securities may not be listed, for instance if there is not a sufficient number of round lot holders.

On June 19, 2020, the last trading date before unofficial rumors of the Business Combination were published, the Company’s Class A Stock, Units and Public Warrants closed at $10.16, $10.40 and $1.21, respectively. On June 23, 2020, the last trading date before the public announcement of the Business Combination, the Company’s Class A Stock, Units and Warrants closed at $11.37, $12.75 and $2.49, respectively. On July 15, 2020, the trading date immediately prior to the date of this proxy statement, the Company’s Class A Stock, Units and Public Warrants closed at $10.28, $10.60 and $1.01, respectively.

Holders of the Units, Class A Stock and Public Warrants should obtain current market quotations for their securities. The market price of our securities could vary at any time before the Business Combination.

F45

Historical market price information regarding F45 is not provided because there is no public market for its securities. For information about distributions paid by F45 to its equity holders, please see the sections entitled “F45 Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Cash Flows from Financing Activities.”

INDEPENDENT REGISTERED ACCOUNTING FIRM

Representatives of our independent registered accounting firm, Withum, will be present at the annual meeting of the Company’s stockholders. The representatives will have the opportunity to make a statement if they so desire and they are expected to be available to respond to appropriate questions.

APPRAISAL RIGHTS

Appraisal rights are not available to holders of our shares of Common Stock in connection with the Business Combination.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS

Pursuant to the rules of the SEC, we and services that we employ to deliver communications to our stockholders are permitted to deliver to two or more stockholders sharing the same address a single copy of each of our annual report to stockholders and our proxy statement. Upon written or oral request, we will deliver a separate copy of the annual report to stockholders or proxy statement to any stockholder at a shared address to which a single copy of each document was delivered and who wishes to receive separate copies of such documents. Company stockholders may notify us of their requests by calling (310) 235-5900 or by writing us at our principal executive offices at 11100 Santa Monica Blvd., Suite 2000, Los Angeles, CA 90025.

TRANSFER AGENT AND REGISTRAR

The transfer agent for our securities is Continental Stock Transfer & Trust Company.

SUBMISSION OF STOCKHOLDER PROPOSALS

Our Board is aware of no other matter that may be brought before the Special Meeting. Under Delaware law, only business that is specified in the notice of Special Meeting to stockholders may be transacted at the Special Meeting.

FUTURE STOCKHOLDER PROPOSALS

We anticipate that the 2021 annual meeting of stockholders will be held no later than                . For any proposal to be considered for inclusion in our proxy statement and form of proxy for submission to the stockholders at our 2021 annual meeting of stockholders, it must be submitted in writing and comply with the requirements of Rule 14a-8 of the Exchange Act and our bylaws. Assuming the meeting is held on or about                , such proposals must be received by the Company at its offices at 11100 Santa Monica Blvd., Suite 2000, Los Angeles, CA 90025 no later than                and no earlier than                .

In addition, our Amended and Restated Bylaws provide notice procedures for stockholders to nominate a person as a director and to propose business to be considered by stockholders at a meeting. To be timely, a stockholder’s notice must be delivered to us at the principal executive offices of the Company not later than the close of business on the 90th day nor earlier than the opening of business on the 120th day before the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or 70 days after such anniversary date, notice by the stockholder to be timely must be so received no earlier than the opening of business on the 120th day before the meeting and not later than the later of (x) the close of business on the 90th day before the meeting or (y) the close of business on the 10th day following the day on which public announcement of the date of the annual meeting was first made by the Company. Accordingly, for our 2021 annual meeting, assuming the meeting is held on                , notice of a nomination or proposal must be delivered to us no later than                and no earlier than                . Nominations and proposals also must satisfy other requirements set forth in the Amended and Restated Bylaws. The chairman of our Board may refuse to acknowledge the introduction of any stockholder proposal not made in compliance with the foregoing procedures.

WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements and other information with the SEC as required by the Exchange Act. You can read the Company’s SEC filings, including this proxy statement, over the Internet at the SEC’s website at http://www.sec.gov. Those filings are also available free of charge to the public on, or accessible through, the Company’s corporate website under the heading “Investor Relations” at http://www.crescentspac.com. The Company’s website and the information contained on, or that can be accessed through, the website is not deemed to be incorporated by reference in, and is not considered part of, this proxy statement.

If you would like additional copies of this proxy statement or if you have questions about the Business Combination or the proposals to be presented at the Special Meeting, you should contact the Company at the following address and telephone number:

Crescent Acquisition Corp

11100 Santa Monica Blvd., Suite 2000

Los Angeles, CA 90025

(310) 235-5900

Attention: George P. Hawley

Email: spacir@crescentcap.com

You may also obtain these documents by requesting them in writing or by telephone from the Company’s proxy solicitation agent at the following address and telephone number:

Morrow Sodali LLC

470 West Avenue

Stamford, CT 06902

Individuals, please call toll-free: (800) 662-5200

Banks and brokerages, please call: (203) 658-9400

Email: CRSA.info@investor.morrowsodali.com

If you are a stockholder of the Company and would like to request documents, please do so by                (one week prior to the Special Meeting), in order to receive them before the Special Meeting. If you request any documents from us, we will mail them to you by first class mail, or another equally prompt means.

All information contained in this proxy statement relating to the Company has been supplied by the Company, and all such information relating to F45 has been supplied by F45. Information provided by either the Company or F45 does not constitute any representation, estimate or projection of any other party.

This document is a proxy statement of the Company for the Special Meeting. We have not authorized anyone to give any information or make any representation about the Business Combination, the Company or F45 that is different from, or in addition to, that contained in this proxy statement. Therefore, if anyone does give you information of this sort, you should not rely on it. The information contained in this proxy statement speaks only as of the date of this proxy statement, unless the information specifically indicates that another date applies.

INDEX TO CONSOLIDATED FINANCIAL INFORMATION

Crescent Acquisition Corp

Unaudited Condensed Financial Statements of Crescent Acquisition Corp
Condensed Balance Sheets as of March 31, 2020 and December 31, 2019	F-S-2
Condensed Statements of Operations for the three months ended March 31, 2020 and March 31, 2019	F-S-3
Condensed Statements of Changes in Stockholders’ Equity for the three months ended March 31, 2020 and March 31, 2019	F-S-4
Condensed Statements of Cash Flows for the three months ended March 31, 2020 and March 31, 2019	F-S-5
Notes to Condensed Financial Statements	F-S-6

Audited Financial Statements of Crescent Acquisition Corp
Report of Independent Registered Public Accounting Firm	F-S-16
Balance Sheets as of December 31, 2019 and December 31, 2018	F-S-17
Statements of Operations for the years ended December 31, 2019 and December 31, 2018 and for the period from November 17, 2017 to December 31, 2017	F-S-18
Statements of Changes in Stockholders’ Equity For the years ended December 31, 2019 and December 31, 2018 and for the period from November 17, 2017 to December 31, 2017	F-S-19
Statements of Cash Flows for the years ended December 31, 2019 and December 31, 2018 and for the period from November 17, 2017 to December 31, 2017	F-S-20
Notes to Financial Statements	F-S-21

F45 Training Holdings Inc.

Condensed Consolidated Financial Statements (Unaudited)
Condensed Consolidated Balance Sheets as of March 31, 2020 and December 31, 2019	F-S-31
Condensed Consolidated Statements of Operations and Comprehensive Loss for the three months ended March 31, 2020 and March 31, 2019	F-S-32
Condensed Consolidated Statements of Changes in Convertible Preferred Stock and Stockholders’ Deficit for the three months ended March 31, 2020 and March 31, 2019	F-S-33
Condensed Consolidated Statement of Cash Flows for the three months ended March 31, 2020 and March 31, 2019	F-S-34
Notes to the Condensed Consolidated Financial Statements	F-S-35

Consolidated Financial Statements (Audited)
Report of Independent Registered Public Accounting Firm	F-S-50
Consolidated Balance Sheets as of December 31, 2019 and December 31, 2018	F-S-51
Consolidated Statements of Operations and Comprehensive (Loss) Income for the years ended December 31, 2019 and December 31, 2018	F-S-52
Consolidated Statements of Changes in Convertible Preferred Stock and Stockholders’ Deficit for the years ended December 31, 2019 and December 31, 2018	F-S-53
Consolidated Statement of Cash Flows for the years ended December 31, 2019 and December 31, 2018	F-S-54
Notes to the Consolidated Financial Statements	F-S-55

F-S-1

CRESCENT ACQUISITION CORP

BALANCE SHEETS

	As of
	March 31, 2020	December 31, 2019
	(unaudited)
Assets
Current assets:
Cash	$860,395	$1,126,200
Prepaid expenses	136,103	108,675

Total current assets	996,498	1,234,875
Cash and investments held in Trust Account	254,203,389	253,569,459

Total assets	$255,199,887	$254,804,334

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$240,876	$326,401
Accrued franchise and income taxes	561,174	491,781
Advance from related party	47,957	121,694

Total current liabilities	850,007	939,876
Deferred underwriting fee payable	8,750,000	8,750,000

Total liabilities	9,600,007	9,689,876

Commitments and Contingencies
Class A common stock subject to possible redemption, 24,059,987 and 24,011,445 shares at redemption value of approximately $10.00 per share as of March 31, 2020 and December 31, 2019, respectively	240,599,870	240,114,450
Stockholders’ Equity
Preferred stock, $0.0001 par value; 5,000,000 shares authorized; none issued and outstanding	—	—
Class A common stock, $0.0001 par value; 500,000,000 shares authorized; 940,013 and 988,555 shares issued and outstanding (excluding 24,059,987 and 24,011,445 shares subject to possible redemption) as of March 31, 2020 and December 31, 2019, respectively	94	99
Class F common stock, $0.0001 par value; 25,000,000 shares authorized; 6,250,000 shares issued and outstanding as of March 31, 2020 and December 31, 2019	625	625
Additional paid-in capital	1,771,264	2,256,679
Retained earnings	3,228,027	2,742,605

Total stockholders’ equity	5,000,010	5,000,008

Total liabilities and stockholders’ equity	$255,199,887	$254,804,334

See accompanying notes to financial statements.

F-S-2

CRESCENT ACQUISITION CORP

STATEMENTS OF OPERATIONS

(Unaudited)

	For the three months ended March 31,
	2020	2019
Revenues	$—	$—
General and administrative expenses	(129,118)	(85,743)

Loss from operations	(129,118)	(85,743)
Interest income on Trust Account	833,931	302,661

Income before income taxes	704,813	216,918
Provision for income taxes	(219,391)	(45,552)

Net income	$485,422	$171,366

Net income (loss) per share information:
Weighted average Class A common stock outstanding (basic and diluted)	25,000,000	25,000,000

Net income per Class A common stock (basic and diluted)	$0.02	$0.01

Weighted average Class F common stock outstanding (basic and diluted)	6,250,000	6,250,000

Net loss per Class F common stock (basic and diluted)	$(0.01)	$(0.01)

See accompanying notes to financial statements.

F-S-3

CRESCENT ACQUISITION CORP

STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

(Unaudited)

	Common Stock				Additional Paid-In Capital	Retained Earnings (Accumulated Deficit)	Total Stockholders’ Equity
	Class A		Class F
	Shares	Amount	Shares	Amount
Balance at December 31, 2018	—	$—	7,187,500	$719	$24,281	$(7,621)	$17,379
Sale of units in Initial Public Offering	25,000,000	2,500	—	—	249,997,500	—	250,000,000
Underwriters’ fees and offering expenses	—	—	—	—	(14,653,147)	—	(14,653,147)
Sale of Private Placement Warrants	—	—	—	—	7,000,000	—	7,000,000
Class A common stock subject to possible redemption	(23,753,559)	(2,375)	—	—	(237,533,215)	—	(237,535,590)
Net income	—	—	—	—	—	171,366	171,366

Balance at March 31, 2019	1,246,441	$125	7,187,500	$719	$4,835,419	$163,745	$5,000,008

	Common Stock				Additional Paid-In Capital	Retained Earnings	Total Stockholders’ Equity
	Class A		Class F
	Shares	Amount	Shares	Amount
Balance at December 31, 2019	988,555	$99	6,250,000	$625	$2,256,679	$2,742,605	$5,000,008
Class A common stock subject to possible redemption	(48,542)	(5)	—	—	(485,415)	—	(485,420)
Net income	—	—	—	—	—	485,422	485,422

Balance at March 31, 2020	940,013	$94	6,250,000	$625	$1,771,264	$3,228,027	$5,000,010

See accompanying notes to financial statements.

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CRESCENT ACQUISITION CORP

STATEMENTS OF CASH FLOWS

(Unaudited)

	For the three months ended March 31,
	2020	2019
Cash Flows from Operating Activities
Net income	$485,422	$171,366
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Interest earned on securities held in Trust Account	(833,931)	(302,661)
Changes in operating assets and liabilities:
Prepaid expenses	(27,428)	(165,353)
Accounts payable and accrued expenses	(85,525)	440,551
Accrued franchise and income taxes	69,393	95,552

Net cash (used in) provided by operating activities	(392,069)	239,455

Cash Flows from Investing Activities
Investment of cash in Trust Account	—	(250,000,000)
Interest income released from Trust Account to pay taxes	200,000	—

Net cash provided by (used in) investing activities	200,000	(250,000,000)

Cash Flows from Financing Activities
Proceeds from sale of units in Initial Public Offering	—	250,000,000
Proceeds from sale of Private Placement Warrants	—	7,000,000
Advances from related party	47,956	148,467
Repayment of advances from related party	(121,692)	(118,323)
Proceeds from note payable—related party	—	37,120
Repayment of note payable—related party	—	(300,000)
Payment of offering costs	—	(5,425,042)

Net cash (used in) provided by financing activities	(73,736)	251,342,222

Net (decrease) increase in cash	(265,805)	1,581,677
Cash—beginning of the period	1,126,200	44,896

Cash—end of the period	$860,395	$1,626,573

Supplemental disclosure of non-cash activities:
Deferred underwriting fee payable charged to additional paid-in capital in connection with the Initial Public Offering	$—	$8,750,000

Deferred offering costs charged to additional paid-in capital upon completion of the Initial Public Offering	$—	$478,104

Class A common stock subject to possible redemption	$485,420	$237,535,590

See accompanying notes to financial statements.

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CRESCENT ACQUISITION CORP

NOTES TO FINANCIAL STATEMENTS

March 31, 2020 (Unaudited)

1. Description of Organization and Business Operations

Organization and General

Crescent Acquisition Corp (formerly known as Crescent Funding Inc.) (the “Company”) was incorporated in Delaware on November 17, 2017. On October 30, 2018, the Company changed its name to Crescent Acquisition Corp. The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (the “Initial Business Combination”). The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”).

As of March 31, 2020, the Company had not yet commenced operations. All activity for the period from November 17, 2017 (inception) through March 31, 2020 relates to the Company’s formation and the initial public offering (“Initial Public Offering”), and since the closing of the Initial Public Offering, a search for a business combination as described below. The Company will not generate any operating revenues until after completion of its Initial Business Combination, at the earliest. The Company has generated non-operating income in the form of interest income on cash and cash equivalents from the proceeds derived from the Initial Public Offering.

Sponsor and Financing

The Company’s sponsor is CFI Sponsor LLC, a Delaware limited liability company (the “Sponsor”). The registration statement for the Company’s Initial Public Offering was declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on March 7, 2019. On March 12, 2019, the Company consummated the Initial Public Offering of 25,000,000 units (“Units” and, with respect to the shares of Class A common stock included in the Units sold, the “Public Shares”), at $10.00 per Unit, generating gross proceeds of $250,000,000 (see Note 3) and incurring offering costs of approximately $14,650,000, consisting principally of underwriter discounts of $13,750,000 (including $8,750,000 of which payment is deferred) and approximately $900,000 of other offering costs. The Company intends to finance its Initial Business Combination with proceeds from the $250,000,000 Initial Public Offering of Units and a $7,000,000 private placement (see Note 4). Upon the closing of the Initial Public Offering and the private placement, $250,000,000 was placed in a trust account (the “Trust Account”).

Trust Account

Funds from the Initial Public Offering have been placed in the Trust Account. The proceeds held in the Trust Account will be invested only in U.S. Treasury obligations with a maturity of one hundred eighty (180) days or less or in money market funds that meet certain conditions under Rule 2a-7 under the Investment Company Act of 1940, as amended (the “Investment Company Act”) and that invest only in direct U.S. Treasury obligations. Funds will remain in the Trust Account until the earlier of (i) the consummation of the Initial Business Combination or (ii) the distribution of the Trust Account proceeds as described below. The remaining proceeds outside the Trust Account may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses.

The Company’s amended and restated certificate of incorporation provides that, other than the withdrawal of interest earned on the funds held in the Trust Account that may be released to the Company to pay taxes, none of the funds held in the Trust Account will be released until the earlier of: (i) the completion of the Initial Business Combination; (ii) the redemption of any Public Shares sold in the Initial Public Offering that have been properly

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submitted in connection with a stockholder vote to approve an amendment to the Company’s amended and restated certificate of incorporation to modify the substance or timing of its obligation to redeem 100% of such Public Shares if it does not complete the Initial Business Combination within 24 months (by March 12, 2021) from the closing of the Initial Public Offering; or (iii) the redemption of 100% of the Public Shares if the Company is unable to complete an Initial Business Combination within 24 months (by March 12, 2021) from the closing of the Initial Public Offering (subject to the requirements of law). The proceeds deposited in the Trust Account could become subject to the claims of the Company’s creditors, if any, which could have priority over the claims of the Company’s public stockholders.

Initial Business Combination

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering, although substantially all of the net proceeds of the Initial Public Offering are intended to be generally applied toward consummating an Initial Business Combination. The Initial Business Combination must occur with one or more target businesses that together have an aggregate fair market value of at least 80% of the value of the Trust Account (excluding any deferred underwriters fees and taxes payable on the income earned on the Trust Account) at the time of the agreement to enter into the Initial Business Combination. Furthermore, there is no assurance that the Company will be able to successfully effect an Initial Business Combination.

The Company, after signing a definitive agreement for an Initial Business Combination, will either (i) seek stockholder approval of the Initial Business Combination at a meeting called for such purpose in connection with which stockholders may seek to redeem their shares, regardless of whether they vote for or against the Initial Business Combination, for cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account as of two business days prior to the consummation of the Initial Business Combination, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its taxes, or (ii) provide stockholders with the opportunity to sell their Public Shares to the Company by means of a tender offer (and thereby avoid the need for a stockholder vote) for an amount in cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account as of two business days prior to the consummation of the Initial Business Combination, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its taxes. The decision as to whether the Company will seek stockholder approval of the Initial Business Combination or will allow stockholders to sell their Public Shares in a tender offer will be made by the Company, solely in its discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would otherwise require the Company to seek stockholder approval, unless a vote is required by applicable law or under stock exchange listing requirements. If the Company seeks stockholder approval, it will complete its Initial Business Combination only if a majority of the outstanding shares of common stock voted are voted in favor of the Initial Business Combination. However, in no event will the Company redeem its Public Shares in an amount that would cause its net tangible assets to be less than $5,000,001. In such case, the Company would not proceed with the redemption of its Public Shares and the related Initial Business Combination, and instead may search for an alternate Initial Business Combination.

If the Company holds a stockholder vote or there is a tender offer for shares in connection with an Initial Business Combination, a public stockholder will have the right to redeem its shares for an amount in cash equal to its pro rata share of the aggregate amount then on deposit in the Trust Account as of two business days prior to the consummation of the Initial Business Combination, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its taxes. As a result, such shares of Class A common stock are recorded at redemption amount and classified as temporary equity upon the completion of the Initial Public Offering, in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 480, “Distinguishing Liabilities from Equity.”

Pursuant to the Company’s amended and restated certificate of incorporation, if the Company is unable to complete the Initial Business Combination within 24 months (by March 12, 2021) from the closing of the Initial

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Public Offering, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but no more than ten business days thereafter subject to lawfully available funds therefor, redeem the Public Shares, at a per share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. The Sponsor and the Company’s officers and directors will enter into a letter agreement with the Company, pursuant to which they will agree to waive their rights to liquidating distributions from the Trust Account with respect to any Founder Shares (as defined below) held by them if the Company fails to complete the Initial Business Combination within 24 months of the closing of the Initial Public Offering. However, if the Sponsor or any of the Company’s directors, officers or affiliates acquires shares of Class A common stock in or after the Initial Public Offering, they will be entitled to liquidating distributions from the Trust Account with respect to such shares if the Company fails to complete the Initial Business Combination within the prescribed time period.

In the event of a liquidation, dissolution or winding up of the Company after an Initial Business Combination, the Company’s stockholders are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of stock, if any, having preference over the common stock. The Company’s stockholders have no preemptive or other subscription rights. There are no sinking fund provisions applicable to the common stock, except that the Company will provide its stockholders with the opportunity to redeem their Public Shares for cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account, upon the completion of the Initial Business Combination, subject to the limitations described herein.

Going Concern Consideration

The accompanying financial statements have been prepared assuming the Company will continue as a going concern, which contemplates, among other things, the realization of assets and satisfaction of liabilities in the normal course of business. As of March 31, 2020, the Company had $860,395 available to us outside the Trust Account to fund our working capital requirements, $4,203,389 of investment income held in the Trust Account available to be released to pay for franchise and income taxes and working capital of $146,491. Further, the Company has incurred and expects to continue to incur significant costs in pursuit of its acquisition plans.

Prior to the completion of our Initial Public Offering, our liquidity needs were satisfied through receipt of $25,000 from the sale of the Founder Shares (as defined below) to our Sponsor, $300,000 in note payable and $118,323 in advances from an affiliate of the Sponsor. The Company fully repaid these borrowings and advances from the Sponsor and related parties.

In connection with the Company’s assessment of going concern considerations in accordance with FASB Accounting Standards Update 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” management has determined that the mandatory liquidation and subsequent dissolution raises substantial doubt about the Company’s ability to continue as a going concern. The financial statements contained in this report do not include any adjustments that might result from our inability to continue as a going concern, should the Company be required to liquidate after March 12, 2021.

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2. Summary of Significant Accounting Policies

Basis of Presentation

The accompanying unaudited financial statements are presented in U.S. dollars in conformity with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information and pursuant to the rules and regulations of the SEC. Accordingly, they do not include all of the information and footnotes required by GAAP. In the opinion of management, the unaudited financial statements reflect all adjustments, which include only normal recurring adjustments necessary for the fair statement of the balances and results for the periods presented. Operating results for the three months ended March 31, 2020 are not necessarily indicative of the results that may be expected through December 31, 2020. These accompanying unaudited financial statements should be read in conjunction with the audited financial statements and notes thereto included in the Form 10-K filed by the Company with the SEC on March 20, 2020.

Emerging Growth Company

Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Securities Exchange Act of 1934, as amended, or the “Exchange Act”) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Net Income (Loss) Per Share

The Company complies with accounting and disclosure requirements of FASB ASC Topic 260, “Earnings Per Share.” Net income per share is computed by dividing net income applicable to common stockholders by the weighted average number of shares of common stock outstanding for the period. The Company has not considered the effect of the warrants sold in the Initial Public Offering and Private Placement Warrants (as defined in Note 4) to purchase an aggregate of 19,500,000 shares of Class A common stock in the calculation of diluted earnings per share, since their inclusion would be anti-dilutive under the treasury stock method. As a result, diluted earnings per share is the same as basic earnings per share for the periods presented.

The Company’s accompanying statements of operations includes a presentation of income per share for common stock subject to redemption in a manner similar to the two-class method of income per share. For the three months ended March 31, 2020 and 2019, net income per share, basic and diluted, for Class A common stock is calculated by dividing the investment income earned on the Trust Account of $833,931 and $302,661, respectively, net of applicable income and franchise taxes of $269,391 and $95,552, respectively, by the weighted average number of shares of Class A common stock outstanding of 25,000,000. Net loss per share, basic and diluted, for Class F common stock is calculated by dividing the net income, less income attributable to Class A common stock, by the weighted average number of shares of Class F common stock outstanding for the period.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentration of credit risk consist of cash accounts in a financial institution which, at times, may exceed the federal depository insurance coverage of

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$250,000. The Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under FASB ASC 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the accompanying balance sheets.

Use of Estimates

The preparation of the financial statements in conformity with GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of income and expenses during the reporting periods. Actual results could differ from those estimates.

Offering Costs

The Company complies with the requirements of FASB ASC 340-10-S99-1 and SEC Staff Accounting Bulletin Topic 5A—“Expenses of Offering.” Offering costs consist of costs incurred in connection with formation and preparation for the Initial Public Offering. These costs, together with the deferred underwriter fee, were charged to additional paid-in capital upon completion of the Initial Public Offering.

Income Taxes

The Company follows the asset and liability method of accounting for income taxes under FASB ASC 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred income tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

FASB ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. As of March 31, 2020 and December 31, 2019, there were no unrecognized tax benefits. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. As of March 31, 2020 and December 31, 2019, no amounts were accrued for the payment of interest and penalties. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.

As of March 31, 2020 and December 31, 2019, the Company had deferred tax assets of $86,683 and $70,106, respectively, which had a full valuation allowance recorded against it.

The Company’s current taxable income primarily consists of interest income on the Trust Account. The Company’s general and administrative costs are generally considered to be start-up costs and are not currently deductible. During the three months ended March 31, 2020 and 2019, the Company recorded income tax expense of $219,391 and $45,552, respectively, primarily related to interest income earned on the Trust Account. For the three months ended March 31, 2020 and 2019, the Company’s effective tax rate was 31.13% and 21.00%, respectively, which differs from the expected income tax rate due to the start-up costs which are not currently deductible.

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Class A Common Stock Subject to Possible Redemption

The Company accounts for its Class A common stock subject to possible redemption in accordance with the guidance in FASB ASC 480 “Distinguishing Liabilities from Equity.” Shares of Class A common stock subject to mandatory redemption are classified as a liability instrument and are measured at fair value. Conditionally redeemable Class A common stock (including Class A common stock that feature redemption rights that is either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) is classified as temporary equity. At all other times, shares of Class A common stock are classified as stockholders’ equity. The Company’s Class A common stock features certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. The Company recognizes changes in redemption value immediately as they occur and will adjust the carrying value of the security to equal the redemption value at the end of each reporting period. Increases or decreases in the carrying amount of redeemable Class A common stock will be affected by charges against additional paid-in capital. Accordingly, as of March 31, 2020 and December 31, 2019, 24,059,987 and 24,011,445, respectively, of the 25,000,000 Public Shares were classified outside of permanent equity.

Recent Accounting Pronouncements

The Company’s management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s accompanying financial statements.

3. Initial Public Offering

Pursuant to the Initial Public Offering, the Company sold 25,000,000 Units at a price of $10.00 per Unit. The Sponsor purchased an aggregate of 7,000,000 warrants at a price of $1.00 per warrant in a private placement that closed simultaneously with the Initial Public Offering.

Each Unit consists of one share of the Company’s Class A common stock, $0.0001 par value, and one half of one warrant (each, a “Warrant” and, collectively, the “Warrants”). Each Warrant entitles the holder to purchase one share of Class A common stock at a price of $11.50 per share (subject to adjustment for stock splits, stock dividends, reorganizations, recapitalizations and the like and for certain issuances of equity or equity-linked securities). No fractional warrants will be issued upon separation of the Units and only whole Warrants will trade. Each Warrant will become exercisable on the later of 30 days after the completion of the Company’s Initial Business Combination or 12 months from the closing of the Initial Public Offering and will expire five years after the completion of the Company’s Initial Business Combination or earlier upon redemption or liquidation. Once the Warrants become exercisable, the Company may redeem the outstanding Warrants in whole and not in part at a price of $0.01 per Warrant upon a minimum of 30 days’ prior written notice of redemption, if and only if the last sale price of the Company’s Class A common stock equals or exceeds $18.00 per share for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company sent the notice of redemption to the Warrant holders.

The Company granted the underwriters a 45-day option to purchase up to 3,750,000 additional Units to cover any over-allotments at the Initial Public Offering price less the underwriting discounts and commissions. The Units that would be issued in connection with the over-allotment option would be identical to the Units issued in the Initial Public Offering. In April 2019, the Underwriters’ over-allotment option expired unexercised by the underwriters.

The Company paid an underwriting discount of 2.0% of the gross offering proceeds to the underwriters at the closing of the Initial Public Offering ($5,000,000), with an additional fee (the “Deferred Underwriting Fee”) of 3.5% of the gross offering proceeds ($8,750,000) payable upon the Company’s completion of an Initial Business Combination. The Deferred Underwriting Fee will become payable to the underwriters from the amounts held in the Trust Account solely in the event the Company completes its Initial Business Combination.

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4. Related Party Transactions

Founder Shares

On November 29, 2017, the Sponsor purchased 8,625,000 shares of Class F common stock (“Founder Shares”) for $25,000. In January 2018, the Sponsor surrendered 1,437,500 Founder Shares to the Company for no consideration, resulting in an aggregate of 7,187,500 Founder Shares outstanding. As used herein, unless the context otherwise requires, Founder Shares shall be deemed to include the shares of Class A common stock issuable upon conversion thereof. The Founder Shares are identical to the Class A common stock included in the Units sold in the Initial Public Offering except that the Founder Shares are shares of Class F common stock which automatically convert into shares of Class A common stock at the time of the Company’s Initial Business Combination and are subject to certain transfer restrictions, as described in more detail below. Up to 937,500 Founder Shares were subject to forfeiture to the extent that the over-allotment option was not exercised by the underwriters within 45 days from the effective date of the registration statement, March 7, 2019. In April 2019, the Underwriters’ over-allotment option expired and as a result the Sponsor forfeited 937,500 shares of Class F common stock, resulting in an aggregate of 6,250,000 Founder Shares outstanding as of March 31, 2020.

The holders of the Founder Shares have agreed, subject to limited exceptions, not to transfer, assign or sell any of their Founder Shares until the earlier to occur of: (A) one year after the completion of the Initial Business Combination or (B) subsequent to the Initial Business Combination, (x) if the last sale price of the Company’s Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Initial Business Combination, or (y) the date on which the Company completes a liquidation, merger, stock exchange, reorganization or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of common stock for cash, securities or other property.

Private Placement Warrants

The Sponsor purchased an aggregate of 7,000,000 private placement warrants at a price of $1.00 per warrant for an aggregate purchase price of $7,000,000 in a private placement that occurred simultaneously with the closing of the Initial Public Offering (the “Private Placement Warrants”). Each Private Placement Warrant is exercisable for one whole share of the Company’s Class A common stock at a price of $11.50 per share (subject to adjustment for stock splits, stock dividends, reorganizations, recapitalizations and the like and for certain issuances of equity or equity-linked securities). $5,000,000 of the proceeds of the Private Placement Warrants were added to the proceeds from the Initial Public Offering to be held in the Trust Account such that, at the closing of the Initial Public Offering, $250,000,000 was held in the Trust Account. If the Initial Business Combination is not completed within 24 months (by March 12, 2021) from the closing of the Initial Public Offering, the proceeds from the sale of the Private Placement Warrants held in the Trust Account will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law) and the Private Placement Warrants will expire worthless. The Private Placement Warrants will be non-redeemable and exercisable on a cashless basis so long as they are held by the Sponsor or its permitted transferees.

The Sponsor and the Company’s officers and directors will agree, subject to limited exceptions, not to transfer, assign or sell any of their Private Placement Warrants until 30 days after the completion of the Initial Business Combination. In April 2019, the Underwriters’ over-allotment option expired and as a result the Sponsor’s agreement to purchase up to an additional 750,000 Private Placement Warrants also expired.

Forward Purchase Agreement

On February 26, 2019, the Company entered into a forward purchase agreement (the “Forward Purchase Agreement”) pursuant to which Crescent Capital Group LP (“Crescent”), in its capacity as investment advisor on behalf of one or more investment funds or accounts managed by Crescent and its affiliates (such funds or

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accounts, the “Crescent Funds”), has committed on behalf of the Crescent Funds, to purchase, subject to the terms and conditions set forth the Forward Purchase Agreement, including obtaining fund-level approvals by the relevant investment committee and/or other governing body of such funds, an aggregate of 5,000,000 forward purchase units (the “Forward Purchase Units”), each consisting of one share of the Company’s Class A common stock (such shares of Class A common stock to be issued pursuant to the Forward Purchase Agreement, the “Forward Purchase Shares”) and one-third of one warrant to purchase one share of the Company’s Class A common stock (such warrants to be issued pursuant to the Forward Purchase Agreement, the “Forward Purchase Warrants”), for $10.00 per unit, or an aggregate amount of $50,000,000, in a private placement that will close simultaneously with the closing of the Initial Business Combination. The Forward Purchase Warrants will have the same terms as the Private Placement Warrants so long as they are held by a Crescent Fund purchasing the Forward Purchase Units (such Crescent Fund, the “Crescent Fund Purchaser”) or its permitted transferees, and the Forward Purchase Shares will be identical to the Public Shares sold in the Initial Public Offering, except the Forward Purchase Shares will be subject to transfer restrictions and certain registration rights. Any Forward Purchase Warrant held by a holder other than a Crescent Fund Purchaser or its permitted transferees will have the same terms as the Warrants included in the Units sold in the Initial Public Offering.

Registration Rights

The holders of Founder Shares, Private Placement Warrants and Warrants that may be issued upon conversion of working capital loans, if any, will be entitled to registration rights (in the case of the Founder Shares, only after conversion of such shares to shares of Class A common stock) pursuant to a registration rights agreement dated March 7, 2019. The holders of these securities will be entitled to certain demand and “piggyback” registration rights. However, the registration rights agreement provides that the Company will not permit any registration statement filed under the Securities Act to become effective until termination of the applicable lock-up period for the securities to be registered. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Related Party Loans and Advances

On November 21, 2017, the Sponsor agreed to loan the Company an aggregate of up to $300,000 to cover expenses related to the Initial Public Offering pursuant to an unsecured promissory note (the ‘‘Note’’). This Note was amended and restated on November 6, 2018. This Note was non-interest bearing and payable on the earlier of June 30, 2019 or the closing of the Initial Public Offering. On March 13, 2019, the Note balance of $300,000 was repaid in full.

As of March 31, 2020 and December 31, 2019, an affiliate of the Company paid administrative expenses for an aggregate of $502,712 and $454,757, respectively, of which $454,755 and $333,063, respectively, was repaid, for a net of $47,957 and $121,694, respectively, which is reflected in the accompanying balance sheets. These amounts are due on demand and are non-interest bearing.

Administrative Support Agreement

On March 7, 2019, the Company entered into an agreement to pay $10,000 a month for office space, utilities, administrative and support services to an affiliate of the Sponsor and will terminate the agreement upon the earlier of an Initial Business Combination or the liquidation of the Company. For the three months ended March 31, 2020 and 2019, the Company incurred expenses of $30,000 and $8,064, respectively, which are included in general and administrative expenses on the accompanying statements of operations, of which $30,000 and $8,064 were payable as of March 31, 2020 and 2019, respectively, and included in accounts payable and accrued expenses on the accompanying balance sheets.

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5. Stockholders’ Equity

Common Stock

The authorized common stock of the Company includes up to 500,000,000 shares of Class A common stock and 25,000,000 shares of Class F common stock. If the Company enters into an Initial Business Combination, it may (depending on the terms of such an Initial Business Combination) be required to increase the number of shares of Class A common stock which the Company is authorized to issue at the same time as the Company’s stockholders vote on the Initial Business Combination to the extent the Company seeks stockholder approval in connection with the Initial Business Combination. Holders of the Company’s common stock are entitled to one vote for each share of common stock.

As of March 31, 2020 and December 31, 2019, there were 940,013 and 988,555, respectively, of Class A common stock issued and outstanding, excluding 24,059,987 and 24,011,445, respectively, shares of Class A common stock subject to possible redemption.

As of March 31, 2020 and December 31, 2019, there were 6,250,000 shares of Class F common stock issued and outstanding.

Preferred Stock

The Company is authorized to issue 5,000,000 shares of preferred stock with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. As of March 31, 2020 and December 31, 2019, there were no shares of preferred stock issued or outstanding.

6. Fair Value Measurements

The Company classifies its U.S. Treasury and equivalent securities as held-to-maturity in accordance with FASB ASC 320 “Investments—Debt and Equity Securities.” Held-to-maturity securities are those securities which the Company has the intent to hold until maturity. Held-to-maturity treasury securities are recorded at amortized cost on the accompanying balance sheets and adjusted for the amortization or accretion of premiums or discounts.

The Company follows the guidance in FASB ASC 820 for its financial assets and liabilities that are re-measured and reported at fair value at each reporting period, and non-financial assets and liabilities that are re-measured and reported at fair value at least annually.

The Company did not have any held-to-maturity securities as of March 31, 2020. The gross holding gains and fair value of held-to-maturity securities as of December 31, 2019 are as follows:

Held-To-Maturity	Amortized Cost	Gross Holding Gains	Fair Value
U.S Treasury Securities (Matured 3/12/2020)	$253,551,083	$6,361	$253,557,444

The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy

F-S-14

is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

Level 1— Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2— Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3— Unobservable inputs based on our assessment of the assumptions that market participants would use in pricing the asset or liability.

As of March 31, 2020, assets held in the Trust Account were comprised of $254,203,389 in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government obligations. As of December 31, 2019, assets held in the Trust Account were comprised of $253,551,083 in U.S. Treasury bills and $18,376 in cash. Cash, money market funds and U.S. Treasury bills are classified as Level 1 securities.

As of March 31, 2020 and December 31, 2019, there were no changes in Levels 1, 2 and 3.

7. Risks and Uncertainties

On March 11, 2020, the World Health Organization officially declared the outbreak of the novel coronavirus (“COVID-19”) a “pandemic.” A significant outbreak of COVID-19 and other infectious diseases could result in a widespread health crisis that could adversely affect the economies and financial markets worldwide, and the business of any potential target business with which we consummate an Initial Business Combination could be materially and adversely affected. Furthermore, we may be unable to complete an Initial Business Combination if continued concerns relating to COVID-19 restrict travel, limit the ability to have meetings with potential investors or the target company’s personnel, vendors and services providers are unavailable to negotiate and consummate a transaction in a timely manner. The extent to which COVID-19 impacts our search for an Initial Business Combination will depend on future developments, which are highly uncertain and cannot be predicted, including new information which may emerge concerning the severity of COVID-19 and the actions to contain COVID-19 or treat its impact, among others. If the disruptions posed by COVID-19 or other matters of global concern continue for an extensive period of time, our ability to consummate an Initial Business Combination, or the operations of a target business with which we ultimately consummate an Initial Business Combination, may be materially adversely affected.

8. Subsequent Events

Management has performed an evaluation of subsequent events through the date of issuance of the financial statements. The Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.

F-S-15

Report of Independent Registered Public Accounting Firm

To the Stockholders and the Board of Directors of Crescent Acquisition Corp

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Crescent Acquisition Corp (the “Company”) as of December 31, 2019 and 2018, the related statements of operations, changes in stockholders’ equity and cash flows for each of the two years in the period ended December 31, 2019, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2019 and 2018, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2019, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, if the Company is unable to complete a Business Combination by the close of business on March 12, 2021, then the Company will cease all operations except for the purpose of liquidating. The date for mandatory liquidation and subsequent dissolution raises substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ WithumSmith+Brown, PC

We have served as the Company’s auditor since 2017.

New York, New York

March 20, 2020

F-S-16

CRESCENT ACQUISITION CORP

BALANCE SHEETS

	As of December 31,
	2019	2018
Assets
Current assets:
Cash	$1,126,200	$44,896
Prepaid expenses	108,675	—
Total current assets	1,234,875	44,896
Deferred offering costs	—	478,104
Cash and investments held in Trust Account	253,569,459	—

Total assets	$254,804,334	$523,000

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$326,401	$242,741
Accrued franchise and income taxes	491,781	—
Advance from related party	121,694	—
Note payable—related party	—	262,880
Total current liabilities	939,876	505,621
Deferred underwriting fee payable	8,750,000	—
Total liabilities	9,689,876	505,621

Commitments and Contingencies
Class A common stock subject to possible redemption, 24,011,445 and -0- shares at redemption value of approximately $10.00 per share as of December 31, 2019 and 2018, respectively	240,114,450	—
Stockholders’ Equity
Preferred stock, $0.0001 par value; 5,000,000 shares authorized; none issued and outstanding	—	—
Class A common stock, $0.0001 par value; 500,000,000 shares authorized; 988,555 and -0- shares issued and outstanding (excluding 24,011,445 and -0- shares subject to possible redemption) as of December 31, 2019 and 2018, respectively	99	—
Class F common stock, $0.0001 par value; 25,000,000 shares authorized; 6,250,000 and 7,187,500 shares issued and outstanding as of December 31, 2019 and 2018, respectively	625	719
Additional paid-in capital	2,256,679	24,281
Retained earnings (accumulated deficit)	2,742,605	(7,621)
Total stockholders’ equity	5,000,008	17,379
Total liabilities and stockholders’ equity	$254,804,334	$523,000

See accompanying notes to financial statements.

F-S-17

CRESCENT ACQUISITION CORP

STATEMENTS OF OPERATIONS

	For the years ended December 31,
	2019	2018
Revenues	$—	$—
Formation costs	—	(6,621)
General and administrative expenses	(526,625)	—
Loss from operations	(526,625)	(6,621)
Interest income on Trust Account	4,472,458	—

Income (loss) before income taxes	3,945,833	(6,621)
Provision for income taxes	(1,195,607)	—

Net income (loss)	$2,750,226	$(6,621)

Net income (loss) per share information:
Weighted average Class A common stock outstanding (basic and diluted):	25,000,000	—

Net income per Class A common stock (basic and diluted):	$0.12	$—

Weighted average Class F common stock outstanding (basic and diluted)(1):	6,250,000	6,250,000

Net loss per Class F common stock (basic and diluted)	$(0.05)	$(0.00)

(1)	This number excludes 937,500 shares forfeited as the over-allotment option was not exercised in full or in part by the underwriter.

See accompanying notes to financial statements.

F-S-18

CRESCENT ACQUISITION CORP

STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

	Common Stock				Additional Paid-In Capital	Retained Earnings (Accumulated Deficit)	Total Stockholders’ Equity
	Class A		Class F
	Shares	Amount	Shares	Amount
Balance at December 31, 2017	—	$—	7,187,500	$719	$24,281	$(1,000)	$24,000
Net loss	—	—	—	—	—	(6,621)	(6,621)
Balance at December 31, 2018	—	$—	7,187,500	$719	$24,281	$(7,621)	$17,379
Sale of units in Initial Public Offering	25,000,000	2,500	—	—	249,997,500	—	250,000,000
Underwriters’ fees and offering expenses	—	—	—	—	(14,653,147)	—	(14,653,147)
Sale of Private Placement Warrants	—	—	—	—	7,000,000	—	7,000,000
Forfeited Class F common stock by Sponsor	—	—	(937,500)	(94)	94	—	—
Class A common stock subject to possible redemption	(24,011,445)	(2,401)	—	—	(240,112,049)	—	(240,114,450)
Net income	—	—	—	—		2,750,226	2,750,226

Balance at December 31, 2019	988,555	$99	6,250,000	$625	$2,256,679	$2,742,605	$5,000,008

See accompanying notes to financial statements.

F-S-19

CRESCENT ACQUISITION CORP

STATEMENTS OF CASH FLOWS

	For the years ended December 31,
	2019	2018
Cash Flows from Operating Activities
Net income (loss)	$2,750,226	$(6,621)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Interest earned on securities held in Trust Account	(4,472,458)	—
Changes in operating assets and liabilities:
Prepaid expenses	(108,675)	—
Deferred offering costs	—	(76,564)
Accounts payable and accrued expenses	83,660	(102,549)
Accrued franchise and income taxes	491,781	—

Net cash used in operating activities	(1,255,466)	(185,734)
Cash Flows from Investing Activities
Investment of cash in Trust Account	(250,000,000)	—
Interest income released from Trust Account to pay taxes	903,000	—
Net cash used in investing activities	(249,097,000)	—
Cash Flows from Financing Activities
Proceeds from sale of units in Initial Public Offering	250,000,000	—
Proceeds from sale of Private Placement Warrants	7,000,000	—
Advances from related party	454,757	—
Repayment of advances from related party	(333,063)	—
Proceeds from note payable—related party	37,120	162,880
Repayment of note payable—related party	(300,000)	—
Payment of offering costs	(5,425,044)	—
Net cash provided by financing activities	251,433,770	162,880
Net increase (decrease) in cash	1,081,304	(22,854)
Cash—beginning of the year	44,896	67,750
Cash—end of the year	$1,126,200	$44,896

Supplemental disclosure of non-cash activities:
Deferred offering costs included in accrued expenses	$—	$242,741

Deferred underwriting fee payable charged to additional paid-in capital in connection with the Initial Public Offering	$8,750,000	$—

Deferred offering costs charged to additional paid-in capital upon completion of the Initial Public Offering	$478,104	$—

Forfeiture of shares of Class F common stock	$94	$—

Class A common stock subject to possible redemption	$240,114,450	$—

Supplemental cash flow disclosure:
Cash paid for taxes	$903,000	$—

See accompanying notes to financial statements.

F-S-20

CRESCENT ACQUISITION CORP

NOTES TO FINANCIAL STATEMENTS

December 31, 2019

1. Description of Organization and Business Operations

Organization and General

Crescent Acquisition Corp (formerly known as Crescent Funding Inc.) (the “Company”) was incorporated in Delaware on November 17, 2017. On October 30, 2018, the Company changed its name to Crescent Acquisition Corp. The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (the “Initial Business Combination”). The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”).

As of December 31, 2019, the Company had not yet commenced operations. All activity for the period from November 17, 2017 (inception) through December 31, 2019 relates to the Company’s formation and the initial public offering (“Initial Public Offering”), and since the closing of the Initial Public Offering, a search for a business combination as described below. The Company will not generate any operating revenues until after completion of its Initial Business Combination, at the earliest. The Company has generated non-operating income in the form of interest income on cash and cash equivalents from the proceeds derived from the Initial Public Offering.

Sponsor and Financing

The Company’s Sponsor is CFI Sponsor LLC, a Delaware limited liability company (the “Sponsor”). The registration statement for the Company’s Initial Public Offering was declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on March 7, 2019. On March 12, 2019, the Company consummated the Initial Public Offering of 25,000,000 units (“Units” and, with respect to the shares of Class A common stock included in the Units sold, the “Public Shares”), at $10.00 per Unit, generating gross proceeds of $250,000,000 (see Note 3) and incurring offering costs of approximately $14,650,000, consisting principally of underwriter discounts of $13,750,000 (including $8,750,000 of which payment is deferred) and approximately $900,000 of other offering costs. The Company intends to finance its Initial Business Combination with proceeds from the $250,000,000 Initial Public Offering of Units and a $7,000,000 private placement (see Note 4). Upon the closing of the Initial Public Offering and the private placement, $250,000,000 was placed in a trust account (the “Trust Account”).

Trust Account

Funds from the Initial Public Offering have been placed in the Trust Account. The proceeds held in the Trust Account will be invested only in U.S. Treasury obligations with a maturity of one hundred eighty (180) days or less or in money market funds that meet certain conditions under Rule 2a-7 under the Investment Company Act of 1940 and that invest only in direct U.S. Treasury obligations. Funds will remain in the Trust Account until the earlier of (i) the consummation of the Initial Business Combination or (ii) the distribution of the Trust Account proceeds as described below. The remaining proceeds outside the Trust Account may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses.

The Company’s amended and restated certificate of incorporation provides that, other than the withdrawal of interest earned on the funds held in the Trust Account that may be released to the Company to pay taxes, none of the funds held in the Trust Account will be released until the earlier of: (i) the completion of the Initial Business

F-S-21

Combination; (ii) the redemption of any Public Shares sold in the Initial Public Offering that have been properly submitted in connection with a stockholder vote to approve an amendment to the Company’s amended and restated certificate of incorporation to modify the substance or timing of its obligation to redeem 100% of such Public Shares if it does not complete the Initial Business Combination within 24 months (by March 12, 2021) from the closing of the Initial Public Offering; or (iii) the redemption of 100% of the Public Shares if the Company is unable to complete an Initial Business Combination within 24 months (by March 12, 2021) from the closing of the Initial Public Offering (subject to the requirements of law). The proceeds deposited in the Trust Account could become subject to the claims of the Company’s creditors, if any, which could have priority over the claims of the Company’s public stockholders.

Initial Business Combination

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering, although substantially all of the net proceeds of the Initial Public Offering are intended to be generally applied toward consummating an Initial Business Combination. The Initial Business Combination must occur with one or more target businesses that together have an aggregate fair market value of at least 80% of the value of the Trust Account (excluding any deferred underwriters fees and taxes payable on the income earned on the Trust Account) at the time of the agreement to enter into the Initial Business Combination. Furthermore, there is no assurance that the Company will be able to successfully effect an Initial Business Combination.

The Company, after signing a definitive agreement for an Initial Business Combination, will either (i) seek stockholder approval of the Initial Business Combination at a meeting called for such purpose in connection with which stockholders may seek to redeem their shares, regardless of whether they vote for or against the Initial Business Combination, for cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account as of two business days prior to the consummation of the Initial Business Combination, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its taxes, or (ii) provide stockholders with the opportunity to sell their Public Shares to the Company by means of a tender offer (and thereby avoid the need for a stockholder vote) for an amount in cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account as of two business days prior to the consummation of the Initial Business Combination, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its taxes. The decision as to whether the Company will seek stockholder approval of the Initial Business Combination or will allow stockholders to sell their Public Shares in a tender offer will be made by the Company, solely in its discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would otherwise require the Company to seek stockholder approval, unless a vote is required by applicable law or under stock exchange listing requirements. If the Company seeks stockholder approval, it will complete its Initial Business Combination only if a majority of the outstanding shares of common stock voted are voted in favor of the Initial Business Combination. However, in no event will the Company redeem its Public Shares in an amount that would cause its net tangible assets to be less than $5,000,001. In such case, the Company would not proceed with the redemption of its Public Shares and the related Initial Business Combination, and instead may search for an alternate Initial Business Combination.

If the Company holds a stockholder vote or there is a tender offer for shares in connection with an Initial Business Combination, a public stockholder will have the right to redeem its shares for an amount in cash equal to its pro rata share of the aggregate amount then on deposit in the Trust Account as of two business days prior to the consummation of the Initial Business Combination, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its taxes. As a result, such shares of Class A common stock are recorded at redemption amount and classified as temporary equity upon the completion of the Initial Public Offering, in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 480, “Distinguishing Liabilities from Equity.”

F-S-22

Pursuant to the Company’s amended and restated certificate of incorporation, if the Company is unable to complete the Initial Business Combination within 24 months (by March 12, 2021) from the closing of the Initial Public Offering, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but no more than ten business days thereafter subject to lawfully available funds therefor, redeem the Public Shares, at a per share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. The Sponsor and the Company’s officers and directors will enter into a letter agreement with the Company, pursuant to which they will agree to waive their rights to liquidating distributions from the Trust Account with respect to any Founder Shares (as defined below) held by them if the Company fails to complete the Initial Business Combination within 24 months (by March 12, 2021) of the closing of the Initial Public Offering. However, if the Sponsor or any of the Company’s directors, officers or affiliates acquires shares of Class A common stock in or after the Initial Public Offering, they will be entitled to liquidating distributions from the Trust Account with respect to such shares if the Company fails to complete the Initial Business Combination within the prescribed time period.

In the event of a liquidation, dissolution or winding up of the Company after an Initial Business Combination, the Company’s stockholders are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of stock, if any, having preference over the common stock. The Company’s stockholders have no preemptive or other subscription rights. There are no sinking fund provisions applicable to the common stock, except that the Company will provide its stockholders with the opportunity to redeem their Public Shares for cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account, upon the completion of the Initial Business Combination, subject to the limitations described herein.

Going Concern Consideration

The accompanying financial statements have been prepared assuming the Company will continue as a going concern, which contemplates, among other things, the realization of assets and satisfaction of liabilities in the normal course of business. As of December 31, 2019, the Company had $1,126,200 available to us outside the Trust Account to fund our working capital requirements, $3,569,459 of investment income held in the Trust Account available to be released to pay for franchise and income taxes and working capital of $294,999. Further, the Company has incurred and expects to continue to incur significant costs in pursuit of its acquisition plans.

Prior to the completion of our Initial Public Offering, our liquidity needs were satisfied through receipt of $25,000 from the sale of the Founder Shares (as defined below) to our Sponsor, $300,000 in note payable and $118,323 in advances from an affiliate of the Sponsor. The Company fully repaid these borrowings and advances from the Sponsor and related parties.

In connection with the Company’s assessment of going concern considerations in accordance with FASB Accounting Standards Update (“ASU”) 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” management has determined that the mandatory liquidation and subsequent dissolution raises substantial doubt about the Company’s ability to continue as a going concern. The financial statements contained in this report do not include any adjustments that might result from our inability to continue as a going concern, should the Company be required to liquidate after March 12, 2021.

F-S-23

2. Summary of Significant Accounting Policies

Basis of Presentation

The accompanying financial statements have been prepared on the accrual basis of accounting in conformity with United States generally accepted accounting principles (“GAAP”). The financial statements reflect all adjustments and reclassifications that, in the opinion of management, are necessary for the fair presentation of the Company’s results of operations and financial condition as of and for the periods presented.

Emerging Growth Company

Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Securities Exchange Act of 1934, as amended, or the “Exchange Act”) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Net Income (Loss) Per Share

The Company complies with accounting and disclosure requirements of FASB ASC Topic 260, “Earnings Per Share.” Net income per share is computed by dividing net income applicable to common stockholders by the weighted average number of shares of common stock outstanding for the period. The Company has not considered the effect of the warrants sold in the Initial Public Offering and Private Placement Warrants (as defined in Note 4) to purchase an aggregate of 19,500,000 shares of Class A common stock in the calculation of diluted earnings per share, since their inclusion would be anti-dilutive under the treasury stock method. As a result, diluted earnings per share is the same as basic earnings per share for the periods presented.

The Company’s statements of operations includes a presentation of income per share for common stock subject to redemption in a manner similar to the two-class method of income per share. Net income per share, basic and diluted, for Class A common stock is calculated by dividing the investment income earned on the Trust Account of $4,472,458 and $0, net of applicable income and franchise taxes of $1,395,607 and $0, by the weighted average number of shares of Class A common stock outstanding of 25,000,000 for the years ended December 31, 2019 and 2018, respectively. Net loss per share, basic and diluted, for Class F common stock is calculated by dividing the net income, less income attributable to Class A common stock, by the weighted average number of shares of Class F common stock outstanding for the period.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentration of credit risk consist of cash accounts in a financial institution which, at times, may exceed the federal depository insurance coverage of $250,000. The Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

F-S-24

Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under FASB ASC 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the accompanying balance sheets.

Use of Estimates

The preparation of the financial statements in conformity with GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of income and expenses during the reporting periods. Actual results could differ from those estimates.

Offering Costs

The Company complies with the requirements of FASB ASC 340-10-S99-1 and SEC Staff Accounting Bulletin Topic 5A—“Expenses of Offering.” Offering costs consist of costs incurred in connection with formation and preparation for the Initial Public Offering. These costs, together with the deferred underwriter fee, were charged to additional paid-in capital upon completion of the Initial Public Offering.

Income Taxes

The Company follows the asset and liability method of accounting for income taxes under FASB ASC 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred income tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

FASB ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. There were no unrecognized tax benefits as of December 31, 2019 and 2018. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. No amounts were accrued for the payment of interest and penalties as of December 31, 2019 and 2018. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.

Class A Common Stock Subject to Possible Redemption

The Company accounts for its Class A common stock subject to possible redemption in accordance with the guidance in FASB ASC 480. Shares of Class A common stock subject to mandatory redemption are classified as a liability instrument and are measured at fair value. Conditionally redeemable Class A common stock (including Class A common stock that feature redemption rights that is either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) is classified as temporary equity. At all other times, shares of Class A common stock are classified as stockholders’ equity. The Company’s Class A common stock features certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. The Company recognizes changes in redemption value immediately as they occur and will adjust the carrying value of the security to equal the redemption value at the end of each reporting period. Increases or decreases in the carrying amount of

F-S-25

redeemable Class A common stock will be affected by charges against additional paid-in capital. Accordingly, as of December 31, 2019 and 2018, 24,011,445 and 0, respectively, of the 25,000,000 Public Shares were classified outside of permanent equity.

Recent Accounting Pronouncements

The Company’s management does not believe that any other recently issued, but not yet effective, accounting pronouncements would have a material effect on the Company’s financial statements.

3. Initial Public Offering

Pursuant to the Initial Public Offering, the Company sold 25,000,000 Units at a price of $10.00 per Unit. The Sponsor purchased an aggregate of 7,000,000 warrants at a price of $1.00 per warrant in a private placement that closed simultaneously with the Initial Public Offering.

Each Unit consists of one share of the Company’s Class A common stock, $0.0001 par value, and one half of one warrant (each, a “Warrant” and, collectively, the “Warrants”). Each Warrant entitles the holder to purchase one share of Class A common stock at a price of $11.50 per share (subject to adjustment for stock splits, stock dividends, reorganizations, recapitalizations and the like and for certain issuances of equity or equity-linked securities). No fractional warrants will be issued upon separation of the Units and only whole Warrants will trade. Each Warrant will become exercisable on the later of 30 days after the completion of the Company’s Initial Business Combination or 12 months from the closing of the Initial Public Offering and will expire five years after the completion of the Company’s Initial Business Combination or earlier upon redemption or liquidation. Once the Warrants become exercisable, the Company may redeem the outstanding Warrants in whole and not in part at a price of $0.01 per Warrant upon a minimum of 30 days’ prior written notice of redemption, if and only if the last sale price of the Company’s Class A common stock equals or exceeds $18.00 per share for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company sent the notice of redemption to the Warrant holders.

The Company granted the underwriters a 45-day option to purchase up to 3,750,000 additional Units to cover any over-allotments at the Initial Public Offering price less the underwriting discounts and commissions. The Units that would be issued in connection with the over-allotment option would be identical to the Units issued in the Initial Public Offering. In April 2019, the Underwriters’ over-allotment option expired unexercised by the underwriters.

The Company paid an underwriting discount of 2.0% of the gross offering proceeds to the underwriters at the closing of the Initial Public Offering ($5,000,000), with an additional fee (the “Deferred Underwriting Fee”) of 3.5% of the gross offering proceeds ($8,750,000) payable upon the Company’s completion of an Initial Business Combination. The Deferred Underwriting Fee will become payable to the underwriters from the amounts held in the Trust Account solely in the event the Company completes its Initial Business Combination.

4. Related Party Transactions

Founder Shares

On November 29, 2017, the Sponsor purchased 8,625,000 shares of Class F common stock (“Founder Shares”) for $25,000. In January 2018, the Sponsor surrendered 1,437,500 Founder Shares to the Company for no consideration, resulting in an aggregate of 7,187,500 Founder Shares outstanding. As used herein, unless the context otherwise requires, Founder Shares shall be deemed to include the shares of Class A common stock issuable upon conversion thereof. The Founder Shares are identical to the Class A common stock included in the Units sold in the Initial Public Offering except that the Founder Shares are shares of Class F common stock which automatically convert into shares of Class A common stock at the time of the Company’s Initial Business Combination and are subject to certain transfer restrictions, as described in more detail below. Up to 937,500

F-S-26

Founder Shares were subject to forfeiture to the extent that the over-allotment option was not exercised by the underwriters within 45 days from the effective date of the registration statement, March 7, 2019. In April 2019, the Underwriters’ over-allotment option expired and as a result the Sponsor forfeited 937,500 shares of Class F common stock, resulting in an aggregate of 6,250,000 Founder Shares outstanding.

The holders of the Founder Shares have agreed, subject to limited exceptions, not to transfer, assign or sell any of their Founder Shares until the earlier to occur of: (A) one year after the completion of the Initial Business Combination or (B) subsequent to the Initial Business Combination, (x) if the last sale price of the Company’s Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Initial Business Combination, or (y) the date on which the Company completes a liquidation, merger, stock exchange, reorganization or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of common stock for cash, securities or other property.

Private Placement Warrants

The Sponsor purchased an aggregate of 7,000,000 Private Placement Warrants at a price of $1.00 per warrant for an aggregate purchase price of $7,000,000 in a private placement that occurred simultaneously with the closing of the Initial Public Offering (the “Private Placement Warrants”). Each Private Placement Warrant is exercisable for one whole share of the Company’s Class A common stock at a price of $11.50 per share (subject to adjustment for stock splits, stock dividends, reorganizations, recapitalizations and the like and for certain issuances of equity or equity-linked securities). $5,000,000 of the proceeds of the Private Placement Warrants were added to the proceeds from the Initial Public Offering to be held in the Trust Account such that, at the closing of the Initial Public Offering, $250,000,000 was held in the Trust Account. If the Initial Business Combination is not completed within 24 months (by March 12, 2021) from the closing of the Initial Public Offering, the proceeds from the sale of the Private Placement Warrants held in the Trust Account will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law) and the Private Placement Warrants will expire worthless. The Private Placement Warrants will be non-redeemable and exercisable on a cashless basis so long as they are held by the Sponsor or its permitted transferees.

The Sponsor and the Company’s officers and directors will agree, subject to limited exceptions, not to transfer, assign or sell any of their Private Placement Warrants until 30 days after the completion of the Initial Business Combination. In April 2019, the Underwriters’ over-allotment option expired and as a result the Sponsor’s agreement to purchase up to an additional 750,000 Private Placement Warrants also expired.

Forward Purchase Agreement

On February 26, 2019, the Company entered into a forward purchase agreement (the “Forward Purchase Agreement”) pursuant to which Crescent Capital Group LP (“Crescent”), in its capacity as investment advisor on behalf of one or more investment funds or accounts managed by Crescent and its affiliates (such funds or accounts, the “Crescent Funds”), has committed on behalf of the Crescent Funds, to purchase, subject to the terms and conditions set forth the Forward Purchase Agreement, including obtaining fund-level approvals by the relevant investment committee and/or other governing body of such funds, an aggregate of 5,000,000 forward purchase units (the “Forward Purchase Units”), each consisting of one share of the Company’s Class A common stock (such shares of Class A common stock to be issued pursuant to the Forward Purchase Agreement, the “Forward Purchase Shares”) and one-third of one warrant to purchase one share of the Company’s Class A common stock (such warrants to be issued pursuant to the Forward Purchase Agreement, the “Forward Purchase Warrants”), for $10.00 per unit, or an aggregate amount of $50,000,000, in a private placement that will close simultaneously with the closing of the Initial Business Combination. The Forward Purchase Warrants will have the same terms as the Private Placement Warrants so long as they are held by a Crescent Fund purchasing the Forward Purchase Units (such Crescent Fund, the “Crescent Fund Purchaser”) or its permitted transferees, and the Forward Purchase Shares will be identical to the Public Shares sold in the Initial Public Offering, except the

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Forward Purchase Shares will be subject to transfer restrictions and certain registration rights. Any Forward Purchase Warrant held by a holder other than a Crescent Fund Purchaser or its permitted transferees will have the same terms as the Warrants included in the Units sold in the Initial Public Offering.

Registration Rights

The holders of Founder Shares, Private Placement Warrants and Warrants that may be issued upon conversion of working capital loans, if any, will be entitled to registration rights (in the case of the Founder Shares, only after conversion of such shares to shares of Class A common stock) pursuant to a registration rights agreement dated March 7, 2019. The holders of these securities will be entitled to certain demand and “piggyback” registration rights. However, the registration rights agreement provides that the Company will not permit any registration statement filed under the Securities Act to become effective until termination of the applicable lock-up period for the securities to be registered. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Related Party Loans and Advances

On November 21, 2017, the Sponsor agreed to loan the Company an aggregate of up to $300,000 to cover expenses related to the Initial Public Offering pursuant to an unsecured promissory note (the ‘‘Note’’). This Note was amended and restated on November 6, 2018. This Note was non-interest bearing and payable on the earlier of December 31, 2019 or the closing of the Initial Public Offering. On March 13, 2019, the Note balance of $300,000 was repaid in full.

Crescent advanced the Company an aggregate of $118,323 to cover expenses related to the Initial Public Offering. The advances were non-interest bearing and due on demand. On March 13, 2019, these advances were repaid in full.

An affiliate of the Company paid administrative expenses for an aggregate of $454,757, of which $333,063 was repaid, for a net of $121,694, which is reflected in the accompanying balance sheets as of December 31, 2019. These amounts are due on demand and are non-interest bearing.

Administrative Support Agreement

On March 7, 2019, the Company entered into an agreement to pay $10,000 a month for office space, utilities, administrative and support services to an affiliate of the Sponsor and will terminate the agreement upon the earlier of an Initial Business Combination or the liquidation of the Company. For the years ended December 31, 2019 and 2018, the Company incurred expenses of $98,065 and $0, respectively, which are included in general and administrative expenses on the statements of operations, of which $60,000 and $0 was payable as of December 31, 2019 and 2018, respectively, and included in accounts payable and accrued expenses on the accompanying balance sheets.

5. Stockholders’ Equity

Common Stock

The authorized common stock of the Company includes up to 500,000,000 shares of Class A common stock and 25,000,000 shares of Class F common stock. If the Company enters into an Initial Business Combination, it may (depending on the terms of such an Initial Business Combination) be required to increase the number of shares of Class A common stock which the Company is authorized to issue at the same time as the Company’s stockholders vote on the Initial Business Combination to the extent the Company seeks stockholder approval in connection with the Initial Business Combination. Holders of the Company’s common stock are entitled to one vote for each share of common stock.

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As of December 31, 2019 and 2018, there were 988,555 and 0, respectively, of Class A common stock issued or outstanding, excluding 24,011,445 and 0, respectively, shares of Class A common stock subject to possible redemption.

As of December 31, 2019 and 2018, there were 6,250,000 and 7,187,500, respectively, shares of Class F common stock issued and outstanding. In April 2019, the Underwriters’ over-allotment option expired and as a result the Sponsor forfeited 937,500 shares of Class F common stock.

Preferred Stock

The Company is authorized to issue 5,000,000 shares of preferred stock with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. As of December 31, 2019 and 2018, there were no shares of preferred stock issued or outstanding.

6. Fair Value Measurements

The Company classifies its U.S. Treasury and equivalent securities as held-to-maturity in accordance with FASB ASC 320 “Investments—Debt and Equity Securities.” Held-to-maturity securities are those securities which the Company has the intent to hold until maturity. Held-to-maturity treasury securities are recorded at amortized cost on the accompanying balance sheets and adjusted for the amortization or accretion of premiums or discounts.

The Company follows the guidance in FASB ASC 820 for its financial assets and liabilities that are re-measured and reported at fair value at each reporting period, and non-financial assets and liabilities that are re-measured and reported at fair value at least annually.

The gross holding gains and fair value of held-to-maturity securities as of December 31, 2019 are as follows:

Held-To-Maturity	Amortized Cost	Gross Holding Gains	Fair Value
U.S Treasury Securities (Mature 3/12/2020)	$253,551,083	$6,361	$253,557,444

The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

Level 1— Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2— Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3— Unobservable inputs based on our assessment of the assumptions that market participants would use in pricing the asset or liability.

As of December 31, 2019, assets held in the Trust Account were comprised of $18,376 in cash and $253,551,083 in U.S. Treasury bills and are classified as Level 1 securities. As of December 31, 2018, no assets were held in the Trust Account.

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7. Income Taxes

The income tax provision consists of the following:

	For the years ended December 31,
	2019	2018
Current
Federal	$817,897	$—
State	377,710	—
Deferred
Federal	(68,511)	(1,385)
State	—	—
Change in valuation allowance	68,511	1,385

Income tax provision expense	$1,195,607	$—

The Company’s net deferred tax assets are as follows:

	As of December 31,
	2019	2018
Deferred tax assets:
Startup/organizational costs	$70,106	$1,595
Valuation allowance	(70,106)	(1,595)

Deferred tax assets, net of allowance	$—	$—

As of December 31, 2019 and 2018, the Company had a deferred tax asset of $70,106 and $1,595, respectively, which had a full valuation allowance recorded against it.

The Company’s current taxable income primarily consists of interest income on the Trust Account. The Company’s general and administrative costs are generally considered to be start-up costs and are not currently deductible. During the years ended December 31, 2019 and 2018, the Company recorded income tax expense of $1,195,607 and $0, respectively, primarily related to interest income earned on the Trust Account.

A reconciliation of the statutory federal income tax rate to the Company’s effective tax rate is as follows:

	For the years ended December 31,
	2019	2018
Statutory federal income tax rate	21.00%	—%
State taxes, net of federal tax benefit	7.56%	—%
Meals & entertainment	0.00%	—%
Valuation allowance	1.74%	—%

Effective tax rate	30.30%	—%

8. Subsequent Events

Management has performed an evaluation of subsequent events through the date of issuance of the financial statements. The Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.

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F45 Training Holdings Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share amounts and share data)

(unaudited)

	March 31, 2020	December 31, 2019
Assets
Current assets:
Cash and cash equivalents	$11,288	$8,267
Accounts receivable, net	9,293	9,898
Due from related parties	1,021	830
Inventories	8,955	5,375
Deferred costs	1,256	1,179
Prepaid expenses	2,668	3,553
Other assets	5,415	5,514

Total current assets	39,896	34,616
Property and equipment, net	871	732
Deferred tax assets, net	3,963	4,231
Intangible assets, net	1,394	1,262
Deferred costs, net of current	9,279	8,774
Other long-term assets	220	345

Total assets	$55,623	$49,960

Liabilities, convertible preferred stock and stockholders’ deficit
Current liabilities:
Accounts payable and accrued expenses	$17,967	$18,562
Deferred revenue	6,783	6,176
Current portion of long-term debt	2,927	2,927
Income taxes payable	5,230	5,986

Total current liabilities	32,907	33,651
Other long-term liabilities	2,320	1,662
Deferred revenue, net of current	16,402	17,765
Long-term debt, net of current	45,391	37,977

Total liabilities	97,020	91,055
Commitments and contingencies (Note 11)
Convertible preferred stock, $0.0001 par value; 11,000,000 shares issued and outstanding as of March 31, 2020 and December 31, 2019 (Note 12)	110,000	110,000
Stockholders’ deficit
Common stock, $0.0001 par value; 29,000,000 shares issued and outstanding as of March 31, 2020 and December 31, 2019	3	3
Accumulated other comprehensive loss	(110)	(541)
Accumulated deficit	(151,290)	(150,557)

Total stockholders’ deficit	(151,397)	(151,095)

Total liabilities, convertible preferred stock and stockholders’ deficit	$55,623	$49,960

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-S-31

F45 Training Holdings Inc.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(in thousands, except share amounts and share data)

(unaudited)

	Three Months Ended March 31,
	2020	2019
Revenue:
Franchise (Related party: $97 and $95 for the three months ended March 31, 2020 and 2019, respectively)	$13,638	$8,277
Equipment and merchandise (Related party: $0 and $101 for the three months ended March 31, 2020 and 2019, respectively)	11,204	7,427

Total revenue	24,842	15,704
Costs and operating expenses:
Cost of franchise revenue (Related party: $12 and $46 for the three months ended March 31, 2020 and 2019, respectively)	3,184	1,662
Cost of equipment and merchandise (Related party: $1,051 and $566 for the three months ended March 31, 2020 and 2019, respectively)	6,331	4,866
Selling, general and administrative expenses	13,991	10,398
Forgiveness of loans to directors	—	22,263

Total costs and operating expenses	23,506	39,189

Income (loss) from operations	1,336	(23,485)
Interest expense (income), net	378	(5)
Other expense (income), net	1,681	(133)

Loss before income taxes	(723)	(23,347)
Provision (benefit) for income taxes	10	(89)

Net loss	$(733)	$(23,258)

Other comprehensive loss
Unrealized loss on interest rate swap	(850)	—
Foreign currency translation adjustment, net of tax	1,281	(580)

Comprehensive loss	$(302)	$(23,838)

Net loss per share	$(0.03)	$(0.80)
Weighted average shares outstanding—Basic and diluted	29,000,000	29,000,000

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-S-32

F45 Training Holdings Inc.

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT

(in thousands, except share amounts)

(unaudited)

	Convertible Preferred Stock		Common Stock		Additional Paid- In Capital	Accumulated Other Comprehensive Loss	Loans to Directors	Accumulated Deficit	Total Stockholders’ Deficit
	Shares	Amount	Shares	Amount
Balances at December 31, 2019	11,000,000	$110,000	29,000,000	$3	$—	$(541)	$—	$(150,557)	$(151,095)
Net loss	—	—	—	—	—	—		(733)	(733)
Unrealized loss on interest rate swap	—	—	—	—	—	(850)		—	(850)
Foreign currency translation adjustment, net of tax	—	—	—	—	—	1,281		—	1,281

Balances at March 31, 2020	11,000,000	$110,000	29,000,000	$3	$—	$(110)	$—	$(151,290)	$(151,397)

	Convertible Preferred Stock		Common Stock		Additional Paid- In Capital	Accumulated Other Comprehensive Income (Loss)	Loans to Directors	Retained Earnings (Accumulated Deficit)	Total Stockholders’ Deficit
	Shares	Amount	Shares	Amount
Balances at December 31, 2018	—	$—	29,000,000	$3	$76	$268	$(22,661)	$13,824	$(8,490)
Net loss	—	—	—	—	—	—	—	(23,258)	(23,258)
Issuance of convertible preferred shares	10,000,000	100,000	—	—	—	—	—	—	—
Dividends paid to existing stockholders	—	—	—	—	(76)	—	—	(149,924)	(150,000)
Issuance of loans to directors	—	—	—	—	—	—	(795)	—	(795)
Forgiveness of loans to directors	—	—	—	—	—	—	23,456	—	23,456
Foreign currency translation adjustment, net of tax	—	—	—	—	—	(580)	—	—	(580)

Balances at March 31, 2019	10,000,000	$100,000	29,000,000	$3	$—	$(312)	$—	$(159,358)	$(159,667)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

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F45 Training Holdings Inc.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Three Months Ended March 31, 2020
	2020	2019
Cash flows from operating activities
Net loss	$(733)	$(23,258)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation	103	60
Amortization of intangible assets	125	81
Amortization of deferred costs	326	184
Bad debt expense	1,925	417
Forgiveness of loans to directors	—	22,263
Unrealized foreign currency transaction gains or losses	1,653	(140)
Changes in operating assets and liabilities:
Due from related parties	24	(9)
Accounts receivable	(1,876)	(604)
Inventories	(3,955)	15
Prepaid expenses	780	(452)
Other assets, current	(32)	(392)
Deferred costs	(1,299)	(1,062)
Other long-term assets	111	(30)
Accounts payable	57	6,226
Deferred revenue	396	1,290
Interest payable	62	—
Income tax payable	(565)	(1,982)
Other long-term liabilities	35	—

Net cash (used in) provided by operating activities	(2,863)	2,607

Cash flows from investing activities
Purchases of property and equipment	(240)	(115)
Disposal of property and equipment	2	27
Purchases of intangible assets	(442)	(179)

Net cash used in investing activities	(680)	(267)

Cash flows from financing activities
Issuance of preferred stock	—	100,000
Issuance of loans to directors	—	(795)
Borrowings under revolving facility	8,145	—
Repayments under term facility	(750)	—
Dividends paid to existing stockholders	—	(100,000)
Deferred offering costs	(483)	—

Net cash provided by (used in) financing activities	6,912	(795)

Effect of exchange rate changes on cash and cash equivalents	(348)	468

Net increase in cash and cash equivalents	3,021	2,013
Cash and cash equivalents at beginning of period	8,267	4,965

Cash and cash equivalents at end of period	$11,288	$6,978

Supplemental disclosures of cash flow information
Income taxes paid	$506	$1,380
Interest paid	304	—
Supplemental disclosure of noncash financing and investing activities:
Property and equipment included in accounts payable and accrued expenses	53	3
Intangible assets included in accounts payable and accrued expenses	51	26
Issuance of Sellers Notes (Note 12)	—	50,000
Dividend declared but not paid in cash	—	(50,000)
Deferred offering costs included in accounts payable and accrued expenses	1,588	—

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

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F45 Training Holdings Inc.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(unaudited)

Note 1—Nature of the business and basis of presentation

Organization

F45 Training Holdings Inc. (“F45 Training Holdings,” the “Company,” “F45,” “we,” “us” or “its”) was incorporated in the State of Delaware on March 12, 2019 as a C-Corp. The Company and its subsidiaries are engaged in franchising and licensing the F45 Training brand to fitness facilities in multiple countries across the globe.

Transaction with MWIG LLC (“MWIG”)

On March 15, 2019, MWIG, a special purpose private investment fund vehicle led by FOD Capital LLC, a family office investment fund, and Mark Wahlberg, made a minority preferred investment in the Company. On March 15, 2019, F45 Training Holdings, MWIG and Flyhalf Acquisition Company Pty Ltd, a newly incorporated wholly-owned, indirect subsidiary of F45 Training Holdings, entered into a Share Purchase Agreement with F45 Aus Hold Co Pty Ltd (“F45 Aus Hold Co”) and its existing stockholders pursuant to which F45 Training Holdings became the ultimate parent of F45 Aus Hold Co and its subsidiaries. Upon the consummation of the transaction with MWIG, the existing stockholders and MWIG held 72.5% and 27.5% ownership interests, respectively, in the Company and, its wholly-owned subsidiaries. This ownership percentage assumes the conversion of the MWIG preferred stock at its original issue conversion price and does not reflect the restricted stock units issued to Mark Wahlberg pursuant to the promotional agreement. See Note 12— “Convertible Preferred Stock and Stockholders’ Deficit” for further discussion.

Pursuant to the Share Purchase Agreement and in return for acquiring 100% of the shares in F45 Aus Hold Co, F45 Training Holdings issued 29,000,000 shares of common stock to the existing stockholders of F45 Aus Hold Co proportionate to their relative ownership of the common stock of F45 Aus Hold Co and its wholly-owned subsidiaries. As a result of this transaction there was no change in control. All references to shares in the financial statements and the notes to the financial statements presented herein, including but not limited to the number of shares and per share amounts, unless otherwise noted, have been adjusted to reflect the effects of the transaction retrospectively as of the earliest period presented in the interim unaudited condensed consolidated financial statements.

Basis of presentation

The financial information presented herein, prior to the transaction with MWIG, includes activity of F45 Aus Hold Co and its wholly-owned subsidiaries. Subsequent to the transaction with MWIG, the financial information presented herein includes the activity of the Company and its wholly-owned subsidiaries including F45 Aus Hold Co. All significant intercompany balances and transactions have been eliminated in consolidation.

The accompanying unaudited condensed consolidated financial statements and related notes to the unaudited condensed consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) for interim financial information and pursuant to the rules and regulations of the Securities and Exchange Commission. In accordance with such rules and regulations, certain information and accompanying note disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted, although the Company believes the disclosures included herein are adequate to make the information presented not misleading. In the opinion of management, the accompanying unaudited condensed consolidated financial statements reflect all normal recurring adjustments which are considered necessary for the fair presentation of the financial position of the Company at March 31, 2020 and the results of operations for the interim periods represented. The operating results for the interim periods presented are not necessarily indicative of the results that may be expected for the year ending December 31, 2020.

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These interim unaudited condensed consolidated financial statements should be read in conjunction with the audited combined and consolidated financial statements and notes thereto of the Company as of and for the years ended December 31, 2019 and 2018.

Note 2—Summary of significant accounting policies

There were no changes to the significant accounting policies or recent accounting pronouncements that were disclosed in Note 2, “Summary of significant accounting policies” to the audited combined and consolidated financial statements of the Company as of and for the years ended December 31, 2019 and 2018, other than as discussed below.

Use of estimates

The preparation of interim consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Key estimates and judgments relied upon in preparing these interim consolidated financial statements include revenue recognition, allowance for doubtful accounts, depreciation of long-lived assets, internally developed software, amortization of intangible assets, valuation of inventory, fair value of derivative instruments, fair value of stock-based awards, and accounting for income taxes. The Company bases its estimates on historical experience and various other assumptions that the Company believes to be reasonable. Actual results could differ from these estimates.

Accounts receivable and allowance for doubtful accounts

Accounts receivable is primarily comprised of amounts owed to the Company resulting from fees due from franchisees. The Company evaluates its accounts receivable on an ongoing basis and establishes an allowance for doubtful accounts based on historical collections and specific review of outstanding accounts receivable. Accounts receivable are written off as uncollectible when it is determined that further collection efforts will be unsuccessful.

The change in allowance for doubtful accounts is as follows (in thousands):

	For the Three Months Ended March 31,
	2020	2019
Balance at beginning of period	$1,069	$1,552
Provisions for bad debts, included in selling, general and administrative	1,925	417
Uncollectible receivables written off	(371)	—

Balance at end of period	$2,623	$1,969

None of the Company’s customers accounted for more than 10% of the Company’s accounts receivable as of March 31, 2020 and December 31, 2019. None of the Company’s customers accounted for more than 10% of the Company’s revenue for the three months ended March 31, 2020 and 2019.

Deferred initial public offering costs

Deferred offering costs, which consist of direct incremental legal and accounting fees relating to the Company becoming a publicly traded company are capitalized. The deferred offering costs will be offset against

F-S-36

the proceeds of becoming a publicly traded company upon the consummation of the offering. In the event the offering is terminated, deferred offering costs will be expensed. As of March 31, 2020, $4.8 million of offering costs were deferred in other assets on the condensed consolidated balance sheets.

Recent accounting pronouncements

Under the Jumpstart Our Business Startups Act (“JOBS Act”), the Company meets the definition of an emerging growth company (“EGC”). The Company has elected to take advantage of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the JOBS Act.

Recently issued accounting pronouncements

In October 2018, the Financial Accounting Standards Board (“FASB”) issued Accounting Standard Update (“ASU”) No. 2018-17, Consolidation (Topic 810): Targeted Improvements to Related Party Guidance for Variable Interest Entities (“ASU 2018-17”). ASU No. 2018-17 amends the guidance for determining whether a decision-making fee is a variable interest and requires organizations to consider indirect interests held through related parties under common control on a proportional basis rather than as the equivalent of a direct interest in its entirety. ASU 2018-17 is effective for the Company for fiscal years beginning after December 15, 2020, and interim periods within fiscal years beginning after December 15, 2021. Early adoption is permitted. The Company is currently evaluating the impact of the guidance; however, the Company does not believe that adoption of ASU 2018-17 will materially impact its consolidated financial statements.

In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments-Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments (“ASU 2016-13”). Topic 326 was subsequently amended by ASU No. 2018-19, Codification Improvements; ASU No. 2019-04, Codification Improvements; ASU No. 2019-11, Codification Improvements that clarify the scope of the standard in the amendments in ASU 2016-13; ASU No. 2019-05, Targeted Transition Relief; ASU No. 2019-10, Effective Dates; and ASU no. 2020-02, Amendments to SEC Paragraphs Pursuant to SEC Staff Accounting Bulletin No. 119 and Update to SEC section on Effective Date Related to Accounting Standards Update No. 2016-02. The guidance changes how entities will measure credit losses for most financial assets and certain other instruments that are not measured at fair value through net income. The guidance replaces the current ‘incurred loss’ model with an ‘expected loss’ approach. The guidance will be applied as a cumulative-effect adjustment to retained earnings as of the beginning of the first reporting period in which the guidance is effective. The guidance is effective for the Company for fiscal years beginning after December 15, 2022, and interim periods within fiscal years beginning after December 15, 2022. Early adoption is permitted. The Company is currently evaluating the impact that the guidance will have on its consolidated financial statements.

In February 2016, the FASB established Topic 842, Leases (“Topic 842”), by issuing ASU No. 2016-02, Leases (“ASU 2016-02”). Topic 842 was subsequently amended by ASU No. 2018-01, Land Easement Practical Expedient for Transition to Topic 842; ASU No. 2018-10, Codification Improvements to Topic 842, Leases; ASU No. 2018-11, Targeted Improvements; ASU No. 2018-20, Narrow-Scope Improvements for Lessors; ASU No. 2019-01, Codification Improvements; ASU No. 2019-10, Effective Dates, and ASU No. 2020-20, Amendments to SEC Paragraphs Pursuant to SEC Staff Accounting Bulletin No. 119 and Update to SEC Section on Effective Date Related to Accounting Standards Update No. 2016-02. This guidance is intended to increase transparency and comparability among organizations by recognizing lease assets and lease liabilities on the balance sheet and disclosing key information about leasing arrangements. The new guidance requires lessees to recognize the assets and liabilities on the balance sheet for the rights and obligations created by leases with lease terms of more than 12 months, amends various other aspects of accounting for leases by lessees and lessors, and requires enhanced disclosures. Leases will be classified as finance or operating, with the classification affecting the pattern and classification of expense recognition within the income statement. This guidance is effective for the Company for fiscal years beginning after December 15, 2021, and interim periods within fiscal years beginning after December 15, 2022. Early adoption is permitted. While the Company is currently evaluating the

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impact of adopting Topic 842, the Company expects to recognize right-of-use assets and lease liabilities on its consolidated balance sheets. The standard is not expected to have a material impact to the consolidated statements of operations and comprehensive loss and statements of cash flows.

Note 3—Property and equipment, net

Property and equipment, net, consists of the following as of March 31, 2020 and December 31, 2019 (in thousands):

	Estimated Useful Life	March 31, 2020	December 31, 2019
	(years)
Vehicles	5	$42	$43
Furniture and fixtures	7	178	128
Office and other equipment	5	618	547
Leasehold improvements	Lesser of lease term or useful life	470	376

		1,308	1,094
Less accumulated depreciation		(437)	(362)

Total property and equipment, net		$871	$732

Depreciation expense related to property and equipment was approximately $0.1 million and $0.1 million for the three months ended March 31, 2020 and 2019, respectively, and was recorded in selling, general and administrative expenses in the consolidated statements of operations and comprehensive loss.

Note 4—Intangible assets

The following table summarizes the useful lives and carrying values of intangible assets, including internal-use software (in thousands):

		As of March 31, 2020			As of December 31, 2019
	Useful Life	Gross Value	Accumulated Amortization	Net Value	Gross Value	Accumulated Amortization	Net Value
	(in years)
Internal-use software	3	$1,735	$(684)	$1,051	$1,552	$(633)	$919
Trademarks	n/a	343	—	343	343	—	343

Total intangible assets, net		$2,078	$(684)	$1,394	$1,895	$(633)	$1,262

The amortization of intangible assets was approximately $0.1 million and $0.1 million for the three months ended March 31, 2020 and 2019, respectively, and was recorded in selling, general and administrative expenses in the consolidated statements of operations and comprehensive loss. The weighted average remaining life of internal-use software was 1.7 years and 1.6 years as of March 31, 2020 and December 31, 2019, respectively.

As of March 31, 2020, the expected amortization of intangible assets for future periods is as follows (in thousands):

Future Amortization
Remainder of 2020	$491
2021	358
2022	202
Thereafter	—

Total	$1,051

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Note 5—Deferred revenue

Deferred revenue results from establishment fees paid by franchisees at the outset of the contract term and the value of material rights related to discounted renewal options as well as equipment fees paid by franchisees prior to the transfer of the equipment. The following table reflects the change in deferred revenue during the three months ended March 31, 2020 and 2019 (in thousands):

Deferred Revenue
Balance at December 31, 2019	$23,941
Revenue Recognized	(7,154)
Increase	6,398

Balance at March 31, 2020	$23,185

Deferred Revenue
Balance at December 31, 2018	$17,539
Revenue Recognized	(4,223)
Increase	5,562

Balance at March 31, 2019	$18,878

Deferred revenue expected to be recognized within one year from the balance sheet date is classified as current, and the remaining balance is classified as noncurrent. Transaction price allocated to remaining performance obligations represents contracted franchise and equipment revenue that has not yet been recognized, which includes deferred revenue that will be invoiced and recognized as revenue in future periods. Total contract revenues from franchisees yet to be recognized as revenue was $229.5 million as of March 31, 2020, of which we expect to recognize approximately 21% of the revenue over the next 12 months and the remainder thereafter.

Note 6—Debt

The Company entered into a senior Secured Credit Agreement, dated as of September 18, 2019 (the “Secured Credit Agreement”), with JPMorgan Chase Bank, N.A., as Administrative Agent, Australian Security Trustee, Lender, Swingline Lender and Issuing Bank, consisting of a $20.0 million revolving credit facility (the “Revolving Facility”) and a $30.0 million term loan facility (the “Term Facility”). Initial borrowings of $30.0 million from the Term Facility and $11.9 million of the availability under the Revolving Facility were used to repay, in full, amounts due to common stockholders as a result of the MWIG transaction. See Note 12—Convertible Preferred Stock and Stockholders’ Deficit for further discussion. The remaining availability under the Revolving Facility may be drawn and used for general corporate purposes. The obligations under the Secured Credit Agreement are guaranteed by certain operating subsidiaries of the Company and secured by a majority of the Company’s assets. The maturity date of the credit facility is September 18, 2022. The Revolving Facility may be prepaid and terminated by the Company at any time without premium or penalty (subject to customary LIBOR breakage fees).

The Term Facility bears interest at floating rate of LIBOR plus 1.5 percent. The outstanding balance of the Term Facility as of March 31, 2020 was $28.5 million, net of unamortized debt issuance costs of approximately $0.2 million. The Term Facility principal and interest payments are due quarterly in accordance with an amortization schedule with a maturity date of September 18, 2022.

The Revolving Facility bears interest at a floating rate of LIBOR plus 1.5 percent. The full balance in the amount of $20.0 million of the Revolving Facility remained outstanding as of March 31, 2020.

The terms of the Secured Credit Agreement require that the Company not permit the Fixed Charge Coverage Ratio, as defined within the Secured Credit Agreement, for any period of four consecutive fiscal

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quarters to be less than 1.25 to 1.00. The Company is also required to maintain a Total Leverage Ratio, as defined within the Secured Credit Agreement, for any period of four consecutive fiscal quarters of less than 2.00 to 1.00. The Secured Credit Agreement also contains other customary non-financial covenants. As of March 31, 2020, the Company was in compliance with its covenants.

On October 25, 2019, the Company entered into an interest rate swap contract (the “Swap Agreement”) with JP Morgan Chase Bank N.A. to fix the interest rate on the Term Facility over the life of the loan. The notional amount of the swap covers the entire $30.0 million borrowings outstanding under the Term Facility. Under the terms of the Swap Agreement, the Term Facility, which formerly accrued interest at a rate of LIBOR plus 1.50%, started effectively accruing interest on the effective date (October 30, 2019) at a fixed rate of 1.74% on an annualized basis.

Interest expense recorded on the Term and Revolving Facilities was approximately $0.4 million for the three months ended March 31, 2020.

The following table presents contractually scheduled maturities of our consolidated debt obligations outstanding at March 31, 2020 for the next three years (in thousands).

Remainder of 2020	$2,250
2021	3,000
2022	43,250

Total principal payments	48,500
Unamortized debt issuance costs	(182)

Net carrying value	$48,318

Note 7—Derivative Instruments Interest Rate Swap

We are subject to interest rate volatility with regard to our existing debt. From time to time, we enter into swap agreements to manage our exposure to interest rate fluctuations.

To hedge the variability in cash flows due to changes in benchmark interest rates, we entered into an interest rate swap agreement related to debt issuances. The swap agreement is designated as a cash flow hedge. The derivative’s gain or loss is recorded in OCI and is subsequently reclassified to interest expense over the life of the related debt.

During 2019, we entered into an interest rate swap agreement with an aggregate notional amount of $30.0 million related to the $30.0 million 3-year variable-rate term loan due September 18, 2022. Refer to Note 6—Debt, for details of the components of our long-term debt.

The following table presents the categories of the Company’s derivative instruments on a gross basis, as reflected in the Company’s unaudited condensed consolidated balance sheets. Balances presented below have been classified and presented within the caption other long-term liabilities (in thousands):

	As of March 31, 2020
	Derivative Liabilities
	Current	Long-Term
Fair Value of Designated Derivatives:
Interest Rate Swap	$—	$(850)

Total Fair Value	$—	$(850)

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The Company recognized a realized loss and unrealized loss of less than $0.1 million and approximately $0.9 million, respectively on this instrument in the three months ended March 31, 2020. The realized and unrealized loss have been presented within interest expense, net and OCI, respectively, in the consolidated statement of operations and comprehensive loss.

Note 8—Fair Value

The following table shows the Company’s liabilities accounted for at fair value on a recurring basis. As of March 31, 2020, the carrying amount of all derivative assets and liabilities is equal to their fair value (in thousands):

	As of March 31, 2020
	Level 1	Level 2	Level 3	Total
Liabilities
Interest Rate Swap	$—	$(850)	$—	$(850)

Total Liabilities	$—	$(850)	$—	$(850)

The estimated fair value of the Company’s level 2 interest swap derivative instrument reflects the estimated amounts that the Company would receive or pay to terminate the contract at the reporting date. These values are based upon, among other things, future prices, volatility, credit value of counterparties, and time to maturity. These assumptions are obtained from independent pricing services reflecting broker market quotes. The Company did not make any adjustments to obtained assumptions. The Company utilizes the interest swap counterparties’ valuations to assess the reasonableness of its valuation.

Credit risk relates to the risk of loss resulting from the non-performance or non-payment by the Company’s counterparties in connection with contractual obligation. Risk around counterparty performance and credit could ultimately impact the amount and timing of cash flows. The Company believes it has limited credit risk due to the financial standing of the counterparties with which it trades.

The maximum exposure to credit risk is represented by the carrying amount of each trade receivables and due from related parties in the balance sheet.

Note 9—Income Taxes

For interim reporting periods, the Company’s provision for income taxes is calculated using its annualized estimated effective tax rate for the year. This rate is based on its estimated full-year income and the related income tax expense for each jurisdiction in which the Company operates. Changes in the geographical mix, permanent differences or the estimated level of annual pre-tax income can affect the effective tax rate. This rate is adjusted for the effects of discrete items occurring in the period.

Provision for income taxes

The provision for income taxes was $10,000 for the three months ended March 31, 2020, compared with the benefit for income taxes of $89,000 for the three months ended March 31, 2019. We are subject to income taxes in the United States and numerous foreign jurisdictions. These foreign jurisdictions have different statutory tax rates than the United States. Additionally, certain of our foreign earnings may also be taxable in the United States. Accordingly, our effective tax rates will vary depending on the relative proportion of foreign to domestic income, use of foreign tax credits, changes in the valuation of our deferred tax assets and liabilities, and changes in tax laws. The effective tax rate for the three months ended March 31, 2020 of (1.38)% differed from the U.S. statutory tax rate of 21% primarily due to state taxes, foreign jurisdiction earnings taxes at different rates, and interest and penalties for uncertain tax positions. The effective tax rate for the three months ended

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March 31, 2019 of 0.38% differed from the U.S. statutory tax rate of 21% primarily due to nondeductible forgiveness of loans to directors, state taxes, foreign jurisdiction earnings taxed at different rates, and interest and penalties for uncertain tax positions.

Deferred tax asset valuation allowance

We evaluate our deferred tax assets quarterly to determine if adjustments to our valuation allowance are required based on the consideration of all available positive and negative evidence using a “more likely than not” standard with respect to whether deferred tax assets will be realized. Our evaluation considers, among other factors, our historical operating results, our expectation of future profitability, and the duration of the applicable statutory carryforward periods. The ultimate realization of our deferred tax assets depends primarily on our ability to generate future taxable income during the periods in which the related deferred tax assets become deductible. The value of our deferred tax assets depends on applicable income tax rates.

We will continue to evaluate both the positive and negative evidence on a quarterly basis in determining the need for a valuation allowance with respect to our deferred tax assets. The accounting for deferred tax assets is based upon estimates of future results. Changes in positive and negative evidence, including differences between estimated and actual results, could result in changes in the valuation of our deferred tax assets that could have a material impact on our consolidated financial statements. Changes in existing federal and state tax laws and corporate income tax rates could also affect actual tax results and the realization of deferred tax assets over time.

Note 10—Related party transactions

The Company has a management service agreement with Group Training, LLC and its subsidiaries (collectively “Group Training”) under which the Company provides operational and administrative support services to Group Training. Group Training is owned by certain existing stockholders that are executive officers and directors of the Company, through which, they operate ten F45 studios in the United States. As of March 31, 2020 and December 31, 2019, the Company had receivables related to fees under this management service agreement of approximately $0.5 million and $0.4 million, respectively. These amounts are included in due from related parties on the condensed consolidated balance sheets. The Company did not recognize any franchise revenue related to fees under this management service agreement in March 31, 2020. For the three months ended March 31, 2019, the Company recognized approximately $0.1 million in franchise revenue in the condensed consolidated statements of operations and comprehensive loss.

During the three months ended March 31, 2020 and 2019, the Company also recognized franchise revenue of less than $0.1 million and $0.2 million, respectively, from studios owned by Group Training. As of March 31, 2020 and December 31, 2019, the Company had outstanding receivables from these studios of approximately $0.4 million and $0.3 million, respectively. With respect to these transactions, the Company has presented the revenue recognized during these periods in franchise revenue and the related expenses in cost of franchise revenue in the condensed consolidated statements of operations and comprehensive loss.

In addition, as of March 31, 2020, certain existing stockholders who were executive officers and directors of the Company personally guaranteed $0.1 million in aggregate total lease payments over approximately one year for a studio owned by a subsidiary of Group Training.

The Company purchased apparel and merchandise from a third-party vendor that was owned by immediate family members of an existing stockholder, executive officer and director of the Company. The Company did not have any purchases during the three months ended March 31, 2020. Total purchases totaled approximately $0.1 million during the three months ended March 31, 2019. As of March 31, 2020 and December 31, 2019, the Company had no outstanding payables to the third-party vendor. The Company has presented the related purchases during these periods as cost of equipment and merchandise in the condensed consolidated statements of operations and comprehensive loss.

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As of March 31, 2020 and December 31, 2019, the Company had outstanding receivables of approximately $0.1 million and $0.1 million, respectively, from studios owned by an entity in which an existing stockholder that is an executive officer and director of the Company holds a 10% ownership interest.

During the three months ended March 31, 2020 and 2019, the Company incurred expenses totaling approximately $1.1 million and $0.5 million, respectively, in connection with certain shipping and logistic services from a third-party vendor that is owned by an immediate family member of an executive officer of the Company. As of March 31, 2020 and December 31, 2019, the Company had approximately $0.2 million and $0.3 million of outstanding payables to the third-party vendor included in accounts payable and accrued expenses in the condensed consolidated balance sheets. The Company has presented the expenses incurred during these periods in cost of equipment and merchandise revenue in the condensed consolidated statements of operations and comprehensive loss.

In conjunction with the transaction with MWIG, the Company’s Board of Directors passed a resolution to forgive the $22.3 million in outstanding related party loans to certain existing stockholders that are executive officers and directors of the Company. The forgiveness of the loans to directors resulted in the outstanding balance being written off and recognized as compensation expense during the three months ended March 31, 2019.

Related party franchise arrangements were transacted at arm’s length pricing with standard contractual terms.

Note 11—Commitments and contingencies Litigation

Where appropriate, we establish accruals in accordance with FASB guidance over loss contingencies (ASC 450). As of March 31, 2020, the Company had established a litigation accrual of $3.0 million for claims brought against the Company in the ordinary course of business. Our accruals for loss contingencies are reviewed quarterly and adjusted as additional information becomes available. We disclose the amount accrued if we believe it is material or if we believe such disclosure is necessary for our financial statements to not be misleading. If a loss is not both probable and reasonably estimable, or if an exposure to loss exists in excess of the amount previously accrued, we assess whether there is at least a reasonable possibility that a loss, or additional loss, may have been incurred, and we adjust our accruals and disclosures accordingly. We do not presently believe that the ultimate resolution of the foregoing matters will have a material adverse effect on the Company’s results of operations, financial condition, or cash flows. The outcome of litigation and other legal and regulatory matters is inherently uncertain, however, and it is possible that one or more of the legal matters currently pending or threatened could have a material adverse effect on our liquidity, consolidated financial position, and/or results of operations.

In January 2020, the Company received notice of a demand alleging copyright infringement in connection with the distribution and performance of certain songs without necessary licenses. The Company is investigating the allegations and cannot predict the outcome of this matter at this time.

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Lease commitments

The Company leases four office buildings in the United States and other international locations. Future minimum lease payments, which include non-cancelable operating leases at March 31, 2020, are as follows (in thousands):

Operating Leases
Remainder of 2020	$155
2021	138
2022	138
2023	69
Thereafter	—

Total Minimum Lease Payments	$500

Rent expense for all operating leases was approximately $0.2 million and $0.1 million for the three months ended March 31, 2020 and 2019, respectively.

As of March 31, 2020, the Company has guarantees of $1.7 million in aggregate total for lease payments over 10 years for a franchisee’s studio lease in the state of California.

Note 12—Convertible Preferred Stock and Stockholders’ Deficit

Issuance of convertible preferred stock and common stock

In connection with the transaction with MWIG described in Note 1—Nature of the business and basis of presentation, the Company amended its articles of incorporation and authorized 54,000,000 shares of common stock and 11,000,000 shares of preferred stock, all with par values of $0.0001. As of March 31, 2020 and December 31, 2019, the Company had 29,000,000 shares of common stock and 11,000,000 shares of convertible preferred stock issued and 29,000,000 shares of common stock and 11,000,000 shares of convertible preferred stock outstanding, respectively.

As part of the transaction with MWIG and in return for Flyhalf Acquisition Company Pty Ltd acquiring 100% of the shares in F45 Aus Hold Co, the Company issued 29,000,000 shares of its common stock to F45 Aus Hold Co’s existing stockholders. In addition, Flyhalf Acquisition Company Pty Ltd made a payment to F45 Aus Hold Co’s existing stockholders of $100.0 million.

The payment of $100.0 million was funded by MWIG, subscribing for 10,000,000 shares of preferred stock at $10 per share in the Company. This amount was ultimately paid to F45 Aus Hold Co’s existing stockholders pro rata in proportion to their interests in F45 Aus Hold Co. Further, Flyhalf Acquisition Company Pty Ltd issued $50.0 million secured promissory notes to F45 Aus Hold Co’s existing stockholders pro rata in proportion to their interests in F45 Aus Hold Co (the “Sellers Notes”). The $100.0 million payment, $50.0 million Sellers Notes and related interest thereon have been recorded as a dividend in the consolidated statements of changes in convertible preferred stock and stockholders’ deficit as at December 31, 2019. In addition to the initial issue of 10,000,000 shares of Preferred Stock, MWIG was granted an option to acquire an additional 1,000,000 shares of Preferred Stock for $10 per share under the Share Purchase Agreement. The $10.0 million in funds raised by the issue of the additional Preferred Stock were used in full to partially settle the outstanding Sellers Notes.

The rights and features of the Company’s preferred stock are as follows:

Dividends

The Company shall not declare, pay or set aside any dividends on shares of any other class or series of capital stock of the Company (other than stock dividends) unless the holders of the preferred stock then

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outstanding shall first receive, or simultaneously receive, a dividend on each outstanding share of preferred stock in an amount at least equal to the product of (1) the dividend payable on each share of such class or series determined, if applicable, as if all shares of such class or series had been converted into common stock and (2) the number of shares of common stock issuable upon conversion of a share of preferred stock.

Liquidation

Upon the occurrence of a deemed liquidation event, as defined in the Company’s Amended and Restated Certificate of Incorporation, the holders of preferred stock shall be entitled to receive, before any distribution or payment to the holders of common stock, an amount equal to the greater of (1) preferred stock issue price per share for such preferred stock, as adjusted to reflect any combination or subdivision, stock dividend or other similar recapitalization, plus declared but unpaid dividends, if any, on such shares, and (2) the amount per share of common stock to which the holder would be entitled had all outstanding Preferred Stock shares been converted to common stock immediately before the distribution. After the distributions or payments to the holders of preferred stock have been paid in full, the entire remaining assets and funds, if any, will be distributed ratably among the holders of common stock in proportion to the number of shares of common stock held by them.

Conversion

The holder of each share of preferred stock has the option to convert the share at any time, into the number of fully paid and non-assessable shares of common stock that results from dividing the preferred stock issue price for the preferred stock share by the preferred stock conversion price that is in effect at the time of conversion. In addition, on (i) the consummation of Qualified Public Offering (as defined in the Company’s Amended and Restated Certificate of Incorporation) or (ii) with the consent of the holders of a majority of the outstanding shares of preferred stock, each share of preferred stock will be automatically converted. The preferred stock conversion price should initially be equal to the preferred stock issue price but subject to special adjustment upon either a Qualified Public Offering, a deemed liquidation event or a fair market value determination (each a “Conversion Price Adjustment Event”). Upon the occurrence of a Conversion Price Adjustment Event, the conversion price will be adjusted based on a formula, as defined in the Company’s Amended and Restated Certificate of Incorporation, which results in reductions to the preferred stock conversion price and additional value to the holder based on higher enterprise value; provided that in no event shall the preferred stock conversion price exceed $10.00 or be less than $7.2014 (subject to appropriate adjustment in the event of any combination or subdivision, stock dividend or other similar recapitalization).

Voting rights

The holders of preferred, on an as-converted basis, and common stock vote together as a single class, except with respect to certain matters specified in the Company’s Amended and Restated Certificate of Incorporation that require the separate approval of the holders of preferred stock.

The Company classifies the preferred stock in temporary equity in accordance with ASC 480-10-S99 because the preferred stock is redeemable for cash or other assets of the Company upon a Deemed Liquidation Event (as defined in the Company’s Amended and Restated Certificate of Incorporation) that are not solely within the control of the Company. The net carrying amount of the preferred stock is not currently accreted to a redemption value because the preferred stock is not currently redeemable or probable of becoming redeemable in the future.

Note 13—Stock-based compensation

Issuance of restricted stock units

In connection with the transaction with MWIG described in Note 1—Nature of the business and basis of presentation, on March 15, 2019, the Company entered into a promotional agreement with Mark Wahlberg

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(“Mr. Wahlberg”), a member of the Company’s Board of Directors and an investor in MWIG, pursuant to which Mr. Wahlberg agreed to provide promotional services to the Company. In exchange for the agreed upon services provided in the promotional agreement, the Company issued 1,369,324 restricted stock units to Mr. Wahlberg.

The restricted stock units vest based on the Company attaining certain valuation thresholds upon a vesting event, defined as: (i) a deemed liquidation event or change in control; (ii) the closing of a financing transaction including the sale, issuance or redemption of the Company’s (or one of its subsidiaries) equity securities, and any initial public offering; or (iii) at any time that the Company’s common stock is publicly traded, with the Company’s equity value exceeding the following thresholds:

Company Equity Value Threshold	Potential Restricted Stock Units Vested
$1.0 billion	456,441
$1.5 billion	456,441
$2.0 billion	456,442

The Company determined that the restricted stock units are equity classified awards within the scope of ASC 718, Compensation—Stock Compensation that contain both performance (deemed liquidation event, closing of a financing transaction or the public trading of the Company’s common stock) and market conditions (achievement of prescribed Company equity values) in order for the units to vest. As the achievement of the performance condition is not probable until one of the vesting events has occurs, no stock-based compensation expense was recognized during the three months ended March 31, 2020 related to these awards.

Upon achievement of a performance condition and the Company reaching a prescribed company equity value threshold, the Company will recognize the grant date fair value of all vested restricted stock units immediately as stock- based compensation cost. In the event that a performance condition were achieved and the Company did not reach a prescribed company equity value threshold, none of these restricted stock units will have vested, however, the grant date fair value of these units will be recognized as compensation expense as of the date of the achievement of the performance condition as long as Mr. Wahlberg renders the requisite service under the terms of the promotional agreement.

The weighted-average grant date fair value of the restricted stock units was $0.75 per unit. There were no restricted stock units that vested or were cancelled or forfeited during the three months ended March 31, 2020 and 2019. As of March 31, 2020, there was approximately $1.0 million of unrecognized stock-based compensation expense related to the unvested restricted stock units. The Company determined the fair value of the restricted stock units using a Monte-Carlo simulation in a risk-neutral framework considering both an initial public offering and a Company sale scenario with an implied equity value based upon the $10 preferred stock price. The other significant assumptions used in the analysis were as follows:

Scenario:	IPO	Sale
Probability	50.0%	50.0%
Term (years)	0.75	3.50
Remaining Term of the RSUs (years)	5.00	3.50
Dividend Yield	—%	—%
Risk-free rate	2.4%	2.4%
Volatility	35.0%	35.0%

New equity-based compensation plan

Effective September 20, 2019, the Company adopted an equity-based compensation plan, the 2019 Equity Incentive Plan (the “2019 Plan”), authorizing the grant of equity-based awards including incentive stock options, non- statutory stock options, stock appreciation rights restricted stock awards and restricted stock unit awards to non-employee directors and to employees, including officers, and consultants engaged by the Company or one of its subsidiaries.

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Only the Company’s employees and those of its affiliates are eligible to receive incentive stock options. Subject to adjustment for certain dilutive or related events, the aggregate maximum number of shares of our common stock that may be subject to stock awards and sold under the 2019 Plan is 5,071,570 shares. No awards have been issued under the 2019 Plan as of March 31, 2020.

Note 14—Basic and diluted earnings per share

The computation of net loss per share and weighted average shares of the Company’s common stock outstanding for the periods presented are as follows (in thousands, except share data):

	For the Three Months Ended March 31,
	2020	2019
Numerator:
Net loss	$(733)	$(23,258)
Net loss allocated to participating preferred shares	—	—

Net loss attributable to common stockholders—basic and diluted	$(733)	$(23,258)

Denominator:
Weighted average common shares outstanding—basic and diluted	29,000,000	29,000,000
Loss per share:
Basic and diluted	$(0.03)	$(0.80)
Anti-dilutive securities excluded from diluted loss per share:
Convertible preferred stock	11,000,000	10,000,000
Restricted stock units	1,369,324	1,369,324

Total	12,369,324	11,369,324

Note 15—Segment and geographic area information

The Company’s operating segments are significant strategic business units that align the Company’s products and services with how it manages its business, its approach to the markets and how it interacts with its franchisees. F45 is organized by geographic region based on the Company’s strategy to become a globally recognized brand. F45 has three reportable segments: United States, Australia and the Rest of World. The Company refers to “Australia” as the operations in Australia, New Zealand and the immediately surrounding island nations. The Company refers to “Rest of World” as the operations in locations other than the United States and Australia. The Company’s Chief Operating Decision Maker (“CODM”) is the Chief Executive Officer of the Company. Segment information is presented in the same manner that the Company’s CODM reviews the operating results in assessing performance and allocating resources. The CODM reviews revenue and gross profit for each of the reportable segments. Gross profit is defined as revenue less cost of revenue incurred by the segment.

The Company does not allocate assets at the reportable segment level as these are managed on an entity-wide group basis.

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The following is key financial information by reportable segment for the three months ended March 31, 2020 and 2019 which is used by management in evaluating performance and allocating resources:

	For the Three Months Ended March 31, 2020
	Revenue	Cost of revenue	Gross profit
United States:
Franchise	$8,248	$2,931	$5,317
Equipment and merchandise	6,079	3,026	3,053

	$14,327	$5,957	$8,370

Australia:
Franchise	$2,751	$159	$2,592
Equipment and merchandise	1,518	1,282	236

	$4,269	$1,441	$2,828

Rest of World:
Franchise	$2,639	$94	$2,545
Equipment and merchandise	3,607	2,023	1,584

	$6,246	$2,117	$4,129

Consolidated:
Franchise	$13,638	$3,184	$10,454
Equipment and merchandise	11,204	6,331	4,873

	$24,842	$9,515	$15,327

	For the Three Months Ended March 31, 2019
	Revenue	Cost of revenue	Gross profit
United States:
Franchise	$4,432	$1,489	$2,943
Equipment and merchandise	3,956	3,030	926

	$8,388	$4,519	$3,869

Australia:
Franchise	$2,598	$39	$2,559
Equipment and merchandise	1,507	967	540

	$4,105	$1,006	$3,099

Rest of World:
Franchise	$1,247	$134	$1,113
Equipment and merchandise	1,964	869	1,095

	$3,211	$1,003	$2,208

Consolidated:
Franchise	$8,277	$1,662	$6,615
Equipment and merchandise	7,427	4,866	2,561

	$15,704	$6,528	$9,176

F-S-48

Selling, general and administrative expenses, other expenses and taxes are not allocated to individual segments as these are managed on an entity-wide group basis. The reconciliation between reportable segment gross profit to condensed consolidated net loss is as follows:

	For the Three Months Ended March 31,
	2020	2019
Segment gross profit	$15,327	$9,176
Selling, general and administrative expense	13,991	10,398
Forgiveness of loans to directors	—	22,263
Interest expense, net	378	(5)
Other expense, net	1,681	(133)
Provision (benefit) for income taxes	10	(89)

Net loss	$(733)	$(23,258)

As of March 31, 2020 and December 31, 2019, the Company’s long-lived asset balances were not significant.

Note 16—Subsequent events

The Company has evaluated subsequent events from March 31, 2020 through July 16, 2020 the date on which the March 31, 2020 condensed consolidated financial statements were available for issuance and has determined that there are no subsequent events requiring adjustments to or disclosure in the condensed consolidated financial statements, other than as discussed below.

On March 11, 2020, the World Health Organization declared the novel strain of coronavirus (COVID-19) a global pandemic and recommended containment and mitigation measures worldwide. As of March 31, 2020, many of our franchise studios have been impacted by temporary closures or reduced hours and some planned studio openings expected to be delayed. The extent of COVID-19’s effect on the Company’s operational and financial performance will depend on future developments, including the duration, spread and intensity of the pandemic, all of which are uncertain and difficult to predict considering the rapidly evolving landscape, however the future impact of the COVID-19 pandemic could be material to the Company’s consolidated financial statements.

On April 10, 2020, the Company received loan proceeds of approximately $2.1 million under the Paycheck Protection Program (“PPP”). The PPP, established as part of the Coronavirus Aid, Relief and Economic Security Act (“CARES Act”), provides for loans to qualifying businesses to help sustain its employee payroll costs, rent, and utilities due to the impact of the recent COVID-19 pandemic. The Company may also potentially obtain loan forgiveness for the PPP Loan if the Company meets certain requirements for eligible employees, as defined by the CARES Act. While the Company intends to use the proceeds for purposes consistent with the requirements, there can be no assurance that the Company will obtain forgiveness of the PPP Loan. The unforgiven portion of the PPP loan is payable over two years at an interest rate of 1%, with a deferral of payments for the first seven months.

On June 24, 2020, the Company entered into an Agreement and Plan of Merger with Crescent Acquisition Corp (“CAC”) and the other parties thereto, pursuant to which CAC will acquire the Company and its direct and indirect subsidiaries for a combination of stock and cash consideration (the “Business Combination”). Following the closing of the Business Combination, the combined company is anticipated to have an enterprise value of approximately $845 million. Current stockholders of the Company will hold approximately 60% of the voting interests of the combined company upon the closing of the Business Combination, assuming no redemptions by the public stockholders of CAC. The closing of the Business Combination is subject to receipt of all requisite

F-S-49

regulatory approvals, approvals by CAC and the Company’s stockholders and other customary conditions. The Business Combination is expected to be accounted for as a reverse acquisition with CAC treated as the acquired company for financial reporting purposes and the Company as the accounting acquirer. The net assets of the Company are expected to be stated at historical cost, with no goodwill or intangible assets recorded. In connection with the Business Combination, all of the restricted stock units previously issued by the Company were cancelled and converted to rights to receive cash and/or common stock of CAC.

In anticipation of the Business Combination, one of the Company’s founders entered into an agreement pursuant to which such founder would be required to participate in the transaction, if certain minimum financial requirements were achieved, and such founder would not be able to compete with the Company for a three year period ending on June 24, 2023.

F-S-50

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

F45 Training Holdings Inc.

El Segundo, California

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of F45 Training Holdings Inc. and subsidiaries (the “Company”) as of December 31, 2019 and 2018, the related consolidated statements of operations and comprehensive (loss) income, changes in convertible preferred stock and stockholders’ deficit, and cash flows, for each of the two years in the period ended December 31, 2019, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2019 and 2018, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2019, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Deloitte & Touche LLP

Costa Mesa, California

July 16, 2020

We have served as the Company’s auditor since 2019.

F-S-51

F45 Training Holdings Inc.

CONSOLIDATED BALANCE SHEETS

(in thousands, except share amounts and share data)

	December 31, 2019	December 31, 2018
Assets
Current assets:
Cash and cash equivalents	$8,267	$4,965
Accounts receivable, net	9,898	1,961
Due from related parties	830	515
Inventories	5,375	2,197
Deferred costs	1,179	657
Prepaid expenses	3,553	704
Other assets	5,514	713

Total current assets	34,616	11,712
Property and equipment, net	732	456
Deferred tax assets, net	4,231	938
Intangible assets, net	1,262	827
Deferred costs, net of current	8,774	5,007
Other long-term assets	345	182

Total assets	$49,960	$19,122

Liabilities, convertible preferred stock and stockholders’ deficit
Current liabilities:
Accounts payable and accrued expenses	$18,562	$4,365
Deferred revenue	6,176	5,998
Current portion of long-term debt	2,927	—
Income taxes payable	5,986	5,708

Total current liabilities	33,651	16,071
Other long-term liabilities	1,662	—
Deferred revenue, net of current	17,765	11,541
Long-term debt, net of current	37,977	—

Total liabilities	91,055	27,612
Commitments and contingencies (Note 11)
Convertible preferred stock, USD $0.0001 par value; 11,000,000 shares issued and outstanding as of December 31, 2019, no shares issued and outstanding as of December 31, 2018 (Note 12)	110,000	—
Stockholders’ deficit
Common stock, USD $0.0001 par value; 29,000,000 shares issued and outstanding as of both December 31, 2019 and December 31, 2018	3	3
Additional paid-in capital	—	76
Accumulated other comprehensive (loss) income	(541)	268
Loans to directors	—	(22,661)
(Accumulated deficit) retained earnings	(150,557)	13,824

Total stockholders’ deficit	(151,095)	(8,490)

Total liabilities, convertible preferred stock and stockholders’ deficit	$49,960	$19,122

The accompanying notes are an integral part of these consolidated financial statements.

F-S-52

F45 Training Holdings Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE (LOSS) INCOME

(in thousands, except share and per share amounts)

	Year Ended December 31,
	2019	2018
Revenues:
Franchise (Related party: $883 and $241 for 2019 and 2018, respectively)	$42,897	$24,354
Equipment and merchandise (Related party: $122 and $177 for 2019 and 2018, respectively)	49,793	33,401

Total revenues	92,690	57,755
Costs and operating expenses:
Cost of franchise revenue (Related party: $140 and $2,223 for 2019 and 2018, respectively)	11,310	4,554
Cost of equipment and merchandise (Related party: $2,702 and $2,841 for 2019 and 2018, respectively)	26,678	18,522
Selling, general and administrative expenses (Related party: $0 and $12 for 2019 and 2018, respectively)	41,126	15,428
Forgiveness of loans to directors	22,263	—

Total costs and operating expenses	101,377	38,504
(Loss) income from operations	(8,687)	19,251
Interest expense, net	414	—
Other expense, net	384	221

(Loss) income before income taxes	(9,485)	19,030
Provision for income taxes	3,117	6,238

Net (loss) income	$(12,602)	$12,792

Other comprehensive (loss) income
Unrealized (loss) on interest rate swap	(127)	—
Foreign currency translation adjustment, net of tax	(682)	438

Comprehensive (loss) income	$(13,411)	$13,230

Net (loss) earnings per share
Basic and diluted	$(0.43)	$0.44

Weighted average shares outstanding
Basic and diluted	29,000,000	29,000,000

The accompanying notes are an integral part of these consolidated financial statements.

F-S-53

F45 Training Holdings Inc.

CONSOLIDATED STATEMENTS OF CHANGES IN CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT

(in thousands, except share amounts)

	Convertible Preferred Stock		Common Stock		Additional Paid- In Capital	Accumulated Other Comprehensive Income (Loss)	Loans to directors	Retained earnings (accumulated deficit)	Total Stockholders’ Deficit
	Shares	Amount	Shares	Amount
Balances at December 31, 2017	—	$—	29,000,000	$3	$76	$(170)	$(10,118)	$1,032	$(9,177)
Net income	—	—	—	—	—	—	—	12,792	12,792
Issuance of loans to directors	—	—	—	—	—	—	(12,543)	—	(12,543)
Cumulative translation adjustment, net of tax	—	—	—	—	—	438	—	—	438

Balances at December 31, 2018	—	$—	29,000,000	$3	$76	$268	$(22,661)	$13,824	$(8,490)
Net loss	—	—	—	—	—	—	—	(12,602)	(12,602)
Issuance of convertible preferred shares	11,000,000	110,000	—	—	—	—	—	—	—
Dividends paid to existing stockholders	—	—	—	—	(76)	—	—	(151,779)	(151,855)
Issuance of loans to directors	—	—	—	—	—	—	(795)	—	(795)
Forgiveness of loans to directors	—	—	—	—	—	—	23,456	—	23,456
Unrealized loss on interest rate swap	—	—	—	—	—	(127)	—	—	(127)
Cumulative translation adjustment, net of tax	—	—	—	—	—	(682)	—	—	(682)

Balances at December 31, 2019	11,000,000	$110,000	29,000,000	$3	$—	$(541)	$—	$(150,557)	$(151,095)

The accompanying notes are an integral part of these consolidated financial statements.

F-S-54

F45 Training Holdings Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Year Ended December 31,
	2019	2018
Cash flows from operating activities
Net (loss) income	$(12,602)	$12,792
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation	229	91
Amortization of intangible assets	394	218
Amortization of deferred costs	919	527
Bad debt expense	33	1,340
Forgiveness of loans to directors	22,263	—
Deferred income taxes	(3,272)	(377)
Unrealized foreign currency transaction gains or losses	264	23
Changes in operating assets and liabilities:
Due from related parties	(742)	453
Accounts receivable	(7,135)	(3,987)
Inventories	(3,040)	410
Prepaid expenses	(2,933)	13
Other assets, current	(385)	830
Deferred costs	(5,184)	(2,799)
Other long-term assets	(177)	(136)
Accounts payable	9,946	(3,588)
Deferred revenue	6,294	(524)
Income tax payable	1,928	4,160
Other long-term liabilities	1,528	—

Net cash provided by operating activities	$8,328	$9,446

Cash flows from investing activities
Purchases of property and equipment	(501)	(330)
Disposal of property and equipment	2	1
Purchases of intangible assets	(644)	(614)

Net cash used in investing activities	$(1,143)	$(943)

Cash flows from financing activities
Issuance of preferred stock	110,000	—
Issuance of loans to directors	(795)	(12,543)
Borrowings under term facility	30,000	—
Borrowings under revolving facility	11,855	—
Repayments under term facility	(750)	—
Dividends repayment of Sellers Notes (Note 12)	(50,000)	—
Dividends paid to existing stockholders	(101,855)	—
Deferred financing costs	(201)	—
Deferred offering costs	(2,452)	—

Net cash used in financing activities	$(4,198)	$(12,543)

Effect of exchange rate changes on cash	315	162
Net increase (decrease) in cash	3,302	(4,040)
Cash at beginning of period	4,965	8,843
Cash at end of period	$8,267	$4,965

Supplemental disclosures of cash flow information
Income taxes paid	$4,890	$2,056
Interest paid	$410	$—
Supplemental disclosure of noncash financing and investing activities:
Property and equipment included in accounts payable and accrued expenses	$7	$—
Intangible assets included in accounts payable and accrued expenses	$139	$—
Issuance of Sellers Notes (Note 12)	$50,000	$—
Deferred offering costs included in accounts payable and accrued expenses	$2,242	$—

The accompanying notes are an integral part of these consolidated financial statements.

F-S-55

F45 Training Holdings Inc.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 1—Nature of the business and basis of presentation

Organization

F45 Training Holdings Inc. (“F45 Training Holdings,” the “Company,” “F45,” “we,” “us” or “its”) was incorporated in the State of Delaware on March 12, 2019 as a C-Corp. The Company and its subsidiaries are engaged in franchising and licensing the F45 Training brand to fitness facilities in multiple countries across the globe.

Transaction with MWIG LLC (“MWIG”)

On March 15, 2019, MWIG, a special purpose private investment fund vehicle led by FOD Capital LLC, a family office investment fund, and Mark Wahlberg, made a minority preferred investment in the Company. On March 15, 2019, F45 Training Holdings, MWIG and Flyhalf Acquisition Company Pty Ltd, a newly incorporated wholly-owned, indirect subsidiary of F45 Training Holdings, entered into a Share Purchase Agreement with F45 Aus Hold Co Pty Ltd (“F45 AUS Hold Co”) and its existing stockholders pursuant to which F45 Training Holdings became the ultimate parent of F45 Aus Hold Co and its subsidiaries. Upon the consummation of the transaction with MWIG, the existing stockholders and MWIG held 72.5% and 27.5% ownership interests, respectively, in the Company and, its wholly-owned subsidiaries. This ownership percentage assumes the conversion of the MWIG preferred stock at its original issue conversion price and does not reflect the restricted stock units issued to Mark Wahlberg pursuant to the promotional agreement. See Note 12— “Convertible Preferred Stock and Stockholders’ Deficit” for further discussion.

Pursuant to the Share Purchase Agreement and in return for acquiring 100% of the shares in F45 Aus Hold Co, F45 Training Holdings issued 29,000,000 shares of common stock to the existing stockholders of F45 Aus Hold Co proportionate to their relative ownership of the common stock of F45 Aus Hold Co and its wholly-owned subsidiaries. As a result of this transaction there was no change in control. All references to shares in the financial statements and the notes to the financial statements presented herein, including but not limited to the number of shares and per share amounts, unless otherwise noted, have been adjusted to reflect the effects of the transaction retrospectively as of the earliest period presented in the consolidated financial statements.

Basis of presentation

The financial information presented herein, prior to the transaction with MWIG, includes activity of F45 Aus Hold Co and its wholly-owned subsidiaries. Subsequent to the transaction with MWIG, the financial information presented herein includes the activity of the Company and its wholly-owned subsidiaries including F45 Aus Hold Co. All significant intercompany balances and transactions have been eliminated in consolidation.

The accompanying consolidated financial statements and related notes to the consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) and pursuant to the rules and regulations of the Securities and Exchange Commission.

Note 2—Summary of significant accounting policies

The following is a summary of the significant accounting policies consistently applied in the preparation of the accompanying consolidated financial statements.

Use of estimates

The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

F-S-56

F45 Training Holdings Inc.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Key estimates and judgments relied upon in preparing these consolidated financial statements include revenue recognition, allowance for doubtful accounts, depreciation of long-lived assets, internally developed software, amortization of intangible assets, valuation of inventory, fair value of derivative instruments, fair value of stock-based awards, and accounting for income taxes. The Company bases its estimates on historical experience and various other assumptions that the Company believes to be reasonable. Actual results could differ from these estimates.

Cash and cash equivalents

Cash and cash equivalents consist of bank deposits. The Company holds cash and cash equivalents at major financial institutions including offshore accounts, which often can exceed insured limits. Historically, the Company has not experienced any losses due to such bank depository concentration.

Accounts receivable and allowance for doubtful accounts

Accounts receivable is primarily comprised of amounts owed to the Company resulting from fees due from franchisees. The Company evaluates its accounts receivable on an ongoing basis and establishes an allowance for doubtful accounts based on historical collections and specific review of outstanding accounts receivable. Accounts receivable are written off as uncollectible when it is determined that further collection efforts will be unsuccessful.

The change in allowance for doubtful accounts is as follows (in thousands):

	For the Year Ended December 31,
	2019	2018
Balance at beginning of period	$1,552	$518
Provisions for bad debts, include in selling, general and administrative	33	1,340
Uncollectible receivables written off	(516)	(306)

Balance at end of period	$1,069	$1,552

None of the Company’s customers accounted for more than 10% of accounts receivable or the Company’s revenues as of and for the years ended December 31, 2019 and 2018.

Inventories

Inventory is carried at the lower of cost or net realizable value. Inventory primarily consists of finished goods such as merchandise and equipment. The first-in, first-out method is used to determine the cost of inventories held for sale to franchisees. If the Company determines that the estimated net realizable value of its inventory is less than the carrying value of such inventory, it records a charge to reflect the lower of cost or net realizable value. If actual market conditions are less favorable than those projected by the Company, further charges may be required.

Property and equipment

Property and equipment is recorded at cost and depreciated using the straight-line method over its related estimated useful life—refer to Note 3 for useful lives of property and equipment. Leasehold improvements are amortized over the shorter of the lease term or the estimated useful life of the related asset. Maintenance and repair costs are expensed in the period incurred. Expenditures for purchases and improvements that extend the

F-S-57

F45 Training Holdings Inc.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

useful lives of property and equipment are capitalized and depreciated over the term of the lease or useful life of the equipment. Upon sale or retirement, the asset cost and related accumulated depreciation are removed from the respective accounts, and any related gain or loss is reflected in selling, general and administrative expenses in the consolidated statements of operations and comprehensive (loss) income.

Intangible assets

Intangible assets consist of internal-use software and trademarks.

In accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 350-40, Internal-Use Software, the Company capitalizes costs associated with software developed or obtained for internal use when the preliminary project stage is completed. These capitalized costs are included in intangible assets and include third party cost of services procured in developing or obtaining internal-use software and personnel and related expenses for employees who are directly associated with and who devote time to internal-use software projects. Capitalization of these costs ceases once the project is substantially complete and the software is ready for its intended purpose. Software development costs are amortized to selling, general and administrative expenses using the straight-line method over an estimated useful life of three years commencing when the software development project is ready for its intended use. Amounts related to software development that are not capitalized are charged immediately to selling, general and administrative expenses in the consolidated statements of operations and comprehensive (loss) income.

The recoverability of software development costs capitalized under ASC 350-40 is evaluated in accordance with the methodology noted within the “Impairment of long-lived assets, including intangible assets” section below. When, in management’s estimate, future cash flows will not be sufficient to recover previously capitalized costs, the Company expenses these capitalized costs to selling, general and administrative expenses in the period such a determination is made.

Trademarks have an indefinite life and are not amortized, but are tested annually for impairment or more frequently if impairment indicators arise, as described below.

Impairment of long-lived assets, including intangible assets

The Company assesses potential impairment of its long-lived assets, which include property and equipment, whenever events or circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of an asset is measured by a comparison of the carrying amount of an asset group to the estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of the asset group exceeds its estimated undiscounted future cash flows, an impairment charge is recognized as the amount by which the carrying amount of the asset exceeds the fair value of the asset. There were no impairment charges recorded on long-lived assets during the years ended December 31, 2019 and 2018.

The Company evaluates its indefinite-lived intangible asset (trademark) to determine whether current events and circumstances continue to support an indefinite useful life. In addition, the Company’s indefinite-lived intangible asset is tested for impairment annually. The indefinite-lived intangible asset impairment test consists of a comparison of the fair value of each asset with its carrying value, with any excess of carrying value over fair value being recognized as an impairment loss. The Company is also permitted to make a qualitative assessment of whether it is more likely than not an indefinite-lived intangible asset’s fair value is less than its carrying value prior to applying the quantitative assessment. If based on the Company’s qualitative assessment it is more likely than not that the carrying value of the asset is less than its fair value, then a quantitative assessment may be required. The Company also tests for impairment whenever events or circumstances indicate that the fair value of

F-S-58

F45 Training Holdings Inc.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

such indefinite-lived intangible asset has been impaired. No impairment of our indefinite-lived intangible assets were recorded during the years ended December 31, 2019 and 2018.

Deferred initial public offering costs

Deferred initial public offering costs, which consist of direct incremental legal and accounting fees relating to the IPO, are capitalized. The deferred offering costs will be offset against IPO proceeds upon the consummation of the offering. In the event the offering is terminated, deferred offering costs will be expensed. As of December 31, 2019, $4.7 million of offering costs were deferred in other assets on the consolidated balance sheets. No deferred offering costs were capitalized as of December 31, 2018.

Debt issuance costs

Debt issuance costs of $0.2 million were incurred in the year ended December 31, 2019 for arranging the Company’s revolving credit facility and term loan facility. These costs are presented within debt on the consolidated balance sheet and accreted over the term of the related debt using the effective interest rate method.

Accounts payable and accrued expenses

As of December 31, 2019, no vendors exceeded 10% of total accounts payable and accrued expenses. As of December 31, 2018, one vendor exceeded 10% of total accounts payable and accrued expenses and accounted for approximately 11% of total accounts payable and accrued expenses. The Company purchases substantially all of its gym equipment from a single supplier.

Loans to directors

During the years ended December 31, 2019 and 2018, F45 Aus Hold Co had an arrangement to extend loans to certain existing stockholders that are executive officers and directors of the Company for various purposes. In conjunction with the transaction with MWIG, the Board of Directors passed a resolution to forgive the outstanding related party loans in full on March 15, 2019. The forgiveness of such loans resulted in the outstanding balance being written off and recorded as forgiveness of loans to directors in the consolidated statements of operations and comprehensive (loss) income.

Leases

The Company recognizes rent expense related to leased office and operating space on a straight-line basis over the term of the lease. During the years ended December 31, 2019 and 2018, the rent expense was $0.5 million and $0.2 million, respectively, and recorded in selling, general and administrative expenses in the consolidated statements of operations and comprehensive (loss) income.

Revenue from contracts with customers

The Company’s contracts with customers are typically comprised of multiple performance obligations, including exclusive franchise rights to access our intellectual property to operate an F45 Training-branded fitness facility in a specific territory (franchise agreements), a material right related to discounted renewals of the franchise agreements (both reflected in franchise revenue in the consolidated statements of operations and comprehensive (loss) income), and equipment and merchandise. Taxes collected from customers and remitted to government authorities are recorded on a net basis.

F-S-59

F45 Training Holdings Inc.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Franchise revenue

The Company’s primary performance obligation under the franchise agreement is granting certain exclusive rights to access the Company’s intellectual property to operate an F45 Training-branded fitness facility in a defined territory. This performance obligation is a right to access our intellectual property, which is satisfied ratably over the term of the franchise agreement. Renewal fees are generally recognized over the renewal term for the respective agreement from the start of the renewal period. Transfer fees are recognized over the remaining term of the franchise agreement beginning at the time of transfer.

Franchise agreements generally consist of an obligation to grant exclusive rights over a defined territory and may include options to renew the agreement. Earlier franchise agreements had an initial term of three years while more recent agreements have an initial term of five years. With the Company’s approval, a franchisee may transfer a franchise agreement to a new or existing franchisee, at which point a transfer fee is paid. The Company’s arrangements have no financing elements as there is no difference between the promised consideration and the cash selling price. Additionally, the Company has assessed that a significant amount of the costs incurred under the contract to perform are incurred up- front.

Franchise revenue consists primarily of upfront establishment fees, monthly franchise fees and other franchise- related fees. The upfront establishment fee is payable by the franchisee upon signing a new franchise agreement and monthly franchise and related fees are payable throughout the term of the franchise license.

Discounted franchise agreement renewal fees

The Company’s franchise agreements may include discounted renewal options allowing franchisees to renew at no cost or at a reduction of the initial upfront establishment fee. The resulting discount in fees at renewal provides a material right to franchisees. The Company’s obligation to provide future discounted renewals to franchisees are accounted for as separate performance obligations. The value of these material rights related to the future discount was determined by reference to the estimated franchise agreement term, which has been estimated to be 10 years, and related estimated transaction price. The estimated transaction price allocated to the franchise agreements, including the upfront establishment fee, is recognized as revenue over the estimated contract term of 10 years, which gives recognition to the renewal option containing a material right. At the end of the initial contract term, any unrecognized transaction price would be recognized during the renewal term, if exercised, or when renewal option expires, if unexercised.

Equipment and merchandise revenue

The Company requires its franchisees to purchase fitness and technology equipment directly from the Company and payment is required to be made prior to the placement of the franchisees’ orders. Revenue is recognized upon transfer of control of ordered items, generally upon delivery to the franchisee, which is when the franchisee obtains physical possession of the goods, legal title has transferred, and the franchisee has all risks and rewards of ownership. The franchisees are charged for all freight costs incurred for the delivery of equipment. Freight revenue is recorded within equipment and merchandise revenue and freight costs are recorded within cost of equipment and merchandise revenue.

The Company is the principal in a majority of its equipment revenue transactions as the Company controls its proprietary equipment prior to delivery to the franchisee, has pricing discretion over the goods, and has primary responsibility to fulfill the franchisee order through its direct third-party vendor.

The Company is the agent in a limited number of equipment and merchandise revenue transactions where the franchisee interacts directly with third-party vendors for which the Company receives a rebate on sales directly from the vendor.

F-S-60

F45 Training Holdings Inc.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Allocation of transaction price

The Company’s contracts include multiple performance obligations—typically the franchise license, equipment and material rights for discounted renewal fees. Judgment is required to determine the standalone selling price for these performance obligations. The Company does not sell the franchise license or World Pack equipment on a stand-alone basis (our contracts with customers almost always include both performance obligations), as such the standalone selling price of the performance obligations are not directly observable on a stand-alone basis. Accordingly, the Company estimates the standalone selling prices using available information including the prices charged for each performance obligation within its contracts with customers in the relevant geographies and market conditions. Individual standalone selling prices are estimated for each geographic location, primarily the United States and Australia, due to the unique market conditions of those performance obligations in each region.

Deferred costs

Deferred costs consist of incremental costs to obtain (e.g., commissions) and fulfill (e.g., payroll costs) a contract with a franchisee. Both the incremental costs to obtain and fulfill a contract with a franchisee are capitalized and amortized on a straight-line basis over the expected period if the Company expects to recover those costs. As of December 31, 2019 and 2018, the Company had $10.0 million and $5.7 million of deferred costs to obtain and fulfill contracts with franchisees, respectively. During the years ended December 31, 2019 and 2018, the Company recognized $0.9 million and $0.5 million in amortization of these deferred costs, respectively. The amortization of these costs is included in selling, general and administrative expenses for costs to obtain a contract and cost of franchise revenue for costs to fulfill a contract in the consolidated statements of operations and comprehensive (loss) income.

Advertising

Advertising and marketing costs are expensed as incurred. For the years ended December 31, 2019 and 2018, advertising expenses included in selling, general and administrative expenses totaled $4.2 million and $2.0 million, respectively.

Income taxes

The Company uses the liability method to account for income taxes as prescribed by ASC 740. Deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities as measured by the enacted tax rates which will be in effect when these differences reverse. Deferred tax expense (benefit) is the result of changes in deferred tax assets and liabilities. Deferred income tax assets and liabilities are adjusted to recognize the effects of changes in tax laws or enacted tax rates in the period during which they are signed into law. The factors used to assess the Company’s ability to realize its deferred tax assets are the Company’s forecast of future taxable income and available tax planning strategies that could be implemented. Under ASC 740 a valuation allowance is required when it is more likely than not that all or some portion of the deferred tax assets will not be realized due to the inability to generate sufficient future taxable income of the character. Failure to achieve previous forecasted taxable income could affect the ultimate realization of deferred tax assets and could negatively impact the Company’s effective tax rate on future earnings.

Tax benefits from uncertain tax positions are recognized if it is more likely than not the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized from such positions are then measured based on the largest benefit that has a greater than 50%

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F45 Training Holdings Inc.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

likelihood of being realized upon settlement. Interest and penalties related to unrecognized tax benefits, which to date have not been material, are recognized within the provision for income taxes.

Foreign currency

The functional currency for the Company is the U.S. Dollar. The Company has determined all other international subsidiaries’ functional currencies is the local currency. The assets and liabilities of the international subsidiaries are translated at exchange rates in effect at the balance sheet date while income and expense amounts are translated at average exchange rates during the period. The resulting foreign currency translation adjustments are disclosed as a separate component of other comprehensive (loss) income. Transaction gains or losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in other expense, net in the consolidated statements of operations and comprehensive (loss) income.

Stock-based compensation

Stock-based compensation cost is measured at the grant date, based on the fair value of the award. The Company estimates the fair value of stock-based payment awards subject to both performance and market conditions on the date of grant using a Monte Carlo simulation model. Forfeitures are estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates. Stock-based compensation cost for awards whose vesting is subject to the occurrence of both a performance condition and market condition is recognized immediately at the time the performance condition is achieved, which is not expected to occur prior to the consummation of certain liquidity events described in Note 13.

Basic and diluted (loss) earnings per share

The Company computes (loss) earnings per share using the two-class method required for participating securities. The two-class method requires income available to common stockholders for the period to be allocated between common stock and participating securities based upon their respective rights to receive dividends as if all income for the period had been distributed. The Company’s convertible preferred stock are participating securities as preferred stock holders have rights to participate in dividends with the common stockholders on a pro-rata, as converted basis. These participating securities do not contractually require the holders of such shares to participate in the Company’s losses. As such, the Company’s net loss during the year ended December 31, 2019 was not allocated to the Company’s participating securities, but rather has been allocated in its entirety to the Company’s common stock.

Basic (loss) earnings per share is computed by dividing net (loss) income available to common stockholders by the weighted average number of shares of common stock outstanding during the period. Diluted (loss) earnings per share is computed by dividing net (loss) income available to common stockholders by the weighted average number of outstanding shares of common stock and, when dilutive, potential shares of common stock outstanding during the period. Potential shares of common stock consist of incremental shares issuable upon the assumed vesting of restricted stock units as well as the conversion of the Company’s convertible preferred stock. During the years ended December 31, 2019 and 2018, the Company did not have any potentially dilutive securities issued and outstanding, and as a result, the basic and diluted (loss) earnings per share were the same.

Fair value measurements

Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction

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F45 Training Holdings Inc.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

between market participants on the measurement date. Valuation techniques used to measure fair value must maximize the use of observable inputs and minimize the use of unobservable inputs. Fair value measurements are based on a fair value hierarchy, based on three levels of inputs, of which the first two are considered observable and the last unobservable, that may be used to measure fair value as follows:

•	Level 1—Quoted prices (unadjusted) in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date.

•

Level 2—Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, such as quoted market prices for similar assets and liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the asset or liability.

•	Level 3—Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

The carrying amount of cash and cash equivalents, accounts receivable, and accounts payable and accrued expenses, as reflected in the consolidated balance sheets, approximate fair value because of the short-term maturity of these instruments. These estimated fair values may not be representative of actual values of the financial instruments that could have been realized or that will be realized in the future.

Derivative Instruments

The Company is exposed to interest rate risk on its floating rate term and revolving debt facilities. The Company uses derivative instruments, specifically an interest rate swap, to mitigate the impact of the London Interbank Offered Rate (“LIBOR”) fluctuations on its term debt. This contract is carried at fair value either as an asset or liability on the consolidated balance sheet. The Company’s derivative contract is designated as a hedge instrument, accordingly, changes in fair value of this derivative instrument are recorded in other comprehensive income (“OCI”) and as related gains or losses are realized they are recorded as interest expense or income in the consolidated statement of operations and comprehensive (loss) income. The Company does not enter into derivative contracts for speculative or trading purposes.

Recent accounting pronouncements

Under the Jumpstart Our Business Startups Act (“JOBS Act”), the Company meets the definition of an emerging growth company (“EGC”). The Company has elected to take advantage of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the JOBS Act.

Recently issued accounting pronouncements

In October 2018, the Financial Accounting Standards Board (“FASB”) issued Accounting Standard Update (“ASU”) No. 2018-17, Consolidation (Topic 810): Targeted Improvements to Related Party Guidance for Variable Interest Entities (“ASU 2018-17”). ASU No. 2018-17 amends the guidance for determining whether a decision-making fee is a variable interest and requires organizations to consider indirect interests held through related parties under common control on a proportional basis rather than as the equivalent of a direct interest in its entirety. ASU 2018-17 is effective for the Company for fiscal years beginning after December 15, 2020, and interim periods within fiscal years beginning after December 15, 2021. Early adoption is permitted. The Company is currently evaluating the impact of the guidance; however, the Company does not believe that adoption of ASU 2018-17 will materially impact its consolidated financial statements.

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F45 Training Holdings Inc.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments-Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments (“ASU 2016-13”). Topic 326 was subsequently amended by ASU No. 2018-19, Codification Improvements; ASU No. 2019-04, Codification Improvements; ASU No. 2019-11, Codification Improvements that clarify the scope of the standard in the amendments in ASU 2016-13; ASU No. 2019-05, Targeted Transition Relief; ASU No. 2019-10, Effective Dates; and ASU no. 2020-02, Amendments to SEC Paragraphs Pursuant to SEC Staff Accounting Bulletin No. 119 and Update to SEC section on Effective Date Related to Accounting Standards Update No. 2016-02. The guidance changes how entities will measure credit losses for most financial assets and certain other instruments that are not measured at fair value through net income. The guidance replaces the current ‘incurred loss’ model with an ‘expected loss’ approach. The guidance will be applied as a cumulative-effect adjustment to retained earnings as of the beginning of the first reporting period in which the guidance is effective. The guidance is effective for the Company for fiscal years beginning after December 15, 2022, and interim periods within fiscal years beginning after December 15, 2022. Early adoption is permitted. The Company is currently evaluating the impact that the guidance will have on its consolidated financial statements.

In February 2016, the FASB established Topic 842, Leases (“Topic 842”), by issuing ASU No. 2016-02, Leases (“ASU 2016-02”). Topic 842 was subsequently amended by ASU No. 2018-01, Land Easement Practical Expedient for Transition to Topic 842; ASU No. 2018-10, Codification Improvements to Topic 842, Leases; ASU No. 2018-11, Targeted Improvements; ASU No. 2018-20, Narrow-Scope Improvements for Lessors; ASU No. 2019-01, Codification Improvements; ASU No. 2019-10, Effective Dates, and ASU No. 2020-20, Amendments to SEC Paragraphs Pursuant to SEC Staff Accounting Bulletin No. 119 and Update to SEC Section on Effective Date Related to Accounting Standards Update No. 2016-02. This guidance is intended to increase transparency and comparability among organizations by recognizing lease assets and lease liabilities on the balance sheet and disclosing key information about leasing arrangements. The new guidance requires lessees to recognize the assets and liabilities on the balance sheet for the rights and obligations created by leases with lease terms of more than 12 months, amends various other aspects of accounting for leases by lessees and lessors, and requires enhanced disclosures. Leases will be classified as finance or operating, with the classification affecting the pattern and classification of expense recognition within the income statement. This guidance is effective for the Company for fiscal years beginning after December 15, 2020, and interim periods within fiscal years beginning after December 15, 2020. Early adoption is permitted. While the Company is currently evaluating the impact of adopting Topic 842, the Company expects to recognize right-of-use assets and lease liabilities on its consolidated balance sheets. The standard is not expected to have a material impact to the consolidated statements of operations and comprehensive (loss) income and statements of cash flows.

Recently adopted accounting pronouncements

In August 2017, the Financial Accounting Standards Board (“FASB”) issued ASU 2017-12, Derivatives and Hedging (Topic 815): Targeted Improvements to Accounting for Hedging Activities (ASU 2017-12), which amends and simplifies existing guidance in order to allow companies to more accurately present the economic effects of risk management activities in the consolidated financial statements. The Company early adopted ASU 2017-12 on January 1, 2019, noting no material impact on its consolidated financial statements.

In October 2018, the FASB issued ASU 2018-16, “Derivatives and Hedging (Topic 815): Inclusion of the Secured Overnight Financing Rate (“SOFR”) Overnight Index Swap (“OIS”) Rate as a Benchmark Interest Rate for Hedge Accounting Purposes.” The amendments in this standard permit use of the Overnight Index Swap rate based on Secured Overnight Financing Rate as a U.S. benchmark interest rate for hedge accounting purposes under ASC 815. The Company has adopted ASU 2018-16 concurrently with ASU 2017-12. The adoption of this standard did not have an impact on the Company’s consolidated financial statements as the benchmark interest rate on its only existing interest rate swap is LIBOR.

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F45 Training Holdings Inc.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

In June 2018, the FASB issued ASU 2018-07, Improvements to Nonemployee Share-Based Payment Accounting. ASU 2018-07 simplifies the accounting for share-based payments to nonemployees by aligning it with the accounting for share-based payments to employees, with certain exceptions. The Company early adopted ASU 2018-07 on January 1, 2019, noting no material impact on its consolidated financial statements.

In February 2018, the FASB issued ASU 2018-02, Income Statement—Reporting Comprehensive Income (Topic 220): Reclassification of Certain Tax Effects from Accumulated Other Comprehensive Income, which allows companies to reclassify stranded tax effects resulting from the 2017 Tax Cuts (the “Tax Act”) and JOBS Act, from accumulated other comprehensive (loss) income to retained earnings. The Company adopted ASU 2018-02 on January 1, 2019, noting no material impact on its consolidated financial statements.

In August 2018, the FASB issued ASU 2018-15, Intangibles—Goodwill and Other—Internal-Use Software (Subtopic 350-40): Customer’s Accounting for Implementation Costs Incurred in a Cloud Computing Arrangement That Is a Service Contract. The ASU aligns the requirements for capitalizing implementation costs incurred in a hosting arrangement that is a service contract with the requirements for capitalizing implementation costs incurred to develop or obtain internal-use software. Accordingly, the amendments require an entity in a hosting arrangement that is a service contract to follow the guidance in Subtopic 350-40 to determine which implementation costs to capitalize as an asset related to the service contract and which costs to expense. The Company elected to early adopt ASU 2018-15 on January 1, 2019, noting no material impact on its consolidated financial statements.

The FASB issued ASU No. 2016-18, Statement of Cash Flows: Restricted Cash, in November 2016. This guidance is intended to reduce diversity in practice of the classification and presentation of changes in restricted cash on the statement of cash flows. The Company adopted the guidance as of January 1, 2018, on a retrospective basis, noting no material impact on its consolidated financial statements.

Note 3—Property and equipment, net

Property and equipment, net, consists of the following as of December 31, 2019 and 2018 (in thousands):

		December 31,	December 31,
	Estimated useful life	2019	2018
	(years)
Vehicles	5	$43	$38
Furniture and fixtures	7	128	65
Office and other equipment	5	547	325
Leasehold improvements	Lesser of lease term or useful life	376	161

		1,094	589
Less accumulated depreciation		(362)	(133)

Total property and equipment, net		$732	$456

Depreciation expense related to property and equipment was $0.2 million and $0.1 million for the years ended December 31, 2019 and 2018, respectively, and was recorded in selling, general and administrative expenses in the consolidated statements of operations and comprehensive (loss) income.

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F45 Training Holdings Inc.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 4—Intangible assets

The following table summarizes the useful lives and carrying values of intangible assets, including internal-use software (in thousands):

		As of December 31, 2019			As of December 31, 2018
	Useful life (in years)	Gross value	Accumulated amortization	Net value	Gross value	Accumulated amortization	Net value
Internal-use software	3	$1,552	$633	$919	$849	$253	$596
Trademarks	n/a	343	—	343	231	—	231

Total intangible assets, net		$1,895	$633	$1,262	$1,080	$253	$827

The amortization of intangible assets was $0.4 million and $0.2 million for the years ended December 31, 2019 and 2018, respectively, and was recorded in selling, general and administrative expenses in the consolidated statements of operations and comprehensive (loss) income. The weighted average remaining life of internal-use software was 1.6 years and 1.9 years as of December 31, 2019 and 2018, respectively.

As of December 31, 2019, the expected amortization of intangible assets for future periods, excluding those assets not yet placed in service as of December 31, 2019, is as follows (in thousands):

Year Ended	Future amortization
2020	$498
2021	303
2022	118
Thereafter	—

Total	$919

Note 5—Deferred revenue

Deferred revenue results from establishment fees paid by franchisees at the outset of the contract term and the value of material rights related to discounted renewal options as well as equipment fees paid by franchisees prior to the transfer of the equipment. The following table reflects the change in deferred revenue from January 1, 2018 to December 31, 2019 (in thousands):

Deferred revenue
Balance at January 1, 2018	$18,269
Revenue recognized	(14,108)
Increase	13,378

Balance at December 31, 2018	$17,539

Revenue recognized	(20,034)
Increase	26,436

Balance at December 31, 2019	$23,941

Deferred revenue expected to be recognized within one year from the balance sheet date is classified as current, and the remaining balance is classified as noncurrent. Transaction price allocated to remaining

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F45 Training Holdings Inc.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

performance obligations represents contracted franchise and equipment revenue that has not yet been recognized, which includes deferred revenue that will be invoiced and recognized as revenue in future periods. Total contract revenues from franchisees yet to be recognized as revenue was $237 million as of December 31, 2019, of which we expect to recognize approximately 19% of the revenue over the next 12 months and the remainder thereafter.

Note 6—Debt

The Company entered into a senior Secured Credit Agreement, dated as of September 18, 2019 (the “Secured Credit Agreement”), with JPMorgan Chase Bank, N.A., as Administrative Agent, Australian Security Trustee, Lender, Swingline Lender and Issuing Bank, consisting of a $20.0 million revolving credit facility (the “Revolving Facility”) and a $30.0 million term loan facility (the “Term Facility”). Initial borrowings of $30.0 million from the Term Facility and $11.9 million of the availability under the Revolving Facility were used to repay, in full, amounts due to common stockholders as a result of the MWIG transaction. See Note 12—“Convertible Preferred Stock and Stockholders’ Deficit” for further discussion. The remaining availability under the Revolving Facility may be drawn and used for general corporate purposes. The obligations under the Secured Credit Agreement are guaranteed by certain operating subsidiaries of the Company and secured by a majority of the Company’s assets. The maturity date of the credit facility is September 18, 2022. The Revolving Facility may be prepaid and terminated by the Company at any time without premium or penalty (subject to customary LIBOR breakage fees).

The Term Facility bears interest at floating rate of LIBOR plus 1.5 percent. The outstanding balance of the Term Facility as of December 31, 2019 was $29.0 million, net of unamortized debt issuance costs of $0.2 million. The Term Facility principal and interest payments are due quarterly in accordance with an amortization schedule with a maturity date of September 18, 2022.

The Revolving Facility bears interest at a floating rate of LIBOR plus 1.5 percent. The outstanding balance and remaining availability of the Revolving Facility as of December 31, 2019 was $11.9 million and $8.1 million, respectively.

The weighted-average interest rate on the Company’s outstanding debt during the year ended December 31, 2019 was 3.41%.

The terms of the Secured Credit Agreement require that the Company not permit the Fixed Charge Coverage Ratio, as defined within the Secured Credit Agreement, for any period of four consecutive fiscal quarters to be less than 1.25 to 1.00. The Company is also required to maintain a Total Leverage Ratio, as defined within the Secured Credit Agreement, for any period of four consecutive fiscal quarters of less than 2.00 to 1.00. The Secured Credit Agreement also contains other customary non-financial covenants. As of December 31, 2019, the Company was in compliance with its covenants.

On October 25, 2019, the Company entered into an interest rate swap contract (the “Swap Agreement”) with JP Morgan Chase Bank N.A. to fix the interest rate on the Term Facility over the life of the loan. The notional amount of the swap covers the entire $30.0 million borrowings outstanding under the Term Facility. Under the terms of the Swap Agreement, the Term Facility, which formerly accrued interest at a rate of LIBOR plus 1.50%, started effectively accruing interest on the effective date (October 30, 2019) at a fixed rate of 1.74% on an annualized basis.

Interest expense recorded on the Term and Revolving Facilities was $0.4 million for the year ended December 31, 2019.

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F45 Training Holdings Inc.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

The following table presents contractually scheduled maturities of our consolidated debt obligations outstanding at December 31, 2019 for the next three years.

Year Ending December 31,
2020	$3,000
2021	3,000
2022	35,105

Total principal payments	41,105
Unamortized debt issuance costs	(201)

Net carrying value	$40,904

Note 7—Derivative Instruments

Interest Rate Swap

We are subject to interest rate volatility with regard to our existing debt. From time to time, we enter into swap agreements to manage our exposure to interest rate fluctuations.

To hedge the variability in cash flows due to changes in benchmark interest rates, we entered into an interest rate swap agreement related to debt issuances. The swap agreement is designated as a cash flow hedge. The derivative’s gain or loss is recorded in OCI and is subsequently reclassified to interest expense over the life of the related debt.

During 2019, we entered into an interest rate swap agreement with an aggregate notional amount of $30.0 million related to the $30.0 million 3-year variable-rate term loan due September 18, 2022. Refer to Note 6—Debt, for details of the components of our long-term debt.

The following table presents the categories of the Company’s derivative instruments on a gross basis, as reflected in the Company’s consolidated balance sheets. Balances presented below have been classified and presented within the caption other long-term liabilities (in thousands):

	As of December 31, 2019
	Derivative Liabilities
	Current	Long-Term
Fair Value of Designated Derivatives:
Interest rate swap	—	(127)

Total Fair Value	$—	$(127)

The Company recognized a realized gain and unrealized loss of less than $0.1 million and less than $(0.2) million, respectively on this instrument in the year ended December 31, 2019. The realized gain and unrealized loss have been presented within interest expense, net and OCI, respectively, in the consolidated statement of operations and comprehensive (loss) income.

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F45 Training Holdings Inc.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 8—Fair Value

The following table shows the Company’s liabilities accounted for at fair value on a recurring basis. As of December 31, 2019, the carrying amount of all derivative assets and liabilities is equal to their fair value (in thousands):

	As of December 31, 2019
	Level 1	Level 2	Level 3	Total
Liabilities
Interest rate swap	—	(127)	—	(127)

Total liabilities	$—	$(127)	$—	$(127)

The estimated fair value of the Company’s level 2 interest swap derivative instrument reflects the estimated amounts that the Company would receive or pay to terminate the contract at the reporting date. These values are based upon, among other things, future prices, volatility, credit value of counterparties, and time to maturity. These assumptions are obtained from independent pricing services reflecting broker market quotes. The Company did not make any adjustments to obtained assumptions. The Company utilizes the interest swap counterparties’ valuations to assess the reasonableness of its valuation.

Credit risk relates to the risk of loss resulting from the non-performance or non-payment by the Company’s counterparties in connection with contractual obligation. Risk around counterparty performance and credit could ultimately impact the amount and timing of cash flows. The Company believes it has limited credit risk due to the financial standing of the counterparties with which it trades.

The maximum exposure to credit risk is represented by the carrying amount of each financial asset in the balance sheet.

Note 9—Income taxes

For financial reporting purposes, (loss) income before income taxes includes the following components (in thousands):

	For the year ended December 31,
	2019	2018
United States	$4,621	$5,961
Foreign	(14,106)	13,069

	$(9,485)	$19,030

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F45 Training Holdings Inc.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Provision for income taxes

The following table summarizes the components of the provision for income taxes (in thousands):

	For the year ended December 31,
	2019	2018
Current
Federal	$2,612	$2,205
State	466	498
Foreign	3,330	3,897

Total Current	6,408	6,600

Deferred
Federal	(772)	(458)
State	(167)	(88)
Foreign	(2,352)	184

Total Deferred	(3,291)	(362)

Total	$3,117	$6,238

A reconciliation of income tax expense computed at the statutory U.S. federal income tax rate to the effective income tax rate is as follows:

	For the year ended December 31,
	2019	2018
Federal income tax expense	21.0%	21.0%
State income tax expense, net of federal tax effect	(3.0%)	1.3%
Forgiveness of loans to directors	(49.3%)	0.0%
Permanent differences	(1.2%)	0.9%
Foreign rate differential	7.1%	3.0%
Other adjustments	(3.2%)	0.0%
Withholding tax	(2.3%)	0.0%
Unrecognized tax benefits	(1.9%)	6.0%
Valuation allowance	(0.1%)	0.6%

	(32.9%)	32.8%

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F45 Training Holdings Inc.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Deferred taxes

Deferred taxes are recognized for temporary differences between the basis of assets and liabilities for financial statement and income tax purposes. The significant components of the Company’s deferred tax assets are comprised of the following:

	As of December 31,
	2019	2018
Accrued expenses	$972	$340
Deferred revenue	1,253	653
Transaction costs	925	—
Net operating loss and credit carryforward	1,104	222
Other	281	—
Property and equipment	(106)	(55)
Less: valuation allowance	(198)	(222)

Total net deferred tax assets	$4,231	$938

Gross deferred tax assets are reduced by valuation allowances to the extent the Company determines it is not more-likely-than-not the deferred tax assets are expected to be realized. The Company evaluates its valuation allowance on an annual basis based on all the available positive and negative evidence. When circumstances change and this causes a change in management’s judgment about the realizability of deferred tax assets, the impact of the change on the valuation allowance is reflected in current operations.

Based on the Company’s policy on deferred tax valuation allowances and its analysis of positive and negative evidence, with a few exceptions, management believed that there was sufficient evidence, including, but not limited to, projection of future taxable income, for the Company to conclude that it was more likely than not that it would realize its deferred tax assets as of December 31, 2019 and December 31, 2018.

The Company recorded $0.2 million and $0.2 million of valuation allowances against gross deferred tax assets related to the net operating losses of one of its U.S. subsidiaries as of December 31, 2019 and 2018, respectively. The net increase in the valuation allowance for deferred assets was less than $0.1 million and $0.2 million for the years ended December 31, 2019 and 2018, respectively.

The Company files income tax returns in the U.S. and several foreign jurisdictions. The Company is subject to routine audits by taxing jurisdictions, however, there are currently no audits for any tax periods in progress. All of the Company’s tax years remain open for audit.

Included in deferred tax assets are federal and state net operating loss carrying forwards due to expire beginning in 2027 through various dates and foreign net operating loss carrying forward that do not expire. As of December 31, 2019 and 2018, the Company had federal and state income tax net operating loss (NOL) carryforwards of $0.9 million and $0.9 million, and foreign NOL carryforwards of $3.0 million and $0, respectively.

The Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statement from such a position should be measured based on the largest benefit that has a greater than 50% likelihood of being realized.

F-S-71

F45 Training Holdings Inc.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

A reconciliation of the beginning and ending amount of unrecognized tax benefits (exclusive of interest and penalties) is as follows:

	For the years ended December 31,
	2019	2018
Beginning balance	$1,353	$225
Gross decreases—tax positions in prior periods	—	(19)
Gross increases—tax position in current period	—	1,147

Ending balance	$1,353	$1,353

The total amount of unrecognized tax benefits was $1.4 million at December 31, 2019 and 2018, respectively and is primarily related to uncertainties related to transfer pricing. This unrecognized tax benefit plus accrued interest and penalties of $0.2 million was included in other long-term liabilities in the balance sheet as of December 31, 2019. The total amount of tax benefits that, if recognized, would impact the effective tax rate was $1.4 million at December 31, 2019 and 2018. Although it is reasonably possible that certain unrecognized tax benefits may increase or decrease within the next twelve months due to tax examination changes, settlement activities, expirations of statute of limitations, or the impact on recognition and measurement considerations related to the results of published tax cases or other similar activities, we do not anticipate any significant changes to unrecognized tax benefits over the next 12 months. Interest and penalties recorded in provision for income taxes in the statement of operations was $0.2 million for the year ended December 31, 2019. Interest and penalties were not material in 2018.

As of December 31, 2019, the Company maintained an indefinite reinvestment assertion on undistributed earnings related to our foreign subsidiaries outside of the United States. Accordingly, no deferred taxes have been provided for withholding taxes or other taxes that would result upon repatriation of approximately $28.4 million of undistributed earnings from these foreign subsidiaries as those earnings continue to be permanently reinvested. It is not practicable to estimate income tax liabilities that might be incurred if such earnings were remitted to the United States due to the complexity of the underlying calculation.

Note 10—Related party transactions

The Company has a management service agreement with Group Training, LLC and its subsidiaries (collectively “Group Training”) under which the Company provides operational and administrative support services to Group Training. Group Training is owned by certain existing stockholders that are executive officers and directors of the Company, through which, they operate ten F45 studios in the United States. As of December 31, 2019 and 2018, the Company had receivables related to fees under this management service agreement of $0.4 million and $0.2 million, respectively. These amounts are included in due from related parties on the consolidated balance sheets. For the years ended December 31, 2019 and 2018, the Company recognized $0.5 million and $0.2 million in franchise revenue in the consolidated statements of operations and comprehensive (loss) income, respectively.

During the years ended December 31, 2019 and 2018, the Company also recognized franchise revenue of $0.2 million and $0.2 million, respectively, from studios owned by Group Training. As of December 31, 2019 and 2018, the Company had outstanding receivables from these studios of $0.3 million and $0.2 million, respectively. With respect to these transactions, the Company has presented the revenue recognized during these periods in franchise revenue and the related expenses in cost of franchise revenue in the consolidated statements of operations and comprehensive (loss) income.

F-S-72

F45 Training Holdings Inc.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

In addition, during the year ended December 31, 2019, certain existing stockholders who were executive officers and directors of the Company personally guaranteed $0.1 million in aggregate total lease payments over approximately two years for a studio owned by a subsidiary of Group Training. During the years ended December 31, 2019 and 2018, the Company extended no advances and less than $0.1 million, respectively, to Group Training. As of December 31, 2019, this amount is presented as due from related parties on the consolidated balance sheets.

The Company purchased apparel and merchandise from a third-party vendor that was owned by immediate family members of an existing stockholder, executive officer and director of the Company. Total purchases totaled $0.1 million and $0.7 million during the years ended December 31, 2019 and 2018, respectively. As of December 31, 2019 and 2018, the Company had no outstanding payables to the third-party vendor. The Company has presented the related purchases during these periods as cost of equipment and merchandise in the consolidated statements of operations and comprehensive (loss) income.

During the years ended December 31, 2019 and 2018, the Company recognized franchise revenue totaling $0.1 million and $0.1 million, respectively, from five studios owned by employees. As of December 31, 2019 and 2018, the Company had less than $0.1 million of receivables related to this revenue.

During the years ended December 31, 2019 and 2018, the Company recognized franchise revenue of less than $0.1 million and less than $0.1 million, respectively, from studios owned by entities in which certain existing stockholders are executive officers and directors of the Company. As of December 31, 2019 and 2018, the Company had outstanding receivables from these studios of less than $0.1 million. With respect to these transactions, the Company has presented the revenue recognized during these periods in franchise revenue and the related expenses in cost of franchise revenue in the consolidated statements of operations and comprehensive (loss) income.

During the years ended December 31, 2019 and 2018, the Company recognized franchise revenue of less than $0.1 million and $0.1 million, respectively, from studios owned by an entity in which an existing stockholder that is an executive officer and director of the Company holds a 10% ownership interest. As of December 31, 2019 and 2018, the Company had outstanding receivables from these studios of $0.1 million and less than $0.1 million, respectively. With respect to these transactions, the Company has presented the revenue recognized during these periods in franchise revenue and the related expenses in cost of franchise revenue in the consolidated statements of operations and comprehensive (loss) income.

During the years ended December 31, 2019 and 2018, the Company incurred expenses totaling $2.6 million and $2.2 million, respectively, in connection with certain shipping and logistic services from a third-party vendor that is owned by an immediate family member of an executive officer of the Company. As of December 31, 2019 and 2018, the Company had less than $0.3 million and $0.1 million of outstanding payables to the third-party vendor included in accounts payable and accrued expenses in the consolidated balance sheets. The Company has presented the expenses incurred during these periods in cost of equipment and merchandise revenue in the consolidated statements of operations and comprehensive (loss) income.

During the year ended December 31, 2019, certain existing stockholders that are executive officers and directors of the Company personally guaranteed $0.1 million in aggregate total lease payments over approximately two years for the use of certain property in Paddington, Australia for the Company’s Australian franchise operations.

During the year ended December 31, 2019 a member of the Board of Directors signed agreements to acquire three F45 studios in the United States. As of the date of these financial statements, the studio recognized

F-S-73

F45 Training Holdings Inc.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

franchise revenue and equipment and merchandise revenue of $0.2 million. As of December 31, 2019, the Company had outstanding receivables from these studios of less than $0.1 million.

In conjunction with the transaction with MWIG, the Company’s Board of Directors passed a resolution to forgive the $22.3 million in outstanding related party loans to certain existing stockholders that are executive officers and directors of the Company. The forgiveness of the loans to directors resulted in the outstanding balance being written off and recognized as compensation expense during the three months ended March 31, 2019.

Related party franchise arrangements were transacted at arm’s length pricing with standard contractual terms.

Note 11—Commitments and contingencies

Litigation

Where appropriate, we establish accruals in accordance with FASB guidance over loss contingencies (ASC 450). As of December 31, 2019, the Company had established a litigation accrual of $3.0 million for claims brought against the Company in the ordinary course of business. Our accruals for loss contingencies are reviewed quarterly and adjusted as additional information becomes available. We disclose the amount accrued if we believe it is material or if we believe such disclosure is necessary for our financial statements to not be misleading. If a loss is not both probable and reasonably estimable, or if an exposure to loss exists in excess of the amount previously accrued, we assess whether there is at least a reasonable possibility that a loss, or additional loss, may have been incurred, and we adjust our accruals and disclosures accordingly. We do not presently believe that the ultimate resolution of the foregoing matters will have a material adverse effect on the Company’s results of operations, financial condition, or cash flows. The outcome of litigation and other legal and regulatory matters is inherently uncertain, however, and it is possible that one or more of the legal matters currently pending or threatened could have a material adverse effect on our liquidity, consolidated financial position, and/or results of operations.

On December 17, 2015, the Company entered into a marketing agreement (the “IMG Agreement”) with IMG College, LLC (“IMG”). During the year ended December 31, 2016, the F45 Predecessor Entities terminated the IMG Agreement and alleged that IMG had breached the IMG Agreement or procured it by fraud. On February 14, 2017, IMG filed a complaint for payment against the F45 Predecessor Entities in the state court in New Castle County. This matter was settled during the year ended December 31, 2019 for $1.3 million. This amount was originally accrued during the year ended December 31, 2016 and as such had no impact on the 2019 consolidated statements of operations and comprehensive (loss) income.

On November 29, 2017, a franchisee filed a suit against the Company alleging violation of the Franchise Disclosure Act and similar state laws. On September 4, 2018, Group Training, a related party, settled on the Company’s behalf with the franchisee for $0.2 million in exchange for acquiring the rights to the franchisee’s studio.

In January 2020, the Company received notice of a demand alleging copyright infringement in connection with the distribution and performance of certain songs without necessary licenses. The Company is investigating the allegations and cannot predict the outcome of this matter at this time.

F-S-74

F45 Training Holdings Inc.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Lease commitments

The Company leases four office buildings in the United States and other international locations. Future minimum lease payments, which include non-cancelable operating leases at December 31, 2019, are as follows (in thousands):

Year ending December 31,	Operating Leases
2020	$213
2021	156
2022	156
2023	78
Thereafter	—

Total minimum lease payments	$603

Rent expense for all operating leases was $0.5 million and $0.2 million for the years ended December 31, 2019 and 2018, respectively.

During the year ended December 31, 2019, the Company guaranteed $1.7 million in aggregate total lease payments over 10 years for a franchisee’s studio lease in the state of California.

Note 12—Convertible Preferred Stock and Stockholders’ Deficit

Issuance of convertible preferred stock and common stock

In connection with the transaction with MWIG described in Note 1—Nature of the business and basis of presentation, the Company amended its articles of incorporation and authorized 54,000,000 shares of common stock and 11,000,000 shares of preferred stock, all with par values of $0.0001. As of December 31, 2019, and December 31, 2018, the Company had 29,000,000 shares of common stock and 11,000,000 shares of convertible preferred stock issued and 29,000,000 shares of common stock and no shares of convertible preferred stock outstanding, respectively.

As part of the transaction with MWIG and in return for Flyhalf Acquisition Company Pty Ltd acquiring 100% of the shares in F45 Aus Hold Co, the Company issued 29,000,000 shares of its common stock to F45 Aus Hold Co’s existing stockholders. In addition, Flyhalf Acquisition Company Pty Ltd made a payment to F45 Aus Hold Co’s existing stockholders of $100.0 million.

The payment of $100.0 million was funded by MWIG, subscribing for 10,000,000 shares of preferred stock at $10 per share in the Company. This amount was ultimately paid to F45 Aus Hold Co’s existing stockholders pro rata in proportion to their interests in F45 Aus Hold Co. Further, Flyhalf Acquisition Company Pty Ltd issued $50.0 million secured promissory notes to F45 Aus Hold Co’s existing stockholders pro rata in proportion to their interests in F45 Aus Hold Co (the “Sellers Notes”). The $100.0 million payment, $50.0 million Sellers Notes and related interest thereon have been recorded as a dividend in the consolidated statements of changes in convertible preferred stock and stockholders’ deficit as at December 31, 2019. In addition to the initial issue of 10,000,000 shares of Preferred Stock, MWIG was granted an option to acquire an additional 1,000,000 shares of Preferred Stock for $10 per share under the Share Purchase Agreement. The $10.0 million in funds raised by the issue of the additional Preferred Stock were used in full to partially settle the outstanding Sellers Notes.

F-S-75

F45 Training Holdings Inc.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

The rights and features of the Company’s preferred stock are as follows:

Dividends

The Company shall not declare, pay or set aside any dividends on shares of any other class or series of capital stock of the Company (other than stock dividends) unless the holders of the preferred stock then outstanding shall first receive, or simultaneously receive, a dividend on each outstanding share of preferred stock in an amount at least equal to the product of (1) the dividend payable on each share of such class or series determined, if applicable, as if all shares of such class or series had been converted into common stock and (2) the number of shares of common stock issuable upon conversion of a share of preferred stock.

Liquidation

Upon the occurrence of a deemed liquidation event, as defined in the Company’s Amended and Restated Certificate of Incorporation, the holders of preferred stock shall be entitled to receive, before any distribution or payment to the holders of common stock, an amount equal to the greater of (1) preferred stock issue price per share for such preferred stock, as adjusted to reflect any combination or subdivision, stock dividend or other similar recapitalization, plus declared but unpaid dividends, if any, on such shares, and (2) the amount per share of common stock to which the holder would be entitled had all outstanding Preferred Stock shares been converted to common stock immediately before the distribution. After the distributions or payments to the holders of preferred stock have been paid in full, the entire remaining assets and funds, if any, will be distributed ratably among the holders of common stock in proportion to the number of shares of common stock held by them.

Conversion

The holder of each share of preferred stock has the option to convert the share at any time, into the number of fully paid and non-assessable shares of common stock that results from dividing the preferred stock issue price for the preferred stock share by the preferred stock conversion price that is in effect at the time of conversion. In addition, on (i) the consummation of Qualified Public Offering (as defined in the Company’s Amended and Restated Certificate of Incorporation) or (ii) with the consent of the holders of a majority of the outstanding shares of preferred stock, each share of preferred stock will be automatically converted. The preferred stock conversion price should initially be equal to the preferred stock issue price but subject to special adjustment upon either a Qualified Public Offering, a deemed liquidation event or a fair market value determination (each a “Conversion Price Adjustment Event”). Upon the occurrence of a Conversion Price Adjustment Event, the conversion price will be adjusted based on a formula, as defined in the Company’s Amended and Restated Certificate of Incorporation, which results in reductions to the preferred stock conversion price and additional value to the holder based on higher enterprise value; provided that in no event shall the preferred stock conversion price exceed $10.00 or be less than $7.2014 (subject to appropriate adjustment in the event of any combination or subdivision, stock dividend or other similar recapitalization).

Voting rights

The holders of preferred, on an as-converted basis, and common stock vote together as a single class, except with respect to certain matters specified in the Company’s Amended and Restated Certificate of Incorporation that require the separate approval of the holders of preferred stock.

The Company classifies the preferred stock in temporary equity in accordance with ASC 480-10-S99 because the preferred stock is redeemable for cash or other assets of the Company upon a Deemed Liquidation

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F45 Training Holdings Inc.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Event (as defined in the Company’s Amended and Restated Certificate of Incorporation) that are not solely within the control of the Company. The net carrying amount of the preferred stock is not currently accreted to a redemption value because the preferred stock is not currently redeemable or probable of becoming redeemable in the future.

Note 13—Stock-based compensation

Issuance of restricted stock units

In connection with the transaction with MWIG described in Note 1—Nature of the business and basis of presentation, on March 15, 2019, the Company entered into a promotional agreement with Mark Wahlberg (“Mr. Wahlberg”), a member of the Company’s Board of Directors and an investor in MWIG, pursuant to which Mr. Wahlberg agreed to provide promotional services to the Company. In exchange for the agreed upon services provided in the promotional agreement, the Company issued 1,369,324 restricted stock units to Mr. Wahlberg.

The restricted stock units vest based on the Company attaining certain valuation thresholds upon a vesting event, defined as: (i) a deemed liquidation event or change in control; (ii) the closing of a financing transaction including the sale, issuance or redemption of the Company’s (or one of its subsidiaries) equity securities, and any initial public offering; or (iii) at any time that the Company’s common stock is publicly traded, with the Company’s equity value exceeding the following thresholds:

Company equity value threshold	Restricted stock units vested
$1.0 billion	456,441
$1.5 billion	456,441
$2.0 billion	456,442

The Company determined that the restricted stock units are equity classified awards within the scope of ASC 718, Compensation—Stock Compensation that contain both performance (deemed liquidation event, closing of a financing transaction or the public trading of the Company’s common stock) and market conditions (achievement of prescribed Company equity values) in order for the units to vest. As the achievement of the performance condition is not probable until one of the vesting events has occurs, no stock-based compensation expense was recognized during the year ended December 31, 2019 related to these awards.

Upon achievement of a performance condition and the Company reaching a prescribed company equity value threshold, the Company will recognize the grant date fair value of all vested restricted stock units immediately as stock- based compensation cost. In the event that a performance condition were achieved and the Company did not reach a prescribed company equity value threshold, none of these restricted stock units will have vested, however, the grant date fair value of these units will be recognized as compensation expense as of the date of the achievement of the performance condition as long as Mr. Wahlberg renders the requisite service under the terms of the promotional agreement.

F-S-77

F45 Training Holdings Inc.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

The weighted-average grant date fair value of the restricted stock units was $0.75 as of December 31, 2019. There were no restricted stock units that vested or were cancelled or forfeited during the year ended December 31, 2019. As of December 31, 2019, there was $1.0 million of unrecognized stock-based compensation expense related to the unvested restricted stock units. The Company determined the fair value of the restricted stock units using a Monte-Carlo simulation in a risk-neutral framework considering both an initial public offering and a Company sales scenario with an implied equity value based upon the $10 preferred stock price. The other significant assumptions used in the analysis were as follows:

Scenario:	IPO	Sale
Probability	50.00%	50.00%
Term (years)	0.75	3.50
Remaining Term of the RSUs (years)	5.00	3.50
Dividend yield	0.00	0.00
Risk-free rate	2.40	2.40
Volatility	35.00%	35.00%

New equity-based compensation plan

Effective September 20, 2019, the Company adopted an equity-based compensation plan, the 2019 Equity Incentive Plan (the “2019 Plan”), authorizing the grant of equity-based awards including incentive stock options, non-statutory stock options, stock appreciation rights restricted stock awards and restricted stock unit awards to non-employee directors and to employees, including officers, and consultants engaged by the Company or one of its subsidiaries.

Only the Company’s employees and those of its affiliates are eligible to receive incentive stock options. Subject to adjustment for certain dilutive or related events, the aggregate maximum number of shares of our common stock that may be subject to stock awards and sold under the 2019 Plan is 5,071,570 shares. No awards have been issued under the 2019 Plan during the year ended December 31, 2019.

F-S-78

F45 Training Holdings Inc.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 14—Basic and diluted (loss) earnings per share

The computation of (loss) earnings per share and weighted average shares of the Company’s common stock outstanding for the periods presented are as follows (in thousands, except share and per share amounts):

	For the Year Ended December 31,
	2019	2018
Numerator:
(Loss) income	$(12,602)	$12,792
(Loss) income allocated to participating preferred shares	—	—

Net (loss) income attributable to common stockholders—basic and diluted	$(12,602)	$12,792

Denominator:
Weighted average common shares outstanding—basic and diluted	29,000,000	29,000,000
(Loss) earnings per share:
Basic and diluted	$(0.43)	$0.44
Anti-dilutive securities excluded from diluted (loss) earnings per share:
Convertible preferred stock	11,000,000
Restricted stock units	1,369,324	—

Total	12,369,324	—

Note 15—Segment and geographic area information

The Company’s operating segments align with how the Company manages its business and interacts with its franchisees on a geographic basis. F45 is organized by geographic region based on the Company’s strategy to become a globally recognized brand. F45 has three reportable segments: United States, Australia, and Rest of World. The Company refers to “Australia” as the operations in Australia, New Zealand and the immediately surrounding island nations. The Company refers to “Rest of World” as the operations in locations other than the United States and Australia. The Company’s Chief Operating Decision Maker (“CODM”) is the Chief Executive Officer of the Company. Segment information is presented in the same manner that the Company’s CODM reviews the operating results in assessing performance and allocating resources. The CODM reviews revenue and gross profit for each of the reportable segments. Gross profit is defined as revenue less cost of revenue incurred by the segment.

The Company does not allocate assets at the reportable segment level as these are managed on an entity wide group basis.

F-S-79

F45 Training Holdings Inc.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

The following is key financial information by reportable segment which is used by management in evaluating performance and allocating resources (in thousands):

	For the Year Ended December 31, 2019
	Revenue	Cost of revenue	Gross profit
United States:
Franchise	$24,783	$9,971	$14,812
Equipment and merchandise	28,081	14,273	13,808

	$52,864	$24,244	$28,620

Australia:
Franchise	$10,763	$534	$10,229
Equipment and merchandise	9,591	7,465	2,126

	$20,354	$7,999	$12,355

Rest of World:
Franchise	$7,351	$805	$6,546
Equipment and merchandise	12,121	4,940	7,181

	$19,472	$5,745	$13,727

Consolidated
Franchise	$42,897	$11,310	$31,587
Equipment and merchandise	49,793	26,678	23,115

	$92,690	$37,988	$54,702

	For the Year Ended December 31, 2018
	Revenue	Cost of revenue	Gross profit
United States:	(in thousands)
Franchise	$11,442	$4,079	$7,363
Equipment and merchandise	14,798	7,362	7,436

	$26,240	$11,441	$14,799

Australia:
Franchise	$9,475	$240	$9,235
Equipment and merchandise	9,736	7,253	2,483

	$19,211	$7,493	$11,718

Rest of World:
Franchise	$3,437	$235	$3,202
Equipment and merchandise	8,867	3,907	4,960

	$12,304	$4,142	$8,162

Consolidated
Franchise	$24,354	$4,554	$19,800
Equipment and merchandise	33,401	18,522	14,879

	$57,755	$23,076	$34,679

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F45 Training Holdings Inc.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Selling, general and administrative expenses, other expenses, and taxes are not allocated to individual segments as these are managed on an entity wide group basis. The reconciliation between reportable segment gross profit to consolidated net income is as follows (in thousands):

	For the Year Ended December 31,
	2019	2018
Segment gross profit	$54,702	$34,679
Selling, general and administrative expense	41,126	15,428
Forgiveness of loans to directors	22,263	—
Interest expense, net	414	—
Other expense, net	384	221
Provision for income taxes	3,117	6,238

Net (loss) income	$(12,602)	$12,792

As of December 31, 2019 and 2018, the Company’s long-lived asset balances were not significant.

Note 16—Subsequent events

The Company has evaluated subsequent events through July 16, 2020 the date on which the December 31, 2019 consolidated financial statements were available for issuance and has determined that there are no subsequent events requiring adjustments to or disclosure in the consolidated financial statements, other than as discussed below.

On March 11, 2020, the World Health Organization declared the novel strain of coronavirus (COVID-19) a global pandemic and recommended containment and mitigation measures worldwide. Due to COVID-19 and the resulting government-imposed restrictions on businesses, our franchise studios have been negatively impacted by temporary closures or reduced hours and planned studio openings have been delayed. As of July 16, 2020, the franchise studios began reopening in certain locations where governmental authorities had lifted stay at home orders. There still exists significant uncertainty associated with COVID-19’s effect on the Company’s economic performance and the results of the Company’s operations and cash flows, all of which are uncertain and difficult to predict. The impact of the on-going COVID-19 pandemic could be material to the Company’s consolidated financial statements.

On April 10, 2020, the Company received loan proceeds of approximately $2.1 million under the Paycheck Protection Program (“PPP”). The PPP, established as part of the Coronavirus Aid, Relief and Economic Security Act (“CARES Act”), provides for loans to qualifying businesses to help sustain its employee payroll costs, rent, and utilities due to the impact of the recent COVID-19 pandemic. The Company may also potentially obtain loan forgiveness for the PPP Loan if the Company meets certain requirements for eligible employees, as defined by the CARES Act. While the Company intends to use the proceeds for purposes consistent with the requirements, there can be no assurance that the Company will obtain forgiveness of the PPP Loan. The unforgiven portion of the PPP loan is payable over two years at an interest rate of 1%, with a deferral of payments for the first seven months.

On June 24, 2020, the Company entered into an Agreement and Plan of Merger with Crescent Acquisition Corp (“CAC”) and the other parties thereto, pursuant to which CAC will acquire the Company and its direct and indirect subsidiaries for a combination of stock and cash consideration (the “Business Combination”). Following the closing of the Business Combination, the combined company is anticipated to have an enterprise value of approximately $845 million. Current stockholders of the Company will hold approximately 60% of the voting

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F45 Training Holdings Inc.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

interests of the combined company upon the closing of the Business Combination, assuming no redemptions by the public stockholders of CAC. The closing of the Business Combination is subject to receipt of all requisite regulatory approvals, approvals by CAC and the Company’s stockholders and other customary conditions. The Business Combination is expected to be accounted for as a reverse acquisition with CAC treated as the acquired company for financial reporting purposes and the Company as the accounting acquirer. The net assets of the Company are expected to be stated at historical cost, with no goodwill or intangible assets recorded. In connection with the Business Combination, all of the restricted stock units previously issued by the Company were cancelled and converted to rights to receive cash and/or common stock of CAC.

In anticipation of the Business Combination, one of the Company’s founders entered into an agreement pursuant to which such founder would be required to participate in the transaction, if certain minimum financial requirements were achieved, and such founder would not be able to compete with the Company for a three year period ending on June 24, 2023.

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Annex A

EXECUTION VERSION

AGREEMENT AND PLAN OF MERGER

BY AND AMONG

CRESCENT ACQUISITION CORP,

FUNCTION ACQUISITION I CORP,

FUNCTION ACQUISITION II LLC,

F45 TRAINING HOLDINGS INC.,

and

SHAREHOLDER REPRESENTATIVE SERVICES LLC,

IN ITS CAPACITY AS THE STOCKHOLDER REPRESENTATIVE

DATED AS OF JUNE 24, 2020

Article I

THE CLOSING TRANSACTIONS
1.1	Closing	A-3
1.2	Closing Documents	A-3
1.3	Closing Transactions	A-4

Article II

THE MERGERS

2.1	Effective Times	A-4
2.2	The Mergers	A-5
2.3	Effect of the Mergers	A-5
2.4	Governing Documents	A-5
2.5	Directors and Officers of the Surviving Corporation and the Surviving Entity	A-6
2.6	Merger Consideration	A-6
2.7	Effect of the First Merger on the Company Common Stock	A-6
2.8	Effect of the Second Merger	A-7
2.9	Surrender of Company Certificates and Disbursement of Estimated Merger Consideration and Earn Out Shares	A-7
2.10	Adjustment Escrow Deposit	A-8
2.11	Closing Calculations; Adjustment	A-9
2.12	Tax Treatment of the Mergers	A-13
2.13	Withholding Taxes	A-13
2.14	Taking of Necessary Action; Further Action	A-14

Article III

EARN OUT

3.1	Delivery of Earn Out Shares	A-14
3.2	Tax Treatment of Earn Out Shares	A14

Article IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

4.1	Organization and Qualification	A-14
4.2	Company Subsidiaries	A-14
4.3	Capitalization of the Company	A-15
4.4	Authority Relative to this Agreement	A-16
4.5	No Conflict; Required Filings and Consents	A-16
4.6	Compliance; Approvals	A-17
4.7	Government Contracts	A-17
4.8	Financial Statements	A-18
4.9	No Undisclosed Liabilities	A-19
4.10	Absence of Certain Changes or Events	A-19
4.11	Litigation	A-19
4.12	Employee Benefit Plans	A-19
4.13	Labor Matters	A-21
4.14	Real Property; Tangible Property	A-23
4.15	Taxes	A-24
4.16	Environmental Matters	A-26
4.17	Brokers; Third-Party Expenses	A-26

A-i

4.18	Intellectual Property	A-26
4.19	Privacy	A-28
4.20	Agreements, Contracts and Commitments	A-29
4.21	Franchise Matters	A-31
4.22	Insurance	A-32
4.23	Interested Party Transactions	A-33
4.24	Information Supplied	A-33
4.25	Indebtedness	A-33
4.26	Anti-Bribery; Anti-Corruption	A-33
4.27	Customs & International Trade; Sanctions	A-34
4.28	Suppliers	A-35
4.29	Product Liabilities and Recalls	A-35
4.30	Disclaimer of Other Warranties	A-35

Article V

REPRESENTATIONS AND WARRANTIES OF PARENT, FIRST MERGER SUB AND SECOND MERGER SUB

5.1	Organization and Qualification	A-36
5.2	Parent Subsidiaries	A-37
5.3	Capitalization	A-37
5.4	Authority Relative to this Agreement	A-38
5.5	No Conflict; Required Filings and Consents	A-39
5.6	Compliance; Approvals	A-39
5.7	Parent SEC Reports and Financial Statements	A-40
5.8	Absence of Certain Changes or Events	A-40
5.9	Litigation	A-41
5.10	Business Activities	A-41
5.11	Parent Material Contracts	A-41
5.12	Parent Listing	A-41
5.13	Trust Account	A-41
5.14	Taxes	A-42
5.15	Information Supplied	A-42
5.16	Employees; Benefit Plans	A-43
5.17	Board Approval; Stockholder Vote	A-43
5.18	Title to Assets	A-43
5.19	Affiliate Transactions	A-43
5.20	Forward Purchase Agreement	A-43
5.21	Investment Company Act; JOBS Act	A-44
5.22	No Undisclosed Liabilities	A-44
5.23	Brokers	A-44
5.24	Disclaimer of Other Warranties	A-44

Article VI

CONDUCT PRIOR TO THE CLOSING DATE

6.1	Conduct of Business by the Company and the Company Subsidiaries	A-45
6.2	Conduct of Business by Parent, First Merger Sub and Second Merger Sub	A-48

Article VII

ADDITIONAL AGREEMENTS

7.1	Proxy Statement; Special Meeting	A-49
7.2	Certain Regulatory Matters	A-52

A-ii

7.3	Other Filings; Press Release	A-53
7.4	Confidentiality; Communications Plan; Access to Information	A-53
7.5	Reasonable Best Efforts	A-54
7.6	No Parent Securities Transactions	A-55
7.7	No Claim Against Trust Account	A-55
7.8	Disclosure of Certain Matters	A-55
7.9	Securities Listing	A-55
7.10	No Solicitation	A-56
7.11	Trust Account	A-56
7.12	Directors’ and Officers’ Liability Insurance	A-57
7.13	Tax Matters	A-58
7.14	Section 16 Matters	A-58
7.15	Qualification as an Emerging Growth Company	A-58
7.16	Board of Directors	A-58
7.17	R&W Insurance Policy	A-58
7.18	Existing Credit Agreement Consent	A-59
7.19	Payoff of Revolver	A-59
7.20	Insufficient Parent Cash; Additional Purchase Right	A-59
7.21	Forward Purchase Transaction	A-60
7.22	Equity Incentive Plan	A-60
7.23	Release	A-60
7.24	Lock-Up Shares	A-61
7.25	Employment Matters	A-61
7.26	D&O Indemnification Agreements	A-61
7.27	Stockholders Agreement	A-61

Article VIII

CONDITIONS TO THE TRANSACTION

8.1	Conditions to Obligations of Each Party’s Obligations	A-61
8.2	Additional Conditions to Obligations of the Company	A-62
8.3	Additional Conditions to the Obligations of Parent, First Merger Sub and Second Merger Sub	A-63

Article IX

TERMINATION

9.1	Termination	A-64
9.2	Notice of Termination; Effect of Termination	A-65

Article X

NO SURVIVAL

10.1	No Survival	A-65

Article XI

GENERAL PROVISIONS

11.1	Stockholder Representative	A-66
11.2	Notices	A-67
11.3	Interpretation	A-68
11.4	Counterparts; Electronic Delivery	A-69
11.5	Entire Agreement; Third-Party Beneficiaries	A-69
11.6	Severability	A-69
11.7	Other Remedies; Specific Performance	A-69

A-iii

11.8	Governing Law	A-70
11.9	Consent to Jurisdiction; Waiver of Jury Trial	A-70
11.10	Independent Counsel	A-71
11.11	Expenses	A-71
11.12	Assignment	A-71
11.13	Amendment	A-71
11.14	Extension; Waiver	A-71
11.15	No Recourse	A-72
11.16	Legal Representation	A-72
11.17	Disclosure Letters and Exhibits	A-72

EXHIBITS

Exhibit A	Form of Support Agreement
Exhibit B	Form of Sponsor Support Agreement
Exhibit C	Form of Parent A&R Charter
Exhibit D	Form of Parent A&R Bylaws
Exhibit E	Forward Purchase Agreement
Exhibit F	Form of A&R Registration Rights Agreement
Exhibit G	Initial Spreadsheet
Exhibit H	Form of 2020 Equity Incentive Plan

SCHEDULES

Schedule A	Defined Terms

A-iv

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER is made and entered into as of June 24, 2020, by and among Crescent Acquisition Corp, a Delaware corporation (“Parent”), Function Acquisition I Corp, a Delaware corporation and a direct, wholly owned subsidiary of Parent (“First Merger Sub”), Function Acquisition II LLC, a Delaware limited liability company and a direct, wholly owned subsidiary of Parent (“Second Merger Sub”), F45 Training Holdings Inc., a Delaware corporation (the “Company”), and Shareholder Representative Services LLC, a Colorado limited liability company, solely in its capacity as the representative, agent and attorney-in-fact of the Company Stockholders hereunder (in such capacity, the “Stockholder Representative”). Each of the Company, Parent, First Merger Sub, Second Merger Sub and the Stockholder Representative shall individually be referred to herein as a “Party” and, collectively, the “Parties”. The term “Agreement” as used herein refers to this Agreement and Plan of Merger, as the same may be amended from time to time, and all schedules, exhibits and annexes hereto (including the Company Disclosure Letter and the Parent Disclosure Letter, as defined herein). Defined terms used in this Agreement are listed alphabetically in Schedule A, together with the section and, if applicable, subsection in which the definition of each such term is located.

RECITALS

WHEREAS, Parent is a special purpose acquisition company incorporated in Delaware for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses;

WHEREAS, upon the terms and subject to the conditions of this Agreement and in accordance with the General Corporation Law of the State of Delaware (the “DGCL”) and the General Limited Liability Company Act of the State of Delaware (the “DLLCA”) and other applicable Legal Requirements (collectively, as applicable based on context, the “Applicable Legal Requirements”), the Parties intend to enter into a business combination transaction by which: (a) First Merger Sub will merge with and into the Company (the “First Merger”), with the Company being the surviving corporation of the First Merger and a direct, wholly owned subsidiary of Parent as a consequence of the First Merger (the Company, in its capacity as the surviving corporation of the First Merger, is sometimes referred to as the “Surviving Corporation”); and (b) immediately following the First Merger and as part of the same overall transaction as the First Merger, the Surviving Corporation will merge with and into Second Merger Sub (the “Second Merger” and, together with the First Merger, the “Mergers”), with Second Merger Sub being the surviving entity of the Second Merger (Second Merger Sub, in its capacity as the surviving entity of the Second Merger, is sometimes referred to herein as the “Surviving Entity”);

WHEREAS, for U.S. federal income tax purposes, each of the Parties intends that the First Merger and the Second Merger, taken together, will constitute an integrated transaction described in Rev. Rul. 2001-46, 2001-2 C.B. 321 that qualifies as a “reorganization” within the meaning of Section 368(a) of the Code and the Treasury Regulations, and that this Agreement be, and hereby is, adopted as a “plan of reorganization” for the purposes of Section 368 of the Code and Treasury Regulations Section 1.368-2(g);

WHEREAS, the board of directors of the Company has unanimously: (a) determined that it is in the best interests of the Company and the stockholders of the Company, and declared it advisable, to enter into this Agreement providing for the Mergers in accordance with the DGCL and DLLCA, as applicable; (b) approved this Agreement and the Transactions, including the Mergers in accordance with the DGCL and DLLCA, as applicable, on the terms and subject to the conditions of this Agreement; and (c) adopted a resolution recommending the plan of merger set forth in this Agreement be adopted by the stockholders of the Company;

WHEREAS, (a) each of the Company Stockholders, along with certain Beneficial Holders, has entered into, and simultaneously with entry into this Agreement has delivered to Parent, support agreements substantially in the form attached hereto as Exhibit A (each a “Support Agreement”) and (b) each of the holders of shares of Company Common Stock and Company Preferred Stock will approve and adopt this Agreement, the First Merger and the other Transactions in accordance with Section 251 of the DGCL (the “Company Stockholder Approval”) and agree to be bound by all of the terms of this Agreement through a unanimous written consent pursuant to Section 228 of the DGCL, as promptly as practicable after the execution and delivery of this Agreement, and in any event within 24 hours;

WHEREAS, the board of directors of Parent (the “Parent Board”) has unanimously: (a) determined that it is in the best interests of Parent and the stockholders of Parent, and declared it advisable, to enter into this Agreement providing for the Mergers in accordance with the DGCL and DLLCA, as applicable; (b) approved this Agreement and the Transactions, including the Mergers in accordance with the DGCL and DLLCA, as applicable, on the terms and subject to the conditions of this Agreement; and (c) adopted a resolution recommending the plan of merger set forth in this Agreement be adopted by the stockholders of Parent (the “Parent Recommendation”);

WHEREAS, CFI Sponsor LLC (“Sponsor”), each of the other Persons set forth on Schedule A thereto, the Company and Parent have entered into, and simultaneously with entry into this Agreement have delivered to the Company, a support agreement substantially in the form attached hereto as Exhibit B (the “Sponsor Support Agreement”);

WHEREAS, prior to the Closing, Parent shall: (a) subject to obtaining the approval of the Parent Stockholder Matters, adopt the Second Amended and Restated Certificate of Incorporation of Parent (the “Parent A&R Charter”) substantially in the form attached hereto as Exhibit C; and (b) adopt the Second Amended and Restated Bylaws of Parent (the “Parent A&R Bylaws”) substantially in the form attached hereto as Exhibit D, in each case, to be effective as of the Closing;

WHEREAS, Parent and Crescent Capital Group LP (“Crescent”) have entered into, and simultaneously with entry into this Agreement have delivered to the Company, an amended and restated Forward Purchase Agreement (the “Forward Purchase Agreement”) substantially in the form attached hereto as Exhibit E, whereby, among other things, Crescent has agreed to acquire 5,000,000 Parent Units consisting of 5,000,000 shares of Parent Class A Stock and 1,666,667 warrants to purchase one share of Parent Class A Stock for an aggregate purchase price of $50 million (the “Forward Purchase Investment Amount”) in a private placement that will close immediately prior to the consummation of the First Merger (such transaction, the “Forward Purchase Transaction”);

WHEREAS, in connection with the consummation of the First Merger, (a) Parent, the Company Stockholders, Crescent and the Sponsor will enter into an amended and restated Registration Rights Agreement (the “A&R Registration Rights Agreement”) substantially in the form attached hereto as Exhibit F and (b) Parent, the Company Stockholders, Crescent and the Sponsor will enter into a stockholders agreement in accordance with Section 7.27 (the “Stockholders Agreement”);

WHEREAS, Parent has made an offer on the same terms to all of the Company Stockholders to acquire all of the issued and outstanding Company Capital Stock in exchange for cash and equity consideration in an aggregate amount equal to the Total Consideration (the “Offer”), and the Company Stockholders have accepted the Offer on the terms set forth in the Offer;

WHEREAS, pursuant to the Offer, and as a material inducement for Parent to enter into this Agreement, the Company Stockholders have provided the Initial Spreadsheet to Parent attached hereto as Exhibit G, which Initial Spreadsheet demonstrates the election by the Company Stockholders of their respective allocations of cash and equity consideration; and

WHEREAS, prior to Closing, Parent intends to approve and adopt a new stock incentive plan in substantially the form attached hereto as Exhibit H.

NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE I

THE CLOSING TRANSACTIONS

1.1 Closing. Upon the terms and subject to the conditions of this Agreement, the consummation of the Transactions (the “Closing”) shall occur by electronic exchange of documents at a time and date to be specified in writing by the Parties, which shall be no later than the third (3rd) Business Day after the satisfaction or waiver of the conditions set forth in Article VIII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions), or at such other time, date and location as the Parties agree in writing (the date on which the Closing occurs, the “Closing Date”). The Parties agree that the Closing signatures may be transmitted by email pdf files.

1.2 Closing Documents.

(a) At the Closing, Parent, First Merger Sub or Second Merger Sub shall, as applicable, deliver or have delivered to the Company:

(i) a certified copy of the Parent A&R Charter issued by the Secretary of State of the State of Delaware;

(ii) a certificate, dated as of the Closing Date, signed by the Secretary of Parent certifying that the bylaws of Parent attached thereto is a true and correct copy of the Parent A&R Bylaws in effect at the Closing;

(iii) a copy of the A&R Registration Rights Agreement, duly executed by Parent, Crescent, each FPA Transferee and the Sponsor;

(iv) a copy of the Second Certificate of Merger, duly executed by the Second Merger Sub;

(v) copies of resolutions and actions taken by Parent’s, First Merger Sub’s and Second Merger Sub’s board of directors and stockholders (or managers and members, as applicable) in connection with the approval of this Agreement and the Transactions;

(vi) a copy of the Escrow Agreement, duly executed by Parent and the Escrow Agent;

(vii) evidence that Parent has instructed Parent’s transfer agent to affix the Legend on the Lock-Up Shares effective as of the Effective Time;

(viii) a copy of the Stockholders Agreement, duly executed by Parent, Crescent and the Sponsor; and

(ix) (A) all other documents, instruments or certificates required to be delivered by Parent at or prior to the Closing pursuant to Section 8.2; and (B) such other documents or certificates as shall reasonably be required by the Company and its counsel in order to consummate the Transactions.

(b) At the Closing, the Company shall deliver or have delivered to Parent:

(i) a copy of the First Certificate of Merger, duly executed by the Company;

(ii) a copy of the A&R Registration Rights Agreement, duly executed by the Company Stockholders;

(iii) a copy of the Escrow Agreement, duly executed by the Stockholder Representative;

(iv) a copy of the Stockholders Agreement, duly executed by the Company Stockholders;

(v) a copy of the Final Spreadsheet;

(vi) a copy of the fully executed Debt Payoff Letter;

(vii) copies of resolutions and actions taken by the Company’s board of directors and the Company Stockholders in connection with the approval of this Agreement and the Transactions; and

(viii) (A) all other documents, instruments or certificates required to be delivered by the Company at or prior to the Closing pursuant to Section 8.3; and (B) such other documents or certificates as shall reasonably be required by Parent and its counsel in order to consummate the Transactions.

1.3 Closing Transactions. At the Closing and on the Closing Date, the Parties shall cause the consummation of the following transactions in the following order, upon the terms and subject to the conditions of this Agreement:

(a) Parent shall make any payments required to be made by Parent in connection with the Parent Stockholder Redemption;

(b) Parent shall pay, or cause to be paid, Estimated Parent Transaction Costs to the applicable payees set forth on the Parent Estimated Adjustment Statement, to the extent not paid prior to the Closing;

(c) Parent shall contribute to First Merger Sub: (i) the amount of cash remaining in the Trust Account and (ii) the Aggregate Forward Purchase Investment Amount, in each case after giving effect to the Parent Stockholder Redemption and the payment of the amounts provided for in Section 1.3(b);

(d) The certificate of merger with respect to the First Merger shall be prepared and executed in accordance with the relevant provisions of the DGCL (the “First Certificate of Merger”) and Parent shall cause the First Certificate of Merger to be filed with the Secretary of State of the State of Delaware and become effective;

(e) The certificate of merger with respect to the Second Merger shall be prepared and executed in accordance with the relevant provisions of the DLLCA (the “Second Certificate of Merger” and, together with the First Certificate of Merger, the “Certificates of Merger”) and Parent shall cause the Second Certificate of Merger to be filed with the Secretary of State of the State of Delaware and become effective;

(f) Parent shall deliver (or cause to be delivered) to each Company Stockholder such Company Stockholder’s portion of the Minimum Closing Cash Consideration, the Remaining Closing Cash Consideration and the Closing Number of Securities as set forth on the Final Spreadsheet;

(g) Parent shall deposit (or cause to be deposited) with the Escrow Agent the Adjustment Escrow Amount;

(h) Parent shall deliver (or cause to be delivered) to each Company Stockholder such Company Stockholder’s portion of the Earn Out Shares as set forth on the Final Spreadsheet;

(i) Parent shall deposit (or cause to be deposited) with the Stockholder Representative the Stockholder Representative Expense Holdback Amount;

(j) Parent shall (on behalf of the Company) pay, or cause to be paid, the Revolver Repayment Amount; and

(k) Parent shall (on behalf of the Company) pay, or cause to be paid, all Estimated Company Transaction Costs to the extent not paid by the Company prior to the Closing, to the applicable payees as set forth on the Company Estimated Adjustment Statement by wire transfer of immediately available funds.

ARTICLE II

THE MERGERS

2.1 Effective Times. Upon the terms and subject to the conditions of this Agreement, on the Closing Date, the Company and First Merger Sub shall cause the First Merger to be consummated by filing the First Certificate of Merger with the Secretary of State of the State of Delaware, in accordance with the applicable provisions of the DGCL (the time of such filing, or such later time as may be agreed in writing by the Company and Parent and specified in the First Certificate of Merger, being the “Effective Time”). As soon as practicable following the Effective Time and in any case on the same day as the Effective Time, the Surviving Corporation and Second Merger Sub shall cause the Second Merger to be consummated by filing the Second Certificate of Merger with the Secretary of State of the State of Delaware, in accordance with the applicable provisions of the DLLCA (the time of such filing, or such later time as may be agreed in writing by the Company and Parent and specified in the Second Certificate of Merger, being the “Second Effective Time”).

2.2 The Mergers.

(a) At the Effective Time, upon the terms and subject to the conditions of this Agreement and in accordance with the applicable provisions of the DGCL, First Merger Sub and the Company shall consummate the First Merger, pursuant to which First Merger Sub shall be merged with and into the Company, following which the separate existence of First Merger Sub shall cease and the Company shall continue as the Surviving Corporation after the First Merger and as a direct, wholly owned subsidiary of Parent (provided that references to the Company for periods after the Effective Time until the Second Effective Time shall include the Surviving Corporation).

(b) At the Second Effective Time, upon the terms and subject to the conditions of this Agreement and in accordance with the applicable provisions of the DLLCA, the Surviving Corporation shall be merged with and into Second Merger Sub, following which the separate existence of the Surviving Corporation shall cease and Second Merger Sub shall continue as the Surviving Entity after the Second Merger and as a direct, wholly owned subsidiary of Parent (provided that references to the Company or the Surviving Corporation for periods after the Second Effective Time shall include the Surviving Entity).

2.3 Effect of the Mergers.

(a) At the Effective Time, the effect of the First Merger shall be as provided in this Agreement, the First Certificate of Merger and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, agreements, powers and franchises, debts, liabilities, duties and obligations of First Merger Sub and the Company shall become the property, rights, privileges, agreements, powers and franchises, debts, liabilities, duties and obligations of the Surviving Corporation, which shall include the assumption by the Surviving Corporation of any and all agreements, covenants, duties and obligations of First Merger Sub and the Company set forth in this Agreement to be performed after the Effective Time.

(b) At the Second Effective Time, the effect of the Second Merger shall be as provided in this Agreement, the Second Certificate of Merger and the applicable provisions of the DGCL and DLLCA. Without limiting the generality of the foregoing, and subject thereto, at the Second Effective Time, all the property, rights, privileges, agreements, powers and franchises, debts, liabilities, duties and obligations of Second Merger Sub and the Surviving Corporation shall become the property, rights, privileges, agreements, powers and franchises, debts, liabilities, duties and obligations of the Surviving Entity, which shall include the assumption by the Surviving Entity of any and all agreements, covenants, duties and obligations of Surviving Entity and the Surviving Corporation set forth in this Agreement to be performed after the Second Effective Time.

2.4 Governing Documents. Subject to Section 7.12, (a) at the Effective Time, by virtue of the First Merger, the certificate of incorporation of the Company shall be amended and restated to read in its entirety as the certificate of incorporation of First Merger Sub as in effect immediately prior to the Effective Time, except that the name of the Surviving Corporation shall be such name as is reasonably determined by the Company no later than five (5) Business Days prior to the Closing Date and (b) the parties shall take all actions necessary so that the bylaws of the Company shall be amended and restated as of the Effective Time to read in their entirety as the bylaws of First Merger Sub as in effect immediately prior to the Effective Time, except that the name of the Surviving Corporation shall be such name as is reasonably determined by the Company no later than five (5) Business Days prior to the Closing Date. Subject to Section 7.12, at the Second Effective Time, the certificate of formation and operating agreement of Second Merger Sub as in effect immediately prior to the Second Effective Time shall be amended to change the name of the Surviving Entity to such name as is determined by the Company no later than five (5) Business Days prior to the Closing Date, but otherwise shall continue to be the certificate of formation and operating agreement of the Surviving Entity until thereafter amended in accordance with their terms and as provided by Applicable Legal Requirements.

2.5 Directors and Officers of the Surviving Corporation and the Surviving Entity. The parties shall take all actions necessary such that immediately after the Effective Time, the board of directors and executive officers of the Surviving Corporation shall be the persons who are the board of directors and executive officers of First Merger Sub immediately prior to the Effective Time. The parties shall take all actions necessary such that immediately after the Second Effective Time, the board of directors and executive officers of the Surviving Entity shall be the directors and executive officers set forth on Schedule 2.5 of the Company Disclosure Letter.

2.6 Merger Consideration.

(a) Upon the terms and subject to the conditions of this Agreement, the aggregate consideration to be paid to the Company Stockholders shall be: (i) an amount equal to the Final Merger Consideration; (ii) any amounts that may be payable from the Adjustment Escrow Amount as provided in Section 2.11(h) or the Stockholder Representative Expense Holdback Amount as provided in Section 11.1(c); and (iii) the Earn Out Shares in accordance with Article III (collectively, the “Total Consideration”).

(b) The Final Merger Consideration shall be paid in the form of: (i) an amount in cash equal to the Closing Cash Payment Amount; (ii) the Closing Number of Securities; and (iii) any amount in cash or shares of Parent Class A Stock payable pursuant to Section 2.11. Each Company Stockholder shall be entitled to receive such consideration as is set forth in Section 2.7.

2.7 Effect of the First Merger on the Company Common Stock. Upon the terms and subject to the conditions of this Agreement, at the Effective Time, by virtue of the First Merger and without any further action on the part of Parent, First Merger Sub, the Company, the Company Stockholders or the holders of any of the securities of Parent, the following shall occur:

(a) Each share of Company Common Stock (other than Excluded Shares), Company Preferred Stock and each Company RSU issued and outstanding immediately prior to the Effective Time will be cancelled and automatically converted into the right to receive a portion of the Total Consideration, with each Company Stockholder being entitled to receive (as applicable) the (i) dollar amount of the Closing Cash Payment Amount, (ii) number of shares from the Closing Number of Securities, (iii) percentage of the Adjustment Escrow Amount to the extent payable to the Company Stockholders pursuant to Section 2.11, (iv) percentage of the Stockholder Representative Expense Holdback Amount to the extent payable to the Company Stockholders pursuant to Section 11.1(c) and (v) number and type of Earn Out Shares in the Final Spreadsheet, which is incorporated herein and made a part hereof, in each case, without interest, upon surrender of stock certificates, if any, representing all of such Company Stockholder’s Company Common Stock and Company Preferred Stock (each, a “Certificate”) and delivery of the other documents and information required pursuant to Section 2.9. As of the Effective Time, each Company Stockholder shall cease to have any other rights in and to the Company or the Surviving Corporation or the Surviving Entity, and each Certificate relating to the ownership of shares of Company Common Stock (other than Excluded Shares), shares of Company Preferred Stock or Company RSUs shall thereafter represent only the right to receive the applicable portion of the Total Consideration set forth on the Final Spreadsheet.

(b) No fraction of a share of Parent Class A Stock will be issued by virtue of the First Merger, and each Company Stockholder who would otherwise be entitled to a fraction of a share of Parent Class A Stock (after aggregating all fractional shares of Parent Class A Stock that otherwise would be received by such Company Stockholder) in accordance with the Final Spreadsheet shall receive from Parent, in lieu of such fractional share: (i) one share of Parent Class A Stock if the aggregate amount of fractional shares of Parent Class A Stock such Company Stockholder would otherwise be entitled to is equal to or exceeds 0.50; or (ii) no shares of Parent Class A Stock if the aggregate amount of fractional shares of Parent Class A Stock such Company Stockholder would otherwise be entitled to is less than 0.50.

(c) Each issued and outstanding share of common stock of First Merger Sub as of immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and non-assessable share of common stock, par value $0.0001 per share, of the Surviving Corporation, which shall constitute the only outstanding shares of capital stock of the Surviving Corporation. From and after the Effective Time, all certificates representing the common stock of First Merger Sub as of immediately prior to the Effective Time shall be deemed for all purposes to represent the number of shares of common stock of the Surviving Corporation into which they were converted in accordance with the immediately preceding sentence.

(d) Each share of Company Common Stock held in the Company’s treasury or owned by Parent, First Merger Sub, Second Merger Sub or the Company immediately prior to the Effective Time (each an “Excluded Share”) shall be cancelled and no consideration shall be paid or payable with respect thereto.

(e) The numbers of shares of Parent Class A Stock that the Company Stockholders are entitled to receive as a result of the First Merger and as otherwise contemplated by this Agreement shall be adjusted to reflect appropriately the effect of any stock split, split-up, reverse stock split, stock dividend or distribution (including any dividend or distribution of securities convertible into Parent Class A Stock), extraordinary cash dividend, reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to Parent Class A Stock occurring on or after the date hereof and prior to the Closing. The number and type of Earn Out Shares that the Company Stockholders are entitled to receive as a result of the First Merger and as otherwise contemplated by this Agreement shall be equitably adjusted to reflect appropriately the effect of any stock split, split-up, reverse stock split, stock dividend or distribution (including any dividend or distribution of securities convertible into Parent Class A Stock), extraordinary cash dividend, reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to Parent Class A Stock occurring on or after the date hereof and prior to the Closing. Nothing in this Section 2.7(e) shall be construed to permit Parent to take any action with respect to its securities that is prohibited by the terms of this Agreement.

2.8 Effect of the Second Merger. Upon the terms and subject to the conditions of this Agreement, at the Second Effective Time, by virtue of the Second Merger and without any action on the part of any Party or any Company Stockholder or the holders of any shares of capital stock of Parent or the Surviving Corporation or membership interests in Second Merger Sub: (a) each share of common stock of the Surviving Corporation issued and outstanding immediately prior to the Second Effective Time shall be cancelled and shall cease to exist without any conversion thereof or payment therefor; and (b) each membership interest in Second Merger Sub issued and outstanding immediately prior to the Second Effective Time shall be converted into and become one validly issued, fully paid and non-assessable membership interest in the Surviving Entity, which shall constitute the only outstanding equity of the Surviving Entity. From and after the Second Effective Time, all certificates, if any, representing membership interests in Second Merger Sub shall be deemed for all purposes to represent the number of membership interests of the Surviving Entity into which they were converted in accordance with the immediately preceding sentence.

2.9 Surrender of Company Certificates and Disbursement of Estimated Merger Consideration and Earn Out Shares.

(a) Subject to this Section 2.9, at the Effective Time, Parent shall deliver, or cause to be delivered, to each Company Stockholder such Company Stockholder’s portion of the Estimated Merger Consideration and the Earn Out Shares as set forth on the Final Spreadsheet.

(b) Parent shall use commercially reasonable efforts, following and subject to receipt of the relevant Company Stockholder information and addresses from the Company, to within ten (10) days prior to the Closing deliver (or cause to be delivered) to each Company Stockholder (other than holders of Excluded Shares) at the address specified by the Company: (i) a letter of transmittal in customary form specifying that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates (or Affidavits of Loss) to Parent, such letter of transmittal to be in such form and have such other provisions as Parent and the Company may reasonably agree; and (ii) instructions for surrendering the Certificates (or Affidavits of Loss) to Parent (the “Surrender Documentation”). If a Company Stockholder surrenders a Certificate (or Affidavit of Loss) and all other required Surrender Documentation to Parent in accordance with the terms of the Surrender Documentation no later than three (3) Business Days prior to the Closing Date, Parent will use commercially reasonably efforts to deliver (or cause to be delivered) at the Closing to the holder of the shares of Company Common Stock or Company Preferred Stock formerly represented by such Certificate (or Affidavit of Loss) in exchange therefor such holder’s portion of the Estimated Merger Consideration and Earn Out Shares in accordance with Section 2.9(a) hereof, with: (A) such Company Stockholder’s portion of the Minimum Closing Cash Consideration and Remaining Closing Cash Consideration being delivered via wire transfer of immediately available funds in accordance with instructions provided by such Company Stockholder in the letter of transmittal; and (B) the applicable number of shares from the Closing Number of Securities and Earn Out Shares (as applicable) being delivered via book-entry issuance, in each case, less any required Tax withholdings as provided in Section 2.13. If a Company Stockholder does not deliver to Parent the required Surrender Documentation in accordance with the terms of the Surrender Documentation with respect to such Company Stockholder’s Certificates together with such Certificates (or Affidavits of Loss) at least three (3) Business Days prior to the Closing Date, then upon surrender thereafter of such Company Stockholder’s Certificates (or Affidavits of Loss) to Parent in accordance with the terms of the Surrender Documentation, Parent shall promptly deliver (or cause to be delivered) to the Company Stockholder that is the holder of such Certificate(s) (or Affidavit(s) of Loss) in exchange therefor such Company Stockholder’s portion of the Estimated Merger Consideration and the Earn Out Shares (if applicable) covered by such Surrender Documentation in accordance with clauses (A) and (B) of the foregoing sentence. Any Certificate so surrendered shall forthwith be cancelled. Until so surrendered, each Certificate (or Affidavit of Loss) shall represent after the Effective Time for all purposes only the right to receive the applicable portion of the Total Consideration attributable to such Certificate (or Affidavit of Loss), and the holder thereof shall cease to have any rights with respect to the shares of Company Common Stock or Company Preferred Stock formerly represented by such Certificate (or Affidavit of Loss) except as otherwise provided herein or by any Legal Requirements. No interest will be paid or accrued on any amount payable upon due surrender of the Certificates (or Affidavits of Loss). In the event of a transfer of ownership of shares of Company Common Stock that is not registered in the transfer records of the Company, the applicable portion of the Total Consideration to be delivered upon due surrender of the Certificate (or Affidavit of Loss) may be issued to such transferee if the Certificate (or Affidavit of Loss) formerly representing such shares of Company Common Stock is presented to Parent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock Transfer Taxes have been paid or are not applicable.

(c) From and after the Effective Time, there shall be no transfers on the stock transfer books of the Company of the shares of Company Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, any Certificate (or Affidavit of Loss) is presented to the Surviving Corporation, the Surviving Entity or Parent for transfer, it shall be cancelled and deemed exchanged for (without interest and after giving effect to any required Tax withholdings as provided in Section 2.13) the portion of the Total Consideration represented by such Certificate (or Affidavit of Loss).

(d) Notwithstanding the foregoing, none of the Surviving Corporation, the Surviving Entity, Parent or any other Person shall be liable to any former Company Stockholder for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar Legal Requirements.

(e) In the event any Certificate shall have been lost, stolen or destroyed: (i) upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed (an “Affidavit of Loss”); and (ii) if required by Parent, the posting by such Person of a bond in customary amount and upon such terms as may be reasonably required by Parent as indemnity against any claim that may be made against it, the Surviving Corporation or the Surviving Entity with respect to such Certificate, Parent will issue the portion of the Total Consideration attributable to such Certificate (after giving effect to any required Tax withholdings as provided in Section 2.13).

2.10 Adjustment Escrow Deposit. At the Closing, Parent shall deposit with the Escrow Agent an amount equal to $2,000,000 in cash (the “Adjustment Escrow Amount”) by wire transfer of immediately available funds in U.S. dollars into a designated non-interest bearing account (the “Adjustment Escrow Account”). Pursuant to an escrow agreement to be entered into on the Closing Date by and among Parent, the Stockholder Representative and the Escrow Agent in form and substance reasonably acceptable to the parties thereto (the “Escrow Agreement”), Parent and the Stockholder Representative will appoint the Escrow Agent to hold the Adjustment Escrow Amount until the final determination of the Final Merger Consideration and disburse the Adjustment Escrow Amount as provided herein and in the Escrow Agreement.

2.11 Closing Calculations; Adjustment.

(a) No later than four (4) Business Days prior to the Closing Date, the Company shall deliver to Parent a statement (the “Company Estimated Adjustment Statement”) setting forth the Company’s good faith estimate of: (i) the Closing Indebtedness Amount (the “Estimated Closing Indebtedness Amount”); (ii) the Company Transaction Costs (the “Estimated Company Transaction Costs”); and (iii) the Company Cash (the “Estimated Company Cash”), together with (x) instructions that list the applicable bank accounts designated to facilitate payment by Parent of the Company Transaction Costs, (y) reasonable supporting documentation used by the Company in calculating such amounts, including with respect to the Company Transaction Costs, all invoices or similar documentation accounting for such costs and (z) a certificate of the Chief Financial Officer of the Company certifying that the estimates set forth in the Company Estimated Adjustment Statement have been prepared in accordance with this Agreement. Parent and its Representatives shall have a reasonable opportunity to review and discuss with the Company and its Representatives the documentation provided in connection with the delivery of the Company Estimated Adjustment Statement and any relevant books and records of the Company and its Subsidiaries. The Company and its Subsidiaries shall reasonably assist Parent and its Representatives in its review of such documentation and shall consider in good faith Parent’s comments to the Company Estimated Adjustment Statement, and if any adjustments are made to the Company Estimated Adjustment Statement prior to the Closing, such adjusted Company Estimated Adjustment Statement shall thereafter become the Company Estimated Adjustment Statement for all purposes of this Agreement; provided that Parent shall provide any such comments to the Company no later than two (2) Business Days prior to the Closing Date; provided, further, for the avoidance of doubt, that, following the Company’s consideration in good faith of Parent’s comments to the Company Estimated Adjustment Statement, the Company may determine, in its sole and absolute discretion, not to make any adjustments to the Company Estimated Adjustment Statement, in which case the Company Estimated Adjustment Statement shall be the Company Estimated Adjustment Statement delivered by the Company to Parent. In no event will the determination of the amounts set forth in the Company Estimated Adjustment Statement, whether mutually agreed to or the subject of a disagreement, prejudice the rights of Parent pursuant to this Section 2.11. The Company Estimated Adjustment Statement and the determinations contained therein shall be prepared in accordance with the applicable definitions contained in this Agreement.

(b) No later than four (4) Business Days prior to the Closing Date, Parent shall deliver to the Company a statement (the “Parent Estimated Adjustment Statement”) setting forth Parent’s good faith estimate of (i) the Parent Transaction Costs (the “Estimated Parent Transaction Costs”), (ii) the Trust Account Interest (“Estimated Trust Account Interest”), (iii) the aggregate amount of cash proceeds that will be required to satisfy any exercise of the Parent Stockholder Redemptions; (iv) the estimated amount of Parent Cash as of the Closing; and (v) the number of shares of Parent Class A Stock to be outstanding as of the Closing after giving effect to the Parent Stockholder Redemptions, the issuance of shares of Parent Units pursuant to the Forward Purchase Agreement and any issuance of Parent Class A Stock pursuant to Section 7.20, together with (x) instructions that list the applicable bank accounts designated to facilitate payment by Parent of the Parent Transaction Costs and the R&W Insurance Policy Cost, (y) reasonable supporting documentation used by Parent in calculating such amounts, including all invoices or similar documentation accounting for such costs and (z) a certificate of the Chief Financial Officer of Parent certifying that the estimates set forth in the Parent Estimated Adjustment Statement have been prepared in accordance with this Agreement. The Company and its Representatives shall have a reasonable opportunity to review and discuss with Parent and its Representatives the documentation provided in connection with the delivery of the Parent Estimated Adjustment Statement and any relevant books and records of Parent. Parent shall reasonably assist the Company and its Representatives in its review of such documentation and shall consider in good faith the Company’s comments to the Parent Estimated Adjustment Statement, and if any adjustments are made to the Parent Estimated Adjustment Statement prior to the Closing, such adjusted Parent Estimated Adjustment Statement shall thereafter become the Parent Estimated Adjustment Statement for all purposes of this Agreement; provided that the Company shall provide any such comments to Parent no later than two (2) Business Days prior to the Closing Date; provided, further, for the avoidance of doubt, that, following Parent’s consideration in good faith of the Company’s comments to the Parent Estimated Adjustment Statement, Parent may determine, in its sole and absolute discretion, not to make any adjustments to the Parent Estimated Adjustment Statement, in which case the Parent Estimated Adjustment Statement shall be the Parent Estimated Adjustment Statement delivered by Parent to the Company. In no event will the determination of the amounts set forth in the Parent Estimated Adjustment Statement, whether mutually agreed to or the subject of a disagreement, prejudice the rights of the Company pursuant to this Section 2.11. The Parent Estimated Adjustment Statement and the determinations contained therein shall be prepared in accordance with the applicable definitions contained in this Agreement.

(c) No later than two (2) Business Days prior to the Closing, the Company shall deliver a draft of the Final Spreadsheet to Parent based upon the amounts contained in the Company Estimated Adjustment Statement and the Parent Estimated Adjustment Statement, and shall provide to Parent any such documents as Parent may reasonably request evidencing the amounts set forth on the Final Spreadsheet. Other than as may be agreed to by Parent in writing, the Final Spreadsheet shall be prepared in accordance with, and shall not deviate in any material respect from, the principles, percentages and allocations set forth in the Initial Spreadsheet. The Company shall reasonably consider any comments timely provided by Parent to the Final Spreadsheet.

(d) Within sixty (60) days after the Closing Date, Parent will prepare, or cause to be prepared, and deliver to the Stockholder Representative an unaudited statement (the “Adjustment Statement”), which shall set forth Parent’s good faith calculation of each of:

(i) Company Cash;

(ii) the Closing Indebtedness Amount;

(iii) the Trust Account Interest; and

(iv) the Closing Transaction Costs (including a detailed breakdown of the Company Transaction Costs and the Parent Transaction Costs).

To the extent any amounts in the calculation of the foregoing are not U.S. dollars, such amounts shall be converted to U.S. dollars using the average exchange rate to U.S. dollars for the Closing Date as reported by Bloomberg L.P.

(e) Upon receipt from Parent, the Stockholder Representative shall have thirty (30) days to review the Adjustment Statement (the “Adjustment Review Period”). At the request of the Stockholder Representative, Parent shall: (i) reasonably cooperate and assist, and shall cause its Subsidiaries, including the Surviving Entity, and each of their respective Representatives to reasonably cooperate and assist, the Stockholder Representative and its Representatives in the review of the Adjustment Statement (including by requesting their respective accountants to deliver to the Stockholder Representative and its Representatives copies of their work papers relating to the Surviving Entity; provided that customary confidentiality and hold harmless agreements relating to access such working papers in form and substance reasonably acceptable to any auditors or independent accountants are signed by the Stockholders Representative and its Representatives, as applicable); and (ii) provide the Stockholder Representative and its Representatives with any information reasonably requested by the Stockholder Representative that is necessary for their review of the Adjustment Statement. If the Stockholder Representative disagrees with Parent’s computation of the Closing Transaction Costs, Company Cash, the Closing Indebtedness Amount or the Trust Account Interest (each as set forth in the Adjustment Statement), the Stockholder Representative shall, on or prior to the last day of the Adjustment Review Period, deliver a written notice to Parent (the “Adjustment Notice of Objection”) that sets forth the Stockholder Representative’s objections to Parent’s calculation of the Closing Transaction Costs, Company Cash, the Closing Indebtedness Amount, and the Trust Account Interest, as applicable. Any Adjustment Notice of Objection shall specify those items or amounts with which the Stockholder Representative disagrees and shall set forth the Stockholder Representative’s calculation of the Closing Transaction Costs (including a detailed breakdown of the Company

Transaction Costs and the Parent Transaction Costs to the extent these differ from Parent’s calculation thereof), Company Cash, the Closing Indebtedness Amount or the Trust Account Interest, as applicable, based on such objections (it being understood that the Stockholder Representative shall be deemed to have accepted Parent’s calculation of any amounts set forth on the Adjustment Statement to which the Stockholder Representative does not object in the Adjustment Notice of Objection).

(f) If the Stockholder Representative does not deliver an Adjustment Notice of Objection to Parent with respect to an item contained in the Adjustment Statement within the Adjustment Review Period, the Stockholder Representative shall be deemed to have accepted Parent’s calculation of the underlying item of the Closing Transaction Costs, Company Cash, the Closing Indebtedness Amount, and the Trust Account Interest, as applicable, and such calculation shall be final, conclusive and binding on the Parties. If the Stockholder Representative delivers an Adjustment Notice of Objection to Parent within the Adjustment Review Period, Parent and the Stockholder Representative shall, during the thirty (30) days following such delivery or any mutually agreed extension thereof, use their good faith efforts to reach agreement on the disputed items and amounts in order to determine the amount of the disputed Closing Transaction Costs (along with the amount of the Company Transaction Costs and the Parent Transaction Costs included therein), Company Cash, the Closing Indebtedness Amount or the Trust Account Interest, as applicable. If, at the end of such period or any mutually agreed extension thereof, Parent and the Stockholder Representative are unable to resolve their disagreements, they shall jointly retain and refer their disagreements to a nationally recognized independent accounting firm mutually acceptable to Parent and the Stockholder Representative (such firm or individual, the “Independent Expert”), who shall act as an independent accounting expert and not as an arbiter. The Parties shall instruct the Independent Expert promptly to review this Section 2.11, as well as the Adjustment Statement, Adjustment Notice of Objection and any other materials reasonably requested by the Independent Expert, and to determine, solely with respect to the disputed items and amounts so submitted, whether and to what extent, if any, the Closing Transaction Costs (along with the amount of the Company Transaction Costs and the Parent Transaction Costs included therein), Company Cash, the Closing Indebtedness Amount or the Trust Account Interest, as applicable, set forth in the Adjustment Statement requires adjustment pursuant to the terms of this Agreement. The Independent Expert shall base its determination solely on written submissions by Parent and the Stockholder Representative and not on an independent review. Parent and the Stockholder Representative shall make available to the Independent Expert all relevant books and records and other items reasonably requested by the Independent Expert. As promptly as practicable, but in no event later than thirty (30) days after its retention, the Independent Expert shall deliver to Parent and the Stockholder Representative a report that sets forth its resolution of the disputed items and amounts and its calculation of the Closing Transaction Costs (including its detailed breakdown of the Company Transaction Costs and the Parent Transaction Costs), Company Cash, the Closing Indebtedness Amount or the Trust Account Interest, as applicable; provided, however, that the Independent Expert may not assign a value to any item greater than the greatest value for such item claimed by Parent, on one hand, and the Stockholder Representative, on the other hand, nor less than the smallest value for such item claimed by Parent, on one hand, and the Stockholder Representative, on the other hand. The decision of the Independent Expert shall be final, conclusive and binding on the Parties. The costs and expenses of the Independent Expert shall be allocated between Parent, on the one hand, and the Stockholder Representative (solely on behalf of the Company Stockholders), on the other hand, based upon the percentage that the portion of the aggregate contested amount not awarded to each Party bears to the aggregate amount actually contested by such Party, as determined by the Independent Expert.

(g) For purposes of this Agreement, “Final Company Cash”, “Final Closing Indebtedness Amount”, “Final Trust Account Interest” and “Final Closing Transaction Costs” mean the amount of such items: (i) as shown in the Adjustment Statement delivered by Parent to the Stockholder Representative pursuant to Section 2.11(d) if no Adjustment Notice of Objection with respect thereto is timely delivered by the Stockholder Representative to Parent pursuant to Section 2.11(f); or (ii) if an Adjustment Notice of Objection is so delivered: (A) as agreed by Parent and the Stockholder Representative pursuant to Section 2.11(f); or (B) in the absence of such agreement, as determined in the Independent Expert’s report delivered pursuant to Section 2.11(f).

(h) Within five (5) Business Days after the Final Merger Consideration has been finally determined pursuant to this Section 2.11:

(i) if the Final Merger Consideration is less than the Estimated Merger Consideration, Parent shall be entitled to receive a payment in cash out of the Adjustment Escrow Account in an amount equal to such difference; provided that if such amount exceeds the Adjustment Escrow Amount: (A) Parent shall be entitled to receive the entire Adjustment Escrow Amount; and (B) each Company Stockholder shall severally, but not jointly, pay to Parent an aggregate amount equal to such Company Stockholder’s Contribution Percentage Obligation (allocated to such Company Stockholder in the Final Spreadsheet) of the amount of such difference, at the election of each Company Stockholder either in cash or by transfer of shares of Parent Class A Stock, with a share of Parent Class A Stock valued at $10 per share for such purpose (provided that each Company Stockholder shall not be permitted to make any payment pursuant to this Section 2.11(h)(i) by transfer of shares of Parent Class A Stock if the Stockholder Representative determines, in its sole discretion, that transferring such shares could jeopardize the qualification of the Mergers, taken together, as a reorganization within the meaning of Section 368(a) of the Code); provided, further, that if such amount is less than the Adjustment Escrow Amount, then any amount left in the Adjustment Escrow Account after payment to Parent shall be distributed to the Company Stockholders on a pro rata basis (in accordance with the percentage of the Adjustment Escrow Amount allocated to such Company Stockholder in the Final Spreadsheet);

(ii) if the Final Merger Consideration is equal to the Estimated Merger Consideration, each Company Stockholder shall be entitled to receive its share of the Adjustment Escrow Amount in cash in accordance with the percentage of the Adjustment Escrow Amount allocated to such Company Stockholder in the Final Spreadsheet; and

(iii) if the Final Merger Consideration is greater than the Estimated Merger Consideration, each Company Stockholder shall be entitled to receive its share of the Adjustment Escrow Amount in cash in accordance with the percentage of the Adjustment Escrow Amount allocated to such Company Stockholder in the Final Spreadsheet; provided that if such amount exceeds the Adjustment Escrow Amount, at the election of Parent (subject to Section 2.11(l)), Parent shall either issue additional shares of Parent Class A Stock valued at $10 per share for such purpose or the Surviving Entity shall pay to each Company Stockholder an amount in cash equal to such Company Stockholder’s pro rata share (in accordance with the percentage of the Adjustment Escrow Amount allocated to such Company Stockholder in the Final Spreadsheet) of the amount of such difference.

(i) Any cash payment required to be made by: (i) the Company Stockholders pursuant to this Section 2.11 shall be made by wire transfer of immediately available funds in U.S. dollars to the account of the Surviving Entity designated in writing by Parent at least one (1) Business Day prior to such transfer; and (ii) the Surviving Entity on behalf of Parent pursuant to this Section 2.11 shall be made by wire transfer of immediately available funds in U.S. dollars in accordance with instructions provided by such Company Stockholder in the letter of transmittal (which instructions may be updated in writing by the Stockholder Representative (on behalf of the Company Stockholders) at least one (1) Business Day prior to such transfer).

(j) Any payments made pursuant to this Section 2.11 shall be treated as an adjustment to the Total Consideration by the Parties for Tax purposes, unless otherwise required by Applicable Legal Requirements.

(k) No fraction of a share of Parent Class A Stock will be issued by virtue of this Section 2.11, and each Company Stockholder who would otherwise be entitled to a fraction of a share of Parent Class A Stock (after aggregating all fractional shares of Parent Class A Stock that otherwise would be received by such Company Stockholder) shall receive from Parent, in lieu of such fractional share: (i) one share of Parent Class A Stock if the aggregate amount of fractional shares of Parent Class A Stock such Company Stockholder would otherwise be entitled to is equal to or exceeds 0.50; or (ii) no shares of Parent Class A Stock if the aggregate amount of fractional shares of Parent Class A Stock such Company Stockholder would otherwise be entitled to is less than 0.50.

(l) Notwithstanding anything to the contrary in this Agreement, in the event that sum of the cash payable under this Agreement to Company Stockholders in respect of Company Common Stock and Company Preferred Stock (and for the sake of clarity not including any payments made in respect of Company RSUs), including the Closing Cash Payment Amount (as the same may be adjusted as provided in this Section 2.11(l)), the Adjustment Escrow Amount, the Stockholder Representative Expense Holdback Amount and any other consideration (other than Parent Class A Stock or the Earn Out Shares), determined at the Closing (the “Non-Stock Consideration”), would cause the Non-Stock Consideration to exceed sixty percent (60%) of an amount equal to: (i) the product of: (A) the number of shares of Parent Class A Stock to be issued to the Company Stockholders at Closing in respect of Company Common Stock and Company Preferred Stock (as the same may be adjusted as provided in this Section 2.11(l)); multiplied by (B) the Testing Price; plus (ii) the Non-Stock Consideration (the sum of clauses (i) and (ii), the “Aggregate Consideration”), then: (1) the number of shares of Parent Class A Stock required to be issued to the Company Stockholders in respect of Company Common Stock and Company Preferred Stock as of the Closing shall be increased; and (2) the Closing Cash Payment Amount payable in respect of Company Common Stock and Company Preferred Stock shall be decreased by an amount equal to the Adjustment Per Share Price multiplied by each share of Parent Class A Stock issued pursuant to clause (1), until the Non-Stock Consideration is equal (rounding up to the next whole share of Parent Class A Stock) to sixty percent (60%) of the Aggregate Consideration. If any Non-Stock Consideration is payable after the Closing Date, the total Non-Stock Consideration as a percentage of the Aggregate Consideration shall be retested, and if such percentage would exceed sixty percent (60%), Non-Stock Consideration shall be reduced, and in lieu thereof additional shares of Parent Class A Stock shall be issued, in each case based on the principles set forth in preceding sentence (it being understood that Parent Class A Stock theretofore issued, including any Parent Class A Stock issued theretofore on conversion of the Earn Out Shares, shall be valued using the Testing Price applicable to such issuance). Any shares issued pursuant to this Section 2.11(l) shall be equitably adjusted for stock splits, reverse stock splits, stock dividends, reorganizations, recapitalizations, reclassifications, combination, exchange of shares or other like change or transaction with respect to Parent Class A Stock occurring after the date hereof.

2.12 Tax Treatment of the Mergers.

(a) The Parties shall not take or cause to be taken any action, or fail to take or cause to be taken any action, which action or failure to act would reasonably be expected to prevent the Mergers, taken together, from constituting an integrated transaction described in Rev. Rul. 2001-46, 2001-2 C.B. 321 that qualifies as a reorganization within the meaning of Section 368(a) of the Code and the Treasury Regulations.

(b) For U.S. federal income tax purposes (and for purposes of any applicable state or local Tax that follows the U.S. federal income tax treatment), the Parties shall prepare and file all Tax Returns consistent with the treatment of the Mergers, taken together, as an integrated transaction described in Rev. Rul. 2001-46, 2001-2 C.B. 321 that qualifies as a reorganization within the meaning of Section 368(a) of the Code and the Treasury Regulations (or comparable provisions of state and local Tax law) and shall not take any inconsistent position on any Tax Return, or during the course of any audit, litigation or other proceeding with respect to Taxes, except as otherwise required by a determination within the meaning of Section 1313(a) of the Code.

2.13 Withholding Taxes. Notwithstanding anything in this Agreement to the contrary, Parent, First Merger Sub, Second Merger Sub, the Company, the Surviving Corporation, the Surviving Entity and their Affiliates shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement, any amount required to be deducted and withheld with respect to the making of such payment under Applicable Legal Requirements; provided, that if Parent, First Merger Sub, Second Merger Sub or any of their respective Affiliates determine that any payment to the Company Stockholders hereunder is subject to deduction and/or withholding, then (a) Parent shall provide notice to the Company (for payments made at the Closing) or the Stockholder Representative (for payments made after the Closing) as soon as reasonably practicable after such determination and (b) each Party shall expend commercially reasonable efforts to avail itself of any available exemptions from, or any refunds, credits or other recovery of, any such Tax deductions and withholdings and shall cooperate with the other Parties in providing any information and documentation (including an Internal Revenue Service Form W-9 or other applicable Form) that may be necessary to obtain such exemptions, refunds, credits or other recovery. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made.

2.14 Taking of Necessary Action; Further Action. If, at any time after the Effective Time or the Second Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation following the First Merger and the Surviving Entity following the Second Merger with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company, First Merger Sub and Second Merger Sub, the officers and directors (or their designees) of the Company, First Merger Sub and Second Merger Sub are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action, so long as such action is not inconsistent with this Agreement.

ARTICLE III

EARN OUT

3.1 Delivery of Earn Out Shares. At the Closing, and as additional consideration for the Mergers and the other Transactions, Parent shall issue or cause to be issued to the Company Stockholders their portion of (a) 5,000,000 shares of Parent Class B Stock, and (b) 5,000,000 shares of Parent Class C Stock (collectively the “Earn Out Shares”) in accordance with the Final Spreadsheet, which Earn Out Shares shall be subject to the terms and conditions set forth in the Parent A&R Charter.

3.2 Tax Treatment of Earn Out Shares. The issuance of Earn Out Shares to Company Stockholders in respect of Company Common Stock and Company Preferred Stock (and the issuance of the Parent Class A Stock upon a conversion of the Earn Out Shares to Parent Class A Stock) shall be treated as consideration in exchange for shares of Company Common Stock and Company Preferred Stock by the Parties for Tax purposes, unless otherwise required by Applicable Legal Requirements.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in the letter dated as of the date of this Agreement delivered by the Company to Parent, First Merger Sub and Second Merger Sub prior to or in connection with the execution and delivery of this Agreement (the “Company Disclosure Letter”), the Company hereby represents and warrants to Parent, First Merger Sub and Second Merger Sub as of the date hereof and as of the Closing Date as follows (except for such representations and warranties expressly made as of a different date, which shall instead be made only as of such date):

4.1 Organization and Qualification. The Company (a) is a corporation duly incorporated, validly existing and in good standing under the Legal Requirements of the State of Delaware and (b) has all requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted, except in the case of this clause (b) as would not be material to the Group Companies, taken as a whole. The Company is duly qualified to do business in each jurisdiction in which it is conducting its business, or the operation, ownership or leasing of its properties, makes such qualification necessary, other than in such jurisdictions where the failure to so qualify would not, individually or in the aggregate, reasonably be expected to be material to the Group Companies, taken as a whole. Complete and correct copies of the Governing Documents of the Company as currently in effect, have been made available to Parent. The Company is not in violation of any of the provisions of the Company’s Governing Documents.

4.2 Company Subsidiaries.

(a) The Company’s direct and indirect Subsidiaries, together with their jurisdiction of incorporation or organization, as applicable, are listed on Schedule 4.2(a) of the Company Disclosure Letter (the “Company

Subsidiaries”). The Company owns, directly or indirectly, all of the outstanding equity securities of the Company Subsidiaries, free and clear of all Liens (other than Permitted Liens). Except for the Company Subsidiaries, the Company does not own, directly or indirectly, any ownership, equity, profits or voting interest in any Person or have any agreement or commitment to purchase any such interest, and has not agreed and is not obligated to make nor is bound by any written, oral or other Contract, binding understanding, option, warranty or undertaking of any nature, as of the date hereof or as may hereafter be in effect under which it may become obligated to make, any future investment in or capital contribution to any other entity.

(b) Each Company Subsidiary is duly incorporated, formed or organized, validly existing and in good standing (to the extent such concept exists in the relevant jurisdiction) under the laws of its jurisdiction of incorporation, formation or organization and has the requisite corporate, limited liability company or equivalent power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted, except as would not, individually or in the aggregate, reasonably be expected to be material to the Group Companies, taken as a whole. Each Company Subsidiary is duly qualified to do business in each jurisdiction in which the conduct of its business, or the operation, ownership or leasing of its properties, makes such qualification necessary, other than in such jurisdictions where the failure to so qualify or be in good standing would not, individually or in the aggregate, reasonably be expected to be material to the Group Companies, taken as a whole. Complete and correct copies of the Governing Documents of each Company Subsidiary, as amended and currently in effect, have been made available to Parent. No Company Subsidiary is in violation of any of the provisions of its Governing Documents.

(c) All issued and outstanding shares of capital stock and equity interests of each Company Subsidiary (i) have been duly authorized, validly issued, fully paid and are non-assessable (in each case, to the extent that such concepts are applicable), (ii) are not subject to, nor have been issued in violation of, any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right and (iii) have been offered, sold and issued in compliance with Applicable Legal Requirements and their respective Governing Documents.

(d) Other than as set forth on Schedule 4.2(c) of the Company Disclosure Letter, there are no subscriptions, options, warrants, equity securities, partnership interests or similar ownership interests, calls, rights (including preemptive rights), commitments or agreements of any character to which any Company Subsidiary is a party or by which it is bound obligating such Company Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition of, any ownership interests of such Company Subsidiary or obligating such Company Subsidiary to grant, extend, accelerate the vesting of or enter into any such subscription, option, warrant, equity security, call, right, commitment or agreement.

4.3 Capitalization of the Company.

(a) As of the date of this Agreement, 54,000,000 shares of Company Common Stock are authorized and 29,000,000 shares of common stock, par value $0.0001 per share, of the Company (“Company Common Stock”) are issued and outstanding. As of the date of this Agreement and as of the Closing Date, 11,000,000 shares of preferred stock, par value $0.0001 per share, of the Company (“Company Preferred Stock”), par value $0.0001 per share, are authorized and 11,000,000 shares of Company Preferred Stock are issued and outstanding. As of the date of this Agreement, 1,369,324 Company RSUs are issued and outstanding. Items (a) through (i) in the definition of “Initial Spreadsheet” are true and correct as of the date hereof and when such items are updated in the Final Spreadsheet shall be true and correct as of the Closing Date (without giving effect to the Mergers).

(b) All issued and outstanding shares of Company Common Stock and Company Preferred Stock (i) have been duly authorized, validly issued, fully paid and are non-assessable, (ii) are not subject to, nor have been issued in violation of, any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right, (iii) have been offered, sold and issued in compliance with Applicable Legal Requirements and the Company’s Governing Documents and (iv) are free and clear of all Liens (other than Permitted Liens). As of the Closing Date, all issued and outstanding shares of Company Common Stock (i) will have been duly authorized, validly issued, fully paid and are non-assessable, (ii) will not be subject to, nor have been issued in violation of, any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right, (iii) will have been offered, sold and issued in compliance with Applicable Legal Requirements and the Company’s then-current Governing Documents and (iv) will be free and clear of all Liens (other than Permitted Liens).

(c) Other than as set forth on Schedule 4.3(c) of the Company Disclosure Letter, there are no subscriptions, options, warrants, equity securities, partnership interests or similar ownership interests, calls, rights (including preemptive rights), commitments or agreements of any character to which the Company is a party or by which it is bound obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition of, any ownership interests of the Company or obligating the Company to grant, extend, accelerate the vesting of or enter into any such subscription, option, warrant, equity security, call, right, commitment or agreement. Other than as set forth on Schedule 4.3(c) of the Company Disclosure Letter, there are no stock appreciation, phantom stock, stock-based performance unit, profit participation, restricted stock, restricted stock unit or other equity-based compensation award or similar rights with respect to the Company.

(d) Except as set forth in the Company’s Governing Documents and in connection with the Transactions, there are no registration rights, and there is no voting trust, proxy, rights plan, anti-takeover plan or other agreements or understandings to which the Company is a party or by which the Company is bound with respect to any ownership interests of the Company.

(e) Except as provided for in this Agreement, as a result of the consummation of the Transactions, no shares of capital stock, warrants, options or other securities of the Company are issuable and no rights in connection with any shares, warrants, options or other securities of the Company accelerate or otherwise become triggered (whether as to vesting, exercisability, convertibility or otherwise).

4.4 Authority Relative to this Agreement. The Company has all requisite power and authority to: (a) execute, deliver and perform this Agreement and the other Transaction Agreements to which it is a party, and each ancillary document that the Company has executed or delivered or is to execute or deliver pursuant to this Agreement; and (b) carry out the Company’s obligations hereunder and thereunder and to consummate the Transactions (including the Mergers). The execution and delivery by the Company of this Agreement and the other Transaction Agreements to which it is a party and the consummation by the Company of the Transactions (including the Mergers) have been duly and validly authorized by all requisite action on the part of the Company (including the approval by its board of directors and, following receipt of the Company Stockholder Approval, the Company Stockholders as required by the DGCL), and no other proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the Transactions. This Agreement and the other Transaction Agreements to which it is a party have been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery thereof by the other Parties, constitute the legal and binding obligations of the Company, enforceable against the Company in accordance with their terms, except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or by principles governing the availability of equitable remedies.

4.5 No Conflict; Required Filings and Consents.

(a) Subject to the receipt of the Company Stockholder Approval, the execution and delivery by the Company of this Agreement and the other Transaction Agreements to which it is a party do not, the performance of this Agreement and the other Transaction Agreements to which it is a party by the Company shall not, and the consummation of the Transactions will not: (i) conflict with or violate the Company’s Governing Documents; (ii) assuming that the consents, approvals, orders, authorizations, registrations, filings or permits referred to in Section 4.5(b) are duly and timely obtained or made, conflict with or violate any Applicable Legal Requirements; (iii) result in any breach of or constitute a default (with or without notice or lapse of time, or both) under, or materially impair the Company’s or any of its Subsidiaries’ rights or, in a manner adverse to any of the Group Companies, alter the rights or obligations of any third party under, or give to any third party any rights of termination, amendment, acceleration (including any forced repurchase) or cancellation under, or result in the creation of a Lien (other than any Permitted Lien) on any of the properties or assets of any of the Group Companies pursuant to, any Company Material Contracts, except, with respect to clause (iii) as would not, individually or in the aggregate, have a Company Material Adverse Effect.

(b) The execution and delivery of this Agreement by the Company, or the other Transaction Agreements to which it is a party, does not, and the performance of its obligations hereunder and thereunder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except for: (i) the filing of the First Certificate of Merger and the Second Certificate of Merger in accordance with the DGCL and DLLCA; (ii) applicable requirements, if any, of the Securities Act, the Exchange Act, blue sky laws, foreign securities laws and the rules and regulations thereunder, and appropriate documents received from or filed with the relevant authorities of other jurisdictions in which the Company is licensed or qualified to do business; (iii) the filing of any notifications required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), any other filings required pursuant to antitrust laws, and the expiration of the required waiting periods thereunder; (iv) the consents, approvals, authorizations and permits described on Schedule 4.5(b) of the Company Disclosure Letter; and (v) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, reasonably be expected to be material to the Group Companies, taken as a whole, or reasonably be expected to prevent or materially delay or materially impair the consummation of the Transactions or the ability of the Company to perform its obligations under this Agreement or the other Transaction Agreements.

4.6 Compliance; Approvals. Each of the Group Companies has, during the last four (4) years, complied with and is not in violation of any Applicable Legal Requirements with respect to the conduct of its business, or the ownership or operation of its business, except for failures to comply or violations which, individually or in the aggregate, have not been and are not reasonably likely to be material to the Group Companies, taken as a whole. No written, or to the Knowledge of the Company, oral notice of non-compliance with any Applicable Legal Requirements has been received by any of the Group Companies from any Franchisee or any Governmental Entity in the last four (4) years. Each Group Company is in possession of all franchises, grants, authorizations, licenses, permits, consents, certificates, approvals and orders from Governmental Entities (“Approvals”) necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being conducted, except where the failure to have such Approvals would not, individually or in the aggregate, reasonably be expected to be material to the Group Companies, taken as a whole. Each Approval held by the Group Companies is valid, binding and in full force and effect. None of the Group Companies (a) are in default or violation (and no event has occurred that, with notice or the lapse of time or both, would constitute a default or violation) of any material term, condition or provision of any such Approval, or (b) have received any written notice from a Governmental Entity that has issued any such Approval that it intends to cancel, terminate, modify or not renew any such Approval except, in the case of clauses (a) and (b), as would not, individually or in the aggregate, reasonably be expected to be material to the Group Companies, taken as a whole, or reasonably be expected to prevent or materially delay or materially impair the consummation of the Transactions or the ability of the Company to perform its obligations under this Agreement or the other Transaction Agreements.

4.7 Government Contracts. With respect to any prime contract, subcontract, basic ordering agreement, letter contract, purchase order or delivery order of any kind, including all amendments, modifications and options thereunder or relating thereto between any of the Group Companies and any Governmental Entity (“Government Contracts”) in effect on the date hereof, except as disclosed on Schedule 4.7 of the Company Disclosure Letter: (a) no such Government Contract is currently the subject of bid or award protest proceedings and, to the Knowledge of the Company, no such Government Contract is reasonably likely to become the subject of bid or award protest proceedings; (b) the Group Companies have complied in all material respects with all statutory and regulatory requirements applicable to each of the Government Contracts and their associated quotations, bids and proposals; (c) all facts set forth in or acknowledged by any representations, certifications or disclosure statements made or submitted by or on behalf of the Group Companies in connection with each of the Government Contracts and their associated quotations, bids and proposals were true and accurate in all material respects as of the date of submission; (d) no Governmental Entity nor any prime contractor or higher-tier subcontractor under a Government Contract has disallowed any material costs claimed by the Group Companies under such

Government Contracts; (e) no Governmental Entity has within the twelve (12) months prior to the date hereof made any written claim for any material price adjustment or any other request for a material reduction in the price of any of such Government Contracts; (f) within the last twelve (12) months, the Company has received no written notice terminating any of the Company’s Government Contracts for default or for convenience or indicating an intent to terminate any such Government Contracts for convenience; (g) neither the Group Companies nor, to the Knowledge of the Company, any Company Stockholder, or any director, manager or officer of the Company, has been within the last four (4) years or is now suspended, debarred or proposed for suspension or debarment from government contracting; and (h) to the Knowledge of the Company, the Group Companies have not undergone and are not undergoing any audit or investigation relating to such Government Contracts, other than in the Ordinary Course of Business, and, to the Knowledge of the Company, there is no reasonable basis for any such audit or investigation, other than in the Ordinary Course of Business.

4.8 Financial Statements.

(a) The Company has made available to Parent true and complete copies of: (i) the audited consolidated balance sheets of the Company and its Subsidiaries as of December 31, 2019 and December 31, 2018, and the audited consolidated statements of operations and comprehensive (loss) income, changes in convertible preferred stock and stockholders’ deficit and cash flows of the Company and its Subsidiaries for each of the years ended December 31, 2019 and December 31, 2018; (ii) the audited combined and consolidated balance sheets of F45 Aus Hold Co Pty Ltd. and its Subsidiaries as of December 31, 2018 and December 31, 2017, and the related audited combined and consolidated statements of operations and comprehensive income (loss), stockholders’ deficit, and cash flows for each of the years ended December 31, 2018 and December 31, 2017 (together with subsection (i) of this Section 4.8(a), the “Audited Financial Statements”); and (iii) the unaudited consolidated balance sheet of the Company and its Subsidiaries as of March 31, 2020, and statements of earnings (loss), comprehensive income (loss), equity and cash flows of the Company and its Subsidiaries for the three (3) month periods ended March 31, 2020 and March 31, 2019 (the “Unaudited Financial Statements” and, together with the Audited Financial Statements, the “Financial Statements”). The Financial Statements: (w) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries, as at the respective dates thereof, and the consolidated results of earnings, income, changes in equity and cash flows for the respective periods then ended (subject, in the case of the Unaudited Financial Statements, to normal year-end adjustments and the inclusion of limited footnotes); (x) were prepared in conformity with U.S. generally accepted accounting principles (“U.S. GAAP”) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto and, in the case of the Unaudited Financial Statements, the inclusion of limited footnotes); (y) were prepared from, and are in accordance with, the books and records of the Company and its Subsidiaries; and (z) in the case of the Audited Financial Statements, were audited in accordance with the standards of the Public Company Accounting Oversight Board.

(b) The Company has established and maintained a system of internal controls. Such internal controls are sufficient to provide reasonable assurance (i) that transactions, receipts and expenditures of the Company and its Subsidiaries are being executed and made only in accordance with appropriate authorizations of management of the Company, (ii) that transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. GAAP and to maintain accountability for assets, (iii) regarding prevention or timely detection of unauthorized acquisition, use or disposition of the assets of the Company and its Subsidiaries and (iv) that accounts, notes and other receivables and inventory are recorded accurately. Other than as set forth on Schedule 4.8(b) of the Company Disclosure Letter, the Company has not identified or been made aware of, and has not received from its independent auditors any notification of, any (x) “significant deficiency” in the internal controls over financial reporting of the Company and its Subsidiaries, (y) “material weakness” in the internal controls over financial reporting of the Company and its Subsidiaries or (z) fraud, whether or not material, that involves management or other employees of the Company and its Subsidiaries who have a role in the internal controls over financial reporting of the Company and its Subsidiaries.

(c) There are no outstanding loans or other extensions of credit made by any of the Group Companies to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of the Company.

4.9 No Undisclosed Liabilities. The Company and its Subsidiaries have no liabilities (whether direct or indirect, absolute, accrued, contingent or otherwise) of a nature required to be disclosed on a balance sheet in accordance with U.S. GAAP, except for liabilities: (a) provided for in, or otherwise disclosed or reflected in the most recent balance sheet included in the Financial Statements or in the notes thereto; (b) arising in the Ordinary Course of Business since March 31, 2020; (c) incurred since March 31, 2020 pursuant to or in connection with this Agreement or the Transactions; or (d) which would not reasonably be expected to be material to the Company and its Subsidiaries, as a whole.

4.10 Absence of Certain Changes or Events. Except as contemplated by this Agreement, since December 31, 2019, each of the Group Companies has conducted its business in the Ordinary Course of Business and there has not been: (a) any Company Material Adverse Effect; (b) any purchase, redemption or other acquisition by the Company of any of the shares of Company Common Stock or any other securities of the Company or any options, warrants, calls or rights to acquire any such Company Common Stock or other securities; (c) any split, combination or reclassification of any of the shares of Company Common Stock; (d) any material change by the Company in its accounting methods, principles or practices, except as required by concurrent changes in U.S. GAAP (or any interpretation thereof) or Applicable Legal Requirements; (e) any change in the auditors of the Company; (f) any issuance of shares of Company Common Stock; (g) any revaluation by the Company of any of its assets, including any sale of assets of the Company other than with respect to (A) sales in the Ordinary Course of Business and (B) sales of assets of any of the Group Companies that are not reasonably required for use in the businesses of any of the Group Companies and that individually or in the aggregate are not material to the Group Companies taken as a whole; or (h) any action taken or agreed upon by any of the Group Companies that would be prohibited by Section 6.1 if such action were taken on or after the date hereof without the consent of Parent.

4.11 Litigation. Except as disclosed on Schedule 4.11 of the Company Disclosure Letter or as would not, individually or in the aggregate, reasonably be expected to either (x) be material to the Group Companies, taken as a whole, or (y) materially impact or prohibit any Group Company’s ability to offer or sell Franchises or enter into Franchise Agreements immediately following the date hereof, except for any pending renewal filings, registration applications and amendments, and any amendment filings and changes to the Franchise Disclosure Documents that might be required to describe the Mergers, there is: (a) no pending or, to the Knowledge of the Company, threatened, Legal Proceeding, including by any Franchisee, against any Group Company or any of its properties or assets, or any of the directors, managers or officers of any Group Company with regard to their actions as such, and, to the Knowledge of the Company, no facts exist that would reasonably be expected to form the basis for any such Legal Proceeding; (b) other than with respect to audits, examinations or investigations in the Ordinary Course of Business conducted by a Governmental Entity pursuant to a Government Contract, no pending or, to the Knowledge of the Company, threatened in writing, audit, examination or investigation by any Governmental Entity against any Company or any of its properties or assets, or any of the directors, managers or officers of any Group Company with regard to their actions as such, and, to the Knowledge of the Company, no facts exist that would reasonably be expected to form the basis for any such audit, examination or investigation; (c) no pending or threatened Legal Proceeding by any Group Company against any third party, including any Franchisee; (d) no settlement or similar agreement that imposes any material ongoing obligation or restriction on any Group Company; and (e) no Order imposed or, to the Knowledge of the Company, threatened to be imposed upon any Group Company or any of its respective properties or assets, or any of the directors, managers or officers of any Group Company with regard to their actions as such.

4.12 Employee Benefit Plans.

(a) Schedule 4.12(a) of the Company Disclosure Letter sets forth a true, correct and complete list of each material Employee Benefit Plan, excluding any employment or consulting agreement or offer letter that either: (i) is terminable by the Company at will; or (ii) provides for notice and/or garden leave obligations as required by Applicable Legal Requirements, in each case, so long as such agreement or offer letter does not provide for: (A) severance or similar obligations; (B) transaction bonuses or change in control payments; or (C) tax gross-ups; provided that a form of such excluded agreement or offer letter is listed.

(b) With respect to each Employee Benefit Plan, the Company has provided a true, correct and complete copy of the following documents, to the extent applicable: (i) all plan documents, including any related trust documents, insurance contracts or other funding arrangements, and all amendments thereto; (ii) for the most recent plan years: (A) the IRS Form 5500 and all schedules thereto; (B) audited financial statements; and (C) actuarial or other valuation reports; (iii) the most recent IRS determination letter or opinion letter, as applicable; (iv) any other documents which are required to be filed with any regulatory authority together with all other tax clearances and approvals necessary to obtain favorable tax treatment for the Employee Benefit Plans; (v) any non-routine correspondence with any Governmental Entity regarding any Employee Benefits Plan during the past three (3) years, and (vi) the most recent summary plan descriptions.

(c) Each Employee Benefit Plan has been established, maintained and administered in all material respects in accordance with its terms and with all Applicable Legal Requirements. No non-exempt “prohibited transaction” (within the meaning of Section 406 of ERISA and Section 4975 of the Code) has occurred or is reasonably expected to occur with respect to any Employee Benefit Plan.

(d) Each Employee Benefit Plan intended to qualify under Section 401 of the Code does so qualify, and any trusts intended to be exempt from federal income taxation under the provisions of Section 501(a) of the Code are so exempt. Nothing has occurred with respect to the operation of the Employee Benefit Plans that would reasonably be expected to cause the denial or loss of such qualification or exemption.

(e) No Group Company or any of its respective ERISA Affiliates has at any time sponsored or has ever been obligated to contribute to, or had any liability in respect of: (i) an “employee pension benefit plan” (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA, Section 412 of the Code or Section 302 of ERISA (including any “multiemployer plan” within the meaning of Section (3)(37) of ERISA); (ii) a “multiple employer plan” as defined in Section 413(c) of the Code; or (iii) a “multiple employer welfare arrangement” within the meaning of Section 3(40) of ERISA.

(f) None of the Employee Benefit Plans provide for, and the Group Companies have no liability in respect of, post-retiree health, welfare or life insurance benefits or coverage for any participant or any beneficiary of a participant, except as may be required under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, or similar state or other Legal Requirements and at the sole expense of such participant or the participant’s beneficiary.

(g) With respect to any Employee Benefit Plan no actions, suits, claims (other than routine claims for benefits in the Ordinary Course of Business), audits, inquiries, proceedings or lawsuits are pending, or, to the Knowledge of the Company, threatened against any Employee Benefit Plan, the assets of any of the trusts under such plans or the plan sponsor or administrator, or against any fiduciary of any Employee Benefit Plan with respect to the operation thereof. No event has occurred, and to the Knowledge of the Company, no condition exists that would, by reason of the Company’s affiliation with any of its ERISA Affiliates, subject the Company to any material tax, fine, lien, penalty or other liability imposed by ERISA, the Code or other Legal Requirements.

(h) All contributions, reserves or premium payments required to be made or accrued as of the date hereof to the Employee Benefit Plans have been timely made or accrued in all material respects.

(i) Neither the execution and delivery of this Agreement nor the consummation of the Transactions will, either alone or in connection with any other event(s): (i) result in any payment or benefit becoming due to any current or former employee, contractor or director of the Company or its subsidiaries or under any Employee Benefit Plan; (ii) increase any amount of compensation or benefits otherwise payable to any current or former employee, contractor or director of the Company or its subsidiaries or under any Employee Benefit Plan; (iii) result in the acceleration of the time of payment, funding or vesting of any benefits to any current or former employee, contractor or director of the Company or its subsidiaries or under any Employee Benefit Plan; or (iv) limit the right to merge, amend or terminate any Employee Benefit Plan.

(j) Neither the execution and delivery of this Agreement nor the consummation of the Transactions shall, either alone or in connection with any other event(s) give rise to any “excess parachute payment” as defined in Section 280G(b)(1) of the Code, any excise tax owing under Section 4999 of the Code or any other amount that would not be deductible under Section 280G of the Code.

(k) The Company maintains no obligations to gross-up or reimburse any individual for any tax or related interest or penalties incurred by such individual, including under Sections 409A or 4999 of the Code or otherwise.

(l) Each Employee Benefit Plan which is a “nonqualified deferred compensation plan” subject to Section 409A of the Code has been established, operated and maintained in compliance with Section 409A of the Code in all material respects.

(m) With respect to each Employee Benefit Plan subject to the Legal Requirements of any jurisdiction outside the United States, (i) all employer contributions to each such Employee Benefit Plan required by Applicable Legal Requirements or by the terms of such Employee Benefit Plan have been made with only immaterial exceptions; (ii) each such Employee Benefit Plan required to be registered has been registered and has been maintained in all material respects in good standing with applicable regulatory authorities and, to the Knowledge of the Company, no event has occurred since the date of the most recent approval or application therefor relating to any such Employee Benefit Plan that would reasonably be expected to adversely affect any such approval or good standing; and (iii) each such Employee Benefit Plan required to be fully funded or fully insured, is fully funded or fully insured, including any back-service obligations, on an ongoing and termination or solvency basis (determined using reasonable actuarial assumptions) in compliance in all material respects with all Applicable Legal Requirements. Each Employee Benefit Plan subject to the laws of any jurisdiction outside the United States which provides retirement benefits is a defined contribution plan.

(n) To the extent required, each Group Company has: (i) complied in all material respects with all applicable obligations for each of its employees with respect to superannuation; and (ii) made all superannuation contributions as required to avoid any liability for a superannuation guarantee charge under the Superannuation Guarantee (Administration) Act 1992 (Cth).

(o) There are no material: (i) outstanding payments or unpaid contributions by any Group Company or any employee of a Group Company with respect to superannuation; or (ii) outstanding payments or benefits due to an employee or former employee of a Group Company.

(p) The only superannuation funds: (i) in operation in relation to the employees of a Group Company; and (ii) to which the Group Company contributes or is required to contribute in respect of employees of a Group Company, in the case of each of clause (i) and (ii), are externally operated public-offer funds.

(q) Each Group Company has complied in all material respects with all applicable requirements of the Superannuation Guarantee (Administration) Act 1992 (Cth) concerning choice of fund.

4.13 Labor Matters.

(a) Except as disclosed on Schedule 4.13(a) of the Company Disclosure Letter, no Group Company is a party to or bound by any labor agreement, collective bargaining agreement or other labor Contract applicable to persons employed by any Group Company. No employees of the Group Companies are represented by any labor union, labor organization, or works council with respect to their employment with the Group Companies. There are no representation proceedings or petitions seeking a representation proceeding presently pending or, to the Knowledge of the Company, threatened to be brought or filed, with the National Labor Relations Board or other labor relations tribunal, nor has any such representation proceeding, petition, or demand been brought, filed, made, or, to the Knowledge of the Company, threatened within the last three (3) years. Since January 1, 2017, there have been no labor organizing activities involving any Group Company or with respect to any employees of the Group Companies or, to the Knowledge of the Company, threatened by any labor organization, works council or group of employees.

(b) Since January 1, 2017, there have been no material grievances, unfair labor practice charges or other labor disputes pending or, to the Knowledge of the Company, threatened against or affecting the Group Companies involving any employee of the Group Companies. Except as set forth on Schedule 4.13(b) of the Company Disclosure Letter, there are no material charges, grievances or complaints, in each case related to alleged unfair labor practices, pending or, to the Knowledge of the Company, threatened by or on behalf of any employee, former employee, or labor organization. There are no continuing obligations of the Group Companies pursuant to the resolution of any such proceeding that is no longer pending.

(c) Since January 1, 2017, no Group Company has been party to any pending or, to the Knowledge of the Company, threatened material Legal Proceeding by any Franchisee, any employee or other worker of a Franchisee, or third-party or Governmental Entity or other Person, alleging that any member of any Group Company is or may be in a joint-employment, co-employment, or similar relationship, or subject to joint employment liability, with any of its Franchisee. No Group Company has issued policies relating to, or otherwise exercised control over (other than pursuant to the terms of its Franchise Agreements), any Franchisee’s relationship with its employees, including hiring, firing, disciplining, compensation, benefits, supervision, and scheduling. Each Group Company has properly classified each Franchisee as an independent contractor and not an employee under Applicable Legal Requirements. To the Knowledge of the Company, no written allegation has been made since January 1, 2017 that any Franchisee or any of a Franchisee’s employees have been or are employees of any Group Company or improperly classified as independent contractors in accordance with Applicable Legal Requirements.

(d) As of the date hereof, none of the Company’s officers or key employees has given written notice to the Company of any intent to terminate his or her employment with the Company. The Group Companies are in compliance in all material respects and, to the Knowledge of the Company, each of their employees and consultants are in compliance in all material respects, with the terms of any employment, nondisclosure, restrictive covenant, and consulting agreements between any Group Company and such individuals.

(e) None of the Group Companies is party to a settlement agreement with a current or former officer, employee or independent contractor of any Group Company that involves allegations relating to sexual harassment by either (i) an officer of any Group Company or (ii) an employee of any Group Company at the level of Vice President or above. During the past four (4) years, no allegations of sexual harassment or sexual misconduct have been made against (i) any officer or director of any Group Company or (ii) an employee of any Group Company.

(f) Except as set forth on Schedule 4.13(f) of the Company Disclosure Letter, there are no material complaints, charges, proceeding, investigation or claims against the Group Companies pending or, to Knowledge of the Company, threatened that could be brought or filed, with any Governmental Entity based on, arising out of, in connection with or otherwise relating to the employment or termination of employment or failure to employ by any Group Company, of any individual. Each Group Company is in material compliance with all Applicable Legal Requirements respecting employment and employment practices, including all laws respecting terms and conditions of employment, wages and hours, the Worker Adjustment and Retraining Notification Act (“WARN”), and any similar foreign, state or local “mass layoff” or “plant closing” laws, collective bargaining, immigration or benefits, labor relations, discrimination, civil rights, safety and health, workers’ compensation and the collection and payment of withholding and/or social security taxes and any similar tax.

(g) There has been no “mass layoff” or “plant closing” (as defined by WARN) with respect to any Group Company within the six (6) months prior to the Closing.

(h) The Group Companies are not and have not been: (i) a “contractor” or “subcontractor” (as defined by Executive Order 11246), (ii) required to comply with Executive Order 11246 or (iii) required to maintain an affirmative action plan.

(i) No Group Company is liable for any arrears of wages or penalties. All amounts that the Group Companies are legally required to withhold from their employees’ wages and to pay to any Governmental Entity as required by Applicable Legal Requirements have been withheld and paid, and the Group Companies do not have any outstanding obligations to make any such withholding or payment, other than with respect to an open payroll period or as would not result in material liability to the Group Companies, taken as whole. There are no pending, or to the Knowledge of the Company, threatened in writing Legal Proceedings against any Group Company by any employee in connection with such employee’s employment or termination of employment by such Group Company.

(j) No employee or former employee of the Group Companies is owed any wages, material benefits or other compensation for past services (other than wages, benefits and compensation accrued during the current pay period and any accrued pay or benefits for services, which by their terms or under Applicable Legal Requirements, are payable in the future, such as but not limited to accrued vacation, commission payments, recreation leave and severance pay).

(k) The execution of this Agreement and the consummation of the Transactions will not result in any breach or other violation of any collective bargaining agreement, employment agreement, consulting agreement, or any other labor-related agreement to which the Group Companies are a party or bound. The Group Companies have satisfied any material pre-signing legal or contractual requirement to provide notice to, or to enter into any consultation procedure with, any labor union, labor organization, or works council, which is representing any employee of the Group Companies, in connection with the execution of this Agreement or the Transactions.

(l) Each Group Company has complied in all material respects with all of its obligations in relation to its current and former employees in accordance with any Applicable Legal Requirements, awards, orders, employment agreements, enterprise agreements and other collective or individual industrial agreements and codes of practice and conduct in relation to any employees, trade unions or industrial organisations (including obligations in relation to leave, occupational health and safety, redundancy and termination benefits and procedure, equal opportunity, anti-discrimination, tax, record keeping, superannuation, workers’ compensation and industrial laws).

(m) No Group Company has accessed any assistance from the Australian government in relation to the COVID-19 pandemic that may be available to a Group Company (including the Australian government’s “JobKeeper” program) in respect of any of its employees.

(n) No employee or contractor of any of the Group Companies has made a material workers’ compensation claim that remains unresolved and each Group Company (where required): (i) has workers’ compensation insurance in place; and (ii) has paid its workers’ compensation insurance premiums up to date. No relevant Group Company: (A) has been subject to a material workplace safety regulator audit or inspection in the last three years; and (B) has, in the three years preceding the date of this Agreement, received an improvement notice or prohibition notice from a workplace safety regulator in respect of occupational health and safety.

(o) All employees and contractors and their personnel who perform work for any Group Company are, to the Knowledge of the Company, entitled to work in the jurisdiction in which they perform their services.

(p) Each Group Company has complied in all material respects with its obligations under any income tax, payroll tax, workers’ compensation, wage and hour and, as applicable, superannuation laws, in Australia and the United States in respect of its employees and contractors engaged in the business carried on by such Group Company.

4.14 Real Property; Tangible Property.

(a) The Group Companies do not own any real property.

(b) Each Group Company has a valid, binding and enforceable leasehold interest for each of the real properties for which it is a lessee (the “Company Leased Properties”), free and clear of all Liens (other than Permitted Liens) and each of the leases, lease guarantees, agreements and documents related to any Company Leased Properties, including all amendments, terminations and modifications thereof (collectively, the “Company Real Property Leases”), is in full force and effect. The Company has made available to Parent true, correct and complete copies of all material Company Real Property Leases. No Group Company is in breach of or default under any Company Real Property Lease, and, to the Knowledge of the Company, no event has occurred and no circumstance exists which, if not remedied, and whether with or without notice or the passage of time or both, would result in such a default, except for such breaches or defaults as would not individually or in the aggregate, reasonably be expected to be material to the Group Companies, taken as a whole. To the Knowledge of the Company, (i) there are no pending condemnation proceedings with respect to any of the Company Leased Properties, and (ii) the current use of the Company Leased Properties does not violate any local planning, zoning or similar land use restrictions of any Governmental Entity in any material respect. No Group Company has received or given any written notice of any default or event that with notice or lapse of time, or both, would constitute a breach or default by any Group Company under any of the Company Real Property Leases and, to the Knowledge of the Company, no other party is in breach or default thereof, except for such breaches or defaults as would not, individually or in the aggregate, reasonably be expected to be material to the Group Companies, taken as a whole. No party to any Company Real Property Lease has exercised any termination rights with respect thereto. Except as set forth on Schedule 4.14(b)(i) of the Company Disclosure Letter and except as permitted after the occurrence of an event of default thereunder or as otherwise set forth in the applicable Company Real Property Leases, no party has the right to terminate any of the Company Real Property Leases. Schedule 4.14(b)(ii) of the Company Disclosure Letter contains a true and correct list of all Company Real Property Leases. Other than the rights of lessors under the Company Real Property Leases, no Person other than the Group Companies has the right to use the Company Leased Properties.

(c) Each Group Company has good and marketable title to, or a valid leasehold interest in or right to use, all of its tangible assets, free and clear of all Liens other than: (i) Permitted Liens; (ii) the rights of lessors under any Company Real Property Lease; and (iii) the Liens specifically identified on the Schedule 4.14(b)(iii) of the Company Disclosure Letter. The tangible assets (together with the Intellectual Property rights and contractual rights) of the Group Companies: (A) constitute all of the assets, rights and properties that are currently being used for the operation of the businesses of the Group Companies as they are now conducted, and taken together, are adequate and sufficient for the operation of the businesses of the Group Companies as currently conducted; and (B) have been maintained in all material respects in accordance with generally applicable accepted industry practice, are in good operating condition and repair, ordinary wear and tear excepted, and are adequate and suitable for the uses to which they are being put, in each case of clauses (A) and (B) except as would not, individually or in the aggregate, reasonably be expected to be material to the Group Companies, taken as a whole.

4.15 Taxes.

(a) All material Tax Returns required to be filed by or on behalf of each Group Company have been duly and timely filed with the appropriate Governmental Entity and all such Tax Returns are true, correct and complete in all material respects. All material amounts of Taxes payable by or on behalf of each Group Company (whether or not shown on any Tax Return) have been fully and timely paid.

(b) Each of the Group Companies has complied in all material respects with all Applicable Legal Requirements relating to the withholding and remittance of all material amounts of Taxes and withheld and paid all material amounts of Taxes required to have been withheld and paid to the appropriate Governmental Entity.

(c) No claim, assessment, deficiency or proposed adjustment for any material amount of Tax has been asserted or assessed by any Governmental Entity in writing (nor to the Company’s Knowledge is there any) against any Group Company which has not been paid or resolved.

(d) No material Tax audit or other examination of any Group Company by any Governmental Entity is presently in progress, nor has the Company been notified in writing of any (nor to the Company’s Knowledge is there any) request or threat for such an audit or other examination.

(e) There are no liens for Taxes (other than Permitted Liens) upon any of the assets of the Group Companies.

(f) No Group Company has any liability for a material amount of unpaid Taxes which has not been accrued for or reserved on the Company’s Financial Statements, other than any liability for unpaid Taxes that has been incurred since the end of the most recent fiscal year in connection with the operation of the business of the Group Companies in the Ordinary Course of Business.

(g) No Group Company: (i) has any liability for the Taxes of another Person (other than any Group Company) pursuant to Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Legal Requirements) or as a transferee or a successor or by Contract (other than pursuant to commercial agreements entered into in the Ordinary Course of Business and the principal purpose of which is not related to Taxes); (ii) is a party to or bound by any Tax indemnity, Tax sharing or Tax allocation agreement (excluding commercial agreements entered into in the Ordinary Course of Business and the principal purpose of which is not related to Taxes); or (iii) has, within the last three (3) years, ever been a member of an affiliated, consolidated, combined or unitary group filing for U.S. federal, state or local income Tax purposes, other than a group the common parent of which was or is any Group Company.

(h) No Group Company: (i) has consented to extend the time in which any Tax may be assessed or collected by any Governmental Entity (other than pursuant to automatic extensions of time to file Tax Returns obtained in the Ordinary Course of Business), which extension is still in effect; or (ii) has entered into or been a party to any “listed transaction” within the meaning of Section 6707A(c)(2) of the Code for a taxable period for which the applicable statute of limitations remains open.

(i) No Group Company has, or has ever had, a permanent establishment in any country other than the country of its organization for income Tax purposes, or is, or has ever been, subject to income Tax in a jurisdiction outside the country of its organization, in each case, where it was required to file material income Tax Returns and did not file such Tax Returns.

(j) Each Group Company has paid all material sales, use, value added or any similar transfer Taxes in jurisdictions where it is required by law to pay such Taxes and has filed with the appropriate Governmental Entity all material Tax Returns required to be filed by it in respect of such Taxes, and all such Tax Returns are true, correct and complete in all material respects.

(k) No Group Company has constituted either a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code in the two (2) years prior to the date of this Agreement.

(l) No Group Company will be required to include any material item of income in, or exclude any material item or deduction from, taxable income for any taxable period beginning after the Closing Date or, in the case of any taxable period beginning on or before and ending after the Closing Date, the portion of such period beginning after the Closing Date, as a result of: (i) an installment sale or open transaction disposition that occurred on or prior to the Closing Date; (ii) any change in method of accounting on or prior to the Closing Date, including by reason of the application of Section 481 of the Code (or any analogous provision of state, local or foreign Legal Requirements); (iii) any prepaid amount received or deferred revenue recognized on or prior to the Closing Date, other than in respect of such amounts reflected in the balance sheets included in the Financial Statements, or received in the Ordinary Course of Business since the date of the most recent balance sheet included in the Financial Statements; (iv) to the Company’s Knowledge, any intercompany transaction described in Treasury Regulations under Section 1502 (or any corresponding or similar provision of state or local Legal Requirements); (v) any closing agreement pursuant to Section 7121 of the Code or any similar provision of state, local or foreign Legal Requirements; or (vi) an election under Section 108(i) of the Code.

(m) No Group Company has been or will be required to include any amount in income after the Closing by reason of Section 965(a) of the Code, or has made an election described in Section 965(h) of the Code.

(n) Within the last three (3) years, no claim has been made in writing (nor to the Company’s Knowledge has any claim been made) by any Governmental Entity in a jurisdiction in which any Group Company does not file Tax Returns that is or may be subject to Tax by, or required to file Tax Returns in, that jurisdiction.

(o) To the Company’s Knowledge, the Company has not been, is not, and immediately prior to the Effective Time will not be, treated as an “investment company” within the meaning of Section 368(a)(2)(F) of the Code.

(p) The Company has not taken any action, and it is not aware of any fact or circumstance that would reasonably be expected to prevent the First Merger and the Second Merger, taken together, from constituting an integrated transaction described in Rev. Rul. 2001-46, 2001-2 C.B. 321 that qualifies as a “reorganization” within the meaning of Section 368(a) of the Code and the Treasury Regulations.

4.16 Environmental Matters.

(a) Except as would not, individually or in the aggregate, reasonably be expected to be material to the Group Companies, taken as a whole:

(i) The Group Companies are and, for the past four (4) years, have been in compliance with all Environmental Laws, which compliance includes obtaining, maintaining and complying with any Order which a Group Company is subject to which arises under or is related to Environmental Laws;

(ii) (A) The Group Companies possess all governmental permits, approvals, authorizations, consents, licenses or certificates required by all applicable Environmental Laws (collectively, “Environmental Permits”); (B) all such Environmental Permits are valid and in full force and effect; and (C) no Group Company is in default, and, to the Knowledge of Company, no environmental condition exists at the Company Leased Properties that with lapse of time would constitute a default, under such Environmental Permits;

(iii) Neither the Company nor its Subsidiaries are party to any unresolved, pending or, to the Knowledge of the Company, threatened (in writing) complaints, claims, actions, suits, investigations, inquiries, notices, judgments, decrees, injunctions, orders, requests for information or proceedings arising under or related to Environmental Laws. To the Knowledge of the Company, no Hazardous Substances currently exist at the Company Leased Properties that would reasonably be expected to result in any of the Group Companies incurring liabilities or obligations under Environmental Laws; and

(iv) No portion of any property currently or, to the Knowledge of the Company, formerly owned, used, leased, or operated by any Group Company has been used by any Group Company for the handling, manufacturing, processing, generation, storage or disposal of Hazardous Substances in a manner other than in compliance with applicable Environmental Law and associated Environmental Permits, and no Group Company has released Hazardous Substances into the environment (including soil, surface water, ground water, any present or potential drinking water supply, subsurface strata or ambient air) in a manner or in quantities that would result in a violation of or give rise to a liability of any Group Company under Environmental Laws at any currently or formerly owned, used, leased or operated property or facility of any Group Company.

(b) The Group Companies have made available to Parent copies of all material environmental assessments, studies, audits, analyses or reports relating to Company Leased Properties or the Group Companies and copies of all material, non-privileged documents relating to any material and outstanding liabilities of any of the Group Companies under Environmental Law to the extent such are in the possession, custody, or reasonable control of the Group Companies.

4.17 Brokers; Third-Party Expenses. The Group Companies have not incurred, nor will any of them incur, directly or indirectly, any liability for brokerage, finders’ fees, agent’s commissions or any similar charges in connection with this Agreement or the Transactions.

4.18 Intellectual Property.

(a) Schedule 4.18(a) of the Company Disclosure Letter sets forth a true, correct and complete list, as of the date of this Agreement, of all of the following that are material Intellectual Property used in any of the businesses of the Group Companies and owned by the Group Companies: (i) registered Patents and pending applications for Patents; (ii) registered Trademarks and pending applications for registration of Trademarks; (iii) registered Copyrights and pending applications for registration of Copyrights (the Intellectual Property referred to in clauses (i) through (iii), collectively, the “Company Registered Intellectual Property”); (iv) Internet domain names; (v) unregistered Trademarks (for which there are no pending applications) that are material to any of the businesses of the Group Companies; and (vi) social media accounts. All of the Company Registered

Intellectual Property is subsisting and, to the Knowledge of the Company and excepting any pending applications included therein, valid and enforceable.

(b) One of the Group Companies is the sole and exclusive owner of all right, title and interest in and to all material Owned Intellectual Property and has a license, sublicense or otherwise possesses legally enforceable rights, to use all other Intellectual Property used in the conduct of the business of the Group Companies as presently conducted and as contemplated to be conducted, free and clear of all Liens (other than Permitted Liens); provided that the foregoing representation and warranty does not constitute a representation and warranty of non-infringement by any Group Company. The Owned Intellectual Property and the Licensed Intellectual Property when used within the scope of the applicable Inbound License and all applicable license agreements to which such Group Company is a party include all of the material Intellectual Property necessary for each of the Group Companies to conduct its business as currently conducted; provided that the foregoing representation and warranty does not constitute a representation and warranty of non-infringement by any Group Company.

(c) To the Knowledge of the Company, the conduct of the businesses of the Group Companies has not infringed, misappropriated or otherwise violated and is not infringing, misappropriating or otherwise violating any Intellectual Property rights of any Person. To the Knowledge of the Company, no Person has infringed, misappropriated or otherwise violated or is infringing, misappropriating or otherwise violating any of the Owned Intellectual Property and no such claims have been made in writing against any third party by any of the Group Companies in the three (3) years prior to the date of this Agreement.

(d) There is no action pending or, to the Knowledge of the Company, threatened, against any of the Group Companies, and no Group Company has received in the three (3) years prior to the date of this Agreement any written notice from any Person pursuant to which any Person is: (i) alleging that the conduct of the business of any Group Company is infringing, misappropriating or otherwise violating any Intellectual Property rights of any third party; or (ii) contesting the use, ownership, validity or enforceability of any of the Owned Intellectual Property. None of the material Owned Intellectual Property is subject to any pending or outstanding injunction, order, judgment, settlement, consent order, ruling or other disposition of dispute that materially adversely restricts the use, transfer or registration of, or materially adversely affects the validity or enforceability of, any such Owned Intellectual Property.

(e) To the Knowledge of the Company, no past or present director, officer or employee of any Group Company owns (or has any claim, or any right (whether or not currently exercisable) to any ownership interest, in or to) any material Owned Intellectual Property. Each of its past and present directors, officers, employees, consultants and independent contractors of any of the Group Companies who are engaged in creating or developing for such Group Company any material Owned Intellectual Property in the course of such Person’s employment or retention thereby has executed and delivered a written agreement, pursuant to which such Person has: (i) agreed to hold all confidential information of such Group Company in confidence both during and after such Person’s employment or retention, as applicable; and (ii) presently assigned to such Group Company all of such Person’s rights, title and interest in and to all Intellectual Property created or developed for such Group Company in the course of such Person’s employment or retention thereby. There has been and, to the Knowledge of the Company, is currently no breach by any such Person with respect to material Intellectual Property under any such agreement.

(f) Each of the Group Companies has taken reasonable steps to maintain the secrecy, confidentiality and value of all material Trade Secrets included in the Owned Intellectual Property. No Trade Secret that is material to the business of the Group Companies, or any Trade Secret of any third party received subject to confidentiality obligations, has been authorized to be disclosed, or, to the Knowledge of the Company, has been disclosed to any of the Group Companies’ past or present employees or any other Person, other than subject to an agreement restricting the disclosure and use of such Trade Secret.

(g) No funding, facilities or personnel of any Governmental Entity or any university, college, research institute or other educational institution has been or is being used in any material respect to create, in whole or in part, any material Owned Intellectual Property.

(h) A Group Company owns or has a valid right to access and use pursuant to a written agreement (which, for the avoidance of doubt, shall include standard click-through agreements), all computer systems, including the Software, firmware, hardware, networks, interfaces, platforms and related systems, databases, websites and equipment necessary for each Group Company to process, store, maintain and operate data, information and functions that are material to the business of the Group Companies (collectively, the “Company IT Systems”). The Company IT Systems are adequate in all material respects for the operation of the business of the Group Companies as currently conducted. In the last three (3) years, there have been no material failures, breakdowns, continued substandard performance or other adverse events adversely affecting any such Company IT Systems that have caused a disruption or interruption in or to the business of the Group Companies in any material respect. To the Knowledge of the Company, the Company IT Systems do not contain any viruses, worms, Trojan horses, bugs, faults or other devices, errors, contaminants or effect that materially disrupt or adversely affect the functionality of the Company IT Systems or enable any Person to access without authorization any Company IT Systems.

(i) No source code for any Software currently used in the business of the Group Companies that is included in the Owned Intellectual Property (“Group Company Software”) has been delivered, licensed or made available to any escrow agent or other Person. None of the Group Companies has any duty or obligation (whether present, contingent or otherwise) to deliver, license or make available the source code for any Group Company Software to any escrow agent or other Person and no event has occurred and, to the Knowledge of the Company, no circumstance or condition exists, that (with or without notice or lapse of time) will, or would reasonably be expected to, result in the delivery, license or disclosure of the source code for any Group Company Software to any other Person.

(j) None of the Group Companies has incorporated or used any Open Source Code in or with any material Software distributed by any of the Group Companies in a manner that requires the contribution or disclosure to any third party of any material portion of the source code of any Group Company Software or that would otherwise diminish or transfer the rights of ownership in any material Intellectual Property of any of the Group Companies to any Person. The Group Companies are in material compliance with the terms and conditions of all relevant Open Source Licenses used in the business of the Group Companies.

(k) The execution and delivery of this Agreement by the Group Companies and the consummation of the Transactions will not, on the part of the Group Companies: (i) result in the breach of, or create on behalf of any third party the right to terminate or modify, any agreement relating to any material Owned Intellectual Property or material Licensed Intellectual Property; (ii) result in or require under any Contract to which any of the Group Companies is a party, the grant, assignment or transfer to any other Person (other than Parent, First Merger Sub, Second Merger Sub or any of their respective Affiliates) of any license or other right or interest under, to or in any material Owned Intellectual Property or any of the Intellectual Property of Parent, First Merger Sub, Second Merger Sub or any of their respective Affiliates; or (iii) cause a material loss or impairment of any material Owned Intellectual Property or material Licensed Intellectual Property.

4.19 Privacy.

(a) Each of the Group Companies and any Person acting for or on behalf of any of the Group Companies have for the past three (3) years (in the case of any such Person, during the time such Person was acting for or on behalf of such Group Company) complied in all material respects, as applicable to such Group Company, with: (i) all applicable Privacy Laws; (ii) all of the applicable Group Company’s policies and notices regarding Personal Data; and (iii) all of such Group Company’s contractual obligations with respect to the receipt, collection, compilation, use, storage, processing, sharing, safeguarding, security (technical, physical and administrative), disposal, destruction, disclosure, or transfer (including cross-border) (collectively, “Processing”) of Personal Data. None of the Group Companies have received in the three (3) years prior to the date of this Agreement any written notice of any claims (including written notice from third parties acting on its or their behalves), of or been charged with, the violation of, any Privacy Laws, applicable privacy policies, or contractual commitments with respect to Personal Data. None of the Group Companies is in material violation of its privacy policies or notices or contractual obligations with respect to Processing Personal Data.

(b) Each of the Group Companies has, in the past three (3) years, as applicable: (i) implemented and maintained reasonable technical, physical and administrative safeguards, procedures and practices, which safeguards, procedures and practices are consistent with practices in the industry in which the applicable Group Company operates and are appropriate to the nature of the information, to protect Personal Data and other confidential information in its possession or under its control against loss, theft, misuse or unauthorized access, use, modification or disclosure; (ii) entered into written agreements with all third-party service providers, outsourcers, processors or other third parties who Process, store or otherwise handle Personal Data for or on behalf of the applicable Group Company that obligate such Persons to comply with applicable Privacy Laws and to take reasonable steps to protect and secure Personal Data from loss, theft, misuse or unauthorized access; and (iii) to the Knowledge of the Company, any third party who has provided Personal Data to any of the Group Companies has done so in compliance with Privacy Laws applicable to it, including providing any notice and obtaining any consent required under such Privacy Laws.

(c) In the last three (3) years, there have been no breaches, security incidents or misuse of or, to the Knowledge of the Company, unauthorized access to any material Company IT Systems or Personal Data in the control of any of the Group Companies or, to the Knowledge of the Company, collected, used or processed by a third party on behalf of the Group Companies, and none of the Group Companies have provided or been legally or contractually required to provide any notices to any Person in connection with any breaches, security incidents, misuse of or unauthorized access to any material Company IT Systems or Personal Data. Each of the Group Companies has implemented reasonable disaster recovery and business continuity plans, and taken actions materially consistent with such plans, to the extent required, to safeguard the data and Personal Data in its possession or control. Each of the applicable Group Companies has conducted commercially reasonable privacy and data security testing or audits at reasonable intervals and have resolved or remediated any material privacy or data security issues or vulnerabilities identified.

4.20 Agreements, Contracts and Commitments.

(a) Schedule 4.20(a) of the Company Disclosure Letter sets forth a true, correct and complete list of each Company Material Contract (as defined below) that is in effect as of the date of this Agreement. For purposes of this Agreement, “Company Material Contract” of the Group Companies shall mean:

(i) any Contract or purchase commitment reasonably expected to result in future payments to or by any Group Company in excess of $500,000 per annum, excluding Franchise Agreements;

(ii) any currently effective Franchise Agreement with any Franchisee that owns 10 or more Franchises;

(iii) any Contract between a Group Company and one of the top 10 suppliers of the Group Companies’ operations (the “Material Suppliers”) as determined by dollar volume of payments and considering the Group Companies as a whole during the 12-month period prior to the date of this Agreement;

(iv) any Contract providing for a material promotional arrangement or a material arrangement with any influencer;

(v) any material Contract with any college or other academic institution;

(vi) any material Government Contract;

(vii) any Contract (other than any Franchise Agreement) that purports to limit (A) the localities in which the Group Companies’ businesses are conducted, (B) any Group Company from engaging in any line of business or (C) any Group Company from developing, marketing or selling products or services, in each case, in any manner that is material to the Group Companies, taken as a whole, including any non-compete agreements or agreements limiting the ability of any of the Group Companies to solicit customers or employees, in a manner that is material to the Group Companies, taken as a whole;

(viii) any Contract that imposes obligations on any of the Group Companies to provide “most favored nation” pricing to any of its customers, or that contains any “take or pay” or minimum requirements with any of its suppliers, right of first refusal or other similar provisions with respect to any transaction engaged in by any of the Group Companies;

(ix) any Contract that is related to the governance or operation of any joint venture, partnership or similar arrangement, other than such contract solely between or among any of the Group Companies;

(x) any Contract for or relating to any borrowing of money by or from the Company, including the Existing Credit Agreement;

(xi) any employment, consulting (with respect to an individual, independent contractor) or management Contract providing for annual payments in excess of $200,000, excluding any such employment, consulting, or management Contract that either: (A) is terminable by the Company at will; or (B) provides for notice and/or garden leave obligations as required by Applicable Legal Requirements, in each case, so long as such Contract does not provide for: (1) severance or similar obligations; (2) transaction bonuses or change in control payments; or (3) tax gross-ups;

(xii) any Contract (other than any Franchise Agreement): (A) providing for the grant of any preferential rights to purchase or lease any asset of the Company; or (B) providing for any right (exclusive or non-exclusive) to sell or distribute any material product or service of any of the Group Companies (in the case of clauses (A) and (B), other than Contracts for the purchase or sale of inventory, fitness studio equipment or supplies entered into in the Ordinary Course of Business);

(xiii) any Contract that includes an obligation to register any Company Common Stock or other securities of any Group Company with any Governmental Entity (other than requirements of foreign Applicable Legal Requirements in the Ordinary Course of Business related to the recording with an applicable Governmental Entity of the ownership of non-U.S. Group Companies);

(xiv) any Contracts for: (A) the sale of any of the business, properties or assets of any Group Company in an amount in excess of $50,000; or (B) the acquisition by any Group Company of any operating business, properties or assets, whether by merger, purchase or sale of stock or assets or otherwise (in the case of clauses (A) and (B), other than Contracts for the purchase or sale of inventory, fitness studio equipment or supplies entered into in the Ordinary Course of Business);

(xv) any Contract that includes an obligation to make payments, contingent or otherwise, arising out of the prior acquisition of the business, assets or stock of other Persons;

(xvi) any labor agreement, collective bargaining agreement, or any other labor-related agreements or arrangements with any labor union, labor organization, or works council;

(xvii) any Contract for the use by any of the Group Companies of any tangible property where the annual lease payments are greater than $100,000 (other than any lease of vehicles, office equipment or operating equipment made in the Ordinary Course of Business); and

(xviii) any Contract under which any of the Group Companies: (A) licenses Intellectual Property from any third party (other than licenses for Software entered into in the Ordinary Course of Business that are (x) subject to a total license fee of less than $300,000 per year or $600,000 in the aggregate and (y) in the nature of “shrink-wrap” or “click-wrap” license agreements for off-the-shelf Software that has not been materially modified with respect to Intellectual Property (“Inbound License”)); (B) licenses Intellectual Property to any third party (excluding any Franchise Agreement); (C) is developing or has developed any material Intellectual Property, itself or through a third party; (D) has acquired from or transferred to any third party any material patents or other material Intellectual Property; or (E) otherwise permits or agrees to permit any other Person to use, obtain, enforce or register any material Owned Intellectual Property, including any coexistence agreements or covenants not to sue (excluding any Franchise Agreement).

(b) Each Company Material Contract is in full force and effect and represents a legal, valid and binding obligation of the applicable Group Company party thereto and, to the Knowledge of the Company, represents a legal, valid and binding obligation of the counterparties thereto, except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or by principles governing the availability of equitable remedies. True, correct and complete copies of all Company Material Contracts have been made available to Parent.

(c) Neither the Company nor, to the Knowledge of the Company, any other party thereto is in breach of or in default under, and no event has occurred which with notice or lapse of time or both would become a breach of or default under, any Company Material Contract, and no party to any Company Material Contract has given any written notice of any claim of any such breach, default or event, which, individually or in the aggregate, are reasonably likely to be material to the Group Companies, taken as a whole. To the Knowledge of the Company, (i) there is no basis for any claim by any Franchisee for rescission of any Franchise Agreement, (ii) no Franchisee is entitled to any set-off or reduction in any payment required under any Franchise Agreement and (iii) the Transactions will not require the approval or consent of any Franchisee.

4.21 Franchise Matters.

(a) Except as set forth in Schedule 4.21(a) of the Company Disclosure Letter, no Group Company has received any written notice, nor, to the Knowledge of the Company, has any reason to believe, based upon oral or written communications from its current Franchisees, that any Franchisee intends to terminate, its Franchise Agreement or to otherwise terminate or materially reduce its relationship with the Group Companies other than, in each case, with respect to any scheduled expiration or termination date expressly set forth in such Franchise Agreement.

(b) The Franchise System is the only franchise system that the Group Companies have operated. No Group Company has offered or sold or otherwise granted rights to any Person conferring upon that Person area development, multi-unit development, area representative, master franchise, sub-franchise or other multi-unit or multilevel rights with respect to the “F45 Training” brand. The Franchise System has been operated by the Group Companies at all times since inception.

(c) Each Franchise Agreement is similar in all material respects to the form of Franchise Agreement contained in the Franchise Disclosure Document (if applicable) for that particular jurisdiction that was issued to the applicable Franchisee, except for any negotiated changes that the parties to such agreements may have agreed to. There are no oral modifications of any Franchise Agreement or oral agreements between any Franchisee and any Group Company relating to matters pertaining to material obligations of such Franchisee thereunder.

(d) Except as set forth in Schedule 4.21(d) of the Company Disclosure Letter, none of the Franchise Agreements contains any grant of exclusive rights to a territory designated therein, or other exclusive right, which in either case conflicts with any grant of exclusive rights to a territory or other exclusive right granted under any other Franchise Agreement.

(e) Since January 1, 2017, each Group Company has been at all times in compliance in all material respects with all applicable Franchise Laws in connection with the solicitation, offer, grant or sale of Franchises, relationships with Franchisees, the operation of the Franchise System and the termination, non-renewal and transfer of Franchises and, to the Knowledge of the Company, no current or former Franchisee or any Governmental Entity has alleged that any Group Company has failed to comply in all material respects with any applicable Franchise Laws during its operation of the Franchise System.

(f) All Franchise Disclosure Documents that any Group Company has used to offer or sell Franchises at any time since January 1, 2017 or that are currently in effect were prepared and delivered to prospective Franchisees in compliance in all material respects with Franchise Laws at the time they were furnished to prospective Franchisees and throughout the period preceding the execution and delivery of a Franchise Agreement. The information in the Franchise Disclosure Documents at the time they were used by a Group Company in connection with the solicitation, offer, grant or sale of Franchises was true and complete in all material respects and did not contain any untrue or misleading statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and included all information required by all applicable Franchise Laws. The Franchise Disclosure Documents have been amended or supplemented from time to time as required by applicable Franchise Law and such amendments and supplements were timely and properly furnished to each applicable Governmental Entity and Franchisees or prospective Franchisees as required by applicable Franchise Law.

(g) A true and correct copy of all Franchise Disclosure Documents used by any Group Company since January 1, 2017 has been delivered to Parent. Since the date of the most recent Franchise Disclosure Documents used by any Group Company, other than the transactions contemplated by this Agreement, there has been no material change in the business, financial condition, or affairs of the Group Companies, the Franchise System, or, to the Knowledge of the Company, the Franchisees that would, taken as a whole, require an amendment or supplement to such Franchise Disclosure Documents prior to the date hereof.

(h) Each Franchisee who left the Franchise System since January 1, 2017 has executed agreements with a Group Company which released the Company and its Subsidiaries and Affiliates from any and all liabilities (whether direct or indirect, absolute, accrued, contingent or otherwise) and claims that such Franchisee had, has or may have against the Company and its Affiliates which relate in any way to the Franchisee’s Franchise Agreement.

(i) Since January 1, 2017, all rebates, allowances, discounts or other payments or remunerations received by any Group Company from vendors, suppliers or other third parties, on account of any Franchisee’s direct or indirect purchases from those vendors, suppliers or third parties, have been received, administered, disclosed and spent in accordance with the operation manuals utilized by the Franchise System, all Franchise Laws, the Franchise Disclosure Documents delivered to such Franchisees, the applicable Franchise Agreement, and other applicable Contracts associated with the Franchise System, in each case, in all material respects. Except as set forth in the Franchise Agreements, there are no material restrictions on any Group Company’s use of any such rebates, allowances, discounts or other payments or remuneration for any purpose.

(j) Prior to the Closing Date, the Group Companies have at all times collected, maintained, administered, managed, directed, spent and utilized all advertising and marketing funds (including any advertising cooperative funds) contributed by or received from Franchisees in compliance with the Franchise Agreements and applicable Franchise Law. No Franchisee has delivered to the Company a written claim of any Group Company’s breach of any Franchise Agreements with respect to such advertising or marketing funds and, to the Knowledge of the Company, no facts exist that would reasonably be expected to form the basis for any such a claim of breach of any Franchise Agreement.

(k) No Group Company is (i) a guarantor or party to an agreement pursuant to which any Group Company is directly or contingently liable (as a co-signor or otherwise) for any obligation of any Franchisee, (ii) a lessor or sublessor of any real or personal property to any Franchisee, or (iii) a party to any financing arrangement with any Franchisee.

(l) No Group Company has engaged or hired an agent, broker, third party, Franchisee or licensee to provide material services, assistance or support to any Franchisee or to identify, offer or sell to potential Franchisees other than in connection with negotiations with vendors on behalf of the Company or its Subsidiaries.

(m) To the Knowledge of the Company, no franchise association or other organization is acting as a representative of any group of two or more Franchisees. Any franchise council or advisory group presently in place (whether independently formed or sponsored by the Company or its Subsidiaries) is purely advisory in nature. No Group Company has granted any enforceable right of first refusal, option or other right or arrangement to sign any Franchise Agreement or acquire any Franchise Agreement.

4.22 Insurance. Each of the Group Companies maintains insurance policies or fidelity or surety bonds covering its assets, business, equipment, properties, operations, employees, officers and directors (collectively, the “Insurance Policies”) covering all material insurable risks in respect of its business and assets, the Insurance Policies are in full force and effect, all material premiums due to date thereunder have been paid in full, and no Group Company is in default with respect to any other material obligations thereunder. The coverages provided by such Insurance Policies are usual and customary in amount and scope for the Group Companies’ business and operations as concurrently conducted, and sufficient to comply with any insurance required to be maintained by Company Material Contracts, and, to the Knowledge of the Company, there have been no material claims or events with respect to the business of the Group Companies that would be covered under a usual or customary insurance policy but for which coverage was not purchased by the Group Companies. No written notice of cancellation or termination has been received by any Group Company with respect to any of the effective Insurance Policies. There is no pending material claim by any Group Company against any insurance carrier under any of the existing Insurance Policies for which (i) coverage has been denied or disputed by the applicable insurance carrier or (ii) that is being handled subject to a reservation of rights notice. As of the date hereof, no Group Company has received written notice of any outstanding requirements under any existing Insurance Policy for risk improvements that are reasonably likely to give rise to a material capital expenditure after the Closing. To the Knowledge of the Company, all incidents which would reasonably be expected to result in a material claim after the Closing have been notified to the relevant insurers under the Insurance Policies.

4.23 Interested Party Transactions. No (a) employee, officer or director of any Group Company, (b) Company Stockholder or holder of securities or derivative securities of any Group Company or (c) a member of any of the respective immediate families of any of the foregoing is indebted to any Group Company for borrowed money, nor are any of the Group Companies indebted for borrowed money (or committed to make loans or extend or guarantee credit) to any of such Persons, other than: (i) for payment of salary, bonuses and other compensation for services rendered; (ii) reimbursement for reasonable expenses incurred in connection with any of the Group Companies; and (iii) for other employee benefits made generally available to all employees. To the Knowledge of the Company, no officer, director, employee, Company Stockholder or holder of securities or derivative securities of the Group Companies (each, an “Insider”) or any member of an Insider’s immediate family is, directly or indirectly, interested in any Contract with any of the Group Companies (other than such Contracts relate to any such Person’s ownership of Company Common Stock or other securities of the Group Companies or such Person’s employment or consulting arrangements with the Group Companies).

4.24 Information Supplied. The information relating to the Group Companies supplied by the Company for inclusion in the Proxy Statement will not, as of the date on which the Proxy Statement (or any amendment or supplement thereto) is first distributed to holders of Parent Class A Stock or at the time of the Special Meeting, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, the Company makes no representation, warranty or covenant with respect to: (a) statements made or incorporated by reference therein based on information supplied by Parent, First Merger Sub or Second Merger Sub for inclusion or incorporation by reference in the Proxy Statement or any Parent SEC Reports; or (b) any projections or forecasts included in the Proxy Statement.

4.25 Indebtedness. Schedule 4.25 of the Company Disclosure Letter sets forth the (a) outstanding principal amount of all of the Borrowed Indebtedness, as of the date hereof, of the Group Companies and (b) amount of all of the outstanding Indebtedness, as of the date hereof, of the Group Companies, other than Borrowed Indebtedness.

4.26 Anti-Bribery; Anti-Corruption. None of the Group Companies or, to the Knowledge of any of the Company, any of the Group Companies’ respective directors, officers, employees, Affiliates or any other Persons acting on their behalf, at their direction or for their benefit has, within the past five (5) years, in connection with the operation of the business of the Group Companies, directly or indirectly: (a) made, offered or promised to make or offer any payment, loan or transfer of anything of value, including any reward, advantage or benefit of any kind, to or for the benefit of any government official, candidate for public office, political party or political campaign, or any official of such party or campaign, for the purpose of: (i) influencing any act or decision of such government official, candidate, party or campaign or any official of such party or campaign; (ii) inducing such government official, candidate, party or campaign or any official of such party or campaign to do or omit to do any act in violation of a lawful duty; (iii) obtaining or retaining business for or with any Person; (iv) expediting or securing the performance of official acts of a routine nature; or (v) otherwise securing any improper advantage; (b) paid, offered or agreed or promised to make or offer any bribe, payoff, influence payment, kickback, unlawful rebate or other similar unlawful payment of any nature; (c) made, offered or agreed or promised to make or offer any unlawful contributions, gifts, entertainment or other unlawful expenditures; (d) established or maintained any unlawful fund of corporate monies or other properties; (e) created or caused the creation of any false or inaccurate books and records related to any of the foregoing; or (f) otherwise violated any applicable Anti-Corruption Laws. None of the Group Companies or, to the Knowledge of the Company, any of the Group Companies’ respective directors, officers, employees, Affiliates or any other Persons acting on their behalf, at their direction or for their benefit (i) is or has been within the past five (5) years the subject of an unresolved claim or allegation relating to (A) any potential violation of the Anti-Corruption Laws or (B) any potentially unlawful payment, contribution, gift, bribe, rebate, payoff, influence payment, kickback or other payment or the provision of anything of value, directly or indirectly, to an official, to any political party or official thereof or to any candidate for political office, or (ii) has received within the past five (5) years any notice or other communication from, or made a voluntary disclosure to, any Governmental Entity regarding any actual, alleged or potential violation of, or failure to comply with, any Anti-Corruption Law. The Group Companies have had and maintained within the past five (5) years a system or systems of internal controls reasonably designed to (x) ensure compliance with the Anti-Corruption Laws and (y) prevent and detect violations of the Anti-Corruption Laws.

4.27 Customs & International Trade; Sanctions.

(a) During the past five (5) years, the Group Companies and, to the Knowledge of the Company, the Group Companies’ respective directors, officers, employees, Affiliates or any other Persons acting on their behalf have, in connection with the operation of the business of the Group Companies, been in material compliance with all applicable Customs & International Trade Laws. Without limiting the foregoing, during the past five (5) years to the Knowledge of the Company, (a) the Group Companies and the Group Companies’ respective directors, officers, employees, Affiliates or any other Persons acting on their behalf have obtained all import and export licenses and all other consents, notices, waivers, approvals, orders, authorizations, registrations, declarations, classifications and filings required for the export, deemed export, import, re-export, deemed re-export or transfer of goods, services, software and technology required for the operation of the respective businesses of the Group Companies, including the Customs & International Trade Authorizations; (b) no Governmental Entity has initiated any action or imposed any civil or criminal fine, penalty, seizure, forfeiture, revocation of a Customs & International Trade Authorization, debarment or denial of future Customs & International Trade Authorizations against any of the Group Companies or any of their respective directors, officers, employees, Affiliates, or any other Persons acting on their behalf in connection with any actual or alleged violation of any applicable Customs & International Trade Laws; and (c) there have been no actual or threatened claims, investigations or requests for information by a Governmental Entity with respect to the Group Companies’ or any of their respective Affiliates’ Customs & International Trade Authorizations and compliance with applicable Customs & International Trade Laws and no disclosures made to any Governmental Entity regarding any violation of the Customs & International Trade Laws. The Group Companies have in place adequate controls and systems reasonably designed to ensure compliance with applicable Customs & International Trade Laws in each of the jurisdictions in which the Group Companies or any of their respective Affiliates is incorporated or does or has done business.

(b) None of the Group Companies or, to the Knowledge of the Company, any of the Group Companies’ respective directors, officers, employees, Affiliates or any other Persons acting on their behalf, in connection with the operation of the business of the Group Companies, is a Sanctioned Person. During the past five (5) years, to the Knowledge of the Company, (a) the Group Companies and the Group Companies’ respective directors, officers, employees, Affiliates or any other Persons acting on their behalf have, in connection with the operation of the business of the Group Companies, been in compliance with Sanctions, (b) no Governmental Entity has initiated any action or imposed any civil or criminal fine, penalty, seizure, forfeiture, revocation of an authorization, debarment or denial of future authorizations against any of the Group Companies or any of their respective directors, officers, employees, Affiliates, or any other Persons acting on their behalf in connection with any actual or alleged violation of any Sanctions, and (c) there have been no actual or threatened claims, investigations or requests for information by a Governmental Entity with respect to the Group Companies’ or any of their respective Affiliates’ compliance with Sanctions and no disclosures have been made to any

Governmental Entity regarding any actual or potential noncompliance with Sanctions. The Group Companies have in place adequate controls and systems reasonably designed to ensure compliance with Sanctions in each of the jurisdictions in which the Group Companies or any of their respective Affiliates is incorporated or does or has done business.

4.28 Suppliers. Since January 1, 2017, no Group Company has received any written or, to the Knowledge of the Company, oral notice that any Group Company is in material breach of or material default under any Contract with any Material Supplier or that any such Material Supplier intends to cease doing business with any Group Company or materially decrease the volume of business that it is presently conducting with any Group Company.

4.29 Product Liabilities and Recalls. Since January 1, 2017, (i) each product and service offering manufactured, sold or provided to Franchisees by any of the Group Companies has been manufactured or sold in material conformity with all contractual commitments and all standard warranties, in each case, to the extent applicable; (ii) the Group Companies have not incurred any material obligations for replacement or repair of any of their products or service offerings or other damages in connection therewith; (iii) there are no existing or, to the Knowledge of the Company, threatened, material product warranty, product liability or product recall or similar claims involving any of the products of the Group Companies or any products supplied by any of the Group Companies to its Franchisees; (iv) there have been no material product recalls of any of the products provided by any of the Group Companies to its Franchisees or otherwise; and (iv) the Group Companies have not been denied product liability insurance coverage by a third-party insurance provider.

4.30 Disclaimer of Other Warranties. THE COMPANY HEREBY ACKNOWLEDGES THAT, EXCEPT AS EXPRESSLY PROVIDED IN ARTICLE V, THE OTHER TRANSACTION AGREEMENTS AND THE FORWARD PURCHASE AGREEMENT (COLLECTIVELY, THE “SPECIFIED REPRESENTATIONS”), NONE OF PARENT, FIRST MERGER SUB, SECOND MERGER SUB, SPONSOR OR ANY OF THEIR RESPECTIVE AFFILIATES OR REPRESENTATIVES HAS MADE, IS MAKING, OR SHALL BE DEEMED TO MAKE ANY REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, AT LAW OR IN EQUITY, TO THE COMPANY, ANY OF ITS AFFILIATES OR REPRESENTATIVES OR ANY OTHER PERSON, WITH RESPECT TO PARENT, FIRST MERGER SUB, SECOND MERGER SUB, SPONSOR OR ANY OF THEIR RESPECTIVE BUSINESSES, ASSETS OR PROPERTIES OF THE FOREGOING, OR OTHERWISE, INCLUDING ANY REPRESENTATION OR WARRANTY AS TO MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, FUTURE RESULTS, PROPOSED BUSINESSES OR FUTURE PLANS IN CONNECTION WITH THE TRANSACTIONS. WITHOUT LIMITING THE FOREGOING AND NOTWITHSTANDING ANYTHING TO THE CONTRARY: (A) NONE OF PARENT, FIRST MERGER SUB, SECOND MERGER SUB, SPONSOR OR ANY OF THEIR RESPECTIVE AFFILIATES OR REPRESENTATIVES SHALL BE DEEMED TO MAKE TO THE COMPANY, ANY COMPANY STOCKHOLDER OR ANY OF THEIR RESPECTIVE AFFILIATES OR REPRESENTATIVES ANY REPRESENTATION OR WARRANTY IN CONNECTION WITH THE TRANSACTIONS OTHER THAN AS EXPRESSLY MADE BY PARENT, FIRST MERGER SUB AND SECOND MERGER SUB TO THE COMPANY IN THE SPECIFIED REPRESENTATIONS; AND (B) NONE OF PARENT, FIRST MERGER SUB, SECOND MERGER SUB, SPONSOR NOR ANY OF THEIR RESPECTIVE AFFILIATES OR REPRESENTATIVES, HAS MADE, IS MAKING, OR SHALL BE DEEMED TO MAKE TO THE COMPANY, ANY COMPANY STOCKHOLDER, OR ANY OF THEIR RESPECTIVE AFFILIATES OR REPRESENTATIVES OR ANY OTHER PERSON ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, WITH RESPECT TO: (I) THE INFORMATION DISTRIBUTED OR MADE AVAILABLE TO THEM BY OR ON BEHALF OF PARENT, FIRST MERGER SUB, SECOND MERGER SUB OR SPONSOR IN CONNECTION WITH THIS AGREEMENT AND THE TRANSACTIONS; (II) ANY MANAGEMENT PRESENTATION, CONFIDENTIAL INFORMATION MEMORANDUM OR SIMILAR DOCUMENT; OR (III) ANY FINANCIAL PROJECTION, FORECAST, ESTIMATE, BUDGET OR SIMILAR ITEM RELATING TO PARENT, FIRST MERGER SUB, SECOND MERGER SUB, SPONSOR OR ANY OF THEIR RESPECTIVE BUSINESSES, ASSETS, LIABILITIES, PROPERTIES, FINANCIAL CONDITIONS, RESULTS OF OPERATIONS AND PROJECTED OPERATIONS OF THE FOREGOING. THE COMPANY HEREBY ACKNOWLEDGES THAT IT HAS NOT RELIED ON ANY

REPRESENTATION OR WARRANTY IN CONNECTION WITH THE TRANSACTIONS THAT IS NOT EXPRESSLY SET FORTH IN THE SPECIFIED REPRESENTATIONS. THE COMPANY ACKNOWLEDGES THAT IT HAS CONDUCTED, TO ITS SATISFACTION, AN INDEPENDENT INVESTIGATION AND VERIFICATION OF PARENT, FIRST MERGER SUB, SECOND MERGER SUB AND THE BUSINESSES, ASSETS, LIABILITIES, PROPERTIES, FINANCIAL CONDITIONS, RESULTS OF OPERATIONS AND PROJECTED OPERATIONS OF EACH OF THE FOREGOING AND, IN MAKING ITS DETERMINATION THE COMPANY HAS RELIED ON THE RESULTS OF ITS OWN INDEPENDENT INVESTIGATION AND VERIFICATION, IN ADDITION TO THE REPRESENTATIONS AND WARRANTIES OF PARENT, FIRST MERGER SUB, AND SECOND MERGER SUB EXPRESSLY AND SPECIFICALLY SET FORTH IN THE SPECIFIED REPRESENTATIONS. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS SECTION 4.30, CLAIMS AGAINST PARENT, FIRST MERGER SUB, SECOND MERGER SUB, SPONSOR OR ANY OTHER PERSON SHALL NOT BE LIMITED IN ANY RESPECT IN THE EVENT OF INTENTIONAL FRAUD IN THE MAKING OF THE SPECIFIED REPRESENTATIONS BY SUCH PERSON. THE COMPANY HEREBY ACKNOWLEDGES THAT NONE OF PARENT, FIRST MERGER SUB, SECOND MERGER SUB OR SPONSOR MAKES ANY REPRESENTATION, WARRANTY OR COVENANT WITH RESPECT TO (X) STATEMENTS MADE OR INCORPORATED BY REFERENCE IN ANY PARENT SEC REPORTS OR ADDITIONAL PARENT SEC REPORTS BASED ON INFORMATION SUPPLIED BY THE GROUP COMPANIES FOR INCLUSION OR INCORPORATION BY REFERENCE IN THE PROXY STATEMENT, OR (Y) ANY PROJECTIONS OR FORECASTS INCLUDED IN THE PROXY STATEMENT.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF PARENT, FIRST MERGER SUB AND SECOND MERGER SUB

Except: (i) as set forth in the letter dated as of the date of this Agreement and delivered by Parent, First Merger Sub and Second Merger Sub to the Company on or prior to the date of this Agreement (the “Parent Disclosure Letter”); and (ii) as disclosed in the Parent SEC Reports filed with the SEC prior to the date of this Agreement (to the extent the qualifying nature of such disclosure is readily apparent from the content of such Parent SEC Reports) excluding disclosures referred to in “Forward-Looking Statements”, “Risk Factors” and any other disclosures therein to the extent they are of a predictive or cautionary nature or related to forward-looking statements, Parent, First Merger Sub and Second Merger Sub represent and warrant to the Company as of the date hereof and as of the Closing Date as follows:

5.1 Organization and Qualification.

(a) Each of Parent, First Merger Sub and Second Merger Sub is a company duly incorporated or organized, validly existing and in good standing under the laws of the State of Delaware, and as of immediately prior to the Closing, will be a company duly incorporated or organized, validly existing and in good standing under the laws of the State of Delaware.

(b) Each of Parent, First Merger Sub and Second Merger Sub has the requisite corporate or limited liability power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted, except as would not be material to Parent, First Merger Sub and Second Merger Sub, taken as a whole.

(c) None of Parent, First Merger Sub or Second Merger Sub are in violation of any of the provisions of their respective Governing Documents.

(d) Each of Parent, First Merger Sub and Second Merger Sub is duly qualified or licensed to do business as a foreign corporation or limited liability company and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary. Each jurisdiction in which Parent, First Merger Sub and Second Merger Sub are so qualified or licensed is listed on Schedule 5.1(d) of the Parent Disclosure Letter.

5.2 Parent Subsidiaries. Parent has no direct or indirect Subsidiaries or participations in joint ventures or other entities, and does not own, directly or indirectly, any equity interests or other interests or investments (whether equity or debt) in any Person, whether incorporated or unincorporated, other than First Merger Sub and Second Merger Sub. Neither First Merger Sub nor Second Merger Sub has any assets or properties of any kind, does not now conduct and has never conducted any business, and has and will have at the Closing no obligations or liabilities of any nature whatsoever, except for such obligations as are imposed under this Agreement. First Merger Sub and Second Merger Sub are entities that have been formed solely for the purpose of engaging in the Transactions.

5.3 Capitalization.

(a) As of the date of this Agreement: (i) 5,000,000 shares of undesignated preferred stock, par value $0.0001 per share, of Parent (“Parent Preferred Stock”) are authorized and none are issued and outstanding; (ii) 500,000,000 Class A common shares of Parent, par value $0.0001 per share (“Parent Class A Stock”), are authorized and 25,000,000 are issued and outstanding; (iii) 25,000,000 Class F common shares of Parent, par value $0.0001 per share (“Parent Class F Stock” and, together with the Parent Preferred Stock and the Parent Class A Stock, the “Parent Shares”), are authorized and 6,250,000 are issued and outstanding, and upon the closing of the transactions contemplated by the Forward Purchase Agreement, Parent has committed to issue an additional 5,000,000 shares of Parent Class A Stock and 1,666,667 warrants to purchase one share of Parent Class A Stock to Crescent; (iv) 7,000,000 warrants to purchase one share of Parent Class A Stock (the “Private Placement Warrants”) are outstanding; and (v) 12,500,000 warrants to purchase one share of Parent Class A Stock (the “Public Warrants”, collectively with the Private Placement Warrants, the “Parent Warrants”) are outstanding. All outstanding Parent Class A Stock, Parent Class F Stock, Private Placement Warrants and Public Warrants have been duly authorized, validly issued, fully paid and are non-assessable and are not subject to, nor have been issued in violation of, any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right. The Parent Warrants have been validly issued, and constitute valid and binding obligations of Parent, enforceable against Parent in accordance with their terms, except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or by principles governing the availability of equitable remedies.

(b) The authorized capital stock of First Merger Sub consists of 1,000 shares of common stock, par value $0.0001 per share (the “First Merger Sub Common Stock”). As of the date hereof, 1,000 shares of First Merger Sub Common Stock are issued and outstanding. All outstanding shares of First Merger Sub Common Stock (i) have been duly authorized, validly issued, fully paid and are non-assessable and are not subject to any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right, and (ii) are owned by Parent, free and clear of all Liens (other than Permitted Liens).

(c) As of the date hereof, all outstanding membership interests of Second Merger Sub (i) have been duly authorized, validly issued and are not subject to any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right, and (ii) are owned by Parent, free and clear of all Liens (other than Permitted Liens).

(d) Except for the Parent Warrants, the Forward Purchase Agreement and the right of the Sponsor or certain of the Company’s officers and directors to convert up to $1,500,000 of any working capital loans they may make into warrants to purchase one share of Parent Class A Stock (which such right has been waived pursuant to the Sponsor Support Agreement), there are no outstanding options, warrants, rights, convertible or exchangeable securities, “phantom” stock rights, stock appreciation rights, stock-based performance units, commitments or Contracts of any kind to which Parent, First Merger Sub or Second Merger Sub is a party or by which any of them is bound obligating Parent, First Merger Sub or Second Merger Sub to issue, deliver or sell, or cause to be issued, delivered or sold, additional Parent Shares, First Merger Sub Common Stock, Second Merger Sub membership interests or any other shares of capital stock or other interest or participation in, or any security convertible or exercisable for or exchangeable into Parent Shares, First Merger Sub Common Stock, Second Merger Sub membership interests or any other shares of capital stock or membership interests or other interest or participation in Parent, First Merger Sub or Second Merger Sub.

(e) Each Parent Share, share of First Merger Sub Common Stock and Second Merger Sub membership interests and Parent Warrant: (i) has been issued in compliance in all material respects with: (A) Applicable Legal Requirements; and (B) the Governing Documents of Parent, First Merger Sub or Second Merger Sub, as applicable; and (ii) was not issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any Applicable Legal Requirements, the Governing Documents of Parent, First Merger Sub or Second Merger Sub, as applicable or any Contract to which any of Parent, First Merger Sub or Second Merger Sub is a party or otherwise bound by.

(f) All outstanding shares of capital stock of the Subsidiaries of Parent are owned by Parent, or a direct or indirect wholly owned Subsidiary of Parent, free and clear of all Liens (other than Permitted Liens).

(g) Subject to approval of the Parent Stockholder Matters, the shares of Parent Common Stock to be issued by Parent in connection with the Transactions and the Forward Purchase Transaction, in each case, solely with respect to shares to be issued at the Closing, upon issuance in accordance with the terms of this Agreement (i) will be duly authorized, validly issued, fully paid and non-assessable, (ii) will be issued in compliance with all Applicable Legal Requirements, (iii) will not be issued in violation of any options, warrants, calls, rights (including preemptive rights), the Governing Documents of Parent or commitments or agreements to which Parent is a party or by which it is bound, and (iv) will not be subject to any preemptive rights of any other stockholder of Parent or restrictions on transfer (other than applicable federal or state securities or “blue sky” laws and any restrictions on transfer set forth in the A&R Registration Rights Agreement, the Parent A&R Charter and the Forward Purchase Agreement) and will be capable of effectively vesting in the Company Stockholders title to all such securities, free and clear of all Liens (other than applicable federal or state securities or “blue sky” laws and any restrictions on transfer set forth in the A&R Registration Rights Agreement, the Parent A&R Charter and the Forward Purchase Agreement). There are no securities or instruments issued by or to which Parent is a party containing anti-dilution or similar provisions that will be triggered by the consummation of the Transactions or the transactions contemplated by the Forward Purchase Agreement, in each case, that have not been or will be waived on or prior to the Closing Date.

(h) Each holder of any of the Parent Shares initially issued to the Sponsor in connection with Parent’s initial public offering: (i) is obligated to vote all of such Parent Shares in favor of approving the Transactions; and (ii) is not entitled to elect to redeem any of such holder’s Parent Shares pursuant to the Parent Organizational Documents.

(i) Except as set forth in the Parent Organizational Documents or the Current Registration Rights Agreement or in connection with the Transactions, there are no registration rights, and there is no voting trust, proxy, rights plan, anti-takeover plan or other agreements or understandings to which Parent is a party or by which Parent is bound with respect to any ownership interests of Parent.

(j) The holders of the Parent Class F Stock have waived any adjustment to the Initial Conversion Ratio (as defined in the Parent Charter).

5.4 Authority Relative to this Agreement. Each of Parent, First Merger Sub and Second Merger Sub has the requisite power and authority to: (a) execute, deliver and perform this Agreement and the other Transaction Agreements to which it is a party, and each ancillary document that it has executed or delivered or is to execute or deliver pursuant to this Agreement; and (b) carry out its obligations hereunder and thereunder and to consummate the Transactions (including the Mergers). The execution and delivery by Parent, First Merger Sub and Second Merger Sub of this Agreement and the other Transaction Agreements to which each of them is a party, and the consummation by Parent, First Merger Sub and Second Merger Sub of the Transactions (including the Mergers) have been duly and validly authorized by all necessary corporate or limited liability company action on the part of each of Parent, First Merger Sub and Second Merger Sub, and no other proceedings on the part of Parent, First Merger Sub or Second Merger Sub are necessary to authorize this Agreement or the other Transaction Agreements to which each of them is a party or to consummate the transactions contemplated thereby, other than approval of the Parent Stockholder Matters. This Agreement and the other Transaction Agreements to which each of them is a party have been duly and validly executed and delivered by Parent, First Merger Sub and Second Merger Sub and, assuming the due authorization, execution and delivery thereof by the other Parties, constitute the legal and binding obligations of Parent, First Merger Sub and Second Merger Sub (as applicable), enforceable against Parent, First Merger Sub and Second Merger Sub (as applicable) in accordance with their terms, except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or by principles governing the availability of equitable remedies.

5.5 No Conflict; Required Filings and Consents.

(a) Subject to the approval by the stockholders of Parent of the Parent Stockholder Matters, neither the execution, delivery nor performance by Parent, First Merger Sub and Second Merger Sub of this Agreement or the other Transaction Agreements to which each of them is a party, nor the consummation of the Transactions shall: (i) conflict with or violate their respective Governing Documents; (ii) assuming that the consents, approvals, orders, authorizations, registrations, filings or permits referred to in Section 5.5(b) are duly and timely obtained or made, conflict with or violate any Applicable Legal Requirements; or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or materially impair their respective rights or alter the rights or obligations of any third party under, or give to others any rights of consent, termination, amendment, acceleration or cancellation of, or result in the creation of a Lien (other than any Permitted Lien) on any of the properties or assets of Parent or any of its Subsidiaries pursuant to, any Contracts, except, with respect to clause (iii), as would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

(b) The execution and delivery by each of Parent, First Merger Sub and Second Merger Sub of this Agreement and the other Transaction Agreements to which it is a party, does not, and the performance of its obligations hereunder and thereunder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except: (i) for the filing of the Certificates of Merger in accordance with the DGCL and DLLCA, as applicable; (ii) for applicable requirements, if any, of the Securities Act, the Exchange Act, blue sky laws, foreign securities laws and the rules and regulations thereunder, and appropriate documents received from or filed with the relevant authorities of other jurisdictions in which Parent is qualified to do business; (iii) for the filing of any notifications required under the HSR Act, any filings required pursuant to antitrust laws and the expiration of the required waiting periods thereunder; and (iv) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, reasonably be expected to be material to Parent or reasonably be expected to prevent or materially delay or materially impair the consummation of the Transactions or the ability of Parent to perform its obligations under this Agreement or the other Transaction Agreements.

5.6 Compliance; Approvals. Since its incorporation or organization, as applicable, each of Parent, First Merger Sub and Second Merger Sub has complied in all material respects with and has not been in violation of any Applicable Legal Requirements with respect to the conduct of its business, or the ownership or operation of its business. Since the date of its incorporation or organization, as applicable, to the Knowledge of Parent, no investigation or review by any Governmental Entity with respect to Parent or any of its Subsidiaries has been pending or threatened. No written, or to the Knowledge of Parent, oral notice of non-compliance with any Applicable Legal Requirements has been received by any of Parent, First Merger Sub or Second Merger Sub. Each of Parent, First Merger Sub and Second Merger Sub is in possession of all Approvals necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being conducted, except where the failure to have such Approvals would not, individually or in the aggregate, reasonably be expected to be material to Parent, First Merger Sub and Second Merger Sub, taken as a whole. Each Approval held by Parent, First Merger Sub and Second Merger Sub is valid, binding and in full force and effect. None of Parent, First Merger Sub or Second Merger Sub: (a) are in default or violation (and no event has occurred that, with notice or the lapse of time or both, would constitute a default or violation) of any material term, condition or provision of any such Approval; or (b) have received any notice from a Governmental Entity that has issued any such Approval that it intends to cancel, terminate, modify or not renew any such Approval.

5.7 Parent SEC Reports and Financial Statements.

(a) Parent has filed all forms, reports, schedules, statements and other documents required to be filed or furnished by Parent with the SEC under the Exchange Act or the Securities Act since Parent’s incorporation to the date of this Agreement, together with any amendments, restatements or supplements thereto (all of the foregoing filed prior to the date of this Agreement, the “Parent SEC Reports”), and will have filed all such forms, reports, schedules, statements and other documents required to be filed subsequent to the date of this Agreement through the Closing Date (the “Additional Parent SEC Reports”). All Parent SEC Reports, Additional Parent SEC Reports, any correspondence from or to the SEC or Nasdaq (other than such correspondence in connection with the initial public offering of Parent) and all certifications and statements required by: (i) Rule 13a-14 or 15d-14 under the Exchange Act; or (ii) 18 U.S.C. § 1350 (Section 906) of the Sarbanes-Oxley Act with respect to any of the foregoing (collectively, the “Certifications”) are available on the SEC’s Electronic Data- Gathering, Analysis and Retrieval system (EDGAR) in full without redaction. Parent has heretofore furnished to the Company true and correct copies of all amendments and modifications that have not been filed by Parent with the SEC to all agreements, documents and other instruments that previously had been filed by Parent with the SEC and are currently in effect. The Parent SEC Reports were, and the Additional Parent SEC Reports will be, prepared in all material respects in accordance with the requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act, as the case may be, and the rules and regulations thereunder. The Parent SEC Reports did not, and the Additional Parent SEC Reports will not, at the time they were or are filed, as the case may be, with the SEC contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Certifications are each true and correct in all material respects. Parent maintains disclosure controls and procedures required by Rule 13a-15(e) or 15d-15(e) under the Exchange Act. Each director and executive officer of Parent has filed with the SEC on a timely basis all statements required with respect to Parent by Section 16(a) of the Exchange Act and the rules and regulations thereunder. As used in this Section 5.7, the term “file” shall be broadly construed to include any manner in which a document or information is furnished, supplied or otherwise made available to the SEC or Nasdaq.

(b) The financial statements and notes of Parent contained or incorporated by reference in the Parent SEC Reports fairly present in all material respects, and the financial statements and notes of Parent to be contained in or to be incorporated by reference in the Additional Parent SEC Reports will fairly present in all material respects the financial condition and the results of operations, changes in stockholders’ equity and cash flows of Parent as at the respective dates of, and for the periods referred to, in such financial statements, all in accordance with: (i) U.S. GAAP; and (ii) Regulation S-X or Regulation S-K, as applicable, subject, in the case of interim financial statements, to normal recurring year-end adjustments (the effect of which will not, individually or in the aggregate, be material) and the omission of notes to the extent permitted by Regulation S-X or Regulation S-K, as applicable. Parent has no off-balance sheet arrangements that are not disclosed in the Parent SEC Reports. No financial statements other than those of Parent are required by U.S. GAAP to be included in the consolidated financial statements of Parent.

5.8 Absence of Certain Changes or Events. Except as set forth in Parent SEC Reports filed prior to the date of this Agreement, and except as contemplated by this Agreement, since December 31, 2019, there has not been: (a) any Parent Material Adverse Effect; (b) any declaration, setting aside or payment of any dividend on, or other distribution in respect of, any of Parent’s capital stock, or any purchase, redemption or other acquisition by Parent of any of Parent’s capital stock or any other securities of Parent or any options, warrants, calls or rights to acquire any such shares or other securities; (c) any split, combination or reclassification of any of Parent’s capital stock; (d) any material change by Parent in its accounting methods, principles or practices, except as required by concurrent changes in U.S. GAAP (or any interpretation thereof) or Applicable Legal Requirements; (e) any change in the auditors of Parent; (f) any issuance of capital stock of Parent; (g) any revaluation by Parent of any of its assets, including any sale of assets of Parent other than in the Ordinary Course of Business; or (h) any action taken or agreed upon by Parent or any of its Subsidiaries that would be prohibited by Section 6.2 if such action were taken on or after the date hereof without the consent of the Company.

5.9 Litigation. There are no Legal Proceedings pending or, to the Knowledge of Parent, threatened in writing against or otherwise relating to Parent or any of its Subsidiaries, before any Governmental Entity: (a) challenging or seeking to enjoining, alter or materially delay the Transactions or (b) that would, individually or in the aggregate, reasonably be expected to be material to Parent.

5.10 Business Activities. Since their respective dates of incorporation, none of Parent, First Merger Sub or Second Merger Sub has conducted any business activities other than activities: (a) in connection with its organization; (b) in connection with its initial public offering; or (c) directed toward the accomplishment of a business combination. Except as set forth in the Parent Organizational Documents, there is no Contract or Order binding upon Parent, First Merger Sub or Second Merger Sub or to which any of them is a party which has or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice of it, any acquisition of property by it or the conduct of business by it as currently conducted or as currently contemplated to be conducted (including, in each case, following the Closing).

5.11 Parent Material Contracts. Schedule 5.11 of the Parent Disclosure Letter sets forth a true, correct and complete list of each “material contract” (as such term is defined in Regulation S-K) to which Parent, First Merger Sub or Second Merger Sub is party (the “Parent Material Contracts”), other than any such Parent Material Contract that is listed as an exhibit to Parent’s annual report on Form 10-K for the year ended December 31, 2019.

5.12 Parent Listing. The Parent Units are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on the Nasdaq Capital Markets (“Nasdaq”) under the symbol “CRSAU”. The issued and outstanding shares of Parent Class A Stock are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on Nasdaq under the symbol “CRSA”. The issued and outstanding Parent Warrants are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on Nasdaq under the symbol “CRSAW”. Parent is a member in good standing with Nasdaq. Parent has complied in all material respects with all applicable listing and corporate governance rules and regulations of Nasdaq, including the requirements for continued listing of the Parent Units, Parent Class A Stock and Parent Warrants on Nasdaq. There is no action or proceeding pending or, to the Knowledge of Parent, threatened in writing against Parent by Nasdaq or the SEC with respect to any intention by such entity to deregister the Parent Units, the shares of Parent Class A Stock or Parent Warrants or to terminate the listing of Parent on Nasdaq. None of Parent or any of its Affiliates has taken any action in an attempt to terminate the registration of the Parent Units, the Parent Class A Stock or Parent Warrants under the Exchange Act.

5.13 Trust Account.

(a) As of June 19, 2020, Parent had $254,185,388 in a trust account (the “Trust Account”), maintained and invested pursuant to that certain Investment Management Trust Agreement (the “Trust Agreement”) effective as of March 7, 2019, by and between Parent and Continental Stock Transfer & Trust Company, a New York corporation (“Continental”) for the benefit of its public stockholders, with such funds invested in United States Government securities or money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940, as amended. As of June 19, 2020, Parent held $823,009 in cash or cash equivalents outside of the Trust Account. Other than pursuant to the Trust Agreement and the Forward Purchase Agreement, the obligations of Parent under this Agreement are not subject to any conditions regarding Parent’s, its Affiliates’, or any other Person’s ability to obtain financing for the consummation of the Transactions.

(b) The Trust Agreement has not been amended or modified and, to the Knowledge of Parent with respect to Continental, is valid and in full force and effect and is enforceable in accordance with its terms, except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or by principles governing the availability of equitable remedies. Parent has complied in all material respects with the terms of the Trust Agreement and is not in breach thereof or default thereunder and there does not exist under the Trust Agreement any event that, with the giving of notice or the lapse of time, would constitute such a breach or default by Parent or, to the Knowledge of Parent, Continental. There are no separate Contracts, side letters or other understandings (whether written or unwritten, express or implied): (i) between Parent and Continental that would cause the description of the Trust Agreement in the Parent SEC Reports to be inaccurate in any material respect; or (ii) to the Knowledge of Parent, that would entitle any Person (other than stockholders of Parent holding Parent Class A Stock sold in Parent’s initial public offering who shall have elected to redeem their shares of Parent Class A Stock pursuant to Parent’s Governing Documents or the underwriters of the initial public offering with respect to any deferred underwriting compensation) to any portion of the proceeds in the Trust Account. Prior to the Closing, none of the funds held in the Trust Account may be released except: (A) to pay income and franchise taxes from any interest income earned in the Trust Account; and (B) to redeem Parent Class A Stock in accordance with the provisions of Parent’s Governing Documents. There are no Legal Proceedings pending or, to the Knowledge of Parent, threatened in writing with respect to the Trust Account.

5.14 Taxes.

(a) All material Tax Returns required to be filed by or on behalf of Parent, First Merger Sub and Second Merger Sub have been duly and timely filed with the appropriate Governmental Entity and all such Tax Returns are true, correct and complete in all material respects. All material amounts of Taxes payable by or on behalf of Parent, First Merger Sub and Second Merger Sub (whether or not shown on any Tax Return) have been fully and timely paid.

(b) No claim, assessment, deficiency or proposed adjustment for any material amount of Tax has been asserted or assessed by any Governmental Entity in writing (or otherwise to the Knowledge of Parent) against Parent, First Merger Sub and Second Merger Sub which has not been paid or resolved. No material Tax audit or other examination of Parent, First Merger Sub or Second Merger Sub by any Governmental Entity is presently in progress, nor has Parent been notified in writing of (nor to the Knowledge of Parent has there been) any request or threat for such an audit or other examination. There are no liens for Taxes (other than Permitted Liens) upon any of the assets of Parent, First Merger Sub or Second Merger Sub. Neither Parent, First Merger Sub nor Second Merger Sub has: (i) consented to extend the time in which any material amount of Tax may be assessed or collected by any Governmental Entity (other than pursuant to extensions of time to file Tax Returns obtained in the Ordinary Course of Business), which extension is still in effect; or (ii) has entered into or been a party to any “listed transaction” within the meaning of Section 6707A(c)(2) of the Code. Neither Parent, First Merger Sub nor Second Merger Sub has constituted either a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code in the two (2) years prior to the date of this Agreement. Neither Parent, First Merger Sub nor Second Merger Sub has any liability for the Taxes of another Person (other than the Parent, First Merger Sub or Second Merger Sub) pursuant to Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Legal Requirements) or as a transferee or a successor or by Contract (other than pursuant to the Transaction Agreements or pursuant to commercial agreements entered into in the Ordinary Course of Business and the principal purpose of which is not related to Taxes).

(c) Parent has not taken any action and is not aware of any fact or circumstance that would reasonably be expected to prevent the First Merger and the Second Merger, taken together, from constituting an integrated transaction described in Rev. Rul. 2001-46, 2001-2 C.B. 321 that qualifies as a “reorganization” within the meaning of Section 368(a) of the Code and the Treasury Regulations.

(d) All of the membership interests in Second Merger Sub are owned by Parent, and Second Merger Sub is, and has been since formation, disregarded as an entity (within the meaning of Section 301.7701-3 of the Treasury Regulations) separate from Parent for United States federal income tax purposes.

5.15 Information Supplied. None of the information supplied or to be supplied by Parent for inclusion or incorporation by reference in the Proxy Statement will, at the date mailed to stockholders of Parent or at the time of the Special Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, Parent makes no representation, warranty or covenant with respect to: (a) statements made or incorporated by reference therein based on information supplied by the Group Companies for inclusion or incorporation by reference in the Proxy Statement; or (b) any projections or forecasts included in the Proxy Statement.

5.16 Employees; Benefit Plans. Other than any former officers or as described in the Parent SEC Reports, Parent has never had any employees. Other than reimbursement of any out-of-pocket expenses incurred by Parent’s officers and directors in connection with activities on Parent’s behalf in an aggregate amount not in excess of the amount of cash held by Parent outside of the Trust Account, Parent has no unsatisfied material liability with respect to any employee. Parent does not currently maintain or have any direct liability under any benefit plan, and neither the execution and delivery of this Agreement or the other Transaction Agreements nor the consummation of the Transactions will: (a) result in any payment (including severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any director, officer or employee of Parent; or (b) result in the acceleration of the time of payment or vesting of any such benefits.

5.17 Board Approval; Stockholder Vote. The Parent Board (including any required committee or subgroup of the Parent Board) has, as of the date of this Agreement, unanimously: (a) approved and declared the advisability of this Agreement, the other Transaction Agreements and the consummation of the Transactions; and (b) determined that the consummation of the Transactions is in the best interest of the stockholders of Parent. Other than the approval of the by the stockholders of Parent of the Parent Stockholder Matters, no other corporate proceedings on the part of Parent are necessary to approve the consummation of the Transactions.

5.18 Title to Assets. Subject to the restrictions on use of the Trust Account set forth in the Trust Agreement, Parent owns good and marketable title to, or holds a valid leasehold interest in, or a valid license to use, all of the assets used by Parent in the operation of its business and that are material to Parent, free and clear of any Liens (other than Permitted Liens).

5.19 Affiliate Transactions. Except for equity ownership or employment relationships (including any employment or similar Contract) expressly contemplated by this Agreement, any non-disclosure or confidentiality Contract entered into in connection with the “wall-crossing” of Parent’s stockholders, any Transaction Agreement, or as set forth in Section 5.19 of the Parent Disclosure Letter, (a) there are no transactions or Contracts, or series of related transactions or Contracts, between Parent, on the one hand, and any Related Party of Parent, Sponsor, Crescent, any beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of five percent (5%) or more of Parent Shares or, to the Knowledge of Parent, any of their respective “associates” or “immediate family” members (as such terms are defined in Rule 12b-2 and Rule 16a-1 of the Exchange Act), on the other hand, nor is any Indebtedness owed by or to Parent, on the one hand, to or by Sponsor, Crescent or any such Related Party, beneficial owner, associate or immediate family member, and (b) none of the officers or directors (or members of a similar governing body) of Parent, Sponsor, Crescent, any beneficial owner of five percent (5%) or more of Parent Shares or, to the Knowledge of Parent, their respective “associates” or “immediate family members” owns directly or indirectly in whole or in part, or has any other material interest in, (i) any material tangible or real property that Parent or uses, owns or leases (other than through any equity interest in Parent) or (ii) any customer, vendor or other material business relation of Parent, Sponsor or Crescent.

5.20 Forward Purchase Agreement. Parent has delivered to the Company and the Stockholder Representative a true, accurate and complete copy of the Forward Purchase Agreement. The Forward Purchase Agreement is in full force and effect and has not been withdrawn, terminated, or otherwise amended or modified, in any respect, and no withdrawal, termination, amendment or modification is contemplated by Parent, and the commitments contained in the Forward Purchase Agreement have not been withdrawn, terminated or rescinded by Crescent in any respect. The Forward Purchase Agreement is a legal, valid and binding obligation of Parent and Crescent, enforceable in accordance with its terms. The Forward Purchase Agreement provides that the Company and the Stockholder Representative are third-party beneficiaries thereof and are entitled to enforce such agreement. There are no other agreements, side letters, or arrangements between Parent and any other Person (including Crescent) relating to the Forward Purchase Transaction, and, as of the date hereof, Parent does not know of any facts or circumstances that would reasonably be expected to result in any of the conditions set forth in the Forward Purchase Agreement not being satisfied, or the Forward Purchase Investment Amount not being available to Parent, on the Closing Date. The Forward Purchase Agreement contains all of the conditions precedent to the obligations of Crescent to contribute to Parent the Forward Purchase Investment Amount on the terms therein. No event has occurred that, with or without notice, lapse of time or both, would constitute a default or breach on the part of Parent or Crescent under any condition precedent or material term of the Forward Purchase Agreement and, as of the date hereof, Parent has no reason to believe that any of the conditions to the consummation of the Forward Purchase Transaction will not be satisfied, and, as of the date hereof, Parent is not aware of the existence of any fact or event that would or would reasonably be expected to cause such conditions not to be satisfied.

5.21 Investment Company Act; JOBS Act. Parent is not an “investment company” or a Person directly or indirectly “controlled” by or acting on behalf of a person subject to registration and regulation as an “investment company,” in each case, within the meaning of the Investment Company Act. Parent constitutes an “emerging growth company” within the meaning of the JOBS Act.

5.22 No Undisclosed Liabilities. Parent and its Subsidiaries have no liabilities (whether direct or indirect, absolute, accrued, contingent or otherwise) of a nature required to be disclosed on a balance sheet in accordance with U.S. GAAP, except for liabilities: (a) provided for in, or otherwise disclosed or reflected in the most recent balance sheet included in Parent’s quarterly report on Form 10-Q for the quarterly period ended March 31, 2020; (b) arising in the Ordinary Course of Business since March 31, 2020; (c) incurred since March 31, 2020 pursuant to or in connection with this Agreement or the Transactions; (d) disclosed in this Agreement (or its schedules); or (e) which would not reasonably be expected to be material to Parent and its Subsidiaries, as a whole.

5.23 Brokers. None of Parent, First Merger Sub, Second Merger Sub, nor any of their respective Affiliates, including Sponsor, has any liability or obligation to pay, or is entitled to receive, any fees or commissions to any broker, finder or agent with respect to the Transactions.

5.24 Disclaimer of Other Warranties. PARENT, FIRST MERGER SUB AND SECOND MERGER SUB HEREBY ACKNOWLEDGE THAT, EXCEPT AS EXPRESSLY PROVIDED IN ARTICLE IV AND THE OTHER TRANSACTION AGREEMENTS, NONE OF THE COMPANY, ANY OF ITS SUBSIDIARIES, ANY COMPANY STOCKHOLDER OR ANY OF THEIR RESPECTIVE AFFILIATES OR REPRESENTATIVES HAS MADE, IS MAKING, OR SHALL BE DEEMED TO MAKE ANY REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, AT LAW OR IN EQUITY, TO PARENT, FIRST MERGER SUB, SECOND MERGER SUB, THE SPONSOR OR ANY OF THEIR RESPECTIVE AFFILIATES OR REPRESENTATIVES OR ANY OTHER PERSON, WITH RESPECT TO ANY COMPANY STOCKHOLDER, ANY OTHER INSIDER, ANY OF THE GROUP COMPANIES OR ANY OF THEIR RESPECTIVE BUSINESSES, ASSETS OR PROPERTIES, OR OTHERWISE, INCLUDING ANY REPRESENTATION OR WARRANTY AS TO MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, FUTURE RESULTS, PROPOSED BUSINESSES OR FUTURE PLANS IN CONNECTION WITH THE TRANSACTIONS. WITHOUT LIMITING THE FOREGOING AND NOTWITHSTANDING ANYTHING TO THE CONTRARY: (A) NONE OF THE COMPANY, ANY OF ITS SUBSIDIARIES, ANY COMPANY STOCKHOLDER OR ANY OF THEIR RESPECTIVE AFFILIATES OR REPRESENTATIVES SHALL BE DEEMED TO MAKE TO PARENT, FIRST MERGER SUB, SECOND MERGER SUB, OR ANY OF THEIR RESPECTIVE AFFILIATES OR REPRESENTATIVES ANY REPRESENTATION OR WARRANTY IN CONNECTION WITH THE TRANSACTIONS OTHER THAN AS EXPRESSLY MADE BY THE COMPANY OR ANY COMPANY STOCKHOLDER TO PARENT, FIRST MERGER SUB, SECOND MERGER SUB AND THE SPONSOR IN ARTICLE IV AND THE OTHER TRANSACTION AGREEMENTS; AND (B) NONE OF THE COMPANY, ANY OF ITS SUBSIDIARIES, ANY COMPANY STOCKHOLDER NOR ANY OF THEIR RESPECTIVE AFFILIATES OR REPRESENTATIVES, HAS MADE, IS MAKING, OR SHALL BE DEEMED TO MAKE TO PARENT, FIRST MERGER SUB, SECOND MERGER SUB, THE SPONSOR OR ANY OF THEIR RESPECTIVE AFFILIATES OR REPRESENTATIVES OR ANY OTHER PERSON ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, WITH RESPECT TO: (1) THE INFORMATION DISTRIBUTED OR MADE AVAILABLE TO PARENT OR ITS REPRESENTATIVES BY OR ON BEHALF OF THE COMPANY OR THE COMPANY STOCKHOLDERS IN CONNECTION WITH THIS AGREEMENT AND THE TRANSACTIONS; (2) ANY MANAGEMENT

PRESENTATION, CONFIDENTIAL INFORMATION MEMORANDUM OR SIMILAR DOCUMENT; OR (3) ANY FINANCIAL PROJECTION, FORECAST, ESTIMATE, BUDGET OR SIMILAR ITEM RELATING TO THE COMPANY, ANY OF ITS SUBSIDIARIES, ANY COMPANY STOCKHOLDER AND/OR ANY OF THEIR RESPECTIVE BUSINESSES, ASSETS, LIABILITIES, PROPERTIES, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND PROJECTED OPERATIONS. EACH OF PARENT, FIRST MERGER SUB AND SECOND MERGER SUB HEREBY ACKNOWLEDGES AND AGREES THAT IT HAS NOT RELIED ON ANY REPRESENTATION OR WARRANTY THAT IS NOT EXPRESSLY SET FORTH IN ARTICLE IV OF THIS AGREEMENT AND THE OTHER TRANSACTION AGREEMENTS. EACH OF PARENT, FIRST MERGER SUB AND SECOND MERGER SUB ACKNOWLEDGES AND AGREES THAT IT HAS CONDUCTED, TO ITS SATISFACTION, AN INDEPENDENT INVESTIGATION AND VERIFICATION OF THE COMPANY, ITS SUBSIDIARIES, THE COMPANY STOCKHOLDERS AND THE BUSINESS, ASSETS, LIABILITIES, PROPERTIES, FINANCIAL CONDITIONS, RESULTS OF OPERATIONS AND PROJECTED OPERATIONS OF EACH OF THE FOREGOING AND, IN MAKING ITS DETERMINATION TO PROCEED WITH THE TRANSACTIONS, EACH OF PARENT, FIRST MERGER SUB AND SECOND MERGER SUB HAS RELIED ON THE RESULTS OF ITS OWN INDEPENDENT INVESTIGATION AND VERIFICATION, IN ADDITION TO THE REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE COMPANY STOCKHOLDERS EXPRESSLY AND SPECIFICALLY SET FORTH IN ARTICLE IV OF THIS AGREEMENT AND THE OTHER TRANSACTION AGREEMENTS. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS SECTION 5.25, CLAIMS AGAINST THE COMPANY OR ANY OTHER PERSON SHALL NOT BE LIMITED IN ANY RESPECT IN THE EVENT OF INTENTIONAL FRAUD IN THE MAKING THE OF THE REPRESENTATIONS AND WARRANTIES IN ARTICLE IV AND THE OTHER TRANSACTION AGREEMENTS BY SUCH PERSON.

ARTICLE VI

CONDUCT PRIOR TO THE CLOSING DATE

6.1 Conduct of Business by the Company and the Company Subsidiaries. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms and the Effective Time, the Company shall, and shall cause the Company Subsidiaries to, carry on its business in the Ordinary Course of Business and in accordance with Applicable Legal Requirements, except: (a) to the extent that Parent shall otherwise consent in writing (such consent not to be unreasonably withheld, delayed or conditioned); or (b) as expressly contemplated by this Agreement or Schedule 6.1 of the Company Disclosure Letter. Without limiting the generality of the foregoing, except as required or expressly permitted by the terms of this Agreement or the Company Disclosure Letter, or as required by Applicable Legal Requirements, without the prior written consent of Parent, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms and the Effective Time, the Company shall not, and shall cause the Company Subsidiaries not to, do any of the following:

(a) except as otherwise required by any existing Employee Benefit Plan or Applicable Legal Requirements: (i) increase or grant any increase in the compensation, bonus, fringe or other benefits of, or pay, grant or promise any bonus to, any current or former employee, director or independent contractor except for any increases in the rate of base salary or wage that does not exceed three percent (3%) of such Person’s current base salary or wage pursuant to: (A) annual adjustments in the Ordinary Course of Business; or (B) in connection with any promotion or material increase in responsibility of any officer or employee in the Ordinary Course of Business; (ii) grant or pay any severance or change in control pay or benefits to, or otherwise increase the severance or change in control pay or benefits of, any current or former employee, director or independent contractor; (iii) enter into, amend (other than immaterial amendments) or terminate any Employee Benefit Plan or any employee benefit plan, policy, program, agreement, trust or arrangement that would have constituted an Employee Benefit Plan if it had been in effect on the date of this Agreement; (iv) take any action to accelerate the vesting or payment of, or otherwise fund or secure the payment of, any compensation or benefits under any Employee Benefit Plan; (v) grant any equity or equity-based compensation awards; or (vi) hire any employee or independent contractor, unless such hiring is in the Ordinary Course of Business with respect to employees and independent contractors, in each case, with individual annual remuneration not to exceed $200,000, or terminate any employee (other than for cause) with an individual annual base salary in excess of $200,000;

(b) (i) transfer, sell, assign, license, sublicense, encumber, impair, abandon, fail to diligently maintain, transfer or otherwise dispose of any right, title or interest of the Company in any material Owned Intellectual Property or material Licensed Intellectual Property; (ii) extend, amend, waive, cancel or modify any material rights in or to any Owned Intellectual Property or Licensed Intellectual Property, in each case, that is material to any business of the Group Companies; (iii) fail to diligently prosecute the patent or trademark applications owned by the Company other than applications the Company, in the exercise of its good faith business judgment, has determined to abandon; or (iv) divulge, furnish to or make accessible, or subject to any obligation to divulge, furnish or make accessible, any Trade Secrets (including the source code for Group Company Software) within Owned Intellectual Property to any third party who is not subject to an enforceable written agreement to maintain the confidentiality of such Trade Secrets, other than, in each of (i) through (iii), in the Ordinary Course of Business; provided that in no event shall the Company license on an exclusive basis or sell, assign or otherwise transfer any material Owned Intellectual Property;

(c) modify in any material respect any of the Group Companies’ privacy policies, or any administrative, technical or physical safeguards related to privacy or cybersecurity, except (A) to remediate any security issue, (B) to enhance data security or integrity, (C) to comply with Applicable Legal Requirements, or (D) as otherwise directed or required by a Governmental Entity;

(d) except for transactions solely among the Company and the Company Subsidiaries: (i) declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock, equity securities or property) in respect of any capital stock or split, combine or reclassify any capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock; (ii) repurchase, redeem or otherwise acquire, or offer to repurchase, redeem or otherwise acquire, any membership interests, capital stock or any other equity interests, as applicable, in any Group Company; (iii) grant, issue sell or otherwise dispose, or authorize to issue sell, or otherwise dispose any membership interests, capital stock or any other equity interests (such as stock options, stock units, restricted stock or other Contracts for the purchase or acquisition of such capital stock), as applicable, in any Group Company; (iv) declare, set aside or pay any dividend or make any other distribution; or (v) issue, deliver, sell, authorize, pledge or otherwise encumber, or agree to any of the foregoing with respect to, any shares of capital stock or other equity securities or ownership interests or any securities convertible into or exchangeable for shares of capital stock or other equity securities or ownership interests, or subscriptions, rights, warrants or options to acquire any shares of capital stock or other equity securities or ownership interests or any securities convertible into or exchangeable for shares of capital stock or other equity securities or other ownership interests, or enter into other agreements or commitments of any character obligating it to issue any such shares, equity securities or other ownership interests or convertible or exchangeable securities;

(e) amend its Governing Documents, or form or establish any Subsidiary;

(f) (i) merge, consolidate or combine with any Person; or (ii) acquire or agree to acquire by merging or consolidating with, purchasing any equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof;

(g) terminate, amend or modify in any material respect any Company Real Property Lease (other than any termination, amendment or modification of a Company Real Property Lease that will take place automatically by its terms);

(h) other than with respect to the Company Real Property Leases, sell, lease, license, sublicense, abandon, divest, transfer, assign, cancel, abandon or permit to lapse or expire, dedicate to the public, or otherwise dispose of, or agree to do any of the foregoing, or otherwise dispose of material assets, properties or Franchise Agreements, other than pursuant to agreements existing on the date hereof and set forth on Schedule 6.1(h) of the Company Disclosure Letter;

(i) (i) issue or sell any debt securities or rights to acquire any debt securities of any of the Group Companies or guarantee any debt securities of another Person; (ii) make or create any loans, advances or capital contributions to, or investments in, any Person other than any of the Group Companies; (iii) create, incur, assume, guarantee or otherwise become liable for, any Indebtedness other than guarantees of any Indebtedness of any Subsidiaries or guarantees by the Company Subsidiaries of the Indebtedness of the Company; (iv) except in the Ordinary Course of Business, create any Liens on any material property or material assets of any of the Group Companies in connection with any Indebtedness thereof (other than Permitted Liens); (v) fail to comply with the terms of the Existing Credit Agreement or take any action, or omit to take any action, that would constitute or result in a default or event of default under the Existing Credit Agreement; or (vi) cancel or forgive any Indebtedness owed to any of the Group Companies, including any debts or claims related to Franchisees;

(j) (i) fail to manage the working capital of the Group Companies in the Ordinary Course of Business; (ii) accelerate or delay in any respect material to the Company and its Subsidiaries (A) the collection of any accounts receivable or (B) payment of any accounts payable or accrued expenses, in the case of each of clauses (A) and (B), in advance or beyond the Closing Date (as calculated in accordance with the past practice of the Group Companies) except as consistent with the Ordinary Course of Business; (iii) fail to pay any material Taxes that are required to be paid by the Group Companies after the date hereof and prior to the Closing Date (as calculated in accordance with the past practice of the Group Companies (including reporting positions, elections and accounting methods) in preparing Tax Returns and calculating Taxes due or payable) except where such failure is consistent with the Ordinary Course of Business; and (iv) fail to maintain and manage inventory levels in the Ordinary Course of Business;

(k) release, assign, compromise, settle or agree to settle any Legal Proceeding material to the Group Companies or their respective properties or assets;

(l) (i) except in the Ordinary Course of Business: (A) modify, amend in a manner that is adverse to the applicable Group Company or terminate any Company Material Contract; (B) enter into any Contract that would have been a Company Material Contract had it been entered into prior to the date of this Agreement (excluding Franchise Agreements); (C) waive, delay the exercise of, release or assign any material rights or claims under any Company Material Contract; or (D) incur or enter into a Contract requiring the Company to pay in excess of $250,000 in any 12-month period; (ii) accelerate any payments receivable or delay any payments owed under any Franchise Agreement, or otherwise modify or amend any Franchise Agreement, in each case, outside of the Ordinary Course of Business in a manner which would have the effect of increasing Company Cash; (iii) modify or amend any material term under the Existing Credit Agreement (other than obtaining the Existing Credit Agreement Consent) or terminate or allow the termination of the Existing Credit Agreement or any commitments thereunder; or (iv) amend, replace, modify or supplement of, or agree to any consent or waiver under, the Existing Credit Agreement Consent or other documentation related thereto;

(m) except as required by U.S. GAAP (or any interpretation thereof) or Applicable Legal Requirements, make any change in accounting methods, principles or practices;

(n) (i) make, change or revoke any material Tax election, (ii) settle or compromise any material Tax claim; (iii) change (or request to change) any method of accounting for Tax purposes; (iv) file any material amended Tax Return; (v) waive or extend any statute of limitations in respect of a period within which an assessment or reassessment of material Taxes may be issued (other than any extension pursuant to an extension to file any Tax Return); (vi) knowingly surrender any claim for a refund of Taxes; or (vii) enter into any “closing agreement” as described in Section 7121 of the Code (or any similar Legal Requirement) with any Governmental Entity;

(o) authorize, recommend, propose or announce an intention to adopt a plan of complete or partial liquidation, restructuring, recapitalization, dissolution or winding-up;

(p) subject to clause (a) above, enter into or amend any agreement with, or pay, distribute or advance any assets or property to, any of its officers, directors, employees, partners, stockholders or other Affiliates, other than payments or distributions relating to obligations in respect of arm’s length commercial transactions pursuant to the agreements set forth on Schedule 6.1(q) of the Company Disclosure Letter as existing on the date of this Agreement;

(q) engage in any material new line of business;

(r) take any action or fail to take any action that would reasonably be expected to prevent the First Merger and the Second Merger, taken together, from constituting an integrated transaction described in Rev. Rul. 2001-46, 2001-2 C.B. 321 that qualifies as a “reorganization” within the meaning of Section 368(a) of the Code and the Treasury Regulations;

(s) (i) limit the rights of any Group Company: (A) to engage in any line of business or in any geographic area; (B) to develop, market or sell products or services; or (C) to compete with any Person; or (ii) grant any exclusive or similar rights to any Person (except, in the case of each of the foregoing clauses (i) and (ii), as may be specified in Franchise Agreements entered into in the Ordinary Course of Business);

(t) terminate or amend, in a manner materially detrimental to any Group Company, any material insurance policy insuring the business of any Group Company;

(u) amend in a manner materially detrimental to any Group Company, terminate, permit to lapse or fail to use reasonable best efforts to maintain any Approval; or

(v) agree in writing or otherwise agree, commit or resolve to take any of the actions described in Sections 6.1(a) through ((v)) above.

6.2 Conduct of Business by Parent, First Merger Sub and Second Merger Sub. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms and the Effective Time, Parent shall, and shall cause its Subsidiaries to, carry on its business in the Ordinary Course of Business and in accordance with Applicable Legal Requirements, except (a) to the extent that the Company shall otherwise consent in writing (such consent not to be unreasonably withheld, delayed or conditioned) or (b) as expressly contemplated by this Agreement (including as contemplated by the Forward Purchase Transaction) or Schedule 6.2 of the Parent Disclosure Letter. Without limiting the generality of the foregoing, except as required or permitted by the terms of this Agreement or as required by Applicable Legal Requirements, without the prior written consent of the Company, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Closing, Parent shall not, and shall cause its Subsidiaries not to, do any of the following:

(a) declare, set aside or pay dividends on or make any other distributions (whether in cash, stock, equity securities or property) in respect of any capital stock (or warrant) or split, combine or reclassify any capital stock (or warrant), effect a recapitalization or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock or warrant, or effect any like change in capitalization;

(b) purchase, redeem or otherwise acquire, directly or indirectly, any equity securities of Parent or any of its Subsidiaries;

(c) other than in connection with the Forward Purchase Transaction or Crescent’s right to purchase additional shares of Parent Class A Stock pursuant to Section 7.20, grant, issue, deliver, sell, authorize, pledge or otherwise encumber, or agree to any of the foregoing with respect to, any shares of capital stock or other equity securities or any securities convertible into or exchangeable for shares of capital stock or other equity securities, or subscriptions, rights, warrants or options to acquire any shares of capital stock or other equity securities or any securities convertible into or exchangeable for shares of capital stock or other equity securities, or enter into other agreements or commitments of any character obligating it to issue any such shares of capital stock or equity securities or convertible or exchangeable securities;

(d) amend its Governing Documents or form or establish any Subsidiary;

(e) (i) merge, consolidate or combine with any Person; or (ii) acquire or agree to acquire by merging or consolidating with, or by purchasing any equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets, or enter into any joint ventures, strategic partnerships or alliances;

(f) incur any Indebtedness or guarantee any such Indebtedness of another Person or Persons, issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of Parent, as applicable, enter into any “keep well” or other agreement to maintain any financial statement condition or enter into any arrangement having the economic effect of any of the foregoing, in each case, except in the Ordinary Course of Business; provided, however, that Parent shall be permitted to incur Indebtedness from its Affiliates and stockholders in order to meet its reasonable capital requirements, with any such loans to be made only as reasonably required by the operation of Parent in due course on a non-interest basis and otherwise on terms and conditions no less favorable than arm’s length and repayable at Closing;

(g) except as required by U.S. GAAP (or any interpretation thereof) or Applicable Legal Requirements, make any change in accounting methods, principles or practices;

(h) (i) settle or compromise any material Tax claim; (ii) change (or request to change) any method of accounting for Tax purposes; (iii) file any material amended Tax Return; (iv) waive or extend any statute of limitations in respect of a period within which an assessment or reassessment of material Taxes may be issued (other than any extension pursuant to an extension to file any Tax Return); (v) knowingly surrender any claim for a refund of Taxes; (vi) enter into any “closing agreement” as described in Section 7121 of the Code (or any similar Legal Requirement) with any Governmental Entity or (vii) make, change or revoke any material Tax election;

(i) take any action or fail to take any action that would reasonably be expected to prevent the First Merger and the Second Merger, taken together, from constituting an integrated transaction described in Rev. Rul. 2001-46, 2001-2 C.B. 321 that qualifies as a “reorganization” within the meaning of Section 368(a) of the Code and the Treasury Regulations;

(j) except in the Ordinary Course of Business, create any Liens on any material property or material assets of Parent, First Merger Sub or Second Merger Sub in connection with any Indebtedness thereof (other than Permitted Liens);

(k) liquidate, dissolve, reorganize or otherwise wind up the business or operations of Parent, First Merger Sub or Second Merger Sub;

(l) commence, settle or compromise any Legal Proceeding material to Parent, First Merger Sub or Second Merger Sub or their respective properties or assets;

(m) engage in any material new line of business;

(n) amend the Trust Agreement or any other agreement related to the Trust Account; or

(o) agree in writing or otherwise agree, commit or resolve to take any of the actions described in Sections 6.2(a) through (n) above.

ARTICLE VII

ADDITIONAL AGREEMENTS

7.1 Proxy Statement; Special Meeting.

(a) Proxy Statement.

(i) As promptly as practicable following the execution and delivery of this Agreement, Parent shall, in accordance with this Section 7.1(a), prepare and file with the SEC, in preliminary form, a proxy statement in connection with the Transactions (as amended or supplemented from time to time, the “Proxy Statement”) to be sent to the stockholders of Parent relating to the Special Meeting, for the purpose of, among other things: (A) providing Parent’s stockholders with notice of the opportunity to redeem shares of Parent Class A Stock (the “Parent Stockholder Redemption”); and (B) soliciting proxies from holders of Parent Class A Stock to vote at the Special Meeting in favor of: (1) the adoption of this Agreement and approval of the Transactions; (2) the issuance of shares of Parent Class A Stock in connection with Section 2.6; (3) the amendment and restatement of the Parent Organizational Documents substantially in the form of the Parent A&R Charter attached hereto as Exhibit C; (4) adoption of the 2020 Equity Incentive Plan; and (5) any other proposals the Parties deem necessary or desirable to consummate the Transactions (collectively, the “Parent Stockholder Matters”). Without the prior written consent of the Company (such consent not to be unreasonably withheld, conditioned or delayed), the Parent Stockholder Matters shall be the only matters (other than procedural matters) which Parent shall propose to be acted on by the Parent’s stockholders at the Special Meeting. The Proxy Statement will comply as to form and substance with the applicable requirements of the Exchange Act and the rules and regulations thereunder. Parent shall file the definitive Proxy Statement with the SEC and cause the Proxy Statement to be mailed to its stockholders of record, as of the record date to be established by the Parent Board, as promptly as practicable following the earlier to occur of: (Y) in the event the preliminary Proxy Statement is not reviewed by the SEC, the expiration of the waiting period in Rule 14a-6(a) under the Exchange Act; and (Z) in the event the preliminary Proxy Statement is reviewed by the SEC, receipt of oral or written notification of the completion of the review by the SEC (such earlier date, the “Proxy Clearance Date”).

(ii) Prior to filing with the SEC, Parent will make available to the Company drafts of the Proxy Statement and any other documents to be filed with the SEC related to the Transactions, both preliminary and final, and any amendment or supplement to the Proxy Statement or such other document and will provide the Company with a reasonable opportunity to comment on such drafts and shall consider such comments in good faith. Parent shall not file any such documents with the SEC without the prior written consent of the Company (such consent not to be unreasonably withheld, conditioned or delayed). Parent will advise the Company promptly after it receives notice thereof of: (A) the time when the Proxy Statement has been filed; (B) in the event the preliminary Proxy Statement is not reviewed by the SEC, the expiration of the waiting period in Rule 14a-6(a) under the Exchange Act; (C) in the event the preliminary Proxy Statement is reviewed by the SEC, receipt of oral or written notification of the completion of the review by the SEC; (D) the filing of any supplement or amendment to the Proxy Statement; (E) the issuance of any stop order by the SEC; (F) any request by the SEC for amendment of the Proxy Statement; (G) any comments from the SEC relating to the Proxy Statement and responses thereto; and (H) requests by the SEC for additional information relating to the Proxy Statement. Parent shall promptly respond to any SEC comments on the Proxy Statement and shall use its reasonable best efforts to have the Proxy Statement cleared by the SEC under the Exchange Act as promptly as practicable; provided that prior to responding to any requests or comments from the SEC, Parent will make available to the Company drafts of any such response and provide the Company with a reasonable opportunity to comment on such drafts.

(iii) If, at any time prior to the Special Meeting, there shall be discovered any information that should be set forth in an amendment or supplement to the Proxy Statement so that the Proxy Statement would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, Parent shall promptly file an amendment or supplement to the Proxy Statement containing such information. If, at any time prior to the Closing, the Company discovers any information, event or circumstance relating to the Company, its business or any of its Affiliates, officers, directors or employees that should be set forth in an amendment or a supplement to the Proxy Statement so that the Proxy Statement would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, then the Company shall promptly inform Parent of such information, event or circumstance.

(iv) Parent shall make all necessary filings with respect to the Transactions under the Securities Act, the Exchange Act and applicable “blue sky” laws, and any rules and regulations thereunder. The

Company agrees to promptly provide Parent with all information concerning the business, management, operations and financial condition of the Company and the Company Subsidiaries, in each case, reasonably requested by Parent for inclusion in the Proxy Statement. The Company shall cause the officers and employees of the Company and the Company Subsidiaries to be reasonably available to Parent and its counsel, auditors and other advisors in connection with the drafting of the Proxy Statement and responding in a timely manner to comments on the Proxy Statement from the SEC.

(b) Parent shall, as promptly as practicable following the Proxy Clearance Date, establish a record date (which date shall be mutually agreed with the Company) for, duly call and give notice of, the Special Meeting. Parent shall convene and hold a meeting of Parent’s stockholders (the “Special Meeting”), for the purpose of obtaining the approval of the Parent Stockholder Matters, which meeting shall be held not more than forty-five (45) days after the date on which Parent mails the Proxy Statement to its stockholders. Parent shall use its reasonable best efforts to obtain the approval of the Parent Stockholder Matters at the Special Meeting, including by soliciting proxies as promptly as practicable in accordance with Applicable Legal Requirements for the purpose of seeking the approval of the Parent Stockholder Matters. Subject to the proviso in the immediately following sentence, Parent shall include the Parent Recommendation in the Proxy Statement.

(c) The Parent Board shall not (and no committee or subgroup thereof shall) change, withdraw, withhold, qualify or modify, or publicly propose to change, withdraw, withhold, qualify or modify, the Parent Recommendation (a “Change in Recommendation”); provided that the Parent Board may make a Change in Recommendation in response to either a Superior Proposal or an Intervening Event if it determines in good faith, after consultation with its outside legal counsel, that a failure to make a Change in Recommendation would constitute a breach by the Parent Board of its fiduciary obligations to Parent’s stockholders under Applicable Legal Requirements; provided, further, that the Parent Board may not make Change in Recommendation in response to a Superior Proposal unless:

(i) Parent notifies the Company in writing at least four (4) Business Days before taking that action of its intention to do so (the “Notice Period”), and specifies the reasons therefor, including the terms and conditions of, and the identity of the Person making, such Superior Proposal, and contemporaneously furnishes a copy (if any) of the proposed Alternative Acquisition Agreement and any other relevant transaction documents (it being understood and agreed that if there is any material amendment to the financial terms (including any such material amendment (it being understood that there may be multiple extensions)) or other terms of such Superior Proposal after the commencement of the Notice Period, the Notice Period shall be extended to ensure that at least two (2) Business Days remain in the Notice Period subsequent to the date Parent notifies the Company of the material amendment); and

(ii) if the Company makes a proposal during such Notice Period to adjust the terms and conditions of this Agreement, the Parent Board, after taking into consideration the adjusted terms and conditions of this Agreement as proposed by the Company, continues to determine in good faith (after consultation with outside counsel and its financial advisor) that such Superior Proposal continues to be a Superior Proposal and that the failure to make a Change in Recommendation or terminate this Agreement, as applicable, would result in a breach of its fiduciary duties to the stockholders of Parent under Applicable Legal Requirements;

provided, further, that the Parent Board may not make a Change in Recommendation in response to an Intervening Event unless:

(iii) Parent provides the Company with written information describing such Intervening Event in reasonable detail as soon as reasonably practicable after becoming aware of it;

(iv) Parent keeps the Company reasonably informed of developments with respect to such Intervening Event;

(v) Parent notifies the Company in writing at least four (4) Business Days before making a Change in Recommendation with respect to such Intervening Event of its intention to do so and specifies the reasons therefor; and

(vi) if the Company makes a proposal during such four (4) Business Day period to adjust the terms and conditions of this Agreement, the Parent Board, after taking into consideration the adjusted terms and conditions of this Agreement as proposed by the Company, continues to determine in good faith (after consultation with outside counsel) that the failure to make such Change in Recommendation would result in a breach of its fiduciary obligations to the stockholders of Parent under Applicable Legal Requirements.

(d) During the Notice Period prior to its effecting a Change in Recommendation, Parent shall, and shall cause its financial and legal advisors to, negotiate with the Company in good faith (to the extent the Company seeks to negotiate) regarding any revisions to the terms of the transactions contemplated by this Agreement proposed by the Company. Notwithstanding anything to the contrary contained herein, neither Parent nor any of its Subsidiaries shall enter into any Alternative Acquisition Agreement unless this Agreement has been terminated in accordance with its terms.

(e) Parent agrees that its obligation to establish a record date for, duly call, give notice of, convene and hold the Special Meeting for the purpose of seeking approval of the Parent Stockholder Matters (and its obligation to use its reasonable best efforts to obtain such approvals) shall not be affected by any Change in Recommendation, and Parent agrees to establish a record date for, duly call, give notice of, convene and hold the Special Meeting and submit for the approval of its stockholders the matters contemplated by the Proxy Statement as contemplated by this Section 7.1(e), regardless of whether or not there shall have occurred any Change in Recommendation. Notwithstanding anything to the contrary contained in this Agreement, Parent shall be entitled to postpone or adjourn the Special Meeting: (i) to ensure that any supplement or amendment to the Proxy Statement that the Parent Board has determined in good faith is required by Applicable Legal Requirements is disclosed to Parent’s stockholders and for such supplement or amendment to be promptly disseminated to Parent’s stockholders prior to the Special Meeting; (ii) if, as of the time for which the Special Meeting is originally scheduled (as set forth in the Proxy Statement), there are insufficient shares of Parent Class A Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business to be conducted at the Special Meeting; (iii) to seek withdrawals of redemption requests from Parent’s stockholders if Parent reasonably expects the Parent Stockholder Redemption payments would cause the condition in Section 8.1(f) to not be satisfied at the Closing; or (iv) in order to solicit additional proxies from stockholders for purposes of obtaining approval of the Parent Stockholder Matters; provided that unless the Company shall otherwise consent in writing in its sole discretion, Parent may not postpone or adjourn the Special Meeting more than a total of two times pursuant to clauses (ii), (iii) and (iv) of this Section 7.1(e); provided, further, that in the event of a postponement or adjournment pursuant to clauses (i) or (ii) above, the Special Meeting shall be reconvened as promptly as practicable following such time as the matters described in such clauses have been resolved.

7.2 Certain Regulatory Matters. As promptly as practicable after the date of this Agreement and in any event within ten (10) Business Days after the date of this Agreement, Parent and the Company shall each prepare and file the notification required of it under the HSR Act in connection with the Transactions, a filing with the Australian Foreign Investment Review Board (the “FIRB Filing”) in connection with the Transactions and any other required filings under other applicable antitrust laws and shall promptly and in good faith respond to all information requested of it by the U.S. Federal Trade Commission, U.S. Department of Justice and the Australian Foreign Investment Review Board in connection with such notification and filings and otherwise cooperate in good faith with each other and such Governmental Entities. Each Party (other than the Stockholder Representative) will promptly furnish to the other such information and assistance as the other may reasonably request in connection with its preparation of any filing or submission that is necessary under the HSR Act, the FIRB Filing or other applicable antitrust laws and will take all other actions necessary or desirable to cause the expiration or termination of the applicable waiting periods as soon as practicable. Each Party will promptly provide the other with copies of all written communications (and memoranda setting forth the substance of all oral communications) between each of them, any of their Affiliates and their respective agents, representatives and advisors, on the one hand, and any Governmental Entity, on the other hand, with respect to this Agreement or the Transactions. Without limiting the foregoing, Parent and the Company shall: (a) promptly inform the other of any substantive communication to or from the U.S. Federal Trade Commission, the U.S. Department of Justice,

the Australian Foreign Investment Review Board or any other Governmental Entity regarding the Transactions; (b) permit each other to review in advance any proposed substantive written communication to any such Governmental Entity and incorporate reasonable comments thereto; (c) give the other prompt written notice of the commencement of any Legal Proceeding with respect to such transactions; (d) not agree to participate in any substantive meeting or discussion with any such Governmental Entity in respect of any filing, investigation or inquiry concerning this Agreement or the Transactions unless, to the extent reasonably practicable, it consults with the other Party in advance and, to the extent permitted by such Governmental Entity, gives the other Party the opportunity to attend; (e) keep the other reasonably informed as to the status of any such Legal Proceeding; and (f) promptly furnish each other with copies of all correspondence, filings (to the extent allowed under Applicable Legal Requirements) and written communications between such Party and their Affiliates and their respective agents, representatives and advisors, on one hand, and any such Governmental Entity, on the other hand, in each case, with respect to this Agreement and the Transactions. Parent, on the one hand, and the Company, on the other hand, shall each pay fifty percent (50%) of any filing fees required by Governmental Entities, including with respect to any registrations, declarations and filings required in connection with the execution and delivery of this Agreement, the performance of the obligations hereunder and the consummation of the Transactions, including filing fees in connection with filings under the HSR Act, the FIRB Filing and any other applicable antitrust laws.

7.3 Other Filings; Press Release.

(a) As promptly as practicable after execution of this Agreement, Parent will prepare and file a Current Report on Form 8-K pursuant to the Exchange Act to report the execution of this Agreement, the form and substance of which shall be approved in advance in writing by the Company.

(b) Promptly after the execution of this Agreement, Parent and the Company shall also issue a joint press release announcing the execution of this Agreement.

(c) Parent shall prepare a draft Current Report on Form 8-K announcing the Closing, together with, or incorporating by reference, the financial statements prepared by the Company and its accountant, and such other information that may be required to be disclosed with respect to the Transactions in any report or form to be filed with the SEC (“Closing Form 8-K”), the form and substance of which shall be approved in advance in writing by the Company. Prior to Closing, Parent and the Company shall prepare a joint press release announcing the consummation of the Transactions hereunder (“Closing Press Release”). Substantially concurrently with the Closing, Parent shall issue the Closing Press Release. Concurrently with the Closing, or as soon as practicable thereafter, Parent shall file the Closing Form 8-K with the SEC.

7.4 Confidentiality; Communications Plan; Access to Information.

(a) Parent and the Company acknowledge that they are parties to the Confidentiality Agreement, the terms of which are incorporated herein by reference. Following Closing, the Confidentiality Agreement shall be superseded in its entirety by the provisions of this Agreement; provided, however, that if for any reason this Agreement is terminated prior to the Closing, the Confidentiality Agreement shall nonetheless continue in full force and effect in accordance with its terms. Beginning on the date hereof and ending on the second anniversary of this Agreement, each Party agrees to maintain in confidence any non-public information received from the other Parties, and to use such non-public information only for purposes of consummating the Transactions. Such confidentiality obligations will not apply to: (i) information which was known to one Party or its agents or representatives prior to receipt from the Company or the Company Stockholders, on the one hand, or Parent, First Merger Sub or Second Merger Sub, on the other hand, as applicable; (ii) information which is or becomes generally known to the public without breach of this Agreement or an existing obligation of confidentiality; (iii) information acquired by a Party or their respective agents from a third party who was not bound to an obligation of confidentiality; (iv) information developed by such Party independently without any reliance on the non-public information received from any other Party; (v) disclosure required by Applicable Legal Requirement or stock exchange rule; or (vi) disclosure consented to in writing by Parent, First Merger Sub or Second Merger Sub (in the case of the Company Stockholders and, prior to the Closing, the Company) or the Stockholder Representative (in the case of Parent, First Merger Sub or Second Merger Sub and, following the Closing, the

Company). Notwithstanding anything in this Agreement to the contrary, following Closing, the Stockholder Representative shall be permitted to disclose information as required by law or to employees, advisors, agents or consultants of the Stockholder Representative and to the Company Stockholders, in each case who have a need to know such information, provided that such persons are subject to confidentiality obligations with respect thereto.

(b) Parent and the Company shall reasonably cooperate to create and implement a communications plan regarding the Transactions (the “Communications Plan”) promptly following the date hereof. Notwithstanding the foregoing, none of the Parties will make any public announcement or issue any public communication regarding this Agreement, the other Transaction Agreements or the Transactions or any matter related to the foregoing, without the prior written consent of the Company, in the case of a public announcement by Parent, or Parent, in the case of a public announcement by the Stockholder Representative, any Company Stockholder or the Company (such consents, in either case, not to be unreasonably withheld, conditioned or delayed), except: (i) if such announcement or other communication is required by Applicable Legal Requirements, in which case the disclosing Party shall, to the extent permitted by Applicable Legal Requirements, first allow such other Parties to review such announcement or communication and have the opportunity to comment thereon and the disclosing Party shall consider such comments in good faith; (ii) no consent of the Stockholder Representative, the Company or the Company Stockholders shall be required with respect to announcement by Parent or its Affiliates, if such announcement or other communication is made in connection with fundraising or other investment related activities and is made to such Person’s direct and indirect investors or potential investors or financing sources subject to an obligation of confidentiality; (iii) to the extent provided for in the Communications Plan, internal announcements to employees of the Group Companies; (iv) to the extent such announcements or other communications contain only information previously disclosed in a public statement, press release or other communication previously approved in accordance with Section 7.3 or this Section 7.4(b); and (v) announcements and communications to Governmental Entities in connection with registrations, declarations and filings relating to the Transactions required to be made under this Agreement. Notwithstanding anything in this Agreement to the contrary, following Closing and after the public announcement of the Mergers, the Stockholder Representative shall be permitted to publicly announce that it has been engaged to serve as the Stockholder Representative in connection with the Mergers as long as such announcement does not disclose any of the other terms of the Mergers or the other transactions contemplated herein.

(c) The Company will afford Parent and its financial advisors, accountants, counsel and other representatives reasonable access during normal business hours, upon reasonable advance notice, to the properties, books, records and personnel of the Company during the period prior to the Closing to obtain all information concerning the business, including the status of business development efforts, properties, results of operations and personnel of the Company, as Parent may reasonably request in connection with the consummation of the Transactions; provided, however, that any such access shall be conducted in a manner not to materially interfere with the businesses or operations of the Company. Parent will afford the Company and its financial advisors, underwriters, accountants, counsel and other representatives reasonable access during normal business hours, upon reasonable advance notice, to the properties, books, records and personnel of Parent during the period prior to the Closing to obtain all information concerning the business, including properties, results of operations and personnel of Parent, as the Company may reasonably request in connection with the consummation of the Transactions; provided, however, that any such access shall be conducted in a manner not to interfere with the businesses or operations of Parent.

7.5 Reasonable Best Efforts. Upon the terms and subject to the conditions set forth in this Agreement, each of the Parties (other than the Stockholder Representative) agrees to use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other Parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Mergers and the other Transactions, including using reasonable best efforts to accomplish the following: (a) the taking of all commercially reasonable acts necessary to cause the conditions precedent set forth in Article VIII to be satisfied; (b) the obtaining of all necessary actions, waivers, consents, approvals, orders and authorizations from Governmental Entities and the making of all necessary registrations, declarations and filings, including registrations, declarations and filings with Governmental Entities, if any, and any filings required pursuant to antitrust laws and the taking of all commercially reasonable steps as may be necessary to avoid any Legal Proceeding; (c) the obtaining of all consents, approvals or waivers from third parties required as a result of the Transactions, including any consents referred to on Schedule 4.5(b) of the Company Disclosure Letter (it being understood, for the avoidance of doubt, that nothing herein shall require the Company in connection therewith to incur any liability or expense or subject itself, any of its Subsidiaries or the business of the foregoing to any imposition of any limitation on the ability of any of them to conduct their business or to own or exercise control of their assets or properties); (d) the termination of each agreement set forth on Schedule 7.5(d) of the Company Disclosure Letter; (e) the defending of any suits, claims, actions, investigations or proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the Transactions, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed; and (f) the execution or delivery of any additional instruments reasonably necessary to consummate, and to fully carry out the purposes of, the Transactions. This obligation shall include, on the part of Parent, sending a termination letter to Continental substantially in the applicable form attached to the Trust Agreement (the “Trust Termination Letter”). Notwithstanding anything herein to the contrary, nothing in this Agreement shall be deemed to require Parent or the Company to agree to any divestiture by itself or any of its Affiliates of shares of capital stock or of any business, assets or property, the imposition of any limitation on the ability of any of them to conduct their business or to own or exercise control of their respective assets, properties and capital stock, or the incurrence of any liability or expense.

7.6 No Parent Securities Transactions. Neither the Company nor any of its controlled Affiliates, directly or indirectly, shall engage in any transactions involving the securities of Parent prior to the time of the making of a public announcement regarding all of the material terms of the business and operations of the Company and the Transactions. The Company shall instruct its directors, officers and employees to comply with the foregoing requirement.

7.7 No Claim Against Trust Account. For and in consideration of Parent entering into this Agreement, the receipt and sufficiency of which are hereby acknowledged, each of the Company and the Stockholder Representative hereby irrevocably waives any right, title, interest or claim of any kind it has or may have in the future in or to the Trust Account and agrees not to seek recourse against the Trust Account or any funds distributed therefrom as a result of, or arising out of, this Agreement and any negotiations, contracts or agreements with Parent; provided that: (a) nothing herein shall serve to limit or prohibit the Company’s or the Stockholder Representative’s right to pursue a claim against Parent pursuant to this Agreement for legal relief against monies or other assets of Parent held outside the Trust Account or for specific performance or other equitable relief in connection with the Transactions (so long as such claim would not affect Parent’s ability to fulfill its obligation to effectuate any Parent Stockholder Redemption) or for intentional fraud in the making of the representations and warranties in Article V; and (b) nothing herein shall serve to limit or prohibit any claims that the Company or the Stockholder Representative may have in the future pursuant to this Agreement against Parent’s assets or funds that are not held in the Trust Account.

7.8 Disclosure of Certain Matters. Each of Parent, First Merger Sub, Second Merger Sub, the Company and the Stockholder Representative will promptly provide the other Parties with prompt written notice of any event, development or condition of which they have Knowledge that: (a) is reasonably likely to cause any of the conditions set forth in Article VIII not to be satisfied; or (b) would require any amendment or supplement to the Proxy Statement.

7.9 Securities Listing. Parent will use its reasonable best efforts to cause the shares of Parent Class A Stock issued in connection with the Transactions, including the Parent Class A Stock issuable upon conversion of the Parent Class B-1 Stock, Parent Class B-2 Stock, Parent Class C-1 Stock and Parent Class C-2 Stock, to be approved for listing on Nasdaq at Closing. During the period from the date hereof until the Closing, Parent shall use its reasonable best efforts to keep the Parent Class A Stock and Parent Warrants listed for trading on Nasdaq. After the Closing, Parent shall use commercially reasonable efforts to continue the listing for trading of the Parent Class A Stock and Public Warrants on Nasdaq. Parent shall take all necessary actions and use commercially reasonable efforts to remain listed as a public company on the Nasdaq.

7.10 No Solicitation.

(a) During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms and the Effective Time, the Company shall not, and shall cause its Subsidiaries, and shall direct its employees, agents, officers, directors, representatives and advisors (collectively, “Representatives”) not to, directly or indirectly: (i) solicit, initiate, enter into or continue discussions, negotiations or transactions with, or encourage or respond to any inquiries or proposals by, or provide any information to, any Person (other than Parent, its Affiliates and their respective Representatives) concerning any merger, sale of ownership interests and/or assets (other than asset sales in the Ordinary Course of Business) of the Company, recapitalization or similar transaction, in each case other than the Transactions (each, a “Company Business Combination”); (ii) enter into any agreement regarding, continue or otherwise participate in any discussions or negotiations regarding, or cooperate in any way that would otherwise reasonably be expected to lead to a Company Business Combination; or (iii) commence, continue or renew any due diligence investigation regarding a Company Business Combination. In addition, the Company (i) shall, and shall cause its Subsidiaries and the Company Stockholders to, and shall cause their respective Representatives to, immediately cease any and all existing discussions or negotiations with any Person with respect to any Company Business Combination and (ii) shall cause each Company Stockholder to comply with Section 13 of the Support Agreement to which such Company Stockholder is a party.

(b) During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms and the Effective Time, Parent, First Merger Sub and Second Merger Sub shall not, and shall direct their respective Representatives not to, directly or indirectly: (i) solicit, initiate, enter into or continue discussions or transactions with, or encourage or respond to any inquiries or proposals by, or provide any information to, any Person (other than the Company and its Representatives) concerning any merger, purchase of ownership interests or assets of Parent, recapitalization or similar business combination transaction or any other “Business Combination” (as defined in the Parent Charter), in each case other than the Transactions (each, a “Parent Business Combination”); (ii) enter into any agreement regarding, continue or otherwise participate in any discussions or negotiations regarding, or cooperate in any way that would otherwise reasonably be expected to lead to a Parent Business Combination; or (iii) commence, continue or renew any due diligence investigation regarding a Parent Business Combination. Parent, First Merger Sub and Second Merger Sub shall, and shall cause their respective Affiliates and Representatives to, immediately cease any and all existing discussions or negotiations with any Person with respect to any Parent Business Combination.

(c) Each Party shall promptly (and in no event later than 24 hours after becoming aware of such inquiry, proposal, offer or submission) notify the other Parties (and in the case of Parent’s receipt of a Parent Business Combination proposal, Parent shall also provide notice to the Company) if it or, to its Knowledge, any of its or its Representatives receives any inquiry, proposal, offer or submission with respect to a Company Business Combination or Parent Business Combination, as applicable (including the identity of the Person making such inquiry or submitting such proposal, offer or submission), after the execution and delivery of this Agreement. If either Party or its Representatives receives an inquiry, proposal, offer or submission with respect to a Company Business Combination or Parent Business Combination, as applicable, such Party shall provide the other Parties with a copy of such inquiry, proposal, offer or submission.

7.11 Trust Account. Upon satisfaction or waiver of the conditions set forth in Article VIII and provision of notice thereof to Continental (which notice Parent shall provide to Continental in accordance with the terms of the Trust Agreement): (a) in accordance with and pursuant to the Trust Agreement, at the Closing, Parent: (i) shall cause the documents, opinions and notices required to be delivered to Continental pursuant to the Trust Agreement to be so delivered, including providing Continental with the Trust Termination Letter; and (ii) shall use its reasonable best efforts to cause Continental to, and Continental shall thereupon be obligated to, distribute the Trust Account as directed in the Trust Termination Letter in accordance with and pursuant to the Trust Agreement; and (b) thereafter, the Trust Account shall terminate, except as otherwise provided therein.

7.12 Directors’ and Officers’ Liability Insurance.

(a) Parent agrees that all rights to exculpation, indemnification and advancement of expenses now existing in favor of the current or former directors or officers, as the case may be, of Parent or any Group Company (each, together with such person’s heirs, executors or administrators, a “D&O Indemnified Party”), as provided in their respective Governing Documents or in any indemnification agreement with Parent set forth on Schedule 7.12(a) of the Parent Disclosure Letter or any Group Company set forth on Schedule 7.12(a) of the Company Disclosure Letter shall survive the Closing and shall continue in full force and effect. For a period of six (6) years from the Closing Date, Parent and the Surviving Entity shall (i) indemnify and hold harmless each D&O Indemnified Party against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages, liabilities or awards paid in settlement incurred in connection with any actual or threatened Legal Proceeding arising out of, relating to or in connection with matters existing or occurring at or prior to the Effective Time (including by reason of the fact that such Person is or was a director or officer of Parent, the Company or any of its subsidiaries or, while a director or officer of Parent, the Company or any of its Subsidiaries, was serving at the request of Parent, the Company or such Subsidiary as a director, officer, employee or agent of another Person (including serving at the request of Parent, the Company or any such Subsidiary with respect to any employee benefit plan), or for any acts or omissions occurring or alleged to occur prior to the Effective Time), whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent that Parent or the Company would have been permitted under Applicable Legal Requirements to indemnify such Person and Parent or the Surviving Entity shall advance expenses (including reasonable legal fees and expenses) incurred by such Person in the defense of any Legal Proceeding in advance of its prior disposition, including any expenses incurred in enforcing such Person’s rights under this Section 7.12, regardless of whether indemnification with respect to or advancement of such expenses is authorized under the certificate of formation or operating agreement of the Surviving Entity or the certificate of incorporation and bylaws, or equivalent organizational documents, of any Subsidiary and (ii) cause Parent and the Group Companies to maintain in effect the exculpation, indemnification and advancement of expenses provisions of Parent’s and such Group Company’s Governing Documents as in effect immediately prior to the Closing Date or in any indemnification agreements of Parent’s and each Group Company with any D&O Indemnified Party as in effect immediately prior to the Closing Date, and Parent shall, and shall cause the Group Companies to, not amend, repeal or otherwise modify any such provisions in any manner that would adversely affect the rights thereunder of any D&O Indemnified Party; provided, however, that all rights to indemnification or advancement of expenses in respect of any Legal Proceedings pending or asserted or any claim made within such period shall continue until the disposition of such Legal Proceeding or resolution of such claim. From and after the Closing Date, Parent shall, and shall cause the Group Companies to, honor, in accordance with their respective terms, each of the covenants contained in this Section 7.12 without limit as to time.

(b) Prior to the date hereof, Parent has obtained a “tail” or “runoff” directors’ and officers’ liability insurance policy (the “D&O Tail”) in respect of acts or omissions occurring prior to the Effective Time covering each such Person that is a director or officer of Parent currently covered by Parent’s directors’ and officers’ liability insurance policies on terms with respect to coverage, deductibles and amounts no less favorable than those of such policy in effect on the date of this Agreement for the six (6) year period following the Closing. Parent shall, and shall cause the Surviving Entity to, maintain the D&O Tail in full force and effect for its full term and cause all obligations thereunder to be honored by Parent and no other party shall have any further obligation to purchase or pay for such insurance pursuant to this Section 7.12(b).

(c) The rights of each D&O Indemnified Party hereunder shall be in addition to, and not in limitation of, any other rights such person may have under the Governing Documents of Parent or any Group Company, any other indemnification arrangement, any Legal Requirement or otherwise. The obligations of Parent and the Group Companies under this Section 7.12 shall not be terminated or modified in such a manner as to adversely affect any D&O Indemnified Party without the consent of such D&O Indemnified Party. The provisions of this Section 7.12 shall survive the Closing and expressly are intended to benefit, and are enforceable by, each of the D&O Indemnified Parties and their respective heirs and representatives, each of whom is an intended third-party beneficiary of this Section 7.12.

(d) If Parent or, after the Closing, any Group Company, or any of their respective successors or assigns: (i) consolidates with or merges into any other Person and shall not be the continuing or surviving entity of such consolidation or merger; or (ii) transfers or conveys all or substantially all of its properties and assets to any Person or effects any division or similar transaction, then, in each such case, proper provision shall be made so that the successors and assigns of Parent or such Group Company, as applicable, assume the obligations set forth in this Section 7.12.

7.13 Tax Matters.

(a) Parent agrees that it shall not make any election under Section 338 or 336(e) of the Code, or any similar provision of state, local or foreign Legal Requirements, with respect to the Transactions.

(b) All transfer, documentary, sales, use, stamp, registration, excise, recording, registration value added and other such similar Taxes and fees (including any penalties and interest) that become payable in connection with or by reason of the execution of this Agreement and the Transactions (collectively, “Transfer Taxes”) shall be borne and paid by Parent. Unless otherwise required by applicable law, Parent shall timely file any Tax Return or other document with respect to such Taxes or fees (and the Stockholder Representative and Parent shall reasonably cooperate with respect thereto as necessary).

(c) On the Closing Date, the Company shall provide Parent with a certificate on behalf of the Company, prepared in a manner consistent and in accordance with the requirements of Treasury Regulation Sections 1.897-2(g), (h) and 1.1445-2(c)(3), certifying that no interest in the Company is, or has been during the relevant period specified in Section 897(c)(1)(A)(ii) of the Code, a “U.S. real property interest” within the meaning of Section 897(c) of the Code, and a form of notice to the Internal Revenue Service prepared in accordance with the provisions of Treasury Regulations Section 1.897-2(h)(2); provided that, notwithstanding anything to the contrary, Parent’s sole remedy in the event the Company fails to deliver such certificate shall be to make a proper withholding of Tax to the extent required by Applicable Legal Requirements.

7.14 Section 16 Matters. Prior to the Effective Time, Parent shall take all reasonable steps as may be required or permitted to cause any acquisition or disposition of the Parent Class A Stock (including derivative securities with respect to such Parent Class A Stock) that occurs or is deemed to occur by reason of or pursuant to the Transactions by each individual who is or will be subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to Parent to be exempt under Rule 16b-3 promulgated under the Exchange Act, including by taking steps in accordance with the No-Action Letter, dated January 12, 1999, issued by the SEC regarding such matters.

7.15 Qualification as an Emerging Growth Company. Parent shall, at all times during the period from the date hereof until the Closing: (a) take all actions necessary to continue to qualify as an “emerging growth company” within the meaning of the Jumpstart Our Business Startups Act of 2012 (“JOBS Act”); and (b) not take any action that would cause Parent to not qualify as an “emerging growth company” within the meaning of the JOBS Act.

7.16 Board of Directors. The Parties shall use commercially reasonable efforts to ensure that the persons listed on Schedule 7.16 of the Company Disclosure Letter and the other persons identified by the applicable Party (as if the Stockholders Agreement were in effect) following the date hereof are elected and appointed as directors of Parent effective upon or immediately after the Closing; provided that any such persons not listed on Schedule 7.16 of the Company Disclosure Letter shall be identified as promptly as practicable following the date hereof (but in no event later than the date on which the Proxy Statement is filed with the SEC).

7.17 R&W Insurance Policy. Parent shall use commercially reasonable efforts to, prior to the Closing, obtain a R&W Insurance Policy for the benefit of Parent on terms and conditions reasonably acceptable to the Company; provided that, if the Company and Parent shall agree in writing, no R&W Insurance Policy shall be obtained. If and to the extent the parties determine that Parent shall obtain a R&W Insurance Policy, Parent shall take all commercially reasonable actions necessary to complete the conditions in the conditional binder to such R&W Insurance Policy within the times set forth therein so that Euclid Transactional, LLC or such other insurer as shall be agreed between the parties (the “R&W Insurer”) will issue the R&W Insurance Policy, including, prior to or after the Closing and within the times set forth in such conditional binder, the payment of any premium owed in connection with the R&W Insurance Policy, delivery of the required Closing No Claims Declaration (as defined in the R&W Insurance Policy), and delivery of copies of this Agreement and the documents contemplated hereby. If and to the extent the parties determine that Parent shall obtain a R&W Insurance Policy, such R&W Insurance Policy shall provide (unless otherwise agreed between the parties in writing) that: (a) none of Parent, Parent’s stockholders, the Company, the Company Stockholders, the Stockholder Representative or their respective Affiliates or Representatives shall be liable to the insurer under the R&W Insurance Policy for subrogation claims pursuant to the R&W Insurance Policy, other than in the event of intentional fraud in the making of the representations and warranties in this Agreement by such Persons; (b) the R&W Insurer may not seek to enforce, or enforce, any subrogation rights it might have against Parent, Parent’s stockholders, the Company, the Company Stockholders, the Stockholder Representative or their respective Affiliates or Representatives, except in the case of intentional fraud in the making of the representations and warranties in this Agreement by such Persons; and (c) Parent is not obligated to bring any claim against the Company, the Company Stockholders or the Stockholder Representative prior to bringing a claim against the R&W Insurance Policy, and Parent covenants and agrees that the R&W Insurance Policy will include a waiver of subrogation claims against the Company, the Company Stockholders and the Stockholder Representative, other than in the event of intentional fraud in the making of the representations and warranties in this Agreement by such Person. Following the Closing, any R&W Insurance Policy obtained pursuant to this Section 7.17 may not be amended in any manner adverse to Parent, Parent’s stockholders, the Company, the Company Stockholders or the Stockholder Representative (including with respect to the subrogation provisions, policy term, retention amount or coverage amount), and neither Parent nor any of its Affiliates shall cause the cancellation of the R&W Insurance Policy, without the prior written consent of Stockholder Representative and Sponsor (which consents shall not be unreasonably conditioned, withheld or delayed).

7.18 Existing Credit Agreement Consent. The Group Companies shall use commercially reasonable efforts to take all actions and do all things necessary, proper or advisable to (i) maintain the Existing Credit Agreement Consent in full force and effect, and (ii) satisfy on a timely basis all conditions applicable to the Group Companies or any of their Affiliates in such Existing Credit Agreement Consent and (iii) enforce their rights under the Existing Credit Agreement Consent, including seeking any specific performance of the parties’ obligations thereunder, in the event that all conditions to Closing in Article VIII (other than those conditions that by their nature are to be satisfied at the Closing) have been satisfied.

7.19 Payoff of Revolver. At least five (5) Business Days prior to the Closing Date, the Company shall provide to Parent a payoff letter in customary form (the “Debt Payoff Letter”), which Debt Payoff Letter shall contain the amount of Revolving Loans (as defined in the Existing Credit Agreement) that are outstanding (including any interest or fees payable thereon) under the Existing Credit Agreement (the “Revolver Repayment Amount”) and (b) the name and account number of each Person to which the Revolver Repayment Amount shall be due and payable at the Closing. The Company shall provide evidence to Parent that it has complied with the prepayment notice procedures set forth in the Existing Credit Agreement, including Section 2.11(e) thereof.

7.20 Insufficient Parent Cash; Additional Purchase Right. In the event that at Closing the Parent Cash would not be sufficient to satisfy the condition in Section 8.1(f), then (a) Parent shall promptly deliver written notice thereof to the Company and Crescent and (b) Crescent (either alone or with the Sponsor) shall have the right (but not the obligation) to purchase immediately prior to the Closing additional shares of Parent Class A Stock, valued at $10 per share for such purpose up to the amount of such deficiency subject to, substantially the same terms and conditions set forth in the Forward Purchase Agreement; provided, however, such purchase right shall not include a corresponding right to purchase Forward Purchase Warrants (as defined in the Forward Purchase Agreement) or the 5 Business Day advance notice period in Section 1(a)(iv) of the Forward Purchase Agreement; provided, further, that Crescent (and the Sponsor, if applicable) shall enter into a purchase agreement in respect of such additional shares of Parent Class A Stock on terms and conditions reasonably acceptable to the Company and shall consummate such purchase of additional shares of Parent Class A Stock for cash immediately prior to the Closing (such investment amount, if any, the “Incremental Forward Purchase Investment Amount”).

7.21 Forward Purchase Transaction. Parent shall not permit any termination, amendment or modification to be made to, or any waiver of any provision or remedy under, or any replacements of, the Forward Purchase Agreement or any other agreement required for the consummation of the Forward Purchase Transaction; provided, however, that, for the avoidance of doubt, this covenant shall in no way restrict Crescent from transferring or assigning its rights and obligations under the Forward Purchase Agreement pursuant to and in accordance with the terms of Section 4(b) thereof. Parent shall use its commercially reasonable efforts to take, or cause to be taken, all actions and do, or cause to be done, all things necessary, proper or advisable to consummate the transactions contemplated by the Forward Purchase Agreement, on or prior to the Closing Date, on the terms and conditions described therein, including maintaining in effect the Forward Purchase Agreement and using its commercially reasonable efforts to: (i) satisfy in all material respects on a timely basis all conditions and covenants applicable to Parent in the Forward Purchase Agreement and otherwise comply with its obligations thereunder (including deliver all notices it is required to deliver under the Forward Purchase Agreement on a timely basis in order to cause Crescent to consummate the Forward Purchase Transaction concurrently with the Closing); (ii) in the event that all conditions in the Forward Purchase Agreement (other than conditions that Parent or any of its Subsidiaries control the satisfaction of and other than those conditions that by their nature are to be satisfied at the Closing) have been satisfied, consummate transactions contemplated by the Forward Purchase Agreement at or prior to Closing; and (iii) take, or cause to be taken, all actions required to obtain the Forward Purchase Investment Amount, including enforce its rights under the Forward Purchase Agreement in the event that all conditions in the Forward Purchase Agreement (other than conditions that Parent or any of its Subsidiaries control the satisfaction of and other than those conditions that by their nature are to be satisfied at the Closing) have been satisfied, to cause Crescent to contribute to Parent the Forward Purchase Investment Amount set forth in the Forward Purchase Agreement at or prior to the Closing. Without limiting the generality of the foregoing, Parent shall give the Company or the Stockholder Representative, prompt (and, in any event within three (3) Business Days) written notice: (A) of any breach or default (or any event or circumstance that, with or without notice, lapse of time or both, could give rise to any breach or default) by any party to the Forward Purchase Agreement known to Parent; (B) of the receipt of any written notice or other written communication from any party to the Forward Purchase Agreement with respect to any actual, potential or claimed expiration, lapse, withdrawal, breach, default, termination or repudiation by any party to the Forward Purchase Agreement or any provisions of the Forward Purchase Agreement; and (C) if Parent does not expect to receive all or any portion of the Forward Purchase Investment Amount on the terms, in the manner or from the sources contemplated by the Forward Purchase Agreement.

7.22 Equity Incentive Plan. Prior to the Closing Date, Parent shall approve and adopt an incentive equity plan in substantially the form attached hereto as Exhibit H (the “2020 Equity Incentive Plan”). As soon as practicable following the expiration of the sixty (60) day period following the date Parent has filed current Form 10 information with the SEC reflecting its status as an entity that is not a shell company, Parent shall file an effective registration statement on Form S-8 (or other applicable form) with respect to the Parent Class A Stock issuable under the 2020 Equity Incentive Plan. Effective upon the Closing, Parent shall grant awards of restricted stock, restricted stock units and/or stock options under the 2020 Equity Incentive Plan to the Persons, and in the amounts, and on terms, to be specified in writing by the Company to Parent no later than two (2) Business Days prior to the Closing; provided, however, that to the extent any such award granted to the individuals set forth on Schedule 7.22 require Parent to accept payment of withholding taxes through the withholding of shares, such grants may be made only following receipt of the written approval of Parent prior to the Closing. Upon the effectiveness of the Form S-8, Parent shall grant restricted stock under the 2020 Equity Incentive Plan to the Persons, and in the amounts, and on the terms, to be specified in writing by the Company to Parent prior to the Closing.

7.23 Release. Effective upon and following the Closing, each of Parent and the Company, on its own behalf and on behalf of its respective Affiliates and Representatives, generally, irrevocably, unconditionally and completely releases and forever discharges each stockholder of Parent, each Company Stockholder, each of their respective Affiliates and each of their and their respective Affiliates’ respective Related Parties, and each of their respective successors and assigns and each of their respective Related Parties (collectively, the “Stockholder Released Parties”) from all disputes, claims, losses, controversies, demands, rights, liabilities, actions and causes of action of every kind and nature, whether known or unknown, arising from any matter concerning Parent or any Group Company occurring prior to the Closing Date (other than as contemplated by this Agreement), including for controlling equityholder liability or breach of any fiduciary duty relating to any pre-Closing actions or failures to act by the Stockholder Released Parties; provided, however, that nothing in this Section 7.23 shall release any Stockholder Released Parties from: (i) their obligations under this Agreement or the other Transaction Agreements; or (ii) as applicable, any disputes, claims, losses, controversies, demands, rights, liabilities, breaches of fiduciary duty, actions and causes of action arising out of such Stockholder Released Party’s employment by Parent or any Group Company.

7.24 Lock-Up Shares. Parent shall instruct its transfer agent to, effective as of the Effective Time, affix the following legend (the “Legend”) to 1,250,000 shares of the Parent Class A Stock (which such shares automatically converted from Parent Class F Stock to Parent Class A Stock at the Closing) held by Sponsor (such shares, the “Lock-Up Shares”):

THE SECURITIES EVIDENCED HEREIN ARE SUBJECT TO RESTRICTIONS ON TRANSFER, AND CERTAIN OTHER AGREEMENTS, SET FORTH IN THE SPONSOR SUPPORT AGREEMENT, DATED AS OF JUNE 24, 2020, BY AND AMONG CRESCENT ACQUISITION CORP AND THE OTHER PARTIES THERETO.

As soon as practicable following the Effective Time, the books and records of Parent evidencing the Lock-Up Shares shall be stamped or otherwise imprinted with the Legend.

7.25 Employment Matters. Prior to the Closing, (a) the Company or its Subsidiaries may enter into employment agreements with such officers of the Company or its Subsidiaries, and on such terms, as shall be determined by the Company (provided, for the avoidance of doubt, that failure to enter into any such employment agreements shall not be a breach of this Agreement), and (b) Parent and the Company shall use their respective commercially reasonable efforts to cause Parent to enter into a noncompetition agreement with Adam Gilchrist on terms that are mutually acceptable to Adam Gilchrist and the Company and that are consented to by Parent (such consent not to be unreasonably withheld), and with such agreements in clauses (a) and (b) to become effective as of, and subject to the occurrence of, the Closing.

7.26 D&O Indemnification Agreements. Prior to the Closing, Parent shall enter into indemnification agreements reasonably agreed upon between the Company and the persons who will serve as a director or officer of Parent immediately following the Closing, with such agreements to become effective as of, and subject to the occurrence of, the Closing; provided, however, that failure of a director nominee or officer to enter into such an indemnification agreement shall not be a breach of this Agreement.

7.27 Stockholders Agreement. Parent and the Company shall cooperate in good faith with the applicable Company Stockholders, Crescent and Sponsor to negotiate and execute the Stockholders Agreement which shall provide for, among other things, board composition rights (including the right of Sponsor to initially nominate two directors, each of whom shall be independent as of the Closing), and shall contain such other customary terms and conditions as may be agreed among the parties, with such agreement to become effective as of, and subject to the occurrence of, the Closing.

ARTICLE VIII

CONDITIONS TO THE TRANSACTION

8.1 Conditions to Obligations of Each Party’s Obligations. The respective obligations of each Party to this Agreement to effect the Mergers and the other Transactions shall be subject to the satisfaction at or prior to the Closing of the following conditions:

(a) At the Special Meeting (including any adjournments thereof), the Parent Stockholder Matters shall have been duly adopted by the stockholders of Parent in accordance with the DGCL, the Parent Organizational Documents and the Nasdaq rules and regulations, as applicable.

(b) Parent shall have at least $5,000,001 of net tangible assets following the exercise by the holders of Parent Class A Stock issued in Parent’s initial public offering of securities and outstanding immediately before the Closing of their right to redeem their Parent Class A Stock held by them into a pro rata share of the Trust Account in accordance with Parent Organizational Documents.

(c) All applicable waiting periods (and any extensions thereof) under the HSR Act will have expired or otherwise been terminated, the Australian Treasurer (acting following the review by the Australian Foreign Investment Review Board) having advised the Parent that he has no objections to the Transactions under the Foreign Acquisitions and Takeovers Act 1975 (Cth) with or without conditions, and the Parties will have received or have been deemed to have received all other necessary pre-closing authorizations, consents, clearances, waivers and approvals of the Governmental Entities set forth on Section 8.1(c) of the Parent Disclosure Letter in connection with the execution, delivery and performance of this Agreement and the Transactions (or any applicable waiting period thereunder shall have expired or been terminated).

(d) No provision of any Applicable Legal Requirement prohibiting, enjoining, restricting or making illegal the consummation of the Transactions shall be in effect and no temporary, preliminary or permanent restraining Order enjoining, restricting or making illegal the consummation of the Transactions will be in effect or shall be threatened in writing by a Governmental Entity.

(e) The shares of Parent Class A Stock to be issued in connection with the Closing shall be conditionally approved for listing upon the Closing on Nasdaq subject to any requirement to have a sufficient number of round lot holders of the Parent Class A Stock.

(f) Parent Cash shall equal or exceed, including the Aggregate Forward Purchase Investment Amount, $225,000,000.

8.2 Additional Conditions to Obligations of the Company. The obligations of the Company to consummate and effect the Mergers and the other Transactions shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by the Company:

(a) The Fundamental Representations of Parent, other than the representations of Parent in Section 5.3, shall be true and correct in all material respects (without giving effect to any limitation as to “materiality” or “Parent Material Adverse Effect” or any similar limitation contain therein) on and as of the date of this Agreement and on and as of the Closing Date as though made on and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date); the representations and warranties of Parent set forth in Section 5.3 shall be true and correct (without giving effect to any limitation as to “materiality” or “Parent Material Adverse Effect” or any similar limitation contained therein) on and as of the date of this Agreement and on as of the Closing Date as though made on and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), except for any de minimis failure of such representations and warranties of Parent to be so true and correct; and all other representations and warranties of Parent set forth in Article V hereof shall be true and correct (without giving effect to any limitation as to “materiality” or “Parent Material Adverse Effect” or any similar limitation contained therein) on and as of the date of this Agreement and on as of the Closing Date as though made on and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), except where the failure of such representations and warranties of Parent to be so true and correct, individually or in the aggregate, has not had and is not reasonably likely to have a Parent Material Adverse Effect.

(b) Parent, First Merger Sub and Second Merger Sub shall have performed or complied with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Closing Date, in each case, in all material respects.

(c) Parent shall have delivered to the Company a certificate, signed by an executive officer of Parent and dated as of the Closing Date, certifying as to the matters set forth in Section 8.2(a), Section 8.2(b) and Section 8.2(d).

(d) No Parent Material Adverse Effect shall have occurred since the date of this Agreement.

(e) Unless such person is nominated as a director by Sponsor pursuant to the terms of the Stockholders Agreement, the persons listed on Schedule 8.2(e) of the Company Disclosure Letter shall have resigned from all of their positions and offices with Parent, First Merger Sub and Second Merger Sub, in each case, to be effective as of the Closing.

(f) Parent shall have delivered or shall stand ready to deliver all of the certificates, instruments, Contracts and other documents specified to be delivered by it hereunder, including copies of the documents to be delivered by Parent pursuant to Section 1.2(a), duly executed by Parent, First Merger Sub, Second Merger Sub, the Escrow Agent, Crescent, each FPA Transferee and the Sponsor, as applicable.

(g) The Parent Charter shall be amended and restated substantially in the form of the Parent A&R Charter and the Parent Bylaws shall be amended and restated substantially in the form of the Parent A&R Bylaws, in each case, to be effective as of the Closing.

(h) All conditions to the funding of the Forward Purchase Investment Amount and the Incremental Forward Purchase Investment Amount, if any, shall have been satisfied, and the Forward Purchase Investment Amount shall have been delivered by the Crescent to Parent at least one (1) Business Day prior to the Closing Date in accordance with the Forward Purchase Agreement, such that the funding of the Aggregate Forward Purchase Investment Amount will be consummated immediately prior to the Closing in accordance with the terms of the Forward Purchase Agreement.

(i) Parent shall have made appropriate arrangements to have the Trust Account, less amounts paid and to be paid pursuant to Section 7.11, available to Parent for payment of the Closing Cash Payment Amount, the Company Transaction Costs and the Parent Transaction Costs at the Closing.

8.3 Additional Conditions to the Obligations of Parent, First Merger Sub and Second Merger Sub. The obligations of Parent, First Merger Sub, and Second Merger Sub to consummate and effect the Mergers and the other Transactions shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by Parent:

(a) The Fundamental Representations of the Company, other than the representations of the Company in Section 4.3, shall be true and correct in all material respects (without giving effect to any limitation as to “materiality” or “Company Material Adverse Effect” or any similar limitation contained therein) on and as of the date of this Agreement and on and as of the Closing Date as though made on and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date); the representations and warranties of the Company set forth in Section 4.3 shall be true and correct (without giving effect to any limitation as to “materiality” or “Company Material Adverse Effect” or any similar limitation contained therein) on and as of the date of this Agreement and on as of the Closing Date as though made on and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), except for any de minimis failure of such representations and warranties of the Company to be so true and correct; and all other representations and warranties of the Company set forth in Article IV hereof shall be true and correct (without giving effect to any limitation as to “materiality” or “Company Material Adverse Effect” or any similar limitation contained therein) on and as of the date of this Agreement and on as of the Closing Date as though made on and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), except where the failure of such representations and warranties of the Company to be so true and correct, individually or in the aggregate, has not had and is not reasonably likely to have a Company Material Adverse Effect.

(b) The Company shall have performed or complied with all agreements and covenants required by this Agreement to be performed or complied with by it at or prior to the Closing Date, in each case, in all material respects.

(c) The Company shall have delivered to Parent a certificate, signed by an executive officer of the Company and dated as of the Closing Date, certifying as to the matters set forth in Section 8.3(a), Section 8.3(b) and Section 8.3(d).

(d) No Company Material Adverse Effect shall have occurred since the date of this Agreement.

(e) The Company shall have delivered, or caused to be delivered, or shall stand ready to deliver all of the certificates, instruments, Contracts and other documents specified to be delivered by it hereunder, including copies of the documents to be delivered by the Company pursuant to Section 1.2(b), duly executed by the Company.

ARTICLE IX

TERMINATION

9.1 Termination. This Agreement may be terminated at any time prior to the Closing:

(a) by mutual written agreement of Parent and the Company at any time;

(b) by either Parent or the Company if the Transactions shall not have been consummated by December 24, 2020 (the “Outside Date”); provided, however, that the right to terminate this Agreement under this Section 9.1(b) shall not be available to any Party whose action or failure to act (or, in the case of Parent, of First Merger Sub or Second Merger Sub’s action or failure to act) has been a principal cause of or resulted in the failure of the Transactions to occur on or before such date and such action or failure to act constitutes a breach of this Agreement; provided, further, that either Parent or the Company may extend the Outside Date to February 24, 2021 if all of the conditions set forth in Section 8.1, Section 8.2 and Section 8.3 have been satisfied or waived at the Outside Date, other than the condition set forth in Section 8.1(c) and those conditions which by their terms would be satisfied at the Closing; provided, further, that to the extent a Government Shutdown prevents the consummation of the Transactions prior to the Outside Date, the Outside Date shall be automatically extended day-for-day, for each Business Day the Government Shutdown is in effect for a maximum of sixty (60) days unless otherwise mutually agreed by the Parties in writing;

(c) by either Parent or the Company if a Governmental Entity shall have issued an Order or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Transactions, including the Mergers, which Order or other action is final and nonappealable;

(d) by the Company, upon a breach of any representation, warranty, covenant or agreement set forth in this Agreement on the part of Parent, First Merger Sub or Second Merger Sub, or if any representation or warranty of Parent, First Merger Sub or Second Merger Sub shall have become untrue, in either case such that the conditions set forth in Section 8.2 would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue; provided that if such breach by Parent, First Merger Sub or Second Merger Sub is curable by Parent, First Merger Sub or Second Merger Sub prior to the Closing, then the Company must first provide written notice of such breach and may not terminate this Agreement under this Section 9.1(d) until the earlier of: (i) thirty (30) days after delivery of written notice from the Company to Parent of such breach; and (ii) the Outside Date; provided, further, that each of Parent, First Merger Sub and Second Merger Sub continues to exercise commercially reasonable efforts to cure such breach (it being understood that the Company may not terminate this Agreement pursuant to this Section 9.1(d) if: (A) it shall have materially breached this Agreement and such breach has not been cured; or (B) if such breach by Parent, First Merger Sub or Second Merger Sub is cured during such thirty (30) day period);

(e) by Parent, upon a breach of any representation, warranty, covenant or agreement set forth in this Agreement on the part of the Company or if any representation or warranty of the Company shall have become untrue, in either case such that the conditions set forth in Section 8.3 would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue; provided that if such breach is curable by the Company prior to the Closing, then Parent must first provide written notice of such breach and may not terminate this Agreement under this Section 9.1(e) until the earlier of: (i) thirty (30) days after delivery of written notice from Parent to the Company of such breach; and (ii) the Outside Date; provided, further, that the Company continues to exercise commercially reasonable efforts to cure such breach (it being understood that Parent may not terminate this Agreement pursuant to this Section 9.1(e) if: (A) it shall have materially breached this Agreement and such breach has not been cured; or (B) if such breach by the Company is cured during such 30-day period);

(f) by either Parent or the Company, if, at the Special Meeting (including any adjournments thereof), the Parent Stockholder Matters are not duly adopted by the stockholders of Parent by the requisite vote under the DGCL, the Parent Organizational Document and the Nasdaq rules and regulations, as applicable; provided, that Parent shall not be permitted to terminate this Agreement pursuant to this Section 9.1(f) if the failure to obtain such approval of the Parent Stockholder Matters is proximately caused by any action or failure to act of Parent that constitutes a breach of this Agreement;

(g) by the Company, if (i) a Change in Recommendation shall have occurred, (ii) Parent shall have failed to publicly reaffirm its recommendation of the Transactions within 10 Business Days after the date any Acquisition Proposal or any material modification thereto is first commenced, publicly announced, distributed or disseminated to Parent’s stockholders upon a request to do so by the Company, (iii) Parent or the Parent Board shall have breached or failed to perform any of its obligations set forth in Sections 7.1(b), 7.1(c), 7.1(d) or 7.1(e) or (iv) Parent or the Parent Board (or any committee thereof) shall have formally resolved or publicly authorized or proposed to take any of the foregoing actions;

(h) by either Parent or the Company, if (i) the Parent Stockholder Redemption elections have resulted in the condition set forth in Section 8.1(f) becoming incapable of being satisfied at the Closing and (ii) within seven (7) Business Days after delivery of written notice thereof by Parent to Crescent in accordance with Section 7.20, Crescent does not increase (or cause to be increased) the amount of Parent Cash in accordance with Section 7.20, such that the condition set forth in Section 8.1(f) is satisfied or will be satisfied at the Closing; or

(i) by Parent, if the Company Stockholder Approval shall not have been obtained within 24 hours following the execution and delivery of this Agreement by each of the parties hereto.

9.2 Notice of Termination; Effect of Termination.

(a) Any termination of this Agreement under Section 9.1 above will be effective immediately upon the delivery of written notice of the terminating Party to the other Parties.

(b) In the event of the termination of this Agreement as provided in Section 9.1, this Agreement shall be of no further force or effect and the Transactions shall be abandoned, except for and subject to the following: (i) Section 7.4, Section 7.7, this Section 9.2, Article XI (General Provisions) and the Confidentiality Agreement shall survive the termination of this Agreement; and (ii) nothing herein shall relieve any Party from liability for any intentional breach of this Agreement or intentional and actual fraud in the making of the representations and warranties in this Agreement.

ARTICLE X

NO SURVIVAL

10.1 No Survival. None of the representations, warranties, covenants or agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Closing and all rights, claims and causes of action (whether in contract or in tort or otherwise, or whether at law or in equity) with respect thereto shall terminate at the Closing. Notwithstanding the foregoing, neither this Section 10.1 nor anything else in this Agreement to the contrary shall limit: (a) the survival of any covenant or agreement of the Parties which by its terms is required to be performed or complied with in whole or in part after the Closing, which covenants and agreements shall survive the Closing in accordance with their respective terms; or (b) any claim against any Person with respect to intentional fraud in the making of the representations and warranties by such Person in Article IV or Article V, as applicable. Nothing in this Section 10.1 shall limit or prohibit the rights of Parent to pursue recoveries under the R&W Insurance Policy or any other representation and warranty insurance policy.

ARTICLE XI

GENERAL PROVISIONS

11.1 Stockholder Representative.

(a) By executing a Support Agreement, voting in favor of the adoption of this Agreement, the approval of the principal terms of the Mergers, and the consummation of the Merger or participating in the Merger and receiving the benefits thereof, including the right to receive the consideration payable in connection with the Mergers, each Company Stockholder shall be deemed to have approved the designation of, and hereby designates, Shareholder Representative Services LLC as the Stockholder Representative for all purposes in connection with this Agreement and the agreements ancillary hereto. The Stockholder Representative shall act as the representative of the Company Stockholders in respect of all matters arising under this Agreement or the Transaction Agreements, and shall be authorized to act, or refrain from acting, with respect to any actions to be taken by or on behalf of any Company Stockholder or the Stockholder Representative, including to enforce any rights granted to any Company Stockholder hereunder, in each case as the Stockholder Representative believes is necessary or appropriate under this Agreement and the Transaction Agreements, for and on behalf of the Company Stockholders. The Company Stockholders shall be bound by all such actions taken by the Stockholder Representative and no Company Stockholder shall be permitted to take any such actions. The Stockholder Representative is serving as the Stockholder Representative solely for purposes of administrative convenience, and is not personally liable (except in its capacity as a Company Stockholder hereunder if applicable) for any of the obligations of the Company, any of its Subsidiaries or any of Company Stockholders hereunder, and Parent (on behalf of itself and its Affiliates) agrees that it will not look to the Stockholder Representative or the underlying assets of the Stockholder Representative for the satisfaction of any obligations of the Company, any of its Subsidiaries or any of the Company Stockholders. The Stockholder Representative shall not be liable for any error of judgment, or any action taken, suffered or omitted to be taken, in connection with the performance by the Stockholder Representative of the Stockholder Representative’s duties or the exercise by the Stockholder Representative of the Stockholder Representative’s rights and remedies under this Agreement, any Transaction Agreement or any agreement ancillary hereto, except in the case of its fraud, bad faith or willful misconduct. No bond shall be required of the Stockholder Representative. The Stockholder Representative may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts. The Stockholder Representative shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or any Transaction Agreement. Without limiting the generality of the foregoing, the Stockholder Representative shall have the full power and authority to interpret all the terms and provisions of this Agreement and the Transaction Agreements, and to consent to any amendment hereof or thereof on behalf of all Company Stockholders and their respective successors. Parent shall be entitled to rely on all statements, representations, decisions of, and actions taken or omitted to be taken by, the Stockholder Representative relating to this Agreement or any Transaction Agreement.

(b) The Company Stockholders, severally and not jointly, in accordance with the Contribution Percentage Obligation allocated to each such Company Stockholder in the Final Spreadsheet, will indemnify and hold harmless the Stockholder Representative from and against any and all liabilities and Losses (including the fees and expenses of counsel and experts and their staffs and all expense of document location, duplication and shipment) arising out of or in connection with the Stockholder Representative’s execution and performance of this Agreement and the Transaction Agreement, in each case as such Loss is suffered or incurred; provided that in the event that any such Loss is finally adjudicated to have been directly caused by the fraud, bad faith, gross negligence or willful misconduct of the Stockholder Representative, the Stockholder Representative will reimburse the Company Stockholders the amount of such indemnified Loss to the extent attributable to such fraud, bad faith, gross negligence or willful misconduct. If not paid directly to the Stockholder Representative by the Company Stockholders, any such liabilities or Losses may be recovered by the Stockholder Representative from (i) the Stockholder Representative Expense Holdback Amount and (ii) any other funds that become payable to the Company Stockholders under this Agreement at such time as such amounts would otherwise be distributable to the Company Stockholders; provided, that while this section allows the Stockholder Representative to be paid from the aforementioned sources of funds, this does not relieve the Company Stockholders from their obligation to promptly pay such liabilities or Losses as they are suffered or incurred, nor does it prevent the Stockholder Representative from seeking any remedies available to it at law or otherwise. In no event will the Stockholder Representative be required to advance its own funds on behalf of the Company Stockholders or otherwise. Notwithstanding anything in this Agreement to the contrary, any restrictions or limitations on liability or indemnification obligations of, or provisions limiting the recourse against non-parties otherwise applicable to, the Company Stockholders set forth elsewhere in this Agreement are not intended to be applicable to the indemnities provided to the Stockholder Representative under this section. The Company Stockholders acknowledge and agree that the foregoing indemnities will survive the resignation or removal of the Stockholder Representative or the termination of this Agreement.

(c) The Stockholder Representative Expense Holdback Amount will be used for the purposes of paying directly, or reimbursing the Stockholder Representative for, any third party expenses pursuant to this Agreement and any agreements ancillary hereto. The Company Stockholders will not receive any interest or earnings on the Stockholder Representative Expense Holdback Amount and irrevocably transfer and assign to the Stockholder Representative any ownership right that they may otherwise have had in any such interest or earnings. The Stockholder Representative will not be liable for any loss of principal of the Stockholder Representative Expense Holdback Amount other than as a result of its gross negligence or willful misconduct. The Stockholder Representative will hold these funds separate from its corporate funds, will not use these funds for its operating expenses or any other corporate purposes and will not voluntarily make these funds available to its creditors in the event of bankruptcy. As soon as practicable following the completion of the Stockholder Representative’s responsibilities, the Stockholder Representative shall cause (at the Company Stockholders’ expense) the disbursement of any remaining balance of the Stockholder Representative Expense Holdback Amount to the Company Stockholders based on a pro rata basis in accordance with the percentage of the Stockholder Representative Expense Holdback Amount allocated to such Company Stockholder in the Final Spreadsheet, except in the case of payments to employees or former employees of the Company for which employment tax withholding is required, which such amounts shall be delivered to Parent or the Surviving Corporation and paid through Parent’s or the Surviving Corporation’s payroll processing service or system. For tax purposes, the Stockholder Representative Expense Holdback Amount shall be treated as having been received and voluntarily set aside by the Company Stockholders at the time of Closing. The parties agree that the Stockholder Representative is not acting as a withholding agent or in any similar capacity in connection with the Stockholder Representative Expense Holdback Amount.

(d) The Stockholder Representative may resign at any time by giving twenty (20) days’ notice to Parent and the Company Stockholders; provided, however, in the event of the resignation or removal of the Stockholder Representative, a new Stockholder Representative (who shall be reasonably acceptable to Parent) shall be appointed by the vote or written consent of a majority of the shares of Parent Common Stock, voting together as a single class (with each such share entitled to one vote), then held by the Company Stockholders.

11.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given: (a) on the date established by the sender as having been delivered personally; (b) one (1) Business Day after being sent by a nationally recognized overnight courier guaranteeing overnight delivery; (c) on the date delivered, if delivered by email of a pdf document; or (d) on the fifth (5th) Business Day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications, to be valid, must be addressed as follows:

if to Parent, First Merger Sub or Second Merger Sub, to:

Crescent Acquisition Corp

11100 Santa Monica Blvd., Suite 2000

Los Angeles, CA 90025

Attention: George Hawley

Email:    george.hawley@crescentcap.com

with a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP

525 University Avenue, Suite #1400

Palo Alto, CA 94301

Attention: Michael J. Mies

E-mail: michael.mies@skadden.com

if to the Company to:

F45 Training Holdings Inc.

236 California Street

El Segundo, California 90245

Attention: Chief Legal Officer

E-mail:     legal@f45hq.com

with copies (which shall not constitute notice) to:

Gibson, Dunn & Crutcher LLP

333 South Grand Avenue

Los Angeles, CA 90071

Attention:         Peter W. Wardle

E-mail:             pwardle@gibsondunn.com

and

Gibson, Dunn & Crutcher LLP

2029 Century Park East Suite 4000

Los Angeles, CA 90067

Attention:         Daniela L. Stolman

E-mail:             dstolman@gibsondunn.com

if to the Stockholder Representative to:

Shareholder Representative Services LLC

950 17th Street, Suite 1400

Denver, CO 80202

Attention:         Managing Director

E-mail:             deals@srsacquiom.com

or to such other address or to the attention of such Person or Persons as the recipient Party has specified by prior written notice to the sending Party (or in the case of counsel, to such other readily ascertainable business address as such counsel may hereafter maintain). If more than one method for sending notice as set forth above is used, the earliest notice date established as set forth above shall control.

11.3 Interpretation. The words “hereof,” “herein,” “hereinafter,” “hereunder,” and “hereto” and words of similar import refer to this Agreement as a whole and not to any particular section or subsection of this Agreement and reference to a particular section of this Agreement will include all subsections thereof, unless, in each case, the context otherwise requires. The definitions of the terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context shall require, any pronoun shall include the corresponding masculine, feminine and neuter forms. When a reference is made in this Agreement to an Exhibit, such reference shall be to an Exhibit to this Agreement unless otherwise indicated. When a reference is made in this Agreement to Sections or subsections, such reference shall be to a Section or subsection of this Agreement. Unless otherwise indicated the words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.” The words “made available” mean that the subject documents or other materials were included in and available at the “Flyhalf” online datasite hosted by Datasite LLC prior to the execution of this Agreement. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When reference is made herein to “the business of” an entity, such reference shall be deemed to include the business of all direct and indirect subsidiaries of such entity. Reference to the subsidiaries of an entity shall be deemed to include all direct and indirect subsidiaries of such entity. The word “or” shall be disjunctive but not exclusive. When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded and if the last day of such period is a non-Business Day, the period in question shall end on the next succeeding Business Day. References to a particular statute or regulation including all rules and regulations thereunder and any predecessor or successor statute, rule, or regulation, in each case as amended or otherwise modified from time to time. All references to currency amounts in this Agreement shall mean United States dollars.

11.4 Counterparts; Electronic Delivery. This Agreement, the Transaction Agreements and each other document executed in connection with the Transactions, and the consummation thereof, may be executed in one or more counterparts, all of which shall be considered one and the same document and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties, it being understood that all Parties need not sign the same counterpart. Delivery by electronic transmission to counsel for the other Parties of a counterpart executed by a Party shall be deemed to meet the requirements of the previous sentence.

11.5 Entire Agreement; Third-Party Beneficiaries. This Agreement, the other Transaction Agreements and any other documents and instruments and agreements among the Parties as contemplated by or referred to herein, including the Exhibits and Schedules hereto: (a) constitute the entire agreement among the Parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof; and (b) other than the rights, at and after the Effective Time, of Persons pursuant to the provisions of Section 7.12 and Section 11.15 (which will be for the benefit of the Persons set forth therein), are not intended to confer upon any other Person other than the Parties any rights or remedies.

11.6 Severability. In the event that any term, provision, covenant or restriction of this Agreement, or the application thereof, is held to be illegal, invalid or unenforceable under any present or future Legal Requirement: (a) such provision will be fully severable; (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof; (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom; and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms of such illegal, invalid or unenforceable provision as may be possible.

11.7 Other Remedies; Specific Performance.

(a) Except as otherwise provided herein, prior to the Closing, any and all remedies herein expressly conferred upon a Party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that each Party shall be entitled to enforce specifically the terms and provisions of this Agreement in any court having jurisdiction pursuant to Section 11.9, without the necessity of proving the inadequacy of money damages as a remedy and without bond or other security being required, this being in addition to any other remedy to which they are entitled at law or in equity. Each of the Parties hereby acknowledges and agrees that it may be difficult to prove damages with reasonable certainty, that it may be difficult to procure suitable substitute performance, and that injunctive relief and/or specific performance will not cause an undue hardship to the Parties. Each of the Parties hereby further acknowledges that the existence of any other remedy contemplated by this Agreement does not diminish the availability of specific performance of the obligations hereunder or any other injunctive relief. Each Party hereby further agrees that in the event of any action by any other party for specific performance or injunctive relief, it will not assert that a remedy at law or other remedy would be adequate or that specific performance or injunctive relief in respect of such breach or violation should not be available on the grounds that money damages are adequate or any other grounds.

(b) The parties further agree that the Company would suffer irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the parties to the Forward Purchase Agreement do not perform their obligations under the provisions of the Forward Purchase Agreement (including failing to take such actions as are required of them thereunder to consummate the Forward Purchase Transaction) in accordance with its specified terms or otherwise breach such provisions. The parties acknowledge and agree that (i) if the parties to the Forward Purchase Agreement do not perform their obligations under the provisions of the Forward Purchase Agreement, then (1) the Company shall have the right to either (at the Company’s election) (I) on behalf of Parent, seek an injunction, specific performance, or other equitable relief, to prevent breaches of the Forward Purchase Agreement and to enforce specifically the terms and provisions thereof, without proof of damages or (II) seek an injunction, specific performance, or other equitable relief, to cause Parent to prevent breaches of the Forward Purchase Agreement and to cause Parent to enforce specifically the terms and provisions thereof, without proof of damages, in each case of the foregoing clauses (I) and (II), prior to the valid termination of this Agreement in accordance with Section 9.1, this being in addition to any other remedy to which it is entitled under this Agreement, and (2) Parent shall not object or otherwise oppose any Legal Proceeding pursuant to which the Company is exercising its rights pursuant to the foregoing clause (1), and (ii) the right of specific enforcement is an integral part of the transactions contemplated by this Agreement and without that right, none of the parties would have entered into this Agreement.

11.8 Governing Law. This Agreement and the consummation the Transactions, and any action, suit, dispute, controversy or claim arising out of this Agreement and the consummation of the Transactions, or the validity, interpretation, breach or termination of this Agreement and the consummation of the Transactions, shall be governed by and construed in accordance with the internal law of the State of Delaware regardless of the law that might otherwise govern under applicable principles of conflicts of law thereof.

11.9 Consent to Jurisdiction; Waiver of Jury Trial.

(a) Except as provided in Sections 2.11(f), 3.2(b) and 7.13, each of the Parties irrevocably consents to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware (or, solely to the extent that such court does not have subject matter jurisdiction, the Superior Court of the State of Delaware and the United States District Court for the District of Delaware), in each case in connection with any matter based upon or arising out of this Agreement, the other Transaction Agreements and the consummation of the Transactions, agrees that process may be served upon them in any manner authorized by the laws of the State of Delaware for such Person and waives and covenants not to assert or plead any objection which they might otherwise have to such manner of service of process. Each Party and any Person asserting rights as a third-party beneficiary may do so only if he, she or it hereby waives, and shall not assert as a defense in any legal dispute, that: (a) such Person is not personally subject to the jurisdiction of the above named courts for any reason; (b) such Legal Proceeding may not be brought or is not maintainable in such court; (c) such Person’s property is exempt or immune from execution; (d) such Legal Proceeding is brought in an inconvenient forum; or (e) the venue of such Legal Proceeding is improper. Each Party and any Person asserting rights as a third-party beneficiary hereby agrees not to commence or prosecute any such action, claim, cause of action or suit other than before one of the above-named courts, nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such action, claim, cause of action or suit to any court other than one of the above-named courts, whether on the grounds of inconvenient forum or otherwise. Each Party hereby consents to service of process in any such proceeding in any manner permitted by Delaware law, and further consents to service of process by nationally recognized overnight courier service guaranteeing overnight delivery, or by registered or certified mail, return receipt requested, at its address specified pursuant to Section 11.2. Notwithstanding the foregoing in this Section 11.9, any Party may commence any action, claim, cause of action or suit in a court other than the above-named courts solely for the purpose of enforcing an order or judgment issued by one of the above-named courts.

(b) TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH OF THE PARTIES AND ANY PERSON ASSERTING RIGHTS AS A THIRD-PARTY BENEFICIARY MAY DO SO ONLY IF HE, SHE OR IT IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT TO TRIAL BY JURY ON ANY CLAIMS OR COUNTERCLAIMS ASSERTED IN ANY LEGAL DISPUTE RELATING TO THIS AGREEMENT, EACH OTHER TRANSACTION AGREEMENTS AND THE CONSUMMATION OF THE TRANSACTIONS, AND FOR ANY COUNTERCLAIM RELATING THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING. IF THE SUBJECT MATTER OF ANY SUCH LEGAL DISPUTE IS ONE IN WHICH THE WAIVER OF JURY TRIAL IS PROHIBITED, NO PARTY NOR ANY PERSON ASSERTING RIGHTS AS A THIRD-PARTY BENEFICIARY SHALL ASSERT IN SUCH LEGAL DISPUTE A NON-COMPULSORY COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER TRANSACTION AGREEMENTS AND THE CONSUMMATION OF THE TRANSACTIONS. FURTHERMORE, NO PARTY NOR ANY PERSON ASSERTING RIGHTS AS A THIRD-PARTY BENEFICIARY SHALL SEEK TO CONSOLIDATE ANY SUCH LEGAL DISPUTE WITH A SEPARATE ACTION OR OTHER LEGAL PROCEEDING IN WHICH A JURY TRIAL CANNOT BE WAIVED.

11.10 Independent Counsel. Each of the Parties agrees that it has been represented by independent counsel of its choice during the negotiation and execution of this Agreement and each Party hereto and its counsel cooperated in the drafting and preparation of this Agreement and the documents referred to herein and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the Party drafting such agreement or document.

11.11 Expenses. Except as otherwise expressly provided in this Agreement or the Sponsor Support Agreement, whether or not the Transactions are consummated, each Party will pay its own costs and expenses incurred in anticipation of, relating to and in connection with the negotiation and execution of this Agreement and the Transaction Agreements and the consummation of the Transactions.

11.12 Assignment. No Party may assign, directly or indirectly, including by operation of law, either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Parties; provided, however, that in the event of a claim for intentional fraud in the making of the representations and warranties in Article IV, Parent may assign its rights hereunder to the insurer of the R&W Insurance Policy. Subject to the first sentence of this Section 11.12, this Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns.

11.13 Amendment. This Agreement may be amended by the Parties at any time by execution of an instrument in writing signed on behalf of each of the Parties.

11.14 Extension; Waiver. At any time prior to the Closing, Parent (on behalf of itself, First Merger Sub and Second Merger Sub), on the one hand, and the Company (on behalf of itself and the Company Stockholders), on the other hand, may, to the extent not prohibited by Applicable Legal Requirements: (a) extend the time for the performance of any of the obligations or other acts of the other Party; (b) waive any inaccuracies in the representations and warranties made to the other Party contained herein or in any document delivered pursuant hereto; and (c) waive compliance with any of the agreements or conditions for the benefit of such Party contained herein. Any agreement on the part of a Party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such Party. Delay in exercising any right under this Agreement shall not constitute a waiver of such right. In the event any provision of any of the other Transaction Agreement in any way conflicts with the provisions of this Agreement (except where a provision therein expressly provides that it is intended to take precedence over this Agreement), this Agreement shall control.

11.15 No Recourse. Notwithstanding anything that may be expressed or implied in this Agreement, this Agreement may only be enforced against, and any Legal Proceeding for breach of this Agreement may only be made against, the entities that are expressly identified herein as Parties to this Agreement, and no Related Party of a Party shall have any liability for any liabilities or obligations of the Parties for any Legal Proceeding (whether in tort, contract or otherwise) for breach of this Agreement or in respect of any oral representations made or alleged to be made in connection herewith. No Party shall have any right of recovery in respect hereof against any Related Party of a Party and no personal liability shall attach to any Related Party of a Party through such Party, whether by or through attempted piercing of the corporate veil, by the enforcement of any judgment, fine or penalty or by virtue of any Legal Requirement or otherwise. The provisions of this Section 11.15 are intended to be for the benefit of, and enforceable by the Related Parties of the Parties and each such Person shall be a third-party beneficiary of this Section 11.15. This Section 11.15 shall be binding on all successors and assigns of Parties. Notwithstanding anything in this Agreement to the contrary, this Section 11.15 shall not apply to Section 11.1, which shall be enforceable by the Stockholder Representative in its entirety against the Company Stockholders.

11.16 Legal Representation. Parent hereby agrees on behalf of its directors, members, partners, officers, employees and Affiliates (including after the Closing, the Company), and each of their respective successors and assigns (all such parties, the “Waiving Parties”), that Gibson, Dunn & Crutcher LLP (or any successor) may represent the Company Stockholders or any of their respective directors, members, partners, officers, employees or Affiliates (other than the Company) (collectively, the “Waiving Group”), in each case, in connection with any Legal Proceeding or obligation arising out of or relating to this Agreement, any Transaction Agreement or the Transactions, notwithstanding its representation (or any continued representation) of the Group Companies or other Waiving Parties, and each of Parent and the Company on behalf of itself and the Waiving Parties hereby consents thereto and irrevocably waives (and will not assert) any conflict of interest, breach of duty or any other objection arising therefrom or relating thereto. Parent and the Company acknowledge that the foregoing provision applies whether or not Gibson, Dunn & Crutcher LLP provides legal services to any Group Companies after the Closing Date. Each of Parent and the Company, for itself and the Waiving Parties, hereby further irrevocably acknowledges and agrees that all privileged documents, materials and communications, written or oral, between, from or among any Group Companies or any member of the Waiving Group and its counsel, including Gibson, Dunn & Crutcher LLP, or any privilege attaching as a result of Gibson, Dunn & Crutcher LLP representing the Company or any member of the Waiving Group, made in connection with or related to the negotiation, preparation, execution, delivery and performance under, or any dispute or Legal Proceeding arising out of or relating to, this Agreement, any Transaction Agreements or the Transactions, or any matter relating to any of the foregoing, do not pass to or remain with the Company notwithstanding the Mergers, and instead survive, are assigned to, remain with and are controlled by the Waiving Group (the “Privileged Communications”), without any waiver thereof. Parent and the Company, together with any of their respective Affiliates, Subsidiaries, successors or assigns, agree that no Person may use or rely on any of the Privileged Communications, whether located in the records or email server of the Company or otherwise (including in the knowledge or the officers and employees of the Company), in any Legal Proceeding against or involving any of the Parties after the Closing, and Parent and the Company agree not to assert that any privilege has been waived as to the Privileged Communications, whether located in the records or email server of the Company or otherwise (including in the knowledge of the officers and employees of the Company). Each of the Parties hereto agrees to take all steps necessary to ensure that any such privilege shall survive the Closing, remain in effect and be assigned to and controlled by the Waiving Group.

11.17 Disclosure Letters and Exhibits. The Company Disclosure Letter and the Parent Disclosure Letter shall each be arranged in separate parts corresponding to the numbered and lettered sections and subsections contained in this Agreement, and the information disclosed in any numbered or lettered part shall be deemed to relate to and to qualify only the particular representation or warranty set forth in the corresponding numbered or lettered Section or subsection of this Agreement, except to the extent that: (a) such information is cross-

referenced in another part of the Company Disclosure Letter or the Parent Disclosure Letter, as applicable; or (b) it is reasonably apparent on the face of the disclosure (without reference to any document referred to therein or any independent knowledge on the part of the reader regarding the matter disclosed) that such information qualifies another representation and warranty of the Company or Parent, as applicable, in this Agreement. Certain information set forth in the Company Disclosure Letter and the Parent Disclosure Letter is or may be included solely for informational purposes, is not an admission of liability with respect to the matters covered by the information, and may not be required to be disclosed pursuant to this Agreement. The specification of any dollar amount in the representations and warranties contained in this Agreement or the inclusion of any specific item in the Company Disclosure Letter and the Parent Disclosure Letter is not intended to imply that such amounts (or higher or lower amounts) are or are not material, and no Party shall use the fact of the setting of such amounts or the fact of the inclusion of any such item in the Company Disclosure Letter or the Parent Disclosure Letter in any dispute or controversy between the Parties as to whether any obligation, item, or matter not described herein or included in Company Disclosure Letter or the Parent Disclosure Letter is or is not material for purposes of this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first written above.

CRESCENT ACQUISITION CORP

By:	/s/ Christopher G. Wright
Name: Christopher G. Wright
Title: President

FUNCTION ACQUISITION I CORP

By:	/s/ Todd M. Purdy
Name: Todd M. Purdy
Title: President

FUNCTION ACQUISITION II LLC

By:	/s/ Todd M. Purdy
Name: Todd M. Purdy
Title: President

[SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first written above.

F45 TRAINING HOLDINGS INC.

By:	/s/ Adam Gilchrist
Name: Adam Gilchrist
Title: CEO

[SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first written above.

SHAREHOLDER REPRESENTATIVE SERVICES LLC, solely in its capacity as the Stockholder Representative

By:	/s/ Kip Wallen
Name: Kip Wallen
Title: Director

[SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER]

SCHEDULE A

DEFINED TERMS

1.1. Defined Terms. Terms defined in this Agreement are organized alphabetically as follows, together with the section and, where applicable, paragraph number in which the definition of each such term is located:

2020 Equity Incentive Plan	7.22
A&R Registration Rights Agreement	Recitals
Acquisition Proposal	Section 1.2 of Schedule A
Additional Parent SEC Reports	5.7(a)
Adjustment Escrow Account	2.10
Adjustment Escrow Amount	2.10
Adjustment Notice of Objection	2.11(e)
Adjustment Per Share Price	Section 1.2 of Schedule A
Adjustment Review Period	2.11(e)
Adjustment Statement	2.11(d)
Affidavit of Loss	2.9(e)
Affiliate	Section 1.2 of Schedule A
Aggregate Consideration	2.11(l)
Aggregate Forward Purchase Investment Amount	Section 1.2 of Schedule A
Agreement	Preamble
Alternative Acquisition Agreement	Section 1.2 of Schedule A
Anti-Corruption Laws	Section 1.2 of Schedule A
Applicable Legal Requirements	Recitals
Approvals	4.6
Audited Financial Statements	4.8(a)
Base Value	Section 1.2 of Schedule A
Beneficial Holder	Section 1.2 of Schedule A
Borrowed Indebtedness	Section 1.2 of Schedule A
Business Day	Section 1.2 of Schedule A
Cash and Cash Equivalents	Section 1.2 of Schedule A
Certificate	2.7(a)
Certificates of Merger	1.3(e)
Certifications	5.7(a)
Change in Recommendation	7.1(c)
Closing	1.1
Closing Cash Payment Amount	Section 1.2 of Schedule A
Closing Date	1.1
Closing Form 8-K	7.3(c)
Closing Indebtedness Amount	Section 1.2 of Schedule A
Closing Number of Securities	Section 1.2 of Schedule A
Closing Press Release	7.3(c)
Closing Securities Payment Amount	Section 1.2 of Schedule A
Closing Transaction Costs	Section 1.2 of Schedule A
Code	Section 1.2 of Schedule A
Communications Plan	7.4(b)
Company	Preamble
Company Business Combination	7.10(a)
Company Capital Stock	Section 1.2 of Schedule A

Sch. A-1

Company Cash	Section 1.2 of Schedule A
Company Common Stock	4.3(a)
Company Disclosure Letter	Article IV
Company Estimated Adjustment Statement	2.11(a)
Company IT Systems	4.18(h)
Company Leased Properties	4.14(b)
Company Material Adverse Effect	Section 1.2 of Schedule A
Company Material Contract	4.20(a)
Company Preferred Stock	4.3(a)
Company Real Property Leases	4.14(b)
Company Registered Intellectual Property	4.18(a)
Company RSU	Section 1.2 of Schedule A
Company Stockholder	Section 1.2 of Schedule A
Company Stockholder Approval	Recitals
Company Subsidiaries	4.2(a)
Company Transaction Costs	Section 1.2 of Schedule A
Confidentiality Agreement	Section 1.2 of Schedule A
Continental	5.13(a)
Contract	Section 1.2 of Schedule A
Contribution Percentage Obligation	Section 1.2 of Schedule A
Copyrights	Section 1.2 of Schedule A
COVID Action	Section 1.2 of Schedule A
Crescent	Recitals
Current Registration Rights Agreement	Section 1.2 of Schedule A
Customs & International Trade Authorizations	Section 1.2 of Schedule A
Customs & International Trade Laws	Section 1.2 of Schedule A
D&O Indemnified Party	7.12(a)
D&O Tail	7.12(b)
Debt Payoff Letter	7.19
DGCL	Recitals
DLLCA	Recitals
Earn Out Shares	3.1
Effective Time	2.1
Employee Benefit Plan	Section 1.2 of Schedule A
Environmental Law	Section 1.2 of Schedule A
Environmental Permits	4.16(a)(ii)
ERISA Affiliate	Section 1.2 of Schedule A
Escrow Agent	Section 1.2 of Schedule A
Escrow Agreement	2.10
Estimated Closing Indebtedness Amount	2.11(a)
Estimated Closing Transaction Costs	Section 1.2 of Schedule A
Estimated Company Cash	2.11(a)
Estimated Company Transaction Costs	2.11(a)
Estimated Merger Consideration	Section 1.2 of Schedule A
Estimated Parent Transaction Costs	2.11(b)
Estimated Trust Account Interest	2.11(b)
Exchange Act	Section 1.2 of Schedule A
Excluded Share	2.7(d)
Existing Credit Agreement	Section 1.2 of Schedule A
Existing Credit Agreement Consent	Section 1.2 of Schedule A

Sch. A-2

Final Closing Indebtedness Amount	2.11(g)
Final Closing Transaction Costs	2.11(g)
Final Company Cash	2.11(g)
Final Merger Consideration	Section 1.2 of Schedule A
Final Spreadsheet	Section 1.2 of Schedule A
Final Trust Account Interest	2.11(g)
Financial Statements	4.8(a)
FIRB Filing	71
First Certificate of Merger	1.3(d)
First Merger	Recitals
First Merger Sub	Preamble
First Merger Sub Common Stock	5.3(b)
Flyhalf	11.3
Forward Purchase Agreement	Recitals
Forward Purchase Investment Amount	Recitals
Forward Purchase Transaction	Recitals
FPA Transferee	Section 1.2 of Schedule A
Franchise Agreement	Section 1.2 of Schedule A
Franchise Disclosure Documents	Section 1.2 of Schedule A
Franchise Law	Section 1.2 of Schedule A
Franchise System	Section 1.2 of Schedule A
Franchisee	Section 1.2 of Schedule A
Franchises	Section 1.2 of Schedule A
FTC Franchise Rule	Section 1.2 of Schedule A
Fundamental Representations	Section 1.2 of Schedule A
Governing Documents	Section 1.2 of Schedule A
Government Contracts	4.7
Government Shutdown	Section 1.2 of Schedule A
Governmental Entity	Section 1.2 of Schedule A
Group Companies	Section 1.2 of Schedule A
Group Company Software	4.18(i)
Hazardous Substance	Section 1.2 of Schedule A
HSR Act	4.5(b)
Inbound License	4.20(a)(xviii)
Incremental Forward Purchase Amount	7.19
Indebtedness	Section 1.2 of Schedule A
Independent Expert	2.11(f)
Initial Spreadsheet	Section 1.2 of Schedule A
Insider	4.23
Insurance Policies	4.22
Intellectual Property	Section 1.2 of Schedule A
Intervening Event	Section 1.2 of Schedule A
JobKeeper	4.13(m)
JOBS Act	7.15
Knowledge	Section 1.2 of Schedule A
Legal Proceeding	Section 1.2 of Schedule A
Legal Requirements	Section 1.2 of Schedule A
Legend	7.24
Licensed Intellectual Property	Section 1.2 of Schedule A
Lien	Section 1.2 of Schedule A

Sch. A-3

Lock-Up Shares	7.24
Losses	Section 1.2 of Schedule A
Material Suppliers	4.20(a)(iii)
Mergers	Recitals
Minimum Closing Cash Consideration	Section 1.2 of Schedule A
MWIG	Section 1.2 of Schedule A
Nasdaq	5.12
Non-Stock Consideration	2.11(l)
Notice Period	7.1(c)(i)
Offer	Recitals
Open Source Code	Section 1.2 of Schedule A
Open Source License	Section 1.2 of Schedule A
Order	Section 1.2 of Schedule A
Ordinary Course of Business	Section 1.2 of Schedule A
Outside Date	9.1(b)
Owned Intellectual Property	Section 1.2 of Schedule A
Parent	Preamble
Parent A&R Bylaws	Recitals
Parent A&R Charter	Recitals
Parent Board	Recitals
Parent Business Combination	7.10(b)
Parent Bylaws	Section 1.2 of Schedule A
Parent Cash	Section 1.2 of Schedule A
Parent Charter	Section 1.2 of Schedule A
Parent Class A Stock	5.3(a)
Parent Class B Stock	Section 1.2 of Schedule A
Parent Class B-1 Stock	Section 1.2 of Schedule A
Parent Class B-2 Stock	Section 1.2 of Schedule A
Parent Class C Stock	Section 1.2 of Schedule A
Parent Class C-1 Stock	Section 1.2 of Schedule A
Parent Class C-2 Stock	Section 1.2 of Schedule A
Parent Class F Stock	5.3(a)
Parent Common Stock	Section 1.2 of Schedule A
Parent Disclosure Letter	Article V
Parent Estimated Adjustment Statement	2.11(b)
Parent Material Adverse Effect	Section 1.2 of Schedule A
Parent Material Contracts	5.11
Parent Organizational Documents	Section 1.2 of Schedule A
Parent Preferred Stock	5.3(a)
Parent Recommendation	Recitals
Parent SEC Reports	5.7(a)
Parent Shares	5.3(a)
Parent Stockholder Matters	7.1(a)(i)

Section 1.2 of Schedule A

Section 1.2 of Schedule A

Parent Stockholder Redemption	7.1(a)(i)
Parent Target Amount	Section 1.2 of Schedule A
Parent Transaction Costs	Section 1.2 of Schedule A
Parent Units	Section 1.2 of Schedule A
Parent Warrants	5.3(a)

Sch. A-4

Parties	Preamble
Party	Preamble
Patents	Section 1.2 of Schedule A
Permitted Lien	Section 1.2 of Schedule A
Person	Section 1.2 of Schedule A
Personal Data	Section 1.2 of Schedule A
Privacy Laws	Section 1.2 of Schedule A
Private Placement Warrants	5.3(a)
Privileged Communications	11.16
Processing	4.19(a)
Proxy Clearance Date	7.1(a)(i)
Proxy Statement	7.1(a)(i)
Public Warrants	5.3(a)
R&W Insurance Policy	Section 1.2 of Schedule A
R&W Insurance Policy Cost	Section 1.2 of Schedule A
R&W Insurer	7.17
Related Parties	Section 1.2 of Schedule A
Remaining Closing Cash Consideration	Section 1.2 of Schedule A
Representatives	7.10(a)
Restricted Cash	Section 1.2 of Schedule A
Retained Cash	Section 1.2 of Schedule A
Revolver Repayment Amount	7.19
Sanctioned Jurisdiction	Section 1.2 of Schedule A
Sanctioned Person	Section 1.2 of Schedule A
Sanctions	Section 1.2 of Schedule A
SEC	Section 1.2 of Schedule A
Second Certificate of Merger	1.3(e)
Second Effective Time	2.1
Second Merger	Recitals
Second Merger Sub	Preamble
Securities Act	Section 1.2 of Schedule A
Software	Section 1.2 of Schedule A
Special Meeting	7.1(b)
Specified Representations	4.30
Sponsor	Recitals
Sponsor Support Agreement	Recitals
Stockholder Released Parties	7.23
Stockholder Representative	Preamble
Stockholder Representative Expense Holdback Amount	Section 1.2 of Schedule A
Stockholders Agreement	Recitals
Subsidiary	Section 1.2 of Schedule A
Superior Proposal	Section 1.2 of Schedule A
Support Agreement	Recitals
Surrender Documentation	2.9(b)
Surviving Corporation	Recitals
Surviving Entity	Recitals
Tax	Section 1.2 of Schedule A
Tax Return	Section 1.2 of Schedule A
Taxes	Section 1.2 of Schedule A
Testing Price	Section 1.2 of Schedule A

Sch. A-5

Total Consideration	2.6(a)
Trade Secrets	Section 1.2 of Schedule A
Trademarks	Section 1.2 of Schedule A
Transaction Agreements	Section 1.2 of Schedule A
Transactions	Section 1.2 of Schedule A
Transfer Taxes	7.13(b)
Treasury Regulations	Section 1.2 of Schedule A
Trust Account	5.13(a)
Trust Account Interest	Section 1.2 of Schedule A
Trust Agreement	5.13(a)
Trust Termination Letter	7.5
U.S. GAAP	4.8(a)
Unaudited Financial Statements	4.8(a)
Waiving Group	11.16
Waiving Parties	11.16
WARN	4.13(f)

1.2. Additional Terms. For purposes of this Agreement, the following capitalized terms have the following meanings:

“Acquisition Proposal” shall mean any proposal or offer with respect to any direct or indirect acquisition or purchase or license, in one transaction or a series of transactions, and whether through any merger, reorganization, consolidation, tender offer, self-tender, exchange offer, stock acquisition, asset acquisition, binding share exchange, business combination, recapitalization, liquidation, dissolution, joint venture, licensing or similar transaction, or otherwise, of (A) assets or businesses of any Person and its Subsidiaries that generate 20% or more of the net revenues or net income (for the 12 month period ending on the last day of such Person’s most recently completed fiscal quarter) or that represent 20% or more of the total assets (based on fair market value) of such Person and its Subsidiaries, taken as a whole, immediately prior to such transaction, or (B) 20% or more of any class of capital stock, other equity securities or voting power of any Person, any of its Subsidiaries or any resulting parent company of such Person, in each case other than the Transactions.

“Adjustment Per Share Price” shall mean, with respect to adjustments made as of any date, the average of the daily the volume weighted average closing sale price of one share of Parent Class A Stock as reported on the Nasdaq (or the exchange on which the shares of Parent Class A Stock are then listed) for the 10 trading days immediately prior to such date.

“Affiliate” shall mean, as applied to any Person, any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with, such Person. For purposes of this definition, “control” (including with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Aggregate Forward Purchase Investment Amount” shall mean an amount equal to (a) the Forward Purchase Investment Amount; plus (b) the Incremental Forward Purchase Investment Amount, if any.

“Alternative Acquisition Agreement” shall mean any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement or other Contract constituting or related to, or which is intended to or is reasonably likely to lead to, any Acquisition Proposal.

Sch. A-6

“Anti-Corruption Laws” shall mean the U.S. Foreign Corrupt Practices Act of 1977, as amended, 15 U.S.C. §§78dd-1, et seq., the United Kingdom Bribery Act 2010, Australia’s Commonwealth Crimes Act, and any other applicable anti-corruption or anti-bribery Legal Requirements.

“Base Value” shall mean an amount equal to $795,000,000.

“Beneficial Holder” shall mean a beneficial owner of a share of Company Common Stock or Company Preferred Stock issued and outstanding immediately prior to the Effective Time.

“Borrowed Indebtedness” shall mean, as of the applicable date of determination, the aggregate principal amount of outstanding Indebtedness of the Group Companies under the Existing Credit Agreement.

“Business Day” shall mean any day other than a Saturday, a Sunday or other day on which commercial banks in New York, New York are authorized or required by Legal Requirements to be closed.

“Cash and Cash Equivalents” shall mean cash and cash equivalents, including checks, money orders, marketable securities, short-term instruments, negotiable instruments, funds in time and demand deposits or similar accounts on hand, in lock boxes, in financial institutions or elsewhere, together with all accrued but unpaid interest thereon, and all bank, brokerage or other similar accounts; provided that the amount of Cash and Cash Equivalents as of any given time shall be: (a) decreased by any Restricted Cash; (b) increased by any uncleared checks, wire transfers and drafts deposited for the account of the Company or any of its Subsidiaries at such time; and (c) decreased by any issued but uncleared checks, wire transfers and drafts written or issued by the Company or any of its Subsidiaries at such time.

“Closing Cash Payment Amount” shall mean an amount equal to: (a) the Minimum Closing Cash Consideration; plus (b) the Remaining Closing Cash Consideration.

“Closing Indebtedness Amount” shall mean, as of 12:01 a.m., Eastern Time, on the Closing Date, the aggregate amount of the Indebtedness of the Company.

“Closing Number of Securities” shall mean the number of shares of Parent Class A Stock equal to: (a) the Closing Securities Payment Amount; divided by (b) $10, as set forth in the Final Spreadsheet.

“Closing Securities Payment Amount” shall mean an amount equal to: (a) the Estimated Merger Consideration; minus (b) the Closing Cash Payment Amount.

“Closing Transaction Costs” shall mean the sum of (a) the Company Transaction Costs and (b) the lesser of (i) the Parent Transaction Costs and (ii) the Parent Target Amount.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Company Capital Stock” shall mean the Company Common Stock, Company Preferred Stock and Company RSUs.

“Company Cash” shall mean, as of 12:01 a.m., Eastern Time, on the Closing Date, an amount equal to all Cash and Cash Equivalents of the Group Companies.

“Company Material Adverse Effect” shall mean any state of facts, development, change, circumstance, occurrence, event or effect, that, individually or in the aggregate: (a) has had, or would reasonably be expected to have, a materially adverse effect on the business, assets, financial condition or results of operations of the Group

Sch. A-7

Companies, taken as a whole; or (b) has prevented or materially delayed or materially impaired, or is reasonably likely to prevent or materially delay or materially impair, the ability of the Company to consummate the Transactions; provided, however, that in no event would any of the following (or the effect of any of the following), alone or in combination, be taken into account in determining whether a Company Material Adverse Effect on or in respect of the Group Companies pursuant to clause (a) or (b) has occurred: (i) acts of war, sabotage, civil unrest or terrorism, or any escalation or worsening of any such acts of war, sabotage, civil unrest or terrorism, or changes in global, national, regional, state or local political or social conditions; (ii) earthquakes, hurricanes, tornados, pandemics (including COVID-19) or other natural disasters; (iii) changes attributable to the public announcement or pendency of the Transactions (including the impact thereof on relationships with customers, suppliers or employees); (iv) changes or proposed changes in Applicable Legal Requirements, regulations or interpretations thereof or decisions by courts or any Governmental Entity after the date of this Agreement; (v) changes or proposed changes in U.S. GAAP (or any interpretation thereof) after the date of this Agreement; (vi) any downturn in general economic conditions, including changes in the credit, debt, securities, financial, capital or reinsurance markets (including changes in interest or exchange rates, prices of any security or market index or commodity or any disruption of such markets); (vii) events or conditions generally affecting the industries and markets in which the Company operates; (viii) any failure to meet any projections, forecasts, guidance, estimates, milestones, budgets or financial or operating predictions of revenue, earnings, cash flow or cash position; provided that this clause (viii) shall not prevent a determination that the underlying facts and circumstances resulting in such failure has resulted in a Company Material Adverse Effect; or (ix) any actions required to be taken, or required not to be taken, pursuant to the terms of this Agreement; provided, however, that if any state of facts, developments, changes, circumstances, occurrences, events or effects related to clauses (i), (ii), (iv), (v), (vi) or (vii) above disproportionately and adversely affect the business, assets, financial condition or results of operations of the Group Companies, taken as a whole, relative to similarly situated companies in the industries in which the Group Companies conduct their respective operations, then such impact may be taken into account in determining whether a Company Material Adverse Effect has occurred.

“Company RSU” shall mean an outstanding restricted stock unit covering a share of Company Common Stock.

“Company Stockholder” shall mean a holder of a share of Company Common Stock, a share of Company Preferred Stock or a Company RSU, in each case, issued and outstanding immediately prior to the Effective Time.

“Company Transaction Costs” shall mean, in each case, to the extent unpaid as of the Closing: (a) all fees, costs and expenses to be borne by any Group Company and incurred prior to and through the Closing Date in connection with the negotiation, preparation and execution of this Agreement, the other Transaction Agreements and the consummation of the Transactions, including any Company Transaction Costs which are triggered by or become payable as a result of the Closing; (b) all bonuses, change in control payments, severance payments, retirement payments, retention or similar payments or success fees payable by any Group Company in connection with or anticipation of the consummation of the Transactions, and the employer portion of payroll Taxes payable as a result of the foregoing amounts; (c) all transaction, deal, brokerage, financial advisory or any similar fees payable in connection with or anticipation of the consummation of the Transactions; and (d) 50% of the R&W Insurance Policy Cost; provided, for the avoidance of doubt, that Company Transaction Costs shall not include fees, costs and expenses to be borne by any Group Company and incurred prior to and through the Closing Date in connection with the negotiation, preparation and consummation of the Company’s initial public offering, including any transaction, deal, brokerage, financial advisory or any similar fees payable in connection with or anticipation of the Company’s initial public offering and any Company Transaction Costs which are triggered by or become payable as a result of the Closing.

Sch. A-8

“Confidentiality Agreement” shall mean that certain Mutual Confidentiality and Non-Disclosure Agreement, dated April 14, 2020, by and between and Parent and F45 Training Incorporated, as amended and joined from time to time.

“Contract” shall mean any contract, subcontract, agreement, indenture, note, bond, loan or credit agreement, instrument, installment obligation, lease, mortgage, deed of trust, franchise, license, sublicense, commitment, power of attorney, guaranty or other legally binding commitment, arrangement, understanding or obligation, whether written or oral, in each case, as amended and supplemented from time to time and including all schedules, annexes and exhibits thereto.

“Contribution Percentage Obligation” shall mean, with respect to any Company Stockholder, such Company Stockholder’s pro rata share, as set forth on the Initial Spreadsheet under the heading “Contribution Percentage Obligation”, of any amounts payable by the Company Stockholders pursuant to Section 2.11(h)(i) and/or Section 11.1(b).

“COVID Action” means any commercially reasonable action taken after the date hereof (i) that the Company reasonably determines to be necessary or prudent for the Company or its Subsidiaries to take in connection with (a) events surrounding any pandemic or public health emergency caused by COVID-19, (b) reinitiating operation of all or a portion of the Group Companies’ respective businesses, (c) mitigating the effects of such events, pandemic or public health emergency on the business of one or more of the Group Companies, or (d) protecting the health and safety of customers, employees, franchisees, and other business relationships and to ensure compliance with any Legal Requirements and (ii) which, with respect to actions that are material, the Company has informed, in reasonable detail, Parent of the necessity to take such action and, with respect to actions that would individually or in the aggregate result in the Final Merger Consideration being increased by $100,000 or more, has received the prior written consent of Parent.

“Current Registration Rights Agreement” shall mean the Registration Rights Agreement, dated as of March 7, 2019, by and among Parent, the Sponsor and the other parties thereto.

“Customs & International Trade Authorizations” shall mean any and all licenses, license exceptions, notification requirements, registrations and approvals required pursuant to the Customs & International Trade Laws for the lawful export, deemed export, re-export, deemed re-export transfer or import of goods, software, technology, technical data and services.

“Customs & International Trade Laws” shall mean the applicable import, customs and trade, export and anti-boycott laws of any jurisdiction in which the Company or any of its Subsidiaries is incorporated or does business, including: (i) the laws, regulations, and programs administered or enforced by U.S. Customs and Border Protection, U.S. Immigration and Customs Enforcement, the U.S. Department of Commerce (International Trade Administration and Bureau of Industry and Security), the U.S. International Trade Commission, the U.S. Department of State (Directorate of Defense Trade Controls) and their predecessor agencies; (ii) the Tariff Act of 1930, as amended; (iii) the Export Administration Act of 1979, as amended; (iv) the Export Control Reform Act of 2018; (v) the Export Administration Regulations, including related restrictions with regard to transactions involving Persons on the U.S. Department of Commerce Denied Persons List, Unverified List or Entity List; (vi) the Arms Export Control Act, as amended; (vii) the International Traffic in Arms Regulations, including related restrictions with regard to transactions involving Persons on the U.S. Department of State Debarred List; (viii) the Foreign Trade Regulations pursuant to 15 C.F.R. Part 30; (ix) the anti-boycott laws and regulations administered by the U.S. Department of Commerce; and (x) the anti-boycott laws and regulations administered by the U.S. Department of the Treasury, and other corollary laws implemented by the United Kingdom, Australia, and in other applicable jurisdictions.

Sch. A-9

“Employee Benefit Plan” shall mean each “employee benefit plan” (within the meaning of Section 3(3) of ERISA) and each other retirement, supplemental retirement, deferred compensation, employment, bonus, incentive compensation, stock purchase, employee stock ownership, equity-based, phantom-equity, profit-sharing, severance, termination protection, change in control, retention, employee loan, retiree medical or life insurance, educational, employee assistance, fringe benefit and all other employee benefit plan, policy, agreement, program or arrangement, whether or not subject to ERISA, whether formal or informal, oral or written, which any Group Company sponsors or maintains for the benefit of its current or former employees, individuals who provide services and are compensated as individual independent contractors or directors, or with respect to which any Group Company has any direct or indirect present or future liability.

“Environmental Law” shall mean any federal, state, local or foreign law, regulation, order, decree, permit, authorization, opinion, common law or agency requirement relating to: (a) the protection, investigation or restoration of the environment, health and safety (concerning exposure to Hazardous Substances), or natural resources; (b) the handling, use, presence, disposal, release or threatened release into the environment of any Hazardous Substance; or (c) noise (as it relates to occupational safety), odor, wetlands, pollution, contamination or any injury or threat of injury to employees, and shall include, but not be limited to, federal statues known as the Clean Air Act, Clean Water Act, Comprehensive Environmental Response, Compensation and Liability Act, Emergency Planning and Community Right-to-Know Act, Endangered Species Act, Hazardous Materials Transportation Act, Migratory Bird Treaty Act, National Environmental Policy Act, Occupational Safety and Health Act, Oil Pollution Act of 1990, Resource Conservation and Recovery Act, Safe Drinking Water Act, and Toxic Substances Control Act.

“ERISA Affiliate” shall mean any trade or business (whether or not incorporated) that, together with the Company or any of its subsidiaries, is treated as a single employer under Section 414 of the Code.

“Escrow Agent” shall mean Goldman Sachs Bank USA, or such other escrow agent as is mutually agreed upon (a) by Parent and (b) the Company (prior to the Closing) or the Stockholder Representative (following the Closing).

“Estimated Closing Transaction Costs” shall mean the sum of (a) the Estimated Company Transaction Costs and (b) the lesser of (i) the Estimated Parent Transaction Costs and (ii) the Parent Target Amount.

“Estimated Merger Consideration” shall mean an amount equal to: (a) the Base Value; plus (b) the Estimated Company Cash; minus (c) the Estimated Closing Indebtedness Amount; minus (d) the Estimated Closing Transaction Costs (in the case of Estimated Company Transaction Costs, to the extent not paid by the Company prior to the Closing); plus (e) the Estimated Trust Account Interest; minus (f) the Adjustment Escrow Amount; minus (g) the Stockholder Representative Expense Holdback Amount.

“Exchange Act” shall mean the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Existing Credit Agreement” shall mean the Credit Agreement, dated as of September 18, 2019, by and among the Company, certain of its subsidiaries, as guarantors, and JPMorgan Chase Bank, N.A., as amended or otherwise modified on or prior to the date hereof and as further amended or otherwise modified following the date hereof in accordance with the terms hereof.

“Existing Credit Agreement Consent” shall mean that certain First Amendment to Credit Agreement, dated as of June 23, 2020, by and among the Company, the lenders party thereto and JPMorgan Chase Bank, N.A. as Administrative Agent and Australian Security Trustee.

Sch. A-10

“Final Merger Consideration” shall mean an amount equal to: (a) the Base Value; plus (b) the Final Company Cash; minus (c) the Final Closing Indebtedness Amount; minus (d) the Final Closing Transaction Costs (in the case of Company Transaction Costs, to the extent not paid by the Company prior to the Closing); plus (e) the Final Trust Account Interest; minus (f) the Adjustment Escrow Amount; minus (g) the Stockholder Representative Expense Holdback Amount.

“Final Spreadsheet” shall mean the Initial Spreadsheet, updated as of the Closing Date to set forth, as of the Closing Date and immediately prior to the Effective Time, the calculation in clause (i) of the dollar amounts and shares, as applicable, to be allocated to each Company Stockholder based on the amounts set forth in the Company Estimated Adjustment Statement and the Parent Estimated Adjustment Statement.

“FPA Transferee” shall mean a Transferee as defined in the Forward Purchase Agreement.

“Franchise Agreement” means any Contract between any Group Company and any other Person pertaining to the establishment and operation of one or more fitness studios under the “F45 Training” trade name and otherwise using the Franchise System (each, a “Franchisee”), including license agreements, option agreements, development agreements, master franchise agreements, and any similar agreements, and including any addendum, amendment, extension or renewal thereof, and together with any guarantee or other instrument or agreement relating thereto.

“Franchise Disclosure Documents” means all of the uniform franchise offering circulars, franchise disclosure documents and similar documents used in the offer and sale of franchises anywhere in the world by any Group Company in its efforts to comply with any Franchise Laws.

“Franchise Law” means the FTC Franchise Rule, any Legal Requirement in Australia concerning or relating to the regulation, management or operation of a franchise business or imposing liability or professional standards relating to the same, including the Competition and Consumer (Industry Codes – Franchising) Regulations 2014 (Cth), and any other domestic or foreign Legal Requirements regulating the offer or sale of franchises, business opportunities, or governing the relationship between franchisor or franchisees, including those Legal Requirements that address the default, termination, nonrenewal or transfer of franchises.

“Franchise System” means the franchise system that any Group Company has developed and operates (or permits other Persons to operate) under the “F45 Training” trade name and otherwise using any Group Company’s Intellectual Property and business system.

“Franchises” means any grant under a Franchise Agreement of the right to engage in or carry on a business, or to sell or offer to sell any product or service, under or in association with any trademark owned or licensed to any Group Company, which constitutes a “franchise” as that term is defined (a) in the U.S., under (i) the FTC Franchise Rule, regardless of the jurisdiction in which the franchised business is located or operates in the U.S., or (ii) the Franchise Law, if any, applicable in the jurisdiction or jurisdictions in which the franchised business is located or operates, or the Franchisee is located, or (b) under any Legal Requirements of a foreign country or jurisdiction.

“FTC Franchise Rule” means the FTC trade regulation rule entitled “Disclosure Requirements and Prohibitions Concerning Franchising” 16 C.F.R. Section 436.1 et seq.

“Fundamental Representations” shall mean: (a) in the case of the Company, the representations and warranties contained in: Section 4.1(a) (Organization and Qualification); Section 4.3 (Capitalization of the Company); Section 4.4 (Authority Relative to this Agreement); and Section 4.17 (Brokers; Third-Party Expenses); and (b) in the case of Parent, the representations and warranties contained in Section 5.1(a) (Organization and Qualification); Section 5.2 (Parent Subsidiaries); Section 5.3 (Capitalization); Section 5.4 (Authority Relative to this Agreement); Section 5.10 (Business Activities); and Section 5.23 (Brokers).

Sch. A-11

“Governing Documents” shall mean the legal document(s) by which any Person (other than an individual) establishes its legal existence or which govern its internal affairs. For example, the “Governing Documents” of a Delaware corporation are its certificate of incorporation and bylaws.

“Government Shutdown” means any shutdown of or material interruption to, prior to the Outside Date, the Governmental Entities providing, approving or reviewing the applicable consents, authorizations, orders and approvals of (or filings or registrations with) relating to the Transactions, in each case that relates to the ongoing COVID-19 pandemic.

“Governmental Entity” shall mean: (a) any federal, provincial, state, local, municipal, national or international court, governmental commission, government or governmental authority, department, regulatory or administrative agency, board, bureau, agency or instrumentality, tribunal, arbitrator or arbitral body (public or private), or similar body; (b) any self-regulatory organization; or (c) any political subdivision of any of the foregoing.

“Group Companies” shall mean the Company and all of its direct and indirect Subsidiaries.

“Hazardous Substance” shall mean any substance, waste or material defined or listed as a “pollutant,” “hazardous,” or a “contaminant” under any Applicable Legal Requirements pertaining to the environment or otherwise regulated as toxic, radioactive, ignitable, corrosive, reactive or hazardous under any Applicable Legal Requirements pertaining to the environment, including petroleum, its derivatives, by-products and other hydrocarbons.

“Indebtedness” shall mean any of the following: (a) any indebtedness for borrowed money, including the Borrowed Indebtedness and any premiums; fees and expenses related to the paydown of any Borrowed Indebtedness; (b) any obligations evidenced by bonds, debentures, notes or other similar instruments; (c) any obligations to pay the deferred purchase price of property, stock or services; (d) any obligations as lessee under capitalized leases; (e) any obligations, contingent or otherwise, under acceptance, letters of credit or similar facilities to the extent drawn; (f) obligations under derivative or hedging financial instruments, including interest rate or currency swaps; (g) any guaranty of any of the foregoing; (h) any accrued interest, fees and charges in respect of any of the foregoing; and (i) any prepayment premiums and penalties actually due and payable, and any other fees, expenses, indemnities and other amounts actually payable as a result of the prepayment or discharge of any of the foregoing.

“Initial Spreadsheet” shall mean a spreadsheet which shall set forth the consideration allocation elected by each Company Stockholders in accepting the Offer, including the following factual information, as of the date of this Agreement, relating to the Company Stockholders: (a) the names of all the Company Stockholders and their respective addresses of record with the Company; (b) the number of shares of Company Common Stock, Company Preferred Stock and Company RSUs held by each Company Stockholder; (c) the percentage of the Minimum Closing Cash Consideration to be allocated to each such Person; (d) the percentage of the Remaining Closing Cash Consideration to be allocated to each such Person; (e) the formula for calculating the percentage of the Closing Number of Securities to be allocated to each such Person; (f) the pro rata share of the Adjustment Escrow Amount to be allocated to such Person to the extent that the Final Merger Consideration is greater than the Estimated Merger Consideration; (g) the pro rata share of the Stockholder Representative Expense Holdback Amount to be allocated to such Person upon release by the Stockholder Representative, if applicable; (h) the formula for calculating the percentage of Earn Out Shares to be allocated to each such Person; (i) the Contribution Percentage Obligation for each such Person; and (j) for the foregoing clauses (c) through (h), an illustrative sample calculation of the dollar amount and shares, as applicable, to be allocated to each such Person using the Company’s good faith estimate of Estimated Merger Consideration as of the date hereof; provided, that the Initial Spreadsheet shall be prepared assuming that the Parent Cash is at least $302,950,000 and may be

Sch. A-12

updated by the Company at any time prior to Closing in order to reflect any transfer by any Company Stockholder of Subject Securities (as defined in the Support Agreement delivered by such Company Stockholder) in accordance with the terms of the Support Agreement delivered by such Company Stockholder.

“Intellectual Property” shall mean all rights, title and interest in or relating to intellectual property, whether protected, created or arising under the laws of the United States or any other jurisdiction, including: (a) all patents and patent applications, including provisional patent applications and similar filings and any and all substitutions, divisions, continuations, continuations-in-part, divisions, reissues, renewals, extensions, reexaminations, patents of addition, supplementary protection certificates, utility models, inventors’ certificates, or the like and any foreign equivalents of the foregoing (including certificates of invention and any applications therefor) (collectively, “Patents”); (b) all domestic and foreign copyrights, copyright registrations, copyright applications, including any of the foregoing that protect original works of authorship fixed in any tangible medium of expression, including literary works (including all forms and types of Software, including all source code, object code, firmware, development tools, files, records and data, and all documentation related to any of the foregoing), pictorial and graphic works (collectively, “Copyrights”); (c) all trademarks, service marks, trade names, business marks, service names, brand names, trade dress rights, logos, corporate names, trade styles, and other source or business identifiers and general intangibles of a like nature, together with the goodwill associated with any of the foregoing, along with all applications, registrations, renewals and extensions thereof (collectively, “Trademarks”); (d) all Internet domain names and social media accounts; (e) trade secrets, technology, discoveries and improvements, know-how, proprietary rights, formulae, confidential and proprietary information, technical information, techniques, inventions (including conceptions and/or reductions to practice), designs, drawings, procedures, processes, models, formulations, manuals and systems, whether or not patentable or copyrightable (collectively “Trade Secrets”); and (f) moral rights, publicity rights and all other intellectual property rights, proprietary rights, or confidential information and materials.

“Intervening Event” shall mean a material event or circumstance that was not known or reasonably foreseeable to the Parent Board prior to the execution of this Agreement (or if known, the consequences of which were not known or reasonably foreseeable), which event or circumstance, or any material consequence thereof, becomes known to the Parent Board prior to the approval of the Transactions by the stockholders of Parent that does not relate to (A) an Acquisition Proposal, (B) the Company or its Subsidiaries (including any Parent Material Adverse Effect as it relates to the Company or its Subsidiaries), (C) any actions taken pursuant to this Agreement or (D) any changes in the price of Parent Shares.

“Knowledge” shall mean the actual knowledge or awareness as to a specified fact or event, following reasonable inquiry, of: (a) with respect to the Company, the individuals listed on Schedule 1.2 of the Company Disclosure Letter; and (b) with respect to Parent, First Merger Sub or Second Merger Sub, the individuals listed on Schedule 1.2 of the Parent Disclosure Letter.

“Legal Proceeding” shall mean any action, suit, hearing, claim, charge, audit, lawsuit, litigation, investigation (formal or informal), inquiry, arbitration or proceeding (in each case, whether civil, criminal or administrative or at law or in equity) whether or not by or before a Governmental Entity.

“Legal Requirements” shall mean any federal, state, local, municipal, foreign or other law (including Franchise Law), statute, constitution, treaty, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling, injunction, judgment, order, assessment, writ or other legal requirement, administrative policy or guidance, or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity.

“Licensed Intellectual Property” shall mean any Intellectual Property licensed to any of the Group Companies.

Sch. A-13

“Lien” shall mean any mortgage, pledge, security interest, encumbrance, lien, license, grant, restriction or charge of any kind (including, any conditional sale or other title retention agreement or lease in the nature thereof, any agreement to give any security interest and any restriction relating to use, quiet enjoyment, voting, transfer, receipt of income or exercise of any other attribute of ownership).

“Losses” shall mean any and all deficiencies, judgments, settlements, losses, damages, interest, fines, penalties, Taxes, costs and expenses (including reasonable legal, accounting and other costs and expenses of professionals incurred in connection with investigating, defending, settling or satisfying any and all demands, claims, actions, causes of action, suits, proceedings, assessments, judgments or appeals, and in seeking indemnification, compensation or reimbursement therefor).

“Minimum Closing Cash Consideration” shall mean $159,266,170.73.

“MWIG” shall mean MWIG LLC, a Delaware limited liability company.

“Open Source Code” means any Software that is distributed under “open source” or “free software” terms, such as the GPL, LGPL, Mozilla License, Apache License, Common Public License, BSD license or similar terms and including any Software distributed with any license term or condition (an “Open Source License”) that: (a) requires or conditions, the use or distribution of such Software on the disclosure, licensing, or distribution of any source code for any portion of such Software or any derivative work of such Software; or (b) otherwise imposes any limitation, restriction, or condition on the right or ability of the licensee of such Software to use or distribute such Software or any derivative work of such Software.

“Order” shall mean any award, injunction, judgment, regulatory or supervisory mandate, order, writ, decree or ruling entered, issued, made, or rendered by any Governmental Entity that possesses competent jurisdiction.

“Ordinary Course of Business” shall describe any action taken by a Person if such action is (a) consistent with such Person’s past practices and is taken in the ordinary course of such Person’s normal day-to-day operations or (b) in the case of an action taken by the Company or any of its Subsidiaries, a COVID Action.

“Owned Intellectual Property” shall mean all Intellectual Property owned or purported to be owned by any of the Group Companies.

“Parent Cash” shall mean an amount equal to (a) the aggregate amount of cash contained in the Trust Account immediately prior to the Closing (including the Trust Account Interest); plus (b) all cash and cash equivalents held by Parent outside of the Trust Account immediately prior to the Closing; minus (c) any payments to be made in connection with the Parent Stockholder Redemption; minus (d) the Adjustment Escrow Amount; minus (e) the Stockholder Representative Expense Holdback Amount; plus (f) the Aggregate Forward Purchase Investment Amount.

“Parent Class B Stock” shall mean, collectively, the Parent Class B-1 Stock and the Parent Class B-2 Stock.

“Parent Class B-1 Stock” shall mean the Class B-1 common shares of Parent, par value $0.0001 per share, as authorized pursuant to the Parent A&R Charter, and which have such rights, preferences and restrictions as set forth in the Parent A&R Charter.

“Parent Class B-2 Stock” shall mean the Class B-2 common shares of Parent, par value $0.0001 per share, as authorized pursuant to the Parent A&R Charter, and which have such rights, preferences and restrictions as set forth in the Parent A&R Charter.

“Parent Class C Stock” shall mean, collectively, the Parent Class C-1 Stock and the Parent Class C-2 Stock.

Sch. A-14

“Parent Class C-1 Stock” shall mean the Class C-1 common shares of Parent, par value $0.0001 per share, as authorized pursuant to the Parent A&R Charter, and which have such rights, preferences and restrictions as set forth in the Parent A&R Charter.

“Parent Class C-2 Stock” shall mean the Class C-2 common shares of Parent, par value $0.0001 per share, as authorized pursuant to the Parent A&R Charter, and which have such rights, preferences and restrictions as set forth in the Parent A&R Charter.

“Parent Common Stock” shall mean, collectively, the Parent Class A Stock, Parent Class B-1 Stock. Parent Class B-2 Stock, Parent Class C-1 Stock and Parent Class C-2 Stock.

“Parent Material Adverse Effect” shall mean any state of facts, development, change, circumstance, occurrence, event or effect that, individually or in the aggregate: (a) has had, or would reasonably be expected to have, a materially adverse effect on the business, assets, financial condition or results of operations of Parent, First Merger Sub and Second Merger Sub, taken as a whole; or (b) does, or would reasonably be expected to, individually or in the aggregate, prevent or materially delay or impair the ability of Parent, First Merger Sub or Second Merger Sub to perform their respective obligations under this Agreement or to consummate the Transactions or the Forward Purchase Transaction.

“Parent Organizational Documents” shall mean the Amended and Restated Certificate of Incorporation of Parent, dated as of March 7, 2019 (the “Parent Charter”), the Bylaws of Parent currently in effect (the “Parent Bylaws”) and any other similar organization documents of Parent, as each may be amended, modified or supplemented.

“Parent Target Amount” shall mean $15,000,000.

“Parent Transaction Costs” shall mean: (a) all fees, costs and expenses of Parent incurred prior to and through the Closing Date in connection with the negotiation, preparation and execution of this Agreement, the other Transaction Agreements and the consummation of the Transactions, whether paid or unpaid prior to the Closing; (b) any Indebtedness of Parent or its Subsidiaries owed to its Affiliates or stockholders; and (c) 50% of the R&W Insurance Policy Cost.

“Parent Units” shall mean equity securities of Parent each consisting of one share of Parent Class A Stock and one-third of one Public Warrant.

“Permitted Lien” shall mean (a) Liens for current period Taxes not yet delinquent or for Taxes that are being contested in good faith by appropriate proceedings and in each case that are sufficiently reserved for on the Financial Statements in accordance with U.S. GAAP; (b) statutory and contractual Liens of landlords with respect to leased real property; (c) Liens of carriers, warehousemen, mechanics, materialmen and repairmen incurred in the Ordinary Course of Business and: (i) not yet delinquent; or (ii) that are being contested in good faith through appropriate proceedings; (d) in the case of leased real property, zoning, building, or other restrictions, variances, covenants, rights of way, encumbrances, easements and other irregularities in title, to the extent they do not, individually or in the aggregate, interfere in any material respect with the present use of or occupancy of the affected parcel by any of the Group Companies; (e) Liens securing the Indebtedness of any of the Group Companies; (f) purchase money Liens and Liens securing rental payments in connection with capital lease obligations of any of the Group Companies; (g) non-exclusive licenses and covenants not to sue with respect to Intellectual Property granted in the Ordinary Course of Business and (h) all exceptions, restrictions, easements, imperfections of title, charges, rights-of-way and other Liens of record that do not materially interfere with the present use of the assets of the Group Companies and the rights under the Company Real Property Leases, taken as a whole and do not result in a material liability to the Group Companies.

Sch. A-15

“Person” shall mean any individual, corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization, entity or Governmental Entity.

“Personal Data” shall mean any information defined as “personal data,” “personally identifiable information,” “personal information” or similar term under any Privacy Laws.

“Privacy Laws” shall mean any and all Applicable Legal Requirements, legal requirements and self-regulatory guidelines (including of any applicable foreign jurisdiction) relating to the receipt, collection, compilation, use, storage, processing, sharing, safeguarding, security (both technical and physical), disposal, destruction, disclosure or transfer (including cross-border) of Personal Data, including the Federal Trade Commission Act, EU-U.S. Privacy Shield, Swiss-U.S. Privacy Shield, General Data Protection Regulation, Regulation 2016/679/EU on the protection of natural persons with regard to the processing of personal data and on the free movement of such data (GDPR), California Consumer Privacy Act, California Civil Code Title 1.81.5, (CCPA), the Australian Privacy Act 1988 (Cth), the Australian Privacy Principles contained in schedule 1 to the Australian Privacy Act 1988 (Cth) and any applicable approved privacy codes as defined in that act and any and all Applicable Legal Requirements relating to breach notification in connection with Personal Data, as well as the applicable version of the Payment Card Industry Data Security Standard, as adopted by the PCI Security Standards Council, LLC.

“R&W Insurance Policy” shall mean a buyer-side representations and warranties insurance policy with respect to the representations and warranties of the Company, in the name of and for the benefit of Parent, to be conditionally bound, if at all, following the date of this Agreement.

“R&W Insurance Policy Cost” shall mean the aggregate expenses, including premium, underwriting fees, surplus lines taxes and insurance broker compensation, incurred in connection with the binding and issuance of any R&W Insurance Policy.

“Related Parties” shall mean, with respect to a Person, such Person’s former, current and future direct or indirect equityholders, controlling Persons, shareholders, optionholders, members, general or limited partners, Affiliates, Representatives, and each of their respective successors and assigns.

“Remaining Closing Cash Consideration” shall mean (a) Parent Cash as of 12:01 a.m., Eastern Time, on the Closing Date; minus (b) the Minimum Closing Cash Consideration; minus (c) the Estimated Parent Transaction Costs, to the extent not paid prior to the Closing; minus (d) the Estimated Company Transaction Costs, to the extent not paid prior to the Closing; minus (e) the Retained Cash; provided that the sum of the amounts determined by clauses (a) through (e) inclusive shall in no case be less than $0 or greater than $42,633,829.27.

“Restricted Cash” shall mean any: (i) cash deposited as collateral; (ii) cash subject to dividend blocks; (iii) cash held in trust or in escrow; (iv) deposits for rent; and (v) cash held for the purposes of meeting regulatory requirements (including cash-backed bonds or guarantees).

“Retained Cash” shall mean (a) $100,000,000, minus (b) Company Transaction Costs, minus (c) Parent Transaction Costs.

“Sanctioned Jurisdiction” shall mean a country, region or territory which is itself the subject or target of comprehensive Sanctions broadly prohibiting and restricting dealings in and with such country, region or territory (at the time of this Agreement, the Crimea region of Ukraine, Cuba, Iran, North Korea and Syria).

Sch. A-16

“Sanctioned Person” shall mean (a) a person or entity that has been designated to the U.S. Department of the Treasury’s list of Specially Designated Nationals and Blocked Persons, or any equivalent list of sanctioned persons issued by the United Kingdom, the United Nations, the European Union, European Union member states, or Australia, (b) any Person operating, organized or resident in a Sanctioned Jurisdiction or (c) any Person owned or controlled by any such Person or Persons described in the foregoing clause (a) or (b).

“Sanctions” shall mean all applicable economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the United States, including regulations promulgated by the U.S. Department of the Treasury’s Office of Foreign Assets Control, U.S. Department of Commerce or the U.S. Department of State; (b) the United Kingdom, including Her Majesty’s Treasury; (c) the United Nations Security Council; (d) the European Union or any European Union member state; or (e) Australia, including the Australian Department of Foreign Affairs and Trade.

“SEC” shall mean the United States Securities and Exchange Commission.

“Securities Act” shall mean the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Software” means computer software (including web sites, HTML code, and firmware and other software embedded in hardware devices, whether in source code or object code form), application programming interfaces (APIs), software development kits (SDKs), software tools, and user interfaces.

“Stockholder Representative Expense Holdback Amount” means $100,000.

“Subsidiary” shall mean, with respect to any Person, any partnership, limited liability company, corporation or other business entity of which: (a) if a corporation, a majority of the total voting power of shares of capital stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof; (b) if a partnership, limited liability company or other business entity, a majority of the partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof; or (c) in any case, such Person controls the management thereof.

“Superior Proposal” means any unsolicited bona fide binding written Acquisition Proposal that the Parent Board determines in good faith (after consultation with outside counsel and its financial advisor), taking into account all legal, financial, regulatory and other aspects of the proposal and the Person making the proposal, is (a) more favorable to the stockholders of Parent from a financial point of view than the Transactions (including any adjustment to the terms and conditions proposed by the Company in response to such proposal) and (b) reasonably likely of being completed on the terms proposed on a timely basis; provided, that, for purposes of this definition of “Superior Proposal,” references in the term “Acquisition Proposal” to “20%” shall be deemed to be references to “50%.”

“Tax” or “Taxes” shall mean: (a) any and all federal, state, local and foreign taxes, including gross receipts, income, profits, license, sales, use, estimated, occupation, value added, ad valorem, transfer, franchise, withholding, payroll, recapture, net worth, employment, escheat and unclaimed property obligations, excise and property taxes, assessments, stamp, environmental, registration, governmental charges, duties, levies and other similar charges, in each case, imposed by a Governmental Entity, (whether disputed or not) together with all interest, penalties and additions imposed by a Governmental Entity with respect to any such amounts; and (b) any liability in respect of any items described in clause (a) payable by reason of Contract transferee liability, operation of law or Treasury Regulation Section 1.1502-6(a) (or any predecessor or successor thereof of any analogous or similar provision under law) or otherwise.

Sch. A-17

“Tax Return” shall mean any return, declaration, report, claim for refund, or information return or statement relating to Taxes that is filed or required to be filed with a Governmental Entity, including any schedule or attachment thereto and any amendment thereof.

“Testing Price” shall mean with respect to shares of Parent Class A Stock that are required to be issued (including upon conversion of the Earn Out Shares): (a) as of the Closing Date, the lesser of the average of the high and low trading price of such stock as reported on Nasdaq (or the exchange on which the shares of Parent Class A Stock are then listed) on the date immediately preceding the date of this Agreement and the date immediately preceding the Closing Date (or $10 if lower); and (b) after the Closing Date, the average of the high and low trading price of such stock as reported on Nasdaq (or the exchange on which the shares of Parent Class A Stock are then listed) on the date immediately preceding the date of the issuance of such stock.

“Transaction Agreements” shall mean this Agreement, the A&R Registration Rights Agreement, the Confidentiality Agreement, the Parent A&R Charter, the Parent A&R Bylaws, the Support Agreements, the Sponsor Support Agreement, the Stockholders Agreement, the Escrow Agreement and all the agreements documents, instruments and certificates entered into in connection herewith or therewith and any and all exhibits and schedules thereto.

“Transactions” shall mean the transactions contemplated pursuant to this Agreement, including the Mergers.

“Treasury Regulations” shall mean the regulations promulgated by the U.S. Department of the Treasury pursuant to and in respect of provisions of the Code.

“Trust Account Interest” shall mean the amount of interest accrued on the amount on deposit in the Trust Account since the initial public offering of Parent contained in the Trust Account, after giving effect to the Parent Stockholder Redemption and net of any cash Taxes actually paid or required to be paid by Parent immediately prior to the Closing in respect of such interest income.

Sch. A-18

Annex B

SPONSOR SUPPORT AGREEMENT

This SPONSOR SUPPORT AGREEMENT (this “Agreement”) is made and entered into as of June 24, 2020, by and among F45 Training Holdings Inc., a Delaware corporation (the “Company”), CFI Sponsor LLC, a Delaware limited liability company (“Sponsor”), each of the other Persons set forth on Schedule A hereto (each of such Persons and the Sponsor, a “Supporting Party” and, collectively, the “Supporting Parties”), and Crescent Acquisition Corp, a Delaware corporation (“Parent”).

RECITALS

A.    Parent, Function Acquisition I Corp, a Delaware corporation and a direct, wholly owned subsidiary of Parent (“First Merger Sub”), Function Acquisition II LLC, a Delaware limited liability company and a direct, wholly owned subsidiary of Parent (“Second Merger Sub”), the Company, and Shareholder Representative Services LLC, a Colorado limited liability company, solely in its capacity as representative, agent and attorney-in-fact of the Company Stockholders thereunder (in such capacity, the “Stockholder Representative”) are entering into an Agreement and Plan of Merger of even date herewith (the “Merger Agreement”), which provides (upon the terms and subject to the conditions set forth therein) for a business combination transaction by which: (i) First Merger Sub will merge with and into the Company (the “First Merger”), with the Company being the surviving corporation of the First Merger (the Company, in its capacity as the surviving corporation of the First Merger, is sometimes referred to as the “Surviving Corporation”); and (ii) immediately following the First Merger and as part of the same overall transaction as the First Merger, the Surviving Corporation will merge with and into Second Merger Sub (the “Second Merger” and, together with the First Merger, the “Mergers”) with Second Merger Sub being the surviving entity of the Second Merger and a wholly owned subsidiary of Parent (Second Merger Sub, in its capacity as the surviving entity of the Second Merger, is sometimes referred to as the “Surviving Entity”).

B.    The Supporting Parties are the beneficial and record owners of such number and type of Parent equity securities as are indicated next to each Supporting Party’s name on Schedule A (together with any New Subject Securities (as defined below), the “Subject Securities”).

C.    The Supporting Parties and Parent are entering into this Agreement in order to induce the Company to enter into the Merger Agreement and cause the Transactions to be consummated.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

1.    Definitions. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement. When used in this Agreement, the following terms in all of their tenses, cases and correlative forms shall have the meanings assigned to them in this Section 1 or elsewhere in this Agreement.

“Associated Parties” shall mean (a) each Supporting Party’s predecessors, successors, executors, administrators, trusts, spouse, heirs and estate; (b) each Supporting Party’s past, present and future assigns; (c) each entity that each Supporting Party, as applicable, has the power to bind (by such Supporting Party’s acts or signature) or over which such Supporting Party directly or indirectly exercises control; and (d) each entity of which each Supporting Party owns, directly or indirectly, at least a majority of the outstanding equity, beneficial, proprietary, ownership or voting interests.

“Claim” shall mean all past, present and future Legal Proceedings, disputes, controversies, demands, rights, obligations, damages, liabilities (whether direct or indirect, absolute, accrued, contingent or otherwise), contracts and causes of action of every kind and nature (whether matured or unmatured, absolute or contingent), including any unknown, inchoate, unsuspected or undisclosed claim.

“Consent” shall mean any consent, approval, authorization, permit or notice.

“Expiration Time” shall mean the earliest to occur of (a) the Effective Time, and (b) such date and time as the Merger Agreement shall have been terminated validly in accordance with its terms.

“Immediate Family” shall mean any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and shall include adoptive relationships.

“Permitted Transferee” shall mean: (a) with respect to any Person that is an individual, any member of such individual’s Immediate Family and/or any trust, partnership, limited liability company, or other similar estate planning vehicle that such individual controls and the beneficiaries of which are only such individual or such individual’s Immediate Family, and any other transferee who receives Subject Securities by will or the laws of descent and distribution; and (b) with respect to any other Person, any Affiliate or equityholder of such Person.

“Releasees” shall mean: (a) Parent; (b) the Group Companies; (c) Parent’s current and future Affiliates (including First Merger Sub, Second Merger Sub, following the First Merger, the Surviving Corporation, and, following the Second Merger, the Surviving Entity); (d) the respective Representatives of the Persons referred to in clauses “(a)” through “(c)” above; and (e) the respective successors and assigns of the Persons identified or otherwise referred to in the foregoing clauses “(a)” through “(d).”

“Voting Period” shall mean the period commencing on (and including) the date of this Agreement and ending on (and including) the Expiration Time.

2.    Agreement to Retain the Subject Securities.

(a)    No Transfer of Subject Securities. Each Supporting Party agrees not to, directly or indirectly, at any time during the Voting Period, other than as may be required by a court order or other Legal Requirement, (i) sell, assign, transfer (including by operation of law), pledge, dispose of or otherwise encumber, or otherwise agree to do any of the foregoing in respect of (each, a “Transfer”) any of the Subject Securities, (ii) deposit any Subject Securities into a voting trust or enter into a voting agreement or arrangement or grant any proxy or power of attorney with respect thereto that is inconsistent with this Agreement, (iii) enter into any Contract, option or other arrangement or undertaking with respect to the direct or indirect sale, assignment, transfer (including by operation of law) or other disposition by such Supporting Party of any Subject Securities, or (iv) take any action that would make any representation or warranty of such Supporting Party herein untrue or incorrect in any material respect or have the effect of preventing or disabling such Supporting Party from performing such Supporting Party’s obligations hereunder, except, in each case, pursuant to, or in furtherance of, the Transactions; provided, however, that any Supporting Party may transfer Subject Securities to Permitted Transferees; provided that prior to and as a condition to the effectiveness of such transfer, each Person to whom any Subject Securities or any interest in any of such Subject Securities is or may be transferred shall have executed and delivered to the Company a counterpart of this Agreement pursuant to which such Person shall be bound by all of the terms and provisions of this Agreement, and shall have agreed in writing with the Company to hold such Subject Securities or interest in such Subject Securities subject to all of the terms and provisions of this Agreement.

(b)    Additional Securities. Each Supporting Party agrees that any equity securities of Parent that it purchases or otherwise hereafter acquires (including as a result of a stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, or any similar event) or with respect to which it otherwise acquires sole or shared voting power after the execution of this Agreement and prior to the Expiration Time (the “New Subject Securities”) shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted the Subject Securities set forth on Schedule A attached hereto.

(c)    Unpermitted Transfers. Any Transfer or attempted Transfer of any Subject Securities or New Subject Securities in violation of any provision of this Agreement shall be void ab initio and of no force or effect.

3.    Agreement to Vote and Approve; No Redemption.

(a)    Each Supporting Party irrevocably and unconditionally agrees that, from and after the date hereof until the Expiration Time (the “Voting Period”), at any meeting of the stockholders of Parent or any adjournment or postponement thereof, or in connection with any action by written consent of the stockholders of Parent, it shall: (i) appear at each such meeting or otherwise cause all Subject Securities beneficially owned which such Supporting Party has a right to vote or owned of record by such Supporting Party to be counted as present thereat for purposes of calculating a quorum; and (ii) vote (or cause to be voted), in person or by proxy, or deliver a written consent (or cause a consent to be delivered) covering, the Subject Securities beneficially owned which such Supporting Party has a right to vote or owned of record by such Supporting Party, (A) in favor of the approval of (1) the adoption of the Merger Agreement and approval of the Transactions; (2) the issuance of shares of Parent Class A Stock in connection with Section 2.6 of the Merger Agreement; (3) the amendment and restatement of the Parent Charter substantially in the form of the Parent A&R Charter attached to the Merger Agreement as Exhibit C; (4) adoption of the 2020 Equity Incentive Plan; (5) the election of directors effective as of the Closing, including the directors to which the Company Stockholders are entitled to designate pursuant to the Stockholders Agreement; and (6) any other proposals or actions the Parties deem necessary or desirable to consummate the Transaction (collectively, the “Transaction Proposals”), (B) against any Acquisition Proposal with respect to any Person other than the Company, (C) against any action that would be a breach of Parent’s representations, warranties, covenants or agreements in the Merger Agreement, and (D) against the following actions (other than pursuant to, or in furtherance of, the Transactions): (1) any reorganization, recapitalization, dissolution or liquidation of Parent; (2) any change in a majority of the Parent Board; (3) any amendment to the Parent Organizational Documents (other than adoption of the Parent A&R Charter and the Parent A&R Bylaws); (4) any change in the capitalization of Parent or Parent’s corporate structure; and (5) any other action, proposal, agreement or transaction or proposed transaction that is intended, or would reasonably be expected, to materially impede, interfere with, delay, postpone, discourage or adversely affect the Transactions. For the avoidance of doubt, each Supporting Party, as applicable, shall retain at all times the right to vote any Subject Securities, including New Subject Securities, beneficially owned which such Supporting Party has a right to vote or owned of record by such Supporting Party in such Supporting Party’s sole discretion, and without any other limitation, on any matters other than those explicitly set forth in this Agreement that are at any time or from time to time presented for consideration to Parent’s stockholders.

(b)    Each Supporting Party irrevocably and unconditionally agrees that, during the Voting Period, such Supporting Party shall not elect to cause Parent to redeem any Subject Securities beneficially owned or owned of record by such Supporting Party in connection with the Transaction Proposals.

(c)    The obligations of the Supporting Parties specified in this Agreement, including this Section 3, shall apply whether or not the Parent Board shall have effected a Change in Recommendation.

(d)    During the Voting Period, no Supporting Party shall enter into any agreement or understanding with any Person to vote or give instructions in any manner inconsistent with this Section 3.

4.    Waiver of Anti-Dilution Provision; Release.

(a)    Each Supporting Party hereby waives (for itself, for its successors, heirs and assigns), to the fullest extent permitted by law, the ability to adjust the Initial Conversion Ratio (as defined in the Parent Charter)

pursuant to Section 4.3(b)(ii) of the Parent Charter in connection with the issuance of additional Parent Class A Stock in the Transactions—and each Supporting Party, for the avoidance of doubt, hereby consents to such waiver. This waiver shall be applicable only in connection with the Transactions and this Agreement (and any Parent Class A Stock issued in connection with the Transactions) and shall be void and of no force and effect following the Expiration Time.

(b)    In exchange for the Company’s and Parent’s entry into the Merger Agreement, this Agreement and agreement to consummate the Transactions, which constitute good and valuable consideration for this release of Claims, effective as of the Effective Time, each Supporting Party, on such Supporting Party’s behalf and on behalf of each of the applicable Associated Parties, hereby (i) irrevocably, unconditionally and completely releases, acquits and forever discharges each of the Releasees of and from any and all Claims, and (ii) irrevocably, unconditionally and completely waives and relinquishes each and every Claim, in the case of each of clauses (i) and (ii), that such Supporting Party or any of the applicable Associated Parties may have had in the past, may now have or may have in the future against any of the Releasees to the extent relating to or arising out of such Supporting Party’s or any of the applicable Associated Parties’ (A) employment or consulting relationship with Parent at any time up to and including the date of this Agreement, (B) current or former status as a director, officer or consultant of or to Parent at any time up to and including the date of this Agreement, or (C) current or former status as a stockholder, holder of warrants, stock options or other equity securities of Parent, including (1) Claims relating to the preparation, negotiation, execution or consummation of this Agreement, the Merger Agreement, or any other agreement, document, certificate or instrument delivered in connection with the Transactions, and (2) Claims in respect of a breach by the Parent Board or its individual directors and officers of their fiduciary obligations, including in connection with the negotiation and execution of the Merger Agreement and the consummation of the Transactions; provided, however, that (w) such Supporting Party is not releasing any rights available to it under the Merger Agreement or any other agreement entered into by such Supporting Party in connection with the Transactions, or any other amount payable pursuant to any retention or equity incentive plan established by Parent in connection with the Mergers for the benefit of such Supporting Party; (x) if (and only if) such Supporting Party is an officer or director of Parent, such Supporting Party is not releasing Supporting Party’s rights, if any, to indemnification that Supporting Party may have under Parent’s Governing Documents or any indemnification agreement between such Supporting Party and Parent, as well as with respect to any directors’ and officers’ liability insurance policy maintained by Parent; (y) such Supporting Party is not releasing any rights set forth in Section 9 of that certain Letter Agreement, dated March 7, 2019, by and among Parent, Sponsor and each of Parent’s then officers and directors, including each of the other Supporting Parties (the “Letter Agreement”); and (z) if applicable to such Supporting Party, such Supporting Party is not releasing any rights available to it to receive salaries, bonuses, benefits, accrued vacation, expense reimbursements and expenses or other compensation earned in respect of employment with, or services provided to, Parent.

(c)    Each Supporting Party, on such Supporting Party’s behalf and on behalf of each of the applicable Associated Parties, hereby irrevocably covenants to refrain from asserting any Claim, or commencing, instituting or causing to be commenced, any Legal Proceeding of any kind against any Releasee based upon any Claim released or purported to be released pursuant to this Section 4. If such Supporting Party (or any of the applicable Associated Parties) brings any claim, suit, action or manner of action against any Releasee in administrative proceedings, in arbitration or admiralty, at law, in equity, or mixed, with respect to any Claim released pursuant to this Section 4, then such Supporting Party shall indemnify such Releasee in the amount or value of any final judgment or settlement (monetary or other) and any related cost (including reasonable legal fees) entered against, paid or incurred by the Releasee.

(d)    Each Supporting Party, on such Supporting Party’s behalf and on behalf of each of the applicable Associated Parties, expressly waives and releases any and all rights and benefits under Section 1542 of the California Civil Code (or any analogous law of any other state), which reads as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT

THE TIME OF EXECUTING THE RELEASE, AND THAT IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASING PARTY.

(e)    Each Supporting Party understands and acknowledges (on its own behalf and on behalf of each of the applicable Associated Parties) that it may discover facts different from, or in addition to, those which it knows or believes to be true with respect to the Claims, and agrees that this release shall be and remain effective in all respects notwithstanding any subsequent discovery of different and/or additional facts.

5.    Sponsor Lock-Up Shares.

(a)    Lock-Up Shares. Sponsor agrees that, in connection with the Transactions, 1,250,000 shares of the Parent Class A Stock (which such shares automatically converted from Parent Class F Stock to Parent Class A Stock at the closing of the Transactions) held by it (such shares, the “Lock-Up Shares”) shall, concurrently with the Closing, have the Legend (as defined below) affixed to them and be held subject to the terms and conditions of this Section 5.

(b)    Legends. The books and records of Parent evidencing the Lock-Up Shares shall be stamped or otherwise imprinted with a legend (the “Legend”) in substantially the following form:

THE SECURITIES EVIDENCED HEREIN ARE SUBJECT TO RESTRICTIONS ON TRANSFER, AND CERTAIN OTHER AGREEMENTS, SET FORTH IN THE SPONSOR SUPPORT AGREEMENT, DATED AS OF JUNE 24, 2020, BY AND AMONG CRESCENT ACQUISITION CORP AND THE OTHER PARTIES THERETO.

(c)    Procedures Applicable to the Lock-Up Shares.

(i)    As soon as practicable, and in any event within five (5) days after the earlier to occur of Parent: (A) becoming aware of the occurrence of a Triggering Event (as defined below); or (B) receiving written notice of a Triggering Event from Sponsor (which Triggering Event has in fact occurred), Parent shall remove, or cause to be removed, the Legend from the books and records of Parent evidencing the Lock-Up Shares with respect to which a Triggering Event has occurred and such shares shall no longer be subject to any of the terms of this Section 5 (any such removal of Legend and other restrictions, a “Release”).

(ii)    Sponsor shall not Transfer any Lock-Up Shares until the later of (A) the date on which the relevant vesting triggers have been satisfied as described in Section 5(d) below and the Legend on such shares has been removed from such shares and (B) the date on which the Lock-Up Shares are no longer subject to restriction pursuant to the Letter Agreement.

(iii)    Any Lock-Up Shares not eligible to be Released in accordance with the terms of Section 5(d) on or before the fifth (5th) anniversary of the Closing Date shall immediately thereafter be forfeited to Parent and canceled and Sponsor shall not have any rights with respect thereto.

(d)    Release of Lock-Up Shares. The Lock-Up Shares shall be Released as follows (each, a “Triggering Event”):

(i)    fifty percent (50%) of the Lock-Up Shares will be Released if (A) the Volume Weighted Average Share Price equals or exceeds $12.50 per share for twenty (20) of any thirty (30) consecutive trading days commencing after the Closing on the Nasdaq or any other national securities exchange or (B) any shares of Parent Class B-1 Stock or Parent Class B-2 Stock shall be converted or become eligible for conversion into shares of Parent Class A Stock or any other form of consideration; and

(ii)    fifty percent (50%) of the Lock-Up Shares will be Released if (A) the Volume Weighted Average Share Price equals or exceeds $15.00 per share for twenty (20) of any thirty (30) consecutive trading days commencing after the Closing on the Nasdaq or any other national securities exchange or (B) any shares of Parent Class C-1 Stock or Parent Class C-2 shall be converted or become eligible for conversion into shares of Parent Class A Stock or any other form of consideration.

For the avoidance of doubt, Sponsor shall be entitled to the Release of Lock-Up Shares upon the occurrence of each Triggering Event; provided, however, that each Triggering Event shall only occur once, if at all, and in no event shall Sponsor be entitled to the Release of more than an aggregate of 1,250,000 Lock-Up Shares.

(e)    Equitable Adjustments. The Volume Weighted Average Share Price targets set forth in Section 5(d) shall be equitably adjusted for any dividend (cash or stock), subdivision, reclassification, recapitalization, split, combination or exchange of shares, or any similar event affecting the Parent Common Stock after the date of this Agreement.

(f)    Acceleration Event. If, on or before the fifth (5th) anniversary of the Closing Date, there is a Change of Control that will result in the holders of Parent Common Stock receiving a per share price equal to or in excess of the applicable Volume Weighted Average Share Price required in connection with any Triggering Event, then immediately prior to the consummation of such Change of Control: (i) any such Triggering Event that has not previously occurred shall be deemed to have occurred; and (ii) the applicable Lock-Up Shares shall be Released to Sponsor, and Sponsor shall be eligible to participate in such Change of Control.

6.    Entry into Closing Agreements. Sponsor hereby agrees that it shall execute and deliver to Parent a copy of each of the Stockholders Agreement and the A&R Registration Rights Agreement (each in substantially the form attached to the Merger Agreement) at Closing.

7.    Loans and Advances. Sponsor represents and warrants to Parent that, as of the date hereof, there are no outstanding loans or advances from the Supporting Parties or their respective Affiliates to Parent or its subsidiaries. Notwithstanding anything herein to the contrary, each Supporting Party waives any rights under the Letter Agreement to convert all or any portion of any amounts loaned or advanced to Parent or its subsidiaries at any time prior to or at the Closing into warrants to purchase shares of Parent Class A Stock.

8.    Representations and Warranties of the Supporting Parties. Each of the Supporting Parties hereby represents and warrants (severally and not jointly) to Parent and the Company as follows:

(a)    Authorization, etc. Such Supporting Party has the power, authority and capacity to execute and deliver this Agreement and to perform such Supporting Party’s obligations hereunder. This Agreement has been duly executed and delivered by such Supporting Party and constitutes a legal, valid and binding obligation of such Supporting Party, enforceable against such Supporting Party in accordance with its terms, subject only to: (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors; and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies. To the extent that such Supporting Party is a natural person who is married and is a resident in a community property state, such Supporting Party represents and warrants that such Supporting Party has the absolute and unrestricted power, authority and capacity to execute and deliver this Agreement and to perform such Supporting Party’s obligations hereunder, notwithstanding any laws related to community property. To the extent that such Supporting Party is not a natural person, including if such Supporting Party is a trust, such Supporting Party hereby further represents and warrants that: (A) such Supporting Party is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it was organized; (B) the undersigned has the power to execute and deliver this Agreement on behalf of such Supporting Party; (C) such Supporting Party has taken all necessary action to authorize the execution, delivery and performance of this Agreement; and (D) the execution, delivery and performance of this Agreement by such Supporting Party will not violate any provision of such Supporting Party’s Governing Documents. Such Supporting Party has read and understood this Agreement, including the complete release of Claims and waiver of jury trial contained herein, has consulted, or had the opportunity to consult, with such Supporting Party’s legal counsel or other advisors with respect thereto, has knowingly and voluntarily elected to sign and accept this Agreement, and has not relied upon any promise, statement, or representation that is not set forth explicitly herein in deciding to sign and accept this Agreement.

(b)    No Conflicts or Consents. The execution and delivery of this Agreement by such Supporting Party do not, and the performance of this Agreement by such Supporting Party will not: (i) conflict with or violate any Legal Requirement or Order applicable to such Supporting Party or by which such Supporting Party or any of such Supporting Party’s assets is or may be bound or affected; or (ii) result in or constitute (with or without notice or lapse of time) any breach of or default under, or give to any other Person (with or without notice or lapse of time) any right of termination, amendment, acceleration or cancellation of, or result (with or without notice or lapse of time) in the creation of any Lien on any of the securities of Parent owned by such Supporting Party pursuant to, any Contract to which such Supporting Party is a party or by which such Supporting Party or any of such Supporting Party’s Affiliates or assets is or may be bound or affected. The execution and delivery of this Agreement by such Supporting Party do not, and the performance of this Agreement by such Supporting Party will not, require any Consent of any Person.

(c)    Title to Securities. As of the date of this Agreement: (i) such Supporting Party has good and valid title to and holds of record (free and clear of any Liens other than those arising under applicable securities laws or as would not otherwise restrict the performance of such Supporting Party’s obligations pursuant to this Agreement) the number, class and series of shares of Subject Securities set forth next to such Supporting Party’s name on Schedule A; and (ii) such Supporting Party does not own any shares of capital stock or other securities of Parent or any option, warrant, convertible note or other right to acquire (by purchase, conversion or otherwise) any shares of capital stock or other securities of Parent, other than as set forth on Schedule A.

(d)    Litigation. There is no Legal Proceeding by or before any Governmental Entity pending or, to the best of the knowledge of such Supporting Party, threatened against such Supporting Party or any of its Affiliates that challenges or would challenge the execution and delivery of this Agreement or the taking of any of the actions required to be taken by such Supporting Party under this Agreement.

9.    Representations and Warranties of Parent. Parent hereby represents and warrants to the other parties hereto as follows:

(a)    Authorization, etc. Parent has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement has been duly executed and delivered by Parent and constitutes a legal, valid and binding obligation of Parent enforceable against Parent in accordance with its terms, subject only to: (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors; and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies. Parent hereby further represents and warrants that: (A) Parent is duly organized, validly existing and in good standing under the laws of the State of Delaware; (B) the undersigned has the power to execute and deliver this Agreement on behalf of Parent; (C) Parent has taken all necessary action to authorize the execution, delivery and performance of this Agreement; and (D) the execution, delivery and performance of this Agreement by Parent will not violate any provision of Parent’s Governing Documents.

(b)    No Conflicts or Consents. The execution and delivery of this Agreement by Parent do not, and the performance of this Agreement by Parent will not: (i) conflict with or violate any Legal Requirement or Order applicable to Parent or by which Parent or any of its assets is or may be bound or affected; or (ii) result in or constitute (with or without notice or lapse of time) any breach of or default under, or give to any other Person (with or without notice or lapse of time) any right of termination, amendment, acceleration or cancellation of any Contract to which Parent is a party or by which Parent or any of its Affiliates or assets is or may be bound or affected. The execution and delivery of this Agreement by Parent do not, and the performance of this Agreement by Parent will not, require any Consent of any Person.

(c)    Litigation. There is no Legal Proceeding by or before any Governmental Entity pending or, to the best of the knowledge of Parent, threatened against Parent or any of its Affiliates that challenges or would challenge the execution and delivery of this Agreement or the taking of any of the actions required to be taken by Parent under this Agreement.

10.    Representations and Warranties of the Company. The Company hereby represents and warrants to the other parties hereto as follows:

(a)    Authorization, etc. The Company has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject only to: (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors; and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies. The Company hereby further represents and warrants that: (A) the Company is duly organized, validly existing and in good standing under the laws of the State of Delaware; (B) the undersigned has the power to execute and deliver this Agreement on behalf of the Company; (C) the Company has taken all necessary action to authorize the execution, delivery and performance of this Agreement; and (D) the execution, delivery and performance of this Agreement by the Company will not violate any provision of the Company’s Governing Documents.

(b)    No Conflicts or Consents. The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company will not: (i) conflict with or violate any Legal Requirement or Order applicable to the Company or by which the Company or any of its assets is or may be bound or affected; or (ii) result in or constitute (with or without notice or lapse of time) any breach of or default under, or give to any other Person (with or without notice or lapse of time) any right of termination, amendment, acceleration or cancellation of any Contract to which the Company is a party or by which the Company or any of its Affiliates or assets is or may be bound or affected. The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company will not, require any Consent of any Person.

(c)    Litigation. There is no Legal Proceeding by or before any Governmental Entity pending or, to the best of the Knowledge of the Company, threatened against the Company or any of its Affiliates that challenges or would challenge the execution and delivery of this Agreement or the taking of any of the actions required to be taken by the Company under this Agreement.

11.    No Solicitation.

(a)    During the period from the date of this Agreement and continuing until the termination of this Agreement in accordance with Section 11, no Supporting Party shall, and each Supporting Party shall cause or direct, as applicable, its Affiliates and Representatives not to, directly or indirectly: (i) solicit, initiate, enter into or continue discussions, negotiations or transactions with, or encourage or respond to any inquiries or proposals by, or provide any information to, any Person (other than the Company and its Representatives) concerning any merger, sale of ownership interests and/or assets of Parent, recapitalization or similar transaction or any other “Business Combination” (as defined in the Parent Charter), in each case other than the Transactions (each, a “Parent Business Combination”); (ii) enter into any agreement regarding, continue or otherwise participate in any discussions or negotiations regarding, or cooperate in any way that would otherwise reasonably be expected to lead to a Parent Business Combination; or (iii) commence, continue or renew any due diligence investigation regarding a Parent Business Combination. Each Supporting Party shall, and shall cause its respective Affiliates and Representatives to, immediately cease any and all existing discussions or negotiations with any Person (other than the Company and its Representatives) with respect to any Parent Business Combination. Each Supporting Party agrees to promptly inform such Person’s Representatives of the obligations undertaken in this Section 11(a).

(b)    Each Supporting Party shall promptly (and in no event later than 24 hours after becoming aware of such inquiry, proposal, offer or submission) notify the other parties hereto if it or, to the best of its knowledge, any of its or its Representatives receives any inquiry, proposal, offer or submission with respect to a Parent Business Combination (including the identity of the Person making such inquiry or submitting such proposal, offer or submission), after the execution and delivery of this Agreement. If any Supporting Party or its Representatives receives an inquiry, proposal, offer or submission with respect to a Parent Business Combination, such Supporting Party shall provide the other parties hereto with a copy of such inquiry, proposal, offer or submission.

12.    Termination. This Agreement shall terminate, and no party shall have any rights or obligations hereunder and this Agreement shall have no further effect upon the Expiration Time. No such termination, however, shall relieve any party hereto of any liability or damages to the other party hereto resulting from any deliberate breach of this Agreement prior to its termination. Notwithstanding anything herein to the contrary, Section 5 shall terminate only upon the earlier to occur of (a) such date and time as the Merger Agreement shall have been terminated validly in accordance with its terms, (b) such time as all of the Lock-Up Shares shall have been Released or (c) the forfeit and cancellation of Lock-Up Shares in accordance with Section 5(c)(iii).

13.    Capacity; Publicity.

(a)    Notwithstanding anything in this Agreement to the contrary, but without limitation of any obligations under the Merger Agreement, each Supporting Party is entering into this Agreement solely in its capacity as a record holder or beneficial owner of shares of Subject Securities and not in its (or any Affiliate’s) capacity as an officer or director of Parent or its subsidiaries, if applicable. Notwithstanding any asserted conflict, nothing herein will limit or affect any Supporting Party’s ability to act as an officer or director of Parent or its Subsidiaries.

(b)    No Supporting Party nor any of such Supporting Party’s Affiliates shall issue or make any press release or other public announcement concerning (or otherwise disclose to any Person the existence or terms of) this Agreement, the Merger Agreement or any of the Transactions, without Parent’s and the Company’s prior written consent.

14.    Miscellaneous.

(a)    Further Assurances. From time to time and without additional consideration, Supporting Party shall use its reasonable best efforts to execute and deliver, or cause to be executed and delivered, such additional transfers, assignments, endorsements, Consents and other instruments (including the Surrender Documentation), and shall take such further actions, as Parent may reasonably request for the purpose of carrying out and furthering the intent of this Agreement and the Merger Agreement.

(b)    Notices. All notices and other communications hereunder shall be in writing and shall be deemed given: (i) on the date established by the sender as having been delivered personally; (ii) one (1) Business Day after being sent by a nationally recognized overnight courier guaranteeing overnight delivery; (iii) on the date delivered, if delivered by email of a pdf document; or (iv) on the fifth (5th) Business Day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications, to be valid, must be addressed as follows:

if to Parent, to:

Crescent Acquisition Corp
11100 Santa Monica Blvd., Suite 2000
Los Angeles, CA 90025
Attention:	George Hawley
Email:	george.hawley@crescentcap.com

with a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP
525 University Avenue, Suite #1400
Palo Alto, CA 94301
Attention:	Michael J. Mies
Email:	michael.mies@skadden.com

if to the Company, to:

F45 Training Holdings Inc.
236 California Street
El Segundo, CA 90245
Attention:	Chief Legal Officer
Email:	pgrosso@f45hq.com

with copies (which shall not constitute notice) to:

Gibson, Dunn & Crutcher LLP
333 South Grand Avenue
Los Angeles, CA 90071
Attention:	Peter Wardle
Email:	pwardle@gibsondunn.com

and

Gibson, Dunn & Crutcher LLP
2029 Century Park East Suite 4000
Los Angeles, CA 90067
Attention:	Daniela L. Stolman
Email:	dstolman@gibsondunn.com

if to a Supporting Party, to the address or email address of such Person set forth next to the name of such Person on Schedule A.

or to such other address or to the attention of such Person or Persons as the recipient party has specified by prior written notice to the sending party (or in the case of counsel, to such other readily ascertainable business address as such counsel may hereafter maintain). If more than one method for sending notice as set forth above is used, the earliest notice date established as set forth above shall control.

(c)    Severability. In the event that any term, provision, covenant or restriction of this Agreement, or the application thereof, is held to be illegal, invalid or unenforceable under any present or future Legal Requirement: (i) such provision will be fully severable; (ii) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof; (iii) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom; and (iv) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms of such illegal, invalid or unenforceable provision as may be possible.

(d)    Entire Agreement. This Agreement, the Merger Agreement and the other Transaction Agreements, if applicable, and any other documents and instruments and agreements among the parties hereto as contemplated by or referred to herein or therein, constitute the entire agreement between the parties hereto with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings between the parties with respect thereto.

(e)    Amendment. This Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of the parties hereto; provided that, following the Effective Time, Section 5 may be amended by an instrument in writing signed on behalf of Parent and Sponsor.

(f)    Assignment; Binding Effect; No Third-Party Rights. Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned or delegated by any party hereto, and any attempted or purported assignment or delegation of any of such interests or obligations shall be null and void. Subject to the preceding sentence, this Agreement shall be binding upon each of the parties hereto, their respective heirs, estates, executors and personal representatives (if applicable) and their respective successors and assigns, and shall inure to the benefit of each of the parties hereto and their respective successors and assigns. Nothing in this Agreement is intended to confer on any Person (other than Parent, the Company and the Supporting Parties and their respective successors and assigns) any rights or remedies of any nature. Notwithstanding anything to the contrary herein (including the preceding sentence), the Stockholder Representative shall be an intended third party beneficiary of this Agreement; provided that the Stockholder Representative shall cease to be an intended third party beneficiary of Section 5 upon the occurrence of the Effective Time.

(g)    Other Remedies; Specific Performance. Except as otherwise provided herein, prior to the Closing, any and all remedies herein expressly conferred upon a party hereto will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party hereto, and the exercise by a party hereto of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that each party hereto shall be entitled to enforce specifically the terms and provisions of this Agreement in any court having jurisdiction pursuant to Section 14(i), without the necessity of proving the inadequacy of money damages as a remedy and without bond or other security being required, this being in addition to any other remedy to which they are entitled at law or in equity. Each of the parties hereto hereby acknowledges and agrees that it may be difficult to prove damages with reasonable certainty, that it may be difficult to procure suitable substitute performance, and that injunctive relief and/or specific performance will not cause an undue hardship to the parties hereto. Each of the parties hereto hereby further acknowledges that the existence of any other remedy contemplated by this Agreement does not diminish the availability of specific performance of the obligations hereunder or any other injunctive relief. Each party hereto hereby further agrees that in the event of any action by any other party for specific performance or injunctive relief, it will not assert that a remedy at law or other remedy would be adequate or that specific performance or injunctive relief in respect of such breach or violation should not be available on the grounds that money damages are adequate or any other grounds.

(h)    Governing Law. This Agreement and the consummation of the Transactions, and any action, suit, dispute, controversy or claim arising out of this Agreement and the consummation of the Transactions, or the validity, interpretation, breach or termination of this Agreement and the consummation of the Transactions, shall be governed by and construed in accordance with the internal law of the State of Delaware regardless of the law that might otherwise govern under applicable principles of conflicts of law thereof.

(i)    Consent to Jurisdiction; Waiver of Jury Trial.

(i)    Each of the parties hereto irrevocably consents to the exclusive jurisdiction and venue of the Court of Chancery in the State of Delaware (or, to the extent that such court does not have subject matter jurisdiction, the Superior Court of the State of Delaware and the United States District Court for the District of Delaware), in each case in connection with any matter based upon or arising out of this Agreement, the other Transaction Agreements and the consummation of the Transactions, agrees that process may be served upon them in any manner authorized by the laws of the State of Delaware for such Person and waives and covenants not to assert or plead any objection which they might otherwise have to such manner of service of process. Each party hereto and any Person asserting rights as a third-party beneficiary may do so only if he, she or it hereby waives, and shall not assert as a defense in any legal dispute, that: (A) such Person is not personally subject to the jurisdiction of the above named courts for any reason; (B) such Legal Proceeding may not be brought or is not maintainable in such court; (C) such Person’s property is exempt or immune from execution; (D) such Legal Proceeding is brought in an inconvenient forum; or (E) the venue of such Legal Proceeding is improper. Each party hereto and any Person asserting rights as a third-party beneficiary hereby agrees not to commence or prosecute any such action, claim, cause of action or suit other than before one of the above-named courts, nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such action, claim, cause of action or suit to any court other than one of the above-named courts, whether on the grounds of inconvenient forum or otherwise. Each party hereto hereby consents to service of process in any such proceeding in any manner permitted by Delaware law, and further consents to service of process by nationally recognized overnight courier service guaranteeing overnight delivery, or by registered or certified mail, return receipt requested, at its address specified pursuant to Section 14(b). Notwithstanding the foregoing in this Section 14(i), any party hereto may commence any action, claim, cause of action or suit in a court other than the above-named courts solely for the purpose of enforcing an order or judgment issued by one of the above-named courts.

(ii)    TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH OF THE PARTIES HERETO AND ANY PERSON ASSERTING RIGHTS AS A THIRD-PARTY BENEFICIARY MAY DO SO ONLY IF HE, SHE OR IT IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT TO TRIAL BY JURY ON ANY CLAIMS OR COUNTERCLAIMS ASSERTED IN ANY LEGAL DISPUTE RELATING TO THIS AGREEMENT, EACH OF THE OTHER TRANSACTION AGREEMENTS AND THE CONSUMMATION OF THE TRANSACTIONS, AND FOR ANY COUNTERCLAIM RELATING THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING. IF THE SUBJECT MATTER OF ANY SUCH LEGAL DISPUTE IS ONE IN WHICH THE WAIVER OF JURY TRIAL IS PROHIBITED, NO PARTY HERETO NOR ANY PERSON ASSERTING RIGHTS AS A THIRD-PARTY BENEFICIARY SHALL ASSERT IN SUCH LEGAL DISPUTE A NON-COMPULSORY COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER TRANSACTION AGREEMENTS AND THE CONSUMMATION OF THE TRANSACTIONS. FURTHERMORE, NO PARTY HERETO NOR ANY PERSON ASSERTING RIGHTS AS A THIRD-PARTY BENEFICIARY SHALL SEEK TO CONSOLIDATE ANY SUCH LEGAL DISPUTE WITH A SEPARATE ACTION OR OTHER LEGAL PROCEEDING IN WHICH A JURY TRIAL CANNOT BE WAIVED.

(j)    Counterparts; Electronic Delivery. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same document and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto, it being understood that all parties hereto need not sign the same counterpart. Delivery by electronic transmission to counsel for the other parties hereto of a counterpart executed by a party hereto shall be deemed to meet the requirements of the previous sentence.

(k)    Headings. The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

(l)    Extension; Waiver. At any time prior to the Closing, Parent, the Company and each Supporting Party may, to the extent not prohibited by Applicable Legal Requirements: (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto; (ii) waive any inaccuracies in the representations and warranties made to the other parties hereto contained herein or in any document delivered pursuant hereto; and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. Delay in exercising any right under this Agreement shall not constitute a waiver of such right.

(m)    Independence of Obligations. The covenants and obligations of each Supporting Party set forth in this Agreement shall be construed as independent of any other Contract between such Supporting Party, on the one hand, and the Company or Parent, on the other hand. The existence of any claim or cause of action by any such Supporting Party against the Company or Parent shall not constitute a defense to the enforcement of any of such covenants or obligations against such Supporting Party. Nothing in this Agreement shall limit any of the rights or remedies of Parent or the Company under the Merger Agreement, or any of the rights or remedies of Parent or the Company or any of the obligations such Supporting Party under any agreement between such Supporting Party and Parent or the Company or any certificate or instrument executed by such Supporting Party in favor of Parent or the Company; and nothing in the Merger Agreement or in any other such agreement, certificate or instrument, shall limit any of the rights or remedies of Parent or the Company or any of the obligations of such Supporting Party under this Agreement.

(n)    No Presumption Against Drafting Party. Each party hereto waives the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

(o)    Interpretation. The words “hereof,” “herein,” “hereinafter,” “hereunder,” and “hereto” and words of similar import refer to this Agreement as a whole and not to any particular section or subsection of this Agreement and reference to a particular section of this Agreement will include all subsections thereof, unless, in each case, the context otherwise requires. The definitions of the terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context shall require, any pronoun shall include the corresponding masculine, feminine and neuter forms. When a reference is made in this Agreement to an Exhibit or Schedule, such reference shall be to an Exhibit or Schedule to this Agreement unless otherwise indicated. When a reference is made in this Agreement to Sections or subsections, such reference shall be to a Section or subsection of this Agreement. Unless otherwise indicated the words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.” Reference to the subsidiaries of an entity shall be deemed to include all direct and indirect subsidiaries of such entity. The word “or” shall be disjunctive but not exclusive. References to a particular statute or regulation including all rules and regulations thereunder and any predecessor or successor statute, rule, or regulation, in each case as amended or otherwise modified from time to time. All references to currency amounts in this Agreement shall mean United States dollars.

The remainder of this page is intentionally left blank.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

SPONSOR

CFI SPONSOR LLC

By:	/s/ Robert D. Beyer
Name: Robert D. Beyer
Title: Member

SIGNATURE PAGE TO SPONSOR SUPPORT AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

SUPPORTING PARTY

/s/ Robert D. Beyer
Robert D. Beyer

SIGNATURE PAGE TO SPONSOR SUPPORT AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

SUPPORTING PARTY

/s/ Jean-Marc Chapus
Jean-Marc Chapus

SIGNATURE PAGE TO SPONSOR SUPPORT AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

SUPPORTING PARTY

/s/ Todd M. Purdy
Todd M. Purdy

SIGNATURE PAGE TO SPONSOR SUPPORT AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

SUPPORTING PARTY

/s/ Christopher G. Wright
Christopher G. Wright

SIGNATURE PAGE TO SPONSOR SUPPORT AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

SUPPORTING PARTY

/s/ George P. Hawley
George P. Hawley

SIGNATURE PAGE TO SPONSOR SUPPORT AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

CRESCENT ACQUISITION CORP

By:	/s/ Christopher G. Wright
	Name:	Christopher G. Wright
	Title:	President

SIGNATURE PAGE TO SPONSOR SUPPORT AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

F45 TRAINING HOLDINGS INC.

By:	/s/ Adam Gilchrist
	Name:	Adam Gilchrist
	Title:	CEO

SIGNATURE PAGE TO SPONSOR SUPPORT AGREEMENT

SCHEDULE A1

Name	Notice Address	Class A Stock	Class F Stock	Warrants
CFI Sponsor LLC	11100 Santa Monica Blvd., Suite 2000 Los Angeles, CA 90025 Attention: George Hawley Email: george.hawley@crescentcap.com	0	6,175,000	7,000,000
Robert D. Beyer Jean-Marc Chapus Todd M. Purdy Christopher G. Wright George P. Hawley	c/o CFI Sponsor LLC 11100 Santa Monica Blvd., Suite 2000 Los Angeles, CA 90025 Attention: George Hawley Email: george.hawley@crescentcap.com	0	6,175,000	7,000,000
		0	6,175,000	7,000,000
		0	6,175,000	7,000,000
		0	0	0
		0	0	0

	TOTAL:	0	6,175,000	7,000,000

[1]

Table does not include the shares of Parent Class A Stock underlying private placement warrants held or to be held by the Supporting Parties because these securities are not exercisable within 60 days of the date hereof. Sponsor is the record holder of the shares described below. Crescent Capital Group LP, Beyer Family Interests LLC and TSJD Family LLC are managing members of Sponsor. Messrs. Attanasio and Chapus are the managing members of Crescent Capital Group LP. Mr. Beyer is a managing member of Beyer Family Interests LLC. Mr. Purdy is a managing member of TSJD Family LLC. As such, they may be deemed to have or share beneficial ownership of the Class F Stock held directly by Sponsor. Each such person disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest they may have therein, directly or indirectly.

Annex C

FORM OF

SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

CRESCENT ACQUISITION CORP

(a Delaware corporation)

The undersigned, [NAME], certifies that [he/she] is the [TITLE] of Crescent Acquisition Corp, a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), and does hereby further certify as follows:

1. The name of the Corporation is Crescent Acquisition Corp.

2. The name under which the Corporation was originally incorporated was Crescent Funding Corporation and the original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on November 17, 2017, and was amended by the Certificates of Amendment filed with the Secretary of State of the State of Delaware on November 21, 2017 and October 30, 2018.

3. The Amended and Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on March 7, 2019.

4. This Second Amended and Restated Certificate of Incorporation of the Corporation (the “Second Amended and Restated Certificate of Incorporation”) was duly adopted by the Board of Directors of the Corporation (the “Board of Directors”) and the stockholders of the Corporation in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware, as amended from time to time (the “DGCL”).

5. The text of the Amended and Restated Certificate of Incorporation of the Corporation is hereby amended and restated in its entirety to read as follows:

ARTICLE I

NAME

The name of the corporation is F45 Training Holdings Inc.

ARTICLE II

AGENT

The address of the Corporation’s registered office in the State of Delaware is [c/o Corporation Service Company, 251 Little Falls Drive, Wilmington, County of New Castle, Delaware 19808]. The name of its registered agent at such address is Corporation Service Company.

ARTICLE III

PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the DGCL.

ARTICLE IV

AUTHORIZED CAPITAL STOCK

Section 4.1    Authorized Stock. Subject to Section 4.2 and 4.3(c)(vi), the total number of shares which the Corporation shall have authority to issue is 530,000,000, of which (a) 525,000,000 shall be designated as Common Stock, par value $0.0001 per share (the “Common Stock”), including (i) 511,000,000 shares of Class A Common Stock (the “Class A Common Stock”), (ii) 5,000,000 shares of Class B-1 Common Stock (the “Class B-1 Common Stock”), (iii) 2,000,000 shares of Class B-2 Common Stock (the “Class B-2 Common Stock”), (iv) 5,000,000 shares of Class C-1 Common Stock (the “Class C-1 Common Stock”), 2,000,000 shares of Class C-2 Common Stock (the “Class C-2 Common Stock”) and (v) 6,250,000 shares of Class F Common Stock (the “Class F Common Stock”), and (b) 5,000,000 shall be designated as Preferred Stock, par value $0.0001 per share (the “Preferred Stock”).

Section 4.2    Class F Common Stock. Following the filing of this Second Amended and Restated Certificate with the Secretary of State of the State of Delaware and upon the Corporation’s consummation of any business combination, each share of Class F Common Stock outstanding immediately prior to the filing of this Second Amended and Restated Certificate shall automatically be converted into one share of Class A Common Stock without any action on the part of any person, including the Corporation. All shares of Class F Common Stock so converted may not be reissued and shall automatically, without any action on part of any person, including the Corporation, be cancelled and retired, shall cease to exist, and may not be reissued, and the Corporation shall file a Certificate of Retirement with respect to the number of shares of Class F Common Stock so cancelled and retired eliminating from the certificate of incorporation all reference to the Class F Common Stock, as applicable, and no former holder of such shares shall have any rights with respect thereto.

Section 4.3    Common Stock.

(a)    Voting. Each holder of Class A Common Stock, Class B-1 Common Stock and Class C-1 Common Stock, as such, voting together as a single class, shall be entitled to one (1) vote for each share of Class A Common Stock, Class B-1 Common Stock and Class C-1 Common Stock (as applicable) held of record by such holder on all matters on which stockholders generally are entitled to vote; provided, however, that, except as otherwise required by law, holders of Class A Common Stock, Class B-1 Common Stock and Class C-1 Common Stock, as such, shall not be entitled to vote on any amendment to this Certificate of Incorporation, including any certificate of designations relating to any series of Preferred Stock (each hereinafter referred to as a “Preferred Stock Designation”), that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Certificate of Incorporation (including any Preferred Stock Designation). Except in circumstances where the law would not permit the voting rights of the Class B-2 Common Stock and the Class C-2 Common Stock to be eliminated, the holders of Class B-2 Common Stock and Class C-2 Common Stock, as such, shall not be entitled to any voting rights with respect to any matters voted upon or consented to by stockholders of the Corporation.

(b)    Dividends. Subject to the rights of the holders of any outstanding series of Preferred Stock, the holders of shares of Class A Common Stock, Class B-1 Common Stock and Class C-1 Common Stock shall be entitled to receive dividends to the extent permitted by law when, as and if declared by the Board of Directors. Shares of Class A Common Stock, Class B-1 Common Stock and Class C-1 Common Stock shall be treated equally, identically and ratably, on a per share basis, with respect to any dividends or distributions as may be declared and paid from time to time by the Board of Directors; provided, however, that in the event a dividend is paid in the form of shares of Class A Common Stock, Class B-1 Common Stock or Class C-1 Common Stock (or rights to acquire such shares), then holders of Class A Common Stock shall receive shares of Class A Common Stock (or rights to acquire such shares, as the case may be), holders of Class B-1 Common Stock shall receive shares of Class B-1 Common Stock (or rights to acquire such shares, as the case may be) and holders of Class C-1 Common Stock shall receive shares of Class C-1 Common Stock (or rights to acquire shares, as the case may be), with holders of shares of Class A Common Stock, Class B-1 Common Stock and Class C-1

Common Stock receiving, on a per share basis, an identical number of shares of Class A Common Stock, Class B-1 Common Stock or Class C-1 Common Stock, as applicable. The holders of shares of Class B-2 Common Stock and Class C-2 Common Stock shall not be entitled to receive dividends.

(c)    Conversion of Class B-1 Common Stock, Class B-2 Common Stock, Class C-1 Common Stock and Class C-2 Common Stock.

(i)    Automatic Conversion of Class B-1 Common Stock and Class B-2 Common Stock. Each share of Class B-1 Common Stock and Class B-2 Common Stock (collectively, the “Class B Common Stock”) shall automatically, without any further action by the Corporation or the holder thereof, be converted initially on a one-for-one basis into a share of Class A Common Stock at the close of business on the fifth (5th) day after the date the Volume-Weighted Average Share Price equals or exceeds $12.50 per share for twenty (20) of any thirty (30) consecutive trading days during the period commencing [●]1 (the “Business Combination Closing Date”) and terminating on the fifth (5th) anniversary of the Business Combination Closing Date (the “Class B Triggering Event”). Upon such conversion, (A) the Class B Common Stock shall no longer be outstanding and the book entry position(s) previously evidencing shares of Class B Common Stock shall represent only the number of shares of Class A Common Stock into which the shares of Class B Common Stock previously represented by such book entry position(s) were converted pursuant to this Section 4.3(c) and (B) the Corporation shall provide prompt notice of such conversion to each holder of shares so converted, provided that the conversion provided for herein shall be effective as provided herein regardless of when such notice is given.

(ii)    Automatic Conversion of Class C-1 Common Stock and Class C-2 Common Stock. Each share of Class C-1 Common Stock and Class C-2 Common Stock (collectively, the “Class C Common Stock”) shall automatically, without any further action by the Corporation or the holder thereof, be converted, initially on a one-for-one basis into a share of Class A Common Stock on the fifth (5th) day after the date the Volume-Weighted Average Share Price equals or exceeds $15.00 per share for twenty (20) of any thirty (30) consecutive trading days during the period commencing on the Business Combination Closing Date and terminating on the fifth (5th) anniversary of the Business Combination Closing Date (the “Class C Triggering Event”). Upon such conversion, (A) the Class C Common Stock shall no longer be outstanding and the book entry position(s) previously evidencing shares of Class C Common Stock shall represent only the number of shares of Class A Common Stock into which the shares of Class C Common Stock previously represented by such book entry position(s) were converted pursuant to this Section 4.3(c) and (B) the Corporation shall provide prompt notice of such conversion to each holder of shares so converted, provided that the conversion provided for herein shall be effective as provided herein regardless of when such notice is given.

(iii)    Class B Common Stock Reallocation Adjustments. Notwithstanding anything herein to the contrary, in the event that on the date of the Class B Triggering Event any individual holder of Class B Common Stock holds fewer shares of Class A Common Stock than such holder held as of the Business Combination Closing Date, the number of shares of Class A Common Stock issuable to each individual holder of Class B Common Stock upon conversion of such shares shall be calculated as follows:

(A)    If the Class B Triggering Event has occurred during the period commencing on the Business Combination Closing Date and terminating on the first (1st) anniversary of the Business Combination Closing Date (the “Reallocation Adjustment End Date”), then, effective at the close of business on the date of the Class B Triggering Event, then the number of shares of Class A Common Stock issuable to each holder of Class B Common Stock upon conversion of such holder’s shares shall be automatically adjusted to be the number of shares of Class A Common Stock equal to the product of (x) the number of shares of outstanding Class B Common Stock in the aggregate and (y) a fraction, the numerator of which shall be the number of shares of Class A Common Stock held by the individual holder of such Class B Common Stock on the date of the Class B Triggering Event (such number not to exceed the number of shares of Class A Common Stock held by such Person as of the Business Combination Closing Date), and the denominator of which shall be the number of

[1]	NTD: To be the date of the Closing.

shares of Class A Common Stock held by all holders of shares of Class B Common Stock in the aggregate on the date of the Class B Triggering Event (such number not to exceed the number of shares of Class A Common Stock held by all holders of Class B Common Stock in the aggregate as of the Business Combination Closing Date).

(B)    If the Class B Triggering Event has not occurred prior to the Reallocation Adjustment End Date, then the number of shares of Class A Common Stock issuable to each holder of Class B Common Stock upon conversion of such holder’s shares, shall be automatically adjusted as set forth in Section 4.3(c)(iii)(A) above, except that the numerator set forth in Section 4.3(c)(iii)(A)(y) shall be fixed at such number of shares of Class A Common Stock held by such holder of the Class B Common Stock as of the Reallocation Adjustment End Date (such number not to exceed the number of shares of Class A Common Stock held by such holder of Class B Common Stock as of the Business Combination Closing Date) and the denominator set forth in Section 4.3(c)(iii)(A)(y) shall be fixed at such number of shares of Class A Common Stock held by all holders of Class B Common Stock in the aggregate as of the Reallocation Adjustment End Date.

(iv)    Class C Common Stock Reallocation Adjustments. Notwithstanding anything herein to the contrary, in the event that on the date of the Class C Triggering Event any holder of Class C Common Stock holds fewer shares of Class A Common Stock than such holder held as of the Business Combination Closing Date, the number of shares of Class A Common Stock issuable to each individual holder of Class C Common Stock upon conversion of such holder’s shares shall be calculated as follows:

(A)    If the Class C Triggering Event has occurred during the period commencing on the Business Combination Closing Date and terminating on the Reallocation Adjustment End Date, then, effective at the close of business on the date of the Class C Triggering Event, the number of shares of Class A Common Stock issuable to each holder of shares of Class C Common Stock upon conversion of such holder’s shares shall be automatically adjusted to be equal to the product of (x) the number of shares of outstanding Class C Common Stock in the aggregate and (y) a fraction, the numerator of which shall be the number of shares of Class A Common Stock held by the individual holder of such Class C Common Stock on the date of the Class C Triggering Event (such number not to exceed the number of shares of Class A Common Stock held by such Person as of the Business Combination Closing Date), and the denominator of which shall be the number of shares of Class A Common Stock held by all holders of shares of Class C Common Stock in the aggregate on the date of the Class C Triggering Event (such number not to exceed the number of shares of Class A Common Stock held by all holders of Class C Common Stock in the aggregate as of the Business Combination Closing Date).

(B)    If the Class C Triggering Event has not occurred prior to the Reallocation Adjustment End Date, then the number of shares of Class A Common Stock issuable to each holder of Class C Common Stock upon conversion of such holder’s shares shall be automatically adjusted as set forth in Section 4.3(c)(iv)(A) above, except that the numerator and set forth in 4.3(c)(iv)(A)(y) shall be fixed at such number of shares of Class A Common Stock held by such holder of the Class C Common Stock as of the Reallocation Adjustment End Date (such number not to exceed the number of shares of Class A Common Stock held by such holder of Class C Common Stock as of the Business Combination Closing Date) and the denominator set forth in Section 4.3(c)(iv)(A)(y) shall be fixed at such number of shares of Class A Common Stock held by all holders of Class C Common Stock in the aggregate as of the Reallocation Adjustment End Date.

(v)    Equitable Adjustments. The Volume-Weighted Average Share Price targets set forth in Section 4.3(c)(i) and 4.3(c)(ii) herein shall be equitably adjusted for any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, or any similar event affecting the Class A Common Stock, Class B Common Stock or Class C Common Stock after the Business Combination Closing Date.

(vi)    Acceleration Event. If, on or before the fifth (5th) anniversary of the Business Combination Closing Date, there is a Change of Control that will result in the holders of the Class A Common Stock, Class B Common Stock or Class C Common Stock receiving a price per share equal to or in excess of the applicable Volume-Weighted Average Share Price targets required in connection with any:

(A)    Class B Triggering Event, then immediately prior to the consummation of such Change of Control: (1) a Class B Triggering Event shall occur; and (2) all then outstanding shares of Class B Common Stock shall automatically be converted into the number of shares of Class A Common Stock determined in accordance with Section 4.3(c) above (as applicable), and the former holders of the Class B Common Stock so converted shall participate in such Change of Control as the holders of the shares of Class A Common Stock into which the Class B Common Stock previously held by them were so converted; or

(B)    Class C Triggering Event, then immediately prior to the consummation of such Change of Control: (1) a Class B Triggering Event and Class C Triggering Event, shall occur; and (2) all then outstanding shares of Class B Common Stock and Class C Common Stock shall automatically be converted into the number of shares of Class A Common Stock determined in accordance with Section 4.3(c) above, as applicable, and the former holders of the Class B Common Stock and Class C Common Stock so converted shall participate in such Change of Control as the holders of the shares of Class A Common Stock into which the Class B Common Stock and Class C Common Stock previously held by them were so converted.

(vii)    Effect of Conversion. The persons receiving shares of Class A Common Stock upon conversion pursuant to Section 4.3(c), as applicable, shall be treated for all purposes as the holders of such shares of Class A Common Stock as of the close of business on the date of conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock, such number of its shares of Class A Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Class B Common Stock and Class C Common Stock in accordance with Section 4.3(c).

(viii)    Status of Converted Stock. Any shares of Class B Common Stock and Class C Common Stock converted into shares of Class A Common Stock pursuant to this Second Amended and Restated Certificate of Incorporation, without any action on part of any person, including the Corporation, and concurrently with such conversion, shall be retired and cancelled and may not be reissued, and the Corporation shall file a Certificate of Retirement with respect to the number of shares of Class B-1 Common Stock, Class B-2 Common Stock, Class C-1 Common Stock and Class C-2 Common Stock so converted eliminating from the certificate of incorporation all reference to the Class B-1 Common Stock, the Class B-2 Common Stock, the Class C-1 Common Stock and the Class C-2 Common Stock.

(d)    Restrictions on Transfer. No person holding shares of Class B Common Stock and Class C Common Stock or any beneficial interest therein may Transfer its Class B Common Stock or Class C Common Stock, and the Corporation and the transfer agent for the Class B Common Stock and Class C Common Stock, if any, shall not register such Transfer of such shares of Class B Common Stock or Class C Common Stock, whether by sale, grant of proxy, assignment, gift, devise, bequest, appointment or otherwise. The restrictions on transfer in this Section 4.3(d) shall apply so long as either Class B Common Stock or Class C Common Stock remains outstanding.

(e)    Liquidation. Upon the dissolution, liquidation or winding up of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation, subject to the rights of the holders of any outstanding series of Preferred Stock, the holders of shares of Class A Common Stock shall be entitled to receive the remaining assets of the Corporation available for distribution to its stockholders, ratably in proportion to the number of shares of Common Stock held by them.

(f)    Retirement of Stock. In the event that a Class B Triggering Event or a Class C Triggering Event, as applicable, shall not have occurred prior to the fifth (5th) anniversary of the Business Combination Closing

Date all shares of Class B Common Stock and Class C Common Stock outstanding at the close of business on such date (the “Cancellation Time”) shall at the Cancellation Time, automatically, without any action on part of any person, including the Corporation, be cancelled and retired, shall cease to exist, and may not be reissued, and the Corporation shall file a Certificate of Retirement with respect to the number of shares of Class B-1 Common Stock, Class B-2 Common Stock, Class C-1 Common Stock and Class C-2 Common Stock so cancelled and retired eliminating from the certificate of incorporation all reference to the Class B-1 Common Stock, the Class B-2 Common Stock, the Class C-1 Common Stock and the Class C-2 Common Stock, as applicable, and no former holder of such shares shall have any rights with respect thereto.

Section 4.4    Preferred Stock. The Preferred Stock may be issued from time to time in one or more series. Subject to limitations prescribed by law and the provisions of this Article IV (including any Preferred Stock Designations), the Board of Directors is hereby authorized to provide by resolution and by causing the filing of a Preferred Stock Designation for the issuance of the shares of Preferred Stock in one or more series, and to establish from time to time the number of shares to be included in each such series, and to fix the designations, powers, preferences, and relative, participating, optional or other rights, if any, and the qualifications, limitations or restrictions, if any, of the shares of each such series.

Section 4.5    Fractional Shares. No fractional shares of Class A Common Stock shall be issued upon conversion of either Class B Common Stock or Class C Common Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the fair market value of a share of Class A Common Stock as determined in good faith by the Board of Directors.

Section 4.6    No Class Vote on Changes in Authorized Number of Shares of Stock. Subject to the rights of the holders of any outstanding series of Preferred Stock, the number of authorized shares of Common Stock or Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of at least a majority of the voting power of the stock outstanding and entitled to vote thereon, irrespective of the provisions of Section 242(b)(2) of the DGCL.

Section 4.7    Certain Definitions. When used in this Article IV, the following terms shall have the meanings indicated:

“Change of Control” shall mean: (a) the acquisition by any Person or “group” (as defined in the Exchange Act) of Persons of direct or indirect beneficial ownership of securities representing 50% or more of the combined voting power of the then outstanding securities of the Corporation; (b) a merger, consolidation, reorganization or other business combination, however effected, resulting in any Person or “group” (as defined in the Exchange Act) acquiring at least 50% of the combined voting power of the then outstanding securities of the Corporation or the surviving Person outstanding immediately after such combination; or (c) a sale of all or substantially all of the assets of the Corporation.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as it may be amended from time to time.

“Governmental Entity” shall mean: (a) any federal, provincial, state, local, municipal, national or international court, governmental commission, government or governmental authority, department, regulatory or administrative agency, board, bureau, agency or instrumentality, tribunal, arbitrator or arbitral body (public or private), or similar body; (b) any self-regulatory organization; or (c) any political subdivision of any of the foregoing.

“Person” shall mean any individual, corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization, entity or Governmental Entity.

“Transfer” shall mean any direct or indirect offer, sale, assignment, encumbrance, disposition, loan or other transfer (by operation of law or otherwise), either voluntary or involuntary, or entry into any contract, option or other arrangement or understanding with respect to any offer, sale, assignment, encumbrance, disposition, loan or other transfer (by operation of law or otherwise).

“Volume-Weighted Average Share Price” shall mean the volume-weighted average share price of the Class A Common Stock on the Nasdaq or any other national securities exchange on which the Class A Common Stock is listed for trading as displayed on Bloomberg (or any successor service) in respect of the period from 9:30 a.m. to 4:00 p.m. (or such hours of the trading day as the relevant market shall be open in the event of an abbreviated trading day), New York City time, on such trading day.

ARTICLE V

BOARD OF DIRECTORS

Section 5.1    Number. Except as otherwise provided for or fixed pursuant to the provisions of Article IV hereof (including any Preferred Stock Designation), the number of directors of the Corporation shall be as from time to time fixed by, or in the manner provided in, the Second Amended and Restated Bylaws of the Corporation (the “Bylaws”). Election of directors need not be by written ballot unless the Bylaws so provide.

Section 5.2    Classification; Vacancies and Newly Created Directorships; Removal.

(a)    Except as otherwise may be provided with respect to directors elected by the holders of any outstanding shares of any class or series of Preferred Stock provided for or fixed pursuant to the provisions of Article IV hereof (including any Preferred Stock Designation) (the “Preferred Stock Directors”), the Board of Directors shall be divided into three classes, as nearly equal in number as possible, designated Class I, Class II and Class III. Class I directors shall initially serve until the first annual meeting of stockholders following the initial effectiveness of this Section 5.2; Class II directors shall initially serve until the second annual meeting of stockholders following the initial effectiveness of this Section 5.2; and Class III directors shall initially serve until the third annual meeting of stockholders following the initial effectiveness of this Section 5.2. Commencing with the first annual meeting of stockholders following the initial effectiveness of this Section 5.2, directors of the class the term of which shall then expire shall be elected to hold office for a three-year term and until the election and qualification of their respective successors in office. In case of any increase or decrease, from time to time, in the number of directors (other than Preferred Stock Directors), the number of directors in each class shall be apportioned as nearly equal as possible. The Board of Directors is authorized to assign members of the Board of Directors already in office to Class I, Class II or Class III, with such assignment becoming effective as of the initial effectiveness of this Section 5.2.

(b)    Subject to the rights of the holders of any outstanding shares of any class or series of Preferred Stock, and unless otherwise required by law, newly created directorships resulting from any increase in the authorized number of directors and any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled solely by the affirmative vote of a majority of the remaining directors then in office and entitled to vote thereon, even if less than a quorum of the Board of Directors, or by the sole remaining director. Any director so chosen shall hold office until the next election of directors of the class for which such director shall have been chosen and until his or her successor shall have been duly elected and qualified. No decrease in the authorized number of directors shall shorten the term of any incumbent director.

(c)    Subject to the rights of the holders of any outstanding shares of any class or series of Preferred Stock, any director, or the entire Board of Directors, may be removed from office at any time, but only for cause and only by the affirmative vote of at least 66 2⁄3% of the voting power of the stock outstanding and entitled to vote thereon.

(d)    During any period when the holders of any series of Preferred Stock have the right to elect additional directors as provided for or fixed pursuant to the provisions of Article IV hereof (including any Preferred Stock Designation) and upon commencement and for the duration of the period during which such right continues: (i) the then otherwise total authorized number of directors of the Corporation shall automatically be increased by such number of directors that the holders of any series of Preferred Stock have a right to elect, and the holders of such Preferred Stock shall be entitled to elect the additional directors so provided for or fixed pursuant to said provisions; and (ii) each Preferred Stock Director shall serve until such Preferred Stock Director’s successor shall have been duly elected and qualified, or until such director’s right to hold such office terminates pursuant to said provisions, whichever occurs earlier, subject to his or her earlier death, disqualification, resignation or removal. Except as otherwise provided for or fixed pursuant to the provisions of Article IV hereof (including any Preferred Stock Designation), whenever the holders of any series of Preferred Stock having such right to elect additional directors are divested of such right pursuant to said provisions, the terms of office of all Preferred Stock Directors elected by the holders of such Preferred Stock, or elected to fill any vacancies resulting from the death, resignation, disqualification or removal of such additional directors, shall forthwith terminate (in which case each such Preferred Stock Director shall cease to be qualified as a director and shall cease to be a director) and the total authorized number of directors of the Corporation shall be automatically reduced accordingly.

Section 5.3    Powers. Except as otherwise required by the DGCL or as provided in this Second Amended and Restated Certificate of Incorporation (including any Preferred Stock Designation), the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the DGCL, this Second Amended and Restated Certificate of Incorporation, and the Bylaws; provided, however, that no Bylaws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such Bylaws had not been adopted.

Section 5.4    Election; Annual Meeting of Stockholders.

(a)    Ballot Not Required. The directors of the Corporation need not be elected by written ballot unless the Bylaws so provide.

(b)    Notice. Advance notice of nominations for the election of directors, and of business other than nominations, to be proposed by stockholders for consideration at a meeting of stockholders of the Corporation shall be given in the manner and to the extent provided in or contemplated by the Bylaws.

(c)    Annual Meeting. The annual meeting of stockholders, for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held at such place, if any, either within or without the State of Delaware, on such date, and at such time as the Board of Directors shall fix.

ARTICLE VI

STOCKHOLDER ACTION

Except as otherwise provided for or fixed pursuant to the provisions of Article IV hereof (including any Preferred Stock Designation), any action required or permitted to be taken at any annual or special meeting of the stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote by written consent in accordance with Section 228 of the DGCL. The books of the Corporation may be kept (subject to any provision contained in the DGCL) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws.

ARTICLE VII

SPECIAL MEETINGS OF STOCKHOLDERS

Except as otherwise required by law, and except as otherwise provided for or fixed pursuant to the provisions of Article IV hereof (including any Preferred Stock Designation), a special meeting of the stockholders of the Corporation may be called at any time only by the Board of Directors. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting by or at the direction of the Board of Directors.

ARTICLE VIII

BUSINESS COMBINATIONS WITH INTERESTED STOCKHOLDERS

The Corporation hereby expressly elects that it shall not be bound or governed by, or otherwise subject to, Section 203 of the DGCL.

ARTICLE IX

EXISTENCE

The Corporation shall have perpetual existence.

ARTICLE X

AMENDMENT

Section 10.1    Amendment of Certificate of Incorporation. The Corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision contained in this Second Amended and Restated Certificate of Incorporation (including any Preferred Stock Designation), and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by the laws of the State of Delaware, and all powers, preferences and rights of any nature conferred upon stockholders, directors or any other persons by and pursuant to this Second Amended and Restated Certificate of Incorporation (including any Preferred Stock Designation) in its present form or as hereafter amended are granted subject to this reservation; provided, however, that except as otherwise provided in this Second Amended and Restated Certificate of Incorporation (including any provision of a Preferred Stock Designation that provides for a greater or lesser vote) and in addition to any other vote required by law, the affirmative vote of at least 66 2/3% of the voting power of the stock outstanding and entitled to vote thereon, voting together as a single class, shall be required to adopt, amend or repeal, or adopt any provision of this Second Amended and Restated Certificate of Incorporation.

Section 10.2    Amendment of Bylaws. In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, but subject to the terms of any class or series of Preferred Stock then outstanding, the Board of Directors is expressly authorized to adopt, amend or repeal the Bylaws. Except as otherwise provided in this Second Amended and Restated Certificate of Incorporation (including the terms of any Preferred Stock Designation that require an additional vote) or the Bylaws, and in addition to any requirements of law, the affirmative vote of at least 66 2/3% of the voting power of the stock outstanding and entitled to vote thereon, voting together as a single class, shall be required for the stockholders to adopt, amend or repeal, or adopt any provision inconsistent with, any provision of the Bylaws.

ARTICLE XI

LIABILITY OF DIRECTORS

Section 11.1    No Personal Liability. To the fullest extent permitted by the DGCL as the same exists or as may hereafter be amended, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

Section 11.2    Amendment or Repeal. Any amendment, alteration or repeal of this Article XI that adversely affects any right or protection of a director shall be prospective only and shall not limit, eliminate or adversely affect any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment, alteration or repeal.

ARTICLE XII

FORUM FOR ADJUDICATION OF DISPUTES

Section 12.1    Forum. Unless the Corporation, in writing, selects or consents to the selection of an alternative forum, the sole and exclusive forum for any internal corporate claims (as defined below), to the fullest extent permitted by law, and subject to applicable jurisdictional requirements, shall be the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have, or declines to accept, jurisdiction, another state court or a federal court located within the State of Delaware). For purposes of this Article XII, “internal corporate claims” means claims, including claims in the right of the Corporation: (a) that are based upon a violation of a duty by a current or former director, officer, employee or stockholder in such capacity, or (b) as to which the DGCL confers jurisdiction upon the Court of Chancery. Notwithstanding anything herein to the contrary, and for the avoidance of doubt: (i) this Article XII shall not apply to suits brought to enforce a duty or liability created by the Securities Exchange Act of 1934, as amended; and (ii) unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended.

Section 12.2    Consent to Jurisdiction. If any action the subject matter of which is within the scope of this Article XII is filed in a court other than the Court of Chancery (or, if the Court of Chancery does not have, or declines to accept, jurisdiction, another state court or a federal court located within the State of Delaware) (a “Foreign Action”) by any current or former stockholder (including any current or former beneficial owner), such stockholder shall be deemed to have consented to: (a) the personal jurisdiction of the Court of Chancery (or such other state or federal court located within the State of Delaware, as applicable) in connection with any action brought in any such court to enforce this Article XII; and (b) having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.

Section 12.3    Enforceability. If any provision of this Article XII shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provision in any other circumstance and of the remaining provisions of this Article XII (including, without limitation, each portion of any sentence of this Article XII containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities or circumstances shall not in any way be affected or impaired thereby.

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IN WITNESS WHEREOF, the Corporation has caused this Second Amended and Restated Certificate of Incorporation to be executed, signed and acknowledged by [NAME], the [TITLE] of the Corporation, this      day of [●], 2020.

Crescent Acquisition Corp

By:
Title:

Annex D

FORM OF

SECOND AMENDED AND RESTATED

BYLAWS

OF

F45 Training Holdings Inc.

A Delaware Corporation

(hereinafter called the “Corporation”)

ARTICLE I

CORPORATE OFFICES

Section 1.1    Registered Office. The registered office of the Corporation shall be fixed in the Second Amended and Restated Certificate of Incorporation of the Corporation (as amended and restated from time to time, the “Certificate of Incorporation”).

Section 1.2    Other Offices. The Corporation may also have an office or offices, and keep the books and records of the Corporation, except as otherwise required by law, at such other place or places, either within or without the State of Delaware, as the Corporation may from time to time determine or the business of the Corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 2.1    Annual Meeting. The annual meeting of the stockholders (the “Annual Stockholders Meeting”), for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held at such place, if any, either within or without the State of Delaware, on such date, and at such time as the Board of Directors of the Corporation (the “Board of Directors”) shall fix from time to time. The Board of Directors may postpone, reschedule or cancel any Annual Stockholders Meeting previously scheduled by the Board of Directors.

Section 2.2    Special Meeting. Except as otherwise required by law, and except as otherwise provided for or fixed pursuant to the Certificate of Incorporation, including any certificate of designations relating to any class or series of Preferred Stock of the Corporation (each hereinafter referred to as a “Preferred Stock Designation”), a special meeting of the stockholders of the Corporation may be called at any time only by the Board of Directors. The Board of Directors may postpone, reschedule or cancel any special meeting of stockholders previously scheduled by the Board of Directors. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting by or at the direction of the Board of Directors.

Section 2.3    Notice of Stockholders’ Meetings.

(a)    Whenever stockholders are required or permitted to take any action at a meeting, notice of the place, if any, date, and time of the meeting of stockholders, the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for determining the stockholders entitled to notice of the meeting), the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting and, if the meeting is to be held solely by means of remote communications, the means for accessing the list of stockholders contemplated by Section 2.5 of these Second Amended and Restated Bylaws of the Corporation (the “Bylaws”), shall be given. The notice shall be given not less than ten (10) nor more than sixty (60) days before the date on which the meeting is to be held, to each stockholder entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of the meeting, except as otherwise provided by law, the Certificate of Incorporation (including any Preferred Stock Designation) or these Bylaws. In the case of a special meeting, the purpose or purposes for which the meeting is called also shall be set forth in the notice.

(b)    Except as otherwise required by law, notice may be given in writing directed to a stockholder’s mailing address as it appears on the records of the Corporation and shall be given: (i) if mailed, when notice is deposited in the U.S. mail, postage prepaid; and (ii) if delivered by courier service, the earlier of when the notice is received or left at such stockholder’s address.

(c)    So long as the Corporation is subject to the Securities and Exchange Commission’s proxy rules set forth in Regulation 14A under the Securities Exchange Act of 1934 (the “Exchange Act”), notice shall be given in the manner required by such rules. To the extent permitted by such rules, notice may be given by electronic transmission directed to the stockholder’s electronic mail address, and if so given, shall be deemed to be given when directed to such stockholder’s electronic mail address on the Corporation’s records, unless the stockholder has notified the Corporation in writing or by electronic transmission of an objection to receiving notice by electronic mail or such notice is prohibited by Section 232(e) of the General Corporation Law of the State of Delaware (the “DGCL”). If notice is given by electronic mail, such notice shall comply with the applicable provisions of Sections 232(a) and 232(d) of the DGCL.

(d)    Notice may be given by other forms of electronic transmission with the consent of a stockholder in the manner permitted by Section 232(b) of the DGCL, and shall be deemed given as provided therein.

(e)    An affidavit that notice has been given, executed by the Secretary of the Corporation, Assistant Secretary or any transfer agent or other agent of the Corporation, shall be prima facie evidence of the facts stated in the notice in the absence of fraud. Notice shall be deemed to have been given to all stockholders who share an address if notice is given in accordance with the “householding” rules set forth in Rule 14a-3(e) under the Exchange Act and Section 233 of the DGCL.

(f)    When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the place, if any, date and time thereof, and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken; provided, however, that if the adjournment is for more than thirty (30) days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for stockholders entitled to vote is fixed for the adjourned meeting, the Board of Directors shall fix a new record date for notice of such adjourned meeting in accordance with Section 7.6(a), and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting.

Section 2.4    Organization.

(a)    Unless otherwise determined by the Board of Directors, meetings of stockholders shall be presided over by the chairman of the Board of Directors (the “Chairman”), or in his or her absence, by the Chief Executive Officer or, in his or her absence, by another person designated by the Board of Directors. The Secretary of the Corporation, or in his or her absence, an Assistant Secretary, or in the absence of the Secretary and all Assistant Secretaries, a person whom the chairman of the meeting shall appoint, shall act as secretary of the meeting and keep a record of the proceedings thereof.

(b)    The date and time of the opening and the closing of the polls for each matter upon which the stockholders shall vote at a meeting of stockholders shall be announced at the meeting. The Board of Directors may adopt such rules and regulations for the conduct of any meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the Chairman shall have the authority to adopt and enforce such rules and regulations for the conduct of any meeting of stockholders and the safety of those in attendance as, in the judgment of the chairman, are necessary, appropriate or convenient for the conduct of the meeting. Rules and regulations for the conduct of meetings of stockholders, whether adopted by the Board of Directors or by the chairman of the meeting, may include, without limitation, establishing: (i) an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders entitled to vote at the meeting, their duly authorized and constituted proxies and such other persons as the chairman of the meeting shall permit; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; (v) limitations on the time allotted for consideration of each agenda item and for questions and comments by participants; (vi) regulations for the opening and closing of the polls for balloting and matters which are to be voted on by ballot (if any); and (vii) procedures (if any) requiring attendees to provide the Corporation advance notice of their intent to attend the meeting. Subject to any rules and regulations adopted by the Board of Directors, the chairman of the meeting may convene and, for any or no reason, from time to time, adjourn and/or recess any meeting of stockholders pursuant to Section 2.7. The chairman of the meeting, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall have the power to declare that a nomination or other business was not properly brought before the meeting if the facts warrant (including if a determination is made, pursuant to Section 2.10(c)(i), that a nomination or other business was not made or proposed, as the case may be, in accordance with Section 2.10), and if such chairman should so declare, such nomination shall be disregarded or such other business shall not be transacted.

Section 2.5    List of Stockholders. The Corporation shall prepare, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting; provided, however, that if the record date for determining the stockholders entitled to vote is less than ten (10) days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the 10th day before the meeting date. Such list shall be arranged in alphabetical order and shall show the address of each stockholder and the number of shares registered in the name of each stockholder. Nothing in this Section 2.5 shall require the Corporation to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting at least ten (10) days prior to the meeting: (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of meeting; or (b) during ordinary business hours at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to be held at a place, then a list of stockholders entitled to vote at the meeting shall be produced and kept at the time and place of the meeting during the whole time thereof and may be examined by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. Except as otherwise required by law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders required by this Section 2.5 or to vote in person or by proxy at any meeting of stockholders.

Section 2.6    Quorum. Except as otherwise required by law, the Certificate of Incorporation (including any Preferred Stock Designation) or these Bylaws, at any meeting of stockholders, a majority of the voting power of the stock outstanding and entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business; provided, however, that where a separate vote by a class or series or classes or series is required, a majority of the voting power of the stock of such class or series or classes or series outstanding and entitled to vote on that matter, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to such matter. If a quorum is not present or represented at any meeting of stockholders, then the chairman of the meeting, or a majority of the voting power of the stock present in person or represented by proxy at the meeting and entitled to vote thereon, shall have power to adjourn or recess the meeting from time to time in accordance with Section 2.7, until a quorum is present or represented. Subject to applicable law, if a quorum initially is present at any meeting of stockholders, the stockholders may continue to transact business until adjournment or recess, notwithstanding the withdrawal of enough stockholders to leave less than a quorum, but if a quorum is not present at least initially, no business other than adjournment or recess may be transacted.

Section 2.7    Adjourned or Recessed Meeting. Any annual or special meeting of stockholders, whether or not a quorum is present, may be adjourned or recessed for any or no reason from time to time by the chairman of the meeting, subject to any rules and regulations adopted by the Board of Directors pursuant to Section 2.4(b). Any such meeting may be adjourned for any or no reason (and may be recessed if a quorum is not present or represented) from time to time by a majority of the voting power of the stock present in person or represented by proxy at the meeting and entitled to vote thereon. At any such adjourned or recessed meeting at which a quorum is present, any business may be transacted that might have been transacted at the meeting as originally called.

Section 2.8    Voting.

(a)    Except as otherwise required by law or the Certificate of Incorporation (including any Preferred Stock Designation), each holder of stock of the Corporation entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of such stock held of record by such holder that has voting power upon the subject matter in question.

(b)    Except as otherwise required by law, the Certificate of Incorporation (including any Preferred Stock Designation), these Bylaws or any law, rule or regulation applicable to the Corporation or its securities, at each meeting of stockholders at which a quorum is present, all corporate actions to be taken by vote of the stockholders shall be authorized by the affirmative vote of at least a majority of the voting power of the stock present in person or represented by proxy and entitled to vote on the subject matter, and where a separate vote by a class or series or classes or series is required, if a quorum of such class or series or classes or series is present, such act shall be authorized by the affirmative vote of at least a majority of the voting power of the stock of such class or series or classes or series present in person or represented by proxy and entitled to vote on the subject matter. Voting at meetings of stockholders need not be by written ballot.

Section 2.9    Proxies. Every stockholder entitled to vote for directors, or on any other matter, shall have the right to do so either in person or by one or more persons authorized to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by delivering to the Secretary of the Corporation a revocation of the proxy or an executed new proxy bearing a later date.

Section 2.10    Notice of Stockholder Business and Nominations.

(a)    Annual Meeting.

(i)    Nominations of persons for election to the Board of Directors and the proposal of business other than nominations to be considered by the stockholders may be made at the Annual Stockholders Meeting only: (A) pursuant to the Corporation’s notice of meeting (or any supplement thereto); (B) by or at the direction of the Board of Directors (or any authorized committee thereof); or (C) by any stockholder of the Corporation who is a stockholder of record at the time the notice provided for in this Section 2.10(a) is delivered to the Secretary of the Corporation, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 2.10(a). For the avoidance of doubt, the foregoing clause (C) shall be the exclusive means for a stockholder to make nominations or propose other business at an Annual Stockholders Meeting (other than a proposal included in the Corporation’s proxy statement pursuant to and in compliance with Rule 14a-8 under the Exchange Act).

(ii)    For nominations or other business to be properly brought before the Annual Stockholders Meeting by a stockholder pursuant to clause (C) of the foregoing paragraph, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and, in the case of business other than nominations, such business must be a proper subject for stockholder action. To be timely, a stockholder’s notice must be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business (as defined in Section 2.10(c)(ii) below) on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s Annual Stockholders Meeting; provided, however, that in the event that the date of the Annual Stockholders Meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, or if no Annual Stockholders Meeting was held in the preceding year, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such Annual Stockholders Meeting and not later than the close of business on the later of the 90th day prior to such Annual Stockholders Meeting or the 10th day following the date on which public announcement (as defined in Section 2.10(c)(ii) below) of the date of such meeting is first made by the Corporation. In no event shall an adjournment or recess of an Annual Stockholders Meeting, or a postponement of an Annual Stockholders Meeting for which notice of the meeting has already been given to stockholders or a public announcement of the meeting date has already been made, commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. Such stockholder’s notice shall set forth:

(A)    as to each person whom the stockholder proposes to nominate for election or re-election as a director;

(1)    all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Regulation 14A under the Exchange Act;

(2)    such person’s written consent to being named in the proxy statement as a nominee and to serving as a director, if elected, for the full term for which such person is standing for election;

(3)    the principal occupation or employment of such person;

(4)    such person’s written representation and agreement that such person (A) is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question, (B) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director of the Corporation that has not been disclosed to the Corporation in such representation and agreement and (C) in such person’s individual capacity, would be in compliance, if elected as a director of the Corporation, and will comply with, all applicable publicly disclosed confidentiality, corporate governance, conflict of interest, Regulation FD, code of conduct and ethics, and stock ownership and trading policies and guidelines of the Corporation; and

provided, however, that, in addition to the information required in the stockholder’s notice pursuant to this Section 2.10(a)(ii)(A), such person shall also provide the Corporation such other information that the Corporation may reasonably request and that is necessary to permit the Corporation to determine the eligibility of such person to serve as a director of the Corporation, including information relevant to a determination whether such person can be considered an independent director.

(B)    as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Bylaws of the Corporation, the language of the proposed amendment), the reasons for conducting such business at the meeting and any substantial interest (within the meaning of Item 5 of Schedule 14A under the Exchange Act) in such business of such stockholder and the beneficial owner (within the meaning of Section 13(d) of the Exchange Act), if any, on whose behalf the proposal is made;

(C)    as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made or the other business is proposed;

(1)    the name and address of such stockholder, as they appear on the Corporation’s books, and the name and address of such beneficial owner;

(2)

(x)    the class or series and number of shares of stock of the Corporation which are owned of record by such stockholder and such beneficial owner as of the date of the notice, and a representation that the stockholder will notify the Corporation in writing within five (5) business days after the record date for such meeting of the class or series and number of shares of stock of the Corporation owned of record by the stockholder and such beneficial owner as of the record date for the meeting;

(y)    whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such person, or any affiliates or associates of such person, with respect to stock of the Corporation; and

(z)    whether and the extent to which any other transaction, agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock of the Corporation) has been made by or on behalf of such person, or any affiliates or associates of such person, the effect or intent of any of the foregoing being to mitigate loss to, or to manage risk or benefit of stock price changes for, such person, or any affiliates or associates of such person, or to increase or decrease the voting power or pecuniary or economic interest of such person, or any affiliates or associates of such person, with respect to stock of the Corporation;

(3)    a description of all agreements, arrangements, or understandings (whether written or oral) between or among such person, or any affiliates or associates of such person, and any other person or persons (including their names) in connection with or relating to (A) the Corporation or (B) the proposal, including any material interest in, or anticipated benefit from the proposal to such person, or any affiliates or associates of such person; and

(4)    a representation that the stockholder (or a qualified representative of the stockholder) intends to appear at the meeting to make such nomination or propose such business.

(D)    as to the stockholder giving the notice or, if the notice is given on behalf of a beneficial owner on whose behalf the nomination is made or the other business is proposed, as to such beneficial owner, and if such stockholder or beneficial owner is an entity, as to each director, executive, managing member or control person of such entity (any such individual or control person, a “control person”):

(1)    the class or series and number of shares of stock of the Corporation which are beneficially owned (as defined in Section 2.10(c)(ii) below) by such stockholder or beneficial owner and by any control person as of the date of the notice, and a representation that the stockholder will notify the Corporation in writing within five (5) business days after the record date for such meeting of the class or series and number of shares of stock of the Corporation beneficially owned by such stockholder or beneficial owner and by any control person as of the record date for the meeting;

(2)    a description of any agreement, arrangement or understanding with respect to the nomination or other business between or among such stockholder, beneficial owner or control person and any other person, including, without limitation any agreements that would be required to be disclosed pursuant to Item 5 or Item 6 of Exchange Act Schedule 13D (regardless of whether the requirement to file a Schedule 13D is applicable) and a representation that the stockholder will notify the Corporation in writing within five business days after the record date for such meeting of any such agreement, arrangement or understanding in effect as of the record date for the meeting;

(3)    a description of any agreement, arrangement or understanding (including, without limitation, any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the stockholder’s notice by, or on behalf of, such stockholder, beneficial owner or control person, the effect or intent of which is to mitigate loss, manage risk or benefit from changes in the share price of any class or series of the Corporation’s stock, or maintain, increase or decrease the voting power of the stockholder, beneficial owner or control person with respect to securities of the Corporation, and a representation that the stockholder will notify the Corporation in writing within five business days after the record date for such meeting of any such agreement, arrangement or understanding in effect as of the record date for the meeting; and

(4)    a representation whether the stockholder or the beneficial owner, if any, will engage in a solicitation with respect to the nomination or other business and, if so, the name of each participant in such solicitation (as defined in Item 4 of Schedule 14A under the Exchange Act) and whether such person intends or is part of a group which intends to deliver a proxy statement and/or form of proxy to holders of shares representing at least 50% of the voting power of the stock entitled to vote generally in the election of directors in the case of a nomination, or holders of at least the percentage of the Corporation’s stock required to approve or adopt the business to be proposed in the case of other business.

(iii)    Notwithstanding anything in Section 2.10(a)(ii) above or Section 2.10(b) below to the contrary, if the record date for determining the stockholders entitled to vote at any meeting of stockholders is different from the record date for determining the stockholders entitled to notice of the meeting, a stockholder’s notice required by this Section 2.10 shall set forth a representation that the stockholder will notify the Corporation in writing within five (5) business days after the record date for determining the stockholders entitled to vote at the meeting, or by the opening of business on the date of the meeting (whichever is earlier), of the information required under clauses (ii)(C)(2) and (ii)(D)(1)-(3) of this Section 2.10(a), and such information when provided to the Corporation shall be current as of the record date for determining the stockholders entitled to vote at the meeting.

(iv)    This Section 2.10(a) shall not apply to a proposal proposed to be made by a stockholder if the stockholder has notified the Corporation of his or her intention to present the proposal at an annual or special meeting only pursuant to and in compliance with Rule 14a-8 under the Exchange Act and such proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such meeting.

(v)    Notwithstanding anything in this Section 2.10(a) to the contrary, in the event that the number of directors to be elected to the Board of Directors at an Annual Stockholders Meeting is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least ten (10) days prior to the last day a stockholder may deliver a notice in accordance with Section 2.10(a)(ii) above, a stockholder’s notice required by this Section 2.10(a) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

(b)    Special Meeting. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting by or at the direction of the Board of Directors. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting: (i) by or at the direction of the Board of Directors (or any authorized committee thereof); or (ii) provided that one or more directors are to be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time the notice provided for in this Section 2.10(b) is delivered to the Secretary of the Corporation, who is entitled to vote at the meeting and upon such election and who delivers notice thereof in writing setting forth the information required by Section 2.10(a) above. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if the notice required by this Section 2.10(b) shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the date on which public announcement of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting is first made by the Corporation. In no event shall an adjournment, recess or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(c)    General.

(i)    Except as otherwise required by law, only such persons who are nominated in accordance with the procedures set forth in this Section 2.10 shall be eligible to be elected at any meeting of stockholders of the Corporation to serve as directors and only such other business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.10. Except as otherwise required by law, each of the Chairman, the Board of Directors and the chairman of the meeting shall have the power to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 2.10 (including whether a stockholder or beneficial owner solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in compliance with such stockholder’s representation as required by clause (a)(ii)(D)(4) of this Section 2.10). If any proposed nomination or other business is not in compliance with this Section 2.10, then except as otherwise required by law, the chairman of the meeting shall have the power to declare that such nomination shall be disregarded or that such other business shall not be transacted. Notwithstanding the foregoing provisions of this Section 2.10, unless otherwise required by law, or otherwise determined by the Chairman, the Board of Directors or the chairman of the meeting, if the stockholder does not provide the information required under clauses (a)(ii)(C)(2) and (a)(ii)(D)(1)-(3) of this Section 2.10 to the Corporation within the time frames specified herein, or if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or other business, such nomination shall be disregarded and such other business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 2.10, to be considered a qualified representative of a stockholder pursuant to the preceding sentence, a person must be a duly authorized officer, manager or partner of such stockholder or authorized by a writing executed by such stockholder (or a reliable reproduction or electronic transmission of the writing) delivered to the Corporation prior to the making of such nomination or proposal at such meeting (and in any event not fewer than five (5) days before the meeting) stating that such person is authorized to act for such stockholder as proxy at the meeting of stockholders.

(ii)    For purposes of this Section 2.10, the “close of business” shall mean 6:00 p.m. local time at the principal executive offices of the Corporation on any calendar day, whether or not the day is a business day, and a “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act. For purposes of clause (a)(ii)(D)(1) of this Section 2.10, shares shall be treated as “beneficially owned” by a person if the person beneficially owns such shares, directly or indirectly, for purposes of Section 13(d) of the Exchange Act and Regulations 13D and 13G thereunder or has or shares pursuant to any agreement, arrangement or understanding (whether or not in writing): (A) the right to acquire such shares (whether such right is exercisable immediately or only after the passage of time or the fulfillment of a condition or both); (B) the right to vote such shares, alone or in concert with others; and/or (C) investment power with respect to such shares, including the power to dispose of, or to direct the disposition of, such shares.

(iii)    Nothing in this Section 2.10 shall be deemed to affect any rights of the holders of any series of Preferred Stock to elect directors pursuant to any applicable provisions of the Certificate of Incorporation (including any Preferred Stock Designation).

Section 2.11    Action by Written Consent.

(a)    Except as otherwise provided for or fixed pursuant to the Certificate of Incorporation (including any Preferred Stock Designation), any action required or permitted to be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, are signed by the holders of the outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. To be effective, a written consent must be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. No written consent shall be effective to take the corporate action referred to therein unless written consents signed by a sufficient number of holders to take action are delivered to the Corporation in accordance with this Section 2.11(a) within sixty (60) days of the first date on which a written consent is so delivered to the Corporation. Any person executing a consent may provide, whether through instruction to an agent or otherwise, that such a consent shall be effective at a future time (including a time determined upon the happening of an event), no later than sixty (60) days after such instruction is given or such provision is made, if evidence of such instruction or provision is provided to the Corporation. Unless otherwise provided, any such consent shall be revocable prior to its becoming effective.

(b)    Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for notice of such meeting had been the date that written consents signed by a sufficient number of stockholders to take the action were delivered to the Corporation in the manner required by this Section 2.11.

Section 2.12    Inspectors of Election. Before any meeting of stockholders, the Corporation may, and shall if required by law, appoint one or more inspectors of election to act at the meeting and make a written report thereof. Inspectors may be employees of the Corporation. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the chairman of the meeting may, and shall if required by law, appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. Inspectors need not be stockholders. No director or nominee for the office of director at an election shall be appointed as an inspector at such election.

Such inspectors shall:

(a)    determine the number of shares outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum, and the validity of proxies and ballots;

(b)    determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors;

(c)    count and tabulate all votes and ballots; and

(d)    certify their determination of the number of shares represented at the meeting, and their count of all votes and ballots.

Section 2.13    Meetings by Remote Communications. The Board of Directors may, in its sole discretion, determine that a meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication in accordance with Section 211(a)(2) of the DGCL. If authorized by the Board of Directors in its sole discretion, and subject to such guidelines and procedures as the Board of Directors may adopt, stockholders and proxyholders not physically present at a meeting of stockholders may, by means of remote communication: (a) participate in a meeting of stockholders; and (b) be deemed present in person and vote at a meeting of stockholders whether such meeting is to be held at a designated place or solely by means of remote communication, provided that: (i) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder; (ii) the Corporation shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings; and (iii) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.

Section 2.14    Delivery to the Corporation. Whenever this Article II requires one or more persons (including a record or beneficial owner of stock) to deliver a document or information to the Corporation or any officer, employee or agent thereof (including any notice, request, questionnaire, revocation, representation or other document or agreement), the Corporation shall not be required to accept delivery of such document or information unless the document or information is in writing exclusively (and not in an electronic transmission) and delivered exclusively by hand (including, without limitation, overnight courier service) or by certified or registered mail, return receipt requested.

ARTICLE III

DIRECTORS

Section 3.1    Powers. Except as otherwise required by the DGCL or as provided in the Certificate of Incorporation (including any Preferred Stock Designation), the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authorities these Bylaws expressly confer upon it, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law, the Certificate of Incorporation (including any Preferred Stock Designation) or these Bylaws required to be exercised or done by the stockholders.

Section 3.2    Number and Election. Except as otherwise provided for or fixed pursuant to the Certificate of Incorporation (including any Preferred Stock Designation), the Board of Directors shall consist of such number of directors as shall be determined from time to time solely by resolution adopted by the affirmative vote of a majority of the total number of directors then authorized (hereinafter referred to as the “Whole Board”).

At any meeting of stockholders at which directors are to be elected, directors shall be elected by a plurality of the votes cast.

Directors need not be stockholders unless so required by the Certificate of Incorporation (including any Preferred Stock Designation) or these Bylaws, wherein other qualifications for directors may be prescribed.

Section 3.3    Vacancies and Newly Created Directorships. Subject to the rights, if any, of the holders of any outstanding shares of any class or series of Preferred Stock, and unless otherwise required by law, newly created directorships resulting from any increase in the authorized number of directors and any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled solely by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum, or by the sole remaining director, and any director so chosen shall hold office until the next election of the class for which such director shall have been chosen and until his or her successor shall have been duly elected and qualified. No decrease in the authorized number of directors shall shorten the term of any incumbent director.

Section 3.4    Resignations and Removal.

(a)    Any director may resign at any time upon notice given in writing or by electronic transmission to the Board of Directors, the Chairman or the Secretary of the Corporation. Such resignation shall take effect upon delivery, unless the resignation specifies a later effective date or time or an effective date or time determined upon the happening of an event or events. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

(b)    Except for such additional directors, if any, as are elected by the holders of any series of Preferred Stock as provided for or fixed pursuant to the Certificate of Incorporation (including any Preferred Stock Designation), any director, or the entire Board of Directors, may be removed from office at any time, but only for cause and only by the affirmative vote of at least 66 2⁄3% of the voting power of the stock outstanding and entitled to vote thereon.

Section 3.5    Regular Meetings. Regular meetings of the Board of Directors shall be held at such place or places, within or without the State of Delaware, on such date or dates and at such time or times, as shall have been established by the Board of Directors and publicized among all directors. A notice of each regular meeting shall not be required.

Section 3.6    Special Meetings. Special meetings of the Board of Directors and any committee thereof for any purpose or purposes may be called at any time by the Chairman, the Chief Executive Officer or a majority of the directors then in office. Special meetings of any committee of the Board of Directors may be called by the chairman of such committee, if there be one, or the Chief Executive Officer. The person or persons authorized to call special meetings of the Board of Directors or any committees thereof may fix the place, within or without the State of Delaware, date and time of such meetings. Notice of each such meeting shall be given to each director, if by mail, addressed to such director at his or her residence or usual place of business, at least five (5) days before the day on which such meeting is to be held, or shall be sent to such director by electronic transmission, or be delivered personally or by telephone, in each case at least twenty-four (24) hours prior to the time set for such meeting. A notice of special meeting need not state the purpose of such meeting, and, unless indicated in the notice thereof, any and all business may be transacted at a special meeting.

Section 3.7    Participation in Meetings by Conference Telephone. Members of the Board of Directors, or of any committee thereof, may participate in a meeting of such Board of Directors or committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting.

Section 3.8    Quorum and Voting. Except as otherwise required by law, the Certificate of Incorporation or these Bylaws, a majority of the Whole Board, shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, and the vote of a majority of the directors present at a duly held meeting at which a quorum is present shall be the act of the Board of Directors. The chairman of the meeting or a majority of the directors present may adjourn the meeting to another time and place whether or not a quorum is present. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called.

Section 3.9    Board of Directors Action by Written Consent Without a Meeting. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or any committee thereof, may be taken without a meeting, provided that all members of the Board of Directors or committee, as the case may be, consent in writing or by electronic transmission to such action. After an action is taken, the consent or consents relating thereto shall be filed with the minutes or proceedings of the Board of Directors or committee in the same paper or electronic form as the minutes are maintained. Any person (whether or not then a director) may provide, whether through instruction to an agent or otherwise, that a consent to action shall be effective at a future time (including a time determined upon the happening of an event), no later than sixty (60) days after such instruction is given or such provision is made and such consent shall be deemed to have been given at such effective time so long as such person is then a director and did not revoke the consent prior to such time. Any such consent shall be revocable prior to its becoming effective.

Section 3.10    Chairman of the Board of Directors. The Chairman shall preside at meetings of stockholders (unless otherwise determined by the Board of Directors) and at meetings of directors and shall perform such other duties as the Board of Directors may from time to time determine. If the Chairman is not present at a meeting of the Board of Directors, another director chosen by the Board of Directors shall preside.

Section 3.11    Rules and Regulations. The Board of Directors shall adopt such rules and regulations not inconsistent with the provisions of law, the Certificate of Incorporation or these Bylaws for the conduct of its meetings and management of the affairs of the Corporation as the Board of Directors shall deem proper.

Section 3.12    Fees and Compensation of Directors. Unless otherwise restricted by the Certificate of Incorporation, directors may receive such compensation, if any, for their services on the Board of Directors and its committees, and such reimbursement of expenses, as may be fixed or determined by resolution of the Board of Directors. Members of committees of the Board of Directors may, upon resolution of the Board of Directors, be allowed compensation for service on such committees.

Section 3.13     Emergency Bylaws. In the event of any emergency, disaster or catastrophe, as referred to in Section 110 of the DGCL, or other similar emergency condition, as a result of which a quorum of the Board of Directors or a standing committee of the Board of Directors cannot readily be convened for action, then the director or directors in attendance at the meeting shall constitute a quorum. Such director or directors in attendance may further take action to appoint one or more of themselves or other directors to membership on any standing or temporary committees of the Board of Directors as they shall deem necessary and appropriate.

ARTICLE IV

COMMITTEES

Section 4.1    Committees of the Board of Directors. The Board of Directors may designate one or more committees, each such committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee to replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent permitted by law and provided in the resolution of the Board of Directors establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to the following matters: (a) approving or adopting, or recommending to the stockholders, any action or matter (other than the election or removal of directors) expressly required by the DGCL to be submitted to stockholders for approval; or (b) adopting, amending or repealing any of these Bylaws. All committees of the Board of Directors shall keep minutes of their meetings and shall report their proceedings to the Board of Directors when requested or required by the Board of Directors. Notwithstanding anything to the contrary contained in this Article IV, the resolution of the Board of Directors establishing any committee of the Board of Directors and/or the charter of any such committee may establish requirements or procedures relating to the governance and/or operation of such committee that are different from, or in addition to, those set forth in these Bylaws and, to the extent that there is any inconsistency between these Bylaws and any such resolution or charter, the terms of such resolution or charter shall be controlling. Any director serving on a committee or subcommittee of the Board of Directors may be removed from such committee or subcommittee, as the case may be, at any time by the Board of Directors.

Section 4.2    Subcommittees. Unless otherwise provided in the Certificate of Incorporation, these Bylaws, or the resolution of the Board of Directors designating a committee, such committee may create one or more subcommittees, each subcommittee to consist of one or more members of the committee, and delegate to a subcommittee any or all of the powers and authority of the committee. Except for references to committees and members of committees in Section 4.1 of these Bylaws, every reference in these Bylaws to a committee of the Board of Directors or a member of a committee shall be deemed to include a reference to a subcommittee or member of a subcommittee.

Section 4.3    Meetings and Action of Committees. Unless the Board of Directors provides otherwise by resolution, any committee of the Board of Directors may adopt, alter, amend and repeal such rules and regulations not inconsistent with the provisions of law, the Certificate of Incorporation or these Bylaws for the conduct of its meetings as such committee may deem proper. A majority of the directors then serving on a committee shall constitute a quorum for the transaction of business by the committee except as otherwise required by law, the Certificate of Incorporation or these Bylaws, and except as otherwise provided in a resolution of the Board of Directors; provided, however, that in no case shall a quorum be less than one-third of the directors then serving on the committee. Unless the Certificate of Incorporation, these Bylaws or a resolution of the Board of Directors requires a greater number, the vote of a majority of the members of a committee present at a meeting at which a quorum is present shall be the act of the committee.

ARTICLE V

OFFICERS

Section 5.1    Officers. The officers of the Corporation shall consist of a Chief Executive Officer, a President, a Chief Financial Officer, a Treasurer, a Secretary and such other officers as the Board of Directors may from time to time determine, each of whom shall be elected by the Board of Directors, each to have such authority, functions or duties as set forth in these Bylaws or as determined by the Board of Directors. Each officer shall be elected by the Board of Directors and shall hold office for such term as may be prescribed by the Board of Directors and until such person’s successor shall have been duly elected and qualified, or until such person’s earlier death, disqualification, resignation or removal. Any number of offices may be held by the same person; provided, however, that no officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument is required by law, the Certificate of Incorporation or these Bylaws to be executed, acknowledged or verified by two or more officers. The Board of Directors may require any officer, agent or employee to give security for the faithful performance of his or her duties. The officers of the Corporation need not be stockholders of the Corporation nor, except in the case of the Chairman, need such officers be directors of the Corporation.

Section 5.2    Compensation. The salaries of the officers of the Corporation and the manner and time of the payment of such salaries shall be fixed and determined by the Board of Directors or by a duly authorized officer and may be altered by the Board of Directors from time to time as it deems appropriate, subject to the rights, if any, of such officers under any contract of employment.

Section 5.3    Removal, Resignation and Vacancies. Any officer of the Corporation may be removed, with or without cause, by the Board of Directors or by a duly authorized officer, without prejudice to the rights, if any, of such officer under any contract to which it is a party. Any officer may resign at any time upon notice given in writing or by electronic transmission to the Corporation, without prejudice to the rights, if any, of the Corporation under any contract to which such officer is a party. If any vacancy occurs in any office of the Corporation, the Board of Directors may elect a successor to fill such vacancy for the remainder of the unexpired term and until a successor shall have been duly elected and qualified.

Section 5.4    Chief Executive Officer. The Chief Executive Officer shall have general supervision and direction of the business and affairs of the Corporation, shall be responsible for corporate policy and strategy, and shall report directly to the Board of Directors. Unless otherwise provided in these Bylaws or determined by the Board of Directors, all other officers of the Corporation shall report directly to the Chief Executive Officer or as otherwise determined by the Chief Executive Officer. The Chief Executive Officer shall, if present and in the absence of the Chairman, preside at meetings of the stockholders.

Section 5.5    President. The President shall be the chief operating officer of the Corporation, with general responsibility for the management and control of the operations of the Corporation. The President shall, when requested, counsel with and advise the other officers of the Corporation and shall perform such other duties as the Board of Directors or the Chief Executive Officer may from time to time determine.

Section 5.6    Chief Financial Officer. The Chief Financial Officer shall exercise all the powers and perform the duties of the office of the chief financial officer and in general have overall supervision of the financial operations of the Corporation. The Chief Financial Officer shall, when requested, counsel with and advise the other officers of the Corporation and shall perform such other duties as the Board of Directors, the Chief Executive Officer or the President may from time to time determine.

Section 5.7    Treasurer. The Treasurer shall supervise and be responsible for all the funds and securities of the Corporation, the deposit of all monies and other valuables to the credit of the Corporation in depositories of the Corporation, borrowings and compliance with the provisions of all indentures, agreements and instruments governing such borrowings to which the Corporation is a party, the disbursement of funds of the Corporation and the investment of its funds, and in general shall perform all of the duties incident to the office of the Treasurer. The Treasurer shall, when requested, counsel with and advise the other officers of the Corporation and shall perform such other duties as the Board of Directors, the Chief Executive Officer, the President or the Chief Financial Officer may from time to time determine.

Section 5.8    Secretary. The powers and duties of the Secretary are: (i) to act as Secretary at all meetings of the Board of Directors, of the committees of the Board of Directors and of the stockholders and to record the proceedings of such meetings in a book or books to be kept for that purpose; (ii) to see that all notices required to be given by the Corporation are duly given and served; (iii) to act as custodian of the seal of the Corporation and affix the seal or cause it to be affixed to all certificates of stock of the Corporation and to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized in accordance with the provisions of these Bylaws; (iv) to have charge of the books, records and papers of the Corporation and see that the reports, statements and other documents required by law to be kept and filed are properly kept and filed; and (v) to perform all of the duties incident to the office of Secretary. The Secretary shall, when requested, counsel with and advise the other officers of the Corporation and shall perform such other duties as the Board of Directors, the Chief Executive Officer or the President may from time to time determine.

Section 5.9     Additional Matters. The Chief Executive Officer and the Chief Financial Officer of the Corporation shall have the authority to designate employees of the Corporation to have the title of Vice President, Assistant Vice President, Assistant Treasurer or Assistant Secretary. Any employee so designated shall have the powers and duties determined by the officer making such designation. The persons upon whom such titles are conferred shall not be deemed officers of the Corporation unless elected by the Board of Directors.

Section 5.10    Checks; Drafts; Evidences of Indebtedness. From time to time, the Board of Directors shall determine the method, and designate (or authorize officers of the Corporation to designate) the person or persons who shall have authority, to sign or endorse all checks, drafts, other orders for payment of money and notes, bonds, debentures or other evidences of indebtedness that are issued in the name of or payable by the Corporation, and only the persons so authorized shall sign or endorse such instruments.

Section 5.11    Corporate Contracts and Instruments; How Executed. Except as otherwise provided in these Bylaws, the Board of Directors may determine the method, and designate (or authorize officers of the Corporation to designate) the person or persons who shall have authority to enter into any contract or execute any instrument in the name of and on behalf of the Corporation. Such authority may be general or confined to specific instances. Unless so authorized, or within the power incident to a person’s office or other position with the Corporation, no person shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

Section 5.12    Signature Authority. Unless otherwise determined by the Board of Directors or otherwise provided by law or these Bylaws, contracts, evidences of indebtedness and other instruments or documents of the Corporation may be executed, signed or endorsed: (i) by the Chief Executive Officer or the President; or (ii) by the Chief Financial Officer, Treasurer or Secretary, in each case only with regard to such instruments or documents that pertain to or relate to such person’s duties or business functions.

Section 5.13    Action with Respect to Securities of Other Corporations or Entities. The Chief Executive Officer or any other officer of the Corporation authorized by the Board of Directors or the Chief Executive Officer is authorized to vote, represent, and exercise on behalf of the Corporation all rights incident to any and all shares or other equity interests of any other corporation or entity or corporations or entities, standing in the name of the Corporation. The authority herein granted may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by the person having such authority.

Section 5.14    Delegation. The Board of Directors may from time to time delegate the powers or duties of any officer to any other officers or agents, notwithstanding the foregoing provisions of this Article V.

ARTICLE VI

INDEMNIFICATION AND ADVANCEMENT OF EXPENSES

Section 6.1    Right to Indemnification. Each person who was or is a party or is threatened to be made a party to, or was or is otherwise involved in, any action, suit, arbitration, alternative dispute resolution mechanism, investigation, inquiry, judicial, administrative or legislative hearing, or any other threatened, pending or completed proceeding, whether brought by or in the right of the Corporation or otherwise, including any and all appeals, whether of a civil, criminal, administrative, legislative, investigative or other nature (hereinafter a “proceeding”), by reason of the fact that he or she is or was a director or an officer of the Corporation or while a director or officer of the Corporation is or was serving at the request of the Corporation as a director, officer, employee, agent or trustee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “indemnitee”), or by reason of anything done or not done by him or her in any such capacity, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended, against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes, penalties and amounts paid in settlement by or on behalf of the indemnitee) actually and reasonably incurred by such indemnitee in connection therewith, all on the terms and conditions set forth in these Bylaws if such indemnitee acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any proceeding or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful. Notwithstanding the foregoing and except as otherwise required by law or provided in Section 6.3 with respect to suits to enforce rights under this Article VI, the Corporation shall indemnify any such indemnitee in connection with a proceeding, or part thereof, voluntarily initiated by such indemnitee (including claims and counterclaims, whether such counterclaims are asserted by: (i) such indemnitee; or (ii) the Corporation in a proceeding initiated by such indemnitee) only if such proceeding, or part thereof, was authorized or ratified in the specific case by the Board of Directors or the Board of Directors otherwise determines that indemnification or advancement of expenses is appropriate. Such determination shall be made, with respect to a person who is a director or officer of the Corporation at the time of such determination, (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (ii) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion or (iv) by the stockholders. Such determination shall be made, with respect to former directors and officers, by any person or persons having the authority to act on the matter on behalf of the Corporation. To the extent, however, that a present or former director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith, without the necessity of authorization in the specific case.

Section 6.2    Right to Advancement of Expenses.

(a)    In addition to the right to indemnification conferred in Section 6.1, an indemnitee shall, to the fullest extent permitted by law, also have the right to be paid by the Corporation the expenses (including attorneys’ fees) incurred in defending any proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that an advancement of expenses shall be made only upon delivery to the Corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision of a court of competent jurisdiction from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this Article VI or otherwise.

(b)    Notwithstanding the foregoing Section 6.2(a), the Corporation shall not make or continue to make advancements of expenses to an indemnitee (except by reason of the fact that the indemnitee is or was a director of the Corporation, in which event this Section 6.2(b) shall not apply) if a determination is reasonably made that the facts known at the time such determination is made demonstrate clearly and convincingly that the indemnitee acted in bad faith or in a manner that the indemnitee did not reasonably believe to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal proceeding, that the indemnitee had reasonable cause to believe his or her conduct was unlawful. Such determination shall be made: (i) by the Board of Directors by a majority vote of directors who are not parties to such proceeding, whether or not such majority constitutes a quorum; (ii) by a committee of such directors designated by a majority vote of such directors, whether or not such majority constitutes a quorum; or (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to the indemnitee.

Section 6.3    Right of Indemnitee to Bring Suit. If a request for indemnification under Section 6.1 is not paid in full by the Corporation within sixty (60) days, or if a request for an advancement of expenses under Section 6.2 is not paid in full by the Corporation within twenty (20) days, after a written request has been received by the Corporation, the indemnitee may at any time thereafter bring suit against the Corporation in a court of competent jurisdiction in the State of Delaware seeking an adjudication of entitlement to such indemnification or advancement of expenses. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit to the fullest extent permitted by law. In any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that the indemnitee has not met any applicable standard of conduct for indemnification set forth in the DGCL. Further, in any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that the indemnitee has not met any applicable standard of conduct for indemnification set forth in the DGCL. Neither the failure of the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under applicable law, this Article VI or otherwise shall be on the Corporation.

Section 6.4    Non-Exclusivity of Rights. The rights to indemnification and to the advancement of expenses conferred in this Article VI shall not be exclusive of any other right which any person may have or hereafter acquire under any law, agreement, vote of stockholders or disinterested directors, provisions of a certificate of incorporation or bylaws, or otherwise. A right to indemnification or to advancement of expenses arising under a provision of the Certificate of Incorporation or these Bylaws shall not be eliminated or impaired by an amendment to the Certificate of Incorporation or these Bylaws after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred. The provisions of this Article VI shall not be deemed to preclude the indemnification of any person who is not specified in Section 6.1 but whom the Corporation has the power or obligation to indemnify, under the provisions of the DGCL, or otherwise.

Section 6.5    Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

Section 6.6    Indemnification of Employees and Agents of the Corporation. The Corporation may, to the extent and in the manner permitted by law, and to the extent authorized from time to time, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation.

Section 6.7    Nature of Rights. The rights conferred upon indemnitees in this Article VI shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director or officer and shall inure to the benefit of the indemnitee’s heirs, executors and administrators. Any amendment, alteration or repeal of this Article VI that adversely affects any right of an indemnitee or its successors shall be prospective only and shall not limit or eliminate any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment, alteration or repeal.

Section 6.8    Settlement of Claims. Notwithstanding anything in this Article VI to the contrary, the Corporation shall not be liable to indemnify any indemnitee under this Article VI for any amounts paid in settlement of any proceeding effected without the Corporation’s written consent, which consent shall not be unreasonably withheld.

Section 6.9    Subrogation. In the event of payment under this Article VI, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of the indemnitee (excluding insurance obtained on the indemnitee’s own behalf), and the indemnitee shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Corporation effectively to bring suit to enforce such rights.

Section 6.10    Severability. If any provision or provisions of this Article VI shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law: (a) the validity, legality and enforceability of such provision in any other circumstance and of the remaining provisions of this Article VI (including, without limitation, all portions of any paragraph of this Article VI containing any such provision held to be invalid, illegal or unenforceable, that are not by themselves invalid, illegal or unenforceable) and the application of such provision to other persons or entities or circumstances shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Article VI (including, without limitation, all portions of any paragraph of this Article VI containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent of the parties that the Corporation provide protection to the indemnitee to the fullest extent set forth in this Article VI.

Section 6.11    Good Faith Defined. For purposes of any determination under Section 6.1, a person shall be deemed to have acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe such person’s conduct was unlawful, if such person’s action is based on the records or books of account of the Corporation or another enterprise, or on information supplied to such person by the officers of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise. The provisions of this Section 6.11 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Section 6.1.

Section 6.12    Indemnification by a Court. Notwithstanding any contrary determination in the specific case under Section 6.1, and notwithstanding the absence of any determination thereunder, any director or officer may apply to the Court of Chancery of the State of Delaware or any other court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible under Section 6.1. The basis of such indemnification by a court shall be a determination by such court that indemnification of the director or officer is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 6.1, as the case may be. Neither a contrary determination in the specific case under Section 6.1 nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the director or officer seeking indemnification has not met any applicable standard of conduct. Notice of any application for indemnification pursuant to this Section 6.12 shall be given to the Corporation promptly upon the filing of such application. If successful, in whole or in part, the director or officer seeking indemnification shall also be entitled to be paid the expense of prosecuting such application.

Section 6.13    Survival of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VI shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

ARTICLE VII CAPITAL STOCK

Section 7.1    Certificates of Stock. The shares of the Corporation shall be represented by certificates; provided, however, that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Every holder of stock represented by certificates shall be entitled to have a certificate signed by or in the name of the Corporation by any two (2) authorized officers of the Corporation, including, without limitation, the Chief Executive Officer, the President, the Chief Financial Officer, the Treasurer, the Secretary, or an Assistant Treasurer or Assistant Secretary, of the Corporation certifying the number of shares owned by such holder in the Corporation. Any or all such signatures may be facsimiles. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue. The Corporation shall not have power to issue a certificate in bearer form.

Section 7.2    Special Designation on Certificates. If the Corporation is authorized to issue more than one class of stock or more than one series of any class, then the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate that the Corporation shall issue to represent such class or series of stock; provided, however, that, except as otherwise provided in Section 202 of the DGCL, in lieu of the foregoing requirements there may be set forth on the face or back of the certificate that the Corporation shall issue to represent such class or series of stock a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Within a reasonable time after the issuance or transfer of uncertificated stock, the registered owner thereof shall be given a notice, in writing or by electronic transmission, containing the information required to be set forth or stated on certificates pursuant to this Section 7.2 or Sections 151, 156, 202(a) or 218(a) of the DGCL or with respect to this Section 7.2 and Section 151 of the DGCL a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Except as otherwise expressly provided by law, the rights and obligations of the holders of uncertificated stock and the rights and obligations of the holders of certificates representing stock of the same class and series shall be identical.

Section 7.3    Transfers of Stock. Subject to the restrictions on stock transfer in the Certificate of Incorporation, transfers of shares of stock of the Corporation shall be made only on the books of the Corporation upon authorization by the registered holder thereof or by such holder’s attorney thereunto authorized by a power of attorney duly executed and filed with the Secretary of the Corporation or a transfer agent for such stock, and if such shares are represented by a certificate, upon surrender of the certificate or certificates for such shares properly endorsed or accompanied by a duly executed stock transfer power and the payment of any taxes thereon; provided, however, that the Corporation shall be entitled to recognize and enforce or waive any lawful restriction on transfer. Every certificate exchanged, returned or surrendered to the Corporation shall be marked “Cancelled,” with the date of cancellation, by the Secretary or Assistant Secretary of the Corporation or the transfer agent thereof. No transfer of stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred.

Section 7.4    Lost Certificates. The Corporation may issue a new share certificate or uncertificated shares in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may, in its discretion and as a condition precedent to the issuance thereof, require the owner of the lost, stolen or destroyed certificate or the owner’s legal representative to give the Corporation a bond (or other adequate security) sufficient to indemnify it against any claim that may be made against it (including any expense or liability) on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares. The Board of Directors may adopt such other provisions and restrictions with reference to lost certificates, not inconsistent with applicable law, as it shall in its discretion deem appropriate.

Section 7.5    Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise required by law.

Section 7.6    Record Date for Determining Stockholders.

(a)    In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjourned meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall, unless otherwise required by law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjourned meeting; provided, however, that the Board of Directors may fix a new record date for the determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting.

(b)    In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty (60) days prior to such action. If no such record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

(c)    Unless otherwise restricted by the Certificate of Incorporation (including any Preferred Stock Designation), in order that the Corporation may determine the stockholders entitled to express consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action of the Board of Directors is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken was delivered to the Corporation in accordance with Section 2.11. If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, if prior action by the Board of Directors is required by law, shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

Section 7.7    Regulations. To the extent permitted by applicable law, the Board of Directors may make such additional rules and regulations as it may deem expedient concerning the issue, transfer and registration of shares of stock of the Corporation.

Section 7.8    Waiver of Notice. Whenever notice is required to be given under any provision of the DGCL or the Certificate of Incorporation or these Bylaws, a written waiver, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, the Board of Directors or a committee of the Board of Directors need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the Certificate of Incorporation or these Bylaws.

Section 7.9    Transfer and Registry Agents. The Corporation may from time to time maintain one or more transfer offices or agencies and registry offices or agencies at such place or places as may be determined from time to time by the Board of Directors.

ARTICLE VIII

GENERAL MATTERS

Section 8.1    Fiscal Year. The fiscal year of the Corporation shall begin on the first day of January of each year and end on the last day of December of the same year, or shall extend for such other 12 consecutive months as the Board of Directors may designate.

Section 8.2    Corporate Seal. The Board of Directors may provide a suitable seal, containing the name of the Corporation, which seal shall be in the charge of the Secretary of the Corporation. If and when so directed by the Board of Directors or a committee thereof, duplicates of the seal may be kept and used by the Treasurer or by an Assistant Secretary or Assistant Treasurer.

Section 8.3    Reliance Upon Books, Reports and Records. Each director and each member of any committee designated by the Board of Directors shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or committees of the Board of Directors so designated, or by any other person as to matters which such director or committee member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

Section 8.4    Subject to Law and Certificate of Incorporation. All powers, duties and responsibilities provided for in these Bylaws, whether or not explicitly so qualified, are qualified by the Certificate of Incorporation (including any Preferred Stock Designation) and applicable law.

Section 8.5    Electronic Signatures, etc. Except as otherwise required by the Certificate of Incorporation (including as otherwise required by any Preferred Stock Designation) or these Bylaws (including, without limitation, as otherwise required by Section 2.14), any document, including, without limitation, any consent, agreement, certificate or instrument, required by the DGCL, the Certificate of Incorporation (including any Preferred Stock Designation) or these Bylaws to be executed by any officer, director, stockholder, employee or agent of the Corporation may be executed using a facsimile or other form of electronic signature to the fullest extent permitted by applicable law. All other contracts, agreements, certificates or instruments to be executed on behalf of the Corporation may be executed using a facsimile or other form of electronic signature to the fullest extent permitted by applicable law. The terms “electronic mail,” “electronic mail address,” “electronic signature” and “electronic transmission” as used herein shall have the meanings ascribed thereto in the DGCL.

ARTICLE IX

AMENDMENTS

Section 9.1    Amendments. In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized to adopt, alter, amend or repeal these Bylaws; provided, however, that notice of such adoption, alteration, amendment or repeal of new Bylaws be contained in the notice of a meeting of the Board of Directors called for the purpose of acting upon any proposed adoption, alteration, amendment or repeal of new Bylaws. All such adoptions, alterations, amendments or repeals of new Bylaws must be approved by a majority of the entire Board of Directors then in office. Except as otherwise provided in the Certificate of Incorporation (including the terms of any Preferred Stock Designation that provides for a greater or lesser vote) or these Bylaws, and in addition to any other vote required by law, the affirmative vote of at least 66 2⁄3% of the voting power of the stock outstanding and entitled to vote thereon, voting together as a single class, shall be required for the stockholders to adopt, alter, amend or repeal any provision inconsistent with any provision of these Bylaws.

The foregoing Bylaws were adopted by the Board of Directors on                     ,         .

Annex E

AMENDED & RESTATED FORWARD PURCHASE AGREEMENT

This Amended & Restated Forward Purchase Agreement (this “Agreement”) is entered into as of June 24, 2020, between Crescent Acquisition Corp, a Delaware corporation (the “Company”), and Crescent Capital Group LP, a Delaware limited partnership (the “Purchaser”).

Recitals

WHEREAS, the Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (a “Business Combination”);

WHEREAS, on June 24, 2020, the Company entered into that certain Agreement and Plan of Merger (the “Merger Agreement”), by and among the Company, Function Acquisition I Corp, a Delaware corporation and a direct, wholly owned subsidiary of the Company, Function Acquisition II LLC, a Delaware limited liability company and a direct, wholly owned subsidiary of the Company, F45 Training Holdings Inc, a Delaware corporation (“F45”), and Shareholder Representative Services LLC, a Colorado limited liability company, solely in its capacity as representative, agent and attorney-in-fact of the Company Stockholders (as defined in the Merger Agreement) thereunder, which provides for, among other things, a Business Combination involving the Company and F45;

WHEREAS, the Company, pursuant to a prospectus dated March 17, 2019, sold in its initial public offering (“IPO”) 25,000,000 units (the “Public Units”), at a price of $10.00 per Public Unit, each Public Unit comprised of one share of the Company’s Class A common stock, par value $0.0001 per share (the “Class A Shares,” and the Class A Shares included in the Public Units, the “Public Shares”), and one-half of one redeemable warrant, where each whole redeemable warrant is exercisable to purchase one Class A Share at an exercise price of $11.50 per share (the “Warrants,” and the Warrants included in the Public Units, the “Public Warrants”);

WHEREAS, in connection with the IPO, the Company’s sponsor, CFI Sponsor LLC, purchased an aggregate of 7,000,000 warrants at a price of $1.00 per warrant in a private placement that closed simultaneously with the closing of the IPO (such warrants, the “Private Placement Warrants”);

WHEREAS, the parties entered into that certain Forward Purchase Agreement, dated February 26, 2019 (the “Original FPA”), pursuant to which immediately prior to the closing of the Company’s initial Business Combination (the “Business Combination Closing”), the Company shall issue and sell to the Purchaser, and the Purchaser shall purchase from the Company, on a private placement basis, the number of Forward Purchase Shares (as defined below) determined pursuant to Section 1(b)(ii) hereof and the number of Forward Purchase Warrants (as defined below) determined pursuant to Section 1(b)(ii) hereof, on the terms and conditions set forth herein; and

WHEREAS, the parties hereto wish to amend and restate the Original FPA in its entirety as provided herein.

NOW, THEREFORE, in consideration of the premises, representations, warranties and the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

Agreement

1.    Sale and Purchase.

(a)    Forward Purchase Securities.

(i)    The Company shall issue and sell to the Purchaser, and the Purchaser shall purchase from the Company, 5,000,000 Class A Shares (the “Forward Purchase Shares”), plus 1,666,6662/3 warrants (the “Forward Purchase Warrants” and, together with the Forward Purchase Shares, the “Forward Purchase Securities”), in each case determined as set forth in clause 1(a)(ii), for an aggregate purchase price of $10.00 per unit (the “Forward Purchase Price”) of one Forward Purchase Share and one-third of one Forward Purchase Warrant (each, a “Forward Purchase Unit”), or $50,000,000 in the aggregate

Notwithstanding anything to the contrary contained herein, to the extent the Company obtains alternative financing to fund the Business Combination in substitution or replacement of the commitment(s) to purchase Forward Purchase Units hereunder (“Alternative Financing”), the aggregate commitments hereunder shall be reduced by the amount of the Alternative Financing.

(ii)    The Forward Purchase Units to be issued and sold by the Company and purchased by the Purchaser hereunder will, if the conditions set forth herein are satisfied, result in gross proceeds to the Company in an aggregate amount equal to the amount of funds necessary for the Company to consummate the initial Business Combination and pay related fees and expenses, less amounts available to the Company from the Trust Account (after payment of the deferred underwriting discount and after giving effect to any redemptions of Public Shares), plus any additional amounts that may be retained by the post-Business Combination company for working capital or other purposes.

(iii)    Each Forward Purchase Warrant will have the same terms as each Private Placement Warrant, and will be subject to the terms and conditions of the Warrant Agreement entered into between the Company and Continental Stock Transfer & Trust Company, as Warrant Agent, in connection with the IPO on March 7, 2019 (the “Warrant Agreement”). Each Forward Purchase Warrant will entitle the holder thereof to purchase one Class A Share at a price of $11.50 per share, subject to adjustment as described in the Warrant Agreement, and only whole Forward Purchase Warrants will be exercisable. The Forward Purchase Warrants will become exercisable 30 days after the Business Combination Closing, and will expire five years after the Business Combination Closing or earlier upon the liquidation of the Company, as described in the Warrant Agreement. The Forward Purchase Warrants will be non-redeemable and exercisable on a cashless basis so long as they are held by the Purchaser or its Transferees (as defined below). If the Forward Purchase Warrants are held by Persons (as defined below) other than the Purchaser or its Transferees, the Forward Purchase Warrants will have the same terms as the Public Warrants, as set forth in the Warrant Agreement. Each Forward Purchase Share will have the same terms as each Public Share, except as provided herein.

(iv)    The Company shall require the Purchaser to purchase the Forward Purchase Securities by delivering notice to the Purchaser, at least five (5) Business Days before the Business Combination Closing, specifying the number of Forward Purchase Shares and Forward Purchase Warrants the Purchaser is required to purchase, the date of the Business Combination Closing, the aggregate Forward Purchase Price and instructions for wiring the Forward Purchase Price. The closing of the sale of Forward Purchase Securities (the “Forward Closing”) shall be held on the same date and immediately prior to the Business Combination Closing (such date being referred to as the “Forward Closing Date”). At least one (1) Business Day prior to the Forward Closing Date, the Purchaser shall deliver to the Company, to be held in escrow until the Forward Closing, the Forward Purchase Price for the Forward Purchase Securities by wire transfer of U.S. dollars in immediately available funds to the account specified by the Company in such notice. Immediately prior to the Forward Closing on the Forward Closing Date, (A) the Forward Purchase Price shall be released from escrow automatically and without further action by the Company or the Purchaser, and (B) upon such release, the Company shall issue the Forward Purchase Securities to the Purchaser in book-entry form, free and clear of any liens or other restrictions whatsoever (other than those arising under state or federal securities laws, this Agreement, the A&R Registration Rights Agreement or the Stockholders Agreement (as defined in the Merger Agreement) (if applicable)), registered in the name of the Purchaser (or its nominee in accordance with its delivery instructions), or to a custodian designated by the Purchaser, as applicable. In the event the Business Combination Closing does not occur on the date scheduled for closing, the Forward Closing shall not occur and the Company shall promptly (but not later than one (1) Business Day thereafter) return the Forward Purchase Price to the Purchaser. For purposes of this Agreement, “Business Day” means any day, other than a Saturday or a Sunday, that is neither a legal holiday nor a day on which banking institutions are generally authorized or required by law or regulation to close in the City of New York, New York.

(b)    Legends. Each book entry for the Forward Purchase Securities shall contain a notation, and each certificate (if any) evidencing the Forward Purchase Securities shall be stamped or otherwise imprinted with a legend, in substantially the following form:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE TRANSFERRED IN VIOLATION OF SUCH ACT AND LAWS. THE SALE, PLEDGE, HYPOTHECATION, OR TRANSFER OF THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN FORWARD PURCHASE AGREEMENT BY AND AMONG THE HOLDER AND THE COMPANY. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.”

2.    Representations and Warranties of the Purchaser. The Purchaser represents and warrants to the Company as follows, as of the date hereof and as of the Forward Closing Date:

(a)    Organization and Power. The Purchaser is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its formation and has all requisite power and authority to carry on its business as presently conducted and as proposed to be conducted.

(b)    Authorization. The Purchaser has full power and authority to enter into this Agreement. To the extent applicable, this Agreement has been approved by the applicable governing entity of the Purchaser and the Business Combination contemplated by the Merger Agreement is contemplated with a company engaged in a business that is within the investment objectives, guidelines and restrictions of the Purchaser and not in violation of any conflict of interest provisions applicable to the Purchaser. This Agreement, when executed and delivered by the Purchaser, will constitute the valid and legally binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and any other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, or (iii) to the extent the indemnification provisions contained in the Registration Rights (as defined below) may be limited by applicable federal or state securities laws.

(c)    Governmental Consents and Filings. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Purchaser in connection with the consummation of the transactions contemplated by this Agreement.

(d)    Compliance with Other Instruments. The execution, delivery and performance by the Purchaser of this Agreement and the consummation by the Purchaser of the transactions contemplated by this Agreement will not result in any violation or default (i) of any provisions of its organizational documents, (ii) of any instrument, judgment, order, writ or decree to which it is a party or by which it is bound, (iii) under any note, indenture or mortgage to which it is a party or by which it is bound, (iv) under any lease, agreement, contract or purchase order to which it is a party or by which it is bound or (v) of any provision of federal or state statute, rule or regulation applicable to the Purchaser, in each case (other than clause (i)), which would have a material adverse effect on the Purchaser or its ability to consummate the transactions contemplated by this Agreement.

(e)    Purchase Entirely for Own Account. This Agreement is made with the Purchaser in reliance upon the Purchaser’s representation to the Company, which by the Purchaser’s execution of this Agreement, the Purchaser hereby confirms, that the Forward Purchase Securities to be acquired by the Purchaser will be acquired for investment for the Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of any state or federal securities laws, and that the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of law. By executing this Agreement, the Purchaser further represents that the Purchaser does not presently have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to any of the Forward Purchase Securities. For purposes of this Agreement, “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity or any government or any department or agency thereof.

(f)    Disclosure of Information. The Purchaser has had an opportunity to discuss the Company’s business, management, financial affairs and the terms and conditions of the offering of the Forward Purchase Securities, as well as the terms of the Company’s proposed Business Combination, with the Company’s management.

(g)    Restricted Securities. The Purchaser understands that the offer and sale of the Forward Purchase Securities to the Purchaser has not been, and will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”), by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser’s representations as expressed herein. The Purchaser understands that the Forward Purchase Securities are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Purchaser must hold the Forward Purchase Securities indefinitely unless they are registered with the SEC and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Purchaser acknowledges that the Company has no obligation to register or qualify the Forward Purchase Securities, or any Class A Shares for which they may be exercised, for resale, except as provided in the A&R Registration Rights Agreement (as defined in the Merger Agreement) to be entered into concurrently with the consummation of the Business Combination (the “Registration Rights”). The Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Forward Purchase Securities, and on requirements relating to the Company which are outside of the Purchaser’s control, and which the Company is under no obligation and may not be able to satisfy.

(h)    High Degree of Risk. The Purchaser understands that its agreement to purchase the Forward Purchase Securities involves a high degree of risk which could cause the Purchaser to lose all or part of its investment.

(i)    Accredited Investor. The Purchaser is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

(j)    No General Solicitation. Neither the Purchaser, nor any of its officers, directors, employees, agents, stockholders or partners has either directly or indirectly, including, through a broker or finder (i) engaged in any general solicitation, or (ii) published any advertisement in connection with the offer and sale of the Forward Purchase Securities.

(k)    Residence. The Purchaser’s principal place of business is the office or offices located at the address of the Purchaser set forth on the signature page hereof.

(l)    Adequacy of Financing. At the time of the Forward Closing, the Purchaser will have available to it sufficient funds to satisfy its obligations under this Agreement.

(m)    OFAC/Patriot Act. The Purchaser is not (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) or in any Executive Order issued by the President of the United States and administered by OFAC (“OFAC List”), or a person or entity prohibited by any OFAC sanctions program, (ii) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, or (iii) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank. The Purchaser agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law, provided that the Purchaser is permitted to do so under applicable law. If the Purchaser is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.), as amended by the USA PATRIOT Act of 2001 (the “PATRIOT Act”), and its implementing regulations (collectively, the “BSA/PATRIOT Act”), the Purchaser maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. To the extent required by law, it maintains policies and procedures reasonably designed for the screening of its investors against the OFAC sanctions programs, including the OFAC List. To the extent required by law, it maintains policies and procedures reasonably designed to ensure that the funds held by the Purchaser and used to purchase the Forward Purchase Securities were legally derived.

(n)    No Other Representations and Warranties; Non-Reliance. Except for the specific representations and warranties contained in this Section 2 and in any certificate or agreement delivered pursuant hereto, none of the Purchaser nor any person acting on behalf of the Purchaser nor any of the Purchaser’s affiliates (the “Purchaser Parties”) has made, makes or shall be deemed to make any other express or implied representation or warranty with respect to the Purchaser and this offering, and the Purchaser Parties disclaim any such representation or warranty. Except for the specific representations and warranties expressly made by the Company in Section 3 of this Agreement and in any certificate or agreement delivered pursuant hereto, the Purchaser Parties specifically disclaim that they are relying upon any other representations or warranties that may have been made by the Company, any person on behalf of the Company or any of the Company’s affiliates (collectively, the “Company Parties”).

3.    Representations and Warranties of the Company. The Company represents and warrants to the Purchaser as follows on the date hereof and as of the Forward Closing Date:

(a)    Organization and Corporate Power. The Company is a corporation duly incorporated and validly existing and in good standing as a corporation under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as presently conducted and as proposed to be conducted. The Company has no subsidiaries.

(b)    Capitalization. On the date hereof, the authorized share capital of the Company consists of:

(i)    500,000,000 Class A Shares, 25,000,000 of which are issued and outstanding.

(ii)    25,000,000 Class F common stock, par value $0.0001 per share (the “Class F Shares”), 6,250,000 of which are issued and outstanding as of the date hereof. All of the outstanding Class F Shares have been duly authorized, are fully paid and non-assessable and were issued in compliance with all applicable federal and state securities laws.

(iii)    5,000,000 preferred shares, none of which are issued and outstanding.

(c)    Authorization. All corporate action required to be taken by the Company’s Board of Directors and stockholders in order to authorize the Company to enter into this Agreement, and to issue the Forward Purchase Securities at the Forward Closing, and the securities issuable upon exercise of the Forward

Purchase Warrants, has been taken or will be taken prior to the Forward Closing. All action on the part of the stockholders, directors and officers of the Company necessary for the execution and delivery of this Agreement, the performance of all obligations of the Company under this Agreement to be performed as of the Forward Closing, and the issuance and delivery of the Forward Purchase Securities and the securities issuable upon exercise of the Forward Purchase Warrants has been taken or will be taken prior to the Forward Closing. This Agreement, when executed and delivered by the Company, shall constitute the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, or (iii) to the extent the indemnification provisions contained in the Registration Rights may be limited by applicable federal or state securities laws.

(d)    Valid Issuance of Securities. The Forward Purchase Securities, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement, and the securities issuable upon exercise of the Forward Purchase Warrants, when issued in accordance with the terms of the Forward Purchase Warrants and this Agreement, will be validly issued, fully paid and non-assessable, as applicable, and free of all preemptive or similar rights, taxes, liens, encumbrances and charges with respect to the issue thereof and restrictions on transfer other than restrictions on transfer specified under this Agreement, the A&R Registration Rights Agreement, the Stockholders Agreement (if applicable), applicable state and federal securities laws and liens or encumbrances created by or imposed by the Purchaser. Assuming the accuracy of the representations of the Purchaser in this Agreement and subject to the filings described in Section 3(e) below, the Forward Purchase Securities will be issued in compliance with all applicable federal and state securities laws.

(e)    Governmental Consents and Filings. Assuming the accuracy of the representations made by the Purchaser in this Agreement, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Company in connection with the consummation of the transactions contemplated by this Agreement, except for filings pursuant to applicable state securities laws, if any, and pursuant to the Registration Rights.

(f)    Compliance with Other Instruments. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in any violation or default (i) of any provisions of the Company’s certificate of incorporation, as it may be amended from time to time (the “Charter”), bylaws or other governing documents of the Company, (ii) of any instrument, judgment, order, writ or decree to which the Company is a party or by which it is bound, (iii) under any note, indenture or mortgage to which the Company is a party or by which it is bound, (iv) under any lease, agreement, contract or purchase order to which the Company is a party or by which it is bound or (v) of any provision of federal or state statute, rule or regulation applicable to the Company, in each case (other than clause (i)) which would have a material adverse effect on the Company or its ability to consummate the transactions contemplated by this Agreement.

(g)    No General Solicitation. Neither the Company, nor any of its officers, directors, employees, agents or stockholders has either directly or indirectly, including, through a broker or finder (i) engaged in any general solicitation, or (ii) published any advertisement in connection with the offer and sale of the Forward Purchase Securities.

(h)    No Other Representations and Warranties; Non-Reliance. Except for the specific representations and warranties contained in this Section 3 and in any certificate or agreement delivered pursuant hereto, none of the Company Parties has made, makes or shall be deemed to make any other express or implied representation or warranty with respect to the Company, this offering, the IPO or a potential Business Combination, and the Company Parties disclaim any such representation or warranty. Except for the specific representations and warranties expressly made by the Purchaser in Section 2 of this Agreement and in any certificate or agreement delivered pursuant hereto, the Company Parties specifically disclaim that they are relying upon any other representations or warranties that may have been made by the Purchaser Parties.

4.    Registration Rights/Stockholders Agreement; Transfer

(a)    Registration Rights/Stockholders Agreement. Purchaser shall, on or prior to the Forward Closing: (i) execute and deliver to the Company a counterpart to the A&R Registration Rights Agreement and (ii) if, after giving effect to the Business Combination Closing, Purchaser will beneficially own 7.5% or more of the outstanding Class A Shares, Purchaser shall execute and deliver to the Company a counterpart of the Stockholders Agreement.

(b)    Transfer. This Agreement and all of the Purchaser’s rights and obligations hereunder (including the Purchaser’s obligation to purchase the Forward Purchase Securities) may be transferred or assigned, at any time and from time to time, in whole or in part, to one or more third parties (each such transferee, a “Transferee”); provided that:

(i)    the applicable Transferee shall execute and deliver to the Company a signature page to this Agreement, substantially in the form of Exhibit A hereto (the “Transferee Joinder”), which shall reflect the number of Forward Purchase Shares and Forward Purchase Warrants to be purchased by such Transferee (the “Transferee Securities”), and, upon such execution, such Transferee shall have all the same rights and obligations of the Purchaser hereunder with respect to the Transferee Securities, and references herein to the “Purchaser” shall be deemed to refer to and include any such Transferee with respect to such Transferee and to its Transferee Securities; provided, that any representations, warranties, covenants and agreements of the Purchaser and any such Transferee shall be several and not joint and shall be made as to the Purchaser or any such Transferee, as applicable, as to itself only; and

(ii)    upon a Transferee’s execution and delivery of a Transferee Joinder, the number of Forward Purchase Shares and Forward Purchase Warrants to be purchased by the Purchaser hereunder shall be reduced by the total number of Forward Purchase Shares and Forward Purchase Warrants to be purchased by the applicable Transferee pursuant to the applicable Transferee Joinder, which reduction shall be evidenced by the Purchaser, the Transferee and the Company, as applicable, amending Exhibit B to this Agreement to reflect each transfer and updating the “Number of Forward Purchase Shares”, “Number of Forward Purchase Warrants”, and “Aggregate Purchase Price for Forward Purchase Securities” on the Purchaser’s signature page hereto to reflect such reduced number of Forward Purchase Securities; provided, that the Purchaser shall not be released from its obligation to purchase such Transferee Securities hereunder unless and until the Transferee satisfies it obligation in full to purchase the number of Forward Purchase Shares and Forward Purchase Warrants set forth in the Transferee Joinder and on the terms and conditions set forth in this Agreement; provided, further, that the Company’s and F45’s sole recourse under this Section 4(b)(ii) shall be against Purchaser. For the avoidance of doubt, this Agreement need not be amended and restated in its entirety, but only Exhibit B and the Purchaser’s signature page hereto need be so amended and updated and executed by each of the Purchaser, the Transferee and the Company upon the occurrence of any such transfer of Transferee Securities.

5.    Additional Agreements and Acknowledgements of the Purchaser.

(a)    Forward Purchase Share Lock-up; Transfer Restrictions. The Purchaser agrees that it shall not Transfer (as defined below) any Forward Purchase Shares until the earlier of (i) one year after the Business Combination Closing or (ii) the date following the Business Combination Closing on which the Company completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of the Company’s stockholders having the right to exchange their common stock for cash, securities or other property. Notwithstanding the foregoing, if, subsequent to the initial Business Combination, the last sale price of the Class A Shares equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Business Combination Closing, the

Forward Purchase Shares shall be released from the lockup referenced herein. Notwithstanding the first sentence of this Section 5(a), Transfers of the Forward Purchase Shares are permitted (any such transferees, the “Permitted Transferees”) (A) to the Company’s officers or directors, any affiliates or family members of any of the Company’s officers or directors, any members of the Purchaser, or any affiliates of the Purchaser; (B) in the case of an individual, by gift to a member of the individual’s immediate family, to a trust, the beneficiary of which is a member of individual’s immediate family or an affiliate of such person, or to a charitable organization; (C) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; (D) in the case of an individual, pursuant to a qualified domestic relations order; (E) by private sales or transfers made in connection with the consummation of a Business Combination at prices no greater than the price at which the securities were originally purchased; (F) in the event of the Company’s liquidation prior to the completion of a Business Combination; (G) in the event of the Company’s liquidation, merger, capital stock exchange, reorganization or other similar transaction which results in all of the Company’s stockholders having the right to exchange their Class A Shares for cash, securities or other property subsequent to the completion of a Business Combination; (H) as a distribution to limited partners, members or stockholders of the Purchaser; (I) to the Purchaser’s affiliates, to any investment fund or other entity controlled or managed by the Purchaser or any of its affiliates, or to any investment manager or investment advisor of the Purchaser or an affiliate of any such investment manager or investment advisor; (J) to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (A) through (I) above; (K) to the Purchaser or any Transferee hereunder; (L) by virtue of the laws of the Purchaser’s jurisdiction of formation or its organizational documents upon dissolution of the Purchaser; and (M) pursuant to an order of a court or regulatory agency; provided, however, that in the case of clauses (A) through (E) and (H) through (L), these Permitted Transferees must enter into a written agreement agreeing to be bound by these transfer restrictions. For purposes of this Section, “Transfer” shall mean the (x) sale or assignment of, offer to sell, contract or agreement to sell, hypothecation, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position (within the meaning of Section 16 of the Exchange Act, and the rules and regulations of the SEC promulgated thereunder) with respect to, any of the Forward Purchase Securities (excluding any pledges in the ordinary course of business for bona fide financing purposes or as part of prime brokerage arrangements), (y) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of the Forward Purchase Securities, whether any such transaction is to be settled by delivery of such Forward Purchase Securities, in cash or otherwise, or (z) public announcement of any intention to effect any transaction specified in clause (x) or (y).

(b)    Warrant Lock-up; Transfer Restrictions. The Purchaser agrees that it shall not Transfer any Forward Purchase Warrants (or Class A Shares issued or issuable upon the exercise of any such warrants) until 30 days after the completion of the initial Business Combination, except that Transfers of the Forward Purchase Warrants are permitted to any Permitted Transferee.

(c)    Trust Account.

(i)    The Purchaser hereby acknowledges that it is aware that the Company has established a trust account for the benefit of the holders of the Public Shares (the “Trust Account”), in an amount equal to the gross proceeds from the IPO for the benefit of its public stockholders. The Purchaser, for itself and its affiliates, hereby agrees that it has no right, title, interest or claim of any kind in or to any monies held in the Trust Account, or any other asset of the Company as a result of any liquidation of the Company, except for redemption and liquidation rights, if any, the Purchaser may have in respect of any Public Shares held by it.

(ii)    The Purchaser hereby agrees that it shall have no right of set-off or any right, title, interest or claim of any kind (“Claim”) to, or to any monies in, the Trust Account, and hereby irrevocably waives any Claim to, or to any monies in, the Trust Account that it may have now or in the future, except for redemption and liquidation rights, if any, the Purchaser may have in respect of any Public Shares held by it. In the event the Purchaser has any Claim against the Company under this Agreement, the Purchaser shall pursue such Claim solely against the Company and its assets outside the Trust Account and not against the property or any monies in the Trust Account, except for redemption and liquidation rights, if any, the Purchaser may have in respect of any Public Shares held by it.

(d)    Redemption and Liquidation. The Purchaser hereby waives, with respect to any Forward Purchase Shares held by it, any redemption rights it may have in connection with (i) the consummation of the initial Business Combination, including, without limitation, any such rights available in the context of a stockholder vote to approve such Business Combination and (ii) any stockholder vote to approve an amendment to the Charter to modify the substance or timing of the Company’s obligation to redeem 100% of the Class A Shares sold in the IPO if the Company has not consummated an initial Business Combination within 24 months from the closing of the IPO or in the context of a tender offer made by the Company to purchase Class A Shares, it being understood that the Purchaser shall be entitled to redemption and liquidation rights with respect to any Public Shares held by it.

(e)    Voting. The Purchaser hereby agrees that if the Company seeks stockholder approval of a proposed initial Business Combination, then in connection with such proposed Business Combination, the Purchaser shall vote any Class F Shares and Class A Shares owned by it in favor of any proposed Business Combination and all other proposals contemplated in the Merger Agreement.

(f)    No Short Sales. The Purchaser hereby agrees that neither it, nor any person or entity acting on its behalf or pursuant to any understanding with it, will engage in any Short Sales with respect to securities of the Company prior to the Business Combination Closing. For purposes of this Section, “Short Sales” shall include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, and all types of direct and indirect stock pledges (other than pledges in the ordinary course of business as part of prime brokerage arrangements), forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker dealers or foreign regulated brokers.

6.    Listing. The Company will use commercially reasonable efforts to effect and maintain the listing of the Class A Shares and Public Warrants on The Nasdaq Capital Market (or another national securities exchange).

7.    Forward Closing Conditions.

(a)    The obligation of the Purchaser to purchase the Forward Purchase Securities at the Forward Closing under this Agreement shall be subject to the fulfillment, at or prior to the Forward Closing of each of the following conditions, any of which, to the extent permitted by applicable laws, may be waived by the Purchaser:

(i)    The initial Business Combination shall be approved by a unanimous vote of the Company’s Board of Directors;

(ii)    The initial Business Combination shall be consummated substantially concurrently with the purchase of the Forward Purchase Securities;

(iii)    The Company shall have delivered to the Purchaser a certificate evidencing the Company’s good standing as a Delaware corporation;

(iv)    The representations and warranties of the Company set forth in Section 3 of this Agreement shall have been true and correct as of the date hereof and shall be true and correct as of the Forward Closing Date, as applicable, with the same effect as though such representations and warranties had been made on and as of such date (other than any such representation or warranty that is made by its terms as of a specified date, which shall be true and correct as of such specified date), except where the failure to be so true and correct would not have a material adverse effect on the Company or its ability to consummate the transactions contemplated by this Agreement;

(v)    The Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Forward Closing; and

(vi)    No order, writ, judgment, injunction, decree, determination, or award shall have been entered by or with any governmental, regulatory, or administrative authority or any court, tribunal, or judicial, or arbitral body, and no other legal restraint or prohibition shall be in effect, preventing the purchase by the Purchaser of the Forward Purchase Securities.

(b)    The obligation of the Company to sell the Forward Purchase Securities at the Forward Closing under this Agreement shall be subject to the fulfillment, at or prior to the Forward Closing of each of the following conditions, any of which, to the extent permitted by applicable laws, may be waived by the Company:

(i)    The initial Business Combination shall be consummated substantially concurrently with the purchase of the Forward Purchase Securities;

(ii)    The representations and warranties of the Purchaser set forth in Section 2 of this Agreement shall have been true and correct as of the date hereof and shall be true and correct as of the Forward Closing Date, as applicable, with the same effect as though such representations and warranties had been made on and as of such date (other than any such representation or warranty that is made by its terms as of a specified date, which shall be true and correct as of such specified date), except where the failure to be so true and correct would not have a material adverse effect on the Purchaser or its ability to consummate the transactions contemplated by this Agreement;

(iii)    The Purchaser shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Purchaser at or prior to the Forward Closing;

(iv)    No order, writ, judgment, injunction, decree, determination, or award shall have been entered by or with any governmental, regulatory, or administrative authority or any court, tribunal, or judicial, or arbitral body, and no other legal restraint or prohibition shall be in effect, preventing the purchase by the Purchaser of the Forward Purchase Securities; and

(v)    Purchaser shall have executed and delivered to the Company a counterpart to (A) the A&R Registration Rights Agreement and (B) if applicable to Purchaser, the Stockholders Agreement.

8.    Termination. This Agreement may be terminated at any time prior to the Forward Closing:

(a)    by mutual written consent of the Company and the Purchaser;

(b)    automatically

(i)    if the Merger Agreement is validly terminated in accordance with its terms; or

(ii)    if the Company becomes subject to any voluntary or involuntary petition under the United States federal bankruptcy laws or any state insolvency law, in each case which is not withdrawn within sixty (60) days after being filed, or a receiver, fiscal agent or similar officer is appointed by a court for business or property of the Company, in each case which is not removed, withdrawn or terminated within sixty (60) days after such appointment.

In the event of any termination of this Agreement pursuant to this Section 8, the Forward Purchase Price (and interest thereon, if any), if previously paid, and all Purchaser’s funds paid in connection herewith shall be promptly returned to the Purchaser, and thereafter this Agreement shall forthwith become null and void and have no effect, without any liability on the part of the Purchaser or the Company and their respective directors, officers, employees, partners, managers, members, or stockholders and all rights and obligations of each party shall cease; provided, however, that nothing contained in this Section 8 shall relieve either party from liabilities or damages arising out of any fraud or willful breach by such party of any of its representations, warranties, covenants or agreements contained in this Agreement.

9.    General Provisions.

(a)    Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt, or (i) personal delivery to the party to be notified, (ii) when sent, if sent by electronic mail or facsimile (if any) during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next Business Day, (iii) five (5) Business Days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) Business Day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next Business Day delivery, with written verification of receipt. All communications sent to the Company shall be sent to: 11100 Santa Monica Boulevard, Suite 2000, Los Angeles, California 90025, Attention: General Counsel.

All communications to the Purchaser shall be sent to the Purchaser’s address as set forth on the signature page hereof, or to such e-mail address, facsimile number (if any) or address as subsequently modified by written notice given in accordance with this Section 9(a).

(b)    No Finder’s Fees. Each party represents that it neither is nor will be obligated for any finder’s fee or commission in connection with this transaction. The Purchaser agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Purchaser or any of its officers, employees or representatives is responsible. The Company agrees to indemnify and hold harmless the Purchaser from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

(c)    Survival of Representations and Warranties. All of the representations and warranties contained herein shall survive the Forward Closing.

(d)    Entire Agreement. This Agreement, together with any documents, instruments and writings that are delivered pursuant hereto or referenced herein, constitute the entire agreement and understanding of the parties hereto in respect of its subject matter and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby.

(e)    Successors. All of the terms, agreements, covenants, representations, warranties, and conditions of this Agreement are binding upon, and inure to the benefit of and are enforceable by, the parties hereto and their respective successors. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. Notwithstanding the foregoing, F45 shall be a third party beneficiary of this Agreement.

(f)    Assignments. Except as otherwise specifically provided herein, no party hereto may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party.

(g)    Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.

(h)    Headings. The section headings contained in this Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement.

(i)    Governing Law. This Agreement, the entire relationship of the parties hereto, and any litigation between the parties (whether grounded in contract, tort, statute, law or equity) shall be governed by, construed in accordance with, and interpreted pursuant to the laws of the State of New York.

(j)    Jurisdiction. The parties (i) hereby irrevocably and unconditionally submit to the jurisdiction of the state courts of New York and to the jurisdiction of the United States District Court for the Southern District of New York for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (ii) agree not to commence any suit, action or other proceeding arising out of or based upon this

Agreement except in state courts of New York or the United States District Court for the Southern District of New York, and (iii) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

(k)    Waiver of Jury Trial. The parties hereto hereby waive any right to a jury trial in connection with any litigation pursuant to this Agreement and the transactions contemplated hereby.

(l)    Amendments. This Agreement may not be amended, modified or waived as to any particular provision, except with the prior written consent of the Company and the Purchaser.

(m)    Severability. The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof; provided that if any provision of this Agreement, as applied to any party hereto or to any circumstance, is adjudged by a governmental authority, arbitrator, or mediator not to be enforceable in accordance with its terms, the parties hereto agree that the governmental authority, arbitrator, or mediator making such determination will have the power to modify the provision in a manner consistent with its objectives such that it is enforceable, and/or to delete specific words or phrases, and in its reduced form, such provision will then be enforceable and will be enforced.

(n)    Expenses. Each of the Company and the Purchaser will bear its own costs and expenses incurred in connection with the preparation, execution and performance of this Agreement and the consummation of the transactions contemplated hereby, including all fees and expenses of agents, representatives, financial advisors, legal counsel and accountants. The Company shall be responsible for the fees of its transfer agent; stamp taxes and all The Depository Trust Company fees associated with the issuance of the Forward Purchase Securities and the securities issuable upon exercise of the Forward Purchase Warrants.

(o)    Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties hereto and no presumption or burden of proof will arise favoring or disfavoring any party hereto because of the authorship of any provision of this Agreement. Any reference to any federal, state, local, or foreign law will be deemed also to refer to law as amended and all rules and regulations promulgated thereunder, unless the context requires otherwise. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The parties hereto intend that each representation, warranty, and covenant contained herein will have independent significance. If any party hereto has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such party hereto has not breached will not detract from or mitigate the fact that such party hereto is in breach of the first representation, warranty, or covenant.

(p)    Waiver. No waiver by any party hereto of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, may be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising because of any prior or subsequent occurrence.

(q)    Specific Performance. The Purchaser agrees that irreparable damage may occur in the event any provision of this Agreement was not performed by the Purchaser in accordance with the terms hereof and that the Company shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned have executed this Agreement to be effective as of the date first set forth above.

PURCHASER: CRESCENT CAPITAL GROUP LP

By:	/s/ Mark Attanasio
Name:	Mark Attanasio
Title:	Managing Partner

PURCHASER: CRESCENT CAPITAL GROUP LP

By:	/s/ Jean-Marc Chapus
Name:	Jean-Marc Chapus
Title:	Managing Partner

COMPANY: CRESCENT ACQUISITION CORP

By:	/s/ Christopher G. Wright
Name:	Christopher G. Wright
Title:	President

[Signature Page to Amended & Restated Forward Purchase Agreement]

EXHIBIT A

FORM OF TRANSFEREE JOINDER

Number of Forward Purchase Shares:

Number of Forward Purchase Warrants:

Aggregate Purchase Price for Forward Purchase Securities:	$

TO BE EXECUTED UPON ANY ASSIGNMENT IN ACCORDANCE WITH THIS AGREEMENT TO “NUMBER OF FORWARD PURCHASE SHARES,” “NUMBER OF FORWARD PURCHASE WARRANTS” AND “AGGREGATE PURCHASE PRICE FOR FORWARD PURCHASE SECURITIES” SET FORTH ABOVE:

Number of Forward Purchase Shares, Number of Forward Purchase Warrants and Aggregate Purchase Price for Forward Purchase Securities as of                 , 20[        ], accepted and agreed to as of this                  day of , 20[        ].

TRANSFEREE: [ ]

By:
Name:
Title:

COMPANY: CRESCENT ACQUISITION CORP

By:

Name:
Title:

EXHIBIT B

SCHEDULE OF TRANSFERS OF FORWARD PURCHASE SECURITIES

The following transfers of a portion of the number of Forward Purchase Shares and Forward Purchase Warrants has been made:

Date of Transfer	Transferee	Number of Forward Purchase Shares to be Transferred	Number of Forward Purchase Warrants to be Transferred	Purchaser Revised Forward Purchase Share Amount	Purchaser Revised Forward Purchase Warrant Amount

TO BE EXECUTED UPON ANY ASSIGNMENT OF FORWARD PURCHASE SECURITIES:

Exhibit B as of                 , 20[                ], accepted and agreed to as of this                  day of                 , 20[                 ] by:

TRANSFEREE: [ ]

By:
Name:
Title:

COMPANY: CRESCENT ACQUISITION CORP

By:

Name:
Title:

Annex F

FORM OF

AMENDED AND RESTATED

REGISTRATION RIGHTS AGREEMENT

THIS AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of [                    ], 2020, is made and entered into by and among (i) F45 Training Holdings Inc. (fka Crescent Acquisition Corp), a Delaware corporation (the “Company”), (ii) CFI Sponsor LLC, a Delaware limited liability company (the “Sponsor”), (iii) [                    ] (the “Sponsor Purchasers” and, together with the Sponsor and their respective Permitted Transferees, the “Sponsor Holders”), and (iv) the stockholders of F45 Training Holdings Inc., a Delaware corporation (“Target”) party hereto (together with their Permitted Transferees, the “Target Holders”). The Sponsor Holders and the Target Holders, together with the other parties listed on the signature pages hereto and any person or entity who hereafter becomes a party to this Agreement pursuant to Section 5.2 of this Agreement are each referred to herein as a “Holder” and collectively the “Holders.”

RECITALS

WHEREAS, the Company and the Sponsor entered into that certain Amended and Restated Securities Subscription Agreement, dated as of November 29, 2017 (the “Founder Shares Purchase Agreement”), pursuant to which the Sponsor purchased an aggregate of 8,625,000 shares (which includes 1,437,500 shares which were surrendered to the Company in January 2018 for no consideration and 937,500 shares that were forfeited by the Sponsor following the expiration of the unexercised portion of the underwriters’ over-allotment option in connection with the Company’s initial public offering) of the Company’s Class F common stock, par value $0.0001 per share (the “Founder Shares”);

WHEREAS, upon the closing of the transactions (the “Transactions”) contemplated by that certain Agreement and Plan of Merger, dated as of June 24, 2020, by and among the Company, Function Acquisition I Corp, a Delaware corporation and a direct, wholly owned subsidiary of the Company, Function Acquisition II LLC, a Delaware limited liability company and a direct, wholly owned subsidiary of the Company, Target and Shareholder Representative Services LLC, a Colorado limited liability company (the “Merger Agreement”) 6,250,000 Founder Shares were converted into shares of the Company’s Class A common stock, par value $0.0001 per share (the “Common Stock”), on a one-for-one basis on the terms provided in the Company’s amended and restated certificate of incorporation;

WHEREAS, on March 7, 2019, the Company and the Sponsor entered into that certain Sponsor Warrants Purchase Agreement, pursuant to which the Sponsor purchased 7,000,000 warrants (the “Private Placement Warrants”) in a private placement transaction that occurred simultaneously with the closing of the Company’s initial public offering;

WHEREAS, on June 24, 2020, the Company entered into that certain Amended and Restated Forward Purchase Agreement with Crescent Capital Group LP (the “Forward Purchase Agreement”), pursuant to which the Sponsor Purchasers have purchased, subject to the terms and conditions in such agreement, an aggregate of 5,000,000 shares of Common Stock (the “Forward Purchase Shares”) and 1,666,666 2/3 warrants to purchase one share of Common Stock (the “Forward Purchase Warrants”);

WHEREAS, on March 7, 2019, the Company and the Sponsor entered into that certain Registration Rights Agreement (the “Existing Registration Rights Agreement”), pursuant to which the Company granted the Sponsor certain registration rights;

WHEREAS, upon consummation of the Transactions, in accordance with the Merger Agreement, the Target Holders shall receive shares of Common Stock (the “Target Holder Shares”);

WHEREAS, the Target Holders may receive additional shares of Common Stock (the “Earnout Shares”) pursuant to certain provisions in the Merger Agreement;

WHEREAS, pursuant to Section 5.5 of the Existing Registration Rights Agreement, the provisions, covenants and conditions set forth therein may be amended or modified upon the written consent of the Company and the Holders (as defined in the Existing Registration Rights Agreement) of at least a majority-in-interest of the Registrable Securities (as defined in the Existing Registration Rights Agreement) at the time in question; and

WHEREAS, the Company and the Sponsor desire to amend and restate the Existing Registration Rights Agreement in order to provide the Holders hereunder with registration rights with respect to the Registrable Securities on the terms set forth herein.

NOW, THEREFORE, in consideration of the representations, covenants and agreements contained herein, and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS

1.1    Definitions. The terms defined in this Article I shall, for all purposes of this Agreement, have the respective meanings set forth below:

“Adverse Disclosure” shall mean any public disclosure of material non-public information, which disclosure, in the good faith judgment of the Chief Executive Officer or the Chief Financial Officer of the Company, after consultation with counsel to the Company, (i) would be required to be made in any Registration Statement or Prospectus in order for the applicable Registration Statement or Prospectus not to contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein (in the case of any prospectus and any preliminary prospectus, in the light of the circumstances under which they were made) not misleading, (ii) would not be required to be made at such time if the Registration Statement were not being filed, and (iii) the Company has a bona fide business purpose for not making public.

“Agreement” shall have the meaning given in the Preamble hereto.

“Block Trade” means an offering and/or sale of Registrable Securities by any Holder on a block trade or underwritten basis (whether firm commitment or otherwise) without substantial marketing efforts prior to pricing, including, without limitation, a same day trade, overnight trade or similar transaction.

“Board” shall mean the Board of Directors of the Company.

“Closing Date” shall mean the date of the consummation of the Transactions pursuant to the Merger Agreement.

“Commission” shall mean the Securities and Exchange Commission.

“Common Stock” shall have the meaning given in the Recitals hereto.

“Company” shall have the meaning given in the Preamble hereto.

“Company Shelf Takedown Notice” shall have the meaning given in subsection 2.1.3.

“Demand Registration” shall have the meaning given in subsection 2.2.1.

“Demanding Holder” shall have the meaning given in subsection 2.2.1.

“Early Release Shares” shall mean (a) [            ] shares of Common Stock held by Adam Gilchrist and (b) [            ] shares of Common Stock held by MWIG LLC.1

“Earnout Shares” shall have the meaning given in the Recitals hereto.

“Effectiveness Deadline” shall have the meaning given in subsection 2.1.1

“Exchange Act” shall mean the Securities Exchange Act of 1934, as it may be amended from time to time.

“Existing Registration Rights Agreement” shall have the meaning given in the Recitals hereto.

“Form S-1” shall have the meaning given in subsection 2.2.1.

“Form S-1 Shelf” shall have the meaning given in subsection 2.1.2.

“Form S-3” shall have the meaning given in subsection 2.2.1.

“Form S-3 Shelf” shall have the meaning given in subsection 2.1.2.

“Forward Purchase Agreement” shall have the meaning given in the Recitals hereto.

“Forward Purchase Shares” shall have the meaning given in the Recitals hereto.

“Forward Purchase Warrants” shall have the meaning given in the Recitals hereto.

“Founder Shares” shall have the meaning given in the Recitals hereto.

“Founder Shares Purchase Agreement” shall have the meaning given in the Recitals hereto.

“Holders” shall have the meaning given in the Preamble hereto.

“Immediate Family” shall mean any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law and shall include adoptive relationships.

“Insider Letter” shall mean that certain letter agreement, dated as of March 7, 2019, by and among the Company, the Sponsor and each of the Company’s then officers and directors.

“Maximum Number of Securities” shall have the meaning given in subsection 2.2.4.

“Minimum Amount” shall have the meaning given in subsection 2.1.3.

“Merger Agreement” shall have the meaning given in the Recitals hereto.

“Misstatement” shall mean an untrue statement of a material fact or an omission to state a material fact required to be stated in a Registration Statement or Prospectus or necessary to make the statements in a Registration Statement or Prospectus (in the case of any Prospectus, in the light of the circumstances under which they were made) not misleading.

[1]	To be completed at Closing based on the Final Spreadsheet with the difference between the initial shares to be received and actual shares received by the named Holders.

“Permitted Transferees” shall mean (i) a person or entity to whom a Sponsor Holder of Registrable Securities is permitted to transfer such Registrable Securities under the Insider Letter or the Forward Purchase Agreement, and to any transferee thereafter and (ii) a person or entity to whom an Target Holder of Registrable Securities transfers such Registrable Securities (a) in the case of an individual (1) by gift to a member of the individual’s Immediate Family, to a trust, the beneficiary of which is a member of the individual’s Immediate Family or an affiliate of such person, or to a charitable organization, (2) by virtue of laws of descent and distribution upon death of the individual and (3) pursuant to a qualified domestic relations order or (b) in the case of an entity, by distribution to such entity’s members, partners, stockholders or equityholders.

“Piggyback Registration” shall have the meaning given in subsection 2.3.1.

“Private Placement Warrants” shall have the meaning given in the Recitals hereto.

“Prospectus” shall mean the prospectus included in any Registration Statement, as supplemented by any and all prospectus supplements and as amended by any and all post-effective amendments and including all material incorporated by reference in such prospectus.

“Registrable Security” shall mean (i) the shares of Common Stock issued or issuable upon the conversion of any Founder Shares, (ii) the Private Placement Warrants (including any shares of Common Stock issued or issuable upon the exercise of any such Private Placement Warrants), (iii) the Forward Purchase Shares, (iv) the Forward Purchase Warrants (including any shares of Common Stock issued or issuable upon the exercise of any such Forward Purchase Warrants), (v) the Target Holder Shares, (vi) the Earnout Shares, (vii) any other outstanding share of Common Stock or any other equity security (including the shares of Common Stock issued or issuable upon the exercise of any other equity security) of the Company held by a Holder as of the date of this Agreement[, (viii) any equity securities (including the shares of Common Stock issued or issuable upon the exercise of any such equity security) of the Company issuable upon conversion of any working capital loans in an amount up to $1,500,000 made to the Company by a Holder]2 and (ix) any other equity security of the Company issued or issuable with respect to any such share of Common Stock by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or reorganization; provided, however, that, as to any particular Registrable Security, such securities shall cease to be Registrable Securities when: (a) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement; (b) such securities shall have been otherwise transferred, new certificates for such securities not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of such securities shall not require registration under the Securities Act; (c) such securities shall have ceased to be outstanding; (d) such securities are sold without registration pursuant to Rule 144 promulgated under the Securities Act; or (e) such securities have been sold to, or through, a broker, dealer or underwriter in a public distribution or other public securities transaction. Notwithstanding anything to the contrary, any particular Registrable Securities shall also cease to be Registrable Securities hereunder when such Registrable Securities have been transferred by a Holder to any transferee that is not a Permitted Transferee.

“Registration” shall mean a registration effected by preparing and filing a registration statement or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such registration statement becoming effective.

“Registration Expenses” shall mean the out-of-pocket expenses of a Registration, including, without limitation, the following:

(i)

all registration and filing fees (including fees with respect to filings required to be made with the Financial Industry Regulatory Authority, Inc.) and any securities exchange on which the Common Stock is then listed;

[2]	To be deleted if no loans at closing.

(ii)

fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel for the Underwriters in connection with blue sky qualifications of Registrable Securities);

(iii)	printing, messenger, telephone and delivery expenses;

(iv)	reasonable fees and disbursements of counsel for the Company;

(v)	reasonable fees and disbursements of all independent registered public accountants of the Company incurred specifically in connection with such Registration; and

(vi)

reasonable fees and expenses of one (1) legal counsel selected by the majority-in-interest of the Demanding Holders initiating a Demand Registration to be registered for offer and sale in the applicable Registration.

“Registration Statement” shall mean any registration statement that covers the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus included in such registration statement, amendments (including post-effective amendments) and supplements to such registration statement, and all exhibits to and all material incorporated by reference in such registration statement.

“Requesting Holder” shall have the meaning given in subsection 2.2.1.

“Securities Act” shall mean the Securities Act of 1933, as amended from time to time.

“Shelf Registered Securities” shall have the meaning given in subsection 2.1.3.

“Shelf Takedown Notice” shall have the meaning given in subsection 2.1.3.

“Shelf Underwritten Offering” shall have the meaning given in subsection 2.1.3.

“Sponsor” shall have the meaning given in the Preamble hereto.

“Sponsor Holders” shall have the meaning given in the Preamble hereto.

“Sponsor Purchasers” shall have the meaning given in the Preamble hereto.

“Target” shall have the meaning given in the Preamble hereto.

“Target Holders” shall have the meaning given in the Preamble hereto.

“Target Holder Shares” shall have the meaning given in the Recitals hereto.

“Target Shares Lock-up Period” shall mean the period ending on the earlier of (i) 180 days after the Closing Date and (ii) the date following the Closing Date on which the Company completes a liquidation, merger, stock exchange or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of Common Stock for cash, securities or other property.

“Transactions” shall have the meaning given in the Recitals hereto.

“Underwriter” shall mean a securities dealer who purchases any Registrable Securities as principal in an Underwritten Offering and not as part of such dealer’s market-making activities.

“Underwritten Registration” or “Underwritten Offering” shall mean a Registration in which securities of the Company are sold to an Underwriter in a firm commitment underwriting for distribution to the public.

ARTICLE II

REGISTRATIONS

2.1    Shelf Registration.

2.1.1    Shelf Registration. The Company shall, as soon as practicable, but in any event with thirty (30) days after the Closing Date (the “Filing Deadline”), file a Registration Statement under the Securities Act to permit the public resale of all of the Registrable Securities, in each case held by the applicable Holders from time to time as permitted by Rule 415 under the Securities Act (or any successor or similar provision adopted by the Commission then in effect) on the terms and conditions specified in this subsection 2.1.1, and shall use its commercially reasonable efforts to cause such Registration Statement to be declared effective as soon as practicable after the filing thereof, but in no event later than sixty (60) days following the Filing Deadline (the “Effectiveness Deadline”); provided, that the Effectiveness Deadline shall be extended to ninety (90) days after the Filing Deadline if the Registration Statement is reviewed by, and receives comments from, the Commission. The Registration Statement filed with the Commission pursuant to this subsection 2.1.1 shall be on Form S-3 or, if Form S-3 is not then available to the Company, on Form S-1 or such other form of registration statement as is then available to effect a registration for resale of such Registrable Securities, and shall contain a Prospectus in such form as to permit any applicable Holder to sell such Registrable Securities pursuant to Rule 415 under the Securities Act (or any successor or similar provision adopted by the Commission then in effect) at any time beginning on the effective date for such Registration Statement. The Registration Statement filed pursuant to this subsection 2.1.1 shall provide for the resale pursuant to any method or combination of methods legally available to, and requested by, the applicable Holders. The Company shall use its commercially reasonable efforts to cause the Registration Statement filed pursuant to this subsection 2.1.1 to remain effective, and to be supplemented and amended to the extent necessary to ensure that such Registration Statement is available or, if not available, that another Registration Statement is available, for the resale of all such Registrable Securities held by the applicable Holders until the earliest of (a) the date as of which all of the Registrable Securities specified in such Registration Statement have ceased to be Registrable Securities, (b) such shorter period as all of the Holders of Shelf Registered Securities (as defined below) shall agree in writing and (c) the three-year anniversary of the date of effectiveness of such Registration Statement. As soon as practicable following the effective date of the Registration Statement filed pursuant to this subsection 2.1.1, but in any event within one (1) business day of such date, the Company shall notify the applicable Holders of the effectiveness of such Registration Statement. When effective, the Registration Statement filed pursuant to this subsection 2.1.1 (including the documents incorporated therein by reference) will comply as to form in all material respects with all applicable requirements of the Securities Act and the Exchange Act and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any Prospectus contained in such Registration Statement, in the light of the circumstances under which such statement is made).

2.1.2    Form of Shelf Registration. If the Company files a shelf registration statement on Form S-3 (a “Form S-3 Shelf”) and thereafter the Company becomes ineligible to use Form S-3 for secondary sales, the Company shall use its commercially reasonable efforts to file a shelf registration on Form S-1 (a “Form S-1 Shelf”) as promptly as practicable to replace the shelf registration statement that is a Form S-3 Shelf and have the Form S-1 Shelf declared effective as promptly as practicable and to cause such Form S-1 Shelf to remain effective, and to be supplemented and amended to the extent necessary to ensure that such Registration Statement is available or, if not available, that another Registration Statement is available, for the resale of all the Registrable Securities subject to this Section 2.1 held by the applicable Holders until the end of the required effectiveness period set forth in subsection 2.1.1 above.

2.1.3    Underwritten Shelf Takedowns. At any time and from time to time following the effectiveness of the shelf registration statement required by Section 2.1.1, any Holder with Registrable Securities registered thereunder (the “Shelf Registered Securities”) may request to sell all or a portion of such Shelf Registered

Securities in an underwritten offering that is registered pursuant to such shelf registration statement, including a Block Trade (a “Shelf Underwritten Offering”); provided that such Holder(s) (i) reasonably expect aggregate gross proceeds in excess of $25,000,000 from such Shelf Underwritten Offering or (ii) reasonably expect to sell all of the Shelf Registered Securities held by such Holder in such Shelf Underwritten Offering (the “Minimum Amount”). All requests for a Shelf Underwritten Offering shall be made by giving written notice to the Company (the “Shelf Take Down Notice”). Each Shelf Takedown Notice shall specify the approximate number of Shelf Registered Securities proposed to be sold in the Shelf Underwritten Offering and the expected price range (net of underwriting discounts and commissions) of such Shelf Underwritten Offering. Within three days after receipt of any Shelf Take Down Notice, the Company shall give written notice of such requested Shelf Underwritten Offering to all other Holders of Shelf Registered Securities (the “Company Shelf Takedown Notice”) and, subject to the provisions of subsection 2.2.4, shall include in such Shelf Underwritten Offering all Shelf Registered Securities with respect to which the Company has received written requests for inclusion therein, within five (5) days after sending the Company Shelf Takedown Notice. The Company shall enter into an underwriting agreement in a form as is customary in Underwritten Offerings of securities by the Company with the managing Underwriter or Underwriters selected by the Holders of Shelf Registered Securities after consultation with the Company and shall take all such other reasonable actions as are requested by the managing Underwriter or Underwriters in order to expedite or facilitate the disposition of such Shelf Registered Securities. In connection with any Shelf Underwritten Offering contemplated by this subsection 2.1.3, subject to Section 3.3 and Article IV, the underwriting agreement into which each applicable Holder and the Company shall enter shall contain such representations, covenants, indemnities and other rights and obligations as are customary in underwritten offerings of securities by the Company.

2.2    Demand Registration.

2.2.1    Request for Registration. Subject to the provisions of subsection 2.2.4 and Section 2.5 hereof, at any time and from time to time on or after the Closing Date, each of (i) the Sponsor Holders of at least a majority in interest of the then-outstanding number of Registrable Securities collectively held by all Sponsor Holders and (ii) the Target Holders of at least a majority in interest of the then-outstanding number of Registrable Securities collectively held by all Target Holders (in each case, the “Demanding Holders”) may make a written demand for Registration under the Securities Act of all or part of their Registrable Securities, which written demand shall describe the amount and type of securities to be included in such Registration and the intended method(s) of distribution thereof (such written demand a “Demand Registration”). The Company shall, within ten (10) days of the Company’s receipt of the Demand Registration, notify, in writing, all other Holders of Registrable Securities of such demand, and each Holder of Registrable Securities who thereafter wishes to include all or a portion of such Holder’s Registrable Securities in a Registration pursuant to a Demand Registration (each such Holder that includes all or a portion of such Holder’s Registrable Securities in such Registration, a “Requesting Holder”) shall so notify the Company, in writing, within five (5) days after the receipt by the Holder of the notice from the Company. Upon receipt by the Company of any such written notification from a Requesting Holder(s) to the Company, such Requesting Holder(s) shall be entitled to have their Registrable Securities included in a Registration pursuant to a Demand Registration and the Company shall effect, as soon thereafter as practicable, the Registration of all Registrable Securities requested by the Demanding Holders and Requesting Holders pursuant to such Demand Registration, including by filing a Registration Statement relating thereto as soon as practicable, but not more than forty five (45) days immediately after the Company’s receipt of the Demand Registration, and shall use commercially reasonable efforts to cause such Registration Statement to be declared effective as soon after such filing as practicable. Under no circumstances shall the Company be obligated to effect more than (a) an aggregate of three (3) Demand Registrations initiated by the Sponsor Holders and (b) an aggregate of three (3) Demand Registrations initiated by the Target Holders, in each case under this subsection 2.2.1 with respect to any or all Registrable Securities; provided, however, that a Registration shall not be counted for such purposes unless a Form S-1 or any similar long-form registration statement that may be available at such time (“Form S-1”) or Form S-3 or any similar short-form registration statement that may be available at such time (“Form S-3”) has become effective and all of the Registrable Securities requested by the

Requesting Holders to be registered on behalf of the Requesting Holders in such Demand Registration have been sold, in accordance with Section 3.1 of this Agreement.

2.2.2    Effective Registration. Notwithstanding the provisions of subsection 2.2.1 above or any other part of this Agreement, a Registration pursuant to a Demand Registration shall not count as a Registration unless and until (i) the Registration Statement filed with the Commission with respect to a Registration pursuant to a Demand Registration has been declared effective by the Commission and (ii) the Company has complied with all of its obligations under this Agreement with respect thereto; provided, further, that if, after such Registration Statement has been declared effective, an offering of Registrable Securities in a Registration pursuant to a Demand Registration is subsequently interfered with by any stop order or injunction of the Commission, federal or state court or any other governmental agency the Registration Statement with respect to such Registration shall be deemed not to have been declared effective, unless and until (a) such stop order or injunction is removed, rescinded or otherwise terminated and (b) a majority-in-interest of the Demanding Holders initiating such Demand Registration thereafter affirmatively elect to continue with such Registration and accordingly notify the Company in writing, but in no event later than five (5) days, of such election; provided, further, that the Company shall not be obligated or required to file another Registration Statement until the Registration Statement that has been previously filed with respect to a Registration pursuant to a Demand Registration becomes effective or is subsequently terminated.

2.2.3    Underwritten Offering. Subject to the provisions of subsection 2.2.4 and Section 2.4 hereof, if a majority-in-interest of the Demanding Holders so advise the Company as part of their Demand Registration that the offering of the Registrable Securities pursuant to such Demand Registration shall be in the form of an Underwritten Offering, then the right of such Demanding Holder or Requesting Holder (if any) to include its Registrable Securities in such Registration shall be conditioned upon such Holder’s participation in such Underwritten Offering and the inclusion of such Holder’s Registrable Securities in such Underwritten Offering to the extent provided herein. All such Holders proposing to distribute their Registrable Securities through an Underwritten Offering under this subsection 2.2.3 shall enter into an underwriting agreement in customary form with the Underwriter(s) selected for such Underwritten Offering by the majority-in-interest of the Demanding Holders initiating the Demand Registration.

2.2.4    Reduction of Underwritten Offering. If the managing Underwriter or Underwriters in an Underwritten Registration pursuant to a Demand Registration, in good faith, advises the Company, the Demanding Holders and the Requesting Holders (if any) in writing that the dollar amount or number of Registrable Securities that the Demanding Holders and the Requesting Holders (if any) desire to sell, taken together with all other Common Stock or other equity securities that the Company desires to sell and the Common Stock, if any, as to which a Registration has been requested pursuant to separate written contractual piggy-back registration rights held by any other stockholders who desire to sell, exceeds the maximum number of equity securities that can be sold in the Underwritten Offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering (such maximum number of such securities, the “Maximum Number of Securities”), then the Company shall include in such Underwritten Offering, as follows: (i) first, the Registrable Securities of the Demanding Holders and the Requesting Holders (if any) (pro rata based on the respective number of Registrable Securities that each Demanding Holder and Requesting Holder (if any) has requested be included in such Underwritten Registration and the aggregate number of Registrable Securities that the Demanding Holders and Requesting Holders have requested be included in such Underwritten Registration (such proportion is referred to herein as “Pro Rata”)) that can be sold without exceeding the Maximum Number of Securities; (ii) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (i), the Registrable Securities of Holders (Pro Rata, based on the respective number of Registrable Securities that each Holder has so requested) exercising their rights to register their Registrable Securities pursuant to subsection 2.3.1 hereof, without exceeding the Maximum Number of Securities; (iii) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i) and (ii), the Common Stock or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; and

(iv) fourth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i), (ii) and (iii), the Common Stock or other equity securities of other persons or entities that the Company is obligated to register in a Registration pursuant to separate written contractual arrangements with such persons and that can be sold without exceeding the Maximum Number of Securities.

2.2.5    Demand Registration Withdrawal. A majority-in-interest of the Demanding Holders initiating a Demand Registration or a majority-in-interest of the Requesting Holders (if any), pursuant to a Registration under subsection 2.1.1 shall have the right to withdraw from a Registration pursuant to such Demand Registration for any or no reason whatsoever upon written notification to the Company and the Underwriter or Underwriters (if any) of their intention to withdraw from such Registration prior to the effectiveness of the Registration Statement filed with the Commission with respect to the Registration of their Registrable Securities pursuant to such Demand Registration. Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with a Registration pursuant to a Demand Registration prior to its withdrawal under this subsection 2.2.5.

2.3    Piggyback Registration.

2.3.1    Piggyback Rights. If, at any time on or after the Closing Date, the Company proposes to file a Registration Statement under the Securities Act with respect to an offering of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into equity securities, for its own account or for the account of stockholders of the Company (or by the Company and by the stockholders of the Company including, without limitation, pursuant to Section 2.2 hereof), other than a Registration Statement (i) filed pursuant to Section 2.1 above, (ii) filed in connection with any employee stock option or other benefit plan, (iii) for an exchange offer or offering of securities solely to the Company’s existing stockholders, (iv) for an offering of debt that is convertible into equity securities of the Company or (v) for a dividend reinvestment plan, then the Company shall give written notice of such proposed filing to all of the Holders of Registrable Securities as soon as practicable but not less than fourteen (14) days (or in the case of a Block Trade, three (3) business days) before the anticipated filing date of such Registration Statement, which notice shall (a) describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing Underwriter or Underwriters, if any, in such offering, and (b) offer to all of the Holders of Registrable Securities the opportunity to register the sale of such number of Registrable Securities as such Holders may request in writing within seven (7) days (or in the case of a Block Trade, two (2) business days) after receipt of such written notice (such Registration a “Piggyback Registration”). The Company shall, in good faith, cause such Registrable Securities to be included in such Piggyback Registration and shall use its commercially reasonable efforts to cause the managing Underwriter or Underwriters of a proposed Underwritten Offering to permit the Registrable Securities requested by the Holders pursuant to this subsection 2.3.1 to be included in a Piggyback Registration on the same terms and conditions as any similar securities of the Company included in such Registration and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. All such Holders proposing to distribute their Registrable Securities through an Underwritten Offering under this subsection 2.3.1 shall enter into an underwriting agreement in customary form with the Underwriter(s) selected for such Underwritten Offering by the Company.

2.3.2    Reduction of Piggyback Registration. If the managing Underwriter or Underwriters in an Underwritten Registration that is to be a Piggyback Registration, in good faith, advises the Company and the Holders of Registrable Securities participating in the Piggyback Registration in writing that the dollar amount or number of the Common Stock that the Company desires to sell, taken together with (i) the Common Stock, if any, as to which Registration has been demanded pursuant to separate written contractual arrangements with persons or entities other than the Holders of Registrable Securities hereunder (ii) the Registrable Securities as to which registration has been requested pursuant to Section 2.3 hereof, and (iii) the Common Stock, if any, as to which Registration has been requested pursuant to separate written contractual piggy-back registration rights of other stockholders of the Company, exceeds the Maximum Number of Securities, then:

(i)    If the Registration is undertaken for the Company’s account, the Company shall include in any such Registration (1) first, the Common Stock or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; (2) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (1), the Registrable Securities of Holders exercising their rights to register their Registrable Securities pursuant to subsection 2.3.1 hereof, Pro Rata, based on the respective number of Registrable Securities that each Holder has so requested, which can be sold without exceeding the Maximum Number of Securities; and (3) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (1) and (2), the Common Stock, if any, as to which Registration has been requested pursuant to written contractual piggy-back registration rights of other stockholders of the Company, which can be sold without exceeding the Maximum Number of Securities;

(ii)    If the Registration is pursuant to a request by persons or entities other than the Holders of Registrable Securities, then the Company shall include in any such Registration (1) first, the Common Stock or other equity securities, if any, of such requesting persons or entities, other than the Holders of Registrable Securities, which can be sold without exceeding the Maximum Number of Securities; (2) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (1), the Registrable Securities of Holders exercising their rights to register their Registrable Securities pursuant to subsection 2.3.1, Pro Rata, based on the respective number of Registrable Securities that each Holder has requested be included in such Underwritten Registration and the aggregate number of Registrable Securities that the Holders have requested to be included in such Underwritten Registration, which can be sold without exceeding the Maximum Number of Securities; (3) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (1) and (2), the Common Stock or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; and (4) fourth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (1), (2) and (3), the Common Stock or other equity securities for the account of other persons or entities that the Company is obligated to register pursuant to separate written contractual arrangements with such persons or entities, which can be sold without exceeding the Maximum Number of Securities.

2.3.3    Piggyback Registration Withdrawal. Any Holder of Registrable Securities shall have the right to withdraw all or any portion of its Registrable Securities from a Piggyback Registration for any or no reason whatsoever upon written notification to the Company and the Underwriter or Underwriters (if any) of his, her or its intention to withdraw from such Piggyback Registration at any time prior to the effectiveness of the Registration Statement filed with the Commission with respect to such Piggyback Registration. The Company (whether on its own good faith determination or as the result of a request for withdrawal by persons pursuant to separate written contractual obligations) may withdraw a Registration Statement filed with the Commission in connection with a Piggyback Registration at any time prior to the effectiveness of such Registration Statement. Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with the Piggyback Registration prior to its withdrawal under this subsection 2.3.3.

2.3.4    Unlimited Piggyback Registration Rights. For purposes of clarity, any Registration effected pursuant to Section 2.3 hereof shall not be counted as a Registration pursuant to a Demand Registration effected under Section 2.2 hereof.

2.4    Restrictions on Registration Rights.

2.4.1    General Restrictions. If (i) during the period starting with the date sixty (60) days prior to the Company’s good faith estimate of the date of the filing of, and ending on a date one hundred and twenty

(120) days after the effective date of, a Company initiated Registration and provided that the Company has delivered written notice to the Holders prior to receipt of a Demand Registration pursuant to subsection 2.2.1 and it continues to actively employ, in good faith, all commercially reasonable efforts to cause the applicable Registration Statement to become effective; (ii) the Holders have requested an Underwritten Registration and the Company and the Holders are unable to obtain the commitment of underwriters to firmly underwrite the offer; or (iii) in the good faith judgment of the Board such Registration would be seriously detrimental to the Company and the Board concludes as a result that it is essential to defer the filing of such Registration Statement at such time, then in each case the Company shall furnish to such Holders a certificate signed by the Chairman of the Board (or, if applicable, any Co-Chairman of the Board), Executive Chairman, the Chief Executive Officer, the President or the Secretary of the Company stating that in the good faith judgment of the Board it would be seriously detrimental to the Company for such Registration Statement to be filed in the near future and that it is therefore essential to defer the filing of such Registration Statement. In such event, the Company shall have the right to defer such filing for a period of not more than thirty (30) days; provided, however, that the Company shall not defer its obligation in this manner more than once in any 12-month period.

2.4.2    Lock-up Periods.

(i)    Notwithstanding anything to the contrary contained in this Agreement, except with respect to transfers to a Permitted Transferee, each Target Holder agrees not to sell, transfer or otherwise dispose of, including any sale pursuant to Rule 144 under the Securities Act, any shares of Common Stock, or any other equity security of the Company or any security convertible into or exchangeable or exercisable for any equity security of the Company during the Target Shares Lock-up Period; provided, however, that the foregoing restrictions shall no longer apply to the Early Release Shares from and after the date of effectiveness of the Registration Statement filed pursuant to subsection 2.1.1.

(ii)    Notwithstanding anything to the contrary contained in this Agreement, each of the shares of Common Stock issuable upon conversion of the Founder Shares and upon exercise of the Private Placement Warrants shall be subject to the lock-up provisions set forth in the Insider Letter, and each of the Forward Purchase Shares and the shares of Common Stock issuable upon exercise of the Forward Purchase Warrants shall be subject to the lock-up provisions set forth in the Forward Purchase Agreement.

(iii)    Each Holder participating in a Registration and each other Holder of 1% or more of the outstanding shares of Common Stock at the time of an offering hereunder that is party hereto agrees, to the extent requested in writing by a managing underwriter, if any, of any Registration hereunder, not to sell, transfer or otherwise dispose of, including any sale pursuant to Rule 144 under the Securities Act, any shares of Common Stock, or any other equity security of the Company or any security convertible into or exchangeable or exercisable for any equity security of the Company other than as part of such underwritten public offering during the time period reasonably requested by the managing underwriter, not to exceed 180 days; provided, however, that such managing underwriter (if any) may waive such restrictions in its reasonable discretion upon the written request of a Holder, subject to the terms set forth in any written lock-up agreement with respect thereto.

2.5    Block Trades. Notwithstanding any other provision of this Article II, but subject to Sections 2.4 and 3.4, if the Holders desire to effect a Block Trade, then notwithstanding any other time periods in this Article II, the Holders shall provide written notice to the Company at least five (5) business days prior to the date such Block Trade will commence. As expeditiously as possible, the Company shall use its reasonable best efforts to facilitate such Block Trade. The Holders shall use reasonable best efforts to work with the Company and the Underwriters (including by disclosing the maximum number of Registrable Securities proposed to be the subject of such Block Trade) in order to facilitate preparation of the Registration Statement, Prospectus and other offering documentation related to the Block Trade and any related due diligence and comfort procedures.

ARTICLE III

COMPANY PROCEDURES

3.1    General Procedures. If at any time on or after the Closing Date, the Company is required to effect the Registration of Registrable Securities, the Company shall use its commercially reasonable efforts to effect such Registration to permit the sale of such Registrable Securities in accordance with the intended plan of distribution thereof, and pursuant thereto the Company shall, as expeditiously as possible:

3.1.1    prepare and file with the Commission as soon as practicable a Registration Statement with respect to such Registrable Securities and, except as otherwise set forth herein, use its commercially reasonable efforts to cause such Registration Statement to become effective and remain effective until all Registrable Securities covered by such Registration Statement have been sold;

3.1.2    prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement, and such supplements to the Prospectus, as may be reasonably requested by the majority-in-interest of the applicable Holders with Registrable Securities registered on such Registration Statement or any Underwriter of Registrable Securities or as may be required by the rules, regulations or instructions applicable to the registration form used by the Company or by the Securities Act or rules and regulations thereunder to keep the Registration Statement effective until all Registrable Securities covered by such Registration Statement are sold in accordance with the intended plan of distribution set forth in such Registration Statement or supplement to the Prospectus;

3.1.3    prior to filing a Registration Statement or prospectus, or any amendment or supplement thereto, furnish without charge to the Underwriters, if any, and the Holders of Registrable Securities included in such Registration, and such Holders’ legal counsel, copies of such Registration Statement as proposed to be filed, each amendment and supplement to such Registration Statement (in each case including all exhibits thereto and documents incorporated by reference therein), the Prospectus included in such Registration Statement (including each preliminary Prospectus), and such other documents as the Underwriters and the Holders of Registrable Securities included in such Registration or the legal counsel for any such Holders may request in order to facilitate the disposition of the Registrable Securities owned by such Holders;

3.1.4    prior to any public offering of Registrable Securities, use its commercially reasonable efforts to (i) register or qualify the Registrable Securities covered by the Registration Statement under such securities or “blue sky” laws of such jurisdictions in the United States as the Holders of Registrable Securities included in such Registration Statement (in light of their intended plan of distribution) may request and (ii) take such action necessary to cause such Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be necessary or advisable to enable the Holders of Registrable Securities included in such Registration Statement to consummate the disposition of such Registrable Securities in such jurisdictions; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify or take any action to which it would be subject to general service of process or taxation in any such jurisdiction where it is not then otherwise so subject;

3.1.5    cause all such Registrable Securities to be listed on each securities exchange or automated quotation system on which similar securities issued by the Company are then listed;

3.1.6    provide a transfer agent or warrant agent, as applicable, and registrar for all such Registrable Securities no later than the effective date of such Registration Statement;

3.1.7    advise each seller of such Registrable Securities, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such

Registration Statement or the initiation or threatening of any proceeding for such purpose and promptly use its commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

3.1.8    at least five (5) days prior to the filing of any Registration Statement or Prospectus or any amendment or supplement to such Registration Statement or Prospectus, furnish a copy thereof to each seller of such Registrable Securities or its counsel;

3.1.9    notify the Holders at any time when a Prospectus relating to such Registration Statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the Prospectus included in such Registration Statement, as then in effect, includes a Misstatement, and then to correct such Misstatement as set forth in Section 3.4 hereof;

3.1.10    permit a representative of the Holders, the Underwriters, if any, and any attorney or accountant retained by such Holders or Underwriter to participate, at each such person’s own expense, in the preparation of the Registration Statement, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any such representative, Underwriter, attorney or accountant in connection with the Registration; provided, however, that such representatives or Underwriters enter into a confidentiality agreement, in form and substance reasonably satisfactory to the Company, prior to the release or disclosure of any such information;

3.1.11    obtain a “cold comfort” letter from the Company’s independent registered public accountants in the event of an Underwritten Registration, in customary form and covering such matters of the type customarily covered by “cold comfort” letters as the managing Underwriter may reasonably request, and reasonably satisfactory to a majority-in-interest of the participating Holders;

3.1.12    on the date the Registrable Securities are delivered for sale pursuant to such Registration, obtain an opinion, dated such date, of counsel representing the Company for the purposes of such Registration, addressed to the Holders, the placement agent or sales agent, if any, and the Underwriters, if any, covering such legal matters with respect to the Registration in respect of which such opinion is being given as the Holders, placement agent, sales agent, or Underwriter may reasonably request and as are customarily included in such opinions and negative assurance letters, and reasonably satisfactory to a majority in interest of the participating Holders;

3.1.13    in the event of any Underwritten Offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing Underwriter of such offering;

3.1.14    make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months beginning with the first day of the Company’s first full calendar quarter after the effective date of the Registration Statement which satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

3.1.15    if the Registration involves the Registration of Registrable Securities involving gross proceeds in excess of $25,000,000, use its commercially reasonable efforts to make available senior executives of the Company to participate in customary “road show” presentations that may be reasonably requested by the Underwriter in any Underwritten Offering; and

3.1.16    otherwise, in good faith, cooperate reasonably with, and take such customary actions as may reasonably be requested by the applicable Holders, in connection with such Registration.

3.2    Registration Expenses. The Registration Expenses of all Registrations shall be borne by the Company. It is acknowledged by the Holders that the Holders shall bear all incremental selling expenses relating to the sale of Registrable Securities, such as Underwriters’ commissions and discounts, brokerage fees, Underwriter marketing costs and, other than as set forth in the definition of “Registration Expenses,” all reasonable fees and expenses of any legal counsel representing the Holders.

3.3    Requirements for Participation in Underwritten Offerings. No person may participate in any Underwritten Offering for equity securities of the Company pursuant to a Registration initiated by the Company hereunder unless such person (i) agrees to sell such person’s securities on the basis provided in any underwriting arrangements approved by the Company and (ii) completes and executes all customary questionnaires, powers of attorney, indemnities, lock-up agreements, underwriting agreements and other customary documents as may be reasonably required under the terms of such underwriting arrangements.

3.4    Suspension of Sales; Adverse Disclosure. Upon receipt of written notice from the Company that a Registration Statement or Prospectus contains a Misstatement, each of the Holders shall forthwith discontinue disposition of Registrable Securities until it has received copies of a supplemented or amended Prospectus correcting the Misstatement (it being understood that the Company hereby covenants to prepare and file such supplement or amendment as soon as practicable after the time of such notice), or until it is advised in writing by the Company that the use of the Prospectus may be resumed. If the filing, initial effectiveness or continued use of a Registration Statement in respect of any Registration at any time would require the Company to make an Adverse Disclosure or would require the inclusion in such Registration Statement of financial statements that are unavailable to the Company for reasons beyond the Company’s control, the Company may, upon giving prompt written notice of such action to the Holders, delay the filing or initial effectiveness of, or suspend use of, such Registration Statement for the shortest possible period of time required to resolve such issue, but in no event more than thirty (30) days, determined in good faith by the Company to be necessary for such purpose. In the event the Company exercises its rights under the preceding sentence, the Holders agree to suspend, immediately upon their receipt of the notice referred to above, their use of the Prospectus relating to any Registration in connection with any sale or offer to sell Registrable Securities. The Company shall immediately notify the Holders of the expiration of any period during which it exercised its rights under this Section 3.4.

3.5    Reporting Obligations. As long as any Holder shall own Registrable Securities, the Company, at all times while it shall be a reporting company under the Exchange Act, covenants to file timely (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to Sections 13(a) or 15(d) of the Exchange Act and to promptly furnish the Holders with true and complete copies of all such filings. The Company further covenants that it shall take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell shares of the Common Stock held by such Holder without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act, including providing any legal opinions. Upon the request of any Holder, the Company shall deliver to such Holder a written certification of a duly authorized officer as to whether it has complied with such requirements.

ARTICLE IV

INDEMNIFICATION AND CONTRIBUTION

4.1    Indemnification.

4.1.1    The Company agrees to indemnify, to the extent permitted by law, each Holder of Registrable Securities, its officers and directors and agents and each person who controls such Holder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses (including, without limitation, reasonable attorneys’ fees) resulting from any untrue or alleged untrue statement of material fact contained in any Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information or affidavit so furnished in writing to the Company by such Holder expressly for use therein. The Company shall indemnify the Underwriters, their officers and directors and each person who controls such Underwriters (within the meaning of the Securities Act) to the same extent as provided in the foregoing with respect to the indemnification of the Holder.

4.1.2    In connection with any Registration Statement in which a Holder of Registrable Securities is participating, such Holder shall furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such Registration Statement or Prospectus and, to the extent permitted by law, shall indemnify the Company, its directors and officers and agents and each person who controls the Company (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses (including, without limitation, reasonable attorneys’ fees) resulting from any untrue or alleged untrue statement of material fact contained in any Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such Holder expressly for use therein; provided, however, that the obligation to indemnify shall be several, not joint and several, among such Holders of Registrable Securities, and the liability of each such Holder of Registrable Securities shall be in proportion to and limited to the net proceeds received by such Holder from the sale of Registrable Securities pursuant to such Registration Statement. The Holders of Registrable Securities shall indemnify the Underwriters, their officers, directors and each person who controls such Underwriters (within the meaning of the Securities Act) to the same extent as provided in the foregoing with respect to indemnification of the Company.

4.1.3    Any person entitled to indemnification herein shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s right to indemnification hereunder to the extent such failure has not materially prejudiced the indemnifying party) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

4.1.4    The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person of such indemnified party and shall survive the transfer of securities. The Company and each Holder of Registrable Securities participating in an offering also agrees to make such provisions as are reasonably requested by any indemnified party for contribution to such party in the event the Company’s or such Holder’s indemnification is unavailable for any reason.

4.1.5    If the indemnification provided under Section 4.1 hereof from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by, such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action; provided, however, that the liability of any Holder under this subsection 4.1.5 shall be limited to the amount of the net proceeds received by such Holder in such offering giving rise to such liability. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in subsections 4.1.1, 4.1.2 and 4.1.3 above, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. The parties hereto agree that it would not be just and equitable if contribution pursuant to this subsection 4.1.5 were determined by pro rata allocation or by any other method of allocation, which does not take account of the equitable considerations referred to in this subsection 4.1.5. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this subsection 4.1.5 from any person who was not guilty of such fraudulent misrepresentation.

ARTICLE V

MISCELLANEOUS

5.1    Notices. Any notice or communication under this Agreement must be in writing and given by (i) deposit in the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, (ii) delivery in person or by courier service providing evidence of delivery, or (iii) transmission by hand delivery, electronic mail or facsimile. Each notice or communication that is mailed, delivered, or transmitted in the manner described above shall be deemed sufficiently given, served, sent, and received, in the case of mailed notices, on the third business day following the date on which it is mailed and, in the case of notices delivered by courier service, hand delivery, electronic mail or facsimile, at such time as it is delivered to the addressee (with the delivery receipt or the affidavit of messenger) or at such time as delivery is refused by the addressee upon presentation. Any notice or communication under this Agreement must be addressed to the Company, 236 California Street, El Segundo, California 90245, Attn: General Counsel, and to the Holder, at such Holder’s address as found in the Company’s books and records. Any party may change its address for notice at any time and from time to time by written notice to the other parties hereto, and such change of address shall become effective thirty (30) days after delivery of such notice as provided in this Section 5.1.

5.2    Assignment; No Third Party Beneficiaries.

5.2.1    This Agreement and the rights, duties and obligations of the Company hereunder may not be assigned or delegated by the Company in whole or in part.

5.2.2    A Holder may only assign or delegate such Holder’s rights, duties or obligations under this Agreement, in whole or in part, in connection with a transfer of Registrable Securities by such Holder to a Permitted Transferee, but only if such Permitted Transferee agrees to become bound by the transfer restrictions set forth in this Agreement.

5.2.3    This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties and its successors and the permitted assigns of the Holders, which shall include Permitted Transferees.

5.2.4    This Agreement shall not confer any rights or benefits on any persons that are not parties hereto, other than as expressly set forth in this Agreement and Section 5.2 hereof.

5.2.5    No assignment by any party hereto of such party’s rights, duties and obligations hereunder shall be binding upon or obligate the Company unless and until the Company shall have received (i) written notice of such assignment as provided in Section 5.1 hereof and (ii) the written agreement of the assignee, in a form reasonably satisfactory to the Company, to be bound by the terms and provisions of this Agreement (which may be accomplished by an addendum or certificate of joinder to this Agreement). Any transfer or assignment made other than as provided in this Section 5.2 shall be null and void.

5.3    Counterparts. This Agreement may be executed in multiple counterparts (including facsimile or PDF counterparts), each of which shall be deemed an original, and all of which together shall constitute the same instrument, but only one of which need be produced.

5.4    Governing Law; Venue. NOTWITHSTANDING THE PLACE WHERE THIS AGREEMENT MAY BE EXECUTED BY ANY OF THE PARTIES HERETO, THE PARTIES EXPRESSLY AGREE THAT (I) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE OF NEW YORK, INCLUDING, WITHOUT LIMITATION, SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND NEW YORK CIVIL PRACTICE LAWS AND RULES 327(B), AS APPLIED TO AGREEMENTS AMONG NEW YORK RESIDENTS ENTERED INTO AND TO BE PERFORMED ENTIRELY WITHIN NEW YORK AND (II) THE VENUE FOR ANY ACTION TAKEN WITH RESPECT TO THE AGREEMENT SHALL BE ANY STATE OR FEDERAL COURT IN NEW YORK COUNTY IN THE STATE OF NEW YORK.

5.5    Amendments and Modifications. Upon the written consent of (i) the Company, (ii) the Sponsor Holders of at least a majority in interest of the Registrable Securities held by the Sponsor Holders at the time in question and (iii) the Target Holders of at least a majority in interest of the Registrable Securities held by the Target Holders at the time in question, compliance with any of the provisions, covenants and conditions set forth in this Agreement may be waived, or any of such provisions, covenants or conditions may be amended or modified; provided, however, that notwithstanding the foregoing, any amendment hereto or waiver hereof that adversely affects one Sponsor Holder or Target Holder, solely in its capacity as a holder of the shares of capital stock of the Company, in a manner that is materially different from the other Sponsor Holders or Target Holders, as applicable (in such capacity), shall require the consent of the Holder so affected. No course of dealing between any Holder or the Company and any other party hereto or any failure or delay on the part of a Holder or the Company in exercising any rights or remedies under this Agreement shall operate as a waiver of any rights or remedies of any Holder or the Company. No single or partial exercise of any rights or remedies under this Agreement by a party shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder or thereunder by such party.

5.6    Other Registration Rights. The Company represents and warrants that no person, other than a Holder of Registrable Securities, has any right to require the Company to register any securities of the Company for sale or to include such securities of the Company in any Registration filed by the Company for the sale of securities for its own account or for the account of any other person. Further, the Company represents and warrants that this Agreement supersedes any other registration rights agreement or agreement with similar terms and conditions and in the event of a conflict between any such agreement or agreements and this Agreement, the terms of this Agreement shall prevail.

5.7    Term. This Agreement shall terminate upon the earlier of (i) the tenth anniversary of the date of this Agreement or (ii) the date as of which (a) all of the Registrable Securities have been sold pursuant to a Registration Statement (but in no event prior to the applicable period referred to in Section 4(a)(3) of the Securities Act and Rule 174 thereunder) or (b) the Holders of all Registrable Securities are permitted to sell the Registrable Securities without registration pursuant to Rule 144 promulgated under the Securities Act (but with no volume or other restrictions or limitations). The provisions of Section 3.5 and Article IV shall survive any termination.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.

COMPANY:

[ ]
a Delaware corporation

By:
Name:
Title:

SPONSOR HOLDERS:

CFI SPONSOR LLC
a Delaware limited liability company

By: Crescent Capital Group LP, its Member

By:
Name: George P. Hawley
Title: General Counsel and Secretary

By: Beyer Family Interests LLC, its Member

By:
Name: Robert D. Beyer
Title: Its Manager

By: TSJD Family LLC

By:
Name: Todd M. Purdy
Title: Manager

[Signature Page to Registration Rights Agreement]

TARGET HOLDERS:

[Signature Page to Registration Rights Agreement]

Annex G

FORM OF

F45 TRAINING HOLDINGS INC.

2020 EQUITY INCENTIVE PLAN

1.    Purposes of the Plan. The purpose is to assist the Company in securing and retaining the services of eligible award recipients to provide incentives to Employees, Directors and Consultants and promote the long-term financial success of the Company and thereby increase stockholder value. The Plan permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock and Restricted Stock Units.

2.    Definitions. As used herein, the following definitions will apply:

(a)    “Administrator” means the Board or any of its Committees as will be administering the Plan, in accordance with Section 4.

(b)    “Applicable Laws” means the requirements relating to the administration of equity-based awards under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

(c)    “Award” means, individually or collectively, a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock, or Restricted Stock Units.

(d)    “Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.

(e)    “Board” means the Board of Directors of the Company.

(f)    “Cause “ (a) (i) shall have the meaning set forth in the Participant’s employment agreement with the Company, a Parent or Subsidiary, or (ii) for a Participant who is a Consultant shall mean the termination by the Company, a Parent or Subsidiary of the agreement under which the Participant provides services to the Company, a Parent or Subsidiary due to the Participant’s breach of such agreement, and (b) in addition to clause (a) above, for all Participants, unless otherwise expressly provided in the Award Agreement or another contract, including an employment agreement, shall mean: (i) a Participant’s repeated failure to substantially perform his duties as a Service Provider to the Company, a Parent or Subsidiary (other than any such failure resulting from his or her death) which failure, whether committed willfully or negligently, has continued unremedied for more than 30 days after the Participant has been provided with written notice thereof; (ii) a Participant’s commission of any act of fraud or any other act of dishonesty, including but not limited to a breach of any fiduciary duty against the Company, a Parent or Subsidiary that is harmful to the Company, a Parent or Subsidiary; (iii) a Participant’s misappropriation, embezzlement, theft or damage of or to any funds or assets of the Company, a Parent or Subsidiary; (iv) a Participant’s willful misconduct or gross negligence which is injurious to the Company, a Parent or Subsidiary; (v) a Participant’s conviction of, or the entering of a plea of guilty or nolo contendere to, a crime that constitutes a felony (or any state-law equivalent) or that involves moral turpitude, or any willful or material violation by a Participant of any federal, state or foreign laws; (vi) a Participant’s unlawful use (including being under the influence) or possession of illegal drugs by Participant on the premises of the Company, a Parent or Subsidiary while performing any duties or responsibilities with the Company, a Parent or Subsidiary; (vii) the commission by a Participant of an act of insubordination, unlawful harassment, disorderly conduct or other conduct prohibited by the written policies of the Company, a Parent or Subsidiary that have been provided to the Participant; or (viii) the breach by Participant of any employment, non-compete, confidentiality, non-solicitation, or other covenant or agreement between the Participant and the Company, a Parent or Subsidiary.

(g)    “Change in Control” means the occurrence of any of the following events:

(i)    Change in Ownership of the Company. A change in the ownership of the Company which occurs on the date that any one person, or more than one person acting as a group (“Person”), acquires ownership of the stock of the Company that, together with the stock held by such Person, constitutes more than 50% of the total voting power of the stock of the Company, except that any change in the ownership of the stock of the Company as a result of a private financing of the Company that is approved by the Board will not be considered a Change in Control; or

(ii)    Change in Ownership of a Substantial Portion of the Company’s Assets. A change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the 12 month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than 50% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions. For purposes of this subsection (ii), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets, or

(iii)    Merger. Any consolidation or merger of the Company pursuant to which less than 50% of the outstanding voting securities of the surviving or resulting company are owned by the individuals or entities which were stockholders of the Company prior to the consolidation or merger.

For purposes of this Section 2(g), persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company.

Further and for the avoidance of doubt, a transaction will not constitute a Change in Control if: (i) its sole purpose is to change the jurisdiction of the Company’s incorporation, or (ii) its sole purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction. If required for compliance with Section 409A of the Code, in no event will a Change in Control be deemed to have occurred if such transaction is not also a “change in the ownership or effective control of” the Company or “a change in the ownership of a substantial portion of the assets of” the Company as determined under U.S. Treasury Regulation Section 1.409A-3(i)(5) (without regard to any alternative definition thereunder). The Board may, in its sole discretion and without a Participant’s consent, amend the definition of “Change in Control” to conform to the definition of “Change in Control” under Section 409A of the Code, and the regulations thereunder.

(h)    “Code” means the Internal Revenue Code of 1986, as amended. Any reference to a section of the Code herein will be a reference to any successor or amended section of the Code.

(i)    “Committee” means a committee of one or more Directors or of one or more other individuals satisfying Applicable Laws appointed by the Board, or by the compensation committee of the Board, in accordance with Section 4 hereof.

(j)    “Common Stock” means the common stock of the Company.

(k)    “Company” means F45 Training Holdings, Inc., a Delaware corporation, or any successor thereto.

(l)    “Consultant” means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services to such entity.

(m)    “Continuous Service” means that the Participant’s service with the Company or any Parent or Subsidiary whether as an Employee, Director or Consultant, is not interrupted or terminated. A Participant’s Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders service to the Company or any Parent or Subsidiary as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s Continuous Service. For example, a change in status from an Employee of the Company to a Consultant of a Subsidiary or a Director will not constitute an interruption of Continuous Service.

(n)    “Director” means a member of the Board.

(o)    “Disability” means with respect to a Participant, the inability of such Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than 12 months as provided in Sections 22(e)(3) and 409A(a)(2)(c)(i) of the Code, and will be determined by the Administrator on the basis of such medical evidence as the Administrator deems warranted under the circumstances.

(p)    “Dividend Equivalent” means a credit to a bookkeeping account established in the name of a Participant, made at the discretion of the Administrator or as otherwise provided by the Plan, representing the right of a Participant to receive an amount equal to the cash dividends paid on one share of Common Stock for each share of Common Stock represented by a Restricted Stock Unit Award held by such Participant.

(q)    “Employee” means any person, including officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.

(r)    “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(s)    “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i)    If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq Global Select Market, the Nasdaq Global Market or the Nasdaq Capital Market of The Nasdaq Stock Market, its Fair Market Value will be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii)    If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share will be the mean between the high bid and low asked prices for the Common Stock on the day of determination (or, if no bids and asks were reported on that date, as applicable, on the last trading date such bids and asks were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iii)    In the absence of an established market for the Common Stock, the Fair Market Value will be determined in good faith by the Administrator applying principles consistent with Section 409A of the Code.

(t)    “Incentive Stock Option” means an Option that by its terms qualifies and is otherwise intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(u)    “Nonstatutory Stock Option” means an Option that by its terms is not intended to qualify as an Incentive Stock Option. If an Option is not specifically designated as an Incentive Stock Option, it should be deemed a Nonstatutory Stock Option.

(v)    “Option” means a stock option granted pursuant to the Plan.

(w)    “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(x)    “Participant” means the holder of an outstanding Award.

(y)    “Period of Restriction” means the period during which the right to retain the Shares of Restricted Stock are subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture. Such restrictions may be based on the passage of time, the achievement of target levels of performance, or the occurrence of other events as determined by the Administrator.

(z)    “Plan” means this F45 Training Holdings Inc. 2020 Equity Incentive Plan.

(aa)    “Restricted Stock” means Shares issued pursuant to an Award of Restricted Stock under Section 8.

(bb)    “Restricted Stock Unit” means a bookkeeping entry representing an amount equal to the Fair Market Value of one Share, granted pursuant to Section 9. Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.

(cc)    “Right of Repurchase” has the meaning set forth in Section 18(a).

(dd)    “Securities Act” means the Securities Act of 1933, as amended.

(ee)    “Service Provider” means an Employee, Director or Consultant.

(ff)    “Share” means a share of the Common Stock, as adjusted in accordance with Section 13.

(gg)    “Stock Appreciation Right” means an Award, granted alone or in connection with an Option, that pursuant to Section 7 is designated as a Stock Appreciation Right.

(hh)    “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

3.    Stock Subject to the Plan.

(a)    Stock Subject to the Plan. Subject to the provisions of Section 13, the maximum aggregate number of Shares that may be subject to Awards and sold under the Plan is 15,484,472 Shares (the “Share Reserve”) plus any Shares added as a result of the “evergreen” provision in the next sentence. The Share Reserve will automatically increase on January 1st of each year beginning in 2021 and ending with a final increase on January 1, 2030, in an amount equal to five percent (5%) of the total number of Shares of Common Stock outstanding on December 31st of the preceding calendar year. The Board may provide that there will be no January 1st increase in the Share Reserve for any such year or that the increase in the Share Reserve for any such year will be a smaller number of Shares of Common Stock than would otherwise occur pursuant to the preceding sentence. Shares may be issued under the terms of this Plan in connection with a merger or acquisition as permitted by Nasdaq Listing Rule 5635(c) or NYSE Listed Company Manual Section 303A.08 or other applicable rule, and such issuance will not reduce the number of Shares available for issuance under this Plan. The Shares may be authorized but unissued, or reacquired Common Stock.

(b)    Lapsed Awards. If an Award expires or becomes unexercisable without having been exercised in full, or, with respect to Restricted Stock or Restricted Stock Units, is forfeited to or repurchased by the Company due to the failure to vest, the unpurchased Shares (or for Awards other than Options or Stock Appreciation Rights the forfeited or repurchased Shares) which were subject thereto will become available for future grant or sale under the Plan (unless the Plan has terminated). With respect to Stock Appreciation Rights, only Shares actually issued pursuant to a Stock Appreciation Right will cease to be available under the Plan; all remaining Shares under Stock Appreciation Rights will remain available for future grant or sale under the Plan (unless the Plan has terminated). Shares that have actually been issued under the Plan under any Award will not be returned to the Plan and will not become available for future distribution under the Plan; provided, however, that if Shares issued pursuant to Awards of Restricted Stock or Restricted Stock Units are repurchased by the Company or are forfeited to the Company due to the failure to vest, such Shares will become available for future grant under the Plan. Shares used to pay the exercise price of an Award or to satisfy the tax withholding obligations related to an Award will become available for future grant or sale under the Plan. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan. Notwithstanding the foregoing and, subject to adjustment as provided in Section 13, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options is 15,484,472.

4.    Administration of the Plan.

(a)    Procedure.

(i)    Multiple Administrative Bodies. Different Committees with respect to different groups of Service Providers may administer the Plan.

(ii)    Other Administration. Other than as provided above, the Plan will be administered by (A) the Board or (B) a Committee, which Committee will be constituted to satisfy Applicable Laws.

(b)    Powers of the Administrator. Subject to the provisions of the Plan, the Administrator will have the authority, in its discretion:

(i)    to determine the Fair Market Value;

(ii)    to engage consultants and obtain market studies and reports to assist in the administration of the Plan;

(iii)    to select the Service Providers to whom Awards may be granted hereunder;

(iv)    to determine the number of Shares to be covered by each Award granted hereunder;

(v)    to approve forms of Award Agreements for use under the Plan;

(vi)    to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator will determine;

(vii)    to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

(viii)    to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws or for qualifying for favorable tax treatment under applicable foreign laws;

(ix)    to modify or amend each Award (subject to Section 19(c)), including but not limited to the discretionary authority to extend the post-termination exercisability period of Awards, to extend the maximum term of an Option (subject to Section 6(d)) and to accelerate, in whole or in part, the vesting of an Award;

(x)    to allow Participants to satisfy withholding tax obligations in a manner prescribed in Section 14;

(xi)    to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator; and

(xii)    to make all other determinations deemed necessary or advisable for administering the Plan.

(c)    Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations will be final and binding on all Participants and any other holders of Awards.

5.    Eligibility. Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock, and Restricted Stock Units may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.

6.    Stock Options.

(a)    Grant of Options. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Options in such amounts as the Administrator, in its sole discretion, will determine.

(b)    Option Agreement. Each Award of an Option will be evidenced by an Award Agreement that will specify the exercise price, the term of the Option, the number of Shares subject to the Option, the exercise restrictions, if any, applicable to the Option, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

(c)    Limitations. Each Option will be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. Notwithstanding such designation, however, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options will be treated as Nonstatutory Stock Options. For purposes of this Section 6(c), Incentive Stock Options will be taken into account in the order in which they were granted, the Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted, and calculation will be performed in accordance with Section 422 of the Code and Treasury Regulations promulgated thereunder.

(d)    Term of Option. The term of each Option will be stated in the Award Agreement; provided, however, that the term will be no more than 10 years from the date of grant thereof. In the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than 10% of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option will be five years from the date of grant or such shorter term as may be provided in the Award Agreement.

(e)    Option Exercise Price and Consideration.

(i)    Exercise Price. The per Share exercise price for the Shares to be issued pursuant to the exercise of an Option will be determined by the Administrator, but will be no less than 100% of the Fair Market

Value per Share on the date of grant. In addition, in the case of an Incentive Stock Option granted to an Employee who owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price will be no less than 110% of the Fair Market Value per Share on the date of grant. Notwithstanding the foregoing provisions of this Section 6(e)(i), Options may be granted with a per Share exercise price of less than 100% of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code.

(ii)    Vesting Period and Exercise Dates. At the time an Option is granted, the Administrator will fix the period within which the Option may be exercised and will determine any conditions that must be satisfied before the Option may be exercised.

(iii)    Form of Consideration. The Administrator will determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator will determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of: (1) cash, (2) check, (3) promissory note, to the extent permitted by Applicable Laws, (4) other Shares, provided that such Shares have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option will be exercised and provided further that accepting such Shares will not result in any adverse accounting consequences to the Company, as the Administrator determines in its sole discretion, (5) consideration received by the Company under a cashless exercise program (whether through a broker or otherwise) implemented by the Company in connection with the Plan, (6) by net exercise, (7) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws, or (8) any combination of the foregoing methods of payment. In making its determination as to the type of consideration to accept, the Administrator will consider if acceptance of such consideration may be reasonably expected to benefit the Company.

(f)    Exercise of Option.

(i)    Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share.

An Option will be deemed exercised when the Company receives: (i) notice of exercise (in such form as the Administrator may specify from time to time) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised (together with applicable tax withholding). Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option will be issued in the name of the Participant or, if requested by the Participant. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares subject to an Option, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 13.

Exercising an Option in any manner will decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(ii)    Termination of Relationship as a Service Provider. If a Participant ceases to be a Service Provider, other than upon the Participant’s termination of Continuous Service as the result of the Participant’s death or Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement) to the extent that the Option is vested on the date of termination of Continuous Service. In the absence of a specified time in the Award Agreement, the Option shall remain exercisable for three months following the Participant’s termination of Continuous Service. Unless otherwise provided by the Administrator, if on the date of termination of Continuous Service the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option within the specified time, the Option will terminate, and the Shares covered by such Option will revert to the Plan. Notwithstanding the foregoing, if a Participant’s Continuous Service is terminated by the Company for Cause, all then outstanding Options held by the Participant, whether vested or unvested, will terminate without consideration effective as of the Participant’s termination of Continuous Service.

(iii)    Disability of Participant. If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement) to the extent the Option is vested on the date of termination. In the absence of a specified time in the Award Agreement, the Option shall remain exercisable for 12 months following the Participant’s termination as result of Disability. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option within the specified time, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(iv)    Death of Participant. If a Participant dies while a Service Provider, the Option may be exercised within such period of time as is specified in the Award Agreement (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement) to the extent that the Option is vested on the date of death, by the Participant’s designated beneficiary, provided such beneficiary has been designated prior to the Participant’s death in a form acceptable to the Administrator. If no such beneficiary has been designated by the Participant, then such Option may be exercised by the personal representative of the Participant’s estate or by the person(s) to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution. In the absence of a specified time in the Award Agreement, the Option shall remain exercisable for 12 months following the Participant’s termination as a result of death. Unless otherwise provided by the Administrator, if at the time of death Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will immediately revert to the Plan. If the Option is not so exercised within the specified time, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

7.    Stock Appreciation Rights.

(a)    Grant of Stock Appreciation Rights. Subject to the terms and conditions of the Plan, a Stock Appreciation Right may be granted to Service Providers at any time and from time to time as will be determined by the Administrator, in its sole discretion.

(b)    Number of Shares. The Administrator will have complete discretion to determine the number of Shares subject to any Award of Stock Appreciation Rights.

(c)    Exercise Price and Other Terms. The per Share exercise price for the Shares that will determine the amount of the payment to be received upon exercise of a Stock Appreciation Right as set forth in Section 7(f) will be determined by the Administrator and will be no less than 100% of the Fair Market Value per Share on the date of grant. Otherwise, the Administrator, subject to the provisions of the Plan, will have complete discretion to determine the terms and conditions of Stock Appreciation Rights granted under the Plan.

(d)    Stock Appreciation Right Agreement. Each Stock Appreciation Right grant will be evidenced by an Award Agreement that will specify the exercise price, the term of the Stock Appreciation Right, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

(e)    Expiration of Stock Appreciation Rights. A Stock Appreciation Right granted under the Plan will expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement. Notwithstanding the foregoing, the rules of Section 6(d) relating to the maximum term and Section 6(f) relating to exercise also will apply to Stock Appreciation Rights.

(f)    Payment of Stock Appreciation Right Amount. Upon exercise of a Stock Appreciation Right, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:

(i)    the difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

(ii)    the number of Shares with respect to which the Stock Appreciation Right is exercised.

At the discretion of the Administrator, the payment upon Stock Appreciation Right exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

8.    Restricted Stock.

(a)    Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Service Providers in such amounts as the Administrator, in its sole discretion, will determine.

(b)    Restricted Stock Agreement. Each Award of Restricted Stock will be evidenced by an Award Agreement that will specify the Period of Restriction, the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine. Unless the Administrator determines otherwise, the Company as escrow agent will hold Shares of Restricted Stock until the restrictions on such Shares have lapsed.

(c)    Transferability. Except as provided in this Section 8 or as the Administrator determines, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.

(d)    Other Restrictions. The Administrator, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate.

(e)    Removal of Restrictions. Except as otherwise provided in this Section 8, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan will be released from escrow as soon as practicable after the last day of the Period of Restriction or at such other time as the Administrator may determine. The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed.

(f)    Voting Rights. During the Period of Restriction, Service Providers holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.

(g)    Dividends and Other Distributions. During the Period of Restriction, Service Providers holding Shares of Restricted Stock will be entitled to receive all dividends and other distributions paid with respect to such Shares, unless the Administrator provides otherwise. If any such dividends or distributions are paid in Shares, the Shares will be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

(h)    Return of Restricted Stock to the Company. On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed will revert to the Company and again will become available for grant under the Plan.

9.    Restricted Stock Units.

(a)    Grant. Restricted Stock Units may be granted at any time and from time to time as determined by the Administrator. After the Administrator determines that it will grant Restricted Stock Units, it will advise the Participant in an Award Agreement of the terms, conditions, and restrictions related to the grant, including the number of Restricted Stock Units.

(b)    Vesting Criteria and Other Terms. The Administrator will set vesting criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units that will be paid out to the Participant. The Administrator may set vesting criteria based upon on the passage of time, the achievement of target levels of performance, or the occurrence of other events or any combination thereof as determined by the Administrator in its discretion.

(c)    Settlement of Restricted Stock Units. Upon meeting the applicable vesting criteria, the Participant will be entitled to receive a payout as determined by the Administrator. Notwithstanding the foregoing, at any time after the grant of Restricted Stock Units, the Administrator, in its sole discretion, may reduce or waive any vesting criteria that must be met to receive a payout.

(d)    Form and Timing of Payment. Payment of earned Restricted Stock Units will be made as soon as practicable after the date(s) determined by the Administrator and set forth in the Award Agreement. The Administrator, in its sole discretion, may settle earned Restricted Stock Units in cash, Shares, or a combination of both.

(e)    Dividend Equivalents. Dividend Equivalents shall not be paid on a Restricted Stock Unit Award during the period it is unvested. In the discretion of the Administrator, Dividend Equivalents may be credited to a bookkeeping account for a Participant for distribution to Participant on or after a Restricted Stock Unit Award vests (such Dividend Equivalents shall be payable upon fixed dates or events in accordance with the requirements of Section 409A of the Code).

(f)    Cancellation. On the date set forth in the Award Agreement, all unvested Restricted Stock Units will be forfeited to the Company.

10.    Compliance With Section 409A of the Code. The Plan and the benefits provided hereunder are intended to be exempt form, or comply with, Section 409A of the Code and the regulations and guidance issued thereunder to the extent applicable thereto. Notwithstanding any provision of the Plan to the contrary, the Plan shall be interpreted and construed consistent with this intent. All references to Section 409A of the Code shall include the regulations and guidance issued thereunder. Although the Company intends to administer the Plan so that Awards will be exempt from, or comply with, the requirements of Section 409A of the Code, the Company does not represent or warrant that the Plan will comply with Section 409A of the Code or any other provision of federal, state, local, or non-United States law. Neither the Company nor any Parent of Subsidiary, nor their respective directors, officers, employees or advisers shall be liable to any Participant (or any other individual claiming a benefit through the Participant) for any tax, interest, or penalties the Participant might owe as a result of participation in the Plan.

11.    Leaves of Absence/Transfer Between Locations. A Participant will not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, or any Subsidiary. For purposes of Incentive Stock Options, no such leave may exceed three months, unless reinstatement to active employment upon expiration of such leave is guaranteed by statute or contract. If reinstatement of employment upon expiration of a leave of absence approved by the Company is not so guaranteed, then six months following the first day of such leave, any Incentive Stock Option held by the Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option.

12.    Limited Transferability of Awards. Unless determined otherwise by the Administrator, Awards may not be sold, pledged, assigned, hypothecated, or otherwise transferred in any manner other than by will or by the laws of descent and distribution, and may be exercised, during the lifetime of the Participant, only by the Participant.

13.    Adjustments; Dissolution or Liquidation; Merger or Change in Control.

(a)    Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs, the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will adjust the number and class of Shares that may be delivered under the Plan and/or the number, class, and price of Shares covered by each outstanding Award.

(b)    Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.

(c)    Change in Control. The following provisions will apply to Awards in the event of a Change in Control unless otherwise provided in the Award Agreement or any other written agreement between the Company or any Parent or Subsidiary and the Participant or unless otherwise expressly provided by the Board at the time of grant of an Award. In the event of a Change in Control, then, notwithstanding any other provision of the Plan, the Board may take one or more of the following actions with respect to Awards, contingent upon the closing or completion of the Change in Control:

(i)    arrange for the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) to assume or continue the Award or to substitute a similar stock award for the Award (including, but not limited to, an award to acquire the same consideration paid to the stockholders of the Company pursuant to the Change in Control);

(ii)    arrange for the assignment of any reacquisition or repurchase rights held by the Company in respect of Common Stock issues pursuant to the Award to the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company);

(iii)    accelerate the vesting, in whole or in part, of the Award (and, if applicable, the time at which the Award may be exercised) to a date prior to the effective time of such Change in Control as the Board determines (or, if the Board does not determine such a date, to the date that is five days prior to the effective date of the Change in Control), with such Award terminating if not exercised (if applicable) at or prior to the effective time of the Change in Control;

(iv)    arrange for the lapse, in whole or in part, of any reacquisition or repurchase rights held by the Company with respect to the Award;

(v)    cancel or arrange for the cancellation of the Award, to the extent not vested or not exercised prior to the effective time of the Change in Control, in exchange for such cash consideration, if any, as the Board, in its sole discretion, may consider appropriate; and

(vi)    make a payment, in such form as may be determined by the Board equal to the excess, if any, of (A) the value of the property the Participant would have received upon the exercise of the Award over (B) any exercise price payable by such holder in connection with such exercise. For clarity, this payment may be zero if the value of the property is equal to or less than the exercise price.

The Board need not take the same action or actions with respect to all Awards or portions thereof or with respect to all Participants. The Board may take different actions with respect to the vested and unvested portions of an Award.

14.    Tax Withholding.

(a)    Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof), the Company will have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local, foreign or other taxes (including the Participant’s FICA obligation) required to be withheld with respect to such Award (or exercise thereof).

(b)    Withholding Arrangements. The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part by (without limitation): (i) paying cash, (ii) electing to have the Company withhold otherwise deliverable Shares having a Fair Market Value equal to the minimum statutory amount required to be withheld, (iii) delivering to the Company already-owned Shares having a Fair Market Value equal to the statutory amount required to be withheld, provided the delivery of such Shares will not result in any adverse accounting consequences, as the Administrator determines in its sole discretion, or (iv) selling a sufficient number of Shares otherwise deliverable to the Participant through such means as the Administrator may determine in its sole discretion (whether through a broker or otherwise) equal to the amount required to be withheld. The amount of the withholding requirement will be deemed to include any amount which the Administrator agrees may be withheld at the time the election is made, not to exceed the amount determined by using the maximum federal, state or local marginal income tax rates applicable to the Participant with respect to the Award on the date that the amount of tax to be withheld is to be determined. The Fair Market Value of the Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.

15.    No Effect on Employment or Service. Neither the Plan nor any Award will confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider with the Company, nor will they interfere in any way with the Participant’s right or the Company’s right to terminate such relationship at any time, with or without cause, to the extent permitted by Applicable Laws.

16.    Date of Grant. The date of grant of an Award will be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination will be provided to each Participant within a reasonable time after the date of such grant.

17.    Term of Plan. Subject to Section 21, the Plan will become effective upon its adoption by the Board. Unless sooner terminated under Section 18, it will continue in effect for a term of 10 years from the later of (a) the effective date of the Plan, or (b) the earlier of the most recent Board or stockholder approval of an increase in the number of Shares reserved for issuance under the Plan.

18.    Amendment and Termination of the Plan.

(a)    Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan.

(b)    Stockholder Approval. The Company will obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

(c)    Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan will impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan will not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

19.    Conditions Upon Issuance of Shares.

(a)    Legal Compliance. Shares will not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares will comply with Applicable Laws and will be further subject to the approval of counsel for the Company with respect to such compliance. The delivery of certificates representing the Shares (or the transfer to an Award holder on the records of the Company with respect to uncertificated Shares) to be issued in connection with an Award will be contingent upon the Award holder entering into any stockholders’ agreements or other agreements with the Company and/or certain other of the Company’s stockholders relating to the Shares.

(b)    Investment Representations. As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

20.    Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority will not have been obtained.

21.    Stockholder Approval. The Plan will be subject to approval by the stockholders of the Company within 12 months after the date the Plan is adopted by the Board. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.

22.    Clawback/Recovery. All Awards granted under this Plan will be subject to recoupment in accordance with any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other Applicable Law. In addition, the Administrator may impose such other clawback, recovery or recoupment provisions in an Award Agreement as the Administrator determines necessary or appropriate, including, but not limited to, a reacquisition right in respect of previously acquired shares of Common Stock or other cash or property upon the occurrence of Cause. No recovery of compensation under such a clawback policy will be an event giving rise to a right to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company or an affiliate.

23.    Choice of Law. The laws of the State of Delaware will govern all questions concerning the construction, validity and interpretation of this Plan, without regard to that state’s conflict of laws rules.

CRESCENT ACQUISITION CORP

11100 SANTA MONICA BLVD., SUITE 2000

LOS ANGELES, CA 90025

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

Please indicate in the appropriate space how you wish the shares to be voted. If you give no specific voting instructions in relation to one or several proposals, you instruct the Proxy to exercise your voting rights for all proposals in accordance with the recommendation of the Company’s board of directors (“FOR” proposals 1-3, 5 and 6, and “FOR” each nominee listed in proposal 4).

1.  Business Combination Proposal—To approve and adopt the Agreement and Plan of Merger, dated as of June 24, 2020, by and among the Company, Function Acquisition I Corp, Function Acquisition II LLC, F45 Training Holdings Inc. and Shareholder Representative Services LLC and approve the transactions contemplated thereby (the “Business Combination”), as a result of which the Company will own, directly or indirectly, all of the stock of F45 Training Holdings Inc. and its direct and indirect subsidiaries;

	For ☐	Against ☐	Abstain ☐

2.  Nasdaq Proposal—To approve, for purposes of complying with applicable Nasdaq Listing Rules, the issuance of more than 20% of the Company’s issued and outstanding common stock in connection with the Business Combination;

	☐	☐	☐
3. Charter Proposals—The following five separate proposals relating to adopting the Second Amended and Restated Certificate of Incorporation:

3A. To authorize shares and provide for the relative conversion, voting, dividend and liquidation rights of all classes of the Company’s common stock;	☐	☐	☐

3B. To provide that the number of directors will be determined exclusively by the Company’s board of directors pursuant to a resolution adopted by a majority of the Company’s board of directors as will be provided in the Company’s Amended and Restated Bylaws;

	☐	☐	☐

3C. To provide that the post-Business Combination Company will not be governed by Section 203 of the DGCL;	☐	☐	☐

3D. To require the approval by affirmative vote of the holders of at least two-thirds of the common stock of the post-Business Combination Company to make amendments to the Second Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws; and

	☐	☐	☐

3E. To make other general changes.	☐	☐	☐

	For	Against	Abstain

4.  Director Election Proposal—To elect eleven directors to serve staggered terms on the Company’s board of directors until the, in the case of Class I directors, 2021, in the case of Class II directors, 2022 and, in the case of Class III directors, 2023 annual meetings of stockholders, as applicable, and until their respective successors are duly elected and qualified;

4A. Class I – Jeremy Letts	☐	☐	☐

4B. Class I – John Minty	☐	☐	☐

4C. Class I – Kerry Mcguinness	☐	☐	☐

4D. Class I – Todd M. Purdy	☐	☐	☐

4E. Class II – Robert D. Beyer	☐	☐	☐

4F. Class II – Tim Brown	☐	☐	☐

4G. Class II – Ben Coates	☐	☐	☐

4H. Class II – Mark Wahlberg	☐	☐	☐

4I. Class III – Adam Gilchrist	☐	☐	☐

4J. Class III – Chris Payne	☐	☐	☐

4K. Class III – Michael Raymond	☐	☐	☐

5.  Incentive Plan Proposal—To consider and vote upon a proposal to approve the Company’s 2020 incentive plan, including the authorization of the initial share reserve under the Company’s 2020 incentive plan; and

	☐	☐	☐

6.  Adjournment Proposal—To consider and vote upon a proposal to approve the adjournment of the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal, the Nasdaq Proposal, the Charter Proposals, the Director Election Proposal or the Incentive Plan Proposal. This proposal will only be presented at the Special Meeting if there are not sufficient votes to approve the Business Combination Proposal, the Nasdaq Proposal, the Charter Proposals, the Director Election Proposal or the Incentive Plan Proposal.

	☐	☐	☐

The signature on this Proxy Card should correspond exactly with the stockholder’s name as printed above. In the case of joint tenancies, co-executors or co-trustees each should sign. Persons signing as Attorney, Executor, Administrator, Trustee or Guardian should give their full title.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature [PLEASE SIGN WITHIN BOX]	Date

Important notice regarding the availability of Proxy Materials for the

Special Meeting in Lieu of the 2020 Annual Meeting of Stockholders

to be held on            , 2020 at                    :

The Proxy Statement is available at: http://www.crescentspac.com

D21097-TBD

CRESCENT ACQUISITION CORP
THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The signatory hereby appoints Todd M. Purdy (the “Proxy”), with full power of substitution, as the proxy to vote all of the common shares of Crescent Acquisition Corp (the “Company”) that the signatory is entitled to vote at the special meeting in lieu of the 2020 annual meeting of the stockholders of the Company (the “Special Meeting”) to be held on             , 2020 at                      virtually at www.virtualshareholdermeeting.com/CRSA2020 and any adjournments or postponements thereof. Without limiting the general authorization hereby given, the Proxy is instructed to vote or act as indicated with respect to the proposals listed on the reverse side hereof. If any other matters properly come before the Special Meeting, unless such authority is withheld on this proxy card, the Proxy will vote on such matters in his discretion.

The signatory acknowledges receipt of the enclosed proxy statement and revokes all prior proxies for said meeting.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE SIGNATORY STOCKHOLDER. IF YOU RETURN A SIGNED PROXY CARD BUT NO DIRECTION IS MADE, YOUR COMMON STOCK WILL BE VOTED “FOR” ALL OF THE PROPOSALS AND EACH DIRECTOR NOMINEE SET FORTH ON THE REVERSE SIDE HEREOF. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY.

Continued on the reverse side. Must be signed on the reverse side.